FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-193376-20

The information in this free writing prospectus may be amended and/or supplemented prior to the time of sale. The information in this free writing prospectus supersedes any contrary information contained in any prior free writing prospectus relating to the subject securities and will be superseded by any contrary information contained in any subsequent free writing prospectus prior to the time of sale. In addition, certain information regarding the subject securities is not yet available and, accordingly, has not been included in this free writing prospectus.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS, DATED JUNE 22, 2015,
MAY BE AMENDED OR SUPPLEMENTED PRIOR TO THE TIME OF SALE

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (File No. 333-193376) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission website at www.sec.gov. Alternatively, the depositor, Deutsche Bank Securities Inc., any other underwriter or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-503-4611 or by emailing prospectus.cpdg@db.com.

$1,354,402,000 (Approximate)
COMM 2015-PC1 Mortgage Trust
Commercial Mortgage Pass-Through Certificates

Jefferies LoanCore LLC
German American Capital Corporation
UBS Real Estate Securities Inc.

Natixis Real Estate Capital LLC

 The Bank of New York Mellon

Sponsors and Mortgage Loan Sellers

Deutsche Mortgage & Asset Receiving Corporation
Depositor

 COMM 2015-PC1 Mortgage Trust
Issuing Entity

The COMM 2015-PC1 Mortgage Trust Commercial Mortgage Pass-Through Certificates will represent beneficial ownership interests in the issuing entity, COMM 2015-PC1 Mortgage Trust. The issuing entity’s assets will primarily be 80 fixed-rate mortgage loans, secured by first liens on 147 commercial, multifamily and manufactured housing community properties. The COMM 2015-PC1 Mortgage Trust Commercial Mortgage Pass-Through Certificates will represent interests in the issuing entity only and will not represent the obligations of Deutsche Bank AG, Deutsche Mortgage & Asset Receiving Corporation, the sponsors or any of their respective affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or private insurer.

Each class of offered certificates will receive distributions of interest, principal or both on the fourth business day following the sixth day of each month or the following business day, commencing in August 2015. Credit enhancement will be provided by certain classes of subordinate certificates that will be subordinate to certain classes of certificates as described in this free writing prospectus under “Description of the Offered Certificates—Subordination.”

Certain characteristics of the offered certificates include:

Class	Initial Certificate Balance or Notional Balance(1)		Approximate Initial Pass- Through Rate	Assumed Final Distribution Date(2)	Rated Final Distribution Date(2)	Anticipated Ratings (Moody’s/Morningstar/DBRS)(3)
Class A-1	$57,360,000		(4)	November 2019	July 2050	Aaa(sf)/AAA/AAA(sf)
Class A-2	$121,750,000		(4)	April 2020	July 2050	Aaa(sf)/AAA/AAA(sf)
Class A-SB	$99,640,000		(4)	November 2024	July 2050	Aaa(sf)/AAA/AAA(sf)
Class A-3	$20,110,000		(4)	June 2023	July 2050	Aaa(sf)/AAA/AAA(sf)
Class A-4	$150,000,000		(4)	February 2025	July 2050	Aaa(sf)/AAA/AAA(sf)
Class A-5	$575,197,000		(4)	June 2025	July 2050	Aaa(sf)/AAA/AAA(sf)
Class X-A	$1,100,861,000	(5)	(4)	June 2025	July 2050	Aa1(sf)/AAA/AAA(sf)
Class A-M	$76,804,000		(4)	June 2025	July 2050	Aa2(sf)/AAA/AAA(sf)
Class B	$107,892,000		(4)	June 2025	July 2050	NR/AA-/AA(low)(sf)
Class C	$73,146,000		(4)	June 2025	July 2050	NR/A-/A(low)(sf)
Class D	$72,503,000		(4)	June 2025	July 2050	NR/BBB-/BBB(low)(sf)

(Footnotes to table to begin on page 15)

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined that this free writing prospectus or the attached prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Investing in the offered certificates involves risks. See “Risk Factors” beginning on page 57 of this free writing prospectus and page 10 of the prospectus.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”), contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this free writing prospectus).

With respect to this offering, Deutsche Bank Securities Inc., UBS Securities LLC and Jefferies LLC are acting as the joint bookrunning managers and co-lead managers in the following manner: Deutsche Bank Securities Inc. is acting as sole bookrunning manager with respect to 77.7% of each class of offered certificates, UBS Securities LLC is acting as sole bookrunning manager with respect to 22.3% of each class of offered certificates, and Jefferies LLC is acting as sole bookrunning manager with respect to 0.0% of each class of offered certificates. Natixis Securities Americas LLC and Drexel Hamilton, LLC are acting as co-managers. The underwriters will offer the offered certificates in the amounts that will be set forth in the final prospectus supplement to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale.

Deutsche Bank Securities Inc., UBS Securities LLC, Jefferies LLC, Natixis Securities Americas LLC and Drexel Hamilton, LLC will be required to purchase the offered certificates (in the amounts that will be set forth under “Method of Distribution (Underwriter Conflicts of Interest)” in the final prospectus supplement) from Deutsche Mortgage & Asset Receiving Corporation, subject to certain conditions. The underwriters expect to deliver the offered certificates to purchasers on or about July 14, 2015.

Deutsche Bank Securities	Jefferies	UBS Securities LLC
Joint Bookrunning Managers and Co-Lead Managers
Natixis Securities Americas LLC	Drexel Hamilton
Co-Managers

July     , 2015

COMM 2015-PC1

Commercial Mortgage Pass-Through Certificates
Geographic Overview of Mortgage Pool

Washington
5 properties
$48,923,387
3.3% of total
Utah
1 property
$10,755,000
0.7% of total
Montana
1 property
$15,499,132
1.1% of total
Missouri
1 property
$8,222,100
0.6% of total
Minnesota
1 property
$7,156,650
0.5% of total
Wisconsin
3 properties
$45,423,792
3.1% of total
Illinois
5 properties
$32,421,024
2.2% of total
Indiana
1 property
$20,250,000
1.4% of total
Michigan
31 properties
$92,315,616
6.3% of total
New York
3 properties
$89,319,282
6.1% of total
Oregon
2 properties
$45,061,475
3.1% of total
Ohio
18 properties
$43,417,080
3.0% of total
Connecticut
1 property
$28,125,000
1.9% of total
New Jersey
3 properties
$68,400,000
4.7% of total
Maryland
1 property
$13,443,138
0.9% of total
Nevada
2 properties
$17,731,959
1.2% of total
Virginia
1 property
$27,965,286
1.9% of total
California
17 properties
$424,841,530
29.0% of total
North Carolina
7 properties
$16,106,812
1.1% of total
South Carolina
12 properties
$21,062,951
1.4% of total
Puerto Rico
1 property
$30,000,000
2.1% of total
Arizona
4 properties
$46,577,695
3.2% of total
Georgia
2 properties
$14,750,000
1.0% of total
Colorado
6 properties
$17,140,108
1.2% of total
Texas
11 properties
$122,701,704
8.4% of total
Tennessee
1 property
$22,500,000
1.5% of total
Florida
6 properties
$132,827,867
9.1% of total
% of Initial Outstanding Pool Balance
0.5% – 2.0%
2.1% – 5.0%
5.1% – 10.0%
10.1% – 29.0%

Mortgaged Properties by Property Type

Multifamily 4.1%
Manufactured Housing Community 1.4%
Industrial 7.7%
Self Storage 1.2%
Mixed Use 8.2%
Office 36.2%
Retail 18.0%
Hospitality 23.3%

EXECUTIVE SUMMARY	15	Geographic Concentration Exposes
SUMMARY	18	Investors to Greater Risk of Default
RISK FACTORS	57	and Loss	77
General Risks	57	Office Properties Have Special Risks	78
The Offered Certificates May Not Be a		Hospitality Properties Have Special
Suitable Investment for You	57	Risks	79
Risks Related to Market Conditions	57	Retail Properties Have Special Risks	83
The Credit Crisis and Downturn in the		Mixed Use Properties Have Special
Real Estate Market Have Adversely		Risks	86
Affected the Value of Commercial		Industrial Properties Have Special Risks	86
Mortgage-Backed Securities	57	Multifamily Properties Have Special
The Volatile Economy and Credit Crisis		Risks	87
May Increase Loan Defaults and		Manufactured Housing Community
Affect the Value and Liquidity of Your		Properties Have Special Risks	89
Investment	58	Self Storage Properties Have Special
General Conditions in the Commercial		Risks	90
Real Estate Mortgage Markets May		Parking Properties Have Special Risks	91
Adversely Affect the Performance of		Risks Related to Reliance on Significant
the Offered Certificates	59	Signage Income in Underwriting	92
Risks Related to the Mortgage Loans	60	Risks Related to Loans Secured by
Mortgage Loans Are Non-recourse and		Mortgaged Properties Located in
Are Not Insured or Guaranteed	60	Puerto Rico	92
The Offered Certificates Are Limited		Risks of Co-Tenancy and Other Early
Obligations and Payments Will Be		Termination Provisions in Retail and
Primarily Derived from the Mortgage		Office Leases	93
Loans	60	Condominium Properties Have Special
Commercial Lending Is Dependent upon		Risks	94
Net Operating Income	61	Risks Related to Construction,
Mortgage Loans Have Not Been		Development, Redevelopment,
Reunderwritten Since Origination	63	Renovation and Repairs at Mortgaged
The Prospective Performance of the		Properties	95
Commercial, Multifamily and		Competition May Adversely Affect the
Manufactured Housing Community		Performance of the Mortgaged
Mortgage Loans Included in the		Property	95
Issuing Entity Should Be Evaluated		Options and Other Purchase Rights May
Separately from the Performance of		Affect Value or Hinder Recovery with
the Mortgage Loans in Any of the		Respect to the Mortgaged Properties	95
Depositor’s Other Trusts	63	The Sellers of the Mortgage Loans Are
Some Mortgaged Properties May Not		Subject to Bankruptcy or Insolvency
Be Readily Convertible to Alternative		Laws That May Affect the Issuing
Uses	64	Entity’s Ownership of the Mortgage
Limitations of Appraisals	64	Loans	97
Property Value May Be Adversely		Environmental Issues at the Mortgaged
Affected Even When Current		Properties May Adversely Affect
Operating Income Is Not	65	Payments on Your Certificates	97
Risks Related to Tenants	65	Potential Issuing Entity Liability Related
Risks Related to Mortgage Loan		to a Materially Adverse Environmental
Concentration	76	Condition	99
Risks Related to Borrower		Borrower May Be Unable To Repay the
Concentration	76	Remaining Principal Balance on the
Risks Relating to Property Type		Maturity Date or Anticipated
Concentration	76	Repayment Date and Longer

3

(Continued)

Amortization Schedules and Interest-		Potential Absence of Attornment
Only Provisions May Increase Risk	102	Provisions Entails Risks	119
Risks Relating to Borrower Organization		Risks Related to Zoning Laws	119
or Structure	103	Risks Related to Litigation and
Delaware Statutory Trusts May Hinder		Condemnation	120
Recovery	104	Prior Bankruptcies, Defaults or Other
Tenancies in Common May Hinder		Proceedings May Be Relevant to
Recovery	104	Future Performance	121
Risks Related to Additional Debt	105	Risks Relating to Costs of Compliance
Bankruptcy Proceedings Entail Certain		with Applicable Laws and Regulations	124
Risks	106	Risks Related to Conflicts of Interest	125
Risks Related to Loan Sponsor		Potential Conflicts of Interest of the
Guaranties	107	Master Servicer and the Special
Lack of Skillful Property Management		Servicer	125
Entails Risks	108	Special Servicer May Be Directed To
Risks of Inspections Relating to		Take Actions	125
Property	108	Potential Conflicts of Interest of the
World Events and Natural (or Other)		Operating Advisor	126
Disasters Could Have an Adverse		Potential Conflicts of Interest of the
Impact on the Mortgaged Properties		Underwriters and Their Affiliates	127
and Could Reduce the Cash Flow		Potential Conflicts of Interest in the
Available To Make Payments on the		Selection of the Underlying Mortgage
Certificates	109	Loans	128
Inadequate Property Insurance		Related Parties May Acquire Certificates
Coverage Could Have an Adverse		or Experience Other Conflicts	129
Impact on the Mortgaged Properties	109	Conflicts Between Property Managers
Risks Associated with Blanket Insurance		and the Borrowers	130
Policies or Self-Insurance	111	Conflicts Between Certificateholders
Availability of Terrorism Insurance	111	and Holders of Companion Loans	130
Appraisals and Market Studies Have		Other Potential Conflicts of Interest	131
Certain Limitations	114	Risks Related to the Offered
Increases in Real Estate Taxes Due to		Certificates	133
Termination of a PILOT Program or		Legal and Regulatory Provisions
Other Tax Abatement Arrangements		Affecting Investors Could Adversely
May Reduce Payments to		Affect the Liquidity of the Offered
Certificateholders	114	Certificates	133
Risks Related to Enforceability	115	Your Yield May Be Adversely Affected
Risks Related to Enforceability of		By Prepayments Resulting From
Prepayment Premiums, Yield		Earnout Reserves	135
Maintenance Charges and		Risks Related to Prepayments and
Defeasance Provisions	115	Repurchases of Mortgage Loans	135
The Master Servicer or the Special		Limited Obligations	137
Servicer May Experience Difficulty in		Yield Considerations	137
Collecting Rents upon the Default		Optional Early Termination of the
and/or Bankruptcy of a Borrower	115	Issuing Entity May Result in an
Risks Related to Mortgage Loans		Adverse Impact on Your Yield or May
Secured by Multiple Properties	115	Result in a Loss	138
State Law Limitations Entail Certain		A Mortgage Loan Seller May Not Be
Risks	116	Able To Make a Required Repurchase
Mortgage Loans Secured by Leasehold		or Substitution of a Defective
Interests May Expose Investors to		Mortgage Loan	138
Greater Risks of Default and Loss	117	Any Loss of Value Payment Made by a
		Mortgage Loan Seller May Prove To

4

(Continued)

Be Insufficient to Cover All Losses on		Assessments of Property Condition	152
a Defective Mortgage Loan	139	Compliance with Rule 15Ga-1 under the
Risks Related to Borrower Default	139	Exchange Act	155
Risks Related to Modification of		German American Capital Corporation	156
Mortgage Loans with Balloon		General	156
Payments	140	GACC’s Securitization Program	156
Risks Related to Certain Payments	140	Review of GACC Mortgage Loans	157
Risks of Limited Liquidity and Market		GACC’s Underwriting Standards	158
Value	141	Compliance with Rule 15Ga-1 under the
The Limited Nature of Ongoing		Exchange Act	161
Information May Make It Difficult for		UBS Real Estate Securities Inc	162
You To Resell Your Certificates	141	General	162
Risks Related to Factors Unrelated to		UBSRES’ Securitization Program	162
the Performance of the Certificates		Review of the UBSRES Mortgage Loans	163
and the Mortgage Loans, Such as		UBSRES’ Underwriting Standards	164
Fluctuations in Interest Rates and the		Repurchase Requests	166
Supply and Demand of CMBS		Litigation	166
Generally	141	Natixis Real Estate Capital LLC	167
Credit Support May Not Cover All Types		General	167
of Losses	142	NREC’s Commercial Real Estate
Disproportionate Benefits May Be Given		Securitization Program	167
to Certain Classes	142	Review of NREC Mortgage Loans	168
The Amount of Credit Support Will Be		NREC’s Underwriting Standards	169
Limited	142	Third Party Reports.	171
REMIC Status	142	Compliance with Rule 15Ga-1 under the
State, Local and Other Tax		Exchange Act	173
Considerations	143	The Bank of New York Mellon	173
Certain Federal Tax Consideration		General	173
Regarding Original Issue Discount	143	BNY Mellon’s Securitization Program	173
Tax Considerations Related to		Review of BNY Mellon Mortgage Loans	174
Foreclosure	143	BNY Mellon’s Underwriting Standards	175
Changes to REMIC Restrictions on		Compliance with Rule 15Ga-1 under the
Loan Modifications May Impact an		Exchange Act	179
Investment in the Certificates	144	THE DEPOSITOR	179
Risks Relating to Lack of		THE ISSUING ENTITY	180
Certificateholder Control over the		THE SERVICERS	181
Issuing Entity	145	Generally	181
Different Timing of Mortgage		The Master Servicer	182
Loan Amortization Poses Certain		The Special Servicer	185
Risks	145	Replacement of the Special Servicer	188
Ratings of the Offered Certificates	146	THE TRUSTEE	190
Combination or “Layering” of Multiple		Certain Matters Regarding the Trustee	191
Risks May Significantly Increase Risk		Resignation and Removal of the
of Loss	147	Trustee	192
THE SPONSORS, MORTGAGE LOAN		THE CERTIFICATE ADMINISTRATOR
SELLERS AND ORIGINATORS	148	AND CUSTODIAN	193
Jefferies LoanCore LLC	148	Certain Matters Regarding the
General	148	Certificate Administrator	194
JLC’s Commercial Mortgage		Trustee and Certificate Administrator
Securitization Program	148	Fee	195
Review of JLC Mortgage Loans	149	PAYING AGENT, CERTIFICATE
Jefferies LoanCore’s Underwriting		REGISTRAR, CUSTODIAN AND
Standards	150	AUTHENTICATING AGENT	196

5

(Continued)

THE OPERATING ADVISOR	196	Certain Price/Yield Tables	270
CERTAIN RELATIONSHIPS AND		Yield Sensitivity of the Class X-A
RELATED TRANSACTIONS	197	Certificates	270
DESCRIPTION OF THE MORTGAGE		THE POOLING AND SERVICING
POOL	199	AGREEMENT	272
General	199	General	272
Security for the Mortgage Loans	201	Servicing of the Mortgage Loans and
Significant Mortgage Loans	202	Serviced Loan Combinations;
Sale of the Mortgage Loans	202	Collection of Payments	272
Certain Underwriting Matters	203	The Directing Holder	274
Loan Combinations	207	Limitation on Liability of Directing
The 760 & 800 Westchester Avenue		Holder	279
Loan Combination	207	The Operating Advisor	280
The Gateway Portfolio Loan		General	280
Combination	209	Role of Operating Advisor While No
Additional Mortgage Loan Information	211	Control Termination Event Has
Certain Terms and Conditions of the		Occurred and Is Continuing	280
Mortgage Loans	218	Role of Operating Advisor While a
Delaware Statutory Trusts May Hinder		Control Termination Event Has
Recovery	232	Occurred and Is Continuing	281
Changes in Mortgage Pool		Annual Report	282
Characteristics	232	Replacement of the Special Servicer	283
DESCRIPTION OF THE OFFERED		Termination of the Operating Advisor
CERTIFICATES	233	For Cause	283
General	233	Rights upon Operating Advisor
Distributions	235	Termination Event	285
Fees and Expenses	242	Termination of the Operating Advisor
Distribution of Available Funds	245	Without Cause	285
Distribution of Excess Interest	248	Resignation of the Operating Advisor	286
Class A-SB Planned Principal Balance	248	Operating Advisor Compensation	286
Prepayment Premiums and Yield		Advances	287
Maintenance Charges	248	Accounts	291
Application Priority of Mortgage Loan		Enforcement of “Due-On-Sale” and
Collections or Loan Combination		“Due-On-Encumbrance” Clauses	293
Collections	249	Inspections	295
Assumed Final Distribution Date	251	Insurance Policies	296
Realized Losses	252	Assignment of the Mortgage Loans	298
Prepayment Interest Shortfalls	254	Representations and Warranties;
Subordination	255	Repurchase; Substitution	299
Appraisal Reductions	256	Certain Matters Regarding the
Delivery, Form and Denomination	260	Depositor, the Master Servicer, the
Book-Entry Registration	261	Special Servicer and the Operating
Definitive Certificates	263	Advisor	301
Certificateholder Communication	263	Servicer Termination Events	303
Access to Certificateholders’ Names		Rights upon a Servicer Termination
and Addresses	263	Event	305
Special Notices	263	Waivers of Servicer Termination Events
Retention of Certain Certificates by		and Operating Advisor Termination
Affiliates of Transaction Parties	264	Events	307
YIELD AND MATURITY		Amendment	307
CONSIDERATIONS	265	No Downgrade Confirmation	309
Yield Considerations	265	Evidence of Compliance	311
Weighted Average Life	267	Voting Rights	311

6

(Continued)

Realization Upon Mortgage Loans	311	ANNEX D – DECREMENT TABLES	D-1
Sale of Defaulted Mortgage Loans and		ANNEX E – PRICE/YIELD TABLES	E-1
Serviced REO Properties	313	ANNEX F – MORTGAGE LOAN
Modifications	315	SELLER REPRESENTATIONS AND
Optional Termination	318	WARRANTIES	F-1
Servicing Compensation and Payment		ANNEX G – EXCEPTIONS TO
of Expenses	319	MORTGAGE LOAN SELLER
Special Servicing	320	REPRESENTATIONS AND
Master Servicer and Special Servicer		WARRANTIES	G-1
Permitted To Buy Certificates	328	ANNEX H-1 – AMORTIZATION
Servicing of the Non-Serviced		SCHEDULE FOR THE 760 & 800
Mortgage Loans	328	WESTCHESTER AVENUE
Reports to Certificateholders; Available		MORTGAGE LOAN	H-1
Information	329	ANNEX H-2 – AMORTIZATION
Certificate Administrator Reports	329	SCHEDULE FOR THE 7 ELEVEN &
Information Available Electronically	332	WALGREENS PORTFOLIO
Other Information	335	MORTGAGE LOAN	H-2
Master Servicer’s Reports	335
Exchange Act Filings	337
Governing Law; Waiver of Jury Trial;
and Consent to Jurisdiction	337
MATERIAL FEDERAL INCOME TAX
CONSEQUENCES	337
General	337
Tax Status of Offered Certificates	338
Taxation of Offered Certificates	338
Further Information; Taxation of
Foreign Investors	340
CERTAIN STATE AND LOCAL TAX
CONSIDERATIONS	340
ERISA CONSIDERATIONS	340
LEGAL INVESTMENT	343
LEGAL MATTERS	343
RATINGS	343
LEGAL ASPECTS OF MORTGAGE
LOANS IN CALIFORNIA	345
INDEX OF DEFINED TERMS	347

ANNEX A-1 – CERTAIN
CHARACTERISTICS OF THE
MORTGAGE LOANS	A-1-1
ANNEX A-2 – CERTAIN POOL
CHARACTERISTICS OF THE
MORTGAGE LOANS AND
MORTGAGED PROPERTIES	A-2-1
ANNEX A-3 – CLASS A-SB PLANNED
PRINCIPAL BALANCE SCHEDULE	A-3-1
ANNEX B – DESCRIPTION OF THE
TOP 20 MORTGAGE LOANS	B-1
ANNEX C – GLOBAL CLEARANCE,
SETTLEMENT AND TAX
DOCUMENTATION PROCEDURES	C-1

7

IMPORTANT NOTICE ABOUT INFORMATION
PRESENTED IN THIS FREE WRITING PROSPECTUS

Information about the certificates offered in this free writing prospectus is contained in two separate documents that progressively provide more detail: (a) the attached prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) this free writing prospectus, which describes the specific terms of the offered certificates. The Annexes to this free writing prospectus are incorporated into and are a part of this free writing prospectus. References in the attached prospectus to the prospectus supplement for the offered certificates should be interpreted to mean this free writing prospectus except when used under the heading “Method of Distribution” in the attached prospectus.

We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the offered certificates. However, this free writing prospectus does not contain all of the information contained in our registration statement, nor does it contain all information that is required to be included in a prospectus required to be filed as part of a registration statement. For further information regarding the documents referred to in this free writing prospectus, you should refer to our registration statement and the exhibits to it. Our registration statement and the exhibits to it can be inspected and copied at prescribed rates at the public reference facilities maintained by the Securities and Exchange Commission at its public reference room, 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. Copies of these materials can also be obtained electronically through the Securities and Exchange Commission’s internet website (http://www.sec.gov).

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state or other jurisdiction where such offer, solicitation or sale is not permitted. Because the offered certificates are being offered on a “when, as and if issued” basis, any such contract will terminate, by its terms, without any further obligation between us, if the offered certificates themselves, or the particular class to which the contract relates, are not issued. Because the offered certificates are subject to modification or revision, any such contract also is conditioned upon the understanding that no material change will occur with respect to the relevant class of securities prior to the closing date. If a material change does occur with respect to such class, our contract will terminate, by its terms, without any further obligation between us and you (the “Automatic Termination”). If an Automatic Termination occurs, we will provide you with revised offering materials reflecting the material change and give you an opportunity to purchase such class. To indicate your interest in purchasing the class, you must communicate to us your desire to do so within such timeframe as may be designated in connection with your receipt of the revised offering materials.

The information in this free writing prospectus, if conveyed prior to the time of your contractual commitment to purchase any of the offered certificates, supersedes any conflicting information contained in any prior similar materials relating to the offered certificates. The information in this free writing prospectus may be amended or supplemented prior to the time of your contractual commitment to purchase any of the offered certificates. This free writing prospectus is being delivered to you solely to provide you with information about the offered certificates and to solicit an offer to purchase the offered certificates, when, as and if issued. Any such offer to purchase made by you will not constitute a contractual commitment by you to purchase or give rise to an obligation by the underwriters to sell any of the offered certificates, until the underwriters have accepted your offer to purchase those certificates. Prospective investors should understand that, when considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class of certificates has been priced and the underwriters have confirmed the allocation of certificates to be made to investors. Any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

You are advised that the terms of the offered certificates, and the characteristics of the mortgage loan pool backing them, may change (due to, among other things, the possibility that mortgage loans that

8

comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of the offered certificates may be split, combined or eliminated), at any time prior to the time sales to purchasers of the offered certificates will first be made. An underwriter’s obligation to sell the offered certificates to you is conditioned on the mortgage loans and offered certificates having the characteristics described in these materials. If for any reason the depositor does not deliver the offered certificates, the underwriter will notify you, and neither the depositor nor any underwriter will have any obligation to you to deliver all or any portion of the offered certificates which you have committed to purchase, and none of the depositor nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

You should rely only on the information contained in this free writing prospectus and the attached prospectus. We have not authorized anyone to provide you with information that is different from that contained in this free writing prospectus. The information in this free writing prospectus is accurate only as of the date of this free writing prospectus.

This free writing prospectus and the attached prospectus include cross references to sections in these materials where you can find further related discussions. The tables of contents in this free writing prospectus and the attached prospectus identify the pages where these sections are located.

Certain capitalized terms are defined and used in this free writing prospectus and the attached prospectus to assist you in understanding the terms of the offered certificates. The capitalized terms used in this free writing prospectus are defined on the pages indicated under the caption “Index of Defined Terms” in this free writing prospectus.

In this free writing prospectus:

•	the terms “Depositor,” “we,” “us” and “our” refer to Deutsche Mortgage & Asset Receiving Corporation; and

•	references to “lender” with respect to the mortgage loans generally should be construed to mean, subsequent to the issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the master servicer or the special servicer, as applicable, with respect to the obligations and rights of the lender as described under “The Pooling and Servicing Agreement” in this free writing prospectus, however, the responsibilities of the trustee as the “lender” will be limited to responsibilities and obligations of the trustee as specified in the pooling and servicing agreement.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MORTGAGE LOAN SELLERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR, THE OPERATING ADVISOR, THE INITIAL DIRECTING HOLDER, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES. THE UNDERWRITERS CURRENTLY INTEND TO MAKE A MARKET IN THE OFFERED CERTIFICATES BUT ARE UNDER NO OBLIGATION TO DO SO. ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—RISKS RELATED TO THE OFFERED CERTIFICATES—RISKS OF LIMITED LIQUIDITY AND MARKET VALUE” IN THIS FREE WRITING PROSPECTUS.

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FORWARD-LOOKING STATEMENTS

This free writing prospectus and the attached prospectus contain certain forward-looking statements. If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties, which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover. We have no obligation to update or revise any forward-looking statement.

NOTICE TO RESIDENTS OF THE UNITED KINGDOM

The issuing entity described in this free writing prospectus may constitute a “collective investment scheme” as defined by Section 235 of the Financial Services and Markets Act 2000 (the “FSMA”) that is not a “recognised collective investment scheme” for the purposes of the FSMA and that has not been authorized or otherwise approved. As an unregulated scheme, the certificates cannot be marketed in the United Kingdom to the general public, except in accordance with the FSMA.

The distribution of this free writing prospectus (A) if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at, persons who (i) are outside the United Kingdom, or (ii) have professional experience in matters relating to investments and qualify as investment professionals in accordance with Article 19(5) of the FSMA (Financial Promotion) Order 2001 (the “Financial Promotion Order”), or (iii) are persons falling within Article 49(2)(a) through (d) (“high net worth companies, unincorporated associations, etc.”) of the Financial Promotion Order 2001 (all such persons together being referred to as “FPO Persons”); and (B) if made by a person who is an authorized person under the FSMA, is being made only to, or directed only at, persons who (i) are outside the United Kingdom, or (ii) have professional experience in participating in unregulated collective investment schemes and qualify as investment professionals in accordance with Article 14(3) of the FSMA (Promotion of Collective Investment Schemes)(Exemptions) Order 2001 (the “Promotion of Collective Investment Schemes Exemptions Order”), or (iii) are persons falling within Article 22(2)(a) through (d) (“high net worth companies, unincorporated associations, etc.”) of the Promotion of Collective Investment Schemes Exemptions Order (all such persons together being referred to as “PCIS Persons” and, together with the FPO Persons, the “Relevant Persons”). This free writing prospectus must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this free writing prospectus relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons. Any persons other than Relevant Persons should not rely on this free writing prospectus.

Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the certificates and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

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UNITED KINGDOM SELLING RESTRICTIONS

Each underwriter has represented and agreed, that:

(a)       in the United Kingdom, it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA received by it in connection with the issue or sale of any offered certificates in circumstances in which Section 21(1) of the FSMA does not apply to the issuing entity; and

(b)       it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the offered certificates in, from or otherwise involving the United Kingdom.

NOTICE TO RESIDENTS WITHIN EUROPEAN ECONOMIC AREA

THIS FREE WRITING PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF CERTIFICATES (AS DEFINED HEREIN) IN ANY MEMBER STATE OF THE EUROPEAN ECONOMIC AREA WHICH HAS IMPLEMENTED THE PROSPECTUS DIRECTIVE (EACH, A “RELEVANT MEMBER STATE”) WILL BE MADE PURSUANT TO AN EXEMPTION UNDER THE PROSPECTUS DIRECTIVE (AS DEFINED BELOW) FROM THE REQUIREMENT TO PUBLISH A PROSPECTUS FOR OFFERS OF CERTIFICATES. ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THAT RELEVANT MEMBER STATE OF CERTIFICATES WHICH ARE THE SUBJECT OF AN OFFERING CONTEMPLATED IN THIS FREE WRITING PROSPECTUS AS COMPLETED BY FINAL TERMS IN RELATION TO THE OFFER OF THOSE CERTIFICATES MAY ONLY DO SO IN CIRCUMSTANCES IN WHICH NO OBLIGATION ARISES FOR THE ISSUING ENTITY, THE DEPOSITOR OR AN UNDERWRITER TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE IN RELATION TO SUCH OFFER.

NONE OF THE ISSUING ENTITY, THE DEPOSITOR AND THE UNDERWRITERS HAS AUTHORISED, NOR DOES ANY OF THEM AUTHORISE, THE MAKING OF ANY OFFER OF CERTIFICATES IN CIRCUMSTANCES IN WHICH AN OBLIGATION ARISES FOR THE ISSUING ENTITY, THE DEPOSITOR OR AN UNDERWRITER TO PUBLISH OR SUPPLEMENT A PROSPECTUS FOR SUCH OFFER.

FOR THE PURPOSES OF THE DISCUSSION IN THIS SECTION ENTITLED “NOTICE TO RESIDENTS WITHIN EUROPEAN ECONOMIC AREA”, THE EXPRESSION “PROSPECTUS DIRECTIVE” MEANS DIRECTIVE 2003/71/EC (AND AMENDMENTS THERETO, INCLUDING THE 2010 PD AMENDING DIRECTIVE, TO THE EXTENT IMPLEMENTED IN THE RELEVANT MEMBER STATE), AND INCLUDES ANY RELEVANT IMPLEMENTING MEASURE IN THE RELEVANT MEMBER STATE AND THE EXPRESSION “2010 PD AMENDING DIRECTIVE” MEANS DIRECTIVE 2010/73/EU.

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EUROPEAN ECONOMIC AREA SELLING RESTRICTIONS

In relation to each Relevant Member State, each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of certificates to the public in that Relevant Member State other than:

(a)           to any legal entity which is a “qualified investor” as defined in the Prospectus Directive;

(b)           to fewer than 100 or, if the Relevant Member State has implemented the relevant provisions of the 2010 PD Amending Directive, 150 natural or legal persons (other than “qualified investors” as defined in the Prospectus Directive) subject to obtaining the prior consent of the relevant underwriters nominated by the depositor for any such offer; or

(c)           in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided no such offer of certificates referred to in (a) to (c) above shall require the issuing entity, the depositor or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision (i), the expression an “offer of certificates to the public” in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, (ii) the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in the Relevant Member State, and (iii) the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

PEOPLE’S REPUBLIC OF CHINA

THE OFFERED CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC”) AS PART OF THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES BUT MAY BE AVAILABLE FOR PURCHASE BY INVESTORS RESIDENT IN THE PRC FROM OUTSIDE THE PRC.

THIS FREE WRITING PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

THE DEPOSITOR DOES NOT REPRESENT THAT THIS FREE WRITING PROSPECTUS MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING. IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE DEPOSITOR WHICH WOULD PERMIT AN OFFERING OF ANY OFFERED CERTIFICATES OR THE DISTRIBUTION OF THIS FREE WRITING PROSPECTUS IN THE PRC. ACCORDINGLY, THE OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS FREE WRITING PROSPECTUS OR ANY OTHER DOCUMENT. NEITHER THIS FREE WRITING PROSPECTUS NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

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HONG KONG

EACH UNDERWRITER HAS REPRESENTED, WARRANTED AND AGREED THAT:

(1)   IT HAS NOT OFFERED OR SOLD AND WILL NOT OFFER OR SELL IN HONG KONG, BY MEANS OF ANY DOCUMENT, ANY OFFERED CERTIFICATES (EXCEPT FOR OFFERED CERTIFICATES WHICH ARE A “STRUCTURED PRODUCT” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) (THE “SFO”)) OF HONG KONG OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES MADE UNDER THE SFO; OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT BEING A “PROSPECTUS” AS DEFINED IN THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32) OF HONG KONG (THE “C(WUMP)O”) OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE C(WUMP)O; AND

(2)   IT HAS NOT ISSUED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, AND WILL NOT ISSUE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES MADE UNDER THE SFO.

W A R N I N G

THE CONTENTS OF THIS FREE WRITING PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFER. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS FREE WRITING PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

NOTICE TO RESIDENTS OF THE REPUBLIC OF KOREA

THIS FREE WRITING PROSPECTUS IS, AND UNDER NO CIRCUMSTANCES IS TO BE CONSTRUED AS, A PUBLIC OFFERING OF SECURITIES IN KOREA. NEITHER THE ISSUER NOR ANY OF ITS AGENTS MAKE ANY REPRESENTATION WITH RESPECT TO THE ELIGIBILITY OF ANY RECIPIENTS OF THIS FREE WRITING PROSPECTUS TO ACQUIRE THE OFFERED CERTIFICATES UNDER THE LAWS OF KOREA, INCLUDING, BUT WITHOUT LIMITATION, THE FOREIGN EXCHANGE TRANSACTION LAW AND REGULATIONS THEREUNDER (THE “FETL”). THE OFFERED CERTIFICATES HAVE NOT BEEN REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF KOREA FOR PUBLIC OFFERING IN KOREA, AND NONE OF THE OFFERED CERTIFICATES MAY BE OFFERED, SOLD OR DELIVERED, DIRECTLY OR INDIRECTLY, OR OFFERED OR SOLD TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY IN KOREA OR TO ANY RESIDENT OF KOREA EXCEPT PURSUANT TO THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT AND THE DECREES AND REGULATIONS THEREUNDER (THE “FSCMA”), THE FETL AND ANY OTHER APPLICABLE LAWS, REGULATIONS AND MINISTERIAL GUIDELINES IN KOREA. WITHOUT PREJUDICE TO THE FOREGOING, THE NUMBER OF OFFERED CERTIFICATES OFFERED IN KOREA OR TO A RESIDENT OF KOREA SHALL BE LESS THAN FIFTY AND FOR A PERIOD OF ONE YEAR FROM THE ISSUE DATE OF THE OFFERED CERTIFICATES, NONE OF THE OFFERED CERTIFICATES MAY BE DIVIDED RESULTING IN AN INCREASED NUMBER OF OFFERED CERTIFICATES. FURTHERMORE, THE OFFERED CERTIFICATES MAY NOT BE RESOLD TO KOREAN RESIDENTS UNLESS THE PURCHASER OF THE OFFERED CERTIFICATES COMPLIES WITH ALL APPLICABLE REGULATORY REQUIREMENTS (INCLUDING, BUT NOT LIMITED TO, GOVERNMENT REPORTING APPROVAL REQUIREMENTS UNDER THE FETL AND ITS SUBORDINATE DECREES AND REGULATIONS) IN CONNECTION WITH THE PURCHASE OF THE OFFERED CERTIFICATES.

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SINGAPORE

THIS FREE WRITING PROSPECTUS HAS NOT BEEN REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE. ACCORDINGLY, THIS FREE WRITING PROSPECTUS AND ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE OFFERED CERTIFICATES MAY NOT BE CIRCULATED OR DISTRIBUTED, NOR MAY THE OFFERED CERTIFICATES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN (I) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SECURITIES AND FUTURES ACT, CHAPTER 289 OF SINGAPORE (THE “SFA”), (II) TO A RELEVANT PERSON, OR ANY PERSON PURSUANT TO SECTION 275(1A) OF THE SFA, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA OR (III) OTHERWISE PURSUANT TO, AND IN ACCORDANCE WITH THE CONDITIONS OF, ANY OTHER APPLICABLE PROVISION OF THE SFA.

WHERE THE OFFERED CERTIFICATES ARE SUBSCRIBED OR PURCHASED UNDER SECTION 275 OF THE SFA BY A RELEVANT PERSON WHICH IS: (A) A CORPORATION (WHICH IS NOT AN ACCREDITED INVESTOR) THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN ACCREDITED INVESTOR; OR (B) A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY IS AN ACCREDITED INVESTOR, SHARES, DEBENTURES AND UNITS OF SHARES AND DEBENTURES OF THAT CORPORATION OR THE BENEFICIARIES’ RIGHTS AND INTEREST IN THAT TRUST SHALL NOT BE TRANSFERABLE FOR 6 MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS ACQUIRED THE OFFERED CERTIFICATES UNDER SECTION 275 OF THE SFA EXCEPT: (1) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SFA OR TO A RELEVANT PERSON, OR ANY PERSON PURSUANT TO SECTION 275(1A) OF THE SFA, AND IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA; (2) WHERE NO CONSIDERATION IS GIVEN FOR THE TRANSFER; OR (3) BY OPERATION OF LAW.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH underwriter HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED HEREIN MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR REOFFERING OR RE SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN. AS PART OF THIS OFFERING OF THE OFFERED CERTIFICATES, THE underwriters MAY OFFER THE OFFERED CERTIFICATES IN JAPAN TO UP TO 49 OFFEREES IN ACCORDANCE WITH THE ABOVE PROVISIONS.

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EXECUTIVE SUMMARY

This Executive Summary does not include all of the information you need to consider in making your investment decision. You are advised to carefully read, and should rely solely on, the detailed information appearing elsewhere in this free writing prospectus relating to the certificates offered by this free writing prospectus and the underlying mortgage loans.

CERTIFICATES

Class	Initial Certificate Balance or Notional Balance(1)		Approximate Initial Credit Support	Description of Pass- Through Rate	Assumed Final Distribution Date(2)	Approx- imate Initial Pass- Through Rate	Weighted Average Life (Yrs.)(6)	Principal Window (Mos.)(6)	Anticipated Ratings (Moody’s/Morningstar/DBRS)(3)
Offered Certificates
A-1	$57,360,000		30.000%(7)	(4)	November 2019%		2.65	1 - 52	Aaa(sf)/AAA/AAA(sf)
A-2	$121,750,000		30.000%(7)	(4)	April 2020%		4.68	52 - 57	Aaa(sf)/AAA/AAA(sf)
A-SB	$99,640,000		30.000%(7)	(4)	November 2024%		7.16	57 - 112	Aaa(sf)/AAA/AAA(sf)
A-3	$20,110,000		30.000%(7)	(4)	June 2023%		7.91	95 - 95	Aaa(sf)/AAA/AAA(sf)
A-4	$150,000,000		30.000%(7)	(4)	February 2025%		9.44	112 - 115	Aaa(sf)/AAA/AAA(sf)
A-5	$575,197,000		30.000%(7)	(4)	June 2025%		9.76	115 - 119	Aaa(sf)/AAA/AAA(sf)
X-A	$1,100,861,000	(5)	N/A	Variable(5)	June 2025%		N/A	N/A	Aa1(sf)/AAA/AAA(sf)
A-M	$76,804,000		24.750%	(4)	June 2025%		9.91	119 - 119	Aa2(sf)/AAA/AAA(sf)
B	$107,892,000		17.375%	(4)	June 2025%		9.91	119 - 119	NR/AA-/AA(low)(sf)
C	$73,146,000		12.375%	(4)	June 2025%		9.91	119 - 119	NR/A-/A(low)(sf)
D	$72,503,000		7.419%	(4)	June 2025%		9.91	119 - 119	NR/BBB-/BBB(low)(sf)
Non-Offered Certificates(8)
X-B	$181,038,000	(5)	N/A	Variable(5)	June 2025%		N/A	N/A	NR/AAA/AAA(sf)
X-C	$72,503,000	(5)	N/A	Variable(5)	June 2025%		N/A	N/A	NR/BBB-/AAA(sf)
X-D	$31,732,000	(5)	N/A	Variable(5)	July 2025%		N/A	N/A	NR/NR/AAA(sf)
X-E	$31,087,000	(5)	N/A	Variable(5)	July 2025%		N/A	N/A	NR/NR/AAA(sf)
X-F	$45,717,586	(5)	N/A	Variable(5)	July 2025%		N/A	N/A	NR/NR/AAA(sf)
E	$31,732,000		5.250%	(4)	July 2025%		9.97	119 - 120	NR/NR/BB(low)(sf)
F	$31,087,000		3.125%	(4)	July 2025%		9.99	120 - 120	NR/NR/B(low)(sf)
G	$45,717,586		0.000%	(4)	July 2025%		9.99	120 - 120	NR/NR/NR
V(9)	N/A		N/A	N/A	N/A	N/A	N/A	N/A	NR/NR/NR
R(9)	N/A		N/A	N/A	N/A	N/A	N/A	N/A	NR/NR/NR
LR(9)	N/A		N/A	N/A	N/A	N/A	N/A	N/A	NR/NR/NR

(1)	Approximate; subject to a variance of plus or minus 5.0%. In addition, the notional amounts of the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E and Class X-F certificates may vary depending upon the final pricing of the classes of certificates whose certificate balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E or Class X-F certificates, as applicable, would be equal to zero, such class of certificates will not be issued on the closing date of this securitization.

(2)	The assumed final distribution date with respect to any class of certificates (other than the Class V, Class R and Class LR certificates) is the distribution date on which the final distribution would occur for that class of certificates based on (i) modeling assumptions described in this free writing prospectus, (ii) assumptions that there are no prepayments, delinquencies or losses on the mortgage loans and (iii) assumptions that there are no extensions of maturity dates and that mortgage loans with anticipated repayment dates are repaid on their respective anticipated repayment dates. The rated final distribution date for each class of offered certificates is the distribution date in July 2050. The actual performance and experience of the mortgage loans will likely differ from such assumptions. See “Yield and Maturity Considerations” and “Ratings” in this free writing prospectus.

(3)	It is a condition to issuance of the certificates that the certificates receive the ratings set forth above. Ratings shown are those of Moody’s Investors Service, Inc., Morningstar Credit Ratings, LLC and DBRS, Inc. Certain nationally recognized statistical rating organizations, as such term is defined in Section 3(a)(62) of the Securities Exchange Act of 1934, as amended, that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise to rate the certificates. There can be no assurance as to what ratings a nationally recognized statistical rating organization other than Moody’s Investors Service, Inc., Morningstar Credit Ratings, LLC and DBRS, Inc. would assign or that its report will not express differing, possibly negative, views of the mortgage loans and/or the offered certificates. See “Risk Factors—Risks Related to the Offered Certificates—Ratings of the Offered Certificates” and “Ratings” in this free writing prospectus.

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(4)	For any distribution date, the pass-through rates on the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class A-M, Class B, Class C, Class D, Class E, Class F and Class G certificates will equal one of (i) a fixed per annum rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such distribution date occurs, (iii) a rate equal to the lesser of a specified pass-through rate and the rate specified in clause (ii), or (iv) the rate specified in clause (ii), less a specified rate.

(5)	The Class X-A, Class X-B, Class X-C, Class X-D, Class X-E and Class X-F certificates will not have certificate balances. None of the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E or Class X-F certificates will be entitled to distributions of principal. The Class X-A, Class X-B, Class X-C, Class X-D, Class X-E and Class X-F certificates will accrue interest on their respective notional balance and at their respective pass-through rate as described in “Description of the Offered Certificates—General” and “—Distributions” in this free writing prospectus.

(6)	The weighted average life and principal window during which distributions of principal would be received as set forth in the table with respect to each class of certificates (other than the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F, Class V, Class R and Class LR certificates) are based on (i) modeling assumptions described in this free writing prospectus, (ii) assumptions that there are no prepayments, delinquencies or losses on the mortgage loans and (iii) assumptions that there are no extensions of maturity dates and that mortgage loans with anticipated repayment dates are repaid on their respective anticipated repayment dates.

(7)	Represents the approximate initial credit support for the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates, in the aggregate.

(8)	The classes of certificates set forth below “Non-Offered Certificates” in the table are not offered by this free writing prospectus.

(9)	The Class V certificates will not have a certificate balance, notional balance, pass-through rate, assumed final distribution date, rated final distribution date or rating. The Class V certificates represent undivided interests in excess interest accruing on an anticipated repayment date loan, as further described in this free writing prospectus. The Class V certificates will not be entitled to distributions in respect of principal or interest other than excess interest. The Class R and Class LR certificates will each not have a certificate balance, notional balance, pass-through rate, assumed final distribution date, rated final distribution date or rating. The Class R and Class LR certificates represent the residual interests in each Trust REMIC, as further described in this free writing prospectus. The Class R and Class LR certificates will not be entitled to distributions of principal or interest.

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The following table shows information regarding the mortgage loans and the mortgaged properties as of the cut-off date. All weighted averages set forth below are based on the principal balances of the mortgage loans as of the cut-off date.

The Mortgage Pool

Outstanding Pool Balance as of the Cut-off Date(1)	$1,462,938,586
Number of Mortgage Loans	80
Number of Mortgaged Properties	147
Average Cut-off Date Mortgage Loan Balance	$18,286,732
Average Cut-off Date Mortgage Property Balance	$9,951,963
Weighted Average Mortgage Rate	4.4542%
Weighted Average Cut-off Date Remaining Term to Maturity or ARD (in months)	112
Weighted Average U/W NCF Debt Service Coverage Ratio(2)(3)	1.70x
Weighted Average Cut-off Date Loan-to-Value Ratio(2)(4)(5)	66.6%
Weighted Average Cut-off Date U/W NOI Debt Yield(2)(4)	10.6%

(1)	Subject to a permitted variance of plus or minus 5.0%.

(2)	In the case of 2 mortgage loans, representing approximately 3.9% of the outstanding pool balance as of the cut-off date, each with one or more pari passu companion loans that will not be included in the issuing entity, the debt service coverage ratios, loan-to-value ratios and debt yields for such mortgage loans have been calculated based on the mortgage loan included in the issuing entity and the related pari passu companion loans not included in the issuing entity.

(3)	In the case of 1 mortgage loan, representing approximately 2.3% of the initial outstanding pool balance as of the cut-off date, following an initial interest only period of 60 months, the mortgage loan amortizes based on a non-standard amortization schedule attached to this free writing prospectus as Annex H-1, and the debt service coverage ratio for such mortgage loan was calculated based on the debt service for the first 12 months of amortizing payments. In the case of 1 mortgage loan, representing approximately 1.5% of the initial outstanding pool balance as of the cut-off date, following an initial interest only period of 101 months, the mortgage loan amortizes based on a non-standard amortization schedule attached to this free writing prospectus as Annex H-2, and the debt service coverage ratio for such mortgage loan was calculated based on the debt service for the first 12 months of amortizing payments.

(4)	In the case of 3 mortgage loans, representing approximately 4.3% of the initial outstanding pool balance as of the cut-off date, the loan-to-value ratio and the debt yield for such mortgage loan has been calculated based on the mortgage loan balance net of a holdback reserve or an earnout reserve. For further description, see the definitions of “Cut-off Date Loan-to-Value Ratio” and “Cut-off Date U/W NOI Debt Yield” in “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this free writing prospectus.

(5)	In the case of 2 mortgage loans, collectively representing approximately 1.1% of the outstanding pool balance as of the cut-off date, the loan-to-value ratio for such mortgage loans has been calculated based on the “as complete” appraised value of the related mortgaged properties. For further description, see the definition of “Appraised Value” in “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this free writing prospectus.

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SUMMARY

This summary highlights selected information from this free writing prospectus and does not include all of the relevant information you need to consider in making your investment decision. You are advised to carefully read, and should rely solely on, the detailed information appearing elsewhere in this free writing prospectus and in the attached prospectus.

Title of Certificates	COMM 2015-PC1 Mortgage Trust Commercial Mortgage Pass-Through Certificates.

RELEVANT PARTIES AND DATES

Issuing Entity	COMM 2015-PC1 Mortgage Trust, a New York common law trust. The issuing entity will be formed on the closing date pursuant to a pooling and servicing agreement by and among the depositor, the trustee, the certificate administrator, the operating advisor, the master servicer and the special servicer. See “The Issuing Entity” in this free writing prospectus.

Depositor	Deutsche Mortgage & Asset Receiving Corporation, a Delaware corporation. Our principal offices are located at 60 Wall Street, New York, New York 10005. Our telephone number is (212) 250-2500. See “The Depositor” in this free writing prospectus and “The Depositor” in the prospectus.

Sponsors	Jefferies LoanCore LLC, a Delaware limited liability company, German American Capital Corporation, a Maryland corporation, UBS Real Estate Securities Inc., a Delaware corporation, Natixis Real Estate Capital LLC, a Delaware limited liability company and The Bank of New York Mellon, a New York banking corporation. The sponsors are the entities that will organize and initiate the issuance of the certificates by transferring or causing the transfer of the mortgage loans to the depositor. The depositor in turn will transfer the mortgage loans to the issuing entity and the issuing entity will issue the certificates. See “The Sponsors, Mortgage Loan Sellers and Originators” in this free writing prospectus and “The Sponsor” in the attached prospectus.

Mortgage Loan Sellers	Jefferies LoanCore LLC (a sponsor and an affiliate of Jefferies LLC, an underwriter).

German American Capital Corporation (a sponsor and an affiliate of Deutsche Bank Securities Inc., an underwriter, and Deutsche Mortgage & Asset Receiving Corporation, the depositor).

UBS Real Estate Securities Inc. (a sponsor and an affiliate of UBS Securities LLC, an underwriter).

Natixis Real Estate Capital LLC (a sponsor and an affiliate of Natixis Securities Americas LLC, an underwriter).

The Bank of New York Mellon (a sponsor).

See “The Sponsors, Mortgage Loan Sellers and Originators” in this free writing prospectus.

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	The number and total cut-off date principal balance of the mortgage loans that will be transferred to the depositor by the respective mortgage loan sellers are as follows:

	Mortgage Loan Seller	Number of Mortgage Loans	Total Cut-off Date Principal Balance	%of Initial Outstanding Pool Balance
	Jefferies LoanCore LLC(1)	27	$462,391,794	31.6%
	German American Capital Corporation(1)	15	$329,803,105	22.5%
	UBS Real Estate Securities Inc.	20	$326,110,595	22.3%
	Natixis Real Estate Capital LLC	9	$172,807,838	11.8%
	The Bank of New York Mellon	10	$171,825,254	11.7%
	Total	80(2)	$1,462,938,586	100.0%

	(1)		The 9000 Sunset mortgage loan was originated by Jefferies LoanCore LLC and a portion of the mortgage loan was subsequently purchased by German American Capital Corporation. The number of mortgage loans listed next to each of German American Capital Corporation and Jefferies LoanCore LLC reflect German American Capital Corporation as mortgage loan seller and Jefferies LoanCore LLC as mortgage loan seller for the 9000 Sunset mortgage loan. The outstanding principal balance as of the cut-off date and the percentage of outstanding pool balance reflect the allocated amounts of each such mortgage loan that will be contributed by each mortgage loan seller.
	(2)		The total number of mortgage loans reflects the actual number of mortgage loans in the mortgage pool, and does not reflect the sum of the number of mortgage loans listed for each individual mortgage loan seller as the 9000 Sunset mortgage loan is included in both the German American Capital Corporation and Jefferies LoanCore LLC loan counts.

Originators	Except as indicated below, each mortgage loan seller or one of its affiliates originated or acquired (either directly or, in some cases, through table funding arrangements) each of the mortgage loans as to which it is acting as mortgage loan seller.

	The mortgage loans secured by the mortgaged properties identified on Annex A-1 to this free writing prospectus as Gas Light Building, representing, in the aggregate, approximately 1.1% of the outstanding pool balance as of the cut-off date, were originated by Pillar Funding LLC and purchased by German American Capital Corporation.

	See “The Sponsors, Mortgage Loan Sellers and Originators” in this free writing prospectus.

Master Servicer	Wells Fargo Bank, National Association, a national banking association. The master servicer will act in such capacity under the pooling and servicing agreement for this transaction. See “The Servicers—The Master Servicer” in this free writing prospectus. The principal west coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at 1901 Harrison Street, Oakland, California 94612. The principal east coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at Duke Energy Center, 550 South Tryon Street, 14th Floor, MAC D1086 120, Charlotte, North Carolina 28202.

	The master servicer will be primarily responsible for servicing and administering, directly or through sub-servicers or primary servicers, the mortgage loans: (a) as to which there is no default or reasonably foreseeable default that would give rise to a transfer of servicing to the special servicer; (b) as to which any such default or reasonably foreseeable default has been corrected, including as part of a workout; and (c) other than with respect to certain major decisions or special servicer decisions, which will be processed by the special servicer, as more fully described in this free writing prospectus. In addition, the master

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servicer will be the primary party responsible for making (1) principal and interest advances with respect to each mortgage loan included in the issuing entity and (2) property advances under the pooling and servicing agreement with respect to the mortgage loans (other than any non-serviced mortgage loan) and any serviced loan combination that it is servicing, subject in each case to a nonrecoverability determination. The fee of the master servicer with respect to the mortgage loans (and the serviced companion loans) will be payable monthly from amounts received in respect of interest on each mortgage loan master and/or primary serviced by the master servicer (prior to application of such interest payments to make payments on the certificates). The servicing fee (which will include the fee of the master servicer and the fees of any primary servicer and sub-servicer) will equal a rate per annum equal to the administrative fee rate set forth on Annex A-1 of this free writing prospectus for each mortgage loan (net of the trustee/certificate administrator fee rate, operating advisor fee rate and CREFC® license fee rate) multiplied by the stated principal balance of the related mortgage loan calculated on the same accrual basis as the related mortgage loan. The master servicer will also be entitled to receive income from investment of funds in certain accounts and certain fees paid by the borrowers. See “The Servicers—The Master Servicer” and “The Pooling and Servicing Agreement—Servicing Compensation and Payment of Expenses” in this free writing prospectus.

The 760 & 800 Westchester Avenue loan combination will be serviced by the master servicer, Wells Fargo Bank, National Association, under the WFCM 2015-NXS1 pooling and servicing agreement. With respect to the 760 & 800 Westchester Avenue mortgage loan, the WFCM 2015-NXS1 master servicer will be entitled to receive a primary servicing fee under the WFCM 2015-NXS1 pooling and servicing agreement (which fee will accrue at a rate equal to 0.0025% per annum on an actual/360 basis), payable monthly from the 760 & 800 Westchester Avenue mortgage loan, prior to application of such interest to make payments on the certificates. See “Description of the Mortgage Pool—Loan Combinations—The 760 & 800 Westchester Avenue Loan Combination” and “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in this free writing prospectus.

The Gateway Portfolio loan combination will be serviced by the master servicer pursuant to the pooling and servicing agreement for this transaction. See “Description of the Mortgage Pool—Loan Combinations—The Gateway Portfolio Loan Combination” in this free writing prospectus.

Special Servicer	Rialto Capital Advisors, LLC, a Delaware limited liability company. The special servicer will be responsible for the servicing and administration of the specially serviced loans and REO properties as well as the processing of certain major decisions and special servicer decisions for all of the mortgage loans. See “The Servicers—The Special Servicer” and “The Pooling and Servicing Agreement—Special Servicing” in this free

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writing prospectus. Rialto Capital Advisors, LLC was appointed to be the special servicer by RREF II CMBS AIV, LP, which is expected to be the initial directing holder (other than with respect to any non-serviced mortgage loan). The principal servicing office of Rialto Capital Advisors, LLC is located at 790 NW 107th Avenue, 4th Floor, Miami, Florida 33172 and its telephone number is (305) 485-2077.

If necessary, the 760 & 800 Westchester Avenue loan combination will be specially serviced by the special servicer, Rialto Capital Advisors, LLC, under the WFCM 2015-NXS1 pooling and servicing agreement. See “Description of the Mortgage Pool—Loan Combinations—The 760 & 800 Westchester Avenue Loan Combination” and “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in this free writing prospectus.

The Gateway Portfolio loan combination will be specially serviced by the special servicer pursuant to the pooling and servicing agreement for this transaction. See “Description of the Mortgage Pool—Loan Combinations—The Gateway Portfolio Loan Combination” in this free writing prospectus.

The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the special servicing fee, the workout fee and the liquidation fee.

The special servicing fee will equal 0.25% per annum of the stated principal balance of the related specially serviced loan (including any related serviced companion loan) or REO loan (or mortgage loan or serviced loan combination as to which the related mortgaged property has become an REO property), and will be payable monthly. The special servicing fee for each specially serviced loan (including any related serviced companion loan) will accrue on the same basis as interest accrues on such specially serviced loan.

The workout fee will generally be payable with respect to each specially serviced loan (including any related serviced companion loan) which has become a “corrected mortgage loan” (which will occur (i) with respect to a specially serviced loan as to which there has been a payment default, when the borrower has brought the mortgage loan current and thereafter made three consecutive full and timely monthly payments, including pursuant to any workout and (ii) with respect to any other specially serviced loan, when the related default is cured or the other circumstances pursuant to which it became a specially serviced loan cease to exist in the good faith judgment of the special servicer). The workout fee will be payable out of each collection of interest and principal (including scheduled payments, prepayments, balloon payments, and payments at maturity) received on the related mortgage loan (or serviced loan combination, as applicable) for so long as it remains a corrected mortgage loan, in an amount equal to the lesser of (1) 1.0% of each such collection of interest and principal and (2) $1,000,000 in the aggregate with respect to any particular workout of a specially serviced loan.

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A liquidation fee will generally be payable with respect to each specially serviced loan (including any related serviced companion loan) as to which the special servicer obtains a full or discounted payoff from the related borrower or which is repurchased by the related mortgage loan seller outside the applicable cure period and, except as otherwise described in this free writing prospectus, with respect to any specially serviced loan or REO property as to which the special servicer receives any liquidation proceeds. The liquidation fee for each specially serviced loan (including any related serviced companion loan) and REO property will be payable from the related payment or proceeds in an amount equal to the lesser of (1) 1.0% of such payment or proceeds and (2) $1,000,000.

Workout fees and liquidation fees paid by the issuing entity with respect to each mortgage loan or serviced loan combination will be subject to an aggregate cap per mortgage loan or serviced loan combination of $1,000,000 as described in “The Pooling and Servicing Agreement—Special Servicing—Special Servicing Compensation” in this free writing prospectus. Any workout fees or liquidation fees paid to a predecessor or successor special servicer will not be taken into account in determining the cap.

The special servicer will also be entitled to receive income from investment of funds in certain accounts and certain fees paid by the borrowers.

The foregoing compensation to the special servicer may result in shortfalls in payments to certificateholders. See “The Servicers—The Special Servicer” and “The Pooling and Servicing Agreement—Special Servicing—Special Servicing Compensation” in this free writing prospectus.

Trustee	Wilmington Trust, National Association, a national banking association. The corporate trust offices of Wilmington Trust, National Association are located at 1100 North Market Street, Wilmington, Delaware 19801.

Following the transfer of the underlying mortgage loans into the issuing entity, the trustee, on behalf of the issuing entity, will become the mortgagee of record with respect to each mortgage loan transferred to the issuing entity. In addition (subject to the terms of the pooling and servicing agreement), the trustee will be primarily responsible for back-up advancing. See “The Trustee” in this free writing prospectus.

See “Description of the Mortgage Pool—Loan Combinations” and “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in this free writing prospectus.

Certificate Administrator
and Custodian	Wells Fargo Bank, National Association, a national banking association. The corporate trust offices of Wells Fargo Bank, National Association are located at 9062 Old Annapolis Road, Columbia, Maryland 21045. The office designated for purposes of certificate transfers and exchanges is located at Wells Fargo

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Center, Sixth Street & Marquette Avenue, Minneapolis, Minnesota 55479-0113, Attn: COMM 2015-PC1 Mortgage Trust.

The certificate administrator will be responsible for: (a) distributing payments to certificateholders, (b) delivering or otherwise making available certain reports to certificateholders and (c) in its capacity as 17g-5 information provider, making available certain information to rating agencies in accordance with Rule 17g-5 under the Securities Exchange Act of 1934, as amended. In addition, the certificate administrator will have additional duties with respect to tax administration, custody of the mortgage files and serving as the authenticating agent and certificate registrar. See “The Certificate Administrator and Custodian” in this free writing prospectus.

The fees of the trustee, custodian and certificate administrator will be payable monthly from amounts received in respect of interest on each mortgage loan (prior to application of such interest payments to make payments on the certificates), and will be equal to, in the aggregate, 0.0031% per annum of the stated principal balance of the related mortgage loan calculated on the same accrual basis as the related mortgage loan. The certificate administrator will also be entitled to receive income from investment of funds in certain accounts maintained on behalf of the issuing entity.

Operating Advisor	Park Bridge Lender Services LLC, a New York limited liability company and an indirect wholly-owned subsidiary of Park Bridge Financial LLC.

With respect to each mortgage loan (other than any non-serviced mortgage loan) or serviced loan combination, at any time during the period when a “Control Termination Event,” as described under “The Pooling and Servicing Agreement—The Directing Holder” in this free writing prospectus, has occurred and is continuing:

(i) the special servicer will be required to consult with the operating advisor with regard to certain major decisions with respect to the mortgage loans to the extent described in this free writing prospectus and as set forth under the pooling and servicing agreement;

(ii) the operating advisor will be required to review certain operational activities related to specially serviced loans in general on a platform level basis; and

(iii) based on the operating advisor’s review of certain information described in this free writing prospectus, the operating advisor will be required to prepare an annual report (if any mortgage loans (other than any non-serviced mortgage loans) or serviced loan combinations were specially serviced during the prior calendar year) to be provided to the trustee, the certificate administrator (to be made available through the certificate administrator’s website) and the 17g-5 information provider (to be made available through the 17g-5

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information provider’s website) setting forth its assessment of the special servicer’s performance of its duties under the pooling and servicing agreement on a platform level basis with respect to the resolution and liquidation of specially serviced loans. Notwithstanding the foregoing, no operating advisor annual report will be required from the operating advisor with respect to the special servicer if during the prior calendar year no asset status report was prepared by the special servicer in connection with a specially serviced loan or REO property.

With respect to each mortgage loan (other than any non-serviced mortgage loan) or serviced loan combination, after the occurrence and continuance of a “Consultation Termination Event,” as described under “The Pooling and Servicing Agreement—The Directing Holder” in this free writing prospectus, if the operating advisor determines the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, the operating advisor may recommend the replacement of the special servicer as described under “The Servicers—Replacement of the Special Servicer” in this free writing prospectus.

The operating advisor is entitled to a fee payable on each distribution date, calculated based on the outstanding principal balance of each mortgage loan in the issuing entity (excluding any non-serviced mortgage loan) and the operating advisor fee rate described under “The Pooling and Servicing Agreement—The Operating Advisor—Operating Advisor Compensation” in this free writing prospectus, which fee will be calculated on the same accrual basis as the related mortgage loan.

In addition, if there are no classes of certificates outstanding other than the Class E, Class F, Class G, Class X-D, Class X-E, Class X-F, Class V, Class R and Class LR certificates, all of the rights and obligations of the operating advisor under the pooling and servicing agreement (other than any rights or obligations that accrued prior to such termination, including accrued and unpaid compensation, and other than indemnification rights arising out of events that occurred prior to such termination) will terminate without the payment of any termination fee.

For additional information regarding the responsibilities of the operating advisor, see “The Pooling and Servicing Agreement—The Operating Advisor” in this free writing prospectus.

Directing Holder	With respect to each mortgage loan (other than any non-serviced mortgage loan) or serviced loan combination, the directing holder will be the controlling class certificateholder (or a representative thereof) selected by more than 50% of the controlling class certificateholders, by certificate balance, as determined by the certificate registrar from time to time as provided for in the pooling and servicing agreement. With respect to each non-serviced mortgage loan, the directing holder will be as specified in the definition of “Directing Holder” as set forth in “The Pooling

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and Servicing Agreement—The Directing Holder” in this free writing prospectus.

The controlling class is the most subordinate of the Class E, Class F and Class G certificates then outstanding that has an outstanding certificate balance (as reduced or notionally reduced by any realized losses and any appraisal reduction amounts allocable to such class) that is equal to or greater than 25% of the initial certificate balance of that class. No other class of certificates will be eligible to act as the controlling class or appoint a directing holder.

For so long as at least one of the Class E, Class F and Class G certificates has an outstanding certificate balance (as reduced or notionally reduced by any realized losses and any appraisal reduction amounts allocable to such class) that is equal to or greater than 25% of the initial certificate balance of that class, the directing holder will have certain consent and consultation rights under the pooling and servicing agreement under certain circumstances.

With respect to each mortgage loan and serviced loan combination, at any time a “control termination event,” as described under “The Pooling and Servicing Agreement—The Directing Holder” in this free writing prospectus, has occurred and is continuing, the consent rights of the directing holder will terminate, and the directing holder will retain consultation rights under the pooling and servicing agreement under certain circumstances.

With respect to each mortgage loan and serviced loan combination, at any time a “consultation termination event,” as described under “The Pooling and Servicing Agreement—The Directing Holder” in this free writing prospectus, has occurred and is continuing, all of the rights of the directing holder will terminate (other than the right to receive certain notices and information as a certificateholder). See “The Pooling and Servicing Agreement—The Directing Holder” in this free writing prospectus.

RREF II CMBS AIV, LP (i) is expected to purchase the Class E, Class F, Class G, Class X-D, Class X-E, Class X-F and Class V certificates and may purchase other certificates and (ii) is expected to act as the initial directing holder with respect to each mortgage loan (other than any non-serviced mortgage loan) and serviced loan combination.

Prior to the occurrence of a control termination event, the special servicer may be removed with respect to the mortgage loans (other than any non-serviced mortgage loan) and serviced loan combination by the directing holder with or without consent.

In the case of the Gateway Portfolio loan combination the holders of the related companion loan(s) will have certain consultation rights with respect to the servicing of the related loan combination described under “Description of the Mortgage Pool—Loan Combinations” in this free writing prospectus.

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Underwriters	Deutsche Bank Securities Inc., UBS Securities LLC, Jefferies LLC, Natixis Securities Americas LLC and Drexel Hamilton, LLC are the underwriters. Deutsche Bank Securities Inc. is an affiliate of German American Capital Corporation, a sponsor and a mortgage loan seller and Deutsche Mortgage & Asset Receiving Corporation, the depositor. UBS Securities LLC is an affiliate of UBS Real Estate Securities Inc., a sponsor and a mortgage loan seller. Jefferies LLC is an affiliate of Jefferies LoanCore LLC, a sponsor and a mortgage loan seller. Natixis Real Estate Capital LLC, a sponsor and mortgage loan seller, and Natixis Securities Americas LLC, an underwriter, are affiliates of each other. The underwriters are required to purchase the certificates offered in this free writing prospectus from the depositor (in the amounts to be set forth under the heading “Method of Distribution (Underwriter Conflicts of Interest)” in the final prospectus supplement, subject to certain conditions.

Affiliates and Other Relationships	All the shares of capital stock of Deutsche Mortgage & Asset Receiving Corporation, which is the depositor, are held by DB U.S. Financial Markets Holding Corporation.

German American Capital Corporation, a sponsor and a mortgage loan seller, Deutsche Bank Securities Inc., an underwriter, and Deutsche Mortgage & Asset Receiving Corporation, the depositor are affiliates of each other.

Jefferies LoanCore LLC, a sponsor and a mortgage loan seller, is an affiliate of Jefferies LLC, an underwriter.

UBS Real Estate Securities Inc., a sponsor and a mortgage loan seller, is an affiliate of UBS Securities LLC, an underwriter.

Natixis Real Estate Capital LLC, a sponsor and mortgage loan seller, and Natixis Securities Americas LLC, an underwriter, are affiliates of each other.

IH Capital, LLC, which provides mortgage origination, underwriting, securitization and related consulting services to The Bank of New York Mellon, is an affiliate of Ironhound Management Company, LLC, which provides consulting services to borrowers.

Rialto Capital Advisors, LLC, the special servicer, is an affiliate of the entity that is expected to purchase the Class E, Class F, Class G, Class X-D, Class X-E, Class X-F and Class V certificates and may purchase other certificates and is expected to act as the initial directing holder with respect to each mortgage loan (other than any non-serviced mortgage loan) and serviced loan combination. Rialto Capital Advisors, LLC, which is acting as the special servicer, assisted RREF II CMBS AIV, LP, the B-Piece Buyer, with due diligence relating to the mortgage loans to be included in the mortgage pool.

Rialto Capital Advisors, LLC, the special servicer, also is the special servicer under the WFCM 2015-NXS1 pooling and servicing agreement, which governs the servicing of the 760 &

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800 Westchester Avenue loan combination. Rialto Capital Advisors, LLC also is an affiliate of the entity that is the initial majority subordinate certificateholder and was appointed as the initial subordinate class representative under the WFCM 2015-NXS1 pooling and servicing agreement.

Rialto Capital Advisors, LLC, the special servicer, is currently the servicer of, and an affiliate of Rialto Capital Advisors, LLC is the current holder of, a mezzanine loan secured by direct or indirect equity interests in the borrower under the mortgage loan secured by the mortgaged property identified on Annex A-1 to this free writing prospectus as 760 & 800 Westchester Avenue, representing approximately 2.3% of the outstanding pool balance as of the cut-off date, which mezzanine loan is described under “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Other Financing” in this free writing prospectus.

Deutsche Bank AG, Cayman Islands Branch (an affiliate of Deutsche Mortgage & Asset Receiving Corporation, the depositor, German American Capital Corporation, a sponsor and a mortgage loan seller, and Deutsche Bank Securities Inc., an underwriter), and certain other third party lenders provide warehouse financing to certain affiliates of Jefferies LoanCore LLC through various repurchase facilities. Some or all of the mortgage loans that Jefferies LoanCore LLC will transfer to the depositor are (or are expected to be prior to the closing date) subject to those repurchase facilities. Proceeds received by Jefferies LoanCore LLC in connection with the contribution of mortgage loans to this securitization transaction will be applied, among other things, to reacquire the financed mortgage loans and make payments to the repurchase agreement counterparties. As of June 18, 2015, Deutsche Bank AG, Cayman Islands Branch is the repurchase agreement counterparty with respect to 8 of the mortgage loans that Jefferies LoanCore LLC will transfer to the depositor, representing approximately 7.6% of the outstanding pool balance as of the cut-off date (except that the number and dollar amount of mortgage loans subject to that repurchase facility may increase or decrease prior to the issuance of the certificates).

Pursuant to a certain interim servicing agreement between Jefferies LoanCore LLC and certain of its affiliates, on the one hand, and Wells Fargo Bank, National Association, on the other hand, Wells Fargo Bank, National Association acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, all of the mortgage loans to be contributed to this securitization by Jefferies LoanCore LLC, representing approximately 36.7% of the outstanding pool balance as of the cut-off date.

Pursuant to certain interim servicing agreements between German American Capital Corporation and certain of its affiliates, on the one hand, and Wells Fargo Bank, National Association, on the other hand, Wells Fargo Bank, National Association acts as interim servicer with respect to certain

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mortgage loans, including, prior to their inclusion in the issuing entity, 4 of the mortgage loans to be contributed to this securitization by German American Capital Corporation, representing approximately 5.2% of the outstanding pool balance as of the cut-off date.

Pursuant to certain interim servicing agreements between Natixis Real Estate Capital LLC and certain of its affiliates, on the one hand, and Wells Fargo Bank, National Association, on the other hand, Wells Fargo Bank, National Association acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, 2 of the mortgage loans to be contributed to this securitization by Natixis Real Estate Capital LLC, representing approximately 3.9% of the outstanding pool balance as of the cut-off date.

Pursuant to certain interim servicing agreements between The Bank of New York Mellon and certain of its affiliates, on the one hand, and Wells Fargo Bank, National Association, on the other hand, Wells Fargo Bank, National Association acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, all of the mortgage loans to be contributed to this securitization by The Bank of New York Mellon, representing approximately 11.7% of the outstanding pool balance as of the cut-off date.

Wilmington Trust, National Association, which is acting as the trustee with respect to this transaction, is the WFCM 2015-NXS1 trustee under the WFCM 2015-NXS1 pooling and servicing agreement, which currently holds the 760 & 800 Westchester Avenue pari passu companion loan designated as Note A-1.

Wells Fargo Bank, National Association, which is acting as the master servicer, certificate administrator, custodian, 17g-5 information provider, certificate registrar and authenticating agent with respect to this transaction, is the WFCM 2015-NXS1 master servicer, the WFCM 2015-NXS1 certificate administrator and the WFCM 2015-NXS1 custodian under the WFCM 2015-NXS1 pooling and servicing agreement, which currently holds the 760 & 800 Westchester Avenue pari passu companion loan designated as Note A-1.

Wells Fargo Bank, National Association acts as interim custodian of the loan files for all of the mortgage loans to be contributed to this securitization by Jefferies LoanCore LLC, representing approximately 36.7% of the outstanding pool balance as of the cut-off date.

With respect to 1 mortgage loan, identified on Annex A-1 to this free writing prospectus as Saunders Industrial Portfolio, representing approximately 1.5% of the aggregate outstanding pool balance as of the cut-off date, Jefferies LoanCore LLC, a sponsor and mortgage loan seller (or an affiliate), is the holder of a related mezzanine loan secured by direct or indirect equity interests in the related mortgage borrower. The additional financial interest in these mortgaged properties may create a conflict of interest.

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These roles and other potential relationships may give rise to conflicts of interest as further described under “Risk Factors—Risks Related to Conflicts of Interest” in this free writing prospectus.

SIGNIFICANT DATES, PERIODS AND EVENTS

Cut-off Date	With respect to each mortgage loan, the later of the related due date of such mortgage loan in July 2015 and the date of origination of each mortgage loan.

Closing Date	On or about July 14, 2015.

Distribution Date	The fourth business day following the determination date in each month, commencing in August 2015. The initial distribution date will be August 12, 2015.

Record Date	With respect to any distribution date, the close of business on the last business day of the preceding month.

Determination Date	The sixth day of each month, or if such sixth day is not a business day, the following business day, commencing in August 2015.

Collection Period	With respect to any distribution date, the period that begins immediately following the determination date in the calendar month preceding the month in which that distribution date occurs (or, in the case of the initial distribution date, immediately following the cut-off date) and ends on the determination date in the calendar month in which that distribution date occurs.

Interest Accrual Period	With respect to any distribution date and each class of certificates (other than the Class V, Class R and Class LR certificates), the calendar month immediately preceding the month in which the distribution date occurs. Calculations of interest due in respect of each class of certificates (other than the Class V, Class R and Class LR certificates) will be made on the basis of a 360-day year consisting of twelve 30-day months.

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CERTIFICATES OFFERED

General	The depositor is offering hereby the following classes of COMM 2015-PC1 Mortgage Trust Commercial Mortgage Pass-Through Certificates:

	•	Class A-1

	•	Class A-2

	•	Class A-SB

	•	Class A-3

	•	Class A-4

	•	Class A-5

	•	Class X-A

	•	Class A-M

	•	Class B

	•	Class C

	•	Class D

The trust to be created by the depositor will consist of a total of 22 classes, the following of which are not being offered through this free writing prospectus and the attached prospectus:
	Class X-B, Class X-C, Class X-D, Class X-E, Class X-F, Class E, Class F, Class G, Class V, Class R and Class LR.

	The certificates will represent beneficial ownership interests in the issuing entity. The issuing entity’s assets will primarily consist of 80 fixed-rate mortgage loans. The mortgage loans are secured by first liens on 147 commercial, multifamily and manufactured housing community properties.

Certificate Balances
and Notional Balances	The offered certificates have the approximate initial certificate balances or notional balances, as applicable, set forth below, subject to a permitted variance of plus or minus 5.0%.

	Class A-1	$57,360,000
	Class A-2	$121,750,000
	Class A-SB(1)	$99,640,000
	Class A-3	$20,110,000
	Class A-4	$150,000,000
	Class A-5	$575,197,000
	Class X-A	$1,100,861,000
	Class A-M	$76,804,000
	Class B	$107,892,000
	Class C	$73,146,000
	Class D	$72,503,000

	(1)	The Class A-SB certificates have certain priority with respect to reducing the principal balance of those certificates to their planned principal balance, as described in this free writing prospectus.

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The certificates that are not offered in this free writing prospectus (other than the Class V, Class R and Class LR certificates) will have the initial certificate balances or notional balances, as applicable, as set forth under “Executive Summary—Certificates” in this free writing prospectus.

The Class X-A, Class X-B, Class X-C, Class X-D, Class X-E and Class X-F certificates will not have principal balances or entitle their holders to distributions of principal. The Class X-A, Class X-B, Class X-C, Class X-D, Class X-E and Class X-F certificates will represent the right to receive distributions of interest accrued as described in this free writing prospectus on their respective notional balances.

The notional balance of the Class X-A certificates will equal the aggregate certificate balance of each of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5 and Class A-M certificates outstanding from time to time. The total initial notional balance of the Class X-A certificates will be approximately $1,100,861,000.

The notional balance of the Class X-B certificates will equal the aggregate certificate balance of the Class B and Class C certificates outstanding from time to time. The total initial notional balance of the Class X-B certificates will be approximately $181,038,000.

The notional balance of the Class X-C certificates will equal the certificate balance of the Class D certificates outstanding from time to time. The total initial notional balance of the Class X-C certificates will be approximately $72,503,000.

The notional balance of the Class X-D certificates will equal the certificate balance of the Class E certificates outstanding from time to time. The total initial notional balance of the Class X-D certificates will be approximately $31,732,000.

The notional balance of the Class X-E certificates will equal the certificate balance of the Class F certificates outstanding from time to time. The total initial notional balance of the Class X-E certificates will be approximately $31,087,000.

The notional balance of the Class X-F certificates will equal the certificate balance of the Class G certificates outstanding from time to time. The total initial notional balance of the Class X-F certificates will be approximately $45,717,586.

Pass-Through Rates	Each class of certificates (other than the Class V, Class R and Class LR certificates) will accrue interest at an annual rate called a pass-through rate which is set forth or otherwise described below:

• The respective pass-through rates applicable to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class A-M, Class B, Class C, Class D, Class E, Class F and Class G certificates will equal one of (i) a fixed per annum rate, (ii) the weighted average of the net

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mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such distribution date occurs, (iii) a rate equal to the lesser of a specified pass-through rate and the rate specified in clause (ii), or (iv) the rate specified in clause (ii), less a specified rate.

•

The pass-through rate for the initial distribution date applicable to the (i) Class X-A certificates will equal approximately      % per annum, (ii) Class X-B certificates will equal approximately      % per annum, (iii) Class X-C certificates will equal approximately      % per annum, (iv) Class X-D certificates will equal approximately      % per annum, (v) Class X-E certificates will equal approximately      % per annum and (vi) Class X-F certificates will equal approximately      % per annum.

•

The pass-through rate for each of the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E and Class X-F certificates for any distribution date will equal the weighted average of the respective strip rates, which we refer to as Class X-A strip rates, Class X-B strip rates, Class X-C strip rates, Class X-D strip rates, Class X-E strip rates and Class X-F strip rates, respectively, at which interest accrues from time to time on the respective components of the notional balance of the Class X-A certificates, Class X-B certificates, Class X-C certificates, Class X-D certificates, Class X-E certificates and Class X-F certificates, respectively, outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of the components of the Class X-A certificates will have a component notional balance that corresponds to the certificate balance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, or Class A-M certificates, respectively. Each of the components of the Class X-B certificates will have a component notional balance that corresponds to the certificate balance of the Class B or Class C certificates, respectively. The Class X-C certificates will have a component notional balance that corresponds to the certificate balance of the Class D certificates. The Class X-D certificates will have a component notional balance that corresponds to the certificate balance of the Class E certificates. The Class X-E certificates will have a component notional balance that corresponds to the certificate balance of the Class F certificates. The Class X-F certificates will have a component notional balance that corresponds to the certificate balance of the Class G certificates. For purposes of the accrual of interest on the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E and Class X-F certificates for each distribution date, the applicable Class X-A strip rate, Class X-B strip rate, Class X-C strip rate, Class X-D strip rate, Class X-E strip rate or Class X-F strip rate as applicable, with respect to

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each such component for each such interest accrual period will equal the excess, if any, of (a) the weighted average of the net interest rates on the mortgage loans for such interest accrual period (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate in effect during such interest accrual period for the class of certificates.

	•	For a more detailed discussion of the Class X-A strip rates, the Class X-B strip rates, the Class X-C strip rates, the Class X-D strip rates, the Class X-E strip rates and the Class X-F strip rates and the pass-through rates applicable to the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E and Class X-F certificates, see “Description of the Offered Certificates—Distributions” in this free writing prospectus.

	•	The Class V, Class R and Class LR certificates will not have pass-through rates. See “Description of the Offered Certificates—Distributions—Method, Timing and Amount” and “—Payment Priorities” in this free writing prospectus.

See “Description of the Offered Certificates—Distributions” in this free writing prospectus.

Assumed Final Distribution
Date; Rated Final Distribution Date

The assumed final distribution dates of the offered certificates are set forth below. Such dates were calculated based on numerous assumptions as described in this free writing prospectus under “Description of the Offered Certificates—Distributions—Assumed Final Distribution Date.” Accordingly, if those assumptions prove to be inaccurate, the actual final distribution date for one or more classes of the offered certificates may be earlier or later, and could be substantially earlier or later, than the related assumed final distribution date(s).

	Class	Assumed Final Distribution Date
	Class A-1	November 2019
	Class A-2	April 2020
	Class A-SB	November 2024
	Class A-3	June 2023
	Class A-4	February 2025
	Class A-5	June 2025
	Class X-A	June 2025
	Class A-M	June 2025
	Class B	June 2025
	Class C	June 2025
	Class D	June 2025

The “Rated Final Distribution Date” of the certificates (other than the Class G, Class V, Class R and Class LR certificates) will be the distribution date in July 2050. The Class G, Class V, Class R and Class LR certificates will not have a Rated Final Distribution Date.

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Distributions

On each distribution date, you will be entitled to receive interest and principal distributions in respect of each class of certificates, other than the Class V, Class R and Class LR certificates, from available funds in an amount equal to your certificate’s interest and/or principal entitlement, subject to:

(i)

payment of the respective interest entitlement for any class of certificates having a higher payment priority, except in respect of the distribution of interest among the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class X-A, Class X-B, Class X-C, Class X-D, Class X-E and Class X-F certificates, which will have the same senior priority, and

(ii)

if applicable, payment of the respective principal entitlement for such distribution date to outstanding classes of certificates having a higher payment priority; provided, that the Class A-SB certificates have certain priority with respect to reducing the principal balance of those certificates to their planned principal balance, as described in this free writing prospectus.

A description of the principal and interest entitlement of each class of certificates offered in this free writing prospectus for each distribution date can be found in “Description of the Offered Certificates—Distributions—Method, Timing and Amount,” “—Payment Priorities” and “—Distribution of Available Funds” in this free writing prospectus.

None of the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E or Class X-F certificates will be entitled to any distributions of principal.

The Class V certificates will not be entitled to distributions of principal or interest other than excess interest accruing on an anticipated repayment date loan.

The Class R and Class LR certificates will not be entitled to distributions of interest or principal.
Prepayment Premiums;
Yield Maintenance Charges

Prepayment premiums and yield maintenance charges will be allocated as described in “Description of the Offered Certificates—Distributions—Prepayment Premiums and Yield Maintenance Charges” in this free writing prospectus.

Prepayment and Yield
Considerations	The yield to investors will be sensitive to the timing of prepayments, repurchases or purchases of mortgage loans and the magnitude of losses on the mortgage loans due to liquidations. The yield to maturity on each class of certificates offered in this free writing prospectus will be sensitive to the rate and timing of principal payments (including both voluntary and involuntary prepayments, defaults and liquidations) on the mortgage loans and payments with respect to repurchases thereof that are applied in reduction of the certificate balance of that class. See “Risk Factors—Risks Related to the Offered

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Certificates,” “—Risks Related to the Offered Certificates—Risks Related to Prepayments and Repurchases of Mortgage Loans”, “—Risks Related to the Offered Certificates—Yield Considerations” and “Yield and Maturity Considerations” in this free writing prospectus and “Yield and Maturity Considerations” in the accompanying prospectus.

Subordination; Allocation of
Losses and Certain Expenses

The following chart illustrates the manner in which the rights of various classes (other than the Class V, Class R and Class LR certificates) will be senior to the rights of other classes. This subordination will be effected in two ways: (i) entitlement to receive principal and interest on any distribution date is in descending order and (ii) mortgage loan losses are allocated in ascending order. However, no principal payments or principal losses will be allocated to the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E or Class X-F certificates, although mortgage loan losses that reduce the certificate balance of a class of certificates comprising a component of the notional balance of any of the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E or Class X-F certificates will reduce the notional balances of the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E or Class X-F certificates and, therefore, the amount of interest those classes accrue.

	(1)	The Class A-SB certificates have certain priority with respect to reducing the principal balance of those certificates to their planned principal balance, as described in this free writing prospectus.

	(2)	The Class X-A, Class X-B, Class X-C, Class X-D, Class X-E and Class X-F certificates are interest-only certificates.

No other form of credit enhancement will be available for the benefit of the holders of the certificates offered in this free writing prospectus.
In certain circumstances, shortfalls in mortgage loan interest that are the result of the timing of prepayments and that are in excess of the sum of (x) all or a portion of the servicing fee payable to the master servicer and (y) the amount of mortgage loan interest (exclusive of the excess interest) that accrues and is collected

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with respect to any principal prepayment that is made after the date on which interest is due will be allocated to, and be deemed distributed to, each class of certificates (other than the Class V, Class R and Class LR certificates), pro rata, based upon amounts distributable in respect of interest to each class. See “Description of the Offered Certificates—Distributions—Prepayment Interest Shortfalls” in this free writing prospectus.

Shortfalls in Mortgage
Pool Available Funds	The following types of shortfalls in available funds will be allocated in the same manner as mortgage loan losses:

	•	shortfalls resulting from additional servicing compensation which the master servicer or the special servicer is entitled to receive;

•

shortfalls resulting from interest on advances made by the master servicer, the special servicer or the trustee (to the extent not covered by default interest and late payment fees paid by the related borrower that are not paid to the master servicer or the special servicer as compensation);

•

shortfalls resulting from unanticipated expenses of the issuing entity (including, but not limited to, expenses relating to environmental assessments, appraisals, any administrative or judicial proceeding, management of REO properties, maintenance of insurance policies, and permissible indemnification); and

	•	shortfalls resulting from a reduction of a mortgage loan’s interest rate by a bankruptcy court or from other unanticipated or default-related expenses of the issuing entity.

Advances

A.	General	The master servicer is required to advance delinquent monthly payments on a mortgage loan if the master servicer determines that the advance (and interest on that advance) will be recoverable from proceeds of the related mortgage loan. A principal and interest advance will generally equal the delinquent portion of the monthly payment (other than a final “balloon” payment that may be due at the related maturity). The master servicer will not be required to advance interest in excess of a mortgage loan’s regular interest rate (i.e., not including any default rate or any excess interest accruing on an anticipated repayment date loan). The master servicer is also not required to advance, among other things, prepayment premiums or yield maintenance charges, or balloon payments. If an advance is made, the master servicer will defer (rather than advance) its servicing fees, but will advance the trustee/certificate administrator’s fees and the operating advisor’s fees. Neither the master servicer nor the trustee will be required to make a principal and interest advance on any companion loan. In addition, neither the master servicer nor the trustee will make an advance if the special servicer determines that such advance is not recoverable from proceeds of the related mortgage loan.

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If a borrower fails to pay amounts due on the maturity date of the related mortgage loan, the master servicer will be required, on and after such date and until final liquidation of that mortgage loan, to advance only an amount equal to the interest (at the mortgage loan’s regular interest rate, as described above) and principal portion of the monthly payment due immediately prior to the maturity date, as may be reduced by applicable appraisal reduction events as described in this free writing prospectus, subject to a recoverability determination. With respect to each mortgage loan or serviced loan combination, the master servicer will also be obligated (subject to the limitations described in this free writing prospectus and except with respect to any non-serviced mortgage loans, with respect to which advances will be made as described under “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in this free writing prospectus (see also “Description of the Mortgage Pool—Loan Combinations—The 760 & 800 Westchester Avenue Loan Combination—Advancing” and “—The Gateway Portfolio Loan Combination—Advancing”) to make advances to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of the related mortgage, enforce the terms of any mortgage loan (or serviced loan combination) or to protect, manage and maintain each related mortgaged property. Any determination by the special servicer that an advance proposed to be made is non-recoverable will be conclusive and binding on the master servicer, subject to the terms of the pooling and servicing agreement related to this transaction.

If the master servicer fails to make any required advance, the trustee will be required to make the advance. The obligation of the master servicer and the trustee to make an advance will also be subject to a determination of non-recoverability. The trustee will be entitled to conclusively rely on the determination of non-recoverability made by either the master servicer or the special servicer. With respect to any loan combination, the master servicer and the trustee will be entitled to conclusively rely on any determination of non-recoverability made by a master servicer or special servicer of a related pari passu companion loan if such companion loan has been securitized in a securitization rated by one or more nationally recognized statistical rating organizations and such master servicer or special servicer is an approved master servicer or special servicer by the rating agency rating the related offered certificates.

Principal and interest advances are intended to maintain a regular flow of scheduled interest and principal payments to the certificateholders and are not intended to guarantee or insure against losses. Generally, advances that cannot be reimbursed out of collections on, or in respect of, the related mortgage loans will be reimbursed directly from any other collections on the mortgage loans as provided in this free writing prospectus and thus will cause losses to be borne by certificateholders in the priority specified in this free writing prospectus. The master

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servicer and the trustee will be entitled to interest on any advances made. This interest will accrue at the rate and is payable under the circumstances described in this free writing prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise available for payment on the certificates.

See “The Pooling and Servicing Agreement—Advances” in this free writing prospectus.

B.	Appraisal Reduction Event	Certain adverse events affecting a mortgage loan (other than a non-serviced mortgage loan) or any serviced loan combination, called appraisal reduction events, will require the special servicer to obtain a new appraisal (or, with respect to mortgage loans or serviced loan combinations having a principal balance under $2,000,000, at the special servicer’s option, an estimate of value prepared by the special servicer or an appraisal of the related mortgaged property). Based on the appraised value in such appraisal, it may be necessary to calculate an appraisal reduction amount. The amount of interest required to be advanced in respect of a mortgage loan that has been subject to an appraisal reduction event will equal the product of (a) the amount that would be required to be advanced without giving effect to such appraisal reduction event and (b) a fraction, the numerator of which is the stated principal balance of the mortgage loan less any appraisal reduction amounts allocable to such mortgage loan and the denominator of which is the stated principal balance. Due to the payment priorities described above, this will reduce the funds available to pay interest on the most subordinate class or classes of certificates then outstanding.

Each non-serviced mortgage loan will be subject to provisions of the pooling and servicing agreement under which it is serviced relating to appraisal reductions that may be different than the provisions set forth above. The existence of an appraisal reduction in respect of a non-serviced mortgage loan will proportionately reduce the master servicer’s or the trustee’s obligation to make principal and interest advances on such mortgage loan under the pooling and servicing agreement. See “Description of the Mortgage Pool—Loan Combinations” and “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in this free writing prospectus.

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THE MORTGAGE POOL

Characteristics of the Mortgage Pool

A.	General	For a more complete description of the mortgage loans, see the following sections in this free writing prospectus:

• Description of the Mortgage Pool;

• Annex A-1 (Certain Characteristics of the Mortgage Loans);

• Annex A-2 (Certain Pool Characteristics of the Mortgage Loans and Mortgaged Properties); and

• Annex B (Description of the Top 20 Mortgage Loans).

All numerical information provided in this free writing prospectus with respect to the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects weighting of the mortgage loans by their respective principal balances as of the cut-off date. For purposes of calculating the respective outstanding principal balances of the mortgage loans as of the cut-off date, it was assumed that all scheduled payments of principal due with respect to the mortgage loans on the cut-off date are timely made.

When information with respect to mortgaged properties is presented as of the cut-off date and is expressed as a percentage of the initial outstanding pool balance, the percentages are based upon the outstanding principal balance as of the cut-off date of the related mortgage loan or allocated loan amount attributed to such mortgaged property.

The information in the following chart is presented as of the cut-off date, unless otherwise indicated. The information contained in the footnotes to the chart below is applicable throughout this free writing prospectus, unless otherwise indicated.

With respect to the 760 & 800 Westchester Avenue mortgage loan and the Gateway Portfolio mortgage loan, each of which is secured by a mortgaged property or portfolio of mortgaged properties that also secures one or more pari passu companion loans that will not be included in the issuing entity, the debt service coverage ratio, loan-to-value ratio and debt yield have been calculated based on such mortgage loan that will be included in the issuing entity and the related pari passu companion loan(s) that will not be included in the issuing entity.

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The information in the following chart is presented as of the cut-off date, unless otherwise indicated. The information contained in the footnotes to the chart below is applicable throughout this free writing prospectus, unless otherwise indicated.
All Mortgage Loans
Number of Mortgage Loans	80
Number of Mortgaged Properties	147
Number of Amortizing Balloon Mortgage Loans(1)	30
Number of Partial Interest-Only Mortgage Loans(2)	38
Number of Interest-Only Mortgage Loans(3)	12
Aggregate Principal Balance	$1,462,938,586
Range of Mortgage Loan Principal Balances
Minimum Mortgage Loan Balance	$1,847,517
Maximum Mortgage Loan Balance	$125,000,000
Average Mortgage Loan Principal Balance	$18,286,732
Range of Mortgage Rates
Minimum Mortgage Rate	3.7550%
Maximum Mortgage Rate	5.5850%
Weighted Average Mortgage Rate	4.4542%
Range of Remaining Terms to Maturity(4)
Minimum Remaining Term(4)	52 months
Maximum Remaining Term(4)	120 months
Weighted Average Remaining Terms to Maturity(4)	112 months
Range of Remaining Amortization Terms(5)(9)
Minimum Remaining Amortization Term(5)(9)	195 months
Maximum Remaining Amortization Term(5)(9)	360 months
Weighted Average Remaining Amortization Term(5)(9)	346 months
Range of Cut-off Date Loan-to-Value Ratios(6)(7)(8)
Minimum Cut-off Date Loan-to-Value Ratio(6)(7)(8)	26.4%
Maximum Cut-off Date Loan-to-Value Ratio(6)(7)(8)	75.0%
Weighted Average Cut-off Date Loan-to-Value Ratio(6)(7)(8)	66.6%
Range of U/W NCF Debt Service Coverage Ratios(6)(9)
Minimum U/W NCF Debt Service Coverage Ratio(6)(9)	1.21x
Maximum U/W NCF Debt Service Coverage Ratio(6)(9)	3.03x
Weighted Average U/W NCF Debt Service Coverage Ratio(6)(9)	1.70x
Range of U/W NOI Debt Yields(6)(8)
Minimum U/W NOI Debt Yield(6)(8)	8.2%
Maximum U/W NOI Debt Yield(6)(8)	27.2%
Weighted Average U/W NOI Debt Yield(6)(8)	10.6%

(1)	Does not include interest-only mortgage loans or partial interest-only mortgage loans.

(2)	Includes 38 mortgage loans, collectively representing approximately 52.4% of the outstanding pool balance as of the cut-off date, which pay interest-only for a portion of their term. The interest-only period for such mortgage loans ranges from 6 months to 100 months following the cut-off date.

(3)	Includes 12 mortgage loans, collectively representing approximately 21.4% of the outstanding pool balance as of the cut-off date, which pays interest-only through their respective maturity date or anticipated repayment date.

(4)	Calculated with respect to an anticipated repayment date for 1 mortgage loan, representing approximately 1.5% of the outstanding pool balance as of the cut-off date.

(5)	Excludes 12 mortgage loans, collectively representing approximately 21.4% of the outstanding pool balance as of the cut-off date, each of which pays interest-only until its respective maturity date or anticipated repayment date.

(6)	In the case of the 760 & 800 Westchester Avenue mortgage loan and Gateway Portfolio mortgage loan, collectively representing approximately 3.9% of the outstanding pool balance as of the cut-off date, each of which has one or more pari passu companion loans that are not included in the issuing entity, the debt service coverage ratios, loan-to-value ratios and debt yields have been calculated based on such mortgage loan included in the

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issuing entity and the related pari passu companion loan(s) not included in the issuing entity.

		(7)	In the case of 2 of the mortgage loans, collectively representing approximately 1.1% of the outstanding pool balance as of the cut-off date, the loan-to-value ratio for such mortgage loans has been calculated based on the “as complete” appraised value of the related mortgaged properties. For further description, see the definition of “Appraised Value” in “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this free writing prospectus.

		(8)	In the case of 3 of the mortgage loans, representing approximately 4.3% of the initial outstanding pool balance as of the cut-off date, the loan-to-value ratio and, the debt yield for such mortgage loan has been calculated based on the mortgage loan balance net of a holdback reserve or an earnout reserve. For further description, see the definitions of “Cut-off Date Loan-to-Value Ratio” and “Cut-off Date U/W NOI Debt Yield” in “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this free writing prospectus.

		(9)	Annual debt service, monthly debt service and the debt service coverage ratios are calculated using the average of the principal and interest payments for the first twelve payment periods of the mortgage loan following cut-off date (but without regard to any leap year adjustments), provided that (i) in the case of a mortgage loan that provides for interest-only payments through maturity or its anticipated repayment date, as applicable, such items are calculated based on the interest payments scheduled to be due on the first due date following the cut-off date and the 11 due dates thereafter for such mortgage loan, (ii) in the case of a mortgage loan that provides for an initial interest-only period that ends prior to maturity or its anticipated repayment date, as applicable, and provides for scheduled amortization payments thereafter, such items are calculated based on the monthly payment of principal and interest payable immediately following the expiration of the interest-only period and (iii) in the case of a mortgage loan with one or more related pari passu companion loans, annual debt service is calculated inclusive of such pari passu companion loans. In the case of the 760 & 800 Westchester Avenue mortgage loan, representing approximately 2.3% of the initial outstanding pool balance as of the cut-off date, following an initial interest only period of 60 months, the mortgage loan amortizes based on a non-standard amortization schedule attached to this free writing prospectus as Annex H-1, and the debt service coverage ratio for such mortgage loan was calculated based on the debt service for the first 12 months of amortizing payments. In the case of the 7 Eleven & Walgreens Portfolio mortgage loan, representing approximately 1.5% of the initial outstanding pool balance as of the cut-off date, following an initial interest only period of 101 months, the mortgage loan amortizes based on a non-standard amortization schedule attached to this free writing prospectus as Annex H-2, and the debt service coverage ratio for such mortgage loan was calculated based on the debt service for the first 12 months of amortizing payments.

B.	Split Loan Structures	The mortgage loans secured by the mortgaged properties or portfolio of mortgaged properties identified as 760 & 800 Westchester Avenue and Gateway Portfolio on Annex A-1 to this free writing prospectus also secure one or more companion loans that will not be included in the mortgage pool.

The mortgaged property identified as 760 & 800 Westchester Avenue on Annex A-1 to this free writing prospectus secures (1) one promissory note designated as Note A-2 (referred to in this free writing prospectus as the “760 & 800 Westchester Avenue mortgage loan”) with an aggregate outstanding principal balance as of the cut-off date of $33,000,000, representing approximately 2.3% of the outstanding pool balance as of the cut-off date, (2) one pari passu companion loan, evidenced by promissory note A-1, which is not included in the issuing entity, with an outstanding principal balance as of the cut-off date of $35,000,000, which is currently held by the WFCM 2015-NXS1

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issuing entity and (3) one pari passu companion loan, evidenced by promissory note A-3, which is not included in the issuing entity, with an outstanding principal balance as of the cut-off date of $32,000,000, which is currently held by the COMM 2015-DC1 issuing entity (each of which is referred to in this free writing prospectus as a “companion loan”). The 760 & 800 Westchester Avenue mortgage loan and the related companion loans are pari passu in right of payment and are collectively referred to in this free writing prospectus as the “760 & 800 Westchester Avenue loan combination,” a “loan combination” and a “non-serviced loan combination”. The related companion loan may be sold or further divided at any time (subject to compliance with the terms of the related intercreditor agreement). For additional information regarding the 760 & 800 Westchester Avenue loan combination, see “Description of the Mortgage Pool—Loan Combinations—The 760 & 800 Westchester Avenue Loan Combination” in this free writing prospectus.

The mortgaged property identified as Gateway Portfolio on Annex A-1 to this free writing prospectus secures (1) one promissory note designated as Note A-1 (referred to in this free writing prospectus as the “Gateway Portfolio mortgage loan”) with an aggregate outstanding principal balance as of the cut-off date of $23,754,080, representing approximately 1.6% of the outstanding pool balance as of the cut-off date and (2) one pari passu companion loan, evidenced by promissory note A-2, which is not included in the issuing entity, with an outstanding principal balance as of the cut-off date of $14,272,248, which is currently held by the WFCM 2015-NXS1 issuing entity (which is referred to in this free writing prospectus as a “companion loan”). The Gateway Portfolio mortgage loan and the related companion loan is pari passu in right of payment and are collectively referred to in this free writing prospectus as the “ Gateway Portfolio loan combination,” a “loan combination” and a “serviced loan combination”. The related companion loan may be sold or further divided at any time (subject to compliance with the terms of the related intercreditor agreement). For additional information regarding the Gateway Portfolio loan combination, see “Description of the Mortgage Pool—Loan Combinations—The Gateway Portfolio Loan Combination” in this free writing prospectus.

C.	ARD Loans	The mortgage loans secured by the mortgaged properties identified on Annex A-1 to this free writing prospectus as Intuit Regional HQ, representing approximately 1.5% of the outstanding pool balance as of the cut-off date, are each an “ARD” loan and generally provide that if, after a certain date referred to herein as an “anticipated repayment date” or “ARD”, the related borrower has not prepaid such mortgage loan in full, then (i) the non-default rate at which interest accrues will increase, (ii) payment of the additional interest that accrues as a result of such increase in interest rate, together with compound interest thereon (to the extent permitted by applicable law), will be deferred until the principal balance of the subject mortgage loan is paid in full, and (iii) from and after the related ARD, all excess cash flow generated by the related mortgaged property

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		each month that remains after the payment of scheduled debt service and escrows and property expenses will be applied to pay down principal of the subject mortgage loan. Failure to pay the principal amount of such mortgage loan on its anticipated repayment date will not constitute an event of default.

D.	Security for the Mortgage Loans	All of the mortgage loans included in the issuing entity will be secured on the closing date by first liens on mortgaged properties.

E.	Non-recourse	All of the mortgage loans are or should be considered non-recourse obligations. No mortgage loan will be insured or guaranteed by any governmental entity or private insurer, or by any other person.

F.	Fee Simple/Leasehold Estate	Each mortgage loan is secured by, among other things, a first mortgage lien on (i) the fee simple estate in an income-producing real property, which would include mortgaged properties constituting the borrower’s leasehold interest or interests in the mortgaged property along with the corresponding fee interest of the ground lessor in such mortgaged property or (ii) either (a) a leasehold estate in a portion of the mortgaged property and a fee estate in a portion of the mortgaged property or (b) a leasehold estate in the mortgaged property and no mortgage on the related fee estate, as set forth below:

		Interest of Borrower Encumbered	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	%of Initial Outstanding Pool Balance(1)
		Fee Simple(2)	143	$1,325,556,486	90.6%
		Fee Simple/Leasehold	3	$120,209,955	8.2%
		Leasehold	1	$17,172,145	1.2%
		Total	147	$1,462,938,586	100.0%

		(1)		Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for any mortgaged property that relates to a mortgage loan secured by more than one mortgaged property is based on allocated loan amounts (which amounts, if not specified in the related mortgage loan documents, are based on the appraised values and/or square footage of each mortgaged property and/or each mortgaged property’s underwritten net cash flow).

		(2)		May include mortgaged properties constituting the borrower’s leasehold interest in the mortgaged property along with the corresponding fee interest of the ground lessor in such mortgaged property.

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G.	Property Purpose	The number of mortgaged properties, and the aggregate cut-off date balance and approximate percentage of the initial outstanding pool balance of the mortgage loans secured thereby, for each indicated purpose are:

		Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Initial Outstanding Pool Balance(1)
		Office	21	$529,600,218	36.2%
		CBD	10	$375,609,115	25.7%
		Suburban	8	$140,877,695	9.6%
		Urban	2	$10,631,448	0.7%
		Medical	1	$2,481,959	0.2%
		Hospitality	20	$340,316,948	23.3%
		Full Service	6	$190,610,607	13.0%
		Limited Service	11	$95,359,142	6.5%
		Extended Stay	2	$38,385,577	2.6%
		Select Service	1	$15,961,623	1.1%
		Retail	55	$262,839,105	18.0%
		Anchored(2)	48	$203,948,490	13.9%
		Unanchored	7	$58,890,616	4.0%
		Mixed Use	5	$120,144,282	8.2%
		Retail/Office	2	$57,225,000	3.9%
		Office/Warehouse	1	$34,319,282	2.3%
		Office/Retail/Warehouse	2	$28,600,000	2.0%
		Industrial	32	$112,917,223	7.7%
		Multifamily	9	$59,664,690	4.1%
		Manufactured Housing Community	1	$19,773,507	1.4%
		Self Storage	4	$17,682,613	1.2%
		Total/Weighted Average	147	$1,462,938,586	100.0%

		(1)		Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for any mortgaged property that relates to a mortgage loan secured by more than one mortgaged property is based on allocated loan amounts (which amounts, if not specified in the related mortgage loan documents, are based on the appraised value and/or square footage of each mortgaged property and/or each mortgaged property’s underwritten net cash flow).

		(2)		Includes anchored, shadow anchored and single tenant properties.

H.	Property Locations	The mortgaged properties are located in 26 separate states and Puerto Rico. The table below shows the number of mortgaged properties, the aggregate principal balance of the related mortgage loans, and the percentage of initial outstanding pool balance secured by mortgaged properties that are located in the top jurisdictions that have concentrations of mortgaged properties of 5.0% or more (based on allocated loan amount as a percentage of the initial outstanding pool balance) as of the cut-off date:

		State/Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Initial Outstanding Pool Balance(1)
		California	17	$424,841,530	29.0%
		Florida	6	$132,827,867	9.1%
		Texas	11	$122,701,704	8.4%
		Michigan	31	$92,315,616	6.3%
		New York	3	$89,319,282	6.1%

		(1)		Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for any mortgaged property that relates to a mortgage loan secured by more than one mortgaged property is based on allocated loan amounts (which amounts, if not specified in the related mortgage loan documents, are based on the appraised value and/or square footage of each mortgaged property and/or each mortgaged property’s underwritten net cash flow).

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		See “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this free writing prospectus.

I.	Due Dates	Subject in some cases to a next business day convention, all of the mortgage loans have due dates upon which interest and/or principal payments are due under the related note that occur as described in the following table with the indicated grace period.
		Due Date	Default Grace Period Days	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance
		6	0	69	$1,230,419,925	84.1%
		5	0	9	$172,807,838	11.8%
		1	5	1	$30,000,000	2.1%
		1	0	1	$29,710,824	2.0%
				80	$1,462,938,586	100.0%

		As used in this free writing prospectus, “grace period” is the number of days before a payment default is an event of default under each mortgage loan. A grace period does not apply to a maturity date or anticipated repayment date payment. The information in the table above is based on the related loan documents. Certain jurisdictions may impose a statutorily longer grace period. See Annex A-1 to this free writing prospectus for information on the number of days before a payment default is an event of default under each mortgage loan.

J.	Amortization Types	The mortgage loans have the amortization characteristics set forth in the following table:
		Type of Amortization	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance
		Interest Only, then Amortizing(1)	38	$767,134,300	52.4%
		Amortizing Balloon(2)	30	$383,004,286	26.2%
		Interest Only	11	$290,900,000	19.9%
		Interest Only, ARD	1	$21,900,000	1.5%
		Total	80	$1,462,938,586	100.0%

		(1)	Includes 38 mortgage loans that pay interest-only for the first 6 to 100 scheduled payments after the cut-off date and thereafter provide for regularly scheduled payments of interest and principal based on an amortization period longer than the remaining term of such mortgage loan to maturity. Each such mortgage loan therefore has an expected balloon balance at the maturity date. In the case of the 760 & 800 Westchester Avenue mortgage loan, representing approximately 2.3% of the initial outstanding pool balance as of the cut-off date, following an initial interest only period of 60 months, the mortgage loan amortizes based on a non-standard amortization schedule attached to this free writing prospectus as Annex H-1, and the debt service coverage ratio for such mortgage loan was calculated based on the debt service for the first 12 months of amortizing payments. In the case of the 7 Eleven & Walgreens Portfolio mortgage loan, representing approximately 1.5% of the initial outstanding pool balance as of the cut-off date, following an initial interest only period of 101 months, the mortgage loan amortizes based on a non-standard amortization schedule attached to this free writing prospectus as Annex H-2, and the debt service coverage ratio for such mortgage loan was calculated based on the debt service for the first 12 months of amortizing payments.

		(2)	Does not include mortgage loans that are interest-only through the related maturity date or partial interest-only mortgage loans.

		All of the mortgage loans will have substantial principal payments due on their maturity dates, unless prepaid earlier,

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subject to the terms and conditions of the prepayment provisions of each mortgage loan.

K.	Modified and Refinanced Loans	As of the cut-off date, none of the mortgage loans were modified due to a delinquency or impending delinquency.

Each of the following mortgage loans refinanced a prior loan that was in maturity default at the time of refinancing:

• With respect to the mortgaged property identified on Annex A-1 to this free writing prospectus as Park Plaza on the Curve, which secures a mortgage loan representing approximately 0.6% of the outstanding pool balance as of the cut-off date, the mortgage loan refinanced a prior loan in full that was in maturity default at the time of the refinancing.

For additional information, see “Risk Factors—Risks Related to the Mortgage Loans—Prior Bankruptcies, Defaults or Other Proceedings May Be Relevant to Future Performance” in this free writing prospectus.

L.	Properties Underwritten
Based on Projections of
	Future Income	With respect to 5 mortgaged properties, representing approximately 4.3% of the outstanding pool balance as of the cut-off date (by allocated loan amount), such mortgaged properties (i) were constructed or the subject of a major renovation that was completed within 12 calendar months prior to the cut-off date and therefore the related mortgaged property has no prior operating history, (ii) have a borrower or an affiliate under the related mortgage loan that acquired the related mortgaged property within 12 calendar months prior to the cut-off date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired mortgaged property or (iii) are single tenant properties subject to triple-net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related mortgaged property.

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M.	Voluntary Prepayment
	Provisions; Defeasance Loans	The mortgage loans have the following prepayment and/or defeasance characteristics following the related initial lockout period, as described below:

Defeasance and Prepayment

	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance
Lockout, Defeasance(1)(3)	68	$1,272,968,883	87.0%
Lockout, Yield Maintenance(2)(3)	9	$125,219,704	8.6%
Lockout, Defeasance or Yield Maintenance(1)(2)(3)	2	$42,750,000	2.9%
Yield Maintenance, Defeasance or Yield Maintenance(1)(3)	1	$22,000,000	1.5%
Total	80	$1,462,938,586	100.0%

(1)	All of the mortgage loans that permit defeasance prohibit defeasance until at least the second anniversary of the closing date.
(2)	All mortgage loans classified as “Lockout, Yield Maintenance” prohibit voluntary prepayment until at least 4 payments following the cut-off date.
(3)	Certain of the mortgage loans may permit a voluntary partial prepayment in connection with a partial release or substitution of a mortgaged property or portion thereof prior to the end of the related lockout period for such mortgage loan (including, in certain cases, a defeasance loan that permits a partial release with yield maintenance). See “Description of the Mortgage Pool─Certain Terms and Conditions of the Mortgage Loans─Property Releases” in this free writing prospectus.

All of the mortgage loans that permit voluntary prepayment or defeasance require that the prepayment or defeasance be made on the due date or, if on a different date, that any prepayment or defeasance be accompanied by the interest that would be due on the next due date.

Lock-Out Period for Yield Maintenance Loans

Each of the mortgage loans listed in the table below permits prepayment with a yield maintenance charge (which amount is, in some cases, at least 1% of the prepaid amount), in certain circumstances, following a lock-out period as indicated in the following table:

Mortgage Loan	Cut-off Date Principal Balance	% of Initial Outstanding Pool Balance	Lock-Out Period (months from Cut-off Date)
Belamar Hotel	$24,500,000	1.7%	23
Gateway Portfolio	$23,754,088	1.6%	4
Hilton Brentwood	$22,500,000	1.5%	24
80 Arkay Drive	$22,000,000	1.5%	0
DoubleTree South Bend	$20,250,000	1.4%	24
Sandcastle Inn Pacifica	$18,600,000	1.3%	23
Inn at Marina Del Rey Pacifica	$13,300,000	0.9%	23
Inn at Venice Beach Pacifica	$12,625,000	0.9%	23
Townhomes With A View	$12,200,000	0.8%	24
West-Tel Plaza & Tyler	$7,490,616	0.5%	23
Mount Vernon Shopping Center	$7,250,000	0.5%	24
7 Carnegie Plaza	$5,500,000	0.4%	12

The mortgage loans that are subject to yield maintenance provisions generally permit voluntary prepayment without the payment of any penalty on the last 3 to 5 scheduled payment dates (through and including their respective maturity date or anticipated repayment date).

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N.	Certain Variances from
	Underwriting Standards	The mortgage loans that German American Capital Corporation will be selling to the depositor were originated in accordance with German American Capital Corporation’s underwriting standards, as set forth under “The Sponsors, Mortgage Loan Sellers and Originators—German American Capital Corporation—GACC’s Underwriting Standards” in this free writing prospectus, except as described under “—GACC’s Underwriting Standards—Exceptions” in this free writing prospectus.

The mortgage loans that Jefferies LoanCore LLC will be selling to the depositor were originated in accordance with Jefferies LoanCore LLC’s underwriting standards, as set forth under “The Sponsors, Mortgage Loan Sellers and Originators—Jefferies LoanCore LLC—Jefferies LoanCore’s Underwriting Standards” in this free writing prospectus.

The mortgage loans that UBS Real Estate Securities Inc. will be selling to the depositor were originated in accordance with UBS Real Estate Securities Inc.’s underwriting standards, as set forth under “The Sponsors, Mortgage Loan Sellers and Originators—UBS Real Estate Securities Inc.—UBSRES’ Underwriting Standards” in this free writing prospectus.

The mortgage loans that Natixis Real Estate Capital LLC will be selling to the depositor were originated in accordance with Natixis Real Estate Capital LLC’s underwriting standards, as set forth under “The Sponsors, Mortgage Loan Sellers and Originators—Natixis Real Estate Capital LLC—NREC’s Underwriting Standards” in this free writing prospectus.

The mortgage loans that The Bank of New York Mellon will be selling to the depositor were originated in accordance with The Bank of New York Mellon’s underwriting standards, as set forth under “The Sponsors, Mortgage Loan Sellers and Originators—The Bank of New York Mellon—Review of BNY Mellon Mortgage Loans” in this free writing prospectus.

O.	Mortgage Loans with
	Related Borrowers	Eight (8) groups of mortgage loans have related borrowers that are affiliated with one another through partial or complete direct or indirect common ownership, collectively representing approximately 27.1% of the outstanding pool balance as of the cut-off date. The foregoing is in addition to any particular mortgage loan that has multiple affiliated borrowers.

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P.	Significant Mortgage Loans	The following table sets forth information regarding the mortgage loans, which represent, in the aggregate, approximately 38.7% of the initial outstanding pool balance.

Ten Largest Mortgage Loans

Mortgage Loan	Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Remaining Term or ARD	U/W NCF DSCR	Cut-off Date LTV	LTV Ratio at Maturity or ARD	Cut-off Date U/W NOI Debt Yield
9000 Sunset	$125,000,000	8.5%	3.9990%	117	2.00x	64.8%	64.8%	8.2%
Princeton GSA Portfolio	$114,000,000	7.8%	5.5850%	120	1.21x	68.6%	60.2%	9.3%
Ocean Key Resort and Spa	$75,000,000	5.1%	4.0350%	117	1.85x	60.5%	49.8%	12.4%
The Plaza at Harmon Meadow	$48,875,000	3.3%	4.7000%	57	1.90x	74.6%	74.6%	9.3%
CORE West Industrial Portfolio	$44,000,000	3.0%	4.5000%	119	1.67x	73.0%	60.7%	11.0%
Riverview Center	$34,319,282	2.3%	4.6000%	57	1.88x	61.3%	54.4%	13.9%
760 & 800 Westchester Avenue(1)	$33,000,000	2.3%	4.6948%	112	1.35x	66.2%	60.9%	9.0%
Sentinel Hotel	$32,861,475	2.2%	4.0350%	117	1.79x	74.2%	59.3%	11.1%
270 Munoz Rivera	$30,000,000	2.1%	4.1300%	119	1.93x	65.8%	55.6%	12.1%
Residence Inn San Diego	$29,710,824	2.0%	4.5000%	119	1.71x	68.3%	55.3%	11.4%
	$566,766,581	38.7%	4.5343%	109	1.71x	67.1%	60.3%	10.2%

(1)	In the case of the 760 & 800 Westchester Avenue mortgage loan, representing approximately 2.3% of the outstanding pool balance as of the cut-off date, has one or more pari passu companion loans that are not included in the issuing entity, the debt service coverage ratio, loan-to-value ratios and debt yield for such mortgage loan has been calculated based on the mortgage loan included in the issuing entity and the related pari passu companion loans not included in the issuing entity.

ADDITIONAL CONSIDERATIONS

Optional Termination	On any distribution date on which the remaining aggregate principal balance of the mortgage loans remaining in the issuing entity is less than 1.0% of the aggregate principal balance of all of the mortgage loans as of the cut-off date (except for certain mortgage loans, as further described under “The Pooling and Servicing Agreement—Optional Termination” in this free writing prospectus), each of (i) the holder of the majority interest of the controlling class, (ii) the special servicer or (iii) the master servicer, in that order, may exercise an option to purchase all of the mortgage loans (including all property acquired through the exercise of remedies in respect of any mortgage loan). Exercise of this option will terminate the issuing entity and retire the then outstanding certificates. If the Class A-1 through Class D certificates are no longer outstanding, the issuing entity could also be terminated in connection with an exchange by a sole remaining certificateholder of all the then outstanding certificates, excluding the Class V, Class R and Class LR certificates (and, if the sole remaining certificateholder has taken only an assignment of the voting rights of the Class X-D, Class X-E and Class X-F certificates) for the mortgage loans and REO property remaining in the issuing entity, and the sole remaining certificateholder makes a payment, including the “master servicer make whole amount,” to the certificate administrator and the master servicer as described under “The Pooling and Servicing Agreement—Optional Termination” in this free writing prospectus.

See “The Pooling and Servicing Agreement—Optional Termination” in this free writing prospectus and “Description of the Certificates—Termination” in the prospectus.

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Repurchase Obligation	Each mortgage loan seller will make the representations and warranties set forth on Annex F to this free writing prospectus, subject to the exceptions described on Annex G to this free writing prospectus, with respect to the mortgage loans sold by such mortgage loan seller. If a mortgage loan seller has been notified of a breach of any of its representations and warranties or a defect in the documentation of any of the mortgage loans sold by it, which breach or defect materially and adversely affects the value of the subject mortgage loan, the value of the related mortgaged property or the interests of the trustee in the subject mortgage loan or the related mortgaged property, then that mortgage loan seller or an affiliate will be required to either cure the breach or defect (as applicable), repurchase the affected mortgage loan from the issuing entity, replace the affected mortgage loan with another mortgage loan or make a cash payment in lieu of such cure, repurchase or replacement as described under “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in this free writing prospectus. If the related mortgage loan seller or its affiliate, as applicable, decides to repurchase the affected mortgage loan, the repurchase would have the same effect on the offered certificates as a prepayment in full of the affected mortgage loan, except that the repurchase will not be accompanied by any prepayment premium or yield maintenance charge.

Sale of Defaulted Mortgage
Loans and REO Properties	Pursuant to the pooling and servicing agreement, if the special servicer determines that it would be in the best interests of the certificateholders and, in the case of a serviced loan combination, the related serviced companion loan noteholders (as a collective whole as if such parties constituted a single lender), it will be required to solicit offers for defaulted mortgage loans (including, with respect to any serviced loan combination, the related serviced companion loans) and REO properties and accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid from any person that constitutes a fair price for the defaulted mortgage loan or REO property, determined as described in “The Pooling and Servicing Agreement—Sale of Defaulted Mortgage Loans and Serviced REO Properties” in this free writing prospectus, unless the special servicer determines, in its reasonable and good faith judgment, that rejection of such offer would be in the best interests of the certificateholders and, in the case of any serviced loan combination, the related serviced companion loan noteholders, as a collective whole as if such certificateholders and companion loan noteholders constituted a single lender. See “The Pooling and Servicing Agreement—Sale of Defaulted Mortgage Loans and Serviced REO Properties” in this free writing prospectus.

With respect to any defaulted mortgage loan or REO property that is part of, or relates to, a serviced loan combination, the sale of such defaulted mortgage loan and REO property will, to the extent set forth in the related intercreditor agreement, generally be subject to any consultation rights of the related serviced

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companion loan holder, as further described in this free writing prospectus under “Description of the Mortgage Pool—Loan Combinations.”

The holder of a mezzanine loan secured by direct or indirect equity interests in the borrower under a mortgage loan, if any, generally has the right to purchase the related mortgage loan under certain default scenarios as described under “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Other Financing” and “Description of the Mortgage Pool—Loan Combinations” in this free writing prospectus.

In addition, with respect to the 760 & 800 Westchester Avenue mortgage loan, if such mortgage loan becomes a defaulted mortgage loan, the special servicer under the other pooling and servicing agreement will be required to sell such mortgage loan together with the related pari passu companion loans as notes evidencing one whole loan, in accordance with the provisions of the related intercreditor agreement and the related pooling and servicing agreement.

Conflicts of Interest	The relationships between the parties to this transaction and the activities, including business arrangements and financial dealings, of those parties or their affiliates may give rise to certain conflicts of interest. These conflicts of interests may arise from, among other things, the following relationships and activities:

	•	the ownership of any certificates, companion loans or mezzanine loans by the depositor, mortgage loan sellers, underwriters, master servicer, special servicer, trustee, certificate administrator, operating advisor or any of their affiliates;

	•	the relationships, including financial dealings and affiliates, of the mortgage loan sellers, underwriters, master servicer, special servicer, trustee, certificate administrator, operating advisor or any of their affiliates (or the master servicer, special servicer, trustee, certificate administrator, or operating advisor with respect to the securitization of any non-serviced companion loan or any of their affiliates) with each other or with any borrower, borrower sponsor or loan guarantor;

	•	the obligation of the special servicer to take actions at the direction of any directing holder;

	•	the broker-dealer activities of the underwriters and their affiliates, including taking long or short positions in the certificates or entering into credit derivative transactions with respect to the certificates;

•	the opportunity of the initial investor in the Class E, Class F, Class G, Class X-D, Class X-E, Class X-F and Class V certificates to request the removal or re-sizing of or other changes to the features of some or all of the mortgage loans

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or to adjust the amount payable to the sponsor of certain mortgage loans from the net proceeds of the certificates purchased by such investor; and

• the activities of the underwriters, master servicer, special servicer, certificate administrator, operating advisor, mortgage loan sellers or any of their affiliates in connection with any other transaction.

See “Risk Factors—Risks Related to Conflicts of Interest” in this free writing prospectus.

Material Federal Income
Tax Consequences	Elections will be made to treat portions of the issuing entity (exclusive of the portion of the issuing entity consisting of the excess interest and the related distribution account) as two separate REMICs, known as the “Lower-Tier REMIC” and the “Upper-Tier REMIC” (each, a “Trust REMIC”) for federal income tax purposes. In the opinion of counsel, such portions of the issuing entity will qualify for this treatment pursuant to their elections.

The Lower-Tier REMIC will issue regular interests, all of which will be held by the Upper-Tier REMIC, and a residual interest, represented by the Class LR certificates. The Upper-Tier REMIC will issue regular interests, represented by the Regular Certificates, and a residual interest, represented by the Class R certificates.

In the opinion of counsel, the portion of the issuing entity consisting of excess interest and related amounts in the Class V distribution account, beneficial ownership of which is represented by the Class V certificates, will be treated as a grantor trust for federal income tax purposes, as further described under “Material Federal Income Tax Consequences” in this free writing prospectus.

Federal income tax consequences of an investment in the certificates offered in this free writing prospectus include:

• Each class of offered certificates will constitute a class of “regular interest” in the Upper-Tier REMIC.

• The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.

•

It is anticipated that the Class [__], Class [__] and Class [__] certificates will be issued with original issue discount for federal income tax purposes and that the Class [__] certificates will be issued at a premium for federal income tax purposes.

See “Material Federal Income Tax Consequences” in this free writing prospectus.

ERISA Considerations	A fiduciary of an employee benefit plan should review with its legal advisors whether the purchase or holding of the certificates

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offered by this free writing prospectus could give rise to a transaction that is prohibited or is not otherwise permitted under either the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or whether there exists any statutory, regulatory or administrative exemption applicable thereto. The U.S. Department of Labor has granted an administrative exemption to Deutsche Bank Securities Inc., Department Final Authorization Number 97-03E, as amended by Prohibited Transaction Exemption 2013-08, which generally exempts from the application of certain of the prohibited transaction provisions of Section 406 of the Employee Retirement Income Security Act of 1974, as amended, and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Internal Revenue Code of 1986, transactions relating to the purchase, sale and holding of pass-through certificates sold by the underwriters and the servicing and operation of the related asset pool, provided that certain conditions are satisfied.

The depositor expects that the exemption granted to Deutsche Bank Securities Inc. will generally apply to the certificates offered in this free writing prospectus; provided that certain conditions are satisfied. See “ERISA Considerations” in this free writing prospectus and “Certain ERISA Considerations” in the prospectus.

Ratings	It is a condition to the issuance of the offered certificates that each class of the offered certificates receive the ratings set forth next to such certificate on the cover of this free writing prospectus from Moody’s Investors Service, Inc., Morningstar Credit Ratings, LLC and DBRS, Inc., as applicable.

See “Ratings” in this free writing prospectus and “Rating” in the prospectus for a discussion of the basis upon which ratings are given, the limitations of and restrictions on the ratings, and the conclusions that should not be drawn from a rating. Each of the rating agencies engaged by the depositor to rate the offered certificates has agreed to perform ratings surveillance with respect to its ratings for so long as the certificates remain outstanding. It is expected that fees for such ratings surveillance will be paid by the depositor. Although it is expected that the depositor will pay fees for ongoing rating surveillance by the rating agencies, the depositor has no obligation or ability to ensure that any rating agency performs rating surveillance. In addition, a rating agency may cease ratings surveillance if the information furnished to that rating agency is insufficient to allow it to perform surveillance.

A rating is not a recommendation to purchase, hold or sell the related certificates. Any rating agency that rates the certificates may, in its discretion, lower or withdraw its rating at any time as to any class of certificates. None of the relevant parties (including, without limitation, the issuing entity, the depositor, the sponsors, the servicers, the certificate administrator, the trustee, the operating advisor and their affiliates) will be required to monitor any changes to any ratings on the certificates.

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Nationally recognized statistical rating organizations that the depositor has not engaged to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings of a class of the offered certificates that are lower than the ratings assigned by the rating agencies engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to Moody’s Investors Service, Inc., Morningstar Credit Ratings, LLC and DBRS, Inc. and certain other nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected Moody’s Investors Service, Inc., Morningstar Credit Ratings, LLC and DBRS, Inc. to rate certain classes of offered certificates and did not select the other nationally recognized statistical rating organizations due, in part, to those nationally recognized statistical rating organizations’ initial subordination levels for the various classes of offered and non-offered certificates. Had the depositor selected such other nationally recognized statistical rating organizations to rate the offered certificates, we cannot assure you as to the ratings that such other nationally recognized statistical rating organizations would ultimately have assigned to the offered certificates. Further, with respect to the rating agencies engaged by the depositor to only rate certain classes of offered certificates, but not others, if the depositor had engaged such rating agencies to rate the remaining classes of offered certificates not rated by it, their ratings of such offered certificates may have been different, and potentially lower, than those ratings ultimately assigned to such offered certificates by the other rating agencies engaged to rate such offered certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

Neither the depositor nor any other person or entity will have any duty to notify you if any nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of offered certificates after the date of this free writing prospectus. In no event will no downgrade confirmations from any nationally recognized statistical rating organization (other than the rating agencies engaged by the depositor or except in so far as the matter involves a mortgage loan with a split loan structure and such other rating organization is hired to rate securities backed by the related companion loan) be a condition to any action, or the

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exercise of any right, power or privilege by any person or entity under the pooling and servicing agreement.

Furthermore, the Securities and Exchange Commission may determine that any or all of Moody’s Investors Service, Inc., Morningstar Credit Ratings, LLC and DBRS, Inc. no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the offered certificates, and that determination may have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates. See “Risk Factors—Risks Related to the Offered Certificates—Ratings of the Offered Certificates” and “Ratings” in this free writing prospectus and “Rating” in the prospectus for more information.

Legal Investment	No class of the offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability and consequences of the purchase, ownership, and sale of the offered certificates.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”), contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this free writing prospectus).

See “Legal Investment” in this free writing prospectus and the prospectus.

Denominations; Clearance
and Settlement	The certificates offered in this free writing prospectus will be issuable in registered form, in minimum denominations of certificate balance of (i) $10,000 with respect to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class A-M, Class B, Class C and Class D certificates and (ii) $100,000 with respect to the Class X-A certificates.

Investments in excess of the minimum denominations may be made in multiples of $1.

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You may hold your certificates through (i) The Depository Trust Company (“DTC”) (in the United States) or (ii) Clearstream Banking Luxembourg, a division of Clearstream International, société anonyme (“Clearstream”) or The Euroclear System (“Euroclear”) (in Europe). Transfers within DTC, Clearstream or Euroclear will be in accordance with the usual rules and operating procedures of the relevant system. See “Description of the Offered Certificates—Delivery, Form and Denomination,” “—Book-Entry Registration” and “—Definitive Certificates” in this free writing prospectus and “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in the attached prospectus.

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RISK FACTORS

You should carefully consider the following risks and those risks described in “Risk Factors” in the prospectus before making an investment decision. In particular, the timing and amount of distributions on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. We note that additional risks and uncertainties not presently known to us may also impair your investment.

This free writing prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this free writing prospectus.

General Risks

The Offered Certificates May Not Be a Suitable Investment for You

The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of certificates unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with that class of certificates. For those reasons and for the reasons set forth in these “Risk Factors,” the yield to maturity and the aggregate amount and timing of distributions on the offered certificates are subject to material variability from period to period and over the life of the offered certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the offered certificates involves substantial risks and uncertainties and should be considered only by sophisticated investors with substantial investment experience with similar types of securities.

Risks Related to Market Conditions

The Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected the Value of Commercial Mortgage-Backed Securities

Over the past several years, events in the real estate and securitization markets, as well as the debt markets generally, caused significant dislocations, illiquidity and volatility in the market for commercial mortgage-backed securities, as well as in the wider global financial markets. Declining real estate values, coupled with diminished availability of financing for commercial real estate resulted in increased delinquencies and defaults on commercial mortgage loans. In addition, the downturn in the general economy affected the financial strength of many commercial real estate tenants and resulted in increased rent delinquencies and increased vacancies, particularly in the retail sector. Any further economic downturn may lead to increased vacancies, decreased rents or other declines in income from, or the value of, commercial real estate, which would likely have an adverse effect on the value and/or liquidity of commercial mortgage-backed securities that are backed by loans secured by such commercial real estate. We cannot assure you that the dislocation in the commercial mortgage-backed securities market will not continue to occur or become more severe. Even if the commercial mortgage-backed securities market does recover, the mortgaged properties and therefore, the offered certificates, may decline in value. Any further economic downturn may adversely affect the financial resources of the borrowers under the mortgage loans and may result in the inability of the borrowers to make principal and interest payments on, or refinance, the outstanding debt when due or to sell the mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due. In the event of default by the borrowers under the mortgage loans, the issuing entity may suffer a partial or total loss allocable to the

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offered certificates. Any delinquency or loss on the mortgage loans may have an adverse effect on the distributions of principal and interest received by holders of the offered certificates.

Even if commercial mortgage-backed securities are performing as anticipated, the value of such commercial mortgage-backed securities in the secondary market may nevertheless decline as a result of a deterioration in general market conditions for other asset-backed securities or structured finance products. Trading activity associated with commercial mortgage-backed securities indices may also drive spreads on those indices wider than spreads on commercial mortgage-backed securities, thereby resulting in a decrease in value of such commercial mortgage-backed securities.

The Volatile Economy and Credit Crisis May Increase Loan Defaults and Affect the Value and Liquidity of Your Investment

The global economy recently experienced a significant recession, as well as a severe, ongoing disruption in the credit markets, including the general absence of investor demand for and purchases of commercial mortgage-backed securities and other asset-backed securities and structured financial products. The economic recovery in the United States has been weak and may be unsustainable, and it is possible that another, possibly more severe, recession may ensue. The global recession and financial crisis have resulted in increased vacancies, decreased rents and/or other declines in income from, or the value of, commercial real estate.

Additionally, decreases in the value of commercial properties and the tightening by commercial real estate lenders of underwriting standards have prevented many commercial mortgage borrowers from refinancing their mortgages. A substantial amount of U.S. mortgage loans, with balloon payment obligations in excess of their respective current property values, are maturing over the coming three years. These circumstances have increased delinquency and default rates of securitized commercial mortgage loans, and may lead to widespread commercial mortgage defaults. In addition, the declines in commercial real estate values have resulted in reduced borrower equity, hindering such borrower’s ability to refinance in an environment of increasingly more restrictive lending standards and giving them less incentive to cure delinquencies and avoid foreclosure. Higher loan-to-value ratios are likely to result in lower recoveries on foreclosure, and an increase in loss severities above those that would have been realized had commercial property values remained the same or continued to increase. Defaults, delinquencies and losses have further decreased property values, thereby resulting in additional defaults by commercial mortgage borrowers, further credit constraints, further declines in property values and further adverse effects on the perception of the value of commercial mortgage-backed securities. Even if the real estate market does recover, the mortgaged property and, consequently, the certificates, may decline in value. Any further economic downturn may adversely affect the financial resources of the borrower and may result in the inability of the borrower to make interest payments on the mortgage loan and repayment at maturity. In the event of default by a borrower under the mortgage loan, the certificateholders would likely suffer a loss on their investment.

Furthermore, the global financial markets have recently experienced increased volatility due to uncertainty surrounding the level and sustainability of the sovereign debt of various countries. Much of this uncertainty has related to certain countries that participate in the European Monetary Union and whose sovereign debt is generally denominated in Euros, the common currency shared by members of that union. In addition, some economists, observers and market participants have expressed concerns regarding the sustainability of the monetary union and the common currency in their current form. Concerns regarding sovereign debt may spread to other countries at any time. In particular, the pace of progress, or the lack of progress, of federal deficit reduction talks in the United States may cause continued volatility. In addition, certain countries in the Middle East are experiencing social unrest. It is uncertain what effects these events will have in such countries or the Middle East, or what effects such events might have on the United States, world financial markets, particular business segments, world commodity prices or otherwise. Furthermore, many state and local governments in the United States are experiencing, and are expected to continue to experience, severe budgetary strain. One or more states could default on their debt, or one or more significant local governments could default on their debt or seek relief from their debt under the federal bankruptcy code or by agreement with their creditors. Any or

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all of the circumstances described above may lead to further volatility in or disruption of the United States or global credit markets at any time.

Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets, such as wars, revolts, insurrections, armed conflicts, energy supply or price disruptions, terrorism, political crisis, natural disasters and man-made disasters. We cannot predict such matters or their effect on the performance of the mortgage loans or the value or performance of your certificates.

General Conditions in the Commercial Real Estate Mortgage Markets May Adversely Affect the Performance of the Offered Certificates

Investors should consider that general conditions in the commercial real estate and mortgage markets may adversely affect the performance of the mortgage loans held by the issuing entity and accordingly the performance of the offered certificates. In addition, in connection with all the circumstances described above, you should be aware in particular that:

•	such circumstances may result in substantial delinquencies and defaults on the mortgage loans and adversely affect the amount of liquidation proceeds the issuing entity would realize in the event of foreclosures and liquidations;

•	defaults on the mortgage loans may occur in large concentrations over a period of time, which might result in rapid declines in the value of your certificates;

•	notwithstanding that the mortgage loans were recently underwritten and originated, the values of the mortgaged properties may decline following the issuance of the offered certificates and such declines may be substantial and occur in a relatively short period following the issuance of the offered certificates; and such declines may or may not occur for reasons largely unrelated to the circumstances of the particular property;

•	if you determine to sell your offered certificates, you may be unable to do so or you may be able to do so only at a substantial discount from the price you paid; this may be the case for reasons unrelated to the then current performance of the offered certificates or the mortgage loans; and this may be the case within a relatively short period following the issuance of the offered certificates;

•	if the mortgage loans default, then the yield to maturity on your investment may be substantially reduced notwithstanding that liquidation proceeds may be sufficient to result in the repayment of the principal of and accrued interest on your certificates; an earlier-than-anticipated repayment of principal (even in the absence of losses) in the event of a default in advance of the maturity date would tend to shorten the weighted average period during which you earn interest on your investment; and a later-than anticipated repayment of principal (even in the absence of losses) in the event of a default upon the maturity date would tend to delay your receipt of principal and the interest on your investment may be insufficient to compensate you for that delay;

•	even if liquidation proceeds received on defaulted mortgage loans are sufficient to cover the principal and accrued interest on those mortgage loans, the issuing entity may experience losses in the form of special servicing compensation, interest on advances and other expenses, and you may bear losses as a result, or your yield to maturity may be affected by such losses;

•	the time periods to resolve defaulted mortgage loans may be long, and those periods may be further extended because of borrower bankruptcies and related litigation; and this may be especially true in the case of loans made to borrowers that have, or whose affiliates have, substantial debts other than the mortgage loan, including related subordinate or mezzanine financing;

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•	some participants in the commercial mortgage-backed securities markets have sought permission from the Internal Revenue Service to allow a purchaser of a mortgaged property acquired in respect of a mortgage loan held by a REMIC to assume the extinguished debt in connection with a purchase of that property; if such permission is granted and the special servicer pursues such a resolution strategy, then the receipt of proceeds of a foreclosure property would be delayed for an extended period; and this may occur when it would be in your best interest for the property to be sold for cash, even at a lesser price, with the proceeds distributed to certificateholders;

•	trading activity associated with indices of commercial mortgage-backed securities may also drive spreads on those indices wider than spreads on commercial mortgage-backed securities, thereby resulting in a decrease in value of such commercial mortgage-backed securities, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial real estate markets and may be affected for reasons that are unknown and cannot be discerned; and

•	even if you intend to hold your offered certificates, depending on your circumstances, you may be required to report declines in the value of your certificates, and/or record losses, on your financial statements or regulatory or supervisory reports, and/or repay or post additional collateral for any secured financing, hedging arrangements or other financial transactions that you have entered into that are backed by or make reference to your certificates, in each case as if your certificates were to be sold immediately.

In connection with all the circumstances described above, the risks we described elsewhere under “Risk Factors” in this free writing prospectus and the attached prospectus are heightened substantially, and you should review and carefully consider such risk factors in light of such circumstances.

Risks Related to the Mortgage Loans

Mortgage Loans Are Non-recourse and Are Not Insured or Guaranteed

Payments under the mortgage loans are not insured, and are either not, or should not be considered to be, guaranteed by any governmental agency or private insurer.

All of the mortgage loans are or should be considered to be non-recourse loans. If a default occurs, the lender’s remedies generally are limited to foreclosing against the borrower and/or the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan, subject to, in some cases, certain, generally customary, non-recourse carveouts either to the borrower or the loan sponsor. Even if a mortgage loan is recourse to the borrower (or if a non-recourse carveout to the borrower applies), in most cases, the borrower’s assets are limited primarily to its interest in the related mortgaged property. Payment of amounts due under the mortgage loan prior to the maturity date is consequently dependent primarily on the sufficiency of the net operating income of the property. Even if the mortgage loan provides limited recourse to a principal or affiliate of the related borrower, there is no assurance that any recovery from such principal or affiliate will be made or that such principal’s or affiliate’s assets would be sufficient to pay any otherwise recoverable claim.

Payment of a mortgage loan at the maturity date or the anticipated repayment date is primarily dependent upon the market value of the mortgaged property and the borrower’s ability to sell or refinance the mortgaged property for an amount sufficient to repay the mortgage loan.

The Offered Certificates Are Limited Obligations and Payments Will Be Primarily Derived from the Mortgage Loans

The certificates, when issued, will represent beneficial interests in the issuing entity. The certificates will not represent an interest in, or obligation of, the sponsors, the mortgage loan sellers, the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor or any other person. The primary assets of the issuing entity will be the mortgage loans, and the primary

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security and source of payment for the mortgage loans will be the mortgaged properties and the other collateral described in this free writing prospectus. Payments on the certificates are expected to be derived from payments made by the borrowers on the mortgage loans. Payment of a mortgage loan at the maturity date or the anticipated repayment date is primarily dependent upon the market value of the mortgaged property and the borrower’s ability to sell or refinance the mortgaged property for an amount sufficient to repay the mortgage loan. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the holders of the certificates are entitled. See “Description of the Offered Certificates—General” in this free writing prospectus.

Commercial Lending Is Dependent upon Net Operating Income

The mortgage loans are secured by various types of income-producing commercial properties. Commercial mortgage loans are generally thought to expose a lender to greater risk than one to four family residential loans. The repayment of a commercial loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the amount of the mortgaged property’s cash flow (or its potential to generate cash flow). However, net operating income and cash flow are often based on assumptions regarding tenant behavior and market conditions. Net operating income and cash flow can be volatile over time and may be insufficient to cover debt service on the mortgage loan at any given time. Lenders typically look to the debt service coverage ratio (that is, the ratio of net cash flow to debt service) of a mortgage loan secured by income-producing property as an important measure of the risk of default of that mortgage loan.

The net operating income, cash flow and property value of the mortgaged properties may be adversely affected by a large number of factors specific to such properties, such as:

•	the age, design and construction quality of the mortgaged property;

•	perceptions regarding the safety, convenience and attractiveness of the mortgaged property;

•	the characteristics of the neighborhood where the mortgaged property is located;

•	the proximity and attractiveness of competing properties;

•	the adequacy of the mortgaged property’s management and maintenance;

•	increases in interest rates, real estate taxes and other operating expenses at the mortgaged property and in relation to competing properties;

•	an increase in the capital expenditures needed to maintain the mortgaged property or make improvements;

•	the dependence upon a single tenant, or a concentration of tenants, at the mortgaged property in a particular business or industry;

•	a decline in the financial condition of a major tenant at the mortgaged property;

•	an increase in vacancy rates for the applicable property type in the relevant geographic area; and

•	a decline in rental rates as leases are renewed or entered into with new tenants.

Five (5) mortgaged properties, representing approximately 4.3% of the outstanding pool balance as of the cut-off date (by allocated loan amount), were either (i) constructed or the subject of a major renovation that was completed within 12 calendar months prior to the cut-off date and therefore the related mortgaged property has no prior operating history or (ii) the borrower or an affiliate under the

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related mortgage loan acquired the related mortgaged property within 12 calendar months prior to the cut-off date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired mortgaged property.

Other factors are more general in nature, such as:

•	national, regional or local economic conditions (including plant closings, military base closings, industry slowdowns and unemployment rates);

•	local real estate conditions (such as an oversupply of competing properties, space, multifamily housing, manufactured housing, or hotel capacity);

•	demographic factors;

•	consumer confidence;

•	consumer tastes and preferences;

•	retroactive changes in building codes;

•	changes or continued weakness in specific industry segments;

•	location of certain mortgaged properties in less densely populated or less affluent areas; and

•	the public’s perception of safety for customers and clients.

The volatility of net operating income may be influenced by many of the foregoing factors, as well as by:

•	the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other tenants, at a particular mortgaged property have leases that expire or permit the tenant(s) to terminate its or their lease(s) during the term of the related mortgage loan) and other lease terms, including co-tenancy provisions;

•	the creditworthiness of tenants;

•	tenant defaults;

•	in the case of rental properties, the rate at which vacant space or space under expiring leases is re-let; and

•	the mortgaged property’s “operating leverage” (i.e., the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants).

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of mortgaged properties with short-term revenue sources, such as short-term or month-to-month leases or leases with termination options, and may lead to higher rates of delinquency or defaults under the related mortgage loans.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections, including with respect to matters such as tenancy and rental income. The failure of these assumptions or projections in whole or in part could cause the underwritten or adjusted cash flows to vary substantially from the actual cash flows of a mortgaged property.

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See “Description of the Mortgage Pool—Additional Mortgage Loan Information” and “Risk Factors—Underwritten Net Cash Flow and Stabilized Values May Be Based on Flawed Assumptions” in the prospectus.

No representation is made that the underwritten net cash flow for any particular mortgaged property set forth in this free writing prospectus is predictive of future net cash flows.

Mortgage Loans Have Not Been Reunderwritten Since Origination

We have not reunderwritten the mortgage loans to determine that such mortgage loans were originated in accordance with the related originator’s underwriting guidelines. Instead, we have relied on the representations and warranties made by the sponsors, and each sponsor’s obligation to repurchase, substitute or effect a cure or make a loss of value payment with respect to a mortgage loan if a representation or warranty was not true when made and such breach materially and adversely affects the value of the mortgage loan, the value of the related mortgaged property or the interests of the trustee in the mortgage loan or the related mortgaged property. The representations and warranties may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans. Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans. If we had reunderwritten the mortgage loans to determine that such mortgage loans were originated in accordance with the related originator’s underwriting guidelines, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties. See, however, Annex G to this free writing prospectus for exceptions identified by the respective mortgage loan sellers to the representations and warranties made by them, which representations and warranties are set forth on Annex F to this free writing prospectus. In addition, we cannot assure you that the applicable sponsor will be able to repurchase or substitute a mortgage loan if a representation or warranty has been breached. See “—Risks Related to the Offered Certificates—A Mortgage Loan Seller May Not Be Able to Make a Required Repurchase or Substitution of a Defective Mortgage Loan” and “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in this free writing prospectus.

The Prospective Performance of the Commercial, Multifamily and Manufactured Housing Community Mortgage Loans Included in the Issuing Entity Should Be Evaluated Separately from the Performance of the Mortgage Loans in Any of the Depositor’s Other Trusts

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related mortgage loan. Each income-producing real property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of the depositor’s trusts requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the mortgage loans underlying the offered certificates independently from the performance of mortgage loans underlying any other series of certificates.

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this free writing prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by the sponsor of assets of the type to be securitized (known as “static pool data”). Because of the highly heterogeneous nature of the assets in commercial mortgage-backed securities transactions, static pool data for prior securitized pools,

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even those involving the same asset types (e.g., hotels or office buildings), may be misleading, since the economics of the properties and terms of the mortgage loans may be materially different. In particular, even if that static pool data showed a low level of delinquencies and defaults, it would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors. Therefore, investors should evaluate this offering on the basis of the information set forth in this free writing prospectus with respect to the mortgage loans, and not on the basis of the performance of other pools of securitized commercial mortgage loans.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Some of the mortgaged properties securing the mortgage loans included in the issuing entity (such as an office property used substantially as a data center) may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. Converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such mortgaged properties. In addition, zoning or other restrictions also may prevent alternative uses. The liquidation value of any such mortgaged property consequently may be substantially less than would be the case if the property were readily adaptable to other uses. For example, restaurants are not easily convertible to alternative uses. See “—Risks Related to Tenants”.

Some of the mortgaged properties may be subject to reciprocal easement agreements that may prevent such properties from being convertible to alternative uses. The related borrower may be unable to convert the mortgaged property to an alternative use due to certain restrictions and requirements in the reciprocal easement agreement.

Some of the mortgaged properties may have been designated as historic or landmark buildings or are located in areas designated as historic or landmark districts. For example, in the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as Sentinel Hotel, which secures a mortgage loan representing approximately 2.2% of the outstanding pool balance as of the cut-off date, such mortgaged property was granted historic landmark status by the Historic Preservation League of Oregon, a nonprofit corporation under the laws of Oregon. Additionally, in the case of the mortgaged property identified on Annex A-1 as Piazza Del Sol, which secures a mortgage loan representing approximately 1.8% of the outstanding pool balance as of the cut-off date, the mortgaged property has been designated a historic landmark.

Such properties may have restrictions related to renovations, construction or other restrictions and may not be permitted to be converted to alternative uses because of such restrictions.

Some of the mortgaged properties may be part of tax-reduction programs that apply only if the mortgaged properties are used for certain purposes. Such properties may be restricted from being converted to alternative uses because of such restrictions.

Some of the mortgaged properties have government tenants or other tenants which may have space that was “built to suit” that particular tenant’s uses and needs. For example, a government tenant may require enhanced security features that required additional construction or renovation costs and for which the related tenant may pay above market rent. However, such enhanced features may not be necessary for a new tenant (and such new tenant may not be willing to pay the higher rent associated with such features). While a government office building or government leased space may be “useable” as a regular office building or tenant space, the rents that may be collected in the event the government tenant does not renew its lease may be significantly lower than the rent currently collected.

Limitations of Appraisals

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of the origination of the applicable mortgage loan, or in connection with the transfer of mortgage loans to the issuing entity. In the case of certain mortgage loans, a new appraisal or an update of a prior appraisal

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may have been obtained post-origination. As of the closing date, all of the mortgage loans will have appraisals dated within the prior 12 months.

In general, appraisals represent the analysis and opinion of qualified appraisers, but appraisals are not guarantees of present or future value. One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising that property. Moreover, the values of the mortgaged properties may have fluctuated significantly since the appraisals were performed. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. That amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. In certain cases, appraisals may reflect “as stabilized”, “as complete”, “as renovated”, “hypothetical as is” and/or “as is” values although the appraised value reflected in this free writing prospectus with respect to the mortgaged properties generally reflect only the “as-is” value unless otherwise indicated on Annex A-1 to this free writing prospectus and the footnotes thereto.

In some cases, the related appraisal may value the property on a portfolio basis, which may result in a higher value than the aggregate value that would result from a separate individual appraisal on each mortgaged property. Such is the case with respect to the aggregate appraised value of the portfolio of mortgaged properties identified on Annex A-1 to this free writing prospectus as CORE West Industrial Portfolio, which secures a mortgage loan representing approximately 3.0% of the outstanding pool balance as of the cut-off date. We cannot assure you that the information set forth in this free writing prospectus regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties. Any appraisal represents only the analysis of the individual appraiser preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items.

Property Value May Be Adversely Affected Even When Current Operating Income Is Not

Various factors may adversely affect the value of the mortgaged properties without affecting the properties’ current net operating income. These factors include, among others:

•	changes in governmental regulations, fiscal policy, zoning or tax laws;

•	potential environmental legislation or liabilities or other legal liabilities;

•	the availability of refinancing; and

•	changes in interest rate levels.

Risks Related to Tenants

Tenant Concentration Entails Risk. A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is leased to a single tenant, or if a few tenants make up a significant portion of the rental income. In the event of a default by a significant tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or the tenant exercises an early termination right, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the mortgage loan. This is so because: (i) the financial effect of the absence of rental income from such tenant is typically severe; (ii) more time and leasing costs may be required to re-lease the space; (iii) substantial capital costs may be incurred to make the space appropriate for replacement tenants; and (iv) there is no assurance that the space can be re-leased on or near comparable terms.

The underwriting of single-tenant mortgage loans is based primarily upon the monthly rental payments due from the tenant under the lease at the related mortgaged property. In addition, the underwriting for certain single-tenant mortgage loans took into account the creditworthiness of the tenants or lease guarantors under the applicable leases. Similar analysis may impact the underwriting of

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mortgage loans with significant tenants. Accordingly, such single-tenant or significant-tenant mortgage loans may have higher loan-to-value ratios and lower debt service coverage ratios than other types of mortgage loans. However, there can be no assurance that the assumptions made when underwriting such mortgage loans will be correct, that the related tenant will re-let the premises or that such tenant will maintain its creditworthiness. There are 50 mortgaged properties, which secure mortgage loans representing in the aggregate approximately 10.9% of the outstanding pool balance as of the cut-off date (by allocated loan amount), that are each leased to a single tenant. With respect to 13 mortgaged properties, which secure mortgage loans representing in the aggregate approximately 5.5% of the outstanding pool balance as of the cut-off date, such single tenant leases expire before the related mortgage loan final maturity date or anticipated repayment date. Additionally, there are 23 mortgaged properties, securing mortgage loans representing in the aggregate 18.5% of the outstanding pool balance as of the cut-off date, that are each leased to a significant tenant (or a group of affiliated tenants) that lease 50% or more (but not 100%) of the net rentable area at the related mortgaged property. See Annex A-1 to this free writing prospectus for identification of the five largest tenants at each retail, office, mixed use and industrial mortgaged property, based on net rentable area and the scheduled expiration date of each such tenant’s lease (which may occur prior to or shortly following the maturity date of the related mortgage loan). In addition, certain single tenants, or significant tenants, may have specific termination rights under their leases that may be exercised prior to the related mortgage loan maturity date merely upon the giving of notice to the landlord, or upon the occurrence of certain circumstances, including, but not limited to, the failure to timely complete tenant buildouts, casualty and condemnation with respect to specified portions or percentages of the mortgaged property or which prevent the permitted use of the mortgaged property, failure to meet certain income or occupancy thresholds, if utilities or other essential services are not provided to the subject space, or the landlord otherwise fails to perform under the lease, for a specified period. For example, see “—Certain Additional Risks Related to Tenants” below with respect to the mortgage loans with tenant rights to terminate its lease prior to the mortgage loan maturity date.

Certain single tenants may not occupy the entire leased space and may sublet all or a portion of the unoccupied space. In such cases, the tenant may not be able to pay its rent if a subtenant vacates, and the single tenant may be less likely to renew its lease than a tenant that fully occupies its leased space.

There can be no assurance that if a single or significant tenant exercises an early termination option prior to or shortly following the mortgage loan maturity date that the related borrower will have adequate cash flow available to satisfy debt service payments or be in a position to refinance the mortgage loan. See “—Certain Additional Risks Related to Tenants” in this free writing prospectus. Also, certain single tenants may be affiliated with the related borrower. See “—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks” below.

A pool of mortgage loans also may be adversely affected if there is a concentration of a particular tenant or type of tenant among the related mortgaged properties or of tenants in a particular business or industry or if there is a concentration of a particular tenant among the shadow anchors of a mortgaged property. In these cases, a problem with a particular tenant could have a disproportionately large impact on the pool of mortgage loans and adversely affect distributions to certificateholders. In certain cases, the tenant or industry may be suffering economic difficulties or may have announced plans to cut costs or close locations. Similarly, an issue with respect to a particular industry could also have a disproportionately large impact on a particular loan or on the pool of mortgage loans if various tenants are concentrated in a particular industry.

For additional information regarding significant tenants, see Annex A-1 to this free writing prospectus.

Such risks are particularly significant with respect to retail properties, in which case fluctuations in the financial performance of an anchor, shadow anchor or large tenant may significantly impact the financial performance of the related property. Such fluctuations may have a particular impact on the financial performance of smaller tenants and may trigger cotenancy provisions in such tenants’ leases that reduce the amount of rent payable or permit such tenants to terminate their leases. We note that several large retail companies have recently announced store closures in response to decreased consumer demand and increased competitive pressures. One or more of such companies may be an anchor, shadow

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anchor or large tenant at, or with respect to, certain mortgaged properties. We cannot assure you that any store not listed in a store closure plan will remain open for business or that, in light of increased competitive pressures in the retail industry, any retail anchor, large anchor or large tenant will continue to operate in its leased space. For example:

•	In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as North Park Commons, which secures a mortgage loan representing approximately 1.7% of the outstanding pool balance as of the cut-off date, The Gap, Inc. recently announced plans to close approximately 175 stores. Although specific properties have not been identified by the company, we cannot assure you that mortgaged properties having such tenants will not be adversely affected.

•	In the case of the mortgaged property identified on Annex A-1 as Florida City Centre, which secures a mortgage loan representing approximately 1.2% of the outstanding pool balance as of the cut-off date, Best Buy is the largest tenant. On March 29, 2012, Best Buy announced its plan to close 50 of its U.S. stores in 2013 and cut $800 million in costs by 2015. Although Best Buy has not announced any store closures for 2015, we cannot assure you that Best Buy will not announce additional store closings in the future, or that the Best Buy at the mortgaged property will remain open for business throughout the term of the mortgage loan.

Where an income producing property is leased to tenants that are heavily concentrated in a particular business or industry, a deterioration in the financial condition of such business or industry may cause a change in the plan of operations of one or more of those tenants at the same time. If such tenant leases expire and are not renewed or any such tenants have termination options that are exercised, and such non-renewal and/or termination options occur at the same time (or close in time) due to deteriorating conditions in a particular industry, this could cause (i) an interruption of rental payments under a related lease (during the time it takes for the space to be re-leased, which may require substantial capital costs to make the space appropriate for a replacement tenant), (ii) a significant reduction in rental payments for such space to the extent the space cannot be re-leased on or near comparable terms or (iii) the termination of rental payments for such space if the space cannot be re-let during the term of the mortgage loan.

For additional information regarding significant tenants, see Annex A-1 to this free writing prospectus.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks. If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments. Multi-tenanted mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks. If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower’s ability to perform under the mortgage loan as it can directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. Certain mortgaged properties or portions of those mortgaged properties are (or may in the future be) leased to affiliates of the borrower under arrangements whereby the affiliate tenant (or affiliated subtenant) operates and/or leases the mortgaged property or the leased premises. Such lease arrangements present additional risks, such as the potential limitations on the ability of a lender upon default to obtain a receiver to obtain control of, and collect the underlying revenues from, the mortgaged property unless and until the affiliate lease is terminated and the affiliate tenant evicted from the mortgaged property or affiliate leased premises (which may not be possible if the affiliate lease is not in default or may be limited by an affiliate tenant bankruptcy or by requirements of local laws pertaining to the dispossession of defaulted tenants under the leases) and the risk that an affiliate lease termination may result in a termination or interruption of rent payments under the underlying subleases between the subtenants and the affiliate tenant. In addition, in some cases, a master lease with the borrower or an affiliate of the borrower is used to stabilize occupancy or cash flow in situations where it may fluctuate.

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Certain of the mortgaged properties are leased in part by borrowers or borrower affiliates. Set forth below are examples of mortgaged properties at which at least 10% of (i) the gross income at the mortgaged property relates to leases between the borrower and an affiliate of the borrower or (ii) the net leasable area at the mortgaged property is leased to an affiliate of the borrower, excluding mortgaged properties that are leased to an affiliate of the borrower that functions as an operating lease:

•	In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as Chicago Retail, which secures a mortgage loan representing approximately 0.5% of the outstanding pool balance as of the cut-off date, 100% of the mortgaged property is leased to a borrower affiliate through a master lease structure.

•	In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as Morgan Stanley Tucson, which secures a mortgage loan representing approximately 0.4% of the outstanding pool balance as of the cut-off date, 100% of the mortgaged property is leased to a borrower affiliate, which affiliate operates its business at the mortgaged property.

•	In the case of the mortgaged property identified on Annex A-1 as Opus Seaway, which secures a mortgage loan representing approximately 0.4% of the outstanding pool balance as of the cut-off date, the second largest tenant, JL Manufacturing, which occupies approximately 26.7% of the net rentable area at the property, was founded by the sponsor of the mortgage loan, Jeffrey Lavelle, and was an affiliate of the borrower at the closing of the mortgage loan. After the closing of the mortgage loan, JL Manufacturing was purchased by H.R. Givon, Ltd. As a result of the purchase, the sponsor no longer has an ownership interest or other economic interest in the tenant.

In some cases involving a manufactured housing community mortgaged property, an affiliate of the related borrower may own one or more of the homes at such mortgaged property, which it rents out like apartments, and may master lease the underlying pads. Only the rental income from the pads (but not from the homes) will be payable to the related borrower.

Certain Additional Risks Related to Tenants. The income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if, among other things:

•	space in the mortgaged properties could not be leased or re-leased (whether due to market conditions or specific provisions in leases that restrict the borrower from leasing other space to certain types of tenants);

•	the mortgaged property were re-leased at a rental rate below the rental rate paid by the tenant at the space when the mortgage loan was originated;

•	tenants were unable to meet their lease obligations;

•	a significant tenant were to become a debtor in a bankruptcy case; or

•	rental payments could not be collected for any other reason.

For example, if a borrower agreed with a particular tenant that it would not lease space at the mortgaged property to a competitor of that tenant, the borrower may be precluded from leasing vacant space to a viable tenant if that tenant is deemed to be a competitor of the current tenant.

Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties. In addition, any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction of or failure to make rental payments when due. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rents or other occupancy costs. If a tenant defaults in its obligations to a borrower (or if a tenant terminates pursuant to the terms of its lease), that borrower may experience

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delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

In addition, a tenant lease that expires or is terminated near or shortly following the maturity date (or the anticipated repayment date, if applicable) of a mortgage loan may make it more difficult for the borrower to obtain refinancing of the related mortgage loan and may thereby jeopardize repayment of the mortgage loan.

Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions (provisions requiring the tenant to recognize a successor owner following foreclosure as landlord under the lease), the leases may terminate at the tenant’s option upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, that mortgaged property could experience a further decline in value if the tenants’ leases were terminated.

Certain of the mortgaged properties may have tenants that are related to or affiliated with a borrower. In such cases, a default by the borrower may coincide with a default by the affiliated tenants. Additionally, even if the property becomes an REO property, it is possible that an affiliate of the borrower may remain as a tenant. See “—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks” in this free writing prospectus.

In addition, various tenants may have rights under their respective leases that can result in substantial costs to the landlord.

Certain Risks of Charitable Institution Tenants. Certain mortgaged properties may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on office space and other operating expenses. There can be no assurance that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution. A reduction in contributions or grants may impact the ability of the related institution to pay rent, and there can be no assurance that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

Certain Risks of School Tenants. Certain of the mortgaged properties may be occupied by a tenant operating a school. For example, with respect to the portfolio of mortgaged properties identified on Annex A-1 to this free writing prospectus as Gateway Portfolio, which secures a mortgage loan representing approximately 1.6% of the outstanding pool balance as of the cut-off date, the sole tenant at the mortgaged properties, Phoenix Children’s Academy, is a privately run, owned and operated education company specializing in pre-school child development. In addition, with respect to the mortgaged property identified on Annex A-1 to this free writing prospectus as Sandstone Village Shopping Center, which secures a mortgage loan representing approximately 0.7% of the outstanding pool balance as of the cut-off date, the third largest tenant of the mortgaged property, Taylor Andrews Academy, is a privately owned cosmetology school.

The cash flows generated from public schools are generally dependent on federal, state and local government funding. The cash flows generated from private schools are generally dependent on student enrollment and the ability of enrolled students to pay tuition, which in some cases is dependent on the ability to obtain financial aid or loans. Enrollment at a private school or a charter school may decrease due to, among other factors:

•	changing local demographics;

•	competition from other schools;

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•	increases in tuition and/or reductions in availability of student loans, government grants or scholarships;

•	reductions in education spending as a result of changes in economic conditions in the area of the school;

•	poor performance by teachers, administrative staff or students; or

•	mismanagement at the private school.

Some school tenants are for-profit institutions that rely on tuition from online students, many of which finance their education by utilizing the federal financial assistance under Title IV of the Higher Education Act of 1965 (“Title IV Financial Aid”). A for-profit education company will become ineligible for enrolling students that utilize the Title IV Financial Aid for at least two fiscal years, if during the immediately preceding two consecutive fiscal years such institution derives more than 90% of its revenues from the enrollment of students that obtain Title IV Financial Aid. A reduction in student enrollment may impact the ability of the school to pay rent, and there can be no assurance that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent. In addition, there is proposed legislation that could potentially change the Title IV Financial Aid funding methods, which may negatively affect the for-profit education companies.

Certain Risks of Medical or Dental Office Tenants. Certain of the mortgaged properties are occupied by tenants that utilize the mortgaged property as medical or dental offices, some of which offices may perform out-patient medical procedures. The performance of a medical or dental office property may depend on the proximity of such property to a hospital or other healthcare establishment and on reimbursements for patient fees from private or government-sponsored insurance companies. The sudden closure of a nearby hospital may adversely affect the value of a medical or dental office property. In addition, the performance of a medical or dental office property may depend on reimbursements to tenants for patient fees from private or government-sponsored insurers and issues related to reimbursement (ranging from non-payment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged properties. Moreover, medical or dental office properties appeal to a narrow market of tenants and the value of a medical or dental office property may be adversely affected by the availability of competing medical or dental office properties.

Certain Risks of Restaurant Tenants. Certain of the mortgaged properties include significant restaurant tenants. For information regarding significant restaurant tenants at mortgaged properties that represent one or more of the 5 largest tenants (by net rentable area leased), see Annex A-1 to this free writing prospectus. Certain other mortgaged properties may have smaller restaurant tenants. Restaurants are subject to certain unique risks including that restaurant space is not easily convertible to other types of retail space (or office space, if applicable) and that restaurant receipts are not only affected by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of a restaurant, food safety concerns related to personal health or the handling of food items at the restaurant or by food suppliers and the actions/behaviors of staff and management and level of service to the customers.

Certain Risks of Health Club, Fitness Center or Exercise Studio Space Tenants. Certain of the mortgaged properties includes significant health club, fitness center or exercise studio tenants. For information regarding health club, fitness center or exercise studio tenants at mortgaged properties that represent one or more of the 5 largest tenants (by net rentable area leased), see Annex A-1 to this free writing prospectus. Certain other mortgaged properties may have smaller health club, fitness center, exercise studio or similar tenants. Several factors may adversely affect the value and successful operation of a health club, fitness center or exercise studio, including:

•	the physical attributes of the property (e.g., its age, appearance and layout);

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•	the reputation, safety, convenience and attractiveness of the property to users;

•	the quality and philosophy of management;

•	management’s ability to control membership growth and attrition;

•	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and

•	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multi-purpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities). In addition, health clubs and exercise studios may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Certain Risks of Movie Theater and other Specialty Entertainment Tenants. Certain of the mortgaged properties includes significant movie theater tenants or other specialty entertainment tenants such as a live theater tenants or gaming tenants. For information regarding such significant tenants at mortgaged properties that represent one or more of the 5 largest tenants (by net rentable area leased), see Annex A-1 to this free writing prospectus.

Properties with movie theater tenants, or other specialty entertainment tenants such as live theater tenants or gaming tenants, are exposed to unique risks. Aspects of building site design and adaptability affect the value of a theater or other specialty entertainment venue and make it difficult to easily convert to another use. In addition, decreasing attendance at a theater or other specialty entertainment venue could adversely affect revenue of the theater or such other specialty entertainment venue, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their tenant ratings, if applicable, and in certain cases, bankruptcy filings. See “—Risks Related to Tenants—Tenant Bankruptcy Entails Risks” in this free writing prospectus.

Certain Risks of Retail Bank Branches. Certain of the mortgaged properties may be occupied by one or more tenants that utilize a portion of the mortgaged property as a bank branch. Bank branches are specialty use properties that are outfitted with vaults, teller counters and other customary installations and equipment that require significant capital expenditures. The ability to lease these properties to entities other than financial institutions may be difficult due to the added cost and time of refitting the properties. For information regarding bank branch tenants at office properties that represent one or more of the 5 largest tenants (by net rentable area leased), see Annex A-1 to this free writing prospectus.

A concentration of leases to banks as to a related mortgage loan or an individual mortgaged property securing a related mortgage loan could have a negative effect on net operating income in the event of a downturn in the banking industry or a shift in the banking industry business model concerning retail branches. Individual banks, as well as the banking industry in general, may be adversely affected by negative economic and market conditions throughout the United States or in the local economies in which regional or community banks operate. In addition, changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System, may have an adverse impact on banks’ loan portfolios and allowances for loan losses. As a result, the mortgaged properties may experience higher rates of lease defaults or terminations in the event of a downturn in the banking industry that they would if the tenant base were more diversified. This, in turn could cause losses on the mortgage loans and on your investment in the certificates offered hereby.

Certain Risks Related to Rent Abatement Periods. Certain tenants currently may be in a “free rent” or rent abatement period. There can be no assurance that such tenants will be in a position to pay full rent when the abatement period expires. For example, with respect to the top 20 mortgage loans, the

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following tenants listed on Annex A-1 to this free writing prospectus currently may be (or at some time during the mortgage loan term will be) in a rent abatement period for all or a significant portion of such tenant’s leased space:

•	In the case of the mortgaged property identified on Annex A-1 as 9000 Sunset, which secures a mortgage loan representing approximately 8.5% of the outstanding pool balance as of the cut-off date, the third largest tenant, Forward Sunset/Keller Williams, has two months of free rent in June 2016 and June 2017 and tenant Spin Artist Agency, Inc. has one month of free rent in November 2015. Reserves in the amount of $61,076 were established on the closing date of the mortgage loan to cover the base rent due during each free rent period.

•	In the case of the mortgage loan secured by the mortgaged property identified on Annex A-1 to this free writing prospectus as 1800 41 Street, representing approximately 1.9% of the outstanding pool balance as of the cut-off date, the second largest tenant, The Everett Clinic, is not required to pay monthly base rent until April 2016. On the origination date of the mortgage loan, the borrower reserved $293,738, which amount represents the base rent due under such tenant’s lease for the free rent period.

•	In the case of the mortgage loan secured by the mortgaged property identified on Annex A-1 to this free writing prospectus as 8500 Tyco Road, representing approximately 1.9% of the outstanding pool balance as of the cut-off date, the largest tenant, TESLA, has 9 months of free rent remaining on its expansion space lease. Reserves in the amount of $280,178 established on the closing date of the 8500 Tyco Road Mortgage Loan cover the base rent due during the free rent period for the expansion space. The second largest tenant, Nova Fitness, has 9 months of free rent remaining. Reserves in the amount of $138,050 established on the closing date cover the base rent due during each free rent period. The fifth largest tenant, Silver Line, has 10 months of free rent remaining. Reserves in the amount of $91,016 established on the closing date of the 8500 Tyco Road Mortgage Loan cover the base rent due during each free rent period.

•	The mortgaged property identified on Annex A-1 to this free writing prospectus as North Park Commons, which secures a mortgage loan representing approximately 1.7% of the outstanding pool balance as of the cut-off date, consists of two separate outparcels. The first outparcel was developed in 2012 and the two-tenant building located on the second outparcel is currently being built and is scheduled to be complete by August 2015. One tenant, Five Guys Burgers & Fries, has executed a lease its space but has not yet taken occupancy. On the origination date of the mortgage loan, the borrower reserved $1,500,000, which amount represents the estimated cost to complete construction of the building and nine months of rent with respect to the unoccupied space.

Certain Risks Related to Early Termination Provisions in Tenant Leases. Repayment of the mortgage loans secured by retail, office, mixed use and industrial properties will be affected by the expiration or early termination of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms. In this regard, the five largest tenants (based on net rentable area) and their respective lease expiration dates for retail, office, mixed use and industrial properties are set forth on Annex A-1 to this free writing prospectus. In certain cases, however, a tenant may have the option to terminate its lease or abate rent prior to the stated lease expiration date. In some cases, this option may be at any time or after the passage of time. In other cases, the option is tied to outside contingencies, for example, if the landlord violates the lease (including impermissible uses of other portions of the property) or interferes with the tenant’s use of the property, upon casualty or condemnation, if utilities or other essential services are not provided to the space for a specified period, for zoning violations or changes in zoning, if certain anchor or key tenants (including at an adjacent property) or a certain number of tenants go dark or cease operations, in connection with the failure to satisfy sales target business objectives, in connection with the inability of the tenant to exercise an expansion right or, in the case of a government tenant, for lack of appropriations or other reasons.

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Furthermore, certain of the mortgaged properties have tenant leases that permit a tenant, including a significant tenant, to unilaterally terminate its lease. For example (with respect to the tenants listed on Annex A-1 to this free writing prospectus for the top 20 mortgage loans), the following significant tenants have lease provisions that permit the tenant to unilaterally terminate its lease or to abate rent, in each case on a future date during the mortgage loan term and prior to the stated lease expiration date:

•	In the case of the mortgaged property identified on Annex A-1 as 9000 Sunset, which secures a mortgage loan representing approximately 8.5% of the outstanding pool balance as of the cut-off date, the fifth largest tenant, XIX Entertainment, Inc. has a one-time right to terminate its lease on the fifth anniversary of the lease with 12 months’ written notice and payment of an amount equal to nine months’ base rent plus unamortized leasing costs.

•	In the case of the portfolio of mortgaged properties identified on Annex A-1 as Princeton GSA Portfolio, which secures a mortgage loan representing approximately 7.8% of the outstanding pool balance as of the cut-off date, the largest tenant at the Houston – 1433 West Loop South property, GSA – Drug Enforcement Agency, has the right to terminate its lease on or after May 31, 2022 with 180 days prior notice. The single tenant at the San Diego – 8810 & 8808 Rio San Diego Drive property, GSA – Department of Veteran Affairs, has the right to terminate its lease for the 8808 Rio San Diego Drive building on or after October 9, 2015 with 180 days prior notice. With respect to the Sacramento – 1325 J Street property, the second largest tenant, State of CA – Department of Technology, has the right to terminate its lease on or after June 30, 2017 with 60 days prior notice, the third largest tenant, State of CA – Governor’s Office of Business & Economic Development, has the right to terminate its lease on or after June 30, 2018 with 60 days prior notice, the fourth largest tenant, State of CA – Mental Health Services, has the right to terminate its lease on or after February 28, 2018 with 30 days’ prior notice and the fifth largest tenant, State of CA – Agriculture Labor Relations Board, has the right to terminate its lease on or after April 30, 2017 with 30 days’ prior notice.

•	In the case of the mortgaged properties identified on Annex A-1 as CORE West Industrial Portfolio-3366 Kraft Avenue Southeast and CORE West Industrial Portfolio-3300 Kraft Avenue Southeast, which each secure in part a mortgage loan representing approximately 3.0% of the outstanding pool balance as of the cut-off date, the largest tenant, Sprinter Services, has the right to terminate the related lease upon 12 months’ written notice.

•	With respect to the mortgaged property identified on Annex A-1 to this free writing prospectus as Riverview Center, which secures a mortgage loan representing approximately 2.3% of the outstanding pool balance as of the cut-off date, the fourth largest tenant, State Comptroller - ERS, occupying approximately 6.7% of the net rentable square footage, has the option to reduce its space by approximately 11,466 sq. ft. after April 1, 2018 with a minimum of 12 months’ written notice delivered any time after March 31, 2017.

•	With respect to the mortgaged property identified on Annex A-1 to this free writing prospectus as 270 Munoz Rivera, which secures a mortgage loan representing approximately 2.1% of the outstanding pool balance as of the cut-off date, the second largest tenant, Citibank, has a one-time right to terminate on September 30, 2016 with 12 months’ prior notice. In addition, the third largest tenant, Ikon Benefits Group, has a one-time right to terminate its lease upon 150 days written notice provided to the borrower, during the period May 1, 2017 through May 31, 2017. In addition, the fifth largest tenant, AXA Advisors, has a one-time right to terminate its lease, during the period from May 1, 2018 to May 31, 2018, upon 270 days’ written notice.

•	With respect to the mortgage loan identified on Annex A-1 to this free writing prospectus as 100 Pearl Street, representing approximately 1.9% of the outstanding pool balance as of the cut-off date, the second largest tenant at the mortgaged property, Guilford Specialty Group, Inc., which represents approximately 10.1% of the net rentable area, has a one-time option, effective as of March 1, 2018, to terminate its lease, upon seven months’ prior written notice and payment of $39,900 as a termination fee.

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•	With respect to the mortgaged property identified on Annex A-1 to this free writing prospectus as 8500 Tyco Road, which secures a mortgage loan representing approximately 1.9% of the outstanding pool balance as of the cut-off date, the fifth largest tenant, Silver Line, occupying approximately 4.7% of the net rentable square footage, may terminate its lease on April 30, 2017 upon written notice no later than October 31, 2016 and payment of a termination fee of $118,250.

•	With respect to the mortgaged property identified on Annex A-1 to this free writing prospectus as City Center at 735 Water Street, which secures a mortgage loan representing approximately 1.7% of the outstanding pool balance as of the cut-off date, the fourth largest tenant, Kohn Law Firm S.C., occupying approximately 5.2% of the net rentable square footage, has a one-time termination option on April 30, 2017.

•	With respect to the mortgaged property identified on Annex A-1 to this free writing prospectus as 7 Eleven & Walgreens Portfolio, which secures a mortgage loan representing approximately 1.5% of the outstanding pool balance as of the cut-off date, the largest tenant at the Walgreens – Milwaukee mortgaged property, Walgreens, occupying approximately 93.7% of the net rentable square footage of the Walgreens – Milwaukee mortgaged property, has a termination option in 2031 and then every five years thereafter.

The footnotes to Annex A-1 to this free writing prospectus identify certain of the non-contingent early termination provisions related to the five (5) largest tenants shown on Annex A-1. However, such footnotes do not identify all of the early termination options that tenants may have under their leases. In addition, see “Annex B—Description of the Top 20 Mortgage Loans” for certain non-contingent early termination provisions related to the five largest tenants shown on Annex A-1 for the top 10 mortgage loans.

Risks Related to Leases with Government Tenants. There are risks associated with leases with the government or a government agency. Appropriations clauses exist in most leases with the government or a governmental agency. These clauses usually permit the tenant to terminate its lease if the governmental agency does not receive adequate funding or for other related reasons. Additionally, any government shutdown or failure by the government to approve a budget bill might delay the receipt of payments under leases to the U.S. government or a state or local government. Solely with respect to certain of the top 20 mortgage loans, we are aware of the following government tenants listed on Annex A-1 of this free writing prospectus that have an appropriations clause:

•	In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as Riverview Center, which secures a mortgage loan representing approximately 2.3% of the outstanding pool balance as of the cut-off date, the third and fourth largest tenants, Department of Audit and Control and State Comptroller – ERS (possessing units 100 & 200 on the Rent Roll totaling 138,257 sq. ft.), the largest tenant, Department of Health, and the fifth largest tenant, Department of Labor, representing collectively approximately 31.6% of the net rentable area at the mortgaged property, are government tenants, and each such tenant has the right to terminate its lease due to a lack of adequate funding appropriated to such tenant.

Risks Related to Leases with Charitable Institutions. Certain mortgaged properties may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent and other operating expenses.

There may be other mortgaged properties that are leased to tenants that are charitable or non-profit institutions, some of which tenants are identified on Annex A-1 to this free writing prospectus. There can be no assurance that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution. A reduction in contributions or grants may impact the ability of the related institution to pay rent, and there can be no assurance that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

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Risks Related to Tenants Not Yet In Occupancy. There are risks associated with leases with tenants that are not yet in occupancy. With respect to such tenants, we cannot assure you that these tenants will take occupancy, begin paying rent or accept possession of the premises. If these tenants do not take occupancy of the leased space and begin paying rent, in some cases such tenants may be permitted to terminate the related lease. This will result in a higher vacancy rate and re-leasing costs that may adversely affect cash flow on the related mortgage loan. For example, solely with respect to the five largest tenants (by net rentable area leased) at the mortgaged properties securing certain of the top 20 mortgage loans:

•	In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as 8500 Tyco Road, which secures a mortgage loan representing approximately 1.9% of the outstanding pool balance as of the cut-off date, the largest tenant, TESLA, is not yet in occupancy of its 12,288 sq. ft. expansion space, which is still being constructed. The tenant is expected to begin its lease in August 2015. At loan closing, $280,178 was deposited into a free rent reserve to be used for TESLA rent payments through April 2016.

In addition, in the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as Morgan Stanley Tucson, which secures a mortgage loan representing approximately 0.4% of the outstanding pool balance as of the cut-off date, the mortgaged property consists of a single office building that is currently being constructed as a built to suit facility for the tenant. The improvements are substantially complete. The tenant is expected to take occupancy and begin paying rent in June 2015.

See “—Risks of Co-Tenancy and Other Early Termination Provisions in Retail and Office Leases” below for a description of the various termination options that many tenants may exercise upon the occurrence of certain contingencies including, without limitation, based on co-tenancy provisions, breaches of the lease terms, casualty and condemnation and property performance.

Tenant Bankruptcy Entails Risks. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, office, mixed use and industrial properties may adversely affect the income produced by a mortgaged property. Under the federal bankruptcy code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant assumes its lease, the tenant must cure all defaults under the lease and provide the landlord with adequate assurance of its future performance under the lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would be treated as a general unsecured claim against the tenant (absent collateral securing the claim). The landlord’s claim would be limited to the unpaid rent due under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) that are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining reserved rent (but not more than three years’ rent). If the tenant assigns its lease, the tenant must cure all defaults under the lease and the proposed assignee must demonstrate adequate assurance of future performance under the lease. Certain of the tenants may have been, may be, and may at any time during the term of the related mortgage loan become, a debtor in a bankruptcy proceeding.

If the leased premises are located in a “shopping center” as such term has been interpreted under section 365 of the federal bankruptcy code, the assignee may be required to agree to certain conditions that are protective of the property owner, such as compliance with specific lease terms relating to, among other things, exclusivity and the terms of reciprocal easement agreements. However, we cannot assure you that any mortgaged property (even a mortgaged property identified as a “shopping center” in this free writing prospectus) would be considered a shopping center by a court considering the question.

We cannot assure you that tenants of mortgaged properties will continue making payments under their leases or that tenants will not file for (or involuntarily be subjected to) bankruptcy protection in the future or, if any tenants so become debtors under the federal bankruptcy code, that they will continue to make rental payments in a timely manner or that they will not reject their leases.

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Risks Related to Mortgage Loan Concentration

Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance. In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the mortgage loan pool, than would be the case if the aggregate balance of the mortgage loan pool were more evenly distributed. The top 10 mortgage loans represent approximately 38.7% of the outstanding pool balance as of the cut-off date. The top 20 mortgage loans represent approximately 56.1% of the outstanding pool balance as of the cut-off date. Losses on any of these mortgage loans may have a particularly adverse effect on the offered certificates.

The top 20 mortgage loans are described in Annex B to this free writing prospectus. Each of the mortgage loans other than the top 10 mortgage loans represents no more than 1.9% of the outstanding pool balance as of the cut-off date.

Risks Related to Borrower Concentration

Eight (8) groups of mortgage loans are made to the same borrower or have related borrowers that are affiliated with one another through partial or complete direct or indirect common ownership, with the groups collectively representing approximately 27.1% of the outstanding pool balance as of the cut-off date. A concentration of mortgage loans with the same borrower or related borrowers can pose increased risks to certificateholders. For instance, if a borrower or group of affiliated borrowers that owns several mortgaged properties experiences financial difficulty at one mortgaged property, or at another income-producing property that such borrower or group of affiliated borrowers owns, the related sponsorship may attempt to avert foreclosure at one property by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all of the related mortgage loans due to administrative delays or in the event of substantive consolidation of the debtors. See Annex A-1 to this free writing prospectus for mortgage loans with related borrowers.

Risks Relating to Property Type Concentration

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans.

The following are certain property type concentrations of the pool of mortgage loans as of the cut-off date (based on the allocated loan amount):

•	Twenty-one (21) office properties, representing approximately 36.2% of the outstanding pool balance as of the cut-off date (by allocated loan amount);

•	Twenty (20) hospitality properties, representing approximately 23.3% of the outstanding pool balance as of the cut-off date (by allocated loan amount);

•	Fifty-five (55) retail properties, representing approximately 18.0% of the outstanding pool balance as of the cut-off date (by allocated loan amount);

•	Five (5) mixed use properties, representing approximately 8.2% of the outstanding pool balance as of the cut-off date (by allocated loan amount);

•	Thirty-two(32) industrial properties, representing approximately 7.7% of the outstanding pool balance as of the cut-off date (by allocated loan amount);

•	Nine (9) multifamily properties, representing approximately 4.1% of the outstanding pool balance as of the cut-off date (by allocated loan amount);

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•	One (1) manufactured housing community property, representing approximately 1.4% of the outstanding pool balance as of the cut-off date (by allocated loan amount); and

•	Four (4) self-storage properties, representing approximately 1.2% of the outstanding pool balance as of the cut-off date (by allocated loan amount).

Geographic Concentration Exposes Investors to Greater Risk of Default and Loss

As of the cut-off date, the mortgaged properties are located in 26 separate states and Puerto Rico.

The table below shows the number of mortgaged properties, the aggregate cut-off date balance of the related mortgage loans (or allocable portion thereof, with respect to mortgage loans secured by multiple mortgaged properties), and the percentage of initial outstanding pool balance secured by mortgaged properties that are located in the jurisdictions that have concentrations of mortgaged properties of 5.0% or more (based on allocated loan amount as a percentage of the initial outstanding pool balance) as of the cut-off date:

State/Location	Number of Mortgaged Properties	Aggregate Cut- off Date Balance(1)	% of Initial Outstanding Pool Balance(1)
California	17	$424,841,530	29.0%
Florida	6	$132,827,867	9.1%
Texas	11	$122,701,704	8.4%
Michigan	31	$92,315,616	6.3%
New York	3	$89,319,282	6.1%

(1)	Because this table presents information related to the mortgaged properties and not the mortgage loans, the information for any mortgaged property that relates to a mortgage loan secured by more than one mortgaged property is based on allocated loan amounts (which amounts, if not specified in the related mortgage loan document, are based on the appraised valued and/or square footage of each mortgaged property and/or each mortgaged property’s underwritten net cash flow).

See the table entitled “Mortgaged Properties by State and/or Location” in Annex A-2 to this free writing prospectus. Also, for certain legal aspects of mortgage loans secured by mortgaged properties located in a state with a concentration of 10% or more of the outstanding pool balance, see “Legal Aspects of Mortgage Loans in California” in this free writing prospectus. Except as set forth in the chart above, no state or location contains more than 4.7% of the mortgaged properties (based on the principal balance as of the cut-off date of the related mortgage loans secured by or, in the case of mortgage loans secured by multiple mortgaged properties, on the portion of principal amount of the related mortgage loan allocated to, such mortgaged properties).

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or by conditions specific to geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that adverse economic or other developments or natural disasters affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by those properties. In recent periods, several regions of the United States have experienced significant real estate downturns. Regional economic declines or conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties. In addition, particular local or regional economies may be adversely affected to a greater degree than other areas of the country by developments affecting industries concentrated in such area. A decline in the general economic condition in the region in which mortgaged properties securing the related mortgage loans are located could result in a decrease in consumer demand in the region, and the income from and market value of the mortgaged properties may be adversely affected.

Several mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regard, would be considered secondary or tertiary markets.

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Other regional factors – e.g., earthquakes, floods, forest fires or hurricanes or changes in governmental rules or fiscal policies – also may adversely affect the mortgaged properties. For example, properties located in California, Florida, Georgia, Louisiana, North Carolina, South Carolina, Alabama and Texas may be more susceptible to certain hazards (such as earthquakes, floods or hurricanes) than properties in other parts of the country and mortgaged properties located in coastal states, including, but not limited to, Florida, Georgia, Louisiana, North Carolina, South Carolina, Alabama and Texas, also may be more generally susceptible to hurricanes, tornados and other windstorms than properties in other parts of the country. Recent hurricanes have resulted in severe property damage as a result of the winds and the associated flooding. Some of the mortgaged properties may be located in areas more susceptible to these natural disasters. The loan documents for the mortgage loans generally do not require flood insurance on the related mortgaged properties unless material improvements on such mortgaged property is located in a flood zone and flood insurance is available. Even if material improvements on the mortgaged property is located in a flood zone and flood insurance is obtained, we cannot assure you that the flood insurance will be adequate to cover the loss. Moreover, we cannot assure you that hurricane damage would be covered by insurance. Regional areas affected by such events often experience disruptions in travel, transportation and tourism, loss of jobs and an overall decrease in consumer activity, and often a decline in real estate-related investments. There can be no assurance that the economies in such impacted areas will recover sufficiently to support income producing real estate at pre-event levels or that the costs of the related clean-up will not have a material adverse effect on the local or national economy.

In addition, certain cities, states or regions of the country are currently facing or may face a depressed real estate market, which is not due to any natural disaster, but which may cause an overall decline in property values. Certain of the mortgaged properties are located in such cities, states and regions of the country.

Office Properties Have Special Risks

There are 21 office properties, securing approximately 36.2% of the outstanding pool balance as of the cut-off date (by allocated loan amount). For identification of office properties with a single tenant and a list of leased fee properties operated as office businesses, see Annex A-1 to this free writing prospectus.

Various factors may adversely affect the value of office properties, including:

•	the quality of an office building’s tenants;

•	the quality of property management;

•	provisions in tenant leases that may include early termination provisions;

•	an economic decline in the business operated by the tenants;

•	the diversity of an office building’s tenants (or reliance on a single or dominant tenant);

•	the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, location, access to transportation and ability to offer certain amenities, including, without limitation, current business wiring requirements);

•	the desirability of the area as a business location;

•	the strength and nature of the local economy (including labor costs and quality, tax environment and quality of life for employees); and

•	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space).

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Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of property.

Certain Risks of Medical or Dental Office Tenants. Certain mortgaged properties are occupied by tenants that utilize the mortgaged property as medical or dental offices, some of which offices may perform out-patient medical procedures including surgical procedures. The performance of a medical or dental office property may depend on the proximity of such property to a hospital or other healthcare establishment and on reimbursements for patient fees from private or government-sponsored insurance companies. The sudden closure of a nearby hospital may adversely affect the value of a medical or dental office property. In addition, the performance of a medical or dental office property may depend on reimbursements to tenants for patient fees from private or government-sponsored insurers and issues related to reimbursement (ranging from non-payment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged properties. Moreover, medical or dental office properties appeal to a narrow market of tenants and the value of a medical office property may be adversely affected by the availability of competing medical or dental office properties.

Certain Risks of Lab Space. Certain mortgaged properties are occupied by tenants that utilize the mortgaged property as lab space. Risks related to office space for lab and/or research and development include:

•	unique layout of office space used as lab and/or research and development space may make re-tenanting to new office tenants more expensive; and

•	funds for research and development rely on government and/or private sources of funding, which sources may become unavailable.

These factors, among others, may adversely affect the cash flow generating monthly payments for the mortgage loan.

See Annex A-1 to this free writing prospectus for the five (5) largest tenants (by net rentable area leased) at each of the office mortgaged properties.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in adverse economic effects.

Hospitality Properties Have Special Risks

There are 20 hospitality properties, securing approximately 23.3% of the outstanding pool balance as of the cut-off date (by allocated loan amount). Six (6) hospitality properties, securing approximately 13.0% of the outstanding pool balance as of the cut-off date (by allocated loan amount), are considered full service. Eleven (11) hospitality properties, securing approximately 6.5% of the outstanding pool balance as of the cut-off date (by allocated loan amount), are considered limited service. Two (2) hospitality properties, securing approximately 2.6% of the outstanding pool balance as of the cut-off date (by allocated loan amount), are considered extended stay. One (1) hospitality property, securing approximately 1.1% of the outstanding pool balance as of the cut-off date (by allocated loan amount), is considered select service.

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance
Hospitality	20	$340,316,948	23.3%
Full Service(1)	6	$190,610,607	13.0%
Limited Service	11	$95,359,142	6.5%
Extended Stay	2	$38,385,577	2.6%
Select Service	1	$15,961,623	1.1%

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(1)	Includes one hospitality property identified on Annex A-1 to this free writing prospectus as Resort at Paws Up, which secures a mortgage loan representing approximately 1.1% of the outstanding pool balance as of the cut-off date, that is a luxury camping “hotel”.

Various factors may adversely affect the economic performance of a hospitality property, including:

•	adverse economic and social conditions, either local, regional, national or international (which may limit the amount that can be charged per room and reduce occupancy levels);

•	poor property management;

•	the construction of competing hotels or resorts;

•	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

•	conversion to alternative uses which may not be readily made;

•	a deterioration in the financial strength or managerial capabilities of the owner and operator of a hospitality property;

•	changes in travel patterns caused by general adverse economic conditions or the general level of discretionary income of tourists, fear of terrorist attacks, adverse weather conditions and changes in access, energy prices, travel costs, strikes, relocation of highways, the construction of additional highways or other factors;

•	ability of property managers and/or whether management contracts or franchise agreements are renewed or extended upon expiration;

•	desirability of particular locations;

•	leases with restaurant or club operators that may be a draw to a hospitality property;

•	popularity and profitability of certain amenities, such as spa services or meeting space;

•	location, quality and management company’s affiliation, each of which affects the economic performance of a hospitality property; and

•	relative illiquidity of hospitality property investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions.

Because hotel rooms generally are rented for short periods of time, the financial performance of hospitality properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties.

Certain of the hospitality properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property improvement plans (“PIPs”). In some circumstances, these renovations or PIPs may necessitate taking a portion of the available guest rooms temporarily offline, temporarily decreasing the number of available rooms and the revenue generating capacity of the related hotel. In other cases, these renovations may involve renovations of common spaces or external features of the related hotel, which may cause disruptions or otherwise decrease the attractiveness of the related hotel to potential guests. These PIPs may be required under the related franchise or management

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agreement and a failure to timely complete them may result in a termination or expiration of a franchise or management agreement and may be an event of default under the related mortgage loan.

For example, with respect to a mortgaged property that (i) secures a mortgage loan that is one of the top 20 mortgage loans or (ii) where such related costs are anticipated to be more than 10% of the related mortgage loan cut-off date balance:

•	In the case of the portfolio of mortgaged properties identified on Annex A-1 as InnVite Hotel Portfolio, which secures a mortgage loan representing approximately 0.8% of the outstanding pool balance as of the cut-off date, the mortgaged property is expected to undergo a property improvement plan, for which approximately $1,477,000 has been reserved to cover the estimated costs.

•	With respect to the mortgage loan identified on Annex A-1 to this free writing prospectus as Hampton Inn St. Charles, representing approximately 0.6% of the outstanding pool balance as of the cut-off date, the mortgaged property is expected to undergo a property improvement plan, for which approximately $2,644,871 has been reserved to cover the estimated costs thereof.

•	With respect to the mortgage loan identified on Annex A-1 to this free writing prospectus as Hampton Inn Rochester, representing approximately 0.5% of the outstanding pool balance as of the cut-off date, the mortgaged property is expected to undergo a property improvement plan, for which approximately $2,247,860 has been reserved to cover the estimated costs thereof.

We cannot assure you that any PIP will be completed in the time frame contemplated, or that, when and if the PIP is completed, such PIP will improve the operations at, or increase the value of, the subject property. See also “—Risks Related to Construction, Development, Redevelopment, Renovation and Repairs at Mortgaged Properties” below.

A Unique Hotel Property Type May Create Additional Risks. The hospitality property identified on Annex A-1 to this free writing prospectus as Resort at Paws Up, which secures a mortgage loan representing approximately 1.1% of the outstanding pool balance as of the cut-off date, is a luxury resort hotel with luxury cabins and camping sites. The hotel is located on approximately 538 acres of land in Greenough, Montana that features, among other things, luxury cabins, safari-like tents with luxury beds and bedding and outdoor oriented activities. This hospitality type is highly dependent on guests looking for a resort with such unique features and amenities. We cannot assure you that such features and amenities will remain popular with guests. In addition, the mortgaged property is highly seasonal with most occupancy in the months of June, July, August, September and the holiday season in late December. The mortgaged property is typically closed to guests from early February through mid-May and from early November through mid-December. At mortgage loan closing, $500,000 was deposited into a seasonality reserve and the borrower is required to deposit $200,000 on the payment dates in each of June, July, August and September, unless on such date, the reserve contains at least $800,000, in which case the requirement is waived for that month. The mortgage loan documents permit the borrower to withdraw $100,000 from such reserve on the payment dates occurring in each of October through May, which amount may be used to pay debt service on the mortgage loan. The obligation of the borrower to make deposits into the seasonality reserve is a recourse obligation of the guarantor. We cannot assure you that amounts in the seasonality reserve will be adequate. In addition, the borrower is in the process of certain upgrades to the mortgaged property. At mortgage loan closing, the lender reserved $3,000,000 into an expansion reserve, to be used to reimburse the borrower for costs associated with the completion of certain resort facilities and the addition of new cabins and/or tent sites. $1.5 million was released to the borrower in connection with the completion of an extra service kitchen for the tent camps at the mortgaged property. As of the cut-off date, approximately $1.5 million remains in the reserve, which amount may be released to the borrower upon completion of additional units and satisfaction of certain requirements specified in the mortgage loan documents. We cannot assure you that the additional units will be completed.

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The Seasonality of Business May Create Shortfalls in Hospitality Revenue. The hospitality and lodging industry is generally seasonal in nature and different seasons affect different hospitality properties depending on type and location. In some cases, certain hotel properties close during certain months of the year. This seasonality can be expected to cause periodic fluctuations in a hospitality property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. There can be no assurance that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods. There can also be no assurance that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls. For example, the following top 20 mortgage loans secured by hospitality properties provide for such seasonality reserves:

•	In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as Hilton Brentwood, which secures a mortgage loan representing approximately 1.5% of the outstanding pool balance as of the cut-off date, the related borrower is required to deposit $7,236 per month into a seasonality reserve during the interest-only period. Following the interest-only period, the related borrower is required to deposit $10,056 per month into such seasonality reserve.

The Inability To Maintain a Liquor License May Adversely Impact Hospitality Revenue. The liquor licenses for most of the applicable mortgaged properties are commonly held by affiliates of the mortgagors, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses. In the event of a foreclosure of a hospitality property that holds a liquor license, a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay which could be significant. There can be no assurance that a new license could be obtained promptly or at all. The lack of a liquor license in a hospitality property with a restaurant or bar could have an adverse impact on the revenue from the related mortgaged property or on the hotel’s occupancy rate.

With respect to the mortgaged properties identified on Annex A-1 to this free writing prospectus as Belamar Hotel, Sandcastle Inn Pacifica, Inn at Marina Del Rey Pacifica and Inn at Venice Beach Pacifica, which secure mortgage loans to affiliated borrowers which represent approximately 1.7%, 1.3%, 0.9% and 0.9%, respectively, of the outstanding pool balance as of the cut-off date, the mortgaged properties are each subject to recorded covenants that prohibit serving alcohol on the premises. However, the hotel properties identified on Annex A-1 as Belamar Hotel and Sandcastle Inn each have liquor licenses and restaurants that serve alcohol. The hotel property identified on Annex A-1 as Marina Del Rey does not serve alcohol at its premises.

Mortgage loans secured by hospitality properties may be structured with a master lease (or operating lease) in order to minimize potential liabilities of the borrower. Under the master lease structure, an operating lessee (typically affiliated with the borrower) is also an obligor under the related mortgage loan and the operating lessee pays rent to the borrower.

The Performance of a Hospitality Property Depends in Part on the Performance of Its Franchisor or Management Company. Thirteen (13) of the hospitality properties, securing approximately 10.1% of the outstanding pool balance as of the cut-off date (by allocated loan amount), are affiliated with a national franchisor through a franchise agreement. Certain of the hospitality properties may be subject to a management or marketing arrangement with a regional or national brand. A hospitality property subject to a franchise, management or marketing agreement relating to a regional or national brand is typically required by the hotel chain or management company to maintain certain standards and satisfy certain criteria or risk termination of its affiliation.

The performance of a hospitality property affiliated with a franchise or hotel management company or managed by a hotel management company depends in part on:

•	the continued existence, reputation, and financial strength of the franchisor or hotel management company;

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•	the public perception of the franchise or management company or hotel chain service mark; and

•	the duration of the franchise licensing agreement or management agreement.

Any provision in a franchise agreement or management agreement relating to a regional or national brand providing for termination because of the bankruptcy of a franchisor or manager, as applicable, generally will not be enforceable. In addition, certain franchise agreements or management agreements may only be terminable upon an event of default of the franchisor that causes a material adverse condition to the borrower. Replacement franchises or management agreements relating to a regional or national brand may require significantly higher fees.

Transferability of franchise license agreements is generally restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent.

The following table shows each mortgaged property associated with a national or regional hotel brand through a license, franchise agreement, operating agreement or management agreement. If the relationship with the hotel brand is terminated, securing a new arrangement with the existing or a different hotel brand may require significant capital investment for renovations and upgrades necessary to satisfy such brand’s requirements.

Mortgaged Property Name	Mortgaged Property Cut- off Date Balance	Percentage (%) of the Initial Pool Balance by Allocated Loan Amount	Expiration/Termination of Related License/ Franchise Agreement	Maturity Date
Residence Inn San Diego	$29,710,824	2.0%	February 27, 2021	June 1, 2025
Hilton Brentwood	$22,500,000	1.5%	June 14, 2025	January 5, 2025
DoubleTree South Bend	$20,250,000	1.4%	August 31, 2026	January 5, 2025
Hilton Garden Inn Fairfield	$15,961,623	1.1%	May 29, 2022	May 6, 2025
Hampton Inn Highlands Ranch	$12,311,388	0.8%	February 28, 2030	March 6, 2025
Homewood Suites - Port Richey	$8,674,753	0.6%	June 30, 2029	June 6, 2025
Hampton Inn St. Charles	$8,222,100	0.6%	February 28, 2030	March 5, 2020
Hampton Inn Rochester	$7,156,650	0.5%	February 28, 2030	March 5, 2020
Wyndham Garden Charlotte Airport	$6,678,133	0.5%	March 1, 2035	May 6, 2025
Hampton Inn - Sunbury	$4,991,936	0.3%	September 30, 2031	June 6, 2025
Hampton Inn Lancaster	$4,172,340	0.3%	February 28, 2030	March 6, 2025
Red Roof PLUS+ Columbus Dublin	$4,072,999	0.3%	April 23, 2033	March 6, 2025
Quality Inn & Suites North/Polaris	$3,228,597	0.2%	May 31, 2032	March 6, 2025

No assurance can be given that such agreements will be renewed. In addition, no assurance can be given that a franchise or management agreement will not be terminated for any other reason during the term of the related mortgage loan or that the issuing entity would be able to renew a franchise or management agreement or obtain a new franchise or management agreement following termination of the agreement, including with respect to any in place at the time of foreclosure.

Some hospitality properties however, do not have relationships with national brands, and therefore may not be required to maintain certain standards and satisfy certain criteria that are typically required by a franchisor or a hotel chain. For example, in the case of the mortgage loans secured by the mortgaged properties identified on Annex A-1 to this free writing prospectus as Ocean Key Resort and Spa, Sentinel Hotel, Belamar Hotel, Sandcastle Inn Pacifica, Resort at Paws Up, Inn at Marina Del Rey Pacifica and Inn at Venice Beach Pacifica, representing approximately 5.1%, 2.2%, 1.7%, 1.3%,1.1%, 0.9 and 0.9%, respectively, of the outstanding pool balance as of the cut-off date, the related mortgaged property is not affiliated with a national brand. Accordingly, they may lack the benefits of a strong franchise or brand affiliation.

Retail Properties Have Special Risks

There are 55 retail properties, securing approximately 18.0% of the outstanding pool balance as of the cut-off date (by allocated loan amount). For a list of the top five tenants (by net rentable area), see Annex A-1 to this free writing prospectus. The value of retail properties is significantly affected by the

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quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics. The correlation between success of tenant business and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales.

Certain retail properties may have other non-retail types of tenants including office and medical office tenants. For risks related to office tenants, see “—Office Properties Have Special Risks” in this free writing prospectus.

The Presence or Absence of an “Anchor Tenant” May Adversely Affect the Economic Performance of a Retail Property. Whether a retail property is “anchored,” “shadow anchored” or “unanchored” is also an important consideration. The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important, because anchors play a key role in generating customer traffic and making a center desirable for other tenants. An “anchor tenant” is usually proportionately larger in size than most other tenants in the mortgaged property, is vital in attracting customers to a retail property and is located on the related mortgaged property. Many of the retail properties securing one or more of the mortgage loans also have shadow anchor tenants. A “shadow anchor tenant” is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but not on the mortgaged property. The economic performance of an anchored or shadow anchored retail property will consequently be adversely affected by:

•	an anchor tenant’s or shadow anchor tenant’s failure to renew its lease or termination of an anchor tenant’s or shadow anchor tenant’s lease;

•	if the anchor tenant or shadow anchor tenant owns its own site, a decision to vacate;

•	the bankruptcy or economic decline of an anchor tenant, shadow anchor tenant or self-owned anchor; or

•	the cessation of the business of an anchor tenant, a shadow anchor tenant or of a self-owned anchor (notwithstanding its continued payment of rent).

Although a shadow anchor that owns its own parcel does not pay rent, it generally is required to pay a contribution toward common area maintenance under a reciprocal easement or similar agreement. However, there can be no assurance that a shadow anchor will satisfy its obligations under any such agreement.

Forty-eight (48) of the retail mortgaged properties, representing approximately 13.9% of the outstanding pool balance as of the cut-off date (by allocated loan amount), are retail properties that are considered by the applicable sponsor to have an “anchor tenant” or “shadow anchor tenant” or are leased to a single tenant. For identification of retail properties with a single tenant, see Annex A-1 to this free writing prospectus.

In certain instances with respect to the mortgaged properties, anchor tenant leases may expire during the term of the related mortgage loan. We cannot assure you that if anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or remain vacant, such anchor tenants or shadow anchor tenants, as applicable, would be replaced in a timely manner or, if part of the collateral for the related mortgage loan, without incurring material additional costs to the related borrower and resulting in adverse economic effects. In addition, an anchor tenant or shadow anchor tenant lease that expires near or shortly following the maturity date of a mortgage loan may make it more difficult for the borrower to obtain refinancing of the related mortgage loan and may thereby jeopardize repayment of the mortgage loan.

In addition, various anchor parcels and/or anchor improvements at a mortgaged property may be owned by the anchor tenant (or an affiliate of the anchor tenant) or by a third party and therefore not be

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part of the related mortgaged property and the related borrower may not receive rental income from such anchor tenant.

Retail properties that have shadow anchor stores often have reciprocal easement and operating agreements (each, an “REA”) between the retail property owner and such shadow anchors that contain certain operating and maintenance covenants.

Anchor tenants that lease their stores often have operating covenants as well. Such operating covenants may be provided for in the anchor tenant lease or in the REA, if any, affecting the mortgaged property. Anchor tenants that have no operating covenants or whose covenants have expired previously or will expire during the terms of the related mortgage loan (as is the case with several retail tenants at mortgaged properties securing mortgage loans in the mortgage pool) are or will not be contractually obligated to operate their stores at the applicable mortgaged property. Retail mortgaged properties that secure mortgage loans in the pool have tenants that are permitted to cease operations at the related mortgaged property prior to lease termination (i.e., “go dark”), provided such tenant continues to pay rent.

Tenant leases and REAs at retail mortgaged properties may have co-tenancy clauses which permit the applicable tenants to abate the rent payable, cease operating and/or terminate their leases if certain other tenants (in particular, anchor tenants) cease operations at the related mortgaged property and/or if a specified percentage of the stores at the related mortgaged property are not occupied and operating and also have certain other termination rights related to sales targets. Certain of the operating covenants with respect to the retail mortgaged properties may have expired or will expire prior to the maturity date of the related mortgage loan. We cannot assure you that operating covenants will be obtained in the future for these or any of the tenants.

Certain anchor tenant and tenant estoppels obtained in connection with the origination of the mortgage loans identify disputes between the related borrower and the applicable tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or REA. Such disputes, defaults or potential defaults, could lead to a set off of rent, to a termination or attempted termination of the applicable lease or REA by the tenant or to litigation against the related borrower. There can be no assurance that the identified tenant disputes will not have a material adverse effect on the ability of the related borrowers to repay their portion of the mortgage loan. In addition, there can be no assurance that the tenant estoppels obtained identify all potential disputes that may arise with tenants.

Current Levels of Property Income May Not Be Maintained Due to Varying Tenant Occupancy. Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. Certain tenants at the retail mortgaged properties may be paying rent but are not yet in occupancy or have signed leases but have not yet started paying rent and/or are not yet in occupancy.

Certain tenants currently may be in a rent abatement period. There can be no assurance that such tenants will be in a position to pay full rent when the abatement period expires. Risks applicable to anchor tenants (such as bankruptcy, failure to renew leases, early terminations of leases and vacancies) also apply to other tenants. We cannot assure you that the rate of occupancy at the stores will remain at the current levels or that the net operating income contributed by the mortgaged properties will remain at its current or past levels.

Competition May Adversely Affect the Performance of a Retail Property. Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer business:

•	factory outlet centers;

•	discount shopping centers and clubs;

•	video shopping networks;

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•	catalogue retailers;

•	home shopping networks;

•	direct mail;

•	internet websites; and

•	telemarketers.

Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the mortgage pool, as well as the income from, and market value of, the mortgaged properties. Moreover, additional competing retail properties have been and may in the future be built in the areas where the retail properties are located. Such competition could adversely affect the performance of the related mortgage loan and adversely affect distributions to certificateholders.

In addition, although renovations and expansion at a mortgaged property will generally enhance the value of the mortgaged property over time, in the short term, construction and renovation work at a mortgaged property may negatively impact net operating income as customers may be deterred from shopping at or near a construction site.

Mixed Use Properties Have Special Risks

There are 5 mixed use properties, securing approximately 8.2% of the outstanding pool balance as of the cut-off date (by allocated loan amount). Each of these mixed use properties contains two or more of the following property types: retail, office or warehouse. To the extent a mixed use property has retail, office or flex components, such mortgaged property is subject to the risks relating to the property types described in “—Retail Properties Have Special Risks”, “—Office Properties Have Special Risks” and “—Industrial Properties Have Special Risks.” See Annex A-1 to this free writing prospectus for the 5 largest office, retail and/or industrial tenants (by net rentable area leased) at each of the mixed use properties. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

Industrial Properties Have Special Risks

There are 32 industrial properties, securing approximately 7.7% of the outstanding pool balance as of the cut-off date (by allocated loan amount). Significant factors determining the value of industrial properties are:

•	the quality of tenants;

•	reduced demand for industrial space because of a decline in a particular industry segment;

•	the property becoming functionally obsolete;

•	building design and adaptability;

•	unavailability of labor sources;

•	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

•	changes in proximity of supply sources;

•	the expenses of converting a previously adapted space to general use; and

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•	the location of the property.

Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties often are dependent on a single or a few tenants.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (for example, a decline in defense spending), and a particular industrial property that suited the needs of its original tenant may be difficult to re-let to another tenant or may become functionally obsolete relative to newer properties. Furthermore, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, industrial properties are often more prone to environmental concerns due to the nature of items being stored or type of work conducted at the property.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics which are generally desirable to an industrial property include high, clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, minimum large truck turning radii and overall functionality and accessibility. Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels. Because of the construction utilized in connection with certain industrial facilities, it might be difficult or costly to convert such a facility to an alternative use.

Further, certain of the industrial properties may have tenants that are subject to risks unique to their business, such as cold storage facilities. Cold storage facilities may have unique risks such as short lease terms due to seasonal use, making income potentially more volatile than for properties with longer term leases, and customized refrigeration design, rendering such facilities less readily convertible to alternative uses. Because of seasonal use, leases at such facilities are customarily for shorter terms, making income potentially more volatile than for properties with longer term leases. In addition, such facilities require customized refrigeration design, rendering them less readily convertible to alternative uses.

Certain of the industrial properties may contain warehouse spaces. Properties with warehouse space may be adversely affected by reduced demand for such space occasioned by a decline in need for warehouse space by a particular industry segment that had been leasing or typically leases such spaces. Also, warehouse space that was built to suit the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.

Further, certain of the industrial properties may be occupied by tenants that utilize a portion of the mortgaged property as medical offices, some of which may perform out-patient medical procedures. See “—Office Properties Have Special Risks” in this free writing prospectus for information regarding medical office tenants.

Multifamily Properties Have Special Risks

There are 9 multifamily properties, securing approximately 4.1% of the outstanding pool balance as of the cut-off date (by allocated loan amount).

A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

•	the physical attributes of the apartment building (e.g., its age, appearance and construction quality);

•	the quality of property management;

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•	the location of the property (e.g., a change in the neighborhood over time or increased crime in the neighborhood);

•	the ability of management to provide adequate maintenance and insurance;

•	the types of services the property provides;

•	the property’s reputation;

•	the level of mortgage interest rates (which may encourage tenants to purchase rather than rent housing);

•	the generally short terms of residential leases and the need for continued reletting;

•	rent concessions and month-to-month leases, which may impact cash flow at the property;

•	in the case of student housing facilities, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on-campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

•	in the case of certain of the multi-family properties that may be considered to be “flexible apartment properties,” such properties may have a significant percentage of their units leased to tenants under short term leases (less than one year in term), which creates a higher turnover rate than for other types of multifamily properties;

•	restrictions on the age of tenants who may reside at the property, thereby limiting the pool of potential tenants;

•	the presence of competing properties and residential developments in the local market;

•	the existence of corporate tenants renting large blocks of units at the property, which if such tenant vacates would leave the property with a significant percentage of unoccupied space, and if such tenant was renting at an above-market rent may make finding replacement tenants difficult;

•	the tenant mix, particularly if the tenants are predominantly students, personnel from or workers related to a military base or workers from a particular business or industry;

•	adverse local, regional or national economic conditions, which may limit the amount of rent that can be charged and may result in a reduction in timely rent payments or a reduction in occupancy;

•	state and local regulations;

•	government assistance/rent subsidy programs; and

•	national, state or local politics.

State Regulations and Government Subsidies May Affect a Borrower’s Ability To Repay a Multifamily Mortgage Loan. Certain states regulate the relationship of an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive,

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abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the basis on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities, including those in which certain of the mortgaged properties are located, impose rent control or rent stabilization rules on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, the rent control laws do not permit vacancy decontrol. Some local authorities may not be able to impose rent control because it is pre-empted by state law in certain states, and rent control is not imposed at the state level in those states. In other states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants. In some jurisdictions, including, for example, New York City, many apartment buildings are subject to rent stabilization and some units are subject to rent control. These regulations, among other things, limit a borrower’s ability to raise rents above specified percentages. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repair or renovate the mortgaged property or repay its mortgage loan from net operating income or from the proceeds of a sale or refinancing of the mortgaged property.

Certain of the mortgage loans may be secured now or in the future by mortgaged properties that are eligible for and have received low income housing tax credits pursuant to Section 42 of the Internal Revenue Code of 1986, as amended, in respect of various units within the property or have tenants that rely on rent subsidies under various government-funded programs, including the Section 8 Tenant-Based Assistance Rental Certificate Program of the U.S. Department of Housing and Urban Development. The depositor gives no assurance that such programs will be continued in their present form or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loan. See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Mortgage Loans Subject to Government Assistance Programs” in this free writing prospectus.

Student Housing Facilities Pose Risks Not Associated With Other Types of Multifamily Properties. One (1) mortgaged property, securing approximately 0.2% of the outstanding pool balance as of the cut-off date (by allocated loan amount), is 10% or more occupied as student housing. Student housing facilities may be more susceptible to damage or wear and tear than other types of multifamily housing. Such properties are also affected by their reliance on the financial well-being of the college or university to which such housing relates or the college or university that is leasing such space, competition from on-campus housing units (which may adversely affect occupancy), and the physical layout of the housing (which may not be readily convertible to traditional multifamily use). In addition, student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are often available for periods of fewer than 12 months.

Manufactured Housing Community Properties Have Special Risks

There is 1 manufactured housing community property, securing approximately 1.4% of the outstanding pool balance as of the cut-off date (by allocated loan amount). Mortgage loans secured by liens on manufactured housing community properties pose risks not associated with mortgage loans secured by liens on other types of income producing real estate.

The successful operation of a manufactured housing property may depend upon the number of other competing residential developments in the local market, such as:

•	other manufactured housing community properties;

•	apartment buildings; and

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•	site built single family homes.

Other factors may also include:

•	the physical attributes of the community, including its age and appearance;

•	the location of the manufactured housing property;

•	the ability of management to provide adequate maintenance and insurance;

•	the type of services or amenities it provides;

•	the property’s reputation;

•	restrictions on the age of tenants that may reside at the property; and

•	state and local regulations, including rent control and rent stabilization.

Some of the manufactured housing community mortgaged properties securing mortgage loans in the issuing entity have a material number of leased homes that are currently owned by the related borrower or an affiliate thereof and rented by the respective tenants like apartments. In circumstances where the leased homes are owned by an affiliate of the borrower, the related pads may, in some cases, be subject to a master lease with that affiliate. In such cases, the tenants will tend to be more transient and less tied to the property than if they owned their own home. Such leased homes do not, in all (or, possibly, in any) such cases, constitute collateral for the related mortgage loan. Some of the leased homes that are not collateral for the related mortgage loan may be rented on a lease-to-own basis.

Some of the manufactured housing community mortgaged properties securing the mortgage loans are not connected to public water and sewer systems. In such cases, the borrower could incur a substantial expense if it were required to connect the property to such systems in the future. In addition, the use of well water and/or septic systems or private sewage treatment facilities enhances the likelihood that the property could be adversely affected by a recognized environmental condition that impacts soil and groundwater.

Some of the manufactured housing community mortgaged properties require that residents be 55 years of age or older, thereby limiting the potential tenant pool. The manufactured housing community properties are “special purpose” properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.

Self Storage Properties Have Special Risks

There are 4 self storage properties, securing approximately 1.2% of the outstanding pool balance as of the cut-off date (by allocated loan amount). Various factors may adversely affect the value and successful operation of a self storage property.

Self storage facilities are considered vulnerable to competition, because both acquisition and development costs and break-even occupancy are relatively low. The conversion of self storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self storage properties becomes unprofitable due to:

•	decreased demand;

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•	competition;

•	lack of proximity to apartment complexes or commercial users;

•	apartment tenants moving to single-family homes;

•	decline in services rendered, including security;

•	dependence on business activity ancillary to renting units;

•	security concerns;

•	age of improvements; or

•	other factors;

so that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that self storage property may be substantially less, relative to the amount owing on the mortgage loan, than if the self storage property were readily adaptable to other uses.

Tenant privacy, anonymity and efficient and/or unsupervised access may heighten environmental risks (although lease agreements generally prohibit users from storing hazardous substance in the units). No environmental assessment of a mortgaged property included an inspection of the contents of the self storage units included in the self storage properties and there is no assurance that all of the units included in the self storage properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

Parking Properties Have Special Risks

Certain of the mortgaged properties contain a parking lot or parking garage. The primary source of income for parking lots and garages is the rental fees charged for parking spaces.

Factors affecting the success of a parking lot or garage include:

•	the number of rentable parking spaces and rates charged;

•	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

•	the amount of alternative parking spaces in the area;

•	the availability of mass transit; and

•	the perceptions of the safety, convenience and services of the lot or garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses. See “—Some Mortgaged Properties May Not Be Readily Convertible To Alternative Uses” in this free writing prospectus.

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Risks Related to Reliance on Significant Signage Income in Underwriting

In the case of the mortgaged property identified on Annex A-1 as 9000 Sunset, which secures a mortgage loan representing approximately 8.5% of the outstanding pool balance as of the cut-off date, approximately 27.8% of the mortgaged property’s effective gross income comes from leases related to advertising signs on the exterior of the mortgaged property. The borrower leases the use of these signs to Outfront Media under two separate licensing agreements expiring in 2019 and 2026. Outfront Media, in turn, leases the signage space to advertisers. The parcels to the east and west of the mortgaged property (not collateral) are each subject to a deed restriction with respect to setback and height to preserve visibility of the signage at the mortgaged property. We cannot assure you that the borrower will be able to sustain the current signage income in the future. We cannot assure you that Outfront Media will renew its licensing agreements when they expire, or that the borrower will be able to continue to lease the signage space. This may lead to the borrower’s inability to satisfy debt service or refinance the mortgage loan at maturity.

Risks Related to Loans Secured by Mortgaged Properties Located in Puerto Rico

One (1) mortgage loan, representing approximately 2.1% of the outstanding pool balance as of the cut-off date, is secured by a mortgage property located in Puerto Rico and identified on Annex A-1 to this free writing prospectus as 270 Munoz Rivera.

Currently, Puerto Rico does not impose income or withholding tax on interest received on loans by foreign (non-Puerto Rico) entities not engaged in trade or business in Puerto Rico, as long as the foreign (non-Puerto Rico) entity receiving the interest payment and the debtor making the interest payment are not related, or if the interest payment is not from sources within Puerto Rico (i.e., when the entity making the interest payment is not a resident of Puerto Rico or if the payor is a “PR resident entity” which derived less than 20% of its gross income from Puerto Rico sources for the three-year period preceding the year during which the interest payment is made). The related mortgage loan seller has been advised that Puerto Rico law would not impose income or withholding tax on interest received on the Puerto Rico Retail Portfolio mortgage loan while it is held by the issuing entity; however, no assurance can be given that the law will not change in the future. If an income or withholding tax were imposed on the Puerto Rico Retail Portfolio mortgage loan, the lender may not be able to collect from the related borrower any shortfall in the monthly payment resulting from such tax, because the loan does not directly address changes in law that result in an income or withholding tax. Such tax would therefore result in a shortfall to affected certificateholders.

Puerto Rico’s constitutional status is that of a territory of the United States, and pursuant to the territorial clause of the U.S. Constitution, the ultimate source of power over Puerto Rico is the U.S. Congress. The Commonwealth of Puerto Rico exercises virtually the same control over its internal affairs as do the 50 states. It differs from the states, however, in its relationship with the federal government. The provisions of the United States Constitution and many federal laws apply to the Commonwealth of Puerto Rico as determined by the United States Congress. However, Puerto Rico has authority over its internal affairs. If the Commonwealth of Puerto Rico were to change its political status, there can be no assurance of what impact this would have on the issuing entity’s interest in the mortgaged real property located in the Commonwealth of Puerto Rico.

Commercial mortgage loans in Puerto Rico are generally evidenced by the execution of a promissory note in favor of the mortgagee and a “mortgage note” payable to the bearer thereof, which is then pledged to the mortgagee as security for the promissory note. The bearer mortgage note in turn is secured by a deed of mortgage on certain real property of the borrower. Notwithstanding the existence of both the promissory note and the bearer mortgage note, the borrower has only a single indebtedness to the mortgagee, and in the event of default the mortgagee may bring a single unitary action to proceed directly against the mortgaged property without any requirement to take any separate action under the pledge of the bearer mortgage note. Foreclosure of a mortgage in Puerto Rico is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from

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difficulties in locating necessary parties. When the mortgagee’s right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time consuming and costly. The costs of foreclosure would reduce the proceeds from a foreclosure sale available to satisfy the mortgage loan. In any case, there can be no assurance that the net proceeds realized from foreclosures on the mortgage, after payment of all foreclosure expenses, would be sufficient to pay the principal, interest and other expenses, if any, which are due under the mortgage loan and thus the amount of accrued and unpaid interest and unpaid principal on the certificates.

Risks of Co-Tenancy and Other Early Termination Provisions in Retail and Office Leases

Retail, office, mixed use and industrial properties may have tenants with leases that give tenants the right to terminate the related lease or abate or reduce rent for various reasons or upon various conditions, including (i) if the borrower for the applicable mortgaged property allows uses at the mortgaged property in violation of use restrictions in current tenant leases, (ii) if the borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions, (iii) if the related borrower fails to provide a designated number of parking spaces, (iv) if there is construction at or otherwise affecting access to or parking on the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility or a tenant’s use of or access to or parking upon the mortgaged property, (v) upon casualty or condemnation with respect to all or a portion of the mortgaged property above a certain threshold or that interferes with a tenant’s use of or access to such mortgaged property or that otherwise renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time, (vi) if a tenant’s use is not permitted by zoning or applicable law, (vii) if a tenant is unable to exercise expansion rights, (viii) if utilities or other essential services are not provided to the subject space for a specified period, or (ix) if the landlord defaults on its obligations under the lease. In each identified instance the borrower may have interests adverse to the mortgagee, and we cannot assure you that the borrower will not violate those restrictions if it feels that such violation may otherwise benefit it or its affiliates to do so, even where such action is to the detriment of the mortgaged property.

In addition, it is common for non-anchor tenants at anchored or shadow-anchored retail centers to have the right to terminate their leases or abate or reduce rent if the anchor or shadow anchor tenant goes dark. In addition, an anchor tenant may have a similar co-tenancy provision in its lease based on the continued operations of another anchor tenant. Even if tenant leases do not include provisions granting such termination or rent abatement rights, because the anchor or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants, we cannot assure you that any loss of an anchor tenant will not have a material adverse impact on the non-anchor tenants’ ability to operate, which may in turn adversely impact the borrower’s ability to meet its obligations under the related mortgage loan documents. If an anchor tenant goes dark, generally the borrower’s only remedy is to terminate that lease after the anchor tenant has been dark for a specified amount of time.

Certain of the tenant leases for the mortgaged properties permit the related tenant to terminate its lease and/or abate or reduce rent if the tenant fails to meet certain sales targets or other business objectives for a specified period of time. We cannot assure you that all or any of these tenants will meet the sales targets or business objectives required to avoid any termination and/or abatement rights.

In addition, certain of the tenant leases for the mortgaged properties may permit the affected tenants to terminate their leases and/or abate or reduce rent if a certain number of other tenants, and/or other tenants occupying a specified percentage of the total space, cease to operate at the applicable mortgaged property. Further, certain of the tenant leases for the other mortgaged properties may permit affected tenants to terminate their leases if a tenant at an adjacent or nearby property terminates its lease or goes dark.

In addition, certain of the tenant leases for the mortgaged properties may permit the affected tenants to terminate their leases or abate rent prior to the stated lease expiration date for no reason after a specified period of time following commencement of the lease and/or solely upon notice to the landlord.

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See “—Risks Related to Tenants—Certain Additional Risks Related to Tenants” in this free writing prospectus.

Any exercise of the foregoing termination rights could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space. We cannot assure you that any vacated space could or would be re-let. Furthermore, we cannot assure you that the foregoing termination and/or abatement rights will not arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents. See
“—Risks Related to Tenants—Certain Additional Risks Related to Tenants” in this free writing prospectus.

Condominium Properties Have Special Risks

In the case of the mortgaged properties identified on Annex A-1 to this free writing prospectus as Ocean Key Resort and Spa, 270 Munoz Rivera, 8500 Tyco Road, City Center at 735 Water Street, Resort at Paws Up, Summerfield Shopping Center, Townhomes With A View and Morgan Stanley Tucson, representing approximately 14.1% of the outstanding pool balance as of the cut-off date (by allocated loan amount), the related mortgage loans are secured, in whole or in part, by the related borrower’s fee simple ownership interest in one or more condominium units.

The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board and a unit owner’s ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium. In certain cases, the related borrower may not have a majority of votes on the condominium board. The borrower may control the appointment and voting of the condominium board or the condominium owners may not be permitted to take actions or cause the condominium association to take actions that would affect the borrower’s unit without the borrower’s consent.

Even if a borrower or its designated board members, either through control of the appointment and voting of sufficient members of the related condominium board or by virtue of other provisions in the related condominium documents, has consent rights over actions by the related condominium associations or owners, we cannot assure you that the related condominium board will not take actions that would materially adversely affect the related borrower’s unit.

The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds. In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

Certain condominium declarations and/or local laws provide for the withdrawal of a property from a condominium structure under certain circumstances. For example, the New York Condominium Act provides for a withdrawal of the property from a condominium structure by vote of 80% of unit owners. If the condominium is terminated, the building will be subject to an action for partition by any unit owner or lienor as if owned in common. This could cause an early and unanticipated prepayment of the mortgage loan. There can be no assurance the proceeds from partition will be sufficient to satisfy borrower’s obligations under the mortgage loan.

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Due to the nature of condominiums and a borrower’s ownership interest therein, a default on a mortgage loan secured by the borrower’s interest in one or more condominium units may not allow the related lender the same flexibility in realizing upon the underlying real property as is generally available with respect to non-condominium properties. The rights of any other unit owners, the governing documents of the owners’ association and state and local laws applicable to condominiums must be considered and respected. Consequently, servicing and realizing upon such collateral could subject the issuing entity to greater expense and risk than servicing and realizing upon collateral for other mortgage loans that are not condominiums.

Risks Related to Construction, Development, Redevelopment, Renovation and Repairs at Mortgaged Properties

Certain of the mortgaged properties are currently undergoing, or are expected to undergo in the future, material construction, development, redevelopment, renovation or repairs. We cannot assure you that any current or planned construction, redevelopment, renovation or repairs will be completed, that such construction, redevelopment, renovation or repairs will be completed in the time frame contemplated, or that, when and if redevelopment or renovation is completed, such redevelopment or renovation will improve the operations at, or increase the value of, the subject property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgage loan and/or the value of the related mortgaged property, which could affect the ability of the borrower to repay the related mortgage loan.

If the related borrower or tenant fails to pay the costs for work completed or material delivered in connection with such ongoing construction, redevelopment, renovation or repairs, the related mortgaged property may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan. The existence of construction or renovation at a mortgaged property may make such mortgaged property less attractive to tenants or their customers or other users and, accordingly, could have a negative impact on net operating income.

Furthermore, in the event of a foreclosure on any mortgaged property following a default on a related mortgage loan, the special servicer will generally retain an independent contractor to operate the mortgaged property. Among other things, the independent contractor generally will not be able to perform construction work, other than repair, maintenance or certain types of tenant build-outs, unless the construction was more than 10% completed when default on the mortgage loan becomes imminent. In addition, financing will generally be required to complete any such construction work, the availability of which may be particularly limited due to the issuing entity’s inability to incur debt. The inability to complete such construction work may result in lower cash flows and less liquidation proceeds to the issuing entity than if such construction were able to be completed.

Competition May Adversely Affect the Performance of the Mortgaged Property

Borrowers, affiliates of borrowers, and property managers of mortgaged properties may currently own, and in the future property managers of mortgaged properties and affiliates of borrowers may develop or acquire, additional properties and lease space in other properties in the same market areas where the mortgaged properties are located. Property managers at the related mortgaged properties also may manage competing properties, including, without limitation, properties that may be situated near or even adjacent to the mortgaged properties. None of the property managers or any other party has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to, or near, the mortgaged properties.

Options and Other Purchase Rights May Affect Value or Hinder Recovery with Respect to the Mortgaged Properties

With respect to certain mortgage loans, one or more tenants or another person (or the related mortgaged property may be subject to) may have a purchase option, a right of first refusal or right of first offer in the event a sale is contemplated, a right of first refusal to purchase a leasehold interest in the

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premises if the sale of the borrower’s leasehold interest is contemplated or an option to purchase all or a portion of the related mortgaged property and/or various similar rights.

For example:

•	With respect to the mortgaged property identified on Annex A-1 to this free writing prospectus as Residence Inn San Diego, which secures a mortgage loan representing approximately 2.0% of the outstanding pool balance as of the cut-off date, pursuant to a franchise agreement with Marriott International, Inc. (“Marriott”), Marriott has a right to purchase or lease the hotel at the same price or rent and upon the same terms and conditions in the event the owner of the hotel intends to sell or lease the hotel to a competitor or an affiliate of a competitor. In addition, if the transfer to a competitor is by foreclosure, judicial or legal process, Marriott will have the right to purchase the hotel upon notice to the new owner. If the parties are unable to agree to a purchase price and terms within 30 days of Marriott’s notice, the fair market value of the hotel will be determined by arbitration pursuant to the procedures set forth in the franchise agreement.

•	With respect to the mortgaged property identified on Annex A-1 to this free writing prospectus as City Center at 735 Water Street, which secures a mortgage loan representing approximately 1.7% of the outstanding pool balance as of the cut-off date, the largest tenant, Gold’s Gym, has the right to purchase any portion or all of the sixth floor of the 731 building in the event the borrower intends to sell all or any portion of the mortgaged property. The tenant entered into a subordination non-disturbance and attornment agreement with the related lender that expressly waives any right to purchase the sixth floor in the event of a foreclosure or deed-in-lieu of foreclosure and subsequent sale.

•	In the case of the portfolio of mortgaged properties identified on Annex A-1 as 7 Eleven & Walgreens Portfolio, which secures a mortgage loan representing approximately 1.5% of the outstanding pool balance as of the cut-off date, Walgreens, the largest tenant at the Walgreens – Milwaukee mortgaged property has a continuing right of first refusal to purchase its leased premises in the event that the borrower receives a bona fide offer to purchase the leased premises. Walgreens’ election not to exercise this right will not eliminate its right with respect to subsequent bona fide purchase offers. However, the tenant’s right of first refusal will not apply to a successor landlord through a foreclosure, deed-in-lieu of foreclosure or any other enforcement action under the mortgage loan.

•	In the case of the mortgaged property identified on Annex A-1 as Intuit Regional HQ, which secures a mortgage loan representing approximately 1.5% of the outstanding pool balance as of the cut-off date, the sole tenant, Intuit, has a right of first offer to purchase the mortgaged property with 21 days of receipt of notice of the landlord’s intention to sell the mortgaged property.

•	In the case of a mortgage loan secured by the mortgaged property identified on Annex A-1 to this free writing prospectus as River Corporate Center, representing approximately 1.2% of the outstanding pool balance as of the cut-off balance date, the sole tenant, US Foods Inc., has a right of first offer to purchase the mortgaged property, provided no event of default exists under the related lease. The tenant is required to notify the borrower of its intention to exercise the right of first offer within 10 days of receiving notice of the borrower’s receipt of a bona fide offer to purchase the mortgaged property. The right of first offer is not applicable in connection with a foreclosure or deed-in-lieu of foreclosure.

•	In the case of the mortgaged property identified on Annex A-1 as Hilton Garden Inn Fairfield, which secures a mortgage loan representing approximately 1.1% of the outstanding pool balance as of the cut-off date, pursuant to the related franchise agreement, Hilton Inns, Inc. has a right of first offer with respect to any proposed sale of the mortgaged property within 20 days of receipt of notice of the borrower’s intent to sell.

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•	With respect to the mortgaged property identified on Annex A-1 to this free writing prospectus as Crossroads Plaza Shopping Center, which secures a mortgage loan representing approximately 1.0% of the outstanding pool balance as of the cut-off date, each of Raley’s (the largest tenant) and Hobby Lobby (which sub-leases the Raley’s leased space from Raley’s) has the right to purchase the mortgaged property in the event the borrower intends to sell all or any portion thereof. Each of Raley’s and Hobby Lobby have entered into a subordination non-disturbance and attornment agreement with the related lender that expressly waives any right to purchase the mortgaged property in the event of a foreclosure or deed-in-lieu of foreclosure and, in the case of the Hobby Lobby subordination non-disturbance and attornment agreement only, a subsequent sale. In addition, the title insurance policy affirmatively insures the related lender against any loss or damage which it may sustain by reason of a final decree of a court of competent jurisdiction invalidating or extinguishing the mortgage lien by reason of the exercise of the right to purchase by Raley’s or Hobby Lobby, or invalidating or extinguishing the transfer of ownership of the mortgaged property to the related lender pursuant to a foreclosure of the mortgage or a deed in lieu thereof by reason of the exercise of the aforementioned right to purchase, or invalidating or extinguishing the transfer of ownership of the mortgaged property to a third party pursuant to a foreclosure of the mortgage by reason of the exercise of the aforementioned right to purchase.

•	In the case of the mortgaged property identified on Annex A-1 as Mount Vernon Shopping Center, which secures a mortgage loan representing approximately 0.5% of the outstanding pool balance as of the cut-off date, the fourth largest tenant at the mortgaged property, Chase Bank, which occupies approximately 5.4% of the net rentable area under a ground lease, has a right of first refusal to purchase its parcel if its parcel is sold separately from the rest of the mortgaged property.

These rights, which may not be subordinated to the related mortgage, may impede the lender’s ability to sell the related mortgaged property at foreclosure or after acquiring the mortgaged property pursuant to foreclosure, or adversely affect the value and/or marketability of the related mortgaged property. Additionally, the exercise of a purchase option may result in the related mortgage loan being prepaid during a period when voluntary prepayments are otherwise prohibited.

The Sellers of the Mortgage Loans Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy or insolvency of any mortgage loan seller, it is possible the issuing entity’s right to payment from or ownership of the mortgage loans transferred by such mortgage loan seller could be challenged, and if such challenge were successful, delays or reductions in payments on your certificates could occur.

Based upon an opinion of counsel that the conveyance of the applicable mortgage loans to the depositor would generally be respected in the event of the bankruptcy or insolvency of the related mortgage loan seller, which opinion will be subject to various assumptions and qualifications, the depositor believes that such a challenge will be unsuccessful, but there can be no assurance that a bankruptcy trustee, if applicable, or other interested party will not attempt to assert such a position. Even if actions seeking such results were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

Environmental Issues at the Mortgaged Properties May Adversely Affect Payments on Your Certificates

Certain Environmental Laws May Negatively Impact a Borrower’s Ability To Repay a Mortgage Loan. Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal, remediation or containment of hazardous or toxic substances on, under, in, or emanating from that property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, certain laws impose liability for release of asbestos containing materials into the air or require the removal or

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containment of the asbestos containing materials; polychlorinated biphenyls in hydraulic or electrical equipment are regulated as hazardous or toxic substances; and the U.S. Environmental Protection Agency has identified health risks associated with elevated radon gas levels in buildings. In some states, contamination of a property may give rise to a lien on the property for payment of the costs of addressing the condition. This lien may have priority over the lien of a pre-existing mortgage. Additionally, third parties may seek recovery from owners or operators of real properties for personal injury or property damages associated with exposure to hazardous or toxic substances related to the properties.

The costs of any required remediation and the owner’s or operator’s liability for them as to any property are generally not limited under these laws, ordinances and regulations and could exceed the value of the mortgaged property and the aggregate assets of the owner or operator. In addition, as to the owners or operators of mortgaged properties that generate hazardous substances that are disposed of at “offsite” locations, the owners or operators may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the offsite locations where that person’s hazardous substances were disposed. Additionally, third parties may seek recovery from owners or operators of real properties for personal injury or property damages associated with exposure to hazardous or toxic substances related to the properties.

Federal law requires owners of certain residential housing constructed prior to 1978 to disclose to potential residents or purchasers any condition on the property that causes exposure to lead-based paint. Contracts for the purchase and sale of an interest in residential housing constructed prior to 1978 must contain a “Lead Warning Statement” that informs the purchaser of the potential hazards to pregnant women and young children associated with exposure to lead-based paint. The ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure. Property owners may be held liable for injuries to their tenants resulting from exposure to lead-based paint under common law and various state and local laws and regulations that impose affirmative obligations on property owners of residential housing containing lead-based paint.

The presence of hazardous or toxic substances also may adversely affect the owner’s ability to refinance the property or to sell the property to a third party. The presence of, or strong potential for contamination by, hazardous substances consequently can have a materially adverse effect on the value of the mortgaged property and a borrower’s ability to repay its mortgage loan.

In addition, under certain circumstances, a lender (such as the issuing entity) could be liable for the costs of responding to an environmental hazard. See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations” in the prospectus.

A Borrower May Be Required To Take Remedial Steps with Respect to Environmental Hazards at a Property. In certain cases where the environmental consultant recommended that action be taken in respect of a materially adverse or potentially material adverse environmental condition at the related mortgaged property:

•	an environmental consultant investigated those conditions and recommended no further investigations or remedial action;

•	a responsible third party was identified as being responsible for the remedial action; or

•	the related originator of the subject mortgage loan generally required the related borrower to:

(a)    take investigative and/or remedial action;

(b)    carry out an operation and maintenance plan or other specific remedial action measures post-closing and/or to establish an escrow reserve in an amount sufficient for effecting that plan and/or the remedial action;

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(c)      monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified by the environmental consultant;

(d)      obtain or seek a letter from the applicable regulatory authority stating that no further action was required;

(e)      obtain environmental insurance or provide an indemnity or guaranty from an individual or an entity (which may include the loan sponsor); or

(f)       the circumstance or condition has been remediated in all material respects.

See “Risk Factors—Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates—Environmental Issues at the Mortgaged Properties May Adversely Affect Payments on Your Certificates” and “Certain Legal Aspects of Mortgage Loans—Environmental Considerations” in the prospectus.

Potential Issuing Entity Liability Related to a Materially Adverse Environmental Condition

The mortgage loan sellers have represented to the depositor that all of the mortgaged properties have had an environmental site assessment within the 12 months preceding the origination date of the related mortgage loan, other than 760 & 800 Westchester Avenue mortgaged property, which secures a mortgage loan representing approximately 2.3% of the outstanding pool balance as of the cut-off date, for which the environmental site assessment was conducted within the 15 months preceding the origination date of the related mortgage loan. The mortgage loan sellers have represented to the depositor that to the extent a Phase II environmental site assessment was recommended, such Phase II was conducted or other measures were taken, such as obtaining a lender’s environmental insurance policy. See “Description of the Mortgage Pool—Certain Underwriting Matters—Environmental Site Assessments” in this free writing prospectus.

There can be no assurance that any environmental site assessment, study or review or Phase I and/or Phase II sampling revealed all possible environmental hazards or that all environmental matters that were revealed were or will be remediated or otherwise adequately addressed. The environmental assessments relating to certain of the mortgage loans revealed the existence of various current and historical recognized environmental conditions, including: (i) the existence of friable or non-friable asbestos-containing materials, mold, lead-based paint, lead in drinking water, radon gas, leaking aboveground and/or underground storage tanks; (ii) the current or historical use as a dry cleaning operation, gas station, auto/truck repair operation, manufacturing facility, photo development operation, asphalt plant, oil company, and/or storage facility for large quantities of waste chemicals, fertilizers, pesticides, fuels and/or other regulated materials; and (iii) the presence of polychlorinated biphenyl contamination, soil and/or ground water contamination (or potential contamination) from onsite and/or off-site sources, elevated soil vapor concentrations, historic existence of natural gas wells or other material environmental conditions. In some cases, particularly with respect to multifamily and manufactured housing community mortgaged properties, a property owner must disclose an environmental condition to potential tenants which may deter them from leasing the subject space. The environmental assessments relating to certain of the mortgage loans may have revealed that the related mortgaged property was located in or near a superfund site. For information regarding environmental site assessments at the mortgaged properties, see “Description of the Mortgage Pool—Certain Underwriting Matters—Environmental Site Assessments” below.

The mortgage loan sellers have informed us of the following potential environmental concerns:

•	With respect to the mortgaged property identified on Annex A-1 to this free writing prospectus as Residence Inn San Diego, which secures a mortgage loan representing approximately 2.0% of the outstanding pool balance as of the cut-off date, the Phase I environmental site assessment (“ESA”) report identified a leaking underground storage tank site (Mobile gas station) to the southwest of and adjacent to the mortgaged property and stated that due to its close proximity to the mortgaged property, that petroleum contamination at the adjacent site may have encroached

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upon the mortgaged property. The County of San Diego Department of Environmental Health identified Exxon Mobil Oil Corporation and Circle K Stores, Inc. as the “responsible parties”.

•	In the case of the portfolio of mortgaged properties identified on Annex A-1 as 7 Eleven & Walgreens Portfolio, which secures a mortgage loan representing approximately 1.5% of the outstanding pool balance as of the cut-off date, the related ESAs for the 7 Eleven – Cleveland and 7-Eleven – Strongsville mortgaged properties reported that testing in 2012 revealed soil and groundwater contamination at the mortgaged properties caused by leaking underground storage tanks. In addition, the related ESA for the 7 Eleven – Streetsboro mortgaged property reported that the mortgaged property is currently being investigated and remediated for a release from an underground storage tank. EZ Energy USA, Inc. has been identified as the responsible party with respect to the underground storage tanks at all three mortgaged properties. The related ESAs recommend monitoring the progress of the responsible party’s investigation and remediation until a “no further action” status is obtained. In addition, the single tenant at each of the 7 Eleven mortgaged properties is required to maintain environmental liability insurance naming the borrower and lender as additional insured.

•	In the case of the portfolio of mortgaged properties identified on Annex A-1 as Saunders Industrial Portfolio, which secures a mortgage loan representing approximately 1.5% of the outstanding pool balance as of the cut-off date, the related ESA for the 760 36th Street mortgaged property reported that groundwater contamination from an adjacent leaking underground storage tank (“LUST”) facility had migrated beneath the mortgaged property. Eastern Avenue Pacific Pride has been identified as the responsible party with respect to the adjacent LUST and this entity is responsible for remediation at the mortgaged property if contamination is discovered. The ESA recommends the borrower review the regulatory files annually to monitor the progress of response actions by the responsible party at the adjacent LUST facility until a “no further action” status is obtained for the adjacent facility.

•	With respect to the mortgaged property identified on Annex A-1 to this free writing prospectus as Valley View Commerce Center, which secures a mortgage loan representing approximately 0.9% of the outstanding pool balance as of the cut-off date, an abandoned oil well that has been paved over with asphalt is located in a parking lot at the mortgaged property. The well was tested for methane gas leakage (none was found), and the California Division of Oil and Gas determined that the well does not require re-abandonment at this time. The owner of the mortgaged property is responsible for properly re-abandoning the well if it is ever exposed.

•	With respect to the mortgaged property identified on Annex A-1 to this free writing prospectus as 7 Carnegie Plaza, representing approximately 0.4% outstanding pool balance as of the cut-off date, the related Phase I ESA noted that the property adjacent to the mortgaged property is identified as a Brownfields site, and such adjacent property has a documented history of groundwater contamination. According to the ESA, there are four groundwater monitoring wells located at the mortgaged property that were associated with the remediation of the adjacent property, and elevated concentrations of trichloroethylene were reported within two of the monitoring wells, which elevated levels are attributed to the groundwater contamination at the adjacent property. While the borrower would not be responsible for any ongoing cleanup or monitoring associated the groundwater contamination, monitoring wells will remain in place until such time that site closure is granted to the adjacent property.

With respect to the mortgaged properties identified in the bullets below, the related borrower obtained a lender’s environmental insurance policy in lieu of obtaining a Phase II Environmental Site Assessment and/or in lieu of providing an indemnity or guaranty from a sponsor in connection with the breach of environmental covenants in the related mortgage loan documents or in connection with a potential environmental concern:

•	In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as Plaza at Harmon Meadow, which secures a mortgage loan representing approximately 3.3% of

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the outstanding pool balance as of the cut-off date, the Phase I and Phase II (subsurface sampling) Environmental Site Assessments (each an “ESA”) prepared in connection with the origination of the mortgage loan reported that an existing onsite dry cleaning tenant may have released the dry cleaning solvent percloroethylene (“PCE”), which was not detected in the soil or groundwater, but was detected in one of four soil gas samples in a concentration exceeding an applicable screening level. Therefore, the Phase II ESA recommended that a sub-slab vapor mitigation system be installed at an estimated cost of $22,500 to $52,000. The related borrower reserved $65,000 (125% of the maximum estimated cost for installation of such system). In addition, the related borrower purchased (i) a Lender’s Environmental Pollution Legal Liability Policy, provided by Zurich (having a financial strength rating of “Aa3” from Moody’s and “AA-” from S&P), which policy provides coverage up to $5,000,000, with a $50,000 per claim self-insured retention, over the life of the mortgage loan plus two years after the mortgage loan term, and (ii) a Borrower Pollution Legal Liability Policy (“PLL”) that provides coverage for any existing contamination described in the environmental reports provided by the environmental consultant and that is required by environmental law to be remediated, as well as coverage for new conditions that are discovered during the policy period. The PLL term is for 5 years and provides $10,000,000 million in aggregate coverage, with a self-insured retention of $50,000 per claim, and a separate self-insured retention of $250,000 for claims arising from new conditions. We cannot assure you that the final cost of installing a vapor mitigation system will not exceed the reserved amount, that no additional impacts will be detected in the future, or that the insurance policies will cover all or part of any additional costs that might arise.

•	With respect to the mortgaged property identified on Annex A-1 to this free writing prospectus as Riverview Center, which secures a mortgage loan representing approximately 2.3% of the outstanding pool balance as of the cut-off date, the Phase I environmental site assessment report incorporated the findings of a prior limited subsurface investigation that was conducted in October 2004 in order to determine whether the former automotive service activities conducted at the mortgaged property impacted the subsurface soil or groundwater. The subsurface investigation identified the presence of lead in the groundwater in an amount that exceeds the standard for drinking water. The estimated cost to remediate the groundwater contamination is $185,000, and a reserve was established at origination of the mortgage loan in the amount of $198,000. In addition, the borrower obtained an environmental insurance policy from Lloyd’s of London (Beazley), with a term of seven years, a limit of $2 million and a deductible of $50,000.

•	With respect to the mortgaged property identified on Annex A-1 to this free writing prospectus as Gas Light Building, which secures a mortgage loan representing approximately 1.1% of the outstanding pool balance as of the cut-off date, the non-recourse carve out guarantor did not provide an environmental indemnity or other guaranty related to losses caused by a breach of the environmental covenants in the mortgage loan documents. In lieu of signing an environmental indemnity agreement, the lender obtained a lender’s Premises Environmental Liability Insurance Policy from Great American Insurance Group with a term of thirteen years, for limits of $5,000,000 per incident, $5,000,000 aggregate and $100,000 per occurrence deductible. Premiums have been paid in full.

•	With respect to the mortgaged property identified on Annex A-1 to this free writing prospectus as Crossroads Plaza Shopping Center, which secures a mortgage loan representing approximately 1.0% of the outstanding pool balance as of the cut-off date, the related Phase I ESA reported that dry cleaning has been conducted onsite since 2002 and recommended Phase II subsurface sampling to determine the potential for any indoor vapor intrusion. In lieu of conducting Phase II sampling, the borrower obtained a Lender Environmental Pollution Legal Liability Policy from Zurich Insurance (having a financial strength rating of “Aa3” from Moody’s and “AA-” from S&P), which policy provides coverage up to $5,000,000 per claim and in the aggregate, with a per claim self-insured retention of $50,000. The fully pre-paid policy provides coverage through June 4, 2027 (two years past the maturity of the related mortgage loan). We cannot assure you that the insurance will cover all or part of any future costs that might arise in the event that any impacts should be detected requiring mitigation or other action.

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•	With respect to the mortgaged property identified on Annex A-1 to this free writing prospectus as 8787 Wallisville Road, which secures a mortgage loan representing approximately 0.4% of the outstanding pool balance as of the cut-off date, the related Phase I and limited Phase II environmental site assessment reports identified the presence of chlorinated solvents in the groundwater. The sole tenant at the mortgaged property, Briggs Equipment, has accepted responsibility for the contamination. Briggs has filed a Self Implementation Notice with the Texas Commission on Environmental Quality, notifying them of the contamination. The environmental indemnity in Brigg’s lease favors the borrower and extends to agents and employees. The lender received an assignment of this lease. In addition to signing an environmental indemnity agreement, the lender obtained a Secured Creditor Environmental Insurance Policy from Zurich with a term of twelve years, a limit up to $2,000,000. Premiums have been paid in full.

There can be no assurance that the reserve amounts will be sufficient to obtain “no further action” status, remediate any environmental conditions or to clean up the related mortgaged property.

There can be no assurance that the policy amounts will be sufficient to remediate any environmental hazards or to clean up the related mortgaged property.

For more information regarding environmental considerations, see “Risk Factors—Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates—Environmental Issues at the Mortgaged Properties May Adversely Affect Payments on Your Certificates” and “Certain Legal Aspects of Mortgage Loans—Environmental Considerations” in the prospectus.

The pooling and servicing agreement requires that the special servicer obtain an environmental site assessment of a mortgaged property prior to acquiring title to the mortgaged property on behalf of the issuing entity or assuming its operation. Such requirement may effectively preclude realization of the security for the related note until a satisfactory environmental site assessment is obtained (or until any required remedial action is thereafter taken), but will decrease the likelihood that the issuing entity will become liable under any environmental law. However, there can be no assurance that the requirements of the pooling and servicing agreement will effectively insulate the issuing entity from potential liability under environmental laws. See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans” in this free writing prospectus and “Certain Legal Aspects of Mortgage Loans—Environmental Considerations” in the prospectus.

Borrower May Be Unable To Repay the Remaining Principal Balance on the Maturity Date or Anticipated Repayment Date and Longer Amortization Schedules and Interest-Only Provisions May Increase Risk

All of the mortgage loans are non-amortizing or partially amortizing balloon loans or loans that provide incentives for the borrower to repay the loan by the maturity date or anticipated repayment date. Accordingly, all of the mortgage loans provide for substantial payments of principal to be due at their respective stated maturities or anticipated repayment dates, as applicable, and all of the mortgage loans that amortize have amortization schedules that are significantly longer than their respective terms. Some of the mortgage loans provide for interest-only debt service payments for all or part of their respective terms. A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date or anticipated repayment date of the mortgage loan, as applicable, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon or anticipated repayment date payment at maturity or on the related anticipated repayment date and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity or such anticipated repayment date if the mortgage loan becomes a defaulted mortgage loan.

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Mortgage loans with substantial remaining principal balances at their stated maturity date or anticipated repayment date involve greater risk than fully amortizing mortgage loans. This is because the borrower may be unable to repay the mortgage loan at that time. In addition, fully-amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.

Balloon loans involve a greater risk to the lender than amortizing loans because a borrower’s ability to repay a balloon mortgage loan on its stated maturity date or anticipated repayment date typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to effect a refinancing or sale will be affected by a number of factors as described in “Risk Factors—Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates—Mortgage Loans With Balloon Payments Have a Greater Risk of Default” in the prospectus.

In the case of the mortgage loans secured by the mortgaged properties or portfolio of mortgaged properties identified on Annex A-1 to this free writing prospectus as 760 & 800 Westchester Avenue, collectively representing approximately 2.3% of the outstanding pool balance as of the cut-off date, the balloon risk is enhanced by the existence of one or more companion loans. In addition, following an initial interest only period through November 5, 2019, and from and after December 5, 2019, the related mortgage loan accrues interest based on a specific interest rate schedule (pursuant to which the interest rate increases over time) provided in this free writing prospectus at Annex H-1. We cannot assure you that the related borrower will be able to make these interest payments when due.

Whether or not losses are ultimately sustained, any delay in the collection of a balloon payment on the maturity date or anticipated repayment date that would otherwise be distributable on your certificates will likely extend the weighted average life of your certificates.

The recent credit crisis and recent economic downturn resulted in tightened lending standards and a substantial reduction in capital available to refinance commercial mortgage loans at maturity or anticipated repayment date. These factors increased the risk that refinancing may not be available for commercial mortgage loans. We cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date. In addition, we cannot assure you that each borrower with an initial interest-only period will have the ability to make amortizing payments following the expiration of the initial interest-only period.

With respect to any loan with an anticipated repayment date, although the related borrower may have certain incentives to do so, the failure of such borrower to pay the loan in full on its anticipated repayment date will not be an event of default under the loan documents.

Neither we nor any of our affiliates nor any other seller or its affiliates will be obligated to refinance any mortgage loan underlying your certificates. We cannot assure you that any borrower will have the ability to repay the remaining principal balances on the related maturity date or anticipated repayment date.

See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans” in this free writing prospectus. See “Risk Factors—Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates—Mortgage Loans With Balloon Payments Have a Greater Risk of Default” in the prospectus.

Risks Relating to Borrower Organization or Structure

With respect to the mortgage loan borrowers that are characterized as single purpose entities, in most cases, the mortgage loan documents generally contain covenants customarily employed to ensure that a borrower is a single purpose entity. However, in many cases the borrowers are not required to observe all covenants that are typically required in order for them to be viewed under standard rating agency criteria as “special purpose entities.” In most cases, the borrowers’ organizational documents or the terms of the mortgage loan documents typically limit their activities to the ownership of only the

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related mortgaged property or properties and limit the borrowers’ ability to incur additional indebtedness. These provisions are designed to mitigate the possibility that the borrowers’ financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan. However, we cannot assure you that the related borrowers will comply with these requirements. In certain cases, the borrower is not a single purpose entity subject to such covenants. Also, although a borrower may currently be characterized as a single purpose entity, such a borrower may have previously owned property other than (or otherwise engaged in activities unrelated to) the related mortgaged property and/or may not have observed all covenants and conditions which typically are required to view a borrower as a “single purpose entity.” There can be no assurance that circumstances that arose when the borrower did not observe the required covenants will not impact the borrower or the related mortgaged property. In addition, many of the borrowers and their owners do not have an independent director whose consent would be required to file a voluntary bankruptcy petition on behalf of such borrower. One of the purposes of an independent director of the borrower (or of a special purpose entity having an interest in the borrower) is to avoid a bankruptcy petition filing which is intended solely to benefit an affiliate and is not justified by the borrower’s own economic circumstances. Borrowers (and any special purpose entity having an interest in any such borrowers) that do not have an independent director may be more likely to file a voluntary bankruptcy petition and therefore less likely to repay the related mortgage loan. Many of the mortgage loans with original principal balances below $25 million do not require the related borrowers to currently have independent directors. The bankruptcy of a borrower, or the general partner or the managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage. See “Risk Factors—The Borrower’s Form of Entity May Not Prevent the Borrower’s Bankruptcy” in the prospectus.

Delaware Statutory Trusts May Hinder Recovery

With respect to 2 of the mortgage loans, representing approximately 0.9% of the outstanding pool balance as of the cut-off date, the related borrower is structured as a Delaware statutory trust. In certain instances where borrowers under mortgage loans use a Delaware statutory trust structure in order to gain certain tax free exchange treatment for property of like kind under section 1031 of the Code, these borrowers generally are restricted in their ability to actively operate a property, including with respect to loan work-outs, leasing and re-leasing, making material improvements and other material actions affecting the related mortgaged property. In addition, in the case of a mortgaged property that is owned by a Delaware statutory trust, certain decisions may require the consent of the holders of the beneficial interests in the Delaware statutory trust and, in such event, there is a risk that obtaining such consent will be time consuming and cause delays in the event certain actions need to be taken by or on behalf of the borrower or with respect to the mortgaged property.

Tenancies in Common May Hinder Recovery

Seven (7) mortgage loans, representing approximately 8.0% of the outstanding pool balance as of the cut-off date, each have borrowers that own the related mortgaged property as tenants-in-common.

In a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property. If such tenant-in-common borrower desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common borrower has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant-in-common proportionally. As a result, if a tenant-in-common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenant-in-common borrowers could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court will be reinstated), a material impairment in the property management and a substantial decrease in the amount recoverable upon the related mortgage loan. If a tenant-in-common borrower waived its right to partition, there can be no assurance that, if challenged, this waiver would be enforceable.

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Risks Related to Additional Debt

The mortgage loans generally prohibit the borrower from incurring any additional debt secured by the mortgaged property without the consent of the lender. Generally, none of the depositor, the mortgage loan sellers, the underwriters, the master servicer, the special servicer, the certificate administrator, the operating advisor or the trustee have made any investigations, searches or inquiries to determine the existence or status of any subordinate secured financing with respect to any of the mortgaged properties at any time following origination of the related mortgage loan. However, the mortgage loan sellers have informed us that they are aware of the actual or potential additional debt secured by a mortgaged property with respect to the mortgage loans described under “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Other Financing” in this free writing prospectus.

The mortgage loans generally prohibit the borrower from incurring future unsecured debt that is not incurred in the ordinary course of business without the consent of the lender. However, in general, any borrower that does not meet the single-purpose entity criteria may not be prohibited from incurring additional debt. This additional debt may be secured by other property owned by such borrower. Certain of these borrowers may have already incurred additional debt. Also, in certain cases, co-mortgagors have executed the mortgage in order to encumber adjoining property or related property interests. Such co-mortgagors may not be special purpose entities, and in such cases could have obligations, debt and activities unrelated to the mortgaged property. In addition, the mortgage loan sellers have informed us that they are aware of actual or potential unsecured debt with respect to the mortgage loans described under “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Other Financing.”

Although the mortgage loans generally restrict the transfer or pledging of controlling general partnership and managing member interests in a borrower subject to certain exceptions, the terms of some mortgage loans permit, subject to certain limitations, among others, the transfer or pledge of (i) passive equity interests, such as limited partnership and non-managing membership interests in the related borrower, and/or (ii) less than a certain specified portion of the general partnership and managing membership interests in a borrower. In addition, in general, the parent entity of any borrower that does not meet single purpose entity criteria may not be restricted in any way from incurring mezzanine debt secured by pledges of their equity interests in such borrower. In addition, the mortgage loan sellers have informed us that they are aware of existing or potential mezzanine debt with respect to the mortgage loans described under “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Other Financing.”

With respect to mezzanine financing, while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property.

Although the terms of the mortgage loans generally prohibit additional debt of the borrowers and debt secured by direct or indirect ownership interests in the borrowers, except as described under “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Other Financing,” it has not been confirmed whether or not any of the borrowers has incurred additional secured or unsecured debt, or has permitted encumbrances on the direct or indirect ownership interests in such borrowers. There can be no assurance that the borrowers have complied with the restrictions on indebtedness contained in the related mortgage loan documents.

When a borrower (or its constituent members) also has one or more other outstanding loans (even if subordinated, mezzanine or unsecured loans), the issuing entity is subjected to additional risk. The borrower may have difficulty servicing and repaying multiple loans. The existence of another loan

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generally makes it more difficult for the borrower to obtain refinancing of the mortgage loan and may thereby jeopardize repayment of the mortgage loan. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and in some cases, the debt service coverage ratio (based on the combined mortgage loan and other debt) may be less than 1.0x. In addition, the current and any future mezzanine lender may have cure rights with respect to the related mortgage loan, certain consent rights regarding, among other things, modifications of the related mortgage loan, certain consent rights regarding, among other things, annual budgets, leases and alterations with respect to the related mortgaged property and/or an option to purchase the mortgage loan after a default or transfer to special servicing pursuant to an intercreditor agreement. The option to purchase the mortgage loan may cause an early prepayment of the related mortgage loan.

Additionally, if the borrower (or its constituent members) defaults on the mortgage loan and/or any other loan, actions taken by other lenders could impair the security available to the issuing entity. If a junior lender files an involuntary petition for bankruptcy against the borrower (or the borrower files a voluntary petition to stay enforcement by a junior lender), the issuing entity’s ability to foreclose on the property would be automatically stayed, and principal and interest payments might not be made during the course of the bankruptcy case. The bankruptcy of another lender also may operate to stay foreclosure by the issuing entity. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws” in the prospectus.

Furthermore, if another mortgage loan secured by the mortgaged property is in default, the other lender may foreclose on the mortgaged property or, in the case of a mezzanine loan, the related mezzanine lender may foreclose on its equity collateral or exercise its purchase rights, in each case, absent an agreement to the contrary, thereby causing a delay in payments, a change in control of the borrower and/or an involuntary repayment of the mortgage loan prior to its maturity date or its anticipated repayment date, as applicable. The issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure proceedings or related litigation. In cases where the issuing entity is a party to any co-lender, intercreditor or similar agreement in connection with the additional debt described above, some provisions contained in that co-lender, intercreditor or similar agreement restricting another lender’s actions may not be enforceable by the trustee on behalf of the issuing entity. If, in the event of the related borrower’s bankruptcy, a court refuses to enforce certain restrictions against another lender, such as provisions whereby such other lender has agreed not to take direct actions with respect to the related debt, including any actions relating to the bankruptcy of the related borrower, or not to vote the lender’s claim with respect to a bankruptcy proceeding, there could be a resulting impairment and/or delay in the trustee’s ability to recover with respect to the related borrower.

Bankruptcy Proceedings Entail Certain Risks

Under the federal bankruptcy code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the real property owned by that borrower, as well as the commencement or continuation of a foreclosure action or any deficiency judgment proceedings. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property (subject to certain protections available to the lender). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property. This action would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may:

•	grant a debtor a reasonable time to cure a payment default on a mortgage loan;

•	reduce monthly payments due under a mortgage loan;

•	change the rate of interest due on a mortgage loan; or

•	otherwise alter the mortgage loan’s repayment schedule.

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Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower, as debtor-in-possession, or its bankruptcy trustee, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee, on behalf of the certificateholders, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

Under the federal bankruptcy code, the lender will be stayed from enforcing a borrower’s assignment of rents and leases. The federal bankruptcy code also may interfere with the trustee’s ability to enforce any lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the lender’s receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

As a result of the foregoing, the trustee’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

Certain of the mortgage loans may have a loan sponsor that has filed for bankruptcy protection more than ten years ago. In all cases of which we are aware, the entity that was in bankruptcy has emerged from bankruptcy, although such entity may have emerged from bankruptcy within the last ten years. Certain of the mortgage loans may have had a loan sponsor that filed (or a loan sponsor that caused an entity under its control to file) for bankruptcy protection within the last ten years. See “—Prior Bankruptcies, Defaults or Other Proceedings May Be Relevant to Future Performance” below. We cannot assure you that, with respect to a loan sponsor that has filed (or has caused an entity under its control to file) for bankruptcy in the past, such loan sponsor will not be more likely than other loan sponsors to utilize their rights in bankruptcy in the event of any threatened action by the lender to enforce its rights under the related mortgage loan documents. Nor can we assure you that the bankruptcies of loan sponsors have in all cases been disclosed to us.

Risks Related to Loan Sponsor Guaranties

Although the mortgage loans are considered to be non-recourse, some of the mortgage loans provide for recourse to a person or entity other than the borrower for certain carve-outs to the non-recourse provisions, such as fraud or other bad acts, among other things. Such individuals and entities are not restricted from filing for bankruptcy protection. In addition, in connection with the origination of certain mortgage loans, a borrower may have been permitted to provide a guaranty from its parent or loan sponsor in lieu of funding a reserve or providing an irrevocable letter of credit.

A loan sponsor on a guaranty in lieu of reserves will typically be an individual or operating entity; as such, it is capable of incurring liabilities, whether intentionally (such as incurring other debt) or unintentionally (such as being named in a lawsuit). In addition, such individuals and entities are not restricted from filing for bankruptcy protection. A loan sponsor on a guaranty may be a guarantor of obligations other than related to the mortgage loan. As such, the net worth of a guarantor may be significantly reduced over time. It should also be noted that in most cases, the net worth of a guarantor is less than (and in most cases, significantly less than) the balance of the mortgage loan. Notwithstanding any net worth requirements that may be contained in a guaranty, there can be no assurance that the net worth requirements are adequate to satisfy guaranteed risks. In addition, certain non-recourse carveout guarantors may not be United States citizens. We cannot assure you that the lender will be able to collect on a guaranty from non-US citizens as such individuals or entities may be beyond the jurisdiction of United States courts. Furthermore, there can be no assurance that a loan sponsor or guarantor will be willing or financially able to satisfy guaranteed obligations. See “—Risks Related to Litigation and Condemnation” below.

It is common for non-recourse mortgage loans to provide for certain carveouts to the non-recourse provisions, such as for fraud and other bad acts, among other things. Often, an individual or entity separate from the related borrower will provide a guaranty of payment with respect to the non-recourse

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carveouts. In some cases, however, the recourse liability will be limited to an amount significantly less than the outstanding principal balance of the related mortgage loan.

It should also be noted that many of the non-recourse carveout guarantors with respect to mortgage loans in the mortgage pool are also guarantors, including non-recourse carve-out guarantors, with respect to mortgage loans that are not included in the mortgage pool and may also be guarantors of mezzanine loans related to mortgage loans in the mortgage pool and/or other mezzanine loans.

Lack of Skillful Property Management Entails Risks

The successful operation of a real estate project depends upon the property manager’s performance and viability and will be a significant factor affecting the revenues, expenses and value of a mortgaged property. The property manager is generally responsible for:

•	responding to changes in the local market;

•	planning and implementing the rental structure;

•	operating the property and providing building services;

•	managing operating expenses; and

•	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short term sources, such as hotels and self storage facilities, are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

A good property manager, by controlling costs, providing appropriate service to tenants and seeing to the maintenance of improvements, can improve cash flow, reduce vacancy, leasing and repair costs and preserve the building’s value. On the other hand, management errors can, in some cases, impair short-term cash flow and the long-term viability of an income producing property.

A substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers. In some cases a mortgaged property may be “self-managed” by the related borrower. No representation or warranty can be made as to the skills or experience of any present or future managers. Many of the property managers are affiliated with the borrower and, in some cases, such property managers may not manage any other properties. Additionally, there can be no assurance that the related property manager will be in a financial condition to fulfill its management responsibilities throughout the terms of its respective management agreement. See also “—Risks Related to Conflicts of Interest—Conflicts Between Property Managers and the Borrowers” in this free writing prospectus.

Risks of Inspections Relating to Property

With limited exception, licensed engineers or consultants inspected the mortgaged properties in connection with the origination of the mortgage loans to assess items such as structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, there is no assurance that all conditions requiring repair or replacement were identified, or that any required repairs or replacements were effected. Any engineering report or site inspection represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items.

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World Events and Natural (or Other) Disasters Could Have an Adverse Impact on the Mortgaged Properties and Could Reduce the Cash Flow Available To Make Payments on the Certificates

The world-wide economic crisis has had a material impact on general economic conditions, consumer confidence and market liquidity. The economic impact of the United States’ military operations in Afghanistan, Iraq and other parts of the world, as well as the possibility of any terrorist attacks domestically or abroad, is uncertain, but could have a material adverse effect on general economic conditions, consumer confidence, and market liquidity. We can give no assurance as to the effect of these events on consumer confidence and the performance of the mortgage loans held by the issuing entity. Any adverse impact resulting from these events would be borne by the holders of one or more classes of the certificates. In addition, natural disasters, including earthquakes, floods and hurricanes, and other disasters also may adversely affect the real properties securing the mortgage loans that back your certificates. For example, real properties located in California may be more susceptible to certain hazards (such as earthquakes or wildfires) than properties in other parts of the country and mortgaged properties located in coastal states generally may be more susceptible to hurricanes than properties in other parts of the country. Hurricanes and related windstorms, floods, tornadoes, mudslides, sinkholes and oil spills have caused extensive and catastrophic physical damage in and to coastal and inland areas located in the Gulf Coast region of the United States and certain other parts of the Atlantic coast of the United States. The underlying mortgage loans do not all require the maintenance of flood insurance for the related real properties. We cannot assure you that any damage caused by hurricanes, windstorms, floods, tornadoes, mudslides, sinkholes or other disasters would be covered by insurance.

Inadequate Property Insurance Coverage Could Have an Adverse Impact on the Mortgaged Properties

Certain Risks Are Not Covered under Standard Insurance Policies. In general (other than where the mortgage loan documents permit the borrower to rely on a tenant (including a ground tenant) or other third party (such as a condominium association, if applicable) to obtain the insurance coverage on self-insurance provided by a tenant or on a tenant’s agreement to rebuild or continue paying rent), the master servicer and special servicer will be required to cause the borrower on each mortgage loan to maintain such insurance coverage in respect of the related mortgaged property as is required under the related mortgage loan documents. See “Description of the Mortgage Pool—Certain Underwriting Matters—Property, Liability and Other Insurance” in this free writing prospectus. In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy (windstorm is a common exclusion for properties located in certain locations). Most policies typically do not cover any physical damage resulting from, among other things:

•	war;

•	revolution;

•	terrorism;

•	nuclear, biological or chemical materials;

•	governmental actions;

•	floods and other water related causes;

•	earth movement, including earthquakes, landslides and mudflows;

•	wet or dry rot;

•	vermin; and

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•	domestic animals.

Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from such causes, then, the resulting losses may be borne by you as a holder of certificates. See “The Pooling and Servicing Agreement—Insurance Policies” in this free writing prospectus.

Standard Insurance May Be Inadequate Even for Types of Losses That Are Insured Against. Even if a type of loss is covered by the insurance policies required to be in place at the mortgaged properties, the mortgaged properties may suffer losses for which the insurance coverage is inadequate. For example:

•	in a case where terrorism coverage is included under a policy, if the terrorist attack is, for example, nuclear, biological or chemical in nature, the policy may include an exclusion that precludes coverage for such terrorist attack;

•	in certain cases, particularly where land values are high, the insurable value (at the time of origination of the mortgage loan) of the mortgaged property may be significantly lower than the principal balance of the mortgage loan;

•	with respect to mortgaged properties located in flood prone areas where flood insurance is required, the related mortgaged property may only have federal flood insurance (which only covers up to $500,000), not private flood insurance, and the related mortgaged property may suffer losses that exceed the amounts covered by the federal flood insurance;

•	the mortgage loan documents may limit the requirement to obtain related insurance to where the premium amounts are “commercially reasonable” or a similar limitation; and

•	if reconstruction or major repairs are required, changes in laws may materially affect the borrower’s ability to effect any reconstruction or major repairs and/or may materially increase the costs of the reconstruction or repairs and insurance may not cover or sufficiently compensate the insured.

There Is No Assurance That Required Insurance Will Be Maintained. There is no assurance that borrowers have maintained or will maintain the insurance required under the mortgage loan documents or that such insurance will be adequate.

Even if the mortgage loan documents specify that the related borrower must maintain standard extended coverage casualty insurance or other insurance that covers acts of terrorism, the borrower may fail to maintain such insurance and the master servicer or the special servicer may not enforce such default or cause the borrower to obtain such insurance if the special servicer has determined, in accordance with the servicing standard and subject to the discussion under “The Pooling and Servicing Agreement—The Directing Holder” and “—The Operating Advisor” in this free writing prospectus, that either (a) such insurance is not available at any rate or (b) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the mortgaged property and located in or around the geographic region in which such mortgaged property is located (but only by reference to such insurance that has been obtained by such owners at current market rates) (such default, an “Acceptable Insurance Default”). Additionally, if the related borrower fails to maintain such terrorism insurance coverage, neither the applicable master servicer nor the special servicer will be required to maintain such terrorism insurance coverage if the special servicer determines, in accordance with the servicing standard, that such terrorism insurance coverage is not available for the reasons set forth in (a) or (b) of the preceding sentence. Furthermore, at the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will be available and covered under the new policies or, if covered, whether such coverage will be adequate. Most insurance policies covering commercial real properties such as the mortgaged properties are subject to renewal on an annual basis. If this coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of

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those properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificates.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower than the principal balance of the related mortgage loan. In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any difference. In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the master servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders.

As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties owned by the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties and including other properties owned, managed and/or franchised by the related property manager or its affiliates). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover insurable risks at the related mortgaged property.

In some cases, the related borrower or property manager or its affiliate maintains one or more forms of insurance under blanket policies. For example, with respect to 42 mortgaged properties, which collectively represent approximately 43.1% of the outstanding pool balance as of the cut-off date (by allocated loan amount), certain insurance for the related mortgaged property (or, if applicable, some or all of the related mortgaged properties) is under a borrower’s or property manager’s or affiliate’s blanket insurance policy.

When a mortgaged property is insured pursuant to a blanket policy, there is a risk that casualties at other properties insured under the same blanket policy can exhaust the available coverage and reduce the amount available to be paid in connection with a casualty at the subject mortgaged property.

In some cases, and frequently in the case of leased fee properties and properties with a single tenant, a significant tenant, a credit-rated tenant or a tenant with a rated parent or the tenant at a leased fee parcel, the related mortgage loan documents permit the related borrower to rely on self-insurance or other agreements (such as an agreement to rebuild or just continue paying rent in the event of a casualty) provided by a tenant or an affiliate thereof in lieu of an insurance policy or the insurance requirements are solely governed by the terms of a related long-term lease. To the extent that insurance coverage relies on self-insurance, there is risk that the “insurer” will not be willing or have the financial ability to satisfy the claim when the loss occurs. In some cases, a tenant that may be permitted to self insure is also permitted during the last few years of the lease term to terminate the lease and not restore the related mortgaged property in the event of a major casualty.

Availability of Terrorism Insurance

After the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, all forms of insurance were impacted, particularly from a cost and availability perspective, including comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans. To give time for private markets to develop a pricing mechanism for terrorism risk and to build capacity to absorb future losses that may occur due to terrorism, the Terrorism Risk Insurance Act of 2002 was enacted on November 26, 2002, establishing the “Terrorism Insurance Program.” The Terrorism Insurance Program was extended through December 31, 2014 by the Terrorism

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Risk Insurance Program Reauthorization Act of 2007 (“TRIPRA”) and was subsequently reauthorized on January 12, 2015 for a period of six years through December 31, 2020 pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA 2015”).

The Terrorism Insurance Program requires insurance carriers to provide terrorism coverage in their basic “all-risk” policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically void to the extent that it excluded losses that would otherwise be insured losses. Any state approval of those types of exclusions in force on November 26, 2002 is also void.

Under the Terrorism Insurance Program, the federal government shares in the risk of losses occurring within the United States resulting from acts committed in an effort to influence or coerce United States civilians or the United States government. The federal share of compensation for insured losses of an insurer equals 85% (subject to annual 1% decreases beginning in 2016 until such percentage equals 80%) of the portion of such insured losses that exceed a deductible equal to 20% of the value of the insurer’s direct earned premiums over the calendar year immediately preceding that program year. Federal compensation in any program year is capped at $100 billion (with insurers being liable for any amount that exceeds such cap), and no compensation is payable with respect to a terrorist act unless the aggregate industry losses relating to such act exceed $100 million (subject to annual $20 million increases beginning in 2016 until such threshold equals $200 million). The Terrorism Insurance Program does not cover nuclear, biological, chemical or radiological attacks. Unless a borrower obtains separate coverage for events that do not meet the thresholds or other requirements above, such events will not be covered.

If the Terrorism Insurance Program is not reenacted after its expiration in 2020, premiums for terrorism insurance coverage will likely increase and the terms of such insurance policies may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any insurance policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), then such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Insurance Program. We cannot assure you that the Terrorism Insurance Program or any successor program will create any long term changes in the availability and cost of such insurance. To the extent that uninsured or underinsured casualty losses occur with respect to the Mortgaged Property, losses on the Mortgage Loan may result. In addition, the failure to maintain such terrorism insurance may constitute a default under the Mortgage Loan.

Under the terms of the Mortgage Loan, the Borrower is required to obtain and maintain coverage in its property insurance policy (or by a separate policy) against loss or damage resulting from terrorist acts in an amount equal to 100% of the full replacement cost of the Mortgaged Property plus the rental loss and/or business income interruption insurance required under the Mortgage Loan Purchase Agreement; provided that such coverage is available. For so long as TRIPRA or a subsequent statute or extension thereof is in effect and continues to cover both foreign and domestic acts, the lender is required to accept terrorism insurance with coverage against acts which are “certified” within the meaning of TRIPRA. Notwithstanding the foregoing, with respect to any such stand-alone policy covering terrorist acts, in the event TRIPRA or a subsequent statute or extension thereof is no longer in effect, the Borrower will not be required to pay any premiums solely with respect to such terrorism coverage in excess of the “Terrorism Premium Cap”; provided that if the premiums payable with respect to such terrorism coverage exceeds the Terrorism Premium Cap, the Borrower is required to purchase a standalone terrorism insurance policy providing the maximum amount of coverage for acts of terrorism as is available with funds equal to the Terrorism Premium Cap (in which event the lender will have the right to determine the modifications of the deductible amounts, policy limits and other required policy terms to reduce the insurance premiums payable with respect to such stand-alone terrorism policy to the Terrorism Premium Cap). The “Terrorism Premium Cap” is the amount equal to two times the amount of the insurance premium that is payable in respect of the Mortgaged Property and business interruption/rental loss insurance required under the Mortgage Loan Documents (without giving effect to the cost of terrorism components of such casualty

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and business interruption/rental loss insurance) at the time that such terrorism coverage is excluded from the applicable policy.

Certain Mortgage Loans Limit the Borrower’s Obligation To Obtain Terrorism Insurance. In addition, certain of the mortgage loans contain limitations on the borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrowers maintain terrorism insurance in its entirety or only if such insurance is not available at commercially reasonable rates and/or if such insurance is not then being maintained for similarly situated properties in the area of the subject mortgaged property, or waiving such requirement altogether, (ii) providing that the related borrowers may not be required to spend in excess of a specified dollar amount in order to obtain such terrorism insurance, (iii) if such terrorism insurance is not available from a “Qualified Carrier,” permitting the related borrower to obtain such terrorism insurance from the highest rated insurance company providing such terrorism coverage, (iv) permitting the related borrower to rely on terrorism insurance obtained by, or on self-insurance provided by, a tenant, or (v) permitting the related borrower to rely on the insurance requirements contained in a related long-term lease. See “Description of the Mortgage Pool—Certain Underwriting Matters—Property, Liability and Other Insurance” in this free writing prospectus.

The various forms of insurance maintained with respect to any of the mortgaged properties, including property and casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy, covering other real properties, some of which may not secure mortgage loans in the issuing entity. As a result of total limits under blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage available with respect to a mortgaged property securing one of the mortgage loans in the issuing entity and the amounts available could be insufficient to cover insured risks at such mortgaged property.

With respect to certain of the mortgage loans that we intend to include in the issuing entity, the related mortgage loan documents generally provide that the borrowers are required to maintain comprehensive standard extended coverage casualty insurance but may not specify the nature of the specific risks required to be covered by these insurance policies.

With respect to certain of the mortgage loans, the standard extended coverage policy specifically excludes terrorism insurance from its coverage. In certain of those cases, the related borrower obtained supplemental terrorism insurance. In other cases, the lender did not require that terrorism insurance be maintained.

There Is No Assurance That Required Terrorism Insurance Will Be Maintained. Even if the mortgage loan documents specify that the related borrower must maintain standard extended coverage casualty insurance or other insurance that covers acts of terrorism, the borrower may fail to maintain such insurance and the master servicer or special servicer may not enforce such default or cause the borrower to obtain such insurance if the special servicer has determined, in accordance with the servicing standard, that either (a) such insurance is not available at any rate or (b) such insurance is not available at commercially reasonable rates (which determination, with respect to terrorism insurance, will be subject to consent of the directing holder (which is generally the holder of the majority interest of the most subordinate class then outstanding, as described under “The Pooling and Servicing Agreement—The Directing Holder” in this free writing prospectus) and that such hazards are not at the time commonly insured against for properties similar to the mortgaged property and located in or around the geographic region in which such mortgaged property is located. Additionally, if the related borrower fails to maintain such insurance, neither the master servicer nor the special servicer will be required to maintain such terrorism insurance coverage if the special servicer determines, in accordance with the servicing standard, that such insurance is not available for the reasons set forth in (a) or (b) of the preceding sentence. Furthermore, at the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will be available and covered under the new policies or, if covered, whether such coverage will be adequate. Most insurance policies covering commercial real properties such as the mortgaged properties are subject to renewal on an annual basis. If this coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificates.

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As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Appraisals and Market Studies Have Certain Limitations

An appraisal or other market analysis was conducted with respect to the mortgaged properties in connection with the origination or acquisition of the related mortgage loans. The resulting estimates of value are the bases of the cut-off date loan to value ratios referred to in this free writing prospectus. Those estimates represent the analysis and opinion of the person performing the appraisal or market analysis and are not guarantees of present or future values. There can be no assurance that another appraiser would not have arrived at a different evaluation, even if such appraiser used the same general approach to, and the same method of, appraising the mortgaged property. Moreover, the values of the mortgaged properties may have fluctuated significantly since the appraisal or market study was performed. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. In certain cases, appraisals may reflect “as-stabilized” values, reflecting certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. Information regarding the appraised values of mortgaged properties available to the depositor as of the cut-off date is presented in Annex A-1 to this free writing prospectus for illustrative purposes only. See “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this free writing prospectus.

Increases in Real Estate Taxes Due to Termination of a PILOT Program or Other Tax Abatement Arrangements May Reduce Payments to Certificateholders

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes under a local government program of payment in lieu of taxes (often known as a “PILOT” program) or other tax abatement arrangements. Some of these programs or arrangements are scheduled to terminate or have significant tax increases prior to the maturity of the related mortgage loan, resulting in higher, and in some cases substantially higher, real estate tax obligations for the related borrower. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loans or refinance the mortgage loans at maturity. There are no assurances that any such program will continue for the duration of the related mortgage loan or would survive a mortgage loan foreclosure or deed in lieu of foreclosure. For example:

•	In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as City Center at 735 Water Street, which secures a mortgage loan representing approximately 1.7% of the outstanding pool balance as of the cut-off date, the City of Milwaukee and the borrower entered into an agreement dated December 1, 2010 whereby the borrower agreed that in the event any portion of the mortgaged property becomes tax exempt, the borrower would agree to a payment in lieu of taxes (“PILOT”) arrangement and make monthly payments to the City. The borrower is currently required to pay standard real estate taxes and is required to reserve monthly 1/12 of the lender’s estimate of such taxes in a lender controlled escrow account. In the event any portion of the mortgaged property becomes exempt, the borrower will be required to reserve with lender any PILOT payments required.

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Risks Related to Enforceability

All of the mortgages permit the lender to accelerate the debt upon default by the borrower. The courts of all states will enforce acceleration clauses in the event of a material payment default, subject in some cases to a right of the court to revoke such acceleration and reinstate the mortgage loan if a payment default is cured. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust, or other security instrument or to permit the acceleration of the indebtedness if:

•	the exercise of those remedies would be inequitable or unjust; or

•	the circumstances would render the acceleration unconscionable.

Thus, a court may refuse to permit foreclosure or acceleration if a default is deemed immaterial or the exercise of those remedies would be unjust or unconscionable or if a material default is cured.

Risks Related to Enforceability of Prepayment Premiums, Yield Maintenance Charges and Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums and lock-out periods may not be enforceable in some states and under federal bankruptcy law. Those provisions for charges and premiums also may constitute interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium or to prohibit prepayments will be enforceable. There is no assurance that the foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium. Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, there is no assurance that a court would not interpret those provisions as requiring a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable under applicable law, or usurious.

The Master Servicer or the Special Servicer May Experience Difficulty in Collecting Rents upon the Default and/or Bankruptcy of a Borrower

If a mortgaged property has tenants, the borrower typically assigns its income as landlord to the lender as further security (typically under an assignment of leases and rents), while retaining a license to collect rents as long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. In certain jurisdictions, these assignments are typically not perfected as security interests until the lender takes actual possession of the property’s cash flow. In some jurisdictions, the lender may not be entitled to collect rents until the lender takes possession of the mortgaged property and secures a judicial appointment of a receiver before becoming entitled to collect rents, in which case, the receiver, rather than the lender, would be entitled to collect the rents. A receiver generally may not be appointed as a matter of right, and appointment of a receiver may be delayed or subject to a court’s approval. In addition, as discussed above, if bankruptcy or similar proceedings are commenced by or for the borrower, the lender’s ability to collect the rents may be adversely affected. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” in the prospectus.

Risks Related to Mortgage Loans Secured by Multiple Properties

Eleven (11) mortgage loans, representing approximately 19.7% of the outstanding pool balance as of the cut-off date, are secured by more than one mortgaged property. These arrangements are designed primarily to ensure that all of the collateral pledged to secure a multi-property mortgage loan, and the cash flows generated by such properties, are available to support debt service on, and ultimate repayment of, the aggregate indebtedness secured by such properties. This arrangement thus seeks to reduce the risk that the inability of one or more of the mortgaged properties securing any such mortgage loans to generate net operating income sufficient to pay debt service, or a decline in the value of one or more such mortgaged properties, will result in defaults and ultimate losses.

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There may not be complete identity of ownership of the mortgaged properties securing a multi-property mortgage loan. Mortgage loans to co-borrowers or co-mortgagors secured by multiple properties or multiple parcels within a single mortgaged property could be challenged as a fraudulent conveyance by creditors of a borrower or mortgagor or by the representative of the bankruptcy estate of a borrower if a borrower or mortgagor were to become a debtor in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and:

•	was insolvent or was rendered insolvent by such obligation or transfer,

•	was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person was an unreasonably small capital, or

•	intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured.

Accordingly, a lien granted by a borrower to secure repayment of another borrower’s mortgage loan could be avoided if a court were to determine that:

•	such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, or was left with inadequate capital, or was not able to pay its debts as they matured, and

•	the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the mortgage loan, receive fair consideration or reasonably equivalent value for pledging such property for the benefit of the other borrower.

If the lien is avoided, the lender would lose the benefits afforded by such lien.

Some of the multi-property mortgage loans are secured by mortgage liens on mortgaged properties located in different states. Because of various state laws governing foreclosure or the exercise of a power of sale and because, in general, foreclosure actions are brought in state court, and the courts of one state cannot exercise jurisdiction over property in another state or country, it may be necessary upon a default under any such mortgage loan to foreclose on the related mortgaged properties in a particular order rather than simultaneously in order to ensure that the lien of the related mortgages is not impaired or released. Therefore, the lender would experience delay in exercising remedies with respect to multi-property mortgage loans secured by properties located in more than one state or jurisdiction.

In addition, the amount of the mortgage lien encumbering any particular one of the mortgaged properties securing a multi-property mortgage loan is in some cases less than the full amount of the related mortgage loan, generally to minimize mortgage recording tax. In these cases the mortgage may be limited to the allocated loan amount for the related mortgaged property or some other amount that is less than or equal to the appraised value of the mortgaged property at the time of origination. This would limit the extent to which proceeds from the mortgaged property would be available to offset declines in value of the other mortgaged properties securing the same mortgage loan.

State Law Limitations Entail Certain Risks

The ability to realize upon the mortgage loans may be limited by the application of state and federal laws. Several states (including California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation. Some courts have construed the term “judicial action” broadly. Accordingly, the special servicer may need to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable. In the case of a mortgage loan secured by multiple mortgaged properties located in multiple states, the special servicer may be required to foreclose first on mortgaged properties located in states where such “one action” rules apply (and where non-judicial foreclosure is

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permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. As a result, the ability to realize upon the mortgage loans may be limited by the application of state laws and may delay or otherwise limit the ability to realize on defaulted mortgage loans. See “Certain Legal Aspects of Mortgage Loans—Foreclosure” in the prospectus. Foreclosure actions may also, in certain circumstances, subject the issuing entity to liability as a “lender-in-possession” or result in the equitable subordination of the claims of the trustee to the claims of other creditors of the borrower. The special servicer may take these state laws into consideration in deciding which remedy to choose following a default by a borrower.

Mortgage Loans Secured by Leasehold Interests May Expose Investors to Greater Risks of Default and Loss

Four (4) mortgaged properties, representing approximately 9.4% of the outstanding pool balance as of the cut-off date, are secured by a mortgage on (i) the borrower’s leasehold or subleasehold interest or interests, which may be a space lease or air rights lease, in the mortgaged property and not the related fee simple interest or (ii) the borrower’s leasehold interest or interests in a portion of the mortgaged property and the borrower’s or the related sponsor’s fee simple interest in the remainder of the mortgaged property. For the purpose of this free writing prospectus, a mortgaged property is not considered secured by a leasehold mortgage if the fee is also encumbered.

Below are examples of ground lease provisions that are not standard and that may expose investors to greater risks of default and loss than the typical provisions in more standard ground leases or ground lease estoppels. For example:

•	With respect to the mortgaged property identified on Annex A-1 to this free writing prospectus as Ocean Key Resort and Spa, which secures a mortgage loan representing approximately 5.1% of the outstanding pool balance as of the cut-off date, the mortgaged property consists, in part, of a leasehold estate. The borrower has an insured leasehold interest in a six-slip commercial docking facility and a pier located on submerged land pursuant to a submerged land lease with the State of Florida. Such submerged land lease is scheduled to expire on September 14, 2024. In accordance with the common practice in the State of Florida for leases of this type, the submerged land lease does not contain all of the standard mortgagee protections. However, the submerged land lease and the related loan documents do provide lender with notice and cure rights.

•	With respect to the mortgaged property identified on Annex A-1 to this free writing prospectus as Residence Inn San Diego which secures a mortgage loan representing approximately 2.0% of the outstanding pool balance as of the cut-off date, the related borrower has a leasehold interest in a portion of the mortgaged property that contains approximately 41 parking spaces (the “Leased Parking Parcel”). The spaces located at the Leased Parking Parcel are required for the related hotel to satisfy applicable zoning ordinances with respect to parking. The borrower’s leasehold interest in the Leased Parking Parcel is encumbered by the Mortgage Loan documents. However, the ground lease for the Leased Parking Parcel does not satisfy all of the representations and warranties identified in Annex F to this free writing prospectus. For the specific exceptions to representation 34 (Ground Leases) with respect to the Leased Parking Parcel, see Annex G to this free writing prospectus.

•	In the case of the mortgaged property identified on Annex A-1 as Resort at Paws Up, which secures a mortgage loan representing approximately 1.1% of the outstanding pool balance as of the cut-off date, the borrower has a leasehold interest in ten separate parcels pursuant to ten ground leases. Prior to the closing of the mortgage loan, the related ground lessor entered into three loans each secured by the fee interest in all of the leasehold parcels. Each related lender has entered into a subordination, non-disturbance and attornment agreement (“SNDA”), each of which SNDA recognizes the borrower’s leasehold interest in the leasehold parcels and related rights.

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Mortgage loans secured in whole or in part by a lien on the leasehold estate of the borrower are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold interest were to be terminated upon a lease default or in connection with a lessor or lessee bankruptcy, the leasehold mortgagee would lose its security in such leasehold interest. Generally, the related ground lease requires the lessor to give the leasehold mortgagee notice of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to the leasehold mortgagee or the purchaser at a foreclosure sale, and may contain certain other provisions beneficial to a mortgagee.

Upon the bankruptcy of a lessor or a lessee under a ground lease (or, with respect to a leasehold interest that is a space lease or air rights lease, the space lease or air rights lease), the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee generally has the right (pursuant to section 365(h) of the federal bankruptcy code) to remain in possession of its leased premises paying the rent required under the lease for the term of the lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease (although in certain cases a bankrupt lessor may obtain court approval to dispose of the related property free and clear of the lessee’s interest). If a debtor lessee/borrower rejects the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt lessee/borrower’s obligation to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws” in the prospectus.

Other concerns:

•	A ground lease (or, with respect to a leasehold interest that is a space lease or air rights lease, the space lease or air rights lease) may contain use restrictions that could adversely affect the ability of the related borrower to lease or sell the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.

•	The ground lease (or, with respect to a leasehold interest that is a space lease or air rights lease, the space lease or air rights lease) may limit a leasehold mortgagee’s right to hold and/or control application of insurance and condemnation proceeds derived from the applicable mortgaged property. Such proceeds, if not applied to restoration, may first go to compensate losses of the fee owner.

•	The terms of a ground lease (or, with respect to a leasehold interest that is a space lease or air rights lease, the space lease or air rights lease) may provide that the rent payable under the related ground lease (or, with respect to a leasehold interest that is a space lease or air rights lease, the space lease or air rights lease) increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the borrower from the mortgaged property.

•	The terms of a ground lease (or, with respect to a leasehold interest that is a space lease or air rights lease, the space lease or air rights lease) may limit the circumstances under which a leasehold mortgagee may obtain a new ground lease following a termination of the ground lease with the related borrower. In addition, certain mortgaged properties rely on lease or licensing agreements with third parties which agreements are significant to the current operation of the mortgaged property and current cash flow. For example, certain hospitality properties may rely on restaurant or night club tenants at the hospitality property for hotel occupancy. See “Hospitality Properties Have Special Risks” above. In addition, certain mortgaged properties may have characteristics or be located in locations which the related borrower benefits from utilizing public or other space, which space may require the borrower to enter into a lease or licensing agreement for its use.

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Potential Absence of Attornment Provisions Entails Risks

As described in the prospectus under “Risk Factors—Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates—Rights Against Tenants May Be Limited If Leases Are Not Subordinate to Mortgage or Do Not Contain Attornment Provisions,” there are risks related to the absence of attornment provisions. Not all leases or subleases were reviewed to ascertain the existence of attornment or subordination provisions. Accordingly, if a mortgaged property is located in a jurisdiction where an attornment provision is required to require the tenant to attorn and such mortgaged property is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if such tenants were paying above market rents or could not be replaced.

If a lease is not subordinate to a mortgage, the issuing entity will not have the right to dispossess the tenant upon foreclosure of the mortgaged property (unless it has otherwise agreed with the tenant). If the lease contains provisions inconsistent with the mortgage loan documents (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. In the event such a lease provision takes precedence over the provisions of the mortgage, such provision may reduce the value of the mortgaged property and may negatively impact your certificates.

Risks Related to Zoning Laws

As described in the prospectus under “Risk Factors—Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates—If Mortgaged Properties Are Not in Compliance with Current Zoning Laws, Restoration Following a Casualty Loss May Be Limited,” there are risks related to zoning laws. Certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures.” The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. Violations may be known to exist at a particular mortgaged property, but, except as disclosed below, the related mortgage loan sellers have informed us that, to their knowledge, there are no violations that they consider to be material to the value of the related mortgaged property or that they consider would have a likely negative impact upon your certificates.

Certain of the mortgaged properties have or may have zoning violations or zoning restrictions based on current law related to use, floor area ratio, building separation, height, setbacks, parking or density. Many of these mortgaged properties have been determined to be (i) legal non-conforming structures, which would be required to be rebuilt in accordance with current zoning requirements if there is a casualty greater than a certain threshold percentage of the property, or (ii) legal non-conforming uses, which would no longer be permitted if there is a casualty greater than a certain threshold percentage of the property or if there is an abandonment of the legal non-conforming use for a requisite period. In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding the mortgaged property in accordance with current zoning requirements. However, if as a result of the applicable zoning laws the rebuilt improvements are smaller or less attractive to tenants than the original improvements, or the prior use can no longer be continued, the resulting loss in income will generally not be covered by law and ordinance insurance.

If the current use of a mortgaged property is no longer permitted under current zoning rules, the borrower may have obtained zoning protection insurance, which insurance will generally reimburse the lender for the difference between (i) the mortgage loan balance on the date of damage loss to the mortgaged property from an insured peril and (ii) the total collectible insurance proceeds at the time of the

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damage to the mortgaged property if such mortgaged property cannot be rebuilt to its former use due to new zoning ordinances.

In addition, certain of the mortgaged properties may be subject to certain restrictions and/or operational requirements imposed pursuant to restrictive covenants, reciprocal easement agreements or operating agreements, historical landmark designations or zoning laws or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations especially in a situation where the mortgaged property does not represent the entire condominium building. For example:

•	In the case of the mortgaged property identified on Annex A-1 as Sentinel Hotel, which secures a mortgage loan representing approximately 2.2% of the outstanding pool balance as of the cut-off date, the mortgaged property was granted historic landmark status by the Historic Preservation League of Oregon, a nonprofit corporation under the laws of Oregon. If the related mortgaged property is damaged or exterior portions of the mortgaged property need to be repaired, any such improvements must comply with landmark guidelines, and any remodeling or change to the exterior of the improvements requires the consent of the Historic Preservation League of Oregon.

•	In the case of the mortgaged property identified on Annex A-1 as Residence Inn San Diego, which secures a mortgage loan representing approximately 2.0% of the outstanding pool balance as of the cut-off date, the mortgaged property is legal non-conforming as to use. In the event of a casualty, the current zoning code permits the current use (hotel) to continue provided such use is resumed within 2 years; otherwise a “Neighborhood Use Permit” is required. Notwithstanding the foregoing, the current zoning code also provides that if the previously conforming use is discontinued temporarily for repairs, remodeling or major alterations, maintenance of an active construction permit and continuance of the business tax certificate constitute conclusive evidence that the use has not been abandoned during construction. The mortgage loan documents require, among other things, that restoration be completed prior to the earlier of (i) such time as is required by applicable legal requirements and (ii) six month prior to the expiration of the borrower’s business interruption insurance (which coverage is required to be at least 18 months).

•	In the case of the mortgaged property identified on Annex A-1 as Piazza Del Sol, which secures a mortgage loan representing approximately 1.8% of the outstanding pool balance as of the cut-off date, the mortgaged property has been designated a historic landmark.

•	With respect to the mortgage loan identified on Annex A-1 to this free writing prospectus as Morgan Stanley Tucson, representing approximately 0.4% of the outstanding pool balance as of the cut-off date, the mortgaged property consists of one condominium unit. The condominium regime (inclusive of the mortgaged property) contains five commercial units. The related borrower represents and owns a 65.38% interest in the common elements of the condominium and is entitled to a vote equal to its percentage interest in the condominium regime.

Such use restrictions could include, for example, limitations on the use or character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on borrowers’ rights to operate certain types of facilities within a prescribed radius. Furthermore, certain mortgaged properties may be located on or near wetlands, which may limit future construction or renovation activities at a mortgaged property. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting such borrower’s ability to fulfill its obligations under the related mortgage loan. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” and “—Condominium Properties Have Special Risks” in this free writing prospectus.

Risks Related to Litigation and Condemnation

There may be pending or threatened legal proceedings against the borrowers and managers of the mortgaged properties and their respective affiliates related to the business of or arising outside the

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ordinary business of the borrowers, managers and affiliates, which litigation or proceedings could cause a delay or inability in the related borrower’s or loan sponsor’s ability to meet its obligations under the related mortgage loan or otherwise in respect of the related mortgaged property or threaten a loan sponsor’s financial condition or control of the related borrower. Such litigation could have a material adverse effect upon the related mortgage loans and could cause a delay in the distributions on your certificates or a mortgage loan default. Therefore, we cannot assure you that this type of litigation will not have a material adverse effect on your certificates.

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generation from, the affected mortgaged property. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your certificates. See “—Prior Bankruptcies, Defaults or Other Proceedings May Be Relevant to Future Performance” below.

Prior Bankruptcies, Defaults or Other Proceedings May Be Relevant to Future Performance

Certain of the borrowers, principals of borrowers, guarantors, property managers and affiliates thereof are or have been a party to bankruptcy proceedings, mortgage loan defaults and restructurings, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past. For example, in addition to any litigation issues discussed in “—Risks Related to Litigation and Condemnation” above, we are aware of the following loan sponsors and/or non-recourse carveout guarantors that are currently a party to bankruptcy proceedings, mortgage loan defaults and restructurings, discounted payoffs, foreclosure proceedings or deed in lieu of foreclosure transactions or, with respect to certain mortgage loans, were recently or are currently a party to some other material proceeding (including criminal proceedings):

•	In the case of the portfolio of mortgaged properties identified on Annex A-1 as Princeton GSA Portfolio, which secures a mortgage loan representing approximately 7.8% of the outstanding pool balance as of the cut-off date, JCMC Flatiron (the “Plaintiff”) commenced an action in 2013 against Joseph Tabak, one of the non-recourse carveout guarantors, and Princeton Holdings, LLC (“Princeton”) (a company controlled by Tabak), alleging, among other things, that Princeton breached a joint venture agreement and committed fraud related to an agreement to acquire a 50 percent interest in certain property (which property is not collateral for the mortgage loan). The Plaintiff alleged that Princeton secretly sold the joint venture’s acquisition rights for less than they were worth and seek actual and consequential damages. In September 2014, a court dismissed all claims except for the breach of contract and fraud claims, which remain pending.

•	With respect to the portfolio of mortgaged properties identified on Annex A-1 to this free writing prospectus as Gateway Portfolio, which secures a mortgage loan representing approximately 1.6% of the outstanding pool balance as of the cut-off date, there is pending litigation against one of the related guarantors, David H. Jacobs (the “Defendant”)) as follows: (1) TD Bank, NA successor by merger with Carolina First Bank (the “Plaintiff”)) filed an action on September 7, 2012 against the Defendant, to recover a sum of $6,071,945.01 pursuant to a guaranty made by the Defendant in favor of the Plaintiff in connection with construction financing of a medical office building in Newberry, South Carolina; and (2) the Plaintiff filed an action against the Defendant on November 7, 2012 to recover an original amount of $1,321,992.57 pursuant to a guaranty made by the Defendant and James McFarland in favor of the Plaintiff in connection with the purchase and development of a commercial parcel of land in Wilmington, North Carolina.

•	In the case of the portfolio of mortgaged properties identified on Annex A-1 as Saunders Industrial Portfolio, which secures a mortgage loan representing approximately 1.5% of the outstanding pool balance as of the cut-off date, John Saunders, the non-recourse carveout guarantor, was the sponsor of four mortgage loans that were foreclosed on in 2011 and 2012. In

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addition, Saunders (and others) are being sued by tenant-in-common investors related to an office complex located in Santa Rosa, California. The suit alleges intentional misconduct and mismanagement. In 2006, Saunders (and others) led a consortium of tenant-in-common investors (including the plaintiffs) in the purchase of such office complex. The plaintiffs allege that Saunders (and others) knew of water intrusion and mold growth at the property at the time of acquisition and that the failure to remediate those issues directly led the largest tenant to vacate the property, which the plaintiffs allege is the primary cause of the subsequent foreclosure of the property. The plaintiffs are seeking the return of their $15,800,000 investment along with punitive and exemplary damages.

•	With respect to the mortgage loan identified on Annex A-1 to this free writing prospectus as 80 Arkay Drive, representing approximately 1.5% of the outstanding pool balance as of the cut-off date, the related guarantors of the Mortgage Loan, Gregg and Mitchell Rechler, were involved in mortgage loan defaults that resulted in (i) a deed-in-lieu of foreclosure of an office property located in New York and in connection with the deed-in-lieu of foreclosure, Donald Rechler and the estate of Roger Rechler also paid $3,434,049.22, representing the maximum amount due under the related guaranty; and (ii) a foreclosure of the leasehold interest in another property located in New York.

•	With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to this free writing prospectus as Mariposa Shopping Center, representing approximately 1.5% of the outstanding pool balance as of the cut-off date, the sponsors of the mortgage loan were also the sponsors of (i) five mortgage loans subject to discounted payoffs and (ii) seven mortgage loans subject to foreclosure or deeds-in-lieu of foreclosure.

•	In the case of the mortgaged property identified on Annex A-1 as Resort at Paws Up, which secures a mortgage loan representing approximately 1.1% of the outstanding pool balance as of the cut-off date, the non-recourse carve-out guarantor owned a home that was foreclosed on in March 2010 after the related loan became delinquent in February 2009.

•	In the case of the mortgaged properties identified on Annex A-1 as Plaza Del Lago and Harmony Grove Industrial Park, which secure mortgage loans representing approximately 0.5% and 0.2%, respectively, of the outstanding pool balance as of the cut-off date, Richard Dentt, the non-recourse carve-out guarantor, was a party to the foreclosure of another property in September 2010.

•	With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to this free writing prospectus as Morgan Stanley Tucson, representing approximately 0.4% of the outstanding pool balance as of the cut-off date, two of the mortgage loan sponsors are also the sponsors of another mortgage loan that is currently in special servicing due to a maturity default under the loan agreement.

•	In the case of the mortgaged property identified on Annex A-1 as Opus Seaway, which secures a mortgage loan representing approximately 0.4% of the outstanding pool balance as of the cut-off date, the sponsor of the mortgage loan, Jeffrey Lavelle, was charged in October 2013 with three counts of mail and wire fraud for his role in a bid-rigging scheme involving several Boeing contracts. He pled guilty to all three counts in July 2014 and on November 21, 2014 was sentenced to 15 months in prison and ordered to pay a $50,000 fine. Mr. Lavelle paid the fine and is scheduled to be released on February 22, 2016.

•	With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to this free writing prospectus as 7 Carnegie Plaza, representing approximately 0.4% of the outstanding pool balance as of the cut-off date, a former business associate of the mortgage loan sponsor filed a lawsuit against the sponsor in 2013, alleging, among other things, conversion of funds due to investors after a failed joint venture between the sponsor and the plaintiff. The Supreme Court of New York dismissed the suit for lack of jurisdiction because the parties are

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required to go to arbitration. The complainant has not pursued arbitration to date. In addition, the sponsor was involved in a civil lawsuit in 2012, which alleged that he submitted fraudulent financial statements in order to induce a lender to accept a deed-in-lieu of foreclosure and the release of his guaranty of the underlying loan. The case was dismissed.

•	In the case of the mortgaged property identified on Annex A-1 as 1625-1655 McCarthy, which secures a mortgage loan representing approximately 0.3% of the outstanding pool balance as of the cut-off date, Donald R. Stephens, a non-recourse carve-out guarantor, was the sponsor of five mortgage loans that were subject to deeds in lieu of foreclosure between 2010 and 2013.

•	In the case of the mortgaged property identified on Annex A-1 as Quail Medical Building B, which secures a mortgage loan representing approximately 0.2% of the outstanding pool balance as of the cut-off date, the non-recourse carve-out guarantors had held an ownership interest in 25 properties that were foreclosed upon, including 18 of which had served as collateral for securitized loans.

In addition, we are aware of the following loan sponsors and/or non-recourse carveout guarantors that have been, or that have had interests in entities that were, a party to bankruptcy proceedings in the past 10 years:

•	With respect to the mortgaged property identified on Annex A-1 to this free writing prospectus as 270 Munoz Rivera, which secures a mortgage loan representing approximately 2.1% of the outstanding pool balance as of the cut-off date, MSR Hotels & Resorts Inc., an entity under common affiliation with the non-recourse carveout guarantor, filed for chapter 11 bankruptcy in 2011 and was involved in litigation surrounding the bankruptcy in 2011 and continuing through 2014. All litigation was resolved in June of 2014 and the entity emerged from bankruptcy in June 2014.

•	With respect to the portfolio of mortgaged properties identified on Annex A-1 to this free writing prospectus as Gateway Portfolio, which secures a mortgage loan representing approximately 1.6% of the outstanding pool balance as of the cut-off date, David H. Jacobs, one of the related guarantors, guaranteed a loan from TD Bank, National Association to Newberry Atrium Professional Building, LLC, which filed for chapter 11 reorganization in and around 2012. TD Bank, National Association opposed the chapter 11 action and it was subsequently dismissed.

•	In the case of the mortgaged property identified on Annex A-1 as Hampton Inn Highlands Ranch, which secures a mortgage loan representing approximately 0.8% of the outstanding pool balance as of the cut-off date, Seth Oliver, the non-recourse carveout guarantor, was a non-recourse carveout guarantor on a securitized loan. In 2009, the related lender commenced foreclosure proceedings and upon notice of the foreclosure, Oliver filed a petition for Chapter 11 reorganization. The bankruptcy court dismissed the petition.

Other than as listed above, we are not aware of any borrower or principal of any borrower that has filed (or a sponsor that has caused an entity under its control to file) for bankruptcy protection within the last ten years. In some cases, this analysis is limited to equity owners that have at least a 20% or greater interest in the borrower due to the difficulty of confirming, in some instances, the identity of equity owners with a less than 20% interest in the related borrower.

In addition, we are aware of the following borrowers, loan sponsors, guarantors, property managers or affiliates thereof that have been involved in other material legal proceedings in the past:

•	With respect to the mortgage loan identified on Annex A-1 to this free writing prospectus as Residence Inn San Diego, representing approximately 2.0% of the outstanding pool balance as of the cut-off date, the non-recourse carveout guarantor was involved in a prepackaged bankruptcy (at the request of the related lender) in connection with a 1989 loan secured by 20 hotel properties (none of which are collateral for the mortgage loan). In addition, the guarantor has

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been involved in various foreclosure proceedings and deed in lieu of foreclosures related to properties he had owned.

•	In the case of the mortgaged property identified on Annex A-1 as Florida City Centre, which secures a mortgage loan representing approximately 1.2% of the outstanding pool balance as of the cut-off date, the nonrecourse carve-out guarantor, Yoram Izhak, pled guilty in 2004 to a single count of tax evasion for which he paid a $50 fine and was given three years’ probation. In addition, in 2002, Izhak was arrested for carrying a handgun into the Fort Lauderdale airport for which he was required to pay a $25 fine, received one year of probation and was ordered to perform 100 hours of community service.

In addition, in some cases, a mortgaged property that secures a mortgage loan previously secured one or more other loans secured by the mortgaged property that were in default, restructured in connection with a default, paid off at a discount, or the subject of a foreclosure proceeding. For example:

•	In the case of the mortgaged property identified on Annex A-1 as Tri-Star Estates MHC, which secures a mortgage loan representing approximately 1.4% of the outstanding pool balance as of the cut-off date, the borrower purchased the mortgaged property on April 18, 2013 from C-III Asset Management LLC (“C-III”), the special servicer of the BACM 2005-1 Mortgage Trust, after C-III foreclosed on the property in October 2012.

•	In the case of the mortgaged property identified on Annex A-1 as Park Plaza on the Curve, which secures a mortgage loan representing approximately 0.6% of the outstanding pool balance as of the cut-off date, the mortgage loan refinanced a securitized loan that suffered a maturity default in November 2014, but was granted a short-term extension in order to close the current mortgage loan.

In addition, borrowers, principals of borrowers, property managers and affiliates thereof may, in the future, be involved in bankruptcy proceedings, foreclosure proceedings or other material proceedings (including criminal proceedings). There can be no assurance that any such proceedings will not negatively impact a borrower’s or loan sponsor’s ability to meet its obligations under the related mortgage loan. Such proceedings could have a material adverse effect upon distributions on your certificates.

If a borrower or a principal of a borrower or an affiliate of the foregoing has been a party to a bankruptcy, foreclosure or other proceeding or has been convicted of a crime in the past, we cannot assure you that the borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the federal bankruptcy code or otherwise, in the event of an action or threatened action by the mortgagee or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property. We cannot assure you that any such proceedings or actions will not have a material adverse effect upon distributions on your certificates.

Often it is difficult to confirm the identity of owners of 20% or less of the equity in a borrower, which means that past issues may not be discovered as to such owners.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, such as zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See “Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act” in the prospectus. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

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Risks Related to Conflicts of Interest

Potential Conflicts of Interest of the Master Servicer and the Special Servicer

The pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer or special servicer or any of their respective affiliates. See “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans and Serviced Loan Combinations; Collection of Payments” in this free writing prospectus.

Notwithstanding the foregoing, the master servicer, a subservicer, the special servicer or any of their respective affiliates may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if the master servicer, a subservicer, the special servicer or any of their respective affiliates holds certificates or companion loans, or has financial interests in, or other financial dealings with, a borrower or a loan sponsor. Each of these relationships may create a conflict of interest. For instance, if the special servicer or its affiliate holds a subordinate class of certificates, the special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken. In general, no servicer is required to act in a manner more favorable to the certificates or any particular class of certificates.

Each of the master servicer and the special servicer services and is expected to continue to service, in the ordinary course of its business, existing and new loans for third parties, including portfolios of loans similar to the mortgage loans. The real properties securing these other loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans. Consequently, personnel of the master servicer or special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicts for the master servicer or the special servicer.

Each of the foregoing relationships should be considered carefully by you before you invest in any offered certificates.

Special Servicer May Be Directed To Take Actions

In connection with the servicing of the specially serviced loans, the special servicer may, at the direction of the directing holder, take actions with respect to the specially serviced loans that could adversely affect the holders of some or all of the classes of certificates. The directing holder (except, with respect to any loan combination, to the extent the directing holder is the holder of a related companion loan) will be controlled by the controlling class certificateholders. The directing holder may have interests in conflict with those of all or some of the other certificateholders. As a result, it is possible that the directing holder may influence the special servicer to take actions that conflict with the interests of certain classes of the certificates. However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents.

In addition, except as limited by certain conditions described under “The Servicers—Replacement of the Special Servicer,” with respect to each mortgage loan and serviced loan combination, for so long as a Control Termination Event is not continuing, the special servicer may be removed without cause by the directing holder, and, for so long as a Control Termination Event is continuing, the special servicer may be removed in accordance with procedures set forth under “The Servicers—Replacement of the Special Servicer” without cause at the direction of the holders of certificates (other than the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F, Class V, Class R and Class LR certificates) (i) upon receipt of approval by certificateholders evidencing at least 75% of a quorum of certificateholders, which is the holders of certificates evidencing at least 75% of the aggregate voting rights (taking into account the

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application of any appraisal reduction amounts to notionally reduce the certificate balances of the certificates) of the certificates (other than the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F, Class V, Class R and Class LR certificates) or (ii) evidencing more than 50% of each class of “non-reduced certificates” (each class of certificates (other than the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F, Class V, Class R and Class LR certificates) outstanding that has not been reduced to less than 25% of its initial certificate balance through the application of appraisal reduction amounts and realized losses). See “The Pooling and Servicing Agreement—The Directing Holder,” and “The Servicers—Replacement of the Special Servicer” in this free writing prospectus. It is expected that RREF II CMBS AIV, LP, an affiliate of the special servicer, will be the initial directing holder with respect to each mortgage loan (other than any non-serviced mortgage loan) and serviced loan combination.

In addition, in certain circumstances, following a control termination event, in each case, as described under “The Pooling and Servicing Agreement—The Operating Advisor” in this free writing prospectus, the special servicer will be required to consult with the operating advisor and, in addition, the operating advisor may recommend the removal or replacement of the special servicer if the operating advisor determines that the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard. As a result, it is possible that the directing holder or the operating advisor may influence the special servicer to take actions that conflict with the interests of certain classes of the certificates. However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents.

The special servicer may enter into one or more arrangements with the controlling class representative, a controlling class certificateholder, other certificateholders or a companion loan holder (or an affiliate or a third-party representative of one or more of the preceding) or any person who has the right to replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the appointment (or continuance) of the special servicer in such capacity under the pooling and servicing agreement and limitations on the right of such person to replace the special servicer in such capacity.

You will be acknowledging and agreeing, by your purchase of certificates, that the directing holder: (i) may take or refrain from taking actions that favor the interests of the directing holder over the certificateholders; (ii) may have special relationships and interests that conflict with the interests of the certificateholders and (iii) will not be liable by reason of its having so acted or refrained from acting solely in the interests of the directing holder and that no certificateholder may take any action against the directing holder or any of its officers, directors, employees, principals or agents as a result of such a special relationship or conflict.

Potential Conflicts of Interest of the Operating Advisor

Park Bridge Lender Services LLC, an indirect wholly owned subsidiary of Park Bridge Financial LLC, has been appointed as the initial operating advisor. See “The Operating Advisor” in this free writing prospectus. With respect to each mortgage loan (other than any non-serviced mortgage loan) or serviced loan combination, if a Control Termination Event has occurred and is continuing, the operating advisor will be required to consult with the special servicer with respect to certain actions of the special servicer. Additionally, with respect to each mortgage loan (other than any non-serviced mortgage loan) or serviced loan combination, if a Control Termination Event has occurred and is continuing, the master servicer or the special servicer, as applicable, will be required to use commercially reasonable efforts consistent with the servicing standard to collect an operating advisor consulting fee from the related borrower in connection with any major decision, to the extent not prohibited by the related mortgage loan documents. The operating advisor is required to act solely on behalf of the issuing entity, in the best interest of, and for the benefit of, the certificateholders (as a collective whole as if such certificateholders constituted a single lender). See “The Pooling and Servicing Agreement—The Operating Advisor” in this free writing prospectus.

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Notwithstanding the foregoing, the operating advisor and its affiliates may have interests that are in conflict with those of certificateholders, especially if the operating advisor or any of its affiliates holds certificates issued in this offering or another offering, or acts as advisor to the owners of any such certificates, or has financial interests in or other financial dealings with a borrower or a parent of a borrower. Furthermore, affiliates of the operating advisor may, from time to time, represent borrowers of loans that are not assets of the trust in restructuring discussions with various special servicers of commercial mortgage securitization transactions (including the special servicer under the pooling and servicing agreement for this transaction) where Park Bridge Lender Services LLC is not the operating advisor. Each of these relationships may create a conflict of interest.

Additionally, the operating advisor or its affiliates may, in the future, perform contract underwriting services and advisory services as well as service or special service, in the ordinary course of its business, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans that will be included in the issuing entity. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the real properties securing the mortgage loans that will be included in the issuing entity. Consequently, personnel of the operating advisor may perform services, on behalf of the issuing entity, with respect to the mortgage loans held by the issuing entity at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans held by the issuing entity. This may pose inherent conflicts for the operating advisor.

Potential Conflicts of Interest of the Underwriters and Their Affiliates

The activities of the underwriters and their respective affiliates may result in certain conflicts of interest. The underwriters and their respective affiliates may retain, or own in the future, certificates of various classes, and any voting rights allocable to those certificates could be exercised by them in a manner that could adversely impact the offered certificates. Any of the underwriters and their affiliates may invest or take long or short positions in securities or instruments, including the offered certificates, that may be different from your position as an investor in your certificates. If that were to occur, the interests of that underwriter or its affiliates may not be aligned with your interests in the offered certificates you acquire.

The underwriters and their respective affiliates include broker-dealers whose business includes executing securities and derivative transactions on their own behalf as principals and on behalf of clients. Accordingly, the underwriters and their respective affiliates and various clients acting through them from time to time buy, sell or hold securities or other instruments, which may include one or more classes of the offered certificates, and do so without consideration of the fact that the underwriters acted as underwriters for the offered certificates. Such transactions may result in the underwriters and their respective affiliates and/or their clients having long or short positions in such instruments. Any such short positions will increase in value if the related securities or other instruments decrease in value. Further, the underwriters and their respective affiliates may (on their own behalf as principals or for their clients) enter into credit derivative or other derivative transactions with other parties pursuant to which they sell or buy credit protection with respect to one or more classes of the offered certificates. The positions of the underwriters and their respective affiliates or their clients in such derivative transactions may increase in value if the offered certificates experience losses or decrease in value. In conducting such activities, none of the underwriters or their respective affiliates will have any obligation to take into account the interests of the certificateholders or any possible effect that such activities could have on them. The underwriters and their respective affiliates and clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders. Additionally, none of the underwriters or their respective affiliates will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder.

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In addition, the underwriters and their respective affiliates will have no obligation to monitor the performance of the offered certificates or the actions of the master servicer, the special servicer, the certificate administrator, the operating advisor or the trustee and will have no authority to advise the master servicer, the special servicer, the certificate administrator, the operating advisor or the trustee or to direct their actions.

Furthermore, the underwriters and their respective affiliates may have ongoing relationships with, render services to, and engage in transactions with the borrowers, the loan sponsors, tenants at the mortgaged properties and their respective affiliates, which relationships and transactions may create conflicts of interest between the underwriters and their respective affiliates, on the one hand, and the issuing entity, on the other hand. German American Capital Corporation and its affiliates are playing several roles in this transaction. Deutsche Bank Securities Inc., an underwriter, is an affiliate of Deutsche Mortgage & Asset Receiving Corporation, the depositor, and German American Capital Corporation, a mortgage loan seller and a sponsor. UBS Securities LLC, an underwriter, is an affiliate of UBS Real Estate Securities Inc., a mortgage loan seller and a sponsor. Jefferies LLC, one of the underwriters, is an affiliate of Jefferies LoanCore LLC, a mortgage loan seller and a sponsor. NREC, a sponsor and mortgage loan seller, and Natixis Securities Americas LLC, an underwriter, are affiliates of each other. See “Summary—Relevant Parties and Dates—Affiliates and Other Relationships” and “Certain Relationships and Related Transactions” in this free writing prospectus and “Method of Distribution (Underwriter Conflicts of Interest)” in the final prospectus supplement for a description of certain affiliations and relationships between the underwriters and other participants in this offering.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

RREF II CMBS AIV, LP (the “B-Piece Buyer”), the investor that is expected to purchase the Class E, Class F, Class G, Class X-D, Class X-E, Class X-F and Class V certificates and may purchase other certificates, was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in the expected repayment dates or other features of some or all of the assets. The asset pool as originally proposed by the sponsors was adjusted based on some of these requests. In some cases, a sponsor may individually agree with the B-Piece Buyer to adjust the amount payable to such sponsor from the net sale proceeds of the certificates purchased by the B-Piece Buyer based on the particular characteristics of certain of its mortgage loans.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the B-Piece Buyer or that the final pool as influenced by the B-Piece Buyer’s feedback will not adversely affect the performance of your certificates and benefit the performance of the B-Piece Buyer’s certificates. Because of the differing subordination levels, the B-Piece Buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the B-Piece Buyer but that does not benefit other investors. In addition, the B-Piece Buyer may enter into hedging or other transactions or otherwise have business objectives that also could cause its interests with respect to the asset pool to diverge from those of other purchasers of the certificates. The B-Piece Buyer performed due diligence solely for its own benefit. The B-Piece Buyer has no liability to any person or entity for conducting its due diligence. The B-Piece Buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of the certificates it holds or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not entitled to rely on in any way the B-Piece Buyer’s acceptance of a mortgage loan. The B-Piece Buyer’s acceptance of a mortgage loan does not constitute and may not be construed as an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

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The B-Piece Buyer or its designee will constitute the initial directing holder with respect to the mortgage loans and serviced loan combinations and thus would have certain rights to direct and consult with the special servicer as described under “The Pooling and Servicing Agreement—The Directing Holder” in this free writing prospectus.

Because the incentives and actions of the B-Piece Buyer may, in some circumstances, differ from or be adverse to those of purchasers of other classes of certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this free writing prospectus and your own view of the asset pool.

Related Parties May Acquire Certificates or Experience Other Conflicts

Related Parties’ Ownership of Certificates May Impact the Servicing of the Mortgage Loans and Affect Payments under the Certificates. Affiliates of the depositor, the mortgage loan sellers, the master servicer or the special servicer may purchase a portion of the certificates. The purchase of certificates could cause a conflict between the master servicer’s or the special servicer’s duties to the issuing entity under the pooling and servicing agreement and its interests as a holder of a certificate. In addition, as described under “The Servicers—Replacement of the Special Servicer,” the directing holder generally has certain rights to remove the special servicer (but see the discussion with respect to the removal of the special servicer with respect to certain mortgage loans that are part of a loan combination under “Description of the Mortgage Pool—Loan Combinations” in this free writing prospectus) and appoint a successor, which may be an affiliate of such holder. However, the pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer, the special servicer or any of their affiliates. See “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans and Serviced Loan Combinations; Collection of Payments” in this free writing prospectus.

Additionally, the master servicer or the special servicer may, especially if it or an affiliate holds a subordinate certificate, or has financial interests in or other financial dealings with a borrower or loan sponsor under any of the mortgage loans, have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates offered in this free writing prospectus. In addition, for instance, if the special servicer or an affiliate holds a subordinate certificate, the special servicer could seek to reduce the potential for losses allocable to those certificates from a troubled mortgage loan by deferring acceleration in hope of maximizing future proceeds. The special servicer might also seek to reduce the potential for such losses by accelerating a mortgage loan earlier than necessary in order to avoid advance interest or additional expenses of the issuing entity. Either action could result in less proceeds to the issuing entity than would be realized if alternate action had been taken. In general, the servicers are not required to act in a manner more favorable to the certificates offered in this free writing prospectus or any particular class of certificates that are subordinate to the certificates offered in this free writing prospectus.

Conflicts of Interest May Arise in the Ordinary Course of the Servicers’ Businesses in Servicing the Mortgage Loans. The master servicer and special servicer service and will, in the future, service, in the ordinary course of their respective businesses, existing and new mortgage loans for third parties, including portfolios of loans similar to the mortgage loans that will be included in the issuing entity. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the real properties securing the mortgage loans that will be included in the issuing entity. Consequently, personnel of the master servicer and the special servicer may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicts for the master servicer or the special servicer.

Conflicts of Interest May Arise Due to the Activities of the Sponsors and their Respective Affiliates. The activities of the mortgage loan sellers or their affiliates may involve properties that are in the same markets as the mortgaged properties underlying the certificates. In such cases, the interests of such

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mortgage loan sellers or such affiliates may differ from, and compete with, the interests of the issuing entity, and decisions made with respect to those mortgaged properties may adversely affect the amount and timing of distributions with respect to the certificates. Conflicts of interest may arise between the issuing entity and a particular mortgage loan seller or its affiliates that engage in the acquisition, development, operation, financing and disposition of real estate if such mortgage loan seller acquires any certificates. In particular, if certificates held by a mortgage loan seller or an affiliate are part of a class that is or becomes the controlling class, the mortgage loan seller or its affiliate as a controlling class certificateholder would have the ability to influence certain actions of the special servicer under circumstances where the interests of the issuing entity conflict with the interests of the mortgage loan seller or its affiliates as acquirers, developers, operators, financers or sellers of real estate related assets.

Certain of the mortgage loans included in the issuing entity may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of a mortgage loan seller, and/or the mortgage loan sellers or their affiliates may have or have had equity investments in the borrowers (or in the owners of the borrowers) under, or properties securing, certain of the mortgage loans to be included in the issuing entity. Each of the mortgage loan sellers and their affiliates have made and/or may make or have preferential rights to make loans to, or equity investments in, affiliates of the borrowers under the mortgage loans or tenants (or their affiliates) at the mortgaged properties.

The sponsors and their affiliates (including certain of the underwriters) may benefit from this offering in a number of ways, some of which may be inconsistent with the interests of purchasers of the certificates. The sponsors will sell the mortgage loans to the depositor. To the extent unhedged or not completely hedged, these sales will reduce or eliminate the sponsor’s exposure to these mortgage loans by effectively transferring the sponsor’s exposure to the purchasers of the certificates. The sponsors and their affiliates will be compensated in an amount based on, among other things, the offering price of the certificates and the amount of proceeds received from the sale of the certificates to investors.

Furthermore, the sponsors and their affiliates may benefit from a completed offering of the certificates because the offering would establish a market precedent and a valuation data point for securities similar to the certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to write up, avoid writing down or otherwise adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Conflicts Between Property Managers and the Borrowers

A substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers. In addition, substantially all of the property managers for the mortgaged properties (or their affiliates) manage or may in the future manage additional properties, including properties that may compete with the mortgaged properties. Affiliates of the managers, and certain of the managers themselves, also may own other properties, including competing properties. The managers of the mortgaged properties may accordingly experience conflicts of interest in the management of such mortgaged properties. See “—Risks Related to the Mortgage Loans—Risks Related to Tenants—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks” above for a description of conflicts between borrowers and affiliated tenants.

Conflicts Between Certificateholders and Holders of Companion Loans

With respect to the Gateway Portfolio mortgage loan, representing approximately 1.6% of the outstanding pool balance as of the cut-off date, the related mortgaged property also secures one additional pari passu companion loans. See “Description of the Mortgage Pool—Loan Combinations—Gateway Portfolio Loan Combination” in this free writing prospectus.

With respect to the 760 & 800 Westchester Avenue mortgage loan, representing approximately 2.3% of the outstanding pool balance as of the cut-off date, the related mortgaged property also secures two

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additional pari passu companion loans. The 760 & 800 Westchester Avenue mortgage loan and its related pari passu companion loans will be serviced under the WFCM 2015-NXS1 pooling and servicing agreement. This other pooling and servicing agreement provides for a servicing arrangement that is similar but not identical to that under the pooling and servicing agreement for this transaction. Certain decisions to be made with respect to the 760 & 800 Westchester Avenue mortgage loan will require the approval of the related controlling class representative or such other party specified in the related intercreditor agreement or such pooling and servicing agreement. As a result, you will have less control over the servicing of the 760 & 800 Westchester Avenue mortgage loan than you would have if such mortgage loan were being serviced by the master servicer and the special servicer pursuant to the terms of the pooling and servicing agreement for this transaction. See “Description of the Mortgage Pool—Loan Combinations—760 & 800 Westchester Avenue Loan Combination” and “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in this free writing prospectus.

The interests of the holders of the related companion loans (or their designee) entitled to exercise various rights with respect to the servicing of the related mortgage loan and the related companion loan may conflict with the interests of, and its decisions may adversely affect, the holders of one or more classes of offered certificates. No certificateholder may take any action against any holder of a companion loan (or its designee) for having acted solely in its respective interest.

Other Potential Conflicts of Interest

The special servicer may enter into one or more arrangements with the directing holder, a controlling class certificateholder, a companion loan holder or any person with the right to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the appointment of such entity as special servicer under the pooling and servicing agreement and the related intercreditor agreement and limitations on such person’s right to replace the special servicer.

Jefferies LoanCore LLC, a sponsor and a mortgage loan seller, and Jefferies LLC, an underwriter, are affiliates of each other. NREC, a sponsor and mortgage loan seller, and Natixis Securities Americas LLC, an underwriter, are affiliates of each other.

German American Capital Corporation, a sponsor and a mortgage loan seller, Deutsche Bank Securities Inc., an underwriter, and Deutsche Mortgage & Asset Receiving Corporation, the depositor, are affiliates of each other.

UBS Real Estate Securities Inc., a sponsor and a mortgage loan seller, and UBS Securities LLC, an underwriter, are affiliates of each other.

IH Capital, LLC, which provides mortgage origination, underwriting, securitization and related consulting services to The Bank of New York Mellon, is an affiliate of Ironhound Management Company, LLC, which provides consulting services to borrowers.

Rialto Capital Advisors, LLC, the special servicer, is an affiliate of the entity that is expected to purchase the Class E, Class F, Class G, Class X-D, Class X-E, Class X-F and Class V certificates and may purchase other certificates and is expected to act as the initial directing holder with respect to each mortgage loan (other than any non-serviced mortgage loan) and serviced loan combination. Rialto Capital Advisors, LLC, which is acting as the special servicer, assisted RREF II CMBS AIV, LP, the B-Piece Buyer, with due diligence relating to the mortgage loans to be included in the mortgage pool.

Rialto Capital Advisors, LLC, the special servicer, also is the special servicer under the WFCM 2015-NXS1 pooling and servicing agreement, which governs the servicing of the 760 & 800 Westchester Avenue loan combination. Rialto Capital Advisors, LLC also is an affiliate of the entity that is the initial majority subordinate certificateholder and was appointed as the initial subordinate class representative under the WFCM 2015-NXS1 pooling and servicing agreement.

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Rialto Capital Advisors, LLC, the special servicer, is currently the servicer of, and an affiliate of Rialto Capital Advisors, LLC is the current holder of, a mezzanine loan secured by direct or indirect equity interests in the borrower under the mortgage loan secured by the mortgaged property identified on Annex A-1 to this free writing prospectus as 760 & 800 Westchester Avenue, representing approximately 2.3% of the outstanding pool balance as of the cut-off date, which mezzanine loan is described under “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Other Financing” in this free writing prospectus.

Deutsche Bank AG, Cayman Islands Branch (an affiliate of Deutsche Mortgage & Asset Receiving Corporation, the depositor, German American Capital Corporation, a sponsor and a mortgage loan seller, and Deutsche Bank Securities Inc., an underwriter), and certain other third party lenders provide warehouse financing to certain affiliates of Jefferies LoanCore LLC through various repurchase facilities. Some or all of the mortgage loans that Jefferies LoanCore LLC will transfer to the depositor are (or are expected to be prior to the closing date) subject to those repurchase facilities. Proceeds received by Jefferies LoanCore LLC in connection with the contribution of mortgage loans to this securitization transaction will be applied, among other things, to reacquire the financed mortgage loans and make payments to the repurchase agreement counterparties. As of June 18, 2015, Deutsche Bank AG, Cayman Islands Branch is the repurchase agreement counterparty with respect to 8 of the mortgage loans that Jefferies LoanCore LLC will transfer to the depositor, representing approximately 7.6% of the outstanding pool balance as of the cut-off date (except that the number and dollar amount of mortgage loans subject to that repurchase facility may increase or decrease prior to the issuance of the certificates).

Pursuant to certain interim servicing agreements between Jefferies LoanCore LLC and certain of its affiliates, on the one hand, and Wells Fargo Bank, National Association, on the other hand, Wells Fargo Bank, National Association acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, all of the mortgage loans to be contributed to this securitization by Jefferies LoanCore LLC, representing approximately 36.7% of the outstanding pool balance as of the cut-off date.

Pursuant to certain interim servicing agreements between German American Capital Corporation and certain of its affiliates, on the one hand, and Wells Fargo Bank, National Association, on the other hand, Wells Fargo Bank, National Association acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, 4 of the mortgage loans to be contributed to this securitization by German American Capital Corporation, representing approximately 5.2% of the outstanding pool balance as of the cut-off date.

Pursuant to certain interim servicing agreements between Natixis Real Estate Capital LLC and certain of its affiliates, on the one hand, and Wells Fargo Bank, National Association, on the other hand, Wells Fargo Bank, National Association acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, 2 of the mortgage loans to be contributed to this securitization by Natixis Real Estate Capital LLC, representing approximately 3.9% of the outstanding pool balance as of the cut-off date.

Pursuant to certain interim servicing agreements between The Bank of New York Mellon and certain of its affiliates, on the one hand, and Wells Fargo Bank, National Association, on the other hand, Wells Fargo Bank, National Association acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, all of the mortgage loans to be contributed to this securitization by The Bank of New York Mellon, representing approximately 11.7% of the outstanding pool balance as of the cut-off date.

Wilmington Trust, National Association, which is acting as the trustee with respect to this transaction, is the WFCM 2015-NXS1 trustee under the WFCM 2015-NXS1 pooling and servicing agreement, which currently holds the 760 & 800 Westchester Avenue pari passu companion loan designated as Note A-1.

Wells Fargo Bank, National Association, which is acting as the master servicer, certificate administrator, custodian, 17g-5 information provider, certificate registrar and authenticating agent with

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respect to this transaction, is the WFCM 2015-NXS1 master servicer, the WFCM 2015-NXS1 certificate administrator and the WFCM 2015-NXS1 custodian under the WFCM 2015-NXS1 pooling and servicing agreement, which currently holds the 760 & 800 Westchester Avenue pari passu companion loan designated as Note A-1.

Wells Fargo Bank, National Association also acts as interim custodian of the loan files for all of the mortgage loans to be contributed to this securitization by Jefferies LoanCore LLC, representing approximately 36.7% of the outstanding pool balance as of the cut-off date.

With respect to 1 mortgage loan, identified on Annex A-1 to this free writing prospectus as Saunders Industrial Portfolio, representing approximately 1.5% of the aggregate outstanding pool balance as of the cut-off date, Jefferies LoanCore LLC, a sponsor and mortgage loan seller (or an affiliate), is the holder of a related mezzanine loan secured by direct or indirect equity interests in the related mortgage borrower. The additional financial interest in these mortgaged properties may create a conflict of interest. See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Other Financing” in this free writing prospectus. In exercising its rights, no mezzanine lender has any obligation to consider the interests of, or impact of the exercise of such rights upon, the trust or the certificateholders.

Risks Related to the Offered Certificates

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

We make no representations as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. We note that regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire commercial mortgage-backed securities, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

•	Articles 404 – 410 of the European Union Capital Requirements Regulation (Regulation (EU) No 575/2013) (“CRR”) applies, in general, to securitizations issued on or after January 1, 2011 as well as certain existing securitizations issued prior to that date where new assets are added or substituted after December 31, 2014. The CRR restricts credit institutions and investment firms regulated in Member States of the European Economic Area (“EEA”) and consolidated group affiliates thereof (each, an “Affected Investor”) from investing in a securitization (as defined by the CRR) unless an originator, sponsor or original lender in respect of that securitization has explicitly disclosed to the Affected Investor that it will retain, on an ongoing basis, a material net economic interest of not less than 5 percent in that securitization in the manner contemplated by Article 405 of the CRR. The CRR also requires that an Affected Investor be able to demonstrate that it has undertaken certain due diligence in respect of, amongst other things, the offered certificates it has acquired and the underlying exposures, and that procedures have been established for monitoring the performance of the underlying exposures on an on-going basis. Failure to comply with one or more of the requirements set out in the CRR may result in the imposition of a penal capital charge with respect to the investment made in the securitization by an Affected Investor.

•	Article 17 of the European Union Alternative Investment Fund Managers Directive (Directive 2011/61/EU) (as supplemented by Section 5 of Commission Delegated Regulation (EU) No 231/2013) contains requirements similar to those set out in Articles 404 – 410 of the CRR and applies to EEA regulated alternative investment fund managers. Similar requirements are also scheduled to apply in the future to investment in securitizations by EEA regulated UCITS fund managers and EEA regulated insurance and reinsurance undertakings. For the purpose of this

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provision, all such requirements, together with the Articles 404 – 410 of the CRR, are referred to as the “Securitization Retention Requirements”.

•	None of the sponsors, mortgage loan sellers or any other party to the transaction intends to retain a material net economic interest in the transaction in accordance with the Securitization Retention Requirements or take any other action (other than providing information relating to the offered certificates and the mortgage loans contained in this free writing prospectus and any other related offering document and any action that any such parties are required to take under the pooling and servicing agreement (including, without limitation, with respect to reporting under “The Pooling and Servicing Agreement – Reports to Certificateholders; Available Information”)), which may be required by investors for the purposes of their compliance with the Securitization Retention Requirements. This may have a negative impact on the regulatory capital position of Affected Investors and on the value and liquidity of the offered certificates in the secondary market.

•	The Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in the United States requires that federal banking agencies amend their regulations to remove reference to or reliance by national banks on credit agency ratings, including but not limited to those found in the federal banking agencies’ risk-based capital regulations. New regulations have been proposed, some of which have been adopted as final rules while others remain pending. Such regulations, when adopted and effective, may result in greater capital charges to financial institutions that own commercial mortgage-backed securities, or otherwise adversely affect the attractiveness of investments in commercial mortgage-backed securities for regulatory purposes.

•	The Issuing Entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the Issuing Entity. The Issuing Entity is being structured so as not to constitute a “covered fund” for purposes of Section 619 of the Dodd-Frank Act (such statutory provision together with such implementing regulations, the “Volcker Rule”). The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. The Volcker Rule became effective on July 21, 2012, and final regulations implementing the Volcker Rule were adopted on December 10, 2013. Conformance with the Volcker Rule and its implementing regulations is required by July 21, 2015 (subject to the possibility of up to two one-year extensions). In the interim, banking entities must make good-faith efforts to conform their activities and investments to the Volcker Rule. Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other affiliate thereof, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

•	The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in the offered certificates for financial reporting purposes.

•	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities.”

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Accordingly, all prospective investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment” in this free writing prospectus.

Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves

With respect to certain mortgage loans, earnout escrows may have been established at origination, which funds may be released to the related borrower upon satisfaction of certain conditions. If such conditions with respect to any such mortgage loan are not satisfied, the amounts reserved in such escrows may be applied to the payment of the mortgage loan, which would have the same effect on the offered certificates as a prepayment of the mortgage loan, except that such application of funds would not be accompanied by any prepayment premium or yield maintenance charge. See “Annex B—Description of the Top 20 Mortgage Loans” to this free writing prospectus.

Risks Related to Prepayments and Repurchases of Mortgage Loans

The yield to maturity on your certificates will depend, in significant part, upon the rate and timing of principal payments on the mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation of mortgaged properties, defaults by borrowers and subsequent liquidations, application of escrow amounts to the reduction of a mortgage loan’s principal balance, or repurchases upon a mortgage loan seller’s breach of representations or warranties or failure to deliver certain required loan documents, the exercise of a purchase option by a mezzanine lender, if applicable, or a companion loan holder, or purchases of defaulted mortgage loans. See “—Risks Related to the Mortgage Loans—Risks Related to Additional Debt,” “Description of the Mortgage Pool—Loan Combinations,” “—Additional Mortgage Loan Information—Definitions,” “—Certain Terms and Conditions of the Mortgage Loans—Performance Escrows and Letters of Credit” and “—Certain Terms and Conditions of the Mortgage Loans—Other Financing,” and “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in this free writing prospectus.

In addition, although the borrowers of the anticipated repayment date loans may have certain incentives to prepay such mortgage loans on their anticipated repayment dates, we cannot assure you that the borrowers will be able to prepay the anticipated repayment date loans on their anticipated repayment dates. The failure of a borrower to prepay an anticipated repayment date loan on its anticipated repayment date will not be an event of default under the terms of such mortgage loans, and, pursuant to the terms of the pooling and servicing agreement, neither the related master servicer nor the special servicer will be permitted to take any enforcement action with respect to a borrower’s failure to pay interest at an increased rate, other than requests for collection, until the scheduled maturity of the respective anticipated repayment date loan; provided that the related master servicer or the special servicer, as the case may be, may take action to enforce the trust’s right to apply excess cash flow to principal in accordance with the terms of the documents of the anticipated repayment date loans. See “—Risks Related to the Mortgage Loans—Borrower May Be Unable To Repay the Remaining Principal Balance on the Maturity Date or Anticipated Repayment Date and Longer Amortization Schedules and Interest-Only Provisions May Increase Risk” in this free writing prospectus.

The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment on the mortgage loans is higher or lower than you anticipate.

Any changes in the weighted average lives of your certificates may adversely affect your yield. Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield to maturity anticipated by you in making your investment in the offered certificates, while delays and extensions resulting in a lengthening of those

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weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of your certificates will depend on the terms of those certificates, more particularly:

•	a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

•	a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

See “Yield and Maturity Considerations” in this free writing prospectus.

Voluntary prepayments under certain mortgage loans require payment of a yield maintenance charge or prepayment premium unless the prepayment is made within a specified number of months of the stated maturity date or the anticipated repayment date, as applicable. See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions” and “—Property Releases” in this free writing prospectus. Nevertheless, there is no assurance that the related borrowers will be deterred from prepaying their mortgage loans due to the existence of a yield maintenance charge or a prepayment premium. There is no assurance that voluntary or involuntary prepayments will not occur. The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

•	the terms of the mortgage loans;

•	the length of any prepayment lock-out period;

•	the level of prevailing interest rates;

•	the availability of mortgage credit;

•	the applicable yield maintenance charges or prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;

•	the related master servicer’s or special servicer’s ability to enforce those charges or premiums;

•	the occurrence of casualties or natural disasters; and

•	economic, demographic, tax, legal or other factors.

Generally, no yield maintenance charge or prepayment premium will be required for partial or full prepayments in connection with a casualty or condemnation (regardless of whether the source of such prepayment includes funds of the borrower in addition to the casualty or condemnation proceeds) unless, in the case of certain of the mortgage loans, an event of default has occurred and is continuing. In addition, if a mortgage loan seller repurchases any mortgage loan from the issuing entity due to a breach of a representation or warranty or as a result of a document defect in the related mortgage file or a mezzanine lender or, if applicable, a companion loan holder exercises an option to purchase a mortgage loan under the circumstances set forth in the related mezzanine loan documents, intercreditor agreement or co-lender agreement, the purchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, except that no prepayment premium or yield maintenance charge would be payable. Such a repurchase may therefore adversely affect the yield to maturity on your certificates.

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The Class X-A certificates will not be entitled to distributions of principal but instead will accrue interest on their notional balance. Because the notional balance of the Class X-A certificates is based upon the outstanding certificate balances of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5 and Class A-M certificates, the yield to maturity on the Class X-A certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the related mortgage loans to the extent allocated to such classes of certificates. A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X-A certificates. Investors in such class of certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments.

Limited Obligations

The offered certificates, when issued, will represent beneficial interests in the issuing entity. The offered certificates will not represent an interest in, or obligation of, any sponsor, the mortgage loan seller, the depositor, the master servicer, the special servicer, the certificate administrator, the operating advisor, the trustee or any other person. The primary assets of the issuing entity will be the mortgage loans, and the primary security and source of payment for the mortgage loans will be the mortgaged properties and the other collateral described in this free writing prospectus. Payments on the offered certificates are expected to be derived from payments made by the borrowers on the mortgage loans. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the holders of the offered certificates are entitled. See “Description of the Offered Certificates—General” in this free writing prospectus.

Yield Considerations

The yield to maturity on any certificate offered in this free writing prospectus will depend on (i) the price at which such certificate is purchased by an investor and (ii) the rate, timing and amount of distributions on such offered certificate. The rate, timing and amount of distributions on any certificate will, in turn, depend on, among other things:

•	the interest rate for such certificate;

•	the rate and timing of principal payments (including principal prepayments) and other principal collections on or in respect of the mortgage loans and the extent to which such amounts are to be applied or otherwise result in a reduction of the certificate balance of such certificate;

•	the rate, timing and severity of losses on or in respect of the mortgage loans or unanticipated expenses of the issuing entity;

•	the timing and severity of any interest shortfalls resulting from prepayments, or other shortfalls resulting from special servicing compensation, interest on advances or other expenses of the issuing entity;

•	the timing and severity of any appraisal reductions; and

•	the extent to which prepayment premiums and yield maintenance charges are collected and, in turn, distributed on such certificate.

The investment performance of the certificates offered in this free writing prospectus may be materially different from what you expected if the assumptions you made with respect to the factors listed above are incorrect.

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Your certificates may be offered at a premium or discount. If you purchased your certificates at a premium or discount, the yield to maturity on your certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the mortgage loans and, where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, a holder might fail to recover its original investment. If you purchase your certificates at a discount (other than with respect to the Class X-A certificates), you should consider the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to maturity that is lower than your anticipated yield. If you purchase your certificates at a premium (other than with respect to the Class X-A certificates), you should consider the risk that a faster than anticipated rate of principal payments could result in an actual yield to maturity that is lower than your anticipated yield. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your certificates.

The yield on any class of certificates whose pass-through rate is affected by the weighted average net mortgage interest rate could also be adversely affected if mortgage loans with higher interest rates pay faster than the mortgage loans with lower interest rates, since those classes bear interest at a rate limited by, equal to, or based on the weighted average net mortgage interest rate of the mortgage loans. The pass-through rates on such certificates may be limited by, equal to, or based on the weighted average of the net mortgage interest rates on the mortgage loans even if principal prepayments do not occur.

If you purchase Class X-A certificates, your yield to maturity will be particularly sensitive to the rate and timing of principal payments on the related underlying mortgage loans. Depending on the timing thereof, a payment of principal in reduction of the certificate balance of a class of certificates may result in a reduction in the total notional balance of the Class X-A certificates. Accordingly, if principal payments on the related underlying mortgage loans occur at a rate faster than that assumed at the time of purchase, then your actual yield to maturity with respect to any such class of certificates may be lower than that assumed at the time of purchase. Your yield to maturity could also be adversely affected by the purchase or repurchase of a mortgage loan. See “—Risks Related to Prepayments and Repurchases of Mortgage Loans” above in this free writing prospectus.

Optional Early Termination of the Issuing Entity May Result in an Adverse Impact on Your Yield or May Result in a Loss

The certificates will be subject to optional early termination by means of the purchase of the mortgage loans in the issuing entity. We cannot assure you that the proceeds from a sale of the mortgage loans and/or REO properties will be sufficient to distribute the outstanding certificate balance plus accrued interest and any undistributed shortfalls in interest accrued on the certificates that are subject to the termination. Accordingly, the holders of certificates affected by such a termination may suffer an adverse impact on the overall yield to maturity on their certificates, may experience repayment of their investment at an unpredictable and inopportune time or may even incur a loss on their investment. See “The Pooling and Servicing Agreement—Optional Termination” in this free writing prospectus.

A Mortgage Loan Seller May Not Be Able To Make a Required Repurchase or Substitution of a Defective Mortgage Loan

Each mortgage loan seller is the sole warranting party in respect of the related mortgage loans sold by it to us. Neither we nor any of our affiliates (except, in certain circumstances, for German American Capital Corporation, solely in its capacity as the mortgage loan seller) are obligated to repurchase or substitute any mortgage loan in connection with either a material breach of the mortgage loan seller’s representations and warranties or any material document defects, if such mortgage loan seller defaults on its obligation to do so. In addition, the mortgage loan sellers may have various legal defenses available to them in connection with a repurchase or substitution obligation. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” within the meaning of section 860G(a)(3) of the Internal Revenue Code of 1986, as amended, may cause designated portions of the issuing entity

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to fail to qualify as one or more REMICs or cause the issuing entity to incur a tax. See “The Sponsors, Mortgage Loan Sellers and Originators” and “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in this free writing prospectus.

Any Loss of Value Payment Made by a Mortgage Loan Seller May Prove To Be Insufficient to Cover All Losses on a Defective Mortgage Loan

In lieu of repurchasing or substituting a mortgage loan in connection with either a material breach of the mortgage loan seller’s representations and warranties or any material document defects (other than a material breach that is related to a mortgage loan not being a “qualified mortgage” within the meaning of section 860G(a)(3) of the Internal Revenue Code of 1986, as amended), the related mortgage loan seller may make a loss of value payment to the issuing entity. Upon its making such payment, the mortgage loan seller will be deemed to have cured the related material breach or material document defect in all respects. Although a loss of value payment may only be made to the extent that the special servicer deems such amount to be sufficient to compensate the issuing entity for the related material breach or material document defect, there can be no assurance that such loss of value payment will fully compensate the issuing entity for such material breach or material document defect in all respects. See “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in this free writing prospectus.

Risks Related to Borrower Default

The rate and timing of delinquencies or defaults on the mortgage loans will affect:

•	the aggregate amount of distributions on the offered certificates;

•	their yield to maturity;

•	the rate of principal payments on the offered certificates; and

•	their weighted average life.

Losses on the mortgage loans will be allocated to the Class G, Class F, Class E, Class D, the Class C, the Class B and the Class A-M certificates, in that order, reducing amounts otherwise payable to each class. Any remaining losses will then be allocated to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates and, with respect to interest losses only, the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E and Class X-F certificates based on their respective entitlements pro rata. However, because the notional balance of the Class X-B certificates is based on the certificate balances of the Class B and Class C certificates, the notional balance of the Class X-C certificates is based on the certificate balance of the Class D certificates, the notional balance of the Class X-D certificates is based on the certificate balance of the Class E certificates, the notional balance of the Class X-E certificates is based on the certificate balance of the Class F certificates and the notional balance of the Class X-F certificates is based on the certificate balance of the Class G certificates, any losses allocated to such classes of certificates will have the effect of simultaneously reducing the amount of interest to which the Class X-B, Class X-C, Class X-D, Class X-E and Class X-F certificates are entitled, respectively, notwithstanding that the Class X-B, Class X-C, Class X-D, Class X-E and Class X-F certificates are senior in right of payment to such classes of certificates. Similarly, any losses allocated to the Class A-M certificates will have the effect of simultaneously reducing the amount of interest to which the Class X-A certificates are entitled, notwithstanding that the Class X-A certificates are senior in right of payment to the Class A-M certificates.

Each class of certificates (other than the Class G, Class V, Class R and Class LR certificates) is senior to certain other classes of certificates in respect of the right to receive distributions and the allocation of losses. If losses on the mortgage loans exceed the aggregate certificate balance of the classes of certificates subordinated to such class, that class will suffer a loss equal to the full amount of such excess (up to the outstanding certificate balance of such class).

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If you calculate your anticipated yield based on assumed rates of default and losses that are lower than the default rate and losses actually experienced and if such losses are allocable to your certificates, your actual yield to maturity will be lower than the assumed yield. Under certain extreme scenarios, such yield could be negative. In general, the earlier a loss borne by your certificates occurs, the greater the effect on your yield to maturity.

Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so because those losses cause your certificates to have a higher interest in distributions of principal payments on the remaining mortgage loans than would otherwise have been the case. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

Additionally, delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless principal and interest advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any such delinquency or default.

Risks Related to Modification of Mortgage Loans with Balloon Payments

In order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement enables the special servicer to extend and modify the terms of mortgage loans (other than any non-serviced mortgage loan) that are in material default or as to which a payment default (including the failure to make a balloon payment) is reasonably foreseeable, subject to the limitations described under “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans and Serviced Loan Combinations; Collection of Payments,” “—Realization Upon Mortgage Loans” and “—Modifications” in this free writing prospectus. The special servicer is only required to determine that any such extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing such mortgage loan. There is a risk that the decision of the special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery on your certificate. There can be no assurance that any extension or modification will increase the present value of recoveries in a given case. Neither the master servicer nor the special servicer will have the ability to extend or modify any non-serviced mortgage loan, because the related non-serviced loan combination will be serviced by another master servicer and special servicer pursuant to a separate pooling and servicing agreement. Any delay in the collection of a balloon payment that would otherwise be distributable in respect of a class of certificates offered in this free writing prospectus, whether if such delay is due to borrower default or to modification of any non-serviced mortgage loan by the master servicer or special servicer servicing such non-serviced mortgage loan, will likely extend the weighted average life of such class of certificates. See “Yield and Maturity Considerations” in this free writing prospectus and in the attached prospectus.

Risks Related to Certain Payments

To the extent described in this free writing prospectus, the master servicer, the special servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed advances. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and interest, a mortgage loan will be specially serviced, and the special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions and may lead to shortfalls in amounts otherwise distributable on your certificates.

Subject to certain conditions, the master servicer is entitled, under the pooling and servicing agreement, to receive, or to assign a portion of its master servicing fee referred to as the excess servicing strip. If a master servicer resigns or is terminated as master servicer, it (or its assignee) would continue to be entitled to receive the excess servicing strip and would be paid that excess servicing strip, except to the extent that any portion of that excess servicing strip is needed to compensate any successor master servicer for assuming the duties of the resigning or terminated master servicer with respect to the

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mortgage loans that it is servicing under the pooling and servicing agreement. There can be no assurance that, following any resignation or termination of a master servicer, (a) any holder of the excess servicing strip would not dispute the determination that any portion of the excess servicing strip was necessary to compensate a successor master servicer or (b) the issuing entity would be able to successfully recapture the excess servicing strip or any portion of that strip from any holder of the excess servicing strip, in particular if that holder were the subject of a bankruptcy or insolvency proceeding.

Risks of Limited Liquidity and Market Value

The offered certificates will not be listed on any national securities exchange or traded on any automated quotation system of any registered national securities association, and there is currently no secondary market for the offered certificates. While the underwriters have advised that they currently intend to make a secondary market in the offered certificates, they are under no obligation to do so. There is no assurance that a secondary market for the offered certificates will develop. Moreover, if a secondary market does develop, we cannot assure you that it will provide you with liquidity of investment or that it will continue for the life of the offered certificates. Lack of liquidity could result in a precipitous drop in the market value of the offered certificates. In addition, the market value of the offered certificates at any time may be affected by many factors, including then-prevailing interest rates, and no representation is made by any person or entity as to the market value of any offered certificates at any time.

The Limited Nature of Ongoing Information May Make It Difficult for You To Resell Your Certificates

The primary source of ongoing information regarding your certificates, including information regarding the status of the related assets of the issuing entity, will be the periodic reports made available to you by the certificate administrator described in this free writing prospectus under the heading “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information”, and any reports with respect to the issuing entity filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended. We cannot assure you that any additional ongoing information regarding your certificates will be available through any other source. In addition, the depositor is not aware of any source through which price information about the certificates will be generally available on an ongoing basis. The limited nature of the information regarding the certificates may adversely affect the liquidity of the certificates, even if a secondary market for the certificates becomes available.

Risks Related to Factors Unrelated to the Performance of the Certificates and the Mortgage Loans, Such as Fluctuations in Interest Rates and the Supply and Demand of CMBS Generally

The market value of the certificates offered in this free writing prospectus can decline even if those certificates and the mortgage loans are performing at or above your expectations.

The market value of the offered certificates will be sensitive to fluctuations in current interest rates. However, a change in the market value of the offered certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of the offered certificates as a result of an equal but opposite movement in interest rates.

The market value of the offered certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally. The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial, multifamily and manufactured housing community mortgage loans, whether newly originated or held in portfolio, that are available for securitization. A number of factors will affect investors’ demand for commercial mortgage-backed securities, including:

•	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid;

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•	legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities, limit the amount or types of commercial mortgage-backed securities that it may acquire, or require it to maintain increased capital or reserves as a result of its investment in commercial mortgage-backed securities;

•	investors’ perceptions regarding the commercial, multifamily and manufactured housing community real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income producing properties; and

•	investors’ perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial, multifamily and manufactured housing community real estate markets.

If you decide to sell any of your certificates, the ability to sell those certificates will depend on, among other things, whether and to what extent a secondary market then exists for such certificates, and you may have to sell at discount from the price you paid for reasons unrelated to the performance of the certificates or the mortgage loans. Pricing information regarding the certificates may not be generally available on an ongoing basis or on any particular date.

Credit Support May Not Cover All Types of Losses

Use of credit support will be subject to the conditions and limitations described in this free writing prospectus. Moreover, such credit support may not cover all potential losses or risks. For example, credit support may or may not cover loss by reason of fraud or negligence by a mortgage loan originator or other parties. Any losses not covered by credit support may, at least in part, be allocated to one or more classes of your certificates.

Disproportionate Benefits May Be Given to Certain Classes

Although subordination of certain classes of the non-offered certificates is intended to reduce the likelihood of temporary shortfalls and ultimate losses to holders of the offered certificates, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of certificates are made in a specified order of priority, any related credit support may be exhausted before the principal of the later paid classes of certificates of such series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the mortgage loans may fall disproportionately upon such later-paid classes of offered certificates.

The Amount of Credit Support Will Be Limited

The amount of any applicable credit support supporting one or more classes of certificates, including the subordination of one or more other classes of certificates, was determined on the basis of criteria established by each rating agency rating such classes of certificates based on an assumed level of defaults, delinquencies and losses on the underlying mortgage loans and certain other factors. However, we cannot assure you that the loss experienced on the mortgage loans will not exceed such assumed levels. See “Description of the Offered Certificates—General” and “—Subordination” in this free writing prospectus. If the losses on the mortgage loans do exceed such assumed levels, you may be required to bear such additional losses.

REMIC Status

Under the Internal Revenue Code of 1986, if during any taxable year, an entity intended to qualify as a real estate mortgage investment conduit (“REMIC”) fails to satisfy one or more of the REMIC requirements, then such entity will not be treated as a REMIC for that taxable year and any taxable year thereafter. In that event, the issuing entity, including the Trust REMICs could be taxable as corporations and one or more of the certificates could be treated as stock in the corporations rather than as debt

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instruments. The Internal Revenue Code of 1986 authorizes the IRS to grant an entity relief from the consequences of REMIC disqualification if such REMIC disqualification occurs inadvertently and steps are taken to correct the conditions that caused disqualification within a reasonable time after the discovery of the disqualification. The relief may take the form of either allowing the entity to continue as REMIC after it again qualifies as a REMIC or by ignoring the cessation of REMIC status entirely. Any relief may, however, be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC’s income for the period during which it failed to meet the REMIC requirements. The Treasury Department and the IRS are authorized to issue regulations under these relief provisions but no regulations have been proposed.

State, Local and Other Tax Considerations

In addition to the federal income tax consequences described under the heading “Material Federal Income Tax Consequences” in this free writing prospectus, potential purchasers should consider the state and local, and any other, income tax consequences of the acquisition, ownership and disposition of the certificates. State and local income tax laws may differ substantially from the corresponding federal income tax laws, and this free writing prospectus does not purport to describe any aspects of the income tax laws of the states or localities or any other jurisdiction in which the mortgaged properties are located or of any other applicable state or locality or any other jurisdiction.

It is possible that one or more jurisdictions may (i) attempt to tax nonresident holders of certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the operating advisor, the sponsors, a related borrower or a mortgaged property or on some other basis, (ii) require nonresident holders of certificates to file returns in such jurisdiction and (iii) attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of certificates. We cannot assure you that holders of certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

If any tax or penalty is successfully asserted by any state, local or other taxing jurisdiction, none of the depositor, the sponsors, the related borrower, the trustee, the certificate administrator, the operating advisor, the master servicer or the special servicer will be obligated to indemnify or otherwise to reimburse the holders of certificates for that tax or penalty.

You should consult with your own tax advisor with respect to the various state, local or other tax consequences of an investment in the certificates.

Certain Federal Tax Consideration Regarding Original Issue Discount

Certain classes of offered certificates may be issued with original issue discount for federal income tax purposes. Original issue discount is taxable when it accrues rather than when it is received, resulting in the recognition of original issue discount as taxable income before any cash attributable to that taxable income is received. Accordingly, investors must have sufficient sources of cash other than a certificate to pay any federal, state or local income taxes that may be imposed on original issue discount. See “Material Federal Income Tax Consequences” in this free writing prospectus and “Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” in the attached prospectus.

Tax Considerations Related to Foreclosure

If the issuing entity acquires a mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer will generally be required to retain an independent contractor to operate and manage the mortgaged property.

Among other things, the independent contractor generally will not be able to perform construction work, other than repair, maintenance or certain types of tenant build outs, unless the construction was

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more than 10% completed when default on the mortgage loan becomes imminent. Furthermore, any (i) net income from such operation (other than qualifying “rents from real property”), (ii) rental income based on the net profits of a tenant or sub tenant or allocable to a non-customary service and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the Lower-Tier REMIC to federal tax on such income at the highest marginal corporate tax rate (currently 35%) and possibly state or local tax. No determination has been made whether any portion of the income from the mortgaged properties constitutes “rents from real property”. In such event, the net proceeds available for distribution to certificateholders will be reduced. The special servicer may permit the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after tax benefit to certificateholders is greater than under another method of operating or leasing the mortgaged property. See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans” in this free writing prospectus.

In addition, if the issuing entity were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of the properties. These state or local taxes may reduce net proceeds available for distribution with respect to the certificates.

In addition, in the case of the mortgage loan secured by the mortgaged property identified on Annex A-1 to this free writing prospectus as Ocean Key Resort and Spa, representing approximately 5.1% of the outstanding pool balance as of the cut-off date, a rental and maintenance agreement comprises a portion of the collateral for the mortgage loan. Because the rental and maintenance agreement likely may not qualify as interests in real property or as personal property incidental to real property for federal income tax purposes, upon a foreclosure the REMIC regulations may restrict the issuing entity from taking title to such pledged equity interests. Therefore, upon the occurrence of an event of default under the related mortgage loan and an ensuing foreclosure with respect to such mortgage loan, the pooling and servicing agreement will not permit the issuing entity to take title to the rental and maintenance agreement (unless an opinion of counsel is provided indicating otherwise), but rather will require the issuing entity to either (i) exercise the legal remedies available to it under applicable law to continue to receive the income from the rental and maintenance agreement, or (ii) sell such rental and maintenance agreement and apply the proceeds toward the repayment of such mortgage loan. Depending on market conditions, the proceeds from the sale of such rental and maintenance agreement could be less than the proceeds that would be received if the special servicer had foreclosed on such equity interests and sold them (or their assets) at a later date.

Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates

Ordinarily, a REMIC that modifies a mortgage jeopardizes its tax status as a REMIC and risks having a 100% penalty tax being imposed on any income from the mortgage. A REMIC may avoid such consequences, however, if the default of such mortgage is “reasonably foreseeable” or other special circumstances apply.

Revenue Procedure 2009-45, issued by Internal Revenue Service, eases the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC by interpreting the circumstances under which default is “reasonably foreseeable” to include those where the servicer reasonably believes that there is a “significant risk of default” with respect to the mortgage loan upon maturity of the loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. Accordingly, if the master servicer or the special servicer determined that an underlying mortgage loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the pooling and servicing agreement, any such modification may impact the timing and ultimate recovery on the mortgage loan, and likewise on one or more classes of certificates.

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In addition, the IRS has issued final regulations under the REMIC provisions of the Code that allow a servicer to modify terms of REMIC-held mortgage loans that relate to changes in collateral, credit enhancement and recourse features, provided that after the modification the mortgage loan remains “principally secured by real property” (that is, as long as the loan continues to satisfy the “REMIC LTV Test” ). In general, a mortgage loan meets the REMIC LTV Test if the loan-to-value ratio is no greater than 125%. One of the modifications covered by the final regulations is a release of a lien on one or more of the mortgaged properties securing a REMIC-held mortgage loan. Following such a release, however, it may be difficult to demonstrate that a mortgage loan still meets the REMIC LTV Test. To provide relief for taxpayers, the IRS has issued Revenue Procedure 2010-30, which describes circumstances in which the IRS will not challenge whether a mortgage loan satisfies the REMIC LTV Test following a lien release. The lien releases covered by Revenue Procedure 2010-30 are “grandfathered transactions” and transactions in which the release is part of a “qualified pay-down transaction.” If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2010-30 could restrict the Special Servicer’s actions in negotiating the terms of a workout or in allowing minor lien releases for cases in which a mortgage loan could fail the REMIC LTV Test following the release. This could impact the timing and ultimate recovery on a mortgage loan, and likewise on one or more classes of certificates.

You should consider the possible impact on your investment of any existing REMIC restrictions as well as any potential changes to the REMIC rules.

Risks Relating to Lack of Certificateholder Control over the Issuing Entity

You generally do not have a right to vote, except with respect to certain amendments to the pooling and servicing agreement. Furthermore, you will generally not have the right to make decisions concerning administration of the issuing entity. The pooling and servicing agreement gives the master servicer, the special servicer, the trustee, the certificate administrator or the REMIC administrator, as applicable, certain decision-making authority concerning administration of the issuing entity. These parties may make decisions different from those that holders of any particular class of the certificates offered in this free writing prospectus would have made, and these decisions may negatively affect those holders’ interests.

While there is an operating advisor with certain obligations in respect of reviewing certain actions or proposed actions of the special servicer in compliance with the special servicer’s obligations under the pooling and servicing agreement, the operating advisor has no control or consultation rights over actions by the special servicer for so long as no Control Termination Event has occurred and is continuing. In addition, the operating advisor only has the limited obligations and duties set forth in the pooling and servicing agreement, and has no fiduciary duty to act on behalf of the certificateholders or the issuing entity or in the best interest of any particular certificateholder. It is not intended that the operating advisor act as a surrogate for the certificateholders. Investors should not rely on the operating advisor to affect the special servicer’s actions under the pooling and servicing agreement or to monitor the actions of the controlling class representative or special servicer, other than to the limited extent specifically required in respect of certain actions of the special servicer at certain prescribed times under the pooling and servicing agreement.

Different Timing of Mortgage Loan Amortization Poses Certain Risks

As principal payments or prepayments are made on a mortgage loan that is part of a pool of mortgage loans, the pool may be subject to more risk with respect to the decreased diversity of the size of mortgage loans, geographic location and types of mortgaged properties and number and affiliation of borrowers, as described above under the headings “—Risks Related to the Mortgage Loans—Risks Related to Tenants—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks,” “—Risks Related to the Mortgage Loans—Risks Related to Mortgage Loan Concentration,” “—Risks Related to Borrower Concentration” and “—Geographic Concentration Exposes Investors to Greater Risk of Default and Loss.” Classes that have a later sequential designation or a lower payment priority are more likely to be exposed to this concentration risk than are classes with an earlier sequential

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designation or higher priority. This is so because, subject to the payment of the Class A-SB certificates as described in “Description of the Offered Certificates—Distributions,” principal on the certificates is generally payable in sequential order of designation, and no class entitled to distribution of principal generally receives principal until the certificates balance(s) of the preceding class or classes entitled to receive principal have been reduced to zero.

Ratings of the Offered Certificates

Ratings assigned to the offered certificates by the rating agencies engaged by the depositor will be based, among other things, on the economic characteristics of the mortgaged properties and other relevant structural features of the transaction. A security rating does not represent any assessment of the yield to maturity that a certificateholder may experience. Ratings assigned to the offered certificates reflect only the views of the respective rating agencies as of the date such ratings are issued. Future events could have an adverse impact on such ratings. Ratings may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information. Ratings do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

Furthermore, the amount, type and nature of credit support, if any, provided with respect to the offered certificates is determined on the basis of criteria established by each rating agency. These criteria are sometimes based upon analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting that analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of the mortgage loans in the issuing entity. As evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued commercial mortgage-backed securities during the recent credit crisis by the hired rating agencies and other nationally recognized statistical rating organizations, the rating agencies’ assumptions regarding the performance of the mortgage loans related to such commercial mortgage-backed securities were not, in all cases, correct.

With respect to each mortgage loan, certain actions provided for in the related loan agreement require, as a condition to taking such action, that a no downgrade confirmation be obtained from each rating agency. In certain circumstances, this condition may be deemed to have been met or waived without such a no downgrade confirmation being obtained. See the definition of “No Downgrade Confirmation” in this free writing prospectus. In the event such an action is taken without a no downgrade confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. If you invest in the offered certificates, pursuant to the pooling and servicing agreement your acceptance of certificates will constitute an acknowledgment of, and agreement with, the procedures relating to no downgrade confirmations described under the definition of “No Downgrade Confirmation” in this free writing prospectus.

We are not obligated to maintain any particular rating with respect to any class of offered certificates. The ratings initially assigned to the offered certificates by any or all of the rating agencies engaged by the depositor to rate the offered certificates could change adversely as a result of changes affecting, among other things, the underlying mortgage loans, the mortgaged properties, the trustee, the certificate administrator, the operating advisor, the master servicer or the special servicer, or as a result of changes to ratings criteria employed by any or all of such rating agencies. Although these changes would not necessarily result from an event of default on any underlying mortgage loan, any adverse change to the ratings of any class of the offered certificates would likely have an adverse effect on the liquidity, market value and regulatory characteristics of those certificates. See “Ratings” in this free writing prospectus.

Further, a ratings downgrade of any class of offered certificates below an investment grade rating by the rating agencies could affect the ability of a benefit plan or other investor to purchase or retain those certificates. See “ERISA Considerations” and “Legal Investment” in this free writing prospectus.

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The depositor has requested a rating on each class of the offered certificates from three nationally recognized statistical rating organizations. Nationally recognized statistical rating organizations that we have not engaged to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from the ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than the ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to certain nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three of those nationally recognized statistical rating organizations to rate certain classes of offered certificates, and did not select the other nationally recognized statistical rating organizations due, in part, to those nationally recognized statistical rating organizations’ initial subordination levels for the various classes of offered and non-offered certificates. Had the depositor selected such other nationally recognized statistical rating organizations to rate the offered certificates, we cannot assure you as to the ratings that such other nationally recognized statistical rating organizations would ultimately have assigned to the offered certificates. Further, with respect to the rating agencies engaged by the depositor to only rate certain classes of offered certificates, but not others, if the depositor had engaged such rating agencies to rate the remaining classes of offered certificates not rated by it, their ratings of such offered certificates may have been different, and potentially lower, than those ratings ultimately assigned to such offered certificates by the other rating agencies engaged to rate such offered certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

Neither the depositor nor any other person or entity will have any duty to notify you if any such other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of offered certificates after the date of this free writing prospectus.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the offered certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the offered certificates, and that determination may have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates. To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a no downgrade confirmation, the pooling and servicing agreement will address delivery of a no downgrade confirmation only from the rating agencies engaged by the depositor to rate the offered certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this free writing prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the offered certificates may be significantly increased.

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THE SPONSORS, MORTGAGE LOAN SELLERS AND ORIGINATORS

Jefferies LoanCore LLC

General

Jefferies LoanCore LLC (“Jefferies LoanCore” or “JLC”) is a sponsor of, and a seller of certain mortgage loans (the “JLC Mortgage Loans”) into, the securitization described in this free writing prospectus. Jefferies LoanCore is a Delaware limited liability company and is affiliated with Jefferies LLC, one of the Underwriters. Jefferies LoanCore is a privately held company that commenced operations in February 2011. It was formed for the purpose of acquiring, originating, syndicating and securitizing real estate related debt. Jefferies LoanCore’s executive offices are located at 55 Railroad Avenue, Suite 100, Greenwich, Connecticut 06830, telephone number (203) 861-6000.

According to its consolidated statement of financial condition (unaudited), as of May 31, 2015, Jefferies LoanCore and its consolidated subsidiaries had total assets of approximately $1,887.2 million, total liabilities of approximately $1,386.5 million and total members’ capital of approximately $500.6 million.

Deutsche Bank AG, Cayman Islands Branch (an affiliate of the Depositor, German American Capital Corporation, a Sponsor and Mortgage Loan Seller, Deutsche Bank Securities Inc., one of the Underwriters) and certain third party lenders provide warehouse financing to affiliates of Jefferies LoanCore (the “JLC Financing Affiliates”) through various repurchase facilities. Jefferies LoanCore guarantees certain obligations of the JLC Financing Affiliates under such repurchase facilities. Certain of the JLC Mortgage Loans are (or are expected to be prior to the Closing Date) subject to those repurchase facilities. If such is the case at the time the Certificates are issued, then Jefferies LoanCore will use the proceeds from its sale of the JLC Mortgage Loans to the Depositor to, among other things, reacquire such JLC Mortgage Loans from the related JLC Financing Affiliate, and the related JLC Financing Affiliate will, in turn, use the funds that it receives from Jefferies LoanCore to, among other things, reacquire the warehoused JLC Mortgage Loans from the repurchase agreement counterparties free and clear of any liens. As of April 24, 2015, Deutsche Bank AG, Cayman Islands Branch is the repurchase agreement counterparty with respect to

Jefferies Funding LLC (an affiliate of Jefferies LLC, an underwriter), provides warehouse financing to Jefferies LoanCore LLC through various repurchase facilities. None of the mortgage loans that Jefferies LoanCore LLC will transfer to the depositor are (or are expected to be prior to the closing date) subject to those repurchase facilities.

Neither Jefferies LoanCore nor any of its affiliates will insure or guarantee distributions on the Certificates. The Certificateholders will have no rights or remedies against Jefferies LoanCore for any losses or other claims in connection with the Certificates or the JLC Mortgage Loans except in respect of the repurchase and substitution obligations for Material Document Defects or the Material Breaches of representations and warranties made by Jefferies LoanCore in the related Mortgage Loan Purchase Agreement as described under “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in this free writing prospectus.

JLC’s Commercial Mortgage Securitization Program

Jefferies LoanCore has acted as a sponsor and/or loan seller with respect to 13 prior commercial mortgage securitizations with respect to mortgage loans with an aggregate outstanding balance of approximately $3.98 billion as of the cut-off date for each such securitization.

Jefferies LoanCore originates, and acquires from unaffiliated third party originators, mortgage loans secured by, and mezzanine loans secured by indirect and/or direct interests in entities that own, commercial and multifamily real properties located throughout the United States. The following table sets

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forth information with respect to originations of fixed rate mortgage loans secured by, and mezzanine loans secured by direct and/or indirect interests in entities that own, commercial and multifamily real properties, by Jefferies LoanCore from its inception in February 2011 to and including November 30, 2011, from December 1, 2011 to and including November 30, 2012, from December 1, 2012 to and including November 30, 2013, from December 1, 2013 to and including November 30, 2014 and from December 1, 2014 to and including May 31, 2015.

Originations of Fixed Rate Commercial and
Multifamily Mortgage Loans and Mezzanine Loans

		No. of Loans(6)	Approximate Aggregate Principal Balance of Loans at Origination
2011	(1)	19	$566,050,515
2012	(2)	38	$860,275,447
2013	(3)	108	$1,786,891,500
2014	(4)	69	$899,117,929
2015	(5)	37	$688,265,000

(1)	Reflects activity from February 23, 2011 to and including November 30, 2011.

(2)	Reflects activity from December 1, 2011 to and including November 30, 2012.

(3)	Reflects activity from December 1, 2012 to and including November 30, 2013.

(4)	Reflects activity from December 1, 2013 to and including November 30, 2014.

(5)	Reflects activity from December 1, 2014 to and including May 31, 2015.

(6)	A/B and pari passu split note structures are treated as one loan, and a mortgage loan and related mezzanine loan are treated as two loans.

Review of JLC Mortgage Loans

Overview. Jefferies LoanCore has conducted a review of the JLC Mortgage Loans in connection with the securitization described in this free writing prospectus. The review of the JLC Mortgage Loans was performed by a team comprised of real estate and securitization professionals (the “JLC Review Team”). The review procedures described below were employed with respect to all of the JLC Mortgage Loans, except that certain review procedures were relevant only to the large loan disclosures in this free writing prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the JLC Review Team created a database of loan-level and property-level information, and prepared an asset summary report, relating to each JLC Mortgage Loan. The database and the respective asset summary reports were compiled from, among other sources, the related Mortgage Loan Documents, appraisals, environmental reports, seismic reports, property condition reports, zoning reports, insurance policies, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the JLC Review Team during the underwriting process. After origination of each JLC Mortgage Loan, the JLC Review Team updated the information in the database with respect to such JLC Mortgage Loans based on updates provided by the related loan servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity and information otherwise brought to the attention of the JLC Review Team.

A data tape (the “JLC Data Tape”) containing detailed information regarding each JLC Mortgage Loan was created from the information in the database referred to in the prior paragraph. The JLC Data Tape was used by the JLC Review Team to provide certain numerical information regarding the JLC Mortgage Loans in this free writing prospectus.

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Data Comparison and Recalculation. Jefferies LoanCore engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by Jefferies LoanCore relating to information in this free writing prospectus regarding the JLC Mortgage Loans. These procedures included:

•	comparing the information in the JLC Data Tape against various source documents provided by Jefferies LoanCore that are described above under “—Database”;

•	comparing numerical information regarding the JLC Mortgage Loans and the related Mortgaged Properties disclosed in this free writing prospectus against the JLC Data Tape; and

•	recalculating certain percentages, ratios and other formulae relating to the JLC Mortgage Loans disclosed in this free writing prospectus.

Legal Review. Jefferies LoanCore engaged various law firms to conduct certain legal reviews of the JLC Mortgage Loans for disclosure in this free writing prospectus. In anticipation of the securitization of the JLC Mortgage Loans, origination counsel for each JLC Mortgage Loan reviewed Jefferies LoanCore’s representations and warranties set forth on Annex F to this free writing prospectus and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the JLC Mortgage Loans. Such assistance included, among other things, a review of (i) Jefferies LoanCore’s preliminary or final asset summary report for each JLC Mortgage Loan, (ii) various statistical data tapes prepared by, and a due diligence questionnaire completed by or on behalf of, Jefferies LoanCore, (iii) the representation and warranty exception reports referred to above relating to certain of the JLC Mortgage Loans prepared by origination counsel and (iv) select provisions in certain loan documents with respect to certain of the JLC Mortgage Loans.

Origination counsel and/or securitization counsel also assisted in the preparation and review of the loan summaries for those of the JLC Mortgage Loans included in the 10 largest Mortgage Loans in the mortgage pool, and the abbreviated loan summaries for those of the JLC Mortgage Loans included in the next 10 largest Mortgage Loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in “Annex B—Description of the Top 20 Mortgage Loans” in this free writing prospectus.

Other Review Procedures. With respect to any material pending litigation of which Jefferies LoanCore was aware at the origination of any JLC Mortgage Loan, Jefferies LoanCore requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.

The JLC Review Team also reviewed the JLC Mortgage Loans to determine, whether any JLC Mortgage Loan materially deviated from the underwriting guidelines described below under “—Jefferies LoanCore’s Underwriting Standards”.

Findings and Conclusions. Based on the foregoing review procedures, Jefferies LoanCore determined that the disclosure regarding the JLC Mortgage Loans in this free writing prospectus is accurate in all material respects. Jefferies LoanCore also determined that the JLC Mortgage Loans were originated in accordance with Jefferies LoanCore’s origination procedures and underwriting criteria. Jefferies LoanCore attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Jefferies LoanCore’s Underwriting Standards

General. Each of the JLC Mortgage Loans was originated by Jefferies LoanCore. Set forth below is a discussion of certain general underwriting guidelines and processes with respect to commercial and multifamily mortgage loans originated by Jefferies LoanCore.

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Notwithstanding the discussion below, given the unique nature of commercial and multifamily mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial or multifamily loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, we cannot assure you that the underwriting of any particular commercial or multifamily mortgage loan originated by Jefferies LoanCore will conform to the general guidelines and processes described below.

Loan Analysis. Generally both a credit analysis and a collateral analysis are conducted with respect to each commercial and multifamily mortgage loan. The credit analysis of the borrower generally includes a review of third party credit reports or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained. Generally, the originator also conducts or causes a third party to conduct a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends.

Loan Approval. Prior to commitment, each commercial and multifamily mortgage loan to be originated or acquired must be approved by a loan committee that includes senior personnel from Jefferies LoanCore. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio in connection with the origination of a loan. With respect to loans originated for securitization, Jefferies LoanCore’s underwriting standards generally require, without regard to any other debt, a debt service coverage ratio of not less than 1.20x and a loan-to-value ratio of not more than 80%.

A debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by Jefferies LoanCore and payments on the loan based on actual (or, in some cases, assumed) principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a commercial or multifamily mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. We cannot assure you that the foregoing assumptions made with respect to any prospective commercial or multifamily mortgage loan will, in fact, be consistent with actual property performance. Such underwritten net cash flow may be higher than historical net cash flow reflected in recent financial statements. Additionally, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. A loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt. Certain mortgage loans may have, or permit in the future, certain additional subordinate debt, whether secured or unsecured, and/or mezzanine debt. It is possible that Jefferies LoanCore or an affiliate may be the lender on that additional subordinate debt and/or mezzanine debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such additional subordinate debt and/or mezzanine debt.

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Servicing. Interim servicing for all loans originated by Jefferies LoanCore prior to securitization is typically performed by an interim servicer that is unaffiliated with Jefferies LoanCore. Generally, servicing responsibilities will be transferred from the interim servicer to the master servicer of the securitization trust at closing. From time to time, the interim servicer may retain primary servicing.

Assessments of Property Condition

As part of the underwriting process, the property assessments and reports described below will typically be obtained:

                         (i)    Appraisals. Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination of each mortgage loan that meets the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, and the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

                        (ii)    Environmental Assessment. In most cases, a Phase I environmental assessment will be required with respect to the real property collateral for a prospective commercial or multifamily mortgage loan. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Alternatively, in limited circumstances, an environmental assessment may not be required, such as when the benefits of an environmental insurance policy or an environmental guarantee have been obtained. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the originator or an environmental consultant believes that such an analysis is warranted under the circumstances. Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; that the borrower conduct remediation activities or establish an operations and maintenance plan; and/or a guaranty or reserve with respect to environmental matters.

                       (iii)    Engineering Assessment. In connection with the origination process, in most cases it will be required that an engineering firm inspect the real property collateral for any prospective commercial or multifamily mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance.

                      (iv)    Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Notwithstanding the foregoing, engineering inspections and seismic reports will generally not be required or obtained by the originator in connection with the origination process in the case of mortgage loans secured by real properties that are subject to a ground lease, triple-net lease or other long-term lease, or in the case of mortgage loans that are not collateralized by any material improvements on the real property collateral.

Title Insurance. The borrower is required to provide, and Jefferies LoanCore or its origination counsel will typically review, a title insurance policy for each property. The title insurance policies provided typically must be: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) issued such that protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the

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jurisdiction where the mortgaged property is located and (v) issued such that if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Casualty Insurance. Except in certain instances where sole or significant tenants (which may include ground tenants) are required to obtain insurance or may self-insure, Jefferies LoanCore typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included material improvements in any area identified as a special flood hazard area in the Federal Register by the Federal Emergency Management Agency. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property or, in cases where only a portion of the property is in the flood zone, the full insurable value of the portion of the property contained therein, and (iii) the maximum amount of insurance available under the National Flood Insurance Program, except in some cases where self-insurance was permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, except in certain instances where sole or significant tenants (which may include ground tenants) are required to obtain insurance or may self-insure, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates. In all (or substantially all) cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

Except in certain instances where sole or significant tenants (which may include ground tenants) are required to obtain insurance or may self-insure, each mortgage instrument typically also requires the borrower to maintain: (i) comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders; and (ii) business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the property has material improvements and the seismic report indicates that the probable maximum loss (“PML”) or scenario expected loss (“SEL”) is greater than 20%.

Zoning and Building Code Compliance. In connection with the origination of a commercial or multifamily mortgage loan, the originator will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.

In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, Jefferies LoanCore may require an endorsement to the title insurance policy or the acquisition of law and ordinance or similar insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; (ii) if the improvements are rebuilt in accordance with currently applicable law, the

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value and performance of the property would be acceptable; (iii) the insurance proceeds received in connection with a major casualty should be sufficient to satisfy the mortgage loan; (iv) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (v) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

If a material violation exists with respect to a mortgaged property, Jefferies LoanCore may require the borrower to remediate such violation and, subject to the discussion under “—Escrow Requirements” below, establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

Escrow Requirements. Based on the originator’s analysis of the real property collateral, the borrower and the principals of the borrower, a borrower under a commercial or multifamily mortgage loan may be required to fund various escrows for taxes, insurance, replacement reserves, tenant improvements/leasing commissions, deferred maintenance and/or environmental remediation. A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every commercial and multifamily mortgage loan originated by Jefferies LoanCore. Furthermore, Jefferies LoanCore may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, Jefferies LoanCore may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Jefferies LoanCore’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve. In some cases, Jefferies LoanCore may determine that establishing an escrow or reserve is not warranted because a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

Generally, subject to the discussion in the prior paragraph, the required escrows for commercial and multifamily mortgage loans originated by Jefferies LoanCore are as follows:

•	Taxes—Monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, or (ii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is required to pay taxes directly.

•	Insurance—Monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if the related borrower maintains a blanket insurance policy, (iii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure, or (iv) if and to the extent that another third party unrelated to the borrower (such as a condominium board, if applicable) is obligated to maintain the insurance.

•	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for all repairs and maintenance, or (ii) if Jefferies LoanCore determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Jefferies LoanCore’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear

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the cost of repairs and maintenance absent creation of an escrow or reserve. Such escrows may also not be required unless a particular trigger event (for example, an event relating to property performance) has occurred and is continuing.

•	Tenant Improvements / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvements / leasing commissions reserve may be required to be funded either at loan origination and/or during the related mortgage loan term and/or upon the occurrence and during the continuance of a particular trigger event (for example, an event relating to property performance) to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by significant tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related tenant’s lease extends beyond the loan term, (ii) if the rent for the space in question is considered below market, or (iii) if Jefferies LoanCore determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Jefferies LoanCore’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the anticipated leasing commissions or tenant improvement costs absent creation of an escrow or reserve.

•	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount typically equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor or a key principal of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the function, performance or value of the property, (iii) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for the repairs, or (iv) if Jefferies LoanCore determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Jefferies LoanCore’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs absent creation of an escrow or reserve.

•	Environmental Remediation—An environmental remediation reserve may be required at loan origination in an amount typically equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor or a key principal of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, (iii) if a third party unrelated to the borrower is identified as the responsible party or (iv) if Jefferies LoanCore determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Jefferies LoanCore’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of remediation absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the JLC Mortgage Loans, see Annex A-1 to this free writing prospectus.

Exceptions. The JLC Mortgage Loans were originated in accordance with the underwriting standards set forth above.

Compliance with Rule 15Ga-1 under the Exchange Act

Jefferies LoanCore most recently filed a Form ABS-15G on February 5, 2015. Jefferies LoanCore’s Central Index Key is 0001555524. With respect to the period from and including January 1, 2012 through and including December 31, 2014, Jefferies LoanCore does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection

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with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

German American Capital Corporation

General

German American Capital Corporation (“GACC”) is a sponsor and a mortgage loan seller in this securitization transaction (in such capacity, “Sponsor” or “Mortgage Loan Seller”). GACC or an affiliate of GACC originated (either directly or, in some cases, through table funding arrangements) all of the GACC Mortgage Loans in this transaction. GACC is a wholly-owned subsidiary of Deutsche Bank Americas Holding Corp., which in turn is a wholly-owned subsidiary of Deutsche Bank AG, a German corporation and GACC is an affiliate of the Depositor and Deutsche Bank Securities Inc., an Underwriter. The principal offices of GACC are located at 60 Wall Street, New York, New York 10005. For more information regarding GACC, see “The Sponsor” in the prospectus.

GACC is engaged in the origination of commercial mortgage loans with the primary intent to sell the loans within a short period of time subsequent to origination into a commercial mortgage backed securities primary issuance securitization or through a sale of whole loan interests to third party investors. GACC originates loans primarily for securitization; however, GACC also originates subordinate mortgage loans or subordinate participation interests in mortgage loans, and mezzanine loans (loans secured by equity interests in entities that own commercial real estate), for sale to third party investors.

GACC originates loans and aggregates and warehouses the loans pending sale via a commercial mortgage backed securities (“CMBS”) securitization.

GACC’s Securitization Program

GACC has been engaged as an originator and seller/contributor of loans into CMBS securitizations for more than ten years.

GACC has been a seller of loans into securitization programs including (i) the “COMM” program, in which its affiliate Deutsche Mortgage & Asset Receiving Corporation (“DMARC”) is the depositor, (ii) the “CD” program in which DMARC was the depositor on a rotating basis with Citigroup Commercial Mortgage Securities Inc., and (iii) programs where third party entities, including affiliates of General Electric Capital Corporation, Capmark Finance Inc. (formerly GMAC Commercial Mortgage Corporation) and others, have acted as depositors.

Under the COMM name, GACC has had two primary securitization programs, the “COMM FL” program, into which large floating rate commercial mortgage loans were securitized, and the “COMM Conduit/Fusion” program, into which both fixed rate conduit loans and large loans were securitized.

GACC originates both fixed rate and floating rate commercial mortgage loans backed by a range of commercial real estate properties including office buildings, apartments, shopping malls, hotels, and industrial/warehouse properties. The total amount of loans securitized by GACC from October 1, 2010 through March 31, 2015, is approximately $39.533 billion.

Generally, GACC has not purchased significant amounts of mortgage loans for securitization; however it has purchased loans for securitization in the past and it may elect to purchase loans for securitization in the future. In the event GACC purchases loans for securitization, GACC will either reunderwrite the mortgage loans it purchases, or perform other procedures to ascertain the quality of such loans, which procedures will be subject to approval by credit risk management officers.

In coordination with Deutsche Bank Securities Inc. and other underwriters or initial purchasers, GACC works with NRSROs, other loan sellers, servicers and investors in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and NRSRO criteria.

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For the most part, GACC relies on independent rated third parties to service loans held pending sale or securitization. It maintains interim servicing agreements with large, institutional commercial mortgage loan servicers who are highly rated by the NRSROs. Periodic financial review and analysis, including monitoring of ratings, of each of the servicers with which GACC has servicing arrangements is conducted under the purview of loan underwriting personnel.

Pursuant to a Mortgage Loan Purchase Agreement, GACC will make certain representations and warranties, subject to certain exceptions set forth therein (and in Annex G to this free writing prospectus), to the Depositor and will covenant to provide certain documents regarding the Mortgage Loans it is selling to the Depositor (the “GACC Mortgage Loans”) and, in connection with certain breaches of such representations and warranties or certain defects with respect to such documents, which breaches or defects are determined to have a material adverse effect on the value of the subject GACC Mortgage Loans or such other standard as is described in the related Mortgage Loan Purchase Agreement, may have an obligation to repurchase such Mortgage Loan, cure the subject defect or breach, replace the subject Mortgage Loan with a Qualified Substitute Mortgage Loan or make a Loss of Value Payment, as the case may be. The Depositor will assign its rights under each Mortgage Loan Purchase Agreement to the issuing entity. In addition, GACC has agreed to indemnify the Depositor, the Underwriters and certain of their respective affiliates with respect to certain liabilities arising in connection with the issuance and sale of the certificates. See “The Pooling and Servicing Agreement—Assignment of the Mortgage Loans” and “—Representations and Warranties; Repurchase; Substitution” in this free writing prospectus.

Review of GACC Mortgage Loans

Overview. GACC, in its capacity as the Sponsor of the GACC Mortgage Loans, has conducted a review of the GACC Mortgage Loans in connection with the securitization described in this free writing prospectus. GACC determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the GACC Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of GACC’s affiliates (the “GACC Deal Team”). The review procedures described below were employed with respect to all of the GACC Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this free writing prospectus, as further described below. No sampling procedures were used in the review process.

Data Tape. To prepare for securitization, members of the GACC Deal Team created a data tape (the “GACC Data Tape”) containing detailed loan-level and property-level information regarding each GACC Mortgage Loan. The GACC Data Tape was compiled from, among other sources, the related Mortgage Loan Documents, appraisals, environmental reports, seismic reports, property condition reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the GACC during the underwriting process. After origination of each GACC Mortgage Loan, the GACC Deal Team updated the information in the GACC Data Tape with respect to the GACC Mortgage Loan based on updates provided by the related loan servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the GACC Deal Team. The GACC Data Tape was used by the GACC Deal Team to provide the numerical information regarding the GACC Mortgage Loans in this free writing prospectus.

Data Comparison and Recalculation. The Depositor, on behalf of GACC, engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by GACC relating to information in this free writing prospectus regarding the GACC Mortgage Loans. These procedures included:

•	comparing the information in the GACC Data Tape against various source documents provided by GACC that are described above under “—Data Tape”;

•	comparing numerical information regarding the GACC Mortgage Loans and the related Mortgaged Properties disclosed in this free writing prospectus against the GACC Data Tape; and

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•	recalculating certain percentages, ratios and other formulae relating to the GACC Mortgage Loans disclosed in this free writing prospectus.

Legal Review. GACC engaged various law firms to conduct certain legal reviews of the GACC Mortgage Loans for disclosure in this free writing prospectus. In anticipation of the securitization of each GACC Mortgage Loan originated by GACC, origination counsel prepared a loan summary that sets forth salient loan terms and summarizes material deviations from GACC’s standard form loan documents. In addition, origination counsel for each GACC Mortgage Loan reviewed GACC’s representations and warranties set forth on Annex F to this free writing prospectus and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the GACC Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan documents with respect to certain of the GACC Mortgage Loans that deviate materially from GACC’s standard form document, (ii) a review of the loan summaries referred to above relating to the GACC Mortgage Loans prepared by origination counsel, and (iii) a review of a due diligence questionnaire completed by the origination counsel. Securitization counsel also reviewed the property release provisions (other than the partial defeasance provisions), if any, for each GACC Mortgage Loan with multiple Mortgaged Properties or, to the extent identified by origination counsel, for each GACC Mortgage Loan with permitted outparcel releases or similar releases for compliance with the REMIC provisions of the Code.

GACC prepared, and reviewed with originating counsel and/or securitization counsel, the loan summaries for those of the GACC Mortgage Loans included in the 10 largest Mortgage Loans in the mortgage pool, and the abbreviated loan summaries for those of the GACC Mortgage Loans included in the next 10 largest Mortgage Loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in “Annex B—Description of the Top 20 Mortgage Loans” to this free writing prospectus.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any GACC Mortgage Loan, GACC requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. In connection with the origination of each GACC Mortgage Loan, GACC, together with origination counsel, conducted a search with respect to each borrower under the related GACC Mortgage Loan to determine whether it filed for bankruptcy. If GACC became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a GACC Mortgage Loan, GACC obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

With respect to the GACC Mortgage Loans originated by GACC, the GACC Deal Team also consulted with the applicable GACC Mortgage Loan origination team to confirm that the GACC Mortgage Loans were originated in compliance with the origination and underwriting criteria described below under “—GACC’s Underwriting Standards,” as well as to identify any material deviations from those origination and underwriting criteria. See “—GACC’s Underwriting Standards—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, GACC determined that the disclosure regarding the GACC Mortgage Loans in this free writing prospectus is accurate in all material respects. GACC also determined that the GACC Mortgage Loans were originated in accordance with GACC’s origination procedures and underwriting criteria, except as described below under “—GACC’s Underwriting Standards—Exceptions.” GACC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

GACC’s Underwriting Standards

General. GACC originates loans located in the United States that are secured by retail, multifamily, office, hospitality, industrial/warehouse and self storage properties. All of the mortgage loans originated by GACC generally are originated in accordance with the underwriting criteria described below. However, each lending situation is unique, and the facts and circumstance surrounding the mortgage loan, such as

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the quality and location of the real estate, the sponsorship of the borrower and the tenancy of the property, will impact the extent to which the general guidelines below are applied to a specific loan. This underwriting criteria is general, and there is no assurance that every mortgage loan will conform in all respects with the guidelines.

Loan Analysis. In connection with the origination of mortgage loans, GACC conducts an extensive review of the related mortgaged property, including an analysis of the appraisal, environmental report, property operating statements, financial data, rent rolls, sales where applicable and related information or statements of occupancy rates provided by the borrower and, with respect to the mortgage loans secured by retail and office properties, certain major tenant leases and the tenant’s credit. Generally, borrowers are required to be single purpose entities which do not have a credit history; therefore, the financial strength and character of certain of the borrower’s key principals are examined prior to approval of the mortgage loan through a review of available financial statements and public records searches. A member of the GACC underwriting or due diligence team, or a consultant or other designee, visits the mortgaged property for a site inspection to confirm the occupancy rates of the mortgaged property, and analyzes the mortgaged property’s sub-market and the utility of the mortgaged property within the sub-market. Unless otherwise specified in this free writing prospectus, all financial, occupancy and other information contained in this free writing prospectus is based on such information and there can be no assurance that such financial, occupancy and other information remains accurate.

Loan Approval. Prior to loan origination and closing, all mortgage loans must be approved by credit risk management officers (the number of which varies by loan size) in accordance with its credit policies. The credit risk management officers may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. GACC’s underwriting standards as applied to first mortgage liens generally require, as stabilized operating performance the following minimum debt service coverage ratios and maximum LTV ratios for each of the indicated property types:

Property Type	DSCR Guideline	LTV Ratio Guideline
Office	1.25x	75%
Retail	1.30x	75%
Multifamily	1.20x	75%
Manufactured Housing	1.25x	70%
Industrial/Warehouse	1.25x	75%
Self Storage	1.25x	70%
Hospitality	1.50x	70%

The debt service coverage ratio guidelines listed above are calculated based on underwritten net cash flow at origination. Therefore, the debt service coverage ratio for each Mortgage Loan as reported in this free writing prospectus may differ from the amount calculated at the time of origination and may be based on, for example, a net funded amount where a holdback reserve is held by the lender pending some future event. In addition, with respect to certain mortgage loans originated by GACC there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher LTV ratio, if such subordinate or mezzanine debt is taken into account. In addition, GACC’s underwriting guidelines generally permit a maximum amortization period of 30 years. However, the mortgage loans originated by GACC may provide for interest-only payments until maturity, or for a specified period. With respect to interest-only loans, such loans are generally underwritten to a minimum debt service coverage ratio of 1.20x and a maximum LTV ratio of 80% on all property types. Moreover, in certain circumstances the actual debt service coverage ratios and LTV ratios for the mortgage loans originated or purchased by GACC and its affiliates may vary from the guidelines above, based on asset quality, sponsor equity, loan structure and other factors. See “Description of the Mortgage Pool” in this free writing prospectus and Annex A-1 to this free writing prospectus.

Escrow Requirements. GACC generally requires a borrower to fund various escrows for taxes and insurance, replacement reserves, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied. In most cases where the

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property is covered by blanket insurance, insurance reserves will not be required. In certain cases where the loan sponsor is an institutional or investment grade entity, or to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is required to pay taxes directly, GACC may waive all escrow requirements. In some cases, a borrower will be permitted to post a letter of credit or guaranty in lieu of funding a given reserve or escrow. Generally, the required escrows for mortgage loans originated by GACC are as follows:

Taxes and Insurance—Typically, an initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) and annual insurance premiums are required in order to provide lender with sufficient funds to satisfy all taxes and insurance bills prior to their respective due dates.

Replacement Reserves—Monthly deposits generally based on the greater of the amount recommended pursuant to a building condition report prepared for GACC or the following minimum amounts:

Office	$0.20 per square foot
Retail	$0.15 per square foot of in-line space
Multifamily	$250 per unit
Manufactured Housing	$50 per pad
Industrial/Warehouse	$0.10 per square foot
Self Storage	$0.15 per square foot
Hospitality	4% of gross revenue

•	Re-tenanting—Certain major tenants and a significant number of smaller tenants may have lease expirations within the loan term. To mitigate this risk, reserves may be established to be funded either at closing and/or during the loan term to cover certain anticipated leasing commissions and/or tenant improvement costs which may be associated with re-leasing the space occupied by these tenants.

•	Deferred Maintenance/Environmental Remediation—Generally, an initial deposit is required upon funding of the mortgage loan, in an amount equal to at least the estimated costs of the recommended substantial repairs or replacements pursuant to the building condition report completed by a licensed third party engineer and the estimated costs of environmental remediation expenses as recommended by an independent environmental assessment. In some cases, borrowers are permitted to substitute environmental insurance policies, guarantees or other credit support in lieu of reserves for environmental remediation.

Third Party Reports. In connection with underwriting commercial mortgage loans, GACC generally will perform the procedures and obtain the third party reports or other documents described in this free writing prospectus under “Description of the Mortgage Pool—Certain Underwriting Matters.”

Exceptions. The GACC Mortgage Loans were originated in accordance with the underwriting standards set forth above.

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Compliance with Rule 15Ga-1 under the Exchange Act

GACC most recently filed a Form ABS-15G with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 15Ga-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on February 10, 2015. GACC’s “Central Index Key” number is 0001541294. The following table provides information regarding the demand, repurchase and replacement history with respect to the mortgage loans securitized by GACC during the period from and including July 1, 2011 to and including December 31, 2014:

% of principal balance	Check if Registered	Name of Originator	Total Assets in ABS by Originator(1)			Assets That Were Subject of Demand			Assets That Were Repurchased or Replaced			Assets Pending Repurchase or Replacement (due to expired cure period)			Demand in Dispute			Demand Withdrawn			Demand Rejected			Notes
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$		#	$	% of principal balance
Asset Class: Commercial Mortgage Pass-Through Certificates
GE Commercial Mortgage Corporation, Series 2007-C1 Trust (CIK # 0001395290)	X	German American Capital Corporation	34	1,551,253,831	39.24	1	26,180,737	0.78	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	26,180,737	0.78	(2)
Total by Issuing Entity			34	1,551,253,831	39.24	1	26,180,737	0.78	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	26,180,737	0.78
Total by Asset Class			34	1,551,253,831	39.24	1	26,180,737	0.78	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	26,180,737	0.78	(3)

(1)	The dollar amounts and percentages presented in this column are each as of the applicable securitization date.

(2)	The repurchase demand refers to the 1604 Broadway loan, which represented 0.78% of the outstanding principal balance of the asset pool as of the applicable securitization date. The repurchase demand was rejected. In the columns entitled “Assets That Were Subject of Demand” and “Demand Rejected,” the dollar amount and percentage presented are as of December 31, 2011.

(3)	In the columns entitled “Assets That Were Subject of Demand” and “Demand Rejected,” the percentages presented are in relation to the total outstanding principal balance of the related asset pool as of December 31, 2011.

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UBS Real Estate Securities Inc.

General

UBS Real Estate Securities Inc., a Delaware corporation (“UBSRES”), a Sponsor and a Mortgage Loan Seller, is an affiliate of UBS Securities LLC, an Underwriter. UBSRES originated or acquired certain Mortgage Loans sold to the Depositor by it. UBSRES is an indirect subsidiary of UBS AG and its executive offices are located at 1285 Avenue of the Americas, 8th Floor, New York, New York 10019.

UBS AG, a Switzerland corporation, provides global financing services to corporations, governments and municipalities, institutional clients and individuals worldwide. UBS AG provides a full array of equities and fixed income sales, trading and research, investment banking services and investment management and advisory services. It has global headquarters in Switzerland, regional headquarters in New York and London, and offices in additional locations throughout the world.

UBSRES has engaged in a variety of capital markets related activities, including purchases and sales of loan portfolios, sales of assets for inclusion in securitizations and origination and acquisition of loans and interests in such loans and the related servicing rights for sale, securitization and portfolio. Currently, UBSRES originates commercial mortgage loans primarily for securitization or resale.

UBSRES’ Securitization Program

UBSRES engages in mortgage securitizations and other structured financing arrangements. UBSRES has been engaged in the securitization of a variety of assets since 1983. UBSRES engaged in its first securitization of commercial mortgage loans in December 2006, and has securitized an aggregate of approximately $20,894,028,432 multifamily and commercial mortgage loans since then.

UBSRES originates multifamily and commercial mortgage loans throughout the United States. The multifamily and commercial mortgage loans originated or acquired and to be securitized by UBSRES include both small balance and large balance fixed-rate loans. The commercial mortgage loans that will be sold by UBSRES into a commercial loan securitization sponsored by UBSRES will have been or will be, as applicable, originated or acquired by it.

In connection with commercial mortgage securitization transactions, UBSRES or an affiliate will generally transfer the mortgage loans to a depositor, who will then transfer those mortgage loans to the issuing entity for the related securitization. In return for the transfer of the mortgage loans by the applicable depositor to the issuing entity, the issuing entity will issue commercial mortgage pass-through certificates backed by, and supported by the cash flows generated by, those mortgage loans. In coordination with underwriters or initial purchasers, UBSRES works with rating agencies, other loan sellers, servicers and investors and participates in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

Pursuant to a Mortgage Loan Purchase Agreement, UBSRES will make certain representations and warranties, subject to certain exceptions set forth therein (and attached to this free writing prospectus in Annex G), to the Depositor and will covenant to provide certain documents regarding the Mortgage Loans (the “UBSRES Mortgage Loans”) for which it acts as Mortgage Loan Seller, in connection with certain breaches of such representations and warranties or certain defects with respect such documents, which breaches or defects are determined to have a material adverse effect on the value of the subject Mortgage Loan or such other standard as is described in the Mortgage Loan Purchase Agreement, may have an obligation to repurchase such Mortgage Loan from the Depositor, cure the subject defect or breach, substitute a Qualified Substitute Mortgage Loan or make a Loss of Value Payment, as the case may be. See “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in, and Annex F to, this free writing prospectus.

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Neither UBSRES nor any of its affiliates acts as a servicer of the commercial mortgage loans it securitizes. Instead, UBSRES sells the right to be appointed servicer of its securitized loans to third party servicers.

Review of the UBSRES Mortgage Loans

Overview. UBSRES, in its capacity as the Sponsor of the UBSRES Mortgage Loans, has conducted a review of the UBSRES Mortgage Loans in connection with the securitization described in this free writing prospectus. The review of the UBSRES Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of UBSRES’ affiliates (the “UBSRES Deal Team”). The review procedures described below were employed with respect to all of the UBSRES Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this free writing prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the UBSRES Deal Team created a database of loan-level and property-level information relating to each UBSRES Mortgage Loan. The database was compiled from, among other sources, the related Mortgage Loan Documents, third party reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by UBSRES during the underwriting process. After origination of each UBSRES Mortgage Loan, the UBSRES Deal Team updated the information in the database with respect to the UBSRES Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the UBSRES Deal Team, to the extent such updates were provided to, and deemed material by, the UBSRES Deal Team.

A data tape (the “UBSRES Data Tape”) containing detailed information regarding each UBSRES Mortgage Loan was created from the information in the database referred to in the prior paragraph. The UBSRES Data Tape was used by the UBSRES Deal Team to provide the numerical information regarding the UBSRES Mortgage Loans in this free writing prospectus.

Data Comparison and Recalculation. UBSRES engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by UBSRES, relating to information in this free writing prospectus regarding the UBSRES Mortgage Loans. These procedures included:

•	comparing the information in the UBSRES Data Tape against various source documents provided by UBSRES;

•	comparing numerical information regarding the UBSRES Mortgage Loans and the related Mortgaged Properties disclosed in this free writing prospectus against the information contained in the UBSRES Data Tape; and

•	recalculating certain percentages, ratios and other formulae relating to the UBSRES Mortgage Loans disclosed in this free writing prospectus.

Legal Review. UBSRES engaged various law firms to conduct certain legal reviews of the UBSRES Mortgage Loans for disclosure in this free writing prospectus. In anticipation of the securitization of each UBSRES Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from UBSRES’ standard form loan documents. In addition, origination counsel for each UBSRES Mortgage Loan reviewed UBSRES’ representations and warranties set forth on Annex F to this free writing prospectus and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the UBSRES Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain UBSRES Mortgage Loans marked against the standard form document, (ii) a review of the loan

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and property summaries referred to above relating to the UBSRES Mortgage Loans prepared by origination counsel, and (iii) assisting the UBSRES Deal Team in compiling responses to a due diligence questionnaire. Securitization counsel also reviewed the property release provisions, if any, for each UBSRES Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions.

Origination counsel also assisted in the preparation of the UBSRES Mortgage Loan summaries set forth in Annex B to this free writing prospectus, based on their respective reviews of pertinent sections of the related Mortgage Loan Documents.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any UBSRES Mortgage Loan, UBSRES requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. UBSRES conducted a search with respect to each borrower under a UBSRES Mortgage Loan to determine whether it filed for bankruptcy after origination of the UBSRES Mortgage Loan. If UBSRES became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a UBSRES Mortgage Loan, UBSRES obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The UBSRES Deal Team also consulted with UBSRES to confirm that the UBSRES Mortgage Loans were originated or reunderwritten in compliance with the origination and underwriting criteria described below under “—UBSRES’ Underwriting Standards,” as well as to identify any material deviations from those origination and underwriting criteria.

Findings and Conclusions. Based on the foregoing review procedures, UBSRES determined that the disclosure regarding the UBSRES Mortgage Loans in this free writing prospectus is accurate in all material respects. UBSRES also determined that the UBSRES Mortgage Loans were originated in accordance with UBSRES’ origination procedures and underwriting criteria. UBSRES attributes to itself all findings and conclusions resulting from the foregoing review procedures.

UBSRES’ Underwriting Standards

Set forth below is a discussion of certain general underwriting guidelines of UBSRES with respect to multifamily and commercial mortgage loans originated or acquired by UBSRES.

Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, there can be no assurance that the underwriting of any particular commercial or multifamily mortgage loan will conform to the general guidelines described below.

Loan Analysis. UBSRES generally performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan. The credit analysis of the borrower generally includes a review of third party credit reports or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes an analysis, in each case to the extent available and applicable, of the historical property operating statements, rent rolls and a review of certain significant tenant leases. UBSRES’ credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, building condition reports and seismic reports, if applicable. Generally, a member of the mortgage loan underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. UBSRES assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends.

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Loan Approval. Prior to commitment or closing, all multifamily and commercial mortgage loans to be originated by UBSRES must be approved by a loan committee which includes senior personnel from UBSRES or its affiliates. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. UBSRES’ underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio in connection with the origination of a loan.

The debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by UBSRES and payments on the loan based on actual principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, UBSRES may utilize annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy. There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. In addition, with respect to certain mortgage loans originated by UBSRES, there may exist subordinate mortgage debt or mezzanine debt. Such mortgage loans may have a lower debt service coverage ratio and/or a higher loan-to-value ratio if such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt. Certain mortgage loans may have or permit in the future certain additional subordinate debt, whether secured or unsecured. It is possible that UBSRES may be the lender on that additional debt.

The debt service coverage ratios described above may be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above may be higher based on the inclusion of the amount of any such additional debt.

Assessments of Property Condition. As part of the underwriting process, UBSRES will obtain the property assessments and reports described below:

(i)   Appraisals. UBSRES will generally require independent appraisals or an update of an independent appraisal in connection with the origination of each mortgage loan that meet the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, UBSRES may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

(ii)  Environmental Assessment. UBSRES will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, UBSRES may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, UBSRES might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily uncover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when UBSRES or an environmental consultant believes that such an analysis is warranted under the circumstances.

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Depending on the findings of the initial environmental assessment, UBSRES may require additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral, an environmental insurance policy or a guaranty with respect to environmental matters.

(i)   Engineering Assessment. In connection with the origination process, UBSRES will, in most cases, require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, UBSRES will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

(ii)  Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, UBSRES will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering, zoning or consulting reports and/or representations by the related borrower.

Escrow Requirements. Based on its analysis of the real property collateral, the borrower and the principals of the borrower, UBSRES may require a borrower under a multifamily or commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves and/or environmental remediation. UBSRES conducts a case by case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by UBSRES. Furthermore, UBSRES may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

Exceptions. The UBSRES Mortgage Loans were originated in accordance with the underwriting standards set forth above.

Repurchase Requests

UBSRES most recently filed a Form ABS-15G on February 4, 2015. UBSRES’ Central Index Key is 0001541886. With respect to the period from and including January 1, 2011 to and including December 31, 2014, UBSRES does not have any activity to report as required by Rule 15Ga-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Litigation

UBSRES is currently engaged in litigation with respect to various legacy residential mortgage-backed securities transactions. Some litigants are seeking the repurchase of mortgage loans by UBSRES from certain residential mortgage securitization trusts, on the basis that the loans are allegedly in breach of contractual representations and warranties in governing transaction documents. Other litigants are alleging violations of federal and/or state securities or common law for alleged misrepresentations and omissions in offering documents in connection with the issuance and/or distribution of residential mortgage-backed securities. No assurance can be given that one or more of the foregoing actions will not result in material liability to UBSRES.

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Natixis Real Estate Capital LLC

General

Natixis Real Estate Capital LLC, a Delaware limited liability company (“NREC”), a sponsor and a mortgage loan seller, is an affiliate of Natixis Securities Americas LLC, one of the Underwriters. NREC is a wholly owned subsidiary of Natixis North America LLC, a wholly owned subsidiary of Natixis S.A., a fully licensed bank under French law (“Natixis” ). The executive offices of NREC are located at 1251 Avenue of the Americas, New York, New York 10020.

Natixis is the corporate, investment and financial services arm of Groupe BPCE, the second largest banking group in France. Natixis has three core businesses: wholesale banking (which includes advisory, capital markets, finance and global transaction banking), investment solutions (which includes asset management, insurance, private banking and private equity) and specialized financial services (which includes factoring, sureties and financial guarantees, leasing, consumer finance, film industry financing, employee savings schemes, payments and securities services). Natixis, which is based in France, does business internationally.

NREC is a full-service commercial real estate lender that has been principally engaged in originating, purchasing and securitizing commercial mortgage loans. NREC also provides warehouse and repurchase financing to mortgage lenders and purchases closed, first- and subordinate-lien commercial mortgage loans for securitization or resale, or for its own investment.

NREC’s Commercial Real Estate Securitization Program

One of NREC’s primary businesses is the underwriting and origination of mortgage loans secured by commercial or multifamily properties for NREC’s securitization program. NREC, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans for securitization in 1999 and securitizing commercial mortgage loans in the same year. As of June 3, 2015, the total amount of commercial mortgage loans originated by NREC and its predecessors is in excess of $31.6 billion and the total amount of these loans that were securitized is in excess of $16.1 billion.

The commercial mortgage loans originated by NREC include both fixed- and floating-rate loans. NREC primarily originates loans secured by retail, office, multifamily, hospitality, industrial and self storage properties, but also originates loans secured by manufactured housing communities, theaters, land subject to a ground lease and mixed use properties. NREC originates loans throughout the United States.

NREC originates or acquires mortgage loans and, together with other sponsors or loan sellers, participates in the securitization of those loans by transferring them to a depositor, which in turn transfers them to the issuing entity for the securitization. In coordination with Natixis North America LLC, and with other underwriters, NREC works with rating agencies, investors, loan sellers and servicers in structuring the securitization transaction. NREC currently acts as sponsor and mortgage loan seller in transactions in which other entities act as sponsors, loan sellers and/or depositors. Neither NREC nor any of its affiliates currently act as servicer of the mortgage loans in its securitizations.

Pursuant to a Mortgage Loan Purchase Agreement, NREC will make certain representations and warranties, subject to certain exceptions set forth therein (and attached as Annex G to this free writing prospectus), to the Depositor and will covenant to provide certain documents regarding the Mortgage Loans it is selling to the Depositor (the “NREC Mortgage Loans”) and, in connection with certain breaches of such representations and warranties or certain defects with respect to such documents, which breaches or defects are determined to have a material adverse effect on the value of the subject NREC Mortgage Loan or such other standard as is described in the related Mortgage Loan Purchase Agreement, may have an obligation to repurchase such Mortgage Loan, cure the subject defect or breach, substitute a Qualified Substitute Mortgage Loan or make a Loss of Value Payment, as the case may be. The Depositor will assign its rights under each Mortgage Loan Purchase Agreement to the issuing entity. In addition, NREC has agreed to indemnify the Depositor, the Underwriters and certain of

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their respective affiliates with respect to certain liabilities arising in connection with the issuance and sale of the certificates. See “The Pooling and Servicing Agreement—Assignment of the Mortgage Loans” and “—Representations and Warranties; Repurchase; Substitution” in this free writing prospectus.

Review of NREC Mortgage Loans

Overview. NREC, in its capacity as the Sponsor of the NREC Mortgage Loans, has conducted a review of the NREC Mortgage Loans in connection with the securitization described in this free writing prospectus. The review of the NREC Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of NREC’s affiliates (the “NREC Deal Team”). The review procedures described below were employed with respect to all of the NREC Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this free writing prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the NREC Deal Team created a database of loan-level and property-level information relating to each NREC Mortgage Loan. The database was compiled from, among other sources, the related Mortgage Loan documents, third party reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the NREC originators during the underwriting process. After origination of each NREC Mortgage Loan, the NREC Deal Team updated the information in the database with respect to the NREC Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the NREC Deal Team.

A data tape (the “NREC Data Tape”) containing detailed information regarding each NREC Mortgage Loan was created from the information in the database referred to in the prior paragraph. The NREC Data Tape was used by the NREC Deal Team to provide certain numerical information regarding the NREC Mortgage Loans in this free writing prospectus.

Data Comparison and Recalculation. NREC engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by NREC, relating to information in this free writing prospectus regarding the NREC Mortgage Loans. These procedures included:

•	comparing certain information in the NREC Data Tape against various source documents provided by NREC that are described above under “—Database”;

•	comparing numerical information regarding the NREC Mortgage Loans and the related Mortgaged Properties disclosed in this free writing prospectus against the NREC Data Tape; and

•	recalculating certain percentages, ratios and other formulae relating to the NREC Mortgage Loans disclosed in this free writing prospectus.

Legal Review. NREC engaged various law firms to conduct certain legal reviews of the NREC Mortgage Loans for disclosure in this free writing prospectus. In anticipation of the securitization of each NREC Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from NREC’s standard form loan documents. In addition, origination counsel for each NREC Mortgage Loan reviewed NREC’s representations and warranties set forth on Annex F to this free writing prospectus and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the NREC Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain NREC Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the NREC Mortgage Loans prepared by origination counsel, and (iii) a review of a due diligence questionnaire completed by the NREC Deal Team. Securitization counsel also reviewed the property release provisions, if any, for each NREC Mortgage Loan with multiple

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Mortgaged Properties for compliance with the REMIC provisions. In addition, for each NREC Mortgage Loan originated by NREC or its affiliates, NREC prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process.

Origination counsel or securitization counsel also assisted in the preparation of the Mortgage Loan summaries set forth under “Annex B—Description of the Top 20 Mortgage Loans—Pasadena Multifamily Portfolio ”, “—Quito Village Center” and “—Eagle Ford” in Annex B to this free writing prospectus, based on their respective reviews of pertinent sections of the related Mortgage Loan documents.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any NREC Mortgage Loan, NREC requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. NREC conducted a search with respect to each borrower under a NREC Mortgage Loan to determine whether it filed for bankruptcy after origination of the NREC Mortgage Loan. If NREC became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a NREC Mortgage Loan, NREC obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The NREC Deal Team also consulted with the NREC originators to confirm that the NREC Mortgage Loans were originated in compliance with the origination and underwriting criteria, as well as to identify any material deviations from those origination and underwriting criteria, described under “—NREC’s Underwriting Standards—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, NREC determined that the disclosure regarding the NREC Mortgage Loans in this free writing prospectus is accurate in all material respects. NREC also determined that the NREC Mortgage Loans were originated in accordance with NREC’s origination procedures and underwriting criteria. NREC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

NREC’s Underwriting Standards

General. Mortgage loans originated by NREC generally are originated in accordance with the underwriting guidelines described below. Each lending situation is unique, however, and the facts and circumstances that surround a mortgage loan, such as the type, quality and location of the real estate, the sponsorship of the borrower and the tenancy of the property, will impact the extent to which the guidelines below are applied to a specific loan. The underwriting criteria are general and, in many cases, exceptions to one or more of the guidelines may be approved. For example, if a mortgage loan exhibits any one of the following characteristics, variances from the general guidelines described below may be considered acceptable under the circumstances: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced sponsor(s)/guarantor(s) with financial wherewithal; (iv) additional springing reserves; (v) cash flow sweeps; and (vi) elements of recourse included in the mortgage loan. Accordingly, no representation is made that every mortgage loan will comply in all respects with the guidelines described below.

Loan Analysis. The NREC credit underwriting team for each mortgage loan is required to conduct a review of the related mortgaged property, generally including an analysis of the historical property operating statements, rent rolls, current and historical real estate taxes, and a review of tenant leases. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character. This analysis generally includes a review of historical financial statements, which are generally unaudited, historical income tax returns of the borrower and its principals, third-party credit reports, and judgment, lien, bankruptcy and pending litigation searches. Depending on the type of real property involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process. Generally, a member of the NREC underwriting team visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility, visibility and other demand generators.

Loan Approval. Prior to commitment, all mortgage loans to be originated by NREC must be approved by a loan committee comprised of senior real estate professionals from NREC and its affiliates. The loan

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committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms of a mortgage loan, or reject a mortgage loan.

Debt Service Coverage Ratio and Loan-to-Value Ratio. NREC’s underwriting guidelines generally require a debt service coverage ratio that is not less than 1.20x and a loan-to-value ratio that does not exceed 80%. However, exceptions to these guidelines may be approved based on the characteristics of the mortgage loan in question. For example, NREC may originate a mortgage loan with a lower debt service coverage ratio or a higher loan-to-value ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, NREC’s judgment of improved property performance in the future and/or other relevant factors. With respect to certain mortgage loans originated by NREC, there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.

The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. Therefore, the debt service coverage ratio for each Mortgage Loan as reported in this free writing prospectus, and in Annex A-1, Annex A-2 and Annex B to this free writing prospectus, may differ from the amount calculated at the time of origination. In addition, NREC’s underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain mortgage loans originated by NREC may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See “Description of the Mortgage Pool” in this free writing prospectus.

Escrow Requirements. NREC often requires a borrower to fund various escrows for taxes and insurance, and may also require reserves for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied. In some cases, NREC may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and NREC’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve. In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. NREC conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by NREC.

Generally, NREC requires escrows as follows:

•	Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional sponsor or the sponsor is a high net worth individual, (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is required to pay taxes directly, or (iii) in the case of a hospitality property, the franchisor or a third-party property manager is maintaining such an escrow.

•	Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy, (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure, (iii) if and to the extent that another third party unrelated to the applicable borrower (such as a condominium board, if applicable) is obligated to maintain the insurance, or (iv) in the case of a hospitality property, the franchisor or a third-party property manager is maintaining such an escrow.

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•	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan and may be required to be funded either at loan origination and/or during the related mortgage loan term and/or after the occurrence and during the continuance of a specified trigger event. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows are not required in certain circumstances, including, but not limited to,(i) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements or (ii) in the case of a hospitality property, the franchisor or a third-party property manager is maintaining such an escrow.

•	Tenant Improvement/Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvement/leasing commission reserve may be required to be funded either at loan origination or during the term of the mortgage loan to cover anticipated leasing commissions or tenant improvement costs that might be associated with re-leasing certain space involving major tenants, except that such escrows are not required in certain circumstances, including, but not limited to, if (i) the tenant’s lease extends beyond the loan term, (ii) the rent for the space in question is considered below market, or (iii) if a sponsor, a key principal or an affiliate of the borrower delivers a guarantee agreeing to take responsibility and pay for the related costs and expenses.

•	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value, or (iii) if a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for the repairs.

•	Environmental Remediation—An environmental remediation reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee wherein it agrees to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, or (iii) if a third party unrelated to the borrower is identified as the responsible party.

For a description of the escrows collected with respect to the NREC Mortgage Loans, please see Annex A-1 to this free writing prospectus.

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the NREC Mortgage Loans, NREC generally considered the results of third party reports as described below. In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant loan or property.

•	Appraisals—NREC’s underwriting guidelines generally require an independent appraisal of the subject property in connection with the origination of a mortgage loan, and that such appraisal be performed by a certified appraiser who is certified within the state in which the property is located. In addition, the guidelines require that those appraisals comply with the requirements of the Federal Institutions Reform, Recovery and Enforcement Act of 1989.

•	Environmental Assessments—NREC may require a Phase I environmental assessment with respect to the real property for a prospective multifamily or commercial mortgage loan. However,

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when circumstances warrant, NREC may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, NREC might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water may be conducted only at multifamily rental properties and only when NREC or the environmental consultant believes that special circumstances warrant such an analysis. Depending on the findings of the initial environmental assessment, NREC may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the subject real property.

•	Engineering Assessment—In connection with the origination process, NREC may require that an engineering firm inspect the real property for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, NREC will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

•	Seismic Report—Generally, a seismic report is required for all mortgaged properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination process, NREC generally examines whether the use and operation of the subject properties are in material compliance with zoning and land-use related ordinances, rules, regulations and orders applicable to the use of the mortgaged property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, and/or representations by the related borrower.

Where a mortgaged property as currently operated is a permitted non-conforming use and/or the structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, NREC will consider whether—

•	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

•	casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by NREC to be sufficient to pay off the related mortgage loan in full;

•	the real property collateral, if permitted to be repaired or restored in conformity with current law, would in NREC’s judgment constitute adequate security for the related mortgage loan;

•	whether a variance or other similar change in applicable zoning restrictions is potentially available, or whether the applicable governing entity is likely to enforce the related limitations; and/or

•	to require the related borrower to obtain law and ordinance insurance.

Exceptions. Other than as set forth below, the NREC Mortgage Loans were originated in accordance with the underwriting guidelines set forth above.

With respect to the mortgage loan identified on Annex A-1 to this free writing prospectus as 80 Arkay Drive, representing approximately 1.5% of the outstanding pool balance as of the cut-off date, NREC made an exception to its ordinary underwriting practices and included an unexecuted lease for approximately 4% of the net rentable area at the mortgaged property in its underwriting analysis. To mitigate this exception, NREC has provided a reserve in the amount of $1,000,000 in connection with

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such lease, as further described under “The Pooling and Servicing Agreement—Accounts—80 Arkay Drive Collateral Reserve Account” and “Description Of The Mortgage Pool—Additional Mortgage Loan Information” in this free writing prospectus.

Compliance with Rule 15Ga-1 under the Exchange Act

NREC most recently filed a Form ABS-15G with the SEC pursuant to Rule 15Ga-1 under the SEC on February 12, 2015. NREC’s Central Index Key number is 0001542256. With respect to the period from and including April 1, 2012 to and including March 31, 2015, NREC does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

The Bank of New York Mellon

General

The Bank of New York Mellon (“BNY Mellon”) is an FDIC-insured, New York state-chartered bank and a member of the Federal Reserve System. It is subject to supervision and regulation by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation and the New York State Department of Financial Services. BNY Mellon offers a wide range of banking services to its customers, both domestically and internationally. BNY Mellon is a wholly-owned bank subsidiary of The Bank of New York Mellon Corporation, a Delaware corporation whose principal office is located in New York, New York. Additional information, including the most recent annual report on Form 10-K for the year ended December 31, 2014, of The Bank of New York Mellon Corporation, and additional annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to such reports may be obtained without charge at BNY Mellon’s website at www.bnymellon.com or at the SEC’s website at www.sec.gov, as soon as reasonably practicable after filed with or furnished to the SEC pursuant to Section 13(a) of the U.S. Securities Exchange Act of 1934, as amended. None of the documents that The Bank of New York Mellon Corporation files with the SEC or any of the information on, or accessible through, the SEC’s website or BNY Mellon’s website, is part of, or incorporated by reference into, this free writing prospectus.

BNY Mellon’s Securitization Program

BNY Mellon underwrites and originates mortgage loans secured by commercial or multifamily properties throughout the United States. Although BNY Mellon has originated commercial or multifamily mortgage loans since 1977, BNY Mellon has been engaged in originating commercial and multifamily mortgage loans specifically for inclusion in commercial mortgaged-backed securitization (“CMBS”) transactions since 2014. As of June 5, 2015, BNY Mellon had originated approximately $350 million of commercial mortgage loans for inclusion in CMBS transactions, including this transaction. In its capacity as a “sponsor”, BNY Mellon originates, co-originates or acquires mortgage loans and, together with other sponsors, participates in CMBS transactions by transferring such mortgage loans to an unaffiliated third-party depositor, which such depositor transfers the mortgage loans to the issuing entity.

BNY Mellon’s commercial mortgage loans that are originated for sale into CMBS transactions are generally fixed-rate and secured by retail, office, multifamily, industrial, mixed use, and hospitality properties.

Neither BNY Mellon nor any of its affiliates acts as a servicer of the commercial mortgage loans it securitizes. Instead, BNY Mellon sells the right to be appointed servicer of its securitized loans to third party servicers.

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Review of BNY Mellon Mortgage Loans

Overview. BNY Mellon, in its capacity as the sponsor of the BNY Mellon mortgage loans, has conducted a review of the BNY Mellon mortgage loans in connection with the securitization described in this free writing prospectus. The review of the BNY Mellon mortgage loans was performed by a deal team comprised of real estate and securitization professionals who are employees of BNY Mellon (each a “BNY Member” as defined below) and also includes professionals who are employees of IH Capital, LLC (with whom BNY Mellon has an exclusive consulting agreement under which IH Capital, LLC provides mortgage sourcing, securitization and related services to BNY Mellon to assist in BNY Mellon’s origination of commercial mortgage loans), and / or one or more of BNY Mellon’s affiliates (collectively, the “BNY Mellon Deal Team”). Notwithstanding the possible presence of persons that are not employees of BNY Mellon on the BNY Mellon Deal Team with respect to any particular mortgage loan, the BNY Mellon Deal team with respect to each mortgage loan includes at least one BNY Mellon employee (each a “BNY Member”), and all credit review and loan and credit approval decisions ultimately made by the BNY Mellon Deal Team with respect to any mortgage loan must be approved by the applicable BNY Member. The review procedures described below were employed with respect to all of the BNY Mellon mortgage loans, except that certain review procedures were only relevant to the large loan disclosures in this free writing prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, the BNY Member and other members of the BNY Mellon Deal Team updated BNY Mellon’s internal origination database of loan-level and property-level information relating to each BNY Mellon mortgage loan. The database was compiled from, among other sources, the related mortgage loan documents, third party appraisals (as well as environmental reports, engineering assessments and seismic reports, if applicable), zoning reports, evidence of insurance coverage or summaries of the same prepared by an outside insurance consultant, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by BNY Mellon, during the underwriting process. After origination or acquisition of each BNY Mellon mortgage loan, BNY Mellon updated the information in the database with respect to such BNY Mellon mortgage loan based on updates provided by the interim 3rd party servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of, or known by, the BNY Member and other members of the BNY Mellon Deal Team.

A data tape (the “BNY Mellon Data Tape”) containing detailed information regarding each BNY Mellon mortgage loan was created from the information in the database referred to in the prior paragraph. The BNY Mellon Data Tape was used by BNY Mellon to provide the numerical information regarding the BNY Mellon mortgage loans in this free writing prospectus.

Data Comparison and Recalculation. BNY Mellon engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by BNY Mellon relating to information in this free writing prospectus regarding the BNY Mellon mortgage loans. These procedures included:

•	comparing the information in the BNY Mellon Data Tape against various source documents provided by BNY Mellon;

•	comparing numerical information regarding the BNY Mellon mortgage loans and the related Mortgaged Properties disclosed in this free writing prospectus against the BNY Mellon Data Tape; and

•	recalculating certain percentages, ratios, formulae and other information relating to the BNY Mellon mortgage loans disclosed in this free writing prospectus.

Legal Review. BNY Mellon engaged law firms involved in the origination and securitization of its mortgage loans to conduct certain legal reviews of the BNY Mellon mortgage loans for disclosure in the free writing prospectus. In anticipation of the securitization of each BNY Mellon mortgage loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from material provisions of BNY Mellon’s standard form loan documents.

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In addition, origination counsel for each BNY Mellon mortgage loan reviewed BNY Mellon’s representations and warranties set forth on Annex G to this free writing prospectus and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the BNY Mellon mortgage loans. Such assistance included, among other things, a review of (i) a due diligence questionnaires completed by origination counsel and members of the BNY Mellon Deal Team and (ii) exceptions to representations and warranties compiled by origination counsel. Securitization counsel also reviewed the property release provisions (other than the partial defeasance provisions), if any, for each BNY Mellon mortgage loan with multiple Mortgaged Properties or, to the extent identified by origination counsel, for each BNY Mellon mortgage loan with permitted outparcel releases or similar releases for compliance with the REMIC provisions.

Origination counsel and securitization counsel also assisted in the preparation of the risk factors and mortgage loan summaries set forth in Annex B to this free writing prospectus, based on their respective reviews of pertinent sections of the related mortgage loan documents.

Other Review Procedures. In connection with the origination of each BNY Mellon mortgage loan, the BNY Member and other members of the BNY Mellon Deal Team, together with the related origination counsel, conducted a search with respect to each borrower under the related BNY Mellon mortgage loan to determine whether it filed for bankruptcy. With respect to any material litigation that existed in the past or at the origination of any BNY Mellon mortgage loan, updates were requested from the related borrower, origination counsel and/or borrower’s litigation counsel. If the BNY Member or any other member of the BNY Mellon Deal Team became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a BNY Mellon mortgage loan, updated status information was obtained with respect to the related Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

With respect to the BNY Mellon mortgage loans originated by BNY Mellon, the BNY Member consulted with each member of the BNY Mellon Deal Team and the applicable BNY Mellon mortgage loan origination team to confirm that the BNY Mellon mortgage loans were originated or acquired in compliance with the origination and underwriting criteria described below under “—BNY Mellon’s Underwriting Standards” as well as to identify any material deviations from those origination and underwriting criteria. See “Exceptions to BNY Mellon’s Disclosed Underwriting Guidelines” below.

Findings and Conclusions. Based on the foregoing review procedures, BNY Mellon determined that the disclosure regarding the BNY Mellon mortgage loans in this free writing prospectus is accurate in all material respects. BNY Mellon also determined that the BNY Mellon mortgage loans were originated in accordance with BNY Mellon’s origination procedures and underwriting criteria. BNY Mellon attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. BNY Mellon will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with material breach of a representation or warranty or a material document defect. BNY Mellon, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related Purchase Agreement and the Pooling and Servicing Agreement (the “Qualification Criteria”). BNY Mellon will engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by BNY Mellon and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by BNY Mellon to render any tax opinion required in connection with the substitution.

BNY Mellon’s Underwriting Standards

General. BNY Mellon’s commercial mortgage loans are generally originated in accordance with the underwriting criteria described below; however, variations from these guidelines may be implemented as a result of various conditions, including each mortgage loan’s specific terms, the quality or location of the

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underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/loan sponsor, or any other pertinent information deemed material by BNY Mellon. Therefore, this general description of BNY Mellon’s underwriting standards is not intended as a representation that every BNY Mellon mortgage loan complies entirely with all criteria set forth below. For a description of any material exceptions to the underwriting guidelines in this free writing prospectus, if any, see “—Exceptions to BNY Mellon’s Disclosed Underwriting Guidelines” below.

The credit underwriting process for each BNY Mellon mortgage loan is performed by the BNY Member with the support of other members of the BNY Mellon Deal Team and, in some cases, third party due diligence providers. BNY Mellon’s credit underwriting process and any related third party due diligence provider’s work product with respect to any particular mortgage loan is ultimately subject to oversight, review and approval by the related BNY Member. The BNY Member and other members of the BNY Mellon Deal Team are required to conduct a thorough review of the related mortgaged property, which typically includes an examination of historical operating statements, rent rolls, tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third-party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic/engineering.

Property Analysis. The BNY Member and other members of the BNY Mellon Deal Team perform, or cause to be performed, a site inspection to evaluate the location and quality of the related Mortgaged Properties. Such inspection generally includes an evaluation of functionality, design, attractiveness, visibility and accessibility, as well as location to major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities. BNY Mellon assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends. In addition, BNY Mellon evaluates the property’s age, physical condition, operating history, lease and tenant mix, and management.

Cash Flow Analysis. The BNY Member and other members of BNY Mellon Deal Team perform a detailed review of the financial status, credit history and background of the borrower and certain key principals through financial statements, income tax returns, credit reports, criminal/background investigations, and specific searches for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent. Determinations are also made regarding the implementation of appropriate loan terms to structure in a manner to mitigate risks, resulting in features such as ongoing escrows or upfront reserves, letters of credit, lockboxes/cash management or guarantees.

Debt Service Coverage Ratio and Loan-to-Value Ratio. BNY Mellon’s underwriting includes a calculation of the debt service coverage ratio and the loan-to-value ratio in connection with the origination of a mortgage loan. BNY Mellon’s underwriting standards generally require a minimum debt service coverage ratio of 1.25x and maximum loan-to-value ratio of 80%.

The debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by the BNY Mellon Deal Team and ultimately approved by the BNY Member and payments on the mortgage loan based on actual principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a commercial or multifamily mortgage loan, BNY Mellon may utilize annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy. There is no assurance that the foregoing assumptions made with respect to any prospective commercial or multifamily mortgage loan will, in fact, be consistent with actual property performance. In addition, with respect to certain mortgage loans originated by BNY Mellon, there may exist subordinate mortgage debt, mezzanine debt or preferred equity. Such mortgage loans may have a lower debt service coverage ratio and/or a higher loan-to-value ratio if such subordinate, mezzanine debt or preferred equity is taken into account. Additionally, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

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The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Appraisal. For each Mortgaged Property, BNY Mellon obtains a current (within 6 months of the origination date of the mortgage loan) full narrative appraisal conforming at least to the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (“FIRREA”). The appraisal is based on the current use of the Mortgaged Property and must include an estimate of the then-current market value of the property “as-is” in its then-current condition although in certain cases, BNY Mellon may also obtain a value on an “as-stabilized” basis reflecting factors specific to the related mortgage loan. BNY Mellon then determines the loan-to-value ratio of the mortgage loan at the date of origination or, if applicable, in connection with its acquisition, in each case based on the value set forth in the appraisal.

Evaluation of Borrower. BNY Mellon evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the borrower’s financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities. Finally, although the mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the borrower and certain principals of the borrower may be required to assume legal responsibility for liabilities as a result of, among other things, fraud, misrepresentation, misappropriation or conversion of funds and breach of environmental or hazardous materials requirements. The BNY Member, in collaboration with other members of the BNY Mellon Deal Team, evaluates the financial capacity of the borrower and such principals to meet any obligations that may arise with respect to such liabilities.

Environmental Site Assessment. BNY Mellon will require a Phase I environmental assessment with respect to the real property collateral for a prospective commercial or multifamily mortgage loan. However, when circumstances warrant, BNY Mellon may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, BNY Mellon might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. An environmental assessment conducted at any particular real property collateral will not necessarily uncover all potential environmental issues. In some instances, BNY Mellon will engage an independent third party to review an environmental assessment and provide a summary of its findings. Depending on the findings of the initial environmental assessment, BNY Mellon may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the real property collateral.

Engineering Assessment. In connection with the origination process, BNY Mellon will require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, BNY Mellon will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Title Insurance Policy. The borrower is required to provide, and the BNY Member and others on the BNY Mellon Deal Team review, a title insurance policy for each Mortgaged Property. The title insurance policy must meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located; (b) the policy must be in an amount equal to the original principal balance of the mortgage loan; (c) the protection and benefits must run to the mortgagee and its successors and assigns; (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the Mortgaged Property is located; and (e) the legal description of the Mortgaged Property in the title policy must conform to that shown on the survey of the Mortgaged Property, where a survey has been required.

Property Insurance. The borrower is required to provide, and the BNY Member and others on the BNY Mellon Deal Team review, certificates of required insurance with respect to the Mortgaged Property. Such insurance may include: (1) commercial general liability insurance for bodily injury or death and

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property damage; (2) a fire and extended perils insurance policy providing “special” form coverage including coverage against loss or damage by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion; (3) if applicable, boiler and machinery coverage; (4) if the Mortgaged Property is located in a flood hazard area, flood insurance; and (5) such other coverage as BNY Mellon may require based on the specific characteristics of the Mortgaged Property.

Seismic Report. A seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a commercial or multifamily mortgage loan, the originator will examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: a zoning report, legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower.

Escrow Requirements. BNY Mellon requires certain borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves, which reserves in many instances will be limited to certain capped amounts. In addition, BNY Mellon may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by BNY Mellon. The typical required escrows for mortgage loans originated by BNY Mellon are as follows:

•	Taxes—Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide BNY Mellon with sufficient funds to satisfy all taxes and assessments. BNY Mellon may waive this escrow requirement under appropriate circumstances including, but not limited to, (i) where there is institutional sponsorship or a high net worth individual, or (ii) where a tenant is required to pay the taxes directly.

•	Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums. BNY Mellon may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where an investment grade tenant is responsible for paying all insurance premiums, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where a property is covered by a blanket insurance policy maintained by the borrower or loan sponsor.

•	Replacement Reserves— Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus two years. BNY Mellon relies on information provided by an independent engineer to make this determination. BNY Mellon may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where there is institutional sponsorship or a high net worth individual, or (ii) where an investment grade tenant is responsible for replacements under the terms of its lease.

•	Completion Repair/Environmental Remediation— Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, BNY Mellon generally requires that at least 100% - 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan. BNY Mellon may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a secured creditor insurance policy or

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borrower insurance policy is in place, (ii) where an investment grade party has agreed to take responsibility, and pay, for any required repair or remediation or (iii) recommended costs do not exceed a de minimis amount.

•	Furniture, Fixtures and Equipment—A reserve for furniture, fixtures and equipment expenses may be required to be funded during the term of the mortgage loan based on the suggested reserve amount from an independent, third-party property condition or engineering report, or based on certain minimum requirements depending on the property type.

•	Tenant Improvement/Lease Commissions— In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commission, free rent periods or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. BNY Mellon may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where no material leases expire within the mortgage loan term, or the lease roll is not concentrated, (ii) where tenant improvement costs are the responsibility of tenants, (iii) where rents at the mortgaged property are considered to be sufficiently below market, or (iv) where there is institutional sponsorship or a high net worth individual.

Notwithstanding the foregoing discussion under this caption “—BNY Mellon’s Underwriting Standards”, one or more of the mortgage loans contributed to this securitization by BNY Mellon may vary from, or may not fully comply with, BNY Mellon’s underwriting guidelines described above. In addition, in the case of one or more of the mortgage loans contributed to this securitization by BNY Mellon, BNY Mellon may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating or mitigating factors.

Exceptions to BNY Mellon’s Disclosed Underwriting Guidelines.

The BNY Mellon mortgage loans were originated in accordance with the applicable underwriting guidelines set forth above.

Compliance with Rule 15Ga-1 under the Exchange Act

BNY Mellon most recently filed a Form ABS-15G on May 8, 2015. BNY Mellon’s “Central Index Key” number is 0001497973. With respect to the period from and including January 1, 2015 to and including March 31, 2015, BNY Mellon does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

THE DEPOSITOR

The Depositor is Deutsche Mortgage & Asset Receiving Corporation (the “Depositor”). The Depositor is a special purpose corporation incorporated in the State of Delaware on March 22, 1996, for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage loans in trust in exchange for certificates evidencing interest in such trusts and selling or otherwise distributing such certificates. The principal executive offices of the Depositor are located at 60 Wall Street, New York, New York 10005. The telephone number is (212) 250-2500. The Depositor’s capitalization is nominal. All of the shares of capital stock of the Depositor are held by DB U.S. Financial Markets Holding Corporation.

During the eight years ending March 31, 2015, the Depositor has acted as depositor with respect to public and private conduit or combined conduit/large loan commercial mortgage securitization transactions in an aggregate amount of approximately $87.488 billion.

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The Depositor does not have, nor is it expected in the future to have, any significant assets and is not engaged in activities unrelated to the securitization of mortgage loans. The Depositor will not have any business operations other than securitizing mortgage loans and related activities.

The Depositor has minimal ongoing duties with respect to the Certificates and the Mortgage Loans. The Depositor’s duties pursuant to the Pooling and Servicing Agreement include, without limitation, the duty (i) to appoint a successor Trustee in the event of the resignation or removal of the Trustee, (ii) to provide information in its possession to the Certificate Administrator to the extent necessary to perform REMIC and grantor trust tax administration and to prepare disclosure required under the Exchange Act, (iii) to indemnify the Trustee, the Certificate Administrator and the Operating Advisor against certain expenses and liabilities resulting from the Depositor’s willful misconduct, bad faith, fraud or negligence, and (iv) to sign any distribution report on Form 10-D and current report on Form 8-K and annual report on Form 10-K, including the required certification therein under the Sarbanes-Oxley Act, required to be filed by the Trust and review filings pursuant to the Exchange Act, prepared by the Certificate Administrator on behalf of the Trust. The Depositor is required under that certain Underwriting Agreement between the Depositor, Deutsche Bank Securities Inc., Jefferies LLC, UBS Securities LLC, Natixis Securities Americas LLC and Drexel Hamilton, LLC (collectively, the “Underwriters”), and German American Capital Corporation, to indemnify the Underwriters for certain securities law liabilities.

See “Certain Relationships and Related Transactions” in this free writing prospectus for a discussion with respect to the Depositor and certain affiliations, relationships and related transactions with other transaction parties.

THE ISSUING ENTITY

The issuing entity for the certificates will be COMM 2015-PC1 Mortgage Trust (the “Issuing Entity”). The Issuing Entity is a New York common law trust that will be formed on the settlement date set for the offered certificates (the “Closing Date”) pursuant to the Pooling and Servicing Agreement. The only activities that the Issuing Entity may perform are those set forth in the Pooling and Servicing Agreement, which are generally limited to owning and administering the Mortgage Loans and any REO property, disposing of defaulted Mortgage Loans and REO property, issuing the Certificates, making distributions, providing reports to certificateholders and the other activities described in this free writing prospectus. Accordingly, the Issuing Entity may not issue securities other than the Certificates, or invest in securities, other than investing funds in the collection account and other accounts maintained under the Pooling and Servicing Agreement in certain short-term high-quality investments. The Issuing Entity may not lend or borrow money, except that the Master Servicer and/or the Trustee, if applicable, may make advances to the Issuing Entity only to the extent that such party deems such advances to be recoverable from the related Mortgage Loan. These advances are intended to provide liquidity, rather than credit support. The Pooling and Servicing Agreement may be amended as set forth in this free writing prospectus under “The Pooling and Servicing Agreement—Amendment.” The Issuing Entity administers the Mortgage Loans through the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer and the Special Servicer. A discussion of the duties of the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer and the Special Servicer, including any discretionary activities performed by each of them, is set forth in this free writing prospectus under “The Trustee”, “The Certificate Administrator and Custodian,” “The Operating Advisor,” “The Servicers—The Master Servicer,” “The Servicers—The Special Servicer” and “The Pooling and Servicing Agreement.”

The only assets of the Issuing Entity other than the Mortgage Loans and any REO Properties are the Collection Account and other accounts maintained pursuant to the Pooling and Servicing Agreement and the short-term investments in which funds in the Collection Account and other accounts are invested. The Issuing Entity has no present liabilities, but has potential liability relating to the elections for the Trust REMICs, its ownership of the Mortgage Loans and any REO Properties, and the indemnity obligations to the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer and the Special Servicer. The fiscal year of the Issuing Entity is the calendar year. The Issuing Entity has no executive officers or a Board of Directors. It acts through the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer and the Special Servicer.

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The Depositor is contributing the Mortgage Loans to the Issuing Entity. The Depositor is purchasing the Mortgage Loans from the Mortgage Loan Sellers, as described in this free writing prospectus under “Description of the Mortgage Pool—Sale of the Mortgage Loans.”

Since the Issuing Entity is a common law trust, it may not be eligible for relief under Title 11 of the United States Code, as amended (the “Bankruptcy Code”), unless it can be characterized as a “business trust” for purposes of the Bankruptcy Code. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the Issuing Entity would be characterized as a “business trust.” The Depositor has been formed to be a special purpose bankruptcy remote entity. In connection with the sale of the Mortgage Loans from a Mortgage Loan Seller to the Depositor and from the Depositor to the Issuing Entity, legal opinions are required to be rendered generally to the effect that:

(i)   Either (A) if such Mortgage Loan Seller were to become a debtor in a case under the Bankruptcy Code, a federal bankruptcy court, which acted reasonably and correctly applied the law to the facts as set forth in such legal opinion after full consideration of all relevant factors, would hold that (i) the Mortgage Loans and payments thereunder and proceeds thereof are not property of the estate of such Mortgage Loan Seller under Bankruptcy Code section 541 and (ii) the automatic stay arising pursuant to Bankruptcy Code section 362 upon the commencement of a bankruptcy case involving such Mortgage Loan Seller is not applicable to payments on the Certificates or, if applicable, (B) if the Federal Deposit Insurance Corporation (the “FDIC”) were to be appointed receiver or conservator for such Mortgage Loan Seller pursuant to the Federal Deposit Insurance Act, as amended, a court after full consideration of all relevant factors would hold that the Mortgage Loans and payments thereunder and proceeds thereof are not subject to repudiation, reclamation, recovery, or recharacterization by the FDIC.

(ii)  If the Depositor were to become a debtor in a case under the Bankruptcy Code, a federal bankruptcy court, which acted reasonably and correctly applied the law to the facts as set forth in such legal opinion after full consideration of all relevant factors, would hold (i) the Mortgage Loans, and payments thereunder and proceeds thereof are not property of the estate of the Depositor under Bankruptcy Code section 541 and (ii) the automatic stay arising pursuant to Bankruptcy Code section 362 upon the commencement of a bankruptcy case of the Depositor is not applicable to payments on the Certificates.

Such legal opinions are based on numerous assumptions, and there can be no assurance that all of such assumed facts are true, or will continue to be true. Moreover, there can be no assurance that a court would rule as anticipated in the foregoing legal opinions. Accordingly, although the Depositor has been structured as a bankruptcy remote entity, and the transfer of the Mortgage Loans from each Mortgage Loan Seller to the Depositor and from the Depositor to the Issuing Entity has been structured as a sale, there can be no assurance that the Depositor will not be subject to a bankruptcy proceeding or that the sale of the Mortgage Loans will not be recharacterized as a pledge, with the result that the Depositor or Issuing Entity is deemed to be a creditor of the related Mortgage Loan Seller rather than an owner of the Mortgage Loans. See “Risk Factors—Risks Related to the Mortgage Loans—The Sellers of the Mortgage Loans Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans” in this free writing prospectus.

THE SERVICERS

Generally

The Pooling and Servicing Agreement provides for the appointment of both a Master Servicer and a Special Servicer. Each of the Master Servicer and the Special Servicer will be required to service and administer the Mortgage Loans (other than the Non-Serviced Mortgage Loans) and each Serviced Loan Combination for which it is responsible as described under “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans and Serviced Loan Combinations; Collection of Payments.” The Pooling and Servicing Agreement requires the Master Servicer or the Special Servicer, as applicable, to make

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reasonable efforts to collect all payments called for under the terms of the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and Serviced Loan Combination to the extent such procedures are consistent with the Servicing Standard.

The Master Servicer and the Special Servicer are permitted, at their own expense, to employ subservicers, agents or attorneys in performing any of their respective obligations under the Pooling and Servicing Agreement. However, despite any such delegation, the Master Servicer and the Special Servicer will remain liable for their respective obligations. Furthermore, each of the Master Servicer and the Special Servicer will be responsible for the acts and omissions of their subservicers, agents or attorneys. Notwithstanding the foregoing, the Special Servicer is generally prohibited from delegating all of its obligations under the Pooling and Servicing Agreement to third parties.

The Master Servicer

Wells Fargo Bank, National Association (“Wells Fargo”) will act as the master servicer for all of the Mortgage Loans to be deposited into the Issuing Entity and the primary servicer for the Serviced Companion Loans (in such capacity, the “Master Servicer”). Wells Fargo is a national banking association organized under the laws of the United States of America, and is a wholly-owned direct and indirect subsidiary of Wells Fargo & Company. Wells Fargo is also the Certificate Administrator, Paying Agent and Custodian. On December 31, 2008, Wells Fargo & Company acquired Wachovia Corporation, the owner of Wachovia Bank, National Association (“Wachovia”), and Wachovia Corporation merged with and into Wells Fargo & Company. On March 20, 2010, Wachovia merged with and into Wells Fargo. Like Wells Fargo, Wachovia acted as master servicer of securitized commercial and multifamily mortgage loans and, following the merger of the holding companies, Wells Fargo and Wachovia integrated their two servicing platforms under a senior management team that is a combination of both legacy Wells Fargo managers and legacy Wachovia managers.

The principal west coast commercial mortgage master servicing offices of Wells Fargo are located at MAC A0227-020, 1901 Harrison Street, Oakland, California 94612. The principal east coast commercial mortgage master servicing offices of Wells Fargo are located at MAC D1086, 550 South Tryon Street, Charlotte, North Carolina 28202.

Wells Fargo has been master servicing securitized commercial and multifamily mortgage loans in excess of ten years. Wells Fargo’s primary servicing system runs on McCracken Financial Solutions software, Strategy CS. Wells Fargo reports to trustees and certificate administrators in the CREFC® format. The following table sets forth information about Wells Fargo’s portfolio of master or primary serviced commercial and multifamily mortgage loans (including loans in securitization transactions and loans owned by other investors) as of the dates indicated:

Commercial and Multifamily Mortgage Loans	As of 12/31/2012	As of 12/31/2013	As of 12/31/2014	As of 3/31/2015
By Approximate Number:	35,189	33,354	33,590	33,399
By Approximate Aggregate Unpaid Principal Balance (in billions):	$428.52	$434.37	$474.38	$480.33

Within this portfolio, as of March 31, 2015, are approximately 24,503 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $395.6 billion related to commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities. In addition to servicing loans related to commercial mortgage-backed securities and commercial real estate collateralized debt obligation securities, Wells Fargo also services whole loans for itself and a variety of investors. The properties securing loans in Wells Fargo’s servicing portfolio, as of March 31, 2015, were located in all 50 states, the District of Columbia, Guam, Mexico, the Bahamas, the Virgin Islands and Puerto Rico and include retail, office, multifamily, industrial, hotel and other types of income-producing properties.

In its master servicing and primary servicing activities, Wells Fargo utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows Wells Fargo to

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process mortgage servicing activities including, but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

The following table sets forth information regarding principal and interest advances and servicing advances made by Wells Fargo, as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations. The information set forth below is the average amount of such advances outstanding over the periods indicated (expressed as a dollar amount and as a percentage of Wells Fargo’s portfolio, as of the end of each such period, of master serviced commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations).

Period	Approximate Securitized Master-Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB
Calendar Year 2012	$331,765,453,800	$2,133,375,220	0.64%
Calendar Year 2013	$346,011,017,466	$2,158,219,403	0.62%
Calendar Year 2014	$377,947,659,331	$1,750,352,607	0.46%
YTD Q1 2015	$382,854,235,509	$1,782,705,503	0.47%

*	“UPB” means unpaid principal balance, “P&I” means principal and interest advances and “PPA” means property protection advances.

Wells Fargo is rated by Fitch, S&P and Morningstar as a primary servicer, a master servicer and a special servicer of commercial mortgage loans. Wells Fargo’s servicer ratings by each of these agencies are outlined below:

	Fitch	S&P	Morningstar
Primary Servicer:	CPS1-	Above Average	MOR CS1
Master Servicer:	CMS1-	Above Average	MOR CS1
Special Servicer	CSS2	Above Average	MOR CS2

The long-term deposits of Wells Fargo are rated “AA-” by S&P, “Aa3” by Moody’s and “AA-” by Fitch. The short-term deposits of Wells Fargo are rated “A-1+” by S&P, “P-1” by Moody’s and “F1+” by Fitch.

Wells Fargo has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event. Wells Fargo’s master servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects. The only significant changes in Wells Fargo’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or Federal Home Loan Mortgage Corporation.

Wells Fargo may perform any of its obligations under the Pooling and Servicing Agreement through one or more third-party vendors, affiliates or subsidiaries. Notwithstanding the foregoing, the Master Servicer will remain responsible for its duties thereunder. Wells Fargo may engage third-party vendors to provide technology or process efficiencies. Wells Fargo monitors its third-party vendors in compliance with its internal procedures and applicable law. Wells Fargo has entered into contracts with third-party vendors for the following functions:

•	provision of Strategy and Strategy CS software;

•	tracking and reporting of flood zone changes;

•	abstracting of leasing consent requirements contained in loan documents;

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•	legal representation;

•	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation of loan assumption package for review by Wells Fargo;

•	performance of property inspections;

•	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes; and

•	Uniform Commercial Code searches and filings.

Wells Fargo may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on the Mortgage Loans and the Serviced Companion Loans. Wells Fargo monitors and reviews the performance of sub-servicers appointed by it. Generally, all amounts received by Wells Fargo on the Mortgage Loans and the Serviced Companion Loans will initially be deposited into a common clearing account with collections on other mortgage loans serviced by Wells Fargo and will then be allocated and transferred to the appropriate account as described in this free writing prospectus. On the day any amount is to be disbursed by Wells Fargo, that amount is transferred to a common disbursement account prior to disbursement.

Wells Fargo (in its capacity as the Master Servicer) will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans or the Serviced Companion Loans. On occasion, Wells Fargo may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans, the Serviced Companion Loans or otherwise. To the extent Wells Fargo performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

A Wells Fargo proprietary website (www.wellsfargo.com/com/comintro) provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Wells Fargo is master servicer, and also provides borrowers with access to current and historical loan and property information for these transactions.

Wells Fargo & Company files reports with the Securities and Exchange Commission as required under the Securities Exchange Act of 1934, as amended. Such reports include information regarding Wells Fargo and may be obtained at the website maintained by the Securities and Exchange Commission at www.sec.gov.

There are no legal proceedings pending against Wells Fargo, or to which any property of Wells Fargo is subject, that are material to the Certificateholders, nor does Wells Fargo have actual knowledge of any proceedings of this type contemplated by governmental authorities.

Pursuant to certain interim servicing agreements between Wells Fargo and JLC or certain of its affiliates, Wells Fargo acts as interim servicer with respect to certain mortgage loans owned by JLC or those affiliates from time to time, which may include, prior to their inclusion in the Issuing Entity, some or all of the JLC Mortgage Loans.

Pursuant to certain interim servicing agreements between Wells Fargo and GACC or certain of its affiliates, Wells Fargo acts as interim servicer with respect to certain mortgage loans owned by GACC or those affiliates from time to time, which may include, prior to their inclusion in the Issuing Entity, some or all of the GACC Mortgage Loans.

Pursuant to certain interim servicing agreements between Wells Fargo and UBSRES or certain of its affiliates, Wells Fargo acts as interim servicer with respect to certain mortgage loans owned by UBSRES or those affiliates from time to time, which may include, prior to their inclusion in the Issuing Entity, some or all of the UBSRES Mortgage Loans.

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Pursuant to certain interim servicing agreements between Wells Fargo and NREC or certain of its affiliates, Wells Fargo acts as interim servicer with respect to certain of the mortgage loans owned by NREC or those affiliates from time to time, which may include, prior to their inclusion in the Issuing Entity, some or all of the Mortgage Loans contributed to this securitization by NREC.

Pursuant to certain interim servicing agreements between Wells Fargo and BNY Mellon or certain of its affiliates, Wells Fargo acts as interim servicer with respect to certain of the mortgage loans owned by BNY Mellon or those affiliates from time to time, which may include, prior to their inclusion in the Issuing Entity, some or all of the Mortgage Loans contributed to this securitization by BNY Mellon.

The foregoing information under this heading “—The Master Servicer” has been provided by Wells Fargo.

The Special Servicer

Rialto Capital Advisors, LLC, a Delaware limited liability company (“Rialto”), will initially be appointed to act as the special servicer under the Pooling and Servicing Agreement (in such capacity, the “Special Servicer”) and in such capacity will initially be responsible for the servicing and administration of the Specially Serviced Loans and Serviced REO Properties, as well as the processing of certain Major Decisions and special servicing decisions for all of the Mortgage Loans (other than any Non-Serviced Mortgage Loans), pursuant to the Pooling and Servicing Agreement. Rialto maintains its principal servicing office at 790 NW 107th Avenue, 4th Floor, Miami, Florida 33172.

Rialto has been engaged in the special servicing of commercial mortgage loans for commercial real estate securitizations since approximately May 2012. Rialto currently has a commercial mortgage-backed securities special servicer rating of “CSS2” by Fitch, a commercial loan special servicer ranking of “Above Average” by S&P and a commercial mortgage special servicer ranking of “MOR CS2” by Morningstar.

Rialto is a wholly-owned subsidiary of Rialto Capital Management, LLC, a Delaware limited liability company (“RCM”). RCM is a vertically integrated commercial real estate investment and asset manager and an indirect wholly-owned subsidiary of Lennar Corporation (“Lennar”) (NYSE: LEN and LEN.B). As of March 31, 2015, RCM was the sponsor of, and certain of its affiliates were investors in, four private equity funds (collectively, the “Funds”) with an aggregate of $2.6 billion of equity under management and RCM also advised one separately managed account with $400 million of committed capital. Two of such funds are focused on distressed and value-add real estate related investments, one of such funds is focused on investments in commercial mortgage-backed securities and the other fund and the separately managed account are focused on mezzanine debt. To date, RCM has acquired and/or is managing approximately $6.9 billion of non- and sub-performing real estate assets, representing over 10,000 loans. Included in this number are approximately $3 billion in structured transactions with the Federal Deposit Insurance Corporation (“FDIC”). RCM was also a sub-advisor and investor in an approximately $4.6 billion Public Private Investment Fund with the U.S. Department of the Treasury, which was liquidated in October of 2012.

In addition, RCM has underwritten and purchased, primarily for the Funds, over $3.3 billion in face value of subordinate, newly-originated commercial mortgage-backed securities bonds in 47 different securitizations totaling approximately $55.0 billion in overall transaction size. RCM has the right to appoint the special servicer for each of these transactions.

RCM has over 385 employees and is headquartered in Miami with two other main offices located in New York City and Atlanta. In addition, the asset management platform utilizes seven satellite offices located in Las Vegas, Nevada, Phoenix, Arizona, Aliso Viejo, California, Denver, Colorado, Portland, Oregon, Charlotte, North Carolina and Tampa, Florida. It is also supported in local markets by the Lennar infrastructure which provides access to over 6,600 employees across the country’s largest real estate markets.

Rialto has detailed operating policies and procedures which are reviewed at least annually and updated as appropriate. These policies and procedures for the performance of its special servicing

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obligations are, among other things, in compliance with the applicable servicing criteria set forth in Item 1122 of Regulation AB under the Securities Act. Rialto has developed strategies and procedures for managing delinquent loans, loans subject to bankruptcies of the borrowers and other breaches by borrowers of the underlying loan documents that are designed to maximize value from the assets for the benefit of certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the related servicing standard. The strategy pursued by Rialto for any particular property depends upon, among other things, the terms and provisions of the underlying loan documents, the jurisdiction where the underlying property is located and the condition and type of underlying property. Standardization and automation have been pursued, and continue to be pursued, wherever possible so as to provide for continued accuracy, efficiency, transparency, monitoring and controls.

Rialto is subject to external and internal audits and reviews. Rialto is subject to Lennar’s internal audit reviews, typically on a semi-annual basis, which focus on specific business areas such as finance, reporting, loan asset management and REO management. Rialto is also subject to external audits as part of the external audit of Lennar and stand-alone audits of the FDIC transactions and the Funds. As part of such external audits, auditors perform test work and review internal controls throughout the year. As a result of this process, Rialto has been determined to be Sarbanes-Oxley compliant.

Rialto maintains a web-based asset management system that contains performance information at the portfolio, loan and property levels on the various loan and REO assets that it services. Additionally, Rialto has a formal, documented disaster recovery and business continuity plan which is managed by Lennar’s on-site staff.

As of March 31, 2015, Rialto and its affiliates were actively special servicing approximately 2,400 portfolio loans with a principal balance of approximately $800 million and were responsible for approximately 1,400 portfolio REO assets with a principal balance of approximately $1.5 billion.

Rialto is also currently performing special servicing for 51 commercial real estate securitizations. With respect to such securitization transactions, Rialto is administering over 3,800 assets with a principal balance of approximately $56.8 billion. The asset pools specially serviced by Rialto include residential, multifamily/condo, office, retail, hotel, healthcare, industrial, manufactured housing and other income-producing properties as well as residential and commercial land. The table below sets forth information about Rialto’s portfolio of specially serviced commercial and multifamily mortgage loans and REO properties in commercial mortgage-backed securitization transactions as of the dates indicated:

CMBS Pools	As of 12/31/2012	As of 12/31/2013	As of 12/31/2014	As of 3/31/2015
Number of CMBS Pools Named Special Servicer	16	27	45	49
Approximate Aggregate Unpaid Principal Balance(1)	$18.9 billion	$32.4 billion	$49.2 billion	$53.3 billion
Approximate Number of Specially Serviced Loans or REO Properties(2)	19	27	28	32
Approximate Aggregate Unpaid Principal Balance of Specially Serviced Loans or REO Properties(2)	$21 million	$101 million	$126.9 million	$149 million

(1)	Includes all commercial and multifamily mortgage loans and related REO properties in Rialto’s portfolio for which Rialto is the named special servicer, regardless of whether such mortgage loans and related REO properties are, as of the specified date, specially serviced by Rialto.

(2)	Includes only those commercial and multifamily mortgage loans and related REO properties in Rialto’s portfolio for which Rialto is the named special servicer that are, as of the specified date, specially serviced by Rialto. Does not include any resolutions during the specified year.

In its capacity as the Special Servicer, Rialto will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans. Rialto may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular Mortgage Loans or otherwise. To the extent that Rialto has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

Rialto does not have any material advancing rights or obligations with respect to the commercial mortgage-backed securities pools as to which it acts as special servicer. In certain instances Rialto may

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have the right or be obligated to make property related servicing advances in emergency situations with respect to certain commercial mortgage-backed securities pools as to which it acts as special servicer.

There are, to the actual current knowledge of Rialto, no special or unique factors of a material nature involved in special servicing the particular types of assets included in this securitization transaction, as compared to the types of assets specially serviced by Rialto in other commercial mortgage-backed securitization pools generally, for which Rialto has developed processes and procedures which materially differ from the processes and procedures employed by Rialto in connection with its special servicing of commercial mortgage-backed securitization pools generally.

There have not been, during the past three years, any material changes to the policies or procedures of Rialto in the servicing function it will perform under the Pooling and Servicing Agreement for assets of the same type included in this securitization transaction. No securitization transaction in which Rialto was acting as special servicer has experienced a servicer event of default as a result of any action or inaction of Rialto as special servicer, including as a result of a failure by Rialto to comply with the applicable servicing criteria in connection with any securitization transaction. Rialto has not been terminated as special servicer in any securitization, either due to a servicing default or the application of a servicing performance test or trigger. Rialto has made all advances required to be made by it under the servicing agreements related to the securitization transactions in which Rialto is acting as special servicer. There has been no previous disclosure of material noncompliance with the applicable servicing criteria by Rialto in connection with any securitization in which Rialto was acting as special servicer. Rialto does not believe that its financial condition will have any adverse effect on the performance of its duties under the Pooling and Servicing Agreement and, accordingly, Rialto believes that its financial condition will not have any material impact on the Mortgage Pool performance or the performance of the Certificates.

From time-to-time Rialto is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Rialto does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the Pooling and Servicing Agreement.

There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against Rialto or of which any of its property is the subject, which are material to Certificateholders. Rialto occasionally engages consultants to perform property inspections and to provide surveillance on a property and its local market. It currently does not have any plans to engage sub-servicers to perform on its behalf any of its duties with respect to this transaction with the exception of some outsourced base servicing functions.

In the commercial mortgage-backed securitizations in which Rialto acts as special servicer, Rialto may enter into one or more arrangements with any party entitled to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, Rialto’s appointment as special servicer under the applicable servicing agreement and limitations on such person’s right to replace Rialto as the special servicer.

Rialto is an affiliate of the entity that is expected to purchase the Class E, Class F, Class G, Class X-D, Class X-E, Class X-F and Class V Certificates and may purchase other certificates and is expected to act as the initial directing holder with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) and Serviced Loan Combination. Rialto also is the special servicer under the WFCM 2015-NXS1 Pooling and Servicing Agreement, which governs the servicing of the 760 & 800 Westchester Avenue Loan Combination. Rialto also is an affiliate of the entity that is the initial majority subordinate certificateholder and was appointed as the initial subordinate class representative under the WFCM 2015-NXS1 Pooling and Servicing Agreement. In addition, Rialto is currently the servicer of, and an affiliate of Rialto is the current holder of, a mezzanine loan secured by direct or indirect equity interests in the borrower under the mortgage loan secured by the mortgaged property identified on Annex A-1 to this free writing prospectus as 760 & 800 Westchester Avenue, representing approximately 2.3% of the Initial Outstanding Pool Balance as of the Cut-Off Date, which mezzanine loan is described under “Description

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of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Other Financing” in this free writing prospectus.

The foregoing information set forth under this sub-heading “—The Special Servicer” regarding Rialto has been provided by Rialto.

The Special Servicer will be required to pay all expenses incurred in connection with its responsibilities under the Pooling and Servicing Agreement (subject to reimbursement as described in this free writing prospectus).

The Special Servicer may resign under the Pooling and Servicing Agreement as described under “The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor” in this free writing prospectus.

Replacement of the Special Servicer

The Special Servicer may be removed, and a successor Special Servicer appointed, at any time, as follows:

(a)        with respect to any Mortgage Loan or Serviced Loan Combination, if a Control Termination Event has not occurred (or has occurred, but is no longer continuing), the Special Servicer may be removed at the direction of the applicable Directing Holder;

(b)        with respect to any Mortgage Loan or Serviced Loan Combination, if a Control Termination Event has occurred and is continuing the Special Servicer may be removed, in accordance with the procedures set forth below, at the written direction of (i) holders of Sequential Pay Certificates evidencing at least 75% of a Certificateholder Quorum or (ii) holders of Sequential Pay Certificates evidencing more than 50% of the aggregate Voting Rights of each Class of Non-Reduced Certificates on an aggregate basis; and

(c)        with respect to any Mortgage Loan or Serviced Loan Combination, if a Consultation Termination Event has occurred and is continuing, the Special Servicer may be removed, in accordance with the procedures set forth below, at the recommendation of the Operating Advisor and with a confirming vote by an affirmative vote of holders of Sequential Pay Certificates evidencing at least a majority of the aggregate Voting Rights (taking into account Realized Losses and the application of any Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Sequential Pay Certificates on an aggregate basis.

With respect to any Mortgage Loan or Serviced Loan Combination, the procedures for removing the Special Servicer if a Control Termination Event has occurred and is continuing will be as follows: upon (i) written direction of holders of Sequential Pay Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances of the Certificates) of the Sequential Pay Certificates requesting a vote to replace the Special Servicer with a new Special Servicer, (ii) payment by such holders, as applicable, to the Certificate Administrator of the reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the Certificate Administrator in connection with administering such vote, and (iii) delivery by such holders, as applicable, to the Certificate Administrator of No Downgrade Confirmations (which No Downgrade Confirmations will be obtained at the expense of those holders of Certificates requesting such vote), the Certificate Administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website, and by mail, and conduct the solicitation of votes of all Certificates in such regard. Upon the written direction of (i) holders of Sequential Pay Certificates evidencing at least 75% of a Certificateholder Quorum or (ii) holders of Sequential Pay Certificates evidencing more than 50% of the aggregate Voting Rights of each Class of Non-Reduced Certificates on an aggregate basis, in each case, within 180 days of the notice from the Certificate Administrator of the request for such vote, the Trustee will be required to terminate all of the rights and obligations of the Special Servicer under the Pooling and Servicing Agreement and appoint the successor Special Servicer designated by such Certificateholders,

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subject to indemnification, right to outstanding fees, reimbursement of advances and other rights set forth in the Pooling and Servicing Agreement which survive termination. The Certificate Administrator will include on each Distribution Date Statement a statement that each Certificateholder may access such notices on the Certificate Administrator’s website and each Certificateholder may register to receive email notifications when such notices are posted on the website. The Certificate Administrator will be entitled to reimbursement from the requesting Certificateholders for the reasonable expenses of posting notices of such requests.

In addition, with respect to each Mortgage Loan or Serviced Loan Combination, after the occurrence of a Consultation Termination Event, if the Operating Advisor determines that the Special Servicer is not performing its duties in accordance with the Servicing Standard or is otherwise not acting in accordance with the Servicing Standard, the Operating Advisor will have the right to recommend the replacement of the Special Servicer. In such event, the Operating Advisor will be required to deliver to the Trustee and the Certificate Administrator, with a copy to the Special Servicer, a written recommendation; setting forth the reasons supporting its position (along with any information the Operating Advisor considered relevant to its recommendation) and recommending a suggested replacement Special Servicer; provided, that in no event should the information or any other content in such written recommendation contravene any provision of the Pooling and Servicing Agreement). The Certificate Administrator will be required to notify each Certificateholder of the recommendation and post it on the Certificate Administrator’s internet website. The Operating Advisor’s recommendation to replace the Special Servicer must be confirmed by an affirmative vote of holders of Sequential Pay Certificates evidencing at least a majority of the aggregate Voting Rights (taking into account any Realized Losses and the application of Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Sequential Pay Certificates on an aggregate basis within 180 days from the date the Certificate Administrator posts such recommendation on its internet website. If the Certificate Administrator receives a No Downgrade Confirmation from each of the Rating Agencies (and the successor Special Servicer agrees to be bound by the terms of the Pooling and Servicing Agreement), the Trustee will then be required to terminate all of the rights and obligations of the Special Servicer under the Pooling and Servicing Agreement and to appoint the successor Special Servicer approved by the Certificateholders, provided such successor Special Servicer is subject to the terminated Special Servicer’s rights to indemnification, payment of outstanding fees and other compensation, reimbursement of advances and other rights set forth in the Pooling and Servicing Agreement which survive termination. The reasonable costs and expenses associated with obtaining No Downgrade Confirmations and administering the vote of the applicable Sequential Pay Certificates will be an additional expense of the Issuing Entity. The Operating Advisor may not receive any fees, compensation or other remuneration from a Special Servicer or successor Special Servicer in connection with: (i) its obligations under the Pooling and Servicing Agreement or (ii) appointment or recommendation for replacement of any successor Special Servicer to become the Special Servicer.

In addition, the Depositor may direct the Trustee to terminate the Special Servicer upon 5 business days’ written notice if the Special Servicer fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement (subject to any applicable grace period). In the event of such termination, for so long as no Control Termination Event has occurred and is continuing, the Controlling Class Representative will have the right to appoint a successor Special Servicer.

The appointment of a successor Special Servicer will be subject to a No Downgrade Confirmation from each Rating Agency. In no event may a successor Special Servicer be a current or former Operating Advisor or any affiliate of a current or former Operating Advisor.

Additionally, the Special Servicer may be replaced in the event that a Servicer Termination Event occurs with respect to such entity as described under “The Pooling and Servicing Agreement—Rights upon a Servicer Termination Event” in this free writing prospectus.

The Special Servicer may resign under the Pooling and Servicing Agreement as described under “The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor” in this free writing prospectus.

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“Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the Special Servicer as described above, the holders of Certificates evidencing at least 75% of the aggregate Voting Rights (taking into account Realized Losses and the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the Certificates) of all Sequential Pay Certificates, on an aggregate basis.

“Non-Reduced Certificates” means any Class of Sequential Pay Certificates then outstanding for which (a)(1) the initial Certificate Balance of such Class of Certificates minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) distributed to the Certificateholders of such Class of Certificates, (y) any Appraisal Reduction Amounts allocated to such Class of Certificates and (z) any Realized Losses previously allocated to such Class of Certificates, is equal to or greater than (b) 25% of the remainder of (1) the initial Certificate Balance of such Class of Certificates less (2) any payments of principal (whether as principal prepayments or otherwise) previously distributed to the Certificateholders of such Class of Certificates.

THE TRUSTEE

Wilmington Trust, National Association (“WTNA”) (formerly called M&T Bank, National Association) will act as trustee (the “Trustee”) on behalf of the Certificateholders pursuant to the Pooling and Servicing Agreement. WTNA is a national banking association with trust powers incorporated in 1995. WTNA’s principal place of business is located at 1100 North Market Street, Wilmington, Delaware 19890. WTNA is an affiliate of Wilmington Trust Company and both WTNA and Wilmington Trust Company are subsidiaries of Wilmington Trust Corporation. Since 1998, Wilmington Trust Company has served as trustee in numerous asset-backed securities transactions. As of December 31, 2014, WTNA served as trustee on over 1,500 mortgage-backed related securities transactions having an aggregate original principal balance in excess of $64 billion, of which approximately 77 transactions were commercial mortgage-backed securities transactions having an aggregate original principal balance of approximately $44 billion.

The parties to this transaction may maintain banking and other commercial relationships with WTNA and its affiliates. In its capacity as trustee on commercial mortgage securitizations, WTNA and its affiliates are generally required to make an advance if the related servicer or special servicer fails to make a required advance. In the past three years, WTNA and its affiliates have not been required to make an advance on a commercial mortgage-backed securities transaction.

WTNA is subject to various legal proceedings that arise from time to time in the ordinary course of business. WTNA does not believe that the ultimate resolution of any of these proceedings will have a material adverse effect on its services as Trustee.

The foregoing information concerning the Trustee has been provided by WTNA. WTNA does not make any representations as to the validity or sufficiency of the Pooling and Servicing Agreement (other than as to it being a valid obligation of the Trustee), the Certificates, the Mortgage Loans, this free writing prospectus (other than as to the accuracy of the information provided by the Trustee) or any related documents and will not be accountable for the use or application by or on behalf of the Master Servicer, any Special Servicer or the Certificate Administrator of any funds paid to the Master Servicer, any Special Servicer or the Certificate Administrator in respect of the Certificates or the Mortgage Loans, or any funds deposited into or withdrawn from the certificate account or any other account by or on behalf of the Master Servicer, any Special Servicer or the Certificate Administrator.

The Trustee is required to at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, (ii) authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the Pooling and Servicing Agreement, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority and will not be an affiliate of the Master Servicer or the Special Servicer and (iii) (a) an institution whose long term senior unsecured debt is rated at least “A2” by

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Moody’s (or, in the case of WTNA, a long-term senior unsecured debt rating of at least “Baa2” by Moody’s if the Master Servicer has a long-term senior unsecured debt rating of “A2” by Moody’s and an unsecured long-term debt rating of at least “A” by DBRS (or, in the case of WTNA, a long-term senior unsecured debt rating of at least “A(low)” by DBRS if the Master Servicer has a long-term senior unsecured debt rating of at least “A” by DBRS), and (b) whose short term unsecured debt is rated at least “P-1” by Moody’s (or, in the case of WTNA, a short term unsecured debt rating of at least “P-2” by Moody’s if the Master Servicer has a long-term senior unsecured debt rating of at least “A2” by Moody’s and a short-term debt rating of at least “P-1” by Moody’s) and an unsecured short term debt rating of at least “R-1 (low)” from DBRS, or has been assigned such other ratings as are acceptable to the Rating Agencies or has a fiscal agent that would be an eligible Trustee under the Pooling and Servicing Agreement.

The Depositor, the Underwriters, the Sponsors, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Operating Advisor and the Certificate Administrator may maintain banking and other commercial relationships with the Trustee and its affiliates.

The Pooling and Servicing Agreement provides that no provision of such agreement will be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct or bad faith; provided, however, that if no Servicer Termination Event has occurred and is continuing, the Trustee will be required to perform, and will be liable for, only those duties specifically required under the Pooling and Servicing Agreement. Upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the Pooling and Servicing Agreement, the Trustee will be required to examine those documents and to determine whether they conform, on their face, to the requirements of that agreement. Within 30 days after the occurrence of any Servicer Termination Event of which a responsible officer of the Trustee has actual knowledge, the Trustee is required to promptly transmit by mail to the Depositor, the Certificate Administrator (who then is required to notify all Certificateholders) and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website) notice of such occurrence, unless such Servicer Termination Event has been cured.

Certain Matters Regarding the Trustee

The Pooling and Servicing Agreement provides that the Trustee will not be liable for an error of judgment made in good faith by a responsible officer of the Trustee, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts. In addition, the Trustee will not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of Certificates entitled to at least 50% of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under the Pooling and Servicing Agreement (unless a higher percentage of Voting Rights is required for such action). If no Servicer Termination Event has occurred and is continuing, the Trustee will not be bound to make any investigation into the facts or matters stated in any document, unless requested in writing to do so by holders of Certificates entitled to greater than 25% of the Percentage Interests of each affected Class; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of the Pooling and Servicing Agreement, the Trustee may require indemnity reasonably satisfactory to it from such requesting holders against such expense or liability as a condition to taking any such action.

The Trustee and any director, officer, employee, representative or agent of the Trustee, will be entitled to indemnification by the Issuing Entity, for any loss, liability damages, claims or unanticipated expenses (including reasonable attorneys’ fees) arising out of or incurred by the Trustee in connection with its participation in the transaction and any act or omission of the Trustee relating to the exercise and performance of any of the powers and duties of the Trustee under the Pooling and Servicing Agreement. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the Trustee pursuant to the Pooling and Servicing Agreement, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith, fraud or negligence on the part of the

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Trustee in the performance of its obligations and duties under the Pooling and Servicing Agreement, or by reason of its negligent disregard of those obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made in the Pooling and Servicing Agreement.

The Trustee will be entitled to execute any of its trusts or powers under the Pooling and Servicing Agreement or perform any of its duties under the Pooling and Servicing Agreement either directly or by or through agents or attorneys, and the Trustee will not be relieved of any of its duties or obligations by virtue of the appointment of any agents or attorneys.

Resignation and Removal of the Trustee

The Trustee will be permitted at any time to resign from its obligations and duties under the Pooling and Servicing Agreement by giving written notice to the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Mortgage Loan Sellers, the Directing Holder and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Upon receiving such notice of resignation, the Depositor will be required to promptly appoint a successor Trustee, which successor will be, if no Control Termination Event has occurred and is continuing, reasonably acceptable to the Directing Holder. If no successor Trustee has accepted an appointment within a specified period after the giving of notice of resignation, the resigning Trustee may petition any court of competent jurisdiction to appoint a successor Trustee.

If at any time the Trustee ceases to be eligible to continue as Trustee under the Pooling and Servicing Agreement, or if at any time the Trustee becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the Trustee, any public officer takes charge or control of the Trustee or its property, the Master Servicer or the Depositor will be authorized to remove the Trustee and appoint a successor Trustee. In addition, holders of the Certificates entitled to at least 51% of the Voting Rights may, at any time, remove the Trustee under the Pooling and Servicing Agreement and appoint a successor Trustee.

At any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Issuing Entity or property securing the same is located, the Trustee will have the power to appoint one or more persons or entities approved by the Trustee to act (at the expense of the Issuing Entity) as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Issuing Entity, and to vest in such co-trustee or separate trustee such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. Except as required by applicable law, the appointment of a co-trustee or separate trustee will not relieve the Trustee of its responsibilities, obligations and liabilities under the Pooling and Servicing Agreement to the extent set forth in the Pooling and Servicing Agreement; provided that no Trustee under the Pooling and Servicing Agreement will be personally liable by reason of any act or omission of any other trustee under the Pooling and Servicing Agreement.

Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee. Notwithstanding the foregoing, upon any termination of the Trustee under the Pooling and Servicing Agreement, the Trustee will continue to be entitled to receive from the Issuing Entity all accrued and unpaid compensation and expenses and indemnity amounts through the date of termination, plus the reimbursement of all advances made by the Trustee and interest thereon as provided in the Pooling and Servicing Agreement. In addition, if the Trustee is terminated without cause, the terminating party is required to pay all of the expenses of the Trustee, necessary to effect the transfer of its responsibilities to the successor trustee. The Trustee will be required to bear all reasonable out of pocket costs and expenses of each party to the Pooling and Servicing Agreement and each Rating Agency in connection with the resignation of such Trustee. Any successor trustee must have a combined capital and surplus of at least $50,000,000 and have a debt rating that satisfies certain criteria set forth in the Pooling and Servicing Agreement.

In addition, certain provisions regarding the obligations and duties of the Trustee, including those related to resignation and termination, may be subject to amendment in connection with a TIA

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Applicability Determination. See “The Pooling and Servicing Agreement—Amendment” in this free writing prospectus.

THE CERTIFICATE ADMINISTRATOR AND CUSTODIAN

Wells Fargo Bank, National Association (“Wells Fargo”), will act as certificate administrator (in such capacity, the “Certificate Administrator”), custodian (in such capacity, the “Custodian”) and the paying agent (in such capacity, the “Paying Agent”) under the Pooling and Servicing Agreement.

Wells Fargo is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company, Wells Fargo & Company is a U.S. bank holding company with approximately $1.7 trillion in assets and approximately 265,000 employees as of December 31, 2014, which provides banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The transaction parties and any Companion Loan holder may maintain banking and other commercial relationships with Wells Fargo and its affiliates. Wells Fargo maintains its office for certificate transfer services at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

Under the terms of the Pooling and Servicing Agreement, the Certificate Administrator is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports, and for the preparation and filing of all REMIC and grantor trust tax returns and information on behalf of the Issuing Entity and the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the Issuing Entity. Wells Fargo has been engaged in the business of securities administration since June 30, 1995, and in connection with commercial mortgage-backed securities since 1997. As of December 31, 2014, Wells Fargo was acting as securities administrator with respect to more than $171 billion of outstanding commercial mortgage-backed securities.

Wells Fargo is acting as custodian of the mortgage loan files pursuant and subject to the terms of the Pooling and Servicing Agreement. In such capacity, Wells Fargo is responsible for holding and safeguarding the mortgage notes and other contents of the mortgage files on behalf of the Certificateholders. Wells Fargo maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. Wells Fargo has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo maintains its commercial document custody facilities in Minneapolis, Minnesota. As of December 31, 2014, Wells Fargo was acting as custodian of more than 116,000 commercial mortgage loan files.

Wells Fargo serves or may have served within the past two years as loan file custodian for various mortgage loans owned by a Sponsor and an affiliate of such Sponsor one or more of those mortgage loans may be included in the Issuing Entity. The terms of any custodial agreement under which those services are provided by Wells Fargo are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

On June 18, 2014, a group of institutional investors filed a civil complaint in the Supreme Court of the State of New York, New York County, against Wells Fargo Bank, N.A., in its capacity as trustee under 276 residential mortgage backed securities (“RMBS”) trusts, which was later amended on July 18, 2014, to increase the number of trusts to 284 RMBS trusts.  On November 24, 2014, the plaintiffs filed a motion to voluntarily dismiss the state court action without prejudice.  That same day, a group of institutional investors filed a civil complaint in the United States District Court for the Southern District of New York against Wells Fargo Bank, N.A., alleging claims against the bank in its capacity as trustee for  274 residential mortgage backed securities (“RMBS”) trusts (the “Complaint”). In December 2014 the plaintiffs’ motion to voluntarily dismiss the original state court action was granted. As with the prior state court

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action, the Complaint is one of six similar complaints filed contemporaneously against RMBS trustees (Deutsche Bank, Citibank, HSBC, Bank of New York Mellon and US Bank) by a group of institutional investor plaintiffs.  The Complaint against Wells Fargo Bank, N.A. alleges that the trustee caused losses to investors and asserts causes of action based upon, among other things, the trustee’s alleged failure to (i) enforce repurchase obligations of mortgage loan sellers for purported breaches of representations and warranties, (ii) notify investors of alleged events of default purportedly caused by breaches by mortgage loan servicers, and (iii) abide by appropriate standards of care following alleged events of default. Relief sought includes money damages in an unspecified amount, reimbursement of expenses, and equitable relief.  Other cases alleging similar causes of action have been filed against Wells Fargo Bank, N.A. and other trustees by RMBS investors in these and other transactions.

There can be no assurances as to the outcome of the litigation, or the possible impact of the litigation on the trustee or the RMBS trusts. However, Wells Fargo denies liability and believes that it has performed its obligations under the RMBS trusts in good faith, that its actions were not the cause of losses to investors and that it has meritorious defenses, and it intends to contest the plaintiffs’ claims vigorously.

The foregoing information concerning the Certificate Administrator and Custodian has been provided by Wells Fargo. Wells Fargo does not make any representations as to the validity or sufficiency of the Pooling and Servicing Agreement (other than as to it being a valid obligation of the Certificate Administrator and Custodian), the Certificates, the Mortgage Loans, this free writing prospectus (other than as to the accuracy of the information provided by the Certificate Administrator and Custodian) or any related documents and will not be accountable for the use or application by or on behalf of the Master Servicer or the Special Servicer of any funds paid to the Master Servicer or any Special Servicer in respect of the Certificates or the Mortgage Loans, or any funds deposited into or withdrawn from the certificate account or any other account by or on behalf of the Master Servicer or any Special Servicer.

Certain Matters Regarding the Certificate Administrator

The Certificate Administrator is required to at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, (ii) authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the Pooling and Servicing Agreement, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority and shall not be an affiliate of the Master Servicer or the Special Servicer and (iii) an institution (a) whose long-term senior unsecured debt is rated at least “A2” by Moody’s and “AA(low)” by DBRS (or “A” by DBRS if the Certificate Administrator has a short-term debt rating of at least “R-1 (low)” from DBRS), and (b) whose short-term unsecured debt is rated at least “P-1” by Moody’s, or has been assigned such other ratings as are acceptable to the Rating Agencies or has a fiscal agent that would be an eligible Certificate Administrator under the Pooling and Servicing Agreement.

The Certificate Administrator makes no representations as to the validity or sufficiency of the Pooling and Servicing Agreement (other than as to it being a valid obligation of the Certificate Administrator), the Certificates, the Mortgage Loans, this free writing prospectus (other than as to the accuracy of the information provided by the Certificate Administrator as set forth above) or any related documents and will not be accountable for the use or application by or on behalf of the Master Servicer or the Special Servicer of any funds paid to the Master Servicer or any Special Servicer in respect of the Certificates or the Mortgage Loans, or any funds deposited into or withdrawn from the certificate account or any other account by or on behalf of the Master Servicer or any Special Servicer. The Pooling and Servicing Agreement provides that no provision of such agreement shall be construed to relieve the Certificate Administrator from liability for its own negligent action, its own negligent failure to act or its own willful misconduct or bad faith.

The Pooling and Servicing Agreement provides that the Certificate Administrator shall not be liable for an error of judgment made in good faith by a responsible officer of the Certificate Administrator, unless it

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shall be proved that the Certificate Administrator was negligent in ascertaining the pertinent facts. In addition, the Certificate Administrator will not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of Certificates entitled to greater than 50% of the percentage interest of each affected Class, or of the aggregate Voting Rights of the Certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the Certificate Administrator, or exercising any trust or power conferred upon the Certificate Administrator, under the Pooling and Servicing Agreement (unless a higher percentage of Voting Rights is required for such action).

The Certificate Administrator and any director, officer, employee, representative or agent of the Certificate Administrator, will be entitled to indemnification by the Issuing Entity for any loss, liability, damages, claims or unanticipated expenses (including reasonable attorneys’ fees and expenses) arising out of or incurred by the Certificate Administrator in connection with its participation in the transaction and any act or omission of the Certificate Administrator relating to the exercise and performance of any of the powers and duties of the Certificate Administrator (including in any capacities in which it serves, e.g., Paying Agent, REMIC administrator, Authenticating Agent, Custodian, Certificate Registrar and 17g-5 Information Provider) under the Pooling and Servicing Agreement. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the Certificate Administrator pursuant to the Pooling and Servicing Agreement, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith, fraud or negligence on the part of the Certificate Administrator in the performance of its obligations and duties under the Pooling and Servicing Agreement, or by reason of its negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the Certificate Administrator made in the Pooling and Servicing Agreement.

The Certificate Administrator will be entitled to perform any of its duties under the Pooling and Servicing Agreement either directly or by or through agents, nominees, custodians or attorneys, and the Certificate Administrator will not be relieved of any of its duties or obligations by virtue of the appointment of any agents, nominees, custodians or attorneys.

The Certificate Administrator will be the REMIC administrator and the 17g-5 Information Provider.

The Certificate Administrator will be permitted at any time to resign from its obligations and duties under the Pooling and Servicing Agreement by giving written notice to the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor, the Mortgage Loan Sellers and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Upon receiving this notice of resignation, the Trustee will be required to promptly appoint a successor Certificate Administrator (which may be the Trustee). If no successor Certificate Administrator shall have accepted an appointment within a specified period after the giving of notice of resignation, the resigning Certificate Administrator may petition any court of competent jurisdiction to appoint a successor Certificate Administrator. The Certificate Administrator will be required to bear all reasonable out of pocket costs and expenses of each party to the Pooling and Servicing Agreement and each Rating Agency in connection with the resignation of such Certificate Administrator.

The Depositor may direct the Trustee to terminate the Certificate Administrator upon 5 business days’ notice if the Certificate Administrator fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement.

Trustee and Certificate Administrator Fee

As compensation for the performance of its routine duties, the Trustee and Certificate Administrator will be paid a fee (collectively, the “Trustee/Certificate Administrator Fee”). The Trustee/Certificate Administrator Fee will be payable monthly from amounts received in respect of interest on each Mortgage Loan (prior to application of such interest payments to make payments on the certificates) and will accrue at a rate (the “Trustee/Certificate Administrator Fee Rate”), equal to 0.0031% per annum, and will be computed on the same accrual basis as interest accrues on the related Mortgage Loan and based on the Stated Principal Balance of the related Mortgage Loan as of the Due Date in the immediately preceding

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Collection Period. The Trustee/Certificate Administrator Fee will be paid to the Certificate Administrator and the Certificate Administrator will be required to remit to the Trustee the trustee fee in accordance with the terms of the Pooling and Servicing Agreement from the Trustee/Certificate Administrator Fee. In addition, the Trustee and Certificate Administrator will each be entitled to recover from the Issuing Entity all reasonable unanticipated expenses and disbursements incurred or made by such party in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including routine expenses incurred in the ordinary course of performing its duties as Trustee or Certificate Administrator, as applicable, under the Pooling and Servicing Agreement, and not including any expense, disbursement or advance as may arise from its willful misconduct, negligence, fraud or bad faith.

PAYING AGENT, CERTIFICATE REGISTRAR, CUSTODIAN AND AUTHENTICATING AGENT

The Certificate Administrator will be the paying agent (in that capacity, the “Paying Agent”). In addition, the Certificate Administrator will initially serve as registrar (in that capacity, the “Certificate Registrar”) for purposes of recording and otherwise providing for the registration of the Certificates and of transfers and exchanges of the definitive certificates, if issued, and as authenticating agent of the certificates (in that capacity, the “Authenticating Agent”). The Certificate Administrator will be responsible for paying the fees of each such agent.

Based solely on the monthly loan information provided by the Master Servicer, the Certificate Administrator will calculate the amount of principal and interest to be paid to each class of Certificates on each Distribution Date. In accordance with the Pooling and Servicing Agreement and based on the monthly loan information provided by the Master Servicer, the Certificate Administrator will perform distribution calculations, remit distributions on the Distribution Date to certificateholders and prepare a monthly statement to certificateholders detailing the payments received and the activity on the Mortgage Loans during the collection period. In performing these obligations, the Certificate Administrator will be able to conclusively rely on the information provided to it by the Master Servicer, and the Certificate Administrator will not be required to recompute, recalculate or verify the information provided to it by the Master Servicer. The Certificate Administrator is responsible for the preparation of all REMIC and grantor trust tax returns on behalf of the Issuing Entity.

The Custodian is responsible for holding and safeguarding the mortgage notes, the participation certificates and other contents of the Mortgage Loan files on behalf of the Trustee and the Certificateholders (other than with respect to any Non-Serviced Mortgage Loan). The Custodian will hold such Mortgage Loan files exclusively for the use and benefit of the Issuing Entity. The Custodian will not have any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are valid. The disposition of the Mortgage Loan files will be governed by the Pooling and Servicing Agreement.

THE OPERATING ADVISOR

Park Bridge Lender Services LLC (the “Park Bridge Lender Services”), a New York limited liability company and an indirect, wholly-owned subsidiary of Park Bridge Financial LLC (“Park Bridge Financial”), will act as operating advisor under the Pooling and Servicing Agreement with respect to the Mortgage Loans (other than any Non-Serviced Mortgage Loan) or Serviced Loan Combination (in such capacity, the “Operating Advisor”). The principal offices of Park Bridge Lender Services LLC are located at 560 Lexington Avenue, 17th floor, New York, New York 10022 and its telephone number is (212) 230-9090.

Park Bridge Financial is a privately held commercial real estate finance advisory firm headquartered in New York, New York. Since its founding in 2009, Park Bridge Financial and its affiliates have been engaged by commercial banks (community, regional and multi-national), opportunity funds, REITs, investment banks, insurance companies, entrepreneurs and hedge funds on a wide variety of advisory assignments. These engagements have included: mortgage brokerage, loan syndication, contract underwriting, valuations, risk assessments, surveillance, litigation support, expert testimony, loan restructures as well as the disposition of commercial mortgages and related collateral. Park Bridge

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Financial’s technology platform is server-based with back-up, disaster-recovery, encryption and archival services performed by vendors and data centers that comply with industry and regulatory standards.

As of March 31, 2015, Park Bridge Lender Services was acting as operating advisor or trust advisor for commercial mortgage-backed securities transactions with an approximate aggregate initial principal balance of $56.86 billion issued in 52 transactions.

There are no legal proceedings pending against the Park Bridge Lender Services, or to which any property of the Park Bridge Lender Services is subject, that are material to the Certificateholders, nor does the Park Bridge Lender Services have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The information set forth above in this “The Operating Advisor” section of this free writing prospectus concerning the Operating Advisor has been provided by the Operating Advisor.

Certain terms of the Pooling and Servicing Agreement regarding the Operating Advisor’s rights, obligations, removal, replacement, resignation, transfer, and compensation are described under “The Pooling and Servicing Agreement—The Operating Advisor” in this free writing prospectus. Certain limitations on the Operating Advisor’s liability under the Pooling and Servicing Agreement are described under “The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor” in this free writing prospectus.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

All the shares of capital stock of the Depositor are held by DB U.S. Financial Markets Holding Corporation.

JLC, a Sponsor and a Mortgage Loan Seller, and Jefferies LLC, an Underwriter, are affiliates of each other.

GACC, a Sponsor and a Mortgage Loan Seller, Deutsche Bank Securities Inc., an Underwriter, and the Depositor are affiliates of each other.

UBSRES, a Sponsor and a Mortgage Loan Seller, and UBS Securities LLC, an Underwriter, are affiliates of each other.

NREC, a Sponsor and Mortgage Loan Seller, and Natixis Securities Americas LLC, an Underwriter, are affiliates of each other.

IH Capital, LLC, which provides mortgage origination, underwriting, securitization and related consulting services to BNY Mellon, is an affiliate of Ironhound Management Company, LLC, which provides consulting services to borrowers.

Rialto, the Special Servicer, is an affiliate of the entity that is expected to purchase the Class E, Class F, Class G, Class X-D, Class X-E, Class X-F and Class V Certificates and may purchase other certificates and is expected to act as the initial directing holder with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) and Serviced Loan Combination. Rialto, which is acting as the Special Servicer, assisted the B-Piece Buyer with due diligence relating to the Mortgage Loans to be included in the Mortgage Pool.

Rialto, the Special Servicer, also is the special servicer under the WFCM 2015-NXS1 Pooling and Servicing Agreement, which governs the servicing of the 760 & 800 Westchester Avenue Loan Combination. Rialto also is an affiliate of the entity that is the initial majority subordinate certificateholder and was appointed as the initial subordinate class representative under the WFCM 2015-NXS1 Pooling and Servicing Agreement.

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Rialto, the Special Servicer, is currently the servicer of, and an affiliate of Rialto is the current holder of, a mezzanine loan secured by direct or indirect equity interests in the borrower under the mortgage loan secured by the mortgaged property identified on Annex A-1 to this free writing prospectus as 760 & 800 Westchester Avenue, representing approximately 2.3% of the Initial Outstanding Pool Balance as of the Cut-Off Date, which mezzanine loan is described under “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Other Financing” in this free writing prospectus.

Deutsche Bank AG, Cayman Islands Branch (an affiliate of the Depositor, GACC, a Sponsor and a Mortgage Loan Seller, and Deutsche Bank Securities Inc., an Underwriter), and certain other third party lenders provide warehouse financing to the JLC Financing Affiliates through various repurchase facilities. Some or all of the JLC Mortgage Loans are (or are expected to be prior to the Closing Date) subject to those repurchase facilities. Proceeds received by JLC in connection with the contribution of Mortgage Loans to this securitization transaction will be applied, among other things, to reacquire the warehoused JLC Mortgage Loans and make payments to the repurchase agreement counterparties. As of June 18, 2015, Deutsche Bank AG, Cayman Islands Branch is the repurchase agreement counterparty with respect to 8 JLC Mortgage Loans, representing approximately 7.6% of the Initial Outstanding Pool Balance (except that the number and dollar amount of JLC Mortgage Loans subject to that repurchase facility may increase or decrease prior to the issuance of the Certificates).

Pursuant to certain interim servicing agreements between JLC and certain of its affiliates, on the one hand, and Wells Fargo, on the other hand, Wells Fargo acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the Issuing Entity, all of the mortgage loans to be contributed to this securitization by JLC, representing approximately 36.7% of the Initial Outstanding Pool Balance.

Pursuant to certain interim servicing agreements between GACC and certain of its affiliates, on the one hand, and Wells Fargo, on the other hand, Wells Fargo acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the Issuing Entity, 4 of the mortgage loans to be contributed by GACC to this securitization, representing approximately 5.2% of the Initial Outstanding Pool Balance.

Pursuant to certain interim servicing agreements between NREC and certain of its affiliates, on the one hand, and Wells Fargo, on the other hand, Wells Fargo acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the Issuing Entity, 2 of the mortgage loans to be contributed to this securitization by NREC, representing approximately 3.9% of the Initial Outstanding Pool Balance.

Pursuant to certain interim servicing agreements between BNY Mellon and certain of its affiliates, on the one hand, and Wells Fargo, on the other hand, Wells Fargo acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the Issuing Entity, all of the mortgage loans to be contributed to this securitization by BNY Mellon, representing approximately 11.7% of the Initial Outstanding Pool Balance.

JLC is the current holder of, a mezzanine loan secured by direct or indirect equity interests in the borrower under the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Saunders Industrial Portfolio, representing approximately 1.5% of the Initial Outstanding Pool Balance, which mezzanine loan is described under “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Other Financing” in this free writing prospectus.

Wilmington Trust, National Association, which is acting as the Trustee with respect to this transaction, is the WFCM 2015-NXS1 trustee under the WFCM 2015-NXS1 Pooling and Servicing Agreement, which currently holds the 760 & 800 Westchester Avenue Pari Passu Companion Loan designated as Note A-1.

Wells Fargo Bank, National Association, which is acting as the Master Servicer, Certificate Administrator, Custodian, 17g-5 Information Provider, Certificate Registrar and Authenticating Agent with respect to this transaction, is the WFCM 2015-NXS1 Master Servicer, the WFCM 2015-NXS1 Certificate Administrator and the WFCM 2015-NXS1 Custodian under the WFCM 2015-NXS1 Pooling and Servicing

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Agreement, which currently holds the 760 & 800 Westchester Avenue Pari Passu Companion Loan designated as Note A-1.

Wells Fargo also acts as interim custodian of the Mortgage Loan Documents for all of the Mortgage Loans to be contributed to this securitization by JLC, representing approximately 36.7% of the Initial Outstanding Pool Balance.

DESCRIPTION OF THE MORTGAGE POOL

General

The Issuing Entity to be created by the Depositor will consist of (i) a pool (the “Mortgage Pool”) of 80 fixed-rate mortgage loans, which does not include any Companion Loans (each, a “Mortgage Loan,” and collectively, the “Mortgage Loans”) secured by first liens on 147 commercial, multifamily and manufactured housing community properties (each, a “Mortgaged Property,” and collectively, the “Mortgaged Properties”). The Mortgage Pool has an aggregate principal balance as of the Cut-off Date of approximately $1,462,938,586 (the “Initial Outstanding Pool Balance”), subject to a variance of plus or minus 5.0%. The principal balances of the Mortgage Loans as of the later of the related due date of such Mortgage Loan in July 2015 and the date of origination of such Mortgage Loan (the “Cut-off Date”) (each, a “Cut-off Date Balance”) will range from $1,847,517 to $125,000,000 and the average Cut-off Date Balance will be $18,286,732 subject to a variance of plus or minus 5.0%. The calculations of the Initial Outstanding Pool Balance and the respective Cut-off Date Balances of the Mortgage Loans are based on the assumption that all scheduled payments of principal due with respect to the Mortgage Loans during July 2015 are timely made. All numerical information provided in this free writing prospectus with respect to the Mortgage Loans is provided on an approximate basis. All percentages of the Mortgage Pool referred to in this free writing prospectus without further description are approximate percentages of the Initial Outstanding Pool Balance. Descriptions of the terms and provisions of the Mortgage Loans are generalized descriptions of the terms and provisions of the Mortgage Loans in the aggregate. Many of the individual Mortgage Loans have specific terms and provisions that deviate from the general description.

The 760 & 800 Westchester Avenue Loan Combination will be serviced under the WFCM 2015-NXS1 Pooling and Servicing Agreement and the related Intercreditor Agreement.

The Gateway Portfolio Loan Combination will be serviced by the Master Servicer and the Special Servicer pursuant to the Pooling and Servicing Agreement and the related Intercreditor Agreement.

“Companion Loan” means each of the 760 & 800 Westchester Avenue Companion Loans and the Gateway Portfolio Companion Loan.

“Intercreditor Agreement” means with respect to any Loan Combination, the related intercreditor, co-lender or similar agreement in effect from time to time by and between the holders of the related Mortgage Loan and the holders of the related Serviced Pari Passu Companion Loan(s) relating to the relative rights of such holders. The 760 & 800 Westchester Avenue intercreditor agreement and the Gateway Portfolio intercreditor agreement will be an Intercreditor Agreement, as the context may require.

“Loan Combination” means each of the 760 & 800 Westchester Avenue Loan Combination and the Gateway Portfolio Loan Combination, as the context may require and as applicable.

“Non-Serviced Companion Loan” means, with respect to any Non-Serviced Loan Combination, any related mortgage note not included in the Issuing Entity that is not serviced under the Pooling and Servicing Agreement and that is generally payable on a pari passu basis with a Non-Serviced Mortgage Loan included in the Issuing Entity to the extent set forth in the related Intercreditor Agreement. Each 760 & 800 Westchester Avenue Companion Loan will be a Non-Serviced Companion Loan.

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“Non-Serviced Loan Combination” means any Loan Combination that is not serviced under the Pooling and Servicing Agreement that is divided into one or more notes, which includes a Mortgage Loan included in the Issuing Entity but serviced under another agreement and one or more mortgage notes not included in the Issuing Entity and serviced under another agreement. References herein to a Non-Serviced Loan Combination refer to the aggregate indebtedness under the related notes. The 760 & 800 Westchester Avenue Loan Combination will be a Non-Serviced Loan Combination.

“Non-Serviced Mortgage Loan” means, with respect to any Non-Serviced Loan Combination, a Mortgage Loan included in the Issuing Entity but serviced under another agreement. The 760 & 800 Westchester Avenue Mortgage Loan will be a Non-Serviced Mortgage Loan.

“Pari Passu Companion Loan” means a Serviced Companion Loan or Non-Serviced Companion Loan, as applicable and as the context may require.

“Serviced Companion Loan” means, with respect to any Serviced Loan Combination, any related mortgage note not included in the Issuing Entity that is serviced under the Pooling and Servicing Agreement and that is generally payable on a pari passu basis with a Mortgage Loan included in the Issuing Entity to the extent set forth in the related Intercreditor Agreement. The Gateway Portfolio Companion Loan will be the only Serviced Companion Loans related to the Issuing Entity.

“Serviced Loan Combination” means any Loan Combination serviced under the Pooling and Servicing Agreement, which includes a mortgage note that is included in the Issuing Entity and one or more Pari Passu Companion Loans not included in the Issuing Entity. References herein to a Serviced Loan Combination refer to the aggregate indebtedness under the related notes. The Gateway Portfolio Loan Combination will be the only Serviced Loan Combination related to the Issuing Entity.

“Serviced Pari Passu Companion Loan” means, with respect to any Serviced Loan Combination, any related Pari Passu Companion Loan that is serviced under the Pooling and Servicing Agreement. The Gateway Portfolio Companion Loan will be the only Serviced Pari Passu Companion Loan related to the Issuing Entity.

Each Mortgage Loan is evidenced by one or more promissory notes (each, a “Note”) and secured by one or more mortgages, deeds of trust or other similar security instruments (each, a “Mortgage”). Each Mortgage Loan is secured by, among other things, a first mortgage lien on (i) the fee simple estate in an income producing real property, (ii) a leasehold estate in a portion of the mortgaged property and a fee estate in a portion of the mortgaged property which would include Mortgaged Properties constituting the borrower’s leasehold interest or interests in the Mortgaged Property along with the corresponding fee interest of the ground lessor in such Mortgaged Property or (iii) a leasehold estate in the Mortgaged Property and no Mortgage on the related fee estate, as set forth below:

Interest of Borrower Encumbered	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Initial Outstanding Pool Balance(1)
Fee Simple(2)	143	$1,325,556,486	90.6%
Fee Simple/Leasehold	3	$120,209,955	8.2%
Leasehold	1	$17,172,145	1.2%
Total	147	$1,462,938,586	100.0%

(1)	Because this table presents information relating to the Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that relates to a Mortgage Loan secured by more than one Mortgaged Property is based on Allocated Loan Amounts (which amounts, if not specified in the related Mortgage Loan Documents, are based on the appraised values and/or square footage of each Mortgaged Property and/or each Mortgaged Property’s underwritten net cash flow).

(2)	May include Mortgage Loans secured by the borrower’s leasehold interest in the Mortgaged Property along with the corresponding fee interest of the ground lessor in such Mortgaged Property.

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Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which interest and/or principal payments are due under the related Note (each such date, a “Due Date”) that occur as described in the following table with the indicated grace period.

Due Date	Default Grace Period Days	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance
6	0	69	$1,230,419,925	84.1%
5	0	9	$172,807,838	11.8%
1	5	1	$30,000,000	2.1%
1	0	1	$29,710,824	2.0%
		80	$1,462,938,586	100.0%

As used in this free writing prospectus, “grace period” is the number of days before a payment default is an event of default under each Mortgage Loan. A grace period does not apply to a maturity date or anticipated repayment date payment. The information in the foregoing table is based on the related Mortgage Loan Documents. Certain jurisdictions may impose a statutorily longer grace period. See Annex A-1 to this free writing prospectus for information on the number of days before a payment default is an event of default under each Mortgage Loan.

Security for the Mortgage Loans

None of the Mortgage Loans is insured or guaranteed by the United States, any governmental agency or instrumentality, any private mortgage insurer or by the Depositor, any Sponsor, any Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor or the Trustee or any of their respective affiliates. Each Mortgage Loan is or should be considered to be non-recourse to the related borrower. In the event of a default under any Mortgage Loan, the lender’s remedies generally are limited to foreclosing against the specific Mortgaged Property or Mortgaged Properties securing such Mortgage Loan and such limited other assets as may have been pledged to secure such Mortgage Loan. Each Mortgage Loan is secured by one or more Mortgages and an assignment of the related borrower’s (or with respect to any indemnity deed of trust structure, the related property owner’s) interest in the leases, rents, issues and profits of the related Mortgaged Properties. For purposes of the information contained in this free writing prospectus, with respect to Mortgage Loans with an indemnity deed of trust structure, references to the borrower refer to the borrower or the property owner, as applicable. In certain instances, additional collateral exists in the nature of letters of credit, partial indemnities or guaranties, or in the establishment and pledge of one or more reserve or escrow accounts (such accounts, “Reserve Accounts”). In many cases, this additional collateral may be returned to the borrower prior to the related Mortgage Loan maturity date.

With limited exception, each Mortgage constitutes a first lien on a fee or leasehold or combination fee and/or leasehold interest in a Mortgaged Property, subject generally only to the following (collectively, “Permitted Encumbrances”) (i) liens for real property taxes, ground rents, water charges, sewer rents and assessments not yet delinquent and accruing interest or penalties, (ii) covenants, conditions, restrictions, rights of way, easements and other matters of public record acceptable to mortgage lending institutions generally, (iii) such other exceptions and encumbrances on Mortgaged Properties as are reflected in the related title insurance policies, (iv) other matters to which like properties are commonly subject, (v) the rights of tenants, as tenants only, whether underground leases or space leases at the Mortgaged Property and (vi) mortgage liens for a Companion Loan. However, in the case of some of the Mortgaged Properties, a related tenant, related property manager, adjacent property owner or other third party may have a purchase option, right of first refusal, right of first offer or right of first negotiation in connection with a purchase of, or a right to substitute, the subject Mortgaged Property, which right may be senior to the related Mortgage. In addition, there may exist purchase money security interest that encumbers various fixtures at a Mortgaged Property. Furthermore, under applicable state laws, certain after occurring liens and charges (such as liens for real estate taxes) may prime the mortgage encumbering a mortgaged property. See “Risk Factors—Risks Related to the Mortgage Loans—Mortgage Loans Secured by Leasehold Interests May Expose Investors to Greater Risks of Default and Loss” in this free writing prospectus.

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Significant Mortgage Loans

The following table sets forth information regarding the 10 largest Mortgage Loans, which represent, in the aggregate, approximately 38.7% of the Initial Outstanding Pool Balance.

Ten Largest Mortgage Loans

Mortgage Loan	Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Remaining Term or ARD	U/W NCF DSCR		Cut-off Date LTV	LTV Ratio at Maturity or ARD	Cut-off Date U/W NOI Debt Yield
9000 Sunset	$125,000,000	8.5%	3.9990%	117	2.00	x	64.8%	64.8%	8.2%
Princeton GSA Portfolio	$114,000,000	7.8%	5.5850%	120	1.21	x	68.6%	60.2%	9.3%
Ocean Key Resort and Spa	$75,000,000	5.1%	4.0350%	117	1.85	x	60.5%	49.8%	12.4%
The Plaza at Harmon Meadow	$48,875,000	3.3%	4.7000%	57	1.90	x	74.6%	74.6%	9.3%
CORE West Industrial Portfolio	$44,000,000	3.0%	4.5000%	119	1.67	x	73.0%	60.7%	11.0%
Riverview Center	$34,319,282	2.3%	4.6000%	57	1.88	x	61.3%	54.4%	13.9%
760 & 800 Westchester Avenue(1)	$33,000,000	2.3%	4.6948%	112	1.35	x	66.2%	60.9%	9.0%
Sentinel Hotel	$32,861,475	2.2%	4.0350%	117	1.79	x	74.2%	59.3%	11.1%
270 Munoz Rivera	$30,000,000	2.1%	4.1300%	119	1.93	x	65.8%	55.6%	12.1%
Residence Inn San Diego	$29,710,824	2.0%	4.5000%	119	1.71	x	68.3%	55.3%	11.4%
	$566,766,581	38.7%	4.5343%	109	1.71	x	67.1%	60.3%	10.2%

(1)    In the case of the 760 & 800 Westchester Avenue mortgage loan, representing approximately 2.3% of the outstanding pool balance as of the cut-off date, has one or more pari passu companion loans that are not included in the issuing entity, the debt service coverage ratio, loan-to-value ratios and debt yield for such mortgage loan has been calculated based on the mortgage loan included in the issuing entity and the related pari passu companion loans not included in the issuing entity.

For a brief summary of the top 20 Mortgage Loans (including the top 10 Mortgage Loans described above) in the pool of Mortgage Loans, see Annex B to this free writing prospectus.

Sale of the Mortgage Loans

The Depositor will purchase the Mortgage Loans to be included in the Issuing Entity on or before the Closing Date from JLC, GACC, UBSRES, NREC and BNY Mellon (collectively, the “Mortgage Loan Sellers” or the “Sponsors”), pursuant to separate mortgage loan purchase agreements (each, a “Mortgage Loan Purchase Agreement”), each to be dated the Closing Date, between the applicable Mortgage Loan Seller and the Depositor. See “The Sponsors, Mortgage Loan Sellers and Originators” in this free writing prospectus.

The number and total Cut-off Date Balances of the Mortgage Loans to be transferred to the Depositor by the respective Mortgage Loan Sellers are as follows:

Mortgage Loan Seller	Number of Mortgage Loans		Total Cut-off Date Principal Balance	% of Initial Outstanding Pool Balance
Jefferies LoanCore LLC(1)	27		$462,391,794	31.6%
German American Capital Corporation(1)	15		$329,803,105	22.5%
UBS Real Estate Securities Inc.	20		$326,110,595	22.3%
Natixis Real Estate Capital LLC	9		$172,807,838	11.8%
The Bank of New York Mellon	10		$171,825,254	11.7%
Total	80	(2)	$1,462,938,586	100.0%

(1)	The 9000 Sunset Mortgage Loan was originated by JLC and a portion of the Mortgage Loan was subsequently purchased by GACC. The number of Mortgage Loans listed next to each of GACC and JLC reflect both Mortgage Loans for GACC as Mortgage Loan Seller and JLC as Mortgage Loan Seller. The Cut-off Date Principal Balance and the percentage of Initial Outstanding Pool Balance reflect the allocated amounts of each such Mortgage Loan that will be contributed by each Mortgage Loan Seller.

(2)	The total number of Mortgage Loans reflects the actual number of mortgage loans in the Mortgage Pool, and does not reflect the sum of the number of Mortgage Loans listed for each individual Mortgage Loan Seller as the 9000 Sunset Mortgage Loan is included in both the GACC and JLC loan counts.

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Except as indicated in the following sentence, each Mortgage Loan Seller or one of its affiliates originated or acquired (either directly or, in some cases, through table funding arrangements) each of the Mortgage Loans as to which it is acting as Mortgage Loan Seller.

The Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this free writing prospectus as 9000 Sunset representing approximately 8.5% of the Initial Outstanding Pool Balance, and as to which JLC and GACC are acting as Mortgage Loan Sellers, were originated by JLC and sold to GACC prior to the date hereof.

Each Mortgage Loan Purchase Agreement will be governed by the laws of the State of New York. Each party to a Mortgage Loan Purchase Agreement waives its right to a jury trial and consents to the jurisdiction of any New York State and Federal courts sitting in New York City with respect to matters arising out of or related to such Mortgage Loan Purchase Agreement.

Each of the Mortgage Loan Sellers will make certain representations and warranties with respect to each of the Mortgage Loans sold by it and, with respect to a breach of any such representation or warranty that materially and adversely affects (i) the value of a Mortgage Loan sold by it, (ii) the value of the related Mortgaged Property or (iii) the interests of the Trustee in such Mortgage Loan or the related Mortgaged Property, the related Mortgage Loan Seller generally will be required to cure such breach, repurchase the Mortgage Loan, substitute another mortgage loan for that Mortgage Loan or make a Loss of Value Payment. See “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in this free writing prospectus.

The information set forth in this free writing prospectus concerning the Mortgage Loan Sellers and the underwriting conducted by each such Mortgage Loan Seller with respect to the related Mortgage Loans, has been provided by the respective Mortgage Loan Sellers.

A description of the underwriting standards of each Mortgage Loan Seller is set forth above under “The Sponsors, Mortgage Loan Sellers and Originators” in this free writing prospectus.

The Mortgage Loans included in this transaction were selected for this transaction from mortgage loans specifically originated or acquired for securitizations of this type by the Mortgage Loan Sellers taking into account rating agency criteria and feedback, subordinate investor feedback, property type and geographic location.

Certain Underwriting Matters

Environmental Site Assessments. Environmental site assessments or updates of a previously conducted assessment based on information in an established database or study were conducted on all of the Mortgaged Properties within the 15-month period prior to the Cut-off Date. In some cases these assessments or updates revealed the existence of material environmental conditions. The Mortgage Loan Sellers have informed the Depositor that, except where disclosed otherwise in this free writing prospectus, where such conditions were identified:

•	the borrower has escrowed funds to effect remediation, and such funds are held or controlled by the related lender;

•	with respect to the presence of asbestos-containing materials, radon in indoor air, lead-based paint or lead in drinking water, an operations or maintenance plan has been required to be instituted (if such a plan is the only action recommended by the environmental consultant);

•	the condition has been remediated in all material respects and, if and as appropriate, a “no further action” letter was obtained from the applicable governmental regulatory authority (or the condition was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required);

•	environmental insurance with respect to such condition has been obtained;

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•	a responsible party, not related to the borrower, has been identified as the responsible party and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or

•	a party related to the borrower having financial resources reasonably estimated to be adequate to address the situation is required to take action.

For more information regarding environmental considerations, see “Risk Factors—Risks Related to the Mortgage Loans—Environmental Issues at the Mortgaged Properties May Adversely Affect Payments on Your Certificates” and “—Potential Issuing Entity Liability Related to a Materially Adverse Environmental Condition” in this free writing prospectus.

With respect to certain of the Mortgaged Properties, the related borrower obtained a lender’s environmental insurance policy in lieu of obtaining a Phase II environmental site assessment or providing an indemnity or guaranty from a borrower sponsor in connection with the breach of environmental covenants in the related mortgage loan documents as described under “Risk Factors—Risks Related to the Mortgage Loans—Potential Issuing Entity Liability Related to a Materially Adverse Environmental Condition” in this free writing prospectus. Subject to certain conditions and exclusions, an environmental insurance policy generally insures the Issuing Entity against losses resulting from certain environmental conditions at the related Mortgaged Property during the applicable policy period. Subject to certain conditions and exclusions and any deductible, the environmental insurance policies generally provide coverage against (i)(A) losses resulting from default under the applicable Mortgage Loan, up to the then outstanding principal balance and certain unpaid interest of the Mortgage Loan, if on-site environmental conditions in violation of applicable environmental standards are discovered at the Mortgaged Property during the policy period and, in some cases, no foreclosure of the Mortgaged Property has taken place; provided, however, that with respect to certain Mortgage Loans for which an environmental insurance policy was obtained, the coverage may be limited to the lesser of the outstanding mortgage loan balance and the costs of clean-up of environmental conditions, up to the applicable aggregate policy limit or (B) losses arising during the policy period for certain known and disclosed environmental conditions and new environmental conditions discovered during the policy period up to the policy limit; (ii) losses from third party claims against the lender during the policy period for bodily injury, property damage or loss of third party property value resulting from environmental conditions at or emanating from the Mortgaged Property up to the policy limit or loan balance, as applicable; and (iii) legal defense expenses in connection with the foregoing up to the policy limit or loan balance, as applicable. See “Risk Factors—Risks Related to the Mortgage Loans—Environmental Issues at the Mortgaged Properties May Adversely Affect Payments on Your Certificates” and “—Potential Issuing Entity Liability Related to a Materially Adverse Environmental Condition” in this free writing prospectus.

The information contained in this free writing prospectus regarding environmental conditions at the Mortgaged Properties is based on the environmental site assessments or the updates described in the first paragraph under this heading and has not been independently verified by the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Trustee or any of their respective affiliates. There can be no assurance that the environmental site assessments or such updates, as applicable, identified all environmental conditions and risks, or that any such environmental conditions will not have a material adverse effect on the value or cash flow of the related Mortgaged Property. For additional information, see “Risk Factors—Risks Related to the Mortgage Loans—Potential Issuing Entity Liability Related to a Materially Adverse Environmental Condition” in this free writing prospectus.

Property Condition Assessments. The Mortgage Loan Sellers have informed the Depositor that, inspections of all of the Mortgaged Properties (or updates of previously conducted inspections) were conducted by independent licensed engineers or other representatives or designees (which may have been employees) of the related Mortgage Loan Seller or other originator within the 12-month period prior to the Cut-off Date. Such inspections were commissioned to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems (in most cases) and the general condition of the site, buildings and other improvements located at a Mortgaged Property. With respect to certain of the

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Mortgage Loans, the resulting reports indicated a variety of deferred maintenance items and recommended capital expenditures. The estimated cost of the necessary repairs or replacements at a Mortgaged Property was included in the related property condition assessment. In some (but not all) instances, cash reserves were established with the lender to fund such deferred maintenance and/or replacement items.

In addition, in the case of certain Mortgage Loans, the related borrower is undertaking significant tenant improvements. In some (but not all) instances, cash reserves were established with the lender to fund such tenant improvements.

Appraisals and Market Analysis. The Mortgage Loan Sellers have informed the Depositor that, an appraisal or market analysis for all of the Mortgaged Properties was performed (or an existing appraisal was updated) on behalf of the related Mortgage Loan Seller within the 12-month period prior to the Cut-off Date. Such appraisal contained a statement or was accompanied by a letter from the related appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as in effect on the date the appraisal was completed. In general, such appraisals represent the analysis and opinion of the respective appraisers at or before the time made, and are not guarantees of, and may not be indicative of, present or future value. There can be no assurance that another appraiser would not have arrived at a different valuation, even if such appraiser used the same general approach to and the same method of appraising the Mortgaged Property. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale. See “Risk Factors—Risks Related to the Mortgage Loans—Appraisals and Market Studies Have Certain Limitations” in this free writing prospectus.

Property, Liability and Other Insurance. In the case of each Mortgage Loan (except where self-insurance is permitted, where the borrower is permitted to rely on insurance coverage provided by, or self-insurance by, a tenant or where the borrower’s requirements to maintain insurance are otherwise governed by the terms of a related long-term lease), the related Mortgage Loan Documents generally require, or permit the lender to require, that: (i) the related Mortgaged Property be insured by a property and casualty insurance policy in an amount (subject to a customary deductible) at least equal to the least of (a) the outstanding principal balance of the related Mortgage Loan (or, with respect to a Loan Combination, the outstanding principal balance of such Loan Combination), (b) 100% of the full insurable replacement cost of the improvements located on the related Mortgaged Property or (c) with respect to certain Mortgage Loans, the full insurable actual cash value of the related Mortgaged Property; or (ii) the Mortgaged Property be insured by property insurance in such other amounts as was required by the related originators with, if applicable, appropriate endorsements to avoid the application of a co-insurance clause and without reduction in insurance proceeds for depreciation. In general, the standard form of property and casualty insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy.

If any portion of the improvements to a Mortgaged Property securing any Mortgage Loan was, at the time of the origination of such Mortgage Loan, in an area identified in the “Federal Register” by the Federal Emergency Management Agency as having special flood hazards, and flood insurance was available, then (except where self-insurance is permitted, where the borrower is permitted to rely on insurance coverage provided by, or self-insurance by, a tenant or where the borrower’s requirements to maintain insurance are otherwise governed by the terms of a related long-term lease) a flood insurance policy meeting the requirements of the then-current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (1) the outstanding principal balance of such Mortgage Loan or, with respect to a Loan Combination, the outstanding principal balance of such Loan Combination, (2) the maximum amount of insurance available for the related Mortgaged Property under the National Flood Insurance Act of 1968, as amended, and (3) 100% of the replacement cost of the improvements. Notwithstanding the foregoing, in the case of a Mortgaged Property operated as a manufactured housing community, flood insurance

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may not have been obtained if the only uninsured improvements in the area identified as having special flood hazards are manufactured home pads.

In most cases (except in certain instances that include where self-insurance is permitted, where the borrower is permitted to rely on insurance coverage provided by, or self-insurance by, a tenant or where the borrower’s requirements to maintain insurance are governed by the terms of a related long-term lease), each Mortgage generally requires the related borrower to maintain (i) comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property and (ii) business interruption or rent loss insurance in an amount not less than 100% of the projected rental income or gross receipts from the related Mortgaged Property for not less than six months (although some Mortgage Loans permit a shorter period).

With respect to each of the Mortgaged Properties (except in certain instances that include where the terrorism insurance coverage requirement has been waived, where self-insurance is permitted, where the borrower is permitted to rely on insurance coverage provided by, or self-insurance by, a tenant or where the borrower’s requirements to maintain insurance are governed by the terms of a related long-term lease), if any of the required insurance policies contain exclusions for loss, cost, damage or liability caused by “terrorism” or “terrorist acts,” the related borrower is required to obtain and maintain terrorism coverage to cover such exclusions from a “Qualified Carrier” under the related loan agreement, or in the event that such terrorism coverage is not available from a “Qualified Carrier,” the related borrower is required to obtain such terrorism coverage from the highest rated insurance company providing such terrorism coverage subject, in many cases, to commercially reasonable rates.

With respect to certain of the Mortgage Loans, there are limitations on the amount of premium or amount of coverage that must be obtained by the borrower related specifically to terrorism insurance. Many of the Mortgage Loans provide that the borrower is not required to spend, solely related to terrorism insurance, more than two times the amount of insurance premium payable at the time of the origination of the Mortgage Loan in respect of the property and business interruption/rental loss insurance required under the related Mortgage Loan Documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, the related borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount. Certain Mortgage Loans provide that the borrower is only required to maintain terrorism insurance so long as the lender determines that either (i) prudent owners of real estate comparable to the Mortgaged Property are maintaining such insurance or (ii) prudent institutional lenders to such owners are requiring that such owners maintain such insurance.

For a further discussion of limitations regarding terrorism insurance coverage on the Mortgaged Properties, see “Risk Factors—Risks Related to the Mortgage Loans—Availability of Terrorism Insurance” in this free writing prospectus.

In general, the Mortgaged Properties are not insured for earthquake risk, floods and other water-related causes, landslides and mudflow, vermin, nuclear reaction or war. In addition, certain of the insurance policies may specifically exclude coverage for losses due to mold, certain acts of nature, terrorist activities or other insurable conditions or events.

In some cases, the related Mortgage Loan Documents permit the related borrower to rely on insurance obtained by a tenant in accordance with its lease, self-insurance or other agreements provided by a tenant in lieu of an insurance policy or the insurance requirements are solely governed by the terms of a related long-term lease. See Representations and Warranties 16 and 29 on Annex F to this free writing prospectus and the exceptions thereto on Annex G to this free writing prospectus.

In some cases, required insurance is provided under a blanket policy that also insures properties that secure mortgage loans owned by the related sponsor that are not included in this securitization. In some cases, the related borrower or the related property manager or its affiliate maintains one or more forms of insurance under blanket policies. For example, with respect to 42 Mortgaged Properties that secure Mortgage Loans representing in the aggregate approximately 43.1% of the Initial Outstanding Pool

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Balance (by Allocated Loan Amount), certain insurance for the related Mortgaged Property (or, if applicable, some or all of the related Mortgaged Properties) is under a borrower’s or property manager’s or affiliate’s blanket insurance policy. With respect to certain of these Mortgage Loans, the related borrower may be required to make payments to an insurance reserve if the related Mortgaged Property is no longer covered by the blanket insurance policy. The blanket insurance risk is magnified when affiliated loans in the same pool are covered by the same blanket policy. Some Mortgaged Properties included in the Mortgage Pool may be insured pursuant to a blanket policy covering such Mortgaged Properties together with other properties owned directly or indirectly by the related loan sponsor that are not included in the Mortgage Pool.

See “Risk Factors—Risks Related to the Mortgage Loans—Inadequate Property Insurance Coverage Could Have an Adverse Impact on the Mortgaged Properties” and “—Risks Associated with Blanket Insurance Policies or Self-Insurance” in this free writing prospectus.

Certain Variances from the Underwriting Guidelines. Certain of the Mortgage Loans may vary from the underwriting guidelines described under “The Sponsors, Mortgage Loan Sellers and Originators—Jefferies LoanCore LLC—Jefferies LoanCore’s Underwriting Standards,” “—German American Capital Corporation—GACC’s Underwriting Standards,” “—UBS Real Estate Securities Inc.—UBSRES’s Underwriting Standards,” “—Natixis Real Estate Capital LLC —NREC’s Underwriting Standards” or “—The Bank of New York Mellon—BNY Mellon’s Underwriting Standards” as applicable, in this free writing prospectus.

Loan Combinations

The following table represents certain information regarding the Mortgage Loan and Companion Loans that comprise each Loan Combination:

Mortgage Loan	Mortgage Loan Cut-off Date Balance	Aggregate Companion Loan Cut-off Date Balance	Loan Combination Cut-off Date Balance	Loan Combination U/W NCF DSCR	Loan Combination Cut-off Date LTV Ratio	Loan Combination Cut-off Date U/W NOI Debt Yield	Additional Mezzanine Debt Cut-off Date Balance
760 & 800 Westchester Avenue	$33,000,000	$67,000,000	$100,000,000	1.35x	66.2%	9.0%	$10,000,000
Gateway Portfolio	$23,754,088	$14,272,248	$38,026,336	1.58x	68.1%	10.5%	$0

The 760 & 800 Westchester Avenue Loan Combination

General. The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as 760 & 800 Westchester Avenue, representing approximately 2.3% of the Initial Outstanding Pool Balance, with a Cut-off Date Balance of $33,000,000 (the “760 & 800 Westchester Avenue Mortgage Loan”), is part of a loan combination comprised of 3 promissory notes, each of which is secured by the same mortgage instruments on the same underlying Mortgaged Property (the “760 & 800 Westchester Avenue Mortgaged Property”). The 760 & 800 Westchester Avenue Mortgage Loan is evidenced by Note A-2, with an original principal balance of $33,000,000 and a Cut-off Date Balance of $33,000,000. The portions of the 760 & 800 Westchester Avenue Loan Combination (as defined below) evidenced by (a) promissory note A-1, with an original principal balance of $35,000,000, which is currently held by the WFCM 2015-NXS1 issuing entity, and (b) promissory note A-3, with an original principal balance of $32,000,000, which is currently held by the COMM 2015-DC1 issuing entity, are referred to in this free writing prospectus as the “760 & 800 Westchester Avenue Companion Loans” and are pari passu in right of payment with the 760 & 800 Westchester Avenue Mortgage Loan. The 760 & 800 Westchester Avenue Mortgage Loan and the 760 & 800 Westchester Avenue Companion Loan is referred to in this free writing prospectus as the “760 & 800 Westchester Avenue Loan Combination.” The 760 & 800 Westchester Avenue Companion Loans will not be transferred to the Issuing Entity and will not be part of the Mortgage Pool.

The holders of the 760 & 800 Westchester Avenue Loan Combination (the “760 & 800 Westchester Avenue Noteholders”) have entered into a co-lender agreement that sets forth the respective rights of each 760 & 800 Westchester Avenue Noteholder (the “760 & 800 Westchester Avenue Intercreditor Agreement”).

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Servicing. The 760 & 800 Westchester Avenue Loan Combination will be primary serviced by Wells Fargo Bank, National Association, as master servicer (the “WFCM 2015-NXS1 Master Servicer”), and specially serviced by Rialto Capital Advisors, LLC, as special servicer (the “WFCM 2015-NXS1 Special Servicer”), pursuant to the pooling and servicing agreement (the “ WFCM 2015-NXS1 Pooling and Servicing Agreement”) that was entered into between the Depositor, the WFCM 2015-NXS1 Master Servicer, the WFCM 2015-NXS1 Special Servicer, Wilmington Trust, National Association, as trustee (the “WFCM 2015-NXS1 Trustee”), Wells Fargo Bank, National Association, as certificate administrator, tax administrator and custodian (the “WFCM 2015-NXS1 Certificate Administrator”), and Trimont Real Estate Advisors, Inc., as trust advisor (the “WFCM 2015-NXS1 Trust Advisor”), in connection with the WFCM 2015-NXS1 Mortgage Trust (into which the 760 & 800 Westchester Avenue Companion Loan designated as Note A-1 was deposited), and, subject to the terms of the 760 & 800 Westchester Avenue Intercreditor Agreement, all decisions, consents, waivers, approvals and other actions on the part of any 760 & 800 Westchester Avenue Noteholder will be effected in accordance with the WFCM 2015-NXS1 Pooling and Servicing Agreement and the 760 & 800 Westchester Avenue Intercreditor Agreement.

Advancing. The Master Servicer or the Trustee, as applicable, will be responsible for making P&I Advances on the 760 & 800 Westchester Avenue Mortgage Loan (but not on the 760 & 800 Westchester Avenue Companion Loans) pursuant to the Pooling and Servicing Agreement, in each case, unless the Master Servicer, the Special Servicer or the Trustee, as applicable, determines that such an Advance would be a Nonrecoverable Advance and will have no obligation to make Property Advances with respect to the 760 & 800 Westchester Avenue Loan Combination.

The WFCM 2015-NXS1 Master Servicer or the WFCM 2015-NXS1 Trustee, as applicable, will be obligated to make property advances with respect to the 760 & 800 Westchester Avenue Loan Combination, in each case unless a similar determination of nonrecoverability is made under the WFCM 2015-NXS1 Pooling and Servicing Agreement.

Distributions. The 760 & 800 Westchester Avenue Intercreditor Agreement sets forth the respective rights of each of the 760 & 800 Westchester Avenue Noteholders and provides, in general, that all payments, proceeds and other recoveries on or in respect of the 760 & 800 Westchester Avenue Loan Combination will be applied to the 760 & 800 Westchester Avenue Mortgage Loan and the 760 & 800 Westchester Avenue Companion Loans on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the applicable master servicer and special servicer in accordance with the terms of the applicable pooling and servicing agreement).

Consultation and Control. The directing holder under the 760 & 800 Westchester Avenue Intercreditor Agreement with respect to the 760 & 800 Westchester Avenue Loan Combination will be the controlling class representative or such other party specified in the WFCM 2015-NXS1 Pooling and Servicing Agreement (such party, the “WFCM 2015-NXS1 Directing Holder”). Certain decisions to be made with respect to the 760 & 800 Westchester Avenue Loan Combination, including certain major decisions and the implementation of any recommended actions outlined in an asset status report pursuant to the WFCM 2015-NXS1 Pooling and Servicing Agreement, will require the approval of the WFCM 2015-NXS1 Directing Holder.

Pursuant to the terms of the 760 & 800 Westchester Avenue Intercreditor Agreement, the 760 & 800 Westchester Avenue Non-Controlling Note Holder will have the right to (i) receive copies of all notices, information and reports that the WFCM 2015-NXS1 Special Servicer is required to provide to the WFCM 2015-NXS1 Directing Holder within the same time frame it is required to provide such notices, information and reports to the WFCM 2015-NXS1 Directing Holder and (ii) consult with the WFCM 2015-NXS1 Special Servicer on a strictly non-binding basis with respect to certain major decisions as set forth in the 760 & 800 Westchester Avenue Intercreditor Agreement and the implementation by the WFCM 2015-NXS1 Special Servicer of any recommended actions outlined in an asset status report. The consultation right of the 760 & 800 Westchester Avenue Non-Controlling Note Holder will expire 10 business days after the delivery by the WFCM 2015-NXS1 Special Servicer of notice and information relating to the matter subject to consultation, whether or not the 760 & 800 Westchester Avenue Non-Controlling Note

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Holder has responded within such period; provided, that if a new course of action is proposed that is materially different from the actions previously proposed, the 10 business-day consultation period will begin anew. Notwithstanding the 760 & 800 Westchester Avenue Non-Controlling Note Holder’s consultation rights described above, the WFCM 2015-NXS1 Special Servicer is permitted to make any major decision or take any action set forth in an asset status report before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the 760 & 800 Westchester Avenue Mortgage Loan and the 760 & 800 Westchester Avenue Companion Loan.

In addition to the consultation rights of the 760 & 800 Westchester Avenue Non-Controlling Note Holder described above, the 760 & 800 Westchester Avenue Non-Controlling Note Holder will have the right to annual conference calls with the WFCM 2015-NXS1 Master Servicer or WFCM 2015-NXS1 Special Servicer, as applicable, under the WFCM 2015-NXS1 Pooling and Servicing Agreement upon reasonable notice and at times reasonably acceptable to the WFCM 2015-NXS1 Master Servicer or WFCM 2015-NXS1 Special Servicer, as applicable, in which servicing issues related to the 760 & 800 Westchester Avenue Loan Combination are discussed.

The “760 & 800 Westchester Avenue Non-Controlling Note Holder” means, with respect to the 760 & 800 Westchester Avenue Loan Combination, each of the Controlling Class Representative and the holder of the 760 & 800 Westchester Avenue Companion Loan designated as Note A-2.

Sale of Defaulted Mortgage Loan. Pursuant to the terms of the 760 & 800 Westchester Avenue Intercreditor Agreement, if the 760 & 800 Westchester Avenue Loan Combination becomes a “defaulted mortgage loan” pursuant to the terms of the WFCM 2015-NXS1 Pooling and Servicing Agreement, the WFCM 2015-NXS1 Special Servicer will be required to sell the 760 & 800 Westchester Avenue Mortgage Loan together with the 760 & 800 Westchester Avenue Companion Loan as a single whole loan.

Appointment of Special Servicer. The WFCM 2015-NXS1 Directing Holder will have the right, with or without cause, to replace the WFCM 2015-NXS1 Special Servicer then acting with respect to the 760 & 800 Westchester Avenue Loan Combination and appoint a replacement special servicer in lieu thereof as long as such replacement special servicer is a “qualified servicer” (as described in the 760 & 800 Westchester Avenue Intercreditor Agreement) and satisfies the other conditions set forth in the WFCM 2015-NXS1 Pooling and Servicing Agreement.

The Gateway Portfolio Loan Combination

General. The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Gateway Portfolio, representing approximately 1.6% of the Initial Outstanding Pool Balance, with a Cut-off Date Balance of $23,754,088 (the “Gateway Portfolio Mortgage Loan”), is part of a loan combination comprised of 2 promissory notes, each of which is secured by the same mortgage instruments on the same underlying Mortgaged Property (the “Gateway Portfolio Mortgaged Property”). The Gateway Portfolio Mortgage Loan is evidenced by Note A-1, with an original principal balance of $24,000,000 and a Cut-off Date Balance of $23,754,088. The portion of the Gateway Portfolio Loan Combination (as defined below) evidenced by promissory note A-2, with an original principal balance of $14,420,000 and a Cut-off Date Balance of $14,272,248, which is currently held by the WFCM 2015-NXS1 issuing entity is referred to in this free writing prospectus as the “Gateway Portfolio Companion Loan” and is pari passu in right of payment with the Gateway Portfolio Mortgage Loan. The Gateway Portfolio Mortgage Loan and the Gateway Portfolio Companion Loan are collectively referred to in this free writing prospectus as the “Gateway Portfolio Loan Combination.” The Gateway Portfolio Companion Loan will not be transferred to the Issuing Entity and will not be part of the Mortgage Pool.

The holders of the Gateway Portfolio Loan Combination (the “Gateway Portfolio Noteholders”) have entered into a co-lender agreement that sets forth the respective rights of each Gateway Portfolio Noteholder (the “Gateway Portfolio Intercreditor Agreement”).

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Servicing. The Gateway Portfolio Loan Combination will be serviced by the Master Servicer and the Special Servicer pursuant to the terms of the Pooling and Servicing Agreement. Subject to the terms of the Gateway Portfolio Intercreditor Agreement, all decisions, consents, waivers, approvals and other actions on the part of any Gateway Portfolio Noteholder will be effected in accordance with the Pooling and Servicing Agreement.

Advancing. The Master Servicer or the Trustee, as applicable, will be responsible for making: (i) P&I Advances on the Gateway Portfolio Mortgage Loan (but not on the Gateway Portfolio Companion Loan) pursuant to the Pooling and Servicing Agreement, in each case, unless the Master Servicer, the Special Servicer or the Trustee, as applicable, determines that such an Advance would be a Nonrecoverable Advance; and (ii) Property Advances with respect to the Gateway Portfolio Loan Combination, in each case unless a similar determination of nonrecoverability is made under the Pooling and Servicing Agreement.

Distributions. The Gateway Portfolio Intercreditor Agreement sets forth the respective rights of each of the Gateway Portfolio Noteholders and provides, in general, that all payments, proceeds and other recoveries on or in respect of the Gateway Portfolio Loan Combination will be applied to the Gateway Portfolio Mortgage Loan and the Gateway Portfolio Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the applicable master servicer and special servicer in accordance with the terms of the applicable pooling and servicing agreement).

Consultation and Control. The directing holder under the Gateway Portfolio Intercreditor Agreement with respect to the Gateway Portfolio Loan Combination will be the Controlling Class Representative. Certain decisions to be made with respect to the Gateway Portfolio Loan Combination, including certain major decisions and the implementation of any recommended actions outlined in an asset status report pursuant to the Pooling and Servicing Agreement, will require the approval of the Controlling Class Representative.

Pursuant to the terms of the Gateway Portfolio Intercreditor Agreement, the Gateway Portfolio Non-Controlling Note Holders will have the right to (i) receive copies of all notices, information and reports that the Special Servicer is required to provide to the Controlling Class Representative within the same time frame it is required to provide such notices, information and reports to the Controlling Class Representative and (ii) consult on a strictly non-binding basis with respect to certain major decisions as set forth in the Gateway Portfolio Intercreditor Agreement and the implementation of any recommended actions outlined in an asset status report. The consultation right of the Gateway Portfolio Non-Controlling Note Holders will expire 10 business days after the delivery by the Special Servicer of notice and information relating to the matter subject to consultation, whether or not the Gateway Portfolio Non-Controlling Note Holders has responded within such period; provided, that if a new course of action is proposed that is materially different from the actions previously proposed, the 10 business-day consultation period will begin anew. Notwithstanding the Gateway Portfolio Non-Controlling Note Holders’ consultation rights described above, the Special Servicer is permitted to make any major decision or take any action set forth in an asset status report before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Gateway Portfolio Mortgage Loan and the Gateway Portfolio Companion Loan.

In addition to the consultation rights of the Gateway Portfolio Non-Controlling Note Holders described above, the Gateway Portfolio Non-Controlling Note Holders will have the right to annual conference calls with the Master Servicer or Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the Master Servicer or Special Servicer, as applicable, in which servicing issues related to the Gateway Portfolio Loan Combination are discussed.

The “Gateway Portfolio Non-Controlling Note Holders” means, with respect to the Gateway Portfolio Companion Loan, (i) until the Gateway Portfolio Companion Loan is included in a securitization, the holder of the Gateway Portfolio Companion Loan and (ii) if the Gateway Portfolio Companion Loan is included in a securitization, the party entitled under such securitization to exercise the rights granted to

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the holder of the Gateway Portfolio Companion Loan under the Gateway Portfolio Intercreditor Agreement.

Sale of Defaulted Mortgage Loan. Pursuant to the terms of the Gateway Portfolio Intercreditor Agreement, if the Gateway Portfolio Loan Combination becomes a Defaulted Mortgage Loan pursuant to the terms of the Pooling and Servicing Agreement and thereafter the Special Servicer determines pursuant to the Pooling and Servicing Agreement and the Gateway Portfolio Intercreditor Agreement to pursue a sale of the Gateway Portfolio Mortgage Loan, the Special Servicer will be required to sell the Gateway Portfolio Mortgage Loan together with the Gateway Portfolio Companion Loan as a single whole loan, in accordance with the provisions of the Pooling and Servicing Agreement and the Gateway Portfolio Intercreditor Agreement; provided, that the Special Servicer will not be permitted to sell the Gateway Portfolio Loan Combination without the consent of each Gateway Portfolio Non-Controlling Note Holder unless the Special Servicer has satisfied certain notice and information delivery requirements.

Appointment of Special Servicer. The Controlling Class Representative (prior to a Control Termination Event) or Certificateholders with the requisite percentage of Voting Rights, as described under “The Pooling and Servicing Agreement—Voting Rights” (following a Control Termination Event), will have the right, with or without cause, to replace the Special Servicer and appoint a replacement special servicer in lieu thereof without the consent of the Gateway Portfolio Non-Controlling Note Holders as long as such replacement special servicer is a “qualified servicer” (as described in the Gateway Portfolio Intercreditor Agreement) and satisfies the other conditions set forth in the Pooling and Servicing Agreement.

Additional Mortgage Loan Information

General. The information in this free writing prospectus (including the Annexes to this free writing prospectus) set forth certain information with respect to the Mortgage Loans and Mortgaged Properties. Such information is presented, where applicable, as of the Cut-off Date for each Mortgage Loan, with principal balances adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Information with respect to a Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on the Allocated Loan Amount for such Mortgaged Property. With regard to the Mortgaged Properties located in California, Northern California properties have a zip code greater than 93600 and Southern California properties have a zip code less than or equal to 93600. The statistics in the schedule and tables were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. Such information and operating statements were generally unaudited. The sum of the amounts in any charts throughout this free writing prospectus, including the Annexes to this free writing prospectus, may not equal the indicated total under such column due to rounding.

Net income for a Mortgaged Property as determined in accordance with generally accepted accounting principles (“GAAP”) is not the same as the stated Underwritten Net Cash Flow for such Mortgaged Property as set forth in this free writing prospectus and in the Annexes to this free writing prospectus. In addition, Underwritten Net Cash Flow is not a substitute for, or comparable to, operating income (as determined in accordance with GAAP) as a measure of the results of a property’s operations or a substitute for cash flows from operating activities (determined in accordance with GAAP) as a measure of liquidity. No representation is made as to the future net cash flow of the Mortgaged Properties, nor is the Underwritten Net Cash Flow set forth in this free writing prospectus with respect to any Mortgaged Property intended to represent such future net cash flow.

The ARD Loans. The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Intuit Regional HQ (the “ARD Loan”), representing approximately 1.5% of the Initial Outstanding Pool Balance, provide that if, after a certain date (the “Anticipated Repayment Date”), the related borrower has not prepaid the related ARD Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the “Revised Rate”) rather than the stated Mortgage Rate (the “Initial Rate”). While interest at the Initial Rate will continue to accrue and be payable on a current basis on each ARD Loan after its Anticipated Repayment Date, the payment of Excess

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Interest, to the extent actually collected, will be deferred and will be required to be paid, with interest (to the extent permitted under applicable law), only after the outstanding principal balance of such ARD Loan has been paid in full, at which time any Excess Interest actually collected will be paid to the holders of the Class V Certificates. The foregoing features, to the extent applicable, are designed to increase the likelihood that each ARD Loan will be prepaid by the related borrower on or about the applicable Anticipated Repayment Date. There can be no assurance that the borrower will pay the related ARD Loan in full on or near its Anticipated Repayment Date.

“Excess Interest” with respect to an ARD Loan is the interest accrued at the related Revised Rate in respect of such ARD Loan after the related Anticipated Repayment Date in excess of the interest accrued at the Initial Rate in respect of such ARD Loan, plus any compound interest thereon at the related Revised Rate, to the extent permitted by applicable law.

Definitions. For purposes of this free writing prospectus, including the information presented in the Annexes to this free writing prospectus, the indicated terms have the following meanings:

(a)        “Administrative Fee Rate” for each Mortgage Loan is the percentage rate per annum set forth in Annex A-1 to this free writing prospectus for such Mortgage Loan that is payable in respect of the administration of such Mortgage Loan (which includes the applicable Servicing Fee Rate, Trustee/Certificate Administrator Fee Rate, Operating Advisor Fee Rate, CREFC® License Fee Rate and the fee rate paid to the subservicer, if any).

(b)        “ADR” means, for any hospitality property, average daily rate.

(c)        “Allocated Loan Amount” generally means, (a) with respect to any single Mortgaged Property that is the only real property collateral for the related Mortgage Loan, the total outstanding principal balance of such Mortgage Loan; and (b) with respect to any Mortgaged Property that is one of multiple Mortgaged Properties securing a Mortgage Loan, the portion of the total outstanding principal balance of such Mortgage Loan allocated to the subject Mortgaged Property in accordance with net cash flow, appraised value or otherwise in accordance with or as set forth in the related Mortgage Loan Documents.

(d)        “Annual Debt Service” generally means, for any Mortgage Loan, 12 times the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date (but without regard to any leap year adjustments), provided that: (i) in the case of a Mortgage Loan that provides for interest-only payments through maturity, the aggregate interest payments scheduled to be due on the Due Date following the Cut-off Date and the 11 Due Dates thereafter for such Mortgage Loan; and (ii) in the case of a Mortgage Loan that provides for an initial interest-only period and provides for scheduled amortization payments thereafter, 12 times the monthly payment of principal and interest payable during the amortization period. Monthly debt service and the debt service coverage ratios are also calculated using the average of the principal and interest payments for the first twelve payment periods of the Mortgage Loan following the Cut-off Date (but without regard to any leap-year adjustments), subject to the proviso to the prior sentence. In the case of a Mortgage Loan with one or more related Companion Loans, Annual Debt Service is calculated with respect to the Mortgage Loan including any Companion Loan. In the case of the Mortgaged Property identified on Annex A-1 to this free writing prospectus as 760 & 800 Westchester Avenue, which secures a Mortgage Loan representing approximately 2.3% of the Initial Outstanding Pool Balance, following an initial interest only period of 60 months, the Mortgage Loan amortizes based on a non-standard amortization schedule attached to this free writing prospectus as Annex H-1, and the Annual Debt Service for the Mortgage Loan is based on the first 12 months of amortizing payments. In the case of the Mortgaged Property identified on Annex A-1 to this free writing prospectus as 7 Eleven & Walgreens Portfolio, which secures a Mortgage Loan representing approximately 1.5% of the Initial Outstanding Pool Balance, following an initial interest only period of 101 months, the Mortgage Loan amortizes based on a non-standard amortization schedule attached to this free writing prospectus as Annex H-2, and the Annual Debt Service for the Mortgage Loan is based on the first 12 months of amortizing payments.

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(e)        “Appraised Value” means, for any Mortgaged Property, the appraised value of such Mortgaged Property as determined by the most recent third party appraisal of the Mortgaged Property available to the applicable Mortgage Loan Seller. In certain cases, the appraisals state an “as complete” value for the related Mortgaged Property that assume that certain events will occur with respect to the re-tenanting, construction renovation or repairs at such Mortgaged Property. The Appraised Value set forth on Annex A-1 is the “as-is” value unless otherwise specified. In the case of the Hampton Inn St. Charles Mortgage Loan, representing approximately 0.6% of the Initial Outstanding Pool Balance, the loan-to-value ratio for such Mortgage Loan has been calculated based on the “as complete” appraised value of $11,400,000. Based on the “as-is” appraised value of $8,400,000, the loan-to-value ratio for such Mortgage Loan is 97.9% and the loan-to-value ratio at maturity for such Mortgage Loan is 91.6%. In the case of the Hampton Inn Rochester Mortgage Loan, representing approximately 0.5% of the Initial Outstanding Pool Balance, the loan-to-value ratio for such Mortgage Loan has been calculated based on the “as complete” appraised value of $10,000,000. Based on the “as-is” appraised value of $7,300,000, the loan-to-value ratio for such Mortgage Loan is 98.0% and the loan-to-value ratio at maturity for such Mortgage Loan is 91.8%.

(f)         “Balloon Balance” means, with respect to any Mortgage Loan, the principal amount that will be due at maturity (or, in the case of any ARD Loan, at the related Anticipated Repayment Date) for such Mortgage Loan, assuming no payment defaults or principal prepayments.

(g)        “CREFC® License Fee” means, with respect to each Mortgage Loan (including any REO Loan or any Mortgage Loan that has been defeased) for any related Interest Accrual Period, the amount of interest accrued during such related Interest Accrual Period at the related CREFC® License Fee Rate on the same balance, in the same manner and for the same number of days as interest at the applicable Mortgage Rate accrued with respect to such Mortgage Loan during such related Interest Accrual Period.

(h)        “CREFC® License Fee Rate” means 0.0005% per annum.

(i)         “Cut-off Date Loan-to-Value Ratio,” “Loan-to-Value Ratio,” “Cut-off Date LTV,” “Cut-off Date LTV Ratio,” “LTV Ratio” or “Current LTV” means, with respect to any Mortgage Loan, (a) the Cut-off Date Balance of such Mortgage Loan divided (b) by the Appraised Value of the related Mortgaged Property or Mortgaged Properties. In the case of a Mortgage Loan that is part of a Loan Combination, unless otherwise indicated, loan-to-value ratios were calculated with respect to the Mortgage Loan including any related Companion Loan. For a calculation of the loan-to-value ratio for each Mortgage Loan that is part of a Loan Combination including the related Companion Loans, see “—Loan Combinations” above. In the case of certain of the Mortgage Loans, the Loan-to-Value Ratio for such Mortgage Loans has been calculated based on the “as complete” Appraised Value of the related Mortgaged Property. In the case of the 1800 41 Street Mortgage Loan, representing approximately 1.9% of the Initial Outstanding Pool Balance, the Loan-to-Value Ratio was calculated based on the Cut-off Date Balance of the Mortgage Loan less an $1,750,000 earnout reserve. The Loan-to-Value Ratio for such Mortgage Loan including the earnout reserve is 72.5%. In the case of the North Park Commons Mortgage Loan, representing approximately 1.7% of the Initial Outstanding Pool Balance, the Loan-to-Value Ratio was calculated based on the Cut-off Date Balance of the Mortgage Loan less an $1,500,000 earnout reserve. The Loan-to-Value Ratio for such Mortgage Loan including the earnout reserve is 73.6%. In the case of the The Row Mortgage Loan, representing approximately 0.8% of the Initial Outstanding Pool Balance, the Loan-to-Value Ratio was calculated based on the Cut-off Date Balance of the Mortgage Loan less an $977,000 earnout reserve. The Loan-to-Value Ratio for such Mortgage Loan including the earnout reserve is 75.4%. For further description, see Annex A-1 to this free writing prospectus and the footnotes thereto.

(j)         “Cut-off Date U/W NCF Debt Yield” “, “Underwritten NCF Debt Yield “ or “U/W NCF Debt Yield” means, with respect to any Mortgage Loan, the Underwritten Net Cash Flow for such Mortgaged Property or Mortgaged Properties divided by the Cut-off Date Balance for the related Mortgage Loan. In the case of a Mortgage Loan that is part of a Loan Combination, unless otherwise indicated, debt yields were calculated with respect to such Mortgage Loan including any related Companion Loan. For a calculation of the debt yield for each Mortgage Loan that is part of a Loan

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Combination including the related Companion Loans, see “—Loan Combinations” above. In the case of the 1800 41 Street Mortgage Loan, representing approximately 1.9% of the Initial Outstanding Pool Balance, the Cut-off Date U/W NCF Debt Yield was calculated based on the original principal balance of the Mortgage Loan less an $1,750,000 earnout reserve. The U/W NCF Debt Yield for such Mortgage Loan including the earnout reserve is 8.3%. In the case of the North Park Commons Mortgage Loan, representing approximately 1.7% of the Initial Outstanding Pool Balance, the Cut-off Date U/W NCF Debt Yield was calculated based on the original principal balance of the Mortgage Loan less an $1,500,000 earnout reserve. The U/W NCF Debt Yield for such Mortgage Loan including the earnout reserve is 7.7%. In the case of the The Row Mortgage Loan, representing approximately 0.8% of the Initial Outstanding Pool Balance, the Cut-off Date U/W NCF Debt Yield was calculated based on the original principal balance of the Mortgage Loan less an $977,000 earnout reserve. The U/W NCF Debt Yield for such Mortgage Loan including the earnout reserve is 7.6%. For further description, see Annex A-1 to this free writing prospectus and the footnotes thereto.

(k)        “Cut-off Date U/W NOI Debt Yield,” “Underwritten NOI Debt Yield” or “U/W NOI Debt Yield” means, with respect to any Mortgage Loan, the Underwritten Net Operating Income for such Mortgaged Property or Mortgaged Properties divided by the Cut-off Date Balance for the related Mortgage Loan. In the case of a Mortgage Loan that is part of a Loan Combination, unless otherwise indicated, debt yields were calculated with respect to the Mortgage Loan including any related Companion Loan. For a calculation of the debt yield for each Mortgage Loan that is part of a Loan Combination including the related Companion Loans, see “—Loan Combinations” above. In the case of the 1800 41 Street Mortgage Loan, representing approximately 1.9% of the Initial Outstanding Pool Balance, the Cut-off Date U/W NOI Debt Yield was calculated based on the original principal balance of the Mortgage Loan less an $1,750,000 earnout reserve. The U/W NOI Debt Yield for such Mortgage Loan including the earnout reserve is 9.6%. In the case of the North Park Commons Mortgage Loan, representing approximately 1.7% of the Initial Outstanding Pool Balance, the Cut-off Date U/W NOI Debt Yield was calculated based on the original principal balance of the Mortgage Loan less an $1,500,000 earnout reserve. The U/W NOI Debt Yield for such Mortgage Loan including the earnout reserve is 8.1%. In the case of the The Row Mortgage Loan, representing approximately 0.8% of the Initial Outstanding Pool Balance, the Cut-off Date U/W NOI Debt Yield was calculated based on the original principal balance of the Mortgage Loan less an $977,000 earnout reserve. The U/W NOI Debt Yield for such Mortgage Loan including the earnout reserve is 7.6%. For further description, see Annex A-1 to this free writing prospectus and the footnotes thereto.

(l)         “GLA” means gross leasable area.

(m)       “Interest Rate” means, with respect to any Mortgage Loan, the related Mortgage Rate, in each case without giving effect to a default rate or, in the case of an ARD Loan, the related Revised Rate.

(n)        “Leased Fee” means a Mortgaged Property type where the collateral consists of the Borrower’s fee interest in land (excluding the improvements on the related Mortgaged Property) that is subject to a ground lease (or, with respect to a leasehold interest that is a space lease or air rights lease, the space lease or air rights lease). With respect to any Mortgage Loan evidenced by a Leased Fee interest, the tenant or tenants at the related improvements (which are not collateral for the Mortgage Loan) are not included in statistical information herein regarding the tenants at the Mortgaged Properties.

(o)        “LTV Ratio at Maturity,” “Balloon LTV” or “Maturity Date LTV” means, with respect to any Mortgage Loan, (a) the Balloon Balance for such Mortgage Loan, divided by (b) the Appraised Value of the related Mortgaged Property or Mortgaged Properties. In the case of a Mortgage Loan that is part of a Loan Combination, unless otherwise indicated, loan-to-value ratios were calculated with respect to the Mortgage Loan including any related Companion Loans. For a calculation of the loan-to-value ratio for each Mortgage Loan that is part of a Loan Combination including the related Companion Loan, see “—Loan Combinations” above. In the case of an ARD Loan, the LTV Ratio at Maturity or the Anticipated Repayment Date is calculated with respect to the related Balloon Balance on the related Anticipated Repayment Date. In the case of certain of the Mortgage Loans, the LTV

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Ratio at Maturity for such Mortgage Loans has been calculated based on the “as complete” Appraised Value of the related Mortgaged Property. For further description, see Annex A-1 to this free writing prospectus and the footnotes thereto.

(p)        “MSA” means metropolitan statistical area.

(q)        “Net Operating Income” or “NOI,” with respect to any Mortgaged Property, means historical net operating income for the annual or other period specified (or ending on the “NOI Date” specified). In general, it is the revenue derived from the use and operation of such Mortgaged Property less the sum of (a) actual operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising) and (b) actual fixed expenses (such as insurance, real estate taxes and, if applicable, ground, space or air rights lease payments). Net operating income generally does not reflect (i.e., it does not deduct for) capital expenditures, including tenant improvement costs and leasing commissions, interest expenses and non-cash items such as depreciation and amortization.

(r)         “NRA” means net rentable area.

(s)        “Occupancy” means the percentage of Square Feet, Units, Rooms, Keys, Pads or Beds, as the case may be, of a Mortgaged Property that was occupied or leased as of or, in the case of certain properties, average Units, Keys or Rooms so occupied over a specified period ending on, a specified date (identified on Annex A-1 to this free writing prospectus as the “Occupancy As-of Date”). The Occupancy may have been obtained from the borrower, as derived from the Mortgaged Property’s rent rolls, operating statements or appraisals or as determined by a site inspection of such Mortgaged Property. The Occupancy presented in this free writing prospectus may include unoccupied space leased to an affiliate of the borrower (including space master leased to an affiliate of the borrower to increase occupancy to a “stabilized level”) and space subject to build-out or other construction or renovation and “dark” space as to which the related tenant continues to pay rent. The Occupancy may exclude area currently under renovation. Information on Annex A-1 to this free writing prospectus concerning the “Largest Tenant,” “2nd Largest Tenant,” “3rd Largest Tenant,” “4th Largest Tenant” and “5th Largest Tenant” is presented as of the same date as of which the Occupancy is specified.

(t)         “RevPar” means, for any hospitality property, revenues per available room.

(u)        “Square Feet”, “SF” or “Sq. Ft.” means, in the case of a Mortgaged Property operated as a retail center, office, industrial/warehouse facility, combination retail/office or other special purpose property, the square footage of the net rentable or leasable area.

(v)        “T-12” and “TTM” each means trailing 12 months.

(w)       “Term to Maturity” means, with respect to any Mortgage Loan, the remaining term, in months, from the Cut-off Date for such Mortgage Loan to the related maturity date or, in the case of an ARD Loan, the related Anticipated Repayment Date, as applicable. Annex A-1 to this free writing prospectus indicates which Mortgage Loans are ARD Loans.

(x)        “Underwritten Net Cash Flow,” “Underwritten NCF” or “U/W NCF,” with respect to any Mortgaged Property, means the Underwritten Net Operating Income decreased by the estimated capital expenditures and reserves for capital expenditures, including tenant improvement costs and leasing commissions, as applicable. Underwritten Net Cash Flow generally does not reflect interest expense and non-cash items such as depreciation and amortization.

(y)        “Underwritten Net Operating Income,” “Underwritten NOI,” or “U/W NOI,” with respect to any Mortgaged Property, means an estimate of cash flow available for debt service in a typical year of stable, normal operations as determined by the related Mortgage Loan Seller. In general, it is the estimated U/W Revenue derived from the use and operation of such Mortgaged Property (in certain cases, however, inclusive of rents under master leases with an affiliate of the borrower that relate to

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space not used or occupied by the master lease tenant) less the sum of (a) estimated operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising); and (b) estimated fixed expenses (such as insurance, real estate taxes and, if applicable, ground, space or air rights lease payments). The Underwritten Net Operating Income for each Mortgaged Property is calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual net cash flow for such Mortgaged Property to differ materially from the Underwritten Net Operating Income set forth in this free writing prospectus. Certain of such assumptions and subjective judgments of each Mortgage Loan Seller relate to future events, conditions and circumstances, including future expense levels, future increases in rents over current rental rates (including in circumstances where a tenant may currently be in a free or reduced rent period), future vacancy rates, the levels and stability of cash flows for properties with short term rentals (such as hospitality properties and self-storage facilities), commencement of occupancy and rent payments with respect to leases for which rentals have not yet commenced and/or a “free rent” period is still in effect, the re-leasing of vacant space and the continued leasing of occupied space, which will be affected by a variety of complex factors over which none of the Depositor, the applicable Mortgage Loan Seller, the Master Servicer or the Special Servicer have control. In certain cases, Net Operating Income includes rents paid on “dark” space by a tenant that has ceased operations at the subject mortgaged property prior to the end of its lease. In some cases, the Underwritten Net Operating Income set forth in this free writing prospectus for any Mortgaged Property is higher, and may be materially higher, than the annual net operating income for such Mortgaged Property based on historical operating statements.

In determining Underwritten Net Operating Income for a Mortgaged Property, the applicable Mortgage Loan Seller generally relied on rent rolls and/or other generally unaudited financial information provided by the respective borrowers; and in some cases, the appraisal, borrower budgets and/or local market information was the primary basis for the determination. From that information, the applicable Mortgage Loan Seller calculated stabilized estimates of cash flow that took into consideration historical financial statements (where available), appraiser estimates, borrower budgets, material changes in the operating position of a Mortgaged Property of which the applicable Mortgage Loan Seller was aware (e.g., current rent roll information including newly signed leases (regardless of whether the tenant has taken occupancy), near term rent steps, expirations of “free rent” periods, market rents, and market vacancy data), and estimated capital expenditures, leasing commissions and tenant improvement costs. In certain cases, the applicable Mortgage Loan Seller’s estimate of Underwritten Net Operating Income reflected differences from the information contained in the operating statements obtained from the respective borrowers (resulting in either an increase or decrease from the recent historical net operating income set forth therein) based upon the applicable Mortgage Loan Seller’s own analysis of such operating statements and the assumptions applied by the respective borrowers in preparing such statements and information. In certain instances, for example, property management fees and other expenses may have been taken into account in the calculation of Underwritten Net Operating Income even though such expenses may not have been reflected in actual historic operating statements. In most of those cases, the information was annualized, with some exceptions, before using it as a basis for the determination of Underwritten Net Operating Income. In certain cases with respect to certain credit rated tenants, or credit worthy tenants, the applicable Mortgage Loan Seller may have calculated Underwritten Net Operating Income based on certain adjustments to the rental income, such as using the average rent due under the related lease from such tenant over the Mortgage Loan or lease term.

(z)            “Units” or “Rooms” or “Pads” or “Beds” or “Keys”, means (a) in the case of a Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms or beds in such apartment or (b) in the case of a Mortgaged Property operated as a hospitality property, the number of guest rooms or keys or (c) in the case of a Mortgaged Property operated as a manufactured housing property, if any, the number of pads for manufactured homes or (d) in the case of a Mortgaged Property operated as a parking lot or garage, the number of parking spaces.

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(aa)         “U/W EGI” with respect to any Mortgaged Property, means the gross potential rent, recoveries and other income, less mark-to-market, vacancy and collection loss.

(bb)        “U/W NCF DSCR,” “Underwritten NCF DSCR,” “Debt Service Coverage Ratio” or “DSCR” means, with respect to any Mortgage Loan, (a) the Underwritten Net Cash Flow for the related Mortgaged Property or Mortgaged Properties, divided by (b) the Annual Debt Service for such Mortgage Loan. In the case of a Mortgage Loan that is part of a Loan Combination, unless otherwise indicated, debt service coverage ratios were calculated with respect to the Mortgage Loan including any related Companion Loan. For a calculation of the debt service coverage ratio for each Mortgage Loan that is part of a Loan Combination including the related Companion Loans, see “—Loan Combinations” above. In the case of the Mortgaged Property identified on Annex A-1 to this free writing prospectus as 760 & 800 Westchester Avenue, which secures a Mortgage Loan representing approximately 2.3% of the Initial Outstanding Pool Balance, following an initial interest only period of 60 months, U/W NCF DSCR is based on the related non-standard amortization schedule attached to this free writing prospectus as Annex H-1. In the case of the Mortgaged Property identified on Annex A-1 to this free writing prospectus as 7 Eleven & Walgreens Portfolio, which secures a Mortgage Loan representing approximately 1.5% of the Initial Outstanding Pool Balance, following an initial interest only period of 101 months, U/W NCF DSCR is based on the related non-standard amortization schedule attached to this free writing prospectus as Annex H-2.

In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term. The Underwritten NCF DSCRs are presented in this free writing prospectus for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property to generate sufficient cash flow to repay the related Mortgage Loan. Accordingly, no assurance can be given, and no representation is made, that the Underwritten NCF DSCRs accurately reflect that ability.

(cc)         “U/W NOI DSCR” or “Underwritten NOI DSCR” means, with respect to any Mortgage Loan, (a) the Underwritten Net Operating Income for the related Mortgaged Property or Mortgaged Properties, divided by (b) the Annual Debt Service for such Mortgage Loan. In the case of a Mortgage Loan that is part of a Loan Combination, unless otherwise indicated, debt service coverage ratios were calculated with respect to such Mortgage Loan including any related Companion Loan. For a calculation of the debt service coverage ratio for each Mortgage Loan that is part of a Loan Combination including the related Companion Loans, see “—Loan Combinations” above. In the case of the Mortgaged Property identified on Annex A-1 to this free writing prospectus as 760 & 800 Westchester Avenue, which secures a Mortgage Loan representing approximately 2.3% of the Initial Outstanding Pool Balance, following an initial interest only period of 60 months, U/W NOI DSCR is based on the related non-standard amortization schedule attached to this free writing prospectus as Annex H-1. In the case of the Mortgaged Property identified on Annex A-1 to this free writing prospectus as 7 Eleven & Walgreens Portfolio, which secures a Mortgage Loan representing approximately 2.3% of the Initial Outstanding Pool Balance, following an initial interest only period of 101 months, U/W NOI DSCR is based on the related non-standard amortization schedule attached to this free writing prospectus as Annex H-2.

The Underwritten NOI DSCRs are presented in this free writing prospectus for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property to generate sufficient cash flow to repay the related Mortgage Loan. Accordingly, no assurance can be given, and no representation is made, that the Underwritten NOI DSCRs accurately reflect that ability. See the definition of “U/W NCF DSCR” in

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this free writing prospectus for more information regarding the evaluation of debt service coverage ratios.

(dd)        “U/W Revenue” with respect to any Mortgage Loan, means the gross potential rent (or, in the case of a hospitality mortgaged property, room rent, food and beverage revenues and other hotel income), subject to the assumptions and subjective judgments of each Mortgage Loan Seller as described under the definition of “Underwritten Net Operating Income” in this free writing prospectus.

80 Arkay Drive Collateral Reserve Account.  With respect to the mortgage loan identified on Annex A-1 to this free writing prospectus as 80 Arkay Drive, representing approximately 1.5% of the outstanding pool balance as of the cut-off date, the Certificate Administrator will be required to establish and maintain a segregated trust account pursuant to the Pooling and Servicing Agreement (the “80 Arkay Drive Collateral Reserve Account”), which will be funded by Natixis Real Estate Capital LLC (“Natixis”) in the amount of $1,000,000 on the Closing Date. The Certificate Administrator, at the direction of Natixis, will be required to invest such amounts in the 80 Arkay Drive Collateral Reserve Account in certain permitted investments.  Any and all investment income with respect to such investments will be remitted to Natixis on a monthly basis.

Upon notification from Natixis that one of the following conditions has been satisfied:

                      (i)      the related borrower entering into an executed lease for all or a portion of Suite 210 at the related Mortgaged Property having an average annual base rent that is at least equal to $150,000 (for such purpose, disregarding any free rent provision);

                      (ii)     the then-current annualized aggregate base rent (averaged over the term of the leases) with respect to all of the leases at the related Mortgaged Property is equal to or greater than $2,450,000 (for such purpose, disregarding any free rent provision);

                      (iii)    repayment of such Mortgage Loan in full; and

                      (iv)    the termination of the Issuing Entity,

the Master Servicer, upon confirmation that such condition has been satisfied, will be required to direct the Certificate Administrator to remit any funds then on deposit in the 80 Arkay Drive Collateral Reserve Account to Natixis.

If not released earlier as described in the preceding paragraph, upon liquidation of such Mortgage Loan, the Certificate Administrator, at the direction of the Master Servicer, will be entitled to withdraw from the 80 Arkay Drive Collateral Reserve Account and remit to the Master Servicer for deposit into the Collection Account the amount of any shortfall that remains due and owing from the related borrower under the terms of the related Mortgage Loan Documents. The Master Servicer and the Certificate Administrator will be entitled to rely on an Officer’s Certificate from the Special Servicer certifying as to the amount of such shortfall.

For federal income tax purposes, the 80 Arkay Drive Collateral Reserve Account will not be an asset of either Trust REMIC, but rather will be considered an “outside reserve fund” within the meaning of the REMIC provisions, and such 80 Arkay Drive Collateral Reserve Account will be beneficially owned by Natixis, who will be taxable on all income, if any, with respect thereto.

Certain Terms and Conditions of the Mortgage Loans

Calculation of Interest. All of the Mortgage Loans accrue interest on the basis of the actual number of days elapsed and a 360-day year.

Except in the case of the Mortgage Loans with an Anticipated Repayment Date, none of the Mortgage Loans provide for negative amortization or for the deferral of interest.

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Amortization of Principal. The Mortgage Loans provide for one or more of the following:

(a)           Thirty-eight (38) Mortgage Loans, representing approximately 52.4% of the Initial Outstanding Pool Balance, provide for payments of interest-only for a period of 6 months to 100 months following the Cut-off Date and thereafter provide for regularly scheduled payments of interest and principal based on an amortization period longer than the remaining term of the related Mortgage Loan to maturity and therefore each has an expected Balloon Balance at the related maturity or anticipated repayment date. In the case of the 760 & 800 Westchester Avenue Mortgage Loan, representing approximately 2.3% of the Initial Outstanding Pool Balance as of the Cut-off Date, following an initial interest only period of 60 months, the mortgage loan amortizes based on a non-standard amortization schedule attached to this free writing prospectus as Annex H-1. In the case of the 7 Eleven & Walgreens Portfolio Mortgage Loan, representing approximately 1.5% of the Initial Outstanding Pool Balance as of the Cut-off Date, following an initial interest only period of 101 months, the mortgage loan amortizes based on a non-standard amortization schedule attached to this free writing prospectus as Annex H-2.

(b)           Thirty (30) Mortgage Loans (excluding interest-only and partial interest-only Mortgage Loans), representing approximately 26.2% of the Initial Outstanding Pool Balance, provide for payments of interest and principal as of the Cut-off Date and then have an expected Balloon Balance at the maturity or anticipated repayment date.

(c)           Twelve (12) Mortgage Loans, representing approximately 21.4% of the Initial Outstanding Pool Balance, are interest-only until the related maturity date or anticipated repayment date, including 1 ARD Loan, representing approximately 1.5% of the Initial Outstanding Pool Balance, which provide for an increase in the interest rate after the applicable Anticipated Repayment Date. The Excess Interest with respect to each ARD Loan will be deferred and will not be paid until the principal balance and all other amounts related to such ARD Loan have been paid. Any amount received in respect of that deferred interest will be distributed to the holders of the Class V certificates. See “The Pooling and Servicing Agreement—Accounts—Excess Interest” below. In addition, after the related Anticipated Repayment Date, all excess cash flow from the related Mortgaged Property will be applied to reduce the outstanding principal balance of the related ARD Loan until such balance is reduced to zero.

Prepayment Provisions. The Mortgage Loans generally permit voluntary prepayment without the payment of any penalty on the last 3 to 25 scheduled payment dates (through and including the maturity date or the Anticipated Repayment Date, as applicable, each an “Open Period”). All Yield Maintenance Loans except the 80 Arkay Drive Mortgage Loan, representing approximately 1.5% of the Initial Outstanding Pool Balance, prohibit voluntary prepayment for a specified period from the Closing Date (a “Yield Maintenance Lock-Out Period”), all of the Prepayment Premium Mortgage Loans prohibit voluntary prepayment for a specified period from the Closing Date (a “Prepayment Premium Lock-Out Period”) and all of the Defeasance Loans prohibit Defeasance (as defined below) for at least two years from the Closing Date (a “Defeasance Lock-Out Period”), provided that under certain circumstances as noted in paragraph (a) below, a Defeasance Loan may permit prepayment with yield maintenance prior to the Defeasance Lock-out Period. Any Yield Maintenance Lock-Out Period, Prepayment Premium Lock-Out Period or Defeasance Lock-Out Period are each referred to herein as a “Lock-Out Period”. The weighted average Lock-Out Period remaining from the Cut-off Date for the Mortgage Loans that have a Lock-Out Period is approximately 24 months. The Lock-Out Period, if any, for each Mortgage Loan is set forth on Annex A-1 to this free writing prospectus under the heading “Prepayment Provisions (# of payments).” Each Mortgage Loan restricts voluntary prepayments in one of the following ways:

(a)        Sixty-eight (68) of the Mortgage Loans (the “Defeasance Loans”), representing approximately 87.0% of the Initial Outstanding Pool Balance, permit defeasance only (not voluntary prepayment) after the expiration of a Lock-Out Period and prior to the related Open Period (such period, the “Defeasance Period”), which Defeasance Period is set forth on Annex A-1 to this free writing prospectus under the heading “Prepayment Provisions (# of payments).” In the case of the Mortgage Loans that are secured by multiple Mortgaged Properties (other than through cross-collateralization) and permit partial defeasance, the Mortgage Loan Documents require, among other

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things, that the defeasance collateral be an amount equal to a specified percentage, generally 100% to 125% of the portion of the Allocated Loan Amount with respect to the Mortgaged Property that is to be released.

(b)        Nine (9) of the Mortgage Loans (the “Yield Maintenance Loans”), representing approximately 8.6% of the Initial Outstanding Pool Balance, permit voluntary prepayment of the Mortgage Loan in whole, if accompanied by a Yield Maintenance Charge from the expiration of the applicable Lock-Out Period until the commencement of the Open Period for such Mortgage Loan (such period, in respect of such Yield Maintenance Loans, the “Yield Maintenance Period”). With respect to these Yield Maintenance Loans, the Yield Maintenance Period is identified on Annex A-1 to this free writing prospectus under the heading “Prepayment Provisions (# of payments).”

(c)        Two (2) of the Mortgage Loans, representing approximately 2.9% of the Initial Outstanding Pool Balance, permit voluntary prepayment of the Mortgage Loan in whole, if accompanied by a Yield Maintenance Charge, or defeasance, in each case, after the expiration of a Lock-Out Period until the commencement of the Open Period for such Mortgage Loan.

(d)        One (1) of the Mortgage Loans, representing approximately 1.5% of the Initial Outstanding Pool Balance, permits (i) voluntary prepayment of the Mortgage Loan, without a Lock-Out Period, accompanied by a Yield Maintenance Charge until the commencement of the Open Period for such Mortgage Loan or (ii) defeasance during the Defeasance Period.

With respect to certain Yield Maintenance Loans, the yield maintenance charge (the “Yield Maintenance Charge”) will generally, subject to variations, be equal to the greater of (i) a specified percentage of the amount being prepaid or (ii) the present value as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through the maturity date or the last date of the related Yield Maintenance Period, as applicable, determined by discounting such payments at the “Discount Rate” defined below (or as stated in the related Mortgage Loan Documents), less the amount of principal being prepaid. However, the Yield Maintenance Charge formula in a Yield Maintenance Loan may be significantly different than this formulation.

The term “Discount Rate” referred to in the preceding paragraph, generally means the yield on a U.S. Treasury security that has the most closely corresponding maturity date to the maturity date or the last date of the related Yield Maintenance Period, as applicable, or, the remaining weighted average life of the Mortgage Loan, plus an additional fixed percentage, as applicable of the Mortgage Loan.

With respect to certain other Yield Maintenance Loans, the Yield Maintenance Charge will generally, subject to certain variations, be an amount (in some cases not less than 1.0% of the amount prepaid) equal to the present value of a series of payments, each equal to the Interest Payment Differential as of the date of prepayment and payable on each scheduled due date over the remaining original term of the prepaid Yield Maintenance Loans through and including the stated maturity date or the Anticipated Repayment Date or the date preceding the commencement of the Open Period, as applicable, discounted at the Reinvestment Yield (in some cases, converted to a monthly equivalent yield) as of the date of prepayment for the number of months remaining from such date of prepayment to each scheduled due date through and including the stated maturity date, the Anticipated Repayment Date or the date preceding the commencement of the Open Period, as applicable.

The term “Interest Payment Differential” as used in the prior paragraph with respect to any prepaid Yield Maintenance Loans will generally equal (i) the positive difference, if any, of mortgage interest rate minus the Reinvestment Yield as of the date of prepayment, divided by (ii) 12, and multiplied by (iii) the outstanding principal balance (or the portion thereof being prepaid) of the prepaid Yield Maintenance Loans on the date of prepayment, provided that the Interest Payment Differential will never be less than zero.

The term “Reinvestment Yield” as used in the prior two paragraphs with respect to any prepaid Yield Maintenance Loan will generally equal, depending on the Mortgage Loan, either: (a) the yield calculated by the lender by the linear interpolation of the yields, “as reported in the Federal Reserve Statistical

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Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities” for the week ending prior to the date of prepayment, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the loan maturity date or the Anticipated Repayment Date or the date preceding the commencement of the Open Period, as applicable (and, as used in the second preceding paragraph, converted to a monthly compounded nominal yield); or (b) the lesser of (i) the yield on the U.S. Obligations with the same maturity date as the stated maturity date, the Anticipated Repayment Date or date preceding the commencement of the Open Period, as applicable, of the prepaid Yield Maintenance Loan or, if no such U.S. Obligations issue is available, then the interpolated yield on the two U.S. Obligations issues (primary issues) with maturity dates (one prior to and one following) that are closest to the stated maturity date, the Anticipated Repayment Date or the date preceding the commencement of the Open Period, as applicable, of the prepaid Yield Maintenance Loan or (ii) the yield on the U.S. Obligations with a term equal to the remaining average life of the prepaid Yield Maintenance Loan or, if no such U.S. Obligations are available, then the interpolated yield on the two U.S. Obligations issues (primary issues) with terms (one prior to and one following) that are closest to the remaining average life of the prepaid Yield Maintenance Loan with each such yield being based on the bid price for such issue as published in The Wall Street Journal on the date that is fourteen (14) days prior to the date of prepayment set forth in borrower’s notice of repayment (or, if such bid price is not published on that date, the next preceding date on which such bid price is so published) and converted to a monthly compounded nominal yield.

The term “U.S. Obligations” as used in the prior paragraph shall mean, in general, securities evidencing an obligation to timely pay principal and/or interest in a full and timely manner that are (1) direct obligations of the United States of America for the payment of which its full faith and credit is pledged, not subject to prepayment, call or early redemption, (2) other non-callable “government securities” as defined in Treasury Regulations Section 1.860G-2(a)(8)(ii), or (3) such other instruments as set forth in the related Mortgage Loan Documents.

Notwithstanding the foregoing, Yield Maintenance Charges payable (if at all) in connection with an involuntary prepayment (such as a prepayment resulting from a liquidation following a default) may be calculated in a manner that varies from those described above.

“Prepayment Premium” generally means, with respect to any Mortgage Loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a borrower in connection with a Principal Prepayment on, or other early collection of principal of, that Mortgage Loan. In most cases, a Prepayment Premium will equal a specified percentage of the amount prepaid, which percentage may decline over time for any particular Mortgage Loan.

Prepayment Premiums and Yield Maintenance Charges are distributable as described in this free writing prospectus under “Description of the Offered Certificates—Distributions—Prepayment Premiums and Yield Maintenance Charges.”

Most of the Mortgage Loans permit voluntary prepayment without the payment of a Yield Maintenance Charge or any Prepayment Premium during an “open period” that commences a specified number of payments prior to and including the stated maturity date (or, in the case of an ARD Loan, the related Anticipated Repayment Date), as set forth in Annex A-1 to this free writing prospectus.

Furthermore, certain Mortgage Loans may permit prepayments (with or without the payment of Prepayment Premiums or Yield Maintenance Charges) even during a Lock-Out Period in connection with (i) a property release, or (ii) a severance of cross-collateralization including in connection with the sale of a Mortgaged Property and the assumption of the related Mortgage Loan or allocable portion thereof.

All of the Mortgage Loans that permit voluntary prepayments require that the prepayment be made on the Due Date or, if on a different date, that any prepayment be accompanied by the interest that would accrue through but excluding the next Due Date.

Unless a Mortgage Loan is relatively near its stated maturity date (or Anticipated Repayment Date, as applicable) or unless the sale price or the amount of the refinancing of the related Mortgaged Property is

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considerably higher than the current outstanding principal balance of the Mortgage Loan (due to an increase in the value of the Mortgaged Property or otherwise) and depending on the interest rate environment at the time of prepayment, the Yield Maintenance Charge or Prepayment Premium may offset entirely or render insignificant any economic benefit to be received by a related borrower upon a refinancing or sale of its Mortgaged Property. The Yield Maintenance Charge or Prepayment Premium provision of a Mortgage Loan creates an economic disincentive for the borrower to prepay its Mortgage Loan voluntarily and, accordingly, the related borrower may elect not to prepay its Mortgage Loan. However, we cannot assure you that the imposition of a Yield Maintenance Charge or Prepayment Premium will provide a sufficient disincentive to prevent a voluntary principal prepayment or sufficient compensation to Certificateholders affected by a prepayment.

Certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a Mortgage Loan. The Mortgage Loans generally do not require the payment of Prepayment Premium or Yield Maintenance Charges in connection with a prepayment of the related Mortgage Loan as a result of a casualty or condemnation. Certain of the Mortgage Loans may require the payment of Prepayment Premiums or Yield Maintenance Charges in connection with an acceleration of the related Mortgage Loan. There can be no assurance that the related borrowers will pay the Prepayment Premiums or Yield Maintenance Charges. See “Risk Factors—Risks Related to the Mortgage Loans—Risks Related to Enforceability of Prepayment Premiums, Yield Maintenance Charges and Defeasance Provisions” in this free writing prospectus and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments” in the prospectus.

In the case of most of the Mortgage Loans, if an award or loss resulting from an event of condemnation or casualty is less than a specified percentage of the original principal balance of the Mortgage Loan, the proceeds or award may be applied by the borrower to the costs of repairing or replacing the Mortgaged Property. In other circumstances, the Mortgage Loans provide generally that in the event of a condemnation or casualty, the lender may apply the condemnation award or insurance proceeds to the repayment of debt, without payment of a Prepayment Premium or a Yield Maintenance Charge.

Certain Mortgage Loans may provide that if casualty or condemnation proceeds are applied to partially prepay the Mortgage Loan, the borrower will be permitted to supplement such proceeds with an amount sufficient to prepay the entire principal balance or an allocated portion of the Mortgage Loan. In such event, generally no Prepayment Premium or Yield Maintenance Charge would be required to be paid.

Some of the Mortgage Loans may additionally be secured by cash reserves or irrevocable letters of credit that will be released upon satisfaction by the borrower of leasing-related or other conditions, including, in some cases, achieving specified debt service coverage ratios or loan-to-value ratios. In some cases, a Mortgage Loan’s amortization schedule will be recast upon the occurrence of certain events, including prepayments in connection with partial condemnations or partial casualty losses, property releases or partial prepayment of a Mortgage Loan with a holdback amount via application of the related holdback reserves, cash reserves or letter of credit due to the failure to satisfy performance triggers. For additional information, see Annex A-1 to this free writing prospectus.

Neither the Depositor nor any of the Mortgage Loan Sellers makes any representation as to the enforceability of the provision of any Mortgage Loan requiring the payment of a Prepayment Premium or a Yield Maintenance Charge, or of the collectability of any Prepayment Premium or Yield Maintenance Charge. See “Risk Factors—Risks Related to the Offered Certificates—Risks Related to Prepayments and Repurchases of Mortgage Loans” and “—Yield Considerations” in this free writing prospectus and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments” in the prospectus.

Property Releases. Certain of the Mortgage Loans contain provisions that permit the related borrower to obtain a release of all or a portion of the Mortgaged Property or Mortgaged Properties from the lien of the Mortgage securing such Mortgage Loan.

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All of the Defeasance Loans permit the applicable borrower, after the Defeasance Lock-Out Period, to obtain a release of the Mortgaged Property from the lien of the related Mortgage (“Defeasance” or, the option to cause a Defeasance, the “Defeasance Option”); provided that, among other conditions, (a) no event of default exists; (b) the borrower pays on a Due Date or, in the case of certain Defeasance Loans, any other date, provided that the interest payable through the next Due Date is paid, (the “Release Date”) (i) all principal due on such Due Date and all interest accrued and unpaid on the principal balance of the Note (or, with respect to a partial Defeasance, a portion of the Note) to and including the Release Date and (ii) all other sums, excluding scheduled interest or principal payments, due under the Mortgage Loan and all related Mortgage Loan Documents; and (c) the borrower delivers “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended) or such other securities as permitted by the Internal Revenue Code of 1986, as amended (the “Code”) with respect to a Defeasance, that are acceptable to the Rating Agencies (the “Defeasance Collateral”) in an amount sufficient to make all scheduled payments of principal and interest on or prior to, but as close as possible to, all successive scheduled payment dates from the Release Date to the related maturity date (or the related Anticipated Repayment Date, if applicable), or in certain cases, through the date on which the Mortgage Loan is freely prepayable, in amounts equal to the scheduled payments due on such dates under (or, in the case of the final such date, to pay in full) the Mortgage Loan or the defeased amount thereof in the case of a partial Defeasance. In addition, in connection with a Defeasance, the related borrower is generally required to (i) pay any reasonable costs and expenses incurred in connection with the Defeasance and (ii) deliver a security agreement granting the lender a first priority lien on the Defeasance Collateral. Certain of the Defeasance Loans secured by multiple Mortgaged Properties or secured by an individual Mortgaged Property with an identifiable parcel or parcels permit the release from the lien of the related mortgage of such individual Mortgaged Property or portion of the Mortgaged Property, provided, among other things, (i) and (ii) (listed in the prior sentence) are satisfied and the borrower delivers Defeasance Collateral in an amount sufficient to defease and, as described above, to make payments on, that portion of the subject Defeasance Loans equal to a specified percentage (generally 100% to 125%) of the Allocated Loan Amount for such Mortgaged Property or portion of such Mortgaged Property to be released from the lien of the related Mortgage. With respect to all of the Defeasance Loans, the Defeasance Lock-Out Period is at least two years from the Closing Date. In certain cases a borrower may post Defeasance Collateral sufficient to make payments through the related maturity date or the related Anticipated Repayment Date, if applicable, and thereafter prepay the Mortgage Loan after the date upon which the related Mortgage Loan is freely prepayable, in which case the remaining Defeasance Collateral will be returned to the borrower.

In some cases, the borrower under a defeased loan will be a successor borrower, which entity will assume the obligations of the borrower exercising a Defeasance Option and the original borrower will be released from its obligations under the related Mortgage Loan Documents. If a Mortgage Loan is partially defeased and the successor borrower assumes the borrower’s obligations, the related Note will generally be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

The Depositor makes no representation as to the enforceability of the defeasance provisions of any Mortgage Loan. See “Risk Factors—Risks Related to the Offered Certificates—Risks Related to Prepayments and Repurchases of Mortgage Loans” and “—Yield Considerations” in this free writing prospectus.

In addition to the release of a Mortgaged Property (or portion thereof) by substitution of such Mortgaged Property for Defeasance Collateral, certain of the Mortgage Loans permit the release or substitution of a Mortgaged Property or portion thereof as follows:

The release of a Mortgaged Property, subject to the satisfaction of certain release conditions, including payment of the outstanding loan balance, plus a Yield Maintenance Charge. See “Annex A-1—Certain Characteristics of the Mortgage Loans” for a list of Yield Maintenance Loans.

The release of a portion of a Mortgaged Property (or release of all of a single Mortgaged Property that secures a multi-property Mortgage Loan), subject to satisfaction of certain release conditions, including

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payment of the outstanding loan balance or Allocated Loan Amount, as applicable, plus a Yield Maintenance Charge. For example:

•	With respect to the portfolio of Mortgaged Properties identified on Annex A-1 to this free writing prospectus as Gateway Portfolio, which secures a Mortgage Loan representing approximately 1.6% of the outstanding pool balance as of the cut-off date, the loan documents permit the partial release of an individual Mortgaged Property if, among other conditions: (i) no event of default exists; (ii) the borrower makes a prepayment of principal in an amount equal to 125% of the allocated loan amount with respect to such release property plus a Yield Maintenance Charge; (iii) after giving effect to the release, the loan-to-value ratio is no more than the lesser of (a) the loan-to-value ratio immediately preceding such release and (b) 68.8%; (iv) after giving effect to the release, the debt service coverage ratio is no less than the greater of (a) the debt service coverage ratio immediately preceding such release and (b) 1.58:1.0; and (v) after giving effect to the release, the debt yield is no less than the greater of (a) the debt yield immediately preceding such release and (b) 9.74% and (vi) a REMIC opinion has been obtained.

•	With respect to the Mortgaged Properties identified on Annex A-1 to this free writing prospectus as West-Tel Plaza & Tyler, which secure a Mortgage Loan representing approximately 0.5% of Initial Outstanding Pool Balance, the loan documents permit the release of an individual Mortgaged Property if, among other conditions: (i) no event of default exists; (ii) the borrower makes a prepayment of principal in an amount equal to 120% of the allocated loan amount with respect to such release property plus a Yield Maintenance Charge; (iii) after giving effect to the release, the debt service coverage ratio for the remaining Mortgaged Property is equal to or greater than the greater of (a) the debt service coverage ratio as of the origination date of the Mortgage Loan, and (b) the debt service coverage ratio immediately preceding such release; (iv) after giving effect to such release, the debt yield for the remaining Mortgaged Property is not less than the greater of (a) the debt yield as of the origination date of the Mortgage Loan and (b) the debt yield as of the date immediately preceding such release; and (v) after giving effect to such release, the loan-to-value ratio is no greater than the lesser of (a) the loan-to-value ratio as of the origination date of the Mortgage Loan and (b) the loan-to-value ratio immediately preceding the release.

•	With respect to the portfolio of Mortgaged Properties identified on Annex A-1 to this free writing prospectus as 7 Carnegie Plaza, which secures a Mortgage Loan representing approximately 0.4% of the outstanding pool balance as of the cut-off date, after 12 months from the origination date, the loan documents permit the partial release of an individual Mortgaged Property if, among other conditions: (i) the borrower deposits an amount equal to $360,000 less the then-aggregate amount of monthly rollover deposits that have been deposited into the rollover reserve account subsequent to the origination date, (ii) there are no mezzanine loans outstanding and (iii) the applicable yield maintenance premium is paid.

The release of all or a portion of the Mortgaged Property in connection with a substitution of another property for the Mortgaged Property.

The release of all or a portion of the Mortgaged Property for reasons unique to the specific Mortgage Loan terms.

The release of a portion of a Mortgaged Property (including, in certain cases, a release of development rights such as “air rights” or “mineral rights”), where, in each such case, such release property is vacant, non-income producing or was given no material value in connection with loan origination and underwriting criteria (although the release property may be developed following the release). For example:

•	With respect to the mortgage loan identified on Annex A-1 to this free writing prospectus as 760 & 800 Westchester Avenue, representing approximately 2.3% of the outstanding pool balance as of the cut-off date, the related borrower may obtain the one-time release of a parcel of unimproved real property (or a portion thereof), comprising a portion of the Mortgaged Property if, among

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other conditions: (i) no event of default exists; (ii) at the time of the consummation of the partial release, the release parcel has a tax identification number or a tax assessor’s parcel number that is separate from the remaining parcel; (iii) the remaining parcel has a sufficient number of available parking spaces to satisfy the requirements of all applicable legal requirements and all leases affecting the remaining parcel; and (iv) upon providing notice of its request for the partial release, the related borrower pays the lender a nonrefundable review fee in the amount of $5,000 and upon closing of the partial release, the related borrower pays the lender an amount equal to all out–of–pocket costs and expenses incurred by the lender in connection with, or arising from, the consummation or review of the proposed partial release.

Addition of Real Property to the Mortgaged Property. Certain of the Mortgage Loans provide for the addition of real property to the Mortgaged Property.

Escrows. Certain (but not all) of the Mortgage Loans provide for monthly escrows to cover property taxes, insurance premiums, ground lease payments and ongoing capital replacements. For information regarding certain escrows, see Annex A-1 to this free writing prospectus. In general, no escrow for real estate taxes, ground rents or insurance premiums would be required for any portion of a Mortgaged Property to the extent that a tenant or ground tenant has agreed to pay the real estate taxes and (if applicable) ground rents on, and either self-insure or maintain insurance coverage with respect to, the related Mortgaged Property. In addition, in certain cases such escrows are not required to be paid by the borrower, provided the borrower satisfies certain conditions and/or is not in default under the related Mortgage Loan Documents. Additionally, in certain cases, the borrower may be permitted to provide a letter of credit in lieu of funding an escrow.

Other Financing. The applicable Mortgage Loan Sellers have informed the Depositor that they are aware of the following existing or future permitted indebtedness secured by a Mortgaged Property that also secures a Mortgage Loan:

•	In the case of the 760 & 800 Westchester Avenue Mortgage Loan, representing approximately 2.3% of the Initial Outstanding Pool Balance, the related Mortgaged Property also secures the 760 & 800 Westchester Avenue Companion Loans. See “Description of the Mortgage Pool—Loan Combinations—The 760 & 800 Westchester Avenue Loan Combination” in this free writing prospectus.

•	In the case of the portfolio of Mortgaged Properties identified on Annex A-1 to this free writing prospectus as Gateway Portfolio, which secures a Mortgage Loan representing approximately 1.6% of the Initial Outstanding Pool Balance, the related Mortgaged Property also secures the Gateway Portfolio Companion Loan. See “Description of the Mortgage Pool—Loan Combinations—The Gateway Portfolio Loan Combination” in this free writing prospectus.

The Mortgage Loans generally prohibit the related borrower from incurring secured or unsecured indebtedness, other than trade payables and other debt incurred in the ordinary course of business, including for furniture, fixtures and equipment.

The Mortgage Loan Documents generally prohibit the pledge or transfer of the related Mortgaged Property or the controlling ownership interests in the related borrower above certain percentage thresholds without lender consent (which, in some cases, may not be unreasonably withheld), other than certain specified transfers, including but not limited to:

•	transfers related to family and estate planning,

•	transfers related to the death or physical or mental disability of an equity holder,

•	transfers of a passive interest or less than a controlling interest in the borrower,

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•	transfers to borrower affiliates or to other existing members, partners, shareholders or other equity holders in the borrower and their respective affiliates and/or family members, as applicable, or between holders of tenant-in-common interests in the Mortgaged Property,

•	transfers in connection with mergers, consolidations and similar transactions involving affiliated companies,

•	transfers (including mergers, consolidations and similar transactions) involving publicly traded entities,

•	transfers of stock listed on a nationally recognized stock exchange,

•	transfers among affiliated borrowers with respect to any multi-property Mortgage Loans,

•	transfers which consolidate tenant-in-common ownership into one or more surviving tenant-in-common borrowers,

•	transfers of tenant-in-common interests to third parties, subject in some cases to lender approval if such transfers are in excess of specified thresholds,

•	transfers to a pre-approved person or entity or an entity controlled by a pre-approved person or entity,

•	transfers to any person or entity so long as certain specified persons or entities, or persons or entities satisfying specified criteria, remain in control or acquire control of the day-to-day operations of the borrower,

•	transfers to certain qualifying entities, which entities generally are required to satisfy, or be under the control of other entities that satisfy, specified criteria, such as net worth and/or experience related tests and satisfy conditions specified in the Mortgage Loan Documents but for which lender consent may not be required,

•	transfers related to the foreclosure of existing or permitted mezzanine debt,

•	transfers as to which a No Downgrade Confirmation is obtained, or

•	other transfers customarily acceptable to prudent commercial, multifamily and manufactured housing community mortgage lending institutions with respect to comparable property and transfers of a similar nature to the foregoing meeting the requirements of the Mortgage Loan Documents.

For certain permitted transfers that would not trigger the due-on-sale provision in the related Mortgage Loan Documents, see Annex G to this free writing prospectus.

Also, to the extent Mortgage Loan Documents permit mezzanine debt or to the extent a non-controlling equity holder in the borrower is entitled to a preferred return on its investment, under certain circumstances, a transfer of a controlling interest in the borrower to the holder of the mezzanine debt or the preferred equity holder may occur without lender consent and such transfer would not trigger the “due-on-sale” provision in the related Mortgage Loan Documents.

Certain Mortgage Loans also permit the borrower’s parent to pledge direct or indirect ownership interests in the borrower in connection with corporate financing arrangements, provided that such financing is also secured by a significant number of assets other than such ownership interests in the borrower.

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The Mortgage Loan Sellers have notified the Depositor that they are aware of the following borrower entities (or the direct parent) in which another entity is the holder of a preferred equity investment in the borrower (or direct parent) or where such a preferred equity investment is permitted in the future.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified as Ocean Key Resort and Spa on Annex A-1 to this free writing prospectus, representing approximately 5.1% of Initial Outstanding Pool Balance, Noble Ocean Edge LLC holds a preferred equity interest in the direct parent company of the borrower in the amount of $4.6 million. In addition, RECP III Noble Investors, LLC and RECP III Noble Co-Investors A, LLC (the “RECP Investors”, and together with Noble Ocean Edge LLC, the “Preferred Investors”) hold a preferred equity interest in the indirect parent company of the borrower in the amount of $45.5 million, which is secured by the equity interests in three properties, one of which is the Ocean Key Resort and Spa Property. The Preferred Investors are entitled to an 8.0% return, subject to increase following certain events of default. The borrower’s direct parent company is required to redeem the interests of the RECP Investors by no later than August 1, 2016, which date has been extended a total of two times. Failure to redeem the interests will result in a change in ownership of the direct parent company (and indirectly the borrower) from the mortgage loan sponsor to RECP III Noble Investors, LLC; however, the RECP Investors have no other cure rights.

•	With respect to the Mortgage Loan identified on Annex A-1 to this free writing prospectus as The Plaza at Harmon Meadow, representing approximately 3.3% of the Initial Outstanding Pool Balance, on and after the date that is thirty days following the securitization closing date, the borrower and/or its direct and indirect equity owners are permitted to obtain a preferred equity investment (the “Preferred Equity Investment”), subject to the lender’s determination in its sole discretion that certain conditions have been met including (i) no event of default has occurred and is continuing; (ii) the debt service coverage ratio (calculated based on the then-outstanding principal amount of the related mortgage loan and the related mezzanine loan, in each case assuming a 30-year amortization period, and the redemption price and stated preferred rate of return due with respect to the proposed Preferred Equity Investment) is at least 1.15x; and (iii) the lender receives confirmation from each Rating Agency rating the Certificates that the proposed Preferred Equity Investment will not result in any downgrade, qualification or withdrawal of the then-current rating on any Class of Certificates.

•	With respect to the Mortgage Loan identified on Annex A-1 to this free writing prospectus as 100 Pearl Street, representing approximately 1.9% of the Initial Outstanding Pool Balance, the related borrower consists of two special purpose companies. One of these companies (SGS Pearl LLC) is entitled to receive a 10% preferred return on the balance of its capital contribution before available cash is distributed to both borrowers in accordance with their pro rata ownership interests.

Preferred equity often provides for a higher rate of return to be paid to its holders and functions in some respects similarly to mezzanine indebtedness, including (i) reducing a principal’s economic stake in the related Mortgaged Property, (ii) reducing cash flow on the borrower’s Mortgaged Property after the payment of debt service and after payments on the preferred equity, (iii) potentially increasing the likelihood that the borrower will permit the value or income producing potential of a Mortgaged Property to fall and (iv) potentially increasing the risk that a borrower will default on the Mortgage Loan.

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The Mortgage Loan Sellers have notified the Depositor that they are aware of the following existing mezzanine debt:

Mortgage Loan	Mortgage Loan Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mezzanine Debt Cut-off Date Balance	Annual Interest Rate on Mezzanine Loan	Co- terminous with Mortgage Loan	Inter- creditor Agreement	Total Debt Cut-Off Date LTV	Total Debt U/W NCF DSCR	Total Debt U/W NOI Debt Yield
The Plaza at Harmon Meadow(1)	$48,875,000	3.3%	$6,750,000	10.5000%	Yes	Yes	84.9%	1.45x	8.2%
760 & 800 Westchester Avenue(2)	$33,000,000	2.3%	$10,000,000	11.1100%	Yes	Yes	72.8%	1.13x	8.2%
Saunders Industrial Portfolio(3)	$22,500,000	1.5%	$2,000,000	14.1485%	Yes	Yes	79.7%	1.14x	9.3%

(1)	The related mezzanine loan is currently held by REFH SR Mezz LLC (a third party not related to BNY Mellon).

(2)	The related mezzanine loan is currently held by RMEZZ Westchester Ave, LLC (a third party not related to Natixis).

(3)	The related mezzanine loan is currently held by Jefferies LoanCore LLC or an affiliate.

Each mezzanine loan related to the above described Mortgage Loans is generally subject to an intercreditor agreement between the holder of the related mezzanine loan and the related lender under the related Mortgage Loan that, in each case, sets forth the relative rights and priorities between the holders of the related Mortgage Loan and the related mezzanine loan. The intercreditor agreements generally provide, among other things, that (a) the related mezzanine loan lender will have certain rights to receive notice of and cure defaults under the related Mortgage Loan prior to any acceleration or enforcement of the related Mortgage Loan, (b) upon the occurrence of an event of default under the related Mortgage Loan beyond any applicable notice and cure period provided for in the applicable intercreditor agreement, the related Mortgage Loan lender will be entitled to receive all payments that are due or that will become due under the related Mortgage Loan from funds that are derived from the mortgaged property before the related mezzanine lender will be permitted to receive payments under the related mezzanine loan from funds that are derived from the mortgaged property (however, in some cases, the mezzanine loan may be prepaid while the related Mortgage Loan remains outstanding and/or the mezzanine lender will be permitted to receive payments from funds distributed to the related mezzanine loan borrower to the extent such distribution was not in violation of the related Mortgage Loan Documents), (c) the related mezzanine loan lender may amend or modify the related mezzanine loan in certain respects without the consent of the related Mortgage Loan lender, (d) upon the occurrence of an event of default under the related mezzanine loan documents, subject to certain conditions, the related mezzanine loan lender may foreclose upon the pledged equity interests in the related Mortgage Loan borrower, which could result in a change of control with respect to the related Mortgage Loan borrower and a change in the management of the related Mortgaged Properties, (e) if an event of default occurs under the related Mortgage Loan, the related Mortgage Loan is accelerated, an enforcement action has been commenced and is continuing under the related Mortgage Loan, a bankruptcy proceeding has been commenced against the Mortgage Loan borrower, or the related Mortgage Loan becomes a specially serviced loan as a result of certain events of default under the related Mortgage Loan, then the related mezzanine loan lender has the right to purchase the related Mortgage Loan, in whole but not in part, for a price generally equal to the outstanding principal balance thereof, together with all accrued interest and certain other amounts due thereon, plus any protective advances made by the related Mortgage Loan lender or its servicer and any interest thereon or on any monthly debt service advances, but generally excluding any late charges, default interest, exit fees, spread maintenance or yield maintenance charges and prepayment premiums, and (f) an event of default under the Mortgage Loan will trigger an event of default under the mezzanine loan. The holder of each mezzanine loan also has consent rights over certain modifications of the related Mortgage Loan prior to an event of default under the related Mortgage Loan and certain limited consent rights over modifications of the related Mortgage Loan entered into in connection with a workout following an event of default under the related Mortgage Loan. The holder of each mezzanine loan may also have certain consent rights with respect to annual budgets, leases and alterations with respect to the related Mortgaged Property, the replacement of the property manager for the Mortgaged Property transfers and pledges of the Mortgage Loan to non-qualified entities. In addition, the Mortgage Loan lender may be prohibited under the intercreditor agreement from accepting a deed-in-lieu of foreclosure from the borrower until it has provided the mezzanine lender with prior written notice of

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such intention and given the mezzanine lender the opportunity to purchase the Mortgage Loan for a specified period of time prior to acceptance of such deed at the purchase price set forth in the immediately preceding clause (e). Upon completion of a foreclosure of a mezzanine loan, the non-recourse carveout guarantor for the related Mortgage Loan may be released from liability under its related guaranty.

With respect to the Mortgage Loans listed in the chart below, the related Mortgage Loan Sellers have informed us that the direct and/or indirect equity owners of the borrower are permitted to pledge their interest in the related borrower as security for a mezzanine loan, subject to the satisfaction of conditions contained in the related Mortgage Loan Documents, including, among other things, a combined maximum loan-to-value ratio, a combined minimum debt service coverage ratio and minimum combined debt yield as listed below:

Mortgage Loan	Cut-off Date Balance	% of Initial Outstanding Pool Balance	Intercreditor Agreement Required	Combined Minimum DSCR	Combined Maximum LTV	Combined Debt Yield
270 Munoz Rivera(1)	$30,000,000	2.1%	Yes	1.60x	66.0%	9.75%
Belamar Hotel	$24,500,000	1.7%	Yes	1.60x	67.3%	10.00%
Hilton Brentwood	$22,500,000	1.5%	Yes	1.65x	75.0%	NAP
DoubleTree South Bend	$20,250,000	1.4%	Yes	1.65x	75.0%	NAP
Sandcastle Inn Pacifica	$18,600,000	1.3%	Yes	1.75x	62.5%	12.00%
Bridgecreek Business Park	$15,600,000	1.1%	Yes	1.39x	63.5%	8.00%
Inn at Marina Del Rey Pacifica	$13,300,000	0.9%	Yes	1.75x	62.5%	12.00%
Valley View Commerce Center	$13,000,000	0.9%	Yes	1.38x	51.0%	8.01%
Inn at Venice Beach Pacifica	$12,625,000	0.9%	Yes	1.75x	62.5%	12.00%
Townhomes With A View	$12,200,000	0.8%	Yes	1.30x	70.0%	NAP
Fountain Valley Business Center	$8,350,000	0.6%	Yes	1.43x	59.6%	8.35%

(1)	The related borrower may obtain an approved mezzanine loan provided, among other things, (i) the mezzanine loan is made one time during the Mortgage Loan term, (ii) in an amount equal to or less than $7,500,000 and (iii) the mezzanine loan is secured only by collateral which is not collateral for the Mortgage Loan.

The specific rights of the related mezzanine lender with respect to any such future mezzanine loan will be specified in the related intercreditor agreement and may include rights substantially similar to the cure and repurchase rights described above. The direct and/or indirect owners of a borrower under a Mortgage Loan are also generally permitted to pledge their interest in such borrower as security for a mezzanine loan (including in connection with a credit facility) in circumstances where the ultimate transfer of such interest to the mezzanine lender would be a permitted transfer under the related Mortgage Loan Documents. Except as disclosed under this “—Other Financing” subsection, we are not aware of any other mezzanine debt affecting borrowers under the Mortgage Loans that we intend to include in the Issuing Entity.

Certain risks relating to additional debt are described in “Risk Factors—Risks Related to the Mortgage Loans—Risks Related to Additional Debt” in this free writing prospectus.

Performance Escrows and Letters of Credit. In connection with the origination of certain Mortgage Loans, the related borrower was required to escrow funds or post a letter of credit related to obtaining certain performance objectives, including reaching targeted debt service coverage or occupancy-related levels. The related Mortgage Loan Documents generally provide that such funds will be released to the related borrower upon the satisfaction of certain conditions and the Special Servicer will in some cases be entitled to make the determination or review the determination by the Master Servicer that such conditions have or have not been satisfied. Additionally, such Mortgage Loans may permit that such funds be applied to reduce the principal balance of the related Mortgage Loan if such conditions are not met or to fund shortfalls in debt service. This will have the same effect on the Certificates as a partial prepayment of such Mortgage Loan. For additional information, see Annex A-1 to this free writing prospectus. See also “Risk Factors—Risks Related to the Offered Certificates—Risks Related to Prepayments and Repurchases of Mortgage Loans” in this free writing prospectus. If such conditions are not satisfied and the mortgagee has the discretion to retain the cash or letter of credit as additional

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collateral, generally, the Master Servicer will be directed in the Pooling and Servicing Agreement to hold the escrows, letters of credit or proceeds of such letters of credit as additional collateral and not use such funds to reduce the principal balance of the related Mortgage Loan, unless holding such funds would otherwise be inconsistent with the Servicing Standard. If such funds are applied to reduce the principal balance of the Mortgage Loan, the Issuing Entity would experience an early prepayment that may adversely affect the yield to maturity on your Certificates. In some cases, the related Mortgage Loan Documents do not require payment of a yield maintenance charge or prepayment premium in connection with such prepayment. In addition, certain other Mortgage Loans have performance escrows or letters of credit, however, these Mortgage Loans do not contain conditions allowing the lender to use such funds to reduce the principal balance of the related Mortgage Loan unless there is an event of default.

“Due-on-Sale” and “Due-on-Encumbrance” Provisions. The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses that, in each case, generally permit the holder of the Mortgage Loan to accelerate the maturity of the Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property (other than as permitted in the Mortgage Loan Documents) without the consent of the lender (which, in some cases, may not be unreasonably withheld). See “—Other Financing” above for a discussion of certain permitted transfers and encumbrances of a Mortgaged Property or an interest in a borrower. The Pooling and Servicing Agreement requires the Special Servicer (other than with respect to any Non-Serviced Mortgage Loan) (but subject to the rights of the Directing Holder and after consultation with the Operating Advisor to the extent described under “The Pooling and Servicing Agreement—The Operating Advisor” in this free writing prospectus), to determine, in a manner consistent with the Servicing Standard, whether to exercise any right the lender may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property. Certain of the Mortgage Loans provide that the lender may condition an assumption of the Mortgage Loan on the receipt of an assumption fee, which in some cases may be up to one percent (or larger) of the then unpaid principal balance of the applicable Note, in addition to the payment of all costs and expenses incurred in connection with such assumption. The Depositor makes no representation as to the enforceability of any due-on-sale or due-on-encumbrance provision in any Mortgage Loan.

Mortgage Loans Subject to Government Assistance Programs. Certain of the Mortgage Loans may be secured now or in the future by Mortgaged Properties that are eligible for and have received low income housing tax credits pursuant to Section 42 of the Code in respect of various units within the Mortgaged Property or have tenants that rely on rent subsidies under various government-funded programs, including the Section 8 Tenant-Based Assistance Rental Certificate Program of the U.S. Department of Housing and Urban Development. For example:

•	In the case of the mortgaged property identified on Annex A-1 as Hoover Square, which secures a mortgage loan representing approximately 0.9% of the outstanding pool balance as of the cut-off date, approximately 15% of the tenants at the mortgaged property participate in the Section 8 Tenant-Based Assistance Rental Certificate Program of the U.S. Department of Housing and Urban Development.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified as Citrus Meadows Apartments on Annex A-1 to this free writing prospectus, representing approximately 0.5% of the Initial Outstanding Pool Balance, approximately 10% of the tenants at the Mortgaged Property participate in the Section 8 Tenant-Based Assistance Rental Certificate Program of the U.S. Department of Housing and Urban Development (“HUD”). However, the borrower has represented that it is not a party to any mandatory HAP contract with HUD.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified as Town Way Place Apartments on Annex A-1 to this free writing prospectus, representing approximately 0.2% of the Initial Outstanding Pool Balance, approximately 17% of the tenants at the Mortgaged Property participate in the HUD Section 8 Tenant-Based Assistance Rental Certificate Program. However, the borrower with respect to such Mortgaged Property is not under any obligation or subject to any restriction requiring it to rent units to Section 8 tenants.

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•	With respect to the Mortgage Loan secured by the Mortgaged Property identified as St. Charles Apartments on Annex A-1 to this free writing prospectus, representing approximately 0.3% of the Initial Outstanding Pool Balance, the Mortgaged Property is subject to a Land Use Restriction Agreement (the “LURA”), which was executed on July 23, 1992 and expires in 2022. Pursuant to the LURA, 100% of the units at the Mortgaged Property must be available to low income tenants at rental rates equal to or less than state mandated levels. Low income tenants are defined by the LURA as tenants at 60.0% of the area’s median income level.

The Depositor gives no assurance that such programs will be continued in their present form or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related Mortgage Loan For additional information, see “Risk Factors—Risks Related to the Mortgage Loans—Multifamily Properties Have Special Risks” in this free writing prospectus.

Delinquency. As of the Cut-off Date, none of the Mortgage Loans were thirty (30) days or more delinquent, or had been thirty (30) days or more delinquent during the twelve (12) calendar months preceding the Cut-off Date.

Borrower Concentrations. Eight (8) groups of Mortgage Loans has related borrowers that are affiliated with one another through partial or complete direct or indirect common ownership, with the groups collectively representing approximately 27.1% of the Initial Outstanding Pool Balance. See “Risk Factors—Risks Related to the Mortgage Loans—Risks Related to Borrower Concentration” in this free writing prospectus.

Single-Tenant Mortgaged Properties. Fifty (50) Mortgaged Properties, which secure Mortgage Loans representing in the aggregate approximately 10.9% of the Initial Outstanding Pool Balance by Allocated Loan Amount (excluding any leased fee property as to which the land, but not the improvements (not collateral), are ground leased to a single tenant), are 100.0% leased to a single tenant. Each of these Mortgaged Properties is generally subject to a single space lease, which in some cases has a primary lease term that expires on or after the maturity date of the related Mortgage Loan, but in other cases does not. See Annex A-1 to this free writing prospectus for Mortgage Loan maturity dates and the lease expiration dates. In addition, certain of these leases may have termination options that are prior to the maturity date of the related Mortgage Loan.

Geographic Location. The Mortgaged Properties are located throughout 26 states and Puerto Rico, with the largest concentration by Initial Outstanding Pool Balance located in California. See “Mortgaged Properties by State and/or Location” in Annex A-2 to this free writing prospectus “Summary—The Mortgage Pool—Characteristics of The Mortgage Pool—Property Locations” in this free writing prospectus for a table setting forth information about the jurisdictions with the greatest concentrations of Mortgaged Properties.

Loan Purpose. Fifty-five (55) of the Mortgage Loans, representing in the aggregate approximately 75.8% of the Initial Outstanding Pool Balance, were originated in connection with the borrower’s refinancing of a previous mortgage loan. Twenty-five (25) of the Mortgage Loans, representing approximately 24.2% of the Initial Outstanding Pool Balance, were originated in connection with the borrower’s acquisition of the related Mortgaged Property. In several cases, the refinancing of a Mortgaged Property with a Mortgage Loan resulted in cash being paid to the related borrower to the extent that the related Mortgage Loan exceeded the amount of the prior loan, refinancing costs and required reserves and escrows.

Properties Underwritten Based on Projections. With respect to 5 Mortgaged Properties, which secure Mortgage Loans representing in the aggregate approximately 4.3% of the Initial Outstanding Pool Balance (by Allocated Loan Amount), such Mortgaged Properties (i) were constructed or the subject of a major renovation that was completed within 12 calendar months prior to the Cut-off Date and therefore the related Mortgaged Property has no prior operating history, (ii) have a borrower or an affiliate under the related Mortgage Loan that acquired the related Mortgaged Property within 12 calendar months prior to the Cut-off Date and such borrower or affiliate was unable to provide the related Mortgage Loan Seller

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with historical financial information for such acquired Mortgaged Property or (iii) are single tenant properties subject to triple-net leases with the related tenant where the related borrower did not provide the related Mortgage Loan Seller with historical financial information for the related Mortgaged Property.

Modified Loans. As of the Cut-off Date, none of the Mortgage Loans were modified due to a delinquency or impending delinquency.

Refinanced Loans. One (1) Mortgage Loan, secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Park Plaza on the Curve, representing approximately 0.6% of the Initial Outstanding Pool Balance, refinanced a prior loan that was in maturity default at the time of refinancing.

Delaware Statutory Trusts May Hinder Recovery

With respect to the Mortgage Loan identified on Annex A-1 to this free writing prospectus as Chicago Retail and Morgan Stanley Tucson, representing 0.9% of the initial outstanding pool balance, the related borrower is a Delaware statutory trust. A Delaware statutory trust is restricted in its ability to actively operate a property. Accordingly, the related borrower has master leased the property to a newly formed, single-purpose entity that is wholly owned by the same entity that owns the signatory trustee for the related borrower. The master lease has been collaterally assigned to the lender and has been subordinated to the related mortgage loan documents. In the case of a mortgaged property that is owned by a Delaware statutory trust, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property.

Changes in Mortgage Pool Characteristics

The description in this free writing prospectus, including Annex A-1 and Annex A-2 to this free writing prospectus, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Certificates, a Mortgage Loan may be removed from inclusion in the securitization transaction described in this free writing prospectus if the Depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this free writing prospectus.

A Current Report on Form 8-K (the “Form 8-K”) will be available to purchasers of the Offered Certificates and will be filed by the Depositor, together with the Pooling and Servicing Agreement, with the SEC. In the event Mortgage Loans are removed from the Mortgage Pool as set forth in the preceding paragraph, such removal will be noted in the Form 8-K, and, if such removal or any other event results in any material pool characteristic of the actual Mortgage Pool differing by 5% or more (other than by reason of the Mortgage Loans converting into cash in accordance with their terms) from the description of the Mortgage Pool in the final prospectus supplement filed with the SEC, such Form 8-K will be filed no later than four business days after the initial issuance of the Offered Certificates. Such Form 8-K will be available to purchasers and potential purchasers of the Offered Certificates.

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DESCRIPTION OF THE OFFERED CERTIFICATES

General

The Certificates will be issued pursuant to the Pooling and Servicing Agreement and will consist of the following classes (each, a “Class”) to be designated as (i) the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F, Class A-M, Class B, Class C, Class D, Class E, Class F and Class G Certificates (collectively, the “Regular Certificates”), (ii) the Class V Certificates, and (iii) the Class R and Class LR Certificates (collectively, the “Residual Certificates” and, together with the Regular Certificates and the Class V Certificates, the “Certificates”). Only the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class X-A, Class A-M, Class B, Class C and Class D Certificates (the “Offered Certificates”) are offered hereby. The Class X-B, Class X-C, Class X-D, Class X-E, Class X-F, Class E, Class F, Class G, Class V, Class R and Class LR Certificates (the “Private Certificates”) are not offered hereby.

The Certificates represent in the aggregate the entire beneficial ownership interest in the Issuing Entity consisting of, among other things: (i) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans due after the Cut-off Date; (ii) the Issuing Entity’s interest in any Mortgaged Property acquired on behalf of the Issuing Entity and, if applicable, the holders of the Serviced Companion Loans through foreclosure, deed in lieu of foreclosure or otherwise (upon acquisition, an “REO Property” and any such property serviced by the Special Servicer pursuant to the Pooling and Servicing Agreement, a “Serviced REO Property”); (iii) the Collection Account (or any custodial account in respect of a Serviced Companion Loan), the Distribution Account, the Excess Liquidation Proceeds Account, the Interest Reserve Account and any account established in connection with REO Properties (an “REO Account”); (iv) all insurance policies with respect to the Mortgage Loans and the Mortgaged Properties, to the extent of the Issuing Entity’s interests therein; (v) the Depositor’s rights and remedies under the Mortgage Loan Purchase Agreements relating to document delivery requirements with respect to the Mortgage Loans and the representations and warranties of the related Mortgage Loan Seller regarding its Mortgage Loans; and (vi) all of the lender’s right, title and interest in the Reserve Accounts and lock box accounts, in each case, to the extent of the Issuing Entity’s interests therein.

Upon initial issuance, the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class A-M, Class B, Class C, Class D, Class E, Class F and Class G Certificates (collectively, the “Sequential Pay Certificates”, and each, a “Sequential Pay Certificate”) will have the following aggregate principal balances (each, a “Certificate Balance”), in each case, subject to a variance of plus or minus 5.0%:

Class	Initial Certificate Balance	Approximate Percentage of Initial Certificate Balance	Approximate Initial Credit Support
Offered Certificates
A-1	$57,360,000	3.921%	30.000	%(1)
A-2	$121,750,000	8.322%	30.000	%(1)
A-SB	$99,640,000	6.811%	30.000	%(1)
A-3	$20,110,000	1.375%	30.000	%(1)
A-4	$150,000,000	10.253%	30.000	%(1)
A-5	$575,197,000	39.318%	30.000	%(1)
A-M	$76,804,000	5.250%	24.750%
B	$107,892,000	7.375%	17.375%
C	$73,146,000	5.000%	12.375%
D	$72,503,000	4.956%	7.419%
Non-Offered Certificates(2)
E	$31,732,000	2.169%	5.250%
F	$31,087,000	2.125%	3.125%
G	$45,717,586	3.125%	0.000%

(1)	Represents the approximate initial credit support for the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 Certificates, in the aggregate.

(2)	The Classes of Certificates set forth below (the “Non-Offered Certificates”) in the table are not offered by this free writing prospectus.

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The Class X-A, Class X-B, Class X-C, Class X-D, Class X-E and Class X-F Certificates will each have a notional balance (the “Notional Balance”), which is used solely for the purpose of determining the amount of interest to be distributed on such Certificates and does not represent the right to receive any distributions of principal.

The Notional Balance of the Class X-A Certificates will equal the aggregate Certificate Balance of each of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5 and Class A-M Certificates outstanding from time to time. In general, the Certificate Balance of each such Class of Certificates will constitute a separate component of the Notional Balance of the Class X-A Certificates. The total initial Notional Balance of the Class X-A Certificates will be approximately $1,100,861,000.

The Notional Balance of the Class X-B Certificates will equal the aggregate Certificate Balance of the Class B and Class C Certificates outstanding from time to time. In general, the Certificate Balance of each such Class of Certificates will constitute a separate component of the Notional Balance of the Class X-B Certificates. The total initial Notional Balance of the Class X-B Certificates will be approximately $181,038,000.

The Notional Balance of the Class X-C Certificates will equal the Certificate Balance of the Class D Certificates outstanding from time to time. In general, the Certificate Balance of such Class of Certificates will constitute the component of the Notional Balance of the Class X-C Certificates. The total initial Notional Balance of the Class X-C Certificates will be approximately $72,503,000.

The Notional Balance of the Class X-D Certificates will equal the Certificate Balance of the Class E Certificates outstanding from time to time. In general, the Certificate Balance of such Class of Certificates will constitute the component of the Notional Balance of the Class X-D Certificates. The total initial Notional Balance of the Class X-D Certificates will be approximately $31,732,000.

The Notional Balance of the Class X-E Certificates will equal the Certificate Balances of the Class F Certificates outstanding from time to time. In general, the Certificate Balance of such Class of Certificates will constitute the component of the Notional Balance of the Class X-E Certificates. The total initial Notional Balance of the Class X-E Certificates will be approximately $31,087,000.

The Notional Balance of the Class X-F Certificates will equal the Certificate Balance of the Class G Certificates outstanding from time to time. In general, the Certificate Balance of such Class of Certificates will constitute the component of the Notional Balance of the Class X-F Certificates. The total initial Notional Balance of the Class X-F Certificates will be approximately $45,717,586.

The Class V, Class R and Class LR Certificates will not have Certificate Balances or Notional Balances.

The Certificate Balance of any Class of Sequential Pay Certificates outstanding at any time represents the maximum amount which the holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans in the Mortgage Pool and the other assets in the Mortgage Pool; provided, however, that in the event that Realized Losses previously allocated to a Class of Sequential Pay Certificates in reduction of the Certificate Balance thereof are recovered subsequent to the reduction of the Certificate Balance thereof to zero, such Class of Sequential Pay Certificates may receive distributions in respect of such recoveries in accordance with the priorities set forth under “—Distributions—Payment Priorities” below.

The respective Certificate Balance of each Class of Sequential Pay Certificates will in each case be reduced by amounts actually distributed thereon that are allocable to principal and by any Realized Losses allocated to such Class of Certificates.

The Notional Balance of the Class X-A Certificates will be reduced to the extent of all reductions in the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5 and Class A-M Certificates. Similarly, the Notional Balance of the Class X-B Certificates will be reduced to the extent of all reductions in the aggregate Certificate Balance of the Class B and Class C

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Certificates, the Notional Balance of the Class X-C Certificates will be reduced to the extent of all reductions in the Certificate Balance of the Class D Certificates, the Notional Balance of the Class X-D Certificates will be reduced to the extent of all reductions in the Certificate Balance of the Class E Certificates, the Notional Balance of the Class X-E Certificates will be reduced to the extent of all reductions in the Certificate Balance of the Class F Certificates and the Notional Balance of the Class X-F Certificates will be reduced to the extent of all reductions in the Certificate Balance of the Class G Certificates.

Distributions

Method, Timing and Amount. Distributions on the Certificates will be made on the fourth business day following the Determination Date in each month, commencing in August 2015 (each, a “Distribution Date”). All distributions (other than the final distribution on any Certificate) will be made by the Certificate Administrator to the persons in whose names the Certificates are registered at the close of business on the last business day of the calendar month immediately preceding the month in which such Distribution Date occurs (the “Record Date”). Such distributions will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder provides the Paying Agent with wiring instructions no less than five business days prior to the related Record Date, or otherwise by check mailed to such Certificateholder. The final distribution on any Offered Certificates will be made in like manner, but only upon presentment and surrender of such Certificate at the location specified in the notice to the holder of that Certificate of such final distribution. All distributions made with respect to a Class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates of that Class based on their respective Percentage Interests. The “Percentage Interest” evidenced by any Certificate (other than the Class V, Class R and Class LR Certificates) is equal to the initial Certificate Balance or Notional Balance thereof as of the Closing Date divided by the initial Certificate Balance or Notional Balance of the related Class and with respect to the Class V, Class R and Class LR Certificates is equal to the percentage interest set forth on the face of the Certificate.

The aggregate distribution to be made with respect to the Regular Certificates on any Distribution Date will equal the Available Funds. The “Available Funds” for any Distribution Date will be the sum of the following amounts (i) all previously undistributed Monthly Payments or other receipts on account of principal and interest on or in respect of the Mortgage Loans (including Unscheduled Payments and Net REO Proceeds, if any, but excluding Excess Liquidation Proceeds) received by or on behalf of the Master Servicer in the Collection Period relating to such Distribution Date; (ii) all P&I Advances made by the Master Servicer or the Trustee, as applicable, in respect of the Mortgage Loans as of such Distribution Date; (iii) all other amounts received by the Master Servicer in such Collection Period and required to be deposited in the Collection Account by the Master Servicer as described in this free writing prospectus under “The Pooling and Servicing Agreement—Accounts”; (iv) without duplication, any late Monthly Payments on or in respect of the Mortgage Loans received after the end of the Collection Period relating to such Distribution Date but prior to the close of business on the business day prior to the Master Servicer Remittance Date; (v) any amounts representing Prepayment Interest Shortfalls remitted by the Master Servicer to the appropriate Collection Account (as described under “—Prepayment Interest Shortfalls” below); and (vi) for the Distribution Date occurring in each March of each calendar year (or February if the final Distribution Date occurs in such month), the Withheld Amounts then on deposit in the Interest Reserve Account as described under “The Pooling and Servicing Agreement—Accounts—Interest Reserve Account” below, but excluding the following (in no order of priority):

(a)           all amounts permitted to be used to reimburse the Master Servicer, the Special Servicer or the Trustee, as applicable, for previously unreimbursed Advances and Workout-Delayed Reimbursement Amounts with interest thereon as described in this free writing prospectus under “The Pooling and Servicing Agreement—Advances”;

(b)           the aggregate amount of the Master Servicing Fee, the Trustee/Certificate Administrator Fee, Operating Advisor Fee, any Operating Advisor Consulting Fees (to the extent that such fee is actually received from the related borrower), CREFC® License Fee, fees for primary servicing

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functions and the other servicing compensation (e.g., Net Prepayment Interest Excess, Net Default Interest, late payment fees (to the extent not applied to the reimbursement of interest on Advances and certain expenses, as provided in the Pooling and Servicing Agreement), Workout Fees, Liquidation Fees, assumption fees, Modification Fees, loan service transaction fees, demand fees, beneficiary statement charges and similar fees payable to the Master Servicer and the Special Servicer), Permitted Special Servicer/Affiliate Fees and the Special Servicing Fee (and other amounts payable to the Special Servicer as described in this free writing prospectus under “The Pooling and Servicing Agreement—Special Servicing—Special Servicing Compensation”), together with interest on Advances to the extent provided in the Pooling and Servicing Agreement, and reinvestment earnings on payments received with respect to the Mortgage Loans (that the Master Servicer or the Special Servicer are entitled to receive as additional servicing compensation), in each case in respect of such Distribution Date;

(c)           all amounts representing scheduled Monthly Payments due after the related Due Date;

(d)           to the extent permitted by the Pooling and Servicing Agreement, that portion of net liquidation proceeds, net insurance proceeds and net condemnation proceeds with respect to a Mortgage Loan which represents any unpaid Servicing Fee, Servicing Compensation, special servicing compensation, Trustee/Certificate Administrator Fee, CREFC® License Fee and Operating Advisor Fee, to which the Master Servicer, the Special Servicer, any subservicer, the Certificate Administrator, the Operating Advisor, CREFC® and/or the Trustee are entitled;

(e)           all amounts representing certain fees and expenses, including indemnity amounts, reimbursable or payable to the Master Servicer, the Special Servicer, the Certificate Administrator (in all of its capacities under the Pooling and Servicing Agreement), the Operating Advisor, CREFC® or the Trustee (in all of its capacities under the Pooling and Servicing Agreement) and other amounts permitted to be retained or withdrawn by the Master Servicer pursuant to the Pooling and Servicing Agreement in respect of various items, including interest on Advances as provided in the Pooling and Servicing Agreement;

(f)            Prepayment Premiums and Yield Maintenance Charges;

(g)           any interest or investment income on funds on deposit in the Collection Account or any interest on permitted investments in which such funds may be invested;

(h)           all amounts received with respect to each Mortgage Loan previously replaced, purchased or repurchased from the Issuing Entity pursuant to the Pooling and Servicing Agreement or a Mortgage Loan Purchase Agreement during the related Collection Period and subsequent to the date as of which such Mortgage Loan was replaced, purchased or repurchased;

(i)             the amount reasonably determined by the Certificate Administrator to be necessary to pay any applicable federal, state or local taxes imposed on the Upper-Tier REMIC or the Lower-Tier REMIC under the circumstances and to the extent described in the Pooling and Servicing Agreement;

(j)             with respect to any Distribution Date occurring in each February, and in any January occurring in a year that is not a leap year, in either case, unless such Distribution Date is the final Distribution Date, the Withheld Amounts to be deposited in the Interest Reserve Account in accordance with the Pooling and Servicing Agreement as described in this free writing prospectus under “The Pooling and Servicing Agreement—Accounts”; and

(k)            Excess Interest.

The “Monthly Payment” with respect to any Mortgage Loan or Serviced Companion Loan (other than any REO Loan) and any Due Date, is the scheduled monthly payment of principal, if any, and interest at the Mortgage Rate, excluding any balloon payment (but not excluding any constant Monthly Payment due on a Balloon Loan), which is payable by the related borrower on such Due Date under the related Note if applicable, allocable to such Mortgage Loan. The Monthly Payment with respect to an REO Loan for any

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Distribution Date is the monthly payment that would otherwise have been payable on the related Due Date had the related Note not been discharged, determined as set forth in the Pooling and Servicing Agreement and on the assumption that all other amounts, if any, due thereunder are paid when due.

A “Balloon Loan” is any Mortgage Loan (or Serviced Loan Combination) that requires a payment of principal on the maturity date in excess of its constant Monthly Payment.

“Unscheduled Payments” are all net liquidation proceeds, net insurance proceeds and net condemnation proceeds payable under the Mortgage Loans, the repurchase price of any Mortgage Loan repurchased by a Mortgage Loan Seller due to a breach of a representation or warranty made by it or as a result of a document defect in the mortgage file or the purchase price paid by the parties described in this free writing prospectus under “The Pooling and Servicing Agreement—Optional Termination” and “—Realization Upon Mortgage Loans,” any shortfall amount paid in connection with the substitution of any Mortgage Loan as described in this free writing prospectus under “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution,” and any other payments under or with respect to the Mortgage Loans not scheduled to be made, including Principal Prepayments received by the Master Servicer (but excluding Prepayment Premiums and Yield Maintenance Charges, if any) during such Collection Period. See “Yield and Maturity Considerations—Yield Considerations—Certain Relevant Factors” in this free writing prospectus.

“Net REO Proceeds” with respect to any Serviced REO Property are all revenues received by the Special Servicer with respect to such Serviced REO Property, net of any insurance premiums, taxes, assessments and other costs and expenses permitted to be paid therefrom pursuant to the Pooling and Servicing Agreement.

“Principal Prepayments” are payments of principal made by a borrower on a Mortgage Loan or Serviced Companion Loan that are received in advance of the scheduled Due Date for such payments and that are not accompanied by an amount of interest representing the full amount of scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

The “Collection Period” with respect to any Distribution Date and each Mortgage Loan, is the period that begins immediately following the Determination Date in the calendar month preceding the month in which such Distribution Date occurs (or, in the case of the initial Distribution Date, immediately following the Cut-off Date) and ends on the Determination Date in the calendar month in which such Distribution Date occurs.

If, in connection with any Distribution Date, the Certificate Administrator has reported the amount of an anticipated distribution to DTC based on the expected receipt of any monthly payment based on information set forth in a report of the Master Servicer or the Special Servicer, or any other monthly payment, balloon payment or prepayment expected to be or which is paid on the last two business days preceding such Distribution Date, and the related borrower fails to make any such payments at such time, the Certificate Administrator will use commercially reasonable efforts to cause DTC to make the revised distribution on a timely basis on such Distribution Date, but there can be no assurance that DTC can do so. The Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer and the Special Servicer will not be liable or held responsible for any resulting delay (or claims by DTC resulting therefrom) in the making of such distribution to Certificateholders. In addition, if the Certificate Administrator incurs out-of-pocket expenses, despite reasonable efforts to avoid/mitigate such expenses, as a consequence of a borrower failing to make such payments, the Certificate Administrator will be entitled to reimbursement from the Issuing Entity. Any such reimbursement will constitute an expense of the Issuing Entity.

The “Determination Date” is the sixth day of each calendar month, or if such sixth day is not a business day, then the next business day, commencing in August 2015.

“Net Default Interest” with respect to any Mortgage Loan and any Distribution Date, any Default Interest accrued on such Mortgage Loan during the preceding Collection Period, less amounts required to pay the Master Servicer, the Special Servicer or the Trustee, as applicable, interest on the related

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Advances on the related Mortgage Loan at the Advance Rate and to reimburse the Issuing Entity for certain additional expenses of the Issuing Entity on the related Mortgage Loan (including Special Servicing Fees, Workout Fees and Liquidation Fees).

“Default Interest” with respect to any Mortgage Loan or Serviced Companion Loan is interest accrued on such Mortgage Loan or Serviced Companion Loan (other than Excess Interest) at the excess of (i) the related Default Rate over (ii)  the related Mortgage Rate.

The “Default Rate” with respect to any Mortgage Loan or Serviced Companion Loan is the per annum rate at which interest accrues on such Mortgage Loan or Serviced Companion Loan following any event of default on such Mortgage Loan or Serviced Companion Loan, including a default in the payment of a Monthly Payment or a balloon payment.

Payment Priorities. As used below in describing the priorities of distribution of Available Funds for each Distribution Date, the terms set forth below will have the following meanings:

The “Interest Accrual Amount” with respect to any Distribution Date and any Class of Certificates (other than the Class V, Class R or Class LR Certificates) is an amount equal to interest for the related Interest Accrual Period at the Pass-Through Rate for such Class on the related Certificate Balance or Notional Balance, as applicable, outstanding immediately prior to such Distribution Date minus the amount of any Net Prepayment Interest Shortfall allocated to such Class with respect to such Distribution Date. Calculations of interest due in respect of the Certificates (other than the Class V, Class R or Class LR Certificates) will be made on the basis of a 360-day year consisting of twelve 30-day months.

“Appraisal Reduction Amount” is the amount described under “—Appraisal Reductions” below.

The “Interest Accrual Period” in respect of each Class of Certificates (other than the Class V, Class R or Class LR Certificates) for each Distribution Date is the calendar month immediately preceding the month in which such Distribution Date occurs.

An “Interest Shortfall” with respect to any Distribution Date for any Class of Certificates (other than the Class V, Class R or Class LR Certificates) is any shortfall in the amount of interest required to be distributed on such Class on such Distribution Date. No interest accrues on Interest Shortfalls.

The “Pass-Through Rate” for any Class of Certificates (other than the Class V, Class R or Class LR Certificates) is the per annum rate at which interest accrues on such Class of Certificates during any Interest Accrual Period. The Pass-Through Rates on the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class A-M, Class B, Class C, Class D, Class E, Class F and Class G Certificates will equal one of (i) a fixed per annum rate, (ii) the Weighted Average Net Mortgage Pass-Through Rate, (iii) a rate equal to the lesser of a specified pass-through rate and the Weighted Average Net Mortgage Pass-Through Rate, or (iv) the Weighted Average Net Mortgage Pass-Through Rate less a specified rate.

The Pass-Through Rate applicable to the Class X-A Certificates for the initial Distribution Date will equal approximately [ ]% per annum. The Pass-Through Rate applicable to the Class X-A Certificates for each Distribution Date will equal the weighted average of the respective strip rates (the “Class X-A Strip Rates”) at which interest accrues from time to time on the respective components of the total Notional Balance of the Class X-A Certificates outstanding immediately prior to the related Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date). Each of those components will have a component notional balance that corresponds to the Certificate Balance the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5 and Class A-M Certificates, respectively. The applicable Class X-A Strip Rate with respect to each such component for any Distribution Date will equal the excess, if any, of (a) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for the Class of Certificates that comprises such component.

The Pass-Through Rate applicable to the Class X-B Certificates for the initial Distribution Date will equal approximately [ ]% per annum. The Pass-Through Rate applicable to the Class X-B Certificates

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for each Distribution Date will equal the weighted average of the respective strip rates (the “Class X-B Strip Rates”) at which interest accrues from time to time on the respective component of the total Notional Balance of the Class X-B Certificates outstanding immediately prior to the related Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date). Each of those components will have a component notional balance that corresponds to the Certificate Balance of the Class B and Class C Certificates, respectively. The applicable Class X-B Strip Rate with respect to each such component for any Distribution Date will equal the excess, if any, of (a) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for the Class of Certificates that comprises such component.

The Pass-Through Rate applicable to the Class X-C Certificates for the initial Distribution Date will equal approximately [ ]% per annum. The Pass-Through Rate applicable to the Class X-C Certificates for each Distribution Date will equal the strip rate (the “Class X-C Strip Rate”) at which interest accrues from time to time on the component of the total Notional Balance of the Class X-C Certificates outstanding immediately prior to the related Distribution Date. Such component will have a component notional balance that corresponds to the Certificate Balance of the Class D Certificates. The applicable Class X-C Strip Rate with respect to such component for any Distribution Date will equal the excess, if any, of (a) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for the Class of Certificates that comprises such component.

The Pass-Through Rate applicable to the Class X-D Certificates for the initial Distribution Date will equal approximately [ ]% per annum. The Pass-Through Rate applicable to the Class X-D Certificates for each Distribution Date will equal the strip rate (the “Class X-D Strip Rate”) at which interest accrues from time to time on the respective component of the total Notional Balance of the Class X-D Certificates outstanding immediately prior to the related Distribution Date. Such component will have a component notional balance that corresponds to the Certificate Balance of the Class E Certificates. The applicable Class X-D Strip Rate with respect to such component for any Distribution Date will equal the excess, if any, of (a) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for the Class of Certificates that comprises such component.

The Pass-Through Rate applicable to the Class X-E Certificates for the initial Distribution Date will equal approximately [ ]% per annum. The Pass-Through Rate applicable to the Class X-E Certificates for each Distribution Date will equal the strip rate (the “Class X-E Strip Rate”) at which interest accrues from time to time on the component of the total Notional Balance of the Class X-E Certificates outstanding immediately prior to the related Distribution Date. Such component will have a component notional balance that corresponds to the Certificate Balance of the Class F Certificates. The applicable Class X-E Strip Rate with respect to such component for any Distribution Date will equal the excess, if any, of (a) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for the Class of Certificates that comprises such component.

The Pass-Through Rate applicable to the Class X-F Certificates for the initial Distribution Date will equal approximately [ ]% per annum. The Pass-Through Rate applicable to the Class X-F Certificates for each Distribution Date will equal the strip rate (the “Class X-F Strip Rate”) at which interest accrues from time to time on the component of the total Notional Balance of the Class X-F Certificates outstanding immediately prior to the related Distribution Date. Such component will have a component notional balance that corresponds to the Certificate Balance of the Class G Certificates. The applicable Class X-F Strip Rate with respect to such component for any Distribution Date will equal the excess, if any, of (a) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for the Class of Certificates that comprises such component.

Each of the Class V, Class R and Class LR Certificates will not have a Pass-Through Rate. The Class V Certificates will not be entitled to distributions in respect of interest other than Excess Interest.

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The “Weighted Average Net Mortgage Pass-Through Rate” for any Distribution Date is a per annum rate equal to a fraction (expressed as a percentage), the numerator of which is the sum for all Mortgage Loans of the product of (i) the Net Mortgage Pass-Through Rate of each such Mortgage Loan as of its respective Due Date in the month preceding the month in which such Distribution Date occurs and (ii) the Stated Principal Balance of each such Mortgage Loan as of the immediately preceding Distribution Date, and the denominator of which is the sum of the Stated Principal Balances of all Mortgage Loans as of the immediately preceding Distribution Date.

The “Net Mortgage Pass-Through Rate” with respect to any Mortgage Loan or Serviced Companion Loan and any Distribution Date is the per annum rate equal to the Mortgage Rate for such Mortgage Loan or Serviced Companion Loan for the related Interest Accrual Period, minus, for any such Mortgage Loan or Serviced Companion Loan, the Administrative Fee Rate; provided, however, that for purposes of calculating the Weighted Average Net Mortgage Pass-Through Rate, the Net Mortgage Pass-Through Rate for any Mortgage Loan or Serviced Companion Loan will be determined without taking into account any modification, waiver or amendment of the terms of the related Mortgage Loan or Serviced Companion Loan, whether agreed to by the Master Servicer or the Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower or otherwise. For purposes of calculating the Pass-Through Rates on the Certificates (other than the Class V, Class R or Class LR Certificates), the Net Mortgage Pass-Through Rate of each Mortgage Loan or Serviced Companion Loan that accrues interest on an actual/360 basis for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of the Mortgage Loan or Serviced Companion Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest accrued in respect of the Mortgage Loan or Serviced Companion Loan during the one-month period at the related Net Mortgage Pass-Through Rate; provided, however, that with respect to such Mortgage Loans, the Net Mortgage Pass-Through Rate for the one-month period (1) prior to the Distribution Dates in January and February in any year which is not a leap year or in February in any year which is a leap year (unless the related Distribution Date is the final Distribution Date) will be determined exclusive of the Withheld Amounts from that month, and (2) prior to the Due Date in March (or February, if the related Distribution Date is the final Distribution Date) (commencing in 2016), will be determined inclusive of the Withheld Amounts from the immediately preceding February, and, if applicable, January. The Net Mortgage Pass-Through Rate will not be reduced by any Operating Advisor Fee Rate following the termination of the Operating Advisor as described in this free writing prospectus under “The Pooling and Servicing Agreement—The Operating Advisor—Termination of the Operating Advisor Without Cause”.

The “Mortgage Rate” with respect to each Mortgage Loan or Serviced Companion Loan and any Interest Accrual Period is the annual rate at which interest accrues on such Mortgage Loan or Serviced Companion Loan during such period (in the absence of a default), as set forth in the related Note from time to time without regard to any Default Interest or any Excess Interest (the initial Mortgage Rate is set forth on Annex A-1 to this free writing prospectus).

The “Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following items without duplication:

(a)           the principal component of all scheduled Monthly Payments (other than balloon payments) due on the Mortgage Loans on the related Due Date (if received during the related Collection Period or advanced);

(b)           the principal component of all Assumed Scheduled Payments due on the related Due Date (if received during the related Collection Period or advanced) with respect to any Mortgage Loan that is delinquent in respect of its balloon payment;

(c)           the Stated Principal Balance of each Mortgage Loan that was, during the related Collection Period, repurchased from the Issuing Entity in connection with the breach of a representation or warranty or a document defect in the related mortgage file or purchased from the Issuing Entity as described in this free writing prospectus under “The Pooling and Servicing

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Agreement—Representations and Warranties; Repurchase; Substitution,” “—Sale of Defaulted Mortgage Loans and Serviced REO Properties” and “—Optional Termination”;

(d)           the portion of Unscheduled Payments allocable to principal of any Mortgage Loan that was liquidated during the related Collection Period;

(e)           the principal component of all balloon payments and any other principal payment on any Mortgage Loan received on or after the maturity date thereof, to the extent received during the related Collection Period;

(f)            all other Principal Prepayments received in the related Collection Period;

(g)           any other full or partial recoveries in respect of principal of the Mortgage Loans, including net insurance proceeds, net liquidation proceeds and Net REO Proceeds received in the related Collection Period, net of any related outstanding P&I Advances allocable to principal, but including any amount related to the Loss of Value Payments to the extent that such amount was transferred into the Collection Account during the related Collection Period as described under “The Pooling and Servicing Agreement—Accounts” in this free writing prospectus; and

(h)           as reduced by any (1) Nonrecoverable Advances plus interest on such Nonrecoverable Advances that are paid or reimbursed from principal collections on the Mortgage Loans or, with respect to Property Advances, the Serviced Loan Combinations, in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, and (2) Workout-Delayed Reimbursement Amounts that were paid or reimbursed from principal collections on the Mortgage Loans or, with respect to Property Advances, the Serviced Loan Combinations, in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date; provided that, in the case of clauses (1) and (2) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans are subsequently recovered on the related Mortgage Loan or, with respect to Property Advances, the related Serviced Loan Combination, are subsequently recovered on the related Mortgage Loan or, with respect to Property Advances, the related Serviced Loan Combination, such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

The “Assumed Scheduled Payment” with respect to any Mortgage Loan that is delinquent in respect of its balloon payment (including any REO Loan as to which the balloon payment would have been past due) will be an amount equal to the sum of (a) the principal portion of the Monthly Payment that would have been due on such Mortgage Loan on the related Due Date (or the portion thereof not received) based on the constant Monthly Payment that would have been due on such Mortgage Loan on the related Due Date based on the constant payment required by the related Note and the amortization or payment schedule thereof (as calculated with interest at the related Mortgage Rate), if any, assuming such balloon payment has not become due after giving effect to any prior modification, and (b) interest at the Mortgage Rate for such Mortgage Loan minus the applicable Servicing Fee Rate.

An “REO Loan” is any Mortgage Loan or Serviced Loan Combination as to which the related Mortgaged Property has become an REO Property.

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Fees and Expenses

The amounts available for distribution on the Certificates on any Distribution Date will generally be net of the following amounts:

Type/Recipient	Amount	Frequency	Source of Payment
Fees

Master Servicing Fee(1)/Master Servicer	The Stated Principal Balance of each Mortgage Loan or Serviced Companion Loan multiplied by the Servicing Fee Rate calculated on the same basis as interest accrues on the Mortgage Loan or Serviced Companion Loan.	Monthly	Payment of interest on the related Mortgage Loan or Serviced Companion Loan.

Additional Master Servicing Compensation(2)/Master Servicer	Prepayment interest excess (to the extent any excess exceeds the amount of any Prepayment Interest Shortfalls).	From time to time	Any actual prepayment interest excess.

Additional Master Servicing Compensation(3)/Master Servicer	100% of any amounts collected for checks returned for insufficient funds.	From time to time	The related fees.

Additional Master Servicing Compensation/Master Servicer	All investment income earned on amounts on deposit in the Collection Account and certain custodial and Reserve Accounts.	Monthly	The investment income.

Special Servicing Fee/Special Servicer	The Stated Principal Balance of each Specially Serviced Loan (including any related Serviced Companion Loan) and REO Loan multiplied by the Special Servicing Fee Rate calculated on the same basis as interest accrues on the Mortgage Loan or Serviced Companion Loan.	Monthly	First out of collections on the related Mortgage Loan and then from general collections in the collection account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.

Workout Fee(2)/Special Servicer	1.0% of each collection of principal and interest on each Corrected Mortgage Loan (including any related Serviced Companion Loan), subject to a cap described under “The Pooling and Servicing Agreement—Special Servicing—Special Servicing Compensation” in this free writing prospectus.	Monthly	The related collection of principal or interest.

Liquidation Fee(2)/Special Servicer	1.0% of each recovery of Liquidation Proceeds, net of certain expenses and subject to a cap described, under “The Pooling and Servicing Agreement—Special Servicing—Special Servicing Compensation” in this free writing prospectus.	Upon receipt of Liquidation Proceeds	The related Liquidation Proceeds.

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Type/Recipient	Amount	Frequency	Source of Payment
Additional Servicing Compensation(2)/Master Servicer and/or Special Servicer	All late payment fees and Net Default Interest, Modification Fees, assumption application fees, assumption, waiver consent and earnout fees, defeasance fees, loan service transaction fees, beneficiary statement charges and/or other similar items.(1)	From time to time	The related fees.

	Solely payable to the Special Servicer, all interest or other income earned on deposits in any REO Account.	Monthly	The investment income.

Trustee/Certificate Administrator Fee/Trustee and Certificate Administrator	The Trustee/Certificate Administrator Fee Rate multiplied by the Stated Principal Balance of the Mortgage Loans calculated on the same basis as interest accrues on the Mortgage Loan.	Monthly	Payment of interest on the related Mortgage Loan.

Operating Advisor Fee/Operating Advisor	The Operating Advisor Fee Rate multiplied by the Stated Principal Balance of the Mortgage Loans calculated on the same basis as interest accrued on the Mortgage Loans.	Monthly	Payment of interest on the related Mortgage Loan.

Operating Advisor Consulting Fee/Operating Advisor	A fee in connection with each Major Decision for which the Operating Advisor has consulting rights equal to $10,000 or such lesser amount as the related borrower agrees to pay with respect to any Mortgage Loan.	From time to time	Paid by related borrower.

CREFC® License Fee	Amount of interest accrued during an Interest Accrual Period at the CREFC® License Fee Rate on the same balance, in the same manner and for the same number of days as interest at the applicable Mortgage Rate accrued with respect to each Mortgage Loan during the related Interest Accrual Period.	Monthly	Payment of interest on the related Mortgage Loan.

Expenses

Reimbursement of Property Advances(4)/Master Servicer and Special Servicer/Trustee	To the extent of funds available, the amount of any Property Advances.	From time to time	Recoveries on the related Mortgage Loan or Serviced Companion Loan, or to the extent that the party making the advance determines it is nonrecoverable, from general collections in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.

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Type/Recipient	Amount	Frequency	Source of Payment
Interest on Property Advances(4)/Master Servicer and Special Servicer/Trustee	At Advance Rate.	When Advance is reimbursed	First from late payment charges and Default Interest on the related Mortgage Loan in excess of the regular interest rate, and then from general collections in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.

Reimbursement of P&I Advances/Master Servicer/Trustee	To the extent of funds available, the amount of any P&I Advances.	From time to time	Recoveries on the related Mortgage Loan or Serviced Companion Loan, or to the extent that the party making the advance determines it is nonrecoverable, from general collections in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.

Interest on P&I Advances/Master Servicer/Trustee	At Advance Rate.	When Advance is reimbursed	First from late payment charges and Default Interest on the related Mortgage Loan in excess of the regular interest rate, and then from general collections in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.

Expenses, including without limitation, indemnification expenses(4)/Trustee, Certificate Administrator, Operating Advisor, Master Servicer and Special Servicer	Amounts or expenses for which the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer and the Special Servicer are entitled to indemnification or reimbursement.	Per occurrence or time of claim	General collections in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations, or the Distribution Account.

Expenses of the Issuing Entity not Advanced (may include environmental remediation, appraisals, expenses of operating REO Property and any independent contractor hired to operate REO Property)(4)	Based on third party charges.	From time to time	First from income on the related REO Property, if applicable, and then from general collections in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.

(1)	With respect to each Non-Serviced Mortgage Loan, each other master servicer (or primary servicer) will be entitled to a primary servicing fee accruing at a rate as will be set forth in the related pooling and servicing agreement.

(2)	In general, with respect to each Non-Serviced Mortgage Loan, we anticipate that the related other master servicer and other special servicer will be entitled to receive fees with respect to such Non-Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to those described in the table. For example, the workout and liquidation fees for a Non-Serviced Mortgage Loan may be subject to higher caps or no caps. The rights to compensation for such parties will be governed by the applicable other pooling and servicing agreement. See “Description of the Mortgage Pool—Loan Combinations” and “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in this free writing prospectus.

(3)	Allocable between the Master Servicer and the Special Servicer as provided in the Pooling and Servicing Agreement. The allocations between another master servicer and another special servicer pursuant to another pooling and servicing agreement may be different.

(4)	In general, with respect to each Non-Serviced Mortgage Loan, we anticipate that the related other master servicer, other special servicer, other operating advisor, other certificate administrator and other trustee will be entitled to receive reimbursement and/or indemnification with respect to, or allocable to, such Non-Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to those described in the table. See “Description of the Mortgage Pool—Loan Combinations” and “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in this free writing prospectus.

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Pursuant to the Pooling and Servicing Agreement, any successor Master Servicer or Special Servicer assuming the obligations of the Master Servicer or Special Servicer under the Pooling and Servicing Agreement generally will be entitled to the compensation to which the Master Servicer or the Special Servicer would have been entitled. If no successor Master Servicer or Special Servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer or Special Servicer shall be treated as Realized Losses. The Pooling and Servicing Agreement does not provide for any successor Trustee to receive compensation in excess of that paid to its predecessor Trustee.

Distribution of Available Funds

On each Distribution Date, prior to the Crossover Date, the Available Funds for such Distribution Date will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class X-A, Class X-B, Class X-C, Class X-D, Class X-E and Class X-F Certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Accrual Amount for such Classes;

Second, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class X-A, Class X-B, Class X-C, Class X-D, Class X-E and Class X-F Certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective aggregate unpaid Interest Shortfalls previously allocated to such Classes;

Third, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 Certificates, in reduction of the Certificate Balances thereof, in the following priority:

(1)	to the Class A-SB Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the Class A-SB Certificates has been reduced to the Planned Principal Balance as set forth on Annex A-3 for such Distribution Date;

(2)	then, to the Class A-1 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after distributions on the Class A-SB Certificates pursuant to clause (1) above) for such Distribution Date, until the Certificate Balance of the Class A-1 Certificates has been reduced to zero;

(3)	then, to the Class A-2 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after distributions on the Class A-1 and Class A-SB Certificates pursuant to clauses (1) and (2) above) for such Distribution Date, until the Certificate Balance of the Class A-2 Certificates has been reduced to zero;

(4)	then, to the Class A-3 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after distributions on the Class A-1, Class A-2 and Class A-SB Certificates pursuant to clauses (1), (2) and (3) above) for such Distribution Date, until the Certificate Balance of the Class A-3 Certificates has been reduced to zero;

(5)	then, to the Class A-4 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after distributions on the Class A-1, Class A-2, Class A-SB and Class A-3 Certificates pursuant to clauses (1), (2), (3) and (4) above) for such Distribution Date, until the Certificate Balance of the Class A-4 Certificates has been reduced to zero;

(6)	then, to the Class A-5 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after distributions on

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the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates pursuant to clauses (1), (2), (3), (4) and (5) above) for such Distribution Date, until the Certificate Balance of the Class A-5 Certificates has been reduced to zero; and

(7)	then, to the Class A-SB Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after distributions on the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 Certificates pursuant to clauses (1), (2), (3), (4), (5) and (6) above) for such Distribution Date, until the Certificate Balance of the Class A-SB Certificates has been reduced to zero;

Fourth, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to, and pro rata based upon, the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Fifth, to the Class A-M Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Sixth, to the Class A-M Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Seventh, to the Class A-M Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Eighth, to the Class A-M Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, up to an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Ninth, to the Class B Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Tenth, to the Class B Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Eleventh, to the Class B Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Twelfth, to the Class B Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, up to an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Thirteenth, to the Class C Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Fourteenth, to the Class C Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Fifteenth, to the Class C Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Sixteenth, to the Class C Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, up to an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

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Seventeenth, to the Class D Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Eighteenth, to the Class D Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Nineteenth, to the Class D Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Twentieth, to the Class D Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, up to an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Twenty-first, to the Class E Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Twenty-second, to the Class E Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Twenty-third, to the Class E Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Twenty-fourth, to the Class E Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, up to an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Twenty-fifth, to the Class F Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Twenty-sixth, to the Class F Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Twenty-seventh, to the Class F Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Twenty-eighth, to the Class F Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, up to an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Twenty-ninth, to the Class G Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Thirtieth, to the Class G Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Thirty-first, to the Class G Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Thirty-second, to the Class G Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, up to an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class; and

Thirty-third, to the Class R and Class LR Certificates as specified in the Pooling and Servicing Agreement.

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Notwithstanding the foregoing, on each Distribution Date occurring on or after the Crossover Date, regardless of the allocation of principal payments described in priority Third above, the Principal Distribution Amount for such Distribution Date will be distributed to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 Certificates, pro rata, based on their respective Certificate Balances, in reduction of their respective Certificate Balances, until the Certificate Balance of each such Class is reduced to zero. The “Crossover Date” is the Distribution Date on which the Certificate Balance of each Class of Sequential Pay Certificates (other than the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 Certificates) is (or will be) reduced to zero. None of the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E or Class X-F Certificates will be entitled to any distribution of principal.

Distribution of Excess Interest

On each Distribution Date, the Certificate Administrator is required to distribute from the Class V Distribution Account any Excess Interest received with respect to any ARD Loan during the related Collection Period to the holders of the Class V Certificates.

Class A-SB Planned Principal Balance

On each Distribution Date prior to the Crossover Date, the Class A-SB Certificates have priority with respect to receiving distributions of principal to reduce the Class A-SB Certificate Balance to the Planned Principal Balance for such Distribution Date as described in “—Distributions of Available Funds” in this free writing prospectus. The “Planned Principal Balance” for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Annex A-3 to this free writing prospectus. These balances were calculated using, among other things, the Modeling Assumptions. Based on the Modeling Assumptions, the Certificate Balance of the Class A-SB Certificates on each Distribution Date would be reduced to the balance indicated for the related Distribution Date on Annex A-3. We cannot assure you, however, that the Mortgage Loans will perform in conformity with the Modeling Assumptions or that the Certificate Balance of the Class A-SB Certificates on any Distribution Date will equal the balance that is specified for that Distribution Date on Annex A-3. In general, once the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates have been reduced to zero, any remaining portion on any Distribution Date of the Principal Distribution Amount will be distributed to the Class A-SB Certificates until the Certificate Balance of the Class A-SB Certificates is reduced to zero.

Prepayment Premiums and Yield Maintenance Charges

On any Distribution Date, Prepayment Premiums and Yield Maintenance Charges collected in respect of Mortgage Loans during the related Collection Period will be required to be distributed by the Certificate Administrator to the holders of the Class A-1 through Class D Certificates in the following manner: such holders will receive the product of (a) a fraction, not greater than one, the numerator of which is the amount of principal distributed to such Class of Certificates on such Distribution Date and the denominator of which is the total amount of principal distributed to the holders of the Class A-1 through Class D Certificates on such Distribution Date; (b) the Base Interest Fraction for the related principal prepayment and such Class of Certificates; and (c) the aggregate amount of the Prepayment Premiums or the Yield Maintenance Charges, as applicable, collected on such principal prepayment during the related Collection Period.

Any Yield Maintenance Charges or Prepayment Premiums collected during the related Collection Period remaining after such distributions described in the preceding paragraph (the “IO Group YM Distribution Amount”) will be allocated in the following manner:

(a)           first, to the Class X-A Certificates, in an amount equal to the product of (a) a fraction, the numerator of which is the aggregate amount of principal distribution to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5 and Class A-M Certificates on such Distribution Date and the denominator of which is the total Principal Distribution Amount in respect of such Distribution Date, multiplied by (b) the IO Group YM Distribution Amount;

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(b)           second, to the Class X-B Certificates, in an amount equal to the product of (a) a fraction, the numerator of which is the aggregate amount of principal distribution to the Class B and Class C Certificates on such Distribution Date and the denominator of which is the total Principal Distribution Amount in respect of such Distribution Date, multiplied by (b) the IO Group YM Distribution Amount; and

(c)           third, to the Class X-C Certificates, the IO Group YM Distribution Amount remaining after such distribution to the holders of the Class X-A and Class X-B Certificates described in (a) and (b) above.

The “Base Interest Fraction” for any principal prepayment on any Mortgage Loan and for any of the Class A-1 through Class D Certificates will be a fraction (not greater than one) (a) whose numerator is the greater of zero and the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates exceeds (ii) the yield rate (as provided by the Master Servicer) used in calculating the Prepayment Premium or Yield Maintenance Charge, as applicable, with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which (i) the Mortgage Rate on such Mortgage Loan exceeds (ii) the yield rate (as provided by the Master Servicer) used in calculating the Prepayment Premium or Yield Maintenance Charge, as applicable, with respect to such principal prepayment; provided, however, that if such yield rate is greater than or equal to the Mortgage Rate on such Mortgage Loan, then the Base Interest Fraction will be zero; provided, further, that if such yield rate is greater than or equal to the Mortgage Rate on such Mortgage Loan, but less than the Pass-Through Rate described in the clause (a)(i) above, then the Base Interest Fraction will be one.

The yield rate with respect to any prepaid Mortgage Loan will be equal to the yield rate stated in the related loan documents, or if none is stated, will be the yield rate which, when compounded monthly, is equivalent to the yield, on the U.S. Treasury primary issue with a maturity date closest to the maturity date or the related Anticipated Repayment Date, as applicable, for the prepaid Mortgage Loan. In the event that there are: (a) two or more U.S. Treasury issues with the same coupon, the issue with the lower yield will be selected and (b) two or more U.S. Treasury issues with maturity dates equally close to the maturity date or the related Anticipated Repayment Date, as applicable, for such prepaid Mortgage Loan, the issue with the earlier maturity date will be selected.

In the case of the Serviced Loan Combination, Prepayment Premiums or Yield Maintenance Charges actually collected in respect of such Serviced Loan Combination will be allocated in the proportions described in the applicable intercreditor agreement. See “Description of the Mortgage Pool—Loan Combinations” in this free writing prospectus.

Application Priority of Mortgage Loan Collections or Loan Combination Collections

Absent express provisions in the related Mortgage Loan Documents (and, with respect to any Serviced Loan Combination, the related intercreditor agreement), all amounts collected by or on behalf of the Issuing Entity in respect of any Mortgage Loan in the form of payments from the related borrower, Liquidation Proceeds, condemnation proceeds or insurance proceeds (excluding, if applicable, in the case of a Serviced Loan Combination, any amounts payable to the holders of the related Companion Loan(s) pursuant to the related intercreditor agreement) will be deemed to be allocated for purposes of collecting amounts due under the Mortgage Loan, pursuant to the Pooling and Servicing Agreement, in the following order of priority:

First, as a recovery of any unreimbursed Advances with respect to the related Mortgage Loan and unpaid interest at the Advance Rate on such Advances and, if applicable, unreimbursed and unpaid expenses of the Issuing Entity with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances and any interest at the Advance Rate on those Nonrecoverable Advances, to the extent previously reimbursed from and allocated to principal collections with respect to the related Mortgage Loan;

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Third, to the extent not previously allocated pursuant to clause First, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of Default Interest and Excess Interest) to the extent of the excess of (i) accrued and unpaid interest on such Mortgage Loan at the related Mortgage Rate to but not including the Due Date in the Collection Period in which such collections were received, over (ii) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to clause Fifth below on earlier dates);

Fourth, to the extent not previously allocated pursuant to clause First, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges and Default Interest and Excess Interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees); and

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance;

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received (or receivable by exercise of the lender’s rights under the related Mortgage Loan documents) with respect to any partial release of a Mortgaged Property (including in connection with a condemnation and Mortgaged Property not assigned any significant value when the Mortgage Loan was originated) at a time when the loan-to-value ratio of the related Mortgage Loan (or Serviced Loan Combination) exceeds 125%, or would exceed 125% following any partial release (based solely on the value of real property and excluding personal property and going concern value, if any) must be collected and allocated to reduce the principal balance of the Mortgage Loan (or Serviced Loan Combination) in the manner permitted by such REMIC provisions.

Collections by or on behalf of the Issuing Entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, in the case of a Serviced Loan Combination, exclusive of any amounts payable to the holders of the related Companion Loan(s), as applicable, pursuant to the

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related intercreditor agreement) will be deemed to be allocated for purposes of collecting amounts due under the Mortgage Loan, pursuant to the Pooling and Servicing Agreement, in the following order of priority:

First, as a recovery of any unreimbursed Advances with respect to the related Mortgage Loan and interest at the Advance Rate on all Advances and, if applicable, unreimbursed and unpaid expenses of the Issuing Entity with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances and any interest at the Advance Rate on those Nonrecoverable Advances, to the extent previously reimbursed from and allocated to principal collections with respect to the related Mortgage Loan;

Third, to the extent not previously allocated pursuant to clause First, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of Default Interest and Excess Interest) to the extent of the excess of (i) accrued and unpaid interest on such Mortgage Loan at the related Mortgage Rate to but not including the Due Date in the Collection Period in which such collections were received, over (ii) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as a recovery of accrued and unpaid interest pursuant to clause Fifth below on earlier dates);

Fourth, to the extent not previously allocated pursuant to clause First, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Seventh, as a recovery of any late payment charges and Default Interest and Excess Interest then due and owing under such Mortgage Loan;

Eighth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan; and

Ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees).

Assumed Final Distribution Date

The “Assumed Final Distribution Date” with respect to any Class of Regular Certificates is the Distribution Date on which the aggregate Certificate Balance or Notional Balance, as the case may be, of that Class of Certificates would be reduced to zero based on the assumptions and calculations set forth below. The Assumed Final Distribution Date with respect to each Class of Offered Certificates is set forth on the cover of this free writing prospectus.

The Assumed Final Distribution Dates set forth on the cover of this free writing prospectus were calculated without regard to any delays in the collection of balloon payments and without regard to the events of delinquencies or defaults. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more Classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

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In addition, the Assumed Final Distribution Dates set forth on the cover of this free writing prospectus were calculated on the basis of a 0% CPR and based on the Modeling Assumptions (as defined in this free writing prospectus under “Yield and Maturity Considerations—Weighted Average Life”). Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed that scheduled rate by a substantial amount, the actual final Distribution Date for one or more Classes of the Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience. Finally, the Assumed Final Distribution Dates were calculated assuming that there would not be an early termination of the Issuing Entity.

The Class V Certificates and the Residual Certificates will not have a Certificate Balance, a Notional Balance or an Assumed Final Distribution Date.

The “Rated Final Distribution Date” for each Class of Offered Certificates will be the Distribution Date in July 2050.

Realized Losses

The Certificate Balances of each Class of Sequential Pay Certificates will be reduced without distribution on any Distribution Date to the extent of any Realized Loss allocated to the applicable Class on such Distribution Date. As referred to in this free writing prospectus, “Realized Loss” with respect to any Distribution Date means the amount, if any, by which the aggregate Certificate Balance of the Sequential Pay Certificates after giving effect to distributions made on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Loans (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the Master Servicer or the Trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances), immediately following the Determination Date preceding such Distribution Date. Any such Realized Losses will be applied to the Classes of Sequential Pay Certificates in the following order, until the Certificate Balance of each such Class is reduced to zero: first, to the Class G Certificates, second, to the Class F Certificates, third, to the Class E Certificates, fourth, to the Class D Certificates, fifth, to the Class C Certificates, sixth, to the Class B Certificates, seventh, to the Class A-M Certificates, and finally, pro rata, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 Certificates, based on their respective Certificate Balances. Any amounts recovered in respect of any such amounts previously allocated as Realized Losses will be distributed to the Classes of Sequential Pay Certificates in reverse order of allocation of such Realized Losses.

Shortfalls in Available Funds resulting from the following expenses will be allocated in the same manner as Realized Losses:

•	interest on Advances (to the extent not covered by Default Interest and late payment fees);

•	additional servicing compensation (including the Special Servicing Fee);

•	extraordinary expenses of the Issuing Entity and other additional expenses of the Issuing Entity;

•	a reduction of the interest rate of a Mortgage Loan by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers; or

•	a reduction in interest rate or a forgiveness of principal of a Mortgage Loan as described under “The Pooling and Servicing Agreement—Modifications” in this free writing prospectus or otherwise.

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Net Prepayment Interest Shortfalls, as described under “—Prepayment Interest Shortfalls,” below, will be allocated to, and be deemed distributed to, each Class of Certificates (other than the Class V, Class R and Class LR Certificates), pro rata, based upon amounts distributable in respect of interest to each such Class (without giving effect to any such allocation of Net Prepayment Interest Shortfall).

The Notional Balance of the Class X-A Certificates will be reduced to the extent of all reductions in the Certificate Balance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5 and Class A-M Certificates included in the calculation of the Notional Balance of such Class of Certificates on the related Distribution Date, as set forth above, as a result of write-offs in respect of final recovery determinations in respect of liquidation of defaulted Mortgage Loans. The Notional Balance of the Class X-B Certificates will be reduced to the extent of all reductions in the Certificate Balance of the Class B and Class C Certificates included in the calculation of the Notional Balance of such Class of Certificates on the related Distribution Date, as set forth above, as a result of write offs in respect of final recovery determinations in respect of liquidation of defaulted Mortgage Loans. The Notional Balance of the Class X-C Certificates will be reduced to the extent of all reductions in the Certificate Balance of the Class D Certificates included in the calculation of the Notional Balance of such Class of Certificates on the related Distribution Date, as set forth above, as a result of write offs in respect of final recovery determinations in respect of liquidation of defaulted Mortgage Loans. The Notional Balance of the Class X-D Certificates will be reduced to the extent of all reductions in the Certificate Balance of the Class E Certificates included in the calculation of the Notional Balance of such Class of Certificates on the related Distribution Date, as set forth above, as a result of write offs in respect of final recovery determinations in respect of liquidation of defaulted Mortgage Loans. The Notional Balance of the Class X-E Certificates will be reduced to the extent of all reductions in the Certificate Balance of the Class F Certificates included in the calculation of the Notional Balance of such Class of Certificates on the related Distribution Date, as set forth above, as a result of write offs in respect of final recovery determinations in respect of liquidation of defaulted Mortgage Loans. The Notional Balance of the Class X-F Certificates will be reduced to the extent of all reductions in the Certificate Balance of the Class G Certificates included in the calculation of the Notional Balance of such Class of Certificates on the related Distribution Date, as set forth above, as a result of write offs in respect of final recovery determinations in respect of liquidation of defaulted Mortgage Loans.

The “Stated Principal Balance” of each Mortgage Loan, Serviced Companion Loan or Serviced Loan Combination will generally equal the Cut-off Date Balance thereof (or in the case of a Replacement Mortgage Loan, the outstanding principal balance as of the related date of substitution and after application of all scheduled payments of principal and interest due on or before the related Due Date in the month of substitution, whether or not received), as reduced (to not less than zero) on each Distribution Date by (i) all payments or other collections (or P&I Advances in lieu thereof) of principal of such Mortgage Loan, Serviced Companion Loan or Serviced Loan Combination that have been distributed to the Certificateholders on such Distribution Date or Serviced Companion Loan noteholders on the related servicer remittance date or applied to any other payments required under the Pooling and Servicing Agreement or related Intercreditor Agreement on or prior to such Distribution Date and (ii) any principal forgiven by the Special Servicer (or with respect to any Non-Serviced Mortgage Loan, by the other applicable special servicer) and other principal losses realized in respect of such Mortgage Loan, Serviced Companion Loan or Serviced Loan Combination during the related Collection Period (or with respect to any Non-Serviced Mortgage Loan, other principal losses realized in respect of such Non-Serviced Mortgage Loan during the related Collection Period as determined in accordance with the terms of the related servicing agreement).

With respect to any Non-Serviced Mortgage Loan, any additional trust expenses under the servicing agreement governing such Non-Serviced Mortgage Loan that are similar to those expenses resulting in Realized Losses and that relate to such Non-Serviced Mortgage Loan are to be paid out of collections on, and other proceeds of, such Non-Serviced Mortgage Loan and the related Companion Loan, thereby potentially resulting in a loss to the Issuing Entity.

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Prepayment Interest Shortfalls

For any Distribution Date, a “Prepayment Interest Shortfall” will arise with respect to any Mortgage Loan or Serviced Companion Loan if (i) a borrower makes a Principal Prepayment in full or in part or a balloon payment during the related Collection Period or (ii) a prepayment due to receipt of insurance proceeds, Liquidation Proceeds or condemnation proceeds, as applicable, and the date such payment was made or amounts received (or, in the case of a balloon payment, the date through which interest thereon accrues) occurred after the Due Date in the calendar month preceding such Distribution Date but prior to the Due Date for such Mortgage Loan or Serviced Companion Loan in the related Collection Period. Such a shortfall arises because the amount of interest that accrues on the amount of such Principal Prepayment, the principal portion of a balloon payment or prepayment due to the receipt of insurance proceeds, Liquidation Proceeds or condemnation proceeds, as the case may be, will be less than the corresponding amount of interest accruing on the Regular Certificates, and fees payable to the Trustee, the Certificate Administrator, the Operating Advisor, CREFC® and the Master Servicer. In such case, the Prepayment Interest Shortfall will generally equal the excess of (a) the aggregate amount of interest (excluding the Excess Interest) that would have accrued at the Net Mortgage Pass-Through Rate on the Stated Principal Balance of such Mortgage Loan or Serviced Companion Loan for the one-month period ending on such Due Date if such Principal Prepayment, balloon payment or prepayment due to receipt of insurance proceeds, Liquidation Proceeds or condemnation proceeds had not been made over (b) the aggregate interest (excluding the Excess Interest) that did so accrue (at the Net Mortgage Pass-Through Rate) through the date such payment was made.

In any case in which a Principal Prepayment in full or in part, a balloon payment or prepayment due to receipt of insurance proceeds, Liquidation Proceeds or condemnation proceeds is made during any Collection Period after the Due Date for a Mortgage Loan or Serviced Companion Loan in the related Collection Period and on or prior to the related Determination Date, a “Prepayment Interest Excess” will arise since the amount of interest (excluding the Excess Interest) which accrues on the amount of such Principal Prepayment, the principal portion of a balloon payment or prepayment due to receipt of insurance proceeds, Liquidation Proceeds or condemnation proceeds will exceed the corresponding amount of interest accruing on the Regular Certificates, and fees payable to the Trustee, the Certificate Administrator, the Operating Advisor, CREFC® and the Master Servicer.

If, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan, Specially Serviced Loan or a previously Specially Serviced Loan with respect to which the Special Servicer has waived or amended the prepayment restrictions) or Serviced Companion Loan, the Master Servicer accepts a voluntary Principal Prepayment (other than (i) in connection with the payment of insurance proceeds or condemnation proceeds, (ii) subsequent to a default under the related Mortgage Loan Documents (provided that the Master Servicer reasonably believes that acceptance of such prepayment is consistent with the Servicing Standard), (iii) pursuant to applicable law or a court order, or (iv) at the request of or with the consent of the Special Servicer or, for so long as no Control Termination Event has occurred and is continuing, with the consent of the Directing Holder) resulting in a Prepayment Interest Shortfall, then that Master Servicer will be required to deliver to the Certificate Administrator for deposit in the Lower-Tier Distribution Account, without any right of reimbursement therefor, a cash payment (the “Master Servicer Prepayment Interest Shortfall Amount”), in an amount equal to the lesser of (x) the aggregate amount of those Prepayment Interest Shortfalls incurred in connection with such voluntary Principal Prepayments received in respect of the Mortgage Loans (other than a Non-Serviced Mortgage Loan or a Specially Serviced Loan,) or Serviced Pari Passu Companion Loans (other than a Specially Serviced Loan) during the related Collection Period, and (y) the aggregate of (A) the portion of its Master Servicing Fee (calculated for this purpose at 0.0025% (one quarter of a basis point per annum) that is being paid in such Collection Period with respect to the Mortgage Loans or Serviced Pari Passu Companion Loans serviced by it (other than a Non-Serviced Mortgage Loan or a Specially Serviced Loan) and (B) all Prepayment Interest Excess received during the related Collection Period on the Mortgage Loans or Serviced Companion Loans (other than a Non-Serviced Mortgage Loan or a Specially Serviced Loan) serviced by the Master Servicer; provided that if any Prepayment Interest Shortfall occurs with respect to any Mortgage Loan as a result of the Master Servicer’s failure to enforce the related Mortgage Loan Documents (other than in connection with (a) a Non-Serviced Mortgage Loan, (b) a Specially Serviced

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Loan, (c) a previously Specially Serviced Loan with respect to which the Special Servicer has waived or amended the prepayment restriction such that the related borrower is not required to prepay on a Due Date or pay interest that would have accrued on the amount prepaid through and including the last day of the interest accrual period occurring following the date of such prepayment, (d) pursuant to applicable law or court order or (e) the circumstances covered in clauses (i), (ii), (iii) or (iv) above), the Master Servicer Prepayment Interest Shortfall Amount will be equal to the entire Prepayment Interest Shortfall with respect to that Mortgage Loan. The Master Servicer’s obligation to pay the Master Servicer Prepayment Interest Shortfall Amount, and the rights of the Certificateholders to offset of the aggregate Prepayment Interest Shortfalls against those amounts, will not be cumulative.

“Net Prepayment Interest Shortfall” means with respect to the Mortgage Loans or Serviced Companion Loan serviced by the Master Servicer, the aggregate Prepayment Interest Shortfalls in excess of the Master Servicer Prepayment Interest Shortfall Amount and, with respect to any Non-Serviced Mortgage Loan, any prepayment interest shortfalls in excess of any amount of compensating interest payments required to be paid to the holder of such Mortgage Loan under the related non-serviced pooling servicing agreement. The Net Prepayment Interest Shortfall will generally be allocated to each Class of Regular Certificates, pro rata, based on interest amounts distributable (without giving effect to any such allocation of Net Prepayment Interest Shortfall) to each such Class.

To the extent that the Prepayment Interest Excess for all Mortgage Loans (other than the Non-Serviced Mortgage Loans) or Serviced Companion Loans serviced by the Master Servicer exceeds the Master Servicer Prepayment Interest Shortfall Amounts for all Mortgage Loans (other than the Non-Serviced Mortgage Loans) or Serviced Companion Loans serviced by the Master Servicer as of any Distribution Date, such excess amount (the “Net Prepayment Interest Excess”) will be payable to the Master Servicer as additional compensation.

Subordination

As a means of providing a certain amount of protection to the holders of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class X-A, Class X-B, Class X-C, Class X-D, Class X-E and Class X-F Certificates against losses associated with delinquent and defaulted Mortgage Loans, the rights of the holders of the Class A-M, Class B, Class C, Class D, Class E, Class F and Class G Certificates (collectively, the “Subordinate Certificates”) to receive distributions of interest and principal with respect to the Mortgage Loans, as applicable, will be subordinated to such rights of the holders of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class X-A, Class X-B, Class X-C, Class X-D, Class X-E and Class X-F Certificates. Each Class of Subordinate Certificates (other than the Class G Certificates) will be likewise protected by the subordination of each Class of Certificates with a lower payment priority as described under “—Distributions” in this free writing prospectus. This subordination will be effected in two ways: (i) by the preferential right of the holders of a Class of Regular Certificates to receive on any Distribution Date the amounts of interest and principal distributable in respect of such Class on such date prior to any distribution being made on such Distribution Date in respect of any Classes subordinate to such Class, and (ii) by the allocation of Realized Losses as described under “—Distributions—Realized Losses” in this free writing prospectus. No other form of credit enhancement will be available for the benefit of the holders of the Offered Certificates.

Allocation of principal distributions to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 Certificates will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the Mortgage Pool will reduce. Thus, as principal is distributed to the holders of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 Certificates, the percentage interest in the Issuing Entity evidenced by the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 Certificates will be decreased (with a corresponding increase in the percentage interest in the Issuing Entity evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 Certificates by the Subordinate Certificates.

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Appraisal Reductions

Upon an Appraisal Reduction Event (described below), an Appraisal Reduction Amount will be calculated. An “Appraisal Reduction Event” with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination, is the earliest of (i) the date on which such Mortgage Loan or Serviced Loan Combination becomes a Modified Mortgage Loan (as defined below), (ii) the 90th day following the occurrence of any uncured delinquency in Monthly Payments with respect to such Mortgage Loan or Loan Combination, (iii)  receipt of notice that the related borrower has filed a bankruptcy petition or the date on which a receiver is appointed and continues in such capacity in respect of a Mortgaged Property securing such Mortgage Loan or Serviced Loan Combination or the 60th day after the related borrower becomes the subject of involuntary bankruptcy proceedings and such proceedings are not dismissed in respect of a Mortgaged Property securing such Mortgage Loan or Serviced Loan Combination, (iv) the date on which the Mortgaged Property securing such Mortgage Loan or Serviced Loan Combination becomes a Serviced REO Property, and (v) with respect to a Balloon Loan, a payment default shall have occurred with respect to the related balloon payment; provided, however, if (A) the related borrower is diligently seeking a refinancing commitment (and delivers a statement to that effect to the Master Servicer within thirty (30) days after the default, who shall promptly deliver a copy to the Special Servicer, the Operating Advisor and the Directing Holder (but only for so long as no Consultation Termination Event has occurred and is continuing)), (B) the related borrower continues to make its Assumed Scheduled Payment, (C) no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan or Serviced Loan Combination, and (D) for so long as no Control Termination Event has occurred and is continuing, the Directing Holder consents, an Appraisal Reduction Event will not occur until sixty (60) days beyond the related maturity date, unless extended by the Special Servicer in accordance with the Mortgage Loan Documents or the Pooling and Servicing Agreement; and provided, further, if the related borrower has delivered to the Master Servicer, who shall have promptly delivered a copy to the Special Servicer, the Operating Advisor and the Directing Holder (but only for so long as no Consultation Termination Event has occurred and is continuing), on or before the 60th day after the related maturity date, a refinancing commitment reasonably acceptable to the Special Servicer, and the borrower continues to make its Assumed Scheduled Payments (and no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan or Serviced Loan Combination), an Appraisal Reduction Event will not occur until the earlier of (1) one hundred twenty (120) days beyond the related maturity date (or extended maturity date) and (2) the termination of the refinancing commitment.

The “Appraisal Reduction Amount” for any Distribution Date and for any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination as to which an Appraisal Reduction Event has occurred will be an amount calculated by the Master Servicer (and if no Consultation Termination Event has occurred and is continuing in consultation with the Directing Holder, and, if a Control Termination Event has occurred and is continuing, in consultation with the Operating Advisor to the extent described under “The Pooling and Servicing Agreement—The Operating Advisor” in this free writing prospectus) by the first Determination Date following the date the Master Servicer receives from the Special Servicer the required appraisal or the Special Servicer’s Small Loan Appraisal Estimate (and thereafter by the first Determination Date following any material change in the amounts set forth in the following equation) equal to the excess, if any, of (a) the Stated Principal Balance of such Mortgage Loan or Serviced Loan Combination over (b) the excess of (i) the sum of (A) 90% of the sum of the appraised values (net of any prior mortgage liens) of the related Mortgaged Properties securing such Mortgage Loan or Serviced Loan Combination as determined by Updated Appraisals obtained by the Special Servicer (the costs of which shall be paid by the Master Servicer as a Property Advance) minus any downward adjustments the Special Servicer deems appropriate in accordance with the Servicing Standard (without implying any duty to do so) based upon its review of the Appraisal and any other information it may deem appropriate or, in the case of a Mortgage Loan or Serviced Loan Combination having a Stated Principal Balance under $2,000,000, 90% of the sum of the Small Loan Appraisal Estimates of the related Mortgaged Properties, as described below, plus (B) all escrows and reserves (other than escrows and reserves for taxes and insurance) plus (C) all insurance and casualty proceeds and condemnation awards that constitute collateral for the related Mortgage Loan or Serviced Loan Combination (whether paid or then payable by any insurance company or government authority) over

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(ii) the sum of (without duplication) (A) to the extent not previously advanced by the Master Servicer or the Trustee, all unpaid interest on such Mortgage Loan or Serviced Loan Combination at a per annum rate equal to the Mortgage Rate (or with respect to the applicable Serviced Loan Combination, the weighted average of its Mortgage Rates), (B) all unreimbursed Property Advances and the principal portion of all unreimbursed P&I Advances, and all unpaid interest on Advances at the Advance Rate in respect of such Mortgage Loan or Serviced Loan Combination, (C) any other unpaid additional expenses of the Issuing Entity in respect of such Mortgage Loan or Serviced Loan Combination and (D) all currently due and unpaid real estate taxes, ground rents and assessments and insurance premiums (net of any escrows or reserves therefor) that have not been the subject of an Advance by the Master Servicer or the Trustee, as applicable, and (E) all other amounts due and unpaid with respect to such Mortgage Loan or Serviced Loan Combination that, if not paid by the related borrower, would result in a shortfall in distributions to the Certificateholders, except for Prepayment Premiums and Yield Maintenance Charges payable due to an acceleration of such Mortgage Loan or Serviced Loan Combination following a default thereunder; provided, that if the Special Servicer has not received an appraisal, Updated Appraisal or Small Loan Appraisal Estimate within sixty (60) days after the Appraisal Reduction Event (or in the case of an Appraisal Reduction Event occurring by reason of clause (ii) of the definition thereof, within thirty (30) days of the Appraisal Reduction Event), the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan or Serviced Loan Combination until an Updated Appraisal or Small Loan Appraisal Estimate is received and the Appraisal Reduction Amount is recalculated.

Within sixty (60) days after an Appraisal Reduction Event (or in the case of an Appraisal Reduction Event occurring by reason of clause (ii) of the definition thereof, within thirty (30) days of the Appraisal Reduction Event) (i) with respect to Mortgage Loans (other than a Non-Serviced Mortgage Loan) or an applicable Serviced Loan Combination having a Stated Principal Balance of $2,000,000 or higher, the Special Servicer will be required to order and use commercially reasonable efforts to obtain an Updated Appraisal, and (ii) for Mortgage Loans (other than a Non-Serviced Mortgage Loan) or an applicable Serviced Loan Combination having a Stated Principal Balance under $2,000,000, the Special Servicer will be required, at its option, (A) to provide its good faith estimate (a “Small Loan Appraisal Estimate”) of the value of the Mortgaged Properties within the same time period as an appraisal would otherwise be required and such Small Loan Appraisal Estimate will be used in lieu of an Updated Appraisal to calculate an Appraisal Reduction Amount for such Mortgage Loans or applicable Serviced Loan Combination, or (B) to order and use commercially reasonable efforts to obtain an Updated Appraisal. On the first Distribution Date occurring on or after the delivery of such an Updated Appraisal or completion of such Small Loan Appraisal Estimate, as applicable, the Master Servicer will be required to adjust the Appraisal Reduction Amount to take into account such Updated Appraisal or Small Loan Appraisal Estimate, as applicable, obtained from the Special Servicer.

Other than with respect to a Non-Serviced Mortgage Loan, contemporaneously with the earliest of (i) the effective date of any modification of the maturity date or extended maturity date, Mortgage Rate, principal balance or amortization terms of any Mortgage Loan or Serviced Loan Combination or any other term thereof, any extension of the maturity date or extended maturity date of a Mortgage Loan or Serviced Loan Combination or consent to the release of any Mortgaged Property or REO Property from the lien of the related Mortgage other than pursuant to the terms of the Mortgage Loan or Serviced Loan Combination; (ii) the occurrence of an Appraisal Reduction Event; (iii) a default in the payment of a balloon payment for which an extension has not been granted; or (iv) the date on which the Special Servicer, consistent with the Servicing Standard, requests an Updated Appraisal, the Special Servicer will be required to use commercially reasonable efforts to obtain an Updated Appraisal (or a letter update for an existing appraisal which is less than two years old) of the Mortgaged Property or REO Property, as the case may be, from an independent MAI appraiser (an “Updated Appraisal”) or a Small Loan Appraisal Estimate, as applicable, in each case within 60 days of such request, provided that, the Special Servicer will not be required to obtain an Updated Appraisal or Small Loan Appraisal Estimate of any Mortgaged Property with respect to which there exists an appraisal or Small Loan Appraisal Estimate which is less than 9 months old. The Special Servicer will be required to update, every 9 months, each Small Loan Appraisal Estimate or Updated Appraisal for so long as the related Mortgage Loan or Serviced Loan Combination remains specially serviced.

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Each Serviced Loan Combination will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount with respect to the mortgage loans that comprise such Serviced Loan Combination. Any appraisal reduction with respect to a Serviced Loan Combination will be allocated in accordance with the terms of the related intercreditor agreement.

In the event that an Appraisal Reduction Event occurs with respect to a Mortgage Loan, the amount to be advanced by the Master Servicer with respect to delinquent payments of interest for such Mortgage Loan will be reduced as described under “The Pooling and Servicing Agreement—Advances” in this free writing prospectus, which will have the effect of reducing the amount of interest available to the most subordinate Class of Certificates then outstanding (i.e., in respect of the Mortgage Loans, first to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then to the Class D Certificates, then, to the Class C Certificates, then, to the Class B Certificates, then, to the Class A-M Certificates, and then, pro rata based on interest entitlements, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class X-A, Class X-B, Class X-C, Class X-D, Class X-E and Class X-F Certificates).

For purposes of determining the Controlling Class (and whether a Control Termination Event has occurred and is continuing) and determining the Voting Rights of the related Classes for purposes of removal of the Special Servicer, Appraisal Reduction Amounts allocated to the Mortgage Loans will be allocated to each class of Sequential Pay Certificates in reverse sequential order to notionally reduce the Certificate Balances until the related Certificate Balance of each such class is reduced to zero (i.e., first to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then to the Class D Certificates, then, to the Class C Certificates, then, to the Class B Certificates, then, to the Class A-M Certificates, and then, pro rata based on interest entitlements, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 Certificates). With respect to any Appraisal Reduction Amount calculated for purposes of determining the Controlling Class, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis.

The holders of the majority (by Certificate Balance) of any Class of Control Eligible Certificates whose aggregate Certificate Balance, as notionally reduced by Appraisal Reduction Amounts allocated thereto, is less than 25% of the initial Certificate Balance of such Class (such class, an “Appraised-Out Class”) as a result of an allocation of an Appraisal Reduction Amount in respect of such Class will have the right, at their sole expense, to require the Special Servicer to order a second appraisal of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) for which an Appraisal Reduction Event has occurred (such holders, the “Requesting Holders”) and the Special Servicer is required to use its commercially reasonable efforts to obtain an appraisal from an appraiser that is a Member of the Appraisal Institute (“MAI”) reasonably acceptable to the Special Servicer within sixty (60) days from receipt of the Requesting Holders’ written request. Any Appraised-Out Class for which the Requesting Holders are challenging the Appraisal Reduction Amount determination will not exercise any rights of the Controlling Class until such time, if any, as such Class is reinstated as the Controlling Class and the rights of the Controlling Class will be exercised by the most senior Control Eligible Certificates, if any, during such period.

In addition, the Requesting Holders of any Appraised-Out Class will have the right, at their sole expense, to require the Special Servicer to order an additional appraisal of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) for which an Appraisal Reduction Event has occurred if an event has occurred at, or with regard to, the related Mortgaged Property or Mortgaged Properties that would have a material effect on its Appraised Value, and the Special Servicer is required to use reasonable efforts to obtain an appraisal from an MAI appraiser reasonably acceptable to the Special Servicer within 60 days from receipt of the Requesting Holders’ written request; provided, that the Special Servicer will not be required to obtain such appraisal if it determines in accordance with the Servicing Standard that no events at, or with regard to, the related Mortgaged Property or Mortgaged Properties have occurred that would have a material effect on the Appraised Value of the related Mortgaged Property or Mortgaged Properties. The right of the holders of an Appraised-Out Class to require the Special Servicer to order an additional appraisal as described in this paragraph will be limited to no more frequently than once in any 9-month period with respect to any Mortgage Loan.

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Upon receipt of an appraisal requested by holders of an Appraised-Out Class as described above, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such additional appraisal, any recalculation of the Appraisal Reduction Amount is warranted and, if so warranted is required to direct the Master Servicer, and the Master Servicer will be required, to recalculate such Appraisal Reduction Amount based upon such additional appraisal. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class.

Appraisals that are permitted to be obtained by the Special Servicer at the request of holders of an Appraised-Out Class will be in addition to any appraisals that the Special Servicer may otherwise be required to obtain in accordance with the Servicing Standard or the Pooling and Servicing Agreement without regard to any appraisal requests made by any holder of an Appraised-Out Class.

No Appraisal Reduction Amount will exist as to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination or the related REO Property after the related Mortgage Loan or Serviced Loan Combination has been paid in full, liquidated, repurchased or otherwise removed from the Issuing Entity. In addition, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination as to which an Appraisal Reduction Event has occurred, such Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination will no longer be subject to the Appraisal Reduction Amount if (a) such Mortgage Loan or Serviced Loan Combination has become a Corrected Mortgage Loan (if a Servicing Transfer Event had occurred with respect to the related Mortgage Loan) and (b) no other Appraisal Reduction Event has occurred and is continuing.

An appraisal for any Mortgage Loan (other than a Non-Serviced Mortgage Loan) that has not been brought current for at least three consecutive months (or paid in full, liquidated, repurchased or otherwise disposed of) will be updated every 9 months for so long as an Appraisal Reduction Event exists.

Each Non-Serviced Mortgage Loan is subject to provisions in the related pooling and servicing agreement governing such mortgage loan relating to appraisal reductions that may be different than the provisions set forth above. The existence of an appraisal reduction in respect of a Non-Serviced Mortgage Loan will proportionately reduce the Master Servicer’s or the Trustee’s, as the case may be, obligation to make P&I Advances on the Non-Serviced Mortgage Loan and will generally have the effect of reducing the amount otherwise available for current distributions to the holders of the most subordinate Class or Classes of Certificates. If the Master Servicer or the Trustee do not receive notice of an appraisal reduction event and the related appraisal reduction amount with respect to a Non-Serviced Mortgage Loan, it will have no obligation to proportionately reduce the amount of any principal and interest advance required to be made by the Master Servicer or the Trustee for such Non-Serviced Mortgage Loan. With respect to a Non-Serviced Mortgage Loan, the Appraisal Reduction Amount will be the amount calculated by the applicable servicer in accordance with and pursuant to the terms of the related pooling and servicing agreement. With respect to any Non-Serviced Companion Loan that has already been securitized prior to the Closing Date, the Master Servicer, on behalf of the Issuing Entity, will be required to notify the master servicer and the trustee under the other pooling and servicing agreement that governs the servicing of the related Non-Serviced Mortgage Loan that (a) such Non-Serviced Mortgage Loan is included in this trust and (b) upon (i) the existence of an appraisal reduction event and/or (ii) the related calculation of any appraisal reduction amount (or receipt of notice of any such calculation), such master servicer is required to provide to the Master Servicer (who will promptly provide to the Special Servicer and, prior to a Consultation Termination Event, the Directing Holder) and the Trustee prompt notice of the existence of any such appraisal reduction event and/or any such appraisal reduction amount once calculated. With respect to any Serviced Companion Loan, the Master Servicer and the Trustee will be required under the Pooling and Servicing Agreement to notify the master servicer and the trustee under the pooling and servicing agreement governing the trust which holds such Serviced Companion Loan of the existence of an appraisal reduction event and related appraisal reduction amount, which notice will be deemed delivered if the Master Servicer or Trustee, as applicable, includes such event and/or amount in its respective monthly statements provided to the other master servicer and other trustee as required under the Pooling and Servicing Agreement.

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A “Modified Mortgage Loan” is any Specially Serviced Loan which has been modified by the Special Servicer in a manner that: (a) reduces or delays the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing current Monthly Payments with respect to such Mortgage Loan or Serviced Loan Combination); (b) except as expressly contemplated by the related Mortgage, results in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding Principal Prepayment in an amount not less than the fair market value (as is) of the property to be released; or (c) in the reasonable good faith judgment of the Special Servicer, otherwise materially impairs the value of the security for such Mortgage Loan or Serviced Companion Loan or reduces the likelihood of timely payment of amounts due thereon.

Delivery, Form and Denomination

The Offered Certificates will be issuable in registered form, in minimum denominations of Certificate Balance or Notional Balance, as applicable, of (i) $10,000 with respect to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4, Class A-5, Class A-M, Class B, Class C and Class D Certificates and multiples of $1 in excess thereof and (ii) $100,000 with respect to the Class X-A Certificates and in multiples of $1 in excess thereof.

The Offered Certificates will initially be represented by one or more global Certificates for each such Class registered in the name of the nominee of DTC. The Depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such Class, except under the limited circumstances described in the prospectus under “Description of the Certificates—Book-Entry Registration and Definitive Certificates.” Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking Luxembourg, a division of Clearstream International, société anonyme (“Clearstream”) and Euroclear participating organizations, the “Participants”), and all references herein to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent the party responsible for distributing any report, statement or other information has been provided with the name of the beneficial owner of a Certificate (or the prospective transferee of such beneficial owner), such report, statement or other information will be provided to such beneficial owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The Certificate Administrator will initially serve as certificate registrar (in such capacity, the “Certificate Registrar”) for purposes of recording and otherwise providing for the registration of the Offered Certificates.

A “Certificateholder” under the Pooling and Servicing Agreement will be the person in whose name a Certificate is registered in the certificate register maintained pursuant to the Pooling and Servicing Agreement, except that solely for the purpose of giving any consent or taking any action pursuant to the Pooling and Servicing Agreement, any Certificate registered in the name of the Depositor, the Master Servicer, the Special Servicer, the Trustee (in its individual capacity), the Certificate Administrator, a manager of a Mortgaged Property, a borrower or an affiliate of any such party (which determination will be based upon such party’s representations in an Investor Certification submitted by such party, upon which the Certificate Registrar will be entitled to conclusively rely) will be deemed not to be outstanding and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent or take any such action has been obtained; provided, that (a) for purposes of obtaining the consent of Certificateholders to an amendment to the Pooling and Servicing Agreement, any Certificates beneficially owned by the Master Servicer, Special Servicer or Operating Advisor or an affiliate thereof will be deemed to be outstanding if such amendment does not relate to the increase in compensation or material reduction in obligations of

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the Master Servicer, Special Servicer, Operating Advisor or affiliate thereof (other than solely in its capacity as Certificateholder), in which case such Certificates shall be deemed not to be outstanding; (b) subject to clause (c) below, for purposes of obtaining the consent of Certificateholders to any action proposed to be taken by the Special Servicer with respect to a Specially Serviced Loan, any Certificates beneficially owned by the Special Servicer or an affiliate thereof will be deemed not to be outstanding; (c) for the purpose of exercising its rights as a member of the Controlling Class or as the Directing Holder (if applicable), any Certificate beneficially owned by the Master Servicer, the Special Servicer or an affiliate thereof will be deemed outstanding; and (d) solely for purposes of providing or distributing any reports, statements or other information pursuant to the Pooling and Servicing Agreement, a Certificateholder will include any beneficial owner (or, subject to the execution of an Investor Certification, a prospective transferee of a beneficial owner) to the extent that the party required or permitted to provide or distribute such report, statement or other information has been provided with the name of such beneficial owner (or prospective transferee). See “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in the prospectus.

No Certificateholder will be a “Party in Interest” as described under 11 U.S.C. Section 1109(b) solely by virtue of its ownership of a Certificate.

Book-Entry Registration

Holders of Offered Certificates may hold their Certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries (collectively, the “Depositaries”) which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures. For additional information regarding clearance and settlement procedures for the Offered Certificates and for information with respect to tax documentation procedures relating to the Offered Certificates, see Annex C to this free writing prospectus.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to the Depository to take action to effect final settlement on its behalf.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or

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Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates will receive all distributions of principal and interest from the Certificate Administrator through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of Offered Certificates may experience some delay in their receipt of payments, reports and notices, since such payments, reports and notices will be forwarded by the Certificate Administrator to Cede & Co., as nominee for DTC. DTC will forward such payments, reports and notices to its Participants, which thereafter will forward them to Indirect Participants, Clearstream, Euroclear or holders of Offered Certificates.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers of Offered Certificates among Participants on whose behalf it acts with respect to the Offered Certificates and to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Participants and Indirect Participants with which the holders of Offered Certificates have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective holders of Offered Certificates. Accordingly, although the holders of Offered Certificates will not possess the Offered Certificates, the Rules provide a mechanism by which Participants will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates to pledge such Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in global certificates among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, the Operating Advisor or the Underwriters will

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have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

The information herein concerning DTC, Clearstream and Euroclear and their book entry systems has been obtained by the Depositor from DTC, Clearstream and Euroclear and other sources that the Depositor believes to be reliable.

Definitive Certificates

Definitive Certificates will be delivered to beneficial owners of the Certificates (“Certificate Owners”) (or their nominees) only if (i) DTC is no longer willing or able properly to discharge its responsibilities as depository with respect to the book-entry certificates, and the Depositor is unable to locate a qualified successor or (ii) the Depositor, at its sole option, elects to terminate the book-entry system through DTC with respect to some or all of any Class or Classes of Certificates.

Upon the occurrence of any of the events described in clauses (i) or (ii) in the immediately preceding paragraph, the Certificate Administrator is required to notify all affected Certificateholders (through DTC and related DTC Participants) of the availability through DTC of Definitive Certificates. Upon delivery of Definitive Certificates, the Trustee, the Certificate Administrator, the Certificate Registrar and the Master Servicer will recognize the holders of such Definitive Certificates as holders under the Pooling and Servicing Agreement (“Holders”). Distributions of principal and interest on the Definitive Certificates will be made by the Certificate Administrator directly to Holders of Definitive Certificates in accordance with the procedures set forth in the Prospectus and the Pooling and Servicing Agreement.

Upon the occurrence of any of the events described in clauses (i) or (ii) of the second preceding paragraph, requests for transfer of Definitive Certificates will be required to be submitted directly to the Certificate Registrar in a form acceptable to the Certificate Registrar (such as the forms which will appear on the back of the certificate representing a Definitive Certificate), signed by the Holder or such Holder’s legal representative and accompanied by the Definitive Certificate or Certificates for which transfer is being requested. The Certificate Administrator will be appointed as the initial Certificate Registrar.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed Investor Certification to the Certificate Administrator (a “Certifying Certificateholder”) or the Master Servicer, the Certificate Registrar will furnish or cause to be furnished to such requesting party a list of the names and addresses of the Certificateholders as of the most recent Record Date, at the expense of the requesting party.

Special Notices

Upon the written request of any Certifying Certificateholder, the Certificate Administrator will mail a special notice to all Certificateholders at their respective addresses appearing on the certificate register stating that the requesting Certificateholder wishes to be contacted by other Certificateholders, setting forth the relevant contact information and briefly stating the reason for the requested contact, at the expense of the requesting Certificateholder. The Certificate Administrator will be entitled to reimbursement from the Certifying Certificateholder for the reasonable expenses of posting such special notices.

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Retention of Certain Certificates by Affiliates of Transaction Parties

Affiliates of the Mortgage Loan Sellers, the Depositor, the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer may retain certain Classes of Certificates. Any such party will have the right to dispose of such Certificates at any time.

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YIELD AND MATURITY CONSIDERATIONS

Yield Considerations

General. The yield on any Offered Certificate will depend on: (i) the Pass-Through Rate in effect from time to time for that Certificate; (ii) the price paid for that Certificate and the rate and timing of payments of principal on that Certificate; and (iii) the aggregate amount of distributions on that Certificate.

Pass-Through Rate. The Pass-Through Rate, if any, applicable to each Class of Offered Certificates for any Distribution Date will be the rate specified in the definition of the “Pass-Through Rate” in the “Description of the Offered Certificates—Distributions” in this free writing prospectus. The yield to maturity on the Offered Certificates will be sensitive to changes in the relative composition of the Mortgage Loans as a result of scheduled amortization, voluntary prepayments, and liquidations of Mortgage Loans following default and repurchases of Mortgage Loans. Losses or payments of principal on the Mortgage Loans with higher Net Mortgage Pass-Through Rates could result in a reduction in the Weighted Average Net Mortgage Pass-Through Rate, thereby, to the extent that the rate applicable to a particular Class of Offered Certificates is not a fixed rate, reducing the Pass-Through Rate on such Class of Offered Certificates.

See “Yield and Maturity Considerations” in the prospectus, “Description of the Offered Certificates” and “Description of the Mortgage Pool” in this free writing prospectus and “—Rate and Timing of Principal Payments” below.

Rate and Timing of Principal Payments. The yield to maturity to holders of the Certificates will be affected by the rate and timing of principal payments on the Mortgage Loans (including Principal Prepayments on the Mortgage Loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations). The rate and timing of principal payments on the Mortgage Loans will in turn be affected by, among other things, the amortization schedules thereof or the dates on which balloon payments and the rate and timing of Principal Prepayments (including payments on the Anticipated Repayment Date for the ARD Loan) and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the Issuing Entity). Prepayments and, assuming the respective stated maturity dates or Anticipated Repayment Dates thereof have not occurred, liquidations and purchases of the Mortgage Loans, will result in distributions on the Sequential Pay Certificates of amounts that otherwise would have been distributed over the remaining terms of the Mortgage Loans. Defaults on the Mortgage Loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Sequential Pay Certificates) while workouts are negotiated or foreclosures are completed. See “The Pooling and Servicing Agreement—Amendment” and “—Modifications,” in this free writing prospectus and “Description of the Pooling Agreements—Realization Upon Defaulted Mortgage Loans” and “Certain Legal Aspects of the Mortgage Loans—Foreclosure” in the prospectus. Because the rate of principal payments on the Mortgage Loans will depend on future events and a variety of factors (as described below), no assurance can be given as to such rate or the rate of Principal Prepayments in particular. The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans.

See “Risk Factors—Risks Related to the Mortgage Loans—Borrower May Be Unable To Repay the Remaining Principal Balance on the Maturity Date or Anticipated Repayment Date and Longer Amortization Schedules and Interest-Only Provisions May Increase Risk” in this free writing prospectus.

In addition, although the borrowers under an ARD Loan may have certain incentives to prepay such ARD Loan on its Anticipated Repayment Date, the Depositor makes no assurance that any borrower will be able to prepay any ARD Loan on its Anticipated Repayment Date. The failure of a borrower to prepay an ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of such

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ARD Loan, and, pursuant to the terms of the Pooling and Servicing Agreement, neither the Master Servicer nor the Special Servicer will be permitted to take any enforcement action with respect to a borrower’s failure to pay Excess Interest, other than requests for collection, until the scheduled maturity of such ARD Loan; provided that the Master Servicer or the Special Servicer, as the case may be, may take action to enforce the trust’s right to apply excess cash flow to principal in accordance with the terms of the related Mortgage Loan Documents. See “Risk Factors—Risks Related to the Mortgage Loan—Borrower May Be Unable To Repay the Remaining Principal Balance on the Maturity Date or Anticipated Repayment Date and Longer Amortization Schedules and Interest-Only Provisions May Increase Risk” in this free writing prospectus.

With respect to the Class A-SB Certificates, the extent to which the planned principal balances are achieved and the sensitivity of the Class A-SB Certificates to principal prepayments on the Mortgage Loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates remain outstanding. As such, the Class A-SB Certificates will become more sensitive to the rate of prepayments on the Mortgage Loans if the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates are not outstanding.

The extent to which the yield to maturity of an Offered Certificate may vary from the anticipated yield will depend upon the degree to which such Certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on or otherwise result in the reduction of the Certificate Balance of such Certificate. An investor should consider, in the case of an Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on such Certificate could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of an Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on such Certificate could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal is made on an Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield to maturity of principal payments on such investor’s Offered Certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which the holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans. Except as described herein, losses and other shortfalls on the Mortgage Loans will generally be allocated to Class G, Class F, Class E, Class D, Class C, Class B and the Class A-M Certificates, in that order, reducing amounts otherwise payable to each Class, and any remaining losses will then be allocated to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 Certificates, and, with respect to interest losses only, the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E and Class X-F Certificates based on their respective entitlements pro rata. Further, any Net Prepayment Interest Shortfall for each Distribution Date will be allocated on such Distribution Date among each Class of Regular Certificates, pro rata, in accordance with the respective Interest Accrual Amounts for each such Class of Certificates for such Distribution Date (without giving effect to any such allocation of Net Prepayment Interest Shortfall).

Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, Prepayment Premiums, prepayment lock-out periods, and amortization terms that require balloon payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for comparable residential and/or commercial space in such areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” and “Description of the Mortgage Pool” in this free writing prospectus and “Risk Factors” and “Yield and Maturity Considerations—Yield and Prepayment Considerations” in the prospectus.

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The rate of prepayment on a Mortgage Loan is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. If a Mortgage Loan is not in a Lock-Out Period, the Prepayment Premium or Yield Maintenance Charge, if any, in respect of such Mortgage Loan may not be sufficient economic disincentive to prevent the related borrower from voluntarily prepaying the Mortgage Loan as part of a refinancing thereof. See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans” in this free writing prospectus.

The yield on any Class of Certificates whose Pass-Through Rate is affected by the Weighted Average Net Mortgage Pass-Through Rate could also be adversely affected if Mortgage Loans with higher interest rates pay faster than the Mortgage Loans with lower interest rates, since those Classes bear interest at a rate limited by, equal to, or based on the weighted average of the net mortgage interest rates on the Mortgage Loans. The Pass-Through Rates on such Certificates may be limited by, equal to, or based on the weighted average of the net mortgage interest rates on the Mortgage Loans even if principal prepayments do not occur.

Delay in Payment of Distributions. Because monthly distributions will not be made to Certificateholders until a date that is scheduled to be at least 10 days following the end of the related Interest Accrual Period, the effective yield to the holders of the Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming such prices did not account for such delay).

Unpaid Interest. As described under “Description of the Offered Certificates—Distributions” in this free writing prospectus, if the portion of the Available Funds to be distributed in respect of interest on any Class of Offered Certificates on any Distribution Date is less than the respective Interest Accrual Amount for such Class, the shortfall will be distributable to holders of such Class of Certificates on subsequent Distribution Dates, to the extent of available funds. Any such shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of such Class of Certificates for so long as it is outstanding.

Weighted Average Life

The weighted average life of a Sequential Pay Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of such Certificate is distributed to the investor. For purposes of this free writing prospectus, the weighted average life of a Sequential Pay Certificate is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the Closing Date to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the Certificate Balance of such Certificate. Accordingly, the weighted average life of any such Certificate will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid or otherwise collected or advanced and the extent to which such payments, collections or advances of principal are in turn applied in reduction of the Certificate Balance of the Class of Certificates to which such Certificate belongs. If the balloon payment on a Balloon Loan having a Due Date after the Determination Date in any month is received on the stated maturity date thereof, the excess of such payment over the related Assumed Scheduled Payment will not be included in the Available Funds until the Distribution Date in the following month. Therefore, the weighted average life of the Sequential Pay Certificates may be extended.

Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this free writing prospectus is the Constant Prepayment Rate (“CPR”) model. The CPR model assumes that a group of mortgage loans experiences prepayments each month at a specified constant annual rate. As used in each of the following sets of tables with respect to any particular Class, the column headed “0%” assumes that none of the Mortgage Loans is prepaid before maturity or, with respect to an ARD Loan, the Anticipated Repayment Date. The columns headed “25%,” “50%,” “75%,” and “100%” assume that no prepayments are made on any Mortgage Loan during such Mortgage Loan’s Lock-Out Period, Defeasance Period, Yield Maintenance Period or Prepayment Premium Lock-Out

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Period, in each case if any, and are otherwise made on each of the Mortgage Loans at the indicated CPR percentages. There is no assurance, however, that prepayments of the Mortgage Loans (whether or not in a Lock-Out Period, Defeasance Period, Yield Maintenance Period or Prepayment Premium Lock-Out Period) will conform to any particular CPR percentages, and no representation is made that the Mortgage Loans will prepay in accordance with the assumptions at any of the CPR percentages shown or at any other particular prepayment rate, that all the Mortgage Loans will prepay in accordance with the assumptions at the same rate or that Mortgage Loans that are in a Lock-Out Period, Defeasance Period, Yield Maintenance Period or Prepayment Premium Lock-Out Period will not prepay as a result of involuntary liquidations upon default or otherwise.

The tables set forth on Annex D to this free writing prospectus indicate the percentage of the initial Certificate Balance of each Class of Offered Certificates (other than the Class X-A Certificates) that would be outstanding after the Distribution Date in each of the months shown at the indicated CPR percentages and the corresponding weighted average life of each such Class of Certificates. The tables have been prepared on the basis of the information set forth in this free writing prospectus under “Description of the Mortgage Pool—Additional Mortgage Loan Information” and on Annex A-1 to this free writing prospectus and the following assumptions (collectively, the “Modeling Assumptions”):

(a)      the initial Certificate Balance, Notional Balance and the Pass-Through Rate for each Class of Certificates are as set forth in this free writing prospectus;

(b)      the scheduled Monthly Payments for each Mortgage Loan are based on such Mortgage Loan’s Cut-off Date Balance, stated monthly principal and interest payments, and the Mortgage Rate in effect as of the Cut-off Date for such Mortgage Loan;

(c)      all scheduled Monthly Payments (including balloon payments) are assumed to be timely received on the first day of each month commencing in August 2015;

(d)      there are no delinquencies or losses in respect of the Mortgage Loans, there are no extensions of maturity in respect of the Mortgage Loans, there are no Appraisal Reduction Amounts applied to the Mortgage Loans, there are no casualties or condemnations affecting the Mortgaged Properties and no holdback amounts are applied to reduce the principal balance of any Mortgage Loan;

(e)      prepayments are made on each of the Mortgage Loans at the indicated CPR percentages set forth in the table (without regard to any limitations in such Mortgage Loans on partial voluntary principal prepayments) except to the extent modified below by the assumption lettered (l);

(f)       all Mortgage Loans accrue interest under the method specified in Annex A-1 to this free writing prospectus. See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans” in this free writing prospectus;

(g)      no party exercises its right of optional termination described in this free writing prospectus and no party that is entitled to under the Pooling and Servicing Agreement will exercise its option to purchase all of the Mortgage Loans and thereby cause an early termination of the Issuing Entity;

(h)      no Mortgage Loan will be repurchased by the related Mortgage Loan Seller for a breach of a representation or warranty or a document defect in the mortgage file and no purchase option holder (permitted to buy out a Mortgage Loan under the related Mortgage Loan Documents, any intercreditor agreement, any co-lender agreement or the Pooling and Servicing Agreement) will exercise its option to purchase such Mortgage Loan;

(i)       no Prepayment Interest Shortfalls are incurred and no Prepayment Premiums or Yield Maintenance Charges are collected;

(j)       there are no additional expenses of the Issuing Entity;

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(k)      distributions on the Certificates are made on the 10th calendar day in each month, commencing in August 2015;

(l)       no prepayments are received as to any Mortgage Loan during such Mortgage Loan’s Lock-Out Period, if any, Defeasance Period, if any, or Yield Maintenance Period, if any, or Prepayment Premium Lock-Out Period, if any;

(m)     no partial prepayments are received as to any Mortgage Loan in connection with a partial release of the related Mortgaged Property or Mortgaged Properties securing such Mortgage Loan;

(n)      the Closing Date is July 14, 2015;

(o)      each ARD Loan is paid in full on its Anticipated Repayment Date;

(p)      with respect to each Mortgage Loan, the primary servicing fee, the Master Servicing Fee, the Trustee/Certificate Administrator Fee, the Operating Advisor Fee and the CREFC® License Fee accrue on the same basis as interest accrues on such Mortgage Loan and with respect to each Non-Serviced Mortgage Loan, separate servicing fees as set forth in the related servicing agreement are calculated on the same basis as interest accrues on the related Loan Combination; and

(q)      the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this free writing prospectus as 760 & 800 Westchester Avenue and 7 Eleven & Walgreens Portfolio amortize based on the respective amortization schedules attached as Annex H-1 and Annex H-2, respectively, to this free writing prospectus.

To the extent that the Mortgage Loans have characteristics or experience performance that differs from those assumed in preparing the tables set forth in Annex D to this free writing prospectus, the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class A-M, Class B, Class C and Class D Certificates may mature earlier or later than indicated by the tables. It is highly unlikely that the Mortgage Loans will prepay or perform in accordance with the Modeling Assumptions at any constant rate until maturity or that all the Mortgage Loans will prepay in accordance with the Modeling Assumptions or at the same rate. In particular, certain of the Mortgage Loans may not permit voluntary partial Principal Prepayments or may permit the application of certain holdback amounts as a repayment of principal if certain conditions are not satisfied. In addition, variations in the actual prepayment experience and the balance of the specific Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the tables set forth on Annex D to this free writing prospectus. Such variations may occur even if the average prepayment experience of the Mortgage Loans were to equal any of the specified CPR percentages. In addition, there can be no assurance that the actual pre-tax yields on, or any other payment characteristics of, any Class of Offered Certificates will correspond to any of the information shown in the yield tables in this free writing prospectus, or that the aggregate purchase prices of the Offered Certificates will be as assumed. Accordingly, investors must make their own decisions as to the appropriate assumptions (including prepayment assumptions) to be used in deciding whether to purchase the Offered Certificates.

Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

Based on the Modeling Assumptions, the tables set forth in Annex D to this free writing prospectus indicate the resulting weighted average lives of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class A-M, Class B, Class C and Class D Certificates and set forth the percentage of the initial Certificate Balance of each such Class of Certificates that would be outstanding after the Closing Date and each of the Distribution Dates shown under the applicable assumptions at the indicated CPR percentages.

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Certain Price/Yield Tables

The tables set forth on Annex E to this free writing prospectus show the corporate bond equivalent (“CBE”) yield, and weighted average life in years with respect to each Class of Offered Certificates.

The yields set forth on the tables set forth on Annex E to this free writing prospectus were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each Class of Certificates, would cause the discounted present value of such assumed stream of cash flows as of the Closing Date to equal the assumed purchase prices, plus accrued interest at the applicable Pass-Through Rate as stated on the cover of this free writing prospectus from and including July 1, 2015 to but excluding the Closing Date, and converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as reductions of the Certificate Balances of such Classes of Certificates and consequently does not purport to reflect the return on any investment in such Classes of Certificates when such reinvestment rates are considered. Purchase prices are interpreted as a percentage of the initial Certificate Balance of the specified Class and are exclusive of accrued interest.

Yield Sensitivity of the Class X-A Certificates

The yield to maturity of the Class X-A Certificates will be especially sensitive to the prepayment, repurchase, default and loss experience on the related Mortgage Loans, which prepayment, repurchase, default and loss experience may fluctuate significantly from time to time. A rapid rate of principal payments will have a material negative effect in varying degrees on the yield to maturity of the Class X-A Certificates. There can be no assurance that the Mortgage Loans will prepay at any particular rate. Prospective investors in the Class X-A Certificates should fully consider the associated risks, including the risk that such investors may not fully recover their initial investment.

The table corresponding to the Class X-A Certificates set forth on Annex E to this free writing prospectus indicates the sensitivity of the pre-tax yield to maturity on such class of the certificates to various CPR percentages on the related Mortgage Loans by projecting the monthly aggregate payments of interest on such Class of Certificates and computing the corresponding pre-tax yields to maturity on a corporate bond equivalent basis, based on the Modeling Assumptions. It was further assumed that the purchase price of such Class of Certificates is as specified in the related table interpreted as a percentage of the initial Notional Balance (without accrued interest). Any differences between such assumptions and the actual characteristics and performance of the related Mortgage Loans and of such Class of Certificates may result in yields to maturity being different from those shown in such table. Discrepancies between assumed and actual characteristics and performance underscore the hypothetical nature of the table, which is provided only to give a general sense of the sensitivity of yields to maturity in varying prepayment scenarios.

The pre-tax yields to maturity set forth in the table corresponding to the Class X-A Certificates set forth on Annex E to this free writing prospectus were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on such Class of Certificates, would cause the discounted present value of such assumed stream of cash flows as of the Closing Date to equal the assumed aggregate purchase price plus accrued interest at the initial Pass-Through Rate for such Class of Certificates from and including July 1, 2015 to but excluding the Closing Date, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account shortfalls in the collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on such Class of Certificates (and accordingly does not purport to reflect the return on any investment in such Class of Certificates when such reinvestment rates are considered).

Notwithstanding the assumed prepayment rates reflected in the table corresponding to the Class X-A Certificates set forth on Annex E to this free writing prospectus, it is highly unlikely that the Mortgage Loans will be prepaid according to one particular pattern. For this reason, and because the timing of cash

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flows is critical to determining yields, the pre-tax yield to maturity on such Class of Certificates is likely to differ from those shown in such table, even if all of the related Mortgage Loans prepay at the indicated CPR percentages over any given time period or over the entire life of the Certificates.

There can be no assurance that the Mortgage Loans will prepay in accordance with the Modeling Assumptions at any particular rate or that the yield to maturity on the Class X-A Certificates will conform to the yields described in this free writing prospectus. Investors are encouraged to make their investment decisions based on the determinations as to anticipated rates of prepayment under a variety of scenarios. Investors in the Class X-A Certificates should fully consider the risk that a rapid rate of prepayments on the related Mortgage Loans could result in the failure of such investors to fully recover their investments.

In addition, holders of any of the Class X-A Certificates generally have rights to relatively larger portions of interest payments on the related Mortgage Loans with higher Mortgage Rates; thus, the yield to maturity on such Class of Certificates will be materially and adversely affected if the Mortgage Loans with higher Mortgage Rates prepay faster than the Mortgage Loans with lower Mortgage Rates.

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THE POOLING AND SERVICING AGREEMENT

General

The Certificates will be issued pursuant to a Pooling and Servicing Agreement, dated as of July 1, 2015 (the “Pooling and Servicing Agreement”), entered into by the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator and the Operating Advisor.

Reference is made to the prospectus for important information in addition to that set forth in this free writing prospectus regarding the terms of the Pooling and Servicing Agreement and the terms and conditions of the Offered Certificates. The Certificate Administrator will make an electronic copy of the Pooling and Servicing Agreement available to prospective or actual holders of Offered Certificates on its website.

Servicing of the Mortgage Loans and Serviced Loan Combinations; Collection of Payments

The Pooling and Servicing Agreement generally requires the Master Servicer (with respect to the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and Serviced Loan Combinations that are not Specially Serviced Loans) and the Special Servicer (with respect to Specially Serviced Loans (other than any Non-Serviced Mortgage Loan) and REO Loans) (in each case, directly or through one or more sub-servicers) to diligently service and administer the applicable Mortgage Loans (other than any Non-Serviced Mortgage Loan, which will be serviced pursuant to separate servicing agreements), Serviced Loan Combinations, Specially Serviced Loans and REO Loans for which each is responsible, in the best interests of and for the benefit of the Certificateholders and, with respect to each applicable Serviced Loan Combination, for the benefit of the holders of the related Serviced Companion Loans (as a collective whole as if such Certificateholders and Serviced Companion Loan holders constituted a single lender, as determined by the Master Servicer or the Special Servicer, as the case may be, in the exercise of its reasonable judgment) in accordance with applicable law, the terms of the Pooling and Servicing Agreement, the applicable Mortgage Loan Documents, the related intercreditor agreement, if any, and, to the extent consistent with the foregoing:

in accordance with the higher of the following standards of care:

1.   the same manner in which, and with the same care, skill, prudence and diligence with which such servicer services and administers similar mortgage loans for other third party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial, multifamily and manufactured housing community mortgage loan servicers servicing their own mortgage loans with a view to the timely recovery of all payments of principal and interest under the applicable Mortgage Loans or Serviced Loan Combination or, in the case of Defaulted Mortgage Loans and defaulted Serviced Loan Combinations, the maximization of timely recovery of principal and interest on a net present value basis on the applicable Mortgage Loans or Serviced Loan Combinations, and the best interests of the Issuing Entity and the Certificateholders and, with respect to any applicable Serviced Loan Combinations, the holders of the related Serviced Companion Loans (as a collective whole as if such Certificateholders and Serviced Companion Loan holders constituted a single lender, as determined by the Master Servicer or the Special Servicer, as the case may be, in its reasonable judgment), in all cases and at all times taking into account the costs to Certificateholders or Serviced Companion Loan holders of any Master Servicer or Special Servicer compensation; and

2.  the same care, skill, prudence and diligence with which such servicer services and administers commercial, multifamily and manufactured housing community mortgage loans owned, if any, by it with a view to the timely recovery of all payments of principal and interest under the applicable Mortgage Loans or Serviced Loan Combinations or, in the case of Defaulted Mortgage Loans and defaulted Serviced Loan Combinations, the maximization of timely recovery of principal and interest on a net present value basis on the applicable Mortgage Loans or Serviced Loan Combinations, and the best interests of the Issuing Entity and the Certificateholders and, with respect to any applicable Serviced Loan Combination, the

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holders of the related Serviced Companion Loans (as a collective whole as if such Certificateholders and Serviced Companion Loan holders constituted a single lender, as determined by the Master Servicer or the Special Servicer, as the case may be, in its reasonable judgment), in all cases and at all times taking into account the costs to Certificateholders or Serviced Companion Loan holders of any Master Servicer or Special Servicer compensation;

but without regard to any potential conflict of interest arising from:

1.  any relationship that such servicer or any affiliate of it, may have with the related borrower, any Mortgage Loan Seller, any other party to the Pooling and Servicing Agreement or any affiliate of any of the foregoing;

2.  the ownership of any Certificate, any Companion Loan or any mezzanine loan related to a Mortgage Loan by such servicer or any affiliate of it;

3.  the Master Servicer’s obligation to make Advances;

4.  such servicer’s right to receive compensation for its services under the Pooling and Servicing Agreement or with respect to any particular transaction;

5.  the ownership, servicing or management for others of any other mortgage loans or mortgaged properties by such servicer or any affiliate of such servicer, as applicable;

6.  any debt that such servicer or any affiliate of such servicer, as applicable, has extended to any borrower or an affiliate of any borrower (including, without limitation, any mezzanine financing); and

7.  any obligation of the Master Servicer, or an affiliate thereof, to repurchase or substitute for a Mortgage Loan as Mortgage Loan Seller (if the Master Servicer or any affiliate thereof is a Mortgage Loan Seller) (the foregoing, collectively referred to as the “Servicing Standard”).

For descriptions of the servicing of the 760 & 800 Westchester Avenue Mortgage Loan, see “—Servicing of the Non-Serviced Mortgage Loans” below and for more information on the servicing of the Gateway Portfolio Mortgage Loan and the Non-Serviced Mortgage Loans see “Description of the Mortgage Pool—Loan Combinations” in this free writing prospectus.

The Master Servicer and the Special Servicer are permitted, at their own expense, to employ subservicers, contractors, agents or attorneys in performing any of their respective obligations under the Pooling and Servicing Agreement, but will not thereby be relieved of any such obligation, and will be responsible for the acts and omissions of any such subservicers, agents or attorneys. Notwithstanding the foregoing, the Special Servicer will not be permitted to enter into any sub-servicing agreement which provides for the performance by third parties of any or all of its obligations under the Pooling and Servicing Agreement without, for so long as no Control Termination Event has occurred and is continuing, the consent of the Directing Holder, except to the extent necessary for the Special Servicer to comply with applicable regulatory requirements.

The Pooling and Servicing Agreement provides that neither the Master Servicer, the Special Servicer nor any of their respective affiliates, directors, officers, employees, members, managers or agents will have any liability to the Issuing Entity or the Certificateholders for taking any action or refraining from taking any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment. The foregoing provision would not protect either of the Master Servicer or the Special Servicer against any breach of its representations or warranties in the Pooling and Servicing Agreement or any liability by reason of willful misconduct, bad faith, fraud or negligence (or by reason of any specific liability imposed under the Pooling and Servicing Agreement for a breach of the Servicing Standard) in the performance of its duties or by reason of its negligent disregard of obligations or duties under the Pooling and Servicing Agreement.

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The Pooling and Servicing Agreement requires the Master Servicer or the Special Servicer, as applicable, to make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and the Serviced Companion Loans and to follow the Servicing Standard with respect to such collection procedures. Consistent with the above, the Master Servicer or the Special Servicer may, in its discretion, waive any late payment fee or default interest in connection with any delinquent Monthly Payment or balloon payment with respect to any Mortgage Loan or Serviced Companion Loan it is servicing.

All net present value calculations and determinations made under the Pooling and Servicing Agreement with respect to any Mortgage Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made in accordance with the Mortgage Loan Documents or, in the event the Mortgage Loan Documents are silent, by using a discount rate appropriate for the type of cash flows being discounted; namely (i) for principal and interest payments on the Mortgage Loan or Serviced Companion Loan or sale of a Defaulted Mortgage Loan, the higher of (1) the rate determined by the Master Servicer or Special Servicer, as applicable, that approximates the market rate that would be obtainable by the borrowers on similar non-defaulted debt of the borrowers as of such date of determination, (2) the Mortgage Rate and (3) the yield on 10-year U.S. treasuries as of such date of determination and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or Updated Appraisal).

Notwithstanding anything in the Pooling and Servicing Agreement or in any Intercreditor Agreement to the contrary, no direction or objection by the holder of a Serviced Companion Loan may require or cause the Master Servicer or the Special Servicer, as applicable, to violate any provision of any Mortgage Loan, applicable law, the Pooling and Servicing Agreement, any Intercreditor Agreement or the REMIC provisions, including without limitation the Master Servicer’s or Special Servicer’s obligation to act in accordance with the Servicing Standard, or expose the Master Servicer, the Special Servicer, the Depositor, the Paying Agent, the Issuing Entity, a Mortgage Loan Seller, the Operating Advisor, the Certificate Administrator or the Trustee to liability, or materially expand the scope of the Master Servicer’s or Special Servicer’s responsibilities under the Pooling and Servicing Agreement.

The Directing Holder

For so long as no Control Termination Event has occurred and is continuing, the Directing Holder will be entitled to advise (1) the Special Servicer, with respect to all Specially Serviced Loans, (2) the Special Servicer, with respect to non-Specially Serviced Loans, as to all matters for which the Master Servicer must obtain the consent or deemed consent of the Special Servicer, and (3) the Special Servicer, with respect to all Mortgage Loans for which an extension of maturity is being considered by the Special Servicer or by the Master Servicer, subject to consent or deemed consent of the Special Servicer.

Neither the Master Servicer nor the Special Servicer will be required to take or to refrain from taking any action pursuant to instructions from the Directing Holder, or due to any failure to approve an action by the Directing Holder, or due to an objection by the Directing Holder that would (1) cause either the Master Servicer or the Special Servicer to violate applicable law, the related Mortgage Loan Documents, the Pooling and Servicing Agreement (including the Servicing Standard), any related Intercreditor Agreements or the REMIC provisions of the Code, (2) expose the Master Servicer, the Special Servicer, the Depositor, the Paying Agent, the Issuing Entity, the Operating Advisor, the Certificate Administrator, the Custodian, the Trustee or a Mortgage Loan Seller or their respective affiliates to any claim, suit or liability, or (3) materially expand the scope of the Master Servicer or Special Servicer’s responsibilities under the Pooling and Servicing Agreement or cause the Master Servicer or the Special Servicer to act or fail to act, in a manner that is not in the best interests of the Certificateholders.

Except as otherwise described in the succeeding paragraphs below, (a) the Master Servicer will not be permitted to take any of the following actions unless it has obtained the consent of the Special Servicer and (b) for so long as no Control Termination Event has occurred and is continuing, the Special Servicer will not be permitted to consent to the Master Servicer’s taking any of the following actions, nor will the Special Servicer itself be permitted to take any of the following actions, as to which the Directing

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Holder has objected in writing within ten (or thirty with respect to clause (j) below) business days after receipt of the written recommendation and analysis (provided that if such written objection has not been received by the Special Servicer within the ten-day (or thirty-day) period, the Directing Holder will be deemed to have approved such action) (each of the following, a “Major Decision”):

(a)      any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination as come into and continue in default;

(b)      any modification, consent to a modification or waiver of any monetary term (other than late payment charges or Default Interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs but excluding late payment charges or Default Interest) of a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination or any extension of the maturity date of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination;

(c)      any sale of a Defaulted Mortgage Loan (that is not a Non-Serviced Mortgage Loan), or an REO Property (in each case, other than in connection with the termination of the Issuing Entity as described under “—Optional Termination” in this free writing prospectus) for less than the applicable Repurchase Price;

(d)      any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

(e)      any release of collateral or any acceptance of substitute or additional collateral for a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination or any consent to either of the foregoing, other than as required pursuant to the specific terms of the related Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination and for which there is no material lender discretion;

(f)       any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt as may be effected without the consent of the lender under the related loan agreement;

(g)      any property management company changes for which the lender is required to consent or approve under the Mortgage Loan Documents (with respect to a Mortgage Loan) or Serviced Loan Combination (i) with a Stated Principal Balance greater than $2,500,000 or (ii) where the successor property manager is affiliated with the borrower) or franchise changes for which the lender is required to consent or approve under the Mortgage Loan Documents (with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination);

(h)      releases of any escrow accounts, reserve accounts or letters of credit held as performance escrows or reserves, other than those required pursuant to the specific terms of the related Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination and for which there is no material lender discretion;

(i)       any acceptance of an assumption agreement releasing a borrower from liability under a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination other than pursuant to the specific terms of such Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination and for which there is no lender discretion;

(j)       any determination of an Acceptable Insurance Default;

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(k)      the determination of the Special Servicer pursuant to clause (iii) or clause (vii) of the definition of “Specially Serviced Loan”;

(l)       any acceleration of a Mortgage Loan or Serviced Loan Combination following a default or an event of default with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) Loan Combination, any initiation of judicial, bankruptcy or similar proceedings under the related Mortgage Loan Documents or with respect to the related mortgagor or Mortgaged Property; and

(m)     any modification, waiver or amendment of an intercreditor agreement, co-lender agreement, participation agreement or similar agreement with any mezzanine lender, holder of a Companion Loan or other subordinate debt holder related to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination, or an action to enforce rights with respect thereto, in each case, in a manner that materially and adversely affects the holders of the Control Eligible Certificates;

provided, further, that if the Master Servicer or the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders and, with respect to any applicable Serviced Loan Combination, the holders of any related Serviced Companion Loan (as a collective whole as if such Certificateholders and Serviced Companion Loan holders constituted a single lender) and the Special Servicer has made a reasonable effort to contact the Directing Holder, the Master Servicer or the Special Servicer, as the case may be, may take any such action without waiting for the Directing Holder’s response.

The Special Servicer will be responsible for the processing of Major Decisions; provided, that the Master Servicer and the Special Servicer may mutually agree as contemplated in the Pooling and Servicing Agreement that the Master Servicer will process and obtain the prior consent of the Special Servicer to any of the matters listed in the foregoing clauses (a) through (m) with respect to any non-Specially Serviced Loan (see”—Modifications” in this free writing prospectus).

With respect to any Mortgage Loan or Serviced Loan Combination, if a Control Termination Event has occurred and is continuing, but for so long as no Consultation Termination Event has occurred and is continuing, the Special Servicer will not be required to obtain the consent of the Directing Holder for any of the foregoing actions but will be required to consult with the Directing Holder in connection with any Major Decision (or any other matter for which the consent of the Directing Holder would have been required or for which the Directing Holder would have the right to direct the Master Servicer or the Special Servicer if no Control Termination Event had occurred and was continuing) and to consider alternative actions recommended by the Directing Holder. Such consultation will not be binding on the Special Servicer.

With respect to each Serviced Loan Combination, the related Non-Controlling Note Holders will have certain non-binding consultation rights with respect to the servicing of the related Serviced Loan Combination as provided in the related Intercreditor Agreement and described under “Description of the Mortgage Pool—Loan Combinations” in this free writing prospectus.

The “Directing Holder” means: with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination, the Controlling Class Representative.

The initial Directing Holder for the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and Serviced Loan Combinations is expected to be the B-Piece Buyer. The Directing Holder will be responsible for its own expenses.

“Non-Controlling Note Holder” means, the holder of a non-controlling note for any Loan Combination, as the context may require, if any.

“Loan-Specific Directing Holder” means, with respect to any Serviced Loan Combination, the “Controlling Holder”, the “Directing Holder”, “Directing Lender” or any analogous concept under the related Intercreditor Agreement.

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At any time more than 50% of the Percentage Interest of the Controlling Class Certificateholders direct the Certificate Administrator in writing to hold an election for a Controlling Class Representative, the Certificate Administrator is required to hold such election as soon as practicable at the expense of such requesting Certificateholders.

The “Controlling Class Representative” is the Controlling Class Certificateholder (or a representative thereof) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the Certificate Registrar from time to time; provided, however, that (i) absent that selection, or (ii) until a Controlling Class Representative is so selected or (iii) upon receipt of a written notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Controlling Class Representative is no longer designated, then the Controlling Class Certificateholder that certifies to the Certificate Administrator that it owns the largest aggregate Certificate Balance of the Controlling Class will be the Controlling Class Representative.

The initial Controlling Class Representative will be the B-Piece Buyer, and the Certificate Registrar and the other parties to the Pooling and Servicing Agreement will be entitled to assume that entity or any successor Controlling Class Representative selected thereby and notified to the Certificate Registrar in writing is the Controlling Class Representative on behalf of the B-Piece Buyer, as holder (or beneficial owner) of at least a majority of the applicable Class of Control Eligible Certificates, until the Certificate Registrar receives (a) notice of a replacement Controlling Class Representative from a majority of the Controlling Class Certificateholders by Certificate Balance or (b) notice that the B-Piece Buyer is no longer the holder (or beneficial owner) of a majority of the applicable Class of Control Eligible Certificates due to a transfer of those Certificates (or a beneficial ownership interest in those Certificates). In the event of clause (b) above, if no successor Controlling Class Representative is then identified to the Certificate Registrar, then a Control Termination Event will be deemed to exist until such time as the Certificate Registrar and the other parties to the Pooling and Servicing Agreement receive notice of a successor Controlling Class Representative.

A “Controlling Class Certificateholder” is each holder (or beneficial owner, if applicable) of a Certificate of the Controlling Class as determined by the Certificate Registrar to the Certificate Administrator from time to time.

The “Controlling Class” will be as of any time of determination the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance, as notionally reduced by any Appraisal Reduction Amounts allocable to such class, at least equal to 25% of the initial Certificate Balance of that Class or if no class of Control Eligible Certificates meets the preceding requirement, the Class E Certificates. The Controlling Class as of the Closing Date will be the Class G Certificates.

A “Consultation Termination Event” will occur with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination, at any date on which (i) no Class of Control Eligible Certificates exists that has a Certificate Balance that is at least equal to 25% of the initial Certificate Balance of that Class or (ii) such Consultation Termination Event is deemed to occur as described below.

If a Consultation Termination Event has occurred and is continuing, the Directing Holder will have no consultation or consent rights under the Pooling and Servicing Agreement and will have no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Holder. However, the Directing Holder will maintain the right to exercise its Voting Rights for the same purposes as any other Certificateholder under the Pooling and Servicing Agreement.

The Master Servicer, Special Servicer, Certificate Administrator, Operating Advisor or Trustee may request that the Certificate Administrator determine which Class of Certificates is the then-current Controlling Class and the Certificate Administrator must thereafter provide such information to the requesting party. The Master Servicer, Special Servicer, Trustee or Operating Advisor may also request that the Certificate Administrator provide, and the Certificate Administrator must so provide (1) for so long as no Consultation Termination Event has occurred and is continuing, the identity of the Controlling Class

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Representative, and, to the extent reasonably available, a list of the holders (or beneficial owners, if applicable) of the Controlling Class and (2) confirmation as to whether a Control Termination Event or Consultation Termination Event has occurred in the 12 months preceding any such request or any other period specified in such request. Any expenses incurred in connection with obtaining the information described in clause (1) above will be at the expense of the requesting party, except that if (i) such expenses arise in connection with an event as to which the Directing Holder (or Controlling Class Representative) has review, consent or consultation rights with respect to an action taken by, or report prepared by, the requesting party pursuant to the Pooling and Servicing Agreement or in connection with a request made by the Operating Advisor in connection with its obligation under the Pooling and Servicing Agreement to deliver a copy of its annual report to the Controlling Class Representative and (ii) the requesting party has not been notified of the identity of the Directing Holder (or Controlling Class Representative) or reasonably believes that the identity of the Directing Holder (or Controlling Class Representative) has changed, then such expenses will be at the expense of the Issuing Entity. The Master Servicer, Special Servicer, the Trustee and the Operating Advisor may each rely on any such list so provided.

The Certificate Administrator, and the other parties to the Pooling and Servicing Agreement, will be entitled to assume that the identity of the Directing Holder has not changed absent written notice of a replacement of the Directing Holder by a majority of the Controlling Class, or the resignation of the then current Directing Holder.

The “Control Eligible Certificates” will be any of the Class E, Class F and Class G Certificates.

A “Control Termination Event” will occur with respect to any Mortgage Loan or Serviced Loan Combination at any date on which (i) no Class of Control Eligible Certificates exists that has a Certificate Balance (as notionally reduced by any Appraisal Reduction Amounts allocable to such class) that is at least equal to 25% of the initial Certificate Balance of that Class or (ii) such Control Termination Event is deemed to occur as described below; and

If a Control Termination Event has occurred and is continuing, the Directing Holder will have no right to consent to any action taken or not taken by any party to the Pooling and Servicing Agreement, but if no Consultation Termination Event has occurred and is continuing, the Directing Holder will remain entitled to receive any notices, reports or information to which it is entitled pursuant to the Pooling and Servicing Agreement, and the Master Servicer, Special Servicer and any other applicable party will be required to consult with the Directing Holder in connection with any action to be taken or refrained from taking to the extent set forth in the Pooling and Servicing Agreement.

The Directing Holder has certain rights to remove and replace the Special Servicer as described under “The Servicers—Replacement of the Special Servicer” in this free writing prospectus.

Notwithstanding anything to the contrary described in this free writing prospectus, at any time when the Class E certificates are the Controlling Class, the holder of more than 50% of the Class E Certificates, by Certificate Balance, may waive its right to act as, or appoint a representative to act as, the Controlling Class Representative and to exercise any of the rights of the Controlling Class Representative or cause the exercise of any of the rights of the Controlling Class Representative, by irrevocable written notice delivered to the Depositor, Certificate Administrator, Trustee, Master Servicer, Special Servicer and Operating Advisor. Any such waiver will remain effective with respect to such Holder and the Class E Certificates until such time as that Certificateholder has (i) sold a majority of the Class E Certificates (by Certificate Balance) to an unaffiliated third party and (ii) certified to the Depositor, Certificate Administrator, Trustee, Master Servicer, Special Servicer and Operating Advisor that (a) the transferor retains no direct or indirect voting rights with respect to the Class E Certificates that it does not own, (b) there is no voting agreement between the transferee and the transferor and (c) the transferor retains no direct or indirect controlling interest in the Class E Certificates. During such waiver period a Consultation Termination Event will be deemed to exist and the rights of the Controlling Class to appoint a Controlling Class Representative and the rights of the Controlling Class Representative will not be operative (notwithstanding whether a Control Termination Event or a Consultation Termination Event is or would otherwise then be in effect). Following any transfer of more than 50% of the Class E Certificates,

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the successor holder of more than 50% of the Class E Certificates, if the Class E Certificates are the Controlling Class, by Certificate Balance, will again have the rights to act as, or appoint a representative to act as, the Controlling Class Representative or to exercise any of the rights of the Controlling Class Representative without regard to any prior waiver by the predecessor Certificateholder. The successor Certificateholder will also have the right to irrevocably waive its right to act as or appoint a Controlling Class Representative or cause the exercise of any of the rights of the Controlling Class Representative. No successor Certificateholder described above will have any consent rights with respect to any Mortgage Loan that became a Specially Serviced Loan prior to its acquisition of a majority of the Class E Certificates if such Mortgage Loan had not also become a Corrected Mortgage Loan prior to such acquisition unless and until such Mortgage Loan becomes a Corrected Mortgage Loan.

Each Certificateholder and beneficial owner of a Control Eligible Certificate is deemed to have agreed by virtue of its purchase of such Certificate (or beneficial ownership interest in such Certificate) to provide its name and address to the Certificate Registrar and to notify the Certificate Registrar of the transfer of any Control Eligible Certificate (or the beneficial ownership of any Control Eligible Certificate), the selection of a Controlling Class Representative or the resignation or removal of a Controlling Class Representative. Any such Certificateholder (or beneficial owner) or its designee at any time appointed Controlling Class Representative is deemed to have agreed by virtue of its purchase of a Control Eligible Certificate (or the beneficial ownership interest in a Control Eligible Certificate) to notify the Certificate Registrar when such Certificateholder (or beneficial owner) or designee is appointed Controlling Class Representative and when it is removed or resigns. Upon receipt of such notice, the Certificate Registrar will be required to notify the Special Servicer, the Master Servicer, the Certificate Administrator and the Trustee of the identity of the Controlling Class Representative, any resignation or removal of the Controlling Class Representative and/or any new holder or beneficial owner of a Control Eligible Certificate.

Limitation on Liability of Directing Holder

The Directing Holder will not be liable to the Issuing Entity, any party to the Pooling and Servicing Agreement, the Certificateholders or any other person for any action taken, or for refraining from the taking of any action or for errors in judgment. However, the Directing Holder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misfeasance, or bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties.

Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that the Directing Holder:

(a)      may have special relationships and interests that conflict with those of holders of one or more Classes of Certificates or Companion Loan noteholders;

(b)      may act solely in the interests of the holders of the Controlling Class (or in the case of a Loan Combination, the holders of any related Companion Loan);

(c)      does not have any liability or duties to the holders of any Class of Certificates (other than the Controlling Class);

(d)      may take actions that favor the interests of one or more Classes of the Certificates including the Holders of the Controlling Class (or, in the case of a Loan Combination, one or more Companion Loan noteholders) over the interests of the Holders of one or more Classes of Certificates and other Companion Loan noteholders; and

(e)      will have no liability whatsoever to any Certificateholder (other than to a Controlling Class Certificateholder, to the extent the Controlling Class Representative is the Directing Holder), the Issuing Entity or any Companion Loan noteholder, any party to the Pooling and Servicing Agreement or any other person (including any borrower under a Mortgage Loan) for having so acted as set forth in clauses (a) through (d) above, and no Certificateholder or Companion Loan noteholder

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may take any action whatsoever against the Directing Holder or any director, officer, employee, agent or principal thereof for having so acted.

The taking of, or refraining from taking, any action by the Master Servicer or the Special Servicer in accordance with the direction of or approval of the Directing Holder, which does not violate any law or the Servicing Standard or the provisions of the Pooling and Servicing Agreement or any intercreditor agreements, will not result in any liability on the part of the Master Servicer or the Special Servicer.

The Operating Advisor

General

The Operating Advisor will act solely as a contracting party to the extent described in this free writing prospectus and as set forth under the Pooling and Servicing Agreement, will have no fiduciary duty, will have no other duty except with respect to its specific obligations under the Pooling and Servicing Agreement, and will have no duty or liability to any particular Class of Certificates or any Certificateholder. The Operating Advisor will not be charged with changing the outcome on any particular Specially Serviced Loan. By purchasing a Certificate, Certificateholders acknowledge and agree that there could be multiple strategies to resolve any Specially Serviced Loan and that the goal of the Operating Advisor’s participation is to provide additional oversight relating to the Special Servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute. Potential investors should note that the Operating Advisor is not an “advisor” for any purpose other than as specifically set forth in the Pooling and Servicing Agreement and is not an advisor to any person, including without limitation any Certificateholder. The duties of the Operating Advisor will terminate, without cost or expense to the Operating Advisor, (1) if there are no Classes of Certificates outstanding other than the Control Eligible Certificates, the Class X-D Certificates, the Class X-E Certificates, the Class X-F Certificates, the Class V Certificates, the Class R Certificates and the Class LR Certificates, or (2) upon termination of the Issuing Entity. See “Risk Factors—Risks Related to the Offered Certificates—Risks Relating to Lack of Certificateholder Control over the Issuing Entity” in this free writing prospectus.

Role of Operating Advisor While No Control Termination Event Has Occurred and Is Continuing

With respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Loan Combination, unless a Control Termination Event has occurred and is continuing, the Operating Advisor’s obligations will be limited to the following, and generally will not involve an assessment of specific actions of the Special Servicer:

(a)      promptly reviewing information available to Privileged Persons on the Certificate Administrator’s website that is relevant to the Operating Advisor’s obligations under the Pooling and Servicing Agreement;

(b)      promptly reviewing each Final Asset Status Report; and

(c)      reviewing any Appraisal Reduction Amount and net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan (after they have been finalized); however the Operating Advisor may not opine on, or otherwise call into question, such Appraisal Reduction Amount calculations and/or net present value calculations (except that if the Operating Advisor discovers a mathematical error contained in such calculations, then the Operating Advisor will be required to notify the Special Servicer and (so long as no Consultation Termination Event will have occurred and be continuing) the Controlling Class Representative of such error).

The Operating Advisor will have no specific involvement with respect to collateral substitutions, assignments, workouts, modifications, consents, waivers, insurance policies, borrower substitutions, lease changes and other similar actions that the Special Servicer may perform under the Pooling and Servicing Agreement and will have no obligations with respect to any Non-Serviced Mortgage Loan.

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Role of Operating Advisor While a Control Termination Event Has Occurred and Is Continuing

With respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Loan Combination, while a Control Termination Event has occurred and is continuing, the Operating Advisor’s obligations will consist of the following:

(a)       the Operating Advisor will be required to consult (on a non-binding basis) with the Special Servicer in accordance with the Operating Advisor Standard with respect to Major Decisions as described under “—The Directing Holder” and “—Special Servicing—Asset Status Report” in this free writing prospectus;

(b)       the Operating Advisor will be required in connection with the preparation of the Operating Advisor’s annual report to generally review the Special Servicer’s operational practices in respect of Specially Serviced Loans in order to formulate an opinion (in accordance with the Operating Advisor Standard) as to whether or not those operational practices generally satisfy the Servicing Standard with respect to the resolution and/or liquidation of the Specially Serviced Loans, as described under “—Annual Report” below;

(c)       the Operating Advisor will be required to promptly recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with: (1) any Appraisal Reduction Amount or (2) net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan prior to utilization by the Special Servicer. In connection with the foregoing,

(i)  after the calculation but prior to the utilization by the Special Servicer, the Special Servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information reasonably requested by the Operating Advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the Operating Advisor;

(ii)  if the Operating Advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formulas required to be utilized for such calculation, the Operating Advisor and Special Servicer will be required to consult with each other in order to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formulas in arriving at those mathematical calculations or any disagreement; and

(iii) if the Operating Advisor and Special Servicer are not able to resolve such matters, the Operating Advisor will be required to promptly notify the Certificate Administrator and the Certificate Administrator will be required to examine the calculations and supporting materials provided by the Special Servicer and the Operating Advisor and determine which calculation is to apply; and

(d)       the Operating Advisor will be required to prepare an annual report (if any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Loan Combination was a Specially Serviced Loan during the prior calendar year) to be provided to the Trustee, the Master Servicer, the Certificate Administrator (to be made available through the Certificate Administrator’s website) and the 17g-5 Information Provider (to be made available through the 17g-5 Information Provider’s website), as described below.

The Operating Advisor will be required to keep all Privileged Information confidential and may not disclose such Privileged Information to any person (including Certificateholders other than the Controlling Class Representative), other than (1) to the extent expressly required by the Pooling and Servicing Agreement, to the other parties to the Pooling and Servicing Agreement with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the Pooling and Servicing Agreement that receives Privileged Information from the Operating Advisor with

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a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the Special Servicer, the Controlling Class Representative and the Directing Holder other than pursuant to a Privileged Information Exception.

The ability to perform the duties of the Operating Advisor and the quality and the depth of any annual report will be dependent upon the timely receipt of information required to be delivered to the Operating Advisor and the accuracy and the completeness of such information. It is possible that the lack of access to Privileged Information may limit or prohibit the Operating Advisor from performing its duties under the Pooling and Servicing Agreement and the Operating Advisor will not be subject to liability arising from its lack of access to Privileged Information.

The “Operating Advisor Standard” means the Operating Advisor is required to act solely on behalf of the Issuing Entity and in the best interest of, and for the benefit of, the Certificateholders (as a collective whole as if such Certificateholders and, with respect to any Serviced Loan Combination, the related Companion Loan holders, constituted a single lender), and not to any particular Class of Certificateholders (as determined by the Operating Advisor in the exercise of its good faith and reasonable judgment).

“Privileged Information” means (i) any correspondence or other communications between the Directing Holder and the Special Servicer related to any Specially Serviced Loan or the exercise of the consent or consultation rights of a Directing Holder under the Pooling and Servicing Agreement or any related intercreditor agreement, (ii) any strategically sensitive information that the Special Servicer has reasonably determined could compromise the Issuing Entity’s position in any ongoing or future negotiations with the related borrower or other interested party, and (iii) information subject to attorney-client privilege.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available and known to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is (in the case of the Operating Advisor, as evidenced by an opinion of counsel (which will be an additional expense of the Issuing Entity) delivered to each of the Special Servicer, the Directing Holder with respect to such Mortgage Loan, the Certificate Administrator and the Trustee), required by law to disclose such information.

A “Final Asset Status Report” with respect to any Specially Serviced Loan, means each related Asset Status Report, together with such other data or supporting information provided by the Special Servicer to the Directing Holder, which does not include any communication (other than the related Asset Status Report) between the Special Servicer and the Directing Holder with respect to such Specially Serviced Loan; provided that no Asset Status Report will be considered to be a Final Asset Status Report unless, if no Control Termination Event has occurred and is continuing, the Directing Holder has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval or consent in respect of such action, or has been deemed to approve or consent to such action or the Asset Status Report is otherwise implemented by the Special Servicer in accordance with the terms of the Pooling and Servicing Agreement.

Annual Report

With respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Loan Combination, if a Control Termination Event has occurred and is continuing, in each case based on the Operating Advisor’s review of any annual compliance statement, Assessment of Compliance (as defined in the prospectus), Attestation Report (as defined in the prospectus), Asset Status Report and other information (other than any communications between the Directing Holder and the Special Servicer that

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would be Privileged Information) delivered to the Operating Advisor by the Special Servicer, the Operating Advisor (if any Mortgage Loans (other than any Non-Serviced Mortgage Loan) or any Serviced Loan Combination were Specially Serviced Loans during the prior calendar year) will prepare an annual report to be provided to the Trustee, the Certificate Administrator (to be made available through the Certificate Administrator’s website), the holders of any related Serviced Companion Loan (if applicable) and the 17g-5 Information Provider (to be made available through the 17g-5 Information Provider’s website) setting forth its assessment of the Special Servicer’s performance of its duties under the Pooling and Servicing Agreement on a platform-level basis with respect to the resolution and liquidation of Specially Serviced Loans during the prior calendar year. As used in connection with the Operating Advisor’s annual report, the term “platform level basis” refers to the Special Servicer’s performance of its duties as they relate to the resolution or liquidation of Specially Serviced Loans, taking into account the Special Servicer’s specific duties under the Pooling and Servicing Agreement as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the Operating Advisor of the items required to be reviewed by it pursuant to the Pooling and Servicing Agreement.

The Special Servicer and the Directing Holder (for so long as no Consultation Termination Event has occurred and is continuing), must be given an opportunity to review any annual report produced by the Operating Advisor at least 5 business days prior to its delivery to the Trustee and the Certificate Administrator; provided, that the Operating Advisor will have no obligation to consider any comments to such annual report that are provided by the Special Servicer or Directing Holder, as applicable.

In each such annual report, the Operating Advisor, based on its review conducted in accordance with the Pooling and Servicing Agreement, will identify any material deviations (i) from the Servicing Standard and (ii) from the Special Servicer’s obligations under the Pooling and Servicing Agreement with respect to the resolution and liquidation of Specially Serviced Loans. Each annual report will be required to comply with the confidentiality requirements described in this free writing prospectus regarding Privileged Information and as otherwise set forth in the Pooling and Servicing Agreement.

Notwithstanding the foregoing discussion under this “—Annual Report” heading, no operating advisor annual report will be required from the Operating Advisor with respect to the Special Servicer if during the prior calendar year no asset status report was prepared by the Special Servicer in connection with a Specially Serviced Loan or Serviced REO Property.

Replacement of the Special Servicer

With respect to each Mortgage Loan or Serviced Loan Combination (other than any Non-Serviced Mortgage Loan) or Serviced Loan Combination, after the occurrence and continuation of a Consultation Termination Event, if the Operating Advisor determines that the Special Servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the Servicing Standard, the Operating Advisor may recommend the replacement of the Special Servicer in the manner described in “The Servicers—Replacement of the Special Servicer” in this free writing prospectus.

Termination of the Operating Advisor For Cause

The following constitute Operating Advisor termination events under the Pooling and Servicing Agreement (each, an “Operating Advisor Termination Event”), whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)      any failure by the Operating Advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of its representations or warranties under the Pooling and Servicing Agreement, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure is given to the Operating Advisor by any party to the Pooling and Servicing Agreement or to the Operating Advisor, the Certificate Administrator and the

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Trustee by the holders of Certificates having greater than 25% of the aggregate Voting Rights; provided, that with respect to any such failure which is not curable within such 30-day period, the Operating Advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the Trustee and the Certificate Administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)      any failure by the Operating Advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days;

(c)      any failure by the Operating Advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days;

(d)      a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Operating Advisor, and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

(e)      the Operating Advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the Operating Advisor or of or relating to all or substantially all of its property; or

(f)       the Operating Advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the Certificate Administrator of notice of the occurrence of any Operating Advisor Termination Event, the Certificate Administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless such Operating Advisor Termination Event has been remedied.

“Eligible Operating Advisor” means an institution (i) that is the special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by DBRS, Inc. (“DBRS”), Fitch Ratings, Inc. (“Fitch”), Kroll Bond Rating Agency, Inc. (“KBRA”), Moody’s Investors Service, Inc. (“Moody’s”), Morningstar Credit Ratings, LLC (“Morningstar”) or Standard & Poor’s Ratings Services (“S&P”), (including, in the case of Park Bridge Lender Services LLC, this transaction) but has not been special servicer on a transaction for which DBRS, Fitch, KBRA, Moody’s, Morningstar or S&P has qualified, downgraded or withdrawn its rating or ratings of, one or more class of certificates for such transaction citing servicing concerns with the special servicer as the sole or material factor in such rating action, (ii) that can and will make the representations and warranties set forth in the Pooling and Servicing Agreement, (iii) that is not the Depositor, the Master Servicer, the Special Servicer, a Sponsor, a Mortgage Loan Seller, the Controlling Class Representative, the Directing Holder, a depositor, servicer or special servicer with respect to the securitization of a Companion Loan, or an affiliate of the Depositor, the Master Servicer, the Special Servicer, a Sponsor, a Mortgage Loan Seller, the Controlling Class Representative, the Directing Holder, a depositor, servicer or special servicer with respect to the securitization of a Companion Loan and (iv) that has not been paid by any Special Servicer or successor Special Servicer any fees, compensation or other remuneration (x) in respect of its obligations under the Pooling and Servicing Agreement or (y) for the appointment or recommendation for replacement of a successor Special Servicer to become the Special Servicer.

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Rights upon Operating Advisor Termination Event

If an Operating Advisor Termination Event occurs then, and in each and every such case, so long as such Operating Advisor Termination Event has not been remedied, either (i) the Trustee may or (ii) upon the written direction of holders of Certificates evidencing at least 25% of the Voting Rights of each Class of Certificates, the Trustee will be required to, terminate all of the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement, other than rights and obligations accrued prior to such termination (including accrued and unpaid compensation) and indemnification rights (arising out of events occurring prior to such termination), by written notice to the Operating Advisor.

As soon as practicable, but in no event later than 15 business days after (i) the Operating Advisor resigns or (ii) the Trustee or the Certificate Administrator delivers such written notice of termination to the Operating Advisor, upon the written direction of holders of Certificates evidencing not less than 25% of the Voting Rights of each Class of Certificates, the Trustee will be required to, appoint a successor Operating Advisor that is an Eligible Operating Advisor, which successor Operating Advisor may be an affiliate of the Trustee. If the Trustee is acting as the successor Master Servicer or the successor Special Servicer, neither the Trustee nor any of its affiliates will be the successor Operating Advisor. The Trustee will be required to provide written notice of the appointment of a successor Operating Advisor to the Master Servicer, the Special Servicer and the Certificate Administrator (and the Certificate Administrator is required to promptly provide such notice to the Controlling Class Representative, each Serviced Companion Loan noteholder and each Certificateholder) within 1 business day of such appointment. The Operating Advisor will be required to be an Eligible Operating Advisor. The appointment of the successor Operating Advisor will not be subject to the vote, consent or approval of the holder of any Class of Certificates. Upon any termination of the Operating Advisor and appointment of a successor Operating Advisor, the Trustee will, as soon as possible, be required to give written notice of the termination and appointment to the Rating Agencies, the Special Servicer, the Master Servicer, the Certificate Administrator, the Depositor, the Controlling Class Representative (but only for so long as no Consultation Termination Event has occurred and is continuing), any Serviced Companion Loan noteholder, the Certificateholders and the 17g-5 Information Provider (to be made available through the 17g-5 Information Provider’s website).

Termination of the Operating Advisor Without Cause

Upon (i) the written direction of holders of Certificates evidencing not less than 15% of the aggregate Voting Rights requesting a vote to terminate and replace the Operating Advisor with a proposed successor Operating Advisor that is an Eligible Operating Advisor and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will be required to promptly provide written notice of such request to all Certificateholders and the Operating Advisor by posting such notice on its internet website and by mailing such notice to all Certificateholders. Upon the written direction of holders of more than 50% of the Voting Rights of the Certificates that exercise their right to vote (provided that holders of at least 50% of the Voting Rights of the Certificates exercise their right to vote), the Trustee will be required to terminate all of the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement by written notice to the Operating Advisor (other than any rights or obligations that accrued prior to such termination (including accrued and unpaid compensation) and other than indemnification rights arising out of events occurring prior to such termination). The Certificate Administrator will be required to include on each Distribution Date Statement a statement that each Certificateholder and beneficial owner of Certificates may access such notices on the Certificate Administrator’s website and each Certificateholder and beneficial owner of Certificates may register to receive email notifications when such notices are posted on the website. The Certificate Administrator will be entitled to reimbursement from the requesting Certificateholders for the reasonable expenses of posting such notices.

In addition, if there are no Classes of Certificates outstanding other than the Control Eligible Certificates, the Class X-D Certificates, the Class X-E Certificates, the Class X-F Certificates, the Class V Certificates, the Class R and the Class LR Certificates, all of the rights and obligations of the Operating

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Advisor under the Pooling and Servicing Agreement (other than any rights or obligations that accrued prior to such termination, including accrued and unpaid compensation, and other than indemnification rights arising out of events that occurred prior to such termination) will terminate without the payment of any termination fee. If the Operating Advisor is terminated pursuant to the foregoing, then no replacement Operating Advisor will be appointed.

Resignation of the Operating Advisor

The Operating Advisor has the right to resign without cost or expense on or after any date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Issuing Entity is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date. The Operating Advisor will provide all of the parties to the Pooling and Servicing Agreement and the Controlling Class Representative 30 days prior written notice of any such resignation. If the Operating Advisor resigns pursuant to the foregoing, then no replacement Operating Advisor will be appointed. The resigning Operating Advisor will be entitled to, and subject to, any rights and obligations that accrued under the Pooling and Servicing Agreement prior to the date of any such resignation (including accrued and unpaid compensation) and any indemnification rights arising out of events occurring prior to its resignation.

Operating Advisor Compensation

An operating advisor fee (the “Operating Advisor Fee”) will be payable to the Operating Advisor monthly from amounts received with respect to the Mortgage Loans (other than any Non-Serviced Mortgage Loan), and will accrue at a rate equal to the applicable Operating Advisor Fee Rate with respect to each such Mortgage Loan on the Stated Principal Balance of the related Mortgage Loan and will be calculated on the same interest accrual basis as the related Mortgage Loan and prorated for any partial periods.

The “Operating Advisor Fee Rate” for each Interest Accrual Period is a per annum rate equal to, (a) with respect to each Mortgage Loan (excluding any Non-Serviced Mortgage Loan and the Gateway Portfolio Mortgage Loan), 0.0015% and (b) with respect to the Gateway Portfolio Mortgage Loan, 0.0099%.

An Operating Advisor Consulting Fee will be payable to the Operating Advisor with respect to each Major Decision as to which the Operating Advisor has consultation rights. The “Operating Advisor Consulting Fee” will be a fee for each such Major Decision equal to $10,000 or such lesser amount as the related borrower agrees to pay with respect to any Mortgage Loan; provided that the Operating Advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision. The Operating Advisor Consulting Fee is not payable on any Non-Serviced Loan Combination.

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the Certificates, but with respect to the Operating Advisor Consulting Fee only to the extent that such fee is actually received from the related borrower. If the Operating Advisor has consultation rights with respect to a Major Decision, the Pooling and Servicing Agreement will require the Master Servicer or the Special Servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision, but only to the extent not prohibited by the related loan documents. The Master Servicer or Special Servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard but in no event shall take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection; provided that the Master Servicer or the Special Servicer, as applicable, will be required to consult with the Operating Advisor prior to any such waiver or reduction.

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Advances

The Master Servicer will be obligated to advance, on the business day immediately preceding a Distribution Date (the “Master Servicer Remittance Date”) an amount (each such amount, a “P&I Advance”) equal to the amount not received in respect of the Monthly Payment or Assumed Scheduled Payment (in each case, net of related Servicing Fees) on a Mortgage Loan that was delinquent as of the close of business on the immediately preceding Due Date and which delinquent payment has not been received as of the business day immediately preceding the Master Servicer Remittance Date, or, in the event of a default in the payment of amounts due on the maturity date of a Mortgage Loan, the amount equal to the Assumed Scheduled Payment not received that was due prior to the maturity date; provided, however, that the Master Servicer will not be required to make an Advance to the extent it determines that such Advance (with interest on such Advance at the Advance Rate) would not be ultimately recoverable from collections on the related Mortgage Loan as described below. In addition, the Master Servicer will not make an Advance to the extent that the Master Servicer determines, or has received written notice from the Special Servicer that the Special Servicer determines, that such Advance would not be ultimately recoverable from collections on the related Mortgage Loan. Interest (at the Advance Rate) on P&I Advances will accrue from the date such Advance is made.

P&I Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the Certificates entitled to such interest and principal, rather than to guarantee or insure against losses. Neither the Master Servicer nor the Trustee will be required or permitted to make a P&I Advance for Default Interest or balloon payments. The Special Servicer will not be required or permitted to make any Advance. The amount of interest required to be advanced in respect of delinquent Monthly Payments or Assumed Scheduled Payments on a Mortgage Loan that has been subject to an Appraisal Reduction Event will equal the product of (a) the amount that would be required to be advanced by the Master Servicer without giving effect to such Appraisal Reduction Event and (b) a fraction, the numerator of which is the Stated Principal Balance of the Mortgage Loan as of the immediately preceding Determination Date, less any Appraisal Reduction Amounts allocable to such Mortgage Loan and the denominator of which is the Stated Principal Balance of such Mortgage Loan as of such Determination Date.

With respect to each Non-Serviced Mortgage Loan, the Master Servicer, the Special Servicer and the Trustee will each be permitted to make its own determination that the Master Servicer or Trustee has made a nonrecoverable P&I Advance on such Mortgage Loan or that any proposed P&I Advance, if made, would constitute a nonrecoverable P&I Advance with respect to such Mortgage Loan independently of any determination made by the servicer of any related Companion Loan. If the Master Servicer or the Special Servicer, as applicable, determines that a proposed P&I Advance with respect to a Non-Serviced Mortgage Loan, if made, or any outstanding P&I Advance with respect to such Mortgage Loan previously made, would be, or is, as applicable, a nonrecoverable advance, the Master Servicer or the Special Servicer will be required to provide the servicer of the related Companion Loan written notice of such determination, promptly and in any event within the time permitted by the applicable intercreditor agreement. If the Master Servicer receives written notice from any such servicer that it has determined, with respect to any related Companion Loan, that any proposed advance of principal and/or interest would be, or any outstanding advance of principal and/or interest is, a nonrecoverable advance, such determination will not be binding on the Certificateholders, the Master Servicer, the Special Servicer or the Trustee; provided, however, with respect to any Non-Serviced Loan Combination, the Master Servicer and the Trustee may conclusively rely on such determination.

With respect to each Mortgage Loan that is part of a Loan Combination, the Master Servicer will be entitled to reimbursement for a P&I Advance, first, from the amounts that would have been allocable to the holder of the related Mortgage Loan, and then, if such P&I Advance is a Nonrecoverable Advance, from general collections of the Issuing Entity either immediately or, if it elects, over time in accordance with the terms of the Pooling and Servicing Agreement.

Neither the Master Servicer nor the Trustee will be required to make P&I Advances with respect to any delinquent payment amounts due on any Companion Loan.

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In addition to P&I Advances, the Master Servicer will also be obligated (subject to a nonrecoverability determination or the other limitations described in the Pooling and Servicing Agreement and except with respect to a Non-Serviced Mortgage Loan) to make advances (“Property Advances”, and together with P&I Advances, “Advances”) to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of the related Mortgage, enforce the terms of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or to protect, manage and maintain each related Mortgaged Property. The Master Servicer will also be obligated to make Property Advances with respect to Serviced Loan Combinations. With respect to any Non-Serviced Loan Combination, the applicable servicer under the related pooling and servicing agreement will be obligated to make property advances with respect to such Non-Serviced Loan Combination. See “—Servicing of the Non-Serviced Mortgage Loans”, “Description of the Mortgage Pool—Loan Combinations—The 760 & 800 Westchester Avenue Loan Combination—Advancing”, and “—The Gateway Portfolio Loan Combination—Advancing” in this free writing prospectus.

With respect to a nonrecoverable property advance on a Non-Serviced Loan Combination, the applicable servicer with respect to the Non-Serviced Mortgage Loan will be entitled to reimbursement first, from collections on, and proceeds of, the Non-Serviced Mortgage Loan and any related Non-Serviced Companion Loan, on a pro rata basis (based on each such loan’s outstanding principal balance), and then, with respect to the Non-Serviced Mortgage Loan, from general collections of the Issuing Entity, and with respect to any related Non-Serviced Companion Loan, from general collections of each trust into which such Non-Serviced Companion Loan has been deposited, on a pro rata basis (based on each such loan’s outstanding principal balance).

With respect to a Property Advance on a Serviced Loan Combination, the Master Servicer will be entitled to reimbursement first, from amounts that would have been allocable to the holder of the related Mortgage Loan and any related Serviced Pari Passu Companion Loan, on a pro rata basis (based on each such loan’s outstanding principal balance), and then, if the Property Advance is a Nonrecoverable Advance, from general collections of the Issuing Entity; provided that the Master Servicer will be required, after receiving payment from amounts on deposit in the Collection Account, if any, to (i) promptly notify the holders of the related Companion Loan(s) and (ii) use commercially reasonable efforts to exercise on behalf of the Issuing Entity the rights of the Issuing Entity under the related Intercreditor Agreement to obtain reimbursement for a pro rata portion of such amount allocable to the related Pari Passu Companion Loans from the holders of such Pari Passu Companion Loans.

To the extent that the Master Servicer fails to make an Advance it is required to make under the Pooling and Servicing Agreement, the Trustee, subject to a recoverability determination, will make such required Advance pursuant to the terms of the Pooling and Servicing Agreement. The Trustee will be entitled to rely conclusively on any nonrecoverability determination of the Master Servicer and shall be bound by any nonrecoverability determination of the Special Servicer. The Trustee, as back-up advancer, will be required to have a combined capital and surplus of at least $50,000,000 and have debt ratings that satisfy certain criteria set forth in the Pooling and Servicing Agreement.

Except as otherwise discussed in this section relating to Property Advances made with respect to Loan Combinations, the Master Servicer or the Trustee, as applicable, will be entitled to reimbursement for any Advance made by it in an amount equal to the amount of such Advance, together with all accrued and unpaid interest on that Advance at the Advance Rate, (i) from late payments on the related Mortgage Loan paid by the borrower, (ii) from insurance proceeds, condemnation proceeds, liquidation proceeds from the sale of the related Specially Serviced Loan or the related Mortgaged Property or other collections relating to the Mortgage Loan or (iii) upon determining in accordance with the Servicing Standard (with respect to the Master Servicer) or in its reasonable judgment (with respect to the Trustee) that the Advance is not recoverable in the manner described in the preceding two clauses, from any other amounts from time to time on deposit in the Collection Account.

The Master Servicer and the Trustee will each be entitled to receive interest on Advances at a per annum rate equal to the Prime Rate (the “Advance Rate”) (i) from the amount of Default Interest on the related Mortgage Loan paid by the borrower, (ii) from late payment fees on the related Mortgage Loan paid by the borrower, and (iii) upon determining in good faith that the amounts described in the preceding

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two clauses are insufficient to pay such interest, then, from any other amounts from time to time on deposit in the Collection Account (provided that, in the case of interest on a Property Advance with respect to a Serviced Loan Combination, the Master Servicer will be required, after receiving payment from amounts on deposit in the Collection Account, if any, to (i) promptly notify the holders of the related Companion Loan(s) and (ii) use commercially reasonable efforts to exercise on behalf of the Issuing Entity the rights of the Issuing Entity under the related Intercreditor Agreement to obtain reimbursement for a pro rata portion of such amount allocable to the related Companion Loans from the holders of such Companion Loans). The Master Servicer will be authorized to pay itself or the Trustee, as applicable, such interest monthly prior to any payment to holders of Certificates. If the interest on such Advance is not recovered from Default Interest and late payment charges on such Mortgage Loan, then a shortfall will result which will have the same effect as a Realized Loss. The “Prime Rate” is the rate, for any day, set forth as such in the “Money Rates” section of The Wall Street Journal, Eastern Edition.

The obligation of the Master Servicer or the Trustee, as applicable, to make Advances with respect to any Mortgage Loan pursuant to the Pooling and Servicing Agreement continues through the foreclosure of such Mortgage Loan and until the liquidation of the Mortgage Loan or disposition of the related REO Properties. The Advances are subject to the Master Servicer’s or the Trustee’s, as applicable, determination that such Advances are recoverable.

With respect to the payment of insurance premiums and delinquent tax assessments, in the event that the Master Servicer determines that a Property Advance of such amounts would not be recoverable, that Master Servicer will be required to notify the Trustee, the Certificate Administrator and the Special Servicer of such determination. Upon receipt of such notice, the Master Servicer (with respect to any Mortgage Loan or Serviced Loan Combination that is not a Specially Serviced Loan) and the Special Servicer (with respect to any Specially Serviced Loan or REO Property) will be required to determine (with the reasonable assistance of the Master Servicer) whether or not payment of such amount (i) is necessary to preserve the related Mortgaged Property and (ii) would be in the best interests of the Certificateholders (and in the case of a Serviced Companion Loan, the holder of the related Serviced Companion Loan, as a collective whole as if such Certificateholders and Serviced Companion Loan holder constituted a single lender). If the Master Servicer or the Special Servicer determines that such payment (i) is necessary to preserve the related Mortgaged Property and (ii) would be in the best interests of the Certificateholders and, in the case of any Serviced Companion Loan, the related Serviced Companion Loan noteholders, the Special Servicer (in the case of a determination by the Special Servicer) will be required to direct the Master Servicer to make such payment, who will then be required to make such payment from the Collection Account (or, with respect to a Serviced Loan Combination, the related custodial account) to the extent of available funds.

Recovery of Advances. Subject to the conditions or limitations set forth in the Pooling and Servicing Agreement, the Master Servicer or the Trustee, as applicable, will be entitled to recover any Advance and interest at the Advance Rate made out of its own funds from any amounts collected in respect of a Mortgage Loan or REO Loan (or, with respect to any Property Advance made with respect to a Serviced Loan Combination, from any amounts collected in respect of such Serviced Loan Combination) as to which that Advance was made, whether in the form of late payments, insurance proceeds, and condemnation proceeds, liquidation proceeds, REO proceeds or otherwise from the Mortgage Loan or REO Loan (or, with respect to any Property Advance made with respect to a Serviced Loan Combination, from any amounts collected in respect of such Serviced Loan Combination) (“Related Proceeds”) prior to distributions on the Certificates. Notwithstanding the foregoing, neither the Master Servicer nor the Trustee will be obligated to make any Advance that it or the Special Servicer determines (in the case of the Special Servicer, if no Consultation Termination Event has occurred and is continuing, in consultation with the Controlling Class Representative) in accordance with the Servicing Standard (with respect to the Master Servicer and the Special Servicer) and in its reasonable judgment (with respect to the Trustee) would, if made, not be ultimately recoverable (including interest on the Advance at the Advance Rate) out of Related Proceeds (a “Nonrecoverable Advance”). Any such determination with respect to the recoverability of Advances by the Master Servicer, the Trustee or the Special Servicer, must be evidenced by an officer’s certificate delivered to the Depositor, the Certificate Administrator, the Operating Advisor, the Special Servicer, any related Serviced Pari Passu Companion Loan holder(s), the Controlling

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Class Representative (but only if no Consultation Termination Event has occurred and is continuing), and the Trustee and, in the case of the Trustee, delivered to the Depositor, the Certificate Administrator, any related Serviced Pari Passu Companion Loan holder(s), the Controlling Class Representative (but only if no Consultation Termination Event has occurred and is continuing), the Operating Advisor, the Master Servicer and the Special Servicer, setting forth such nonrecoverability determination and the considerations of such party forming the basis of such determination (such certificate accompanied by, to the extent available, income and expense statements, rents rolls, occupancy status, property inspections and other information used by such party to make such determination, together with any existing appraisal or Updated Appraisal); provided, however, that the Special Servicer may, at its option, make a determination in accordance with the Servicing Standard, that any Advance previously made or proposed to be made is nonrecoverable and shall deliver to the Master Servicer, the Operating Advisor, the Certificate Administrator, any related Serviced Pari Passu Companion Loan holder(s), the Controlling Class Representative (but only if no Consultation Termination Event has occurred and is continuing), the Trustee and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website) notice of such determination, together with the officer’s certificate and supporting information referred to above. Any such determination will be conclusive and binding on the Master Servicer, the Special Servicer and the Trustee.

Subject to the discussion in this section relating to Property Advances made with respect to the Loan Combinations, each of the Master Servicer and the Trustee will be entitled to recover any Advance made by it that it subsequently determines to be a Nonrecoverable Advance out of general funds on deposit in the Collection Account (or, with respect to any Property Advance made with respect to a Serviced Loan Combination, first, out of general funds on deposit in the custodial account related to such Serviced Loan Combination and then, out of general funds on deposit in the Collection Account), in each case, first, from principal collections and then, from interest and other collections. If the funds in the Collection Account allocable to principal and available for distribution on the next Distribution Date are insufficient to fully reimburse the party entitled to reimbursement, then such party may elect, on a monthly basis, in its sole discretion, to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the Advance at the Advance Rate) for such time as is required to reimburse such excess portion from principal for a period not to exceed 12 months (with the consent of the Directing Holder, for so long as no Control Termination Event. At any time after such determination, the Master Servicer or the Trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement out of general collections on the Mortgage Pool immediately. The fact that a decision to recover a Nonrecoverable Advance over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other Classes of Certificateholders will not constitute a violation of the Servicing Standard or a breach of the terms of the Pooling and Servicing Agreement by any party to the Pooling and Servicing Agreement, or a violation of any fiduciary duty owed to the Certificateholders by any party to the Pooling and Servicing Agreement. In addition, the Master Servicer or the Trustee, as applicable, will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan, REO Loan or Serviced Loan Combination, as applicable, is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, a “Workout-Delayed Reimbursement Amount”), first, only out of principal collections in the Collection Account (provided that, with respect to a Property Advance relating to a Serviced Loan Combination, the Master Servicer will be required, after receiving payment from amounts on deposit in the Collection Account, if any, to (i) promptly notify the holders of the related Companion Loan(s) and (ii) use commercially reasonable efforts to exercise on behalf of the Issuing Entity the rights of the Issuing Entity under the related Intercreditor Agreement to obtain reimbursement for a pro rata portion of such amount allocable to the related Serviced Pari Passu Companion Loans from the holders of such Serviced Pari Passu Companion Loans), less any amounts applied to reimbursement of any nonrecoverable Advances or interest thereon and second, only upon a determination by the Master Servicer, the Special Servicer or the Trustee, as applicable, that either (a) such amounts will not ultimately be recoverable from late collections of interest and principal or any other recovery on or in respect of the related Mortgage Loan or REO Loan or (b) such Workout-Delayed Reimbursement Amounts would not ultimately be recoverable, along with any other Workout-Delayed Reimbursement Amounts and Nonrecoverable Advances, out of the principal portion of future collections on all of the Mortgage Loans and the REO Properties, from general collections in the Collection Account, taking into

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account the factors listed below in making this determination. In making a nonrecoverability determination, such person will be entitled to (i) give due regard to the existence of any Nonrecoverable Advance or Workout-Delayed Reimbursement Amount with respect to other Mortgage Loans, the recovery of which, at the time of such consideration, is being deferred or delayed by the Master Servicer or the Trustee, as applicable, in light of the fact that proceeds on the related Mortgage Loan are a source of recovery not only for the Property Advance or P&I Advance under consideration, but also as a potential source of recovery of such Nonrecoverable Advance or Workout-Delayed Reimbursement Amounts which is or may be being deferred or delayed and (ii) consider (among other things) the obligations of the borrower under the terms of the related Mortgage Loan (or the Serviced Loan Combination, as applicable) as it may have been modified, (iii) consider (among other things) the related Mortgaged Properties in their “as-is” or then-current conditions and occupancies, as modified by such party’s assumptions (consistent with the Servicing Standard in the case of the Master Servicer or the Special Servicer) regarding the possibility and effects of future adverse changes with respect to such Mortgaged Properties, (iv) estimate and consider (consistent with the Servicing Standard in the case of the Master Servicer or the Special Servicer) (among other things) future expenses and (v) estimate and consider (among other things) the timing of recoveries. In addition, any such person may update or change its recoverability determinations at any time (but not reverse any other person’s determination that an Advance is non-recoverable) and (consistent with the Servicing Standard in the case of the Master Servicer or the Special Servicer) may obtain, at the expense of the Issuing Entity (and, in the case of a Serviced Loan Combination, such expense shall be allocated in accordance with the allocation provisions of the related intercreditor agreement), any analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any such determination will be conclusive and binding on the Certificateholders and, with respect to Property Advances, the holders of the Serviced Companion Loans. The Trustee will be entitled to rely conclusively on any nonrecoverability determination of the Master Servicer or the Special Servicer, as applicable, and the Master Servicer will be entitled to rely conclusively on any nonrecoverability determination of the Special Servicer. Nonrecoverable Advances allocated to the Mortgage Loans (including with respect to any Mortgage Loan that is part of a Loan Combination, as described above) will represent a portion of the losses to be borne by the Certificateholders.

In addition, the Master Servicer, the Special Servicer and the Trustee, as applicable, will be required to consider Unliquidated Advances in respect of prior Advances for purposes of nonrecoverability determinations as if such Unliquidated Advances were unreimbursed Advances. Neither the Master Servicer nor the Trustee will be required to make any principal or interest advances with respect to delinquent amounts due on any Companion Loan. Any requirement of the Master Servicer or Trustee to make an Advance in the Pooling and Servicing Agreement is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans.

“Unliquidated Advance” means any Advance previously made by a party to the Pooling and Servicing Agreement that has been previously reimbursed, as between the person that made the Advance under the Pooling and Servicing Agreement, on the one hand, and the Issuing Entity, on the other, as part of a Workout-Delayed Reimbursement Amount, as applicable, but that has not been recovered from the related borrower or otherwise from collections on or the proceeds of the Mortgage Loan, the applicable Serviced Loan Combination or Serviced REO Property in respect of which the Advance was made.

Accounts

Collection Account. The Master Servicer will establish and maintain one or more segregated accounts (collectively, the “Collection Account”) pursuant to the Pooling and Servicing Agreement, and will be required to deposit into the Collection Account (or, with respect to each Serviced Loan Combination, a separate custodial account, which may be a sub-account of the Collection Account) all payments in respect of the Mortgage Loans or Serviced Loan Combinations, as applicable, other than amounts permitted to be withheld by the Master Servicer or amounts to be deposited into any Reserve Account.

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Distribution Account. The Certificate Administrator will establish and maintain a segregated non-interest-bearing account (the “Distribution Account”) in its own name on behalf of the Trustee, for the benefit of the Certificateholders. With respect to each Distribution Date, the Master Servicer will remit on or before the Master Servicer Remittance Date to the Certificate Administrator, and the Certificate Administrator will deposit into the Distribution Account, to the extent of funds on deposit in the Collection Account, on the Master Servicer Remittance Date an amount of immediately available funds equal to the sum of (i) the Available Funds (including all P&I Advances) and (ii) the Trustee/Certificate Administrator Fee. To the extent the Master Servicer fails to do so, the Trustee will deposit all P&I Advances into the Distribution Account as described in this free writing prospectus. See “Description of the Offered Certificates—Distributions” in this free writing prospectus.

Interest Reserve Account. The Certificate Administrator will establish and maintain a segregated non-interest-bearing account (the “Interest Reserve Account”) in its own name on behalf of the Trustee, in trust for the benefit of the Certificateholders (other than with respect to the Class V Certificates). The Interest Reserve Account may be a subaccount of the Distribution Account. The Certificate Administrator will be required to deposit into the Interest Reserve Account, with respect to each Mortgage Loan that accrues interest based on the actual number of days elapsed during any calendar month (or other applicable accrual period) in a year assumed to consist of 360 days, on each Distribution Date occurring in February and each Distribution Date occurring in any January, which occurs in a year that is not a leap year, unless such Distribution Date is the final Distribution Date, an amount equal to one (1) day’s interest at the related Net Mortgage Pass-Through Rate on the respective Stated Principal Balance as of the immediately preceding Due Date, to the extent a Monthly Payment or P&I Advance is made in respect thereof (all amounts so deposited, “Withheld Amounts”).

REO Accounts. Other accounts to be established pursuant to the Pooling and Servicing Agreement are one or more REO Accounts for collections from REO Properties.

Excess Interest. The Certificate Administrator is required to establish and maintain the “Class V Distribution Account” in its own name, for the benefit of the Class V Certificateholders. The Class V Distribution Account may be a subaccount of the Distribution Account. On each Distribution Date, the Certificate Administrator is required to distribute from the Class V Distribution Account any Excess Interest received with respect to any ARD Loan during the related Collection Period to the holders of the Class V Certificates.

The Certificate Administrator will also be deemed to establish and maintain one or more segregated non-interest-bearing accounts or sub-accounts for the “Lower-Tier Distribution Account,” the “Upper-Tier Distribution Account” and the “Excess Liquidation Proceeds Account,” each in its own name on behalf of the Trustee, in trust for the benefit of the Certificateholders. The Lower-Tier Distribution Account and the Upper-Tier Distribution Account may be subaccounts of the Distribution Account.

The Collection Account, the separate custodial account for each Serviced Loan Combination, any REO Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Class V Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds Account will be held in the name of the Trustee (or the Master Servicer, Special Servicer or Certificate Administrator, as applicable, on behalf of the Trustee) for the benefit of the holders of Certificates and, in the case of the separate custodial account for a Serviced Loan Combination, the holder of the related Serviced Companion Loan, and with respect to the Lower-Tier Distribution Account, for the benefit of the Trustee as the holder of the related uncertificated regular interests. Each of the Collection Account, the separate custodial account for each Serviced Loan Combination, any REO Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Class V Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds Account will be (or will be a sub-account of) (i) an account or accounts maintained with a depository institution or trust company the short-term unsecured debt obligations or commercial paper of which are rated at least “P-1” by Moody’s, and “R-1 (middle)” by DBRS (or, if not rated by DBRS, an equivalent (or higher) rating by any two other NRSROs (which may include Moody’s and Morningstar)), in the case of accounts in which deposits have a maturity of 30 days or less or, in the case of accounts in which deposits have a maturity of more than 30 days, the long-term

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unsecured debt obligations of which are rated at least “A2” by Moody’s, and “A” by DBRS (or, if not rated by DBRS, an equivalent (or higher) rating by any two other NRSROs (which may include Moody’s and Morningstar)), (ii) an account or accounts maintained with Wells Fargo Bank, National Association so long as Wells Fargo Bank, National Association’s long-term unsecured debt rating shall be at least “A2” by Moody’s (if the deposits are to be held in the account for more than 30 days) and “A” by DBRS (if rated by DBRS or, if not rated by DBRS, an equivalent rating such as that listed above by at least two NRSROs (which may include Moody’s and Morningstar)) (if the deposits are to be held in the account for more than 30 days) or Wells Fargo Bank, National Association’s short-term deposit or short-term unsecured debt rating shall be at least “P-1” by Moody’s (if the deposits are to be held in the account for 30 days or less) and “R-1 (middle)” by DBRS (if rated by DBRS or, if not rated by DBRS, an equivalent rating such as that listed above by at least two NRSROs (which may include Moody’s and Morningstar)) (if the deposits are to be held in the account for 30 days or less), (iii) a segregated trust account or accounts maintained with the trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity which institution or trust company (which, subject to the remainder of this clause (iii), may include the Certificate Administrator or the Trustee) has a combined capital and surplus of at least $50,000,000 and is subject to supervision or examination by federal or state authority and to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulations, Section 9.10(b) and the long-term unsecured debt obligations of which are rated at least “A2” by Moody’s, (iv) such other account or accounts that, but for the failure to satisfy one or more of the minimum rating(s) set forth in the applicable clause, would be listed in clauses (i)-(iii) above, with respect to which a No Downgrade Confirmation has been obtained from each Rating Agency for which the minimum ratings set forth in the applicable clause is not satisfied with respect to such account or (v) any other account as to which the Certificate Administrator, the Trustee, the Master Servicer or the Special Servicer, as applicable, receives a No Downgrade Confirmation from each Rating Agency, which may be an account maintained by or with the Certificate Administrator, the Trustee, the Master Servicer or the Special Servicer.

With respect to each of the accounts, the party that maintains such account (i.e., the Master Servicer, with respect to the Collection Account, the Certificate Administrator with respect to the Distribution Account, the Class V Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds Account, and the Special Servicer with respect to any REO Account) shall be the party with the right and obligation to make disbursements from such account. The Certificate Administrator will have the right to invest the funds in the Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds Account, the Master Servicer will have the right to invest the funds in the Collection Account and the separate custodial account for each Serviced Loan Combination, and the Special Servicer will have the right to invest the funds in any REO Account, in each case, in certain short-term high quality investments maturing on the business day prior to the date such funds are required to be applied pursuant to the Pooling and Servicing Agreement. The Certificate Administrator, the Master Servicer or the Special Servicer (as applicable) will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds other than losses resulting from investments directed by or on behalf of a borrower or that result from the insolvency of any financial institution that was an eligible institution under the terms of the Pooling and Servicing Agreement at the time the investment was made and 30 days prior to such insolvency. The transaction accounts and account activity conducted by the Master Servicer, Special Servicer or Certificate Administrator with respect to any account maintained by it will not be independently verified by any other person or entity.

The Master Servicer may make withdrawals from the Collection Account (and the separate custodial account for each Serviced Loan Combination), to the extent permitted and in the priorities provided in the Pooling and Servicing Agreement.

Enforcement of “Due-On-Sale” and “Due-On-Encumbrance” Clauses

Due-On-Sale Clauses. In most cases, the Mortgage Loans (and the Serviced Loan Combinations) contain provisions in the nature of “due-on-sale” clauses (including, without limitation, sales or transfers of Mortgaged Properties (in full or part) or the sale, transfer, pledge or hypothecation of direct or indirect

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interests in the borrower or its owners), which by their terms, subject to any exceptions in the related Mortgage Loan Documents, (a) provide that the Mortgage Loans (or the Serviced Loan Combinations) will (or may at the lender’s option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property (or the related borrower or its owners), (b) provide that the Mortgage Loans (or the Serviced Loan Combinations) may not be assumed without the consent of the related lender in connection with any such sale or other transfer or (c) provide that such Mortgage Loans (or the Serviced Loan Combinations) may be assumed or transferred without the consent of the lender provided certain conditions are satisfied. The Special Servicer will be responsible for determining whether to enforce any such due-on-sale clauses or to provide its consent to such an assumption and for the handling of all related processing and documentation, or, if mutually agreed to by the Master Servicer and the Special Servicer, the Master Servicer will be required to process such request subject to the consent of the Special Servicer. The Special Servicer will not be required to enforce any such due-on-sale clauses and in connection therewith will not be required to (i) accelerate payments thereon or (ii) withhold its consent to such an assumption if (x) such provision is not exercisable under applicable law or if the Special Servicer determines, subject to the discussion above under “—The Directing Holder” and “—The Operating Advisor” in this free writing prospectus, that the enforcement of such provision is reasonably likely to result in meritorious legal action by the borrower or (y) subject to the discussion above under “—The Directing Holder” and “—The Operating Advisor” in this free writing prospectus, the Special Servicer determines, in accordance with the Servicing Standard, that granting such consent would be likely to result in a greater recovery, on a present value basis (discounting at the related Mortgage Rate or other applicable discount rate), than would enforcement of such clause. If the Special Servicer determines that (i) granting such consent would be likely to result in a greater recovery, (ii) such provisions are not legally enforceable, or (iii) in the case of a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination described in clause (c) of this paragraph, that the conditions to sale or transfer have been satisfied, the Master Servicer or the Special Servicer is authorized to take or enter into an assumption agreement from or with the proposed transferee as obligor thereon and to release the original borrower; provided that (a) the credit status of the prospective transferee is in compliance with the Servicing Standards and criteria and the terms of the related Mortgage and (b) the Special Servicer has received a No Downgrade Confirmation (and, if the affected Mortgage Loan is part of a Serviced Loan Combination, a No Downgrade Confirmation with respect to any commercial mortgage pass-through certificates backed by any related Serviced Companion Loan (“Companion Loan Securities”)) from Moody’s, Morningstar or DBRS with respect to any Mortgage Loan that (A) represents more than 5% of the aggregate Stated Principal Balance of the Mortgage Loans then outstanding and has a Stated Principal Balance of at least $10,000,000, (B) has a Stated Principal Balance that is more than $35,000,000, (C) represents one of the 10 largest Mortgage Loans based on Stated Principal Balance and has a Stated Principal Balance of at least $10,000,000 or (D) is a Mortgage Loan as to which the related Serviced Companion Loan represents one of the 10 largest mortgage loans in the related other securitization (provided, that the Special Servicer will be entitled to reasonably rely upon the written notification provided by the master servicer, special servicer, trustee or certificate administrator of such other securitization as to whether such Serviced Companion Loan is one of the 10 largest mortgage loans in such other securitization). To the extent not precluded by the Mortgage Loan Documents, the Special Servicer may not approve an assumption or substitution without requiring the related borrower to pay any fees owed to the Rating Agencies associated with the approval of such assumption or substitution. However, in the event that the related borrower is required but fails to pay such fees, such fees will be an expense of the Issuing Entity; provided that in the case of a Serviced Loan Combination the Special Servicer, or the Master Servicer at the direction of the Special Servicer, will be required, after receiving payment from amounts on deposit in the Collection Account, if any, to (i) promptly notify the holder of the related Pari Passu Companion Loan and (ii) use commercially reasonable efforts to exercise on behalf of the Issuing Entity the rights of the Issuing Entity under the related Intercreditor Agreement to obtain reimbursement for a pro rata portion of such amount allocable to such Serviced Pari Passu Companion Loans from the holders of such Serviced Pari Passu Companion Loans. No assumption agreement may contain any terms that are different from any term of any Mortgage or related Note, except pursuant to the provisions described under “—Realization Upon Mortgage Loans” and “—Modifications” below.

Due-On-Encumbrance Clauses. In most cases, the Mortgage Loans (and the Serviced Loan Combinations) contain provisions in the nature of a “due-on-encumbrance” clause which by their terms,

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subject to any exceptions in the related Mortgage Loan Documents, (a) provide that the related Mortgage Loan (or Serviced Loan Combination) will (or may at the lender’s option) become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property or any ownership interest in the borrower (including, unless specifically permitted, any mezzanine financing of the borrower or the Mortgaged Property or any sale or transfer of preferred equity in the borrower or its owners), (b) require the consent of the related lender to the creation of any such lien or other encumbrance on the related Mortgaged Property (including, without limitation, any mezzanine financing of the borrower or the Mortgaged Property or any sale or transfer of preferred equity in the borrower or its owners) or (c) provide that such Mortgaged Property may be further encumbered without the consent of the lender (including, without limitation, any mezzanine financing of the borrower or the Mortgaged Property or any sale or transfer of preferred equity in the borrower or its owners), provided certain conditions are satisfied. The Special Servicer will be responsible for determining whether to enforce any such due-on-encumbrance clauses or to provide its consent to such a loan or encumbrance and for the handling of all related processing and documentation or, if mutually agreed to by the Master Servicer and the Special Servicer, the Master Servicer will be required to process such request subject to the consent of the Special Servicer. The Special Servicer will not be required to enforce such due-on-encumbrance clauses and in connection therewith, will not be required to (i) accelerate payments thereon or (ii) withhold its consent to such lien or encumbrance if, subject to the discussion above under “—The Directing Holder” and “—The Operating Advisor” in this free writing prospectus, the Special Servicer (A) determines, in accordance with the Servicing Standard, that such enforcement would not be in the best interests of the Issuing Entity or the holder of any Serviced Companion Loan, if applicable, or that in the case of a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination described in clause (c) of this paragraph, that the conditions to further encumbrance have been satisfied and (B) receives a prior No Downgrade Confirmation (including a No Downgrade Confirmation with respect to any Companion Loan Securities) from Moody’s, Morningstar or DBRS with respect to any Mortgage Loan that (A) represents more than 2% of the aggregate Stated Principal Balance of the Mortgage Loans then outstanding, (B) has a Stated Principal Balance that is more than $20,000,000, (C) represents one of the 10 largest Mortgage Loans based on Stated Principal Balance, (D) has an aggregate loan-to-value ratio (including any existing and proposed additional debt) that is equal to or greater than 85%, (E) has an aggregate debt service coverage ratio (in each case, determined based upon the aggregate of the Stated Principal Balance of the related Mortgage Loan, any existing additional debt and the principal amount of the proposed additional lien) that is less than 1.20x, or (F) is a Mortgage Loan as to which the related Serviced Companion Loan represents one of the ten largest mortgage loans in the related other securitization (provided, that the Special Servicer will be entitled to reasonably rely upon the written notification provided by the master servicer, special servicer, trustee or certificate administrator of the applicable other securitization as to whether such Serviced Companion Loan is one of the 10 largest mortgage loans in such other securitization); provided, that with respect to clauses (A), (C), (D), (E) and (F), such Mortgage Loan must also have a Stated Principal Balance of at least $10,000,000 for the requirement of a No Downgrade Confirmation to apply. To the extent not precluded by the Mortgage Loan Documents, the Special Servicer may not approve the creation of any lien or other encumbrance without requiring the related borrower to pay any fees owed to the Rating Agencies associated with the approval of such lien or encumbrance. However, in the event that the related borrower is required but fails to pay such fees, such fees will be an expense of the Issuing Entity; provided that in the case of a Serviced Loan Combination the Special Servicer, or the Master Servicer at the direction of the Special Servicer, will be required, after receiving payment from amounts on deposit in the Collection Account, if any, to (i) promptly notify the holder of the related Pari Passu Companion Loan and (ii) use commercially reasonable efforts to exercise on behalf of the Issuing Entity the rights of the Issuing Entity under the related Intercreditor Agreement to obtain reimbursement for a pro rata portion of such amount allocable to such Serviced Pari Passu Companion Loans from the holders of such Serviced Pari Passu Companion Loan. Neither the Master Servicer nor the Special Servicer will be responsible for enforcing a “due-on-sale” or a “due-on-encumbrance” clause with respect to any Non-Serviced Mortgage Loan.

Inspections

The Master Servicer (or, with respect to any Specially Serviced Loan and Serviced REO Property, the Special Servicer) is required to inspect or cause to be inspected each Mortgaged Property (other than a

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Mortgaged Property securing a Non-Serviced Mortgage Loan) at such times and in such manner as is consistent with the Servicing Standard, but in any event is required to inspect each Mortgaged Property securing a Note, with a Stated Principal Balance (or in the case of a Mortgage Loan secured by more than one Mortgaged Property, having an Allocated Loan Amount) of (a) $2,000,000 or more at least once every 12 months commencing in 2015 and (b) less than $2,000,000 at least once every 24 months, commencing in 2016 (or at such decreased frequency as each Rating Agency shall have provided a No Downgrade Confirmation relating to the Certificates and Companion Loan Securities, if any); provided, however, that if any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination becomes a Specially Serviced Loan, the Special Servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the Mortgage Loan or Serviced Loan Combination becomes a Specially Serviced Loan and annually thereafter for so long as the Mortgage Loan remains a Specially Serviced Loan; provided, further, that the Master Servicer will not be required to inspect a Mortgaged Property that has been inspected in the previous 6 months. The reasonable cost of each such inspection performed by the Special Servicer will be paid by the Master Servicer as a Property Advance or if such Property Advance would not be recoverable, as an expense of the Issuing Entity including out of general collections. With respect to a Serviced Loan Combination, the costs described in the preceding sentence above that relate to the applicable Serviced Loan Combination will be paid out of amounts on deposit in the separate custodial account maintained with respect to such Serviced Loan Combination (allocated in accordance with the expense allocation provision of the related Intercreditor Agreement). If funds in the applicable custodial account relating to a Serviced Loan Combination are insufficient, then any deficiency will be paid from amounts on deposit in the Collection Account; provided that the Master Servicer will be required, after receiving payment from amounts on deposit in the Collection Account, if any, to (i) promptly notify the holder of the related Pari Passu Companion Loan and (ii) use commercially reasonable efforts to exercise on behalf of the Issuing Entity the rights of the Issuing Entity under the related Intercreditor Agreement to obtain reimbursement for a pro rata portion of such amount allocable to the related Serviced Pari Passu Companion Loans from the holders of such Serviced Pari Passu Companion Loans. The Master Servicer or the Special Servicer, as applicable, will be required to prepare a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property and specifying the existence of any material vacancies in the Mortgaged Property, any sale, transfer or abandonment of the Mortgaged Property of which it has actual knowledge, any material adverse change in the condition of the Mortgaged Property, or any visible material waste committed on the Mortgaged Property. Inspection of the Mortgaged Properties securing any Non-Serviced Mortgage Loan will be conducted by the other servicers appointed under, and performed in accordance with the terms of, the servicing agreement governing such Non-Serviced Mortgage Loan.

Insurance Policies

In the case of each Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination, as applicable (but excluding any Mortgage Loan as to which the related Mortgaged Property has become an REO Property and any Non-Serviced Mortgage Loan), the Master Servicer will be required to use commercially reasonable efforts consistent with the Servicing Standard to cause the related borrower to maintain the following insurance coverage (including identifying the extent to which such borrower is maintaining insurance coverage and, if such borrower does not so maintain, the Master Servicer will be required to itself cause to be maintained) for the related Mortgaged Property: (a) except where the Mortgage Loan Documents permit a borrower to rely on self-insurance provided by a tenant, a fire and casualty extended coverage insurance policy that does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of the full replacement cost of the improvements securing the Mortgage Loan or Serviced Loan Combination, as applicable, or the Stated Principal Balance of the Mortgage Loan or the Serviced Loan Combination, as applicable, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, and (b) all other insurance coverage as is required (including, but not limited to, coverage for acts of terrorism), subject to applicable law, under the related Mortgage Loan Documents.

Notwithstanding the foregoing, the Master Servicer will not be required to maintain any earthquake or environmental insurance policy on any Mortgaged Property unless the Trustee has an insurable interest

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and such insurance policy was (x) in effect at the time of the origination of such Mortgage Loan or the Serviced Loan Combination, as applicable, or (y) required by the related Mortgage Loan Documents and is available at commercially reasonable rates; provided, that the Master Servicer will be required to require the related borrower to maintain such insurance in the amount, in the case of clause (x), maintained at origination, and in the case of clause (y), required by such Mortgage Loan or Serviced Loan Combination, in each case, to the extent such amounts are available at commercially reasonable rates and to the extent the Trustee has an insurable interest;

(i)    if and to the extent that any Mortgage Loan Document grants the lender thereunder any discretion (by way of consent, approval or otherwise) as to the insurance provider from whom the related borrower is to obtain the requisite insurance coverage, the Master Servicer must (to the extent consistent with the Servicing Standard) require the related borrower to obtain the requisite insurance coverage from qualified insurers that meet the required ratings set forth in the Pooling and Servicing Agreement;

(ii)   the Master Servicer will have no obligation beyond using its reasonable efforts consistent with the Servicing Standard to enforce those insurance requirements against any borrower; provided, that this will not limit the Master Servicer’s obligation to obtain and maintain a force-placed insurance policy as set forth in the Pooling and Servicing Agreement;

(iii)  except as provided below, in no event will the Master Servicer be required to cause the borrower to maintain, or itself obtain, insurance coverage to the extent that the failure of such borrower to maintain insurance coverage is an Acceptable Insurance Default (as determined by the Special Servicer subject to the discussion above under “—The Directing Holder” and “—The Operating Advisor” above in this free writing prospectus);

(iv)   to the extent the Master Servicer itself is required to maintain insurance that the borrower does not maintain, the Master Servicer will not be required to maintain insurance other than what is available on a force-placed basis at commercially reasonable rates, and only to the extent the Issuing Entity as lender has an insurable interest thereon; and

(v)   any explicit terrorism insurance requirements contained in the related Mortgage Loan Documents are required to be enforced by the Master Servicer in accordance with the Servicing Standard (unless the Special Servicer and, if no Control Termination Event has occurred and is continuing, the Directing Holder, have consented to a waiver (including a waiver to permit the Master Servicer to accept insurance that does not comply with specific requirements contained in the Mortgage Loan Documents) in writing of that provision in accordance with the Servicing Standard).

With respect to each Serviced REO Property, the Special Servicer will generally be required to use reasonable efforts, consistent with the Servicing Standard, to maintain with an insurer meeting certain criteria set forth in the Pooling and Servicing Agreement (subject to the right of the Special Servicer to direct the Master Servicer to make a Property Advance for the costs associated with coverage that the Special Servicer determines to maintain, in which case the Master Servicer will be required to make that Property Advance (subject to the recoverability determination and Property Advance procedures described above under “—Advances” in this free writing prospectus)) to the extent reasonably available at commercially reasonable rates and to the extent the Trustee has an insurable interest (a) a fire and casualty extended coverage insurance policy, which does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of the full replacement value of the Mortgaged Property or the Stated Principal Balance of the Mortgage Loan (other than a Non-Serviced Mortgage Loan), REO Loan or Serviced Loan Combination, as applicable (or such greater amount of coverage required by the related Mortgage Loan Documents (unless such amount is not available or if no Control Termination Event has occurred and is continuing, the Directing Holder has consented to a lower amount)), but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, (b) a comprehensive general liability insurance policy with coverage comparable to that which would be required under prudent lending requirements and in an amount not less than $1,000,000 per occurrence and (c) to the extent consistent with the Servicing Standard, a business interruption or rental loss insurance covering revenues

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or rents for a period of at least 12 months. However, the Special Servicer will not be required in any event to maintain or obtain insurance coverage described in this paragraph beyond what is reasonably available at a commercially reasonable rates and consistent with the Servicing Standard.

If either (x) the Master Servicer or the Special Servicer obtains and maintains, or causes to be obtained and maintained, a blanket policy or master force-placed policy insuring against hazard losses on all of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and the Serviced Loan Combinations and the Serviced REO Properties, as applicable, as to which it is the Master Servicer or the Special Servicer, as the case may be, then, to the extent such policy (i) is obtained from an insurer meeting certain criteria set forth in the Pooling and Servicing Agreement, and (ii) provides protection equivalent to the individual policies otherwise required or (y) the Master Servicer or Special Servicer (or its corporate parent) has long-term unsecured debt obligations that are rated not lower than “A2” by Moody’s, and the Master Servicer or the Special Servicer self-insures for its obligation to maintain the individual policies otherwise required, then the Master Servicer or Special Servicer, as the case may be, will conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related Mortgaged Properties or Serviced REO Properties, as applicable. Such a blanket or master force-placed policy may contain a deductible clause (not in excess of a customary amount), in which case the Master Servicer or the Special Servicer, as the case may be, that maintains such policy will be required, if there shall not have been maintained on any Mortgaged Property securing a Mortgage Loan (other than a Non-Serviced Mortgage Loan)or Serviced REO Property thereunder a hazard insurance policy complying with the requirements described above, and there shall have been one or more losses that would have been covered by such an individual policy, to promptly deposit into the Collection Account (or, with respect to a Serviced Loan Combination, the related separate custodial account), from its own funds, the amount not otherwise payable under the blanket or master force-placed policy in connection with such loss or losses because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan or the related Serviced Loan Combination (or, in the absence of any such deductible limitation, the deductible limitation for an individual policy which is consistent with the Servicing Standard).

The costs of the insurance premiums incurred by the Master Servicer or the Special Servicer may be recovered by the Master Servicer or the Special Servicer, as applicable, from reimbursements received from the related borrower or, if the borrower does not pay those amounts, as a Property Advance (to the extent that such Property Advances are recoverable advances) as set forth in the Pooling and Servicing Agreement. However, even if such Property Advance would be a nonrecoverable advance, the Master Servicer or the Special Servicer, as applicable, may make such payments using funds held in the Collection Account (or, with respect to a Serviced Loan Combination, the related separate custodial account) or may be permitted or required to make such Property Advance, subject to certain conditions set forth in the Pooling and Servicing Agreement.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans or any Serviced Loan Combination, nor will any Mortgage Loan be subject to Federal Housing Administration insurance.

Assignment of the Mortgage Loans

The Depositor will purchase the Mortgage Loans to be included in the Issuing Entity on or before the Closing Date from the Mortgage Loan Sellers pursuant to six separate mortgage loan purchase agreements (the “Mortgage Loan Purchase Agreements”). See “The Sponsors, Mortgage Loan Sellers and Originators” in this free writing prospectus.

On the Closing Date, the Depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, together with the Depositor’s rights and remedies against the Mortgage Loan Sellers in respect of breaches of representations and warranties regarding the Mortgage Loans, to the Trustee for the benefit of the holders of the Certificates. On or prior to the Closing Date, the Depositor will deliver to the Custodian, the Note and certain other documents and instruments (the “Mortgage Loan Documents”) with respect to each Mortgage Loan. The Custodian will hold such

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documents in trust for the benefit of the holders of the Certificates. The Custodian is obligated to review certain documents for each Mortgage Loan within 60 days of the Closing Date and report any missing documents or certain types of defects therein to the Trustee, the Certificate Administrator, the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Directing Holder (but for so long as no Consultation Termination Event has occurred and is continuing) and the related Mortgage Loan Seller.

Each of the Mortgage Loan Sellers will, or will retain a third party vendor (which may be the Trustee or the Custodian) to, complete the assignment and recording or filing of the related Mortgage Loan Documents to the Trustee for the benefit of the Certificateholders. Each Mortgage Loan Seller will be required to effect (at its expense) the assignment and recordation or filing of the related Mortgage Loan Documents until the assignment and recordation or filing of all Mortgage Loan Documents has been completed.

Representations and Warranties; Repurchase; Substitution

In the Pooling and Servicing Agreement, the Depositor will assign to the Trustee for the benefit of Certificateholders the representations and warranties made by the Mortgage Loan Sellers to the Depositor in the Mortgage Loan Purchase Agreements.

Each of the Mortgage Loan Sellers will in its respective Mortgage Loan Purchase Agreement make, with respect to each Mortgage Loan sold by it that is included in the Issuing Entity, representations and warranties generally to the effect set forth on Annex F to this free writing prospectus, as of the Closing Date, or as of such other date specifically provided in the applicable representation and warranty, subject to the exceptions set forth in Annex G to this free writing prospectus.

The Pooling and Servicing Agreement requires that the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Trustee and the Custodian notify each other, the affected Mortgage Loan Seller and the Directing Holder (but only for so long as no Consultation Termination Event has occurred and is continuing) promptly upon discovery or receipt of notice of any failure by any party to deliver Mortgage Loan Documents in a timely manner, any defect in any document constituting a part of the mortgage file (as described in the Pooling and Servicing Agreement) or any breach of any representation or warranty referred to in the preceding paragraph that, in each case, materially and adversely affects the value of such Mortgage Loan, the value of the related Mortgaged Property or the interests of the Trustee in such Mortgage Loan or the related Mortgaged Property or causes any Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3) (each, a “Material Document Defect” or a “Material Breach”, as the case may be). Each of the Mortgage Loan Purchase Agreements provides that, with respect to any such Mortgage Loan, within 90 days following its receipt of such notice from the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee or the Custodian (or, in the case of a Material Breach or Material Document Defect that would cause the Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), within 90 days of the Mortgage Loan Seller or any party to the Pooling and Servicing Agreement discovering such Material Breach or Material Document Defect, provided that the related Mortgage Loan Seller has received notice in accordance with the terms of the Pooling and Servicing Agreement), the affected Mortgage Loan Seller (or, if applicable, its affiliate) must either (a) cure such breach or defect in all material respects, (b) repurchase such Mortgage Loan at an amount equal to the sum of (1) the outstanding principal balance of the Mortgage Loan as of the date of purchase, (2) all accrued and unpaid interest on the Mortgage Loan at the related Mortgage Rates in effect from time to time, to but not including the Due Date in the month of purchase, but excluding any yield maintenance or other prepayment penalty, (3) all related unreimbursed Property Advances plus accrued and unpaid interest on related Advances at the Advance Rate and all Special Servicing Fees and Workout Fees allocable to the Mortgage Loan (and, in the case of a Non-Serviced Mortgage Loan, unpaid fees payable to the applicable other servicer or trustee allocable to such Mortgage Loan), (4) any Liquidation Fee allocable to the Mortgage Loan, as specified below in “—Special Servicing—Special Servicing Compensation,” (5) all additional expenses of the Issuing Entity allocable to such Mortgage Loan and (6) all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator and the Trustee in respect of

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the defect or breach giving rise to the repurchase obligation, including any such expenses arising out of the enforcement of the repurchase obligation (such price, the “Repurchase Price”) or (c) substitute, within two years of the Closing Date, a Qualified Substitute Mortgage Loan (a “Replacement Mortgage Loan”) for the affected Mortgage Loan (the “Removed Mortgage Loan”) and pay any shortfall amount equal to the excess of the Repurchase Price of the Removed Mortgage Loan calculated as of the date of substitution over the Stated Principal Balance of the Replacement Mortgage Loan as of the date of substitution; provided that the applicable Mortgage Loan Seller generally has an additional 90-day period (as set forth in the Pooling and Servicing Agreement) to cure the Material Document Defect or Material Breach if such Material Document Defect or Material Breach is not capable of being cured within the initial 90-day period, the Mortgage Loan Seller is diligently proceeding with that cure, and such Material Document Defect or Material Breach is not related to the Mortgage Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3). See “—Servicing Compensation and Payment of Expenses” below in this free writing prospectus. Notwithstanding the foregoing, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a borrower), healthcare facility, nursing home, assisted living facility, self-storage facility, theater or fitness center (operated by a borrower), then the failure to deliver copies of the UCC financing statements with respect to such Mortgage Loan will not be a material defect.

If (x) there exists a breach of any representation or warranty on the part of a Mortgage Loan Seller as set forth in, or made pursuant to, representation 30 or 32 described in Annex F to this free writing prospectus relating to fees and expenses payable by the borrower associated with the exercise of a defeasance option, a waiver of a “due-on-sale” provision or a “due-on-encumbrance” provision or the release of any Mortgaged Property, and (y) the related Mortgage Loan Documents specifically prohibit the Master Servicer or Special Servicer from requiring the related borrower to pay such fees and expenses, then the applicable Mortgage Loan Seller may cure such breach by transferring to the Collection Account, within 90 days of notice of such breach from the Master Servicer or the Special Servicer, the amount of any such fees and expenses borne by the Trust that are the basis of such breach. Upon its making such deposit, the Mortgage Loan Seller will be deemed to have cured such breach in all respects. Provided such payment is made, this paragraph describes the sole remedy available to the Trust regarding any such breach, regardless of whether it constitutes a material breach, and the applicable Mortgage Loan Seller will not be obligated to repurchase or otherwise cure such breach.

Notwithstanding the foregoing, if there is a Material Breach or Material Document Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan, the applicable Mortgage Loan Seller (or, if applicable, its affiliate) will not be obligated to repurchase the Mortgage Loan if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan Documents (and such Mortgaged Property is, in fact, released), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan Documents and the applicable Mortgage Loan Seller provides an opinion of counsel to the effect that such release would not cause an adverse REMIC event to occur and (iii) each applicable Rating Agency has provided a No Downgrade Confirmation.

In lieu of a Mortgage Loan Seller repurchasing, substituting or curing a Material Breach or Material Document Defect, to the extent that the Mortgage Loan Seller and the Special Servicer on behalf of the Issuing Entity (with the consent of the Directing Holder for so long as no Control Termination Event has occurred and is continuing) are able to agree upon a cash payment payable by the Mortgage Loan Seller to the Special Servicer on behalf of the Issuing Entity that would be deemed sufficient to compensate the Issuing Entity for a Material Breach or Material Document Defect (a “Loss of Value Payment”), the Mortgage Loan Seller may elect, in its sole discretion, to pay such Loss of Value Payment. Upon its making such payment, the Mortgage Loan Seller will be deemed to have cured the related Material Breach or Material Document Defect in all respects. A Loss of Value Payment may not be made with respect to a Material Document Defect or Material Breach that is related to a Mortgage Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3).

A “Qualified Substitute Mortgage Loan” is a Mortgage Loan that, among other things: (i) has an outstanding Stated Principal Balance that is not more than the outstanding Stated Principal Balance of

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the related Removed Mortgage Loan, (ii) accrues interest at a rate of interest at least equal to that of the related Removed Mortgage Loan, (iii) has a remaining term to stated maturity of not greater than, and not more than two years less than, the remaining term to stated maturity of the related Removed Mortgage Loan, (iv) is approved, for so long as no Control Termination Event has occurred and is continuing, by the Directing Holder and (v) the Trustee and the Certificate Administrator have received a prior No Downgrade Confirmation.

The obligations of the Mortgage Loan Sellers to repurchase, substitute, cure or make a Loss of Value Payment described in the second, third, fourth and fifth preceding paragraphs constitute the sole remedies available to holders of Certificates or the Trustee for a document defect in the related mortgage file or a breach of a representation or warranty by the related Mortgage Loan Seller with respect to any Mortgage Loan. None of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee will be obligated to purchase or substitute a Mortgage Loan if a Mortgage Loan Seller (or, if applicable, its affiliate) defaults on its obligation to repurchase, substitute or cure, and no assurance can be given that a Mortgage Loan Seller (or, if applicable, its affiliate) will fulfill such obligations. See the discussion of the respective Mortgage Loan Sellers under “The Sponsors, Mortgage Loan Sellers and Originators” in this free writing prospectus. If such obligation is not met as to a Mortgage Loan that is not a “qualified mortgage” within the meaning of Code Section 860G(a)(3), the Upper-Tier REMIC or the Lower-Tier REMIC may fail to qualify to be treated as a REMIC for federal income tax purposes.

Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor

Each of the Master Servicer, the Special Servicer and the Operating Advisor may assign its rights and delegate its duties and obligations under the Pooling and Servicing Agreement in connection with the sale or transfer of a substantial portion of its mortgage servicing, asset management or (solely with respect to the Operating Advisor) commercial mortgage surveillance, portfolio, provided that certain conditions are satisfied, including obtaining a No Downgrade Confirmation from each Rating Agency (including a No Downgrade Confirmation with respect to any Companion Loan Securities). The resigning Master Servicer, Special Servicer or Operating Advisor, as applicable, will be required to pay all reasonable costs and expenses of each party to the Pooling and Servicing Agreement and each Rating Agency in connection with the resignation of such party. The Pooling and Servicing Agreement provides that none of the Master Servicer, the Special Servicer or the Operating Advisor may otherwise resign from their obligations and duties as the Master Servicer, the Special Servicer or the Operating Advisor thereunder, except upon either (a) the determination that performance of its duties is no longer permissible under applicable law and provided that such determination is evidenced by an opinion of counsel delivered to the Trustee and the Certificate Administrator, (b) the assignment of rights and delegation of duties as described in the first sentence of this paragraph or (c) solely with respect to the Operating Advisor, under the conditions described above under “—The Operating Advisor—Resignation of the Operating Advisor”. Except under the circumstances contemplated above under “—The Operating Advisor—Resignation of the Operating Advisor”, no such resignation may become effective until the Trustee or a successor Master Servicer, Special Servicer or Operating Advisor, as the case may be, has assumed the obligations of the Master Servicer, the Special Servicer or the Operating Advisor under the Pooling and Servicing Agreement. The Trustee or any other successor Master Servicer, Special Servicer or Operating Advisor assuming the obligations of the Master Servicer, the Special Servicer or the Operating Advisor under the Pooling and Servicing Agreement generally will be entitled to the compensation to which the Master Servicer, Special Servicer or Operating Advisor would have been entitled. If no successor Master Servicer, Special Servicer or Operating Advisor can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer, Special Servicer or Operating Advisor will be treated as Realized Losses.

The Pooling and Servicing Agreement also provides that none of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor, or any affiliate, director, officer, employee, member, manager or agent (including subservicers) of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor will be under any liability to the Issuing Entity, the holders of Certificates, any

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Serviced Companion Loan noteholders, any party to the Pooling and Servicing Agreement or any third party beneficiary for any action taken or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement (including actions taken or not taken at the direction of the Directing Holder), or for errors in judgment; provided, that none of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor or any director, officer, employee, member, manager or agent (including subservicers) of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor will be protected against any breach of its respective representations and warranties made in the Pooling and Servicing Agreement or any liability that would otherwise be imposed by reason of willful misconduct, bad faith, fraud or negligence (or in the case of the Master Servicer, the Special Servicer or the Operating Advisor, by reason of any specific liability imposed for a breach of the Servicing Standard or the Operating Advisor Standard, as applicable) in the performance of duties thereunder or by reason of negligent disregard of obligations and duties thereunder. The Pooling and Servicing Agreement further provides that the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor and any affiliate, director, officer, employee, member, manager or agent (including subservicers) of the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor will be entitled to indemnification by the Issuing Entity for any loss, liability or expense incurred in connection with any claim, loss, penalty, fine, foreclosure, judgment, liability or legal action relating to the Pooling and Servicing Agreement or the Certificates, other than any loss, liability or expense (including legal fees and expenses) (i) incurred by reason of willful misconduct, bad faith, fraud or negligence in the performance of duties thereunder or by reason of negligent disregard of obligations and duties thereunder or (ii) in the case of the Depositor and any of its directors, officers, members, managers, employees and agents, incurred in connection with any violation by any of them of any state or federal securities law. With respect to a Serviced Loan Combination, the expenses, costs and liabilities described in the preceding sentence above that relate to the applicable Serviced Loan Combination will be paid out of amounts on deposit in the separate custodial account maintained with respect to such Serviced Loan Combination (allocated in accordance with the expense allocation provision of the related Intercreditor Agreement). If funds in the applicable custodial account relating to a Serviced Loan Combination are insufficient, then any deficiency will be paid from amounts on deposit in the Collection Account; provided that the Master Servicer will be required, after receiving payment from amounts on deposit in the Collection Account, if any, to (i) promptly notify the holders of the related Companion Loan(s) and (ii) use commercially reasonable efforts to exercise on behalf of the Issuing Entity the rights of the Issuing Entity under the related Intercreditor Agreement to obtain reimbursement for a pro rata portion of such amount allocable to the related Companion Loans from the holders of such Companion Loan.

In addition, the Pooling and Servicing Agreement provides that none of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its duties under the Pooling and Servicing Agreement and which in its opinion does not expose it to any expense or liability not recoverable from the Issuing Entity. Each of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor may, however, in its discretion undertake any such action that it may deem necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the holders of Certificates and Companion Loan Securities, as applicable, thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Issuing Entity, and the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor will be entitled to be reimbursed therefor from the Collection Account (or with respect to a Serviced Loan Combination, first from the related separate custodial account, as described in the second preceding paragraph) no later than 60 days after submitting such expenses or costs for reimbursement.

The management, prosecution, defense and/or settlement of claims and litigation relating to any Mortgage Loan brought against the Issuing Entity or any party to the Pooling and Servicing Agreement will generally be handled by the Master Servicer and the Special Servicer; subject to certain rights of the Trustee to appear in any such action to which it is a named party and the rights of certain parties to the Pooling and Servicing Agreement to indemnification for certain costs or liabilities arising from such litigation, all as more specifically provided for in the Pooling and Servicing Agreement.

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The Depositor is not obligated to monitor or supervise the performance of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee under the Pooling and Servicing Agreement. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement and may, but is not obligated to, perform or cause a designee to perform any defaulted obligation of the Master Servicer or the Special Servicer or exercise any right of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement. In the event the Depositor undertakes any such action, it will be reimbursed by the Issuing Entity from the Collection Account (or with respect to a Serviced Loan Combination, to the extent such reimbursement is allocable to such Serviced Loan Combination, first from the related custodial account), to the extent not recoverable from the Master Servicer or Special Servicer, as applicable. Any such action by the Depositor will not relieve the Master Servicer or the Special Servicer of its obligations under the Pooling and Servicing Agreement.

Any person into which the Master Servicer, the Special Servicer, the Depositor or the Operating Advisor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer, the Special Servicer, the Depositor or the Operating Advisor is a party, or any person succeeding to the business of the Master Servicer, the Special Servicer, the Depositor or the Operating Advisor, will be the successor of the Master Servicer, the Special Servicer, the Depositor or the Operating Advisor under the Pooling and Servicing Agreement, and shall be deemed to have assumed all of the liabilities and obligations of the Master Servicer, the Special Servicer, the Depositor or the Operating Advisor under the Pooling and Servicing Agreement if each of the Rating Agencies then rating any Certificates has provided a No Downgrade Confirmation (and each rating agency then rating any Companion Loan Securities has provided a No Downgrade Confirmation); provided, however, none of the Depositor, Master Servicer, Special Servicer or Operating Advisor shall be required to obtain a No Downgrade Confirmation from any Rating Agency, as the case may be, if (x) the Master Servicer, the Special Servicer, the Depositor or the Operating Advisor, as applicable, is merged into or consolidated with a Qualified Affiliate or transfers all or substantially all of its assets to a Qualified Affiliate or (y) the Master Servicer, the Special Servicer or the Operating Advisor enters into a merger and the Master Servicer, the Special Servicer or the Operating Advisor, as applicable, is the surviving entity.

A “Qualified Affiliate” is any person (a) that is organized and doing business under the laws of any state of the United States or the District of Columbia, (b) that is in the business of performing the duties of a servicer of mortgage loans (or, in the case of the Operating Advisor, that is in the business of performing the duties of an operating advisor), and (c) as to which 50% or greater of its outstanding voting stock or equity ownership interest are directly or indirectly owned by the Master Servicer, the Special Servicer or the Operating Advisor, as applicable, or by any person or persons who directly or indirectly own equity ownership interests in the Master Servicer, the Special Servicer or the Operating Advisor, as applicable.

Servicer Termination Events

“Servicer Termination Events” under the Pooling and Servicing Agreement with respect to the Master Servicer or the Special Servicer, as the case may be, will include, without limitation:

(a)      with respect to the Master Servicer only, any failure by the Master Servicer (i) to make a required deposit to the Collection Account or to the separate custodial account for any Loan Combination on the day such deposit was first required to be made, which failure is not remedied within two business days, (ii) to deposit into, or remit to the Certificate Administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted (including any required P&I Advance, unless the Master Servicer determines that such P&I Advance would not be recoverable), which failure is not remedied by 11:00 a.m. (New York City time) on the relevant Distribution Date (provided, however, that to the extent the Master Servicer does not timely make such remittances to the Certificate Administrator, the Master Servicer will be required to pay the Certificate Administrator for the account of the Certificate Administrator interest on any amount not timely remitted at the Prime Rate from and including the applicable required remittance date to, but not including, the date such remittance is actually made) or (iii) to remit to any holder of a Serviced

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Companion Loan, as and when required by the Pooling and Servicing Agreement or the related intercreditor agreement, any amount required to be so remitted which failure continues for two business days;

(b)      with respect to the Special Servicer only, any failure by the Special Servicer to deposit into the REO Account on the day such deposit is required to be made and such failure continues unremedied for two business days, or to remit to the Master Servicer for deposit in the Collection Account (or, in the case of a Serviced Loan Combination, the related custodial account) any such remittance required to be made, under the Pooling and Servicing Agreement; provided, however, that the failure of the Special Servicer to remit such remittance to the Master Servicer will not be a Servicer Termination Event if such failure is remedied within two business days and if the Special Servicer has compensated the Master Servicer for any loss of income (at the Advance Rate) on such amount suffered by the Master Servicer due to and caused by the late remittance of the Special Servicer and reimbursed the Issuing Entity for any resulting advance interest due to the Master Servicer;

(c)      any failure by the Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for 30 days (15 days in the case of the Master Servicer’s failure to make a Property Advance or 45 days in the case of failure to pay the premium for any insurance policy required to be force placed by the Master Servicer or the Special Servicer, as the case may be, pursuant to the Pooling and Servicing Agreement or in any event such reasonable shorter period of time as is necessary to avoid the commencement of foreclosure proceedings for any lien relating to unpaid real estate taxes or assessments or a lapse in any required insurance coverage) after written notice of the failure has been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, by the Certificateholders of any Class, evidencing Percentage Interests aggregating not less than 25% of such Class or by a holder of a Serviced Companion Loan, if affected; provided, if that failure is capable of being cured and the Master Servicer or the Special Servicer, as applicable, is diligently pursuing that cure, that 15-, 30- or 45-day period, as applicable, will be extended an additional 30 days;

(d)      any breach on the part of the Master Servicer or the Special Servicer of any representation or warranty in the Pooling and Servicing Agreement which materially and adversely affects the interests of any Class of Certificateholders or holder of a Serviced Companion Loan and which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, is given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the Master Servicer, the Special Servicer, the Depositor and the Trustee by the holders of Certificates of any Class evidencing Percentage Interests aggregating not less than 25% of such Class or by a holder of a Serviced Companion Loan, if affected; provided, if that breach is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e)      certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the Master Servicer or the Special Servicer, as applicable, and certain actions by or on behalf of the Master Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations;

(f)      (i) Moody’s has (A) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates, or (B) placed one or more Classes of Certificates on “watch status” in contemplation of possible rating downgrade or withdrawal (and such qualification, downgrade or withdrawal or “watch status” placement shall not have been withdrawn by Moody’s within 60 days of such event, and, in case of either of clause (A) or (B), publicly citing servicing concerns with the Master Servicer or Special Servicer, as applicable, as the sole or a material factor in such rating action; (ii) DBRS has (A) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates, or (B) placed one or more Classes of Certificates on “watch status” in

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contemplation of possible rating downgrade or withdrawal (and such qualification, downgrade or withdrawal or “watch status” placement shall not have been withdrawn by DBRS within 60 days of such event, and, in case of either of clause (A) or (B), publicly citing servicing concerns with the Master Servicer or Special Servicer, as applicable, as the sole or a material factor in such rating action; or (iii) either (A) the Master Servicer or the Special Servicer, as the case may be, has failed to maintain a ranking by Morningstar equal to or higher than “MOR CS3” as a master servicer or special servicer, as applicable, and such ranking is not reinstated within 60 days of such event (if the Master Servicer or Special Servicer has or had a Morningstar ranking on or after the Closing Date) or (B) if the Master Servicer or Special Servicer, as the case may be, has not been ranked by Morningstar on or after the Closing Date, and Morningstar has (i) qualified, downgraded or withdrawn its rating or ratings of one or more classes of commercial mortgage securities or (ii) within the prior 12 months, placed one or more classes of commercial mortgage securities on “watch status” in contemplation of rating downgrade or withdrawal and, in the case of either of clauses (i) or (ii), has publicly cited servicing concerns with the Master Servicer or the Special Servicer, as applicable, as the sole or material factor in such rating action (and such qualification, downgrade, withdrawal or “watch status” placement has not been withdrawn by Morningstar within 60 days of such event); and

(g)      so long as the Issuing Entity is subject to Exchange Act reporting requirements, any failure by the Master Servicer or Special Servicer, as applicable, to deliver to the Trustee and the Certificate Administrator (i) an annual certification regarding such servicer’s compliance with the terms of the Pooling and Servicing Agreement, as well as an assessment of compliance with certain servicing criteria and an accountant’s attestation report with respect to such assessment by the time required under the Pooling and Servicing Agreement after any applicable grace period or (ii) any Exchange Act reporting items that a primary servicer, sub-servicer or servicing function participant (such entity, the “Sub-Servicing Entity”) retained by the Master Servicer or Special Servicer, as applicable (but excluding any Sub-Servicing Entity which the Master Servicer or Special Servicer has been directed to retain by a Sponsor or Mortgage Loan Seller) is required to deliver (after any applicable grace period) (any Sub-Servicing Entity will be terminated if it defaults in accordance with the provision of this clause (g)).

Rights upon a Servicer Termination Event

If a Servicer Termination Event with respect to the Master Servicer or the Special Servicer, as applicable, occurs and is continuing, then the Trustee may, and at the written direction of (1) the holders of Certificates evidencing at least 25% of the aggregate Voting Rights, (2) in the case of the Special Servicer, for so long as no Control Termination Event has occurred and is continuing, the Controlling Class Representative, or (3) the Depositor (with respect to clause (g) of the definition of “Servicer Termination Event”), the Trustee will be required to, terminate all of the rights (other than certain rights to indemnification, compensation and (in certain limited circumstances) the excess servicing strip as provided in the Pooling and Servicing Agreement) and obligations of the Master Servicer as master servicer or the Special Servicer as special servicer, as the case may be, under the Pooling and Servicing Agreement. In the case of a Servicer Termination Event pursuant to clause (f) of the definition thereof, the Certificate Administrator will be required to notify Certificateholders and Serviced Companion Loan noteholders of such Servicer Termination Event and request whether such Certificateholders and, if applicable, the Serviced Companion Loan noteholders favor such termination. Notwithstanding the foregoing, upon any termination of the Master Servicer or the Special Servicer, as applicable, under the Pooling and Servicing Agreement, the Master Servicer or the Special Servicer, as applicable, will continue to be entitled to receive all accrued and unpaid servicing compensation through the date of termination plus reimbursement for all Advances and interest thereon as provided in the Pooling and Servicing Agreement.

Notwithstanding the foregoing, (a) if a Servicer Termination Event with respect to the Master Servicer affects a Serviced Companion Loan and the Master Servicer is not otherwise terminated or (b) if a nationally recognized statistical rating organization (“NRSRO”), as that term is defined in Section 3(a)(62) of the Exchange Act, engaged to rate a Companion Loan Security qualifies, downgrades or withdraws its rating of such Companion Loan Security, citing servicing concerns with the Master Servicer as the sole or

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a material factor in such rating action, then the holder of such Serviced Companion Loan will be entitled to request that the Trustee direct the Master Servicer to appoint a sub-servicer (or if the related Serviced Loan Combination is currently being sub-serviced, then the Trustee may direct the Master Servicer to replace such sub-servicer with a new sub-servicer but only if such original sub-servicer is in default (beyond any applicable cure periods) under the related sub-servicing agreement, and the Master Servicer will be permitted to terminate the sub-servicing agreement due to such default) that will be responsible for servicing the related Serviced Loan Combination; provided that the Trustee will be required to direct the Master Servicer to obtain a No Downgrade Confirmation from each Rating Agency (including a No Downgrade Confirmation with respect to any Companion Loan Securities) (at the expense of the requesting party) with respect to the appointment of such sub-servicer.

Notwithstanding the foregoing, (a) if a Servicer Termination Event with respect to the Special Servicer affects a Serviced Companion Loan and the Special Servicer is not otherwise terminated or (b) if an NRSRO engaged to rate a Companion Loan Security qualifies, downgrades or withdraws its rating of such Companion Loan Security, citing servicing concerns with the Special Servicer as the sole or a material factor in such rating action, then the holder of such Serviced Companion Loan will be entitled to direct that the Trustee terminate the Special Servicer with respect to the related Serviced Loan Combination only, but no other Mortgage Loan.

On and after the date of termination following a Servicer Termination Event by the Master Servicer or the Special Servicer, the Trustee will succeed to all authority and power of the Master Servicer or the Special Servicer, as applicable, under the Pooling and Servicing Agreement (and any sub-servicing agreements) and generally will be entitled to the compensation arrangements to which the Master Servicer or the Special Servicer, as applicable, would have been entitled. If the Trustee is unwilling or unable so to act, or holders of Certificates evidencing (i) in the case of the Master Servicer, at least 25% of the aggregate Voting Rights (or, for so long as no Control Termination Event has occurred and is continuing, the Controlling Class Representative), or (ii) in the case of the Special Servicer, at least 25% of the aggregate Voting Rights (or, for so long as no Control Termination Event has occurred and is continuing, the Directing Holder) so request, or, with respect to a Serviced Loan Combination, if an affected Serviced Companion Loan noteholder so requests, or if the Trustee is not an “approved” servicer by any of the rating agencies for mortgage pools similar to the one held by the Issuing Entity, the Trustee must appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution that, for so long as no Control Termination Event has occurred and is continuing, has been approved by the Directing Holder (which approval shall not be unreasonably withheld in the case of the appointment of a successor Master Servicer) to act as successor to the Master Servicer or the Special Servicer, as applicable, under the Pooling and Servicing Agreement; provided that the Trustee must obtain a No Downgrade Confirmation (including a No Downgrade Confirmation with respect to any Companion Loan Securities). Pending such appointment, the Trustee is obligated to act in such capacity unless the Trustee is prohibited by law from so acting. The Trustee and any such successor may agree upon the servicing compensation to be paid; provided, that no such compensation may be in excess of that permitted to the terminated Master Servicer or Special Servicer, provided, further, that if no successor can be obtained to perform the obligations of the terminated Master Servicer or Special Servicer, additional amounts may be paid to such successor and such amounts in excess of that permitted the terminated Master Servicer or Special Servicer shall be treated as Realized Losses. All reasonable costs and expenses of the Trustee (including the cost of obtaining a No Downgrade Confirmation and any applicable indemnity) or the successor Master Servicer or successor Special Servicer incurred in connection with transferring the mortgage files to the successor Master Servicer or Special Servicer and amending the Pooling and Servicing Agreement to reflect such succession are required to be paid by the predecessor Master Servicer or the Special Servicer, as applicable, upon presentation of reasonable documentation of such costs and expenses. If the predecessor Master Servicer or Special Servicer (as the case may be) has not reimbursed the Trustee or the successor Master Servicer or Special Servicer for such expenses within 90 days after the presentation of reasonable documentation, such expense is required to be reimbursed by the Issuing Entity; provided that the terminated Master Servicer or Special Servicer shall not thereby be relieved of its liability for such expenses.

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No Certificateholder or holder of a Serviced Companion Loan, as applicable, will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Pooling and Servicing Agreement, the Certificates or the Mortgage Loans, unless, with respect to the Pooling and Servicing Agreement, such holder or such holder of a Serviced Companion Loan, as applicable, previously has given to the Trustee a written notice of a default under the Pooling and Servicing Agreement, and of the continuance thereof, and unless such holder of a Serviced Companion Loan or the holders of Certificates of any Class affected thereby evidencing Percentage Interests of at least 25% of such Class, as applicable, have made written request of the Trustee to institute such proceeding in its capacity as Trustee under the Pooling and Servicing Agreement and have offered to the Trustee such security or indemnity reasonably satisfactory to it as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of security or indemnity, failed or refused to institute such proceeding.

Neither the Trustee nor the Certificate Administrator will have any obligation to make any investigation of matters arising under the Pooling and Servicing Agreement or to institute, conduct or defend any litigation under the Pooling and Servicing Agreement or in relation to it at the request, order or direction of any of the holders of Certificates, unless such holders of Certificates shall have offered to the Trustee or the Certificate Administrator, as applicable security or indemnity reasonably satisfactory to the Trustee or the Certificate Administrator, as applicable against the costs, expenses and liabilities which may be incurred in connection with such action.

Notwithstanding the foregoing discussion in this “—Rights upon a Servicer Termination Event” section, if the Master Servicer is terminated under the circumstances described above because of the occurrence of any of the events described in clause (f) under “—Servicer Termination Events” above, the Master Servicer will have the right, at its expense, to sell its master servicing rights with respect to the Mortgage Loans to a successor Master Servicer in connection with whose appointment a No Downgrade Confirmation (including a No Downgrade Confirmation with respect to any Companion Loan Securities) has been provided, in accordance with the terms set forth in the Pooling and Servicing Agreement, including that any successor Master Servicer fulfill the ratings requirements for successor Master Servicer set forth in the Pooling and Servicing Agreement.

In addition, the Depositor may direct the Trustee to terminate the Master Servicer upon 5 business days’ written notice if the Master Servicer fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement (subject to any applicable grace period).

Waivers of Servicer Termination Events and Operating Advisor Termination Events

A Servicer Termination Event or Operating Advisor Termination Event may be waived by the Certificateholders evidencing not less than 66-2/3% of the aggregate Voting Rights of the Certificates and each Serviced Companion Loan noteholder adversely affected by such Servicer Termination Event or Operating Advisor Termination Event, except (a) a Servicer Termination Event under clause (g) of the definition of “Servicer Termination Events” may be waived only with the consent of the Depositor and (b) a default in making any required deposits to or payments from the Collection Account, any Serviced Loan Combination custodial account or the Lower-Tier Distribution Account or in remitting payments as received, in each case in accordance with the Pooling and Servicing Agreement.

Amendment

The Pooling and Servicing Agreement may be amended at any time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee without the consent of any of the holders of Certificates or holders of any Companion Loans:

(a)      to cure any ambiguity or to correct any error;

(b)      to cause the provisions in the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements herein (or in the private placement memorandum

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relating to the Private Certificates) made with respect to the Certificates, the Issuing Entity or the Pooling and Servicing Agreement or to correct or supplement any provisions in the Pooling and Servicing Agreement which may be defective or inconsistent with any other provisions in the Pooling and Servicing Agreement;

(c)      to amend any provision thereof to the extent necessary or desirable to maintain the rating or ratings then assigned to each Class of Certificates or Companion Loan Securities (provided that such amendment does not reduce the consent or consultation rights of the Controlling Class Representative or the right of the Controlling Class Representative to receive information under the Pooling and Servicing Agreement);

(d)      to amend or supplement a provision, or to supplement any provisions in the Pooling and Servicing Agreement to the extent not inconsistent with the provisions of the Pooling and Servicing Agreement, or any other change which will not adversely affect in any material respect the interests of any Certificateholder or holder of a Serviced Companion Loan not consenting thereto, as evidenced in writing by an opinion of counsel or, if solely affecting any Certificateholder or holder of a Serviced Companion Loan, in respect of which a No Downgrade Confirmation (including a No Downgrade Confirmation with respect to any Companion Loan Securities) has been obtained; and

(e)      to modify the procedures set forth in the Pooling and Servicing Agreement relating to compliance with Rule 17g-5 under the Exchange Act (“Rule 17g-5”).

Any amendment described above may not (a) materially increase the obligations of the Depositor, the Trustee, the Paying Agent, the Certificate Administrator, the Operating Advisor, the 17g-5 Information Provider, the Master Servicer or the Special Servicer without such party’s consent or (b) adversely affect in any material respect the interests of any Certificateholder or Serviced Companion Loan noteholder not consenting thereto, as evidenced in the case of clauses (c) through (e) above by (x) an opinion of counsel or (y) solely in the case of a Certificateholder of a rated Class, receipt of a No Downgrade Confirmation from each applicable Rating Agency. The Pooling and Servicing Agreement requires that no such amendment shall cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust for federal income tax purposes.

The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee with the consent of the holders of Certificates evidencing at least 66-2/3% of the Percentage Interests of each Class of Certificates affected thereby, and the holders of the Serviced Companion Loans affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the holders of Certificates; provided, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans or Serviced Loan Combinations which are required to be distributed on any Certificate, without the consent of the holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby, or which are required to be distributed to the holder of any Serviced Companion Loan, without the consent of the holder of such Serviced Companion Loan; (ii) alter the obligations of the Master Servicer or the Trustee to make a P&I Advance or a Property Advance or alter the Servicing Standard or Operating Advisor Standard set forth in the Pooling and Servicing Agreement without the consent of the holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby and the consent of any affected Serviced Companion Loan noteholders; (iii) change the percentages of Voting Rights or Percentage Interests of holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement; or (iv) amend the section in the Pooling and Servicing Agreement relating to the amendment of the Pooling and Servicing Agreement, in each case, without the consent of the holders of all Certificates representing all the Percentage Interests of the Class or Classes affected thereby and consent of the holder of any affected Serviced Companion Loans.

Further, the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of

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its provisions (i) to such extent as shall be necessary to maintain the qualification of the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or the qualification of the Grantor Trust as a grantor trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided that such action, as evidenced by an opinion of counsel (obtained at the expense of the Issuing Entity), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or (ii) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, and/or any related regulatory actions and/or interpretations.

Notwithstanding the foregoing, no amendment of the Pooling and Servicing Agreement may be made (i) which adversely affects the rights, including (without limitation) as a third-party beneficiary under the Pooling and Servicing Agreement, and/or obligations of any Mortgage Loan Seller, initial purchaser or Underwriter without its written consent or (ii) which adversely affects (as determined by the applicable Companion Loan noteholder in good faith) the rights and/or obligations of any Companion Loan noteholder without its written consent.

No Downgrade Confirmation

The Pooling and Servicing Agreement will provide that, notwithstanding the terms of the related Mortgage Loan Documents or other provisions of the Pooling and Servicing Agreement, if any action under such Mortgage Loan Documents or the Pooling and Servicing Agreement requires a No Downgrade Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) required to obtain such No Downgrade Confirmation has made a request to any Rating Agency for such No Downgrade Confirmation and, within 10 business days of such request being posted to the Rule 17g-5 website established under the Pooling and Servicing Agreement, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for No Downgrade Confirmation, then (i) such Requesting Party will be required to confirm (without providing notice to the 17g-5 Information Provider) that the applicable Rating Agency has received the No Downgrade Confirmation request, and, if it has not, promptly request the related No Downgrade Confirmation again and (ii) if there is no response to either such No Downgrade Confirmation request within 5 business days of such second request or such Rating Agency has responded in a manner that indicates it is neither reviewing such request nor waiving the requirement for No Downgrade Confirmation, (x) with respect to any condition in any Mortgage Loan Document requiring such No Downgrade Confirmation, or with respect to any other matter under the Pooling and Servicing Agreement relating to the servicing of the Mortgage Loans (other than as set forth in clause (y) or (z) below), the Requesting Party (or, if the Requesting Party is the related borrower, then the Master Servicer (with respect to non-Specially Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans and REO Loans), as applicable) will be required to determine in accordance with its duties under the Pooling and Servicing Agreement and in accordance with the Servicing Standard, whether or not such action would be in the best interests of the Certificateholders and, in the case of a Serviced Loan Combination, Certificateholders and any holder of the related Serviced Companion Loan (as a collective whole as if such Certificateholders and Serviced Companion Loan holders constituted a single lender), and if the Requesting Party (or, if the Requesting Party is the related borrower, then the Master Servicer or the Special Servicer, as applicable) determines that such action would be in the best interest of such parties, then the requirement for a No Downgrade Confirmation will be deemed not to apply (provided, that with respect to defeasance, release or substitution of any collateral relating to any Mortgage Loan, any No Downgrade Confirmation requirement with respect to which the Master Servicer or Special Servicer would have been required to make the determination above will be deemed not to apply regardless of any such determination by the Requesting Party (or, if the Requesting Party is the related borrower, the Master Servicer or Special Servicer, as applicable) (it being understood that the Requesting Party (or the Master Servicer or the Special Servicer, as applicable) will in any event review the other conditions required under the related Mortgage Loan Documents with respect to such defeasance, release or substitution and confirm to its satisfaction in accordance with the Servicing Standard that such conditions (other than the requirement for a No Downgrade Confirmation) have been satisfied)), (y) with respect to a replacement of the Master Servicer or the Special Servicer, such condition will be deemed to be satisfied if (i) Moody’s

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and/or DBRS, as applicable, has not cited servicing concerns of the applicable replacement as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination, if Moody’s and/or DBRS, as applicable, is the non-responding Rating Agency or (ii) the applicable replacement master servicer or special servicer, as applicable, confirms in writing that (a) it is acting as master servicer or special servicer, as applicable, in a commercial mortgage loan securitization that was rated by an NRSRO within the 12 month period prior to the date of determination and (b) Morningstar has not qualified, downgraded or withdrawn the then-current rating or ratings of one or more classes of commercial mortgage securities, citing servicing concerns with the incoming master servicer or special servicer, as applicable, as the sole or material factor in such rating action, if Morningstar is the non-responding Rating Agency, and (z) with respect to a replacement or successor to the Operating Advisor in any circumstance where a No Downgrade Confirmation is required, such condition will be deemed to be waived with respect to any non-responding Rating Agency so long as such Rating Agency has not cited concerns regarding the replacement operating advisor as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other commercial mortgage-backed securities transaction with respect to which the replacement operating advisor acts as trust advisor or operating advisor prior to the date of determination.

For all other matters or actions not specifically discussed above, the applicable Requesting Party will be required to obtain a No Downgrade Confirmation from each of the Rating Agencies. In the event an action otherwise requires a No Downgrade Confirmation from each of the Rating Agencies, in absence of such No Downgrade Confirmation, there can be no assurance that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the Master Servicer or the Special Servicer in accordance with the procedures discussed above.

Any No Downgrade Confirmation requests made by the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee, as applicable, pursuant to the Pooling and Servicing Agreement, will be required to be made in writing, which writing must contain a cover page indicating the nature of the No Downgrade Confirmation request, and must contain all back-up material necessary for the Rating Agency to process such request. Such written No Downgrade Confirmation requests must be provided in electronic format to the 17g-5 Information Provider (who will be required to promptly post such request to the 17g-5 Information Provider’s website).

The Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee will be permitted (but not required) to orally communicate with the Rating Agencies regarding any Mortgage Loan, any Loan Combination, any Certificateholder, any holder of a Companion Loan, any Mortgaged Property or any REO Property, provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary the same day such communication takes place. The 17g-5 Information Provider will be required to post such written summary on the 17g-5 Information Provider’s website in accordance with the provisions of the Pooling and Servicing Agreement. All other information required to be delivered to the Rating Agencies pursuant to the Pooling and Servicing Agreement or requested by the Rating Agencies, will first be provided to the 17g-5 Information Provider in electronic format, who will be required to post such information to the 17g-5 Information Provider’s website in accordance with the Pooling and Servicing Agreement.

“No Downgrade Confirmation” means, with respect to any matter, confirmation in writing by each applicable Rating Agency that a proposed action, failure to act or other event so specified will not in and of itself result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates if then rated by the Rating Agency; provided that a written waiver or acknowledgment from the Rating Agency indicating its decision not to review the matter for which the No Downgrade Confirmation is sought will be deemed to satisfy the requirement for the No Downgrade Confirmation from the Rating Agency with respect to such matter and the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee, as applicable, may proceed with the contemplated action(s) as if it had received the No Downgrade Confirmation. At any time during which no Certificates are rated by a

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Rating Agency, no No Downgrade Confirmation will be required from that Rating Agency. With respect to any matter affecting any Serviced Companion Loan, any No Downgrade Confirmation shall also refer to the NRSROs then rating the securities representing an interest in such loan and such rating organizations’ respective ratings of such securities.

Evidence of Compliance

The Certificate Administrator, Custodian, Master Servicer and Special Servicer will be required to provide an annual certification regarding their compliance with the terms of the Pooling and Servicing Agreement. In addition, the Trustee, Certificate Administrator, Custodian, Operating Advisor, Master Servicer and Special Servicer will be required to provide an annual assessment of compliance and accountant’s attestation report regarding their compliance with the terms of the Pooling and Servicing Agreement. Notwithstanding the foregoing, the Trustee will not be required to deliver an assessment of compliance with respect to any periods during which there was no Relevant Servicing Criteria applicable to it. See “Description of the Pooling Agreements—Evidence as to Compliance” in the prospectus.

Voting Rights

At all times during the term of the Pooling and Servicing Agreement, 98% of the voting rights for the Certificates (the “Voting Rights”) shall be allocated among the holders of the respective Classes of Certificates (other than the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F, Class V, Class R and Class LR Certificates) in proportion to the Certificate Balances of their Certificates, and 2% of the Voting Rights will be allocated pro rata, based on their respective Notional Balances at the time of determination, among the holders of the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E and Class X-F Certificates. Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in proportion to the Percentage Interests in such Class evidenced by their respective Certificates. No Voting Rights will be allocated to the Class V, Class R or Class LR Certificates.

Realization Upon Mortgage Loans

If a payment default or material non-monetary default on a Mortgage Loan (other than a Non-Serviced Mortgage Loan) has occurred, then, pursuant to the Pooling and Servicing Agreement, the Special Servicer, on behalf of the Trustee, may, in accordance with the terms and provisions of the Pooling and Servicing Agreement, at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. The Special Servicer is not permitted, however, to cause the Trustee to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the Trustee, for the benefit of the Certificateholders, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Special Servicer has determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by a person who regularly conducts environmental audits (which report will be an expense of the Issuing Entity) that:

(a)      such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Loan Combination, the Serviced Companion Loan noteholders), as a collective whole as if such Certificateholders and, if applicable, Serviced Companion Loan noteholders constituted a single lender, to take such actions as are necessary to bring such Mortgaged Property in compliance therewith, and

(b)      there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or

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local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Loan Combination, the Serviced Companion Loan noteholders), as a collective whole as if such Certificateholders and, if applicable, Serviced Companion Loan noteholders constituted a single lender, to take such actions with respect to the affected Mortgaged Property.

Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the Issuing Entity will become liable for a material adverse environmental condition at the Mortgaged Property. However, there can be no assurance that the requirements of the Pooling and Servicing Agreement will effectively insulate the Issuing Entity from potential liability for a materially adverse environmental condition at any Mortgaged Property.

If title to any Mortgaged Property is acquired by the Issuing Entity, the Special Servicer, on behalf of the Issuing Entity, will be required to sell the Mortgaged Property prior to the close of the third calendar year following the year in which the Issuing Entity acquires such Mortgaged Property, unless (i) the Internal Revenue Service grants or has not denied an extension of time to sell such property or (ii) the Trustee and the Certificate Administrator receive an opinion of independent counsel to the effect that the holding of the property by the Issuing Entity beyond such period will not result in the imposition of a tax on the Issuing Entity or cause either Trust REMIC to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related limitations, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired on the same terms and conditions it would if it were the owner. If title to any Mortgaged Property is acquired by the Special Servicer on behalf of the Issuing Entity, the Special Servicer will also be required to ensure that the Mortgaged Property is administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times and that income from the operation or the sale of such property does not result in the receipt by the Issuing Entity of any income from non-permitted assets as described in Code Section 860F(a)(2)(B) with respect to such property. If the Issuing Entity acquires title to any Mortgaged Property, the Special Servicer, on behalf of the Issuing Entity, generally will be required to retain an independent contractor to manage and operate such property. The independent contractor generally will be permitted to perform construction (including renovation) on an REO Property only if the construction was more than 10% completed at the time default on the related mortgage loan became imminent. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage such Mortgaged Property as required under the Pooling and Servicing Agreement.

In general, the Special Servicer will be obligated to cause any Mortgaged Property acquired as a Serviced REO Property to be operated and managed in a manner that would, in its good faith and reasonable judgment and to the extent commercially feasible, maximize the Issuing Entity’s net after-tax proceeds from such property. Generally, the Trust REMICs will not be taxable on income received with respect to a Mortgaged Property acquired by the Issuing Entity to the extent that it constitutes “rents from real property,” within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent, if any, on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings that are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to an REO Property owned by the Trust would not constitute rents from real property, or that none of such income would qualify if a separate charge is not stated for such non-customary services or they are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Properties, such as any hotels operated on the Mortgaged Properties or rental income

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attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year. Any of the foregoing types of income will instead constitute “net income from foreclosure property” within the meaning of the REMIC Regulations (such tax referred to in this free writing prospectus as the “REO Tax”), which would be taxable to the Lower-Tier REMIC, as applicable, at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. After the Special Servicer reviews the operation of such property and consults with the Certificate Administrator to determine the Issuing Entity’s federal income tax reporting position with respect to income it is anticipated that the Issuing Entity would derive from such property, the Special Servicer could determine, pursuant to the Pooling and Servicing Agreement, that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of any REO Tax. The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Any REO Tax imposed on the Issuing Entity’s income from an REO Property would reduce the amount available for distribution to Certificateholders. Certificateholders are advised to consult their own tax advisors regarding the possible imposition of the REO Tax in connection with the operation of commercial REO Properties by REMICs. The Special Servicer will be required to sell any REO Property acquired on behalf of the Issuing Entity within the time period and in the manner described below under “—Sale of Defaulted Mortgage Loans and Serviced REO Properties” in this free writing prospectus.

Under the Pooling and Servicing Agreement, the Special Servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the Trustee for the benefit of the Certificateholders and with respect to a Serviced Loan Combination, the Serviced Companion Loan noteholders, for the retention of revenues and insurance proceeds derived from each Serviced REO Property. The Special Servicer is required to use the funds in the REO Account to pay for the proper operation, management, maintenance and disposition of any Serviced REO Property, but only to the extent of amounts on deposit in the REO Account relate to such Serviced REO Property. To the extent that amounts in the REO Account in respect of any Serviced REO Property are insufficient to make such payments, the Master Servicer is required to make a Property Advance, unless it determines such Property Advance would be nonrecoverable. Within one business day following the end of each Collection Period, the Special Servicer is required to deposit all amounts received in respect of each Serviced REO Property during such Collection Period, net of any amounts withdrawn to make any permitted disbursements, to the Collection Account; provided that the Special Servicer may retain in the REO Account permitted reserves.

Under the Pooling and Servicing Agreement, the Certificate Administrator is required to establish and maintain an Excess Liquidation Proceeds Account, in its own name on behalf of the Trustee, in trust for the benefit of the Certificateholders. Upon the disposition of any Serviced REO Property as described above, to the extent that Liquidation Proceeds (net of related liquidation expenses of such Mortgage Loan or Serviced Loan Combination or related Serviced REO Property) exceed the amount that would have been received if a principal payment and all other amounts due with respect to such Mortgage Loan and any related Serviced Companion Loan have been paid in full on the Due Date immediately following the date on which proceeds were received (such excess being “Excess Liquidation Proceeds”), such amount will be deposited in the Excess Liquidation Proceeds Account for distribution as provided in the Pooling and Servicing Agreement.

Sale of Defaulted Mortgage Loans and Serviced REO Properties

If the Special Servicer determines in accordance with the Servicing Standard that it would be in the best interests of the Certificateholders or, in the case of a Serviced Loan Combination, Certificateholders and any holder of the related Serviced Companion Loan (as a collective whole as if such Certificateholders and Serviced Companion Loan holders constituted a single lender) to attempt to sell a Defaulted Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan as described below, the Special Servicer will be required to use reasonable efforts to solicit offers for each Defaulted Mortgage Loan on behalf of the Certificateholders and the holder of any related Serviced Companion Loan in such manner as will be reasonably likely to realize a fair price. The

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Special Servicer is required to accept the first cash offer received from any person that constitutes a fair price for the Defaulted Mortgage Loan. If multiple offers are received during the period designated by the Special Servicer for receipt of offers, the Special Servicer is required to select the highest offer. The Special Servicer is required to give the Trustee, the Certificate Administrator, the Master Servicer, the Operating Advisor and the Directing Holder 10 business days’ prior written notice of its intention to sell any such Defaulted Mortgage Loan. Neither the Trustee nor any of its affiliates may make an offer for or purchase any Defaulted Mortgage Loan.

The Special Servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Mortgage Loan if the highest offeror is a person other than an Interested Person. In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Mortgage Loan, the Special Servicer will be required to take into account (in addition to the results of any appraisal, Updated Appraisal or narrative appraisal that it may have obtained pursuant to the Pooling and Servicing Agreement within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the highest offeror is an Interested Person, then the Trustee will be required to determine whether the cash offer constitutes a fair price. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Mortgage Loan, the Trustee will be supplied with and will be required to rely on the most recent appraisal or Updated Appraisal conducted in accordance with the Pooling and Servicing Agreement within the preceding 9-month period or, in the absence of any such appraisal, on a narrative appraisal. The cost of any such Updated Appraisal or narrative appraisal will be covered by, and will be reimbursable as, a Property Advance. The Trustee will be permitted to retain, at the expense of the related Interested Person, an independent third party to determine such fair price and will be permitted to conclusively rely on the opinion of such third party’s determination. Any costs and fees of the Trustee in connection with an offer by an Interested Person and the Trustee’s duties therewith will be paid in advance by such Interested Person as a condition to the Trustee determining the fair price of such Defaulted Mortgage Loan. No offer from an Interested Person will constitute a fair price unless it is the highest offer received.

The Special Servicer is required to use reasonable efforts to solicit offers for each Serviced REO Property on behalf of the Certificateholders and the holder of any related Serviced Companion Loan and to sell each Serviced REO Property in the same manner as with respect to a Defaulted Mortgage Loan.

Notwithstanding any of the foregoing paragraphs, the Special Servicer will not be required to accept the highest cash offer if the Special Servicer determines, in its reasonable and good faith judgment, that rejection of such offer would be in the best interests of the Certificateholders and the holder of any related Serviced Companion Loan, as a collective whole as if such Certificateholders and Serviced Companion Loan holder constituted a single lender, and the Special Servicer may accept a lower cash offer (from any person other than itself or an Interested Person) if it determines, in its reasonable and good faith judgment, that acceptance of such offer would be in the best interests of the Certificateholders and the holder of any related Serviced Companion Loan, as a collective whole as if such Certificateholders and Serviced Companion Loan holder constituted a single lender.

If the 760 & 800 Westchester Avenue Mortgage Loan becomes a Defaulted Mortgage Loan, the special servicer with respect to the WFCM 2015-NXS1 Mortgage Trust securitization will be required to sell such Mortgage Loan together with the related Companion Loan(s) as notes evidencing one whole loan, in accordance with the provisions of the related Intercreditor Agreement and the related pooling and servicing agreement.

If the Gateway Portfolio Mortgage Loan becomes a Defaulted Mortgage Loan, the Special Servicer will be required to sell the applicable Mortgage Loan together with the related Companion Loans as notes evidencing one whole loan, in accordance with the provisions of the related intercreditor agreement and the Pooling and Servicing Agreement.

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With respect to any Serviced Companion Loan, the related Serviced Companion Loan noteholder will have the right (to the extent set forth in the related intercreditor agreement) to consult with the Special Servicer in connection with the sale of the related Loan Combination as one whole loan after the related Mortgage Loan has become a Defaulted Mortgage Loan. In addition, with respect to any Non-Serviced Mortgage Loan, if such mortgage loan has become a defaulted mortgage loan under the related pooling and servicing agreement, the special servicer under the related pooling and servicing agreement will be required to sell such mortgage loan together with the related companion loan as notes evidencing one whole loan. The Controlling Class Representative (if no Control Termination Event has occurred and is continuing) will have the right (to the extent set forth in the related intercreditor agreement) to consult with the applicable special servicer in connection with such sale.

A “Defaulted Mortgage Loan” is a Mortgage Loan or Serviced Loan Combination that is delinquent at least 60 days in respect of its Monthly Payments or more than 60 days delinquent in respect of its balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage Loan Documents and without regard to any acceleration of payments under the Mortgage Loan or Serviced Loan Combination.

An “Interested Person” is the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Directing Holder, any Certificateholder, any borrower, any manager of a Mortgaged Property, any independent contractor engaged by the Special Servicer or any affiliate of any of the preceding entities.

Modifications

The Pooling and Servicing Agreement will permit (a) as to Loans that are not Specially Serviced Loans, the Master Servicer (subject to the Special Servicer’s processing and/or consent if the related modification, waiver or amendment (x) constitutes a Major Decision or Special Servicer Decision or (y) relates to “due-on-sale” or “due-on-encumbrance” provisions of the applicable loan documents which, to the extent provided for in the Pooling and Servicing Agreement, are to be processed and/or consented to by the Special Servicer irrespective of whether they constitute Major Decisions or Special Servicer Decisions) or (b) with respect to any Specially Serviced Loan, the Special Servicer, in each case subject to the rights of the Directing Holder and after consultation with the Operating Advisor to the extent described above under “—The Operating Advisor” in this free writing prospectus to modify, waive or amend any term of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan if such modification, waiver or amendment (i) is consistent with the Servicing Standard and (ii) would not constitute a “significant modification” of such Mortgage Loan or Serviced Companion Loan pursuant to Treasury Regulations Section 1.860G-2(b) and would not otherwise (A) cause either Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon either Trust REMIC or the Issuing Entity (including but not limited to the tax on “prohibited transactions” as defined in Code Section 860F(a)(2) and the tax on contributions to a REMIC set forth in Code Section 860G(d), but not including the tax on “net income from foreclosure property” under Code Section 860G(c)); provided, however, that notwithstanding the foregoing, the Master Servicer and Special Servicer may mutually agree as provided in the Pooling and Servicing Agreement that the Master Servicer will process any of the foregoing matters with respect to any non-Specially Serviced Loan.

In connection with (i) the release of a Mortgaged Property or any portion of a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property or any portion of a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the Mortgage Loan Documents require the Special Servicer to calculate (or to approve the calculation of the related borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation shall exclude the value of personal property and going concern value, if any.

In no event, however, may the Master Servicer or the Special Servicer extend the maturity of any Mortgage Loan, Serviced Loan Combination or Specially Serviced Loan to a date occurring later than the

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earlier of (A) five years prior to the Distribution Date in July 2050 and (B) if the Mortgage Loan, Serviced Loan Combination or Specially Serviced Loan is secured solely or primarily by a ground lease (or, with respect to a leasehold interest that is a space lease or an air rights lease, such space lease or air rights lease), the date 20 years prior to the expiration of the term of such ground lease (or, with respect to a leasehold interest that is a space lease or an air rights lease, such space lease or air rights lease) (or 10 years prior to the expiration of such lease if the Master Servicer or the Special Servicer, as applicable, gives due consideration to the remaining term of the ground lease (or, with respect to a leasehold interest that is a space lease or an air rights lease, such space lease or air rights lease) and such extension is in the best interest of the Certificateholders and if a Serviced Companion Loan is involved, the holder of the related Serviced Companion Loan (as a collective whole as if such Certificateholders and Serviced Companion Loan holder constituted a single lender) and, if no Control Termination Event has occurred and is continuing, with the consent of the Directing Holder.

In addition, neither the Master Servicer nor the Special Servicer may permit any borrower to add or substitute any collateral for an outstanding Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination, which collateral constitutes real property, unless the Master Servicer or the Special Servicer, as applicable, receives a No Downgrade Confirmation.

The consent of the Special Servicer is required to any modification, waiver or amendment with regard to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination that is not a Specially Serviced Loan (other than certain non-material modifications, waivers or amendments), and the Special Servicer will process (unless the Special Servicer and the Master Servicer mutually agree that the Master Servicer will process, as further described below) and consent to or refuse consent to, as applicable, all Major Decisions and Special Servicer Decisions. The Special Servicer will also be required to obtain the consent of the Directing Holder and will be required to consult with the Operating Advisor in connection with any such modification, waiver or amendment, to the extent described above under “—The Directing Holder” and “—The Operating Advisor” in this free writing prospectus. With respect to any non-Specially Serviced Loan (other than a Non-Serviced Mortgage Loan), the Master Servicer’s determination to consent to or approve a request by a borrower with respect to any of the following will be subject to the Special Servicer’s processing and consent or, if mutually agreed to by the Special Servicer and the Master Servicer, the Master Servicer will be required to process such request subject to the consent of the Special Servicer as further described below (each of the following, a “Special Servicer Decision”):

(a)      approving leases, lease modifications or amendments or any requests for subordination, non-disturbance and attornment agreements for leases in excess of the lesser of (i) 30,000 square feet and (ii) 30% of the net rentable area at the related Mortgaged Property;

(b)      approving any waiver regarding the receipt of financial statements (other than any waiver affecting the timing of receipt thereof; provided that such waiver does not involve permitting delivery of financial statements less than quarterly and more than 60 days after the end of the calendar quarter);

(c)      approving annual budgets for the related Mortgaged Property that provide for (i) increases in operating expenses in an amount equal to more than 110% of the amounts budgeted therefor for the prior year or (ii) payments to affiliates of the related borrower (excluding affiliated managers paid at fee rates agreed to at the origination of the related Mortgage Loan or Loan Combination);

(d)      approving material rights-of-way and material easements, and consent to subordination of the related Mortgage Loan or Serviced Loan Combination to such material rights-of-way or easements;

(e)      agreeing to any modification, waiver, consent or amendment of the related Mortgage Loan or Loan Combination in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to a (i) a waiver of a mortgage loan event of default, (ii) a modification of the type of defeasance collateral required under the Mortgage Loan or Loan

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Combination documents other than direct, non-callable obligations of the United States would be permitted or (iii) a modification that would permit a principal prepayment instead of defeasance if the applicable loan documents do not otherwise permit such principal prepayment; provided that the foregoing is not otherwise a Major Decision;

(f)     in circumstances where no lender discretion is permitted other than confirming that the conditions in the applicable Mortgage Loan Documents have been satisfied, any requests to incur additional debt in accordance with the terms of the Mortgage Loan Documents;

(g)    any requests for the disbursement of earnouts or holdback amounts with respect to any Specially Serviced Loan that is not otherwise a Major Decision;

(h)    approving any proposed modification or waiver of any material provision in the related loan documents governing the type, nature or amount of insurance coverage required to be obtained and maintained by the related borrower; and

(i)     approving any casualty insurance settlements or condemnation settlements, and determining whether to apply casualty proceeds or condemnation awards to the reduction of the debt rather than to the restoration of the Mortgaged Property;

provided, however, that notwithstanding the foregoing, the Master Servicer and Special Servicer may mutually agree as provided in the Pooling and Servicing Agreement that the Master Servicer will process any of the foregoing matters (as well as any Major Decision) with respect to any non-Specially Serviced Loan (other than a Non-Serviced Mortgage Loan). If the Master Servicer and Special Servicer mutually agree that the Master Servicer will process a Special Servicer Decision, the Master Servicer will be required to obtain the Special Servicer’s prior consent to such Special Servicer Decision.

The Special Servicer is also required to obtain the consent of the Directing Holder and will be required to consult with the Operating Advisor in connection with any modification, waiver or amendment with regard to any Specially Serviced Loan to the extent described above under “—The Directing Holder” and “—The Operating Advisor” in this free writing prospectus. When the Special Servicer’s consent is required, the Master Servicer shall promptly provide the Special Servicer with written notice of any request for modification, waiver or amendment (and to the extent that the Master Servicer and the Special Servicer agree that the Master Servicer shall process such modification, amendment or waiver) accompanied by the Master Servicer’s recommendation and analysis and any and all information in the Master Servicer’s possession that the Special Servicer may reasonably request to process or to grant or withhold such consent. When the Special Servicer’s processing and/or consent is required under the Pooling and Servicing Agreement, such consent will be deemed given 15 business days (or, in connection with an Acceptable Insurance Default, 90 days) after receipt (unless earlier objected to) by the Special Servicer from the Master Servicer of the Master Servicer’s written analysis and recommendation with respect to such proposed action together with such other information reasonably required by the Special Servicer. With respect to all Specially Serviced Loans and non-Specially Serviced Loans, the Special Servicer will be required to obtain, prior to consenting to such a proposed action of the Master Servicer, and prior to itself taking such an action, the written consent of the Directing Holder, which consent will be deemed given 10 business days (or, in connection with an Acceptable Insurance Default, 30 days) after receipt (unless earlier objected to) by the Directing Holder of the Master Servicer’s and/or Special Servicer’s, as applicable, written analysis and recommendation with respect to such waiver together with such other information reasonably required by the Directing Holder.

The Master Servicer or the Special Servicer, as applicable, is required to notify the Trustee, the Certificate Administrator, the Directing Holder (other than during the period when a Consultation Termination Event has occurred and is continuing), the Operating Advisor (only if a Control Termination Event has occurred and is continuing), the Depositor and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website), in writing, of any modification, waiver, material consent or amendment of any term of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan and the date of the modification and deliver a copy to the Custodian for deposit in the related Mortgage File, an original counterpart of the agreement relating to

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such modification, waiver, material consent or amendment, promptly (and in any event within 10 business days) following the execution of the agreement.

Any modification, extension, waiver or amendment of the payment terms of a Serviced Loan Combination will be required to be structured so as to be consistent with the allocation and payment priorities in the related Mortgage Loan Documents and intercreditor agreement, if any, such that neither the Issuing Entity as holder of the Mortgage Loan nor a holder of any related Serviced Companion Loan gains a priority over the other such holder that is not reflected in the related Mortgage Loan Documents and intercreditor agreement.

Any modification, waiver or amendment with respect to a Serviced Loan Combination may be subject to the consent of one or more holders of a related Serviced Companion Loan and the Special Servicer as described under “Description of the Mortgage Pool—Loan Combinations” in this free writing prospectus.

See also “—The Directing Holder” and “—The Operating Advisor” above in this free writing prospectus for a description of the Directing Holder’s and the Operating Advisor’s rights with respect to modifications, waivers and amendments and reviewing and approving the Asset Status Report.

Optional Termination

Any holder of Certificates representing greater than 50% of the Percentage Interest of the then Controlling Class, and, if such holder does not exercise its option, the Special Servicer and, if the Special Servicer does not exercise its option, the Master Servicer, will have the option to purchase all of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Issuing Entity, and thereby effect termination of the Issuing Entity and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Issuing Entity is less than 1% of the aggregate principal balance of all of the Mortgage Loans as of the Cut-off Date. Any such party may be an affiliate of the Sponsor, Depositor, Issuing Entity or other related party at the time it exercises such right. The purchase price payable upon the exercise of such option on such a Distribution Date will be an amount equal to the sum of, without duplication, (A) 100% of the outstanding principal balance of each Mortgage Loan included in the Issuing Entity as of the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of principal); (B) the fair market value of all other property included in the Issuing Entity as of the last day of the month preceding such Distribution Date, as determined by an independent appraiser as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date; (C) all unpaid interest accrued on the outstanding principal balance of each Mortgage Loan (including any Mortgage Loans as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate to the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of interest); and (D) unreimbursed Advances (with interest thereon), unpaid Servicing Fees and other servicing compensation, Trustee/Certificate Administrator Fees, CREFC® License Fees, Operating Advisor Fees, and unpaid expenses of and indemnity amounts owed by the Issuing Entity. The Issuing Entity may also be terminated in connection with an exchange by the Sole Certificateholder of all the then outstanding Certificates (excluding the Class V, Class R and Class LR Certificates) (provided, that the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class A-M, Class X-A, Class X-B, Class B, Class C and Class D Certificates are no longer outstanding) if the Sole Certificateholder: compensates the Certificate Administrator for the amount of investment income the Certificate Administrator would have earned if the outstanding Certificate Balance of the then outstanding Certificates (other than the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F, Class V, Class R and Class LR Certificates) were on deposit with the Certificate Administrator as of the first day of the current calendar month and the Sole Certificateholder pays to the Master Servicer an amount equal to (i) the product of (a) the Prime Rate, (b) the aggregate Certificate Balance of the then outstanding Certificates (other than the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F, Class V, Class R and Class LR Certificates) as of the date of the exchange and (c) three, divided by (ii) 360, for the Mortgage Loans and any REO Properties remaining in the Issuing Entity; provided, further, that if the Sole Certificateholder has taken only an assignment of the Voting Rights of the Class X-D, Class X-E or

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Class X-F Certificates, the holders of the Class X-D, Class X-E or Class X-F Certificates will be entitled to receive a cash payment in consideration for an exchange of their Certificates. Following such termination, no further amount shall be payable on the Certificates, regardless of whether any recoveries are received on the REO Properties. Notice of any such termination is required to be given promptly by the Certificate Administrator by letter to the Certificateholders with a copy to the Master Servicer, the Special Servicer, the Operating Advisor, the Mortgage Loan Sellers, the Trustee and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Notice to the Certificateholders will be given at their addresses shown in the Certificate Registrar not more than 30 days, and not less than ten days, prior to the anticipated termination date. With respect to any book-entry Certificates, such notice will be mailed to DTC and beneficial owners of Certificates will be notified to the extent provided in the procedures of DTC and its participants.

“Sole Certificateholder” is any Certificateholder (or Certificateholders, provided they act in unanimity) holding 100% of the then outstanding Certificates (including Certificates with Certificate Balances that have been actually or notionally reduced by any Realized Losses or Appraisal Reduction Amounts, but excluding the Class V, Class R and Class LR Certificates) or an assignment of the Voting Rights thereof; provided, that the Certificate Balances of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class A-M, Class B, Class C and Class D Certificates have been reduced to zero; provided, further, that if the Certificateholders of the Class X-D, Class X-E and Class X-F Certificates have assigned all of the Voting Rights of the Class X-D, Class X-E and Class X-F Certificates to the Holder of 100% of the then outstanding Class E, Class F and Class G Certificates, then “Sole Certificateholder” means the Certificateholder of 100% of the Class E, Class F and Class G Certificates.

Servicing Compensation and Payment of Expenses

Pursuant to the Pooling and Servicing Agreement, the Master Servicer will be entitled to withdraw the Master Servicing Fee for the Mortgage Loans and Serviced Companion Loans from the Collection Account (and with respect to each Serviced Loan Combination, the related separate custodial account). The “Master Servicing Fee” will be payable monthly and will accrue at a rate per annum (the “Master Servicing Fee Rate”) that is a component of the Servicing Fee Rate. The “Servicing Fee” will be payable monthly and will accrue at a percentage rate per annum (the “Servicing Fee Rate”) equal to the Administrative Fee Rate set forth on Annex A-1 to this free writing prospectus under the heading “Administrative Fee Rate,” less the Trustee/Certificate Administrator Fee Rate, the Operating Advisor Fee Rate and the CREFC® License Fee Rate, for each Mortgage Loan and will include the Master Servicing Fee and any fee for primary servicing functions payable to the Master Servicer or the applicable primary servicer. The Servicing Fee will be retained by the Master Servicer from payments and collections (including insurance proceeds, condemnation proceeds and liquidation proceeds) in respect of each Mortgage Loan, and to the extent any Servicing Fee remains unpaid at the liquidation of the related Mortgage Loan, from general collections in the Collection Account.

The Master Servicer will also be entitled to retain as additional servicing compensation for the Mortgage Loans that it is servicing (together with the Master Servicing Fee, “Servicing Compensation”) (i) all investment income earned on amounts on deposit in the Collection Account with respect to the Mortgage Loans that it is servicing (and with respect to each Serviced Loan Combination, the related separate custodial account) and certain Reserve Accounts (to the extent consistent with the related Mortgage Loan Documents); (ii) to the extent permitted by applicable law and the related Mortgage Loan Documents, 100% of any Modification Fees with respect to Mortgage Loans (and the related Serviced Companion Loans) that are not Specially Serviced Loans (50% where the processing by, or consent of the Special Servicer is required), 100% of any defeasance fees, 100% of assumption fees with respect to Mortgage Loans (and the related Serviced Companion Loans) that are not Specially Serviced Loans (50% where the processing by, or consent of the Special Servicer is required), 100% of loan service transaction fees, beneficiary statement charges, demand fees or similar items (but not including Prepayment Premiums or Yield Maintenance Charges) on all Mortgage Loans (and the related Serviced Companion Loans) that are not Specially Serviced Loans (50% where the processing by, or consent of the Special Servicer is required), 100% of assumption application fees with respect to Mortgage Loans (and the related Serviced Companion Loans) that are not Specially Serviced Loans; (iii) Net Prepayment

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Interest Excess, if any; (iv) 100% of charges for checks returned for insufficient funds (with respect to any Mortgage Loan or Specially Serviced Loan); and (v) Net Default Interest and any late payment fees that accrued during a Collection Period on any Mortgage Loans (and the related Serviced Companion Loans, if applicable) that are not Specially Serviced Loans to the extent collected by the Issuing Entity and remaining after application thereof to reimburse interest on Advances with respect to such Mortgage Loan and to reimburse the Issuing Entity for certain expenses of the Issuing Entity relating to such Mortgage Loan. In addition, provided that a Non-Serviced Mortgage Loan is not in special servicing, the Master Servicer will be entitled to any Net Default Interest and any late payment fees collected by the master servicer or the special servicer of the Non-Serviced Mortgage Loan that are allocated to the Non-Serviced Mortgage Loan (but only if and to the extent such amounts are not payable to the servicer that is servicing the Non-Serviced Mortgage Loan pursuant to the terms of the related pooling and servicing agreement and any related intercreditor agreement) in accordance with the related intercreditor agreement and the related servicing agreement during a collection period remaining after application thereof to reimburse interest on P&I Advances on such Non-Serviced Mortgage Loan and to reimburse the Issuing Entity for certain expenses of the Issuing Entity with respect to such Non-Serviced Mortgage Loan, if applicable, as provided in the Pooling and Servicing Agreement. The Master Servicer will not be entitled to the amounts specified in clauses (ii) and (iv) of this paragraph with respect to a Non-Serviced Mortgage Loan. If a Mortgage Loan is a Specially Serviced Loan, the Special Servicer will be entitled to the full amount of any and all Modification Fees, or assumption fees or any other fees, as described below under “—Special Servicing.”

If the Master Servicer resigns or is terminated as the Master Servicer, then it will be entitled to retain the related excess servicing strip, except to the extent that any portion of such excess servicing strip is needed to compensate any replacement Master Servicer for assuming the duties of the Master Servicer, as the Master Servicer under the Pooling and Servicing Agreement. In the event that the Master Servicer resigns or is terminated as a primary servicer, it will be entitled to retain its primary servicing fee with respect to those underlying mortgage loans for which it is primary servicer, except to the extent that any such portion of such primary servicing fee is needed to compensate any replacement primary servicer for assuming the duties of the Master Servicer as a primary servicer under the Pooling and Servicing Agreement. The initial Master Servicer will be entitled to transfer any such excess servicing strip and/or primary servicing fees that may be retained by it in connection with its resignation or termination.

In connection with the Master Servicer Prepayment Interest Shortfall Amount, the Master Servicer will be obligated to reduce its Servicing Compensation as provided in this free writing prospectus under “Description of the Offered Certificates—Distributions—Prepayment Interest Shortfalls.”

The Master Servicer will pay all of its overhead expenses incurred in connection with its responsibilities under the Pooling and Servicing Agreement (subject to reimbursement to the extent and as described in the Pooling and Servicing Agreement). The Certificate Administrator will withdraw monthly from the Distribution Account the Trustee/Certificate Administrator Fee payable to the Trustee and the Certificate Administrator, as well as any other amounts due and owing to the Certificate Administrator or the Trustee, as the case may be, from the Issuing Entity.

Special Servicing

The Special Servicer. For a description of the Special Servicer, see “The Servicers—The Special Servicer” in this free writing prospectus.

Servicing Transfer Event. The duties of the Special Servicer relate to Specially Serviced Loans and to any Serviced REO Property. The Pooling and Servicing Agreement will define a “Specially Serviced Loan”, and such term is defined in this free writing prospectus, to include any Mortgage Loan or Serviced Companion Loan with respect to which:

(i)      either (x) with respect to any Mortgage Loan or Serviced Companion Loan, other than a Balloon Loan, a payment default shall have occurred on such Mortgage Loan or Serviced Companion Loan at its maturity date or, if the maturity date of such Mortgage Loan or Serviced

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Companion Loan has been extended in accordance with the Pooling and Servicing Agreement, a payment default occurs on such Mortgage Loan or Serviced Companion Loan at its extended maturity date or (y) with respect to a Balloon Loan, a payment default shall have occurred with respect to the related balloon payment; provided, that if (A) the related borrower is diligently seeking a refinancing commitment (and delivers a statement to that effect to the Master Servicer, who shall promptly deliver a copy to the Special Servicer, the Operating Advisor and the Directing Holder (but only for so long as no Consultation Termination Event has occurred and is continuing) within 30 days after the default), (B) the related borrower continues to make its Assumed Scheduled Payment, (C) no other Servicing Transfer Event has occurred with respect to that Mortgage Loan or Serviced Companion Loan and (D) for so long as no Control Termination Event has occurred and is continuing, the Directing Holder consents, a Servicing Transfer Event will not occur until 60 days beyond the related maturity date, unless extended by the Special Servicer in accordance with the Mortgage Loan Documents, the Pooling and Servicing Agreement and any related Intercreditor Agreement; and provided, further, if the related borrower has delivered to the Master Servicer, who shall have promptly delivered a copy to the Special Servicer, the Operating Advisor and the Directing Holder (but only for so long as no Consultation Termination Event has occurred and is continuing), on or before the 60th day after the related maturity date, a refinancing commitment reasonably acceptable to the Special Servicer, and the borrower continues to make its Assumed Scheduled Payments (and no other Servicing Transfer Event has occurred with respect to that Mortgage Loan or Serviced Companion Loan), a Servicing Transfer Event will not occur until the earlier of (1) 120 days beyond the related maturity date or extended maturity date and (2) the termination of the refinancing commitment;

(ii)      any Monthly Payment (other than a balloon payment) or any amount due on a monthly basis as an escrow payment or reserve funds, is 60 days or more delinquent;

(iii)      the Master Servicer or the Special Servicer (and, in the case of a determination by the Special Servicer, for so long as no Control Termination Event has occurred and is continuing, with the consent of the Directing Holder and, with respect to any Serviced Loan Combination, in consultation with the related Serviced Companion Loan noteholders to the extent provided for in the related intercreditor agreement) determines in its reasonable business judgment, exercised in accordance with the Servicing Standard, that (x) a default consisting of a failure to make a payment of principal or interest is reasonably foreseeable or there is a significant risk of such default or (y) any other default that is likely to impair the use or marketability of the related Mortgaged Property or the value of the Mortgaged Property as security for the Mortgage Loan or, if applicable, Serviced Companion Loan, is reasonably foreseeable or there is a significant risk of such default, which monetary or other default, in either case, would likely continue unremedied beyond the applicable grace period (or, if no grace period is specified, for a period of 60 days) and is not likely to be cured by the related borrower within 60 days or, except as provided in clause (i)(y) above, in the case of a balloon payment, for at least 30 days;

(iv)      the related borrower has become the subject of a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law, or the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs;

(v)      the related borrower consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such borrower of or relating to all or substantially all of its property;

(vi)      the related borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations;

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(vii)      a default, of which the Master Servicer or the Special Servicer has notice (other than a failure by such related borrower to pay principal or interest) and that in the opinion of the Master Servicer or the Special Servicer (and, in the case of the Special Servicer, for so long as no Control Termination Event has occurred and is continuing, with the consent of the Directing Holder and, with respect to any Serviced Loan Combination, in consultation with the related Serviced Companion Loan noteholders to the extent provided for in the related Intercreditor Agreement) materially and adversely affects the interests of the Certificateholders or any holder of a Serviced Companion Loan, if applicable, occurs and remains unremedied for the applicable grace period specified in the Mortgage Loan Documents for such Mortgage Loan or Serviced Companion Loan (or if no grace period is specified for those defaults which are capable of cure, 60 days); or

(viii)      the Master Servicer or Special Servicer receives notice of the foreclosure or proposed foreclosure of any lien on the related Mortgaged Property (each of clause (i) through (viii), a “Servicing Transfer Event”).

With respect to each Non-Serviced Loan Combination, if a “servicing transfer event” (or an equivalent event) exists with respect to the related Non-Serviced Companion Loan under the related servicing agreement, then a servicing transfer event under such related servicing agreement will also be deemed to exist with respect to the related Non-Serviced Mortgage Loan. If a Servicing Transfer Event exists with respect to a Mortgage Loan included in a Serviced Loan Combination, then it will also be deemed to exist with respect to the related Serviced Companion Loan. The Loan Combinations are intended to always be serviced or specially serviced, as the case may be, together.

A Mortgage Loan or Serviced Loan Combination will cease to be a Specially Serviced Loan (each, a “Corrected Mortgage Loan”) (A) with respect to the circumstances described in clauses (i) and (ii) above, when the borrower thereunder has brought the Mortgage Loan or Serviced Companion Loan current and thereafter made three consecutive full and timely Monthly Payments, including pursuant to any workout of the Mortgage Loan or Serviced Companion Loan, (B) with respect to the circumstances described in clause (iii), (iv), (v), (vi) and (viii) above, when such circumstances cease to exist in the good faith judgment of the Special Servicer or (C) with respect to the circumstances described in clause (vii) above, when such default is cured (as determined by the Special Servicer in accordance with the Servicing Standard) or waived by the Special Servicer; provided, in each case, that at that time no circumstance exists (as described above) that would cause the Mortgage Loan or Serviced Companion Loan to continue to be characterized as a Specially Serviced Loan.

Asset Status Report. The Special Servicer will prepare a report (the “Asset Status Report”) for each Mortgage Loan and each Serviced Loan Combination that becomes a Specially Serviced Loan not later than 30 days after the servicing of such Mortgage Loan or such Serviced Loan Combination is transferred to the Special Servicer. Each Asset Status Report will be delivered to the Master Servicer, the Directing Holder (only for so long as no Consultation Termination Event has occurred and is continuing), the Operating Advisor (but only if a Control Termination Event has occurred and is continuing), the Controlling Class Representative and the 17g-5 Information Provider (who will be required to promptly post such report to the 17g-5 Information Provider’s website), in the case of each Serviced Loan Combination, the holder of the related Serviced Companion Loan, and upon request, the Underwriters.

For so long as no Control Termination Event has occurred and is continuing, if the Directing Holder does not disapprove of an Asset Status Report within 10 business days, the Directing Holder will be deemed to have approved the Asset Status Report and the Special Servicer will implement the recommended action as outlined in such Asset Status Report; provided, however, that the Special Servicer may not take any actions that are contrary to applicable law, the Servicing Standard or the terms of the Pooling and Servicing Agreement, the applicable Mortgage Loan Documents or any related intercreditor agreement. If, for so long as a Control Termination Event has not occurred and is not continuing, the Directing Holder disapproves such Asset Status Report within such 10 business day period, the Special Servicer will revise such Asset Status Report as soon as practicable thereafter, but in no event later than 30 business days after such disapproval. For so long as a Control Termination Event has not occurred and is not continuing, the Special Servicer will revise such Asset Status Report until the

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Directing Holder fails to disapprove such revised Asset Status Report as described above or until the Special Servicer makes a determination, consistent with the Servicing Standard, that such objection is not in the best interests of all the Certificateholders (and with respect to a Serviced Loan Combination, the holder of the related Serviced Companion Loan, as a collective whole as if such Certificateholders and Companion Loan holder constituted a single lender). In any event, for so long as a Control Termination Event has not occurred and is not continuing, if the Directing Holder does not approve an Asset Status Report within 60 business days from the first submission of an Asset Status Report, the Special Servicer may act upon the most recently submitted form of Asset Status Report if consistent with the Servicing Standard. The Asset Status Report is not intended to replace or satisfy any specific consent or approval right which the Directing Holder may have. Notwithstanding the foregoing, with respect to any Serviced Loan Combination, the Directing Holder will be entitled to a comparable Asset Status Report, but the procedure and timing for approval by the Directing Holder of the related Asset Status Report will be governed by the terms of the related intercreditor agreement and the applicable pooling and servicing agreement.

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan), if a Control Termination Event has occurred and is continuing, each of the Operating Advisor and, for so long as no Consultation Termination Event has occurred and is continuing, the Directing Holder will be entitled to consult with the Special Servicer and propose alternative courses of action in respect of any Asset Status Report and the Special Servicer will be obligated to consider such alternative courses of action and any other feedback provided by the Operating Advisor. The Special Servicer may revise the Asset Status Reports as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the Operating Advisor and the Directing Holder.

Special Servicing Compensation. Pursuant to the Pooling and Servicing Agreement, the Special Servicer will be entitled to certain fees for the Mortgage Loans that it is special servicing including the Special Servicing Fee, the Workout Fee and the Liquidation Fee. The Special Servicer will not be entitled to retain any portion of the Excess Interest paid on any ARD Loan.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and REO Loan at a rate equal to 0.25% per annum of the Stated Principal Balance of such Specially Serviced Loan or REO Loan, as applicable. The special servicer with respect to each Non-Serviced Loan Combination will accrue a comparable special servicing fee with respect to each Non-Serviced Loan Combination pursuant to the related servicing agreement.

A “Workout Fee” will in general be payable with respect to each Corrected Mortgage Loan and will be payable by the Issuing Entity out of each collection of interest and principal (including scheduled payments, prepayments (provided that a repurchase or substitution by a Mortgage Loan Seller of a Mortgage Loan due to a Material Document Defect or a Material Breach will not be considered a prepayment for purposes of this definition), balloon payments and payments at maturity, but excluding late payment charges, Default Interest and Excess Interest) received on the related Specially Serviced Loan that becomes a Corrected Mortgage Loan, for so long as it remains a Corrected Mortgage Loan, in an amount equal to the lesser of (1) 1.0% of each such collection of interest and principal and (2) $1,000,000 in the aggregate with respect to any particular workout of a Specially Serviced Loan; provided that no Workout Fee will be payable by the Issuing Entity with respect to any Corrected Mortgage Loan if and to the extent that the Corrected Mortgage Loan became a Specially Serviced Loan under clause (iii) of the definition of “Specially Serviced Loan” and no event of default actually occurs, unless the Mortgage Loan or Serviced Companion Loan is modified by the Special Servicer in accordance with the terms of the Pooling and Servicing Agreement or the Mortgage Loan subsequently qualifies as a Specially Serviced Loan for a reason other than under clause (iii) of the definition of “Specially Serviced Loan”; provided, further that if a Mortgage Loan or Serviced Companion Loan becomes a Specially Serviced Loan only because of an event described in clause (i) of the definition of “Specially Serviced Loan” and the related collection of principal and interest is received within 3 months following the related maturity date as a result of the related Mortgage Loan or Serviced Companion Loan being refinanced or otherwise repaid in full, the Special Servicer will not be entitled to collect a Workout Fee out of the proceeds received in connection with such workout if such fee would reduce the amount

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available for distributions to Certificateholders, but the Special Servicer may collect from the related borrower and retain (x) a workout fee, (y) such other fees as are provided for in the related Mortgage Loan Documents and (z) other appropriate fees in connection with such workout. In addition, notwithstanding the foregoing, the total amount of Workout Fees payable by the Issuing Entity with respect to a Corrected Mortgage Loan and with respect to any particular workout (assuming, for the purposes of this calculation, that such Corrected Mortgage Loan continues to perform throughout its term in accordance with the terms of the related workout) will be reduced by the amount of any and all related Offsetting Modification Fees received by the Special Servicer as additional servicing compensation relating to that Corrected Mortgage Loan; provided that the Special Servicer will be entitled to collect such Workout Fees from the Issuing Entity until such time it has been fully paid such reduced amount. In addition, the Workout Fee will be subject to the cap described below.

The Workout Fee with respect to any such Corrected Mortgage Loan will cease to be payable if such Corrected Mortgage Loan again becomes a Specially Serviced Loan or if the related Mortgaged Property becomes an REO Property; provided that a new Workout Fee will become payable if and when such Mortgage Loan or Serviced Loan Combination again becomes a Corrected Mortgage Loan.

If the Special Servicer is terminated (other than for cause) or resigns with respect to any or all of its servicing duties, it will retain the right to receive any and all Workout Fees payable with respect to each Corrected Mortgage Loan during the period that it had responsibility for servicing such Corrected Mortgage Loan (or for any Specially Serviced Loan that had not yet become a Corrected Mortgage Loan because as of the time that the Special Servicer is terminated the borrower has not made three consecutive monthly debt service payments and subsequently the Specially Serviced Loan becomes a Corrected Mortgage Loan) at the time of such termination or resignation (and the successor Special Servicer will not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such Corrected Mortgage Loan ceases to be payable in accordance with the preceding paragraph.

The special servicer with respect to each Non-Serviced Loan Combination will accrue a comparable workout fee with respect to such Non-Serviced Loan Combination pursuant to the related pooling and servicing agreement, although there may be a higher cap (or no cap) on such fee.

A “Liquidation Fee” will be payable by the Issuing Entity to the Special Servicer, except as otherwise described below, with respect to (i) each Specially Serviced Loan or REO Loan or (ii) each Mortgage Loan repurchased by a Mortgage Loan Seller or (iii) each Defaulted Mortgage Loan that is a Non-Serviced Mortgage Loan sold by the Special Servicer in accordance with the Pooling and Servicing Agreement, in each case, as to which the Special Servicer obtains a full, partial or discounted payoff from the related borrower, a loan purchaser or Mortgage Loan Seller, as applicable, and, except as otherwise described below, with respect to any Specially Serviced Loan or REO Property as to which the Special Servicer recovered any proceeds (“Liquidation Proceeds”). The Liquidation Fee will be payable from the related payment or proceeds in an amount equal to the lesser of (1) 1.0% of such payment or proceeds (exclusive of any portion of such amount that represents penalty charges) and (2) $1,000,000; provided the total amount of a Liquidation Fee payable by the Issuing Entity with respect to any Specially Serviced Loan, REO Loan or Mortgage Loan in connection with any particular liquidation (or partial liquidation) will be reduced by the amount of any and all related Offsetting Modification Fees received by the Special Servicer as additional servicing compensation relating to that Specially Serviced Loan, REO Loan or Mortgage Loan. In addition, the Liquidation Fee will be subject to the cap described below.

The special servicer with respect to each Non-Serviced Loan Combination will accrue a comparable liquidation fee with respect to such Non-Serviced Loan Combination pursuant to the related pooling and servicing agreement (other than a Liquidation Fee with respect to the repurchase of a Non-Serviced Mortgage Loan included in the Issuing Entity), although there may be a higher cap (or no cap) on such fee.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds received in connection with:

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•	the purchase of any Defaulted Mortgage Loan by the Special Servicer or the Directing Holder or any Companion Loan Holder or any of their affiliates if within 90 days after the transfer of the Defaulted Mortgage Loan to special servicing,

•	the purchase of all of the Mortgage Loans and all property acquired in respect of any Mortgage Loan by the Sole Certificateholder, the Certificateholder owning a majority of the Percentage Interest of the then Controlling Class, the Special Servicer or the Master Servicer in connection with the termination of the Issuing Entity,

•	a repurchase or replacement of a Mortgage Loan by a Mortgage Loan Seller due to a breach of a representation or warranty or a document defect in the mortgage file prior to the expiration of certain cure periods (including any applicable extension thereof) set forth in the Pooling and Servicing Agreement,

•	with respect to any Mortgage Loan that is subject to mezzanine indebtedness the purchase of such Mortgage Loan by the holder of the related mezzanine loan within 90 days after the first time that such holder’s option to purchase such Mortgage Loan becomes exercisable,

•	with respect to a Serviced Companion Loan that is subject to another securitization, (A) a repurchase or replacement of such Serviced Companion Loan by the applicable mortgage loan seller due to a breach of a representation or warranty or a document defect under the pooling and servicing agreement for the trust that owns such Serviced Companion Loan prior to the expiration of the cure period (including any applicable extension thereof) set forth therein or (B) a purchase of the Serviced Companion Loan pursuant to a clean-up call or similar liquidation under the pooling and servicing agreement for the trust that owns such Serviced Companion Loan,

•	a Loss of Value Payment by a Mortgage Loan Seller, if such payment is made prior to the expiration of certain cure periods (including any applicable extension thereof) set forth in the Pooling and Servicing Agreement, and

•	if a Mortgage Loan or Serviced Loan Combination becomes a Specially Serviced Loan only because of an event described in clause (i) of the definition of “Specially Serviced Loan” and the related Liquidation Proceeds are received within three (3) months following the related maturity date as a result of the related Mortgage Loan or Serviced Loan Combination being refinanced or otherwise repaid in full (provided that the Special Servicer may collect from the related borrower and retain (x) a liquidation fee, (y) such other fees as are provided for in the related Mortgage Loan Documents and (z) other appropriate fees in connection with such liquidation).

If, however, Liquidation Proceeds are received with respect to any Specially Serviced Loan as to which the Special Servicer is properly entitled to a Workout Fee, such Workout Fee will be payable based on and out of the portion of such Liquidation Proceeds that constitute principal and/or interest. The Special Servicer, however, will only be entitled to receive a Liquidation Fee or a Workout Fee, but not both, with respect to Liquidation Proceeds received on any Mortgage Loan or Specially Serviced Loan.

If the Special Servicer resigns or is terminated, and prior or subsequent to such resignation or termination, either (A) a Specially Serviced Loan was liquidated or modified pursuant to an action plan submitted by the initial Special Servicer and approved (or deemed approved) by the Directing Holder or the Special Servicer has determined to grant a forbearance, or (B) a Specially Serviced Loan being monitored by the Special Servicer subsequently became a Corrected Mortgage Loan, then in either such event the Special Servicer (and not the successor special servicer) will be paid the related Workout Fee or Liquidation Fee, as applicable.

The total amount of Workout Fees and Liquidation Fees that are payable by the Issuing Entity with respect to each Mortgage Loan, Serviced Loan Combination or REO Loan throughout the period such Mortgage Loan or the Mortgage Loan relating to such Serviced Loan Combination (or REO Loan) is an asset of the Issuing Entity will be subject to an aggregate cap of $1,000,000. For the purposes of determining whether any such cap has been reached with respect to a Special Servicer and a Mortgage

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Loan, Serviced Loan Combination or REO Loan, only the Workout Fees and Liquidation Fees paid to such Special Servicer with respect to such Mortgage Loan, Serviced Loan Combination or REO Loan will be taken into account, and any Workout Fees or Liquidation Fees for any other Mortgage Loans, Serviced Loan Combinations or REO Loans will not be taken into account (and any Workout Fees or Liquidation Fees paid to a predecessor or successor special servicer will also not be taken into account).

In addition, the Special Servicer will also be entitled to retain, as additional servicing compensation:

•	100% of any Modification Fees related to Specially Serviced Loans (and 50% of such Modification Fees on Mortgage Loans (and the related Serviced Companion Loans) that are not Specially Serviced Loans when processing by and/or consent of the Special Servicer is required),

•	100% of any assumption fees and consent fees on Specially Serviced Loans (and 50% of such assumption fees on Mortgage Loans (and the related Serviced Companion Loans) that are not Specially Serviced Loans when processing by and/or consent of the Special Servicer is required),

•	100% of assumption application fees on Specially Serviced Loans,

•	100% of loan service transaction fees, beneficiary statement charges, demand fees or similar items (but not including Prepayment Premiums or Yield Maintenance Charges) on Specially Serviced Loans (and 50% of such fees, charges and items on Mortgage Loans (and the related Serviced Companion Loans) that are not Specially Serviced Loans when processing by and/or consent of the Special Servicer is required),

•	any interest or other income earned on deposits in the REO Accounts, and

•	Net Default Interest and any late payment fees that accrued during a Collection Period on any Specially Serviced Loan to the extent collected by the Issuing Entity and remaining after application thereof during such Collection Period to reimburse interest on Advances with respect to such Specially Serviced Loan and to reimburse the Issuing Entity for certain expenses of the Issuing Entity with respect to such Specially Serviced Loan; provided, however, that with respect to a Mortgage Loan that has a related Serviced Companion Loan, Net Default Interest and late payment fees will be allocated as provided in and subject to the terms of the related intercreditor agreement and the applicable pooling and servicing agreement.

In addition, provided that a Non-Serviced Mortgage Loan is in special servicing, the Special Servicer will be entitled to any Net Default Interest and any late payment fees collected by the master servicer or the special servicer of the Non-Serviced Mortgage Loan and that are allocated to the Non-Serviced Mortgage Loan (but only if and to the extent such amounts are not payable to the master servicer or the special servicer that is servicing the Non-Serviced Mortgage Loan pursuant to the terms of the related pooling and servicing agreement and any related intercreditor agreement) in accordance with the related intercreditor agreement and the related servicing agreement during a collection period remaining after application thereof to reimburse interest on P&I Advances on such Non-Serviced Mortgage Loan and to reimburse the Issuing Entity for certain expenses of the Issuing Entity with respect to such Non-Serviced Mortgage Loan, if applicable, as provided in the Pooling and Servicing Agreement.

The special servicer with respect to each Non-Serviced Loan Combination will accrue comparable fees with respect to such Non-Serviced Loan Combination pursuant to the related servicing agreement.

“Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan, any and all fees with respect to a modification, restructure, extension, waiver or amendment that modifies, restructures, extends, amends or waives any term of the related Mortgage Loan Documents (as evidenced by a signed writing) agreed to by the Master Servicer or the Special Servicer (other than all assumption fees, consent fees, assumption application fees, defeasance fees and similar fees). For each modification, restructure, extension, waiver or amendment in connection with the working out of a Specially Serviced Loan, the Modification Fees collected from the related borrower will be subject to a cap of 1% of the outstanding principal balance of such Mortgage

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Loan or Serviced Companion Loan on the closing date of the related modification, restructure, extension, waiver or amendment (prior to giving effect to such modification, restructure, extension, waiver or amendment); provided that no aggregate cap exists in connection with the amount of Modification Fees which may be collected from the borrower with respect to any Specially Serviced Loan or REO Loan.

“Offsetting Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan), Serviced Loan Combination or REO Loan and with respect to any Workout Fee or Liquidation Fee payable by the Issuing Entity, any and all Modification Fees collected by the Special Servicer as additional servicing compensation, but only to the extent that (1) such Modification Fees were earned and collected by the Special Servicer (A) in connection with the workout or liquidation (including partial liquidation) of a Specially Serviced Loan or REO Loan as to which the subject Workout Fee or Liquidation Fee became payable or (B) in connection with any workout of a Specially Serviced Loan that closed within the prior 18 months (determined as of the closing day of the workout or liquidation as to which the subject Workout Fee or Liquidation Fee became payable) and (2) such Modification Fees were earned in connection with a modification, restructure, extension, waiver or amendment of such Mortgage Loan, Serviced Loan Combination or REO Loan at a time when such Mortgage Loan, Serviced Loan Combination or REO Loan was a Specially Serviced Loan.

The Pooling and Servicing Agreement will provide that, with respect to each Collection Period, the Special Servicer must deliver on or before each related Determination Date to the Master Servicer, who will deliver, to the extent it has received, to the Certificate Administrator, without charge and on each Master Servicer Remittance Date, an electronic report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the Special Servicer or any of its affiliates during the related Collection Period. Such report may omit any such information that has previously been delivered to the Certificate Administrator by the Master Servicer or the Special Servicer.

“Disclosable Special Servicer Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan), Serviced Loan Combination or Serviced REO Property, any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, and as a result of any other fee-sharing arrangement) received or retained by the Special Servicer or any of its affiliates that is paid by any person (including, without limitation, the Issuing Entity, any borrower, any manager, any guarantor or indemnitor in respect of a Mortgage Loan or Serviced Loan Combination and any purchaser of any Mortgage Loan (other than a Non-Serviced Mortgage Loan), Serviced Loan Combination or Serviced REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination, if applicable, the management or disposition of any Serviced REO Property, and the performance by the Special Servicer or any such affiliate of any other special servicing duties under the Pooling and Servicing Agreement; provided that any compensation and other remuneration that the Master Servicer or the Certificate Administrator is permitted to receive or retain pursuant to the terms of the Pooling and Servicing Agreement in connection with its respective duties in such capacity as master servicer or certificate administrator under the Pooling and Servicing Agreement will not be Disclosable Special Servicer Fees.

The Pooling and Servicing Agreement will provide that the Special Servicer and its affiliates will be prohibited from receiving or retaining any compensation or any other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) from any person (including, without limitation, the Issuing Entity, any borrower, any manager, any guarantor or indemnitor in respect of a Mortgage Loan or Loan Combination and any purchaser of any Mortgage Loan, Serviced Companion Loan or Serviced REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan (or Serviced Loan Combination, if applicable), the management or disposition of any Serviced REO Property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement, other than Permitted Special Servicer/Affiliate Fees, compensation and other remuneration expressly provided for in the Pooling and Servicing Agreement.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, customary title agent fees and insurance commissions and fees

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received or retained by the Special Servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan, Serviced Loan Combination or Serviced REO Property.

Master Servicer and Special Servicer Permitted To Buy Certificates

The Master Servicer and the Special Servicer are permitted to purchase any Class of Certificates. Such a purchase by the Master Servicer or Special Servicer could cause a conflict relating to the Master Servicer’s or Special Servicer’s duties pursuant to the Pooling and Servicing Agreement and the Master Servicer’s or Special Servicer’s interest as a holder of Certificates, especially to the extent that certain actions or events have a disproportionate effect on one or more Classes of Certificates. The Pooling and Servicing Agreement provides that the Master Servicer or the Special Servicer will administer the Mortgage Loans or Serviced Loan Combinations in accordance with the Servicing Standard, without regard to ownership of any Certificate by the Master Servicer or the Special Servicer or any affiliate thereof.

Servicing of the Non-Serviced Mortgage Loans

Pursuant to the terms of the related intercreditor agreement, each Non-Serviced Mortgage Loan will be serviced and administered pursuant to a separate pooling and servicing agreement, which will contain servicing provisions that may be different than the terms of the Pooling and Servicing Agreement. None of the Master Servicer, the Special Servicer or the Trustee will have any obligation or authority to supervise any other servicer, special servicer or trustee under the pooling and servicing agreement entered into in connection with any Non-Serviced Loan Combination, and no such party will have any obligation or authority to make Property Advances with respect to any Non-Serviced Mortgage Loan. The obligation of the Master Servicer to provide information and collections to the Trustee, the Certificate Administrator and the Certificateholders with respect to any Non-Serviced Mortgage Loan is dependent upon its receipt of the corresponding information and collections from the master servicer or special servicer under the applicable other securitization.

Each other pooling and servicing agreement related to a Non-Serviced Mortgage Loan is expected to contain terms and conditions that are customary for securitization transactions involving assets similar to the Non-Serviced Mortgage Loans and that are otherwise (i) required by the Code relating to the tax elections of the trust fund for the related Non-Serviced Companion Loan, (ii) required by law or changes in any law, rule or regulation or (iii) requested by the rating agencies rating the securitization of the related Non-Serviced Companion Loan. Such terms include, without limitation:

•	Each other master servicer and each other special servicer must satisfy customary servicer rating criteria and each other master servicer and each other special servicer are subject to servicer termination events, which may be different than those in the Pooling and Servicing Agreement.

•	Each other master servicer will be entitled to receive a primary servicing fee on the related Non-Serviced Mortgage Loan.

•	For so long as no control termination event or similar event under each other pooling and servicing agreement is continuing, the directing holder or equivalent party under such other pooling and servicing agreement, or the related representative on its behalf, will have the right to terminate the related other special servicer, with or without cause, and appoint itself or an affiliate or another person as the successor special servicer.

•	Each other pooling and servicing agreement may make a provision for a vote of certificateholders of the other securitization to terminate the related other special servicer, and for the appointment of a successor special servicer, at the written direction of holders of principal balance certificates under such agreement evidencing a certain percentage of the voting rights of such certificates.

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•	For so long as a consultation termination event or similar event under each other pooling and servicing agreement is continuing, if the related other trust advisor determines that the related other special servicer is not performing its duties under such other pooling and servicing agreement in accordance with the related servicing standard, such other trust advisor has the right to recommend the replacement of such other special servicer.

•	The provisions of any other pooling and servicing agreement may vary from the Pooling and Servicing Agreement with respect to time periods and timing matters, terminology, allocation of ministerial duties between multiple servicers or other service providers, and notice or rating agency communication and confirmation requirements.

Each Non-Serviced Mortgage Loan will not be subject to the Servicing Transfer Events described above under “—Special Servicing,” but will be subject to generally similar but not identical events provided for in the related other pooling and servicing agreement. In addition, the conditions that would result in an Appraisal Reduction Event under the Pooling and Servicing Agreement may differ in some respects from the conditions that would require an appraisal under any pooling and servicing agreement governing the servicing of a Non-Serviced Loan Combination.

See “Description of the Mortgage Pool—Loan Combinations” in this free writing prospectus.

Reports to Certificateholders; Available Information

Certificate Administrator Reports

On each Distribution Date, the Certificate Administrator will be required to make available to the general public on the Certificate Administrator’s website a statement (a “Distribution Date Statement”) based upon information provided by the Master Servicer and Special Servicer (and in certain cases only to the extent received from the Master Servicer or Special Servicer, as applicable) and delivered to the Certificate Administrator and the information required to be prepared by the Certificate Administrator, in accordance with CRE Finance Council (“CREFC®”) guidelines as of the Closing Date setting forth, among other things:

(a)     the Record Date, Interest Accrual Period, and Determination Date for such Distribution Date;

(b)     the aggregate amount of the distribution on the Distribution Date to the holders of each Class of Sequential Pay Certificates in reduction of the Certificate Balance of those Certificates;

(c)     the aggregate amount of the distribution on the Distribution Date to the holders of each Class of Certificates (other than the Residual Certificates) allocable to the Interest Accrual Amount and Interest Shortfalls;

(d)     the aggregate amount of Advances made in respect of the Distribution Date and the amount of interest paid on Advances since the prior Distribution Date (including, to the extent material, the general use of funds advanced and general source of funds for reimbursements);

(e)     the aggregate amount of compensation paid to the Trustee, the Certificate Administrator, the Operating Advisor, CREFC® and servicing compensation paid to the Master Servicer and the Special Servicer for the related Determination Date and any other fees or expenses accrued and paid from the Issuing Entity;

(f)      the aggregate Stated Principal Balance of the Mortgage Loans and any REO Loans outstanding immediately before and immediately after the Distribution Date;

(g)      the number (as of the related and the next preceding Determination Date), and the aggregate principal balance, weighted average remaining term to maturity and weighted average

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mortgage rate (and interest rates by distributional groups or ranges) of the Mortgage Loans as of the related Determination Date;

(h)      the number and aggregate Stated Principal Balance of the Mortgage Loans or Serviced Loan Combinations (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more, (D) that are specially serviced but that are not delinquent, or (E) current, but not specially serviced, as to which foreclosure proceedings have been commenced, but not REO Property;

(i)       the Available Funds for the Distribution Date, (ii) the total amount of all principal and/or interest distributions, as well as any other distributions (other than Yield Maintenance Charges), properly made on or in respect of any Class of Regular Certificates with respect to such Distribution Date, and (iii) any other cash flows received on the Mortgage Loans and applied to pay fees and expenses (including the components of the Available Funds, or such other cash flows);

(j)       the amount of the distribution on the Distribution Date to the holders of any Class of Regular Certificates allocable to Prepayment Premiums and Yield Maintenance Charges;

(k)      the accrued Interest Accrual Amount in respect of each Class of Regular Certificates for such Distribution Date;

(l)       the Pass-Through Rate for each Class of Regular Certificates for the Distribution Date;

(m)     the Principal Distribution Amount for the Distribution Date;

(n)      the aggregate Certificate Balance or aggregate Notional Balance, as the case may be, of each Class of Certificates (other than the Class V, Class R and Class LR Certificates) immediately before and immediately after the Distribution Date, separately identifying any reduction in these amounts as a result of the allocation of any Realized Loss and/or additional trust fund expenses on the Distribution Date;

(o)      the fraction, expressed as a decimal carried to at least eight places, the numerator of which is the then related Certificate Balance, and the denominator of which is the related initial aggregate Certificate Balance, for each Class of Certificates (other than the Residual Certificates) immediately following the Distribution Date;

(p)      the amount of any Appraisal Reduction Amounts allocated during the related Collection Period on a loan-by-loan basis; and the total Appraisal Reduction Amounts as of such Distribution Date on a loan-by-loan basis;

(q)      the number and related principal balances of any Mortgage Loans modified, extended or waived on a loan-by-loan basis since the previous Determination Date (including a description of any material modifications, extensions or waivers to Mortgage Loan terms, fees, penalties or payments during the Collection Period or that have cumulatively become material over time);

(r)       the amount of any remaining unpaid Interest Shortfalls for each Class of Certificates (other than the Residual Certificates) as of the Distribution Date;

(s)      a loan-by-loan listing of each Mortgage Loan which was the subject of a principal prepayment (other than liquidation proceeds and insurance proceeds) during the related Collection Period and the amount of principal prepayment occurring, together with the aggregate amount of principal prepayments made during the related Collection Period;

(t)       a loan-by-loan listing of any Mortgage Loan which was defeased since the previous Determination Date;

(u)      the amount of the distribution to the holders of each Class of Certificates on the Distribution Date attributable to reimbursement of Realized Losses;

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(v)       as to any Mortgage Loan repurchased by a Mortgage Loan Seller or otherwise liquidated or disposed of during the related Collection Period, (A) the loan number of the related Mortgage Loan and (B) the amount of proceeds of any repurchase of a Mortgage Loan, Liquidation Proceeds and/or other amounts, if any, received thereon during the related Collection Period and the portion thereof included in the Available Funds for such Distribution Date;

(w)      the amount on deposit in each of the Interest Reserve Account and the Excess Liquidation Proceeds Account before and after giving effect to the distribution made on such Distribution Date (and any material account activity since the prior Distribution Date);

(x)      the then-current credit support levels for each Class of Sequential Pay Certificates;

(y)      the original and then-current ratings of each Class of Certificates (other than the Class R and Class LR Certificates);

(z)      with respect to any REO Loan as to which the related Mortgaged Property became an REO Property during the preceding calendar month, the city, state, property type, latest Debt Service Coverage Ratio and the current Stated Principal Balance;

(aa)     the value of any REO Property included in the Issuing Entity as of the related Determination Date, on an loan-by-loan basis, based on the most recent appraisal or valuation;

(bb)     with respect to any Serviced REO Property sold or otherwise disposed of during the related Collection Period and for which a final recovery determination has been made, (A) the Realized Loss attributable to the related Mortgage Loan, (B) the amount of sale proceeds and other amounts, if any, received in respect of such Serviced REO Property during the related Collection Period and the portion thereof included in the Available Funds for such Distribution Date, (C) the date of the final recovery determination and (D) the balance of the Excess Liquidation Proceeds Account for such Distribution Date;

(cc)     the amount of the distribution on the Distribution Date to the holders of the Class V Certificates and the Residual Certificates;

(dd)     material breaches of Mortgage Loan representations and warranties or any covenants under the Pooling and Servicing Agreement of which the Certificate Administrator, the Trustee, the Operating Advisor, the Master Servicer or the Special Servicer has received written notice;

(ee)     the identity of the Operating Advisor;

(ff)       the amount of Realized Losses, certain expenses of the Issuing Entity and Interest Shortfalls, if any, incurred with respect to the Mortgage Loans during the related Collection Period and in the aggregate for all prior Collection Periods (except to the extent reimbursed or paid);

(gg)      an itemized listing of any Disclosable Special Servicer Fees received by the Special Servicer or any of its affiliates during the related Collection Period;

(hh)      the identity of the Controlling Class;

(ii)        the identity of the Controlling Class Representative; and

(jj)        such other information and in such form as will be specified in the Pooling and Servicing Agreement.

In addition, the Certificate Administrator may make certain other information and reports (including the collection of reports specified by the CREFC® (or any successor organization reasonably acceptable to the Certificate Administrator and the Master Servicer) known as the “CREFC® Investor Reporting Package”) related to the Mortgage Loans available to Privileged Persons, to the extent that the Certificate Administrator receives relevant information and loan-related reports from the Master Servicer, and

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direction from the Depositor, or is otherwise directed to do so under the Pooling and Servicing Agreement. The Certificate Administrator will not make any representations or warranties as to the accuracy or completeness of any information provided by it that was based; in whole or in part, on information received from third parties, and may disclaim responsibility for the Certificate Administrator’s website. The Certificate Administrator may require registration and acceptance of a disclaimer and a confidentiality agreement. Neither the Certificate Administrator nor the Master Servicer will be liable for the dissemination of information made in accordance with the Pooling and Servicing Agreement.

Information Available Electronically

The Pooling and Servicing Agreement requires that the Certificate Administrator make available to any Privileged Person (provided that the free writing prospectus, the final prospectus supplement that relates to the Offered Certificates, the Distribution Date Statements and the SEC filings referred to below will be made available to the general public, and provided further that any Privileged Person that is a borrower, a manager of a Mortgaged Property, an affiliate of the foregoing or an agent of any borrower will only be entitled to access documents made available to the general public), via the Certificate Administrator’s website, among other things, the following items, in each case to the extent received by or, in certain cases, prepared by, the Certificate Administrator:

(a)        the following “deal documents”:

•	the final prospectus supplement that relates to the Offered Certificates;

•	the Pooling and Servicing Agreement, each sub-servicing agreement delivered to the Certificate Administrator from and after the Closing Date, if any, and the Mortgage Loan Purchase Agreements and any amendments and exhibits to those agreements; and

•	the CREFC® loan setup file delivered to the Certificate Administrator by the Master Servicer;

(b)        the following SEC filings:

•	any reports on Forms 10-D, 10-K and 8-K that have been filed by the Certificate Administrator with respect to the Issuing Entity through the EDGAR system;

(c)        the following “periodic reports”:

•	the Distribution Date Statements;

•	the reports included in the CREFC® Investor Reporting Package, other than the CREFC® loan setup file (provided they are prepared or received by the Certificate Administrator); and

•	the annual reports prepared by the Operating Advisor;

(d)        the following “additional documents”:

•	summaries of Final Asset Status Reports delivered to the Certificate Administrator in electronic format; and

•	any appraisal, Phase I environmental assessment, Phase II environmental assessment, seismic report and property condition report relating to the Mortgaged Properties (or updates thereof) delivered to the Certificate Administrator in electronic format;

(e)        the following “special notices”:

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•	all special notices sent by the Certificate Administrator to the Certificateholders as described in “Description of the Offered Certificates—Certificateholder Communication—Special Notices” in this free writing prospectus;

•	notice of (i) any request by at least 25% of the Certificates to terminate and replace the Special Servicer notice, (ii) any request by at least 15% of the Voting Rights of the Certificates to terminate and replace the Operating Advisor, (iii) any recommendation of the Operating Advisor to replace the Special Servicer;

•	notice of any waiver, modification or amendment of any term of any Mortgage Loan;

•	notice of final payment on the Certificates;

•	all notices of the occurrence of any Servicer Termination Events received by the Certificate Administrator;

•	notice of termination or resignation of the Master Servicer, the Special Servicer, the Operating Advisor or the Trustee (and appointments of successors to the Master Servicer, the Special Servicer, the Operating Advisor or the Trustee);

•	officer’s certificates and other documentation supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;

•	any notice of the termination of the Issuing Entity;

•	any notice of the occurrence and continuance of a Control Termination Event;

•	any notice of the occurrence and continuance of a Consultation Termination Event;

•	any Assessment of Compliance (as defined in the prospectus) delivered to the Certificate Administrator; and

•	any Attestation Reports (as defined in the prospectus) delivered to the Certificate Administrator;

(f)         the “Investor Q&A Forum”; and

(g)        solely to Certificateholders and beneficial owners of Certificates, the “Investor Registry.”

The Certificate Administrator may require a recipient of any of the information set forth above to execute a confidentiality agreement (which may be in the form of a web page “click-through”).

The Certificate Administrator will make the “Investor Q&A Forum” available to Privileged Persons via the Certificate Administrator’s website, where (a) Certificateholders and beneficial owners of Certificates may (i) submit inquiries to the Certificate Administrator relating to the Distribution Date Statement, (ii) submit inquiries to the Master Servicer or the Special Servicer relating to servicing reports, the Mortgage Loans or the Mortgaged Properties (other than any Non-Serviced Mortgage Loan or related Mortgaged Property) and (iii) submit inquiries to the Operating Advisor relating to its annual reports or actions by the Master Servicer or the Special Servicer as to which the Operating Advisor has consultation rights, whether or not referenced in such annual reports and (b) Privileged Persons may view previously submitted inquiries and related answers. The Certificate Administrator will forward such inquiries to the appropriate parties and, in the case of an inquiry relating to a Non-Serviced Mortgage Loan, to the applicable party under the related other pooling and servicing agreement. The Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer, as applicable, will be required to answer each inquiry, unless it determines that (i) the question is beyond the scope outlined above, (ii) answering the inquiry would not be in the best interests of the Issuing Entity and/or the Certificateholders, would be in violation of applicable law, the Pooling and Servicing Agreement or the

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Mortgage Loan Documents, would or is reasonably expected to result in a waiver of an attorney-client privilege or the disclosure of attorney work product, or would materially increase the duties of, or result in significant additional cost or expense to, the Certificate Administrator, the Operating Advisor the Master Servicer or the Special Servicer, as applicable, or (iii) it is otherwise not advisable to answer such inquiry, in which case the Certificate Administrator will not post the related inquiry. In addition, no party is permitted to post or otherwise disclose information known to such party to be Privileged Information as part of its response to any inquiry. The Certificate Administrator will be required to post the inquiries and related answers on the Investor Q&A Forum, subject to and in accordance with the Pooling and Servicing Agreement.

The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the Certificate Administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and no other person will certify as to the accuracy, or will have any responsibility or liability for the content of any such information.

Certificateholders and beneficial owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the Pooling and Servicing Agreement.

The Certificate Administrator’s website will initially be located at www.ctslink.com. The 17g-5 Information Provider’s website will initially be located under the Certificate Administrator’s website under the “NRSRO” tab related to the Certificates. Access will be provided by the Certificate Administrator and the 17g-5 Information Provider, as the case may be, to such persons upon its receipt from such person of an Investor Certification or NRSRO Certification in the forms attached to the Pooling and Servicing Agreement, which forms will also be located on and submitted electronically via the Certificate Administrator’s website or the 17g-5 Information Provider’s website, as applicable. In connection with providing access to the Certificate Administrator’s website and the 17g-5 Information Provider’s website, the Certificate Administrator and/or the 17g-5 Information Provider may require registration and the acceptance of a disclaimer. The Certificate Administrator and the 17g-5 Information Provider, as the case may be, will not be liable for the dissemination of information in accordance with the terms of the Pooling and Servicing Agreement. Neither the Certificate Administrator nor the 17g-5 Information Provider make any representations or warranties as to the accuracy or completeness of documents or information posted to its respective website and neither party will assume any responsibility for them. In addition, the Certificate Administrator and the 17g-5 Information Provider, as the case may be, may disclaim responsibility for any such document or information for which it is not the original source. Assistance in using the Certificate Administrator’s website and the 17g-5 Information Provider’s website can be obtained by calling the Certificate Administrator’s customer service desk at (866) 846-4526.

“Privileged Person” means the Depositor, Underwriters, the initial purchasers, the Master Servicer, the Special Servicer, each Serviced Companion Loan noteholder, the Controlling Class Representative (but only for so long as no Consultation Termination Event has occurred and is continuing), the Trustee, the Sponsors, the Certificate Administrator, the Operating Advisor, a designee of the Depositor, any person who provides the Certificate Administrator with an Investor Certification and any NRSRO that delivers an NRSRO Certification to the 17g-5 Information Provider, which Investor Certification and NRSRO Certification may be submitted electronically via the Certificate Administrator’s website or the 17g-5 Information Provider’s website, as applicable; provided, that in no event may a borrower, a manager of a Mortgaged Property, an affiliate, principal, partner, member, joint venturer, limited partner, employee, representative, director, advisor or investor in any of the foregoing or an agent of any of the foregoing be considered a Privileged Person.

“Investor Certification” means a certificate representing that the person executing the certificate (1) is a Certificateholder, a beneficial owner of a Certificate or a prospective purchaser of a Certificate that, in the case of an Offered Certificate, has received a copy of the final prospectus supplement and the prospectus and (2) is not a borrower, a manager of a Mortgaged Property or an affiliate, principal, partner, member, joint venturer, limited partner, employee, representative, director, advisor or investor in any of

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the foregoing or an agent of any of the foregoing substantially in the form attached to the Pooling and Servicing Agreement or as electronically available on the Certificate Administrator’s website.

“NRSRO Certification” means a certification (a) executed by an NRSRO in favor of the 17g-5 Information Provider substantially in the form attached to the Pooling and Servicing Agreement or (b) provided electronically and executed by an NRSRO by means of a “click-through” confirmation on the 17g-5 Information Provider’s website that, in each case, states that such NRSRO is a Rating Agency hired to provide ratings on the Certificates, or that such NRSRO has access to the 17g-5 website for the Issuing Entity, has provided the 17g-5 Information Provider with the appropriate certifications under Rule 17g-5(e), and will treat all information obtained from the 17g-5 Information Provider’s website as confidential.

“17g-5 Information Provider” means the Certificate Administrator.

Other Information

The Pooling and Servicing Agreement will require that the Certificate Administrator make available at its offices, during normal business hours, for review by any Privileged Person, originals or copies of, among other things, the following items (to the extent such items are in its possession) (except to the extent not permitted by applicable law or under any of the related Mortgage Loan Documents):

(a)      any and all notices and reports delivered to the Certificate Administrator with respect to any Mortgaged Property as to which the environmental testing revealed certain environmental issues;

(b)      the most recent annual (or more frequent, if available) operating statements, rent rolls (to the extent such rent rolls have been made available by the related borrower) and/or lease summaries and retail “sales information,” if any, received from the Master Servicer or the Special Servicer with respect to each Mortgaged Property;

(c)      the mortgage files, including any and all modifications, waivers and amendments of the terms of a Mortgage Loan or Serviced Loan Combination entered into or consented to by the Master Servicer and/or the Special Servicer and delivered to the Certificate Administrator; and

(d)      any other information that may be necessary to satisfy the requirements of subsection (d)(4)(i) of Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).

The Certificate Administrator may require a Privileged Person to execute a confidentiality agreement prior to granting access to the information described above. Copies of any and all of the foregoing items will be available upon request at the expense of the requesting party from the Certificate Administrator to the extent such documents are in the Certificate Administrator’s possession.

The Certificate Administrator will make available all Distribution Date Statements, CREFC® reports and supplemental notices (provided they are received by the Certificate Administrator) to certain financial modeling firms (including BlackRock Financial Management, Inc., Bloomberg Financial Markets, L.P., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corporation, Markit LLC and Thompson Reuters Corporation) in accordance with the provisions of the Pooling and Servicing Agreement.

Master Servicer’s Reports

The Master Servicer is required to deliver to the Certificate Administrator prior to each Distribution Date (beginning August 2015), and the Certificate Administrator is to make available to any Privileged Person on its website certain reports and data files that are part of the CREFC® Investor Reporting Package.

Subject to the receipt of necessary information from any subservicer, reports will be made available electronically in the form of the standard CREFC® reports; provided, however, the Certificate Administrator will provide Certificateholders (at the expense of such Certificateholders) with a written copy

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of such report upon request. The information that pertains to Specially Serviced Loans and REO Properties reflected in such reports shall be based solely upon the reports delivered by the Special Servicer to the Master Servicer no later than the Determination Date. Absent manifest error, none of the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee will be responsible for the accuracy or completeness of any information supplied to it by a borrower or third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee, as applicable.

The Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer will be indemnified by the Issuing Entity against any loss, liability or expense incurred in connection with any claim or legal action relating to any statement or omission based upon information supplied by a borrower or third party under a Mortgage Loan or Serviced Loan Combination and reasonably relied upon by such party.

The Master Servicer is also required to deliver periodically to the Trustee, Certificate Administrator, the Operating Advisor, the Underwriters, the initial purchasers, the 17g-5 Information Provider (who will promptly post such materials to the 17g-5 Information Provider’s website) and the holders of Serviced Companion Loans the following materials, of which the CREFC® Operating Statement Analysis Report and CREFC® NOI Adjustment Worksheet are required to be delivered in electronic format and any items relating to such report or worksheet may be delivered in electronic or paper format:

(a)   Within 30 days after receipt of a quarterly operating statement, if any, commencing within 30 days of receipt of such quarterly operating statement for the quarter ending September 30, 2015, with respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan), Specially Serviced Loan and REO Loan (to the extent prepared by and received from the Special Servicer in the case of any Specially Serviced Loan or REO Loan), “CREFC® Operating Statement Analysis Report” together with copies of the related operating statements and rent rolls (but only to the extent the related borrower is required by the Mortgage to deliver, or has otherwise agreed to provide such information and, with respect to operating statements and rent rolls for Specially Serviced Loans and REO Properties, only to the extent received by the Special Servicer) for such Mortgaged Property or REO Property as of the end of such calendar quarter; provided that, to the extent the annual CREFC® Operating Statement Analysis Report is delivered as described under clause (b) below, then such delivery will satisfy the requirement under this clause (a) to deliver a quarterly CREFC® Operating Statement Analysis Report for the quarter ending June 30 of each year, commencing in 2016; provided, however, that, with respect to any obligation of the Master Servicer or Special Servicer, as applicable, to provide a year-end or quarterly analysis or update, such analysis or update will not be required to the extent such analysis or update is not required to be provided in the then-current applicable CREFC® guidelines.

(b)   Annually, on or before June 30 of each year, commencing in 2016, with respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan), Specially Serviced Loan and REO Loan (to the extent prepared by and received from the Special Servicer in the case of any Specially Serviced Loan or REO Loan), a CREFC® Operating Statement Analysis Report together with copies of the related operating statements and rent rolls (but only to the extent the related borrower is required by the Mortgage to deliver, or has otherwise agreed to provide such information and, with respect to operating statements and rent rolls for Specially Serviced Loans and REO Properties, only to the extent received by the Special Servicer) for such Mortgaged Property or REO Property for the current trailing 12 months, if available, or year-to-date.

(c)   Within 45 days of receipt by the Master Servicer (or within 60 days of receipt by the Special Servicer with respect to any Specially Serviced Loan (other than a Non-Serviced Mortgage Loan) or Serviced REO Property) of annual year-end operating statements, if any (in each case, commencing with the statements for year end 2015), with respect to any Mortgaged Property or Serviced REO Property, a “CREFC® NOI Adjustment Worksheet” for such Mortgaged Property or Serviced REO Property (with the annual year-end operating statements attached thereto as an exhibit), presenting the computations made in accordance with the methodology described in the Pooling and Servicing Agreement to “normalize” the full year-end net operating income or net cash flow and debt service coverage numbers used by the Master Servicer or the Special Servicer in the other reports referenced above.

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Upon request for receipt of any such items from any Rating Agency, the Master Servicer shall forward to the 17g-5 Information Provider (who will promptly post such requested item to the 17g-5 Information Provider’s website).

In addition, within a reasonable period of time after the end of each calendar year, the Certificate Administrator is required to send to each person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) certain items provided to Certificateholders in the monthly Distribution Date Statements and such other information as may be reasonably required to enable such Certificateholders to prepare their federal income tax returns. The Certificate Administrator will also make available information regarding the amount of original issue discount accrued on each Class of Certificate held by persons other than holders exempted from the reporting requirements and information regarding the expenses of the Issuing Entity.

Exchange Act Filings

The Issuing Entity will file Distribution Reports on Form 10-D, Annual Reports on Form 10-K and (if applicable) Current Reports on Form 8-K with the SEC regarding the Certificates, to the extent, and for such time, as it shall be required to do so pursuant to Rule 15d-22 under the Exchange Act. Such reports will be filed under the name “Deutsche Mortgage & Asset Receiving Corp.” (SEC File No. 333-193376). Members of the public may read and copy any materials filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Members of the public may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that internet site is http://www.sec.gov.

Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction

The Pooling and Servicing Agreement will be governed by the laws of the State of New York. Each party to the Pooling and Servicing Agreement will waive its respective right to a jury trial for any claim or cause of action based upon or arising out of or related to the Pooling and Servicing Agreement. Additionally each party to the Pooling and Servicing Agreement will consent to the jurisdiction of any New York State and Federal courts sitting in New York City with respect to matters arising out of or related to the Pooling and Servicing Agreement.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, and investors that hold the Offered Certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or different interpretations, and any such change or interpretation could apply retroactively. This discussion is based on the Code, as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of the Treasury and the IRS. Investors are encouraged to consult their own tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates and are encouraged to review the discussions under the heading “Federal Income Tax Consequences for REMIC Certificates” in the prospectus.

Two separate real estate mortgage investment conduit (“REMIC”) elections (the “Lower-Tier REMIC” and the “Upper-Tier REMIC,” and collectively, the “Trust REMICs”) will be made with respect to the

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designated portions of the Issuing Entity. The Lower-Tier REMIC will hold the Mortgage Loans (other than Excess Interest) and certain other assets, will issue certain classes of regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and will issue a sole class of residual interests in the Lower-Tier REMIC, represented by the Class LR Certificates. The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and will issue the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F, Class A-M, Class B, Class C, Class D, Class E, Class F and Class G Certificates as regular interests in the Upper-Tier REMIC and the Class R Certificates as the sole class of residual interests in the Upper-Tier REMIC.

Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming (i) the making of appropriate elections, (ii) compliance with the Pooling and Servicing Agreement and the Intercreditor Agreements, (iii) compliance with the WFCM 2015-NXS1 Pooling and Servicing Agreement and the continued qualification of all REMICs formed thereunder and (iv) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, in the opinion of Cadwalader, Wickersham & Taft LLP, counsel to the Depositor: (a) each Trust REMIC will qualify as a REMIC on the Closing Date and thereafter; (b) each Lower-Tier Regular Interest will constitute a “regular interest” in the Lower-Tier REMIC and each of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F, Class A-M, Class B, Class C, Class D, Class E, Class F and Class G Certificates will constitute a “regular interest” in the Upper-Tier REMIC; and (c) the Class LR Certificates will evidence the sole Class of “residual interests” in the Lower-Tier REMIC, and the Class R Certificates will evidence the sole class of “residual interests” in the Upper-Tier REMIC. In addition, in the opinion of Cadwalader, Wickersham & Taft LLP, (i) the portion of the Issuing Entity consisting of the Excess Interest (and related amounts in the Class V Distribution Account), will be treated as a grantor trust (the “Grantor Trust”) for federal income tax purposes under subpart E, part I of subchapter J of the Code and (ii) the Class V Certificates will represent undivided beneficial interests in the Excess Interest and the Class V Distribution Account.

Tax Status of Offered Certificates

Each Class of Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) to the extent described in the prospectus under the heading “Federal Income Tax Consequences For REMIC Certificates—Status of REMIC Certificates.” Offered Certificates held by a domestic building and loan association will be treated as “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C), but only in the proportion that the applicable Trust REMIC’s basis in the related Mortgage Loans secured by multifamily properties relates to the Trust REMIC’s total basis in the Mortgage Loans. As of the Closing Date, 9 of the Mortgaged Properties, representing approximately 4.1% of the Trust REMIC’s basis in the Initial Outstanding Pool Balance (by Allocated Loan Amount), are multifamily properties. Certificateholders should consult their own tax advisors as to whether the foregoing percentage or some other percentage applies to their Certificates. Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1). In addition, Mortgage Loans that have been defeased with U.S. Treasury obligations or other “government securities” will not qualify for the foregoing tax treatments. Moreover, the Offered Certificates will be “qualified mortgages” for another REMIC within the meaning of Code Section 860G(a)(3).

Taxation of Offered Certificates

General. The Offered Certificates will represent regular interests in the Upper-Tier REMIC. In general, interest, original issue discount and market discount on an Offered Certificate will be treated as ordinary income to the holder of an Offered Certificate (an “Offered Certificateholder”), and principal payments on an Offered Certificate will be treated as a return of capital to the extent of the Offered Certificateholder’s basis in the Offered Certificate. The Offered Certificates will represent newly originated debt instruments for federal income tax purposes. Offered Certificateholders must use the

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accrual method of accounting with regard to the Offered Certificates, regardless of the method of accounting otherwise used by such Offered Certificateholders.

Original Issue Discount. Holders of Offered Certificates issued with original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The Internal Revenue Service has issued temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Offered Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Offered Certificates. Investors are encouraged to consult their own tax advisors about the discussions in this free writing prospectus and the prospectus and the appropriate method for reporting interest and original issue discount with respect to the Offered Certificates. See “Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” in the prospectus.

Each Offered Certificate will be treated as an installment obligation for purposes of determining the original issue discount includible in an Offered Certificateholder’s income. The total amount of original issue discount on an Offered Certificate is the excess of the “stated redemption price at maturity” of the Offered Certificate over its “issue price.” The issue price of a class of Offered Certificates is the first price at which a substantial amount of Offered Certificates of such class is sold to investors (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the Certificate Administrator will treat the issue price of Offered Certificates for which there is no substantial sale as of the issue date as the fair market value of such class as of the issue date. The issue price of the Offered Certificates also includes the amount paid by an initial Certificateholder of such class for accrued interest that relates to a period prior to the issue date of such class of Offered Certificates. The stated redemption price at maturity of an Offered Certificate is the sum of all payments provided by the debt instrument other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to an Offered Certificate, it is possible that no interest on any class of Offered Certificates will be treated as qualified stated interest. However, because the Mortgage Loans provide for remedies in the event of default, the Certificate Administrator will treat all payments of stated interest on the Offered Certificates (other than the Class X-A Certificates) as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date).

For the purposes of accruing original issue discount, if any, determining whether such original issue discount is de minimis and amortizing any premium, the prepayment assumption will be 0% CPR, provided that it is assumed that each ARD Loan will prepay in full on its Anticipated Repayment Date (the “Prepayment Assumption”). See “Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” in the prospectus.

Based on the foregoing, it is anticipated that the Class       Certificates will be issued with original issue discount and that the Class       Certificates will be issued with a de minimis amount of original issue discount for federal income tax purposes.

In addition, it is anticipated that the Certificate Administrator will treat the Class X-A Certificates as having no qualified stated interest. Accordingly, such Class will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received thereon over its issue price (including interest accrued prior to the Closing Date). Any “negative” amounts of original issue discount on the Class X-A Certificates attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently. Holders of Class X-A Certificates may be entitled to a deduction for a loss (which may be a capital loss) to the extent it becomes certain that such Certificateholders will not recover a portion of their basis in such Class, assuming no further prepayments.

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See “Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” in the prospectus.

Premium. An Offered Certificate purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. See “Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Premium” in the prospectus. It is anticipated that the Class Certificates will be issued at a premium for federal income tax purposes.

Yield Maintenance Charges and Prepayment Premiums. Yield Maintenance Charges and Prepayment Premiums actually collected on the Mortgage Loans will be distributed to the Offered Certificates as described in “Description of the Offered Certificates—Distributions—Prepayment Premiums and Yield Maintenance Charges” in this free writing prospectus. It is not entirely clear under the Code when the amount of Yield Maintenance Charges and Prepayment Premiums so allocated should be taxed to the holders of the Offered Certificates, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges and Prepayment Premiums will be treated as giving rise to any income to the holder of such Classes of Certificates prior to the Certificate Administrator’s actual receipt of the Yield Maintenance Charges and Prepayment Premium. Yield Maintenance Charges and Prepayment Premiums, if any, may be treated as paid upon the retirement or partial retirement of an Offered Certificate. The Internal Revenue Service may disagree with these positions. Certificateholders are encouraged to consult their own tax advisors concerning the treatment of Yield Maintenance Charges and Prepayment Premiums.

Further Information; Taxation of Foreign Investors

For further information regarding the federal income tax consequences of investing in the Offered Certificates, including consequences of purchase, ownership and disposition of Offered Certificates by any person who is not a citizen or resident of the United States, a corporation or partnership or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia, or is a foreign estate or trust, see “Federal Income Tax Consequences for REMIC Certificates” in the prospectus.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE OFFERED CERTIFICATES.

CERTAIN STATE AND LOCAL TAX CONSIDERATIONS

In addition to the federal income tax consequences described in “Material Federal Income Tax Consequences” in this free writing prospectus, purchasers of Offered Certificates should consider the state, local and other income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State, local and other income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state, locality or other jurisdiction. Therefore, potential purchasers are encouraged to consult their own tax advisors with respect to the various state, local and other tax consequences of investment in the Offered Certificates.

ERISA CONSIDERATIONS

The purchase by or transfer to an employee benefit plan or other retirement arrangement, including an individual retirement account or a Keogh plan, which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or Code Section 4975 (each, an “ERISA Plan”), or a governmental plan (as defined in Section 3(32) of ERISA) or other plan that is subject to any federal,

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state or local law (“Similar Law”) which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (any such plan, collectively with any ERISA Plan, a “Plan”), or a collective investment fund in which such Plans are invested, an insurance company using the assets of separate accounts or general accounts which include assets of Plans (or which are deemed pursuant to ERISA or any Similar Law to include assets of Plans) or other persons acting on behalf of any such Plan or using the assets of any such Plan to acquire the Offered Certificates may constitute or give rise to a prohibited transaction under ERISA or the Code or Similar Law. There are certain exemptions issued by the U.S. Department of Labor (the “Department”) that may be applicable to an investment by an ERISA Plan in the Certificates. The Department has granted an administrative exemption to Deutsche Bank Securities Inc., Department Final Authorization Number 97-03E, as amended by Prohibited Transaction Exemption 2013-08 (the “Exemption”), for certain mortgage-backed and asset-backed certificates underwritten in whole or in part by Deutsche Bank Securities Inc. The Exemption might be applicable to the initial purchase, the holding, and the subsequent resale by an ERISA Plan of certain certificates, such as the Offered Certificates, representing interests in pass-through trusts that consist of certain receivables, loans and other obligations; provided that the conditions and requirements of the Exemption are satisfied. The assets described in the Exemption include mortgage loans such as the Mortgage Loans. The Depositor expects that the Exemption generally will apply to the Offered Certificates. However, it should be noted that in issuing the Exemption, the Department may not have considered interests in pools of the exact nature as some of the Offered Certificates.

Among the conditions that must be satisfied for the Exemption to apply to the acquisition, holding and resale of the Offered Certificates are the following:

(a)      the acquisition of Offered Certificates by an ERISA Plan is on terms (including the price for the Certificates) that are at least as favorable to the ERISA Plan as they would be in an arm’s length transaction with an unrelated party;

(b)      the Offered Certificates acquired by the ERISA Plan have received a rating at the time of such acquisition that is one of the four highest generic rating categories from at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”);

(c)      the Trustee must not be an affiliate of any other member of the Restricted Group (as defined below) other than an Underwriter;

(d)      the sum of all payments made to and retained by Underwriters in connection with the distribution of Offered Certificates represents not more than reasonable compensation for underwriting the Certificates. The sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Issuing Entity represents not more than the fair market value of such Mortgage Loans. The sum of all payments made to and retained by the Master Servicer and any other servicer represents not more than reasonable compensation for such person’s services under the Pooling and Servicing Agreement and reimbursement of such person’s reasonable expenses in connection therewith; and

(e)      the ERISA Plan investing in the Certificates is an “accredited investor” as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

It is a condition of the issuance of the Offered Certificates that they have the ratings required by the Exemption and the Depositor believes that each of the Rating Agencies qualifies as an Exemption Rating Agency. Consequently, the second general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. As of the Closing Date, the third general condition set forth above will be satisfied. In addition, the Depositor believes that the fourth general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of an ERISA Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second general condition set forth above. A fiduciary of an ERISA Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied.

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The Issuing Entity must also meet the following requirements:

(a)     the corpus of the Issuing Entity must consist solely of assets of the type that have been included in other investment pools;

(b)     certificates in such other investment pools must have been rated in one of the four highest rating categories by at least one Exemption Rating Agency for at least one year prior to the ERISA Plan’s acquisition of the Offered Certificates pursuant to the Exemption; and

(c)     certificates evidencing interests in such other investment pools must have been purchased by investors other than ERISA Plans for at least one year prior to any ERISA Plan’s acquisition of the Offered Certificates pursuant to the Exemption.

The Depositor believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than those conditions which are dependent on facts unknown to the Depositor or which it cannot control, such as those relating to the circumstances of the ERISA Plan purchaser or the ERISA Plan fiduciary making the decision to purchase any such Offered Certificates.

If all of the conditions of the Exemption are met, then whether or not an ERISA Plan’s assets would be deemed to include an ownership interest in the Mortgage Loans in the Issuing Entity, the acquisition, holding and resale by ERISA Plans of the Offered Certificates with respect to which the conditions were met would be exempt from the prohibited transaction provisions of ERISA and the Code to the extent indicated in the Exemption.

Moreover, the Exemption can provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur if an ERISA Plan fiduciary causes the ERISA Plan to acquire certificates in a trust holding receivables, loans or obligations on which the fiduciary (or its affiliate) is an obligor; provided that, among other requirements, (a) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each Class of certificates in which ERISA Plans have invested is acquired by persons independent of the Restricted Group (as defined below) and at least fifty percent of the aggregate interest in the Issuing Entity is acquired by persons independent of the Restricted Group (as defined below); (b) such fiduciary (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the Mortgage Loans contained in the Issuing Entity; (c) the ERISA Plan’s investment in certificates of any Class does not exceed twenty-five percent of all of the certificates of that Class outstanding at the time of the acquisition; and (d) immediately after the acquisition no more than twenty-five percent of the assets of the ERISA Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

Some of the relief provided by the Exemption does not apply to the purchasing or holding of Offered Certificates by ERISA Plans sponsored by the Depositor, the Trustee, any Underwriter, the Master Servicer, the Special Servicer, any sub-servicer, any obligor with respect to Mortgage Loans included in the Issuing Entity constituting more than five percent of the aggregate unamortized principal balance of the assets in the Issuing Entity, any party considered a “sponsor” within the meaning of the Exemption, or any affiliate of such parties (the “Restricted Group”).

Any fiduciary of an ERISA Plan considering whether to purchase an Offered Certificate should carefully review with its own legal advisors the applicability of the general fiduciary duty provided as well as the prohibited transaction provisions of ERISA and the Code to such investment. A fiduciary of a Plan that is not subject to ERISA or Section 4975 of the Code should make its own determination as to the need for and the availability of any exemptive relief under any Similar Law. See “Certain ERISA Considerations” in the prospectus.

The sale of Offered Certificates to a Plan is in no respect a representation by the Depositor or the Underwriters that this investment meets all relevant legal requirements with respect to investments by

342

Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

LEGAL INVESTMENT

No class of the Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, are subject to significant interpretive uncertainties.

Except as regards their status under SMMEA, no representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. Further, any ratings downgrade of any class of Offered Certificates by an NRSRO to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates will constitute legal investments for them or are subject to investment, capital or other regulatory restrictions.

The Issuing Entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act, contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the Issuing Entity. The Issuing Entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this free writing prospectus).

See “Legal Investment” in the prospectus.

LEGAL MATTERS

The validity of the Offered Certificates and the material federal income tax consequences of investing in the Offered Certificates will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP, New York, New York. Certain legal matters with respect to the Offered Certificates will be passed upon for the Underwriters by Cadwalader, Wickersham & Taft LLP, New York, New York.

RATINGS

It is a condition to the issuance of the Offered Certificates that each Class of the Offered Certificates receive the ratings set forth on the cover of this free writing prospectus from Moody’s, Morningstar and DBRS (together, the “Rating Agencies”).

Each of the Rating Agencies will perform ratings surveillance with respect to its ratings for so long as the Offered Certificates remain outstanding. Fees for such ratings surveillance will generally be prepaid by the Depositor. Although the Depositor will generally prepay fees for ongoing rating surveillance, the Depositor has no obligation or ability to ensure that any Rating Agency performs rating surveillance. In addition, a Rating Agency may cease rating surveillance if the information furnished to that Rating Agency is insufficient to allow it to perform surveillance.

343

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates. Changes affecting the Mortgaged Properties, the Sponsors, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the applicable Mortgage Loan.

A securities rating on mortgage pass-through certificates addresses credit risk and the likelihood of full and timely payment to the applicable certificateholders of all distributions of interest at the applicable pass-through rate on the certificates in question on each distribution date and, except in the case of interest-only certificates, the ultimate payment in full of the certificate balance of each class of certificates in question on a date that is not later than the rated final distribution date with respect to such class of certificates. A rating takes into consideration, among other things, the credit quality of the related pool of mortgage loans, structural and legal aspects associated with the certificates in question, and the extent to which the payment stream from the related pool of mortgage loans is adequate to make payments required under the certificates in question. A securities rating on mortgage pass-through certificates does not, however, represent an assessment of the likelihood, timing or frequency of principal prepayments (whether voluntary or involuntary) on the related mortgage loans, the degree to which such payments might differ from those originally anticipated or the extent to which the related certificateholders might experience any net prepayment interest shortfalls. The security ratings do not address the possibility that certificateholders might suffer a lower than anticipated yield. In addition, ratings on mortgage pass-through certificates do not address the likelihood, timing or frequency of the receipt of prepayment premiums or default interest. In general, the ratings address credit risk and not prepayment risk.

In addition, a security rating does not represent any assessment of the yield to maturity that investors may experience or whether investors might not fully recover their initial investment in the event of delinquencies or rapid prepayments of the related mortgage loans (including both voluntary and involuntary prepayments) or the application of any realized losses. In the event that the holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the securities ratings assigned to such certificates. The Notional Balance of the Class X-A Certificates may be reduced by the allocation of realized losses and prepayments, whether voluntary or involuntary. The securities ratings do not address the timing or magnitude of reductions of such Notional Balance, but only the obligation to distribute interest timely on each such Notional Balance as so reduced from time to time. A security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the holders of the Class X-A certificates might not fully recover their initial investment in the event of delinquencies or defaults, prepayments (both voluntary (to the extent permitted) and involuntary), or losses in respect of the mortgage loans. As described in this free writing prospectus, the amounts payable with respect to the Class X-A certificates consist only of interest. If the mortgage loans were to prepay in the initial month, with the result that the holders of the Class X-A certificates receive only a single month’s interest and therefore, suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the rating received on the Class X-A certificates. The notional amounts of the Class X-A certificates on which interest is calculated may be reduced by the allocation of realized losses and principal prepayments, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such notional amount, but only the obligation to pay interest timely on the notional amount, as so reduced from time to time. Therefore, the securities ratings of the Class X-A Certificates should be evaluated independently from similar ratings on other types of securities.

As part of the process of obtaining ratings for the Offered Certificates, the Depositor had initial discussions with and submitted certain materials to certain NRSROs. Based on preliminary feedback from those NRSROs at that time, the Depositor selected the Rating Agencies to rate the Offered Certificates, and did not select the other NRSROs due, in part, to those NRSROs’ initial subordination levels for the various classes of Offered Certificates and Non-Offered Certificates. Had the Depositor selected such other NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that such other NRSROs would ultimately have assigned to the Offered Certificates. Although unsolicited

344

ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the Depositor. If unsolicited ratings are issued, there is no assurance that they will not be different from the ratings of the Offered Certificates and, if lower, they may have an adverse impact on the liquidity, market value and regulatory characteristics of the Offered Certificates.

Furthermore, the SEC may determine that any or all of the Rating Agencies no longer qualifies as an NRSRO, or is no longer qualified to rate the Offered Certificates, and that determination may have an adverse effect on the liquidity, market value and regulatory characteristics of the Offered Certificates. See “Risk Factors—Risks Related to the Offered Certificates—Ratings of the Offered Certificates” in this free writing prospectus.

With respect to each Mortgage Loan, certain actions provided for in the related loan agreement require, as a condition to taking such action, that a No Downgrade Confirmation be obtained from each applicable rating agency. In certain circumstances, this condition may be deemed to have been met or waived without such a No Downgrade Confirmation being obtained. See the definition of “No Downgrade Confirmation” in this free writing prospectus. In the event such an action is taken without a No Downgrade Confirmation being obtained, we cannot assure you that the applicable Rating Agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. If you invest in the Offered Certificates, pursuant to the Pooling and Servicing Agreement your acceptance of Certificates will constitute an acknowledgment of, and agreement with, the procedures relating to No Downgrade Confirmations described under the definition of “No Downgrade Confirmation” in this free writing prospectus.

Any rating of the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency.

LEGAL ASPECTS OF MORTGAGE LOANS IN CALIFORNIA

The following discussion summarizes certain legal aspects of mortgage loans secured by real property in California (representing approximately 29.0% of the Initial Outstanding Pool Balance (by Allocated Loan Amount)), which are general in nature. This summary does not purport to be complete and is qualified in its entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non judicial trustee’s sale in accordance with the California Civil Code (so long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure in accordance with the California Code of Civil Procedure. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed receiver or by the applicable county’s sheriff under a judicial foreclosure. Following certain judicial foreclosure sales, the borrower or its successor in interest may, for a period of up to one year, redeem the property; however, there is no redemption following a trustee’s power of sale. California’s “security first” and “one action” rules require the lender to complete foreclosure of all real estate provided as security under the deed of trust in a single action in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain limited cases including as relates to certain environmentally impaired real property where foreclosure of the real property is not required before making a claim under the indemnity. This restriction may apply to property which is not located in California if a single promissory note is secured by property located in California and other jurisdictions. California case law has held that acts such as an offset of an unpledged account constitute violations of the statute creating the “security first” and “one-action” rules. Violations of such rules may result in the loss of some or all of the security under the mortgage loan and a loss of the ability to sue for the debt. A sale by the trustee under the deed of trust does not constitute an “action” for purposes of the “one action rule”. Other statutory provisions in

345

California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, after a property has been sold pursuant to a power of sale clause contained in a deed of trust (and in the case of certain types of purchase money acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors. On the other hand, under certain circumstances, California law permits separate and even contemporaneous actions against both the borrower (as to the enforcement of the interests in the collateral securing the loan) and any guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender’s right to have a receiver appointed under certain circumstances.

346

INDEX OF DEFINED TERMS

17g-5 Information Provider	335	Certificate Owners	263
2010 PD Amending Directive	11, 12	Certificate Registrar	196, 260
760 & 800 Westchester Avenue		Certificateholder	260
Companion Loans	207	Certificateholder Quorum	190
760 & 800 Westchester Avenue		Certificates	233
Intercreditor Agreement	207	Certifying Certificateholder	263
760 & 800 Westchester Avenue Loan		C-III	124
Combination	207	Class	233
760 & 800 Westchester Avenue		Class V Distribution Account	292
Mortgage Loan	207	Class X-A Strip Rates	238
760 & 800 Westchester Avenue		Class X-B Strip Rates	239
Mortgaged Property	207	Class X-C Strip Rate	239
760 & 800 Westchester Avenue Non-		Class X-D Strip Rate	239
Controlling Note Holder	209	Class X-E Strip Rate	239
760 & 800 Westchester Avenue		Class X-F Strip Rate	239
Noteholders	207	Clearstream	56
80 Arkay Drive Collateral Reserve		Clearstream Participants	262
Account	218	Closing Date	180
Acceptable Insurance Default	110	CMBS	156, 173
Administrative Fee Rate	212	Code	223
ADR	212	Collection Account	291
Advance Rate	288	Collection Period	237
Advances	288	Companion Loan	199
Affected Investor	133	Companion Loan Securities	294
Allocated Loan Amount	212	Complaint	193
Annual Debt Service	212	Consultation Termination Event	24, 277
Anticipated Repayment Date	211	Control Eligible Certificates	278
Appraisal Reduction Amount	238, 256	Control Termination Event	23
Appraisal Reduction Event	256	Controlling Class	277
Appraised Value	213	Controlling Class Certificateholder	277
Appraised-Out Class	258	Controlling Class Representative	277
ARD Loan	211	Corrected Mortgage Loan	322
Asset Status Report	322	CPR	267
Assumed Final Distribution Date	251	CREFC®	329
Assumed Scheduled Payment	241	CREFC® Investor Reporting Package	331
Authenticating Agent	196	CREFC® License Fee	213
Automatic Termination	8	CREFC® License Fee Rate	213
Available Funds	235	CREFC® NOI Adjustment Worksheet	336
Balloon Balance	213	CREFC® Operating Statement Analysis
Balloon Loan	237	Report	336
Balloon LTV	214	Crossover Date	248
Bankruptcy Code	181	CRR	133
Base Interest Fraction	249	Current LTV	213
Beds	216	Custodian	193
BNY Mellon	173	Cut-off Date	199
BNY Mellon Data Tape	174	Cut-off Date Balance	199
BNY Mellon Deal Team	174	Cut-off Date Loan-to-Value Ratio	213
B-Piece Buyer	128	Cut-off Date LTV	213
C(WUMP)O	13	Cut-off Date LTV Ratio	213
CBE	270	Cut-off Date U/W NCF Debt Yield	213
Certificate Administrator	193	Cut-off Date U/W NOI Debt Yield	214
Certificate Balance	233	DBRS	284

347

INDEX OF DEFINED TERMS

(Continued)

Debt Service Coverage Ratio	217	GACC Mortgage Loans	157
Default Interest	238	Gateway Portfolio Companion Loan	209
Default Rate	238	Gateway Portfolio Intercreditor
Defaulted Mortgage Loan	315	Agreement	209
Defeasance	223	Gateway Portfolio Loan Combination	209
Defeasance Collateral	223	Gateway Portfolio Mortgage Loan	209
Defeasance Loans	219	Gateway Portfolio Mortgaged Property	209
Defeasance Lock-Out Period	219	Gateway Portfolio Non-Controlling Note
Defeasance Option	223	Holders	210
Defeasance Period	219	Gateway Portfolio Noteholders	209
Defendant	121	GLA	214
Definitive Certificate	260	Grantor Trust	338
Department	341	Holders	263
Depositaries	261	HUD	230
Depositor	9, 179	Indirect Participants	261
Determination Date	237	Initial Outstanding Pool Balance	199
Directing Holder	276	Initial Rate	211
Disclosable Special Servicer Fees	327	Intercreditor Agreement	199
Discount Rate	220	Interest Accrual Amount	238
Distribution Account	292	Interest Accrual Period	238
Distribution Date	235	Interest Payment Differential	220
Distribution Date Statement	329	Interest Rate	214
DMARC	156	Interest Reserve Account	292
DSCR	217	Interest Shortfall	238
DTC	56	Interested Person	315
Due Date	201	Investment Company Act	1, 55
EEA	133	Investor Certification	334
Eligible Operating Advisor	284	Investor Q&A Forum	333
ERISA	340	Investor Registry	333
ERISA Plan	340	IO Group YM Distribution Amount	248
ESA	99, 101	Issuing Entity	180
Euroclear	56	Jefferies LoanCore	148
Euroclear Participants	262	JLC	148
Excess Interest	212	JLC Data Tape	149
Excess Liquidation Proceeds	313	JLC Financing Affiliates	148
Excess Liquidation Proceeds Account	292	JLC Mortgage Loans	148
Exchange Act	161, 166	JLC Review Team	149
Exemption	341	KBRA	284
Exemption Rating Agency	341	Keys	216
FDIC	181, 185	Leased Fee	214
FIEL	14	Leased Parking Parcel	117
Final Asset Status Report	282	Lennar	185
Financial Promotion Order	10	Liquidation Fee	324
FIRREA	177	Liquidation Proceeds	324
Fitch	284	Loan Combination	199
Form 8-K	232	Loan-Specific Directing Holder	276
FPO Persons	10	Loan-to-Value Ratio	213
FSMA	10	Lock-Out Period	219
Funds	185	Loss of Value Payment	300
GAAP	211	Lower-Tier Distribution Account	292
GACC	156	Lower-Tier Regular Interests	338
GACC Data Tape	157	Lower-Tier REMIC	337
GACC Deal Team	157	LTV Ratio	213

348

INDEX OF DEFINED TERMS
(Continued)

LTV Ratio at Maturity	214	NREC Data Tape	168
LURA	231	NREC Deal Team	168
LUST	100	NREC Mortgage Loans	167
MAI	258	NRSRO	305
Major Decision	275	NRSRO Certification	335
Marriott	96	Occupancy	215
Master Servicer	182	Occupancy As-of Date	215
Master Servicer Prepayment Interest		Offered Certificateholder	338
Shortfall Amount	254	Offered Certificates	233
Master Servicer Remittance Date	287	Offsetting Modification Fees	327
Master Servicing Fee	319	OID Regulations	339
Master Servicing Fee Rate	319	Open Period	219
Material Breach	299	Operating Advisor	196
Material Document Defect	299	Operating Advisor Consulting Fee	286
Maturity Date LTV	214	Operating Advisor Fee	286
Modeling Assumptions	268	Operating Advisor Fee Rate	286
Modification Fees	326	Operating Advisor Standard	282
Modified Mortgage Loan	260	Operating Advisor Termination Event	283
Monthly Payment	236	P&I Advance	287
Moody’s	284	Pads	216
Morningstar	284	Pari Passu Companion Loan	200
Mortgage	200	Park Bridge Financial	196
Mortgage Loan Documents	298	Park Bridge Lender Services	196
Mortgage Loan Purchase Agreement	202	Participants	260
Mortgage Loan Purchase Agreements	298	Pass-Through Rate	238
Mortgage Loan Sellers	202	Paying Agent	193, 196
Mortgage Loans	199	PCE	101
Mortgage Pool	199	PCIS Persons	10
Mortgage Rate	240	Percentage Interest	235
Mortgaged Properties	199	Permitted Encumbrances	201
Mortgaged Property	199	Permitted Special Servicer/Affiliate Fees	327
MSA	215	PILOT	114
Natixis	167, 218	PIPs	80
Net Default Interest	237	Plaintiff	121
Net Mortgage Pass-Through Rate	240	Plan	341
Net Operating Income	215	Planned Principal Balance	248
Net Prepayment Interest Excess	255	PLL	101
Net Prepayment Interest Shortfall	255	PML	153
Net REO Proceeds	237	Pooling and Servicing Agreement	272
No Downgrade Confirmation	310	PRC	12
NOI	215	Preferred Equity Investment	227
NOI Date	215	Preferred Investors	227
Non-Controlling Note Holder	276	Prepayment Assumption	339
Non-Offered Certificates	16, 233	Prepayment Interest Excess	254
Nonrecoverable Advance	289	Prepayment Interest Shortfall	254
Non-Reduced Certificates	190	Prepayment Premium	221
Non-Serviced Companion Loan	199	Prepayment Premium Lock-Out Period	219
Non-Serviced Loan Combination	200	Prime Rate	289
Non-Serviced Mortgage Loan	200	Princeton	121
Note	200	Principal Distribution Amount	240
Notional Balance	234	Principal Prepayments	237
NRA	215	Private Certificates	233
NREC	167	Privileged Information	282

349

INDEX OF DEFINED TERMS
(Continued)

Privileged Information Exception	282	Serviced Companion Loan	200
Privileged Person	334	Serviced Loan Combination	200
Promotion of Collective Investment		Serviced Pari Passu Companion Loan	200
Schemes Exemptions Order	10	Serviced REO Property	233
Property Advances	288	Servicer Termination Events	303
Prospectus Directive	11, 12	Servicing Compensation	319
Qualification Criteria	175	Servicing Fee	319
Qualified Affiliate	303	Servicing Fee Rate	319
Qualified Substitute Mortgage Loan	300	Servicing Standard	273
Rated Final Distribution Date	33, 252	Servicing Transfer Event	322
Rating Agencies	343	SF	215
RCM	185	SFA	14
REA	85	SFO	13
Realized Loss	252	Similar Law	341
Record Date	235	Small Loan Appraisal Estimate	257
RECP Investors	227	SMMEA	343
Regular Certificates	233	SNDA	117
Reinvestment Yield	220	Sole Certificateholder	319
Related Proceeds	289	Special Servicer	185
Release Date	223	Special Servicer Decision	316
Relevant Implementation Date	12	Special Servicing Fee	323
Relevant Member State	11	Specially Serviced Loan	320
Relevant Persons	10	Sponsors	202
REMIC	142, 337	Sq. Ft.	215
REMIC LTV Test	145	Square Feet	215
REMIC Regulations	337	Stated Principal Balance	253
Removed Mortgage Loan	300	Subordinate Certificates	255
REO Account	233	Sub-Servicing Entity	305
REO Loan	241	T-12	215
REO Property	233	Term to Maturity	215
REO Tax	313	Terms and Conditions	262
Replacement Mortgage Loan	300	Terrorism Insurance Program	111
Repurchase Price	300	Terrorism Premium Cap	112
Requesting Holders	258	TRIPRA	112
Requesting Party	309	TRIPRA 2015	112
Reserve Accounts	201	Trust REMIC	52
Residual Certificates	233	Trust REMICs	337
Restricted Group	342	Trustee	190
Restricted Party	282	Trustee/Certificate Administrator Fee	195
Revised Rate	211	Trustee/Certificate Administrator Fee
RevPar	215	Rate	195
Rialto	185	TTM	215
RMBS	193	U.S. Obligations	221
Rooms	216	U/W EGI	217
Rule 17g-5	308	U/W NCF	215
Rules	262	U/W NCF Debt Yield	213
S&P	284	U/W NCF DSCR	217
SEC	161	U/W NOI	215
Securities Act	335	U/W NOI Debt Yield	214
Securitization Retention Requirements	134	U/W NOI DSCR	217
SEL	153	U/W Revenue	218
Sequential Pay Certificate	233	UBSRES	162
Sequential Pay Certificates	233	UBSRES Data Tape	163

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INDEX OF DEFINED TERMS
(Continued)

UBSRES Deal Team	163	Weighted Average Net Mortgage Pass-
UBSRES Mortgage Loans	162	Through Rate	240
Underwriters	180	Wells Fargo	182, 193
Underwritten NCF	215	WFCM 2015-NXS1 Certificate
Underwritten NCF Debt Yield	213	Administrator	208
Underwritten NCF DSCR	217	WFCM 2015-NXS1 Directing Holder	208
Underwritten Net Cash Flow	215	WFCM 2015-NXS1 Master Servicer	208
Underwritten Net Operating Income	218	WFCM 2015-NXS1 Pooling and
Underwritten NOI	215	Servicing Agreement	208
Underwritten NOI Debt Yield	214	WFCM 2015-NXS1 Special Servicer	208
Underwritten NOI DSCR	217	WFCM 2015-NXS1 Trust Advisor	208
Units	216	WFCM 2015-NXS1 Trustee	208
Unliquidated Advance	291	Withheld Amounts	292
Unscheduled Payments	237	Workout Fee	323
Updated Appraisal	257	Workout-Delayed Reimbursement
Upper-Tier Distribution Account	292	Amount	290
Upper-Tier REMIC	337	WTNA	190
Volcker Rule	134	Yield Maintenance Charge	220
Voting Rights	311	Yield Maintenance Loans	220
Wachovia	182	Yield Maintenance Lock-Out Period	219
		Yield Maintenance Period	220

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ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

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COMM 2015-PC1

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of		Mortgage		Cut-off		General	Detailed			Interest	Original	Remaining	Original	Remaining
Property			Initial Pool	# of	Loan	Original	Date	Maturity	Property	Property	Interest	Administrative	Accrual	Term to	Term to	Amortization	Amortization	Origination
Flag	ID	Property Name	Balance	Properties	Seller(1)	Balance($)(2)(3)	Balance($)(2)(3)(9)	or ARD Balance($)(9)	Type(4)(5)	Type(4)	Rate(6)(8)	Fee Rate(7)	Basis	Maturity or ARD	Maturity or ARD	Term(9)	Term	Date
Loan	1	9000 Sunset	8.5%	1	GACC / JLC	125,000,000	125,000,000	125,000,000	Office	CBD	3.9990%	0.0101%	Actual/360	118	117	0	0	06/02/2015
Loan	2	Princeton GSA Portfolio	7.8%	3	JLC	114,000,000	114,000,000	100,072,807	Office	CBD	5.5850%	0.0101%	Actual/360	120	120	360	360	06/10/2015
Property	2	Sacramento - 1325 J Street	4.8%	1	JLC	69,668,570	69,668,570		Office	CBD
Property	2	San Diego - 8810-8808 Rio San Diego Drive	1.7%	1	JLC	25,302,860	25,302,860		Office	CBD
Property	2	Houston - 1433 West Loop South	1.3%	1	JLC	19,028,570	19,028,570		Office	CBD
Loan	3	Ocean Key Resort and Spa	5.1%	1	UBSRES	75,000,000	75,000,000	61,734,119	Hospitality	Full Service	4.0350%	0.0101%	Actual/360	120	117	336	336	03/25/2015
Loan	4	The Plaza at Harmon Meadow (34)(37)	3.3%	1	BNYM	48,875,000	48,875,000	48,875,000	Mixed Use	Retail/Office	4.7000%	0.0101%	Actual/360	60	57	0	0	03/09/2015
Loan	5	CORE West Industrial Portfolio	3.0%	10	BNYM	44,000,000	44,000,000	36,597,894	Industrial	Warehouse	4.5000%	0.0101%	Actual/360	120	119	360	360	06/01/2015
Property	5	553 - 555 76th Street Southwest	0.4%	1	BNYM	6,232,082	6,232,082		Industrial	Warehouse
Property	5	8181 Logistics Drive	0.4%	1	BNYM	6,081,911	6,081,911		Industrial	Warehouse
Property	5	3232 Kraft Avenue Southeast	0.4%	1	BNYM	5,931,741	5,931,741		Industrial	Warehouse
Property	5	3366 Kraft Avenue Southeast	0.3%	1	BNYM	4,730,375	4,730,375		Industrial	Warehouse
Property	5	425 Gordon Industrial Court Southwest	0.3%	1	BNYM	4,730,375	4,730,375		Industrial	Warehouse
Property	5	3300 Kraft Avenue Southeast	0.3%	1	BNYM	4,617,747	4,617,747		Industrial	Warehouse
Property	5	511 76th Street Southwest	0.3%	1	BNYM	4,580,205	4,580,205		Industrial	Warehouse
Property	5	2851 Prairie Southwest	0.2%	1	BNYM	3,529,010	3,529,010		Industrial	Warehouse
Property	5	100 84th Street Southwest	0.1%	1	BNYM	1,952,218	1,952,218		Industrial	Warehouse
Property	5	5001 Kendrick Street Southeast	0.1%	1	BNYM	1,614,334	1,614,334		Industrial	Warehouse
Loan	6	Riverview Center (34)	2.3%	1	UBSRES	34,500,000	34,319,282	30,488,699	Mixed Use	Office/Warehouse	4.6000%	0.0301%	Actual/360	60	57	300	297	04/01/2015
Loan	7	760 & 800 Westchester Avenue (36)(37)	2.3%	1	Natixis	33,000,000	33,000,000	30,361,355	Office	Suburban	4.6948%	0.0086%	Actual/360	120	112	360	360	10/08/2014
Loan	8	Sentinel Hotel	2.2%	1	BNYM	33,000,000	32,861,475	26,250,595	Hospitality	Full Service	4.0350%	0.0101%	Actual/360	120	117	360	357	03/20/2015
Loan	9	270 Munoz Rivera (38)	2.1%	1	GACC	30,000,000	30,000,000	25,364,885	Office	CBD	4.1300%	0.0101%	Actual/360	120	119	360	360	06/01/2015
Loan	10	Residence Inn San Diego	2.0%	1	GACC	29,750,000	29,710,824	24,056,040	Hospitality	Extended Stay	4.5000%	0.0101%	Actual/360	120	119	360	359	05/28/2015
Loan	11	100 Pearl Street	1.9%	1	Natixis	28,125,000	28,125,000	23,865,485	Office	CBD	4.2600%	0.0101%	Actual/360	120	117	360	360	03/11/2015
Loan	12	1800 41 Street	1.9%	1	UBSRES	28,000,000	28,000,000	24,109,936	Office	Suburban	4.8095%	0.0101%	Actual/360	120	119	360	360	05/13/2015
Loan	13	8500 Tyco Road	1.9%	1	GACC	28,000,000	27,965,286	22,895,361	Industrial	Flex	4.8300%	0.0101%	Actual/360	120	119	360	359	06/05/2015
Loan	14	Piazza Del Sol	1.8%	1	JLC	26,000,000	26,000,000	26,000,000	Office	CBD	3.9990%	0.0101%	Actual/360	118	117	0	0	06/03/2015
Loan	15	City Center at 735 Water Street	1.7%	1	GACC	25,500,000	25,500,000	21,632,093	Office	CBD	4.2500%	0.0101%	Actual/360	120	117	360	360	03/19/2015
Loan	16	Belamar Hotel (38)	1.7%	1	GACC	24,500,000	24,500,000	21,352,347	Hospitality	Full Service	4.3100%	0.0101%	Actual/360	120	119	360	360	05/12/2015
Loan	17	North Park Commons	1.7%	1	UBSRES	24,500,000	24,500,000	22,212,231	Retail	Unanchored	3.9400%	0.0101%	Actual/360	120	118	360	360	04/28/2015
Loan	18	Gateway Portfolio (36)	1.6%	21	Natixis	24,000,000	23,754,088	19,463,897	Retail	Single Tenant	4.5900%	0.0185%	Actual/360	120	112	360	352	10/31/2014
Property	18	Eastfield	0.1%	1	Natixis	1,711,609	1,694,071		Retail	Single Tenant
Property	18	Reames Road	0.1%	1	Natixis	1,705,362	1,687,888		Retail	Single Tenant
Property	18	Whitehall	0.1%	1	Natixis	1,705,362	1,687,888		Retail	Single Tenant
Property	18	Ballantyne	0.1%	1	Natixis	1,474,232	1,459,127		Retail	Single Tenant
Property	18	Wilmington	0.1%	1	Natixis	1,467,985	1,452,944		Retail	Single Tenant
Property	18	Matthews	0.1%	1	Natixis	1,461,739	1,446,761		Retail	Single Tenant
Property	18	Columbine	0.1%	1	Natixis	1,024,466	1,013,969		Retail	Single Tenant
Property	18	DTC	0.1%	1	Natixis	1,024,466	1,013,969		Retail	Single Tenant
Property	18	Mt. Pleasant	0.1%	1	Natixis	1,011,973	1,001,604		Retail	Single Tenant
Property	18	Broomfield	0.1%	1	Natixis	999,479	989,238		Retail	Single Tenant
Property	18	Ken Caryl	0.1%	1	Natixis	999,479	989,238		Retail	Single Tenant
Property	18	Surfside	0.1%	1	Natixis	968,246	958,325		Retail	Single Tenant
Property	18	Mauldin	0.1%	1	Natixis	961,999	952,142		Retail	Single Tenant
Property	18	Charleston	0.1%	1	Natixis	961,999	952,142		Retail	Single Tenant
Property	18	Greenville	0.1%	1	Natixis	961,999	952,142		Retail	Single Tenant
Property	18	Summerville	0.1%	1	Natixis	961,999	952,142		Retail	Single Tenant
Property	18	Northeast	0.1%	1	Natixis	955,752	945,959		Retail	Single Tenant
Property	18	Harbinson	0.1%	1	Natixis	943,259	933,594		Retail	Single Tenant
Property	18	Myrtle Beach	0.1%	1	Natixis	937,012	927,411		Retail	Single Tenant
Property	18	Lexington	0.1%	1	Natixis	930,765	921,228		Retail	Single Tenant
Property	18	Smoky Hill	0.1%	1	Natixis	830,817	822,304		Retail	Single Tenant
Loan	19	7 Eleven & Walgreens Portfolio	1.5%	13	JLC	22,500,000	22,500,000	20,916,667	Retail	Various	4.0400%	0.0101%	Actual/360	120	119	195	195	06/01/2015
Property	19	Walgreens - Milwaukee	0.3%	1	JLC	4,548,792	4,548,792		Retail	Anchored
Property	19	7-Eleven - Akron	0.2%	1	JLC	2,302,349	2,302,349		Retail	Single Tenant
Property	19	7-Eleven - Chagrin Falls	0.2%	1	JLC	2,261,690	2,261,690		Retail	Single Tenant
Property	19	7-Eleven - Strongsville	0.1%	1	JLC	2,170,206	2,170,206		Retail	Single Tenant
Property	19	7-Eleven - Mentor	0.1%	1	JLC	1,900,836	1,900,836		Retail	Single Tenant
Property	19	7-Eleven - Willoughby	0.1%	1	JLC	1,529,817	1,529,817		Retail	Single Tenant
Property	19	7-Eleven - Brunswick	0.1%	1	JLC	1,494,240	1,494,240		Retail	Single Tenant
Property	19	7-Eleven - Stow	0.1%	1	JLC	1,290,942	1,290,942		Retail	Single Tenant
Property	19	7-Eleven - Willoughby Hills	0.1%	1	JLC	1,285,860	1,285,860		Retail	Single Tenant
Property	19	7-Eleven - Painesville	0.1%	1	JLC	996,160	996,160		Retail	Single Tenant
Property	19	7-Eleven - Twinsburg	0.1%	1	JLC	960,583	960,583		Retail	Single Tenant
Property	19	7-Eleven - Streetsboro	0.1%	1	JLC	894,511	894,511		Retail	Single Tenant
Property	19	7-Eleven - Cleveland	0.1%	1	JLC	864,016	864,016		Retail	Single Tenant
Loan	20	Hilton Brentwood (38)	1.5%	1	Natixis	22,500,000	22,500,000	19,577,573	Hospitality	Full Service	4.2450%	0.0101%	Actual/360	120	114	360	360	12/29/2014
Loan	21	Saunders Industrial Portfolio (37)	1.5%	17	JLC	22,500,000	22,500,000	18,880,743	Industrial	Various	4.9610%	0.0101%	Actual/360	120	119	330	330	05/20/2015
Property	21	4748 East Paris Avenue SE	0.2%	1	JLC	3,506,000	3,506,000		Industrial	Flex
Property	21	4595 Broadmoor Avenue SE	0.2%	1	JLC	2,962,000	2,962,000		Industrial	Office/Flex
Property	21	4540 East Paris Avenue SE	0.1%	1	JLC	2,056,000	2,056,000		Industrial	Flex
Property	21	4245 44th Street SE	0.1%	1	JLC	2,013,000	2,013,000		Industrial	Flex
Property	21	4501 Broadmoor Avenue SE	0.1%	1	JLC	1,868,000	1,868,000		Industrial	Flex
Property	21	3390 Broadmoor Avenue SE	0.1%	1	JLC	1,608,000	1,608,000		Industrial	Flex
Property	21	3440 Broadmoor Avenue SE	0.1%	1	JLC	1,356,000	1,356,000		Industrial	Warehouse
Property	21	3535 Roger B Chaffee Memorial Boulevard SE	0.1%	1	JLC	1,301,000	1,301,000		Industrial	Flex
Property	21	4575 44th Street SE	0.1%	1	JLC	867,000	867,000		Industrial	Flex
Property	21	4722 Danvers Drive SE	0.1%	1	JLC	852,000	852,000		Industrial	Warehouse
Property	21	4324 Airlane Drive SE	0.1%	1	JLC	791,000	791,000		Industrial	Flex
Property	21	3420 Broadmoor Avenue SE	0.1%	1	JLC	754,000	754,000		Industrial	Flex

A-1-1

COMM 2015-PC1

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of		Mortgage		Cut-off		General	Detailed			Interest	Original	Remaining	Original	Remaining
Property			Initial Pool	# of	Loan	Original	Date	Maturity	Property	Property	Interest	Administrative	Accrual	Term to	Term to	Amortization	Amortization	Origination
Flag	ID	Property Name	Balance	Properties	Seller(1)	Balance($)(2)(3)	Balance($)(2)(3)(9)	or ARD Balance($)(9)	Type(4)(5)	Type(4)	Rate(6)(8)	Fee Rate(7)	Basis	Maturity or ARD	Maturity or ARD	Term(9)	Term	Date
Property	21	4881 Kendrick Street	0.0%	1	JLC	697,000	697,000		Industrial	Flex
Property	21	760 36th Street SE	0.0%	1	JLC	659,000	659,000		Industrial	Flex
Property	21	4341 Brockton Drive SE	0.0%	1	JLC	498,000	498,000		Industrial	Warehouse
Property	21	4700 Danvers Drive SE	0.0%	1	JLC	480,000	480,000		Industrial	Warehouse
Property	21	475 36th Street SE	0.0%	1	JLC	232,000	232,000		Industrial	Flex
Loan	22	80 Arkay Drive	1.5%	1	Natixis	22,000,000	22,000,000	20,115,531	Office	Suburban	4.4490%	0.0101%	Actual/360	120	95	360	360	06/05/2013
Loan	23	Intuit Regional HQ	1.5%	1	UBSRES	21,900,000	21,900,000	21,900,000	Office	Suburban	4.0450%	0.0101%	Actual/360	120	118	0	0	04/28/2015
Loan	24	Mariposa Shopping Center	1.5%	1	UBSRES	21,225,000	21,225,000	18,425,658	Retail	Anchored	4.1500%	0.0101%	Actual/360	120	115	360	360	01/30/2015
Loan	25	DoubleTree South Bend (38)	1.4%	1	Natixis	20,250,000	20,250,000	17,237,683	Hospitality	Full Service	4.3800%	0.0101%	Actual/360	120	114	360	360	12/30/2014
Loan	26	Tri-Star Estates MHC	1.4%	1	JLC	19,800,000	19,773,507	15,961,762	Manufactured Housing Community	Manufactured Housing Community	4.4120%	0.0101%	Actual/360	120	119	360	359	06/05/2015
Loan	27	Sandcastle Inn Pacifica (38)	1.3%	1	GACC	18,600,000	18,600,000	18,600,000	Hospitality	Limited Service	4.5400%	0.0101%	Actual/360	120	119	0	0	06/04/2015
Loan	28	River Corporate Center	1.2%	1	UBSRES	17,220,000	17,172,145	13,677,609	Office	Suburban	3.9925%	0.0101%	Actual/360	120	118	360	358	04/29/2015
Loan	29	Florida City Centre	1.2%	1	JLC	17,000,000	17,000,000	14,759,989	Retail	Anchored	4.1510%	0.0101%	Actual/360	120	117	360	360	03/27/2015
Loan	30	Crosswinds Shopping Center	1.1%	1	UBSRES	16,000,000	16,000,000	13,973,590	Retail	Anchored	4.3990%	0.0101%	Actual/360	120	119	360	360	06/01/2015
Loan	31	Hilton Garden Inn Fairfield	1.1%	1	UBSRES	16,000,000	15,961,623	13,040,288	Hospitality	Select Service	4.7300%	0.0101%	Actual/360	120	118	360	358	05/06/2015
Loan	32	Bridgecreek Business Park (38)	1.1%	1	GACC	15,600,000	15,600,000	15,600,000	Mixed Use	Office/Retail/Warehouse	4.1500%	0.0101%	Actual/360	120	118	0	0	04/30/2015
Loan	33	Resort at Paws Up	1.1%	1	JLC	15,750,000	15,499,132	10,985,103	Hospitality	Full Service	5.0500%	0.0101%	Actual/360	120	112	270	262	10/29/2014
Loan	34	ABC Mini Storage Portfolio	1.1%	3	JLC	15,500,000	15,382,613	12,202,152	Self Storage	Self Storage	3.7550%	0.0101%	Actual/360	120	115	360	355	02/06/2015
Property	34	ABC Mini Storage - West	0.5%	1	JLC	6,987,705	6,934,785		Self Storage	Self Storage
Property	34	ABC Mini Storage - Valley	0.4%	1	JLC	5,336,066	5,295,654		Self Storage	Self Storage
Property	34	ABC Mini Storage - North	0.2%	1	JLC	3,176,229	3,152,174		Self Storage	Self Storage
Loan	35	Gas Light Building (34)	1.1%	1	GACC	15,375,000	15,375,000	13,344,932	Office	CBD	4.1380%	0.0576%	Actual/360	120	117	360	360	03/27/2015
Loan	36	Crossroads Plaza Shopping Center (34)	1.0%	1	BNYM	15,250,000	15,250,000	12,929,594	Retail	Anchored	4.2300%	0.0101%	Actual/360	120	119	360	360	06/04/2015
Loan	37	The Hub Shopping Center	1.0%	1	GACC	15,000,000	14,979,371	12,028,088	Retail	Shadow Anchored	4.2600%	0.0101%	Actual/360	120	119	360	359	05/14/2015
Loan	38	Summerfield Shopping Center	1.0%	1	JLC	14,025,000	14,025,000	12,471,129	Retail	Anchored	5.2800%	0.0101%	Actual/360	120	117	360	360	03/12/2015
Loan	39	Crossroads of Laurel	0.9%	1	JLC	13,500,000	13,443,138	10,731,905	Retail	Anchored	4.0170%	0.0101%	Actual/360	120	117	360	357	03/23/2015
Loan	40	Inn at Marina Del Rey Pacifica (38)	0.9%	1	GACC	13,300,000	13,300,000	13,300,000	Hospitality	Limited Service	4.5400%	0.0101%	Actual/360	120	119	0	0	06/04/2015
Loan	41	Hoover Square	0.9%	1	JLC	13,125,000	13,125,000	11,128,519	Multifamily	Garden	4.7060%	0.0101%	Actual/360	120	119	360	360	06/05/2015
Loan	42	Valley View Commerce Center (38)	0.9%	1	GACC	13,000,000	13,000,000	13,000,000	Mixed Use	Office/Retail/Warehouse	4.1500%	0.0101%	Actual/360	120	118	0	0	04/30/2015
Loan	43	Inn at Venice Beach Pacifica (38)	0.9%	1	GACC	12,625,000	12,625,000	12,625,000	Hospitality	Limited Service	4.4900%	0.0101%	Actual/360	120	119	0	0	06/04/2015
Loan	44	Hampton Inn Highlands Ranch	0.8%	1	JLC	12,400,000	12,311,388	9,064,849	Hospitality	Limited Service	4.3900%	0.0101%	Actual/360	120	116	300	296	02/11/2015
Loan	45	Townhomes With A View (38)	0.8%	1	JLC	12,200,000	12,200,000	10,715,742	Multifamily	Garden	4.6500%	0.0101%	Actual/360	120	114	360	360	12/19/2014
Loan	46	4444 Lakeside	0.8%	1	JLC	11,700,000	11,609,115	9,477,832	Office	CBD	4.5570%	0.0101%	Actual/360	120	114	360	354	12/23/2014
Loan	47	InnVite Hotel Portfolio	0.8%	3	JLC	11,550,000	11,473,935	8,606,746	Hospitality	Limited Service	4.9000%	0.0101%	Actual/360	120	116	300	296	02/27/2015
Property	47	Hampton Inn Lancaster	0.3%	1	JLC	4,200,000	4,172,340		Hospitality	Limited Service
Property	47	Red Roof PLUS+ Columbus Dublin	0.3%	1	JLC	4,100,000	4,072,999		Hospitality	Limited Service
Property	47	Quality Inn & Suites North/Polaris	0.2%	1	JLC	3,250,000	3,228,597		Hospitality	Limited Service
Loan	48	The Row	0.8%	1	UBSRES	11,100,000	11,100,000	9,595,382	Retail	Unanchored	3.9700%	0.0101%	Actual/360	120	118	360	360	04/30/2015
Loan	49	Sandstone Village Shopping Center	0.7%	1	UBSRES	10,755,000	10,755,000	9,340,331	Retail	Anchored	4.1623%	0.0101%	Actual/360	120	119	360	360	05/15/2015
Loan	50	Reliant Corporate Center	0.7%	2	JLC	10,700,000	10,631,448	9,532,931	Office	Urban	5.0690%	0.0101%	Actual/360	60	56	300	296	03/02/2015
Property	50	2626 S. Loop	0.4%	1	JLC	6,080,000	6,041,047		Office	Urban
Property	50	2616 S. Loop	0.3%	1	JLC	4,620,000	4,590,401		Office	Urban
Loan	51	Park Plaza on the Curve	0.6%	1	JLC	9,200,000	9,153,114	7,426,929	Retail	Anchored	4.4500%	0.0101%	Actual/360	120	116	360	356	02/13/2015
Loan	52	Greenhill Village and Great North	0.6%	2	JLC	9,000,000	9,000,000	8,198,512	Multifamily	Garden	4.2230%	0.0101%	Actual/360	120	119	360	360	05/15/2015
Property	52	Greenhill Village	0.5%	1	JLC	6,800,000	6,800,000		Multifamily	Garden
Property	52	Great North Woods	0.2%	1	JLC	2,200,000	2,200,000		Multifamily	Garden
Loan	53	Homewood Suites - Port Richey	0.6%	1	UBSRES	8,700,000	8,674,753	4,872,749	Hospitality	Extended Stay	4.8703%	0.0101%	Actual/360	120	119	216	215	05/28/2015
Loan	54	Fountain Valley Business Center (38)	0.6%	1	GACC	8,350,000	8,350,000	8,350,000	Mixed Use	Retail/Office	4.1500%	0.0101%	Actual/360	120	118	0	0	04/30/2015
Loan	55	Hampton Inn St. Charles	0.6%	1	Natixis	8,222,100	8,222,100	7,690,419	Hospitality	Limited Service	4.6400%	0.0101%	Actual/360	60	56	360	360	02/06/2015
Loan	56	Plaza Del Lago	0.5%	1	JLC	8,000,000	8,000,000	6,780,371	Retail	Unanchored	4.2170%	0.0101%	Actual/360	120	117	360	360	03/31/2015
Loan	57	Chicago Retail	0.5%	2	Natixis	7,800,000	7,800,000	7,121,652	Retail	Unanchored	4.3600%	0.0101%	Actual/360	120	116	360	360	03/05/2015
Property	57	1250 South Michigan	0.3%	1	Natixis	4,253,868	4,253,868		Retail	Unanchored
Property	57	1400 South Michigan	0.2%	1	Natixis	3,546,132	3,546,132		Retail	Unanchored
Loan	58	Serenade Apartments	0.5%	1	UBSRES	7,500,000	7,500,000	6,404,663	Multifamily	Garden	4.5000%	0.0101%	Actual/360	120	115	360	360	01/16/2015
Loan	59	West-Tel Plaza & Tyler	0.5%	2	UBSRES	7,500,000	7,490,616	6,122,460	Retail	Unanchored	4.7800%	0.0101%	Actual/360	120	119	360	359	05/14/2015
Property	59	West-Tel Plaza	0.3%	1	UBSRES	4,294,235	4,288,862		Retail	Unanchored
Property	59	Tyler	0.2%	1	UBSRES	3,205,765	3,201,754		Retail	Unanchored
Loan	60	Parkway Tower	0.5%	1	BNYM	7,425,000	7,425,000	6,449,538	Office	Suburban	4.1700%	0.0101%	Actual/360	120	119	360	360	05/28/2015
Loan	61	Mount Vernon Shopping Center	0.5%	1	JLC	7,250,000	7,250,000	7,250,000	Retail	Anchored	4.3000%	0.0101%	Actual/360	120	116	0	0	03/02/2015
Loan	62	Hampton Inn Rochester	0.5%	1	Natixis	7,156,650	7,156,650	6,698,863	Hospitality	Limited Service	4.7000%	0.0101%	Actual/360	60	56	360	360	02/06/2015
Loan	63	Citrus Meadows Apartments	0.5%	1	BNYM	7,000,000	7,000,000	5,924,677	Multifamily	Garden	4.1700%	0.0101%	Actual/360	120	116	360	360	02/27/2015
Loan	64	Surfside Beach Commons	0.5%	1	BNYM	6,750,000	6,722,801	5,410,796	Retail	Anchored	4.2500%	0.0101%	Actual/360	120	117	360	357	03/12/2015
Loan	65	Wyndham Garden Charlotte Airport	0.5%	1	JLC	6,700,000	6,678,133	4,997,896	Hospitality	Limited Service	4.9290%	0.0101%	Actual/360	120	118	300	298	04/28/2015
Loan	66	Morgan Stanley Tucson	0.4%	1	UBSRES	5,880,550	5,880,550	5,395,092	Office	Suburban	4.6625%	0.0101%	Actual/360	120	119	360	360	05/20/2015
Loan	67	Opus Seaway	0.4%	1	JLC	5,600,000	5,540,774	5,117,886	Industrial	Warehouse	4.4220%	0.0101%	Actual/360	60	52	360	352	11/06/2014
Loan	68	7 Carnegie Plaza	0.4%	1	UBSRES	5,500,000	5,500,000	5,010,368	Office	Suburban	4.7500%	0.0101%	Actual/360	60	54	300	300	12/16/2014
Loan	69	8787 Wallisville Road (34)	0.4%	1	GACC	5,305,000	5,297,625	4,244,915	Industrial	Warehouse	4.2000%	0.0401%	Actual/360	120	119	360	359	05/29/2015
Loan	70	Taylor Retail	0.4%	1	JLC	5,200,000	5,200,000	4,145,756	Retail	Shadow Anchored	4.4980%	0.0101%	Actual/360	120	118	300	300	04/24/2015
Loan	71	Hampton Inn - Sunbury	0.3%	1	UBSRES	5,000,000	4,991,936	3,775,667	Hospitality	Limited Service	5.2690%	0.0101%	Actual/360	120	119	300	299	06/05/2015
Loan	72	Chapin Center	0.3%	1	BNYM	4,850,000	4,843,461	3,904,115	Retail	Anchored	4.3700%	0.0101%	Actual/360	120	119	360	359	06/01/2015
Loan	73	1625-1655 McCarthy	0.3%	1	JLC	4,600,000	4,593,538	3,673,206	Industrial	Flex	4.1420%	0.0101%	Actual/360	120	119	360	359	05/29/2015
Loan	74	St. Charles Apartments	0.3%	1	UBSRES	4,400,000	4,394,142	3,550,419	Multifamily	Garden	4.4393%	0.0101%	Actual/360	120	119	360	359	05/22/2015
Loan	75	Eagle Manor	0.2%	1	UBSRES	3,450,000	3,445,548	2,800,341	Multifamily	Garden	4.6113%	0.0101%	Actual/360	120	119	360	359	05/21/2015
Loan	76	Harmony Grove Industrial Park	0.2%	1	JLC	3,020,000	3,020,000	2,595,671	Industrial	Warehouse	4.7390%	0.0101%	Actual/360	120	119	360	360	05/22/2015
Loan	77	Town Way Place Apartments	0.2%	1	BNYM	3,000,000	3,000,000	2,628,029	Multifamily	Garden	4.5300%	0.0101%	Actual/360	120	119	360	360	06/03/2015
Loan	78	Quail Medical Building B	0.2%	1	JLC	2,500,000	2,481,959	1,823,248	Office	Medical	4.3280%	0.0101%	Actual/360	120	116	300	296	02/12/2015
Loan	79	Castle Dome Self Storage	0.2%	1	UBSRES	2,300,000	2,300,000	2,300,000	Self Storage	Self Storage	4.0000%	0.0101%	Actual/360	120	118	0	0	04/23/2015
Loan	80	Sherwin Williams and Sleepy’s	0.1%	1	BNYM	1,850,000	1,847,517	1,490,496	Retail	Shadow Anchored	4.3950%	0.0101%	Actual/360	120	119	360	359	05/07/2015

A-1-2

COMM 2015-PC1

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

										Pari Passu	Pari Passu
			% of	First				Monthly	Annual	Companion Loan	Companion Loan	Remaining			Crossed
Property			Initial Pool	Payment	Maturity	ARD Loan	Final	Debt	Debt	Monthly Debt	Annual Debt	Interest Only		Cash	With	Related	Underwritten	Underwritten	Grace	Payment
Flag	ID	Property Name	Balance	Date	or ARD Date(6)	(Yes/No)	Maturity Date	Service($)(9)(10)	Service($)(9)(10)	Service($)	Service($)	Period	Lockbox(11)	Management(12)	Other Loans	Borrower	NOI DSCR(9) (10)(13)	NCF DSCR(9)(10)(13)	Period(14)	Date
Loan	1	9000 Sunset	8.5%	07/06/2015	04/06/2025	No	04/06/2025	422,348	5,068,177			117	Soft Springing Hard	Springing	No	Yes - A	2.03x	2.00x	0	6
Loan	2	Princeton GSA Portfolio	7.8%	08/06/2015	07/06/2025	No	07/06/2025	653,372	7,840,466			24	Hard	In Place	No		1.35x	1.21x	0	6
Property	2	Sacramento - 1325 J Street	4.8%
Property	2	San Diego - 8810-8808 Rio San Diego Drive	1.7%
Property	2	Houston - 1433 West Loop South	1.3%
Loan	3	Ocean Key Resort and Spa	5.1%	05/06/2015	04/06/2025	No	04/06/2025	372,899	4,474,787			21	Springing Hard	Springing	No		2.08x	1.85x	0	6
Loan	4	The Plaza at Harmon Meadow (34)(37)	3.3%	05/06/2015	04/06/2020	No	04/06/2020	194,086	2,329,029			57	Hard	Springing	No		1.96x	1.90x	0	6
Loan	5	CORE West Industrial Portfolio	3.0%	07/06/2015	06/06/2025	No	06/06/2025	222,942	2,675,298			11	Hard	Springing	No	Yes - B	1.80x	1.67x	0	6
Property	5	553 - 555 76th Street Southwest	0.4%
Property	5	8181 Logistics Drive	0.4%
Property	5	3232 Kraft Avenue Southeast	0.4%
Property	5	3366 Kraft Avenue Southeast	0.3%
Property	5	425 Gordon Industrial Court Southwest	0.3%
Property	5	3300 Kraft Avenue Southeast	0.3%
Property	5	511 76th Street Southwest	0.3%
Property	5	2851 Prairie Southwest	0.2%
Property	5	100 84th Street Southwest	0.1%
Property	5	5001 Kendrick Street Southeast	0.1%
Loan	6	Riverview Center (34)	2.3%	05/06/2015	04/06/2020	No	04/06/2020	193,726	2,324,708				Hard	Springing	No		2.05x	1.88x	0	6
Loan	7	760 & 800 Westchester Avenue (36)(37)	2.3%	12/05/2014	11/05/2024	No	11/05/2024	170,660	2,047,918	346,491	4,157,894	52	Hard	In Place	No		1.45x	1.35x	0	5
Loan	8	Sentinel Hotel	2.2%	05/06/2015	04/06/2025	No	04/06/2025	158,214	1,898,564				Hard	Springing	No		1.93x	1.79x	0	6
Loan	9	270 Munoz Rivera (38)	2.1%	07/01/2015	06/01/2025	No	06/01/2025	145,482	1,745,785			23	Hard	Springing	No		2.09x	1.93x	5	1
Loan	10	Residence Inn San Diego	2.0%	07/01/2015	06/01/2025	No	06/01/2025	150,739	1,808,867				Hard	Springing	No		1.88x	1.71x	0	1
Loan	11	100 Pearl Street	1.9%	05/05/2015	04/05/2025	No	04/05/2025	138,523	1,662,274			21	Hard	Springing	No		1.69x	1.51x	0	5
Loan	12	1800 41 Street	1.9%	07/06/2015	06/06/2025	No	06/06/2025	147,067	1,764,806			23	Hard	Springing	No		1.52x	1.31x	0	6
Loan	13	8500 Tyco Road	1.9%	07/06/2015	06/06/2025	No	06/06/2025	147,414	1,768,974				Hard	In Place	No		1.31x	1.25x	0	6
Loan	14	Piazza Del Sol	1.8%	07/06/2015	04/06/2025	No	04/06/2025	87,848	1,054,181			117	Soft Springing Hard	Springing	No	Yes - A	2.03x	1.98x	0	6
Loan	15	City Center at 735 Water Street	1.7%	05/06/2015	04/06/2025	No	04/06/2025	125,445	1,505,336			21	Springing Hard	Springing	No		1.60x	1.42x	0	6
Loan	16	Belamar Hotel (38)	1.7%	07/06/2015	06/06/2025	No	06/06/2025	121,387	1,456,649			35	Hard	Springing	No	Yes - C	2.11x	1.88x	0	6
Loan	17	North Park Commons	1.7%	06/06/2015	05/06/2025	No	05/06/2025	116,121	1,393,450			58	Springing Hard	Springing	No	Yes - D	1.43x	1.36x	0	6
Loan	18	Gateway Portfolio (36)	1.6%	12/05/2014	11/05/2024	No	11/05/2024	122,891	1,474,695	73,837	886,046		Hard	Springing	No		1.70x	1.58x	0	5
Property	18	Eastfield	0.1%
Property	18	Reames Road	0.1%
Property	18	Whitehall	0.1%
Property	18	Ballantyne	0.1%
Property	18	Wilmington	0.1%
Property	18	Matthews	0.1%
Property	18	Columbine	0.1%
Property	18	DTC	0.1%
Property	18	Mt. Pleasant	0.1%
Property	18	Broomfield	0.1%
Property	18	Ken Caryl	0.1%
Property	18	Surfside	0.1%
Property	18	Mauldin	0.1%
Property	18	Charleston	0.1%
Property	18	Greenville	0.1%
Property	18	Summerville	0.1%
Property	18	Northeast	0.1%
Property	18	Harbinson	0.1%
Property	18	Myrtle Beach	0.1%
Property	18	Lexington	0.1%
Property	18	Smoky Hill	0.1%
Loan	19	7 Eleven & Walgreens Portfolio	1.5%	07/06/2015	06/06/2025	No	06/06/2025	158,773	1,905,278			100	Hard	Springing	No		1.30x	1.30x	0	6
Property	19	Walgreens - Milwaukee	0.3%
Property	19	7-Eleven - Akron	0.2%
Property	19	7-Eleven - Chagrin Falls	0.2%
Property	19	7-Eleven - Strongsville	0.1%
Property	19	7-Eleven - Mentor	0.1%
Property	19	7-Eleven - Willoughby	0.1%
Property	19	7-Eleven - Brunswick	0.1%
Property	19	7-Eleven - Stow	0.1%
Property	19	7-Eleven - Willoughby Hills	0.1%
Property	19	7-Eleven - Painesville	0.1%
Property	19	7-Eleven - Twinsburg	0.1%
Property	19	7-Eleven - Streetsboro	0.1%
Property	19	7-Eleven - Cleveland	0.1%
Loan	20	Hilton Brentwood (38)	1.5%	02/05/2015	01/05/2025	No	01/05/2025	110,621	1,327,447			30	Hard	Springing	No		1.90x	1.65x	0	5
Loan	21	Saunders Industrial Portfolio (37)	1.5%	07/06/2015	06/06/2025	No	06/06/2025	125,073	1,500,879			23	Hard	Springing	No	Yes - B	1.51x	1.36x	0	6
Property	21	4748 East Paris Avenue SE	0.2%
Property	21	4595 Broadmoor Avenue SE	0.2%
Property	21	4540 East Paris Avenue SE	0.1%
Property	21	4245 44th Street SE	0.1%
Property	21	4501 Broadmoor Avenue SE	0.1%
Property	21	3390 Broadmoor Avenue SE	0.1%
Property	21	3440 Broadmoor Avenue SE	0.1%
Property	21	3535 Roger B Chaffee Memorial Boulevard SE	0.1%
Property	21	4575 44th Street SE	0.1%
Property	21	4722 Danvers Drive SE	0.1%
Property	21	4324 Airlane Drive SE	0.1%
Property	21	3420 Broadmoor Avenue SE	0.1%

A-1-3

COMM 2015-PC1

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

										Pari Passu	Pari Passu
			% of	First				Monthly	Annual	Companion Loan	Companion Loan	Remaining			Crossed
Property			Initial Pool	Payment	Maturity	ARD Loan	Final	Debt	Debt	Monthly Debt	Annual Debt	Interest Only		Cash	With	Related	Underwritten	Underwritten	Grace	Payment
Flag	ID	Property Name	Balance	Date	or ARD Date(6)	(Yes/No)	Maturity Date	Service($)(9)(10)	Service($)(9)(10)	Service($)	Service($)	Period	Lockbox(11)	Management(12)	Other Loans	Borrower	NOI DSCR(9) (10)(13)	NCF DSCR(9)(10)(13)	Period(14)	Date
Property	21	4881 Kendrick Street	0.0%
Property	21	760 36th Street SE	0.0%
Property	21	4341 Brockton Drive SE	0.0%
Property	21	4700 Danvers Drive SE	0.0%
Property	21	475 36th Street SE	0.0%
Loan	22	80 Arkay Drive	1.5%	07/05/2013	06/05/2023	No	06/05/2023	110,805	1,329,661			35	Hard	Springing	No		1.53x	1.36x	0	5
Loan	23	Intuit Regional HQ	1.5%	06/06/2015	05/06/2025	Yes	07/06/2026	74,847	898,159			118	Springing Hard	Springing	No		2.50x	2.28x	0	6
Loan	24	Mariposa Shopping Center	1.5%	03/06/2015	02/06/2025	No	02/06/2025	103,175	1,238,105			31	Hard	Springing	No		1.81x	1.63x	0	6
Loan	25	DoubleTree South Bend (38)	1.4%	02/05/2015	01/05/2025	No	01/05/2025	101,165	1,213,980			18	Hard	Springing	No		2.06x	1.71x	0	5
Loan	26	Tri-Star Estates MHC	1.4%	07/06/2015	06/06/2025	No	06/06/2025	99,291	1,191,493				Hard	Springing	No		1.61x	1.57x	0	6
Loan	27	Sandcastle Inn Pacifica (38)	1.3%	07/06/2015	06/06/2025	No	06/06/2025	71,347	856,168			119	Springing Hard	Springing	No	Yes - C	2.93x	2.67x	0	6
Loan	28	River Corporate Center	1.2%	06/06/2015	05/06/2025	No	05/06/2025	82,136	985,638				Hard	Springing	No		1.58x	1.40x	0	6
Loan	29	Florida City Centre	1.2%	05/06/2015	04/06/2025	No	04/06/2025	82,647	991,770			33	Hard	Springing	No		1.56x	1.52x	0	6
Loan	30	Crosswinds Shopping Center	1.1%	07/06/2015	06/06/2025	No	06/06/2025	80,112	961,347			35	Springing Hard	Springing	No		1.48x	1.38x	0	6
Loan	31	Hilton Garden Inn Fairfield	1.1%	06/06/2015	05/06/2025	No	05/06/2025	83,271	999,250				Hard	Springing	No		2.06x	1.80x	0	6
Loan	32	Bridgecreek Business Park (38)	1.1%	06/06/2015	05/06/2025	No	05/06/2025	54,699	656,392			118	Hard	Springing	No	Yes - E	2.11x	1.93x	0	6
Loan	33	Resort at Paws Up	1.1%	12/06/2014	11/06/2024	No	11/06/2024	97,729	1,172,751				Hard	Springing	No		3.60x	2.98x	0	6
Loan	34	ABC Mini Storage Portfolio	1.1%	03/06/2015	02/06/2025	No	02/06/2025	71,827	861,923				NAP	NAP	No		2.10x	2.03x	0	6
Property	34	ABC Mini Storage - West	0.5%
Property	34	ABC Mini Storage - Valley	0.4%
Property	34	ABC Mini Storage - North	0.2%
Loan	35	Gas Light Building (34)	1.1%	05/06/2015	04/06/2025	No	04/06/2025	74,631	895,573			33	Hard	Springing	No		1.90x	1.61x	0	6
Loan	36	Crossroads Plaza Shopping Center (34)	1.0%	07/06/2015	06/06/2025	No	06/06/2025	74,842	898,109			23	Springing Hard	Springing	No		1.77x	1.65x	0	6
Loan	37	The Hub Shopping Center	1.0%	07/06/2015	06/06/2025	No	06/06/2025	73,879	886,546				Hard	Springing	No		1.99x	1.84x	0	6
Loan	38	Summerfield Shopping Center	1.0%	05/06/2015	04/06/2025	No	04/06/2025	77,707	932,489			32	Hard	In Place	No		1.39x	1.31x	0	6
Loan	39	Crossroads of Laurel	0.9%	05/06/2015	04/06/2025	No	04/06/2025	64,583	775,001				NAP	NAP	No		1.94x	1.77x	0	6
Loan	40	Inn at Marina Del Rey Pacifica (38)	0.9%	07/06/2015	06/06/2025	No	06/06/2025	51,017	612,206			119	Springing Hard	Springing	No	Yes - C	2.74x	2.45x	0	6
Loan	41	Hoover Square	0.9%	07/06/2015	06/06/2025	No	06/06/2025	68,119	817,423			17	Springing Soft	Springing	No		1.48x	1.36x	0	6
Loan	42	Valley View Commerce Center (38)	0.9%	06/06/2015	05/06/2025	No	05/06/2025	45,583	546,993			118	Hard	Springing	No	Yes - E	2.06x	1.92x	0	6
Loan	43	Inn at Venice Beach Pacifica (38)	0.9%	07/06/2015	06/06/2025	No	06/06/2025	47,895	574,736			119	Springing Hard	Springing	No	Yes - C	2.91x	2.66x	0	6
Loan	44	Hampton Inn Highlands Ranch	0.8%	04/06/2015	03/06/2025	No	03/06/2025	68,151	817,816				NAP	NAP	No		1.89x	1.65x	0	6
Loan	45	Townhomes With A View (38)	0.8%	02/06/2015	01/06/2025	No	01/06/2025	62,908	754,892			30	Springing Soft	Springing	No		1.54x	1.47x	0	6
Loan	46	4444 Lakeside	0.8%	02/06/2015	01/06/2025	No	01/06/2025	59,679	716,149				Hard	Springing	No		1.57x	1.46x	0	6
Loan	47	InnVite Hotel Portfolio	0.8%	04/06/2015	03/06/2025	No	03/06/2025	66,849	802,187				Springing Hard	Springing	No		2.30x	2.07x	0	6
Property	47	Hampton Inn Lancaster	0.3%
Property	47	Red Roof PLUS+ Columbus Dublin	0.3%
Property	47	Quality Inn & Suites North/Polaris	0.2%
Loan	48	The Row	0.8%	06/06/2015	05/06/2025	No	05/06/2025	52,801	633,616			34	Springing Hard	Springing	No	Yes - D	1.33x	1.33x	0	6
Loan	49	Sandstone Village Shopping Center	0.7%	07/06/2015	06/06/2025	No	06/06/2025	52,357	628,289			35	Hard	Springing	No		1.62x	1.49x	0	6
Loan	50	Reliant Corporate Center	0.7%	04/06/2015	03/06/2020	No	03/06/2020	62,982	755,784				Soft	Springing	No		1.70x	1.45x	0	6
Property	50	2626 S. Loop	0.4%
Property	50	2616 S. Loop	0.3%
Loan	51	Park Plaza on the Curve	0.6%	04/06/2015	03/06/2025	No	03/06/2025	46,342	556,106				Hard	Springing	No		1.53x	1.40x	0	6
Loan	52	Greenhill Village and Great North	0.6%	07/06/2015	06/06/2025	No	06/06/2025	44,132	529,589			59	Springing Soft	Springing	No		1.93x	1.81x	0	6
Property	52	Greenhill Village	0.5%
Property	52	Great North Woods	0.2%
Loan	53	Homewood Suites - Port Richey	0.6%	07/06/2015	06/06/2025	No	06/06/2025	60,556	726,676				Springing Hard	Springing	No		1.50x	1.34x	0	6
Loan	54	Fountain Valley Business Center (38)	0.6%	06/06/2015	05/06/2025	No	05/06/2025	29,278	351,338			118	Hard	Springing	No	Yes - E	2.20x	1.98x	0	6
Loan	55	Hampton Inn St. Charles	0.6%	04/05/2015	03/05/2020	No	03/05/2020	42,347	508,163			8	Hard	Springing	No	Yes - F	2.27x	2.04x	0	5
Loan	56	Plaza Del Lago	0.5%	05/06/2015	04/06/2025	No	04/06/2025	39,201	470,409			21	Soft Springing Hard	Springing	No	Yes - G	1.47x	1.40x	0	6
Loan	57	Chicago Retail	0.5%	04/05/2015	03/05/2025	No	03/05/2025	38,875	466,503			56	Hard	In Place	No		1.55x	1.51x	0	5
Property	57	1250 South Michigan	0.3%
Property	57	1400 South Michigan	0.2%
Loan	58	Serenade Apartments	0.5%	03/06/2015	02/06/2025	No	02/06/2025	38,001	456,017			19	Springing Soft	Springing	No		2.01x	1.77x	0	6
Loan	59	West-Tel Plaza & Tyler	0.5%	07/06/2015	06/06/2025	No	06/06/2025	39,259	471,111				Springing Hard	Springing	No		1.60x	1.47x	0	6
Property	59	West-Tel Plaza	0.3%
Property	59	Tyler	0.2%
Loan	60	Parkway Tower	0.5%	07/06/2015	06/06/2025	No	06/06/2025	36,180	434,156			35	Springing Hard	Springing	No		1.93x	1.71x	0	6
Loan	61	Mount Vernon Shopping Center	0.5%	04/06/2015	03/06/2025	No	03/06/2025	26,340	316,080			116	NAP	NAP	No		2.50x	2.31x	0	6
Loan	62	Hampton Inn Rochester	0.5%	04/05/2015	03/05/2020	No	03/05/2020	37,117	445,405			8	Hard	Springing	No	Yes - F	2.25x	1.99x	0	5
Loan	63	Citrus Meadows Apartments	0.5%	04/06/2015	03/05/2025	No	03/05/2025	34,109	409,305			20	Springing Hard	Springing	No		1.88x	1.76x	0	6
Loan	64	Surfside Beach Commons	0.5%	05/06/2015	04/06/2025	No	04/06/2025	33,206	398,471				Springing Hard	Springing	No	Yes - H	1.67x	1.62x	0	6
Loan	65	Wyndham Garden Charlotte Airport	0.5%	06/06/2015	05/06/2025	No	05/06/2025	38,891	466,691				Hard	Springing	No		1.92x	1.74x	0	6
Loan	66	Morgan Stanley Tucson	0.4%	07/06/2015	06/06/2025	No	06/06/2025	30,366	364,396			59	Hard	Springing	No		1.64x	1.57x	0	6
Loan	67	Opus Seaway	0.4%	12/06/2014	11/06/2019	No	11/06/2019	28,115	337,385				Hard	In Place	No		2.40x	2.30x	0	6
Loan	68	7 Carnegie Plaza	0.4%	02/06/2015	01/06/2020	No	01/06/2020	31,356	376,277			6	Hard	In Place	No		2.15x	1.93x	0	6
Loan	69	8787 Wallisville Road (34)	0.4%	07/06/2015	06/06/2025	No	06/06/2025	25,942	311,308				Hard	In Place	No		1.82x	1.66x	0	6
Loan	70	Taylor Retail	0.4%	06/06/2015	05/06/2025	No	05/06/2025	28,897	346,769			22	Springing Hard	Springing	No		1.53x	1.40x	0	6
Loan	71	Hampton Inn - Sunbury	0.3%	07/06/2015	06/06/2025	No	06/06/2025	30,018	360,222				Springing Hard	Springing	No		1.90x	1.73x	0	6
Loan	72	Chapin Center	0.3%	07/06/2015	06/06/2025	No	06/06/2025	24,201	290,412				Springing Hard	Springing	No	Yes - H	1.53x	1.47x	0	6
Loan	73	1625-1655 McCarthy	0.3%	07/06/2015	06/06/2025	No	06/06/2025	22,339	268,072				Hard	Springing	No		2.19x	1.90x	0	6
Loan	74	St. Charles Apartments	0.3%	07/06/2015	06/06/2025	No	06/06/2025	22,136	265,629				Springing Hard	Springing	No		1.81x	1.69x	0	6
Loan	75	Eagle Manor	0.2%	07/06/2015	06/06/2025	No	06/06/2025	17,710	212,514				Springing Hard	Springing	No		1.45x	1.32x	0	6
Loan	76	Harmony Grove Industrial Park	0.2%	07/06/2015	06/06/2025	No	06/06/2025	15,734	188,805			23	Soft Springing Hard	Springing	No	Yes - G	1.67x	1.53x	0	6
Loan	77	Town Way Place Apartments	0.2%	07/06/2015	06/06/2025	No	06/06/2025	15,254	183,049			35	Springing Hard	Springing	No		1.95x	1.82x	0	6
Loan	78	Quail Medical Building B	0.2%	04/06/2015	03/06/2025	No	03/06/2025	13,653	163,834				Springing Soft	Springing	No		1.80x	1.61x	0	6
Loan	79	Castle Dome Self Storage	0.2%	06/06/2015	05/06/2025	No	05/06/2025	7,773	93,278			118	NAP	NAP	No		3.13x	3.03x	0	6
Loan	80	Sherwin Williams and Sleepy’s	0.1%	07/06/2015	06/06/2025	No	06/06/2025	9,259	111,103				Springing Hard	Springing	No		1.55x	1.49x	0	6

A-1-4

COMM 2015-PC1

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

																Net		Loan per Net
			% of			FIRREA	Cut-Off									Rentable Area	Units	Rentable Area
Property			Initial Pool	Appraised	Appraisal	Compliant	Date LTV	LTV Ratio at						Year	Year	(SF/Units	of	(SF/Units/
Flag	ID	Property Name	Balance	Value ($)(15)	As-of Date	(Yes/No)	Ratio(13)(15)(16)	Maturity or ARD(13)(15)(16)	Address	City	County	State	Zip Code	Built	Renovated	Rooms/Pads)(4)	Measure	Rooms/Pads) ($)(13)
Loan	1	9000 Sunset	8.5%	193,000,000	04/14/2015	Yes	64.8%	64.8%	9000 West Sunset Boulevard	West Hollywood	Los Angeles	CA	90069	1963	1998, 2002	145,615	Sq. Ft.	858
Loan	2	Princeton GSA Portfolio	7.8%	166,250,000	Various	Yes	68.6%	60.2%	Various	Various	Various	Various	Various	Various	Various	646,050	Sq. Ft.	176
Property	2	Sacramento - 1325 J Street	4.8%	101,600,000	05/06/2015	Yes			1325 J Street	Sacramento	Sacramento	CA	95814	1989	NAP	363,723	Sq. Ft.	192
Property	2	San Diego - 8810-8808 Rio San Diego Drive	1.7%	36,900,000	05/11/2015	Yes			8808-8810 Rio San Diego Drive	San Diego	San Diego	CA	92108	1988, 1998	NAP	144,327	Sq. Ft.	175
Property	2	Houston - 1433 West Loop South	1.3%	27,750,000	05/06/2015	Yes			1433 West Loop South	Houston	Harris	TX	77027	1972	2012	138,000	Sq. Ft.	138
Loan	3	Ocean Key Resort and Spa	5.1%	124,000,000	02/01/2015	Yes	60.5%	49.8%	Zero Duval Street	Key West	Monroe	FL	33040	1983	2006, 2013-2014	100	Rooms	750,000
Loan	4	The Plaza at Harmon Meadow (34)(37)	3.3%	65,500,000	12/12/2014	Yes	74.6%	74.6%	650 & 700 Plaza Drive	Secaucus	Hudson County	NJ	07094	1981, 2009	NAP	219,383	Sq. Ft.	223
Loan	5	CORE West Industrial Portfolio	3.0%	60,290,000	12/18/2014	Yes	73.0%	60.7%	Various	Various	Various		Various	Various	NAP	1,684,126	Sq. Ft.	26
Property	5	553 - 555 76th Street Southwest	0.4%	8,300,000	12/18/2014	Yes			553 and 555 76th Street Southwest	Byron Township	Kent	MI	49315	1977, 1986	NAP	210,000	Sq. Ft.	30
Property	5	8181 Logistics Drive	0.4%	8,100,000	12/18/2014	Yes			8181 Logistics Drive	Zeeland Township	Ottawa	MI	49464	1989	NAP	222,000	Sq. Ft.	27
Property	5	3232 Kraft Avenue Southeast	0.4%	7,900,000	12/18/2014	Yes			3232 Kraft Avenue Southeast	Cascade Township	Kent	MI	49512	1989	NAP	216,000	Sq. Ft.	27
Property	5	3366 Kraft Avenue Southeast	0.3%	6,300,000	12/18/2014	Yes			3366 Kraft Avenue Southeast	Cascade Township	Kent	MI	49512	1987	NAP	200,000	Sq. Ft.	24
Property	5	425 Gordon Industrial Court Southwest	0.3%	6,300,000	12/18/2014	Yes			425 Gordon Industrial Court Southwest	Byron Township	Kent	MI	49315	1990 -1997	NAP	173,875	Sq. Ft.	27
Property	5	3300 Kraft Avenue Southeast	0.3%	6,150,000	12/18/2014	Yes			3300 Kraft Avenue Southeast	Cascade Township	Kent	MI	49512	1987	NAP	200,000	Sq. Ft.	23
Property	5	511 76th Street Southwest	0.3%	6,100,000	12/18/2014	Yes			511 76th Street Southwest	Byron Township	Kent	MI	49315	1985	NAP	202,500	Sq. Ft.	23
Property	5	2851 Prairie Southwest	0.2%	4,700,000	12/18/2014	Yes			2851 Prairie Street Southwest	Grandville	Kent	MI	49418	1989	NAP	117,251	Sq. Ft.	30
Property	5	100 84th Street Southwest	0.1%	2,600,000	12/18/2014	Yes			100 84th Street Southwest	Byron Township	Kent	MI	49315	1979, 1982	NAP	81,000	Sq. Ft.	24
Property	5	5001 Kendrick Street Southeast	0.1%	2,150,000	12/18/2014	Yes			5001 Kendrick Street Southeast	Cascade Township	Kent	MI	49512	1984	NAP	61,500	Sq. Ft.	26
Loan	6	Riverview Center (34)	2.3%	56,000,000	03/24/2015	Yes	61.3%	54.4%	150 Broadway	Menands	Albany	NY	12204	1931	2015	977,780	Sq. Ft.	35
Loan	7	760 & 800 Westchester Avenue (36)(37)	2.3%	151,000,000	03/24/2015	Yes	66.2%	60.9%	760 and 800 Westchester Avenue	Rye Brook	Westchester	NY	10604	1982	2006	561,587	Sq. Ft.	178
Loan	8	Sentinel Hotel	2.2%	44,300,000	02/18/2015	Yes	74.2%	59.3%	614 South West 11th Avenue	Portland	Multnomah	OR	97205	1909, 1932	2012-2014	100	Rooms	328,615
Loan	9	270 Munoz Rivera (38)	2.1%	45,600,000	04/27/2015	Yes	65.8%	55.6%	270 Luis Munoz Rivera Avenue	San Juan	Hato Rey Ward	PR	00918	1993	NAP	213,453	Sq. Ft.	141
Loan	10	Residence Inn San Diego	2.0%	43,500,000	03/24/2015	Yes	68.3%	55.3%	5400 Kearny Mesa Road	San Diego	San Diego	CA	92111	1989	2013	144	Rooms	206,325
Loan	11	100 Pearl Street	1.9%	37,500,000	01/07/2015	Yes	75.0%	63.6%	100 Pearl Street	Hartford	Hartford	CT	06103	1989	2003-2006, 2008-2012	273,089	Sq. Ft.	103
Loan	12	1800 41 Street	1.9%	38,600,000	03/08/2015	Yes	68.0%	62.5%	1800 41st Street	Everett	Snohomish	WA	98203	1962	1987	291,973	Sq. Ft.	96
Loan	13	8500 Tyco Road	1.9%	38,200,000	04/10/2015	Yes	73.2%	59.9%	8500 - 8504 Tyco Road	Vienna	Fairfax	VA	22182	1974	2014	117,804	Sq. Ft.	237
Loan	14	Piazza Del Sol	1.8%	38,500,000	04/14/2015	Yes	67.5%	67.5%	8439 West Sunset Boulevard	West Hollywood	Los Angeles	CA	90069	1927	1985, 1998, 2005, 2006	42,519	Sq. Ft.	611
Loan	15	City Center at 735 Water Street	1.7%	35,750,000	12/16/2014	Yes	71.3%	60.5%	731, 735, 740 North Water Street	Milwaukee	Milwaukee	WI	53202	1912, 1928, 1952	2010	353,100	Sq. Ft.	72
Loan	16	Belamar Hotel (38)	1.7%	36,400,000	04/14/2015	Yes	67.3%	58.7%	3501 North Sepulveda Boulevard	Manhattan Beach	Los Angeles	CA	90266	1962	2003-2005, 2008, 2012	127	Rooms	192,913
Loan	17	North Park Commons	1.7%	33,300,000	02/16/2015	Yes	69.1%	66.7%	2804-2900 West Loop 250 North	Midland	Midland	TX	79705	2012	NAP	105,069	Sq. Ft.	233
Loan	18	Gateway Portfolio (36)	1.6%	55,850,000	Various	Yes	68.1%	55.8%	Various	Various	Various	Various	Various	Various	NAP	228,002	Sq. Ft.	167
Property	18	Eastfield	0.1%	4,200,000	08/07/2014	Yes			12330 Eastfield Road	Huntersville	Mecklenburg	NC	28078	2008	NAP	12,964	Sq. Ft.	209
Property	18	Reames Road	0.1%	4,150,000	08/07/2014	Yes			9206 Reames Road	Charlotte	Mecklenburg	NC	28216	2009	NAP	12,964	Sq. Ft.	208
Property	18	Whitehall	0.1%	4,150,000	08/07/2014	Yes			2726 West Arrowood Road	Charlotte	Mecklenburg	NC	28273	2009	NAP	12,964	Sq. Ft.	208
Property	18	Ballantyne	0.1%	3,400,000	08/07/2014	Yes			14325 Ballantyne Meadows Drive	Charlotte	Mecklenburg	NC	28277	2000	NAP	11,800	Sq. Ft.	198
Property	18	Wilmington	0.1%	3,400,000	08/04/2014	Yes			7131 Market Street	Wilmington	New Hanover	NC	29578	2005	NAP	12,355	Sq. Ft.	188
Property	18	Matthews	0.1%	3,400,000	08/07/2014	Yes			3200 McKee Road	Charlotte	Mecklenburg	NC	28270	2005	NAP	12,355	Sq. Ft.	187
Property	18	Columbine	0.1%	2,250,000	08/04/2014	Yes			6768 West Ottawa Place	Littleton	Jefferson	CO	80128	1999	NAP	10,400	Sq. Ft.	156
Property	18	DTC	0.1%	2,250,000	08/04/2014	Yes			9064 East Mineral Avenue	Centennial	Arapahoe	CO	80112	1999	NAP	10,400	Sq. Ft.	156
Property	18	Mt. Pleasant	0.1%	2,200,000	08/06/2014	Yes			891 Johnnie Dodds Boulevard	Mount Pleasant	Charleston	SC	29464	1996	NAP	10,100	Sq. Ft.	159
Property	18	Broomfield	0.1%	2,200,000	08/04/2014	Yes			900 East 1st Avenue	Broomfield	Broomfield	CO	80020	1999	NAP	10,200	Sq. Ft.	155
Property	18	Ken Caryl	0.1%	2,200,000	08/04/2014	Yes			12633 West Indore Place	Littleton	Jefferson	CO	80127	1999	NAP	10,200	Sq. Ft.	155
Property	18	Surfside	0.1%	2,200,000	08/04/2014	Yes			2401 Discovery Lane	Surfside	Horry	SC	29578	1997	NAP	10,100	Sq. Ft.	152
Property	18	Mauldin	0.1%	2,200,000	08/07/2014	Yes			798 East Butler Road	Mauldin	Greenville	SC	29662	1997	NAP	10,100	Sq. Ft.	151
Property	18	Charleston	0.1%	2,200,000	08/06/2014	Yes			1966 Magwood Drive	Charleston	Charleston	SC	29414	1997	NAP	10,100	Sq. Ft.	151
Property	18	Greenville	0.1%	2,200,000	08/07/2014	Yes			8596 Pelham Road	Greenville	Greenville	SC	29615	1998	NAP	10,100	Sq. Ft.	151
Property	18	Summerville	0.1%	2,200,000	08/06/2014	Yes			1540 Old Trolley Road	Summerville	Dorchester	SC	29485	2003	NAP	10,100	Sq. Ft.	151
Property	18	Northeast	0.1%	2,200,000	08/07/2014	Yes			1130 Sparkleberry Lane Extension	Columbia	Richland	SC	29223	1995	NAP	10,100	Sq. Ft.	150
Property	18	Harbinson	0.1%	2,200,000	08/07/2014	Yes			450 Columbiana Drive	Columbia	Richland	SC	29212	1996	NAP	10,100	Sq. Ft.	148
Property	18	Myrtle Beach	0.1%	2,200,000	08/04/2014	Yes			109 West Perry Road	Myrtle Beach	Horry	SC	29579	1999	NAP	10,100	Sq. Ft.	147
Property	18	Lexington	0.1%	2,200,000	08/07/2014	Yes			5307 Sunset Boulevard	Lexington	Columbia	SC	29072	1996	NAP	10,100	Sq. Ft.	146
Property	18	Smoky Hill	0.1%	2,250,000	08/04/2014	Yes			5637 South Himalaya Street	Aurora	Arapahoe	CO	80015	1999	NAP	10,400	Sq. Ft.	127
Loan	19	7 Eleven & Walgreens Portfolio	1.5%	44,270,000	Various	Yes	50.8%	47.2%	Various	Various	Various	Various	Various	Various	Various	46,247	Sq. Ft.	487
Property	19	Walgreens - Milwaukee	0.3%	8,950,000	04/16/2015	Yes			2625 West National Avenue	Milwaukee	Milwaukee	WI	53204	2006	NAP	15,820	Sq. Ft.	288
Property	19	7-Eleven - Akron	0.2%	4,530,000	05/01/2015	Yes			1614 Merriman Road	Akron	Summit	OH	44313	1997	NAP	2,544	Sq. Ft.	905
Property	19	7-Eleven - Chagrin Falls	0.2%	4,450,000	05/01/2015	Yes			17664 Chillicothe Road	Chagrin Falls	Geauga	OH	44022	1994	NAP	1,900	Sq. Ft.	1,190
Property	19	7-Eleven - Strongsville	0.1%	4,270,000	05/01/2015	Yes			16625 Royalton Road	Strongsville	Cuyahoga	OH	44136	1984	1995	2,659	Sq. Ft.	816
Property	19	7-Eleven - Mentor	0.1%	3,740,000	05/01/2015	Yes			5711 Heisley Road	Mentor	Lake	OH	44060	1994	NAP	1,320	Sq. Ft.	1,440
Property	19	7-Eleven - Willoughby	0.1%	3,010,000	05/01/2015	Yes			2481 Som Center Road	Willoughby	Lake	OH	44094	2002	NAP	4,298	Sq. Ft.	356
Property	19	7-Eleven - Brunswick	0.1%	2,940,000	05/01/2015	Yes			15 Pearl Road	Brunswick	Medina	OH	44212	1999	NAP	2,496	Sq. Ft.	599
Property	19	7-Eleven - Stow	0.1%	2,540,000	05/01/2015	Yes			959 Steels Corners Road	Stow	Summit	OH	44224	1993	NAP	2,591	Sq. Ft.	498
Property	19	7-Eleven - Willoughby Hills	0.1%	2,530,000	05/01/2015	Yes			2865 Bishop Road	Willoughby Hills	Lake	OH	44092	2001	NAP	4,353	Sq. Ft.	295
Property	19	7-Eleven - Painesville	0.1%	1,960,000	05/01/2015	Yes			8 East Erie Street	Painesville	Lake	OH	44077	1994	NAP	1,070	Sq. Ft.	931
Property	19	7-Eleven - Twinsburg	0.1%	1,890,000	05/01/2015	Yes			8775 Darrow Road	Twinsburg	Summit	OH	44087	1998	NAP	2,632	Sq. Ft.	365
Property	19	7-Eleven - Streetsboro	0.1%	1,760,000	05/01/2015	Yes			9202 State Route 14	Streetsboro	Portage	OH	44241	1995	NAP	1,901	Sq. Ft.	471
Property	19	7-Eleven - Cleveland	0.1%	1,700,000	05/01/2015	Yes			1035 East 185th Street	Cleveland	Cyahoga	OH	44119	1986	NAP	2,663	Sq. Ft.	324
Loan	20	Hilton Brentwood (38)	1.5%	32,600,000	04/30/2015	Yes	69.0%	60.1%	9000 Overlook Boulevard	Brentwood	Williamson	TN	37027	1989	2014-2015	203	Rooms	110,837
Loan	21	Saunders Industrial Portfolio (37)	1.5%	30,725,000	03/25/2015	Yes	73.2%	61.5%	Various	Various	Various	MI	Various	Various	Various	571,616	Sq. Ft.	39
Property	21	4748 East Paris Avenue SE	0.2%	5,000,000	03/25/2015	Yes			4748 East Paris Avenue Southeast	Kentwood	Kent	MI	49512	2000	NAP	15,000	Sq. Ft.	234
Property	21	4595 Broadmoor Avenue SE	0.2%	4,100,000	03/25/2015	Yes			4595 Broadmoor Avenue Southeast	Kentwood	Kent	MI	49512	1990	2008	93,093	Sq. Ft.	32
Property	21	4540 East Paris Avenue SE	0.1%	2,300,000	03/25/2015	Yes			4540 East Paris Avenue	Kentwood	Kent	MI	49512	1996	NAP	51,000	Sq. Ft.	40
Property	21	4245 44th Street SE	0.1%	2,500,000	03/25/2015	Yes			4245 44th Street Southeast	Kentwood	Kent	MI	49512	1986	NAP	48,000	Sq. Ft.	42
Property	21	4501 Broadmoor Avenue SE	0.1%	3,050,000	03/25/2015	Yes			4501 Broadmoor Avenue	Kentwood	Kent	MI	49512	1984	NAP	56,820	Sq. Ft.	33
Property	21	3390 Broadmoor Avenue SE	0.1%	2,010,000	03/25/2015	Yes			3390 Broadmoor Avenue	Kentwood	Kent	MI	49512	2000	NAP	44,100	Sq. Ft.	36
Property	21	3440 Broadmoor Avenue SE	0.1%	1,720,000	03/25/2015	Yes			3440 Broadmoor Avenue Southeast	Kentwood	Kent	MI	49512	1994	NAP	33,000	Sq. Ft.	41
Property	21	3535 Roger B Chaffee Memorial Boulevard SE	0.1%	1,800,000	03/25/2015	Yes			3535 Roger B. Chaffee Boulevard	Wyoming	Kent	MI	49548	1995	NAP	43,200	Sq. Ft.	30
Property	21	4575 44th Street SE	0.1%	1,290,000	03/25/2015	Yes			4575 44th Street Avenue	Kentwood	Kent	MI	49512	1988	NAP	26,309	Sq. Ft.	33
Property	21	4722 Danvers Drive SE	0.1%	1,075,000	03/25/2015	Yes			4722 Danvers Drive Southeast	Kentwood	Kent	MI	49512	1987	NAP	25,200	Sq. Ft.	34
Property	21	4324 Airlane Drive SE	0.1%	920,000	03/25/2015	Yes			4324 Air Lane Drive	Kentwood	Kent	MI	49512	1990	NAP	24,000	Sq. Ft.	33
Property	21	3420 Broadmoor Avenue SE	0.1%	1,380,000	03/25/2015	Yes			3420 Broadmoor Avenue	Kentwood	Kent	MI	49512	1990	NAP	32,144	Sq. Ft.	23

A-1-5

COMM 2015-PC1

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

																Net		Loan per Net
			% of			FIRREA	Cut-Off									Rentable Area	Units	Rentable Area
Property			Initial Pool	Appraised	Appraisal	Compliant	Date LTV	LTV Ratio at						Year	Year	(SF/Units	of	(SF/Units/
Flag	ID	Property Name	Balance	Value ($)(15)	As-of Date	(Yes/No)	Ratio(13)(15)(16)	Maturity or ARD(13)(15)(16)	Address	City	County	State	Zip Code	Built	Renovated	Rooms/Pads)(4)	Measure	Rooms/Pads) ($)(13)
Property	21	4881 Kendrick Street	0.0%	980,000	03/25/2015	Yes			4881 Kendrick Street	Cascade	Kent	MI	49512	1985	NAP	23,650	Sq. Ft.	29
Property	21	760 36th Street SE	0.0%	810,000	03/25/2015	Yes			760 36th Street Southeast	Wyoming	Kent	MI	49548	1985	NAP	20,000	Sq. Ft.	33
Property	21	4341 Brockton Drive SE	0.0%	730,000	03/25/2015	Yes			4341 Brockton Drive Southeast	Kentwood	Kent	MI	49512	1990	NAP	17,600	Sq. Ft.	28
Property	21	4700 Danvers Drive SE	0.0%	600,000	03/25/2015	Yes			4700 Danvers Drive Southeast	Kentwood	Kent	MI	49512	1981	NAP	9,000	Sq. Ft.	53
Property	21	475 36th Street SE	0.0%	460,000	03/25/2015	Yes			475 36th Street Southeast	Wyoming	Kent	MI	49548	1978	NAP	9,500	Sq. Ft.	24
Loan	22	80 Arkay Drive	1.5%	34,000,000	05/13/2015	Yes	64.7%	59.2%	80 Arkay Drive	Hauppauge	Suffolk	NY	11788	1979	2007	202,477	Sq. Ft.	109
Loan	23	Intuit Regional HQ	1.5%	36,200,000	03/31/2015	Yes	60.5%	60.5%	5601 Headquarters Drive	Plano	Collin	TX	75024	2001	2014	166,238	Sq. Ft.	132
Loan	24	Mariposa Shopping Center	1.5%	28,300,000	12/11/2014	Yes	75.0%	65.1%	204-340 West Mariposa Road	Nogales	Santa Cruz	AZ	85621	1993	2004	255,574	Sq. Ft.	83
Loan	25	DoubleTree South Bend (38)	1.4%	31,500,000	04/30/2015	Yes	64.3%	54.7%	123 North Saint Joseph Street	South Bend	St Joseph	IN	46601	1983	2012-2013	291	Rooms	69,588
Loan	26	Tri-Star Estates MHC	1.4%	29,090,000	03/19/2015	Yes	68.0%	54.9%	43 East 5000 Road North	Bourbonnais	Kankakee	IL	60914	1965, 1973, 1980	2004	853	Pads	23,181
Loan	27	Sandcastle Inn Pacifica (38)	1.3%	29,900,000	04/08/2015	Yes	62.2%	62.2%	100 Stimson Avenue	Pismo Beach	San Luis Obispo	CA	93449	1986	1999, 2012	75	Rooms	248,000
Loan	28	River Corporate Center	1.2%	24,800,000	03/25/2015	Yes	69.2%	55.2%	8075 South River Parkway	Tempe	Maricopa	AZ	85284	1998	2012	133,225	Sq. Ft.	129
Loan	29	Florida City Centre	1.2%	25,000,000	02/16/2015	Yes	68.0%	59.0%	33590 South Dixie Highway	Florida City	Miami-Dade	FL	33034	2008-2009, 2011-2012, 2014	NAP	87,666	Sq. Ft.	194
Loan	30	Crosswinds Shopping Center	1.1%	21,400,000	03/18/2015	Yes	74.8%	65.3%	2028 66th Street North	Saint Petersburg	Pinellas	FL	33710	1971, 1984, 1990	NAP	139,815	Sq. Ft.	114
Loan	31	Hilton Garden Inn Fairfield	1.1%	23,000,000	04/23/2015	Yes	69.4%	56.7%	2200 Gateway Court	Fairfield	Solano	CA	94533	2002	NAP	150	Rooms	106,411
Loan	32	Bridgecreek Business Park (38)	1.1%	24,800,000	03/05/2015	Yes	62.9%	62.9%	12752-12882 Valley View Street	Garden Grove	Orange	CA	92845	1977	2014	148,742	Sq. Ft.	105
Loan	33	Resort at Paws Up	1.1%	58,800,000	08/11/2014	Yes	26.4%	18.7%	40060 Paws Up Road	Greenough	Missoula	MT	59823	1999-2014	NAP	58	Rooms	267,226
Loan	34	ABC Mini Storage Portfolio	1.1%	24,400,000	11/06/2014	Yes	63.0%	50.0%	Various	Spokane	Spokane	WA	Various	Various	NAP	3,155	Units	4,876
Property	34	ABC Mini Storage - West	0.5%	11,000,000	11/06/2014	Yes			7726 West Highway 2	Spokane	Spokane	WA	99224	1979	NAP	1,357	Units	5,110
Property	34	ABC Mini Storage - Valley	0.4%	8,400,000	11/06/2014	Yes			11506 East Indiana Avenue	Spokane	Spokane	WA	99206	1976	NAP	1,103	Units	4,801
Property	34	ABC Mini Storage - North	0.2%	5,000,000	11/06/2014	Yes			11122 North Newport Highway	Spokane	Spokane	WA	99218	2002	NAP	695	Units	4,536
Loan	35	Gas Light Building (34)	1.1%	22,400,000	02/27/2015	Yes	68.6%	59.6%	626 East Wisconsin Avenue	Milwaukee	Milwaukee	WI	53202	1930	2002	131,727	Sq. Ft.	117
Loan	36	Crossroads Plaza Shopping Center (34)	1.0%	24,700,000	04/17/2015	Yes	61.7%	52.3%	4955 South Fort Apache	Las Vegas	Clark	NV	89148	2002	NAP	115,723	Sq. Ft.	132
Loan	37	The Hub Shopping Center	1.0%	24,300,000	04/13/2015	Yes	61.6%	49.5%	13945 Research Boulevard	Austin	Williamson	TX	78729	1985	2015	162,992	Sq. Ft.	92
Loan	38	Summerfield Shopping Center	1.0%	19,000,000	01/07/2015	Yes	73.8%	65.6%	24 Summerfield Boulevard	South Brunswick	Middlesex	NJ	08810	2002	NAP	77,589	Sq. Ft.	181
Loan	39	Crossroads of Laurel	0.9%	20,600,000	01/24/2015	Yes	65.3%	52.1%	127-145 Bowie Road	Laurel	Prince George’s	MD	20707	1962, 1994, 1997, 2004	NAP	107,218	Sq. Ft.	125
Loan	40	Inn at Marina Del Rey Pacifica (38)	0.9%	21,300,000	04/14/2015	Yes	62.4%	62.4%	737 Washington Boulevard	Marina Del Rey	Los Angeles	CA	90292	1992	2011	68	Rooms	195,588
Loan	41	Hoover Square	0.9%	17,850,000	04/20/2015	Yes	73.5%	62.3%	25108 Hoover Road	Warren	Macomb	MI	48089	1964	2008	342	Units	38,377
Loan	42	Valley View Commerce Center (38)	0.9%	25,500,000	03/10/2015	Yes	51.0%	51.0%	14515-14565 Valley View Avenue	Santa Fe Springs	Los Angeles	CA	90670	1988	2014	208,493	Sq. Ft.	62
Loan	43	Inn at Venice Beach Pacifica (38)	0.9%	20,200,000	04/14/2015	Yes	62.5%	62.5%	327 Washington Boulevard	Venice	Los Angeles	CA	90291	1978	2012	43	Rooms	293,605
Loan	44	Hampton Inn Highlands Ranch	0.8%	18,000,000	12/01/2014	Yes	68.4%	50.4%	3095 West County Line Road	Littleton	Arapahoe	CO	80129	2009	NAP	118	Rooms	104,334
Loan	45	Townhomes With A View (38)	0.8%	16,650,000	11/26/2014	Yes	73.3%	64.4%	9744-10266 Southeast Talbert Street	Clackamas	Clackamas	OR	97015	1988-1991	2007, 2008	192	Units	63,542
Loan	46	4444 Lakeside	0.8%	18,000,000	11/25/2014	Yes	64.5%	52.7%	4444 West Lakeside Drive	Burbank	Los Angeles	CA	91505	1984	2014	37,302	Sq. Ft.	311
Loan	47	InnVite Hotel Portfolio	0.8%	17,520,000	01/19/2015	Yes	65.5%	49.1%	Various	Various	Various	OH	Various	Various	Various	266	Rooms	43,135
Property	47	Hampton Inn Lancaster	0.3%	5,780,000	01/19/2015	Yes			2041 Schorrway Drive Northwest	Lancaster	Fairfield	OH	43130	1999	2014, 2015	78	Rooms	53,492
Property	47	Red Roof PLUS+ Columbus Dublin	0.3%	6,550,000	01/19/2015	Yes			5125 Post Road	Dublin	Franklin	OH	43017	1985	2014	106	Rooms	38,425
Property	47	Quality Inn & Suites North/Polaris	0.2%	5,190,000	01/19/2015	Yes			7500 Vantage Drive	Columbus	Franklin	OH	43235	1992	2015	82	Rooms	39,373
Loan	48	The Row	0.8%	14,715,000	02/16/2015	Yes	68.8%	65.2%	4805 South Loop 289	Lubbock	Lubbock	TX	79424	2012-2014	NAP	32,100	Sq. Ft.	346
Loan	49	Sandstone Village Shopping Center	0.7%	15,250,000	03/20/2015	Yes	70.5%	61.2%	42 South River Road	St. George	Washington	UT	84790	2004	NAP	88,456	Sq. Ft.	122
Loan	50	Reliant Corporate Center	0.7%	17,400,000	07/01/2014	Yes	61.1%	54.8%	Various	Houston	Harris	TX	77054	1980-1982	2008	189,269	Sq. Ft.	56
Property	50	2626 S. Loop	0.4%	9,800,000	07/01/2014	Yes			2626 South Loop West Freeway	Houston	Harris	TX	77054	1980-1982	2008	106,972	Sq. Ft.	56
Property	50	2616 S. Loop	0.3%	7,600,000	07/01/2014	Yes			2616 South Loop West Freeway	Houston	Harris	TX	77054	1980-1982	2008	82,297	Sq. Ft.	56
Loan	51	Park Plaza on the Curve	0.6%	13,250,000	01/01/2015	Yes	69.1%	56.1%	900-928 North Federal Highway	Fort Lauderdale	Broward	FL	33304	1958	1998	50,131	Sq. Ft.	183
Loan	52	Greenhill Village and Great North	0.6%	13,760,000	04/03/2015	Yes	65.4%	59.6%	Various	Columbus	Franklin	OH	43231	Various	Various	228	Units	39,474
Property	52	Greenhill Village	0.5%	10,200,000	04/03/2015	Yes			5553-567 Mesa Ridge Lane	Columbus	Franklin	OH	43231	1965-1974	NAP	178	Units	38,202
Property	52	Great North Woods	0.2%	3,560,000	04/03/2015	Yes			2935 Northern Woods Lane	Columbus	Franklin	OH	43231	1980 - 1983	NAP	50	Units	44,000
Loan	53	Homewood Suites - Port Richey	0.6%	13,200,000	04/10/2015	Yes	65.7%	36.9%	11115 U.S. Highway 19 North	Port Richey	Pasco	FL	34668	2009	NAP	104	Rooms	83,411
Loan	54	Fountain Valley Business Center (38)	0.6%	14,000,000	03/05/2015	Yes	59.6%	59.6%	17195-17233 Newhope Street	Fountain Valley	Orange	CA	92708	1982	2014	113,788	Sq. Ft.	73
Loan	55	Hampton Inn St. Charles	0.6%	11,400,000	01/01/2016	Yes	72.1%	67.5%	3720 West Clay Street	Saint Charles	St. Charles	MO	63301	1985	2013	122	Rooms	67,394
Loan	56	Plaza Del Lago	0.5%	12,650,000	01/29/2015	Yes	63.2%	53.6%	3400-3440 Del Lago Boulevard	Escondido	San Diego	CA	92029	1996	NAP	25,588	Sq. Ft.	313
Loan	57	Chicago Retail	0.5%	10,470,000	11/28/2014	Yes	74.5%	68.0%	Various	Chicago	Cook	IL	60605	Various	NAP	17,479	Sq. Ft.	446
Property	57	1250 South Michigan	0.3%	5,710,000	11/28/2014	Yes			1250 South Michigan Avenue	Chicago	Cook	IL	60605	2006	NAP	9,219	Sq. Ft.	461
Property	57	1400 South Michigan	0.2%	4,760,000	11/28/2014	Yes			1400 South Michigan Avenue	Chicago	Cook	IL	60605	2008	NAP	8,260	Sq. Ft.	429
Loan	58	Serenade Apartments	0.5%	10,000,000	12/04/2014	Yes	75.0%	64.0%	3859 Flat Shoals Parkway	Decatur	DeKalb	GA	30034	1972	2012	352	Units	21,307
Loan	59	West-Tel Plaza & Tyler	0.5%	10,060,000	02/27/2015	Yes	74.5%	60.9%	Various	Various	Wayne	MI	Various	Various	NAP	58,870	Sq. Ft.	127
Property	59	West-Tel Plaza	0.3%	5,760,000	02/27/2015	Yes			23800 West Road	Brownstown Township	Wayne	MI	48183	1994	2004	36,168	Sq. Ft.	119
Property	59	Tyler	0.2%	4,300,000	02/27/2015	Yes			9500 Belleville Road	Belleville	Wayne	MI	48111	2006	NAP	22,702	Sq. Ft.	141
Loan	60	Parkway Tower	0.5%	10,350,000	04/15/2015	Yes	71.7%	62.3%	8445 Freeport Parkway	Irving	Dallas	TX	75063	1982	2013-2015	80,759	Sq. Ft.	92
Loan	61	Mount Vernon Shopping Center	0.5%	13,800,000	01/08/2015	Yes	52.5%	52.5%	2480-2526 Mount Vernon Road	Dunwoody	DeKalb	GA	30338	1973	2014	81,749	Sq. Ft.	89
Loan	62	Hampton Inn Rochester	0.5%	10,000,000	01/01/2016	Yes	71.6%	67.0%	1755 South Broadway	Rochester	Olmsted	MN	55904	1994	2009-2014	103	Rooms	69,482
Loan	63	Citrus Meadows Apartments	0.5%	10,200,000	01/29/2015	Yes	68.6%	58.1%	1591 19th Streeet Court East	Bradenton	Manatee	FL	34208	1991	2012	200	Units	35,000
Loan	64	Surfside Beach Commons	0.5%	9,100,000	02/12/2015	Yes	73.9%	59.5%	1610 U.S. Highway 17 Business	Surfside Beach	Horry	SC	29575	1999	NAP	59,880	Sq. Ft.	112
Loan	65	Wyndham Garden Charlotte Airport	0.5%	12,600,000	04/01/2015	Yes	53.0%	39.7%	440 Griffith Road	Charlotte	Mecklenburg	NC	28217	1986	2010-2013, 2015	149	Rooms	44,820
Loan	66	Morgan Stanley Tucson	0.4%	9,100,000	04/08/2015	Yes	64.6%	59.3%	1615 East Ina Road	Tucson	Pima	AZ	85718	2015	NAP	19,761	Sq. Ft.	298
Loan	67	Opus Seaway	0.4%	13,800,000	10/08/2014	Yes	40.2%	37.1%	2300 Merrill Creek Parkway	Everett	Snohomish	WA	98203	1996	NAP	99,222	Sq. Ft.	56
Loan	68	7 Carnegie Plaza	0.4%	9,550,000	08/26/2014	Yes	57.6%	52.5%	7 Carnegie Plaza	Cherry Hill Township	Camden	NJ	08003	1988	2004, 2009	90,070	Sq. Ft.	61
Loan	69	8787 Wallisville Road (34)	0.4%	7,400,000	01/25/2015	Yes	71.6%	57.4%	8787 Wallisville Road	Houston	Harris	TX	77029	1975, 1995	NAP	126,821	Sq. Ft.	42
Loan	70	Taylor Retail	0.4%	7,150,000	02/19/2015	Yes	72.7%	58.0%	11420 Telegraph Road	Taylor	Wayne	MI	48180	1991	2010	77,340	Sq. Ft.	67
Loan	71	Hampton Inn - Sunbury	0.3%	7,400,000	03/31/2015	Yes	67.5%	51.0%	7329 East State Route 37	Sunbury	Delaware	OH	43074	1996	2015	60	Rooms	83,199
Loan	72	Chapin Center	0.3%	6,700,000	04/24/2015	Yes	72.3%	58.3%	1419 Chapin Road	Chapin	Lexington	SC	29036	1991	2015	63,013	Sq. Ft.	77
Loan	73	1625-1655 McCarthy	0.3%	8,250,000	04/15/2015	Yes	55.7%	44.5%	1625-1655 McCarthy Boulevard	Milpitas	Santa Clara	CA	95035	1983	2005	48,531	Sq. Ft.	95
Loan	74	St. Charles Apartments	0.3%	6,525,000	03/26/2015	Yes	67.3%	54.4%	1090 Charles Street	Lewisville	Denton	TX	75057	1963	NAP	125	Units	35,153
Loan	75	Eagle Manor	0.2%	4,600,000	03/31/2015	Yes	74.9%	60.9%	2311 Stella Street	Denton	Denton	TX	76201	1965	2009	97	Units	35,521
Loan	76	Harmony Grove Industrial Park	0.2%	4,800,000	03/04/2015	Yes	62.9%	54.1%	1291 Pacific Oaks Place	Escondido	San Diego	CA	92029	2008	NAP	36,534	Sq. Ft.	83
Loan	77	Town Way Place Apartments	0.2%	4,100,000	03/27/2015	Yes	73.2%	64.1%	2730 Townway Road	Danville	Vermilion	IL	61832	1965	2013-2015	96	Units	31,250
Loan	78	Quail Medical Building B	0.2%	3,580,000	11/19/2014	Yes	69.3%	50.9%	6630 South McCarran Boulevard	Reno	Washoe	NV	89509	1997	NAP	19,536	Sq. Ft.	127
Loan	79	Castle Dome Self Storage	0.2%	4,550,000	03/22/2015	Yes	50.5%	50.5%	1181 South Castle Dome Avenue	Yuma	Yuma	AZ	85365	1990	NAP	104,350	Sq. Ft.	22
Loan	80	Sherwin Williams and Sleepy’s	0.1%	2,620,000	03/26/2015	Yes	70.5%	56.9%	515 East Illinios Route 173	Antioch	Lake	IL	60002	2006	2014-2015	7,026	Sq. Ft.	263

A-1-6

COMM 2015-PC1

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of						Second Most	Second	Second	Second	Third Most	Third	Third	Third
Property			Initial Pool	Prepayment Provisions	Most Recent Operating	Most Recent	Most Recent	Most Recent	Recent Operating	Most Recent	Most Recent	Most Recent	Recent Operating	Most Recent	Most Recent	Most Recent	Underwritten NOI	Underwritten NCF
Flag	ID	Property Name	Balance	(# of payments)(18)	Statements Date	EGI ($)	Expenses($)	NOI($)	Statements Date	EGI($)	Expenses($)	NOI($)	Statements Date	EGI($)	Expenses($)	NOI($)	Debt Yield(13)(16)	Debt Yield(13)(16)
Loan	1	9000 Sunset	8.5%	L(25), D(89), O(4)	12/31/2014	11,749,430	2,305,104	9,444,326	12/31/2013	10,952,370	2,172,057	8,780,313	12/31/2012	10,561,738	2,051,038	8,510,700	8.2%	8.1%
Loan	2	Princeton GSA Portfolio	7.8%	L(24), D(92), O(4)	T-12 3/31/2015	17,689,635	6,245,071	11,444,564	12/31/2014	17,532,120	6,278,742	11,253,379	12/31/2013	16,753,260	5,944,577	10,808,683	9.3%	8.3%
Property	2	Sacramento - 1325 J Street	4.8%		T-12 3/31/2015	9,949,910	2,940,782	7,009,128	12/31/2014	9,782,699	3,035,360	6,747,339	12/31/2013	9,502,576	3,031,797	6,470,779
Property	2	San Diego - 8810-8808 Rio San Diego Drive	1.7%		T-12 3/31/2015	4,464,268	1,990,546	2,473,722	12/31/2014	4,468,344	1,965,780	2,502,564	12/31/2013	4,055,358	1,542,069	2,513,290
Property	2	Houston - 1433 West Loop South	1.3%		T-12 3/31/2015	3,275,457	1,313,743	1,961,715	12/31/2014	3,281,077	1,277,601	2,003,476	12/31/2013	3,195,325	1,370,711	1,824,614
Loan	3	Ocean Key Resort and Spa	5.1%	L(27), D(89), O(4)	T-12 1/31/2015	25,788,054	16,289,390	9,498,664	12/31/2013	23,479,000	15,644,000	7,835,000	12/31/2012	21,001,673	14,129,506	6,872,167	12.4%	11.0%
Loan	4	The Plaza at Harmon Meadow (34)(37)	3.3%	L(27), D(29), O(4)	12/31/2014	7,130,692	2,687,175	4,443,517	12/31/2013	6,931,732	2,654,815	4,276,917	12/31/2012	6,589,859	2,564,704	4,025,155	9.3%	9.1%
Loan	5	CORE West Industrial Portfolio	3.0%	L(25), D(90), O(5)	T-12 2/28/2015	6,380,948	1,777,592	4,603,356	12/31/2014	6,435,998	1,844,367	4,591,632	12/31/2013	6,491,312	1,717,565	4,773,747	11.0%	10.1%
Property	5	553 - 555 76th Street Southwest	0.4%
Property	5	8181 Logistics Drive	0.4%
Property	5	3232 Kraft Avenue Southeast	0.4%
Property	5	3366 Kraft Avenue Southeast	0.3%
Property	5	425 Gordon Industrial Court Southwest	0.3%
Property	5	3300 Kraft Avenue Southeast	0.3%
Property	5	511 76th Street Southwest	0.3%
Property	5	2851 Prairie Southwest	0.2%
Property	5	100 84th Street Southwest	0.1%
Property	5	5001 Kendrick Street Southeast	0.1%
Loan	6	Riverview Center (34)	2.3%	L(27), D(26), O(7)	T-12 2/28/2015	8,524,115	4,448,246	4,075,869	12/31/2014	8,577,961	4,661,827	3,916,134	12/31/2013	8,820,133	4,291,594	4,528,539	13.9%	12.8%
Loan	7	760 & 800 Westchester Avenue (36)(37)	2.3%	L(32), D(85), O(3)	12/31/2014	14,958,303	6,736,482	8,221,821	12/31/2013	14,778,851	7,415,970	7,362,881	12/31/2012	15,093,419	7,420,131	7,673,288	9.0%	8.4%
Loan	8	Sentinel Hotel	2.2%	L(27), D(88), O(5)	T-12 5/31/15	7,865,659	4,188,074	3,677,585	12/31/2014	7,100,824	3,933,223	3,167,601	12/31/2013	5,748,738	3,461,855	2,286,883	11.1%	10.3%
Loan	9	270 Munoz Rivera (38)	2.1%	L(25), D(91), O(4)	12/31/2014	8,717,462	4,119,853	4,597,609	12/31/2013	8,747,893	4,016,075	4,731,818	12/31/2012	8,904,366	3,965,000	4,939,366	12.1%	11.2%
Loan	10	Residence Inn San Diego	2.0%	L(25), D(91), O(4)	T-12 4/30/2015	7,398,824	4,001,628	3,397,196	12/31/2014	7,133,611	3,885,565	3,248,045	12/31/2013	6,170,014	3,438,538	2,731,476	11.4%	10.4%
Loan	11	100 Pearl Street	1.9%	L(27), D(90), O(3)	12/31/2014	5,951,612	3,184,336	2,767,276	12/31/2013	5,551,295	3,306,592	2,244,704	12/31/2012	4,961,540	3,505,245	1,456,295	10.0%	8.9%
Loan	12	1800 41 Street	1.9%	L(25), D(91), O(4)	T-12 1/31/2015	3,935,556	1,489,599	2,445,957	12/31/2014	3,901,061	1,510,612	2,390,449	12/31/2013	3,454,325	1,475,432	1,978,893	10.2%	8.8%
Loan	13	8500 Tyco Road	1.9%	L(25), D(91), O(4)	T-9 3/31/2015 Ann.	1,090,351	168,837	921,514									8.3%	7.9%
Loan	14	Piazza Del Sol	1.8%	L(25), D(89), O(4)	12/31/2014	2,501,822	483,751	2,018,071	12/31/2013	2,325,446	423,609	1,901,837	12/31/2012	2,189,390	454,137	1,735,253	8.2%	8.0%
Loan	15	City Center at 735 Water Street	1.7%	L(27), D(89), O(4)	12/31/2014	5,391,709	3,453,650	1,938,059	12/31/2013	5,425,886	3,431,881	1,994,005	12/31/2012	3,988,368	3,383,781	604,587	9.4%	8.4%
Loan	16	Belamar Hotel (38)	1.7%	L(24), YM1(91), O(5)	T-12 3/31/2015	8,459,770	5,175,647	3,284,123	12/31/2014	8,345,699	5,043,520	3,302,179	12/31/2013	7,415,219	4,680,440	2,734,778	12.6%	11.2%
Loan	17	North Park Commons	1.7%	L(26), D(90), O(4)	T-12 1/31/2015	1,773,663	561,569	1,212,094	12/31/2014	1,715,571	525,188	1,190,383	12/31/2013	902,078	379,358	522,720	8.7%	8.2%
Loan	18	Gateway Portfolio (36)	1.6%	L(12), YM1(105), O(3)	12/31/2013	4,796,836	529,693	4,267,143	12/31/2012	4,687,652	504,185	4,183,467	12/31/2011	4,508,098	406,656	4,101,442	10.5%	9.8%
Property	18	Eastfield	0.1%		12/31/2013	333,789	25,575	308,214	12/31/2012	304,647	2,477	302,170	12/31/2011	321,207	24,962	296,246
Property	18	Reames Road	0.1%		12/31/2013	333,769	28,077	305,692	12/31/2012	326,568	26,870	299,698	12/31/2011	306,107	12,285	293,821
Property	18	Whitehall	0.1%		12/31/2013	325,945	20,254	305,692	12/31/2012	319,081	19,383	299,698	12/31/2011	313,726	19,905	293,821
Property	18	Ballantyne	0.1%		12/31/2013	271,033	15,369	255,664	12/31/2012	265,360	14,709	250,651	12/31/2011	260,737	15,001	245,736
Property	18	Wilmington	0.1%		12/31/2013	265,373	9,734	255,639	12/31/2012	260,360	9,734	250,626	12/31/2011	253,581	7,869	245,712
Property	18	Matthews	0.1%		12/31/2013	280,834	25,195	255,639	12/31/2012	274,738	24,112	250,626	12/31/2011	270,303	24,591	245,712
Property	18	Columbine	0.1%		12/31/2013	218,636	43,518	175,118	12/31/2012	223,571	51,886	171,684	12/31/2011	218,956	50,638	168,318
Property	18	DTC	0.1%		12/31/2013	209,121	34,003	175,118	12/31/2012	205,992	34,307	171,684	12/31/2011	168,318		168,318
Property	18	Mt. Pleasant	0.1%		12/31/2013	192,461	21,285	171,177	12/31/2012	189,141	21,320	167,820	12/31/2011	186,128	21,598	164,530
Property	18	Broomfield	0.1%		12/31/2013	218,133	46,393	171,740	12/31/2012	206,471	38,099	168,372	12/31/2011	165,071		165,071
Property	18	Ken Caryl	0.1%		12/31/2013	215,126	43,386	171,740	12/31/2012	218,388	50,015	168,372	12/31/2011	214,144	49,073	165,071
Property	18	Surfside	0.1%		12/31/2013	182,983	11,806	171,177	12/31/2012	179,280	11,460	167,820	12/31/2011	175,989	11,460	164,530
Property	18	Mauldin	0.1%		12/31/2013	187,743	16,566	171,177	12/31/2012	183,657	15,836	167,820	12/31/2011	180,081	15,552	164,530
Property	18	Charleston	0.1%		12/31/2013	192,801	21,624	171,177	12/31/2012	189,226	21,406	167,820	12/31/2011	186,035	21,505	164,530
Property	18	Greenville	0.1%		12/31/2013	186,795	15,619	171,177	12/31/2012	182,966	15,146	167,820	12/31/2011	179,348	14,818	164,530
Property	18	Summerville	0.1%		12/31/2013	191,057	19,881	171,177	12/31/2012	187,033	19,213	167,820	12/31/2011	183,885	19,355	164,530
Property	18	Northeast	0.1%		12/31/2013	201,317	30,140	171,177	12/31/2012	196,637	28,817	167,820	12/31/2011	192,048	27,519	164,529
Property	18	Harbinson	0.1%		12/31/2013	195,119	23,942	171,177	12/31/2012	191,214	23,394	167,820	12/31/2011	187,855	23,326	164,530
Property	18	Myrtle Beach	0.1%		12/31/2013	181,833	10,656	171,177	12/31/2012	178,165	10,345	167,820	12/31/2011	174,875	10,345	164,530
Property	18	Lexington	0.1%		12/31/2013	209,339	38,162	171,177	12/31/2012	204,809	36,988	167,820	12/31/2011	201,385	36,855	164,530
Property	18	Smoky Hill	0.1%		12/31/2013	203,627	28,509	175,118	12/31/2012	200,350	28,665	171,684	12/31/2011	168,318		168,318
Loan	19	7 Eleven & Walgreens Portfolio	1.5%	L(25), D(91), O(4)	T-12 4/30/2015	2,247,224		2,247,224	12/31/2014	2,235,622		2,235,622	12/31/2013	2,201,100		2,201,100	11.0%	11.0%
Property	19	Walgreens - Milwaukee	0.3%		T-12 4/30/2015	475,000		475,000	12/31/2014	475,000		475,000	12/31/2013	475,000		475,000
Property	19	7-Eleven - Akron	0.2%		T-12 4/30/2015	233,835		233,835	12/31/2014	232,304		232,304	12/31/2013	227,749		227,749
Property	19	7-Eleven - Chagrin Falls	0.2%		T-12 4/30/2015	229,675		229,675	12/31/2014	228,171		228,171	12/31/2013	223,697		223,697
Property	19	7-Eleven - Strongsville	0.1%		T-12 4/30/2015	210,149		210,149	12/31/2014	208,773		208,773	12/31/2013	204,679		204,679
Property	19	7-Eleven - Mentor	0.1%		T-12 4/30/2015	183,432		183,432	12/31/2014	182,231		182,231	12/31/2013	178,658		178,658
Property	19	7-Eleven - Willoughby	0.1%		T-12 4/30/2015	147,703		147,703	12/31/2014	146,736		146,736	12/31/2013	143,859		143,859
Property	19	7-Eleven - Brunswick	0.1%		T-12 4/30/2015	144,556		144,556	12/31/2014	143,610		143,610	12/31/2013	140,794		140,794
Property	19	7-Eleven - Stow	0.1%		T-12 4/30/2015	124,998		124,998	12/31/2014	124,180		124,180	12/31/2013	121,745		121,745
Property	19	7-Eleven - Willoughby Hills	0.1%		T-12 4/30/2015	124,301		124,301	12/31/2014	123,487		123,487	12/31/2013	121,066		121,066
Property	19	7-Eleven - Painesville	0.1%		T-12 4/30/2015	105,890		105,890	12/31/2014	105,196		105,196	12/31/2013	103,134		103,134
Property	19	7-Eleven - Twinsburg	0.1%		T-12 4/30/2015	93,186		93,186	12/31/2014	92,576		92,576	12/31/2013	90,761		90,761
Property	19	7-Eleven - Streetsboro	0.1%		T-12 4/30/2015	90,757		90,757	12/31/2014	90,163		90,163	12/31/2013	88,395		88,395
Property	19	7-Eleven - Cleveland	0.1%		T-12 4/30/2015	83,741		83,741	12/31/2014	83,193		83,193	12/31/2013	81,562		81,562
Loan	20	Hilton Brentwood (38)	1.5%	L(30), DorYM1(86), O(4)	T-12 3/31/2015	8,217,650	5,844,128	2,373,522	12/31/2014	8,354,353	5,833,048	2,521,305	12/31/2013	7,994,235	5,689,349	2,304,886	11.2%	9.7%
Loan	21	Saunders Industrial Portfolio (37)	1.5%	L(25), D(91), O(4)	T-12 1/31/2015	3,526,506	1,242,702	2,283,804	12/31/2014	3,542,585	1,250,439	2,292,146	12/31/2013	3,379,042	1,192,484	2,186,558	10.1%	9.1%
Property	21	4748 East Paris Avenue SE	0.2%		T-12 1/31/2015	415,543	59,671	355,872	12/31/2014	425,678	59,901	365,777	12/31/2013	416,200	59,157	357,043
Property	21	4595 Broadmoor Avenue SE	0.2%		T-12 1/31/2015	651,619	351,000	300,619	12/31/2014	658,249	355,921	302,328	12/31/2013	594,882	339,639	255,243
Property	21	4540 East Paris Avenue SE	0.1%		T-12 1/31/2015	306,969	98,263	208,706	12/31/2014	311,561	99,644	211,917	12/31/2013	318,780	98,067	220,713
Property	21	4245 44th Street SE	0.1%		T-12 1/31/2015	292,490	88,131	204,359	12/31/2014	291,725	88,625	203,100	12/31/2013	284,637	82,571	202,066
Property	21	4501 Broadmoor Avenue SE	0.1%		T-12 1/31/2015	322,411	132,801	189,610	12/31/2014	324,372	133,082	191,290	12/31/2013	286,631	123,204	163,427
Property	21	3390 Broadmoor Avenue SE	0.1%		T-12 1/31/2015	242,951	79,757	163,194	12/31/2014	239,193	79,099	160,094	12/31/2013	231,332	76,408	154,924
Property	21	3440 Broadmoor Avenue SE	0.1%		T-12 1/31/2015	195,365	57,744	137,621	12/31/2014	195,014	56,584	138,430	12/31/2013	192,935	54,622	138,313
Property	21	3535 Roger B Chaffee Memorial Boulevard SE	0.1%		T-12 1/31/2015	191,416	59,320	132,096	12/31/2014	190,701	59,561	131,140	12/31/2013	184,568	57,276	127,292
Property	21	4575 44th Street SE	0.1%		T-12 1/31/2015	140,208	52,202	88,006	12/31/2014	139,864	53,885	85,979	12/31/2013	109,448	48,560	60,888
Property	21	4722 Danvers Drive SE	0.1%		T-12 1/31/2015	122,048	35,551	86,497	12/31/2014	121,943	35,662	86,281	12/31/2013	121,902	33,263	88,639
Property	21	4324 Airlane Drive SE	0.1%		T-12 1/31/2015	116,275	35,983	80,292	12/31/2014	116,069	35,935	80,134	12/31/2013	118,428	32,598	85,830
Property	21	3420 Broadmoor Avenue SE	0.1%		T-12 1/31/2015	136,867	60,359	76,508	12/31/2014	136,454	60,296	76,158	12/31/2013	120,070	54,835	65,235

A-1-7

COMM 2015-PC1

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of						Second Most	Second	Second	Second	Third Most	Third	Third	Third
Property			Initial Pool	Prepayment Provisions	Most Recent Operating	Most Recent	Most Recent	Most Recent	Recent Operating	Most Recent	Most Recent	Most Recent	Recent Operating	Most Recent	Most Recent	Most Recent	Underwritten NOI	Underwritten NCF
Flag	ID	Property Name	Balance	(# of payments)(18)	Statements Date	EGI ($)	Expenses($)	NOI($)	Statements Date	EGI($)	Expenses($)	NOI($)	Statements Date	EGI($)	Expenses($)	NOI($)	Debt Yield(13)(16)	Debt Yield(13)(16)
Property	21	4881 Kendrick Street	0.0%		T-12 1/31/2015	110,379	39,586	70,793	12/31/2014	110,246	39,523	70,723	12/31/2013	111,127	41,036	70,091
Property	21	760 36th Street SE	0.0%		T-12 1/31/2015	95,342	28,490	66,852	12/31/2014	95,139	28,430	66,709	12/31/2013	91,282	31,109	60,173
Property	21	4341 Brockton Drive SE	0.0%		T-12 1/31/2015	78,665	28,166	50,499	12/31/2014	78,442	28,647	49,795	12/31/2013	59,083	25,733	33,350
Property	21	4700 Danvers Drive SE	0.0%		T-12 1/31/2015	67,518	18,840	48,678	12/31/2014	68,185	18,849	49,336	12/31/2013	82,352	17,946	64,406
Property	21	475 36th Street SE	0.0%		T-12 1/31/2015	40,440	16,838	23,602	12/31/2014	39,750	16,795	22,955	12/31/2013	55,385	16,460	38,925
Loan	22	80 Arkay Drive	1.5%	YM1(49), DorYM1(66), O(5)	T-12 4/30/2015	2,746,700	1,224,144	1,522,556	12/31/2014	2,764,040	1,228,574	1,535,466					9.3%	8.2%
Loan	23	Intuit Regional HQ	1.5%	L(26), D(87), O(7)													10.3%	9.3%
Loan	24	Mariposa Shopping Center	1.5%	L(29), D(87), O(4)	T-12 3/31/2015	2,791,566	739,589	2,051,977	12/31/2014	2,850,602	738,077	2,112,525	12/31/2013	2,665,074	669,852	1,995,222	10.5%	9.5%
Loan	25	DoubleTree South Bend (38)	1.4%	L(30), DorYM1(86), O(4)	T-12 3/31/2015	10,720,341	8,215,951	2,504,390	12/31/2014	10,549,171	8,227,267	2,321,904	12/31/2013	9,559,732	7,644,427	1,915,305	12.4%	10.2%
Loan	26	Tri-Star Estates MHC	1.4%	L(25), D(91), O(4)	T-12 3/31/2015	2,738,748	1,125,734	1,613,014	12/31/2014	2,629,560	1,133,350	1,496,210	12/31/2013	2,418,619	1,267,978	1,150,641	9.7%	9.5%
Loan	27	Sandcastle Inn Pacifica (38)	1.3%	L(24), YM1(91), O(5)	T-12 3/31/2015	4,525,107	2,011,357	2,513,750	12/31/2014	4,447,502	1,960,931	2,486,571	12/31/2013	4,010,631	1,780,412	2,230,219	13.5%	12.3%
Loan	28	River Corporate Center	1.2%	L(26), D(90), O(4)	12/31/2014	2,271,444	726,411	1,545,033	12/31/2013	1,859,209	726,828	1,132,381					9.1%	8.1%
Loan	29	Florida City Centre	1.2%	L(27), D(90), O(3)	T-12 2/28/2015	1,904,447	484,849	1,419,598	12/31/2014	1,849,192	478,165	1,371,027	12/31/2013	1,670,106	470,717	1,199,389	9.1%	8.9%
Loan	30	Crosswinds Shopping Center	1.1%	L(25), D(91), O(4)	T-12 3/31/2015	1,785,041	688,782	1,096,259	12/31/2014	1,788,026	693,928	1,094,098	12/31/2013	1,747,052	684,012	1,063,040	8.9%	8.3%
Loan	31	Hilton Garden Inn Fairfield	1.1%	L(26), D(90), O(4)	T-12 4/30/2015	6,510,383	4,373,910	2,136,473	12/31/2014	5,926,347	4,149,689	1,776,658	12/31/2013	5,369,452	3,781,286	1,588,166	12.9%	11.3%
Loan	32	Bridgecreek Business Park (38)	1.1%	L(26), D(89), O(5)	12/31/2014	2,239,243	873,000	1,366,243	12/31/2013	2,283,356	846,165	1,437,191	12/31/2012	2,164,717	848,630	1,316,087	8.9%	8.1%
Loan	33	Resort at Paws Up	1.1%	L(32), D(84), O(4)	12/31/2014	18,310,030	13,592,823	4,717,207	12/31/2013	15,291,334	11,331,793	3,959,541	12/31/2012	12,881,491	10,139,423	2,742,068	27.2%	22.5%
Loan	34	ABC Mini Storage Portfolio	1.1%	L(29), D(87), O(4)	T-12 2/28/2015	2,823,659	1,114,584	1,709,075	12/31/2014	2,830,890	1,101,244	1,729,646	12/31/2013	2,644,027	1,126,105	1,517,922	11.8%	11.4%
Property	34	ABC Mini Storage - West	0.5%		T-12 2/28/2015	1,202,067	452,939	749,128	12/31/2014	1,198,348	456,724	741,623	12/31/2013	1,146,187	471,250	674,937
Property	34	ABC Mini Storage - Valley	0.4%		T-12 2/28/2015	952,579	365,473	587,106	12/31/2014	961,117	350,846	610,272	12/31/2013	860,254	374,927	485,327
Property	34	ABC Mini Storage - North	0.2%		T-12 2/28/2015	669,013	296,172	372,841	12/31/2014	671,425	293,674	377,751	12/31/2013	637,586	279,928	357,658
Loan	35	Gas Light Building (34)	1.1%	L(27), D(89), O(4)	12/31/2014	3,028,909	1,330,250	1,698,659	12/31/2013	2,962,032	1,498,813	1,463,219					11.0%	9.4%
Loan	36	Crossroads Plaza Shopping Center (34)	1.0%	L(25), D(91), O(4)	12/31/2014	2,327,555	406,862	1,920,693	12/31/2013	2,258,760	341,145	1,917,615	12/31/2012	2,372,477	350,781	2,021,696	10.4%	9.7%
Loan	37	The Hub Shopping Center	1.0%	L(25), D(90), O(5)	T-12 3/31/2015	1,231,273	694,520	536,753	12/31/2014	1,148,590	625,995	522,595	12/31/2013	920,176	547,015	373,161	11.8%	10.9%
Loan	38	Summerfield Shopping Center	1.0%	L(27), D(90), O(3)	T-12 7/31/2014	1,860,027	510,082	1,349,945	12/31/2013	1,764,469	519,330	1,245,139	12/31/2012	1,613,112	520,933	1,092,179	9.3%	8.7%
Loan	39	Crossroads of Laurel	0.9%	L(27), D(89), O(4)	12/31/2014	2,132,699	672,194	1,460,505	12/31/2013	2,292,404	605,669	1,686,734	12/31/2012	2,127,823	579,809	1,548,014	11.2%	10.2%
Loan	40	Inn at Marina Del Rey Pacifica (38)	0.9%	L(24), YM1(91), O(5)	T-12 3/31/2015	3,529,311	1,836,167	1,693,144	12/31/2014	3,486,592	1,753,197	1,733,395	12/31/2013	3,205,441	1,693,239	1,512,202	12.6%	11.3%
Loan	41	Hoover Square	0.9%	L(25), D(91), O(4)	T-12 4/30/2015	2,489,406	1,336,138	1,153,268	12/31/2014	2,423,567	1,354,496	1,069,071	12/31/2013	2,309,628	1,305,968	1,003,660	9.2%	8.5%
Loan	42	Valley View Commerce Center (38)	0.9%	L(26), D(89), O(5)	12/31/2014	1,750,883	630,165	1,120,718	12/31/2013	1,755,953	621,713	1,134,240	12/31/2012	1,674,626	601,532	1,073,094	8.7%	8.1%
Loan	43	Inn at Venice Beach Pacifica (38)	0.9%	L(24), YM1(91), O(5)	T-12 3/31/2015	2,917,324	1,235,026	1,682,298	12/31/2014	2,882,792	1,206,223	1,676,569	12/31/2013	2,650,700	1,151,795	1,498,905	13.3%	12.1%
Loan	44	Hampton Inn Highlands Ranch	0.8%	L(28), D(88), O(4)	T-12 3/31/2015	4,237,490	2,501,176	1,736,314	12/31/2014	4,201,730	2,432,999	1,768,731	12/31/2013	3,689,886	2,203,826	1,486,060	12.5%	11.0%
Loan	45	Townhomes With A View (38)	0.8%	L(30), YM1(86), O(4)	T-12 3/31/2015	2,195,991	1,142,496	1,053,494	12/31/2014	2,104,600	1,071,448	1,033,152	12/31/2013	1,836,041	1,063,873	772,168	9.5%	9.1%
Loan	46	4444 Lakeside	0.8%	L(30), D(87), O(3)	T-12 11/30/2014	1,333,246	329,882	1,003,364	12/31/2013	1,474,290	516,892	957,398	12/31/2012	1,424,348	516,231	908,117	9.7%	9.0%
Loan	47	InnVite Hotel Portfolio	0.8%	L(28), D(89), O(3)	T-12 3/31/2015	4,599,255	2,747,722	1,851,533	12/31/2014	4,428,942	2,736,172	1,692,770	12/31/2013	3,889,031	2,710,329	1,178,702	16.1%	14.5%
Property	47	Hampton Inn Lancaster	0.3%		T-12 3/31/2015	1,908,104	1,237,005	671,099	12/31/2014	1,832,600	1,253,704	578,896	12/31/2013	1,615,184	1,258,297	356,887
Property	47	Red Roof PLUS+ Columbus Dublin	0.3%		T-12 3/31/2015	1,574,331	822,512	751,819	12/31/2014	1,459,377	793,179	666,198	12/31/2013	1,150,000	735,500	414,500
Property	47	Quality Inn & Suites North/Polaris	0.2%		T-12 3/31/2015	1,116,819	688,204	428,614	12/31/2014	1,136,965	689,290	447,676	12/31/2013	1,123,847	716,532	407,315
Loan	48	The Row	0.8%	L(26), D(90), O(4)	T-12 1/31/2015	1,026,181	229,586	796,595	12/31/2014	1,009,661	226,426	783,235					8.3%	8.3%
Loan	49	Sandstone Village Shopping Center	0.7%	L(25), D(91), O(4)	T-12 1/31/2015	1,301,906	183,321	1,118,585	12/31/2014	1,249,045	185,549	1,063,495	12/31/2013	1,319,765	208,038	1,111,727	9.4%	8.7%
Loan	50	Reliant Corporate Center	0.7%	L(28), D(29), O(3)	T-12 3/31/2015	2,642,075	1,448,701	1,193,375	12/31/2014	2,675,987	1,434,816	1,241,171	12/31/2013	2,724,760	1,275,844	1,448,916	12.1%	10.3%
Property	50	2626 S. Loop	0.4%		T-12 3/31/2015	1,507,216	795,645	711,571	12/31/2014	1,523,655	788,464	735,192	12/31/2013	1,597,206	712,590	884,616
Property	50	2616 S. Loop	0.3%		T-12 3/31/2015	1,134,860	653,056	481,804	12/31/2014	1,152,332	646,352	505,980	12/31/2013	1,127,554	563,254	564,300
Loan	51	Park Plaza on the Curve	0.6%	L(28), D(88), O(4)	T-12 2/28/2015	712,727	279,354	433,373	12/31/2014	698,239	279,434	418,805	12/31/2013	923,617	309,157	614,460	9.3%	8.5%
Loan	52	Greenhill Village and Great North	0.6%	L(25), D(92), O(3)	T-12 2/28/2015	2,069,966	1,072,948	997,017	12/31/2014	2,071,458	1,054,444	1,017,013	12/31/2013	2,014,821	998,332	1,016,488	11.4%	10.6%
Property	52	Greenhill Village	0.5%		T-12 2/28/2015	1,569,424	801,013	768,411	12/31/2014	1,564,452	787,196	777,256	12/31/2013	1,538,177	746,314	791,863
Property	52	Great North Woods	0.2%		T-12 2/28/2015	500,542	271,935	228,607	12/31/2014	507,006	267,248	239,758	12/31/2013	476,644	252,018	224,626
Loan	53	Homewood Suites - Port Richey	0.6%	L(25), D(91), O(4)	T-12 4/30/2015	2,948,266	1,839,061	1,109,205	12/31/2014	2,762,458	1,751,559	1,010,899	12/31/2013	2,232,521	1,522,547	709,973	12.5%	11.2%
Loan	54	Fountain Valley Business Center (38)	0.6%	L(26), D(89), O(5)	12/31/2014	1,193,978	535,398	658,580	12/31/2013	1,084,194	503,754	580,440	12/31/2012	1,174,759	512,367	662,392	9.2%	8.3%
Loan	55	Hampton Inn St. Charles	0.6%	L(28), D(7), O(25)	T-12 3/31/2015	2,995,736	1,892,295	1,103,441	12/31/2014	2,975,995	1,960,423	1,015,572	12/31/2013	2,830,889	1,855,070	975,819	14.0%	12.6%
Loan	56	Plaza Del Lago	0.5%	L(27), D(89), O(4)	12/31/2014	891,266	225,724	665,543	12/31/2013	843,078	227,011	616,066	12/31/2012	895,025	215,443	679,582	8.7%	8.3%
Loan	57	Chicago Retail	0.5%	L(28), D(89), O(3)	12/31/2014	773,836	218,585	555,251	12/31/2013	749,807	207,932	541,875					9.3%	9.0%
Property	57	1250 South Michigan	0.3%		12/31/2014	426,585	135,460	291,124	12/31/2013	434,668	130,277	304,391
Property	57	1400 South Michigan	0.2%		12/31/2014	347,252	83,125	264,127	12/31/2013	315,138	77,655	237,483
Loan	58	Serenade Apartments	0.5%	L(29), D(87), O(4)	T-12 3/31/2015	2,586,361	1,510,575	1,075,786	12/31/2014	2,526,114	1,604,979	921,135	12/31/2013	2,249,103	1,640,238	608,865	12.2%	10.8%
Loan	59	West-Tel Plaza & Tyler	0.5%	L(24), YM1(92), O(4)	T-12 3/31/2015	1,070,584	330,993	739,591	12/31/2014	1,002,079	315,144	686,935	12/31/2013	1,022,515	272,288	750,227	10.0%	9.3%
Property	59	West-Tel Plaza	0.3%		T-12 3/31/2015	614,502	193,380	421,122	12/31/2014	568,711	189,261	379,450	12/31/2013	610,692	160,127	450,565
Property	59	Tyler	0.2%		T-12 3/31/2015	456,082	137,613	318,469	12/31/2014	433,368	125,883	307,485	12/31/2013	411,823	112,161	299,662
Loan	60	Parkway Tower	0.5%	L(25), D(90), O(5)	T-12 3/31/2015	1,506,945	708,590	798,355	12/31/2014	1,457,804	709,003	748,801	12/31/2013	1,275,067	571,138	703,928	11.3%	10.0%
Loan	61	Mount Vernon Shopping Center	0.5%	L(28), YM1(89), O(3)	T-12 3/31/2015	979,123	553,176	425,947	12/31/2014	859,216	503,810	355,406	12/31/2013	897,912	474,255	423,657	10.9%	10.1%
Loan	62	Hampton Inn Rochester	0.5%	L(28), D(7), O(25)	T-12 3/31/2015	2,961,105	2,008,804	952,301	12/31/2014	2,921,600	2,087,176	834,424	12/31/2013	2,914,826	2,044,492	870,334	14.0%	12.4%
Loan	63	Citrus Meadows Apartments	0.5%	L(28), D(87), O(5)	T-12 3/31/15	1,592,585	936,009	656,576	12/31/2014	1,547,155	884,460	662,696	12/31/2013	1,465,539	822,919	642,620	11.0%	10.3%
Loan	64	Surfside Beach Commons	0.5%	L(27), D(89), O(4)	Ann. T-10 3/31/2015	814,471	161,679	652,792	12/31/2012	836,373	209,509	626,864	12/31/2011	862,427	221,715	640,712	9.9%	9.6%
Loan	65	Wyndham Garden Charlotte Airport	0.5%	L(26), D(91), O(3)	T-12 2/28/2015	2,042,140	1,159,056	883,083	12/31/2014	2,027,542	1,155,451	872,091	12/31/2013	1,876,921	1,161,395	715,526	13.4%	12.1%
Loan	66	Morgan Stanley Tucson	0.4%	L(25), D(91), O(4)													10.1%	9.7%
Loan	67	Opus Seaway	0.4%	L(32), D(25), O(3)	T-12 2/28/2015	1,121,104	189,807	931,297	12/31/2014	1,091,076	201,147	889,929	12/31/2013	808,069	163,398	644,671	14.6%	14.0%
Loan	68	7 Carnegie Plaza	0.4%	L(18), YM1(38), O(4)													14.7%	13.2%
Loan	69	8787 Wallisville Road (34)	0.4%	L(25), D(91), O(4)	12/31/2014	856,889	389,479	467,409	12/31/2013	716,842	230,033	486,809					10.7%	9.8%
Loan	70	Taylor Retail	0.4%	L(26), D(90), O(4)	12/31/2014	721,912	284,094	437,818	12/31/2013	705,119	318,469	386,650					10.2%	9.3%
Loan	71	Hampton Inn - Sunbury	0.3%	L(25), D(91), O(4)	T-12 2/28/2015	1,552,327	780,675	771,652	12/31/2014	1,594,640	820,477	774,163	12/31/2013	1,336,718	803,666	533,052	13.7%	12.5%
Loan	72	Chapin Center	0.3%	L(25), D(91), O(4)	Ann. T-4 4/30/2015	596,658	72,463	524,195	12/31/2014	642,694	167,985	474,709	12/31/2013	566,202	162,899	403,303	9.2%	8.8%
Loan	73	1625-1655 McCarthy	0.3%	L(25), D(91), O(4)	T-12 3/31/2015	561,246	181,744	379,502	12/31/2014	480,212	177,893	302,319	12/31/2013	493,442	152,935	340,507	12.8%	11.1%
Loan	74	St. Charles Apartments	0.3%	L(25), D(91), O(4)	T-12 3/31/2015	942,111	444,289	497,821	12/31/2014	903,114	440,075	463,039	12/31/2013	863,504	509,744	353,759	10.9%	10.2%
Loan	75	Eagle Manor	0.2%	L(25), D(91), O(4)	T-12 4/30/2015	610,893	316,251	294,642	12/31/2014	619,174	291,580	327,594	12/31/2013	640,348	300,552	339,796	9.0%	8.1%
Loan	76	Harmony Grove Industrial Park	0.2%	L(25), D(91), O(4)	T-12 1/31/2015	314,790	100,245	214,545	12/31/2014	303,348	100,980	202,368	12/31/2013	366,617	101,514	265,103	10.4%	9.6%
Loan	77	Town Way Place Apartments	0.2%	L(25), D(90), O(5)	T-12 4/30/2015	605,664	294,315	311,349	12/31/2014	543,755	297,065	246,690					11.9%	11.1%
Loan	78	Quail Medical Building B	0.2%	L(28), D(88), O(4)	12/31/2014	459,973	138,645	321,329	12/31/2013	487,974	123,601	364,373	12/31/2012	490,207	122,958	367,249	11.9%	10.6%
Loan	79	Castle Dome Self Storage	0.2%	L(26), D(90), O(4)	T-12 3/31/2015	558,321	266,529	291,792	12/31/2014	546,044	261,298	284,746	12/31/2013	546,203	238,983	307,220	12.7%	12.3%
Loan	80	Sherwin Williams and Sleepy’s	0.1%	L(25), D(92), O(3)													9.3%	9.0%

A-1-8

COMM 2015-PC1

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of
Property			Initial Pool	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten	Ownership	Ground Lease	Ground Lease			Lease
Flag	ID	Property Name	Balance	Revenue($)	EGI($)	Expenses($)	NOI ($)	Reserves($)	TI/LC($)	NCF ($)	Interest(17)(19)(24)	Expiration(20)	Extension Terms(20)	Largest Tenant(22)(23)(24)(25)(26)(27)	SF	Expiration	2nd Largest Tenant(21)(23)(25)
Loan	1	9000 Sunset	8.5%	7,949,432	12,681,133	2,390,398	10,290,735	29,123	145,615	10,115,997	Fee Simple			CPE HR, Inc.	23,270	11/30/2018	Film Finances, Inc.
Loan	2	Princeton GSA Portfolio	7.8%	17,556,492	16,890,460	6,344,051	10,546,409	161,513	936,773	9,448,124	Fee Simple
Property	2	Sacramento - 1325 J Street	4.8%	10,127,278	9,535,579	3,117,175	6,418,405	90,931	527,398	5,800,076	Fee Simple			GSA - USACE	241,861	05/31/2020	State of CA - Department of Technology
Property	2	San Diego - 8810-8808 Rio San Diego Drive	1.7%	4,350,532	4,240,552	1,825,920	2,414,633	36,082	209,274	2,169,277	Fee Simple			GSA - Department of Veteran Affairs	144,327	09/30/2023	NAP
Property	2	Houston - 1433 West Loop South	1.3%	3,078,682	3,114,328	1,400,957	1,713,371	34,500	200,100	1,478,771	Fee Simple			GSA - Drug Enforcement Agency	132,995	05/31/2027	NAP
Loan	3	Ocean Key Resort and Spa	5.1%	14,638,922	25,788,054	16,502,224	9,285,830	1,028,597		8,257,233	Fee Simple/Leasehold	09/14/2024		NAP	NAP	NAP	NAP
Loan	4	The Plaza at Harmon Meadow (34)(37)	3.3%	5,828,456	7,150,213	2,582,726	4,567,487	32,907	109,692	4,424,888	Fee Simple			Kerasotes Showplace Theatres	59,110	10/31/2029	Ernst & Young U.S. LLP
Loan	5	CORE West Industrial Portfolio	3.0%	5,438,630	6,592,320	1,765,361	4,826,959	227,619	137,800	4,461,540	Fee Simple
Property	5	553 - 555 76th Street Southwest	0.4%								Fee Simple			Applied Textiles	110,000	02/29/2020	Quarry Ridge Stone
Property	5	8181 Logistics Drive	0.4%								Fee Simple			The Empire Company	222,000	10/31/2020	NAP
Property	5	3232 Kraft Avenue Southeast	0.4%								Fee Simple			Scott Group Custom	171,750	05/31/2021	NAP
Property	5	3366 Kraft Avenue Southeast	0.3%								Fee Simple			Sprinter Services	155,000	01/31/2017	Fabory USA, LTD.
Property	5	425 Gordon Industrial Court Southwest	0.3%								Fee Simple			NWS Michigan, Inc.	173,875	01/31/2017	NAP
Property	5	3300 Kraft Avenue Southeast	0.3%								Fee Simple			Sprinter Services	200,000	01/31/2017	NAP
Property	5	511 76th Street Southwest	0.3%								Fee Simple			BPV, LLC	110,700	12/31/2022	1st Source Servall
Property	5	2851 Prairie Southwest	0.2%								Fee Simple			Hadley Products Corp	117,251	04/30/2019	NAP
Property	5	100 84th Street Southwest	0.1%								Fee Simple			Corvac Composites	51,000	12/31/2015	Haldex Brake Product
Property	5	5001 Kendrick Street Southeast	0.1%								Fee Simple			True Textiles, Inc.	31,500	09/30/2018	Michigan Sporting Goods
Loan	6	Riverview Center (34)	2.3%	7,927,044	9,356,048	4,579,407	4,776,641	146,667	248,301	4,381,673	Fee Simple			Department of Health	117,074	MTM	Computer Sciences Corporation
Loan	7	760 & 800 Westchester Avenue (36)(37)	2.3%	15,892,215	15,892,215	6,908,799	8,983,416	100,000	477,286	8,406,130	Fee Simple			CBL Path	64,584	11/30/2016	Guardian Life Insurance
Loan	8	Sentinel Hotel	2.2%	6,310,197	7,940,949	4,283,965	3,656,984	261,758		3,395,227	Fee Simple			NAP	NAP	NAP	NAP
Loan	9	270 Munoz Rivera (38)	2.1%	4,700,763	7,847,568	4,206,956	3,640,612	53,363	213,453	3,373,796	Fee Simple			McConnell Valdes	74,180	12/31/2024	Citibank
Loan	10	Residence Inn San Diego	2.0%	7,327,530	7,398,824	4,000,833	3,397,992	295,953		3,102,039	Fee Simple/Leasehold	04/19/2023	3, 10 year options	NAP	NAP	NAP	NAP
Loan	11	100 Pearl Street	1.9%	5,751,517	5,947,858	3,132,900	2,814,958	60,013	243,473	2,511,473	Fee Simple			Phoenix Investment/Virtus	62,084	12/14/2018	Guilford Specialty Group, Inc.
Loan	12	1800 41 Street	1.9%	2,777,722	4,283,957	1,608,560	2,675,397	58,395	303,961	2,313,042	Fee Simple			Frontier Communications	178,406	11/30/2024	The Everett Clinic
Loan	13	8500 Tyco Road	1.9%	2,518,732	2,755,168	443,601	2,311,567	36,542	58,940	2,216,085	Fee Simple			TESLA	49,152	02/28/2025	NOVA Fitness
Loan	14	Piazza Del Sol	1.8%	2,065,561	2,635,172	499,410	2,135,761	6,077	42,519	2,087,166	Fee Simple			Red Light Management	27,071	09/30/2021	Katana Robata & Sushi Bar
Loan	15	City Center at 735 Water Street	1.7%	5,597,004	5,859,457	3,457,674	2,401,783	70,621	188,459	2,142,703	Fee Simple			Gold’s Gym	45,994	08/31/2032	National Business Furniture
Loan	16	Belamar Hotel (38)	1.7%	6,291,526	8,459,770	5,382,248	3,077,522	338,391		2,739,131	Fee Simple			NAP	NAP	NAP	NAP
Loan	17	North Park Commons	1.7%	2,153,829	2,726,296	730,925	1,995,371	21,014	84,456	1,889,901	Fee Simple			Food Concepts International	12,160	05/31/2029	The Gap, Inc.
Loan	18	Gateway Portfolio (36)	1.6%	5,026,265	4,763,736	760,238	4,003,497	34,200	228,002	3,741,295	Fee Simple
Property	18	Eastfield	0.1%	338,950	322,002	39,891	282,111	1,945	12,964	267,202	Fee Simple			Phoenix Children’s Academy	12,964	05/31/2029	NAP
Property	18	Reames Road	0.1%	341,527	324,450	42,542	281,909	1,945	12,964	267,000	Fee Simple			Phoenix Children’s Academy	12,964	07/31/2029	NAP
Property	18	Whitehall	0.1%	333,469	316,795	34,254	282,541	1,945	12,964	267,632	Fee Simple			Phoenix Children’s Academy	12,964	09/30/2029	NAP
Property	18	Ballantyne	0.1%	285,363	271,095	27,503	243,592	1,770	11,800	230,022	Fee Simple			Phoenix Children’s Academy	11,800	12/31/2025	NAP
Property	18	Wilmington	0.1%	279,699	265,714	21,704	244,010	1,853	12,355	229,802	Fee Simple			Phoenix Children’s Academy	12,355	12/31/2025	NAP
Property	18	Matthews	0.1%	295,624	280,843	38,083	242,760	1,853	12,355	228,552	Fee Simple			Phoenix Children’s Academy	12,355	12/31/2025	NAP
Property	18	Columbine	0.1%	230,137	218,630	54,502	164,127	1,560	10,400	152,167	Fee Simple			Phoenix Children’s Academy	10,400	12/31/2025	NAP
Property	18	DTC	0.1%	220,336	209,319	44,423	164,897	1,560	10,400	152,937	Fee Simple			Phoenix Children’s Academy	10,400	12/31/2025	NAP
Property	18	Mt. Pleasant	0.1%	203,471	193,298	31,178	162,120	1,515	10,100	150,505	Fee Simple			Phoenix Children’s Academy	10,100	12/31/2025	NAP
Property	18	Broomfield	0.1%	229,523	218,047	57,386	160,660	1,530	10,200	148,930	Fee Simple			Phoenix Children’s Academy	10,200	12/31/2025	NAP
Property	18	Ken Caryl	0.1%	226,426	215,105	54,201	160,904	1,530	10,200	149,174	Fee Simple			Phoenix Children’s Academy	10,200	12/31/2025	NAP
Property	18	Surfside	0.1%	193,518	183,842	20,941	162,901	1,515	10,100	151,286	Fee Simple			Phoenix Children’s Academy	10,100	12/31/2025	NAP
Property	18	Mauldin	0.1%	198,517	188,591	26,082	162,509	1,515	10,100	150,894	Fee Simple			Phoenix Children’s Academy	10,100	12/31/2025	NAP
Property	18	Charleston	0.1%	203,828	193,636	31,544	162,092	1,515	10,100	150,477	Fee Simple			Phoenix Children’s Academy	10,100	12/31/2025	NAP
Property	18	Greenville	0.1%	197,522	187,646	25,059	162,587	1,515	10,100	150,972	Fee Simple			Phoenix Children’s Academy	10,100	12/31/2025	NAP
Property	18	Summerville	0.1%	201,599	191,519	29,253	162,267	1,515	10,100	150,652	Fee Simple			Phoenix Children’s Academy	10,100	12/31/2025	NAP
Property	18	Northeast	0.1%	212,552	201,924	40,517	161,407	1,515	10,100	149,792	Fee Simple			Phoenix Children’s Academy	10,100	12/31/2025	NAP
Property	18	Harbinson	0.1%	207,931	194,416	35,672	158,744	1,515	10,100	147,129	Fee Simple			Phoenix Children’s Academy	10,100	12/31/2025	NAP
Property	18	Myrtle Beach	0.1%	192,312	177,889	19,557	158,332	1,515	10,100	146,717	Fee Simple			Phoenix Children’s Academy	10,100	12/31/2025	NAP
Property	18	Lexington	0.1%	219,284	205,031	47,343	157,688	1,515	10,100	146,073	Fee Simple			Phoenix Children’s Academy	10,100	12/31/2025	NAP
Property	18	Smoky Hill	0.1%	214,677	203,943	38,603	165,341	1,560	10,400	153,381	Fee Simple			Phoenix Children’s Academy	10,400	12/31/2025	NAP
Loan	19	7 Eleven & Walgreens Portfolio	1.5%	2,475,507	2,475,507	5,160	2,470,347			2,470,347	Fee Simple
Property	19	Walgreens - Milwaukee	0.3%	492,922	492,922		492,922			492,922	Fee Simple			Walgreens	14,820	07/31/2081	Terresa Shkoukani
Property	19	7-Eleven - Akron	0.2%	261,591	261,591	5,160	256,431			256,431	Fee Simple			7-Eleven	2,544	05/31/2029	NAP
Property	19	7-Eleven - Chagrin Falls	0.2%	256,937	256,937		256,937			256,937	Fee Simple			7-Eleven	1,900	05/31/2029	NAP
Property	19	7-Eleven - Strongsville	0.1%	235,093	235,093		235,093			235,093	Fee Simple			7-Eleven	2,659	05/31/2029	NAP
Property	19	7-Eleven - Mentor	0.1%	205,205	205,205		205,205			205,205	Fee Simple			7-Eleven	1,320	05/31/2029	NAP
Property	19	7-Eleven - Willoughby	0.1%	165,236	165,236		165,236			165,236	Fee Simple			7-Eleven	4,298	05/31/2029	NAP
Property	19	7-Eleven - Brunswick	0.1%	161,715	161,715		161,715			161,715	Fee Simple			7-Eleven	2,496	05/31/2029	NAP
Property	19	7-Eleven - Stow	0.1%	139,835	139,835		139,835			139,835	Fee Simple			7-Eleven	2,591	05/31/2029	NAP
Property	19	7-Eleven - Willoughby Hills	0.1%	139,056	139,056		139,056			139,056	Fee Simple			7-Eleven	4,353	05/31/2029	NAP
Property	19	7-Eleven - Painesville	0.1%	118,459	118,459		118,459			118,459	Fee Simple			7-Eleven	1,070	05/31/2029	NAP
Property	19	7-Eleven - Twinsburg	0.1%	104,248	104,248		104,248			104,248	Fee Simple			7-Eleven	2,632	05/31/2029	NAP
Property	19	7-Eleven - Streetsboro	0.1%	101,530	101,530		101,530			101,530	Fee Simple			7-Eleven	1,901	05/31/2029	NAP
Property	19	7-Eleven - Cleveland	0.1%	93,681	93,681		93,681			93,681	Fee Simple			7-Eleven	2,663	05/31/2029	NAP
Loan	20	Hilton Brentwood (38)	1.5%	7,246,826	8,209,311	5,688,169	2,521,142	328,372		2,192,770	Fee Simple			NAP	NAP	NAP	NAP
Loan	21	Saunders Industrial Portfolio (37)	1.5%	3,393,978	3,544,251	1,273,081	2,271,170	85,742	142,904	2,042,523	Fee Simple
Property	21	4748 East Paris Avenue SE	0.2%	391,041	413,507	60,770	352,737	2,250	3,750	346,737	Fee Simple			Mcleodusa Telecommunications Services	15,000	09/30/2025	NAP
Property	21	4595 Broadmoor Avenue SE	0.2%	922,014	666,670	360,665	306,005	13,964	23,273	268,767	Fee Simple			Davenport University	34,591	12/31/2017	Radley-Gr, Inc.
Property	21	4540 East Paris Avenue SE	0.1%	231,025	309,107	100,606	208,501	7,650	12,750	188,101	Fee Simple			Walther Trowal Gmbh & C.O. Kg	11,200	01/31/2021	The Herald Publishing Company, LLC
Property	21	4245 44th Street SE	0.1%	234,381	294,140	90,182	203,958	7,200	12,000	184,758	Fee Simple			Blue Water Technologies Group, Inc.	18,000	11/30/2016	Ton-Tex Corporation
Property	21	4501 Broadmoor Avenue SE	0.1%	363,450	319,029	135,924	183,105	8,523	14,205	160,377	Fee Simple			Viper Industrial Systems	6,243	12/31/2015	Innerspace, Inc.
Property	21	3390 Broadmoor Avenue SE	0.1%	198,803	254,347	82,058	172,289	6,615	11,025	154,649	Fee Simple			Banta Furniture	13,250	10/31/2018	Sears Home Improvement Products, Inc.
Property	21	3440 Broadmoor Avenue SE	0.1%	144,240	190,323	58,835	131,488	4,950	8,250	118,288	Fee Simple			Virginia Tile	33,000	10/31/2019	NAP
Property	21	3535 Roger B Chaffee Memorial Boulevard SE	0.1%	183,634	204,517	61,192	143,324	6,480	10,800	126,044	Fee Simple			Linde Gas North America, LLC	9,280	11/30/2019	Rapid Supply And Sales, Inc.
Property	21	4575 44th Street SE	0.1%	113,913	142,215	53,533	88,682	3,946	6,577	78,158	Fee Simple			Stone Pro LLC	13,680	09/30/2016	Pharmerica Drug Systems, LLC
Property	21	4722 Danvers Drive SE	0.1%	90,938	116,316	36,113	80,203	3,780	6,300	70,123	Fee Simple			ACL Distribution, Inc.	25,200	08/31/2016	NAP
Property	21	4324 Airlane Drive SE	0.1%	85,070	115,017	36,750	78,267	3,600	6,000	68,667	Fee Simple			Alro Industrial Supply Corporation	12,000	04/30/2016	Total Energy Systems, LLC
Property	21	3420 Broadmoor Avenue SE	0.1%	135,788	135,690	61,815	73,875	4,822	8,036	61,017	Fee Simple			Kwon, Inc.	11,600	07/31/2015	Berger Chevrolet, Inc.

A-1-9

COMM 2015-PC1

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of
Property			Initial Pool	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten	Ownership	Ground Lease	Ground Lease			Lease
Flag	ID	Property Name	Balance	Revenue($)	EGI($)	Expenses($)	NOI ($)	Reserves($)	TI/LC($)	NCF ($)	Interest(17)(19)(24)	Expiration(20)	Extension Terms(20)	Largest Tenant(22)(23)(24)(25)(26)(27)	SF	Expiration	2nd Largest Tenant(21)(23)(25)
Property	21	4881 Kendrick Street	0.0%	87,943	102,019	40,191	61,828	3,548	5,913	52,368	Fee Simple			Flame Spray Technologies, Inc.	11,785	01/31/2018	Experton Corporation
Property	21	760 36th Street SE	0.0%	73,880	96,786	29,188	67,598	3,000	5,000	59,598	Fee Simple			Fineeye Color Solutions, Inc.	15,500	10/31/2016	Usic Locating Services, Inc.
Property	21	4341 Brockton Drive SE	0.0%	53,680	76,076	28,731	47,345	2,640	4,400	40,305	Fee Simple			Wash Multifamily Laundry Systems	17,600	03/31/2020	NAP
Property	21	4700 Danvers Drive SE	0.0%	53,303	65,172	19,159	46,013	1,350	2,250	42,413	Fee Simple			Garda Cl Great Lakes, Inc.	9,000	03/31/2019	NAP
Property	21	475 36th Street SE	0.0%	30,875	43,320	17,368	25,953	1,425	2,375	22,153	Fee Simple			Ultimate Floors, Inc.	9,500	09/30/2016	NAP
Loan	22	80 Arkay Drive	1.5%	3,699,795	3,264,935	1,226,979	2,037,956	30,372	202,477	1,805,107	Fee Simple			Standard Microsystem	126,570	03/31/2027	Gemini Fund Services
Loan	23	Intuit Regional HQ	1.5%	1,911,737	2,329,471	81,179	2,248,292	79,794	123,182	2,045,315	Fee Simple			Intuit	166,238	06/30/2026	NAP
Loan	24	Mariposa Shopping Center	1.5%	2,278,794	2,935,891	698,993	2,236,898	61,338	161,681	2,013,880	Fee Simple			K-Mart	91,266	03/31/2017	JC Penney Co.
Loan	25	DoubleTree South Bend (38)	1.4%	8,060,786	10,720,341	8,216,038	2,504,303	428,814		2,075,489	Fee Simple			NAP	NAP	NAP	NAP
Loan	26	Tri-Star Estates MHC	1.4%	4,883,796	3,089,129	1,171,273	1,917,856	42,650		1,875,206	Fee Simple			NAP	NAP	NAP	NAP
Loan	27	Sandcastle Inn Pacifica (38)	1.3%	4,450,508	4,525,107	2,012,406	2,512,701	226,255		2,286,445	Fee Simple			NAP	NAP	NAP	NAP
Loan	28	River Corporate Center	1.2%	2,318,115	2,325,755	771,208	1,554,547	26,645	143,144	1,384,759	Leasehold	12/31/2101		US Foods Inc	133,225	02/28/2025	NAP
Loan	29	Florida City Centre	1.2%	1,796,896	2,246,526	698,865	1,547,661	12,488	25,000	1,510,173	Fee Simple			Best Buy	30,038	01/31/2019	Aldi
Loan	30	Crosswinds Shopping Center	1.1%	1,639,116	2,019,123	597,319	1,421,804	20,972	69,908	1,330,924	Fee Simple			Bed Bath & Beyond	36,926	01/31/2019	Marshalls
Loan	31	Hilton Garden Inn Fairfield	1.1%	4,870,783	6,510,383	4,446,999	2,063,384	260,415		1,802,969	Fee Simple			NAP	NAP	NAP	NAP
Loan	32	Bridgecreek Business Park (38)	1.1%	2,396,220	2,263,884	876,032	1,387,852	29,748	94,271	1,263,833	Fee Simple			Collaborative Neuroscience LLC	13,832	03/31/2018	Steven Melillo
Loan	33	Resort at Paws Up	1.1%	8,143,730	18,310,007	14,088,317	4,221,691	732,400		3,489,290	Fee Simple/Leasehold	Various	Various	NAP	NAP	NAP	NAP
Loan	34	ABC Mini Storage Portfolio	1.1%	3,563,172	2,870,673	1,062,268	1,808,405	56,414		1,751,991	Fee Simple
Property	34	ABC Mini Storage - West	0.5%	1,559,316	1,215,963	447,810	768,152	25,904		742,249	Fee Simple			NAP	NAP	NAP	NAP
Property	34	ABC Mini Storage - Valley	0.4%	1,189,476	973,315	322,578	650,737	19,965		630,772	Fee Simple			NAP	NAP	NAP	NAP
Property	34	ABC Mini Storage - North	0.2%	814,380	681,395	291,880	389,515	10,545		378,970	Fee Simple			NAP	NAP	NAP	NAP
Loan	35	Gas Light Building (34)	1.1%	3,403,645	3,056,032	1,358,632	1,697,400	26,345	225,253	1,445,801	Fee Simple			Regional Natural Resources (Forestry Departments)	91,767	08/01/2023	Office of the Chapter
Loan	36	Crossroads Plaza Shopping Center (34)	1.0%	1,760,113	1,987,992	395,461	1,592,531	27,774	81,006	1,483,751	Fee Simple			Raley’s	66,496	06/30/2023	Water Wings
Loan	37	The Hub Shopping Center	1.0%	1,994,111	2,462,545	694,463	1,768,082	32,598	105,945	1,629,539	Fee Simple			Mega Furniture	31,736	06/30/2024	The Chair King Inc.
Loan	38	Summerfield Shopping Center	1.0%	1,360,588	1,802,007	504,234	1,297,773	13,966	58,192	1,225,615	Fee Simple			Stop N Shop	62,501	09/30/2022	Wine Gallery
Loan	39	Crossroads of Laurel	0.9%	2,292,912	2,234,752	728,097	1,506,655	26,805	107,185	1,372,666	Fee Simple			Mega Mart Supermarket	13,458	05/01/2023	La Usada
Loan	40	Inn at Marina Del Rey Pacifica (38)	0.9%	3,489,087	3,529,311	1,851,241	1,678,070	176,466		1,501,604	Fee Simple			NAP	NAP	NAP	NAP
Loan	41	Hoover Square	0.9%	2,676,960	2,592,560	1,379,637	1,212,923	102,600		1,110,323	Fee Simple			NAP	NAP	NAP	NAP
Loan	42	Valley View Commerce Center (38)	0.9%	2,090,105	1,758,980	631,829	1,127,151	16,699	61,182	1,049,271	Fee Simple			Together Community Church	14,071	02/29/2020	Curtis Kang Innophillia Inc
Loan	43	Inn at Venice Beach Pacifica (38)	0.9%	2,779,753	2,917,324	1,244,099	1,673,225	145,866		1,527,359	Fee Simple			NAP	NAP	NAP	NAP
Loan	44	Hampton Inn Highlands Ranch	0.8%	3,714,522	3,894,367	2,349,548	1,544,818	194,718		1,350,100	Fee Simple			NAP	NAP	NAP	NAP
Loan	45	Townhomes With A View (38)	0.8%	2,300,160	2,272,584	1,109,690	1,162,894	55,680		1,107,214	Fee Simple			NAP	NAP	NAP	NAP
Loan	46	4444 Lakeside	0.8%	1,210,955	1,707,181	586,078	1,121,103	12,683	65,279	1,043,142	Fee Simple			1st Floor - Warner Bros. Entertainment, Inc.	13,971	06/30/2019	2nd Floor - Warner Bros. Entertainment, Inc.
Loan	47	InnVite Hotel Portfolio	0.8%	4,526,936	4,599,255	2,752,004	1,847,250	183,970		1,663,280	Fee Simple
Property	47	Hampton Inn Lancaster	0.3%	1,885,668	1,908,104	1,259,427	648,677	76,324		572,353	Fee Simple			NAP	NAP	NAP	NAP
Property	47	Red Roof PLUS+ Columbus Dublin	0.3%	1,547,151	1,574,331	806,924	767,407	62,973		704,434	Fee Simple			NAP	NAP	NAP	NAP
Property	47	Quality Inn & Suites North/Polaris	0.2%	1,094,117	1,116,819	685,653	431,166	44,673		386,493	Fee Simple			NAP	NAP	NAP	NAP
Loan	48	The Row	0.8%	797,995	1,067,656	224,608	843,047			843,047	Fee Simple			BJ’s Restaurant, Inc.	9,000	10/31/2032	Chuy’s Opco, Inc.
Loan	49	Sandstone Village Shopping Center	0.7%	1,125,633	1,243,461	228,591	1,014,870	22,114	56,969	935,787	Fee Simple			TJ Maxx	48,067	05/31/2019	Planet Fitness
Loan	50	Reliant Corporate Center	0.7%	2,630,899	2,766,196	1,483,460	1,282,736	47,317	141,952	1,093,467	Fee Simple
Property	50	2626 S. Loop	0.4%	1,495,263	1,557,106	812,863	744,243	26,743	80,229	637,271	Fee Simple			Federal Work Ready Inc.	4,237	06/30/2016	SNG-Houston Home Dialysis
Property	50	2616 S. Loop	0.3%	1,135,636	1,209,089	670,597	538,492	20,574	61,723	456,195	Fee Simple			Fannin Street Imaging	6,331	06/15/2020	Citizen Law Firm, PLLC
Loan	51	Park Plaza on the Curve	0.6%	1,022,355	1,190,665	339,647	851,018	12,533	62,664	775,821	Fee Simple			Pivotal Fitness Ft. Lauderdale	17,262	02/28/2022	Tunie’s Natural Grocery
Loan	52	Greenhill Village and Great North	0.6%	1,957,212	2,058,011	1,034,847	1,023,164	65,374		957,790	Fee Simple
Property	52	Greenhill Village	0.5%	1,466,952	1,546,413	775,520	770,893	50,374		720,519	Fee Simple			NAP	NAP	NAP	NAP
Property	52	Great North Woods	0.2%	490,260	511,598	259,327	252,270	15,000		237,270	Fee Simple			NAP	NAP	NAP	NAP
Loan	53	Homewood Suites - Port Richey	0.6%	2,869,924	2,940,403	1,852,500	1,087,903	117,616		970,287	Fee Simple			NAP	NAP	NAP	NAP
Loan	54	Fountain Valley Business Center (38)	0.6%	1,368,509	1,332,145	560,719	771,426	22,758	51,741	696,928	Fee Simple			RAI Care Centers of South California	8,144	12/31/2018	Hung Thai Phu Tran
Loan	55	Hampton Inn St. Charles	0.6%	2,979,587	2,995,736	1,840,944	1,154,792	119,829		1,034,962	Fee Simple			NAP	NAP	NAP	NAP
Loan	56	Plaza Del Lago	0.5%	833,068	957,779	264,526	693,252	7,165	25,588	660,499	Fee Simple			Gentle Dental	3,358	07/31/2021	Wireless Plus
Loan	57	Chicago Retail	0.5%	1,025,076	980,974	255,660	725,314	2,622	17,477	705,216	Fee Simple
Property	57	1250 South Michigan	0.3%	573,185	547,678	155,201	392,477	1,383	9,217	381,878	Fee Simple			Pita Corner	2,317	02/28/2021	RCG Inc
Property	57	1400 South Michigan	0.2%	451,892	433,296	100,459	332,837	1,239	8,260	323,338	Fee Simple			Sanctuary	3,120	04/30/2020	Waffles Chicago
Loan	58	Serenade Apartments	0.5%	2,360,568	2,616,913	1,700,370	916,542	109,200		807,342	Fee Simple			NAP	NAP	NAP	NAP
Loan	59	West-Tel Plaza & Tyler	0.5%	877,459	1,091,050	339,433	751,616	11,774	45,776	694,066	Fee Simple
Property	59	West-Tel Plaza	0.3%	505,319	625,603	192,162	433,441	7,234	27,676	398,532	Fee Simple			CVS Drugs	10,706	09/30/2019	Anytime Fitness
Property	59	Tyler	0.2%	372,140	465,447	147,271	318,175	4,540	18,100	295,535	Fee Simple			O’Reillys Discount Auto	7,600	11/30/2026	Leo’s Coney
Loan	60	Parkway Tower	0.5%	1,463,226	1,493,531	656,259	837,272	16,152	80,759	740,361	Fee Simple			Abeam Consulting	13,864	05/31/2019	Advantage Sales & Marketing
Loan	61	Mount Vernon Shopping Center	0.5%	1,034,283	1,172,354	381,427	790,927	20,437	41,258	729,232	Fee Simple			Sprouts Farmers Market	36,814	07/31/2024	CVS
Loan	62	Hampton Inn Rochester	0.5%	2,954,579	2,961,105	1,958,431	1,002,674	118,444		884,230	Fee Simple			NAP	NAP	NAP	NAP
Loan	63	Citrus Meadows Apartments	0.5%	1,631,720	1,686,223	917,527	768,696	50,000		718,696	Fee Simple			NAP	NAP	NAP	NAP
Loan	64	Surfside Beach Commons	0.5%	934,325	887,608	222,690	664,918	20,958		643,961	Fee Simple			BI-LO	46,624	08/31/2019	Kobe Express
Loan	65	Wyndham Garden Charlotte Airport	0.5%	2,013,592	2,197,645	1,299,575	898,070	87,906		810,165	Fee Simple			NAP	NAP	NAP	NAP
Loan	66	Morgan Stanley Tucson	0.4%	503,906	738,687	141,970	596,716	2,964	21,231	572,521	Fee Simple			Morgan Stanley Wealth Management	19,761	06/25/2030	NAP
Loan	67	Opus Seaway	0.4%	866,034	1,018,518	207,126	811,391	14,883	19,568	776,940	Fee Simple			Cadence Aerospace	48,757	12/31/2023	JL Manufacturing
Loan	68	7 Carnegie Plaza	0.4%	856,000	1,320,552	512,878	807,673	13,511	68,731	725,431	Fee Simple			Fox Rehab	90,070	12/15/2029	NAP
Loan	69	8787 Wallisville Road (34)	0.4%	624,010	873,290	307,280	566,010	12,682	35,274	518,054	Fee Simple			Briggs Equipment	115,221	09/30/2019	NAP
Loan	70	Taylor Retail	0.4%	701,050	781,133	250,655	530,478	19,335	26,321	484,822	Fee Simple			Dunham’s Sports	29,930	01/31/2023	Planet Fitness
Loan	71	Hampton Inn - Sunbury	0.3%	1,510,844	1,552,327	866,835	685,492	62,093		623,399	Fee Simple			NAP	NAP	NAP	NAP
Loan	72	Chapin Center	0.3%	554,233	649,938	204,211	445,727	9,452	10,000	426,275	Fee Simple			Bi-Lo	47,893	10/23/2026	Chapin Coin Laundry
Loan	73	1625-1655 McCarthy	0.3%	660,259	747,700	160,461	587,239	11,162	65,862	510,215	Fee Simple			Corwil Technology Corporation	48,531	01/31/2021	NAP
Loan	74	St. Charles Apartments	0.3%	992,592	953,821	473,092	480,730	31,250		449,480	Fee Simple			NAP	NAP	NAP	NAP
Loan	75	Eagle Manor	0.2%	686,988	683,369	374,297	309,072	29,100		279,972	Fee Simple			NAP	NAP	NAP	NAP
Loan	76	Harmony Grove Industrial Park	0.2%	423,859	420,058	105,677	314,382	7,307	18,267	288,808	Fee Simple			Department of General Services	5,726	08/31/2019	Pacific Commercial Door
Loan	77	Town Way Place Apartments	0.2%	634,560	626,955	269,392	357,563	24,000		333,563	Fee Simple			NAP	NAP	NAP	NAP
Loan	78	Quail Medical Building B	0.2%	436,464	420,968	126,769	294,199	6,642	24,420	263,137	Fee Simple			Renown Regional Medical Center	7,266	11/30/2019	Option Care Enterprises, Inc.
Loan	79	Castle Dome Self Storage	0.2%	579,564	558,321	266,231	292,090	9,893		282,197	Fee Simple			NAP	NAP	NAP	NAP
Loan	80	Sherwin Williams and Sleepy’s	0.1%	189,330	225,502	53,735	171,767	1,405	4,497	165,866	Fee Simple			Sleepy’s	3,526	11/30/2022	Sherwin Williams

A-1-10

COMM 2015-PC1

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of														Upfront
Property			Initial Pool		Lease			Lease			Lease			Lease		Occupancy	Replacement
Flag	ID	Property Name	Balance	SF	Expiration	3rd Largest Tenant(23)(25)	SF	Expiration	4th Largest Tenant(23)(25)	SF	Expiration	5th Largest Tenant(23)	SF	Expiration	Occupancy	As-of Date	Reserves($)(28)
Loan	1	9000 Sunset	8.5%	13,351	09/30/2022	Forward Sunset / Keller Williams	12,817	05/31/2021	Engage BDR, Inc.	10,344	11/17/2017	XIX Entertainment, Inc.	10,342	05/31/2018	95.8%	07/01/2015
Loan	2	Princeton GSA Portfolio	7.8%												92.6%	07/01/2015
Property	2	Sacramento - 1325 J Street	4.8%	24,033	9/30/2021	State of CA - Governor’s Office of Business & Economic Development	18,547	6/30/2022	State of CA - Mental Health Services	11,796	2/28/2022	State of CA - Agriculture Labor Relations Board	10,599	4/30/2021	88.3%	07/01/2015
Property	2	San Diego - 8810-8808 Rio San Diego Drive	1.7%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	07/01/2015
Property	2	Houston - 1433 West Loop South	1.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	96.4%	07/01/2015
Loan	3	Ocean Key Resort and Spa	5.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	88.3%	01/31/2015
Loan	4	The Plaza at Harmon Meadow (34)(37)	3.3%	27,820	01/31/2023	GMRI, Inc. (dba Red Lobster)	11,111	01/31/2020	700 Tokyo, Inc.	10,325	01/31/2021	Pier 1 Imports (U.S.), Inc.	9,449	02/28/2019	96.6%	04/22/2015	2,742
Loan	5	CORE West Industrial Portfolio	3.0%												96.5%	Various	500,000
Property	5	553 - 555 76th Street Southwest	0.4%	60,000	01/31/2019	Northern Logistics	25,000	07/31/2017	NAP	NAP	NAP	NAP	NAP	NAP	92.9%	05/01/2015
Property	5	8181 Logistics Drive	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	07/06/2015
Property	5	3232 Kraft Avenue Southeast	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	79.5%	05/01/2015
Property	5	3366 Kraft Avenue Southeast	0.3%	45,000	12/31/2017	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	05/01/2015
Property	5	425 Gordon Industrial Court Southwest	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	07/06/2015
Property	5	3300 Kraft Avenue Southeast	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	07/06/2015
Property	5	511 76th Street Southwest	0.3%	62,500	06/30/2018	XPO	29,300	11/30/2017	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	05/01/2015
Property	5	2851 Prairie Southwest	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	07/06/2015
Property	5	100 84th Street Southwest	0.1%	24,000	MTM	Das Industries, Inc.	6,000	09/30/2017	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	05/01/2015
Property	5	5001 Kendrick Street Southeast	0.1%	30,000	12/31/2019	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	05/01/2015
Loan	6	Riverview Center (34)	2.3%	79,287	02/29/2016	Department of Audit and Control	72,957	MTM	State Comptroller - ERS	65,300	03/31/2024	Department of Labor	53,422	02/28/2016	72.9%	05/18/2015
Loan	7	760 & 800 Westchester Avenue (36)(37)	2.3%	40,973	03/31/2022	Broadview Networks, Inc	27,080	04/30/2019	WRNN-TV Associates	24,391	11/30/2015	Stark Office Suites	21,550	03/31/2026	90.2%	04/16/2015
Loan	8	Sentinel Hotel	2.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	83.0%	05/31/2015	20,201
Loan	9	270 Munoz Rivera (38)	2.1%	31,900	10/31/2018	Ikon Benefits Group	13,000	09/30/2019	CPG Island Servicing	12,291	04/30/2018	AXA Advisors	9,481	04/30/2020	82.8%	03/31/2015
Loan	10	Residence Inn San Diego	2.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	90.8%	04/30/2015
Loan	11	100 Pearl Street	1.9%	27,543	02/29/2016	Updike, Kelly & Spellacy, P.C.	25,388	01/31/2022	RGN - Northeast, LLC	15,572	09/30/2018	Robert Half International Inc.	9,868	05/31/2019	99.5%	04/30/2015
Loan	12	1800 41 Street	1.9%	31,332	12/31/2025	Sound Publishing	15,915	09/30/2024	NAP	NAP	NAP	NAP	NAP	NAP	77.7%	03/10/2015
Loan	13	8500 Tyco Road	1.9%	23,288	06/30/2025	Washington Post	22,138	07/31/2017	Equinix	12,288	01/31/2021	Silver Line	5,500	10/31/2025	95.3%	05/31/2015
Loan	14	Piazza Del Sol	1.8%	7,255	10/31/2020	Prescription Vending Machines	3,990	6/30/2017	Jampol Artist Management	2,569	6/30/2017	Intelligent Media	1,334	1/31/2016	100.0%	07/01/2015
Loan	15	City Center at 735 Water Street	1.7%	22,007	04/30/2016	Borgelt, Powell, Peterson & Frauen, SC	18,668	12/31/2015	Kohn Law Firm S.C.	18,500	04/30/2023	PrivateBancorp, Inc.	16,193	08/31/2020	88.4%	04/01/2015
Loan	16	Belamar Hotel (38)	1.7%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	88.5%	03/31/2015
Loan	17	North Park Commons	1.7%	7,530	11/30/2024	Banana Republic Factory	7,500	12/31/2024	Altar’d State Christian Store	7,290	03/31/2023	Versona Accessories	7,000	01/31/2023	95.3%	04/17/2015
Loan	18	Gateway Portfolio (36)	1.6%												100.0%	07/05/2015
Property	18	Eastfield	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	07/05/2015
Property	18	Reames Road	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	07/05/2015
Property	18	Whitehall	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	07/05/2015
Property	18	Ballantyne	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	07/05/2015
Property	18	Wilmington	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	07/05/2015
Property	18	Matthews	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	07/05/2015
Property	18	Columbine	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	07/05/2015
Property	18	DTC	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	07/05/2015
Property	18	Mt. Pleasant	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	07/05/2015
Property	18	Broomfield	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	07/05/2015
Property	18	Ken Caryl	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	07/05/2015
Property	18	Surfside	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	07/05/2015
Property	18	Mauldin	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	07/05/2015
Property	18	Charleston	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	07/05/2015
Property	18	Greenville	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	07/05/2015
Property	18	Summerville	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	07/05/2015
Property	18	Northeast	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	07/05/2015
Property	18	Harbinson	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	07/05/2015
Property	18	Myrtle Beach	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	07/05/2015
Property	18	Lexington	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	07/05/2015
Property	18	Smoky Hill	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	07/05/2015
Loan	19	7 Eleven & Walgreens Portfolio	1.5%												100.0%	Various
Property	19	Walgreens - Milwaukee	0.3%	1,000	6/30/2023	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	06/01/2015
Property	19	7-Eleven - Akron	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	07/06/2015
Property	19	7-Eleven - Chagrin Falls	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	07/06/2015
Property	19	7-Eleven - Strongsville	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	07/06/2015
Property	19	7-Eleven - Mentor	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	07/06/2015
Property	19	7-Eleven - Willoughby	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	07/06/2015
Property	19	7-Eleven - Brunswick	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	07/06/2015
Property	19	7-Eleven - Stow	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	07/06/2015
Property	19	7-Eleven - Willoughby Hills	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	07/06/2015
Property	19	7-Eleven - Painesville	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	07/06/2015
Property	19	7-Eleven - Twinsburg	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	07/06/2015
Property	19	7-Eleven - Streetsboro	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	07/06/2015
Property	19	7-Eleven - Cleveland	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	07/06/2015
Loan	20	Hilton Brentwood (38)	1.5%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	77.2%	03/31/2015	777,021
Loan	21	Saunders Industrial Portfolio (37)	1.5%												91.9%	Various	75,000
Property	21	4748 East Paris Avenue SE	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	07/06/2015
Property	21	4595 Broadmoor Avenue SE	0.2%	5,655	12/31/2015	Elwood Staffing Services, Inc.	4,436	12/31/2015	Batesville Logistics Inc.	3,567	5/31/2017	Procare Restoration Services, Inc.	2,565	12/31/2015	71.5%	07/01/2015
Property	21	4540 East Paris Avenue SE	0.1%	10,200	10/31/2017	Patterson Dental Supply, Inc.	9,200	10/31/2016	Sluggers Sports Academy, LLC	8,291	12/31/2019	Harrington Industrial Plastics, LLC	7,140	12/31/2018	100.0%	07/01/2015
Property	21	4245 44th Street SE	0.1%	12,000	5/31/2017	Qwest Communications Company, LLC	6,000	7/31/2016	City Transfer Company, Inc.	4,800	9/30/2015	Dassault Systems	4,800	10/31/2016	95.0%	07/01/2015
Property	21	4501 Broadmoor Avenue SE	0.1%	5,800	8/31/2016	Apria Healthcare, Inc.	5,736	12/31/2016	Spindel Corporation Specialized Industrial Electronics	5,496	12/31/2017	First Telecommunications, LLC	4,509	11/30/2019	73.4%	07/01/2015
Property	21	3390 Broadmoor Avenue SE	0.1%	9,100	3/31/2016	Duley Engineering, Inc.	7,605	3/31/2019	Huntington Cleaners, Inc.	4,145	3/31/2017	K & L Shipping, LLC	4,100	5/31/2016	94.3%	07/01/2015
Property	21	3440 Broadmoor Avenue SE	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	07/06/2015
Property	21	3535 Roger B Chaffee Memorial Boulevard SE	0.1%	9,258	4/30/2017	Shoreline Power Services, Inc.	6,237	7/31/2015	Hazen Final Mile, LLC	6,162	7/31/2015	Potter Distributing, Inc.	6,160	12/31/2015	100.0%	07/01/2015
Property	21	4575 44th Street SE	0.1%	6,965	11/30/2017	Freshwater Digital Media	5,664	8/31/2016	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	07/01/2015
Property	21	4722 Danvers Drive SE	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	07/06/2015
Property	21	4324 Airlane Drive SE	0.1%	12,000	7/31/2017	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	07/01/2015
Property	21	3420 Broadmoor Avenue SE	0.1%	5,800	12/31/2015	Sears Carpet And Air Duct Cleaning, Inc.	4,544	3/31/2019	Ricoh Americas Corporation	4,000	8/31/2016	Hoffman Lawn Care, LLC	4,000	3/31/2016	100.0%	07/01/2015

A-1-11

COMM 2015-PC1

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of														Upfront
Property			Initial Pool		Lease			Lease			Lease			Lease		Occupancy	Replacement
Flag	ID	Property Name	Balance	SF	Expiration	3rd Largest Tenant(23)(25)	SF	Expiration	4th Largest Tenant(23)(25)	SF	Expiration	5th Largest Tenant(23)	SF	Expiration	Occupancy	As-of Date	Reserves($)(28)
Property	21	4881 Kendrick Street	0.0%	7,065	12/31/2015	Volk Corporation	4,800	2/28/2017	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	07/01/2015
Property	21	760 36th Street SE	0.0%	4,500	10/31/2015	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	07/01/2015
Property	21	4341 Brockton Drive SE	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	07/06/2015
Property	21	4700 Danvers Drive SE	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	07/06/2015
Property	21	475 36th Street SE	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	07/06/2015
Loan	22	80 Arkay Drive	1.5%	46,164	08/31/2023	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	85.3%	05/05/2015
Loan	23	Intuit Regional HQ	1.5%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	07/06/2015
Loan	24	Mariposa Shopping Center	1.5%	49,520	10/31/2017	Ross Stores, Inc.	31,544	01/31/2019	Dollar Tree Store	14,800	01/31/2016	Boot Barn, Inc.	13,262	01/31/2016	100.0%	02/23/2015
Loan	25	DoubleTree South Bend (38)	1.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	60.6%	03/31/2015	162,999
Loan	26	Tri-Star Estates MHC	1.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	69.1%	04/22/2015
Loan	27	Sandcastle Inn Pacifica (38)	1.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	76.9%	03/31/2015
Loan	28	River Corporate Center	1.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	07/06/2015
Loan	29	Florida City Centre	1.2%	16,399	7/31/2024	Autozone	7,381	11/30/2029	Lumber Liquidators	7,034	8/31/2021	Mattress Firm	4,650	12/31/2016	95.2%	04/09/2015
Loan	30	Crosswinds Shopping Center	1.1%	33,789	10/31/2020	Bealls Outlet	29,600	04/30/2025	Michael’s Store	24,240	02/28/2017	Catherines	3,692	02/28/2018	99.0%	03/03/2015
Loan	31	Hilton Garden Inn Fairfield	1.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	79.4%	04/30/2015	104,139
Loan	32	Bridgecreek Business Park (38)	1.1%	9,088	08/31/2020	Pepper Management Inc	3,527	08/31/2015	Trans-National Escrow	3,200	07/31/2017	Interactive Medical Systems	3,120	08/31/2015	85.1%	04/20/2015
Loan	33	Resort at Paws Up	1.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	68.1%	12/31/2014
Loan	34	ABC Mini Storage Portfolio	1.1%												75.5%	01/12/2015
Property	34	ABC Mini Storage - West	0.5%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	73.3%	01/12/2015
Property	34	ABC Mini Storage - Valley	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	76.7%	01/12/2015
Property	34	ABC Mini Storage - North	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	78.1%	01/12/2015
Loan	35	Gas Light Building (34)	1.1%	5,124	08/01/2017	Genesis 10, Inc	4,595	07/01/2019	Executive Benefits Network	4,220	08/01/2016	Credit Solutions	2,486	04/01/2023	87.4%	03/27/2015
Loan	36	Crossroads Plaza Shopping Center (34)	1.0%	5,691	07/31/2017	Foothills Tavern	4,800	04/30/2018	Bogart’s Bone Appetit	4,700	04/30/2018	Kid’s Kingdom, LLC	4,543	02/28/2019	93.9%	03/25/2015	1,447
Loan	37	The Hub Shopping Center	1.0%	19,264	12/31/2022	Tankot-Kirna LLC dba Man Pasand Gro	18,089	11/31/2024	Fast Eddies	8,640	08/31/2021	Strait Music Company	7,956	03/31/2020	87.5%	05/08/2015
Loan	38	Summerfield Shopping Center	1.0%	3,040	10/31/2018	Bank of America	3,040	1/31/2018	China Star	3,040	2/28/2018	Guissepie Pizza	2,928	5/31/2021	100.0%	05/01/2015
Loan	39	Crossroads of Laurel	0.9%	8,856	9/30/2016	Eastern Bazaar	7,640	9/30/2019	Sherwin Williams	6,259	10/31/2019	IHOP	5,802	4/30/2018	74.4%	05/01/2015
Loan	40	Inn at Marina Del Rey Pacifica (38)	0.9%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	87.7%	03/31/2015
Loan	41	Hoover Square	0.9%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	92.4%	05/05/2015	50,000
Loan	42	Valley View Commerce Center (38)	0.9%	7,904	11/30/2016	Marlo Entertainment Inc	6,137	05/31/2016	Andrew Sarega, RRK Motors Inc	6,004	07/31/2015	Viper Cabling Inc	5,259	04/30/2018	81.0%	04/20/2015
Loan	43	Inn at Venice Beach Pacifica (38)	0.9%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	87.1%	03/31/2015
Loan	44	Hampton Inn Highlands Ranch	0.8%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	81.6%	03/31/2015
Loan	45	Townhomes With A View (38)	0.8%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	91.2%	04/24/2015
Loan	46	4444 Lakeside	0.8%	12,097	6/30/2019	3rd Floor - Warner Bros. Entertainment, Inc.	11,234	6/30/2019	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	08/01/2014
Loan	47	InnVite Hotel Portfolio	0.8%												64.5%	03/31/2015
Property	47	Hampton Inn Lancaster	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	68.7%	03/31/2015
Property	47	Red Roof PLUS+ Columbus Dublin	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	67.3%	03/31/2015
Property	47	Quality Inn & Suites North/Polaris	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	57.5%	03/31/2015
Loan	48	The Row	0.8%	7,756	09/30/2027	Red Robin Texas-Lubbock, L	6,444	04/30/2029	Longhorn Steakhouse	6,242	04/30/2023	Happy State Bank	100	08/31/2017	92.0%	04/17/2015
Loan	49	Sandstone Village Shopping Center	0.7%	13,488	10/31/2020	Taylor Andrews Academy	9,250	12/31/2016	Alpine Home Medical Equipment	5,050	08/31/2018	Bruce’s Rent It Now	5,048	09/01/2019	100.0%	05/07/2015
Loan	50	Reliant Corporate Center	0.7%												83.1%	04/16/2015	150,000
Property	50	2626 S. Loop	0.4%	3,425	03/31/2016	JPR Diagnostic, LLC	3,168	06/30/2016	Health Communication Media Marketing, Inc	2,967	08/31/2016	First Quality Health Care Inc.	2,830	09/30/2015	84.3%	04/16/2015
Property	50	2616 S. Loop	0.3%	3,466	03/31/2016	Colbert & Ball Tax Services	2,964	8/31/2016	Face to Face Health Care Services, LLC	2,528	MTM	Telga Corp	2,285	4/30/2016	81.6%	04/16/2015
Loan	51	Park Plaza on the Curve	0.6%	16,925	03/31/2025	Office Depot	6,990	01/31/2019	Downtown Pools	1,600	06/30/2018	Dolph Map Company, Inc	1,424	12/31/2015	97.8%	03/01/2015
Loan	52	Greenhill Village and Great North	0.6%												98.2%	03/31/2015
Property	52	Greenhill Village	0.5%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	98.3%	03/31/2015
Property	52	Great North Woods	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	98.0%	03/31/2015
Loan	53	Homewood Suites - Port Richey	0.6%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	73.2%	04/30/2015
Loan	54	Fountain Valley Business Center (38)	0.6%	6,202	10/31/2015	Nick D. Myers dba Reflections Recovery	6,008	08/31/2017	Gerry Randol Randol & Sons Inc.	3,636	04/30/2016	Summit Team	3,232	11/30/2018	86.4%	04/20/2015
Loan	55	Hampton Inn St. Charles	0.6%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	70.1%	03/31/2015
Loan	56	Plaza Del Lago	0.5%	2,678	10/31/2017	Healthy Back	2,270	1/31/2016	Empire Dry Cleaners	1,500	9/30/2016	Chito’s Taco Shop	1,252	11/30/2019	83.3%	03/31/2015	37,000
Loan	57	Chicago Retail	0.5%												100.0%	06/01/2015	10,000
Property	57	1250 South Michigan	0.3%	2,092	01/31/2020	Jimmy John’s	1,560	09/22/2016	La Haven, Inc. (Li Fang Li)	1,528	02/08/2020	Nail City (Onduli Kwak)	1,105	11/30/2017	100.0%	06/01/2015
Property	57	1400 South Michigan	0.2%	2,738	11/30/2025	Square One	1,719	07/31/2021	South Loop Properties	683	09/30/2018	NAP	NAP	NAP	100.0%	06/01/2015
Loan	58	Serenade Apartments	0.5%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	83.8%	12/16/2014
Loan	59	West-Tel Plaza & Tyler	0.5%												100.0%	04/22/2015
Property	59	West-Tel Plaza	0.3%	4,800	01/31/2018	Xtreme Nutrition	2,400	04/30/2017	Sherry’s Dance Academy	2,400	11/30/2016	Nail Gardens	2,347	12/31/2016	100.0%	04/22/2015
Property	59	Tyler	0.2%	4,262	12/31/2033	Snap Fitness 24/7	2,892	01/31/2016	Belleville Exchange, Inc.	2,800	08/31/2019	Great Clips	1,440	09/30/2018	100.0%	04/22/2015
Loan	60	Parkway Tower	0.5%	7,140	03/31/2017	North Texas Commission	5,925	03/31/2019	Schreimann & Associates	5,365	03/31/2020	Tower Engineering	5,262	12/31/2018	91.3%	02/28/2015	1,346
Loan	61	Mount Vernon Shopping Center	0.5%	12,200	8/31/2023	Southern Comforts	6,750	1/14/2023	Chase Bank	4,400	07/31/2034	All Creatures Animal Hospital	3,750	MTM	99.1%	04/01/2015
Loan	62	Hampton Inn Rochester	0.5%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	77.3%	03/31/2015
Loan	63	Citrus Meadows Apartments	0.5%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	96.5%	04/01/2015
Loan	64	Surfside Beach Commons	0.5%	2,200	07/31/2019	Firehouse Subs	2,000	11/30/2016	Hungry Howie’s Pizza	1,900	01/31/2019	Ultra Tan	1,856	01/31/2017	97.8%	02/12/2015
Loan	65	Wyndham Garden Charlotte Airport	0.5%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	72.3%	02/28/2015
Loan	66	Morgan Stanley Tucson	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	07/06/2015
Loan	67	Opus Seaway	0.4%	26,524	02/28/2024	Labinal, LLC	23,941	08/31/2018	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	03/31/2015
Loan	68	7 Carnegie Plaza	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	07/06/2015
Loan	69	8787 Wallisville Road (34)	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	90.9%	05/18/2015
Loan	70	Taylor Retail	0.4%	19,000	12/31/2026	Cattleman’s	10,000	01/31/2022	Prestige Portraits	4,010	06/30/2016	Morgan Hair Care Inc	1,440	10/31/2019	85.1%	04/22/2015	200,000
Loan	71	Hampton Inn - Sunbury	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	70.9%	02/28/2015
Loan	72	Chapin Center	0.3%	1,200	07/31/2018	Lovely Nails	1,200	08/31/2017	Subway	1,200	01/31/2017	Pizza Hut	1,200	11/30/2016	89.3%	04/30/2015	788
Loan	73	1625-1655 McCarthy	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	07/06/2015
Loan	74	St. Charles Apartments	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	99.2%	03/24/2015	105,581
Loan	75	Eagle Manor	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	95.9%	04/30/2015
Loan	76	Harmony Grove Industrial Park	0.2%	5,659	06/30/2017	Bruce Burdick	3,038	10/31/2016	Robert W. James Inc.	3,038	09/30/2015	JM International	2,513	12/31/2019	100.0%	05/01/2015
Loan	77	Town Way Place Apartments	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	05/27/2015
Loan	78	Quail Medical Building B	0.2%	4,496	07/31/2017	Dr. Louis Bonaldi, MD, FACS	4,388	10/31/2021	Dr. John R. Lemieux	3,386	08/31/2016	NAP	NAP	NAP	100.0%	01/01/2015
Loan	79	Castle Dome Self Storage	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	96.2%	04/06/2015
Loan	80	Sherwin Williams and Sleepy’s	0.1%	3,500	09/30/2024	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	04/15/2015	117

A-1-12

COMM 2015-PC1

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of	Monthly	Upfront
Property			Initial Pool	Replacement	TI/LC
Flag	ID	Property Name	Balance	Reserves ($)(30)(32)	Reserves ($)(28)
Loan	1	9000 Sunset	8.5%	2,392
Loan	2	Princeton GSA Portfolio	7.8%	13,459	1,000,000
Property	2	Sacramento - 1325 J Street	4.8%
Property	2	San Diego - 8810-8808 Rio San Diego Drive	1.7%
Property	2	Houston - 1433 West Loop South	1.3%
Loan	3	Ocean Key Resort and Spa	5.1%	The greater of (a) 1/12 of 4% of Gross Income from Operations and (b) the aggregate amount if any required to be reserved under the Management Agreement and Franchise Agreement.
Loan	4	The Plaza at Harmon Meadow (34)(37)	3.3%	2,742	418,144
Loan	5	CORE West Industrial Portfolio	3.0%	Springing	1,000,000
Property	5	553 - 555 76th Street Southwest	0.4%
Property	5	8181 Logistics Drive	0.4%
Property	5	3232 Kraft Avenue Southeast	0.4%
Property	5	3366 Kraft Avenue Southeast	0.3%
Property	5	425 Gordon Industrial Court Southwest	0.3%
Property	5	3300 Kraft Avenue Southeast	0.3%
Property	5	511 76th Street Southwest	0.3%
Property	5	2851 Prairie Southwest	0.2%
Property	5	100 84th Street Southwest	0.1%
Property	5	5001 Kendrick Street Southeast	0.1%
Loan	6	Riverview Center (34)	2.3%	8,148	3,500,000
Loan	7	760 & 800 Westchester Avenue (36)(37)	2.3%	8,333	3,000,000
Loan	8	Sentinel Hotel	2.2%	4% of prior month’s gross revenue
Loan	9	270 Munoz Rivera (38)	2.1%	4,447	21,754
Loan	10	Residence Inn San Diego	2.0%	The greater of (i) 4.0% of the prior month’s rents, (ii) the then-current amount required by the Management Agreement or (iii) the then-current amount required by the Franchise Agreement
Loan	11	100 Pearl Street	1.9%	4,891	1,400,000
Loan	12	1800 41 Street	1.9%	4,866
Loan	13	8500 Tyco Road	1.9%	3,045
Loan	14	Piazza Del Sol	1.8%	506
Loan	15	City Center at 735 Water Street	1.7%	5,885
Loan	16	Belamar Hotel (38)	1.7%	4.0% of prior month’s rents
Loan	17	North Park Commons	1.7%	1,313	725,718
Loan	18	Gateway Portfolio (36)	1.6%	2,850
Property	18	Eastfield	0.1%
Property	18	Reames Road	0.1%
Property	18	Whitehall	0.1%
Property	18	Ballantyne	0.1%
Property	18	Wilmington	0.1%
Property	18	Matthews	0.1%
Property	18	Columbine	0.1%
Property	18	DTC	0.1%
Property	18	Mt. Pleasant	0.1%
Property	18	Broomfield	0.1%
Property	18	Ken Caryl	0.1%
Property	18	Surfside	0.1%
Property	18	Mauldin	0.1%
Property	18	Charleston	0.1%
Property	18	Greenville	0.1%
Property	18	Summerville	0.1%
Property	18	Northeast	0.1%
Property	18	Harbinson	0.1%
Property	18	Myrtle Beach	0.1%
Property	18	Lexington	0.1%
Property	18	Smoky Hill	0.1%
Loan	19	7 Eleven & Walgreens Portfolio	1.5%
Property	19	Walgreens - Milwaukee	0.3%
Property	19	7-Eleven - Akron	0.2%
Property	19	7-Eleven - Chagrin Falls	0.2%
Property	19	7-Eleven - Strongsville	0.1%
Property	19	7-Eleven - Mentor	0.1%
Property	19	7-Eleven - Willoughby	0.1%
Property	19	7-Eleven - Brunswick	0.1%
Property	19	7-Eleven - Stow	0.1%
Property	19	7-Eleven - Willoughby Hills	0.1%
Property	19	7-Eleven - Painesville	0.1%
Property	19	7-Eleven - Twinsburg	0.1%
Property	19	7-Eleven - Streetsboro	0.1%
Property	19	7-Eleven - Cleveland	0.1%
Loan	20	Hilton Brentwood (38)	1.5%	1/12 of greater of (i) 4% of annual gross revenues for previous calendar year and (ii) annual amounts required under Franchise Agreement
Loan	21	Saunders Industrial Portfolio (37)	1.5%	7,145	250,000
Property	21	4748 East Paris Avenue SE	0.2%
Property	21	4595 Broadmoor Avenue SE	0.2%
Property	21	4540 East Paris Avenue SE	0.1%
Property	21	4245 44th Street SE	0.1%
Property	21	4501 Broadmoor Avenue SE	0.1%
Property	21	3390 Broadmoor Avenue SE	0.1%
Property	21	3440 Broadmoor Avenue SE	0.1%
Property	21	3535 Roger B Chaffee Memorial Boulevard SE	0.1%
Property	21	4575 44th Street SE	0.1%
Property	21	4722 Danvers Drive SE	0.1%
Property	21	4324 Airlane Drive SE	0.1%
Property	21	3420 Broadmoor Avenue SE	0.1%

A-1-13

COMM 2015-PC1

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of	Monthly	Upfront
Property			Initial Pool	Replacement	TI/LC
Flag	ID	Property Name	Balance	Reserves ($)(30)(32)	Reserves ($)(28)
Property	21	4881 Kendrick Street	0.0%
Property	21	760 36th Street SE	0.0%
Property	21	4341 Brockton Drive SE	0.0%
Property	21	4700 Danvers Drive SE	0.0%
Property	21	475 36th Street SE	0.0%
Loan	22	80 Arkay Drive	1.5%	3,398
Loan	23	Intuit Regional HQ	1.5%	Springing
Loan	24	Mariposa Shopping Center	1.5%	5,112	150,000
Loan	25	DoubleTree South Bend (38)	1.4%	1/12 of 4.0% of prior year’s gross revenues
Loan	26	Tri-Star Estates MHC	1.4%	3,554
Loan	27	Sandcastle Inn Pacifica (38)	1.3%	4.0% of prior month’s rents from and after the date hereof up to an including the monthly payment date occurring in July 2020; 5% of prior month’s rent from and after July 2020.
Loan	28	River Corporate Center	1.2%	2,220
Loan	29	Florida City Centre	1.2%	1,041
Loan	30	Crosswinds Shopping Center	1.1%	1,748	100,000
Loan	31	Hilton Garden Inn Fairfield	1.1%	Greater of (a) (i) first 24 months: > of (x) 1/12 of 3% of Gross Operations Income and (y) 1/12 of 4% of prior year Gross Room Income and (ii) after 24 Months: 1/12 of 4% of prior year Gross Operations Income and (b) aggregate amount required per Management and Franchise Agreements.
Loan	32	Bridgecreek Business Park (38)	1.1%	2,479	170,000
Loan	33	Resort at Paws Up	1.1%	1/12 of 4% of prior year’s annual operating income
Loan	34	ABC Mini Storage Portfolio	1.1%	6,264
Property	34	ABC Mini Storage - West	0.5%
Property	34	ABC Mini Storage - Valley	0.4%
Property	34	ABC Mini Storage - North	0.2%
Loan	35	Gas Light Building (34)	1.1%	2,195
Loan	36	Crossroads Plaza Shopping Center (34)	1.0%	1,447	6,751
Loan	37	The Hub Shopping Center	1.0%	2,717	1,482,103
Loan	38	Summerfield Shopping Center	1.0%	970	200,000
Loan	39	Crossroads of Laurel	0.9%	2,234	275,000
Loan	40	Inn at Marina Del Rey Pacifica (38)	0.9%	4.0% of prior month’s rents from and after the date hereof up to and including the monthly payment date occurring in July 2020; 5% of prior month’s rent from and after July 2020.
Loan	41	Hoover Square	0.9%	8,550
Loan	42	Valley View Commerce Center (38)	0.9%	3,475	250,000
Loan	43	Inn at Venice Beach Pacifica (38)	0.9%	4.0% of prior month’s rents from and after the date hereof up to an including the monthly payment date occurring in July 2020; 5% of prior month’s rent from and after July 2020.
Loan	44	Hampton Inn Highlands Ranch	0.8%	1/12 of 5% or 1/12 of 4% commencing on the date that is 24 months after the date hereof if debt yield is equal to or greater than 11% of prior year’s annual operating income
Loan	45	Townhomes With A View (38)	0.8%	4,640
Loan	46	4444 Lakeside	0.8%	1,057	226,583
Loan	47	InnVite Hotel Portfolio	0.8%	1/12 of 4% of prior year’s annual operating income
Property	47	Hampton Inn Lancaster	0.3%
Property	47	Red Roof PLUS+ Columbus Dublin	0.3%
Property	47	Quality Inn & Suites North/Polaris	0.2%
Loan	48	The Row	0.8%
Loan	49	Sandstone Village Shopping Center	0.7%	1,843
Loan	50	Reliant Corporate Center	0.7%	3,943
Property	50	2626 S. Loop	0.4%
Property	50	2616 S. Loop	0.3%
Loan	51	Park Plaza on the Curve	0.6%	1,044	795,485
Loan	52	Greenhill Village and Great North	0.6%	Springing
Property	52	Greenhill Village	0.5%
Property	52	Great North Woods	0.2%
Loan	53	Homewood Suites - Port Richey	0.6%	The greater of (a) 1/12 of 4% of Gross Income from Operations and (b) the aggregate amount if any required to be reserved under the Management Agreement and Franchise Agreement.
Loan	54	Fountain Valley Business Center (38)	0.6%	1,896	250,000
Loan	55	Hampton Inn St. Charles	0.6%	Greater of (A) (i) April 2015-March 2016: 1/12 of 2% prior year’s gross revenue, (ii) April 2016-March 2-17: 1/12 of 3% prior year’s gross revenue, (iii) April 2017 and thereafter: 1/12 of 4% prior year’s gross revenue and (B) amount required under Franchise Agreement.
Loan	56	Plaza Del Lago	0.5%	597	150,000
Loan	57	Chicago Retail	0.5%	103	34,958
Property	57	1250 South Michigan	0.3%
Property	57	1400 South Michigan	0.2%
Loan	58	Serenade Apartments	0.5%	9,100
Loan	59	West-Tel Plaza & Tyler	0.5%	981
Property	59	West-Tel Plaza	0.3%
Property	59	Tyler	0.2%
Loan	60	Parkway Tower	0.5%	1,346	106,730
Loan	61	Mount Vernon Shopping Center	0.5%	1,611	160,931
Loan	62	Hampton Inn Rochester	0.5%	Greater of (A) (i) April 2015-March 2016: 1/12 of 2% prior year’s gross revenue, (ii) April 2016-March 2-17: 1/12 of 3% prior year’s gross revenue, (iii) April 2017 and thereafter: 1/12 of 4% prior year’s gross revenue and (B) amount required under Franchise Agreement.
Loan	63	Citrus Meadows Apartments	0.5%	4,168
Loan	64	Surfside Beach Commons	0.5%	1,746
Loan	65	Wyndham Garden Charlotte Airport	0.5%	1/12 of 4% of prior year’s annual operating income, during PIP Sweep Period, all excess cash shall be deposited into the FF&E account
Loan	66	Morgan Stanley Tucson	0.4%	Springing
Loan	67	Opus Seaway	0.4%
Loan	68	7 Carnegie Plaza	0.4%	Springing	600,000
Loan	69	8787 Wallisville Road (34)	0.4%	1,057
Loan	70	Taylor Retail	0.4%	Springing	250,000
Loan	71	Hampton Inn - Sunbury	0.3%	Springing
Loan	72	Chapin Center	0.3%	788	833
Loan	73	1625-1655 McCarthy	0.3%	930	152,369
Loan	74	St. Charles Apartments	0.3%	2,604
Loan	75	Eagle Manor	0.2%	2,425
Loan	76	Harmony Grove Industrial Park	0.2%	609	120,000
Loan	77	Town Way Place Apartments	0.2%	2,000
Loan	78	Quail Medical Building B	0.2%	554	100,000
Loan	79	Castle Dome Self Storage	0.2%	Springing
Loan	80	Sherwin Williams and Sleepy’s	0.1%	117	10,875

A-1-14

COMM 2015-PC1

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of	Monthly	Upfront	Monthly	Upfront	Monthly	Upfront
Property			Initial Pool	TI/LC	Tax	Tax	Insurance	Insurance	Engineering	Other
Flag	ID	Property Name	Balance	Reserves ($)(30)	Reserves ($)(28)	Reserves ($)(30)	Reserves($)(28)	Reserves ($)(30)	Reserve($)(28)	Reserves ($)
Loan	1	9000 Sunset	8.5%	12,135	125,000	43,210	23,000	4,000		61,076
Loan	2	Princeton GSA Portfolio	7.8%	78,064	225,000	134,588	155,000	22,000	9,000	2,829,780
Property	2	Sacramento - 1325 J Street	4.8%
Property	2	San Diego - 8810-8808 Rio San Diego Drive	1.7%
Property	2	Houston - 1433 West Loop South	1.3%
Loan	3	Ocean Key Resort and Spa	5.1%		175,512	26,593	91,944	57,465
Loan	4	The Plaza at Harmon Meadow (34)(37)	3.3%	9,141	503,524	83,921	11,237	11,237	5,813	65,000
Loan	5	CORE West Industrial Portfolio	3.0%	Springing	379,704	63,284	98,016	14,002	572,496
Property	5	553 - 555 76th Street Southwest	0.4%
Property	5	8181 Logistics Drive	0.4%
Property	5	3232 Kraft Avenue Southeast	0.4%
Property	5	3366 Kraft Avenue Southeast	0.3%
Property	5	425 Gordon Industrial Court Southwest	0.3%
Property	5	3300 Kraft Avenue Southeast	0.3%
Property	5	511 76th Street Southwest	0.3%
Property	5	2851 Prairie Southwest	0.2%
Property	5	100 84th Street Southwest	0.1%
Property	5	5001 Kendrick Street Southeast	0.1%
Loan	6	Riverview Center (34)	2.3%	Springing	38,946	64,911	36,425	22,766		2,198,000
Loan	7	760 & 800 Westchester Avenue (36)(37)	2.3%	Springing	455,196	227,598	117,783	Springing	100,000	40,978
Loan	8	Sentinel Hotel	2.2%		104,212	17,369	8,945	Springing	276,209
Loan	9	270 Munoz Rivera (38)	2.1%	17,788		40,308	20,990	20,990	83,050
Loan	10	Residence Inn San Diego	2.0%		83,659	27,886		Springing		2,500
Loan	11	100 Pearl Street	1.9%	Springing	309,886	77,471	6,259	6,259	120,000	260,509
Loan	12	1800 41 Street	1.9%	24,331	133,911	37,197	47,392	5,511	67,724	3,253,508
Loan	13	8500 Tyco Road	1.9%	4,912	173,092	24,727	3,060	1,530	14,063	1,991,430
Loan	14	Piazza Del Sol	1.8%	3,543	30,000	9,080	11,000	2,100	166,625	Springing
Loan	15	City Center at 735 Water Street	1.7%	17,949		95,799	72,141	Springing		102,428
Loan	16	Belamar Hotel (38)	1.7%		45,279	15,093		Springing
Loan	17	North Park Commons	1.7%	7,005	179,850	32,116	14,522	2,200		1,500,000
Loan	18	Gateway Portfolio (36)	1.6%	Springing	260,328	Springing	78,689	26,230	272,202	Springing
Property	18	Eastfield	0.1%
Property	18	Reames Road	0.1%
Property	18	Whitehall	0.1%
Property	18	Ballantyne	0.1%
Property	18	Wilmington	0.1%
Property	18	Matthews	0.1%
Property	18	Columbine	0.1%
Property	18	DTC	0.1%
Property	18	Mt. Pleasant	0.1%
Property	18	Broomfield	0.1%
Property	18	Ken Caryl	0.1%
Property	18	Surfside	0.1%
Property	18	Mauldin	0.1%
Property	18	Charleston	0.1%
Property	18	Greenville	0.1%
Property	18	Summerville	0.1%
Property	18	Northeast	0.1%
Property	18	Harbinson	0.1%
Property	18	Myrtle Beach	0.1%
Property	18	Lexington	0.1%
Property	18	Smoky Hill	0.1%
Loan	19	7 Eleven & Walgreens Portfolio	1.5%			Springing	705	Springing		Springing
Property	19	Walgreens - Milwaukee	0.3%
Property	19	7-Eleven - Akron	0.2%
Property	19	7-Eleven - Chagrin Falls	0.2%
Property	19	7-Eleven - Strongsville	0.1%
Property	19	7-Eleven - Mentor	0.1%
Property	19	7-Eleven - Willoughby	0.1%
Property	19	7-Eleven - Brunswick	0.1%
Property	19	7-Eleven - Stow	0.1%
Property	19	7-Eleven - Willoughby Hills	0.1%
Property	19	7-Eleven - Painesville	0.1%
Property	19	7-Eleven - Twinsburg	0.1%
Property	19	7-Eleven - Streetsboro	0.1%
Property	19	7-Eleven - Cleveland	0.1%
Loan	20	Hilton Brentwood (38)	1.5%		184,957	15,413	26,495	5,299		159,188
Loan	21	Saunders Industrial Portfolio (37)	1.5%	11,909	415,000	51,880	55,000	7,400
Property	21	4748 East Paris Avenue SE	0.2%
Property	21	4595 Broadmoor Avenue SE	0.2%
Property	21	4540 East Paris Avenue SE	0.1%
Property	21	4245 44th Street SE	0.1%
Property	21	4501 Broadmoor Avenue SE	0.1%
Property	21	3390 Broadmoor Avenue SE	0.1%
Property	21	3440 Broadmoor Avenue SE	0.1%
Property	21	3535 Roger B Chaffee Memorial Boulevard SE	0.1%
Property	21	4575 44th Street SE	0.1%
Property	21	4722 Danvers Drive SE	0.1%
Property	21	4324 Airlane Drive SE	0.1%
Property	21	3420 Broadmoor Avenue SE	0.1%

A-1-15

COMM 2015-PC1

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of	Monthly	Upfront	Monthly	Upfront	Monthly	Upfront
Property			Initial Pool	TI/LC	Tax	Tax	Insurance	Insurance	Engineering	Other
Flag	ID	Property Name	Balance	Reserves ($)(30)	Reserves ($)(28)	Reserves ($)(30)	Reserves($)(28)	Reserves ($)(30)	Reserve($)(28)	Reserves ($)
Property	21	4881 Kendrick Street	0.0%
Property	21	760 36th Street SE	0.0%
Property	21	4341 Brockton Drive SE	0.0%
Property	21	4700 Danvers Drive SE	0.0%
Property	21	475 36th Street SE	0.0%
Loan	22	80 Arkay Drive	1.5%	15,625	28,558	28,558		Springing		170,440
Loan	23	Intuit Regional HQ	1.5%	Springing		Springing		Springing
Loan	24	Mariposa Shopping Center	1.5%	9,584	110,680	24,061		Springing	55,125	58,480
Loan	25	DoubleTree South Bend (38)	1.4%		134,625	33,656	43,101	8,620		147,825
Loan	26	Tri-Star Estates MHC	1.4%		137,500	30,495	5,000	4,581	98,125	4,300,000
Loan	27	Sandcastle Inn Pacifica (38)	1.3%		27,681	9,227		Springing	16,250
Loan	28	River Corporate Center	1.2%	Springing			27,834	2,400
Loan	29	Florida City Centre	1.2%	2,083	77,577	12,929	78,550	7,068	9,373
Loan	30	Crosswinds Shopping Center	1.1%	Springing	107,371	23,342	78,657	11,163		239,392
Loan	31	Hilton Garden Inn Fairfield	1.1%		21,623	10,811	74,776	7,717		Springing
Loan	32	Bridgecreek Business Park (38)	1.1%	8,801	65,681	16,420		Springing	314,273
Loan	33	Resort at Paws Up	1.1%			8,664	13,500	14,536	19,988	3,500,000
Loan	34	ABC Mini Storage Portfolio	1.1%		66,661	13,333	2,000	2,000
Property	34	ABC Mini Storage - West	0.5%
Property	34	ABC Mini Storage - Valley	0.4%
Property	34	ABC Mini Storage - North	0.2%
Loan	35	Gas Light Building (34)	1.1%	10,977	112,884	28,221	22,491	Springing		Springing
Loan	36	Crossroads Plaza Shopping Center (34)	1.0%	6,751	14,434	7,217		Springing	4,906	Springing
Loan	37	The Hub Shopping Center	1.0%	8,829	90,996	22,749		Springing	25,078	78,835
Loan	38	Summerfield Shopping Center	1.0%	4,849	110,000	23,000		1,150	8,750	Springing
Loan	39	Crossroads of Laurel	0.9%	Springing	209,041	26,130	36,525	6,510	245,400
Loan	40	Inn at Marina Del Rey Pacifica (38)	0.9%		27,681	6,088		Springing	22,625
Loan	41	Hoover Square	0.9%		100,000	18,960	40,000	4,141	127,175
Loan	42	Valley View Commerce Center (38)	0.9%	10,598	68,368	17,286		Springing	497,723
Loan	43	Inn at Venice Beach Pacifica (38)	0.9%		13,229	4,410		Springing	6,563
Loan	44	Hampton Inn Highlands Ranch	0.8%			13,019	26,225	2,185		400,000
Loan	45	Townhomes With A View (38)	0.8%		46,198	15,399	5,123	2,561	13,750	50,000
Loan	46	4444 Lakeside	0.8%	5,440		17,237		1,300	6,563	Springing
Loan	47	InnVite Hotel Portfolio	0.8%		16,000	14,600	11,800	2,800	65,113	1,477,000
Property	47	Hampton Inn Lancaster	0.3%
Property	47	Red Roof PLUS+ Columbus Dublin	0.3%
Property	47	Quality Inn & Suites North/Polaris	0.2%
Loan	48	The Row	0.8%		53,534	9,560	2,391	362		977,000
Loan	49	Sandstone Village Shopping Center	0.7%	5,529	56,754	7,468	3,505	974		Springing
Loan	50	Reliant Corporate Center	0.7%	11,829	60,851	20,284	120,618	12,062	2,500	200,000
Property	50	2626 S. Loop	0.4%
Property	50	2616 S. Loop	0.3%
Loan	51	Park Plaza on the Curve	0.6%	5,222	16,200	8,000	16,700	4,300		88,151
Loan	52	Greenhill Village and Great North	0.6%			19,500	10,000		57,063
Property	52	Greenhill Village	0.5%
Property	52	Great North Woods	0.2%
Loan	53	Homewood Suites - Port Richey	0.6%		53,884	7,090	10,980	6,862		420,000
Loan	54	Fountain Valley Business Center (38)	0.6%	5,879	44,858	11,215		Springing	124,630
Loan	55	Hampton Inn St. Charles	0.6%		22,403	5,601	3,168	3,168		2,647,761
Loan	56	Plaza Del Lago	0.5%	2,132	5,238	5,241	1,509	800		Springing
Loan	57	Chicago Retail	0.5%	688	86,740		10,000
Property	57	1250 South Michigan	0.3%
Property	57	1400 South Michigan	0.2%
Loan	58	Serenade Apartments	0.5%		24,462	5,318	62,235	5,365	115,550	346,146
Loan	59	West-Tel Plaza & Tyler	0.5%	3,925	77,564	10,206	2,022	1,264	46,875	Springing
Property	59	West-Tel Plaza	0.3%
Property	59	Tyler	0.2%
Loan	60	Parkway Tower	0.5%	6,730	113,930	16,276		Springing
Loan	61	Mount Vernon Shopping Center	0.5%	3,223	47,886	9,577	5,981	1,495	7,110
Loan	62	Hampton Inn Rochester	0.5%		57,406	11,481	2,412	2,412		2,247,860
Loan	63	Citrus Meadows Apartments	0.5%		10,073	10,073	31,028	7,757	2,750
Loan	64	Surfside Beach Commons	0.5%		39,791	7,958	52,447	Springing		425,000
Loan	65	Wyndham Garden Charlotte Airport	0.5%		56,000	6,000	24,500	2,400	3,625	450,000
Loan	66	Morgan Stanley Tucson	0.4%	Springing		Springing	484	Springing		900,669
Loan	67	Opus Seaway	0.4%	Springing	16,412	8,208	9,606	1,070	8,125
Loan	68	7 Carnegie Plaza	0.4%	30,000 for the first 12 months; 3,752.92 thereafter		Springing		Springing	3,781	375,000
Loan	69	8787 Wallisville Road (34)	0.4%	2,642	46,597	Springing	17,956	Springing	9,660	Springing
Loan	70	Taylor Retail	0.4%	Springing	70,000	10,500	1,500	1,900		Springing
Loan	71	Hampton Inn - Sunbury	0.3%		3,426	5,710	2,423	1,514		200,000
Loan	72	Chapin Center	0.3%	833	50,520	8,733	991	991
Loan	73	1625-1655 McCarthy	0.3%	5,489	30,250	6,300	2,100	688		Springing
Loan	74	St. Charles Apartments	0.3%		24,339	3,688	5,338	3,336	70,419
Loan	75	Eagle Manor	0.2%		16,513	2,502	7,618	2,930	16,578	24,000
Loan	76	Harmony Grove Industrial Park	0.2%	1,522	9,850	3,274	2,950	653		Springing
Loan	77	Town Way Place Apartments	0.2%		45,700	4,570	1,012	1,012	115,919
Loan	78	Quail Medical Building B	0.2%	2,035	3,000	3,400	3,300	Springing	8,750	5,756
Loan	79	Castle Dome Self Storage	0.2%		10,081	5,041		Springing
Loan	80	Sherwin Williams and Sleepy’s	0.1%	375	32,276	2,934	265	Springing		19,394

A-1-16

COMM 2015-PC1

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of	Other	Environmental
Property			Initial Pool	Reserves	Report	Engineering	Loan
Flag	ID	Property Name	Balance	Description(28)(29)(30)(31)	Date(33)(34)	Report Date	Purpose
Loan	1	9000 Sunset	8.5%	Rent Abatement Reserve (Upfront: 61,076)	04/16/2015	04/14/2015	Refinance
Loan	2	Princeton GSA Portfolio	7.8%	Approved Leasing Expenses Reserve (Upfront: 2,829,780); Special Rollover Reserve (Springing monthly: excess cash)			Refinance
Property	2	Sacramento - 1325 J Street	4.8%		05/11/2015	05/11/2015
Property	2	San Diego - 8810-8808 Rio San Diego Drive	1.7%		05/11/2015	05/11/2015
Property	2	Houston - 1433 West Loop South	1.3%		05/11/2015	05/12/2015
Loan	3	Ocean Key Resort and Spa	5.1%		02/10/2015	02/09/2015	Refinance
Loan	4	The Plaza at Harmon Meadow (34)(37)	3.3%	Environmental Remediation Funds (Upfront: 65,000); Lease Sweep Lease Leasing Reserve (Springing Monthly: Excess Cash Flow)	10/14/2014	10/08/2014	Acquisition
Loan	5	CORE West Industrial Portfolio	3.0%				Refinance
Property	5	553 - 555 76th Street Southwest	0.4%		01/13/2015	01/15/2015
Property	5	8181 Logistics Drive	0.4%		01/13/2015	01/15/2015
Property	5	3232 Kraft Avenue Southeast	0.4%		01/13/2015	01/15/2015
Property	5	3366 Kraft Avenue Southeast	0.3%		01/13/2015	01/15/2015
Property	5	425 Gordon Industrial Court Southwest	0.3%		01/13/2015	01/15/2015
Property	5	3300 Kraft Avenue Southeast	0.3%		01/13/2015	01/15/2015
Property	5	511 76th Street Southwest	0.3%		01/13/2015	01/15/2015
Property	5	2851 Prairie Southwest	0.2%		01/13/2015	01/15/2015
Property	5	100 84th Street Southwest	0.1%		01/13/2015	01/15/2015
Property	5	5001 Kendrick Street Southeast	0.1%		01/13/2015	01/15/2015
Loan	6	Riverview Center (34)	2.3%	Workers Comp Lease Funds (Upfront: 2,000,000); Environmental Funds (Upfront: 198,000); Major Tenant Rollover Funds (Springing Monthly: Excess Cash Flow)	03/30/2015	12/17/2014	Refinance
Loan	7	760 & 800 Westchester Avenue (36)(37)	2.3%	Free Rent Reserve (Upfront: 40,978); CBL/Path Free Rent Reserve (Springing)	04/17/2014	10/09/2014	Refinance
Loan	8	Sentinel Hotel	2.2%		02/24/2015	02/24/2015	Refinance
Loan	9	270 Munoz Rivera (38)	2.1%	Lease Sweep Reserve (Springing Monthly: Excess Cash Flow); Condominium Assessment Fund (Monthly: 81,363.68)	03/31/2015	04/30/2015	Acquisition
Loan	10	Residence Inn San Diego	2.0%	Franchise Expiration Sweep (Springing Monthly: Excess Cash Flow); Parking Rent Funds (Springing Monthly: 1/12 of the Annual Parking Rent Payable); Comfort Letter Transfer Fund (Upfront: 2,500)	04/02/2015	04/01/2015	Refinance
Loan	11	100 Pearl Street	1.9%	First Niagara Tenant Improvements Reserve (Upfront: 260,508.75); Special Rollover Reserve (Springing Monthly: Excess Cash Flow)	01/22/2015	01/21/2015	Acquisition
Loan	12	1800 41 Street	1.9%	Everett Reserve Funds (Upfront: 1,238,398); Frontier Reserve Funds (Upfront: 265,109.79); Achievement Funds (Upfront: 1,750,000); Major Tenant Rollover Funds (Springing Monthly: Excess Cash Flow)	03/23/2015	03/23/2015	Refinance
Loan	13	8500 Tyco Road	1.9%	Major Tenant Funds (Springing Monthly: Excess Cash Flow); Free Rent Reserve (Upfront: 520,046); Outstanding TI/LC Reserve (Upfront: 1,471,384)	06/02/2015	05/13/2015	Refinance
Loan	14	Piazza Del Sol	1.8%	Red Light Rollover Reserve (Monthly: Springing)	04/16/2015	04/15/2015	Refinance
Loan	15	City Center at 735 Water Street	1.7%	Condominium Assessment Fund (Springing Monthly: 1/12 of Condominium Assessments payable); Free Rent Reserve (Upfront: 41,317.82); Lease Sweep Reserve (Springing Monthly: Excess Cash Flow); Holdback (Upfront: 61,110.50)	01/15/2015	03/02/2015	Refinance
Loan	16	Belamar Hotel (38)	1.7%		04/20/2015	04/20/2015	Acquisition
Loan	17	North Park Commons	1.7%	Five Guys Construction Funds (Upfront: 1,500,000)	02/20/2015	02/20/2015	Refinance
Loan	18	Gateway Portfolio (36)	1.6%	Lease Sweep Lease Reserve (Monthly: Excess Cash Flow during Lease Sweep Period)			Refinance
Property	18	Eastfield	0.1%		08/11/2014	08/11/2014
Property	18	Reames Road	0.1%		08/11/2014	08/11/2014
Property	18	Whitehall	0.1%		08/11/2014	08/11/2014
Property	18	Ballantyne	0.1%		08/20/2014	08/20/2014
Property	18	Wilmington	0.1%		08/11/2014	08/21/2014
Property	18	Matthews	0.1%		08/11/2014	08/11/2014
Property	18	Columbine	0.1%		08/11/2014	08/11/2014
Property	18	DTC	0.1%		08/11/2014	08/11/2014
Property	18	Mt. Pleasant	0.1%		08/11/2014	08/11/2014
Property	18	Broomfield	0.1%		08/11/2014	08/11/2014
Property	18	Ken Caryl	0.1%		08/11/2014	08/11/2014
Property	18	Surfside	0.1%		08/07/2014	08/11/2014
Property	18	Mauldin	0.1%		08/11/2014	08/11/2014
Property	18	Charleston	0.1%		08/11/2014	08/11/2014
Property	18	Greenville	0.1%		08/11/2014	08/11/2014
Property	18	Summerville	0.1%		08/11/2014	08/11/2014
Property	18	Northeast	0.1%		08/11/2014	08/11/2014
Property	18	Harbinson	0.1%		08/11/2014	08/11/2014
Property	18	Myrtle Beach	0.1%		08/11/2014	08/11/2014
Property	18	Lexington	0.1%		08/11/2014	08/11/2014
Property	18	Smoky Hill	0.1%		08/11/2014	08/11/2014
Loan	19	7 Eleven & Walgreens Portfolio	1.5%	Special Rollover Reserve (Springing monthly: excess cash)			Acquisition
Property	19	Walgreens - Milwaukee	0.3%		04/20/2015	04/20/2015
Property	19	7-Eleven - Akron	0.2%		05/01/2015	05/05/2015
Property	19	7-Eleven - Chagrin Falls	0.2%		05/01/2015	05/01/2015
Property	19	7-Eleven - Strongsville	0.1%		05/01/2015	05/05/2015
Property	19	7-Eleven - Mentor	0.1%		05/01/2015	05/05/2015
Property	19	7-Eleven - Willoughby	0.1%		05/01/2015	05/05/2015
Property	19	7-Eleven - Brunswick	0.1%		05/01/2015	05/01/2015
Property	19	7-Eleven - Stow	0.1%		05/01/2015	05/05/2015
Property	19	7-Eleven - Willoughby Hills	0.1%		05/01/2015	05/05/2015
Property	19	7-Eleven - Painesville	0.1%		04/29/2015	05/01/2015
Property	19	7-Eleven - Twinsburg	0.1%		05/01/2015	05/01/2015
Property	19	7-Eleven - Streetsboro	0.1%		04/29/2015	05/01/2015
Property	19	7-Eleven - Cleveland	0.1%		05/01/2015	05/05/2015
Loan	20	Hilton Brentwood (38)	1.5%	Debt Service Reserve (Upfront: 159,187.50); Seasonality Reserve (Monthly: 7,236 (during IO), 10,056.42 (after IO))	11/17/2014	11/17/2014	Refinance
Loan	21	Saunders Industrial Portfolio (37)	1.5%				Refinance
Property	21	4748 East Paris Avenue SE	0.2%		03/31/2015	04/03/2015
Property	21	4595 Broadmoor Avenue SE	0.2%		04/01/2015	04/03/2015
Property	21	4540 East Paris Avenue SE	0.1%		04/01/2015	04/03/2015
Property	21	4245 44th Street SE	0.1%		03/27/2015	04/03/2015
Property	21	4501 Broadmoor Avenue SE	0.1%		03/31/2015	04/03/2015
Property	21	3390 Broadmoor Avenue SE	0.1%		03/25/2015	04/03/2015
Property	21	3440 Broadmoor Avenue SE	0.1%		03/25/2015	04/03/2015
Property	21	3535 Roger B Chaffee Memorial Boulevard SE	0.1%		03/26/2015	04/03/2015
Property	21	4575 44th Street SE	0.1%		03/30/2015	04/03/2015
Property	21	4722 Danvers Drive SE	0.1%		03/31/2015	04/03/2015
Property	21	4324 Airlane Drive SE	0.1%		04/08/2015	04/03/2015
Property	21	3420 Broadmoor Avenue SE	0.1%		03/25/2015	04/03/2015

A-1-17

COMM 2015-PC1

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of	Other	Environmental
Property			Initial Pool	Reserves	Report	Engineering	Loan
Flag	ID	Property Name	Balance	Description(28)(29)(30)(31)	Date(33)(34)	Report Date	Purpose
Property	21	4881 Kendrick Street	0.0%		04/03/2015	04/03/2015
Property	21	760 36th Street SE	0.0%		04/03/2015	04/03/2015
Property	21	4341 Brockton Drive SE	0.0%		03/27/2015	04/03/2015
Property	21	4700 Danvers Drive SE	0.0%		03/31/2015	04/03/2015
Property	21	475 36th Street SE	0.0%		03/31/2015	04/03/2015
Loan	22	80 Arkay Drive	1.5%	Free Rent Reserve (Upfront: 170,440.47)	05/21/2015	05/22/2015	Refinance
Loan	23	Intuit Regional HQ	1.5%		04/01/2015	04/01/2015	Acquisition
Loan	24	Mariposa Shopping Center	1.5%	United Fashions Reserve Funds (Upfront: 58,480); K Mart Reserve Funds (Monthly Springing: 50,000); Specified Tenant Rollover Funds (Springing Monthly: Excess Cash Flow)	12/17/2014	12/17/2014	Refinance
Loan	25	DoubleTree South Bend (38)	1.4%	Seasonality Reserve (Upfront: 147,825, Monthly: 24,638 (during IO), 33,722 (after IO) 1st payment date and each payment date in April through December)	12/12/2014	12/12/2014	Refinance
Loan	26	Tri-Star Estates MHC	1.4%	Earnout Reserve (Upfront: 2,800,000); Mobile Home Purchase Reserve (Upfront: 1,500,000)	03/25/2015	03/25/2015	Refinance
Loan	27	Sandcastle Inn Pacifica (38)	1.3%		04/20/2015	04/20/2015	Refinance
Loan	28	River Corporate Center	1.2%	Ground Rent Funds (Monthly: 29,862)	04/08/2015	04/08/2015	Acquisition
Loan	29	Florida City Centre	1.2%		02/20/2015	02/20/2015	Acquisition
Loan	30	Crosswinds Shopping Center	1.1%	Unfunded Obligations Funds (Upfront: 239,392); Major Tenant Funds (Springing Monthly: Excess Cash Flow)	03/23/2015	03/22/2015	Refinance
Loan	31	Hilton Garden Inn Fairfield	1.1%	Deposits of Future PIP Reserve Funds (Springing Monthly: Excess Cash Flow)	04/29/2015	04/29/2015	Refinance
Loan	32	Bridgecreek Business Park (38)	1.1%		03/13/2015	03/13/2015	Refinance
Loan	33	Resort at Paws Up	1.1%	Property Improvement/Expansion Reserve (Upfront: 3,000,000); Seasonal Working Capital Reserve (Upfront: 500,000; Monthly: Springing); Site/Facility Lease Reserve (Monthly: Springing)	10/17/2014	08/06/2014	Refinance
Loan	34	ABC Mini Storage Portfolio	1.1%				Refinance
Property	34	ABC Mini Storage - West	0.5%		01/21/2015	01/22/2015
Property	34	ABC Mini Storage - Valley	0.4%		01/22/2015	01/22/2015
Property	34	ABC Mini Storage - North	0.2%		01/22/2015	01/22/2015
Loan	35	Gas Light Building (34)	1.1%	White Box Funds (Springing Monthly: 20,000); Lease Sweep Reserve (Springing Monthly: Excess Cash Flow)	02/26/2015	01/27/2015	Acquisition
Loan	36	Crossroads Plaza Shopping Center (34)	1.0%	Lease Sweep Lease Leasing Reserve (Springing Monthly: Excess Cash Flow)	04/22/2015	04/28/2015	Acquisition
Loan	37	The Hub Shopping Center	1.0%	Lease Sweep Reserve (Springing Monthly: Excess Cash Flow); Free Rent Reserve (Upfront: 78,835.31)	04/27/2015	04/23/2015	Refinance
Loan	38	Summerfield Shopping Center	1.0%	Special Rollover Reserve (Springing monthly: excess cash)	01/14/2015	01/13/2015	Acquisition
Loan	39	Crossroads of Laurel	0.9%		03/05/2015	01/30/2015	Refinance
Loan	40	Inn at Marina Del Rey Pacifica (38)	0.9%		04/20/2015	04/20/2015	Refinance
Loan	41	Hoover Square	0.9%		05/22/2015	05/22/2015	Refinance
Loan	42	Valley View Commerce Center (38)	0.9%		03/13/2015	03/13/2015	Refinance
Loan	43	Inn at Venice Beach Pacifica (38)	0.9%		04/20/2015	04/20/2015	Refinance
Loan	44	Hampton Inn Highlands Ranch	0.8%	PIP Reserve (Upfront: 400,000)	12/04/2014	12/04/2014	Acquisition
Loan	45	Townhomes With A View (38)	0.8%	HOA Reserve (Upfront: 50,000; Monthly: Springing)	12/05/2014	12/05/2014	Acquisition
Loan	46	4444 Lakeside	0.8%	Special Rollover Reserve (Springing monthly: excess cash)	12/09/2014	12/10/2014	Acquisition
Loan	47	InnVite Hotel Portfolio	0.8%	PIP Reserve (Upfront: 1,477,000; Monthly: 1/12 of 4% of prior year’s annual operating income)			Refinance
Property	47	Hampton Inn Lancaster	0.3%		02/02/2015	02/02/2015
Property	47	Red Roof PLUS+ Columbus Dublin	0.3%		02/05/2015	02/05/2015
Property	47	Quality Inn & Suites North/Polaris	0.2%		02/05/2015	02/05/2015
Loan	48	The Row	0.8%	Achievement Reserve (Upfront: 977,000); Major Tenant Renewal Funds (Springing Monthly: Excess Cash Flow)	02/20/2015	02/20/2015	Refinance
Loan	49	Sandstone Village Shopping Center	0.7%	Specified Tenant Rollover Funds (Springing Monthly: Excess Cash Flow)	03/24/2015	03/23/2015	Acquisition
Loan	50	Reliant Corporate Center	0.7%	Manager’s Operating Reserve (Upfront: 200,000)			Refinance
Property	50	2626 S. Loop	0.4%		07/10/2014	01/30/2015
Property	50	2616 S. Loop	0.3%		07/10/2014	07/10/2014
Loan	51	Park Plaza on the Curve	0.6%	Tunie’s Rent Abatement Reserve (Upfront: 88,151); Special Rollover Reserve (Springing monthly: excess cash)	12/08/2014	12/08/2014	Refinance
Loan	52	Greenhill Village and Great North	0.6%				Refinance
Property	52	Greenhill Village	0.5%		04/08/2015	04/10/2015
Property	52	Great North Woods	0.2%		04/08/2015	04/10/2015
Loan	53	Homewood Suites - Port Richey	0.6%	PIP Reserve Funds (Upfront: 420,000); Future PIP Reserve (Springing Monthly: Excess Cash Flow)	04/24/2015	04/24/2015	Refinance
Loan	54	Fountain Valley Business Center (38)	0.6%		03/13/2015	03/13/2015	Refinance
Loan	55	Hampton Inn St. Charles	0.6%	Seasonality Reserve (Upfront: 2,890.19, Monthly, except February in each year: 2,890.19); Property Improvement Plan Reserve (Upfront: 2,644,871)	01/02/2015	01/05/2015	Acquisition
Loan	56	Plaza Del Lago	0.5%	Special Rollover Reserve (Springing monthly: excess cash)	02/12/2015	02/12/2015	Refinance
Loan	57	Chicago Retail	0.5%				Acquisition
Property	57	1250 South Michigan	0.3%		12/09/2014	12/09/2014
Property	57	1400 South Michigan	0.2%		12/09/2014	12/09/2014
Loan	58	Serenade Apartments	0.5%	Short Term Replacement Funds (Upfront: 218,309); Priority Work Funds (Upfront: 127,838)	12/12/2014	12/09/2014	Refinance
Loan	59	West-Tel Plaza & Tyler	0.5%	Major Tenant Reserve (Springing Monthly: Excess Cash Flow)			Refinance
Property	59	West-Tel Plaza	0.3%		04/15/2015	04/18/2015
Property	59	Tyler	0.2%		04/17/2015	04/20/2015
Loan	60	Parkway Tower	0.5%		05/08/2015	05/08/2015	Refinance
Loan	61	Mount Vernon Shopping Center	0.5%		01/20/2015	01/20/2015	Refinance
Loan	62	Hampton Inn Rochester	0.5%	Property Improvement Plan Reserve (Upfront: 2,247,860)	01/02/2015	01/02/2015	Acquisition
Loan	63	Citrus Meadows Apartments	0.5%		02/06/2015	02/06/2015	Refinance
Loan	64	Surfside Beach Commons	0.5%	Bi-Lo Reserve (Upfront: 425,000)	11/21/2014	11/24/2014	Refinance
Loan	65	Wyndham Garden Charlotte Airport	0.5%	Choice Franchise Agreement Reserve (Upfront: 450,000)	04/07/2015	04/09/2015	Refinance
Loan	66	Morgan Stanley Tucson	0.4%	Unfunded Obligations Funds (Upfront: 889,245); Debt Service Reserve Funds (Upfront: 11,424.19); Major Tenant TI/LC Funds(Springing Monthly: Excess Cash Flow)	04/16/2015	04/15/2015	Acquisition
Loan	67	Opus Seaway	0.4%		10/15/2014	10/15/2014	Refinance
Loan	68	7 Carnegie Plaza	0.4%	Fox Security Deposit (Upfront: 375,000); Major Tenant Funds (Springing Monthly: Excess Cash Flow)	09/04/2014	09/04/2014	Acquisition
Loan	69	8787 Wallisville Road (34)	0.4%	Lease Sweep Reserve (Springing Monthly: Excess Cash Flow)	03/28/2015	02/12/2015	Acquisition
Loan	70	Taylor Retail	0.4%	Special Rollover Reserve (Springing monthly: excess cash)	02/24/2015	02/24/2015	Acquisition
Loan	71	Hampton Inn - Sunbury	0.3%	PIP Reserve Funds (Upfront: 200,000); Future PIP Reserve (Springing Monthly: Excess Cash Flow)	05/01/2015	05/01/2015	Refinance
Loan	72	Chapin Center	0.3%		05/07/2015	05/07/2015	Refinance
Loan	73	1625-1655 McCarthy	0.3%	Special Rollover Reserve (Springing monthly: excess cash)	04/28/2015	04/28/2015	Refinance
Loan	74	St. Charles Apartments	0.3%		04/10/2015	04/10/2015	Refinance
Loan	75	Eagle Manor	0.2%	Seasonality Reserve Funds (Upfront: 24,000; Springing Monthly)	04/06/2015	04/06/2015	Acquisition
Loan	76	Harmony Grove Industrial Park	0.2%	Special Rollover Reserve (Springing monthly: excess cash)	02/12/2015	02/12/2015	Refinance
Loan	77	Town Way Place Apartments	0.2%		03/31/2015	04/14/2015	Refinance
Loan	78	Quail Medical Building B	0.2%	Dr. Lemieux Rent Abatement Reserve (Upfront: 5,756)	11/14/2014	11/14/2014	Refinance
Loan	79	Castle Dome Self Storage	0.2%		03/25/2015	03/25/2015	Acquisition
Loan	80	Sherwin Williams and Sleepy’s	0.1%	Lease Sweep Reserve (Springing Monthly: Excess Cash Flow); Rent Concession Reserve (Upfront: 19,394)	04/01/2015	04/01/2015	Acquisition

A-1-18

COMM 2015-PC1

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of
Property			Initial Pool
Flag	ID	Property Name	Balance	Sponsor
Loan	1	9000 Sunset	8.5%	Simon Mani; Daniel Mani
Loan	2	Princeton GSA Portfolio	7.8%	Joseph Tabak; Elimelech Tabak; Marc Mendelsohn
Property	2	Sacramento - 1325 J Street	4.8%
Property	2	San Diego - 8810-8808 Rio San Diego Drive	1.7%
Property	2	Houston - 1433 West Loop South	1.3%
Loan	3	Ocean Key Resort and Spa	5.1%	Patrick Colee
Loan	4	The Plaza at Harmon Meadow (34)(37)	3.3%	Howard L. Michaels
Loan	5	CORE West Industrial Portfolio	3.0%	CORE Realty Holdings Management, Inc.; John R. Saunders
Property	5	553 - 555 76th Street Southwest	0.4%
Property	5	8181 Logistics Drive	0.4%
Property	5	3232 Kraft Avenue Southeast	0.4%
Property	5	3366 Kraft Avenue Southeast	0.3%
Property	5	425 Gordon Industrial Court Southwest	0.3%
Property	5	3300 Kraft Avenue Southeast	0.3%
Property	5	511 76th Street Southwest	0.3%
Property	5	2851 Prairie Southwest	0.2%
Property	5	100 84th Street Southwest	0.1%
Property	5	5001 Kendrick Street Southeast	0.1%
Loan	6	Riverview Center (34)	2.3%	Tomas Rosenthal
Loan	7	760 & 800 Westchester Avenue (36)(37)	2.3%	Robert P. Weisz
Loan	8	Sentinel Hotel	2.2%	Aspen Lodging Group, LLC; Gordon D. Sondland
Loan	9	270 Munoz Rivera (38)	2.1%	Paulson PRV Holdings LLC
Loan	10	Residence Inn San Diego	2.0%	Allan V. Rose
Loan	11	100 Pearl Street	1.9%	Barry Friedman; Bernard S. Bertram
Loan	12	1800 41 Street	1.9%	Pinchos D. Shemano a/k/a, David Shemano
Loan	13	8500 Tyco Road	1.9%	Aaron Georgelas
Loan	14	Piazza Del Sol	1.8%	Simon Mani; Daniel Mani
Loan	15	City Center at 735 Water Street	1.7%	John Noel
Loan	16	Belamar Hotel (38)	1.7%	Invest West Financial Corporation
Loan	17	North Park Commons	1.7%	G. Randall Andrews
Loan	18	Gateway Portfolio (36)	1.6%	David H. Jacobs, Peggy Jacobs, Kay Burner
Property	18	Eastfield	0.1%
Property	18	Reames Road	0.1%
Property	18	Whitehall	0.1%
Property	18	Ballantyne	0.1%
Property	18	Wilmington	0.1%
Property	18	Matthews	0.1%
Property	18	Columbine	0.1%
Property	18	DTC	0.1%
Property	18	Mt. Pleasant	0.1%
Property	18	Broomfield	0.1%
Property	18	Ken Caryl	0.1%
Property	18	Surfside	0.1%
Property	18	Mauldin	0.1%
Property	18	Charleston	0.1%
Property	18	Greenville	0.1%
Property	18	Summerville	0.1%
Property	18	Northeast	0.1%
Property	18	Harbinson	0.1%
Property	18	Myrtle Beach	0.1%
Property	18	Lexington	0.1%
Property	18	Smoky Hill	0.1%
Loan	19	7 Eleven & Walgreens Portfolio	1.5%	Angelo M. Mazzone, III
Property	19	Walgreens - Milwaukee	0.3%
Property	19	7-Eleven - Akron	0.2%
Property	19	7-Eleven - Chagrin Falls	0.2%
Property	19	7-Eleven - Strongsville	0.1%
Property	19	7-Eleven - Mentor	0.1%
Property	19	7-Eleven - Willoughby	0.1%
Property	19	7-Eleven - Brunswick	0.1%
Property	19	7-Eleven - Stow	0.1%
Property	19	7-Eleven - Willoughby Hills	0.1%
Property	19	7-Eleven - Painesville	0.1%
Property	19	7-Eleven - Twinsburg	0.1%
Property	19	7-Eleven - Streetsboro	0.1%
Property	19	7-Eleven - Cleveland	0.1%
Loan	20	Hilton Brentwood (38)	1.5%	Hotel Group Opportunity Fund II, LLC ; The Hotel Group Holdings, LLC
Loan	21	Saunders Industrial Portfolio (37)	1.5%	John R. Saunders
Property	21	4748 East Paris Avenue SE	0.2%
Property	21	4595 Broadmoor Avenue SE	0.2%
Property	21	4540 East Paris Avenue SE	0.1%
Property	21	4245 44th Street SE	0.1%
Property	21	4501 Broadmoor Avenue SE	0.1%
Property	21	3390 Broadmoor Avenue SE	0.1%
Property	21	3440 Broadmoor Avenue SE	0.1%
Property	21	3535 Roger B Chaffee Memorial Boulevard SE	0.1%
Property	21	4575 44th Street SE	0.1%
Property	21	4722 Danvers Drive SE	0.1%
Property	21	4324 Airlane Drive SE	0.1%
Property	21	3420 Broadmoor Avenue SE	0.1%

A-1-19

COMM 2015-PC1

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of
Property			Initial Pool
Flag	ID	Property Name	Balance	Sponsor
Property	21	4881 Kendrick Street	0.0%
Property	21	760 36th Street SE	0.0%
Property	21	4341 Brockton Drive SE	0.0%
Property	21	4700 Danvers Drive SE	0.0%
Property	21	475 36th Street SE	0.0%
Loan	22	80 Arkay Drive	1.5%	Gregg Rechler; Mitchell Rechler; Donald Rechler
Loan	23	Intuit Regional HQ	1.5%	Corporate Property Associates 18 - Global Incorporated
Loan	24	Mariposa Shopping Center	1.5%	Mohsen Sharif; Pam M. Sharif; Mark Vakili; Mitra Vakili; Albert Minoofar; Catherine Minoofar; The Sharif Family Trust; The Vakili Family Trust; The Minoofar Family Trust
Loan	25	DoubleTree South Bend (38)	1.4%	Hotel Group Opportunity Fund IV, LLC
Loan	26	Tri-Star Estates MHC	1.4%	Thomas J. Santefort; Midwest Home Rentals LLC; Midwest MHC Finance, LLC; Santefort Family 2012 Irrevocable Trust
Loan	27	Sandcastle Inn Pacifica (38)	1.3%	Invest West Financial Corporation
Loan	28	River Corporate Center	1.2%	H25A, LLC
Loan	29	Florida City Centre	1.2%	Yoram Izhak
Loan	30	Crosswinds Shopping Center	1.1%	Thomas Purther; Scott Jacobson; David Rubin
Loan	31	Hilton Garden Inn Fairfield	1.1%	Solomon Tsai; Chao Wu
Loan	32	Bridgecreek Business Park (38)	1.1%	Seligman & Associates, Inc.
Loan	33	Resort at Paws Up	1.1%	Nadine Lipson
Loan	34	ABC Mini Storage Portfolio	1.1%	Joseph F. Daley
Property	34	ABC Mini Storage - West	0.5%
Property	34	ABC Mini Storage - Valley	0.4%
Property	34	ABC Mini Storage - North	0.2%
Loan	35	Gas Light Building (34)	1.1%	M & J Wilkow, LTD.
Loan	36	Crossroads Plaza Shopping Center (34)	1.0%	George Chami
Loan	37	The Hub Shopping Center	1.0%	Joel Ospovat
Loan	38	Summerfield Shopping Center	1.0%	Bela Kalman
Loan	39	Crossroads of Laurel	0.9%	BE Investments LLC
Loan	40	Inn at Marina Del Rey Pacifica (38)	0.9%	Invest West Financial Corporation
Loan	41	Hoover Square	0.9%	Shawn Stafford
Loan	42	Valley View Commerce Center (38)	0.9%	Seligman & Associates, Inc.
Loan	43	Inn at Venice Beach Pacifica (38)	0.9%	Invest West Financial Corporation
Loan	44	Hampton Inn Highlands Ranch	0.8%	Seth Oliver
Loan	45	Townhomes With A View (38)	0.8%	Berggruen Properties Inc.; Lauren Noecker; Spencer Noecker
Loan	46	4444 Lakeside	0.8%	Robert Hayman
Loan	47	InnVite Hotel Portfolio	0.8%	Abhijit S. Vasani
Property	47	Hampton Inn Lancaster	0.3%
Property	47	Red Roof PLUS+ Columbus Dublin	0.3%
Property	47	Quality Inn & Suites North/Polaris	0.2%
Loan	48	The Row	0.8%	G. Randall Andrews
Loan	49	Sandstone Village Shopping Center	0.7%	John C. Bradshaw; David J. Hanks; Lance G. Jackson; Julie R. Jackson; Jackson Family Trust u/a/d June 5, 2000
Loan	50	Reliant Corporate Center	0.7%	Susan G.R. Myers
Property	50	2626 S. Loop	0.4%
Property	50	2616 S. Loop	0.3%
Loan	51	Park Plaza on the Curve	0.6%	Gisele Rahael
Loan	52	Greenhill Village and Great North	0.6%	Jordan K. Braunstein; Suzanne Braunstein; Jordan K. Braunstein and Whitney Braunstein, Co-Trustees of the Second Amended and Restated Michael Braunstein Trust Agreement Dated 5/31/13
Property	52	Greenhill Village	0.5%
Property	52	Great North Woods	0.2%
Loan	53	Homewood Suites - Port Richey	0.6%	Steven R. Rodriguez; Richard Lafrance
Loan	54	Fountain Valley Business Center (38)	0.6%	Seligman & Associates, Inc.
Loan	55	Hampton Inn St. Charles	0.6%	Latitude Hospitality Investors, LP
Loan	56	Plaza Del Lago	0.5%	Richard Dentt
Loan	57	Chicago Retail	0.5%	James R. Gatlin; Steven Waldman
Property	57	1250 South Michigan	0.3%
Property	57	1400 South Michigan	0.2%
Loan	58	Serenade Apartments	0.5%	Robert J. MacDonald; Timothy C. Wallace
Loan	59	West-Tel Plaza & Tyler	0.5%	Majid Koza
Property	59	West-Tel Plaza	0.3%
Property	59	Tyler	0.2%
Loan	60	Parkway Tower	0.5%	Sina Mahfar
Loan	61	Mount Vernon Shopping Center	0.5%	Patsy B. Akin
Loan	62	Hampton Inn Rochester	0.5%	Latitude Hospitality Investors, LP
Loan	63	Citrus Meadows Apartments	0.5%	Martin B. Geller; Eric Richelson
Loan	64	Surfside Beach Commons	0.5%	T. Cooper James; Tom C. James; Tyler Baldwin, Jr.; Mark M. James
Loan	65	Wyndham Garden Charlotte Airport	0.5%	Shailendra K. Bhawnani
Loan	66	Morgan Stanley Tucson	0.4%	Richard Kaplan; Matthew McCulloch; Michael Crandall
Loan	67	Opus Seaway	0.4%	Jeffrey Lavelle
Loan	68	7 Carnegie Plaza	0.4%	United Realty Trust Incorporated
Loan	69	8787 Wallisville Road (34)	0.4%	Khek Khiang Teh; Meng Tee Teh; Sock Chng Teh
Loan	70	Taylor Retail	0.4%	Jaimey N. Roth
Loan	71	Hampton Inn - Sunbury	0.3%	Vinita G. Patel
Loan	72	Chapin Center	0.3%	T. Cooper James
Loan	73	1625-1655 McCarthy	0.3%	Donald R. Stephens; Lane Stephens
Loan	74	St. Charles Apartments	0.3%	Ziauddin Shams; Rajab Ali; Ali Gowani
Loan	75	Eagle Manor	0.2%	Kenneth Scott Brown
Loan	76	Harmony Grove Industrial Park	0.2%	Richard Dentt
Loan	77	Town Way Place Apartments	0.2%	Christopher M. Hartman
Loan	78	Quail Medical Building B	0.2%	Johnny A. Ribeiro, Jr.; LoraLee Ribeiro
Loan	79	Castle Dome Self Storage	0.2%	Arthur L. Flaming, individually and as trustee of The Flaming Family Trust Dated October 8, 1997
Loan	80	Sherwin Williams and Sleepy’s	0.1%	Patrick O’ Shea

A-1-20

COMM 2015-PC1

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of		Existing		Future Debt
Property			Initial Pool		Additional Debt		Permitted
Flag	ID	Property Name	Balance	Guarantor(35)	Amount(36)(37)	Existing Additional Debt Description	Type(38)
Loan	1	9000 Sunset	8.5%	Simon Mani; Daniel Mani		None	NAP
Loan	2	Princeton GSA Portfolio	7.8%	Joseph Tabak; Elimelech Tabak; Marc Mendelsohn		None	NAP
Property	2	Sacramento - 1325 J Street	4.8%
Property	2	San Diego - 8810-8808 Rio San Diego Drive	1.7%
Property	2	Houston - 1433 West Loop South	1.3%
Loan	3	Ocean Key Resort and Spa	5.1%	Patrick Colee		NAP	NAP
Loan	4	The Plaza at Harmon Meadow (34)(37)	3.3%	Howard L. Michaels	6,750,000	Mezzanine	Preferred Equity
Loan	5	CORE West Industrial Portfolio	3.0%	CORE Realty Holdings Management, Inc.; Multiple Family Trusts. See Footnotes to Annex A-1 for full guarantor list.		None	NAP
Property	5	553 - 555 76th Street Southwest	0.4%
Property	5	8181 Logistics Drive	0.4%
Property	5	3232 Kraft Avenue Southeast	0.4%
Property	5	3366 Kraft Avenue Southeast	0.3%
Property	5	425 Gordon Industrial Court Southwest	0.3%
Property	5	3300 Kraft Avenue Southeast	0.3%
Property	5	511 76th Street Southwest	0.3%
Property	5	2851 Prairie Southwest	0.2%
Property	5	100 84th Street Southwest	0.1%
Property	5	5001 Kendrick Street Southeast	0.1%
Loan	6	Riverview Center (34)	2.3%	Tomas Rosenthal		NAP	NAP
Loan	7	760 & 800 Westchester Avenue (36)(37)	2.3%	Robert P. Weisz	77,000,000	$67,000,000 Pari Passu; $10,000,000 Mezzanine	NAP
Loan	8	Sentinel Hotel	2.2%	Aspen Lodging Group, LLC; Gordon D. Sondland		None	NAP
Loan	9	270 Munoz Rivera (38)	2.1%	Paulson PRV Holdings LLC		None	Mezzanine
Loan	10	Residence Inn San Diego	2.0%	Allan V. Rose		None	NAP
Loan	11	100 Pearl Street	1.9%	Barry Friedman; Bernard S. Bertram		None	NAP
Loan	12	1800 41 Street	1.9%	Pinchos D. Shemano a/k/a, David Shemano		NAP	NAP
Loan	13	8500 Tyco Road	1.9%	Aaron Georgelas		None	NAP
Loan	14	Piazza Del Sol	1.8%	Simon Mani; Daniel Mani		None	NAP
Loan	15	City Center at 735 Water Street	1.7%	John Noel		None	NAP
Loan	16	Belamar Hotel (38)	1.7%	Invest West Financial Corportation		None	Mezzanine
Loan	17	North Park Commons	1.7%	G. Randall Andrews		NAP	NAP
Loan	18	Gateway Portfolio (36)	1.6%	David H. Jacobs, Peggy Jacobs, Kay Burner	14,272,248	Pari Passu Debt	NAP
Property	18	Eastfield	0.1%
Property	18	Reames Road	0.1%
Property	18	Whitehall	0.1%
Property	18	Ballantyne	0.1%
Property	18	Wilmington	0.1%
Property	18	Matthews	0.1%
Property	18	Columbine	0.1%
Property	18	DTC	0.1%
Property	18	Mt. Pleasant	0.1%
Property	18	Broomfield	0.1%
Property	18	Ken Caryl	0.1%
Property	18	Surfside	0.1%
Property	18	Mauldin	0.1%
Property	18	Charleston	0.1%
Property	18	Greenville	0.1%
Property	18	Summerville	0.1%
Property	18	Northeast	0.1%
Property	18	Harbinson	0.1%
Property	18	Myrtle Beach	0.1%
Property	18	Lexington	0.1%
Property	18	Smoky Hill	0.1%
Loan	19	7 Eleven & Walgreens Portfolio	1.5%	Angelo M. Mazzone, III		None	NAP
Property	19	Walgreens - Milwaukee	0.3%
Property	19	7-Eleven - Akron	0.2%
Property	19	7-Eleven - Chagrin Falls	0.2%
Property	19	7-Eleven - Strongsville	0.1%
Property	19	7-Eleven - Mentor	0.1%
Property	19	7-Eleven - Willoughby	0.1%
Property	19	7-Eleven - Brunswick	0.1%
Property	19	7-Eleven - Stow	0.1%
Property	19	7-Eleven - Willoughby Hills	0.1%
Property	19	7-Eleven - Painesville	0.1%
Property	19	7-Eleven - Twinsburg	0.1%
Property	19	7-Eleven - Streetsboro	0.1%
Property	19	7-Eleven - Cleveland	0.1%
Loan	20	Hilton Brentwood (38)	1.5%	Hotel Group Opportunity Fund II, LLC ; The Hotel Group Holdings, LLC		None	Mezzanine
Loan	21	Saunders Industrial Portfolio (37)	1.5%	John R. Saunders	2,000,000	Mezzanine	NAP
Property	21	4748 East Paris Avenue SE	0.2%
Property	21	4595 Broadmoor Avenue SE	0.2%
Property	21	4540 East Paris Avenue SE	0.1%
Property	21	4245 44th Street SE	0.1%
Property	21	4501 Broadmoor Avenue SE	0.1%
Property	21	3390 Broadmoor Avenue SE	0.1%
Property	21	3440 Broadmoor Avenue SE	0.1%
Property	21	3535 Roger B Chaffee Memorial Boulevard SE	0.1%
Property	21	4575 44th Street SE	0.1%
Property	21	4722 Danvers Drive SE	0.1%
Property	21	4324 Airlane Drive SE	0.1%
Property	21	3420 Broadmoor Avenue SE	0.1%

A-1-21

COMM 2015-PC1

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of		Existing		Future Debt
Property			Initial Pool		Additional Debt		Permitted
Flag	ID	Property Name	Balance	Guarantor(35)	Amount(36)(37)	Existing Additional Debt Description	Type(38)
Property	21	4881 Kendrick Street	0.0%
Property	21	760 36th Street SE	0.0%
Property	21	4341 Brockton Drive SE	0.0%
Property	21	4700 Danvers Drive SE	0.0%
Property	21	475 36th Street SE	0.0%
Loan	22	80 Arkay Drive	1.5%	Gregg Rechler; Mitchell Rechler; Donald Rechler		None	NAP
Loan	23	Intuit Regional HQ	1.5%	Corporate Property Associates 18 - Global Incorporated		NAP	NAP
Loan	24	Mariposa Shopping Center	1.5%	Mohsen Sharif; Pam M. Sharif; Mark Vakili; Mitra Vakili; Albert Minoofar; Catherine Minoofar; The Sharif Family Trust; The Vakili Family Trust; The Minoofar Family Trust		NAP	NAP
Loan	25	DoubleTree South Bend (38)	1.4%	Hotel Group Opportunity Fund IV, LLC		None	Mezzanine
Loan	26	Tri-Star Estates MHC	1.4%	Thomas J. Santefort; Midwest Home Rentals LLC; Midwest MHC Finance, LLC; Santefort Family 2012 Irrevocable Trust		None	NAP
Loan	27	Sandcastle Inn Pacifica (38)	1.3%	Invest West Financial Corportation		None	Mezzanine
Loan	28	River Corporate Center	1.2%	H25A, LLC		NAP	NAP
Loan	29	Florida City Centre	1.2%	Yoram Izhak		None	NAP
Loan	30	Crosswinds Shopping Center	1.1%	Thomas Purther; Scott Jacobson; David Rubin		NAP	NAP
Loan	31	Hilton Garden Inn Fairfield	1.1%	Solomon Tsai; Chao Wu		NAP	NAP
Loan	32	Bridgecreek Business Park (38)	1.1%	Seligman & Associates, Inc.		None	Mezzanine
Loan	33	Resort at Paws Up	1.1%	Nadine Lipson		None	NAP
Loan	34	ABC Mini Storage Portfolio	1.1%	Joseph F. Daley		None	NAP
Property	34	ABC Mini Storage - West	0.5%
Property	34	ABC Mini Storage - Valley	0.4%
Property	34	ABC Mini Storage - North	0.2%
Loan	35	Gas Light Building (34)	1.1%	M & J Wilkow, LTD.		None	NAP
Loan	36	Crossroads Plaza Shopping Center (34)	1.0%	Investment Concepts, Inc.		None	NAP
Loan	37	The Hub Shopping Center	1.0%	Joel Ospovat		None	NAP
Loan	38	Summerfield Shopping Center	1.0%	Bela Kalman		None	NAP
Loan	39	Crossroads of Laurel	0.9%	BE Investments LLC		None	NAP
Loan	40	Inn at Marina Del Rey Pacifica (38)	0.9%	Invest West Financial Corportation		None	Mezzanine
Loan	41	Hoover Square	0.9%	Shawn Stafford		None	NAP
Loan	42	Valley View Commerce Center (38)	0.9%	Seligman & Associates, Inc.		None	Mezzanine
Loan	43	Inn at Venice Beach Pacifica (38)	0.9%	Invest West Financial Corportation		None	Mezzanine
Loan	44	Hampton Inn Highlands Ranch	0.8%	Seth Oliver		None	NAP
Loan	45	Townhomes With A View (38)	0.8%	Berggruen Properties Inc.; Lauren Noecker; Spencer Noecker		None	Mezzanine
Loan	46	4444 Lakeside	0.8%	Robert Hayman		None	NAP
Loan	47	InnVite Hotel Portfolio	0.8%	Abhijit S. Vasani		None	NAP
Property	47	Hampton Inn Lancaster	0.3%
Property	47	Red Roof PLUS+ Columbus Dublin	0.3%
Property	47	Quality Inn & Suites North/Polaris	0.2%
Loan	48	The Row	0.8%	G. Randall Andrews		NAP	NAP
Loan	49	Sandstone Village Shopping Center	0.7%	John C. Bradshaw; David J. Hanks; Lance G. Jackson; Julie R. Jackson; Jackson Family Trust u/a/d June 5, 2000		NAP	NAP
Loan	50	Reliant Corporate Center	0.7%	Susan G.R. Myers		None	NAP
Property	50	2626 S. Loop	0.4%
Property	50	2616 S. Loop	0.3%
Loan	51	Park Plaza on the Curve	0.6%	Gisele Rahael		None	NAP
Loan	52	Greenhill Village and Great North	0.6%	Jordan K. Braunstein; Suzanne Braunstein; Jordan K. Braunstein and Whitney Braunstein, Co-Trustees of the Second Amended and Restated Michael Braunstein Trust Agreement Dated 5/31/13		None	NAP
Property	52	Greenhill Village	0.5%
Property	52	Great North Woods	0.2%
Loan	53	Homewood Suites - Port Richey	0.6%	Steven R. Rodriguez; Richard Lafrance		NAP	NAP
Loan	54	Fountain Valley Business Center (38)	0.6%	Seligman & Associates, Inc.		None	Mezzanine
Loan	55	Hampton Inn St. Charles	0.6%	Latitude Hospitality Investors, LP		None	NAP
Loan	56	Plaza Del Lago	0.5%	Richard Dentt		None	NAP
Loan	57	Chicago Retail	0.5%	James R. Gatlin; Steven Waldman		None	NAP
Property	57	1250 South Michigan	0.3%
Property	57	1400 South Michigan	0.2%
Loan	58	Serenade Apartments	0.5%	Robert J. MacDonald; Timothy C. Wallace		NAP	NAP
Loan	59	West-Tel Plaza & Tyler	0.5%	Majid Koza		NAP	NAP
Property	59	West-Tel Plaza	0.3%
Property	59	Tyler	0.2%
Loan	60	Parkway Tower	0.5%	Sina Mahfar		None	NAP
Loan	61	Mount Vernon Shopping Center	0.5%	Patsy B. Akin		None	NAP
Loan	62	Hampton Inn Rochester	0.5%	Latitude Hospitality Investors, LP		None	NAP
Loan	63	Citrus Meadows Apartments	0.5%	Martin B. Geller; Eric Richelson		None	NAP
Loan	64	Surfside Beach Commons	0.5%	T. Cooper James; Tom C. James; Tyler Baldwin, Jr.; Mark M. James		None	NAP
Loan	65	Wyndham Garden Charlotte Airport	0.5%	Shailendra K. Bhawnani		None	NAP
Loan	66	Morgan Stanley Tucson	0.4%	Richard Kaplan; Matthew McCulloch; Michael Crandall		NAP	NAP
Loan	67	Opus Seaway	0.4%	Jeffrey Lavelle		None	NAP
Loan	68	7 Carnegie Plaza	0.4%	United Realty Trust Incorporated		NAP	NAP
Loan	69	8787 Wallisville Road (34)	0.4%	Khek Khiang Teh; Meng Tee Teh; Sock Chng Teh		None	NAP
Loan	70	Taylor Retail	0.4%	Jaimey N. Roth		None	NAP
Loan	71	Hampton Inn - Sunbury	0.3%	Vinita G. Patel		NAP	NAP
Loan	72	Chapin Center	0.3%	T. Cooper James		None	NAP
Loan	73	1625-1655 McCarthy	0.3%	Donald R. Stephens; Lane Stephens		None	NAP
Loan	74	St. Charles Apartments	0.3%	Ziauddin Shams; Rajab Ali; Ali Gowani		NAP	NAP
Loan	75	Eagle Manor	0.2%	Kenneth Scott Brown		NAP	NAP
Loan	76	Harmony Grove Industrial Park	0.2%	Richard Dentt		None	NAP
Loan	77	Town Way Place Apartments	0.2%	Christopher M. Hartman		None	NAP
Loan	78	Quail Medical Building B	0.2%	Johnny A. Ribeiro, Jr.; LoraLee Ribeiro		None	NAP
Loan	79	Castle Dome Self Storage	0.2%	Arthur L. Flaming, individually and as trustee of The Flaming Family Trust Dated October 8, 1997		NAP	NAP
Loan	80	Sherwin Williams and Sleepy’s	0.1%	Patrick O’ Shea		None	NAP

A-1-22

FOOTNOTES TO ANNEX A-1

Loan numbers listed below refer to the ID number identified on Annex A-1 for the related Mortgage Loan

(1)	JLC—Jefferies LoanCore, LLC or one of its affiliates; GACC—German American Capital Corporation or one of its affiliates; UBSRES—UBS Real Estate Securities Inc. or one of its affiliates; Natixis—Natixis Real Estate Capital LLC or one of its affiliates; BNYM—The Bank of New York Mellon or one of its affiliates.

(2)	Loan No. 7 – 760 & 800 Westchester Avenue – The Original Balance($) and Cut-off Date Balance($) of $33.0 million represent the non-controlling Note A-2 of a $100.0 million whole loan evidenced by three pari passu notes. The pari passu companion loans are the controlling Note A-1 in the original principal amount of $35.0 million and the non-controlling Note A-3 in the original principal balance of $32.0 million, which were contributed to the WFCM 2015-NXS1 Trust and COMM 2015-DC1 Trust, respectively.

Loan No.18 – Gateway Portfolio – The Original Balance($) of $24.0 million and Cut-off Date Balance($) of $23.75 million represent the controlling Note A-1 of a $38.42 million whole loan evidenced by two pari passu notes. The pari passu companion loan is the non-controlling Note A-2 in the original principal balance of $14.42 million, which was contributed to the WFCM 2015-NXS1 Trust.

(3)	With respect to any Mortgaged Property securing a multi-property Mortgage Loan, the amounts listed under the headings Original Balance($) and Cut-off Date Balance($) reflect the Allocated Loan Amount related to such Mortgaged Property.

(4)	Loan No. 32 – Bridgecreek Business Park – The Bridgecreek Business Park Mortgaged Property’s Net Rentable Area (SF/Units/Rooms/Pads) of 148,742 sq. ft. reflects 83,303 sq. ft. of office/warehouse space, 29,255 sq. ft. of office space, 21,475 sq. ft. office/retail space and 14,709 sq. ft. of retail space.

Loan No. 42 – Valley View Commerce Center – The Valley View Commerce Center Mortgaged Property’s Net Rentable Area (SF/Units/Rooms/Pads) of 208,493 sq. ft. reflects 142,214 sq. ft. of office/warehouse space, 62,870 sq. ft. of retail space and 3,409 sq. ft. of industrial space.

Loan No. 54 – Fountain Valley Business Center – The Fountain Valley Business Center Mortgaged Property’s Net Rentable Area (SF/Units/Rooms/Pads) of 113,788 sq. ft. reflects 59,222 sq. ft. of office/warehouse space, 44,547 sq. ft. of office space and 10,019 sq. ft. of office/retail space.

(5)	Loan No. 14 – Piazza Del Sol – The Piazza Del Sol Mortgaged Property has been designated a historical landmark.

Loan No. 74 – St. Charles Apartments – The St. Charles Apartments Mortgaged Property is encumbered by a Land Use Restriction Agreement (“LURA”) which was executed on July 20, 1992, over a 30-year period expiring in 2022. The LURA restricts the St. Charles Apartments Mortgaged Property’s operations to the extent which all 125 units must be made available for low income tenants. Low income tenants are defined by the LURA as tenants at 60.0% of the area median income level with maximum rental rates set by the LURA.

(6)	Loan No. 23 – Intuit Regional HQ – The Intuit Regional HQ Mortgage Loan has an anticipated repayment date (“ARD”) feature with an ARD which is ten (10) years from the date of closing of the loan. From and after the ARD, the interest rate shall be increased to the initial interest rate plus 3.00%.

A-1-23

(7)	The Administrative Fee Rate includes the respective per annum rates applicable to the calculation of the servicing fee, any sub-servicing fee, trustee/certificate administrator fee, operating advisor fee and CREFC® license fee with respect to each Mortgage Loan. For purposes of this Annex A-1, the definition of Administrative Fee Rate as it relates to any Non-Serviced Mortgage Loan includes the related Pari Passu Loan Primary Servicing Fee Rate which includes the “primary servicing fee rate” (as defined or set forth in the applicable pooling and servicing agreement) and any other related servicing fee rate (other than those payable to the applicable special servicer) applicable to such Non-Serviced Mortgage Loan that constitutes a portion of the “servicing fee rate” applicable to the other master servicer under the applicable other pooling and servicing agreement.

(8)	Loan No. 7 – 760 & 800 Westchester Avenue – The 760 & 800 Westchester Avenue Mortgage Loan accrues interest at a fixed rate equal to 4.69480% through the interest payment date of November 5, 2019, and from and after December 5, 2019, the 760 & 800 Westchester Avenue Mortgage Loan accrues interest based on a specific interest rate schedule (pursuant to which the interest rate increases over time) provided in this free writing prospectus at Annex H-1.

(9)	Loan No. 7 – 760 & 800 Westchester Avenue – The 760 & 800 Westchester Avenue Mortgage Loan amortizes on a planned amortization schedule provided in this free writing prospectus. As such, the Cut-off Date Balance($), Maturity or ARD Balance($), Monthly Debt Service($), Underwritten NOI DSCR and Underwritten NCF DSCR all reflect this fixed amortization schedule.

Loan No. 19 – 7 Eleven & Walgreens Portfolio – The 7 Eleven & Walgreens Portfolio Mortgage Loan amortizes on a planned amortization schedule provided in this free writing prospectus. As such, the Cut-off Date Balance($), Maturity or ARD Balance ($), Monthly Debt Service($), Underwritten NOI DSCR and Underwritten NCF DSCR all reflect this fixed amortization schedule. The amount of monthly debt service shown in Annex A-1 was calculated using the average of principal and interest payments over the first 12 months after the Cut-off Date. Underwritten NOI DSCR and Underwritten NCF DSCR were calculated using the average monthly debt service previously stated.

(10)	Annual Debt Service($), Monthly Debt Service($), Underwritten NOI DSCR and Underwritten NCF DSCR for mortgage loans (i) with partial interest only periods are shown based on the monthly debt service payment immediately following the expiration of the interest only period and (ii) that are interest only until the related maturity date are shown based on the interest only payments during the 12-month period following the Cut-off Date (or, in the case of Monthly Debt Service($), the average of such interest only payments).

(11)	“Hard” generally means each tenant is required to transfer its rent directly to the lender-controlled lockbox account. However, with respect to hospitality properties, “Hard” means all credit card receipts are deposited directly into the lockbox by the card processing company and all over-the-counter cash and equivalents are deposited by the property manager or borrower into the lockbox. “Soft” means the borrower has established a lockbox account that will be under lender control and the borrower or property manager must collect rents from the tenants and then deposit those rents into such lockbox account. “Springing Soft” means that upon the occurrence of a trigger event (as specified in the related Mortgage Loan Documents), the borrower is required to establish a lockbox account that will be under lender control and the borrower or property manager is required to collect rents from the tenants and then deposit those rents into such lockbox account. “Springing Hard” means that upon a trigger event (as specified in the related mortgage loan documents), each tenant will be required to transfer its rent directly to a lender-controlled lockbox. “Soft Springing Hard” means that the borrower has established a lockbox account that will be under lender control and the borrower or property manager must collect rents from the tenants and then deposit those rents into such lockbox account. Upon a trigger event (as specified in the related mortgage loan documents), each tenant will be required to transfer its rent directly into a lender-controlled lockbox.

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(12)	“In Place” means that related property cash flows go through a waterfall of required reserve or other payment amounts due before the lender either (i) disburses excess cash to the related borrower or (ii) retains excess cash as additional collateral for the mortgage loan. “Springing” means that upon the occurrence of a trigger event, as defined in the related Mortgage Loan Documents, In Place cash management (as described above) will take effect, and will generally continue until all trigger events are cured (to the extent a cure is permitted under the related mortgage loan documents).

(13)	Loan No. 7 – 760 & 800 Westchester Avenue – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (SF/Units/Rooms/Pads) ($) are calculated based on the mortgage loan included in the issuing entity and the related pari passu companion loans in the aggregate.

Loan No. 18 – Gateway Portfolio – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (SF/Units/Rooms/Pads) ($) are calculated based on the mortgage loan included in the issuing entity and the related pari passu companion loans in the aggregate.

(14)	The grace periods noted under Grace Period reflect the number of days of grace before a payment default is an event of default. Certain jurisdictions impose a statutorily longer grace period. Certain of the Mortgage Loans may additionally be subject to grace periods with respect to the occurrence of an event of default (other than a payment default) and/or commencement of late charges which are not addressed in Annex A-1 to this free writing prospectus.

(15)	Loan No. 5 – CORE West Industrial Portfolio – The Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD and Appraised Value ($) are based on the Portfolio “As Is” value of $60,290,000, which reflects a premium attributed to the aggregate value of the CORE West Industrial Portfolio Mortgage Loan as a whole. The sum of the value of each of the properties on an individual basis is $58,600,000.

Loan No. 55 – Hampton Inn St. Charles – The Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD and Appraised Value ($) are based on the “As Complete” value as of January 1, 2016. The sponsor is completing a $2,644,871 PIP renovation at the property. The “As Is” value is $8,400,000.

Loan No. 62 – Hampton Inn Rochester – The Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD and Appraised Value ($) are based on the “As Complete” value as of January 1, 2016. The sponsor is completing a $2,247,860 PIP renovation at the property. The “As Is” value is $7,300,000.

(16)	Loan No. 6 – Riverview Center - At closing, the borrower deposited $2.0 million into a reserve fund with lender (the “Workers Comp Lease Funds”). Funds on deposit in the Workers Comp Lease Fund shall be disbursed to borrower when the prospective tenant, Worker’s Compensation Hearing Board, is in-place, paying full unabated rent, and all landlord obligations have been satisfied. The UW NCF at closing results in a 13.6% Underwritten NCF Debt Yield on a net loan amount of $32.3 million (i.e., after subtracting the $2 million deposit) and 12.8% Underwritten NCF Debt Yield on the full net loan amount of $34.3 million assuming the conditions for release of all funds in the Workers Comp Lease Fund are satisfied. The appraised As-Is value of $56.0 million results in a 57.7% LTV based on an initial net loan amount of $32.3 million.

Loan No. 12 – 1800 41 Street – The 1800 41 Street Mortgage Loan is structured with a $1.75 million reserve (the “Achievement Reserve”) at closing. The 68.0% Cut-Off Date LTV Ratio is calculated using the net loan amount of $26.25 million. The 1.31x Underwritten NCF DSCR is calculated using the actual debt service payment on the gross loan amount of $28.0 million. The

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8.8% Underwritten NCF Debt Yield is calculated using the net loan amount of $26.25 million. Funds on deposit Achievement Reserve shall be released to borrower upon satisfaction of certain conditions set forth in the loan agreement including, without limitation, the property satisfying a debt yield (including funds in the Achievement Reserve) of not less than 8.8% for two consecutive calendar quarters.

Loan No. 17 – North Park Commons – The Cut-Off Date LTV Ratio, Underwritten NOI Debt Yield and Underwritten NCF Debt Yield are calculated using the Cut-off Date Balance net of the Five Guys Construction Funds Reserve of $1,500,000.

Loan No. 48 – The Row – The Cut-Off Date LTV Ratio, Underwritten NOI Debt Yield and Underwritten NCF Debt Yield are calculated using the Cut-off Date Balance net of the Achievement Reserve (the “Achievement Reserve”) of $977,000. Funds on deposit in the Achievement Reserve shall be released to borrower upon satisfaction of certain conditions to be set forth in the loan documents, including, without limitation The Row Mortgaged Property satisfying a minimum debt yield (taking into account funds on deposit in the Achievement Reserve) of no less than 8.25%.

(17)	Loan No. 28 – River Corporate Center – The River Corporate Center Mortgaged Property is subject to a sub-ground lease with Arizona State University Research Park, which ground leases the River Corporate Center Mortgaged Property from the Arizona Board of Regents for $1.00 per sq. ft. per year plus the proceeds from the development of operation of the leased premises during the preceding year. The River Corporate Center sub-ground lease has an expiration date of December 31, 2101 and no extension options. The current annual ground rent under the sub-lease is $358,342.

(18)	Prepayment Provisions are shown from the respective Mortgage Loan First Payment Date.

“L(x)” means lock-out for x payments.

“D(x)” means may be defeased for x payments.

“YM1(x)” means may be prepaid for x payments with payment of the greater of a yield maintenance charge and 1% of the amount prepaid.

“DorYM1(x)” means may be prepaid for x payments with either defeasance or the greater of a yield maintenance charge and 1% of the amount prepaid.

“O(x)” means freely prepayable for x payments, including the maturity date or Anticipated Repayment Date.

Certain of the Mortgage Loans permit the release of a portion of a Mortgaged Property (or an individual Mortgaged Property, in connection with a portfolio mortgage loan) under various circumstances, as described in this free writing prospectus. See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Property Releases” in this free writing prospectus.

Loan No. 7 – 760 & 800 Westchester Avenue – The borrower may obtain a one-time release of a parcel of unimproved real property at any time provided conditions in the loan documents are met.

Loan No. 52 – Greenhill Village and Great North – A partial defeasance in connection with the release of the Great North Woods Mortgaged Property is allowed upon 110% of the allocated loan amount, debt yield no less than the greater of a) 11.1% and b) debt yield prior to release.

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(19)	Loan No. 10 – Residence Inn San Diego - The collateral for the Residence Inn San Diego consists of the fee simple interest in the 144 room Residence Inn San Diego Mortgaged Property and the leasehold interest in a parking lot located adjacent to the hotel.

(20)	The following Mortgaged Properties consist, in whole or in part, of the respective borrower’s interest in one or more ground leases, space leases, air rights leases or other similar leasehold interests:

Loan No. 3 – Ocean Key Resort and Spa – The Ocean Key Resort and Spa Mortgaged Property is subject to an aquatic lease (submerged land lease) with the Board of Trustees of the Internal Improvement Trust Fund of the State of Florida (“Lessor”) which was recently extended for a ten year term through September 14, 2024. The sovereignty lands comprise a parcel of submerged land containing approximately 31,567 sq. ft. to be used as follows, in conjunction with an upland commercial hotel and restaurant: operate a six-slip commercial docking facility with up to 3,000 sq. ft. of variable floating blocks to be used only within the designated 8,879 sq. ft., on which to moor and access vessels including up to 12 personal watercraft; utilize a pier, at which no mooring of any vessels is allowed, for a non-water dependent dining area.

Loan No. 17 – North Park Commons – The Abuelo’s outparcel of the North Park Commons Mortgaged Property is subject to a ground lease with an expiration date of May 31, 2029. The ground lease includes three 5-year extension options. The annual ground rent under the lease is currently $137,500.

Loan No. 33 – Resort at Paws Up – The Resort at Paws Up Mortgaged Property is subject to ten ground leases with various expiration dates. The leases provide for automatic five year renewals after the initial termination dates to the final termination date. If the borrower elects to forgo the renewal option, it would be recourse to the guarantor.

Ground Lease Parcel No.	Ground Lease Parcel Name	Initial Expiration	Final Expiration
1	Pinnacle Camp	1/1/2021	12/31/2050
2	River Camp	1/1/2019	12/31/2050
3	Creekside Camp	1/1/2020	12/31/2050
4	Blackfoot River House	1/1/2020	12/31/2050
5	Blackfoot Camp (Moonlight Camp)	1/1/2024	12/31/2050
6	Saddle Club Office	1/1/2014	12/31/2034
7	Saddle Club Arena	1/1/2014	12/31/2034
8	Morris House	1/1/2020	12/31/2050
9	Cliffside Camp	1/1/2023	12/31/2050
10	Sporting Clays	1/1/2022	12/31/2034

Loan No. 48 – The Row – The Row Mortgaged Property consists of a 9.02 acre tract of land which consists of five restaurant pad sites, an ATM, and a T-Mobile cell phone tower and contains 820 parking spaces. Four of the five restaurant pad sites are currently ground leased to BJ’s Restaurant, Inc., Chuy’s Opco, Inc., Red Robin Texas-Lubbock, L and Longhorn Steakhouse and the other pad site is currently vacant. BJ’s Restaurant, Inc. lease term expires on October 31, 2032, and the tenant has four, five-year extension options. BJ’s Restaurant, Inc. currently pays annual base rent of $254,898. Chuy’s Opco, Inc. lease term expires on September 30, 2027, and the tenant has three, five-year extension options. Chuy’s Opco, Inc. currently pays annual base rent of $244,494. Red Robin Texas – Lubbock, L lease term expires on April 30, 2029, and the tenant has three, five-year extension options. Red Robin Texas – Lubbock, L currently pays annual base rent of $132,500. Longhorn Steakhouse’s lease term expires on April 30, 2023, and the tenant has four, five-year extension options. Longhorn Steakhouse currently pays annual base rent of $135,000.

(21)	Loan No. 11 – 100 Pearl Street – The 2nd Largest Tenant, Guilford Specialty Group, Inc., has amended and extended its lease through February 28, 2019 for 22,800 sq. ft. of its space.

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(22)	The following tenants that occupy 5% or greater of the net rentable area at the property (or, if applicable, the portfolio of properties) are borrower affiliates.

Loan No. 18 – Gateway Portfolio – The Largest Tenant, Phoenix Children’s Academy, which is an affiliate of the borrower, leases 100.0% of the net rentable area at the Gateway Portfolio Mortgaged Properties.

Loan No. 66 – Morgan Stanley Tucson – The Largest Tenant, Morgan Stanley Wealth Management, which is an affiliate of the borrower, leases 100.0% of the net rentable area at the Morgan Stanley Tucson Mortgaged Property.

(23)	The lease expiration dates shown are based on full lease terms. However, in certain cases, a tenant may have the option to terminate its lease or abate rent prior to the stated lease expiration date for no reason after a specified period of time and/or upon notice to the landlord or upon the occurrence of certain contingencies including, without limitation, if landlord violates the lease or fails to provide utilities or certain essential services for a specified period or allows certain restricted uses, upon interference with tenant’s use of access or parking, upon casualty or condemnation, for zoning violations, if certain anchor or key tenants (including at an adjacent property) or a certain number of tenants go dark or cease operations, if a certain percentage of the net rentable area at the property is not occupied, if the tenant fails to meet sales targets or business objectives, or, in the case of a government tenant, for lack of appropriations or other reasons. In addition, in some instances, a tenant may have the right to assign its lease and be released from its obligations under the subject lease. Furthermore, some tenants may have the option to downsize their rented space without terminating the lease completely. In addition to the foregoing, the following are early non-contingent termination options for those tenants listed in Annex A-1:

Loan No. 1 – 9000 Sunset – The 5th Largest Tenant, XIX Entertainment, Inc. has a one-time right to terminate its lease on the fifth anniversary of the lease with 12 months’ written notice and provide a fee in the amount of nine months base rent plus unamortized leasing costs.

Loan No. 2 – Princeton GSA Portfolio – The following tenants have termination rights: Sacramento – 1325 J Street Mortgaged Property: The 14,371 sq. ft. lease for the Largest Tenant, GSA – USACE, has a termination option on or any time after the first anniversary by giving 90 day notice. The 2nd Largest Tenant, State of CA - Department of Technology, has a termination option commencing June 30, 2017 with 60 day notice. The 3rd Largest Tenant, State of CA - Governor’s Office of Business & Economic Development, has a termination option commencing June 30, 2018 with 60 day notice. The 4th Largest Tenant, State of CA – Mental Health Services, has a termination option commencing February 28, 2018 with a 30 day notice. The 5th Largest Tenant, State of CA – Agriculture Labor Relations Board, has a termination option commencing April 30, 2017 with a 30 day notice. San Diego – 8810-8808 Rio San Diego Drive Mortgaged Property: The 12,341 sq. ft. lease for the Sole Tenant, GSA - Department of Veteran Affairs, has a termination option commencing October 9, 2015 with a 180 day notice. Houston – 1433 West Loop South Mortgaged Property: The Sole tenant, GSA - Drug Enforcement Agency, has a termination option commencing May 31, 2022 with a 180 day notice.

Loan No. 5 – CORE West Industrial Portfolio – The Largest Tenant at the 3366 Kraft Avenue Southeast Mortgaged Property and 3300 Kraft Avenue Southeast Mortgaged Property, Sprinter Services, has the mutual right with the landlord to terminate the lease upon 12 months’ written notice.

Loan No. 6 – Riverview Center – The 4th Largest Tenant State Comptroller – ERS currently leases 65,300 sq. ft. of file storage on the second floor over a ten year term with a lease expiration date of March 31, 2024. The tenant has the option to reduce its space by approximately 11,466 sq. ft. any time after April 1, 2018 with a minimum of 12 months’ written notice delivered any time after March 31, 2017.

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Loan No. 9 – 270 Munoz Rivera – The 2nd Largest Tenant, Citibank, has a one-time right to terminate its lease on September 30, 2016 with 12 months prior notice and payment of the total sum of the unamortized cost of the tenant fund and the broker’s commission, as described in the lease. The 3rd Largest Tenant, Ikon Benefits Group, has a one-time right to terminate its lease upon 150 days written notice provided during the period from May 1, 2017 to May 31, 2017 and payment of (i) all rent and other payments due or owing or incurred through and including the termination date, (ii) 47,532, representing two months base rent and (iii) $31,433, representing the unamortized cost of the landlord’s work, as described in the lease and the unamortized cost of the landlord’s contribution, as described in the lease. The 5th Largest Tenant, AXA Advisors, has a one-time right to terminate its lease upon 270 days written notice provided during the period from May 1, 2018 to May 31, 2018 and payment of (i) all unpaid rent and other payments due or owing or incurred through and including the early termination date, (ii) an amount equal to the unamortized portion of any brokerage fees and (iii) an amount equal to the unamortized cost of the landlord’s work, as described in the lease and the unamortized portion of the tenant allowance.

Loan No. 11 – 100 Pearl Street – The 2nd Largest Tenant, Guilford Specialty Group, Inc., has a one-time right to terminate its lease on March 1, 2018 by providing the landlord with seven months’ written notice and the payment of the termination fee of $39,900.

Loan No. 13 – 8500 Tyco Road – The 5th Largest Tenant, Silver Line, may terminate its lease on April 30, 2017 upon written notice no later than October 31, 2016 and payment of a termination fee of $118,250.

Loan No. 15 – City Center at 735 Water Street – The 4th Largest Tenant, Kohn Law Firm S.C., has a one-time right to terminate its lease on April 30, 2017 with written notice on or prior to May 1, 2016, subject to a prepayment penalty which includes all unamortized TI/LC’s plus one half of the first year’s rent concessions or discounted rent.

Loan No. 17 – North Park Commons – The 2nd Largest Tenant, The Gap, Inc., has a one-time right to terminate if net sales for the 5th full lease year are less than $2,635,500 by delivering notice within 90 days after the end of the 5th full lease year and a payment of a termination fee equal to $100,000. The 3rd largest tenant, Banana Republic Factory, has a one-time right to terminate if net sales for the 5th full lease year are less than $2,625,000 by delivering notice within 90 days after the end of the 5th full lease year and a termination consideration equal to $100,000. The 4th largest tenant, Altar’d State Christian Store, has a one-time right to terminate its lease by delivering notice within 60 days after the end of the 5th lease year. If Altar’d State Christian Stores’ net sales in the 5th lease year exceed $1,458,000, its termination right automatically expires. The 5th largest tenant, Versona Accessories, has a one-time right to terminate its lease by delivering notice within 60 days after the end of the 60th full calendar month. If Versona Accessories’ net sales in any one of the first five lease years exceed $2,000,000, its termination right automatically expires.

Loan No. 19 – 7 Eleven & Walgreens Portfolio – The Largest Tenant at the Walgreens – Milwaukee Mortgaged Property, Walgreens, has a termination option in 2031 and then every five years thereafter.

Loan No. 23 – Intuit Regional HQ – The Largest Tenant, Intuit, has a one-time right to terminate its lease effective June 30, 2021 with 12 months prior notice. The termination fee is equal to the sum of (1) the gross rent payable under the lease for the three months following the termination date and (2) the landlord’s unamortized leasing costs.

Loan No. 24 – Mariposa Shopping Center – The 2nd Largest Tenant, JC Penney Co., has an early termination option during any option period upon 12 months’ written notice with no early termination penalty. JC Penney Co. is currently in its first option term and has four five-year renewal options remaining. The 3rd largest tenant, Ross Stores, Inc., has the right to terminate if

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K-Mart is not open and operating in at least 91,266 sq. ft., or JC Penney Co. is not open and operating in at least 49,520 sq. ft., or additional retail tenants are not occupying at least 20,000 sq. ft. and such condition continues for a period of 12 consecutive months.

Loan No. 30 – Crosswinds Shopping Center - The Largest Tenant, Bed Bath & Beyond, has an early termination option which may be exercised at any point during its renewal term with 180 days’ notice. The 3rd Largest Tenant, Bealls Outlet, may terminate its lease within 60 days following the end of month 84 of its term with 90 days’ irrevocable notice if gross receipts for months 73-84 are less than $3.0 million. Bealls Outlet termination option is permanently waived if Bealls Outlet does not exercise its termination options within 60 days following the end of month 84.

Loan No. 37 – The Hub Shopping Center – The 3rd Largest Tenant, Tankot-Kirna LLC dba Man Pasand Gro, has a one-time right to terminate its lease after May 31, 2020 upon 120 days written notice and a termination payment equal to: one full year’s rent for months 67 through 78; 10 months’ rent for months 79 through 90; eight months’ rent for months 91 through 102 and six months’ rent for months 103 through 114. The tenant may not terminate its lease during the last six months of its lease term.

Loan No. 66 – Morgan Stanley Tucson – The Sole tenant, Morgan Stanley Wealth Management, has the one time right to terminate its lease at the expiration of the 120th month with notice on or before 12 months prior to the expiration of the 120th month. In the event Morgan Stanley Wealth Management terminates its lease, the tenant would be required to pay a termination fee of $628,744.

Loan No. 76 – Harmony Grove Industrial Park – The Largest Tenant, Department of General Services, can terminate its lease at any time with a 30 day notice.

Loan No. 80 – Sherwin Williams and Sleepy’s – The Largest Tenant, Sleepy’s, has the right to terminate its lease anytime on or after November 30, 2021 if sales for the previous year are less than $1.0 million.

(24)	The following major tenants shown on Annex A-1 are currently subleasing all or a significant portion of its leased space:

Loan No. 3 – Ocean Key Resort and Spa - The lessee of the aquatic lease (submerged land lease) with the State of Florida has executed two subleases with Old Town Tours, Inc. for the company to lease five of the six total dockage spaces. The two sublease terms expire September 15, 2017 and the total rental payment is $14,000 per month.

Loan No. 28 – River Corporate Center – The River Corporate Center Mortgaged Property is subject to a sub-ground lease with Arizona State University Research Park, which ground leases the River Corporate Center Mortgaged Property from the Arizona Board of Regents for $1.00 per sq. ft. per year plus the proceeds from the development of operation of the leased premises during the preceding year. The River Corporate Center sub-ground lease has an expiration date of December 31, 2101 and no extension options. The current annual ground rent under the sub-lease is $358,342.

Loan No. 36 – Crossroads Plaza Shopping Center – The Largest Tenant, Raley’s, is currently subleasing the entirety of its leased spaced to Hobby Lobby for the duration of its lease.

Loan No. 68 – 7 Carnegie Plaza – The Largest Tenant, Fox Rehab is currently subleasing 10,000 sq. ft. to Interflex Payments, LLC for a term of ten years with two, 5-year renewal options. Fixed rent is initially $8.75 per sq. ft. ($87,500), which increases by $2,500 per year.

(25)	The following major tenants shown on Annex A-1 have abated or free rent:

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Loan No. 1 – 9000 Sunset – The 3rd Largest Tenant, Forward Sunset / Keller Williams, has two months of free rent in June 2016 and June 2017. Reserves in the amount of $61,076 were established on the closing date of the mortgage loan, which amount covers the base rent due during each free rent period.

Loan No. 12 – 1800 41 Street – The 2nd largest tenant, The Everett Clinic, is not required to pay monthly base rent until April 2016. On the origination date of the mortgage loan, the borrower reserved $293,738, which amount represents the base rent due under such tenant’s lease for the free rent period.

Loan No. 13 – 8500 Tyco Road – The Largest Tenant, TESLA, has 9 months of free rent remaining. Reserves in the amount of $280,178 were established on the closing date of the 8500 Tyco Road Mortgage Loan, which covers the base rent due during each free rent period. The 2nd Largest Tenant, NOVA Fitness, has 9 months of free rent remaining. Reserves in the amount of $138,050 were established on the closing date of the 8500 Tyco Mortgage Loan, which covers the base rent due during each free rent period. The 5th Largest Tenant, Silver Line, has 10 months of free rent remaining. Reserves in the amount of $91,016 were established on the closing date of the 8500 Tyco Road Mortgage Loan, which covers the base rent due during each free rent period.

Loan No. 22 – 80 Arkay Drive – The 2nd Largest Tenant at the 80 Arkay Drive Mortgaged Property, Gemini Fund Services has free rent with respect to 11,258 sq. ft. expansion space through November 30, 2015.

Loan No. 46 – 4444 Lakeside – The Sole tenant, Warner Bros. Entertainment, Inc., pays reduced rent in July 2015, July 2016, July 2017 and July 2018.

Loan No. 51 – Park Plaza on the Curve – The 2nd Largest Tenant, Tunie’s Natural Grocery, has a 50% rent abatement during the first six months of its lease, commencing in March 2015. Reserves in the amount of $88,151 were established on the closing date of the mortgage loan, which amount covers the amount of the outstanding abated rent.

Loan No. 78 – Quail Medical Building B – The 4th Largest Tenant, Dr. John R. Lemieux, is paying reduced rent in September 2015 and March 2016. Reserves in the amount of $5,756 were established on the closing date of the mortgage loan, which amount covers the amount of the outstanding abated rent.

Loan No. 80 – Sherwin Williams and Sleepy’s – The Largest Tenant, Sleepy’s, has $19,394 in rent abatement established on the closing date.

(26)	Loan No. 1 – 9000 Sunset - In addition to rents from the tenants listed here, approximately 27.8% of the effective gross income comes from leases related to advertising signs on the exterior of the mortgaged property.

(27)	The tenants shown in the Annex A-1 have signed leases but may or may not be open for business as of the cutoff date of the securitization.

Loan No. 6 – Riverview Center – A lease with Worker’s Compensation Hearing Board (State of New York tenant) has been executed. The lease will have a ten year term and increase the overall occupancy to 72.9% at the time of lease commencement, estimated to be November 2015. The lease requires the conversion of 21,952 sq. ft. of warehouse space to office space.

Loan No. 13 – 8500 Tyco Road – The Largest Tenant, TESLA, recently expanded its space and is not yet in occupancy of its expansion space, which is still being constructed.

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Loan No. 22 – 80 Arkay Drive – The Underwritten NOI DSCR, Underwritten NCF DSCR, Underwritten NOI Debt Yield and Underwritten NCF Debt Yield include suite 210, which represents approximately 4.0% of the net rentable area, as occupied by Metro Therapy, Inc.; however, the lease has not yet been executed. Natixis has provided a $1,000,000 million reserve in connection with such lease.

Loan No. 51 – Park Plaza on the Curve – The Largest Tenant, Tunie’s Natural Grocery, commenced paying rent in March 2015 and is building out its space, but has not yet opened for business.

Loan No. 66 – Morgan Stanley Tucson – The Sole tenant, Morgan Stanley Wealth Management, has signed a lease for 19,761 sq. ft. and is expected to take occupancy June 25, 2015. A Debt Service Reserve of $11,424 (“Debt Service Reserve”) has been established with lender to pay debt service. Any funds remaining in the Debt Service Reserve shall be released to borrower once Morgan Stanley Wealth Management commences the payment of rent as evidenced by an estoppel certificate acceptable to lender. If the Morgan Stanley Wealth Management’s rent commencement has not occurred on or prior to June 25, 2015, borrower is required to deposit with lender, additional funds in amounts lender deems necessary so that the balance in the reserve is at least equal to the sum of rent that would otherwise be payable under the Morgan Stanley Wealth Management lease.

Loan No. 78 – Quail Medical Building B – The Largest Tenant, Renown Regional Medical Center, signed a lease for 7,266 sq. ft. on March 1, 2014 but is not in occupancy. The tenant is building out its space and finalizing business plans prior to taking occupancy.

(28)	All upfront reserve balances reflect the upfront reserve amount at loan origination. The current balance may be less than the amount shown.

(29)	Loan No. 6 – Riverview Center - The Riverview Center Mortgage Loan is structured with $2.0 million that was deposited by borrower into the Workers Comp Lease Fund at closing. Funds on deposit in the Workers Comp Lease Fund shall be disbursed to borrower when the prospective tenant, Worker’s Compensation Board, is in-place, paying full unabated rent, and all landlord obligations have been satisfied.

Loan No. 8 – Sentinel Hotel – The Sentinel Hotel Mortgage Loan was structured with a $1.0 million NOI reserve, which has since been released.

Loan No. 12 – 1800 41 Street – The 1800 41 Street Mortgage Loan is structured with a $1.75 million Achievement Reserve at closing. Funds in the Achievement Reserve account shall be released to the borrower provided that (i) the 1800 41 Street Mortgaged Property achieves a debt yield of at least 8.8%, as determined by lender (based on the aggregate loan amount and underwritten net cash flow), for two consecutive quarters and (ii) a cash sweep trigger event shall not exist.

Loan No. 15 –City Center at 735 Water Street – The City Center at 735 Water Street Mortgaged Loan was structured with a $61,111 holdback to cover rent under month-to-month leases at the properties. Provided no event of default is continuing, the lender will disburse the holdback funds provided that (i) rents received from tenants under month-to-month lease at the City Center at 735 Water Street Mortgaged Property have been reduced to 5% of rents collected at the City Center at 735 Water Street Mortgaged Property in aggregate (the “Month-to-Month Threshold”) and (ii) the borrowers have delivered to the lender (a) evidence that the Month-to-Month Threshold was achieved as the result of (x) entering into one or more third party leases or (y) extending the applicable existing month-to-month tenant leases, in either case with a term of not less than two years, in accordance with the current City Center at 735 Water Street Mortgaged Loan documents and on market terms, (b) current estoppels certificates from each of the tenants under the aforementioned newly executed leases, (c) certificates of occupancy for the applicable

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tenants under any newly executed leases and (d) any other evidence the lender shall request to demonstrate the foregoing requirements have been satisfied.

Loan No. 17 – North Park Commons – The North Park Commons Mortgage Loan was structured with a $1.5 million Five Guys Construction Fund for the construction of a 4,495 sq. ft., two suite building.

Loan No. 26 – Tri-Star Estates MHC – The Tri-Star Estates MHC Mortgage Loan was structured with a $2.8 million Earnout Reserve. $1.4 million from the Earnout Reserve will be disbursed upon the property achieving a minimum occupancy and net cash flow debt yield of 64.0% and 10.25%, respectively, for two consecutive quarters. The remaining $1.4 million from the Earnout Reserve will be disbursed upon the property achieving an occupancy and net cash flow debt yield equal to or greater than 66.0% and 10.75%, respectively for two consecutive quarters. The debt yield will be calculated off of the full $19.8 million loan amount and gives no credit for any amortization that has actually occurred under the terms of the loan.

Loan No. 33 – Resort at Paws Up – At loan closing, the lender reserved $3,000,000 into an expansion reserve, to be used to reimburse the borrower for costs associated with the completion of certain resort facilities and the addition of new cabins and/or tent sites. $1.5 million was released to the borrower in connection with the completion of an extra service kitchen for the tent camps at the mortgaged property. As of the cut-off date, approximately $1.5 million remains in the reserve, which amount may be released to the borrower upon completion of additional units and satisfaction with certain requirements specified in the mortgage loan documents.

Loan No. 48 – The Row – The Row Mortgage Loan was structured with an Achievement Reserve of $977,000. Funds on deposit in the Achievement Reserve shall be released to borrower upon satisfaction of certain conditions to be set forth in the loan documents, including, without limitation The Row Mortgaged Property satisfying a minimum debt yield (taking into account funds on deposit in the achievement reserve) of no less than 8.25%.

(30)	All ongoing reserve balances reflect the ongoing reserve amount at loan origination. The current balance may be greater than or less than the amount shown. Monthly reserves required to be deposited in such accounts may be capped pursuant to the related Mortgage Loan Documents.

(31)	Loan No. 22 – 80 Arkay Drive – Natixis has provided a reserve in the amount of $1,000,000 in connection with the 80 Arkay Drive Mortgaged Property. Upon the earlier of (i) the borrower entering into an executed lease for all or a portion of suite 210 at the 80 Arkay Drive Mortgaged Property having an average annual base rent that is at least equal to $150,000 (for such purpose, disregarding any free rent provision); (ii) the then-current annualized aggregate base rent (averaged over the term of the leases) with respect to all of the leases at the 80 Arkay Drive Mortgaged Property is equal to or greater than $2,450,000 (for such purpose, disregarding any free rent provision); (iii) repayment of the 80 Arkay Drive Mortgage Loan in full; and (iv) the termination of the trust fund; the master servicer, upon confirmation that such condition has been satisfied, will be required to direct the certificate administrator to remit any funds then on deposit in the 80 Arkay Drive collateral reserve account to Natixis.

Loan No. 24 – Mariposa Shopping Center –Twelve months in advance of K-Mart’s lease expiration date of March 31, 2017, the borrower will be required to deposit $50,000 monthly into a separate K-Mart reserve account and shall continue until K-Mart exercises its option to renew.

Loan No. 33 – Resort at Paws Up – On each payment day in June, July, August and September, the borrower will be required to deposit $200,000 into the Seasonality Reserve account.

Loan No. 49 – Sandstone Village Shopping Center– The TJ Maxx lease expires on May 31, 2019, unless an extension option is exercised. If TJ Maxx or another “Specified Tenant” (a) delivers written notice of intent to terminate or not to extend or renew its lease, or (b) fails to extend or

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renew on terms acceptable to lender on or prior to the date 12-months prior to expiration of its lease (i.e., for TJ Maxx, by May 31, 2018), or (c) fails to give notice of intent to extend or renew its lease by the date upon which such notice is required under its lease (for TJ Maxx, which has until six months prior to expiration to give notice, this will never control), or (d) is in default under its lease beyond any applicable notice and cure period, or (e) fails to be in actual occupancy, ceasing operations, goes dark, or vacates any material portion of its premises, then a cash sweep will commence, with all excess cash going to a Specified Tenant Rollover Reserve to be held by lender as additional security. For this purpose, the term “Specified Tenant” includes, in addition to TJ Maxx, any other tenant whose lease (assuming exercise of all expansion rights) would covers more than 17,600 sq. ft. or require payment of base rent exceeding 20% of gross income, as well as any successor lessee of any space demised under a Specified Tenant’s lease.

Loan No. 66 – Morgan Stanley Tucson – If the borrower fails, on or prior to April 1, 2016, to deliver evidence that the mortgaged property is taxed as a separate tax lot, the borrower must begin making monthly deposits for taxes. From and after the date the property is separately taxed, borrower shall make monthly tax escrow deposits for taxes; provided, however, borrower shall not be required to make such monthly tax payment provided that “Tax Deposit Waiver Conditions” (defined in Section 6.2 of the loan agreement) are met including, without limitation, that Morgan Stanley Wealth Management is required pursuant to its lease to pay taxes directly to the taxing authorities (and borrower has delivered evidence to lender evidence that the taxes have been paid).

Loan No. 9 – 270 Munoz Rivera – On each of the first 12 monthly payment dates, the borrower will be required to deposit $81,364 into the condominium assessment funds reserve account.

Loan No. 33 – Resort at Paws Up – On each payment day in June, July, August and September, the borrower will be required to deposit $200,000 into the Seasonality Reserve account.

(32)	Loan No. 27 – Sandcastle Inn Pacifica – The Replacement Reserve monthly deposit at closing was 4.0% of prior month’s rents and follows the following schedule over the loan term:

(a) Monthly through July 6, 2020 – 4.0% of prior month’s rents

(b) Monthly thereafter through June 6, 2025 – 5.0% of prior month’s rents

Loan No. 40 – Inn at Marina Del Rey Pacifica – The Replacement Reserve monthly deposit at closing was 4.0% of prior month’s rents and follows the following schedule over the loan term:

(a) Monthly through July 6, 2020 – 4.0% of prior month’s rents

(b) Monthly thereafter through June 6, 2025 – 5.0% of prior month’s rents

Loan No. 43 – Inn at Venice Beach Pacifica – The Replacement Reserve monthly deposit at closing was 4.0% of prior month’s rents and follows the following schedule over the loan term:

(a) Monthly through July 6, 2020 – 4.0% of prior month’s rents

(b) Monthly thereafter through June 6, 2025 – 5.0% of prior month’s rents

(33)	Loan No. 4 – The Plaza at Harmon Meadow – A Phase II investigation by Property Solutions, Inc. (“Property Solutions”) including five soil borings, was completed on November 25, 2014. Three exterior borings were converted to temporary groundwater monitoring wells after the soil samples were collected. In addition, four soil gas probes were installed through the floor of the dry cleaner space in the vicinity of the cleaning machine. Perchloroethylene (“PCE”) was detected at very low concentrations, below the NJDEP residential default screening level, in the two interior soil borings, only. PCE was not detected in any of the three groundwater samples. PCE was detected, however, in one of the four soil gas samples in concentrations above the NJDEP non-

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residential soil gas screening levels. The related environmental consulting firm recommended that a vapor mitigation system be installed and operated beneath the slab of the dry cleaner space for an estimated cost of $22,500 to $52,000. At closing, the borrower deposited $65,000 for environmental remediation, which represents 125% of its cost, into a lender-controlled reserve.

Loan No. 6 – Riverview Center - Given the historical use of the Riverview Center Mortgaged Property and the detection of lead in the groundwater, Property Solutions prepared an Opinion of Probable Cost (“OPC”) concerning a remediation plan for the existing recognized environmental condition related to the lead in the groundwater. The OPC letter concluded a worst case scenario of $132,000. An upfront escrow of $198,000 was escrowed at closing to be used toward the remediation plan as detailed in the OPC letter.

(34)	With respect to the Mortgage Loans identified below, the lender is insured under an environmental insurance policy obtained (i) in lieu of obtaining a Phase II Environmental Site Assessment, (ii) in lieu of providing an indemnity or guaranty from a sponsor or (iii) to address environmental conditions or concerns. For additional information, see “Risk Factors—Risks Related to the Mortgage Loans—Potential Issuing Entity Liability Related to a Materially Adverse Environmental Condition” in this free writing prospectus.

Loan No.	Mortgage Loan	Mortgage Loan Cut-off Date Balance	% of Initial Outstanding Pool Balance	Maximum Policy Amount	Premium Paid in Full	Policy Expiration
4	The Plaza at Harmon Meadow	$48,875,000	3.3%	$5,000,000	Yes	3/9/2022
6	Riverview Center	$34,319,282	2.3%	$2,000,000	Yes	3/1/2022
35	Gas Light Building	$15,375,000	1.1%	$5,000,000	Yes	3/27/2028
36	Crossroads Plaza Shopping Center	$15,250,000	1.0%	$5,000,000	Yes	6/4/2025
69	8787 Wallisville Road	$5,297,625	0.4%	$2,000,000	Yes	5/29/2027

(35)	Loan No. 5 – CORE West Industrial Portfolio - The Guarantors for the CORE West Industrial Portfolio Mortgage Loan consist of CORE Realty Holdings Management, Inc.; John R. Saunders; Brian C. Rees; Audrey I. Rees; The Berkovich Family Trust Dated February 12, 1992 as Amended and Completely Restated on May 15, 1997; Cynthia Berkovich; The Mcgee Family Trust Dated August 8, 2002; Phillip Mcgee; Gloria Mcgee; Gary D. Massa; Kingsley J. Rajah; Geraldine R. Rajah; The Beans Family Trust Dated July 10, 1995; Lawrence Wesley Beans; Ellen Franklin Beans; The Kenneth L. Schumann Revocable Trust Dated July 19, 1996; Kennth L. Schumann; James C. Demartini; Ruth T. Demartini; The Bryan Foertsch Trust Dated May 25, 2006; Bryan J. Foertsch; The Golden Eagle Trust Dated May 20, 1997; Christina Y. Christensen; David F. Walker; Sharon L. Walker; The Joan K. Roth Trust Dated June 29, 2007; Joan K. Roth; Kilo Tango, L.L.C.; Ken Thwaits; The Quast 2003 Living Trust Dated January 13, 2003; Patrick B. Quast; Joan C. Quast; The Frances L. Tully Revocable Trust Dated July 13, 2006; Frances L. Tull; Linda J. Perdue; The Field Family Trust Dated September 18, 1998; Nancy Field; Hitchcock Commercial Properties, LP; Hitchcock Commercial Properties, Inc.; Frederick E. Hitchcock, Jr.; Stephen Metsch; Sharon D. Metsch; The Perona Family Trust Dated September 29, 1994; Mace Perona; Susan M. Perona; Daniel Romano; Norman Arnold; The Linda L. Romano Revocable Trust Dated November 4, 2005; Gary Romano; Henry C. Sander; Sophia Sander; The Pascoe Family’s Trust Dated October 31, 2003; Kevin E. Pascoe; Mark Pascoe; The Arja 1984 Trust Dated April 25, 1984; Arthur R. Degroot; Joy A. Degroot; The Dennis R. Imamura Living Trust Dated 25, 1994; Dennis R. Imamura; The James & Sydney Kopeikin Family Trust Dated September 3, 1999; James Kopeikin; Sydney Kopeikin; The Lugo Family Trust Dated June 11, 1998; Richard Craig Lugo; Deborrah M. Lugo; The Sunshine Trust U/D/T Dated June 23, 2003; Stephen A. Whitlock; The Young Family Trust Dated May 8, 1995; Jeffrey C. Young; Jane S. Young.

(36)	Summary of Existing Pari Passu Debt

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Loan No.	Mortgage Loan	Mortgage Loan Cut-off Date Balance	Companion Loan Cut-off Date Balance	Loan Combination Cut-off Date Balance	Loan Combination U/W NCF DSCR	Loan Combination Cut-off Date LTV Ratio	Loan Combination Cut-off Date U/W NOI Debt Yield
7	760 & 800 Westchester Avenue	$33,000,000	$67,000,000	$100,000,000	1.35x	66.2%	9.0%
18	Gateway Portfolio	$23,754,088	$14,272,248	$38,026,336	1.58x	68.1%	10.5%

(37)	Summary of Existing Mezzanine Debt

Loan No. 3 – Ocean Key Resort and Spa – Noble Ocean Edge LLC holds a preferred equity interest in the direct parent company of the borrower in the amount of $4.6 million. In addition, RECP III Noble Investors, LLC and RECP III Noble Co-Investors A, LLC (the “RECP Investors”, and together with Noble Ocean Edge LLC, the “Preferred Investors”) hold a preferred equity interest in the indirect parent company of the borrower in the amount of $45.5 million, which is secured by the equity interests in three properties, one of which is the Ocean Key Resort and Spa Property. The Preferred Investors are entitled to an 8.0% return, subject to increase following certain events of default. The borrower’s direct parent company is required to redeem the interests of the RECP Investors by no later than August 1, 2016, which date has been extended a total of two times. Failure to redeem the interests will result in a change in ownership of the direct parent company (and indirectly the borrower) from the mortgage loan sponsor to RECP III Noble Investors, LLC; however, the RECP Investors have no other cure rights.

Loan No.	Mortgage Loan	Mortgage Loan Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mezzanine Debt Cut-off Date Balance	Annual Interest Rate on Mezzanine Loan	Mezzanine Loan Maturity Date	Intercreditor Agreement	Total Debt Cut-off Date LTV Ratio	Total Debt U/W NCF DSCR	Total Debt U/W NOI Debt Yield
4	The Plaza at Harmon Meadow	$48,875,000	3.3%	$6,750,000	10.5000%	4/6/2020	Yes	84.9%	1.45x	8.2%
7	760 & 800 Westchester Avenue(1)	$33,000,000	2.3%	$10,000,000	11.1100%	11/5/2024	Yes	72.8%	1.13x	8.2%
21	Saunders Industrial Portfolio	$22,500,000	1.5%	$2,000,000	14.1485%	6/6/2025	Yes	79.7%	1.14x	9.3%

(1)	Loan No. 7 – 760 & 800 Westchester Avenue – The 760 & 800 Westchester Avenue Mortgage Loan amortizes on a planned amortization schedule provided in this free writing prospectus. As such, the current balance, maturity balance, monthly debt service, Underwritten NOI DSCR and Underwritten NCF DSCR all reflect this fixed amortization schedule.

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(38)	Summary of Future Mezzanine Debt

Loan No.	Mortgage Loan	Mortgage Loan Cut- off Date Balance	% of Initial Outstanding Pool Balance	Intercreditor Agreement Required	Combined Minimum DSCR	Combined Maximum LTV	Combined Debt Yield

9	270 Munoz Rivera	$30,000,000	2.1%	Yes	1.60x	66.0%	9.75%

16	Belamar Hotel	$24,500,000	1.7%	Yes	1.60x	67.3%	10.00%

20	Hilton Brentwood	$22,500,000	1.5%	Yes	1.65x	75.0%	NAP

25	DoubleTree South Bend	$20,250,000	1.4%	Yes	1.65x	75.0%	NAP

27	Sandcastle Inn Pacifica	$18,600,000	1.3%	Yes	1.75x	62.5%	12.00%

32	Bridgecreek Business Park	$15,600,000	1.1%	Yes	1.39x	63.5%	8.00%

40	Inn at Marina Del Rey Pacifica	$13,300,000	0.9%	Yes	1.75x	62.5%	12.00%

42	Valley View Commerce Center	$13,000,000	0.9%	Yes	1.38x	51.0%	8.01%

43	Inn at Venice Beach Pacifica	$12,625,000	0.9%	Yes	1.75x	62.5%	12.00%

45	Townhomes With A View	$12,200,000	0.8%	Yes	1.30x	70.0%	NAP

54	Fountain Valley Business Center	$8,350,000	0.6%	Yes	1.43x	59.6%	8.35%

(1)	The chart above does not include The Plaza at Harmon Meadow Mortgage Loan, which permits the borrower and/or its direct and indirect equity owners, on and after the date that is thirty days following the Closing Date, to obtain a preferred equity investment (the “Preferred Equity Investment”), subject to the lender’s determination in its sole discretion that certain conditions have been met including (i) no event of default has occurred and is continuing; (ii) the debt service coverage ratio (calculated based on the then-outstanding principal amount of the related mortgage loan and the related mezzanine loan, in each case assuming a 30-year amortization period, and the redemption price and stated preferred rate of return due with respect to the proposed Preferred Equity Investment) is at least 1.15x; and (iii) the lender receives confirmation from each Rating Agency rating the Certificates that the proposed Preferred Equity Investment will not result in any downgrade, qualification or withdrawal of the then-current rating on any Class of Certificates.

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ANNEX A-2

CERTAIN POOL CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

Range of Cut-off Date Balances(1)(2)(3)(4)

							Weighted Averages
Range of Cut-off Date Balances			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Outstanding Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR	Cut-off Date LTV Ratio(5)	LTV Ratio at Maturity or ARD
$1,847,517	–	$7,499,999	22	$112,060,249	7.7%	4.4957%	108	1.77x	65.3%	55.3%
$7,500,000	–	$14,999,999	22	$241,278,363	16.5%	4.4868%	113	1.72x	66.4%	57.5%
$15,000,000	–	$24,999,999	21	$407,243,108	27.8%	4.3169%	116	1.72x	64.9%	57.0%
$25,000,000	–	$49,999,999	12	$388,356,867	26.5%	4.4614%	105	1.66x	70.1%	61.7%
$50,000,000	–	$99,999,999	1	$75,000,000	5.1%	4.0350%	117	1.85x	60.5%	49.8%
$100,000,000	–	$125,000,000	2	$239,000,000	16.3%	4.7555%	118	1.62x	66.6%	62.6%
Total/Weighted Average			80	$1,462,938,586	100.0%	4.4542%	112	1.70x	66.6%	58.7%

Range of Mortgage Rates as of Cut-off Date – All Mortgages(1)(2)(3)(4)

						Weighted Averages
Range of Mortgage Rates as of Cut-off Date			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Outstanding Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR	Cut-off Date LTV Ratio(5)	LTV Ratio at Maturity or ARD
3.7550%	–	4.4999%	48	$848,828,568	58.0%	4.1476%	116	1.76x	65.8%	58.5%
4.5000%	–	4.7499%	19	$336,679,780	23.0%	4.6089%	99	1.77x	68.9%	61.5%
4.7500%	–	5.5850%	13	$277,430,239	19.0%	5.2045%	115	1.43x	66.3%	56.3%
Total/Weighted Average			80	$1,462,938,586	100.0%	4.4542%	112	1.70x	66.6%	58.7%

Type of Mortgaged Properties(1)(2)(3)(4)(6)

						Weighted Averages
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Outstanding Initial Pool Balance	Number of Units, Pads, Rooms or NRA	Cut-off Date Balance per # of Units, Pads, Rooms or NRA	Mortgage Rate	Stated Remaining Term (Mos.)	Occupancy	DSCR	Cut-off Date LTV Ratio(5)	LTV Ratio at Maturity or ARD
Office	21	$529,600,218	36.2%	3,597,750	$336	4.5372%	115	92.6%	1.61x	66.9%	61.2%
CBD	10	$375,609,115	25.7%	1,842,855	$421	4.5503%	118	93.5%	1.64x	67.6%	61.9%
Suburban	8	$140,877,695	9.6%	1,546,090	$134	4.4657%	111	90.5%	1.55x	65.7%	59.9%
Urban	2	$10,631,448	0.7%	189,269	$56	5.0690%	56	83.1%	1.45x	61.1%	54.8%
Medical	1	$2,481,959	0.2%	19,536	$127	4.3280%	116	100.0%	1.61x	69.3%	50.9%
Hospitality	20	$340,316,948	23.3%	2,281	$302,219	4.4004%	114	81.0%	1.95x	63.9%	53.6%
Full Service	6	$190,610,607	13.0%	879	$418,759	4.2143%	116	81.5%	1.90x	62.4%	51.8%
Limited Service	11	$95,359,142	6.5%	1,004	$151,828	4.6434%	108	77.7%	2.21x	64.7%	57.8%
Extended Stay	2	$38,385,577	2.6%	248	$178,548	4.5837%	119	86.8%	1.63x	67.7%	51.1%
Select Service	1	$15,961,623	1.1%	150	$106,411	4.7300%	118	79.4%	1.80x	69.4%	56.7%
Retail	55	$262,839,105	18.0%	1,887,527	$212	4.2893%	117	95.3%	1.52x	67.4%	58.6%
Anchored(7)	48	$203,948,490	13.9%	1,648,421	$192	4.3308%	117	95.6%	1.56x	66.7%	57.0%
Unanchored	7	$58,890,616	4.0%	239,106	$280	4.1458%	118	94.3%	1.39x	69.6%	64.1%
Mixed Use	5	$120,144,282	8.2%	1,668,186	$126	4.5023%	76	85.9%	1.91x	65.7%	63.7%
Retail/Office	2	$57,225,000	3.9%	333,171	$201	4.6197%	66	95.1%	1.91x	72.4%	72.4%
Office/Warehouse	1	$34,319,282	2.3%	977,780	$35	4.6000%	57	72.9%	1.88x	61.3%	54.4%
Office/Retail/Warehouse	2	$28,600,000	2.0%	357,235	$86	4.1500%	118	83.2%	1.93x	57.5%	57.5%
Industrial	32	$112,917,223	7.7%	2,684,654	$93	4.6475%	116	95.6%	1.54x	70.4%	58.5%
Multifamily	9	$59,664,690	4.1%	1,632	$40,407	4.4990%	117	93.5%	1.59x	71.5%	61.5%
Manufactured Housing Community	1	$19,773,507	1.4%	853	$23,181	4.4120%	119	69.1%	1.57x	68.0%	54.9%
Self Storage	4	$17,682,613	1.2%	107,505	$4,253	3.7869%	115	78.2%	2.16x	61.4%	50.1%
Total/Weighted Average	147	$1,462,938,586	100.0%			4.4542%	112	89.6%	1.70x	66.6%	58.7%

A-2-1

Mortgaged Properties by State and/or Location(1)(2)(3)(4)(6)

				Weighted Averages
State/Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Outstanding Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR	Cut-off Date LTV Ratio(5)	LTV Ratio at Maturity or ARD
California	17	$424,841,530	29.0%	4.5285%	118	1.81x	65.4%	60.9%
Southern(8)	14	$334,617,799	22.9%	4.3042%	118	1.94x	64.6%	61.5%
Northern(8)	3	$90,223,731	6.2%	5.3603%	120	1.35x	68.1%	58.8%
Florida	6	$132,827,867	9.1%	4.1840%	117	1.68x	64.5%	52.9%
Texas	11	$122,701,704	8.4%	4.4153%	113	1.61x	66.2%	60.0%
Michigan	31	$92,315,616	6.3%	4.6643%	119	1.52x	73.2%	61.0%
New York	3	$89,319,282	6.1%	4.5978%	87	1.56x	63.9%	58.0%
New Jersey	3	$68,400,000	4.7%	4.8229%	69	1.78x	73.1%	71.0%
Washington	5	$48,923,387	3.3%	4.4341%	110	1.65x	63.3%	55.7%
Arizona	4	$46,577,695	3.2%	4.1492%	117	1.61x	70.3%	60.0%
Wisconsin	3	$45,423,792	3.1%	4.1911%	117	1.47x	68.3%	58.9%
Oregon	2	$45,061,475	3.1%	4.2015%	116	1.70x	74.0%	60.7%
Ohio	18	$43,417,080	3.0%	4.4465%	118	1.66x	59.6%	50.7%
Illinois	5	$32,421,024	2.2%	4.4094%	118	1.57x	70.2%	59.0%
Puerto Rico	1	$30,000,000	2.1%	4.1300%	119	1.93x	65.8%	55.6%
Connecticut	1	$28,125,000	1.9%	4.2600%	117	1.51x	75.0%	63.6%
Virginia	1	$27,965,286	1.9%	4.8300%	119	1.25x	73.2%	59.9%
Tennessee	1	$22,500,000	1.5%	4.2450%	114	1.65x	69.0%	60.1%
South Carolina	12	$21,062,951	1.4%	4.4309%	115	1.57x	70.9%	57.6%
Indiana	1	$20,250,000	1.4%	4.3800%	114	1.71x	64.3%	54.7%
Nevada	2	$17,731,959	1.2%	4.2437%	119	1.64x	62.8%	52.1%
Colorado	6	$17,140,108	1.2%	4.4463%	115	1.63x	68.3%	51.9%
North Carolina	7	$16,106,812	1.1%	4.7306%	114	1.65x	61.8%	49.1%
Montana	1	$15,499,132	1.1%	5.0500%	112	2.98x	26.4%	18.7%
Georgia	2	$14,750,000	1.0%	4.4017%	115	2.04x	63.9%	58.3%
Maryland	1	$13,443,138	0.9%	4.0170%	117	1.77x	65.3%	52.1%
Utah	1	$10,755,000	0.7%	4.1623%	119	1.49x	70.5%	61.2%
Missouri	1	$8,222,100	0.6%	4.6400%	56	2.04x	72.1%	67.5%
Minnesota	1	$7,156,650	0.5%	4.7000%	56	1.99x	71.6%	67.0%
Total/Weighted Average	147	$1,462,938,586	100.0%	4.4542%	112	1.70x	66.6%	58.7%

Range of Cut-off Date LTV Ratios (1)(2)(3)(4)(5)

				Weighted Averages
Range of LTV Ratios as of the Cut-off Date	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Outstanding Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity or ARD
26.4% – 54.9%	7	$72,768,039	5.0%	4.4101%	112	2.04x	45.2%	41.0%
55.0% – 59.9%	3	$18,443,538	1.3%	4.3269%	99	1.95x	58.0%	53.7%
60.0% – 64.9%	18	$443,347,380	30.3%	4.2182%	110	1.93x	62.8%	57.8%
65.0% – 69.9%	26	$535,271,551	36.6%	4.6240%	118	1.54x	67.9%	58.5%
70.0% – 74.9%	23	$336,258,078	23.0%	4.5460%	106	1.58x	73.3%	63.6%
75.0% – 75.0%	3	$56,850,000	3.9%	4.2506%	116	1.59x	75.0%	64.2%
Total/Weighted Average	80	$1,462,938,586	100.0%	4.4542%	112	1.70x	66.6%	58.7%

Range of LTV Ratios at Maturity or ARD (1)(2)(3)(4)

				Weighted Averages
Range of LTV Ratios at Maturity or ARD	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Outstanding Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR	Cut-off Date LTV Ratio(5)	LTV Ratio at Maturity or ARD
18.7% – 49.9%	9	$164,939,637	11.3%	4.3078%	115	1.88x	55.6%	44.8%
50.0% – 54.9%	18	$203,908,528	13.9%	4.3940%	102	1.76x	62.6%	53.0%
55.0% – 59.9%	21	$319,595,508	21.8%	4.3477%	116	1.64x	68.8%	57.8%
60.0% – 64.9%	22	$589,591,164	40.3%	4.5923%	118	1.67x	68.1%	62.1%
65.0% – 69.9%	9	$136,028,750	9.3%	4.2850%	110	1.60x	71.5%	66.3%
70.0% – 74.6%	1	$48,875,000	3.3%	4.7000%	57	1.90x	74.6%	74.6%
Total/Weighted Average	80	$1,462,938,586	100.0%	4.4542%	112	1.70x	66.6%	58.7%

A-2-2

Range of U/W NCF DSCRs(1)(2)(3)(4)

				Weighted Averages
Range of Debt Service Coverage Ratios	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Outstanding Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR	Cut-off Date LTV Ratio(5)	LTV Ratio at Maturity or ARD
1.21x – 1.39x	14	$360,835,587	24.7%	4.8961%	117	1.29x	68.3%	60.2%
1.40x – 1.44x	5	$65,025,259	4.4%	4.2259%	117	1.41x	69.6%	57.4%
1.45x – 1.54x	11	$115,322,157	7.9%	4.4404%	111	1.49x	70.5%	60.4%
1.55x – 1.99x	38	$664,662,029	45.4%	4.3291%	109	1.78x	67.0%	57.8%
2.00x – 2.49x	8	$208,069,423	14.2%	4.1172%	113	2.08x	63.3%	61.2%
2.50x – 2.99x	3	$46,724,132	3.2%	4.6957%	117	2.77x	50.4%	47.9%
3.00x – 3.03x	1	$2,300,000	0.2%	4.0000%	118	3.03x	50.5%	50.5%
Total/Weighted Average	80	$1,462,938,586	100.0%	4.4542%	112	1.70x	66.6%	58.7%

Range of Original Terms to Maturity or ARD in Months(1)(2)(3)(4)

				Weighted Averages
Range of Original Terms to Maturity or ARD in Months	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Outstanding Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR	Cut-off Date LTV Ratio(5)	LTV Ratio at Maturity or ARD
60 – 60	7	$120,245,255	8.2%	4.6895%	56	1.89x	66.9%	63.4%
118 – 118	2	$151,000,000	10.3%	3.9990%	117	2.00x	65.3%	65.3%
120 – 120	71	$1,191,693,332	81.5%	4.4881%	117	1.64x	66.8%	57.4%
Total/Weighted Average	80	$1,462,938,586	100.0%	4.4542%	112	1.70x	66.6%	58.7%

Range of Remaining Terms to Maturity or ARD in Months(1)(2)(3)(4)

				Weighted Averages
Range of Remaining Terms to Maturity or ARD in Months	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Outstanding Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR	Cut-off Date LTV Ratio(5)	LTV Ratio at Maturity or ARD
52 – 60	7	$120,245,255	8.2%	4.6895%	56	1.89x	66.9%	63.4%
95 – 95	1	$22,000,000	1.5%	4.4490%	95	1.36x	64.7%	59.2%
112 – 117	29	$627,442,758	42.9%	4.2452%	116	1.77x	66.2%	58.2%
118 – 120	43	$693,250,574	47.4%	4.6027%	119	1.62x	67.0%	58.4%
Total/Weighted Average	80	$1,462,938,586	100.0%	4.4542%	112	1.70x	66.6%	58.7%

Range of U/W NOI Debt Yields(1)(2)(3)(4)(5)

				Weighted Averages
Range of U/W NOI Debt Yields	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Outstanding Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity or ARD
8.2% – 8.9%	9	$267,165,286	18.3%	4.1260%	118	1.77x	66.3%	63.7%
9.0% – 9.9%	20	$401,197,208	27.4%	4.8039%	109	1.44x	69.6%	61.6%
10.0% – 12.4%	33	$582,327,849	39.8%	4.3024%	116	1.70x	66.8%	56.8%
12.5% – 14.9%	16	$185,275,177	12.7%	4.5696%	98	2.04x	63.5%	55.6%
15.0% – 27.2%	2	$26,973,067	1.8%	4.9862%	114	2.59x	43.0%	31.6%
Total/Weighted Average	80	$1,462,938,586	100.0%	4.4542%	112	1.70x	66.6%	58.7%

A-2-3

Amortization Type - All Mortgage Loans(1)(2)(3)(4)

				Weighted Averages
Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Outstanding Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR	Cut-off Date LTV Ratio(5)	LTV Ratio at Maturity or ARD
Interest Only, then Amortizing	38	$767,134,300	52.4%	4.5371%	115	1.53x	68.0%	59.4%
Amortizing Balloon	30	$383,004,286	26.2%	4.4862%	109	1.72x	65.4%	52.6%
Interest Only	11	$290,900,000	19.9%	4.2241%	107	2.08x	65.0%	65.0%
Interest Only, ARD	1	$21,900,000	1.5%	4.0450%	118	2.28x	60.5%	60.5%
Total/Weighted Average	80	$1,462,938,586	100.0%	4.4542%	112	1.70x	66.6%	58.7%

A-2-4

FOOTNOTES TO ANNEX A-2

(1)	In the case of Mortgage Loans that provide for an initial interest-only period and for scheduled amortization payments thereafter, the debt service coverage ratios were calculated using Annual Debt Service equal to the first twelve (12) monthly payments of principal and interest payable during the amortization period. In the case of the 760 & 800 Westchester Avenue Mortgage Loan and the 7 Eleven & Walgreens Portfolio Mortgage Loan which amortize based on non-standard amortization schedules attached to this free writing prospectus as Annex H, the U/W NCF DSCR was calculated using an Annual Debt Service equal to the first twelve (12) amortizing payments following the initial interest only period.

(2)	With respect to the 760 & 800 Westchester Avenue Mortgage Loan and the Gateway Portfolio Mortgage Loan, the loan-to-value ratios, debt yields, debt service coverage ratios and Cut-off Date Balance per number of Units, Pads, Rooms or NRA calculations include all related pari passu companion loans.

(3)	For the ARD Loans, the Original Term to Maturity or ARD, Remaining Term to Maturity or ARD and LTV Ratio at Maturity or ARD are through the related Anticipated Repayment Date.

(4)	With respect to 2 mortgage loans, representing 1.1% of the initial outstanding principal balance, the Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD have in certain cases been calculated based on the “As Complete” value. For additional information, see the Footnotes to Annex A-1.

(5)	With respect to 3 mortgage loan, representing 4.3% of the initial outstanding principal balance, the Cut-off Date LTV Ratio, NOI Debt Yield and NCF Debt Yield for such mortgage loan has been calculated based on the mortgage loan balance net of a holdback reserve or an earnout reserve. For additional information, see the Footnotes to Annex A-1.

(6)	Because this table presents information relating to the Mortgaged Properties and not the Mortgage Loans, the information for Mortgaged Properties that relate to Mortgage Loans secured by more than one Mortgaged Property is based on Allocated Loan Amounts.

(7)	Includes single tenant, shadow anchored and anchored properties.

(8)	Northern California properties have a zip code greater than 93600. Southern California properties have a zip code less than or equal to 93600.

A-2-5

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ANNEX A-3

CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

Period	Balance($)	Period	Balance($)
1	99,640,000.00	57	99,625,620.48
2	99,640,000.00	58	97,996,788.91
3	99,640,000.00	59	96,449,932.25
4	99,640,000.00	60	94,753,569.08
5	99,640,000.00	61	93,176,038.70
6	99,640,000.00	62	91,592,432.44
7	99,640,000.00	63	89,877,943.51
8	99,640,000.00	64	88,281,612.66
9	99,640,000.00	65	86,554,761.65
10	99,640,000.00	66	84,945,608.50
11	99,640,000.00	67	83,330,256.39
12	99,640,000.00	68	81,337,415.73
13	99,640,000.00	69	79,708,099.34
14	99,640,000.00	70	77,949,202.20
15	99,640,000.00	71	76,306,809.58
16	99,640,000.00	72	74,535,208.72
17	99,640,000.00	73	72,879,639.42
18	99,640,000.00	74	71,217,690.03
19	99,640,000.00	75	69,427,089.60
20	99,640,000.00	76	67,751,813.46
21	99,640,000.00	77	65,948,265.93
22	99,640,000.00	78	64,259,560.66
23	99,640,000.00	79	62,564,346.27
24	99,640,000.00	80	60,499,090.67
25	99,640,000.00	81	58,789,318.22
26	99,640,000.00	82	56,952,256.75
27	99,640,000.00	83	55,228,789.52
28	99,640,000.00	84	53,378,423.38
29	99,640,000.00	85	51,641,156.12
30	99,640,000.00	86	49,897,190.13
31	99,640,000.00	87	48,026,909.23
32	99,640,000.00	88	46,268,985.83
33	99,640,000.00	89	44,385,145.10
34	99,640,000.00	90	42,613,157.01
35	99,640,000.00	91	40,685,174.51
36	99,640,000.00	92	38,584,809.33
37	99,640,000.00	93	36,824,153.77
38	99,640,000.00	94	34,941,230.58
39	99,640,000.00	95	33,166,497.94
40	99,640,000.00	96	31,269,898.62
41	99,640,000.00	97	29,480,980.61
42	99,640,000.00	98	27,685,159.96
43	99,640,000.00	99	25,768,073.34
44	99,640,000.00	100	23,957,905.29
45	99,640,000.00	101	21,943,546.59
46	99,640,000.00	102	20,035,587.45
47	99,640,000.00	103	18,120,586.40
48	99,640,000.00	104	15,972,164.87
49	99,640,000.00	105	14,042,083.90
50	99,640,000.00	106	11,992,187.35
51	99,640,000.00	107	10,047,366.97
52	99,640,000.00	108	7,983,150.82
53	99,640,000.00	109	6,023,477.62
54	99,640,000.00	110	4,056,560.60
55	99,640,000.00	111	1,970,877.22
56	99,640,000.00	112 and thereafter	0.00

A-3-1

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ANNEX B

DESCRIPTION OF THE TOP 20 MORTGAGE LOANS

9000 West Sunset Boulevard West Hollywood, CA 90069	Collateral Asset Summary – Loan No. 1 9000 Sunset	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$125,000,000 64.8% 2.00x 8.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

B-2

9000 West Sunset Boulevard West Hollywood, CA 90069	Collateral Asset Summary – Loan No. 1 9000 Sunset	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$125,000,000 64.8% 2.00x 8.2%

Mortgage Loan Information
Loan Seller(1):	JLC / GACC
Loan Purpose:	Refinance
Sponsor:	Simon Mani; Daniel Mani
Borrower(2):	Mani Brothers Nine Thousand (DE), LLC
Original Balance:	$125,000,000
Cut-off Date Balance:	$125,000,000
% by Initial UPB:	8.5%
Interest Rate:	3.9990%
Payment Date:	6th of each month
First Payment Date:	July 6, 2015
Maturity Date:	April 6, 2025
Amortization:	Interest Only
Additional Debt:	None
Call Protection:	L(25), D(89), O(4)
Lockbox / Cash Management:	Soft, Springing Hard / Springing

Reserves(3)
	Initial	Monthly
Taxes:	$125,000	$43,210
Insurance:	$23,000	$4,000
Replacement:	$0	$2,392
TI/LC:	$0	$12,135
Rent Abatement:	$61,076	NAP

Financial Information
Cut-off Date Balance / Sq. Ft.:	$858
Balloon Balance / Sq. Ft.:	$858
Cut-off Date LTV:	64.8%
Balloon LTV:	64.8%
Underwritten NOI DSCR:	2.03x
Underwritten NCF DSCR:	2.00x
Underwritten NOI Debt Yield:	8.2%
Underwritten NCF Debt Yield:	8.1%
Underwritten NOI Debt Yield at Balloon:	8.2%
Underwritten NCF Debt Yield at Balloon:	8.1%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	CBD Office
Collateral:	Fee Simple
Location:	West Hollywood, CA
Year Built / Renovated:	1963 / 1998, 2002
Total Sq. Ft.:	145,615
Property Management:	Mani Brothers, LLC
Underwritten NOI:	$10,290,735
Underwritten NCF:	$10,115,997
Appraised Value:	$193,000,000
Appraisal Date:	April 14, 2015

Historical NOI
2014 NOI:	$9,444,326 (December 31, 2014)
2013 NOI:	$8,780,313 (December 31, 2013)
2012 NOI:	$8,510,700 (December 31, 2012)

Historical Occupancy(4)
Most Recent Occupancy:	95.8% (July 1, 2015)
2014 Occupancy:	95.8% (December 31, 2014)
2013 Occupancy:	99.0% (December 31, 2013)
2012 Occupancy:	95.2% (December 31, 2012)
(1)	The 9000 Sunset Loan was originated by JLC and a $75,000,000 note was subsequently purchased by GACC.
(2)	The borrower is an affiliate of the borrower under the mortgage loan identified on Annex A-1 to this free writing prospectus as Piazza Del Sol, which has a Cut-off Date Balance of $26,000,000.
(3)	See “Initial Reserves” and “Ongoing Reserves” herein.
(4)	The 9000 Sunset Property has a 10-year average occupancy of 95.1%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

B-3

9000 West Sunset Boulevard West Hollywood, CA 90069	Collateral Asset Summary – Loan No. 1 9000 Sunset	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$125,000,000 64.8% 2.00x 8.2%

The Loan.    The 9000 Sunset loan (the “9000 Sunset Loan”) is a $125.0 million fixed rate loan secured by the borrower’s fee simple interest in a 14-story, 145,615 sq. ft. Class A office building located at 9000 West Sunset Boulevard in West Hollywood, California (the “9000 Sunset Property”). The 9000 Sunset Loan has approximately a 10-year term and requires interest only payments for the term of the loan. The 9000 Sunset Loan accrues interest at a fixed rate equal to 3.9990% and has a cut-off date balance of $125.0 million. Proceeds of the 9000 Sunset Loan were used to retire existing debt of approximately $80.0 million, cover closing costs, pay reserves, pay defeasance costs of approximately $9.2 million and return approximately $35.1 million of equity to the borrower. Based on the appraised value of $193.0 million as of April 14, 2015, the cut-off date LTV is 64.8%. The most recent prior financing of the 9000 Sunset Property was included in the GCCFC 2007-GG11 securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$125,000,000	100.0%	Loan Payoff	$80,026,680	64.0%
			Reserves	$209,076	0.2%
			Closing Costs	$468,689	0.4%
			Defeasance Costs	$9,188,243	7.4%
			Return of Equity	$35,107,312	28.1%
Total Sources	$125,000,000	100.0%	Total Uses	$125,000,000	100.0%

The Borrower / Sponsor.    The borrower, Mani Brothers Nine Thousand (DE), LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote with two independent directors in its organizational structure. The sponsors of the borrower and the non-recourse carveout guarantors are Simon Mani and Daniel Mani on a joint and several basis.

Simon and Daniel Mani own Mani Brothers Real Estate Group, a full service real estate investment company focused in the greater Los Angeles area. The sponsors’ portfolio of class A Southern California office buildings totals approximately 813,000 sq. ft. (inclusive of the 9000 Sunset Property).

The Property. The 9000 Sunset Property consists of a 14-story, 145,615 sq. ft. office building (including 11,894 sq. ft. of retail space) built in 1963 and renovated in 1998 and 2002. The 9000 Sunset Property offers full floor spaces, each with floor to ceiling windows. The 9000 Sunset Property is located less than 1 mile east of Beverly Hills at the southeast corner of the intersection of West Sunset Boulevard and Hammond Street. As the tallest building on the Sunset Strip, the 9000 Sunset Property has city and mountain views. The retail space at the 9000 Sunset Property, consisting of 152 feet of frontage along Sunset Boulevard, is leased and occupied by Coldwell Banker and Wells Fargo Bank. The 9000 Sunset Property also includes an attached parking garage (located on the southern portion of the building) that contains 386 spaces, or approximately 2.65 spaces per 1,000 sq. ft. of rentable area. The 9000 Sunset Property also includes two “tall wall” signs, one on each of the east and west exterior building walls, which total 6,500 sq. ft. and 8,160 sq. ft., respectively. The borrower leases the use of the east and west walls to Outfront Media under two separate license agreements, one of which (the west wall) was recently extended under a new 10-year agreement. The parcels to the east and west of the 9000 Sunset Property (not collateral) are each subject to a deed restriction with respect to setback and height to preserve visibility of the signage at the 9000 Sunset Property. According to a market research report, the sunset strip is one of the top three most valuable locations for signage in the world, along with Times Square and the Shibuya District in Tokyo.

As of July 1, 2015, the 9000 Sunset Property was 95.8% leased by 32 tenants representing entertainment, music, legal, financial services, media, artist and technology sectors. The three largest tenants at the 9000 Sunset Property occupy a total of 34.0% of the total net rentable area (“NRA”) and account for 35.1% of underwritten base rent. The largest tenant, CPE HR, Inc., occupies 23,270 sq. ft., or 16.0% of total NRA, and accounts for 17.0% of underwritten base rent. The second largest tenant, Film Finances, Inc., occupies 13,351 sq. ft. or 9.2% of total NRA, and accounts for 8.6% of underwritten base rent. The third largest tenant, Forward Sunset / Keller Williams, occupies 12,817 sq. ft., or 8.8% of total NRA, and accounts for 9.5% of underwritten base rent. No other tenant at the 9000 Sunset Property occupies greater than 7.1% of total NRA or accounts for greater than 9.2% of underwritten base rent.

Environmental Matters. The Phase I environmental report dated April 16, 2015 recommended no further action.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

B-4

9000 West Sunset Boulevard West Hollywood, CA 90069	Collateral Asset Summary – Loan No. 1 9000 Sunset	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$125,000,000 64.8% 2.00x 8.2%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration

Office Tenants
CPE HR, Inc.	NR/NR/NR	23,270	16.0%	$55.34	17.0%	11/30/2018(2)
Film Finances, Inc.	NR/NR/NR	13,351	9.2%	$49.20	8.6%	9/30/2022(2)
Forward Sunset / Keller Williams	NR/NR/NR	12,817	8.8%	$56.53	9.5%	Various(2)(3)
Engage BDR, Inc.	NR/NR/NR	10,344	7.1%	$47.24	6.4%	11/17/2017
XIX Entertainment, Inc.	NR/NR/NR	10,342	7.1%	$67.89	9.2%	5/31/2018(2)(4)
LD Entertainment, LLC	NR/NR/NR	6,878	4.7%	$49.17	4.5%	1/31/2016
White Rabbit Partners	NR/NR/NR	5,667	3.9%	$53.58	4.0%	3/31/2021
Cineflix Enterprises	NR/NR/NR	5,384	3.7%	$51.97	3.7%	5/31/2017(2)
Total Major Office Tenants		88,053	60.5%	$54.30	62.9%
Remaining Office Tenants		39,492	27.1%	$51.10	26.6%
Total Occupied Office Tenants		127,545	87.6%	$53.31	89.5%
Vacant Office		6,176	4.2%
Total Office		133,721	91.8%

Retail Tenants
Coldwell Banker	NR/Caa1/BB-	7,101	4.9%	$64.89	6.1%	7/31/2019(2)
Wells Fargo Bank	AA-/A2/A+	4,793	3.3%	$70.30	4.4%	12/31/2020(2)
Total Retail		11,894	8.2%	$67.07	10.5%

Total		145,615	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	CPE HR, Inc. has one, five-year extension option remaining. Film Finances, Inc. has one, five-year extension option remaining. Forward Sunset / Keller Williams has one, five-year extension option remaining. XIX Entertainment, Inc. has one, five-year extension option remaining. Cineflix Enterprises has one, five-year extension option remaining. Coldwell Banker has one, five-year extension option remaining. Wells Fargo Bank has two, five-year extension options remaining.
(3)	Forward Sunset / Keller Williams occupies two spaces with staggered lease expirations. 10,342 sq. ft. expires in May 2021 and 2,475 sq. ft. expires in June 2018.
(4)	XIX Entertainment, Inc. has a termination option on the fifth anniversary of the lease with 12 months prior notice and payment of a fee in the amount of nine months base rent plus unamortized leasing costs.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
2015	6	8,465	5.8%	8,465	5.8%	$47.34	5.3%	5.3%
2016	9	21,694	14.9%	30,159	20.7%	$52.29	14.9%	20.2%
2017	5	21,065	14.5%	51,224	35.2%	$49.23	13.7%	33.9%
2018	7	38,068	26.1%	89,292	61.3%	$58.51	29.3%	63.2%
2019	3	10,634	7.3%	99,926	68.6%	$59.33	8.3%	71.5%
2020	6	10,153	7.0%	110,079	75.6%	$60.81	8.1%	79.6%
2021	3	16,009	11.0%	126,088	86.6%	$55.75	11.7%	91.4%
2022	2	13,351	9.2%	139,439	95.8%	$49.20	8.6%	100.0%
2023	0	0	0.0%	139,439	95.8%	$0.00	0.0%	100.0%
2024	0	0	0.0%	139,439	95.8%	$0.00	0.0%	100.0%
2025	0	0	0.0%	139,439	95.8%	$0.00	0.0%	100.0%
Thereafter	0	0	0.0%	139,439	95.8%	$0.00	0.0%	100.0%
Vacant	NAP	6,176	4.2%	145,615	100.0%	NAP	NAP
Total / Wtd. Avg.	41	145,615	100.0%			$54.49	100.0%

(1)	Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in the lease rollover schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

B-5

9000 West Sunset Boulevard West Hollywood, CA 90069	Collateral Asset Summary – Loan No. 1 9000 Sunset	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$125,000,000 64.8% 2.00x 8.2%

Recent Leasing Activity(1)
Tenant	New / Renewal / Relocation / Expansion	Net Rentable Area	Lease/Renewal Start Date	Term (years)	Base Rent PSF	Annual Rent
Suite 625: White Rabbit Partners	New	2,767	3/1/2014	7.1	$51.52	$142,546
Suite 1500: White Rabbit Partners	New	2,900	3/1/2014	7.1	$51.52	$149,398
Suite 720: Haveto Holdings & Co., LLC	New	1,350	10/1/2014	5.0	$51.00	$68,850
Suite 710: John Duran	New	1,288	10/1/2014	3.0	$48.00	$61,824
Suites 1400, 1408, 1410, 1412: Film Finances, Inc.	Renewal	9,751	1/23/2015	7.7	$57.47	$560,428
Suite 950: Film Finances, Inc.	Renewal	3,600	1/23/2015	7.7	$57.47	$206,906
Suites 504, 506, 510, 512, 525: Engage BDR, Inc.	Renewal / Expansion	10,344	5/1/2015	2.6	$45.86	$474,374
Suite 100: Coldwell Banker	Renewal	7,101	8/1/2014	5.0	$63.00	$447,363
Suite 101: Wells Fargo Bank	Renewal	4,793	11/21/2014	6.1	$55.04	$263,808
Suite 806: Ole Songs	Renewal	1,279	4/1/2015	5.0	$50.64	$64,764
Suite 808: Ole Songs	Renewal	1,654	4/1/2015	5.0	$50.64	$83,753
Suite 810: Ole Songs	Renewal	667	4/1/2015	5.0	$50.64	$33,775
Suite 800: LaPolt Law, P.C.	Renewal	2,183	8/1/2016	3.0	$44.12	$96,317
Suite 1250: Binder & Company, Inc.	Renewal / Relocation	1,429	1/1/2014	4.0	$49.44	$70,650
Suite 705: Friedman Personnel Agency, Inc.	Renewal / Relocation	1,066	3/1/2015	5.0	$52.00	$55,430
Total		52,172				$2,780,186

(1)	Based on rent roll dated July 1, 2015.

Major Tenants.

CPE HR, Inc. (23,270 sq. ft.; 16.0% of NRA; 17.0% of U/W Base Rent) CPE HR, Inc. is a human resources outsourcing company which has operated in the West Hollywood market since 1982. The tenant has been in occupancy since 2008, expanded by 3,327 sq. ft. in 2009 and has one, five-year extension option remaining.

Film Finances, Inc. (13,351 sq. ft.; 9.2% of NRA; 8.6% of U/W Base Rent) Film Finances, Inc. guarantees film lender contracts and has been in the assurance and film guarantee business since 1950 when it was founded by a Lloyds of London underwriter. The tenant has been in occupancy since 1999, expanded by 3,600 sq. ft. in 2011 and most recently renewed in January 2015 the entirety of its space through September 2022. The lease has one, five-year extension option remaining.

Forward Sunset / Keller Williams (12,817 sq. ft.; 8.8% of NRA; 9.5% of U/W Base Rent) Forward Sunset / Keller Williams is a privately held realty agency. The company is well known in the high-end luxury residential market of the Hollywood hills. The tenant has been in occupancy since 2011, expanded by 2,475 sq. ft. in 2013 and has one, five-year extension option remaining.

Signage Income.

Signage Summary(1)
	Licensee	Square Footage	Expiration	In-Place Rent	UW Rent(2)	Annual Rent Steps
East Wall	Outfront Media	6,500	12/31/2019	$1,472,150	$1,531,036	4.0%
West Wall	Outfront Media	8,160	3/31/2026	$1,812,863	$1,994,149	4.0%
Total		14,660		$3,285,013	$3,525,185
(1)	Source: Borrower.
(2)	UW Rent based on rent step as of 1/1/2016 (East Wall) and 4/1/2016 (West Wall).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

B-6

9000 West Sunset Boulevard West Hollywood, CA 90069	Collateral Asset Summary – Loan No. 1 9000 Sunset	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$125,000,000 64.8% 2.00x 8.2%

Signage Rent Step Schedule(1)
Schedule	East Wall(2)	Date	West Wall(2)	Date
In-Place	$1,472,150	4/1/2015	$1,812,863	4/1/2015
Year 2	$1,531,036	1/1/2016	$1,994,149	4/1/2016
Year 3	$1,592,277	1/1/2017	$2,073,915	4/1/2017
Year 4	$1,655,968	1/1/2018	$2,156,872	4/1/2018
Year 5	$1,722,207	1/1/2019	$2,243,147	4/1/2019
Year 6			$2,332,872	4/1/2020
Year 7			$2,426,187	4/1/2021
Year 8			$2,523,235	4/1/2022
Year 9			$2,624,164	4/1/2023
Year 10			$2,729,131	4/1/2024
Year 11			$2,838,296	4/1/2025
UW	$1,531,036	1/1/2016	$1,994,149	4/1/2016

(1)	Source: Borrower.
(2)	UW rent based on rent step as of 1/1/2016 (East Wall) and 4/1/2016 (West Wall).

The Market. The 9000 Sunset Property is located within the West Los Angeles market. As of the first quarter 2015, the West Los Angeles office market contained 2,484 properties totaling approximately 75.4 million sq. ft. with an overall vacancy rate of 10.3%. Quoted rates for the market are $45.23 full service gross. The overall vacancy within the West Hollywood office market vacancy is skewed due to the delivery of the Red Building East and West in 2013 totaling 423,665 sq. ft., which has been slow to absorb and is currently 10.9% occupied. As of the first quarter 2015, the West Los Angeles retail submarket contained 638 properties totaling approximately 4.6 million sq. ft. with an overall vacancy rate of 2.8%. The appraiser concluded an occupancy of 95.0% and the remaining assumptions for the 9000 Sunset Property are below.

Appraiser Assumptions

Appraisal Market Rent Assumptions(1)
	Retail	Office (Floors 1-5)	Office (Floors 6-10)	Office (Floors 11-15)	Office (Penthouse)
Sq. Ft.	11,894	30,287	51,516	41,576	10,342
Appraiser Market Rent (Per Sq. Ft.)	$66.00	$54.00	$57.00	$63.00	$72.00
Rent Type	NNN	FSG	FSG	FSG	FSG
(1)	Source: Appraisal.

Historical and Current Occupancy

Historical and Current Occupancy(1)
2005	2006	2007	2008	2009	2010	2011	2012	2013	2014	Most Recent(2)
96.8%	92.5%	99.4%	97.0%	95.4%	85.2%	94.8%	95.2%	99.0%	95.8%	95.8%
(1)	Source: Borrower.
(2)	Based on a rent roll dated July 1, 2015.

The appraiser analyzed a set of seven comparable properties within the immediate competitive area of the 9000 Sunset Property. The chart below summarizes the competitive set as determined by the appraisal.

Competitive Set(1)
Building	Location	Year Built	Total GLA	Occupancy	Parking/1,000 SF
9000 Sunset Property	9000 West Sunset Boulevard, West Hollywood, CA	1963	145,615(2)	96%(2)	2.7
Luckman Plaza	9200 & 9220 Sunset Boulevard, West Hollywood, CA	1971	315,079	92%	2.3
Sunset Doheny Towers	9255 Sunset Boulevard, West Hollywood, CA	1961	240,000	94%	3.0
Sun America Center	1999 Avenue of the Stars, Los Angeles, CA	1990	824,106	77%	3.0
9595 Wilshire Boulevard	9595 Wilshire Boulevard, Beverly Hills, CA	1972	163,624	98%	3.0
Wilshire Beverly	9465 Wilshire Boulevard, Beverly Hills, CA	1963	186,269	86%	2.5
9601 Wilshire	9601 Wilshire Boulevard, Beverly Hills, CA	1962	302,423	100%	3.0
100 Wilshire	100 Wilshire Boulevard, Santa Monica, CA	1971	247,225	95%	2.6
(1)	Source: Appraisal.
(2)	Based on rent roll dated July 1, 2015.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

B-7

9000 West Sunset Boulevard West Hollywood, CA 90069	Collateral Asset Summary – Loan No. 1 9000 Sunset	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$125,000,000 64.8% 2.00x 8.2%

Cash Flow Analysis.

Cash Flow Analysis
	2012	2013	2014	U/W	U/W PSF
Base Rent	$6,171,842	$6,428,671	$7,107,091	$7,452,402	$51.18
Base Rent Steps	0	0	0	144,998	1.00
Vacant Gross Up	0	0	0	352,032	2.42
Gross Potential Rent	$6,171,842	$6,428,671	$7,107,091	$7,949,432	$54.59
Total Recoveries	197,006	206,962	180,850	290,332	1.99
Signage Income(1)	2,884,393	3,006,240	3,133,317	3,525,185	24.21
Parking Income	1,217,571	1,197,735	1,229,439	1,229,439	8.44
Other Income	90,926	112,762	98,733	98,733	0.68
Less: Vacancy(2)	0	0	0	(411,988)	(2.83)
Effective Gross Income	$10,561,738	$10,952,370	$11,749,430	$12,681,133	$87.09
Total Operating Expenses	2,051,038	2,172,057	2,305,104	2,390,398	16.42
Net Operating Income	$8,510,700	$8,780,313	$9,444,326	$10,290,735	$70.67
TI/LC	0	0	0	145,615	1.00
Capital Expenditures	0	0	0	29,123	0.20
Net Cash Flow	$8,510,700	$8,780,313	$9,444,326	$10,115,997	$69.47
(1)	UW Signage Income based on rent step as of 1/1/2016 (East Wall) and 4/1/2016 (West Wall).
(2)	UW Vacancy based on 5.0% of Gross Potential Rent. The 9000 Sunset Property has a 10-year average occupancy of 95.1%.

Property Management.    The 9000 Sunset Property is managed by Mani Brothers, LLC, an affiliate of the borrower.

Lockbox / Cash Management.     The 9000 Sunset Loan is structured with a soft, springing hard lockbox and springing cash management. The borrower and property manager are required to deposit all rents into a clearing account maintained by the borrower. Unless a Cash Management Period (as defined below) has occurred, all amounts on deposit in the clearing account will be swept into the borrower’s account. From and after the commencement of a Cash Management Period, the borrower is required to instruct each tenant to deposit rents directly into the clearing account and all amounts on deposit in the clearing account will be swept daily into a lender controlled account.

A “Cash Management Period” will occur (i) upon an event of default or (iii) if the debt yield falls below 6.25% (until such time that the debt yield is at least 6.25% for two consecutive quarters).

Initial Reserves.    At closing, the borrower deposited (i) $125,000 into a tax reserve account, (ii) $23,000 into an insurance reserve account and (iii) $61,076 into a rent abatement reserve account representing the total outstanding free rent due to all signed tenants.

Ongoing Reserves.    On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $43,210, into a tax reserve account, (ii) 1/12 of the annual insurance premiums, which currently equates to $4,000, into an insurance reserve account, (iii) $2,392 into a replacement reserve account and (iv) $12,135 into a TI/LC reserve account, subject to a cap of (x) $300,000 if occupancy is greater than or equal to 92.0% and (y) $600,000 if occupancy is less than 92.0%.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

B-8

9000 West Sunset Boulevard West Hollywood, CA 90069	Collateral Asset Summary – Loan No. 1 9000 Sunset	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$125,000,000 64.8% 2.00x 8.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

B-9

9000 West Sunset Boulevard West Hollywood, CA 90069	Collateral Asset Summary – Loan No. 1 9000 Sunset	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$125,000,000 64.8% 2.00x 8.2%

CARTIFACT
9000 Sunset
9000 West Sunset Boulevard
West Hollywood, CA 90069
SUNSET BLVD
N DOHENY DR
HARRATT ST
HOLLYWOOD HILLS
SUNSET STRIP
BEVERLY HILLS
WEST HOLLYWOOD
LOS ANGELES
BEVERLY GROVE
SANTA MONICA BLVD
HOLLOWAY DR
FOUNTAIN AVE
N LA CIENEGA BLVD
N SAN VICENTE BLVD
MELROSE AVE
BEVERLY BLVD
ROSEWOOD AVE
OAKWOOD AVE
WILLOUGHBY AVE
WARING AVE
ELEVADO AVE
CARMELITA AVE
ALDEN DR
W 3RD ST
Pacific Design Center
Cedars-Sinai Medical Center
Beverly Center
Los Angeles
Santa Monica
Culver City
Glendale
Burbank
West Hollywood
Beverly Hills
DTLA

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

B-10

(THIS PAGE INTENTIONALLY LEFT BLANK)

B-11

Various	Collateral Asset Summary – Loan No. 2 Princeton GSA Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$114,000,000 68.6% 1.21x 9.3%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

B-12

Various	Collateral Asset Summary – Loan No. 2 Princeton GSA Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$114,000,000 68.6% 1.21x 9.3%

Mortgage Loan Information
Loan Seller:	JLC
Loan Purpose:	Refinance
Sponsor:	Joseph Tabak; Elimelech Tabak; Marc Mendelsohn
Borrower:	GSA Sacramento CA LLC; GSA San Diego CA LLC; GSA Houston TX LLC
Original Balance:	$114,000,000
Cut-off Date Balance:	$114,000,000
% by Initial UPB:	7.8%
Interest Rate:	5.5850%
Payment Date:	6th of each month
First Payment Date:	August 6, 2015
Maturity Date:	July 6, 2025
Amortization:	Interest Only for first 24 months, 360 months thereafter
Additional Debt:	None
Call Protection:	L(24), D(92), O(4)
Lockbox / Cash Management:	Hard / In Place

Reserves(1)
	Initial	Monthly
Taxes:	$225,000	$134,588
Insurance:	$155,000	$22,000
Required Repairs:	$9,000	NAP
Approved Leasing Expenses:	$2,829,780	NAP
Replacement:	$0	$13,459
TI/LC:	$1,000,000	$78,064
Special Rollover Reserve:	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$176
Balloon Balance / Sq. Ft.:	$155
Cut-off Date LTV:	68.6%
Balloon LTV:	60.2%
Underwritten NOI DSCR(2):	1.35x
Underwritten NCF DSCR(2):	1.21x
Underwritten NOI Debt Yield:	9.3%
Underwritten NCF Debt Yield:	8.3%
Underwritten NOI Debt Yield at Balloon:	10.5%
Underwritten NCF Debt Yield at Balloon:	9.4%

Property Information
Single Asset / Portfolio:	Portfolio of three properties
Property Type:	CBD Office
Collateral:	Fee Simple
Location:	Various
Year Built / Renovated:	Various
Total Sq. Ft.:	646,050
Property Management(3):	Various
Underwritten NOI:	$10,546,409
Underwritten NCF:	$9,448,124
Appraised Value:	$166,250,000
Appraisal Date:	May 2015

Historical NOI
Most Recent NOI:	$11,444,564 (T-12 March 31, 2015)
2014 NOI:	$11,253,379 (December 31, 2014)
2013 NOI:	$10,808,683 (December 31, 2013)
2012 NOI:	$10,948,787 (December 31, 2012)

Historical Occupancy
Most Recent Occupancy(4):	92.6% (July 1, 2015)
2014 Occupancy:	97.4% (December 31, 2014)
2013 Occupancy:	94.7% (December 31, 2013)
2012 Occupancy:	99.6% (December 31, 2012)
(1)	See “Initial Reserves” and “Ongoing Reserves” herein.
(2)	Based on the amortizing debt service payments. Based on the current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 1.63x and 1.46x, respectively.
(3)	See “Property Management” herein.
(4)	A tenant at the Houston - 1433 West Loop South property is currently dark and counted as vacant, but is paying rent. The tenant’s lease expires in April 2017. Including this tenant, the Houston - 1433 West Loop South property is currently 99.6% occupied.

Property Summary
Property Name	Location	Sq. Ft.	Year Built / Renovated	Allocated Loan Amount	Appraised Value	Occupancy(1)
Sacramento - 1325 J Street	Sacramento, CA	363,723	1989 / NAP	$69,668,570	$101,600,000	88.3%
San Diego - 8810 & 8808 Rio San Diego Drive	San Diego, CA	144,327	1988, 1998 / NAP	$25,302,860	$36,900,000	100.0%
Houston - 1433 West Loop South	Houston, TX	138,000	1972 / 2012	$19,028,570	$27,750,000	96.4%(2)
Total / Wtd. Avg.		646,050		$114,000,000	$166,250,000	92.6%
(1)	Based on a rent roll dated July 1, 2015.
(2)	A tenant at the Houston - 1433 West Loop South property is currently dark and counted as vacant, but is paying rent. The tenant’s lease expires in April 2017. Including this tenant, the Houston - 1433 West Loop South property is currently 99.6% occupied.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

B-13

Various	Collateral Asset Summary – Loan No. 2 Princeton GSA Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$114,000,000 68.6% 1.21x 9.3%

The Loan. The Princeton GSA Portfolio loan (the “Princeton GSA Portfolio Loan”) is a $114.0 million fixed rate loan secured by the borrower’s fee simple interest in a 646,050 sq. ft. office portfolio located in Sacramento, California, Houston, Texas, and San Diego, California (the “Princeton GSA Portfolio”). The Princeton GSA Portfolio Loan has a 10-year term and requires interest only payments for the first two years of the loan and then amortizes on a 30-year schedule. The Princeton GSA Portfolio Loan accrues interest at a fixed rate equal to 5.5850% and has a cut-off date balance of $114.0 million. Proceeds of the Princeton GSA Portfolio Loan, along with approximately $5.6 million of sponsor equity, were used to retire existing debt of approximately $114.6 million, cover closing costs and fund reserves. Based on the appraised value of approximately $166.3 million, the cut-off date LTV is 68.6%. The most recent prior financing of the Princeton GSA Portfolio Loan was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$114,000,000	95.3%	Loan Payoff	$114,582,667	95.8%
Sponsor Equity	$5,632,385	4.7%	Reserves	$4,218,780	3.5%
			Closing Costs	$830,938	0.7%
Total Sources	$119,632,385	100.0%	Total Uses	$119,632,385	100.0%

The Borrowers / Sponsors. The borrowers, GSA Sacramento CA LLC (“Sacramento Borrower”), GSA San Diego CA LLC (“San Diego Borrower”), and GSA Houston TX LLC (“Houston Borrower”) are each single purpose Delaware limited liability companies structured to be bankruptcy-remote with two independent directors in its organizational structure. The sponsors of the borrowers and the non-recourse carveout guarantors are Joseph Tabak, Elimelech Tabak and Marc Mendelsohn on a joint and several basis.

Joseph Tabak founded Princeton Holdings, LLC, a Manhattan-based real estate investment company that has been involved in numerous large transactions involving properties such as the Ritz Plaza, the McAlpin House and the Toy Building. Marc Mendelsohn and Elimelech Tabak are co-founders of The Bluestone Group, a private real estate investment firm.

The Properties. The Princeton GSA Portfolio consists of three office properties in three different major markets throughout the United States totaling 646,050 sq. ft. As of July 1, 2015, the Princeton GSA Portfolio was 92.6% occupied. Approximately 92.2% of the total net rentable area (“NRA”) is leased to the United States General Services Administration (“GSA”) or state government tenants on long term leases that limit rollover and provide stabilized cash flow over the term of the Princeton GSA Portfolio Loan. A summary of each property is below.

Sacramento - 1325 J Street (the “Sacramento Property”) is a Class A, 19-story, multi-tenant office building containing 363,723 sq. ft. located in the northwestern quadrant of the Sacramento, California central business district (“CBD”). The California State capital building is located four blocks south of the Sacramento Property and the Sacramento Convention Center is located directly across the street. As of July 1, 2015, the Sacramento Property was 88.3% occupied, 87.5% of which is occupied by GSA and California state government tenants. The improvements were constructed in 1989 and the GSA - United States Army Corps of Engineers (the “USACE”) has been in occupancy since 1990 (241,861 sq. ft., 37.4% of the Princeton GSA Portfolio NRA). The USACE renewed its lease in 2010 for an additional ten years and in 2011 expanded into an additional 14,371 sq. ft. (under a separate lease). The Sacramento Property contains 554 garage parking spaces, which equates to a parking ratio of 1.52 spaces per 1,000 sq. ft. of net rentable area. Parking is for tenants only and is viewed as an attractive feature because on-site parking is limited in the Sacramento CBD.

San Diego - 8810 & 8808 Rio San Diego Drive (the “San Diego Property”) consists of two office buildings containing a total of 144,327 sq. ft. of rentable area located in the “Mission Valley” area of San Diego, California. 8810 Rio San Diego Drive (the “8810 Building”) totals 131,986 sq. ft. and was constructed in 1998. 8808 Rio San Diego Drive (the “8808 Building”) totals 12,341 sq. ft. and was constructed in 1988. As of July 1, 2015, the San Diego Property was 100.0% leased to the GSA - Department of Veteran Affairs (the “VA”) pursuant to two leases. The VA lease for space in the 8810 Building (131,986 sq. ft.) was renewed in 2013 and extends through September 2024 with no termination options. The VA lease for space in the 8808 Building (12,341 sq. ft.) extends through October 2018 and the tenant has a termination option effective on or after October 9, 2015 with a 180 day notice. The San Diego Property has 481 parking spaces, which includes 45 spaces by easement with the adjacent property. This equates to 3.33 spaces per 1,000 sq. ft. of net rentable area.

Houston - 1433 West Loop South (the “Houston Property”) is a 138,000 sq. ft., seven-story office building located approximately nine miles west of the Houston CBD. The improvements were constructed in 1972, renovated in 2012 and are situated on a 1.48-acre site. As of July 1, 2015, the Houston Property was 96.4% occupied by two tenants; however, one tenant (Enterprise Bank; 4,443 sq. ft.; 3.2% of NRA; expiration April 30, 2017) is currently dark but paying rent. Including Enterprise Bank, occupancy at the Houston Property is 99.6%. The GSA-Drug Enforcement Agency (the “DEA”) leases 132,995 sq. ft. on the ground floor through the sixth floor pursuant to a lease that expires in May 2027. The DEA has an option to terminate its lease after May 31, 2022 with 180 days’ notice and has no renewal options. The Houston Property features 319 structured parking spaces and 8 open spaces, which equates 2.37 spaces per 1,000 sq. ft. of net rentable area. An additional 50 spaces are leased (for the DEA as per its lease agreement) from a garage adjacent to the Houston Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

B-14

Various	Collateral Asset Summary – Loan No. 2 Princeton GSA Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$114,000,000 68.6% 1.21x 9.3%

Environmental Matters. The Phase I environmental reports dated May 11, 2015 recommended no further action.

Tenant Summary
Tenant	Property	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
Office Tenants
GSA - USACE	Sacramento	AAA/Aaa/AA+	241,861	37.4%	$28.19	42.0%	Various(2)
GSA - Department of Veteran Affairs	San Diego	AAA/Aaa/AA+	144,327	22.3%	$30.14	26.8%	Various(3)
GSA - Drug Enforcement Agency	Houston	AAA/Aaa/AA+	132,995	20.6%	$22.30	18.3%	5/31/2027(4)
State of CA - Department of Technology	Sacramento	A+/Aa3/A+	24,033	3.7%	$25.13	3.7%	9/30/2021(4)
State of CA - Governor’s Office of Business & Economic Development	Sacramento	A+/Aa3/A+	18,547	2.9%	$26.69	3.1%	6/30/2022(4)
State of CA - Mental Health Services	Sacramento	A+/Aa3/A+	11,796	1.8%	$26.13	1.9%	2/28/2022(4)
State of CA - Agriculture Labor Relations Board	Sacramento	A+/Aa3/A+	10,599	1.6%	$28.41	1.9%	4/30/2021(4)
State of CA - Social Services	Sacramento	A+/Aa3/A+	9,272	1.4%	$26.10	1.5%	2/28/2018(4)
Total Major Office Tenants			593,430	91.9%	$27.11	99.2%
Remaining Office Tenants			2,127	0.3%	$28.29	0.4%
Total Occupied Office Tenants			595,557	92.2%	$27.11	99.6%
Vacant Office			47,582	7.4%
Total Office			643,139	99.5%

Retail Tenants
7-Eleven, Inc.(5)	Sacramento	NR/Baa1/AA-	2,911	0.5%	$24.49	0.4%	9/30/2022
Total Retail			2,911	0.5%	$24.49	0.4%

Total			646,050	100.0%

(1)	Ratings are those of the United States federal government or State of California, as applicable.
(2)	GSA – USACE’s occupies two spaces at the Sacramento Property. The lease for 14,371 sq. ft. expires in November 2015, has eight, one-year extension options remaining under that lease and has a termination option on or any time after the first anniversary by giving 90 day notice. The lease for 227,490 sq. ft. expires in May 2020.
(3)	GSA – Department of Veteran Affairs occupies two spaces at the San Diego Property. 131,986 sq. ft. expires in September 2023 and has no termination options. 12,341 sq. ft. expires in October 2018 and the tenant has a termination option commencing October 9, 2015 with a 180 day notice.
(4)	GSA – Drug Enforcement Agency has a termination option commencing May 31, 2022 with a 180 day notice. State of CA – Department of Technology has a termination option commencing June 30, 2017 with 60 days notice. State of CA – Governor’s Office of Business & Economic Development has a termination option commencing June 30, 2018 with 60 days notice. State of CA – Mental Health Services has a termination option commencing February 28, 2018 with 30 days notice. State of CA – Agriculture Labor Relations Board has a termination option commencing April 30, 2017 with 30 days notice. State of CA – Social Services has a termination option exercisable at any time with at least 60 days notice.
(5)	7-Eleven, Inc. has two, five-year extension options remaining.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

B-15

Various	Collateral Asset Summary – Loan No. 2 Princeton GSA Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$114,000,000 68.6% 1.21x 9.3%

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
2015	1	14,371	2.2%	14,371	2.2%	$29.86	2.6%	2.6%
2016	0	0	0.0%	14,371	2.2%	$0.00	0.0%	2.6%
2017	1	2,127	0.3%	16,498	2.6%	$28.29	0.4%	3.0%
2018	2	21,613	3.3%	38,111	5.9%	$29.47	3.9%	6.9%
2019	0	0	0.0%	38,111	5.9%	$0.00	0.0%	6.9%
2020	1	227,490	35.2%	265,601	41.1%	$28.09	39.4%	46.3%
2021	2	34,632	5.4%	300,233	46.5%	$26.14	5.6%	51.9%
2022	3	33,254	5.1%	333,487	51.6%	$26.30	5.4%	57.3%
2023	1	131,986	20.4%	465,473	72.0%	$29.97	24.4%	81.7%
2024	0	0	0.0%	465,473	72.0%	$0.00	0.0%	81.7%
2025	0	0	0.0%	465,473	72.0%	$0.00	0.0%	81.7%
Thereafter	1	132,995	20.6%	598,468	92.6%	$22.30	18.3%	100.0%
Vacant	NAP	47,582	7.4%	646,050	100.0%	NAP	NAP
Total / Wtd. Avg.	12	646,050	100.0%			$27.10	100.0%

(1)	Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in the lease rollover schedule.

Major Tenants.

GSA – USACE (241,861 sq. ft.; 37.4% of NRA; 42.0% of U/W Base Rent) The United States Army Corps of Engineers is a US federal agency dedicated to providing public engineering services in times of peace and war to strengthen national security, energize the economy and reduce risks from disasters. The USACE has approximately 37,000 dedicated civilians and military personnel providing services to over 130 countries, making it one of the world’s largest public engineering, design, and management agencies. Notable responsibilities include the design, construction, and operation of locks and dams, flood control/protection systems, beach nourishment, and environmental regulation. In addition, the USACE is responsible for the design and construction management of military facilities for the Army, Air Force, and other Defense and Federal Agencies. The USACE has anchored the Sacramento Property since it was originally constructed in 1989, and occupies 227,490 sq. ft. on floors 8-12, 14, and with additional space on floors 1 and 15. USACE renewed its lease in 2009 for an additional ten years and fully occupies and utilizes its space. The USACE recently expanded and signed a 1-year lease for an additional 14,371 sq. ft. at the Sacramento Property in 2010. The lease is structured with eight, one-year renewal options remaining and USACE has executed a renewal every year since inception.

GSA – Department of Veteran Affairs (144,327 sq. ft.; 22.3% of NRA; 26.8% of U/W Base Rent) The United States Department of Veterans Affairs is the United States Government’s military veteran benefit system aimed at providing veterans with the world-class benefits and services they have earned. The VA employs approximately 280,000 people at hundreds of medical facilities, clinics, and offices across the country. The VA has occupied the larger 8810 building since it was built in 1998 and recently renewed its lease 2013 for an additional 10 years expiring in September 2023. The VA took occupancy in the smaller, adjacent 8808 building in 2008 with a ten year lease through October 2018. The space acts as the VA’s Mission Valley Clinic and Regional Benefit Office providing a variety of non-emergency services for regional veterans.

GSA – Drug Enforcement Agency (132,995 sq. ft.; 20.6% of NRA; 16.9% of U/W Base Rent) The Drug Enforcement Administration was established in 1973 under the US Department of Justice with the mission to enforce United States’ controlled substance laws and regulations. The DEA’s Houston Division has occupied nearly all of the Houston Property since 1997, with only a small portion of ground floor space leased to a regional bank. The space acts as one of only 21 DEA domestic field offices across the United States. The DEA’s lease expires in May 2027.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

B-16

Various	Collateral Asset Summary – Loan No. 2 Princeton GSA Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$114,000,000 68.6% 1.21x 9.3%

The Market.

Sacramento

The Sacramento Property is located in the northeast quadrant of downtown Sacramento, which is largely developed with high-rise offices catering to both state and private sector tenants. According to the appraisal market reports, as of the first quarter 2015, the downtown Sacramento submarket accounted for approximately 15.3% of the overall Sacramento office market’s inventory with 11.1 million sq. ft. Downtown office vacancy reached a peak in the fourth quarter 2012 and has been declining since. According to the appraiser’s first quarter 2015 Sacramento office report, the downtown submarket demonstrated a direct vacancy of 15.3%, positive net absorption of 40,577 sq. ft. with asking rents of approximately $26.28 PSF. annually across all property class types (A, B and C). Class A properties in the downtown submarket, which includes the Sacramento Property, reported by the appraiser based on market report data had a lower vacancy rate of 11.7% and higher average rental rate of $31.27 PSF. The appraiser reports that prior to the recession, vacancy for Class A buildings in the submarket was approximately 5.0%, but state and private sector cutbacks prior to fourth quarter 2010 caused the vacancy rate to increase above historically low levels.

San Diego

The San Diego Property is located on the northeast corner of Rio San Diego Drive and Qualcomm Way in San Diego County’s Mission Valley submarket. Mission Valley’s office market features a diversified tenant mix of regional headquarters, financial institutions, law firms, accounting firms and various financial services companies. According to appraiser’s first quarter 2015 San Diego office report, the Mission Valley submarket is the second largest submarket in San Diego County containing 112 properties totaling 6,483,181 sq. ft. across all property class types (A, B and C). As of the first quarter 2015, the Mission Valley submarket experienced a direct vacancy of 9.0% and positive net absorption of 90,497 sq. ft. Mission Valley has followed the overall market’s trend in declining vacancy rates and is one of the lowest among major office submarkets in the country. The overall average asking full service gross office rent was $26.88 PSF.

Houston

The Houston Property is located in the West Loop submarket in the western portion of the city of Houston, TX. The development surrounding the Houston Property consists primarily of single family residential and office properties. The appraiser relied on market reports for its market data. According to market reports as of the first quarter 2015, the West Loop submarket consisted of 23.5 million sq. ft. The San Diego Property is considered a Class B property by the appraiser’s standards. Per market reports, the overall and Class B average office rental rates for the submarket for first quarter 2015 were $32.95 PSF and $26.01 PSF, respectively. For the same period, the overall and Class B office vacancy for the submarket was 10.2% and 11.0%, respectively.

Historical and Current Occupancy.

Historical and Current Occupancy(1)
Property	2009	2010	2011	2012	2013	2014	Most Recent(2)
Sacramento - 1325 J Street	95.6%	94.7%	98.7%	99.5%	90.8%	95.6%	88.3%
San Diego - 8810 & 8808 Rio San Diego Drive	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Houston - 1433 West Loop South	99.6%	99.6%	99.6%	99.6%	99.6%	99.6%	96.4%(3)
Weighted Average	97.4%	96.9%	99.2%	99.6%	94.7%	97.4%	92.6%
(1)	Source: Borrower
(2)	Based on a rent roll dated July 1, 2015.
(3)	A tenant at the Houston - 1433 West Loop South property is currently dark and counted as vacant, but paying rent. The tenant’s lease expires in April 2017. Including this tenant, the Houston - 1433 West Loop South property is currently 99.6% occupied

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

B-17

Various	Collateral Asset Summary – Loan No. 2 Princeton GSA Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$114,000,000 68.6% 1.21x 9.3%

Cash Flow Analysis.

Cash Flow Analysis
	2012	2013	2014	T-12 3/31/2015	U/W	U/W PSF
Base Rent	$15,388,302	$15,441,434	$16,527,362	$16,696,763	$16,174,502	$25.04
Base Rent Steps	0	0	0	0	42,879	0.07
Vacant Gross Up	0	0	0	0	1,339,111	2.07
Gross Potential Rent	$15,388,302	$15,441,434	$16,527,362	$16,696,763	$17,556,492	$27.18
Total Recoveries	985,979	884,750	614,616	596,981	603,886	0.93
Other Income	600,513	427,076	390,142	395,891	343,398	0.53
Less: Vacancy(1)	0	0	0	0	(1,613,317)	(2.50)
Effective Gross Income	$16,974,794	$16,753,260	$17,532,120	$17,689,635	$16,890,460	$26.14
Total Operating Expenses	6,026,007	5,944,577	6,278,742	6,245,071	6,344,051	$9.82
Net Operating Income	$10,948,787	$10,808,683	$11,253,379	$11,444,564	$10,546,409	$16.32
TI/LC	0	0	0	0	936,773	$1.45
Capital Expenditures	0	0	0	0	161,513	$0.25
Net Cash Flow	$10,948,787	$10,808,683	$11,253,379	$11,444,564	$9,448,124	$14.62
(1)	UW Vacancy based on 9.2% of Gross Potential Rent.

Property Management. The Sacramento Property is managed by Colliers International Real Estate Management Services (CA), Inc. The San Diego Property and the Houston Property are managed by CBRE, Inc.

Lockbox / Cash Management. The Princeton GSA Portfolio Loan is structured with a hard lockbox and in place cash management.

A “Cash Trap Period” will occur (i) upon an event of default (until such time that the event of default is cured) or (ii) if the debt service coverage ratio falls below 1.30x (until such time that the debt service coverage ratio is at least 1.30x for two consecutive quarters).

A “Lease Sweep Period” will commence upon (i) 24 months prior to any Major Lease (defined below) expiration, (ii) the date required under a Major Lease by which the tenant is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised), (iii) any Major Lease is surrendered, cancelled or terminated prior to its then current expiration date, (iv) any Major Tenant (defined below) discontinues greater than 10.0% of its business in aggregate at its premises (i.e., “goes dark”) or give notice that it intends to discontinue its business, (v) the occurrence and continuance (beyond any applicable notice and cure periods) of a monetary default or material non-monetary default under any Major Tenant’s lease, or (vi) the occurrence of a Major Tenant insolvency proceeding.

A “Major Tenant” means any tenant under a “Major Lease.” A “Major Lease” refers to the following leases: (a) the GSA – Drug Enforcement Agency lease at the Houston Property; (b) the GSA – Department of Veteran Affairs lease at the San Diego Property with the 8810 Building; and (c) the GSA - USACE leases at the Sacramento Property.

During a Cash Trap Period, all excess cash flow (after payment of debt service, reserves and lender approved operating expenses) is held by the lender as additional cash collateral, and may be applied by lender to the debt during the continuance of an event of default.

During a Lease Sweep Period, all excess cash flow (after payment of debt service, reserves and lender approved operating expenses) is transferred to the leasing reserve to be held and applied for leasing expenses in connection with re-tenanting the space under the applicable Major Lease that triggered the subject Lease Sweep Period.

Initial Reserves. At loan closing, the borrower deposited (i) $225,000 into a tax reserve account, (ii) $155,000 into an insurance reserve account (iii) $2,829,780 into a tenant improvement obligation reserve account representing the total outstanding tenant improvements at the San Diego Property, (iv) $1,000,000 into a TI/LC reserve account and (v) $9,000 into a required immediate repairs reserve account.

Ongoing Reserves. On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $134,588, into a tax reserve account, (ii) 1/12 of the annual insurance premiums, which currently equates to $22,000, into an insurance reserve account, (iii) $13,459 into a replacement reserve account and (iv) $78,064 into a TI/LC reserve account.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

B-18

Various	Collateral Asset Summary – Loan No. 2 Princeton GSA Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$114,000,000 68.6% 1.21x 9.3%

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Releases. None.

Substitution. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

B-19

Various	Collateral Asset Summary – Loan No. 2 Princeton GSA Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$114,000,000 68.6% 1.21x 9.3%

CARTIFACT
CANADA
Seattle
WASHINGTON
Portland
OREGON
Missoula
MONTANA
Billings
Boise
NORTH DAKOTA
Fargo
Bismarck
MINNESOTA
Minneapolis
SOUTH DAKOTA
Rapid City
Sioux Falls
Casper
WYOMING
IOWA
NEBRASKA
Omaha
Des Moines
Salt Lake City
Denver
Reno
NEVADA
UTAH
COLORADO
Kansas City
KANSAS
San Francisco
1
Sacramento
Wichita
San Jose
CALIFORNIA
St George
Las Vegas
OKLAHOMA
Flagstaff
Albuquerque
Okalahoma City
ARIZONA
NEW MEXICO
Los Angeles
Phoenix
2
San Diego
Tucson
Las Cruces
Fort Worth
Dallas
TEXAS
Austin
San Antonio
3
Houston
Pacific Ocean
MEXICO
Gulf of Mexico

Princeton GSA Portfolio

	PROPERTY NAME	ADDRESS	CITY	STATE	ZIP CODE
1	Sacramento - 1325 J Street	1325 J Street	Sacramento	CA	95814
2	San Diego - 8810-8808 Rio San Diego Drive	8808-8810 Rio San Diego Drive	San Diego	CA	92108
3	Houston - 1433 West Loop South	1433 West Loop South	Houston	TX	77027

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

B-20

(THIS PAGE INTENTIONALLY LEFT BLANK)

B-21

Zero Duval Street Key West, FL 33040	Collateral Asset Summary – Loan No. 3 Ocean Key Resort and Spa	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 60.5% 1.85x 12.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

B-22

Zero Duval Street Key West, FL 33040	Collateral Asset Summary – Loan No. 3 Ocean Key Resort and Spa	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 60.5% 1.85x 12.4%

Mortgage Loan Information
Loan Seller:	UBSRES
Loan Purpose:	Refinance
Sponsor:	Patrick Colee
Borrower:	Seaboard Associates Limited Partnership
Original Balance:	$75,000,000
Cut-off Date Balance:	$75,000,000
% by Initial UPB:	5.1%
Interest Rate:	4.0350%
Payment Date:	6th of each month
First Payment Date:	May 6, 2015
Maturity Date:	April 6, 2025
Amortization:	Interest only for first 24 months; 336 months thereafter
Additional Debt:	None
Call Protection:	L(27), D(89), O(4)
Lockbox / Cash Management:	Springing Hard / Springing

Reserves(1)
	Initial	Monthly
Taxes:	$175,512	$26,593
Insurance:	$91,944	$57,465
FF&E:	$0	At least 1/12 of 4.0% of prior year’s gross income

Financial Information
Cut-off Date Balance / Room:	$750,000
Balloon Balance / Room:	$617,341
Cut-off Date LTV:	60.5%
Balloon LTV:	49.8%
Underwritten NOI DSCR(2):	2.08x
Underwritten NCF DSCR(2):	1.85x
Underwritten NOI Debt Yield:	12.4%
Underwritten NCF Debt Yield:	11.0%
Underwritten Balloon NOI Debt Yield:	15.0%
Underwritten Balloon NCF Debt Yield:	13.4%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Full Service Hospitality
Collateral:	Fee Simple/Leasehold
Location:	Key West, FL
Year Built / Renovated:	1983 / 2006, 2013-2014
Total Rooms:	100
Property Management:	Noble House Ocean Key, Ltd.
Underwritten NOI:	$9,285,830
Underwritten NCF:	$8,257,233
Appraised Value:	$124,000,000
Appraisal Date:	February 1, 2015

Historical NOI
Most Recent NOI:	$9,498,664 (T-12 January 31, 2015)
2013 NOI:	$7,835,000 (December 31, 2013)
2012 NOI:	$6,872,167 (December 31, 2012)
2011 NOI:	$6,290,984 (December 31, 2011)

Historical Occupancy
Most Recent Occupancy:	88.3% (January 31, 2015)
2013 Occupancy:	90.8% (December 31, 2013)
2012 Occupancy:	87.3% (December 31, 2012)
2011 Occupancy:	84.4% (December 31, 2011)
(1)	See “Initial Reserves” and “Ongoing Reserves” herein.
(2)	Based on amortizing debt service payments. Based on the current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 3.03x and 2.69x, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

B-23

Zero Duval Street Key West, Florida 33040	Collateral Asset Summary – Loan No. 3 Ocean Key Resort and Spa	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 60.5% 1.85x 12.4%

Historical Occupancy, ADR, RevPAR(1)
	Ocean Key Resort and Spa Property			Competitive Set			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2011	84.4%	$348.10	$293.89	84.8%	$305.21	$258.96	99.5%	114.0%	113.5%
2012	87.3%	$373.54	$325.93	87.2%	$318.83	$278.10	100.0%	117.2%	117.2%
2013	90.8%	$396.45	$359.95	90.5%	$338.59	$306.39	100.3%	117.1%	117.5%
2014	88.3%	$445.91	$396.70	90.3%	$356.54	$324.10	97.8%	125.1%	122.4%
T-12 April 2015	88.9%	$454.47	$403.91	90.9%	$369.24	$335.58	97.8%	123.1%	120.4%
(1)	Source: Hospitality research report.

Historical Occupancy, ADR, RevPAR – Ocean Key Resort and Spa Property(1)
Year	2007	2008	2009	2010	2011	2012	2013	2014	T-12 April 2015
Occupancy	80.7%	80.2%	80.9%	83.3%	84.4%	87.3%	90.8%	88.3%	88.9%
ADR	$326.44	$338.58	$307.08	$308.95	$348.10	$373.54	$396.45	$445.91	$454.47
RevPAR	$263.46	$271.40	$248.52	$257.47	$293.89	$325.93	$359.95	$396.70	$403.91
(1)	Source: Hospitality research report.

The Loan. The Ocean Key Resort and Spa loan (the “Ocean Key Resort and Spa Loan”) is a fixed rate loan secured by the borrower’s fee simple and leasehold interest in a 100-room, full service hotel located at Zero Duval Street in Key West, Florida (the “Ocean Key Resort and Spa Property”) with an original principal balance of $75.0 million. The Ocean Key Resort and Spa Loan has a 10-year term and amortizes on a 28-year schedule after an initial interest only period of 24 months. The Ocean Key Resort and Spa Loan accrues interest at a fixed rate equal to 4.0350% per annum and has a cut-off date balance of $75.0 million. Loan proceeds were used to refinance existing debt of approximately $61.0 million, fund upfront reserves of $267,456, pay closing costs of approximately $1.3 million, and return equity to the sponsors of approximately $12.5 million. The return of equity will be entirely used to partially retire an existing preferred equity investment held by an entity controlled by DLJ Real Estate Capital Partners III. The most recent prior financing of the Ocean Key Resort and Spa Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$75,000,000	100.0%	Loan Payoff	$60,972,336	81.3%
			Reserves	$267,456	0.4%
			Closing Costs	$1,257,043	1.7%
			Return of Equity(1)	$12,503,164	16.7%
Total Sources	$75,000,000	100.0%	Total Uses	$75,000,000	100.0%
(1)	The return of equity will be used in its entirety to partially retire an existing preferred equity investment held by an entity controlled by DLJ Real Estate Capital Partners III.

The Borrower / Sponsor.    The borrower, Seaboard Associates Limited Partnership, is a single purpose Washington limited partnership structured to be bankruptcy-remote, with two independent directors in its organizational structure. The sponsor and the nonrecourse carve-out guarantor is Patrick Colee.

Patrick Colee is the owner, founder, and Chairman of the Board of Noble House with over 35 years of experience in the hospitality industry. In 1976, Mr. Colee co-founded Pacific Seaboard Group in Seattle, Washington, developing over one million square feet of office and hotel space. Noble House was originally founded by Patrick Colee in the late 1970’s as Westgroup Partners, and purchased its first hotel property in 1981. As a privately held, fully integrated hotel ownership and management company, Noble House currently manages a portfolio of 16 hotels totaling 2,718 rooms. In Florida, the firm manages four hotels totaling 475 rooms, of which three were ranked in the “Top Resorts in Florida” (#2, #8, and #10) in 2014 according to Condé Nast Traveler’s Reader’s Choice Awards.

The Property. The Ocean Key Resort and Spa Property is a 100-room, full service hotel located in Key West, Florida. The AAA Four Diamond rated hotel was constructed in 1983 and consists of two, five-story guestroom buildings totaling 119,816 sq. ft. The guestrooms, 81 of which are suites ranging from 600 to 1,200 sq. ft., contain private balconies, island-style art, hand-painted furniture, 42” plasma televisions, pedestal sinks and whirlpool bathtubs. Nineteen of the guestrooms have kitchenettes equipped with full-size refrigerators, stoves, microwaves, dishwashers and cabinets. The Ocean Key Resort and Spa Property includes indoor and outdoor meeting space totaling 870 sq. ft. and 7,800 sq. ft., respectively, as well as two restaurants, the Sunset Pier Restaurant and the Hot Tin Roof Restaurant and a poolside bar, Liquid. The Hot Tin Roof Restaurant features sunset views over the ocean and the Sunset Pier Restaurant is situated on a pier directly off of Mallory Square, which is also available for weddings and private functions. Additional amenities include wedding and banquet facilities, an ocean side pool area, a pier, a boutique, and a six-slip commercial docking facility.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

B-24

Zero Duval Street Key West, Florida 33040	Collateral Asset Summary – Loan No. 3 Ocean Key Resort and Spa	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 60.5% 1.85x 12.4%

The sponsor has maintained the Ocean Key Resort and Spa Property on an ongoing basis. Capital expenditures since 2001 total over $16.4 million ($164,095 per room), approximately $6.8 million ($68,231 per room) of which have been used to upgrade guestrooms. The guestroom upgrades have been continuous, with the largest annual expenditures being $2.2 million in 2007 and $735,000 in 2014.

The Ocean Key Resort and Spa Property has won numerous awards, including: Condé Nast Traveler’s “Gold List” in 2012, 2013 and 2014; Travel + Leisure’s World’s Best Hotels list in 2013 and 2014; U.S. News & World Report’s “2012 Best Hotel Awards”; Wedding Wire’s Couple’s Choice Award, 2014; and Trip Advisor’s “Certificate of Excellence, 2014.” The Hot Tin Roof Restaurant has received both the Zagat and AAA’s Four Diamond Award for excellence. SpaTerre, the Ocean Key Resort and Spa Property’s spa, was awarded the Top Spas Award by Condé Nast in 2012 and 2013, and rated by Travelers as the 24th ranked spa in the mainland United States in 2012.

Key West can be generally divided into two areas based on character and type of development: Old Town and New Town. The Old Town area of Key West encompasses the Key West Historic District and includes the major tourist destinations on the island, including Mallory Square, Duval Street, Truman Annex, and Fort Zachary Taylor. New Town, situated on the eastern side of the island, generally caters to the full-time residents of the island with construction typical of South Florida homes.

The Ocean Key Resort and Spa Property is located at the north end of Duval Street, directly on the water front, in the heart of Old Town Key West. Duval Street, the primary commercial roadway in Key West, is a two-lane road lined with numerous bars, restaurants, museums, galleries, and retail shops. Running from the Gulf of Mexico to the Atlantic Ocean, Duval Street is a little over a mile long and is home to over 18 historic buildings and was designated as a “Great Street” in 2012 by the American Planning Association. Mallory Square, located adjacent to the Ocean Key Resort and Spa Property on the northern end of Duval Street, is the center of Key West’s waterfront and hosts the Sunset Celebration. This daily festival fills the square with artisans, food vendors, and performers and attracts hundreds of tourists every evening. The Mallory Square Pier also moors cruise ships that make calls on the Port of Key West adjacent to the Ocean Key Resort and Spa Property and Sunset Pier.

Timeshare Units. The Ocean Key Resort and Spa Property has been subject to a Declaration of Condominium Agreement with Reflections of Key West Condominium Association since June 1984, as the rooms were initially owned as timeshare units. The sponsor has purchased timeshare units back on an ongoing basis and there are currently 1,386 room nights (3.8% of total hotel room nights available) of timeshare units remaining according to the appraisal. The borrower has a right of first refusal with regard to all future sales of any of the timeshare units. All timeshare unit owners pay a maintenance fee to the sponsor. The borrower affiliated property manager operates all unit owners’ unused time and shares 28% of the rental income with the timeshare owners.

Environmental Matters. The Phase I environmental report dated February 10, 2015 recommended no further action at the Ocean Key Resort and Spa Property.

The Market. The Ocean Key Resort and Spa Property is located in Key West, Monroe County, Florida, which is the southernmost island in the Florida Keys. Key West, the last island in the chain, is situated at the end of U.S. Highway 1 and is the southernmost city in the United States. The 4.2 square mile wide island is located approximately 160 miles southwest of Miami and 90 miles north of Cuba. Key West features year-round warm climates combined with a unique lifestyle, historic architecture, beaches, access to coral reefs and natural attractions. Along with beaches and water sport activities, the Florida Keys feature numerous parks, restaurants, bars, and boutique shops, historic sites and museums, and year-round festivals. According to a market research report, approximately 3.1 million overnight visitors and 581,000 day trippers visited the Florida Keys in 2013. Since 2009, the number of overnight visitors has increased at an average annual rate of 10.3% while the number of day visitors has increased at an average annual rate of 9.6%.

According to a market research report, the Florida Keys ranks in the top five markets in the United States in terms of occupancy, room rate growth and ADR. An expanded competitive set made up of hotels in the Florida Keys that contain a minimum of 43 rooms and an ADR above $150 resulted in a count of 42 hotels in the Florida Keys and 21 hotels in Key West. During the recession of 2007 to 2009, this expanded competitive set displayed relatively small RevPAR declines of 1.3% from 2007 to 2008, and 7.2% from 2008 to 2009. However, from 2009 to 2014 the expanded competitive set realized average annual RevPAR increases of 7.0%.

According to the appraisal, Monroe County has enacted a development moratorium that minimizes the potential for new supply. The moratorium restricts new transient residential units, such as hotel or motel rooms, campground spaces, or spaces for parking a recreational vehicle or travel trailer. As long as the moratorium is in effect any new supply must replace existing transient residential units.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

B-25

Zero Duval Street Key West, Florida 33040	Collateral Asset Summary – Loan No. 3 Ocean Key Resort and Spa	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 60.5% 1.85x 12.4%

The Ocean Key Resort and Spa Property is located 4.0 miles west from Key West International Airport, which services 450,000 passengers annually. The airport completed a $31.6 million construction and renovation project, which added a new 30,000 sq. ft. terminal building that more than doubled the size of the original airport. Delta, US Airways, American Eagle and Silver Airways schedule regular service to the Key West International Airport. The Port of Key West, located adjacent to the Ocean Key Resort and Spa Property, has three docking facilities: Mallory Square Dock, Pier B and the Navy Mole. Cruise ships arrive and dock at all three piers. In 2014, 796,960 passengers arrived by 336 cruise ships, compared to 765,132 passengers by 311 cruise ships in 2013. The number of passengers and number of cruise ships visiting Key West increased from 2013 to 2014 by 4.2% and 8.0%, respectively.

The subsequent chart presents the primary competitors to the Ocean Key Resort and Spa Property:

Primary Competitive Set(1)
Property	# of Rooms	Year Opened	Meeting Space (Sq. Ft.)	2014 Occupancy	2014 ADR	2014 RevPAR
Ocean Key Resort and Spa Property	100	1983	8,670(2)	90.8%	$436.88	$396.70
Westin Resort	178	1997	0	88.0%	$341.00	$300.08
Pier House Resort	142	1967	4,600	87.0%	$386.00	$334.08
Parrot Key Resort	146	2008	0	96.0%	$274.00	$263.04
Hyatt Resort	118	1988	2,400	96.0%	$372.00	$357.86
Waldorf Astoria The Reach Resort	150	1985	4,800	87.0%	$322.00	$280.14
Marriott Beachside Hotel	216	2007	8,200	87.0%	$299.00	$260.13
Waldorf Astoria Casa Marina Resort	311	1920/1977	11,400	89.0%	$356.00	$316.84
Total / Wtd. Avg.	1,361		40,070	89.6%	$342.91	$307.05
(1)	Source: Appraisal
(2)	Includes 870 sq. ft. of indoor meeting space and 7,800 sq. ft. of outdoor meeting space.

Cash Flow Analysis.

Cash Flow Analysis
	2011	2012	2013	T-12 1/31/2015	U/W	U/W per Room
Occupancy	84.4%	87.3%	90.8%	88.3%	88.3%
ADR	$348.10	$373.54	$396.45	$454.02	$454.02
RevPAR	$293.89	$325.93	$359.95	$401.07	$401.07

Room Revenue	$10,727,000	$11,929,000	$13,138,000	$14,638,922	$14,638,922	$146,389
F&B Revenue	6,860,000	7,564,000	8,601,000	9,213,377	9,213,377	92,134
Other Revenue	1,539,955	1,508,673	1,740,000	1,935,755	1,935,755	19,358
Total Revenue	$19,126,955	$21,001,673	$23,479,000	$25,788,054	$25,788,054	$257,881
Operating Expenses	8,118,971	9,068,506	10,253,000	10,900,418	10,900,418	109,004
Undistributed Expenses	3,734,000	4,088,000	4,335,000	4,295,484	4,297,588	42,976
Gross Operating Profit	$7,273,984	$7,845,167	$8,891,000	$10,592,152	$10,590,048	$105,900
Total Fixed Charges	983,000	973,000	1,056,000	1,093,488	1,304,217	13,042
Net Operating Income	$6,290,984	$6,872,167	$7,835,000	$9,498,664	$9,285,830	$92,858
FF&E	762,000	840,000	938,000	1,028,597	1,028,597	10,286
Net Cash Flow	$5,528,984	$6,032,167	$6,897,000	$8,470,067	$8,257,233	$82,572

Property Management.    The Ocean Key Resort and Spa Property is managed by Noble House Ocean Key, Ltd., a borrower affiliate.

Lockbox / Cash Management.    The Ocean Key Resort and Spa Loan is structured with a springing hard lockbox and springing cash management. The borrower may continue to collect all rents and will not be required to deposit the rents into a clearing account until a Cash Management Trigger Event (as defined herein) has occurred. Upon the occurrence of the Cash Management Trigger Event, the borrower will send direction letters to all non-residential tenants and credit card companies or clearing banks with which the manager has entered into merchant’s agreements, instructing them to deposit all rents and other payments into the lockbox account controlled by the lender. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed during each interest period of the loan term in accordance with the loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

B-26

Zero Duval Street Key West, Florida 33040	Collateral Asset Summary – Loan No. 3 Ocean Key Resort and Spa	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 60.5% 1.85x 12.4%

All excess cash flow will be deposited into the excess cash flow account and held as additional security for the loan until the Cash Management Trigger Event is cured. If the Cash Management Trigger Event was caused by the occurrence of (iv) or (v) as defined below, the excess cash flow will be deposited into an account designated by the borrower.

A “Cash Management Trigger Event” will occur upon (i) an event of default, (ii) any bankruptcy action of the borrower, guarantor, manager or sponsor, (iii) the debt service coverage ratio based on the trailing 12 month period falling below 1.15x, or (iv) the misappropriation of rents by the borrower, guarantor, sponsor or manager or any director or officer of the borrower, guarantor or property manager. A Cash Management Event Trigger will be cured, (a) with respect to clause (i) above, upon the cure of such event of default and acceptance of such cure by lender, (b) with respect to clause (ii) above, upon the filing being discharged, stayed or dismissed within 60 days for the borrower, guarantor or sponsor and 120 days for the manager and lender determination that such filing does not materially affect the borrower’s, guarantor’s or manager’s monetary obligations, and (c) with respect to clause (iii) above, upon the date the debt service coverage ratio based on the trailing 12 month period is greater than 1.15x for two consecutive calendar quarters.

Initial Reserves.    At closing, the borrower deposited (i) $175,512 into a tax reserve account and (ii) $91,944 into an insurance reserve account.

Ongoing Reserves.    On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $26,593, into a tax reserve account, (ii) 1/12 of the annual insurance premiums, which currently equates to $57,465, into an insurance reserve account, and (iii) the sum of (a) the greater of (x) 1/12 of 4.0% of the previous year’s gross income from operations and (y) the aggregate amount required under the management and franchise agreement and (b) the aggregate amount required to be reserved by the borrower under each property improvement plan (if any) into a monthly FF&E reserve account.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.    None.

Submerged Land Lease.    The Ocean Key Resort and Spa Property is partially subject to an aquatic lease (submerged land lease) with the State of Florida (“Lessor”), which was recently extended for a 10-year term through September 14, 2024. The property subject to the aquatic lease includes a parcel of submerged land containing approximately 31,567 sq. ft. to be used as follows, in conjunction with an upland commercial hotel and restaurant:

–	Operate a six-slip commercial docking facility with up to 3,000 sq. ft. of variable floating blocks to be used only within the designated 8,879 sq. ft., on which to moor and access vessels including up to a 12 person watercraft; and
–	Utilize a pier, at which no mooring of any vessels is allowed, for a non-water dependent dining area.

The base rental amount comprises an annual fee of $5,254.93, a 10% annual extended term fee of $525.50, a sales tax, and a supplemental payment equivalent to 6% of wet slip rental revenue in excess of the base rental amount. Further, after the conclusion of all events (weddings, receptions, etc.), the lessee must provide a check to the Florida Department of Environmental Protection in the amount of 10% of the gross revenue generated by such event.

The lessee has subsequently executed two subleases with Old Town Tours, Inc. for the company to lease five of the six total dockage spaces. The two sublease terms expire September 15, 2017 and the total rental payment is $14,000 per month.

Preferred Equity. Noble Ocean Edge LLC holds a preferred equity interest in the direct parent company of the borrower in the amount of $4.6 million. In addition, RECP III Noble Investors, LLC and RECP III Noble Co-Investors A, LLC (the “RECP Investors”, and together with Noble Ocean Edge LLC, the “Preferred Investors”) hold a preferred equity interest in the indirect parent company of the borrower in the amount of $45.5 million, which is secured by the equity interests in three properties, one of which is the Ocean Key Resort and Spa Property. The Preferred Investors are entitled to an 8.0% return, subject to increase following certain events of default. The borrower’s direct parent company is required to redeem the interests of the RECP Investors by no later than August 1, 2016, which date has been extended a total of two times. Failure to redeem the interests will result in a change in ownership of the direct parent company (and indirectly the borrower) from the mortgage loan sponsor to RECP III Noble Investors, LLC; however, the RECP Investors have no other cure rights.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

B-27

Zero Duval Street Key West, Florida 33040	Collateral Asset Summary – Loan No. 3 Ocean Key Resort and Spa	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 60.5% 1.85x 12.4%

Ocean Key Resort and Spa
Zero Duval Street
Key West, FL 33040
WISTERIA ISLAND
SUNSET KEY
Sunset Key Ferry
GEORGIA
Tallahassee
Jacksonville
Daytona Beach
Atlantic Ocean
Orlando
Tampa
Palm Bay
St Petersburg
FLORIDA
Port St Lucie
Gulf of Mexico
Fort Myers
Naples
Miami
Key West
Mallory Square
Key West Aquarium
Historic Key West Walking Tours
Key West Shipwreck Museum
Sloppy Joe's
HISTORIC SEAPORT
Fogarty's
Trails of Margaritaville
EATON ST
NAVAL AIR STATION PEARY ANNEX
WHITE ST
Key West Museum of Art & History
Audubon House
Heritage House Museum and Robert Frost Cottage
Red Barn Theatre
Monroe County May Hill Russell Library
SOUTHARD ST
ANGELA ST
Key West Jet Ski
Oldest House & Garden Museum
Nancy Forrester's Secret Garden
Key West Cemetery
Harry S Truman Little White House
The Original Ghost Tours
Jimmy Buffet's Margaritaville
OLIVIA ST
Fast Buck Freddie's
CASA MARINA
Key West City Hall
KEY WEST
TRUMAN ANNEX
DUVAL ST
OLD TOWN
WHITEHEAD ST
TRUMAN AVE
USS Mohawk
Pirates in Paradise Festival
DUVAL STREET SHOPPING CORRIDOR
Saint Mary Star of the Sea Catholic Church
Cruise Ship Port
BAHAMA VILLAGE
Ernest Hemmingway Home
SIMONTON ST
CATHERINE ST
DUVAL STREET
Key West Lighthouse
UNITED ST
Gingerbread Square Gallery
UPPER DUVAL
SOUTH ST
Fort Zachary Taylor Visitor Center
Allan S Maltz Gallery
Fort Zachary Taylor Historic State Park
Barefoot Billy's
Key West Butterfly & Nature Conservatory
NAVAL AIR STATION TRUMAN ANNEX
Southernmost Point of Continental USA
FORT ST
South Beach
Dog Beach
Gulf of Mexico
MAP © 2015 CARTIFACT · DATA © OSM

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

B-28

(THIS PAGE INTENTIONALLY LEFT BLANK)

B-29

650 & 700 Plaza Drive Secaucus, NJ 07094	Collateral Asset Summary – Loan No. 4 The Plaza at Harmon Meadow	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$48,875,000 74.6% 1.90x 9.3%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

B-30

650 & 700 Plaza Drive Secaucus, NJ 07094	Collateral Asset Summary – Loan No. 4 The Plaza at Harmon Meadow	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$48,875,000 74.6% 1.90x 9.3%

Mortgage Loan Information
Loan Seller:	BNYM
Loan Purpose:	Acquisition
Sponsor:	Howard L. Michaels
Borrower:	Harmon Meadow Owner LLC
Original Balance:	$48,875,000
Cut-off Date Balance:	$48,875,000
% by Initial UPB:	3.3%
Interest Rate:	4.7000%
Payment Date:	6th of each month
First Payment Date:	May 6, 2015
Maturity Date:	April 6, 2020
Amortization:	Interest Only
Additional Debt(1)(2):	$6,750,000 Mezzanine Debt; Future Preferred Equity Permitted
Call Protection:	L(27), D(29), O(4)
Lockbox / Cash Management:	Hard / Springing

Reserves(3)
	Initial	Monthly
Taxes:	$503,524	$83,921
Insurance:	$11,237	$11,237
Replacement:	$2,742	$2,742
TI/LC:	$418,144	$9,141
Environmental Remediation:	$65,000	NAP
Lease Sweep Reserve:	$0	Springing
Required Repairs:	$5,813	NAP

Financial Information
	Mortgage Loan	Total Debt
Cut-off Date Balance / Sq. Ft.	$223	$254
Balloon Balance / Sq. Ft.:	$223	$254
Cut-off Date LTV:	74.6%	84.9%
Balloon LTV:	74.6%	84.9%
Underwritten NOI DSCR(4):	1.96x	1.50x
Underwritten NCF DSCR(4):	1.90x	1.45x
Underwritten NOI Debt Yield:	9.3%	8.2%
Underwritten NCF Debt Yield:	9.1%	8.0%
Underwritten NOI Debt Yield at Balloon:	9.3%	8.2%
Underwritten NCF Debt Yield at Balloon:	9.1%	8.0%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Mixed Use-Retail / Office
Collateral:	Fee Simple
Location:	Secaucus, NJ
Year Built / Renovated:	1981, 2009 / NAP
Total Sq. Ft.:	219,383
Property Management:	Cushman & Wakefield of New Jersey, Inc.
Underwritten NOI:	$4,567,487
Underwritten NCF:	$4,424,888
Appraised Value:	$65,500,000
Appraisal Date:	December 12, 2014

Historical NOI
2014 NOI:	$4,443,517 (December 31, 2014)
2013 NOI:	$4,276,917 (December 31, 2013)
2012 NOI:	$4,025,155 (December 31, 2012)

Historical Occupancy
Most Recent Occupancy:	96.6% (April 22, 2015)
2014 Occupancy:	97.3% (December 31, 2014)
2013 Occupancy:	98.6% (December 31, 2013)
2012 Occupancy:	94.7% (December 31, 2012)
(1)	See “Current Mezzanine or Subordinate Indebtedness” herein.
(2)	See “Future Mezzanine or Subordinate Indebtedness Permitted” herein.
(3)	See “Initial Reserves” and “Ongoing Reserves” herein.
(4)	Mortgage Loan and Total Debt Underwritten NOI DSCR and Underwritten NCF DSCR are based on the interest only debt service payment. Based on a hypothetical 30-year amortization schedule, the Mortgage Loan Underwritten NOI DSCR and Underwritten NCF DSCR are 1.49x and 1.45x, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

B-31

650 & 700 Plaza Drive Secaucus, NJ 07094	Collateral Asset Summary – Loan No. 4 The Plaza at Harmon Meadow	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$48,875,000 74.6% 1.90x 9.3%

Tenant Summary
Tenant Mix	Ratings (Fitch/Moody’s/S&P)(1)	Total Sq. Ft.	% of Total Collateral Sq. Ft.	Lease Expiration	Annual UW Base Rent PSF	Total Sales (000s)(2)	Sales PSF(2)	Occupancy Cost(2)

Anchor Tenants
Kerasotes Showplace Theatres(3)	NR/NR/NR	59,110	26.9%	10/31/2029	$22.00	$7,720	$551,428	21.6%
Subtotal / Wtd. Avg.		59,110	26.9%		$22.00

Office Tenants
Ernst & Young U.S. LLP	NR/NR/NR	27,820	12.7%	1/31/2023	$30.00	NAP	NAP	NAP
Other Office		27,296	12.4%		$22.69
Subtotal / Wtd. Avg.		55,116	25.1%		$26.38

Retail Tenants
GMRI, Inc. (dba Red Lobster)	NR/NR/NR	11,111	5.1%	1/31/2020	$26.00	$5,846	$526	6.8%
700 Tokyo, Inc.	NR/NR/NR	10,325	4.7%	1/31/2021	$15.50	NAV	NAV	NAV
Pier 1 Imports (U.S.), Inc.	NR/NR/NR	9,449	4.3%	2/28/2019	$29.15	$1,738	$184	21.4%
Secaucus Restaurant, LLC (dba Houlihan’s)	NR/NR/NR	8,324	3.8%	7/31/2029	$52.13	$4,225	$508	12.3%
Brinker New Jersey, Inc. (dba Chili’s Grill & Bar)	BBB-/Ba2/BBB-	7,527	3.4%	4/30/2021	$31.36	$3,101	$412	10.0%
Cheeseburger of Secaucus, LLC (dba Cheeseburger in Paradise)	NR/NR/NR	6,439	2.9%	12/31/2019	$19.36	$3,053	$474	6.2%
Major Tenants Subtotal / Wtd. Avg.		53,175	24.2%		$28.57	$17,964	$419	10.0%

In-line Tenants (<10,000 sq. ft.)		44,628	20.3%		$30.47	$7,143	$410	10.5%
Total Occupied Collateral		212,029	96.6%		$26.57
Vacant		7,354	3.4%
Total Collateral		219,383	100.0%

(1)	Certain ratings may be those of the parent company whether or not the parent company guarantees the lease.
(2)	Total Sales (000s), Sales PSF and Occupancy Cost provided by the borrower as of December 2014 and only include tenants reporting sales (54.4% of NRA). Kerasotes Showplace Theatres, GMRI, Inc. (dba Red Lobster), Secaucus Restaurant, LLC (dba Houlihan’s) and Cheeseburger of Secaucus, LLC (dba Cheeseburger in Paradise) sales are through January 2015.
(3)	Kerasotes Showplace Theatres sales PSF are shown on a per-screen basis (the theatre has 14-screens).

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	5	4,820	2.2%	4,820	2.2%	$20.34	1.7%	1.7%
2015	3	4,401	2.0%	9,221	4.2%	$18.14	1.4%	3.2%
2016	11	22,036	10.0%	31,257	14.2%	$29.52	11.5%	14.7%
2017	7	9,154	4.2%	40,411	18.4%	$25.73	4.2%	18.9%
2018	3	9,295	4.2%	49,706	22.7%	$16.28	2.7%	21.6%
2019	9	27,118	12.4%	76,824	35.0%	$32.64	15.7%	37.3%
2020	3	14,609	6.7%	91,433	41.7%	$24.62	6.4%	43.7%
2021	2	17,852	8.1%	109,285	49.8%	$22.19	7.0%	50.7%
2022	1	892	0.4%	110,177	50.2%	$70.00	1.1%	51.8%
2023	1	27,820	12.7%	137,997	62.9%	$30.00	14.8%	66.6%
2024	2	4,849	2.2%	142,846	65.1%	$30.07	2.6%	69.2%
2025	0	0	0.0%	142,846	65.1%	$0.00	0.0%	69.2%
Thereafter	3	69,183	31.5%	212,029	96.6%	$25.07	30.8%	100.0%
Vacant	NAP	7,354	3.4%	219,383	100.0%	NAP	NAP
Total / Wtd. Avg.	50	219,383	100.0%			$26.57	100.0%
(1)	Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in the lease rollover schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

B-32

650 & 700 Plaza Drive Secaucus, NJ 07094	Collateral Asset Summary – Loan No. 4 The Plaza at Harmon Meadow	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$48,875,000 74.6% 1.90x 9.3%

The Loan. The Plaza at Harmon Meadow loan (“The Plaza at Harmon Meadow Loan”) is a $48.875 million fixed rate interest-only loan secured by the borrower’s fee simple interest in a 219,383 sq. ft. mixed-use retail and office complex located at 650 & 700 Plaza Drive, Secaucus, New Jersey (“The Plaza at Harmon Meadow Property”). The Plaza at Harmon Meadow Loan has a 5-year term and accrues interest at a fixed rate equal to 4.7000%. Loan proceeds, along with the proceeds of a $6.75 million mezzanine loan and approximately $10.5 million of equity from the sponsor, were used to acquire The Plaza at Harmon Meadow Property for $64.0 million, fund reserves of approximately $1 million and pay closing costs of approximately $1.0 million. Based on the appraised value of $65.5 million as of December 12, 2014, the cut-off date LTV is 74.6%. The most recent prior financing of The Plaza at Harmon Meadow Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$48,875,000	73.9%	Purchase Price	$64,000,000	96.8%
Mezzanine Loan	$6,750,000	10.2%	Reserves	$1,006,459	1.5%
Equity	$10,481,453	15.9%	Closing Costs	$1,099,994	1.7%
Total Sources	$66,106,453	100.0%	Total Uses	$66,106,453	100.0%

The Borrower / Sponsor.    The borrower, Harmon Meadow Owner LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure. The sponsor of the borrower and nonrecourse carve-out guarantor is Howard L. Michaels.

Howard L. Michaels is the owner and chairman of the Carlton Group. Since 1990, Mr. Michaels has been involved in the marketing, sale and financing of almost $100 billion of commercial and residential assets through the Carlton Group and its related entities. In addition to his responsibilities as chairman, Mr. Michaels directs the Carlton Group’s loan sales and debt and equity placement activities. In this capacity, he has arranged capital for such notable transactions as the General Motors Building, Manhattan House, 666 Fifth Avenue and the Starrett-Lehigh Building in New York, among numerous others.

The Property. Originally built in 1981 by the seller, Hartz Mountain, The Plaza at Harmon Meadow Property consists of 219,383 sq. ft. and is leased to a mix of retail (78% of revenue) and office (22% of revenue) tenants including a 14-screen Kerasotes Showplace Theatres (built in 2009 as its own standalone building) which generates approximately $551,428/screen in sales ($7.7 million gross). The Plaza at Harmon Meadow Property is located on at the intersection of Route 3 and the NJ Turnpike (I-95), within 4 miles of the Meadowlands Stadium and within 5 miles of Manhattan. Other notable tenants include Ernst & Young U.S. LLP, GMRI, Inc. (dba Red Lobster), Pier 1 Imports (U.S.), Inc., Secaucus Restaurant, LLC (dba Houlihan’s), Brinker New Jersey (dba Chili’s Grill & Bar), Chipotle Mexican Grill of Colorado, LLC, and Starbucks Corporation. Excluding the theatre, reported tenant sales at The Plaza at Harmon Meadow Property are $417 PSF with a weighted average occupancy cost of 10.1%.

As of April 22, 2015, The Plaza at Harmon Meadow Property is 96.6% leased to 49 different tenants with staggered lease maturities such that, over the next decade, no single year experiences more than 12.7% rollover. In addition, over The Plaza at Harmon Meadow Loan term, no single-year experiences more than 12.4% rollover. The Plaza at Harmon Meadow Property is part of a larger Harmon Meadow/Mill Creek development which comprises over 3.0 million sq. ft. of retail, office and convention/entertainment space, as well as eight hotels totaling 1,200 keys that serve the surrounding area, including a newly built Residence Inn adjacent to the subject collateral.

Historical Sales PSF(1)
	2010	2011	2012	2013	2014	Occupancy Cost
Anchor Tenant
Kerasotes Showplace Theatres(2)	$484,510	$536,460	$574,962	$604,667	$551,428	21.6%

Power Center Tenants
GMRI, Inc. (dba Red Lobster)	$465	$526	$533	$521	$526	6.8%
Pier 1 Imports (U.S.), Inc.	$152	$176	$198	$203	$184	21.4%
Secaucus Restaurant, LLC (dba Houlihan’s)	$556	$574	$560	$536	$508	12.3%
Brinker New Jersey, Inc. (dba Chili’s Grill & Bar)	$426	$425	$456	$440	$412	10.0%
Cheeseburger of Secaucus, LLC (dba Cheeseburger in Paradise)	$466	$523	$535	$500	$474	6.2%
Power Center Wtd. Avg.	$407	$440	$451	$436	$419	10.0%
In-line Tenants (<10,000 sq. ft.) (3)	$313	$346	$366	$386	$410	10.5%
(1)	Historical Sales PSF is based on historical operating statements provided by the borrower.
(2)	Kerasotes Showplace Theatres’ sales are calculated on a per screen basis. Kerasotes Showplace Theatres has 14 screens.
(3)	Sales figures for In-line Tenants (<10,000 sq. ft.) represent the returning tenants who report sales (7.9% of NRA).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

B-33

650 & 700 Plaza Drive Secaucus, NJ 07094	Collateral Asset Summary – Loan No. 4 The Plaza at Harmon Meadow	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$48,875,000 74.6% 1.90x 9.3%

Environmental Matters. The Phase I environmental report dated October 14, 2014 determined that the on-site dry cleaner operations are considered a recognized environmental condition and recommended a subsurface investigation to determine whether the operations had impacted the soil or groundwater at The Plaza at Harmon Meadow Property. For further information regarding environmental matters at The Plaza at Harmon Meadow Property, see “Risk Factors—Risks Related to the Mortgage Loans—Potential Issuing Entity Liability Related to a Materially Adverse Environmental Condition” in the free writing prospectus.

The Market.     The Plaza at Harmon Meadow Property is located at the intersection of Route 3 and the NJ Turnpike (within 4 miles of the Meadowlands and within 5 miles from Manhattan) in Secaucus, New Jersey and is part of the Northern New Jersey retail submarket and, more specifically, the Hudson retail submarket. The overall Northern New Jersey retail submarket consists of 21.6 million sq. ft. of supply, with a vacancy rate of 5.5% and average asking rent of $28.37 PSF. The population within a 3-mile radius of The Plaza at Harmon Meadow Property is 308,295 with an average household income of $81,979.

According to the 2010 census, New Jersey has the highest population density in the U.S., which is 13 times the national average, and the highest urban population in the US, with approximately 90% of people living in an urban area. Within a three mile radius there are approximately 119,975 households with an average house hold income of $81,979.

The chart below summarizes The Plaza at Harmon Meadow Property’s competitive set.

Competitive Set(1)

Building	Size (Sq. Ft.)	Sale Price/Sq. Ft.	% Occupied	Year Built	Cap Rate
The Plaza at Harmon Meadow Property	219,383(2)	$293.25	96.6%(2)	1981, 2009
Village at Cambridge Crossing	127,993	$328.14	92.0%	1999	6.62%
Big Y Plaza	89,152	$386.98	100.0%	2007	6.40%
Riverfront Plaza	141,026	$338.84	100.0%	1998	6.25%
Village Shopping Center	110,000	$316.82	85.0%	1965	5.75%
(1)	Source: Appraisal.
(2)	Occupancy and size based on underwritten rent roll for The Plaza at Harmon Meadow Property dated April 22, 2015.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

B-34

650 & 700 Plaza Drive Secaucus, NJ 07094	Collateral Asset Summary – Loan No. 4 The Plaza at Harmon Meadow	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$48,875,000 74.6% 1.90x 9.3%

Cash Flow Analysis.

Cash Flow Analysis
	2011	2012	2013	2014	U/W	U/W PSF
Base Rent(1)	$5,092,476	$5,215,626	$5,366,785	$5,408,916	$5,638,986	$25.70
Value of Vacant Space	0	0	0	0	189,470	0.86
Gross Potential Rent	$5,092,476	$5,215,626	$5,366,785	$5,408,916	$5,828,456	$26.57
Total Recoveries	1,582,354	1,511,848	1,500,551	1,694,144	1,663,457	7.58
Total Other Income	26,379	37,873	59,165	31,986	32,625	0.15
Less: Vacancy & Credit Loss(2)	(19,434)	(175,489)	5,230	(4,354)	(374,325)	(1.71)
Effective Gross Income	$6,681,775	$6,589,859	$6,931,732	$7,130,692	$7,150,213	$32.59
Total Operating Expenses	2,485,857	2,564,704	2,654,815	2,687,175	2,582,726	11.77
Net Operating Income	$4,195,919	$4,025,155	$4,276,917	$4,443,517	$4,567,487	$20.82
TI/LC	0	0	0	0	109,692	0.50
Capital Expenditures	0	0	0	0	32,907	0.15
Net Cash Flow	$4,195,919	$4,025,155	$4,276,917	$4,443,517	$4,424,888	$20.17

(1)	U/W Base Rent includes (i) $35,320 in contractual step rent through June 2016 and (ii) percentage rent of $5,785.
(2)	U/W Vacancy & Credit Loss represents 5.0% of Effective Gross Income, compared to overall market vacancy of 5.5%.

Property Management.    The Plaza at Harmon Meadow Property is managed by Cushman & Wakefield of New Jersey, Inc.

Lockbox / Cash Management.    The Plaza at Harmon Meadow Loan is structured with a hard lockbox and springing cash management. The borrower was required to send tenant direction letters to all tenants instructing them to deposit all rents and other payments into the lockbox account controlled by the lender. Provided no Trigger Period (as defined below) exists, all funds in the lockbox account are swept daily to the borrower’s operating account. Upon the commencement and during the continuance of a Trigger Period, amounts on deposit in the clearing account will be swept to a cash management account established and maintained by the lender, and applied to payment of all required payments and reserves as set forth in The Plaza at Harmon Meadow Loan documents.

A “Trigger Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default under The Plaza at Harmon Meadow Loan, (ii) the debt service coverage ratio (to be calculated based on the then outstanding principal amount of The Plaza at Harmon Meadow Loan and The Plaza at Harmon Meadow Mezzanine Loan, in each case assuming a 30-year amortization period) falling below 1.05x, (iii) the occurrence of a Lease Sweep Period (as defined below) and (iv) the occurrence and continuance of an “event of default” under The Plaza at Harmon Meadow Mezzanine Loan (as defined below), until such time as (a) with respect to clause (i), such event of default has been cured, (b) with respect to clause (ii), the debt service coverage ratio (to be calculated based on the then outstanding principal amount of The Plaza at Harmon Meadow Loan and The Plaza at Harmon Meadow Mezzanine Loan, in each case assuming a 30-year amortization period) is at least 1.10x for two consecutive quarters, (c) with respect to clause (iii), upon the cessation of such Lease Sweep Period, and (d) with respect to clause (iv), the lender has received revocation notice with respect to such event of default under The Plaza at Harmon Meadow Mezzanine Loan.

A “Lease Sweep Period” will commence on the first monthly payment date following the giving of notice from any tenant under a Lease Sweep Lease (as defined below) that such tenant (i) gives notice of its intent to surrender, cancel or terminate such leases prior to its expiration date, (ii) exercises its right to terminate, cancel or surrenders its lease, (iii) goes dark or gives notice of its intent to go dark, (iv) defaults under its lease beyond the applicable notice and cure period or (v) becomes subject to bankruptcy or similar proceedings. A Lease Sweep Period will end when, (a) with respect to clauses (i), (ii) and (iii), the Lease Sweep Lease (as defined below) space is leased pursuant to one or more qualified leases and, in the lender’s reasonable judgment, sufficient reserves have been accumulated to cover all anticipated leasing expenses and free rent and abatement periods, if any, (b) with respect to clause (iv) such default has been cured and no other defaults under such lease occurs for a period of six (6) consecutive months, and (c) with respect to clause (v), such bankruptcy or similar proceeding has been terminated and the Lease Sweep Lease has been affirmed, assumed or assigned in a manner satisfactory to lender.

A “Lease Sweep Lease” means (i) the lease with Kerasotes Showplace Theatres (“Kerasotes”) or (ii) any replacement lease of all or any portion of the Kerasotes space entered into in accordance with the loan documents.

Initial Reserves.  At closing, the borrower deposited (i) $503,524 into a tax reserve account, (ii) $11,237 into an insurance reserve account, (iii) $418,144 into an upfront TI/LC reserve account (iv) $2,742 into a replacement reserve account, (v) $65,000 into an environmental remediation reserve account and (vi) $5,813 into required repairs reserve account.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

B-35

650 & 700 Plaza Drive Secaucus, NJ 07094	Collateral Asset Summary – Loan No. 4 The Plaza at Harmon Meadow	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$48,875,000 74.6% 1.90x 9.3%

Ongoing Reserves.    On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $83,921 per month, into a tax reserve account, (ii) 1/12 of the estimated annual insurance premiums, which currently equates to $11,237 per month, into an insurance reserve account, (iii) $2,742 into a replacement reserve account and (iv) $9,141 into a TI/LC reserve account. Upon the occurrence of a Lease Sweep Period, all excess cash flow will be deposited into a lease sweep reserve account.

Current Mezzanine or Subordinate Indebtedness.    Concurrent with the origination of The Plaza at Harmon Meadow Loan, an affiliate of SteepRock Capital, LLC has provided a $6,750,000 mezzanine loan secured by the mezzanine borrower’s equity interest in the borrower (“The Plaza at Harmon Meadow Mezzanine Loan”) that is co-terminus with The Plaza at Harmon Meadow Loan. The Plaza at Harmon Meadow Mezzanine Loan accrues interest at an interest rate of 10.5000% per annum and is interest only for the duration of the term. The lender and the mezzanine lender have entered into an intercreditor agreement.

Future Preferred Equity Financing Permitted.    On and after the date that is thirty (30) days following the securitization closing date, the borrower and/or its direct and indirect equity owners are permitted to obtain a preferred equity investment (the “Preferred Equity Investment”), subject to the lender’s determination in its sole discretion that certain conditions have been met including (i) no event of default has occurred and is continuing; (ii) the debt service coverage ratio (calculated based on the then outstanding principal amount of The Plaza at Harmon Meadow Loan and The Plaza at Harmon Meadow Mezzanine Loan, in each case assuming a 30-year amortization period, and the redemption price and stated preferred rate of return due with respect to the proposed Preferred Equity Investment) is at least 1.15x; and (iii) the lender receives confirmation from each rating agency rating the certificates that the proposed Preferred Equity Investment will not result in any downgrade, qualification or withdrawal of the then-current rating on any class of certificates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

B-36

650 & 700 Plaza Drive Secaucus, NJ 07094	Collateral Asset Summary – Loan No. 4 The Plaza at Harmon Meadow	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$48,875,000 74.6% 1.90x 9.3%

The Plaza at Harmon Meadow
650 & 700 Plaza Drive
Secaucus, NJ 07094
New York
Manhattan
Newark
Jersey City
Hoboken
Union City
Secaucus
Hackensack
Maywood
Englewood
Teaneck
Bogota
Ridgefield Park
Palisades Park
Teterboro
Teterboro Airport
Moonachie
Carlstadt
Ridgefield
Rutherford
East Rutherford
Meadowlands New Jersey Sports Complex
Metlife Stadium
Mill Creek Mall
Fairview
Guttenberg
West New York
Nutley
Lyndhurst
Belleville
North Arlington
Kearny
East Newark
Harrison
Bayonne
Brooklyn
Harlem
Upper West Side
Upper East Side
Museum of Natural History
Central Park
Astoria
Times Square
Midtown
Grand Central
Madison Square Garden
Long Island City
Chelsea
New York University
Financial District
World Trade Center
Stevens Institute Of Technology
Newport Centre Mall
Jersey City Medical Center
New Jersey City University
Liberty State Park
Liberty National Golf Club
Upper New York Bay
Newark Liberty International Airport
Prudential Center
The Outlet Collection Jersey Gardens
Hackensack University Medical Center
Holy Name Medical Center
The Shops At Riverside
Hudson River
New Jersey Turnpike
Henry Hudson Pkwy
FDR Drive
Paterson
Hackensack
Mount Vernon
Fairfield
Clifton
Passaic
Fort Lee
Bronx
West Orange
East Orange
Newark
Jersey City
Queens
LaGuardia Airport
Newark Liberty Int'l Airport
Elizabeth
Bayonne
Brooklyn
JFK Int'l Airport
Linden
Staten Island
Lower Bay
Atlantic Ocean
CARTIFACT

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

B-37

Michigan	Collateral Asset Summary – Loan No. 5 CORE West Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$44,000,000 73.0% 1.67x 11.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

B-38

Michigan	Collateral Asset Summary – Loan No. 5 CORE West Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$44,000,000 73.0% 1.67x 11.0%

Mortgage Loan Information
Loan Seller:	BNYM
Loan Purpose:	Refinance
Sponsor:	CORE Realty Holdings Management, Inc.; John R. Saunders
Borrower(1):	Various
Original Balance:	$44,000,000
Cut-off Date Balance:	$44,000,000
% by Initial UPB:	3.0%
Interest Rate:	4.5000%
Payment Date:	6th of each month
First Payment Date:	July 6, 2015
Maturity Date:	June 6, 2025
Amortization:	Interest only for the first 12 months; 360 months thereafter
Additional Debt:	None
Call Protection:	L(25), D(90), O(5)
Lockbox / Cash Management:	Hard / Springing

Reserves(2)
	Initial	Monthly
Taxes:	$379,704	$63,284
Insurance:	$98,016	$14,002
Replacement:	$500,000	Springing
TI/LC:	$1,000,000	Springing
Required Repairs:	$572,496	NAP

Financial Information
Cut-off Date Balance / Sq. Ft.:	$26
Balloon Balance / Sq. Ft.:	$22
Cut-off Date LTV(3):	73.0%
Balloon LTV(3):	60.7%
Underwritten NOI DSCR(4):	1.80x
Underwritten NCF DSCR(4):	1.67x
Underwritten NOI Debt Yield:	11.0%
Underwritten NCF Debt Yield:	10.1%
Underwritten NOI Debt Yield at Balloon:	13.2%
Underwritten NCF Debt Yield at Balloon:	12.2%

Property Information
Single Asset / Portfolio:	Portfolio of 10 properties
Property Type:	Industrial Warehouse
Collateral:	Fee Simple
Location:	Michigan
Year Built / Renovated:	Various / NAP
Total Sq. Ft.:	1,684,126
Property Management:	CORE Realty Holdings Management, Inc.
Underwritten NOI(5):	$4,826,959
Underwritten NCF:	$4,461,540
Appraised Value(3):	$60,290,000
Appraisal Date:	December 18, 2014

Historical NOI
Most Recent NOI:	$4,603,356 (T-12 February 28, 2015)
2014 NOI:	$4,591,632 (December 31, 2014)
2013 NOI:	$4,773,747 (December 31, 2013)
2012 NOI:	$4,187,598 (December 31, 2012)

Historical Occupancy
Most Recent Occupancy:	96.5% (May-July 2015)
2014 Occupancy:	97.8% (December 31, 2014)
2013 Occupancy:	93.8% (December 31, 2013)
2012 Occupancy:	94.7% (December 31, 2012)
(1)	CORE West Michigan Industrial S, LLC, TIC West Michigan Industrial 1, LLC, TIC West Michigan Industrial 2, LLC, TIC West Michigan Industrial 3, LLC, TIC West Michigan Industrial 4, LLC¸ TIC West Michigan Industrial 5, LLC, TIC West Michigan Industrial 6, LLC, TIC West Michigan Industrial 7, LLC, TIC West Michigan Industrial 8, LLC, TIC West Michigan Industrial 9, LLC¸ TIC West Michigan Industrial 10, LLC, TIC West Michigan Industrial 12, LLC, TIC West Michigan Industrial 13, LLC, TIC West Michigan Industrial 14, LLC, TIC West Michigan Industrial 15, LLC¸ TIC West Michigan Industrial 16, LLC, TIC West Michigan Industrial 18, LLC, TIC West Michigan Industrial 19, LLC, TIC West Michigan Industrial 20, LLC, TIC West Michigan Industrial 21, LLC¸ TIC West Michigan Industrial 22, LLC, TIC West Michigan Industrial 23, LLC, TIC West Michigan Industrial 24, LLC, TIC West Michigan Industrial 25, LLC¸ TIC West Michigan Industrial 26, LLC, TIC West Michigan Industrial 27, LLC, TIC West Michigan Industrial 29, LLC, TIC West Michigan Industrial 30, LLC, TIC West Michigan Industrial 31, LLC¸ TIC West Michigan Industrial 32, LLC, TIC West Michigan Industrial 33, LLC, and TIC West Michigan Industrial 34, LLC.
(2)	See “Initial Reserves” and “Ongoing Reserves” herein.
(3)	The appraised value of $60,290,000 reflects a premium attributed to the aggregate value of the CORE West Portfolio as a whole. The sum of the value of each of the properties on an individual basis is $58.6 million, which represents a Cut-off Date LTV of 75.1%.
(4)	Based on amortizing debt service payments. Based on interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 2.40x and 2.22x, respectively.
(5)	See “Cash Flow Analysis” herein.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

B-39

Michigan	Collateral Asset Summary – Loan No. 5 CORE West Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$44,000,000 73.0% 1.67x 11.0%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
Sprinter Services	NR/NR/NR	355,000	21.1%	$2.75	18.5%	1/31/2017(1)
The Empire Company	NR/NR/NR	222,000	13.2%	$3.60	15.2%	10/31/2020
NWS Michigan, Inc.	NR/NR/NR	173,875	10.3%	$3.29	10.9%	1/31/2017
Scott Group Custom	NR/NR/NR	171,750	10.2%	$3.40	11.1%	5/31/2021(2)
Hadley Products Corp	NR/NR/NR	117,251	7.0%	$3.82	8.5%	4/30/2019
Total Major Tenants		1,039,876	61.7%	$3.25	64.1%
Remaining Tenants		585,000	34.7%	$3.23	35.9%
Total Occupied Collateral		1,624,876	96.5%	$3.24	100.0%
Vacant		59,250	3.5%
Total		1,684,126	100.0%

(1)	Sprinter Services’ lease gives the tenant and landlord the option to terminate the lease upon 12-month’s written notice.
(2)	Scott Group Custom has a five-year renewal option remaining.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2015	2	75,000	4.5%	75,000	4.5%	$3.70	5.3%	5.3%
2016	0	0	0.0%	75,000	4.5%	$0.00	0.0%	5.3%
2017	8	634,175	37.7%	709,175	42.1%	$2.97	35.7%	41.0%
2018	2	94,000	5.6%	803,175	47.7%	$2.85	5.1%	46.1%
2019	3	207,251	12.3%	1,010,426	60.0%	$3.53	13.9%	59.9%
2020	3	332,000	19.7%	1,342,426	79.7%	$3.72	23.5%	83.4%
2021	1	171,750	10.2%	1,514,176	89.9%	$3.40	11.1%	94.5%
2022	1	110,700	6.6%	1,624,876	96.5%	$2.63	5.5%	100.0%
2023	0	0	0.0%	1,624,876	96.5%	$0.00	0.0%	100.0%
2024	0	0	0.0%	1,624,876	96.5%	$0.00	0.0%	100.0%
2025	0	0	0.0%	1,624,876	96.5%	$0.00	0.0%	100.0%
Thereafter	0	0	0.0%	1,624,876	96.5%	$0.00	0.0%	100.0%
Vacant	NAP	59,250	3.5%	1,684,126	100.0%	NAP	NAP
Total / Wtd. Avg.	20	1,684,126	100.0%			$3.24	100.0%

(1)	Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease and that are not considered in the lease rollover schedule.

The Loan.    The CORE West Industrial Portfolio loan (the “CORE West Loan”) is a $44.0 million fixed rate loan secured by the borrower’s fee simple interest in ten, bulk warehouse, industrial properties (ranging in size from 61,500 sq. ft. to 222,000 sq. ft.) totaling approximately 1.68 million sq. ft. located in and around Grand Rapids, Michigan (the “CORE West Properties”). The $44.0 million first mortgage loan has a 10-year term and amortizes on a 30-year schedule after an initial 12-month interest-only period. The CORE West Loan accrues interest at a fixed rate equal to 4.5000%. Loan proceeds were used to refinance the existing loan, fund approximately $2.6 million of reserves, return approximately $5.4 million of equity to the borrower and pay closing costs of approximately $1.7 million. Based on the appraised value of approximately $60.3 million, the cut-off date LTV ratio is 73.0%. The most recent prior financing of the CORE West Properties was included in the BACM 2005-5 securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$44,000,000	100.0%	Loan Payoff	$34,366,585	78.1%
			Reserves	$2,550,216	5.8%
			Closing Costs	$1,730,049	3.9%
			Return of Equity	$5,353,150	12.2%
Total Sources	$44,000,000	100.0%	Total Uses	$44,000,000	100.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

B-40

Michigan	Collateral Asset Summary – Loan No. 5 CORE West Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$44,000,000 73.0% 1.67x 11.0%

The Borrower / Sponsor.    The borrowers are CORE West Michigan Industrial S, LLC and thirty-one (31) other tenants in common (“TICs”), each of whom is a single purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure. The sponsor of CORE West Michigan Industrial S, LLC is CORE Realty Holdings Management, Inc. (“CORE”) and John R. Saunders. CORE and John R. Saunders, along with the principals of the 31 other TIC’s will be the nonrecourse carve-out guarantors. CORE and its affiliates own and professionally manage over 10.6 million square feet of commercial and multi-family real estate located throughout the United States. CORE acquires and manages commercial properties and provides co-ownership of real estate replacement properties for 1031 exchange investors using the Tenant-In-Common ownership format. Mr. Saunders owns over 4 million sq. ft. of commercial real estate, primarily in Orange County, California.

The CORE West Properties were sold in 2005 for $56 million to the sponsor and a group of tenant-in-common borrowers and secured a loan that was securitized in BACM 2005-3.

The Properties.     The CORE West Properties are comprised of a 10-property (single and multi-tenant), 1.68 million sq. ft. industrial portfolio located in and around Grand Rapids, Michigan built between 1977 and 1997 and which are 96.5% occupied as of May 1, 2015. The CORE West Properties offer a diversified rent roll of seventeen different tenants with NNN leases. The CORE West Properties’ tenant base has a long occupancy history with several tenants in occupancy for over 15 years.

Byron Township/Southwest Industrial Submarket

The following properties are surrounded by commercial and industrial properties, just east of Byron Center, a small commercial downtown area, approximately 15 miles southwest of Grand Rapids. US-131, a major north/south highway connecting Byron Center to Grand Rapids, is approximately 7.5 miles east of this neighborhood. M-6 is an east/west corridor approximately 3.5 miles north of the Byron Center neighborhood connecting US 131 and Interstate 196.

553-555 76th Street Southwest is comprised of a 10,000 sq. ft. office building and a 200,000 sq. ft. industrial building containing a total of 210,000 sq. ft. built in 1977 and 1986 on 15.71 acres. The buildings are 92.9% occupied by three tenants. Approximately 4.8% of the total sq. ft. is office space, with the remaining 200,000 sq. ft. as warehouse space. The office building contains a reception area, large open office area, private offices, kitchen, large conference room, storage room, mechanical room, lab, and bathrooms. The warehouse areas are mostly open with five overhead doors, 19 truck dock doors. In addition there is mezzanine storage above the offices.

511 76th Street Southwest is comprised of a 6,785 sq. ft. office building and a 195,715 sq. ft. industrial building containing a total of 202,500 sq. ft. built in 1985 on 11.98 acres. Approximately 3.4% of the total sq. ft. is office space, with the remaining 195,715 sq. ft. as warehouse space. The office building contains a reception area, large open office area, private offices, kitchen, large conference room, storage room, mechanical room, lab, and bathrooms. The office areas in the warehouse building are similar to those in the previous properties. The warehouse areas are mostly open with five overhead doors, 28 truck dock doors.

425 Gordon Industrial Court Southwest is comprised of a 173,875 sq. ft. single story building on 8.77 acres built in 1990 through 1997, fully leased to NWS Michigan, Inc. at a rental rate of $3.29 PSF. Approximately 7.7% of the square footage is office space, with the remaining 160,449 sq. ft. as warehouse space. The office space has moderate finishes containing reception areas, open offices, private offices, a training room, break room, storage rooms, and bathrooms. The warehouse is mostly open with some dividing walls, has three overhead doors and 28 truck dock doors.

100 84th Street Southwest is comprised of a 81,000 sq. ft. single story building on 3.98 acres built in 1979 and 1982, fully leased to three tenants with an average rent of $3.71 PSF. Approximately 7.9% of the square footage is office space, with the remaining 74,565 sq. ft. as warehouse space. The office space has low level finishes containing reception areas, open offices, private offices, a break room, and bathrooms. The warehouse is mostly open with some dividing walls, has six overhead doors and 11 truck dock doors.

Grandville Neighborhood/Southwest Industrial Market

The Grandville Neighborhood/Southwest Industrial Market is comprised of residential and industrial properties, just east of Grandville, and west of Wyoming, two small commercial areas approximately 7 miles southwest of Grand Rapids. US-131, a major north/south highway connecting the area to Grand Rapids, is approximately 3.5 miles east of this neighborhood. Interstate 196 moves from the west side of the neighborhood (approximately 2.5 miles to the west) and wraps around to the north of the neighborhood (approximately 4 miles to the north) and connects to US 131 in Grand Rapids. The Southwest industrial submarket had a vacancy rate of 2.9% for 2014.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

B-41

Michigan	Collateral Asset Summary – Loan No. 5 CORE West Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$44,000,000 73.0% 1.67x 11.0%

2851 Prairie Southwest is comprised of a 117,251 sq. ft. single story building built in 1989 on 5.44 acres located in the Southwest Industrial Market, fully leased to Hadley Products Corp. at a rental rate of $3.82 PSF. Approximately 5.6% of the building is office space with the remaining 110,732 sq. ft. as warehouse space. The building is set up for one tenant but could be converted to multiple tenants due to four different office areas available. The office areas have above average finishes containing reception areas, open and private offices, a conference room, and bathrooms. There are also two mezzanine office areas containing private offices, conference rooms, kitchenettes, a lab area, break room, and bathrooms. The warehouse space is primarily open with four overhead doors and 10 covered truck dock doors.

Cascade Township Neighborhood / Zeeland Township / Southeast Industrial Market

The following properties are surrounded by commercial, residential and industrial properties, just north of the Gerald R. Ford International Airport, approximately 10 miles southeast of Grand Rapids. These properties are directly off of Interstate 96 which is moves northwest towards Grand Rapids. The Southeast industrial submarket had a vacancy rate of 6.8% for 2014.

8181 Logistics Drive is comprised of a 222,000 sq. ft. building built in 1989 on 10.00 acres that is fully leased to The Empire Company at a rental rate of $3.50 PSF. Approximately 7.2% of the building is office space, with the remaining 206,000 sq. ft. as warehouse space. The building is set up for one tenant but could be converted to two tenants because there are two separate office areas. The office areas have above average finishes containing reception areas, open office and private offices, conference room, break room, and bathrooms. There is office mezzanine space that currently has offices and storage space. The warehouse area is primarily open with some shop offices, six large overhead doors, and 12 truck dock doors.

3232 Kraft Avenue Southeast is comprised of a 216,000 sq. ft. industrial building built in 1989 on 11.94 acres that is 79.5% leased to one tenant. Approximately 6.7% of the building is office space, with the remaining 201,508 sq. ft. as warehouse space, and is divided into two tenant areas with each having its own office and warehouse sections. The two office spaces are similar in that they contain reception areas, open and private office spaces, kitchenettes conference rooms and bathrooms. The warehouse spaces are open; however the Scott Group Custom spaces have some divisions as well as shop offices, a mechanical room, and dye room. There are five overhead doors and 19 truck dock doors.

3366 Kraft Avenue Southeast is comprised of a 200,000 sq. ft. building built in 1987 on 13.01 acres that is fully leased to two tenants at a rental rate of $2.84 PSF. The building has 8.3% of office space, with the remaining 183,385 sq. ft. as warehouse space. The building is divided into two tenant areas, each with its own office and warehouse sections. The office areas contain reception areas, open and private offices, conference rooms, a lab area, kitchenettes, break room and bathrooms. The warehouse sections are mostly open with some shop offices. There are five overhead doors and 22 truck dock doors.

3300 Kraft Avenue Southeast is comprised of a 200,000 sq. ft. building built in 1987 on 11.57 acres that is fully leased to Sprinter Services at a rental rate of $2.75 PSF. Approximately 0.7% of the building space is office space, with the remaining 198,640 sq. ft. as warehouse space. The building is set up for one tenant is mostly open with one overhead door and 16 truck dock doors.

5001 Kendrick Street Southeast is comprised of a 61,500 sq. ft. building built in 1984 on 4.01 acres that is fully leased to two tenants at a rental rate of $3.08 PSF. Approximately 4.3% of the building is office space, with the remaining 58,828 sq. ft. as warehouse space that is divided into two tenant areas, each with its own office and warehouse sections. The True Textiles, Inc. office space has moderate finishes with a reception area, open and private offices, kitchenette, and bathrooms. The Michigan Sporting Goods office space is small and contains two offices and a bathroom. The warehouse is mostly open with four overhead doors and six truck dock doors. There is additional storage on the mezzanine level.

Environmental Matters.     The Phase I environmental report dated January 13, 2015 with respect to each of the Core West Properties, did not identify any evidence of a recognized environmental condition in connection with the related Core West Property and recommended no further action.

Major Tenants.

Sprinter Services (355,000 sq. ft., 21.1% of NRA, 18.5% of U/W Base Rent). Sprinter Services (“Sprinter”) warehouses and distributes bulk raw and finished goods for Kellogg’s, Hearthside Foods, General Mills and Coca-Cola from their facilities at 3300 Kraft Avenue Southeast. Sprinter took occupancy in 2004 and its current lease expires in January 2017. Sprinter provides logistics solutions that build value for their clients’ supply chain, specializing in food and manufacturing support, Sprinter has served the Midwest for over 100 years.

The Empire Company (222,000 sq. ft., 13.2% of NRA, 15.2% of U/W Base Rent). The Empire Company (“Empire”) was founded in 1946 as a small regional distributor of building materials serviced from a single location. During the 1960s and 1970s, Empire’s focus began to shift from rough construction products to millwork. Since 1991, Empire has grown into one of the largest millwork distribution and manufacturing companies in the United States with a geographic footprint that touches the majority of the eastern half of the United

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

B-42

Michigan	Collateral Asset Summary – Loan No. 5 CORE West Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$44,000,000 73.0% 1.67x 11.0%

States. Empire took occupancy in 1990 and renewed its lease in May 2015 through October 2020. Empire has warehousing facilities in Zeeland, MI, Allentown, PA, Chesapeake, VA, Lakeland, FL and Houston, TX.

NWS Michigan, Inc. (173,875 sq. ft., 10.3% of NRA, 10.9% of U/W Base Rent). NWS Michigan, Inc. (“NWS”) is a wholesaler of wines and spirits. NWS took occupancy in 1996 and its current lease expires in January 2017. NWS is an authorized distribution dealer and broker in the Michigan spirits market and the only statewide wine wholesaler. In 2013, NWS became the only statewide distributor of craft beer in Michigan. Overall, the company features over 7,000 products in a portfolio of spirits, wine, beer and non-alcoholic beverages which it distributes to over 12,000 customers throughout Michigan.

Scott Group Custom (171,250 sq. ft., 10.2% of NRA, 11.1% of U/W Base Rent). Scott Group Custom (“Scott Group”) is a manufacturer of custom wool carpets for private aviation, luxury marine, residential & corporate interiors. Scott Group took occupancy in 1998 and recently expanded its space from 141,750 sq. ft. to 171,750 sq. ft. Its current lease expires in May 2021. Scott Group’s corporate office, mill, and warehouse are located in Grand Rapids, MI.

Hadley Products Corp (117,251 sq. ft., 7.0% of NRA, 8.5% of U/W Base Rent). Hadley Products Corp. (“Hadley”) has been a truck parts manufacturer since the 1940s. Hadley took occupancy in 1991 and extended its current lease in January 2015 for an additional 52 months through April 2019 at its current rate of $3.82 NNN PSF (after a four-month free rent period), with a rent increase in May 2017 to $3.90 NNN PSF. Hadley’s corporate offices and horn distribution and testing center are located at 2851 Prairie Southwest, Grandville, MI. Based on customer demands for a low-cost, weight-reduced system, Hadley designed the Next Generation anodized aluminum horn. As the only manufacturer of this product, Hadley continues to grow market share and provides its customers with an important competitive advantage. Hadley also produces air suspension leveling valves. Hadley also designed and developed the Smart Air Management System (SAMSTM), Hadley’s first electronic height control system for commercial vehicles in North America. Hadley has a manufacturing facility located in Elkhart, IN.

The current tenants have occupied space within the portfolio for almost 12 years on average, including the top five tenants who, as shown in the table below, have occupied space within the portfolio for more than 18 years.

Original Tenant Move-In Dates
The Empire Company	1990
Sprinter Services	2004
NWS Michigan, Inc.	1996
Scott Group Custom	1998
Hadley Products Corp	1991
Average Tenancy (years)	18.2

The Market.    The CORE West Properties are located in the Grand Rapids-Wyoming, Michigan CMSA, which had a 2014 population of approximately 1 million and a median household income of $52,135. The unemployment rate for 2014 was 5.7%, which is lower than the State of Michigan at 7.7% and the U.S. at 6.1%. Grand Rapids, Michigan is the second largest city in Michigan and is located on the Grand River, about 25 miles east of Lake Michigan.

Grand Rapids is a center for furniture, automobile, and aviation manufacturing. It is a location for GE Aviation Systems, and office furniture manufacturers American Seating, Steelcase, Haworth and Herman. Grand Rapids is also home to Alticor/Amway, Bissell, Highlight Industries Company, Meijer, Wolverine World Wide, MC Sports, Universal Forest Products, and Schuler Books & Music.

The appraiser concluded a sustainable vacancy rate of 4.0% and a weighted average market rent of $3.10 PSF NNN for the CORE West Properties. The appraiser notes that the portfolio is divided into two submarkets (Southeast and Southwest Industrial) and four neighborhoods, however the appraiser used the same six comparables for all properties making different adjustments as needed. The comparables are noted in the subsequent chart with their rental rates pre-adjustment:

Lease Comparables(1)
Property	Tenant	Year Built	Lease Date	Base Rent (PSF)	Lease Term (Months)
5565 Broadmoor Avenue SE	Roskam Baking	1982	10/1/2014	$3.07	180
1100 Hynes Avenue SW	Elite Baseball	2000	8/1/2014	$3.85	36
4247 Eastern Avenue SE	Undercar Products	1959-2013	7/1/2014	$3.88	132
5101 Kraft Avenue SE	Erwin Quader	2003	11/1/2013	$3.20	60
4460 44th Street SE	GRW Technologies	1997	4/1/2013	$3.23	60
707 Ionia Avenue SW	Ferguson	1980	6/1/2013	$2.75	120
(1)	Source: Appraisal

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

B-43

Michigan	Collateral Asset Summary – Loan No. 5 CORE West Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$44,000,000 73.0% 1.67x 11.0%

The appraiser determined the following market rents for the CORE West Properties, which are presented in the following chart:

Conclusion of Market Rents(1)
Lease Category	Lease Type
Market Rent (PSF/Yr.)	$3.10
Concessions	NAP
Reimbursements	NNN
Annual Escalation	NAP
Tenant Improvements (New Tenants)	$0.00-$1.00
Tenant Improvements (Renewals)	$0.00
Average Lease Term	3-5 years
(1)	Source: Appraisal

The appraiser identified six recent sales in the market, which are presented in the following chart.

Recent Sales(1)
Property	Year Built	Lease Area (Sq. Ft.)	Sale Date	Sale Price	Price PSF	Cap Rate
4247 Eastern Ave. SE, Wyoming, MI	1959-2013	434,039	8/20/2014	$19,725,000	$45.45	8.19%
5565 Broadmoor Ave. SE, Kentwood, MI(2)	1982	885,781	5/1/2014	$23,640,000	$26.69	NA
1001 76th Street SW, Byron Township, MI	2007	204,960	6/27/2013	$7,200,000	$35.13	7.98%
4070 East Paris Ave. SE, Kentwood, MI	1989-1992	85,157	6/26/2013	$4,175,000	$49.03	10.87%
5300 Patterson Ave. SE, Cascade Township, MI(2)	1989-2008	395,689	5/29/2013	$9,079,000	$22.94	NA
3195 Wilson Drive NW, Walker, MI	1999-2001	197,220	2/27/2013	$5,662,000	$28.71	9.78%
(1)	Source: Appraisal
(2)	Both 5565 Broadmoor Ave. SE ($26.69 PSF) and 5300 Patterson Ave. SE ($22.94 PSF) were sold entirely vacant and purchased by value-add entrepreneurs who planned to renovate and lease up the properties.

Cash Flow Analysis.

Cash Flow Analysis
	2011	2012	2013	2014	T-12 Feb 2015	U/W	U/W PSF
Base Rent(1)	$4,721,984	$4,674,357	$5,040,703	$5,005,649	$5,004,717	$5,268,193	$3.13
Value of Vacant Space(2)	0	0	0	0	0	170,438	0.10
Free Rent(3)	(45,833)	0	(24,806)	(89,629)	(175,414)	0	0.00
Gross Potential Rent	$4,676,151	$4,674,357	$5,015,897	$4,916,020	$4,829,303	$5,438,630	$3.23
Total Recoveries	1,328,367	1,268,508	1,473,977	1,515,498	1,547,185	1,496,799	$0.89
Total Other Income	11,001	422	1,438	4,480	4,460	4,480	0.00
Less: Vacancy	0	0	0	0	0	(347,590)	(0.21)
Effective Gross Income	$6,015,518	$5,943,287	$6,491,312	$6,435,998	$6,380,948	$6,592,320	$3.91
Total Operating Expenses	1,669,726	1,755,690	1,717,565	1,844,367	1,777,592	1,765,361	$1.05
Net Operating Income	$4,345,792	$4,187,598	$4,773,747	$4,591,632	$4,603,356	$4,826,959	$2.87
TI/LC	0	0	0	0	0	137,800	0.08
Capital Expenditures	0	0	0	0	0	252,619	0.15
CapEx Upfront Reserve Credit	0	0	0	0	0	(25,000)	(0.01)
Net Cash Flow	$4,345,792	$4,187,598	$4,773,747	$4,591,632	$4,603,356	$4,461,540	$2.65

(1)	U/W Base Rent based on May 1, 2015 rent roll.
(2)	Value of Vacant Space is potential rental income with respect to the in-place vacant space (59,250 sq. ft., 3.5% of NRA) at the appraisers concluded market rent for each building. The vacancy gross up amount is comprised of $121,688 for 3232 Kraft Avenue Southeast (44,250 sq. ft. at a rental rate of $2.75 PSF) and $48,750 (553-555 76th St Southwest (15,000 sq. ft. at a rental rate of $3.25 PSF).
(3)	T-12 February 2015 Free Rent amount is comprised of such amounts with respect to Applied Textiles (free rent period ended February 28, 2015), Hadley Products Corp (free rent period ended April 30, 2015) and Quarry Ridge (free rent period ended February 28, 2015).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

B-44

Michigan	Collateral Asset Summary – Loan No. 5 CORE West Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$44,000,000 73.0% 1.67x 11.0%

Property Management.    The CORE West Properties are managed by CORE Realty Holdings Management, Inc., an affiliate of the sponsor.

Lockbox / Cash Management.    The CORE West Loan is structured with a hard lockbox and springing cash management. The borrower is required to send tenant direction letters to all tenants instructing them to deposit all rents and other payments into the lockbox account controlled by the lender. Except during a Cash Management Period (as defined below), all funds in the lockbox account are swept daily into the borrower’s operating account. Upon the occurrence of a Cash Management Period, all funds in the lockbox account will be swept on a daily basis into a cash management account and disbursed during each interest period of the loan term in accordance with the loan documents.

A “Cash Management Period” will occur if upon (i) an event of default or (ii) the debt service coverage ratio falling below 1.10x for four (4) consecutive calendar quarters. A Cash Management Period will end : (a) with respect to clause (i) above, upon the cure of an event of default or (b) with respect to clause (ii) above, upon the debt service coverage ratio being greater than 1.30x for four (4) consecutive calendar quarters.

Initial Reserves.    At closing, the borrower deposited (i) $379,704 into a tax reserve account, (ii) $98,016 into an insurance reserve, (iii) $1,000,000 into an upfront tenant improvements and leasing commissions reserve account, (iv) $572,496 into the immediate repairs and capital improvements account and (v) $500,000 into the replacement reserve account.

Ongoing Reserves.    On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $63,284 per month, into a tax reserve account, (ii) 1/12 of the estimated annual insurance premiums, which currently equates to $14,002 per month, into an insurance reserve account, (iii) $14,127 ($169,524 annually) if the balance of the replacement reserve is reduced to $250,000 or less, until the replacement reserve is equal to or greater than $500,000, (iv) $20,833 ($250,000 annually) if the leasing reserve is reduced to less than $300,000, until the leasing reserve is equal to or greater than $1.0 million.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.    None.

Partial Release.    None.

Substitution. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

B-45

Michigan	Collateral Asset Summary – Loan No. 5 CORE West Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$44,000,000 73.0% 1.67x 11.0%

Muskegon
Grand Rapids
Lake Michigan
Holland
MICHIGAN
Grand Rapids
East Grand Rapids
RIVERVIEW AIRPORT
Millennium Park
Grandville
Wyoming
Rivertown Crossings
Metro Health Hospital
Kentwood
Cascade Township
GERALD R FORD INTERNATIONAL AIRPORT
Byron Township
St Mary's Health Care
Aquinas College
Calvin College
Breton Village Mall
Woodland Shopping Center
Centerpointe Mall
Rogers Plaza
MICHIGAN ST NE
FULTON ST W
FULTON ST E
E FULTON ST
28TH ST SW
28TH ST SE
36TH ST SW
36TH ST SE
44TH ST SW
44TH ST SE
52ND ST SW
52ND ST SE
60TH ST SE
68TH ST SE
84TH ST SE
GEZON PKY SW
BALDWIN ST
CHICAGO DR
CARTIFACT

CORE West Industrial Portfolio

	PROPERTY NAME	ADDRESS	CITY/STATE	ZIP CODE
1	553 - 555 76th Street Southwest	553 - 555 76th Street Southwest	Byron Township, MI	49315
2	8181 Logistics Drive	8181 Logistics Drive	Zeeland Township, MI	49464
3	3232 Kraft Avenue Southeast	3232 Kraft Avenue Southeast	Cascade Township, MI	49512
4	3366 Kraft Avenue Southeast	3366 Kraft Avenue Southeast	Cascade Township, MI	49512
5	511 76th Street Southwest	511 76th Street Southwest	Byron Township, MI	49315
6	3300 Kraft Avenue Southeast	3300 Kraft Avenue Southeast	Cascade Township, MI	49512
7	425 Gordon Industrial Court Southwest	425 Gordon Industrial Court Southwest	Byron Township, MI	49315
8	2851 Prairie Southwest	2851 Prairie Southwest	Grandville, MI	49418
9	100 84th Street Southwest	100 84th Street Southwest	Byron Township, MI	49315
10	5001 Kendrick Street Southeast	5001 Kendrick Street Southeast	Cascade Township, MI	49512

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

B-46

(THIS PAGE INTENTIONALLY LEFT BLANK)

B-47

150 Broadway Menands, NY 12204	Collateral Asset Summary – Loan No. 6 Riverview Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,319,282 61.3% 1.88x 13.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

B-48

150 Broadway Menands, NY 12204	Collateral Asset Summary – Loan No. 6 Riverview Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,319,282 61.3% 1.88x 13.9%

Mortgage Loan Information
Loan Seller:	UBSRES
Loan Purpose:	Refinance
Sponsor:	Tomas Rosenthal
Borrower:	Riverview Assets LLC
Original Balance:	$34,500,000
Cut-off Date Balance:	$34,319,282
% by Initial UPB:	2.3%
Interest Rate:	4.6000%
Payment Date:	6th of each month
First Payment Date:	May 6, 2015
Maturity Date:	April 6, 2020
Amortization:	300 months
Additional Debt:	None
Call Protection:	L(27), D(26), O(7)
Lockbox / Cash Management:	Hard / Springing

Reserves(1)
	Initial	Monthly
Taxes:	$38,946	$64,911
Insurance:	$36,425	$22,766
Replacement:	$0	$8,148
TI/LC:	$3,500,000	Springing
Environmental Funds:	$198,000	NAP
Workers Comp Lease Funds:	$2,000,000	NAP
Major Tenant Rollover Funds:	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$35
Balloon Balance / Sq. Ft.:	$31
Cut-off Date LTV:	61.3%
Balloon LTV:	54.4%
Underwritten NOI DSCR:	2.05x
Underwritten NCF DSCR:	1.88x
Underwritten NOI Debt Yield:	13.9%
Underwritten NCF Debt Yield:	12.8%
Underwritten NOI Debt Yield at Balloon:	15.7%
Underwritten NCF Debt Yield at Balloon:	14.4%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Office/Warehouse
Collateral:	Fee Simple
Location:	Menands, NY
Year Built / Renovated:	1931 / 2015
Total Sq. Ft.:	977,780
Property Management:	Gateway Realty Holdings, Ltd.
Underwritten NOI:	$4,776,641
Underwritten NCF:	$4,381,673
Appraised Value:	$56,000,000
Appraisal Date:	March 24, 2015

Historical NOI
Most Recent NOI:	$4,075,869 (T-12 February 28, 2015)
2014 NOI:	$3,916,134 (December 31, 2014)
2013 NOI:	$4,528,539 (December 31, 2013)
2012 NOI:	$4,473,225 (December 31, 2012)

Historical Occupancy(2)
Most Recent Occupancy(3):	72.9% (May 18, 2015)
2014 Occupancy:	72.5% (December 31, 2014)
2013 Occupancy:	72.7% (December 31, 2013)
2012 Occupancy:	72.9% (December 31, 2012)
(1)	See “Initial Reserves” and “Ongoing Reserves” herein.
(2)	The Riverview Center Property was converted from a Montgomery Ward department store and catalog warehouse to office use in the 1980s. However, the seventh and eighth floors of the building (each containing approximately 93,000 sq. ft.) are vacant and have not been built out for office use. Excluding the seventh and eighth floors, the Riverview Center Property was approximately 90.0% occupied as of the May 18, 2015 rent roll.
(3)	Includes approximately 21,952 sq. ft. recently leased to the Workers’ Compensation Hearing Board as occupied space. Excluding this space, occupancy would be 70.7%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

B-49

150 Broadway Menands, NY 12204	Collateral Asset Summary – Loan No. 6 Riverview Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,319,282 61.3% 1.88x 13.9%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
Department of Health	AA/NR/AA	117,074	12.0%	$12.54	18.4%	MTM(2)
Computer Sciences Corporation	BBB/Baa2/BBB+	79,287	8.1%	$13.77	13.7%	2/29/2016(3)
Department of Audit and Control	AA+/Aa1/AA+	72,957	7.5%	$9.50	8.7%	MTM
State Comptroller – ERS	AA+/Aa1/AA+	65,300	6.7%	$9.80	8.0%	3/31/2024(4)
Department of Labor	AA+/Aa1/AA+	53,422	5.5%	$7.00	4.7%	2/28/2016
Total Major Tenants		388,040	39.7%	$10.99	53.4%
Remaining Tenants		325,008	33.2%	$11.44	46.6%
Total Occupied Collateral		713,048	72.9%	$11.20	100.0%
Vacant		264,732	27.1%
Total		977,780	100.0%

(1)	Certain ratings are those of the parent company, or New York State, as applicable, whether or not the parent company guarantees the lease.
(2)	The Department of Health leases 90,666 sq. ft. of office space and 400 sq. ft. of computer space on a month-to-month basis. The Department of Health has occupied 54,539 sq. ft. of its month-to-month office space since 1998 and 36,127 sq. ft. of its month-to-month office space since 1999. The lease for the remaining 26,008 sq. ft. of office space expires on April 30, 2019.
(3)	Computer Sciences Corporation has three three-year renewal options remaining.
(4)	State Comptroller – ERS has the option to reduce its space by 11,466 sq. ft. at any time after March 31, 2017 with a minimum of 12 months written notice.

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM(3)	11	245,816	25.1%	245,816	25.1%	$9.51	29.3%	29.3%
2015	3	8,042	0.8%	253,858	26.0%	$11.34	1.1%	30.4%
2016	13	223,093	22.8%	476,951	48.8%	$11.21	31.3%	61.7%
2017	1	15,734	1.6%	492,685	50.4%	$14.50	2.9%	64.6%
2018	2	3,120	0.3%	495,805	50.7%	$6.00	0.2%	64.8%
2019	2	26,008	2.7%	521,813	53.4%	$14.40	4.7%	69.5%
2020	4	92,681	9.5%	614,494	62.8%	$14.33	16.6%	86.1%
2021	1	0	0.0%	614,494	62.8%	$0.00	0.3%	86.4%
2022	0	0	0.0%	614,494	62.8%	$0.00	0.0%	86.4%
2023	1	4,236	0.4%	618,730	63.3%	$9.08	0.5%	86.9%
2024	3	72,366	7.4%	691,096	70.7%	$10.11	9.2%	96.1%
2025	1	21,952	2.2%	713,048	72.9%	$14.30	3.9%	100.0%
Thereafter	0	0	0.0%	713,048	72.9%	$0.00	0.0%	100.0%
Vacant	NAP	264,732	27.1%	977,780	100.0%	NAP	NAP
Total / Wtd. Avg.	42	977,780	100.0%			$11.20	100.0%

(1)	Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease and that are not considered in the lease rollover schedule or the stacking plan.
(2)	The rollover schedule includes contractual rent steps through September 1, 2015.
(3)	All MTM leases are State of New York government tenants, with the exception of M&M, a small retail tenant totaling 836 sq. ft. The State of New York government tenants which are on month-to-month leases have been in occupancy for 14 years on a weighted average basis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

B-50

150 Broadway Menands, NY 12204	Collateral Asset Summary – Loan No. 6 Riverview Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,319,282 61.3% 1.88x 13.9%

The Loan.    The Riverview Center loan (the “Riverview Center Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in a 977,780 sq. ft. mixed use office building located at 150 Broadway in Menands, New York (the “Riverview Center Property”) with an original principal balance of $34.5 million. The Riverview Center Loan has a five-year term and amortizes on a 25-year schedule. The Riverview Center Loan accrues interest at a fixed rate equal to 4.6000% per annum and has a cut-off date balance of approximately $34.3 million. Loan proceeds were used to refinance existing debt of approximately $17.8 million, fund upfront reserves of approximately $5.8 million, pay closing costs of approximately $1.2 million and return equity to the sponsor of approximately $9.8 million. At closing, the borrower had approximately $3.0 million of remaining cash equity. Based on the appraised value of $56.0 million as of March 24, 2015, the cut-off date LTV is 61.3%. The most recent prior financing of the Riverview Center Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$34,500,000	100.0%	Loan Payoff	$17,753,210	51.5%
			Reserves	$5,773,372	16.7%
			Closing Costs	$1,221,598	3.5%
			Return of Equity	$9,751,820	28.3%
Total Sources	$34,500,000	100.0%	Total Uses	$34,500,000	100.0%

The Borrower / Sponsor.    The borrower, Riverview Assets LLC is a single purpose New York limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure. The sponsor and nonrecourse carve-out guarantor is Tomas Rosenthal. Tomas Rosenthal is the Founder, President, and Chief Executive Officer of Hampshire Properties, LLC, a Brooklyn-based privately-held real estate investment and management firm. Prior to founding Hampshire Properties, LLC in 1988, Mr. Rosenthal worked in real estate management for eleven years. In addition to Mr. Rosenthal’s interest in the Riverview Center Property, Mr. Rosenthal and related entities have an ownership percentage in 19 commercial properties located throughout New York, Florida, Colorado, Texas and Tennessee totaling for approximately 5.0 million sq. ft. Mr. Rosenthal and related entities also have an ownership interest in 27 apartment complexes located throughout New York, Maryland, Michigan and Indiana totaling 7,499 units.

The Property. The Riverview Center Property consists of a 977,780 sq. ft., eight-story, mixed use office building located in Menands, New York, approximately four miles north of Albany, New York. The building is comprised of 611,718 sq. ft. of office space, 240,747 sq. ft. of file storage space, 115,591 sq. ft. of warehouse space, 5,436 sq. ft. of retail space and a 4,288 sq. ft. computer room. The Riverview Center Property is situated on 34.4 acres of land and includes 631 garage and 1,850 surface parking spaces resulting in a parking ratio of 2.54 spaces per 1,000 sq. ft. The Riverview Center Property amenities include a fitness center and indoor walking track, a deli café and convenience store. The Riverview Center Property was constructed in 1931 and originally housed a Montgomery Ward department store and catalog warehouse. The property was converted to its current use in the 1980s. The seventh and eighth floors (each approximately 93,000 sq. ft.) are vacant and have not been improved for office use. As of the rent roll dated May 18, 2015, the Riverview Center Property was approximately 72.9% occupied and approximately 90.0% occupied excluding the seventh and eighth floors.

Government tenants, representing 13 departments of the State of New York, account for 68.0% of the occupied sq. ft. and 61.9% of the underwritten base rent. Investment grade tenants, including government tenants, account for 79.1% of the occupied sq. ft. and 75.6% of the underwritten base rent. The sponsor has invested approximately $6.6 million in capital expenditures at the Riverview Center Property since 2005. These investments have primarily included boiler, elevator, roof, and window replacements, common area improvements, parking garage / lot repairs, and exterior restoration.

Environmental Matters. The Phase I environmental report dated March 30, 2015 reported that a limited subsurface investigation was conducted at the Riverview Center Property in order to determine if the former automotive service center activities impacted the integrity of the subsurface soil and groundwater. The soil samples contained metals, but none of the metal concentrations exceeded NYSDEC Commercial Use Soil Cleanup Objectives. A slight exceedance of lead was found to be present in groundwater above the drinking water standard, but below the standards acceptable for fish and wildlife in New York State. The groundwater at the subject property is not used for drinking purposes; drinking water is municipally supplied to the Riverview Center Property. On the origination date of the Riverview Center Loan, an environmental impairment liability insurance policy with a combined single limit of $2.0 million and a $50,000 deductible was in place which provided first party and third party coverage but excluded the detected lead in the ground water. An Opinion of Probable Cost letter concerning a remediation plan for the lead in the ground water concluded a worst case scenario cost of remediation to be $132,000, for which a $198,000 environmental funds reserve was escrowed.

The Phase I environmental report also recommended the development and implementation of an Asbestos Operation and Maintenance Plan at the Riverview Center Property, which is already in place.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

B-51

150 Broadway Menands, NY 12204	Collateral Asset Summary – Loan No. 6 Riverview Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,319,282 61.3% 1.88x 13.9%

Major Tenants.

Department of Health (117,074 sq. ft., 12.0% of NRA, 18.4% of U/W Base Rent). The New York State Department of Health (Fitch/Moody’s/S&P: AA/NR/AA) ensures high quality appropriate health services are available to all New York State residents at a reasonable cost. Department functions and responsibilities include: promoting and supervising public health activities throughout New York State, ensuring high quality medical care in a sound and cost effective manner for all residents, reducing infectious diseases and chronic disabling illnesses and directing a variety of health-related homeland security measures in conjunction with the New York State Office of Homeland Security. The Department of Health’s budget for the fiscal year ending March 31, 2016 is $53,987,061, up 5.3% from the actual amount spent for the fiscal year ending March 31, 2015.

The Department of Health has been in occupancy at the Riverview Center Property since December 1, 1998. The tenant initially leased 54,539 sq. ft. of office space on the sixth floor and leased an additional 36,127 sq. ft. of office space on sixth floor in 1999. On February 1, 2009, the Department of Health leased an additional 400 sq. ft. computer room with an initial lease expiration of April 30, 2012. The Department of Health continues these three leases on a month-to-month basis. On May 1, 2009 the Department of Health leased an additional 23,320 sq. ft. of office space on the third floor with an initial lease expiration of April 30, 2019 and expanded that space by an additional 2,688 sq. ft. in 2013.

Computer Sciences Corporation (79,287 sq. ft., 8.1% of NRA, 13.7% of U/W Base Rent). Founded in 1959 and currently a Fortune 200 company, Computer Sciences Corporation (“CSC”)(NYSE: CSC)(Fitch/Moody’s/S&P: BBB/Baa2/BBB+) is an American multinational corporation that provides information technology services and professional services. The company is headquartered in Falls Church, Virginia and also has regional offices in Denmark, England, France, Germany, Australia, and Republic of Singapore. As of April 3, 2015, the company had over 70,000 employees across 60 countries. According to CSC’s 2015 Annual Report, the company reported operating revenue of $12.2 billion for the fiscal year ending April 3, 2015.

CSC has been in occupancy at the Riverview Center Property since September 2008 and utilizes the space to design software and manage the State of New York’s Medicaid programs. CSC invested approximately $2.5 million ($31.53 PSF) in its leased space when it took occupancy. A lease modification was executed on November 30, 2014, which extended the lease term through February 29, 2016, the second lease extension CSC has executed since occupying the property in 2008. Historically CSC has been under short term leases.

Department of Audit and Control (72,957 sq. ft., 7.5% of NRA, 8.7% of U/W Base Rent). The Department of Audit and Control (Fitch/Moody’s/S&P: AA+/Aa1/AA+) audits state and local governments to ensure that they use taxpayer money effectively and efficiently to promote the common good. The Office of the State Comptroller’s responsibilities include administering the New York State and Local Retirement System for public employees while acting as sole trustee of the $176.8 billion New York State Common Retirement Fund (as of March 31, 2014), maintaining the State’s accounting system and administering the State’s approximately $15 billion payroll, reporting on State finances, managing and issuing State debt, reviewing State contracts and payments, conducting audits of State agencies and public benefit corporations, overseeing the fiscal affairs of local governments, including New York City, overseeing the Justice Court Fund and the Oil Spill Fund, acting as custodian of more than $13 billion in unclaimed funds, and conducting training and providing technical assistance to improve government operations at all levels.

The Department of Audit and Control has been in occupancy at the Riverview Center Property since September 1, 1998. The tenant initially leased 47,000 sq. ft. of file storage space on the second floor and expanded the space by 8,300 sq. ft. in 2001. In 2003, the lease was altered to include 47,957 sq. ft. and 25,000 sq. ft. of file storage space on the first and third floors, respectively.

The Market.     The Riverview Center Property is located in Menands, New York approximately four miles from downtown Albany, New York. The Albany metropolitan statistical area (“Albany MSA”) is the fourth largest in New York State with a population of approximately 876,625. Historically, the Albany MSA was known as a transportation, trade, and industrial center and is now emerging as a major center for government, finance, education, technology, health care, services, and tourism in upstate New York. At the region’s core is strategic investment in the emerging industries of bio life sciences, nanotechnology, chemical manufacturing, semiconductor development and clean energy production. According to the appraisal, the Albany MSA is quickly becoming the center of New York State’s “Tech Valley”, a region based on innovation and invention. Tech Valley stretches from the Canadian border south to Westchester County and contains more than 1,000 technology companies providing more than 50,000 jobs. According to a market research report the companies of Tech Valley have an economic impact of $5.0 billion and annual payroll of $2.0 billion.

The City of Albany is also building a new downtown convention center at a cost of $66.5 million. Construction on the convention center is projected to begin in June 2015. Additionally, Albany’s position on the Hudson River has historically provided the city with a major port for trade. At present, the Port of Albany is handling over 700,000 tons of freight annually. The port is located 124 nautical miles north of New York City and is accessible by a 32-foot channel via the Hudson River.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

B-52

150 Broadway Menands, NY 12204	Collateral Asset Summary – Loan No. 6 Riverview Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,319,282 61.3% 1.88x 13.9%

According to a market research report, the Riverview Center Property is located within the Albany/Schenectady/Troy office market. As of the third quarter of 2014, the Albany/Schenectady/Troy office market contained 61.5 million sq. ft. across 3,883 buildings with an average asking rent of $14.93 PSF and a vacancy rate of 7.8%. The appraiser’s competitive set is detailed below:

Competitive Office Properties(1)
Property	Location	Distance	Occupancy	Year Built	Total Building Area (Sq. Ft.)	Quoted Rent (PSF)	Class
Riverview Center Property	Menands, NY	NAP	72.9%(2)	1931	977,780(2)	$10.60(2)	B
400 Jordon Road	Troy, NY	5.3 mi	100%	NAV	97,500	$15.50	B
1205 Troy Schenectady Road	Latham, NY	9.3 mi	69%	1985	24,564	$15.50	B
433 River Street	Troy, NY	5.2 mi	92%	1930	281,353	$16.50	B
900 Watervliet Shaker Road	Latham, NY	6.4 mi	48%	2003	140,466	$16.50	B
(1)	Source: Appraisal
(2)	Based on the rent roll dated May 18, 2015.

Cash Flow Analysis.

Cash Flow Analysis
	2012	2013	2014	T-12 2/28/2015	U/W	U/W PSF
Base Rent(1)	$7,437,447	$7,427,022	$7,365,244	$7,334,426	$8,055,921	$8.24
Value of Vacant Space	0	0	0	0	2,432,791	2.49
Gross Potential Rent	$7,437,447	$7,427,022	$7,365,244	$7,334,426	$10,488,712	$10.73
Total Recoveries	1,144,197	1,164,673	959,114	928,079	1,042,045	1.07
Total Other Income	270,145	228,438	253,603	261,610	258,083	0.26
Less: Vacancy(2)	0	0	0	0	(2,432,791)	(2.49)
Effective Gross Income	$8,851,789	$8,820,133	$8,577,961	$8,524,115	$9,356,048	$9.57
Total Operating Expenses	4,378,564	4,291,594	4,661,827	4,448,246	4,579,407	4.68
Net Operating Income	$4,473,225	$4,528,539	$3,916,134	$4,075,869	$4,776,641	$4.89
TI/LC	0	0	0	0	248,301	0.25
Capital Expenditures	0	0	0	0	146,667	0.15
Net Cash Flow	$4,473,225	$4,528,539	$3,916,134	$4,075,869	$4,381,673	$4.48

(1)	U/W Base Rent includes $57,863 in contractual rent steps through September 1, 2015.
(2)	U/W Vacancy represents 23.2% of Gross Potential Rent.

Property Management.    The Riverview Center Property is managed by Gateway Realty Holdings, Ltd., a borrower affiliate.

Lockbox / Cash Management.    The Riverview Center Loan is structured with a hard lockbox and springing cash management. The borrower was required to send tenant direction letters to all tenants instructing them to deposit all rents and other payments into the lockbox account pledged to the lender. During a Cash Management Trigger Event Period (as defined herein), all funds in the lockbox account are to be swept on each business day to a cash management account pledged to and under the control of the lender and disbursed monthly in accordance with the loan documents. Further, during a Cash Sweep Event Period (as defined herein), excess cash flow will be swept into a lender controlled account and disbursed to pay for leasing costs or held as additional collateral for the Riverview Center Loan.

A “Cash Management Trigger Event Period” will commence upon the occurrence of (i) an event of default, (ii) a bankruptcy action involving a borrower, the guarantor or the property manager, (iii) the debt service coverage ratio falling below 1.25x on a trailing twelve month basis, (iv) a Major Tenant Trigger Event (as defined herein) or (v) a Major Government Tenant Trigger Event (as defined herein). A Cash Management Trigger Event Period will end: (a) with regards to clause (i) above, upon the cure of the event of default; (b) with regards to clause (ii) above, provided the applicable bankruptcy action was involuntary and not solicited, upon the applicable bankruptcy action being discharged, stayed or dismissed within 90 days of such filing or, in the case of a property manager bankruptcy, the property manager being replaced; (c) with regards to clause (iii) above, the debt service coverage ratio being greater than 1.25x based on the trailing twelve month period for two consecutive quarters; (d) with regards to clause (iv) above, when the Major Tenant Trigger Event is cured in accordance with the loan documents; and (e) with regards to clause (v) above, when the Major Government Tenant Trigger Event is cured in accordance with the loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

B-53

150 Broadway Menands, NY 12204	Collateral Asset Summary – Loan No. 6 Riverview Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,319,282 61.3% 1.88x 13.9%

A “Cash Sweep Event Period” will commence upon the occurrence of (i) an event of default, (ii) a bankruptcy action involving the borrower, the guarantor or the property manager, (iii) the debt service coverage ratio falling below 1.25x on a trailing twelve month basis, (iv) a Major Tenant Trigger Event, or (v) a Major Government Tenant Trigger Event. A Cash Sweep Event Period will end: (a) with regards to clause (i) above, upon the cure of the event of default; (b) with regards to clause (ii) above, provided the applicable bankruptcy action was involuntary and not solicited, upon the applicable bankruptcy action being discharged, stayed or dismissed within 30 days of filing or, in the case of a property manager bankruptcy, the property manager being replaced or the applicable bankruptcy action for the property manager (being involuntary and unsolicited) being discharged, stayed or dismissed within 120 days of filing; (c) with regards to clause (iii) above, the debt service coverage ratio being greater than 1.25x based on the trailing twelve month period for two consecutive quarters; (d) with regards to clause (iv) above, when the Major Tenant Trigger Event is cured in accordance with the loan documents; and (e) with regards to clause (v) above, when the Major Government Tenant Trigger Event is cured in accordance with the loan documents.

A “Major Tenant Trigger Event” will commence upon (i) a Major Tenant (as defined herein) giving notice of its intention to terminate or not extend or renew its lease, (ii) a Major Tenant failing to notify borrower of extending or renewing its lease prior to the date set forth in the lease agreement, (iii) if an event of default under any Major Tenant lease has occurred, (iv) a Major Tenant or lease guarantor becomes insolvent or a debtor in any bankruptcy action, (v) if any Major Tenant lease is terminated or no longer in full force or effect or (vi) if any Major Tenant goes dark, vacates or ceases to occupy or discontinues is operations at the property. A Major Tenant Trigger Event will end if, in regards to clause (i) or clause (ii) above, the Major Tenant has entered into a renewal or all of its leased premises in accordance with the requirements of the loan documents or certain re-leasing conditions have been satisfied with respect to the Major Tenant space, in regards to clause (iii) above, the applicable event of default has been cured, in regards to clause (iv) above, the Major Tenant lease is affirmed in the applicable bankruptcy and the Major Tenant is open for business and is paying full unabated rent or, if applicable, the guarantor bankruptcy has been discharged or dismissed with no material adverse effect on guarantor’s ability to perform under the lease guaranty, in regards to clause (v) above, certain re-leasing conditions have been satisfied with respect to the Major Tenant space, or in regards to clause (vi) above, the Major Tenant recommences its operations at the leased premises or the re-leasing conditions have been satisfied with respect to the Major Tenant space.

“Major Tenant” means any tenant under a lease that (i) either individually or when taken together with other leases of the same tenant or affiliate of such tenant and assuming exercise of all expansion rights and preferential rights to lease additional space (a) covers or is expected to cover 20% of the net rentable area (“NRA”) or (b) requires payment of base rent in an amount equal to or exceeding 20% of gross income, (ii) contains an option or preferential right to purchase all or any portion of the property, (iii) is an affiliate of the borrower, guarantor or manager, or (iv) is entered into during the continuation of an event of default.

A “Major Government Tenant Trigger Event” will commence upon (i) a Major Government Tenant (as defined herein) giving notice of its intention to terminate or not extend or renew its lease, (ii) if an event of default under any Major Government Tenant lease has occurred, (iii) a Major Government Tenant becomes insolvent or a debtor in any bankruptcy action, (iv) if any Major Government Tenant lease is terminated or no longer in full force or effect or (v) if any Major Government Tenant goes dark, vacates or ceases to occupy or discontinues is operations at the property. A Major Government Tenant Trigger Event will end if, in regards to clause (i) above, the Major Government Tenant has entered into a renewal of all of its leased premises in accordance with the requirements of the loan documents or the re-leasing conditions have been satisfied with respect to the Major Government Tenant space, in regards to clause (ii) above, the applicable event of default has been cured, in regards to clause (iii) above, the Major Government Tenant lease is affirmed in the applicable bankruptcy and the Major Government Tenant is open for business and is paying full unabated rent or, if applicable, the Major Government Tenant bankruptcy has been discharged or dismissed with no material adverse effect on Major Government Tenant’s ability to perform under the lease guaranty, in regards to clause (iv) above, the re-leasing conditions have been satisfied with respect to the Major Government Tenant space, or in regards to clause (v) above, the Major Government Tenant recommences its operations at the leased premises or the re-leasing conditions have been satisfied with respect to the Major Government Tenant space.

“Major Government Tenant” means any tenant that is a court, agency, board, bureau, commission, department, office or other authority of the State of New York.

Initial Reserves.    At closing, the borrower deposited (i) $38,946 into a tax reserve account, (ii) $36,425 into an insurance reserve account, (iii) $3.5 million into a TI/LC reserve account, (iv) $198,000 into the Environmental Funds reserve account for performing environmental investigation, remediation operations and maintenance and other related services at the property and (v) $2.0 million into the Workers Comp Lease Funds reserve account for tenant improvements and leasing commissions that may be incurred in connection with the Workers Comp Lease (as defined herein).

The “Workers Comp Lease” is an executed lease of approximately 21,952 sq. ft. to the Workers’ Compensation Hearing Board.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

B-54

150 Broadway Menands, NY 12204	Collateral Asset Summary – Loan No. 6 Riverview Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,319,282 61.3% 1.88x 13.9%

Ongoing Reserves.    On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $64,911, into a tax reserve account, (ii) 1/12 of the annual insurance premiums, which currently equates to $22,766, into an insurance reserve account and (iii) $8,148 into a replacement reserve account. Once the TI/LC reserve account is reduced to $1.5 million, the borrower will be required to deposit $32,593 on a monthly basis in a TI/LC reserve account, subject to a cap of $3.5 million. In addition, the borrower is required to deposit excess cash flow into (i) a Major Tenant Rollover Fund if a Major Tenant Trigger Event or Major Government Tenant Trigger Event is in effect and (ii) an excess cash flow reserve fund if any Cash Sweep Event, other than a Major Tenant Trigger Event or a Major Government Tenant Trigger Event, is in effect.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.    None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

B-55

150 Broadway Menands, NY 12204	Collateral Asset Summary – Loan No. 6 Riverview Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,319,282 61.3% 1.88x 13.9%

Latham Circle Mall
ALBANY INTERNATIONAL AIRPORT
155
Hoffman's Playland
MAXWELL RD
NEWTONVILLE
Siena College
87
WOLF RD
The Crossings Of Colonie
SAND CREEK RD
Colonie Center
Northway Mall
9
LOUDONVILLE
378
ROESSLEVILLE
OSBORNE RD
ALBANY SHAKER RD
St Agnes Cemetery
CENTRAL AVE
Riverview Center
150 Broadway
Menands, NY 12204
787
LOUDON RD
EVERETT RD
West Albany Park
State University of New York Albany
Westgate Plaza
90
Menands
Wolferts Roost Country Club
Hudson River
NY State Office Complex
20
WASHINGTON AVE
5
WESTERN AVE
CLINTON AVE
Tivoli Park
85
College Of St Rose
Albany
BROADWAY
NEW SCOTLAND AVE
Washington Park
St. Peter's Hospital
Albany Medical Center Hospital
State Capitol
Empire State Plaza
The Egg
Times Union Center
WHITEHALL RD
Capital Hills At Albany
Lincoln Park
Rensselaer
9W
DOWNTOWN ALBANY
3RD AVE
Normanside Country Club
Hoffman Park
DELAWARE AVE
Graceland Cemetery
MAP © 2015 CARTIFACT · DATA © OSM
Syracuse
Albany
VT
NH
MA
Boston
Binghamton
NY
CT
Hartford
Scranton
PA
Bethlehem
New York
Harrisburg
Trenton
Philadelphia
Wilmington
NJ
Atlantic Ocean
MD
Baltimore
Washington DC
DE
VA

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

B-56

(THIS PAGE INTENTIONALLY LEFT BLANK)

B-57

760 and 800 Westchester Avenue Rye Brook, NY 10604	Collateral Asset Summary – Loan No. 7 760 & 800 Westchester Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,000,000 66.2% 1.35x 9.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

B-58

760 and 800 Westchester Avenue Rye Brook, NY 10604	Collateral Asset Summary – Loan No. 7 760 & 800 Westchester Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,000,000 66.2% 1.35x 9.0%

Mortgage Loan Information
Loan Seller:	Natixis
Loan Purpose:	Refinance
Sponsor:	Robert P. Weisz
Borrower:	760-800 Owner LLC
Original Balance(1):	$33,000,000
Cut-off Date Balance(1):	$33,000,000
% by Initial UPB:	2.3%
Interest Rate(2):	4.6948%
Payment Date:	5th of each month
First Payment Date:	December 5, 2014
Maturity Date:	November 5, 2024
Amortization(2):	Interest only for first 60 months; 360 months thereafter
Additional Debt(1)(3):	$67,000,000 Pari Passu Debt $10,000,000 Mezzanine Debt
Call Protection:	L(32), D(85), O(3)
Lockbox / Cash Management:	Hard / In Place

Reserves(4)
	Initial	Monthly
Taxes:	$455,196	$227,598
Insurance:	$117,783	Springing
Replacement:	$0	$8,333
TI/LC:	$3,000,000	Springing
Required Repairs:	$100,000	NAP
Free Rent:	$40,978	NAP
CBL/Path Free Rent:	$0	Springing

Financial Information
Mortgage Loan(5)		Total Debt
Cut-off Date Balance / Sq. Ft.:	$178	$196
Balloon Balance / Sq. Ft.:	$164	$180
Cut-off Date LTV:	66.2%	72.8%
Balloon LTV:	60.9%	67.1%
Underwritten NOI DSCR(6):	1.45x	1.20x
Underwritten NCF DSCR(6):	1.35x	1.13x
Underwritten NOI Debt Yield:	9.0%	8.2%
Underwritten NCF Debt Yield:	8.4%	7.6%
Underwritten NOI Debt Yield at Balloon:	9.8%	8.9%
Underwritten NCF Debt Yield at Balloon:	9.1%	8.3%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Suburban Office
Collateral:	Fee Simple
Location:	Rye Brook, NY
Year Built / Renovated:	1982 / 2006
Total Sq. Ft.:	561,587
Property Management:	RPW Group Inc.
Underwritten NOI:	$8,983,416
Underwritten NCF:	$8,406,129
Appraised Value:	$151,000,000
Appraisal Date:	March 24, 2015

Historical NOI
2014 NOI:	$8,221,821 (December 31, 2014)
2013 NOI:	$7,362,881 (December 31, 2013)
2012 NOI:	$7,673,288 (December 31, 2012)

Historical Occupancy
Most Recent Occupancy:	90.2% (April 16, 2015)
2014 Occupancy:	89.0% (December 31, 2014)
2013 Occupancy:	86.0% (December 31, 2013)
2012 Occupancy:	86.0% (December 31, 2012)
(1)	The Original Balance and Cut-off Date Balance of $33.0 million represent the non-controlling Note A-2 of the $100.0 million 760 & 800 Westchester Avenue Loan Combination, which is evidenced by three pari passu notes. The pari passu companion loans are comprised of the controlling Note A-1 with an original principal balance of $35.0 million and the non-controlling Note A-3 with an original principal balance of $32.0 million. For additional information on the pari passu companion loans, see “The Loan” herein.
(2)	The mortgage loan accrues interest at a fixed rate equal to 4.6948% through November 5, 2019. From and after December 5, 2019, the mortgage loan accrues interest and amortizes based on a specific interest and amortization schedule (pursuant to which the interest rate increases over time) provided in Annex H of this free writing prospectus.
(3)	See “Current Mezzanine or Subordinate Indebtedness” herein.
(4)	See “Initial Reserves” and “Ongoing Reserves” herein.
(5)	DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the aggregate 760 & 800 Westchester Avenue Loan Combination.
(6)	Based on a non-standard amortization schedule provided in this free writing prospectus. Based on the current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 1.89x and 1.77x, respectively and the Underwritten NOI DCSR and Underwritten NCF DCSR for the total debt are 1.53x and 1.43x, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

B-59

760 and 800 Westchester Avenue Rye Brook, NY 10604	Collateral Asset Summary – Loan No. 7 760 & 800 Westchester Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,000,000 66.2% 1.35x 9.0%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF(2)	% of Total U/W Base Rent	Lease Expiration
CBL Path	NR/NR/NR	64,584	11.5%	$28.00	13.7%	11/30/2016(3)
Guardian Life Insurance	AA/Aa2/AA+	40,973	7.3%	$28.35	8.8%	3/31/2022(4)
Broadview Networks, Inc	NR/NR/NR	27,080	4.8%	$24.81	5.1%	4/30/2019(5)
WRNN-TV Associates	NR/NR/NR	24,391	4.3%	$21.16	3.9%	11/30/2015
Stark Office Suites	NR/NR/NR	21,550	3.8%	$26.30	4.3%	3/31/2026
Total Major Tenants		178,578	31.8%	$26.46	35.7%
Remaining Tenants		328,188	58.4%	$25.88	64.3%
Total Occupied Collateral		506,766	90.2%	$26.08	100.0%
Vacant		54,821	9.8%
Total		561,587	100.0%

(1)       Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)       U/W Base Rent PSF includes contractual rent increases through June 2016.

(3)       CBL Path has been at the 760 & 800 Westchester Avenue Property since 2005 and has one five-year renewal option.

(4)       Guardian Life Insurance has been at the 760 & 800 Westchester Avenue Property since 2007 and has two five-year renewal options.

(5)       Broadview Networks, Inc has been at the 760 & 800 Westchester Avenue Property since 2005 and has one five-year renewal option.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF.	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	5	3,740	0.7%	3,740	0.7%	$26.62	0.8%	0.8%
2015	9	50,874	9.1%	54,614	9.7%	$17.21	6.6%	7.4%
2016	20	143,544	25.6%	198,158	35.3%	$27.61	30.0%	37.4%
2017	12	58,396	10.4%	256,554	45.7%	$28.48	12.6%	49.9%
2018	10	29,098	5.2%	285,652	50.9%	$28.40	6.3%	56.2%
2019	8	58,109	10.3%	343,761	61.2%	$26.06	11.5%	67.7%
2020	10	51,437	9.2%	395,198	70.4%	$26.28	10.2%	77.9%
2021	2	12,311	2.2%	407,509	72.6%	$15.17	1.4%	79.3%
2022	2	48,065	8.6%	455,574	81.1%	$28.15	10.2%	89.5%
2023	2	13,563	2.4%	469,137	83.5%	$27.64	2.8%	92.4%
2024	1	16,079	2.9%	485,216	86.4%	$27.50	3.3%	95.7%
2025	0	0	0.0%	485,216	86.4%	$0.00	0.0%	95.7%
Thereafter	2	21,550	3.8%	506,766	90.2%	$26.30	4.3%	100.0%
Vacant	NAP	54,821	9.8%	561,587	100.0%	NAP	NAP
Total / Wtd. Avg.	83	561,587	100.0%			$26.08	100.0%

(1)	Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease and that are not considered in the lease rollover schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

B-60

760 and 800 Westchester Avenue Rye Brook, NY 10604	Collateral Asset Summary – Loan No. 7 760 & 800 Westchester Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,000,000 66.2% 1.35x 9.0%

The Loan.    The 760 & 800 Westchester Avenue loan (the “760 & 800 Westchester Avenue Loan” or “Loan”) is the non-controlling Note A-2 portion, in the original and cut-off date principal amount balance of $33.0 million, of a fixed rate loan in the aggregate original principal amount of $100.0 million (the “760 & 800 Westchester Avenue Loan Combination”). The 760 & 800 Westchester Avenue Loan Combination is secured by the borrower’s fee simple interest in a Class A suburban office campus located at 760 & 800 Westchester Avenue in Rye Brook, Westchester County, New York (the “760 & 800 Westchester Avenue Property”). The 760 & 800 Westchester Avenue Loan Combination is evidenced by three pari passu notes. Only the Note A-2 will be included in the COMM 2015-PC1 mortgage trust. The controlling Note A-1, with an original and cut-off date principal balance of $35.0 million, and the non-controlling Note A-3, with an original and cut-off date principal balance of $32.0 million, (the “760 & 800 Westchester Avenue Companion Loan”) were contributed to the WFCM 2015-NXS1 Trust and COMM 2015-DC1 Trust, respectively. The 760 & 800 Westchester Avenue Loan has a cut-off date balance of $33.0 million ($178 PSF), a ten-year term and amortizes on a specific amortization schedule after five years of interest only. The 760 & 800 Westchester Avenue Combination Loan accrues interest at a fixed rate equal to 4.6948% through November 5, 2019. From and after December 5, 2019, the mortgage loan accrues interest and amortizes based on a specific interest and amortization schedule (pursuant to which the interest rate increases over time) provided in Annex H of this free writing prospectus. Based on the appraised value of $151.0 million ($269 PSF) as of March 24, 2015, the cut-off date LTV is 66.2%. The proceeds of the 760 & 800 Westchester Avenue Combination Loan, along with a $10.0 million mezzanine loan funded concurrently, were used to refinance the existing debt of approximately $68.2 million, fund reserves totaling approximately $3.7 million, pay closing costs of approximately $1.0 million and return approximately $37.1 million of equity to the borrower. The most recent prior financing of the 760 & 800 Westchester Avenue Property was not included in a securitization.

The relationship between the holders of Note A-1, Note A-2 and Note A-3 is governed by an intercreditor agreement described under “Description of the Mortgage Pool Loan Combinations / Split Loan Structures - 760 & 800 Westchester Avenue Loan Combination” in this free writing prospectus.

Loan Combination Summary
	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1	$35,000,000	$35,000,000	WFCM 2015-NXS1	Yes
Note A-2	$33,000,000	$33,000,000	COMM 2015-PC1	No
Note A-3	$32,000,000	$32,000,000	COMM 2015-DC1	No
Total	$100,000,000	$100,000,000

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$100,000,000	90.9%	Loan Payoff	$68,191,373	62.0%
Mezzanine Loan Amount	$10,000,000	9.1%	Reserves	$3,713,957	3.4%
			Closing Costs	$1,015,129	0.9%
			Return of Equity	$37,079,541	33.7%
Total Sources	$110,000,000	100.0%	Total Uses	$110,000,000	100.0%

The Borrower / Sponsor.    The borrower, 760-800 Owner LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote. The sponsor of the borrower and the nonrecourse carve-out guarantor is Robert P. Weisz.

Robert P. Weisz founded his real estate company, RWP Group, Inc., in 1979 and became one of the largest commercial real estate owners and developers in Westchester County, New York and Fairfield County, Connecticut. To date, the company’s projects total in excess of 3.0 million sq. ft. of office, retail and warehouse space. The company is currently the largest landlord of medical space in Westchester County excluding hospitals and rehab centers. Robert P. Weisz’s current real estate portfolio totals in excess of 1.8 million sq. ft. in seven buildings including the 760 & 800 Westchester Avenue Property. Based on his financial statement as of March 31, 2014, Robert P. Weisz reported a net worth and liquidity of $309.0 million and $66.4 million, respectively.

The Property.    The 760 & 800 Westchester Avenue Property is a Class A office complex situated on a 44.5-acre parcel located in Rye Brook, Westchester County, New York. The 760 & 800 Westchester Avenue Property consists of two office buildings: 760 Westchester Avenue (the “760 Building”) and 800 Westchester Avenue (the “800 Building”). The 760 & 800 Westchester Avenue Property offers amenities that include a four-story atrium with a main lobby on the first floor, a fitness center, a full-service cafeteria with private dining room and service retail including a newsstand, ATM machines and a hair salon. In addition, the fifth floor of the 800 Building has auditorium/conference rooms which are available to tenants for a fee. The 760 & 800 Westchester Avenue Property provides a total of 1,357 parking spaces, resulting in a parking ratio of 2.4 per 1000 square feet of rentable area for the 760 & 800 Westchester Avenue Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

B-61

760 and 800 Westchester Avenue Rye Brook, NY 10604	Collateral Asset Summary – Loan No. 7 760 & 800 Westchester Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,000,000 66.2% 1.35x 9.0%

The 800 Building is a seven-story building with five floors of tenant space containing approximately 497,003 square feet of rentable area over a two-level underground parking garage. The 800 Building was originally constructed in 1982 as General Food’s worldwide headquarters. The 800 Building layout has a center core with two wings, North and South. The first floor houses the main lobby, the fitness center, mechanical rooms, storage space and an underground passage to the 760 Building. The third, sixth and seventh floors are dedicated to tenant suites. The fourth floor houses the cafeteria with retail amenities and the fifth floor has an auditorium/conference center. The main entrance lobby is located in the center core section. Renovated in 2000, the atrium lobby has a synthetic marble tile floor finish with walls and ceilings of architectural mirror panels in stainless steel frames. The two-level garage provides a total of approximately 1,063 covered parking spaces.

The 760 Building is a three-story office building containing approximately 64,584 square feet of rentable area. The 760 Building was designed with 100% back-up for disaster recovery. The 760 Building is currently occupied by a single medical tenant. Its first floor has lab space and the upper two floors are designed for offices. The main lobby is on the second floor, with a seating area and a granite counter security desk. The 760 Building has 100% emergency power back-up capability provided by a 500 kW, 277/480-volt V-12 diesel engine generator, located at the lobby level in a dedicated room. Parking is provided at various surface lots totaling approximately 294 spaces.

The sponsor acquired the 760 & 800 Westchester Avenue Property when it was vacant from Altria Group (successor to General Foods) for $40.0 million in 2004 and spent approximately $70.0 million to renovate, upgrade and convert the 760 & 800 Westchester Avenue Property to multi-tenant use.

Environmental Matters.    The Phase I environmental report dated April 17, 2014 recommended no further action at the 760 & 800 Westchester Avenue Property.

Major Tenants.    The 760 & 800 Westchester Avenue Property was 90.2% occupied by a diverse mix of 76 tenants, as of April 16, 2015. Other than CBL Path, which leases the entire 760 Building (approximately 11.5% of net rentable area), no single tenant leases more than 7.3% of the net rentable area. The property has averaged approximately 92.5% occupancy since 2006.

CBL Path (64,584 sq. ft., 11.5% of NRA, 13.7% of U/W Base Rent) CBL Path, founded in 1988, is a provider of sub-specialized anatomic pathology and molecular diagnostic laboratory services. CBL Path serves more than 3,900 physician specialists and their patients throughout the Unites States. The company is affiliated with Sonic Healthcare USA, a United States operating company of Sonic Healthcare Limited headquartered in Sydney, Australia. Sonic Healthcare Limited is one of the world’s largest medical diagnostic companies. Its stock is listed on the Australian Stock Exchange under the ticker symbol “SHL”. CBL Path has been at the 760 & 800 Westchester Avenue Property since 2005 and its lease extends through November 30, 2016, with one five-year renewal option.

Guardian Life Insurance (40,973 sq. ft., 7.3% of NRA, 8.8% of U/W Base Rent) Guardian Life Insurance (“Guardian”), founded in 1860 in New York, New York, is one of the largest mutual life insurance companies in the United States. Guardian and its subsidiaries offer life, long-term care insurance, disability income, group medical and dental insurance products, and offer 401(k), annuities and other financial products. Guardian operates one of the largest dental networks in the United States. As of December 31, 2014, Guardian reported total admitted assets of $45.3 billion, total liabilities of $39.6 billion (including $34.9 billion of reserves), and surplus of $5.7 billion. The company is rated AA+ by S&P, Aa2 by Moody’s and AA by Fitch. Guardian has been at the 760 & 800 Westchester Avenue Property since 2007 and its lease extends through March 31, 2022, with two five-year renewal options.

Broadview Networks, Inc (formerly BridgeCom International, Inc.) (27,080 sq. ft., 4.8% of NRA, 5.1% of U/W Base Rent) Founded in 1996, BridgeCom International, Inc., is a full-service integrated communications provider offering a complete array of leading-edge voice, data and internet services to business customers in the northeastern United States. In 2005, BridgeCom Holdings, Inc. (the parent company of BridgeCom International, Inc.) and Broadview Networks Holdings, Inc. completed a merger of the two companies and rebranded as Broadview Networks, Inc. Broadview Networks, Inc offers network-based electronically integrated communications services for small and medium-sized businesses and communications-intensive residential customers in the northeastern and mid-Atlantic United States. The company offers integrated communications solutions, including local, long-distance and international voice services; data services; and dial-up and high-speed Internet services using digital subscriber line (DSL) and other advanced technologies. Broadview Networks, Inc has been at the 760 & 800 Westchester Avenue Property since 2005 and its lease extends through April 30, 2019, with one five-year renewal option.

The Market.     The 760 & 800 Westchester Avenue Property is located in Westchester County, New York. Westchester County is located in the southeastern portion of New York State directly north of New York City. Westchester County is part of the New York-White Plains-Wayne metropolitan statistical area, which includes New York City’s surrounding suburban areas in New York, New Jersey and Pennsylvania. Westchester County consists of six cities, including Mount Vernon, Rye, New Rochelle, White Plains (the county seat), Peekskill and Yonkers, as well as 16 towns. According to U.S. Census Bureau estimates, Westchester County’s population is approximately 963,600.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

B-62

760 and 800 Westchester Avenue Rye Brook, NY 10604	Collateral Asset Summary – Loan No. 7 760 & 800 Westchester Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,000,000 66.2% 1.35x 9.0%

The 760 & 800 Westchester Avenue Property is located in eastern-central Westchester County, within the village of Rye Brook near the borders of the city of Rye and the town of Harrison. The Rye Brook area benefits from a network of public transportation systems. The Metro-North New Haven line stops at the Rye station located in the center of the business district at the base of Purchase Street-Route 120, as well as the Port Chester station at the base of Westchester Avenue-Route 120A in the center of the village. Metro-North runs express and local trains from the Rye and Port Chester stations into New York City’s Grand Central Terminal to the south and Greenwich and Stamford to the north. Peak travel time to Manhattan is approximately 40 minutes. Both stations have parking and were recently renovated. Port Chester and Rye are primary commuter hubs for the surrounding neighborhoods as there are a significant number of residents of Purchase, Port Chester, Byram, Rye Brook and Glenville that commute by train to Manhattan.

The 760 & 800 Westchester Avenue Property is located within the Eastern submarket of the Westchester County office market. The Westchester County office market contains approximately 29.1 million square feet of inventory as of the third quarter of 2014. The central business district totals 6.2 million square feet of office space and the non-central business district contains 22.9 million square feet of office space. The Eastern submarket, containing 6.4 million square feet of office space (22.0% of total inventory), is Westchester County’s largest submarket. Within the Eastern submarket are the communities of Harrison, Larchmont, Mamaroneck, Port Chester, Rye, Purchase, Rye Brook, Scarsdale and Hartsdale. According to the appraisal, as of the third quarter of 2014 the Eastern submarket had an overall vacancy of 17.6% with average asking Class A gross rents of $30.84 PSF.

Competitive Set(1)
	760 & 800 Westchester Avenue Property	411 Theodore Fremd Ave	Bridge Street Properties	Westchester One	Centre at Purchase	Headquarters Building	Corporate Center at Rye
Location	Rye Brook, NY	Rye, NY	Irvington, NY	White Plains, NY	Purchase, NY	Purchase, NY	Rye, NY
Distance from Subject	--	3.8 miles	12.9 miles	4.6 miles	2.3 miles	2.1 miles	3.9 miles
Property Type	Office	Office	Office	Office	Office	Office	Office
Year Built/Renovated	1982/2006	2012/NAP	1930/2005	1970/2010	1980/2008	1986/2009	1956/1990
Stories	7	3	3	20	4	4	3
Total GLA	561,587 SF(2)	120,000 SF	200,000 SF	900,000 SF	600,000 SF	279,180 SF	170,973 SF
Total Occupancy	90.2%(2)	NAV	NAV	NAV	NAV	NAV	NAV

(1)	Source: Appraisal.
(2)	Based on UW rent roll dated April 16, 2015.

Cash Flow Analysis.

Cash Flow Analysis
	2012	2013	2014	U/W	U/W PSF
Base Rent(1)	$12,571,237	$11,983,298	$12,178,974	$13,218,368	$23.54
Value of Vacant Space	0	0	0	1,452,162	2.59
Gross Potential Rent	$12,571,237	$11,983,298	$12,178,974	$14,670,530	$26.12
Total Recoveries	2,121,120	2,445,994	2,247,198	2,141,716	3.81
Total Other Income(2)	401,062	349,559	532,131	532,131	0.95
Less: Vacancy(3)	0	0	0	(1,452,162)	(2.59)
Effective Gross Income	$15,093,419	$14,778,851	$14,958,303	$15,892,215	$28.30
Total Operating Expenses	7,420,131	7,415,970	6,736,482	6,908,799	12.30
Net Operating Income	$7,673,288	$7,362,881	$8,221,821	$8,983,416	$16.00
TI/LC	0	0	0	477,286	0.85
Capital Expenditures	0	0	0	100,000	0.18
Total Net Cash Flow	$7,673,288	$7,362,881	$8,221,821	$8,406,129	$14.97

(1)	U/W Base Rent includes contractual step rent through June 2016.
(2)	Total Other Income includes boardroom, conference room and auditorium rental, tenant work orders, HVAC overtime, storage space rents and generator usage fees reported in the borrower’s operating statements.
(3)	U/W Vacancy represents 9.8% of Gross Potential Rent.

Property Management.    The 760 & 800 Westchester Avenue Property is managed by RPW Group Inc., a borrower affiliate.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

B-63

760 and 800 Westchester Avenue Rye Brook, NY 10604	Collateral Asset Summary – Loan No. 7 760 & 800 Westchester Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,000,000 66.2% 1.35x 9.0%

Lockbox / Cash Management.    The 760 & 800 Westchester Avenue Loan is structured with a hard lockbox and in place cash management. The borrower and manager are required to deposit all rents received into the clearing account within two business days of receipt. Funds deposited into the clearing account are required to be swept by the clearing bank on a daily basis into a lender-controlled deposit account, where the funds are required to be disbursed in accordance with the loan agreement. Upon a Cash Sweep Period (as defined herein), excess cash flow will be collected by the lender.

A “Cash Sweep Period” will commence upon: (i) the occurrence of an event of default or (ii) the failure by the borrower, after the end of a calendar quarter, to maintain a DSCR of at least 1.10x, based on the trailing twelve-month period immediately preceding the date of determination and will end if (1) the 760 & 800 Westchester Avenue Loan and all other obligations under the loan documents have been repaid in full, (2) there has been a full defeasance of the 760 & 800 Westchester Avenue Loan or (3) for six consecutive months since the commencement of the existing Cash Sweep Period (A) no default or event of default has occurred, (B) no event that would trigger another Cash Sweep Period has occurred or (C) the DSCR is at least equal to 1.15x.

Initial Reserves.    At closing, the borrower deposited (i) $455,196 into a tax reserve account, (ii) $117,783 into an insurance reserve account, (iii) $3,000,000 into the TI/LC reserve account, (iv) $100,000 into the required repairs reserve and (v) $40,978 into the free rent reserve.

Ongoing Reserves.    On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $227,598, into a tax reserve account and (ii) $8,333 into a capital expenditure account. In addition, if the balance in the TI/LC reserve account, excluding funds deposited therein from any termination fee deposit, is reduced to $500,000 or less, then the borrower is required to deposit on a monthly basis $40,000 into the TI/LC reserve account, subject to a cap of $1,000,000. The borrower is required to deposit 1/12 of the estimated annual insurance premiums into an insurance reserve account if (i) an acceptable blanket insurance policy is no longer in place, (ii) the insurance premiums have not been paid at least ten days prior to the due date or (iii) the lender holds less than 50% of the insurance premium to obtain the policy in the reserve account.

In addition, at any time during the term, in connection with a renewal or replacement of the CBL Path lease, the borrower will have the option to pay to the lender an amount equal to the sum of the rent which would have otherwise been payable to the borrower under the terms of the renewal or replacement of the CBL Path lease but which has been given to such tenant as a “free rent” period, not to exceed nine months. The lender is required to deposit the free rent deposit into a reserve and such funds are required to be held by the lender as additional security for the debt. If at any time during the term, the borrower elects to make the free rent deposit, then for all periods during which funds are being released from the free rent reserve, for the purposes of determining the debt service coverage ratio thereunder, the lender will include in the net operating income for such period the amount of such funds released from the free rent reserve during such period.

Current Mezzanine or Subordinate Indebtedness.     A $10.0 million mezzanine loan was funded at closing by Natixis Real Estate Capital and purchased by RMEZZ Westchester Ave, LLC thereafter. The mezzanine loan is coterminous with the 760 & 800 Westchester Avenue loan and accrues interest at a rate of 11.1100% per annum.

Future Mezzanine or Subordinate Indebtedness Permitted.    None.

Partial Release.     The borrower is entitled to obtain a free release of a parcel of undeveloped land from the lien of the security instrument and the other applicable loan documents, provided that the conditions in the loan documents are first or concurrently satisfied in a manner wholly satisfactory to the lender. The release parcel is currently undeveloped land and was attributed no value and was not included in the lender’s underwriting.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

B-64

760 and 800 Westchester Avenue Rye Brook, NY 10604	Collateral Asset Summary – Loan No. 7 760 & 800 Westchester Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,000,000 66.2% 1.35x 9.0%

CARTIFACT
760 & 800 Westchester Avenue
760 & 800 Westchester Avenue
Rye Brook, NY 10604
Rye Brook
Port Chester
Purchase St
Polly Park Rd
Kenilworth Rd
Lincoln Ave
King St
N Ridge St
Crawford Park
Westchester Country Club
Willow Ridge Country Club
MTA New Haven
Hutchinson River Pkwy
WESTCHESTER
County Airport
LAGUARDIA
International Airport
NEWARK
International Airport
JFK
International Airport
CONNECTICUT
NEW YORK
NEW JERSEY
Hudson River
Long Island Sound
Palisades Interstate Parkway
Garden State Parkway
Sterling Forest
Stony Point
West Haverstraw
Haverstraw
New City
Ossining
Pleasantville
Hawthorne
Monsey
Spring Valley
Suffern
Mahwah
Nanuet
West Nyack
Pearl River
Sleepy Hollow
Tarrytown
Valhalla
Stamford
Greenwich
Ramsey
White Plains
Dobbs Ferry
Hartsdale
Ardsley
Scarsdale
Rye
Waldwick
Hillsdale
Northvale
Wyckoff
Westwood
Ridgewood
Glen Rock
Paramus
Hawthorne
Eastchester
Dumont
Fair Lawn
New Milford
River Edge
Bergenfield
Paterson
Elmwood Park
Saddle Brook
Tenafly
Yonkers
New Rochelle
Mount Vernon
Teaneck
Englewood
Hackensack
Bayville
Garfield
Lodi
Ridgefield Park
Glen Cove
Hasbrouck Heights
Passaic
Fort Lee
Wallington
Little Ferry
BRONX
Manorhaven
Sea Cliff
East Norwich
Ridgefield
Nutley
Rutherford
Cliffside Park
Port Washington
Fairview
Flower Hill
Brookville
Belleville
Lyndhurst
North Bergen
West New York
Great Neck
East Hills
Jericho
North Arlington
Union City
Secaucus
New York
Westbury
East Orange
Weehawken
Long Island City
Flushing
Mineola
Kearny
North New Hyde Park
Salisbury
Harrison
Hoboken
MANHATTAN
East Meadow
Floral Park
Garden City
QUEENS
Jersey City
Queens Village
Elmont
Hempstead
Newark
Jamaica
Franklin Square
Uniondale
North Merrick
West Hempstead
St. Albans
Roosevelt
Baldwin
Valley Stream
Rockville Centre
Bayonne
Lynbrook
BROOKLYN
Freeport
Merrick
East Rockaway
Oceanside

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

B-65

614 South West 11th Avenue Portland, OR 97205	Collateral Asset Summary – Loan No. 8 Sentinel Hotel	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,861,475 74.2% 1.79x 11.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

B-66

614 South West 11th Avenue Portland, OR 97205	Collateral Asset Summary – Loan No. 8 Sentinel Hotel	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,861,475 74.2% 1.79x 11.1%

Mortgage Loan Information
Loan Seller:	BNYM
Loan Purpose:	Refinance
Sponsor:	Aspen Lodging Group, LLC; Gordon D. Sondland
Borrower:	Portland Governor Hotel Acquisition, LLC
Original Balance:	$33,000,000
Cut-off Date Balance:	$32,861,475
% by Initial UPB:	2.2%
Interest Rate:	4.0350%
Payment Date:	6th of each month
First Payment Date:	May 6, 2015
Maturity Date:	April 6, 2025
Amortization:	360 months
Additional Debt:	None
Call Protection:	L(27), D(88), O(5)
Lockbox / Cash Management:	Hard / Springing

Reserves(1)
	Initial	Monthly
Taxes:	$104,212	$17,369
Insurance:	$8,945	Springing
FF&E:	$20,201	4% of preceding month’s gross revenues
Required Repairs:	$276,209	NAP

Financial Information
Cut-off Date Balance / Room:	$328,615
Balloon Balance / Room:	$262,506
Cut-off Date LTV:	74.2%
Balloon LTV:	59.3%
Underwritten NOI DSCR:	1.93x
Underwritten NCF DSCR:	1.79x
Underwritten NOI Debt Yield:	11.1%
Underwritten NCF Debt Yield:	10.3%
Underwritten NOI Debt Yield at Balloon:	13.9%
Underwritten NCF Debt Yield at Balloon:	12.9%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Full Service Hospitality
Collateral:	Fee Simple
Location:	Portland, OR
Year Built / Renovated:	1909, 1932 / 2012-2014
Total Rooms:	100
Property Management:	ALG Governor LLC
Underwritten NOI:	$3,656,984
Underwritten NCF:	$3,395,227
Appraised Value:	$44,300,000
Appraisal Date:	February 18, 2015

Historical NOI(2)
Most Recent NOI:	$3,677,585 (T-12 May 31, 2015)
2014 NOI:	$3,167,601 (December 31, 2014)
2013 NOI:	$2,286,883 (December 31, 2013)
2012 NOI:	$2,849,020 (December 31, 2012)

Historical Occupancy
Most Recent Occupancy:	83.0% (May 31, 2015)
2014 Occupancy:	80.4% (December 31, 2014)
2013 Occupancy:	73.0% (December 31, 2013)
2012 Occupancy:	77.8% (December 31, 2012)
(1)	See “Initial Reserves” and “Ongoing Reserves” herein.

(2)	In March 2014, the sponsor completed a $5.2 million ($52,150 per room) renovation and rebranding. See renovation summary in “The Property” herein.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

B-67

614 South West 11th Avenue Portland, OR 97205	Collateral Asset Summary – Loan No. 8 Sentinel Hotel	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,861,475 74.2% 1.79x 11.1%

Historical Occupancy, ADR, RevPAR(1)
	Sentinel Hotel Property			Competitive Set			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2012	75.9%	$149.58	$113.50	79.7%	$152.85	$121.88	95.2%	97.9%	93.1%
2013	76.3%	$150.14	$114.57	83.0%	$158.29	$131.22	92.0%	94.9%	87.2%
2014	70.9%	$173.68	$123.22	82.3%	$177.01	$145.75	86.2%	98.1%	84.5%
T – 12 Mar 2015	81.0%	$202.51	$164.06	84.1%	$198.25	$166.67	96.4%	102.2%	98.4%
(1)	Source: Hospitality research report.

The Loan.    The Sentinel Hotel loan (the “Sentinel Hotel Loan”) is a $33.0 million fixed rate loan secured by the borrower’s fee simple interest in a 100-room full service hotel located at 614 South West 11th Avenue in Portland, Oregon (the “Sentinel Hotel Property”). The Sentinel Hotel Loan has a ten-year term and amortizes on a 30-year schedule. The Sentinel Hotel Loan accrues interest at a fixed rate equal to 4.0350%. Loan proceeds were used to facilitate a partnership buyout of approximately $12.3 million, retire existing CMBS debt of approximately $13.0 million, payoff preferred equity of approximately $2.0 million, fund reserves of approximately $1.4 million, pay a prepayment penalty of approximately $0.9 million, pay closing costs of approximately $0.7 million and return approximately $2.7 million in equity to the borrower. Based on the appraised value of $44.3 million as of February 18, 2015, the cut-off date LTV is 74.2%.

The Borrower / Sponsor.    The borrower, Portland Governor Hotel Acquisition, LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in the organizational structure. The sponsors of the borrower and nonrecourse carve-out guarantors, on a joint and several basis, are Aspen Lodging Group, LLC and Gordon D. Sondland.

Gordon D. Sondland is Chairman of The Aspen Companies (“Aspen”) and the founder and CEO of Provenance Hotels (“Provenance”). Aspen owns, develops and manages a diversified portfolio of income properties including hotels, retail centers, office buildings and residential properties. Founded in 1985, Provenance serves as Aspen’s boutique hotel brand. In 2001, Provenance launched a management company that today operates six independent boutique hotels with two additional properties currently in construction and rebranding. Provenance asset manages six additional hotels, including The Westin Portland. Provenance is also an approved manager for Starwood and Marriott. Including the Sentinel Hotel Property, Provenance owns, or retains an equity interest, in thirteen hotels, totaling 2,236 keys, all of which are located in Oregon, Washington and Tennessee.

The Property. The Sentinel Hotel Property is a six-story 100-room full service hotel located in Portland, Oregon. The Sentinel Hotel Property includes 19,943 sq. ft. of ballroom and meeting space, including the 6,474 sq. ft. Governor Ballroom, one of the largest in Portland. The Sentinel Hotel Property comprises of two historic structures which have been combined. The original buildings which were constructed in 1909 (West Wing) and 1932 (East Wing) received upgrades throughout the years. In March 2014, the sponsor completed a comprehensive $5.2 million ($52,150/room) renovation and rebranding which primarily included upgrades to all guest rooms, a complete lobby remodel, re-configuration of the leased food and beverage space, renovation of all corridors and common spaces, façade work, HVAC upgrades and structural upgrades. Prior to the recent rebranding, the Sentinel Hotel Property was known as the Governor.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$33,000,000	100.0%	Loan Payoff	$12,987,397	39.4%
			Prepayment Penalty	$882,510	2.7%
			Preferred Equity Payoff	$2,000,000	6.1%
			City of Portland Payoff	$18,166	0.1%
			Reserves	$1,409,566	4.3%
			Closing Costs	$677,566	2.1%
			JV Buyout	$12,326,264	37.4%
			Return of Equity	$2,698,530	8.2%
Total Sources	$33,000,000	100.0%	Total Uses	$33,000,000	100.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

B-68

614 South West 11th Avenue Portland, OR 97205	Collateral Asset Summary – Loan No. 8 Sentinel Hotel	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,861,475 74.2% 1.79x 11.1%

The subsequent table provides a more detailed summary of the renovation:

Renovation Summary(1)
Project	Amount Spent	Per Room
Immediate Repairs	$754,393	$7,544
General Construction	$2,363,945	$23,639
FF&E	$1,591,267	$15,913
Consultants and Design	$365,064	$3,651
Surveys/Permits/Fees	$42,791	$428
Reimbursable	$97,490	$975
Total	$5,214,950	$52,150
(1)	Source: Borrower.

Environmental Matters.    The Phase I environmental report dated February 24, 2015 recommended no further action at the Sentinel Hotel Property.

The Market. The Sentinel Hotel Property is located in the heart of downtown Portland at the southeast corner of South West 11th Avenue and South West Alder Street, approximately eight blocks west of the Morrison Bridge off-ramp. The Sentinel Hotel Property is one block north of the MAX light rail line, which connects the central business district directly to the Oregon Convention Center, Memorial Coliseum, MODA Center, and Portland International Airport (PDX). In addition, the Sentinel Hotel Property is located in the West End District of downtown Portland which has nightlife and home to a number of local and international design shops, fashion boutiques, cafés, hotels and culinary destinations. The Portland submarket, for full service boutique hotels, had an occupancy rate of 80.7% for 2014 which is expected to remain steady at about 79.3% into 2018, while ADR was $166.40 in 2014 and is expected to increase to $195.57 by 2018.

According to the appraisal, leisure travelers make up 38% of the Sentinel Hotel Property’s room night demand, which is slightly less than the competitive set.

In downtown Portland, corporate demand is driven by business growth and an increase in occupied office space, which is forecasted to slightly increase as the economy continues to improve. The Sentinel Hotel Property also accommodates a greater portion of meeting and group business than the market as a result of the hotel’s large complement of meeting space. In 2014, commercial and meeting demand accounted for 17,796 rooms rented (62% of total rooms rented at the Sentinel Hotel Property).

Nike is the largest lodging demand generator in downtown Portland placing approximately 30,000 room nights in the market annually. Intel is the largest private employer in downtown Portland. With an annual payroll of $1.5 billion, over 90% of Intel’s 17,500 Oregon employees live in the Portland area. Providence Portland Medical Center, a part of Providence Health & Services is the largest healthcare employer in the area with 15,239 employees. The Oregon Health and Sciences University (“OHSU”) is Oregon’s only health and research university. OHSU operates on a $1.4 billion dollar budget and is one of Portland’s largest employers, with 14,616 employees. Adidas, the second largest sports goods manufacturer in the world, has its North American headquarters located in Portland.

The subsequent chart presents the primary competitive set to the Sentinel Hotel Property:

Primary Competitive Set (1)
Property	Rooms	Year Opened	Approximate Distance	2014 Occupancy(2)	2014 ADR(2)	2014 RevPAR(2)
Sentinel Hotel Property	100	1909	NAP	78.6%	$196.29	$154.36
Hotel Lucia	127	1908	0.3 miles	79.0%	$178.00	$140.48
Nines Portland	331	2008	0.3 miles	89.0%	$205.00	$182.45
Hotel Vintage Plaza	117	1991	0.3 miles	90.0%	$199.00	$179.10
Paramount Hotel	154	2000	0.2 miles	82.0%	$175.00	$143.50
Heathman Hotel	150	1927	0.4 miles	89.0%	$201.00	$178.89
Total / Wtd. Avg.	979			85.7%	$194.56	$167.06
(1)	Source: Appraisal.

(2)	2014 Occupancy, 2014 ADR and 2014 RevPAR represent estimates from the appraisal. The minor variances between the underwriting, the hospitality research report and the above table with respect to 2014 Occupancy, 2014 ADR and 2014 RevPAR at the Sentinel Hotel Property are attributable to variances in reporting methodologies and/or timing differences.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

B-69

614 South West 11th Avenue Portland, OR 97205	Collateral Asset Summary – Loan No. 8 Sentinel Hotel	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,861,475 74.2% 1.79x 11.1%

The appraiser determined demand segmentation of 40% commercial, 22% meeting and group and 38% leisure travel for the Sentinel Hotel Property, compared to 46% commercial, 18% meeting and group and 36% leisure travel for the primary competitive set. The market demand mix is presented in the table below:

Demand Segmentation(1)
Property	Rooms	Commercial	Meeting and Group	Leisure
Sentinel Hotel Property	100	40%	22%	38%
Hotel Lucia	127	40%	15%	45%
Nines Portland	331	45%	20%	35%
Hotel Vintage Plaza	117	50%	15%	35%
Paramount Hotel	154	50%	20%	30%
Heathman Hotel	150	50%	15%	35%
Total / Wtd. Avg.	979	46%	18%	36%
(1)	Source: Appraisal.

Cash Flow Analysis.

Cash Flow Analysis
	2012	2013	2014	T-12 5/31/2015	U/W	U/W per Room
Occupancy	77.8%	73.0%	80.4%	83.0%	83.0%
ADR	$158.93	$165.14	$191.92	$208.24	$208.24
RevPAR	$123.65	$120.55	$154.36	$172.88	$172.88

Room Revenue	$4,513,256	$4,400,060	$5,634,110	$6,310,197	$6,310,197	$63,102
F&B Revenue	72,445	68,777	85,618	68,245	68,245	682
Lease Revenue	850,138	833,685	857,781	913,079	988,369	9,884
Parking Income	259,695	349,539	391,531	408,641	408,641	4,086
Other Revenue	24,770	96,677	131,784	165,497	165,497	1,655
Total Revenue	$5,720,304	$5,748,738	$7,100,824	$7,865,659	$7,940,949	$79,409
Operating Expenses	1,659,201	1,582,978	1,778,154	1,904,840	1,904,840	19,048
Undistributed Expenses	922,659	1,522,734	1,734,647	1,811,866	1,811,866	18,119
Gross Operating Profit	$3,138,444	$2,643,026	$3,588,023	$4,148,953	$4,224,243	$42,242
Management Fee(1)	171,609	172,462	218,296	239,653	241,947	2,419
Total Fixed Charges	117,815	183,681	202,126	231,715	325,312	3,253
Net Operating Income	$2,849,020	$2,286,883	$3,167,601	$3,677,585	$3,656,984	$36,570
FF&E(2)	184,419	182,621	234,061	261,758	261,758	2,618
Net Cash Flow	$2,664,601	$2,104,262	$2,933,541	$3,415,827	$3,395,227	$33,952
(1)	U/W Management Fee is 3.0% of gross revenues.

(2)	U/W FF&E represents 4.0% of Room Revenue, F&B Revenue, and Other Revenue.

Property Management.    The Sentinel Hotel Property is managed by ALG Governor LLC, a borrower affiliate.

Lockbox / Cash Management.    The Sentinel Hotel Loan is structured with a hard lockbox and springing cash management. The borrower is required to direct the credit card processing companies or tenants, as applicable, to deposit all credit card receipts and commercial rents directly into a lockbox account controlled by the lender. All non-credit card receipts are required to be deposited in the clearing account within two (2) business days of receipt by borrower or property manager. Provided no Trigger Period (as defined below) exists, all funds in the lockbox are swept daily to the borrower’s operating account. During a Trigger Period, amounts on deposit in the clearing account will be swept to a cash management account established and maintained by the lender, and applied to make required payments as set forth in the Sentinel Hotel Loan documents.

A “Trigger Period” will commence upon the occurrence of (i) an event of default or (ii) if the debt service coverage ratio falls below 1.15x on the last day of any calendar quarter. A Trigger Period will cease to exist (a) with respect to clause (i) above, if such event of default has been cured and (b) with respect to clause (ii) above, if the debt service coverage ratio exceeds 1.20x for two consecutive quarters as determined on the last day of each such calendar quarter.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

B-70

614 South West 11th Avenue Portland, OR 97205	Collateral Asset Summary – Loan No. 8 Sentinel Hotel	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,861,475 74.2% 1.79x 11.1%

Initial Reserves. At closing, the borrower deposited (i) $104,212 into a tax reserve account, (ii) $8,945 into an insurance reserve account, (iii) $276,209 into a required repairs account, (iii) $1,000,000 into a NOI holdback reserve account, which has since been released and (iv) $20,201 for FF&E work.

Ongoing Reserves. On a monthly basis, the borrower is required to deposit monthly reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $17,369, into a tax reserve account and (ii) 4.0% of the property’s gross revenue for the prior month for FF&E work. In addition, the borrower is required to deposit 1/12 of the estimated annual insurance premiums into an insurance reserve account if an acceptable blanket policy is no longer in place.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.    None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

B-71

614 South West 11th Avenue Portland, OR 97205	Collateral Asset Summary – Loan No. 8 Sentinel Hotel	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,861,475 74.2% 1.79x 11.1%

Sentinel Hotel
614 South West 11th Avenue
Portland, OR 97205
PEARL DISTRICT
BREWERY BLOCKS
OLD TOWN / CHINATOWN
Portland
Willamette River
MORRISON BRDG
HAWTHORNE BRIDGE
NW HOYT ST
NW GLISAN ST
NW FLANDERS ST
NW EVERETT ST
NW DAVIS ST
NW COUCH ST
NW BURNSIDE ST
SW STARK ST
SW OAK ST
SW ALDER ST
SW WASHINGTON ST
SW MORRISON ST
SW YAMHILL ST
SW TAYLOR ST
SW SALMON ST
SW MAIN ST
SW MADISON ST
SW JEFFERSON ST
SW COLUMBIA ST
SW CLAY ST
SW MARKET ST
SW MILL ST
SW PINE ST
SW ASH ST
SW NAITO PKWY
Vancouver
PORTLAND INT'L AIRPORT
Cedar Mill
West Haven -Sylvan
Cedar Hills
Portland
Gresham
Raleigh Hills
Beaverton
Metzger
Milwaukie
Happy Valley
Tigard
Lake Oswego
Oatfield
Clackamas
King City
Johnson City
Rivergrove
Gladstone
Tualatin
Sherwood
West Linn
CARTIFACT

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

B-72

(THIS PAGE INTENTIONALLY LEFT BLANK)

B-73

270 Luis Munoz Rivera Avenue San Juan, PR 00918	Collateral Asset Summary – Loan No. 9 270 Munoz Rivera	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 65.8% 1.93x 12.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

B-74

270 Luis Munoz Rivera Avenue San Juan, PR 00918	Collateral Asset Summary – Loan No. 9 270 Munoz Rivera	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 65.8% 1.93x 12.1%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Acquisition
Sponsor:	Paulson PRV Holdings LLC
Borrower:	270 PR Unit 2 LLC; 270 PR Unit 3 LLC; 270 PR Unit 4 LLC; 270 PR Unit 5 LLC; 270 PR Unit 6-11 LLC; 270 PR Unit R LLC
Original Balance:	$30,000,000
Cut-off Date Balance:	$30,000,000
% by Initial UPB:	2.1%
Interest Rate:	4.1300%
Payment Date:	1st of each month
First Payment Date:	July 1, 2015
Maturity Date:	June 1, 2025
Amortization:	Interest only for the first 24 months; 360 months thereafter
Additional Debt(1):	Future Mezzanine Debt Permitted
Call Protection:	L(25), D(91), O(4)
Lockbox / Cash Management:	Hard / Springing

Reserves(2)
	Initial	Monthly
Taxes:	$0	$40,308
Insurance:	$20,990	$20,990
TI/LC:	$21,754	$17,788
Required Repairs:	$83,050	NAP
Replacement:	$0	$4,447
Condominium Assessment Fund(3):	$0	$81,364
Lease Sweep:	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$141
Balloon Balance / Sq. Ft.:	$119
Cut-off Date LTV:	65.8%
Balloon LTV:	55.6%
Underwritten NOI DSCR(4):	2.09x
Underwritten NCF DSCR(4):	1.93x
Underwritten NOI Debt Yield:	12.1%
Underwritten NCF Debt Yield:	11.2%
Underwritten NOI Debt Yield at Balloon:	14.4%
Underwritten NCF Debt Yield at Balloon:	13.3%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	CBD Office
Collateral:	Fee Simple
Location:	San Juan, PR
Year Built / Renovated:	1993 / NAP
Total Sq. Ft.:	239,893
Collateral Sq. Ft.:	213,453
Property Management:	AIP PR Holdings LLC
Underwritten NOI:	$3,640,612
Underwritten NCF:	$3,373,796
“As-is” Appraised Value:	$45,600,000
“As-is” Appraisal Date:	April 27, 2015

Historical NOI
2014 NOI:	$4,597,609 (December 31, 2014)
2013 NOI:	$4,731,818 (December 31, 2013)
2012 NOI:	$4,939,366 (December 31, 2012)

Historical Occupancy
Most Recent Occupancy(5):	82.8% (March 31, 2015)
2014 Occupancy:	94.4% (December 31, 2014)
2013 Occupancy:	97.3% (December 31, 2013)
2012 Occupancy:	95.3% (December 31, 2012)
(1)	See “Future Mezzanine or Subordinate Indebtedness Permitted” herein.
(2)	See “Initial Reserves” and “Ongoing Reserves” herein.
(3)	The borrower is required to make deposits into the Condominium Assessment Fund on each of the first twelve monthly payment dates.
(4)	Underwritten NOI DSCR and Underwritten NCF DSCR are based on amortizing debt service payments. Based on the current interest-only payments, Underwritten NOI DSCR and Underwritten NCF DSCR are 2.90x and 2.69x, respectively.
(5)	The decrease in occupancy is caused by McConnell Valdes vacating a portion of its space on floor 11 in October 2014 and Ikon Benefits Group vacating 10,121 sq. ft. of its penthouse space in January 2015. McConnell Valdes and Ikon Benefits Group each still occupy 74,180 sq. ft. and 13,000 sq. ft. at the property respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

B-75

270 Luis Munoz Rivera Avenue San Juan, PR 00918	Collateral Asset Summary – Loan No. 9 270 Munoz Rivera	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 65.8% 1.93x 12.1%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration

McConnell Valdes(2)	NR/NR/NR	74,180	34.8%	$21.08	40.3%	12/31/2024
Citibank(3)	A/Baa1/A-	31,900	14.9%	$24.35	20.0%	10/31/2018
Ikon Benefits Group(4)	NR/NR/NR	13,000	6.1%	$20.00	6.7%	9/30/2019
CPG Island Servicing(5)	NR/NR/NR	12,291	5.8%	$21.63	6.9%	4/30/2018
AXA Advisors(6)	A-/A2/A-	9,481	4.4%	$21.04	5.1%	4/30/2020
Total Major Tenants		140,852	66.0%	$21.77	79.1%
Remaining Tenants		35,989	16.9%	$22.53	20.9%
Total Occupied Collateral		176,841	82.8%	$21.92	100.0%
Vacant		36,612	17.2%
Total		213,453	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	McConnell Valdes has two, five-year extension options remaining and no termination options.
(3)	Citibank has three, five-year extension options at a rent equal to the greater of (i) the last applicable base rent increased by 2.5% and (ii) 90% of the fair market value (“FMV”), which base rent (once determined) increases in the aggregate 2.5% at the start of each lease year. Citibank has the one-time right to terminate on September 30, 2016 with 12 months prior notice.
(4)	Ikon Benefits Group has a one-time right to terminate its lease upon 150 days written notice provided during the period from May 1, 2017 to May 31, 2017.
(5)	CPG Island Servicing has one, two-year extension option, with 12-months notice at a rent equal to the greater of (i) $23.64 PSF per year and (ii) the FMV. The lease has no termination options.
(6)	AXA Advisors has one remaining five-year extension option at a rent equal to 95% of FMV. The tenant has a one-time right to terminate its lease, during the period from May 1, 2018 to May 31, 2018, upon 270 days written notice.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
2015	1	7,936	3.7%	7,936	3.7%	$20.00	4.1%	4.1%
2016	2	7,381	3.5%	15,317	7.2%	$27.95	5.3%	9.4%
2017	1	4,432	2.1%	19,749	9.3%	$22.17	2.5%	11.9%
2018	7	50,539	23.7%	70,288	32.9%	$23.37	30.5%	42.4%
2019	3	21,566	10.1%	91,854	43.0%	$20.52	11.4%	53.8%
2020	3	10,807	5.1%	102,661	48.1%	$20.92	5.8%	59.7%
2021	0	0	0.0%	102,661	48.1%	$0.00	0.0%	59.7%
2022	0	0	0.0%	102,661	48.1%	$0.00	0.0%	59.7%
2023	0	0	0.0%	102,661	48.1%	$0.00	0.0%	59.7%
2024	6	74,180	34.8%	176,841	82.8%	$21.08	40.3%	100.0%
2025	0	0	0.0%	176,841	82.8%	$0.00	0.0%	100.0%
Thereafter	0	0	0.0%	176,841	82.8%	$0.00	0.0%	100.0%
Vacant	NAP	36,612	17.2%	213,453	100.0%	NAP	NAP
Total / Wtd. Avg.	23	213,453	100.0%			$21.92	100.00%

(1)	Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease and that are not considered in the lease rollover schedule.

The Loan.    The 270 Munoz Rivera loan (the “270 Munoz Rivera Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in six condominium units (totaling 213,453 sq. ft.) (the “270 Munoz Rivera Property”) in a nine unit, 239,893 sq. ft. condominium office building located at 270 Luis Munoz Rivera Avenue in San Juan, Puerto Rico. The 270 Munoz Rivera Loan has an original principal balance of $30.0 million, a 10-year term and amortizes on a 30-year schedule after a 2-year initial interest period. The 270 Munoz Rivera Loan accrues interest at a fixed rate of 4.1300%. Loan proceeds, along with approximately $16.6 million of sponsor equity, were used to acquire the 270 Munoz Rivera Property for $45.5 million, fund upfront reserves of approximately $0.1 million and pay closing costs of approximately $1.0 million. Based on the appraised value of $45.6 million as of April 27, 2015, the cut-off date LTV ratio is 65.8%. The most recent prior financing of the 270 Munoz Rivera Property was not included in a securitization.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

B-76

270 Luis Munoz Rivera Avenue San Juan, PR 00918	Collateral Asset Summary – Loan No. 9 270 Munoz Rivera	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 65.8% 1.93x 12.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$30,000,000	64.4%	Purchase Price	$45,500,000	97.7%
Sponsor Equity	$16,590,134	35.6%	Reserves	$125,794	0.3%
			Closing Costs	$964,340	2.1%
Total Sources	$46,590,134	100.0%	Total Uses	$46,590,134	100.0%

The Borrower / Sponsor.    The borrowers, 270 PR Unit 2 LLC, 270 PR Unit 3 LLC, 270 PR Unit 4 LLC, 270 PR Unit 5 LLC, 270 PR Unit 6-11 LLC and 270 PR Unit R LLC, each a borrower, and collectively the borrowers, are each newly formed single purpose Delaware limited liability companies structured to be bankruptcy-remote with one independent director in their organizational structures. The sponsor of the borrowers and the non-recourse carve out guarantor is Paulson PRV Holdings LLC. Paulson PRV Holdings LLC is controlled by John Paulson and a Paulson Family Trust. John Paulson is the founder and president of Paulson & Co.

Paulson & Co. is an investment management firm founded in 1994 that specializes in event-driven arbitrage strategies including merger arbitrage, bankruptcy reorganizations, distressed credit, structured credit, recapitalizations, restructurings and other corporate events. In addition to its hedge funds, Paulson & Co. manages real estate private equity funds that focus on various types of distressed real estate recovery opportunities. Paulson & Co. manages approximately $19.3 billion as of March 1, 2015 and employs approximately 125 employees in offices located in New York, London and Hong Kong.

In 2011, MSR Hotels & Resorts Inc., an entity under common affiliation with the non-recourse carve out guarantor, filed for chapter 11 bankruptcy and was involved in litigation surrounding the bankruptcy in 2011 that continued through 2014. All litigation was resolved and the entity emerged from bankruptcy in June of 2014. For more information regarding the sponsor affiliated bankruptcy, see “Risk Factors – Risks Related to the Mortgage Loans – Prior Bankruptcies, Defaults or Other Proceedings May Be Relevant to Future Performance” in the Free Writing Prospectus.

The Property. The 270 Munoz Rivera Property consists of the top 13 floors (213,453 sq. ft.) of a 239,893 sq. ft., 20-story, Class A, condominium office building located in Hato Rey Ward, the central business district and financial hub of San Juan, Puerto Rico. The 270 Munoz Rivera Property also includes rights to 498 of the 560 parking spaces located in the attached parking garage, which equates to a parking ratio of 2.3 spaces per 1,000 sq. ft. The 270 Munoz Rivera Property represents 89% of the total 239,893 sq. ft. building. The remaining 11% consists of the first floor, mezzanine, lobby and remaining 62 parking spaces. The 270 Munoz Rivera Property was constructed in 1993 and $377,297 of capital improvements have been completed in the common areas of the building since 2012, including updates to the front desk area and a new roof.

The 270 Munoz Rivera Property consists of condominium units 2, 3, 4, 5, 6-11 and R, which comprise the top 13 floors of the building, that will serve as collateral for the loan. The six borrowers collectively have an 89.4% share of ownership of the building and control of the condominium association. The condominium association is controlled by a director, elected by a vote of a majority of unit owners (at least one-half plus one of the unit owners whose units, in-turn, represent at least a 51% share in the common elements of the building).

As of March 31, 2015 the 270 Munoz Rivera Property was 82.8% occupied by 13 tenants, including McConnell Valdes, Citibank, Ikon Benefits Group, CPG Island Servicing and AXA Advisors. The five largest tenants at the 270 Munoz Rivera Property account for 66.0% of NRA and 79.1% of U/W base rent.

Environmental Matters. The Phase I environmental report dated March 31, 2015 recommended no further action at the property.

Major Tenants.

McConnell Valdes (74,180 sq. ft.; 34.8% of NRA; 40.3% of U/W Base Rent) McConnell Valdes is the largest law firm in Puerto Rico with over 120 attorneys specializing in corporate, real estate and finance, environmental, energy and land use, labor and employment, and labor and tax law. Founded in 1946, McConnell Valdes has a nearly 70 year history of service to its clients. McConnell Valdes is headquartered at the 270 Munoz Rivera Property and has been a tenant since 2004. McConnell Valdes has two, five-year extension options remaining on its lease and no termination option.

Citibank (31,900 sq. ft.; 14.9% of NRA; 20.0% of U/W Base Rent; A/Baa1/A- by Fitch/Moody’s/S&P) Citibank is the consumer banking segment of Citigroup Inc. Citigroup Inc. is a diversified financial services holding company that provides various financial products and services for consumers, corporations, governments and institutions worldwide. As of December 31, 2014, the consumer banking segment operated 3,280 branches in 35 countries. Citigroup Inc. was founded in 1812 and is headquartered in New York, New York. Citibank has been a tenant at the building since 2008 and has three, five-year extension options at the greater of (i) the last applicable base rent increased by 2.5% and (ii) 90% FMV, which base rent will increase in the aggregate 2.5% at the start of each lease year. Citibank has the one-time right to terminate its lease on September 30, 2016 by giving 12 months prior written notice.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

B-77

270 Luis Munoz Rivera Avenue San Juan, PR 00918	Collateral Asset Summary – Loan No. 9 270 Munoz Rivera	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 65.8% 1.93x 12.1%

Ikon Benefits Group (13,000 sq. ft.; 6.1% of NRA; 6.7% of U/W Base Rent) Ikon Benefits Group is a Puerto Rico based health and welfare benefits company founded in 1998. Ikon Benefits Group is a subsidiary of NFP Benefits Partners (“NFP”), a division of National Financial Partners Corp. NFP Benefits Partners is a corporate benefits company with more than 185 offices across the United States. NFP offers benefits administration, insurance and wealth management, and advisory and brokerage services. Ikon Benefits Group has been at the property since 2004 and has no remaining extension options on its lease. Ikon Benefits Group has a one-time right to terminate its lease upon 150 days written notice provided during the period from May 1, 2017 to May 31, 2017.

The Market. The 270 Munoz Rivera Property is located at the intersection of Luis Munoz Rivera Avenue and Franklin Delano Roosevelt Avenue within the Hato Rey neighborhood of San Juan, Puerto Rico. Hato Rey is Puerto Rico’s central business district and main financial sector. The Golden Mile Area within Hato Rey, where the property is located, contains the largest concentration of banks, accounting firms, insurance companies and law firms on the island. The 270 Munoz Rivera Property is accessible both by car (there are 498 parking spaces available in the attached garage) as well as by the Tren Urbano, which is the primary transportation system in San Juan outside of personal automobile use. There are three Tren Urbano stations, two of which are currently under construction, within the Golden Mile Area, one of which is located adjacent to the property.

Primary uses within the neighborhood include medium and high-density residential, limited industrial, institutional and commercial uses. Commercial uses, mainly along the principal roads and intersections, include shopping centers, high-rise and mid-rise office buildings and standalone properties such as restaurants, stores and small offices. Additionally, there are several civic and government institutions located within Hato Rey, including the Federal Office Building, the Judicial Center and the Department of Labor. Furthermore, the Plaza Las Americas Shopping Mall, the largest mall in the Caribbean, with over two million sq. ft. of leasable area, is located one mile west of the 270 Munoz Rivera Property. Recent developments in the neighborhood include a recent addition to Plaza Las Americas, the Plaza Chardón Office Tower, the new State Elections Board Building and the José Miguel Agrelot Coliseum.

According to the appraiser, there is a total of 10.3 million sq. ft. of Class A and B office space in the San Juan office market with an overall vacancy rate of 13.0% at the end of 2014. This is up slightly from the vacancy of 11.3% at the end of 2013. Vacancy for Class A office space specifically was 7.8% at the end of 2014. According to the appraiser, Class A office space in San Juan has traditionally maintained high occupancy rates, even through the recession. The market’s overall asking rents have trended downward slightly in the last several years from $19.00 PSF in Q4 2012 to $18.75 PSF in Q4 2013 and $18.00 PSF in Q4 2014. There was no new supply introduced in the past year and there are not any new developments expected in the near future.

Comparable Office Rentals(1)
Building	Year Built	NRA (sq. ft.)	% Occupied	Quoted Rental Rate	Expense Basis
270 Munoz Rivera Property	1993	213,453(2)	82.8%(2)	NAP	NAP
American International Plaza	1991	326,275	80.0%	$20.70	NNN
Banco Popular Center	1965	378,322	96.0%	$23.00	NNN
Citi Towers	1975	175,000	89.0%	$25.00	FS
Torre Chardon	2001	252,000	100.0%	$21.00	NNN
(1)	Source: Appraisal.
(2)	Source: Underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

B-78

270 Luis Munoz Rivera Avenue San Juan, PR 00918	Collateral Asset Summary – Loan No. 9 270 Munoz Rivera	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 65.8% 1.93x 12.1%

Cash Flow Analysis.

Cash Flow Analysis
	2011	2012	2013	2014	U/W	U/W PSF
Base Rent(1)	$4,542,149	$4,648,234	$4,533,394	$4,350,049	$3,866,484	$18.11
Rent Steps(2)	0	0	0	0	64,292	$0.30
Value of Vacant Space	0	0	0	0	769,988	$3.61
Gross Potential Rent	$4,542,149	$4,648,234	$4,533,394	$4,350,049	$4,700,763	$22.02
Total Recoveries	3,419,494	3,403,606	3,541,602	3,508,194	3,170,293	$14.85
Total Other Income	855,996	861,223	783,620	746,500	746,500	$3.50
Less: Vacancy/Bad Debt(3)	(3,576)	(8,697)	(110,723)	112,719	(769,988)	($3.61)
Effective Gross Income	$8,814,063	$8,904,366	$8,747,893	$8,717,462	$7,847,568	$36.76
Total Operating Expenses	3,883,576	3,965,000	4,016,075	4,119,853	4,206,956	$19.71
Net Operating Income	$4,930,487	$4,939,366	$4,731,818	$4,597,609	$3,640,612	$17.06
TI/LC	0	0	0	0	213,453	$1.00
Capital Expenditures	0	0	0	0	53,363	$0.25
Net Cash Flow	$4,930,487	$4,939,366	$4,731,818	$4,597,609	$3,373,796	$15.81
(1)	The decrease in Base Rent is caused by McConnell Valdes vacating a portion of its space on floor 11 in October 2014 and Ikon Benefits Group vacating 10,121 sq. ft. of its penthouse space in January 2015. McConnell Valdes and Ikon Benefits Group each still occupy 74,180 sq. ft. and 13,000 sq. ft. at the property respectively.
(2)	U/W Rent Steps based on contractual rent steps through June 1, 2016.
(3)	U/W Vacancy/Bad Debt is based on the in place vacancy and represents 8.9% of total gross income. The appraiser estimated market vacancy of 9.0% for the property.

Property Management.    The 270 Munoz Rivera Property is managed by AIP PR Holdings LLC, a borrower affiliate.

Lockbox / Cash Management.     The 270 Munoz Rivera Loan is structured with a hard lockbox and springing cash management. All rents and other payments are required to be deposited by the tenants directly into a clearing account established and maintained by the borrower at an institution approved by the lender. Provided no Trigger Period, as defined herein, is continuing, all funds in the clearing account are swept daily into the borrower’s operating account. Upon the occurrence of a Trigger Period, amounts in the clearing account will be swept into a lender controlled account and disbursed in accordance with the 270 Munoz Rivera Loan documents with excess cash being held by lender as additional collateral.

A “Trigger Period” will occur (i) upon an event of default (until cured), (ii) if the debt service coverage ratio falls below 1.25x (until such time that the debt service coverage ratio is at least 1.30x for two consecutive quarters) or (iii) the commencement of a Lease Sweep Period, as defined herein (until such period has ended).

A “Lease Sweep Period” will commence in the event the debt service coverage ratio is less than 1.50x (excluding all rent and reimbursements payable to McConnell Valdes), and (i) it is 12 months prior to the expiration of McConnell Valdes’ lease, (ii) it is the date required under the McConnell Valdes lease for such tenant to give notice of its exercise of a renewal option (and such renewal has not been exercised), (iii) it is the date the McConnell Valdes lease is surrendered, cancelled, or terminated prior to its then current expiration date or McConnell Valdes gives notice of its intention to do so, (iv) it is the date that McConnell Valdes discontinues its business at the 270 Munoz Rivera Property for more than 30 consecutive days or gives notice to discontinue its business at the property, (v) a material payment default has occurred by McConnell Valdes under its lease beyond applicable notice and cure periods or (vi) an insolvency proceeding of the McConnell Valdes tenant or its parent company has occurred.

Initial Reserves.    At loan closing, the borrower deposited (i) $20,990 into an insurance reserve account, (ii) $21,754 into a TI/LC reserve account for existing approved outstanding leasing expenses and (iii) $83,050 into a required repairs reserve.

Ongoing Reserves.    On a monthly basis, the borrower is required to deposit (i) 1/12 of the estimated annual real estate taxes, which currently equates to $40,308, into a tax reserve account, (ii) 1/12 of the estimated annual insurance premiums, which currently equates to $20,990, into an insurance reserve account, (iii) $4,447 into a replacement reserve account, (iv) $17,788 for into a TI/LC reserve account and (v) $81,364 on each of the first 12 monthly payment dates into a condominium assessment reserve account. On each monthly payment date during a Lease Sweep Period, all excess cash flow will be deposited to the lease sweep reserve.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted. The borrower may obtain an approved mezzanine loan provided, among other things, the mezzanine loan (i) has a term that is coterminous with the 270 Munoz Rivera Loan, (ii) is in an amount equal to or less than $7,500,000, (iii) is secured only by collateral which is not collateral for the 270 Munoz Rivera Loan and (iv) results in a combined (a) loan to value ratio of no more than 66%, (b) debt service coverage ratio of no less than 1.60x and (c) debt yield of no less than 9.75%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

B-79

270 Luis Munoz Rivera Avenue San Juan, PR 00918	Collateral Asset Summary – Loan No. 9 270 Munoz Rivera	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 65.8% 1.93x 12.1%

270 Munoz Rivera
270 Luis Munoz Rivera Avenue
San Juan, PR 00918
San Juan
ATLANTIC OCEAN
Bahia de San Juan
Laguna San José
ISLA GRANDE AIRPORT
LUIS MUÑOZ MARÍN INTERNATIONAL AIRPORT
San Juan National Historic Site
Parque del Tercer Milenio
San Juan Marriott Resort & Stellaris Casino
Radisson Ambassador Plaza Hotel & Casino San Juan
Doubletree By Hilton San Juan
Parque Barbosa
Puerto Rico Convention Center
Museo de Arte Contemporáneo de Puerto Rico
Museum of Art of Puerto Rico
Reserva Natural Caño Martín Peña
Universidad Interamericana de Puerto Rico
Plaza Las Américas
Hiram Bithorn Stadium
Hospital Auxilio Mutuo
University of Puerto Rico - Rio Piedras
San Patricio Plaza
Bosque Urbano de San Patricio
Parque Luis Muñoz Marín
65 de Infantería Shopping Center
Jardín Botánico de la Universidad de Puerto Rico
Autoridad Metropolitana de Autobuses
Cementerio de la Capital
Bosque Urbano del Nuevo Milenio
Bosque Urbano Doña Inés Mendoza
Corredor Ecológico de San Juan
Reserva Natural La Ciénaga Las Cucharillas
AVE JUAN PONCE DE LEON
AVE EL CAÑO
AVE FRANKLIN DELANO ROOSEVELT
AVE JESÚS T PIÑERO
AVENIDA JESÚS T PIÑERO
AVENIDA AMÉRICO MIRANDA
AVE LUIS MUÑOZ RIVERA
AVE REGIMIENTO 65 DE INFANTERIA
AVENIDA LOMAS VERDES
AVENIDA VICTOR M LABOSA
CARRETERA 1
AVE. DOÑA FELISA RINCON DE GAUTIER
EXPRESO MANUEL RIVERA MORALES
RAMAL 8
PR-21
PR-844
PR-845
PR-846
PR-848
CARRETERA 849
1
2
3
8
17
18
20
22
23
26
52
177
181
199
Gulf of Mexico
ATLANTIC OCEAN
THE BAHAMAS
TURKS AND CAICOS ISLANDS
CUBA
MEXICO
HAITI
D.R.
JAMAICA
Caribbean Sea
HONDURAS
NICARAGUA
PANAMA
COLUMBIA
VENEZUELA
CARTIFACT
MAP © 2015 CARTIFACT · DATA © OSM

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

B-80

(THIS PAGE INTENTIONALLY LEFT BLANK)

B-81

5400 Kearny Mesa Road San Diego, CA 92111	Collateral Asset Summary – Loan No. 10 Residence Inn San Diego	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,710,824 68.3% 1.71x 11.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

B-82

5400 Kearny Mesa Road San Diego, CA 92111	Collateral Asset Summary – Loan No. 10 Residence Inn San Diego	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,710,824 68.3% 1.71x 11.4%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Sponsor:	Allan V. Rose
Borrower:	RT San Diego LLC
Original Balance:	$29,750,000
Cut-off Date Balance:	$29,710,824
% by Initial UPB:	2.0%
Interest Rate:	4.5000%
Payment Date:	1st of each month
First Payment Date:	July 1, 2015
Maturity Date:	June 1, 2025
Amortization:	360 months
Additional Debt:	None
Call Protection:	L(25), D(91), O(4)
Lockbox / Cash Management:	Hard / Springing

Reserves(1)
	Initial	Monthly
Taxes:	$83,659	$27,886
Insurance:	$0	Springing
FF&E:	$0	At least 4% of prior month’s gross revenues
Comfort Letter Transfer:	$2,500	NAP
Franchise Expiration Sweep:	$0	Springing
Parking Rent:	$0	Springing

Financial Information
Cut-off Date Balance / Room:	$206,325
Balloon Balance / Room:	$167,056
Cut-off Date LTV:	68.3%
Balloon LTV:	55.3%
Underwritten NOI DSCR:	1.88x
Underwritten NCF DSCR:	1.71x
Underwritten NOI Debt Yield:	11.4%
Underwritten NCF Debt Yield:	10.4%
Underwritten NOI Debt Yield at Balloon:	14.1%
Underwritten NCF Debt Yield at Balloon:	12.9%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Extended Stay Hospitality
Collateral:	Fee Simple / Leasehold
Location:	San Diego, CA
Year Built / Renovated:	1989 / 2013
Total Rooms:	144
Property Management:	Dimension Development Two, LLC
Underwritten NOI:	$3,397,992
Underwritten NCF:	$3,102,039
Appraised Value:	$43,500,000
Appraisal Date:	March 24, 2015

Historical NOI
Most Recent NOI:	$3,397,196 (T-12 April 30, 2015)
2014 NOI:	$3,248,045 (December 31, 2014)
2013 NOI:	$2,731,476 (December 31, 2013)
2012 NOI:	$3,219,411 (December 31, 2012)

Historical Occupancy
Most Recent Occupancy:	90.8% (April 30, 2015)
2014 Occupancy:	88.8% (December 31, 2014)
2013 Occupancy:	84.5% (December 31, 2013)
2012 Occupancy:	90.8% (December 31, 2012)
(1)	See “Initial Reserves” and “Ongoing Reserves” herein.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

B-83

5400 Kearny Mesa Road San Diego, CA 92111	Collateral Asset Summary – Loan No. 10 Residence Inn San Diego	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,710,824 68.3% 1.71x 11.4%

Historical Occupancy, ADR, RevPAR(1)(2)
	Residence Inn San Diego Property			Competitive Set			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2012	90.4%	$139.86	$126.46	71.3%	$112.22	$80.06	126.7%	124.6%	158.0%
2013	83.3%	$139.57	$116.20	71.3%	$115.08	$82.05	116.8%	121.3%	141.6%
2014	88.6%	$151.55	$134.30	73.1%	$119.30	$87.21	121.2%	127.0%	154.0%
T-12 Feb 2015	90.1%	$152.83	$137.65	73.4%	$119.22	$87.47	122.8%	128.2%	157.4%
(1)	Source: Hospitality research report.
(2)	Occupancy, ADR and RevPAR represent estimates from the hospitality research report. The minor variances between the underwriting, the appraisal and the above table with respect to Occupancy, ADR and RevPAR at the Residence Inn San Diego Property are attributable to variances in reporting methodologies and/or timing differences.

The Loan.    The Residence Inn San Diego loan (the “Residence Inn San Diego Loan”) is a $29.75 million fixed rate loan secured by the borrower’s fee simple interest in a 144-room extended stay hotel located at 5400 Kearny Mesa Road in San Diego, California and the borrower’s leasehold interest in a parking lot located adjacent to the hotel (together, the “Residence Inn San Diego Property”). The Residence Inn San Diego Loan has a 10-year term and amortizes on a 30-year schedule. The Residence Inn San Diego Loan accrues interest at a fixed rate equal to 4.5000%. Loan proceeds were used to retire existing debt of approximately $19.3 million, fund reserves of approximately $0.1 million, pay closing costs of approximately $0.1 million and return approximately $10.3 million of equity to the borrower. Based on the appraised value of $43.5 million as of March 24, 2015, the cut-off date LTV is 68.3%. The most recent prior financing of the Residence Inn Property was included in the JPMCC 2006-LDP7 securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$29,750,000	100.0%	Loan Payoff	$19,272,787	64.8%
			Reserves	$86,159	0.3%
			Closing Costs	$131,739	0.4%
			Return of Equity	$10,259,315	34.5%
Total Sources	$29,750,000	100.0%	Total Uses	$29,750,000	100.0%

The Borrower / Sponsor.    The borrower, RT San Diego LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote, with one independent director in the organizational structure. The sponsor of the borrower and nonrecourse carve-out guarantor is Allan V. Rose.

Allan V. Rose is the owner and chief executive officer of AVR Realty, a privately held real estate development and management company. Mr. Rose founded AVR Realty over 45 years ago and has since built, acquired and developed more than 30 million square feet of commercial and residential space. AVR Realty’s portfolio currently includes office complexes, shopping centers, corporate and industrial parks, apartment complexes, residential communities and hotels.

The Property. The Residence Inn San Diego Property is a 144-room extended stay hotel located in San Diego, California. The Residence Inn San Diego Property, built in 1989 and renovated most recently in 2013, consists of 18 two-story buildings housing the guestrooms and one two-story clubhouse building. The Residence Inn San Diego Property features 158 parking spaces, 41 of which are located at an adjacent parcel, in which the borrower has a leasehold interest, and are used pursuant to the related parking lease. The total 158 parking spaces equate to a ratio of 1.1 spaces per guestroom. The Residence Inn San Diego Property has undergone approximately $4.3 million in renovations since 2010, including an approximately $2.8 million PIP renovation in 2013. The PIP renovation addressed the public clubhouse space, exercise room, laundry room, administrative office, dining areas, corridors, guestrooms and guest bathrooms. The subsequent table provides a detailed summary of the historical capital expenditures.

Historical Capital Expenditure Summary(1)
	2010	2011	2012	2013	2014	2015
Total Paid	$440,700	$322,728	$232,815	$3,121,465	$129,963	$94,471
Paid Per Room	$3,060	$2,241	$1,617	$21,677	$903	$656
(1)	Source: Sponsor.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

B-84

5400 Kearny Mesa Road San Diego, CA 92111	Collateral Asset Summary – Loan No. 10 Residence Inn San Diego	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,710,824 68.3% 1.71x 11.4%

The Residence Inn San Diego Property features 144 suites, including 102 king studios, 6 double queen and 36 two-bedroom penthouse units. Each guestroom is furnished with a fully equipped kitchen, living room and separate bedroom space. The property also features a variety of amenities, including an outdoor heated pool and whirlpool, a kid’s pool and fire pit area, a business center, an exercise facility, a sundry shop and offers a complimentary hot breakfast buffet served daily and an evening social hour with buffet style dinner. The Residence Inn San Diego Property is operated under a franchise agreement with Marriott International, Inc., which expires in February 2021. There is a cash flow sweep in place that will commence 18 months prior to the expiration of the franchise agreement and will continue until the greater of (a) $10,000 per room or (b) 120% of the amount outstanding for the property improvement plan (“PIP”) have been swept into a lender controlled account.

Environmental Matters.    The Phase I environmental report dated April 2, 2015 recommended no further action at the Residence Inn San Diego Property.

The Market. The Residence Inn San Diego Property is located in the Kearny Mesa area of San Diego, California approximately 9 miles north of downtown San Diego. The Residence Inn San Diego Property is situated on Kearny Mesa Road, just west of the Cabrillo Freeway (“State Route 163”) and the San Clemente Canyon Freeway. State Route 163 is an 11-mile freeway that provides direct access to downtown San Diego from the Residence Inn San Diego Property. The property is also in close proximity to Interstate 805, Interstate 8 and Interstate 15, three major thoroughfares in southwest portion of the United States, and the San Diego International Airport. The San Diego International Airport is located approximately 11 miles southwest of the property and is the nation’s busiest single runway commercial airport, serving over 18.76 million passengers in 2014.

The Residence Inn San Diego Property has several demand drivers. The property is approximately 5 miles from Marine Corps Air Station Miramar and approximately 14 miles from the Space and Naval Warfare Systems Command Center (“SPAWAR”). SPAWAR, one of three Department of Navy major acquisition command centers, delivers information technology products and services to the Navy fleet and Department of Defense affiliates. SPAWAR employs approximately 3,400 civilians and military employees and serves as a central meeting place for the greater Department of Navy organization and its contractors. The Residence Inn San Diego Property is also approximately 10 miles from the San Diego Convention Center, which offers approximately 815,000 sq. ft. of meeting space and had approximately 782,000 attendees in 2014. Other large demand drivers in the San Diego area include three large universities, including the University of San Diego, San Diego State University and the University of California San Diego, as well as Qualcomm Stadium, Sea World, LEGOLAND, the San Diego Zoo and Mission Bay, the largest man-made aquatic park in the United States.

The subsequent chart presents the primary competitive set to the Residence Inn San Diego Property:

Primary Competitive Set(1)
Property	Rooms	Year Opened	Approximate Distance	2014 Occupancy	2014 ADR	2014 RevPAR
Residence Inn San Diego Property	144	2000	NAP	88.8%	$151.44	$134.43
Residence Inn Mission Valley	192	2003	7.2 miles	95.0%	$155.00	$147.25
Residence Inn Sorrento Mesa	150	1999	7.6 miles	76.0%	$152.00	$115.52
Staybridge Suites Sorrento Mesa	131	2002	8.2 miles	79.0%	$150.00	$118.50
Hyatt House Sorrento Mesa	193	1999	7.5 miles	78.0%	$148.00	$115.44
Courtyard San Diego Central	245	2002	<1.0 miles	79.0%	$137.00	$108.23
Hampton Inn Kearny Mesa	147	1989	0.1 miles	74.0%	$135.00	$99.90
Four Points San Diego	223	1987	2.3 miles	61.0%	$98.00	$59.78
Total / Wtd. Avg.	1,425			78.4%	$138.84	$110.38
(1)	Source: Appraisal.

The appraiser determined demand segmentation of 58% extended stay, 20% commercial, 15% leisure and 7% meeting and group for the Residence Inn San Diego Property, compared to 35% extended stay, 40% commercial, 16% leisure and 9% meeting and group travel for the primary competitive set. The market demand mix is presented in the subsequent chart:

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

B-85

5400 Kearny Mesa Road San Diego, CA 92111	Collateral Asset Summary – Loan No. 10 Residence Inn San Diego	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,710,824 68.3% 1.71x 11.4%

Demand Segmentation(1)
Property	Rooms	Commercial	Meeting and Group	Leisure	Extended Stay
Residence Inn San Diego Property	144	20%	7%	15%	58%
Residence Inn Mission Valley	192	10%	10%	15%	65%
Residence Inn Sorrento Mesa	150	20%	5%	15%	60%
Staybridge Suites Sorrento Mesa	131	20%	5%	20%	55%
Hyatt House Sorrento Mesa	193	25%	5%	20%	50%
Courtyard San Diego Central	245	75%	10%	10%	5%
Hampton Inn Kearny Mesa	147	75%	5%	15%	5%
Four Points San Diego	223	55%	20%	20%	5%
Total / Wtd. Avg.	1,425	40%	9%	16%	35%
(1) Source: Appraisal.

Cash Flow Analysis.

Cash Flow Analysis
	2012	2013	2014	T-12 4/30/2015	U/W	U/W per Room
Occupancy	90.8%	84.5%	88.8%	90.8%	90.8%
ADR	$138.73	$137.43	$151.44	$153.58	$153.58
RevPAR	$125.93	$116.15	$134.43	$139.41	$139.41

Room Revenue	$6,636,918	$6,104,631	$7,065,741	$7,327,530	$7,327,530	$50,886
F&B Revenue	0	0	0	0	0	0
Other Revenue	72,341	65,383	67,870	71,295	71,295	495
Total Revenue	$6,709,259	$6,170,014	$7,133,611	$7,398,824	$7,398,824	$51,381
Operating Expenses	1,189,293	1,207,253	1,320,215	1,306,877	1,306,877	9,076
Undistributed Expenses	1,715,111	1,654,199	1,950,944	2,061,308	2,061,308	14,315
Gross Operating Profit	$3,804,855	$3,308,562	$3,862,452	$4,030,640	$4,030,640	$27,991
Management Fee(1)	201,278	185,101	214,008	221,965	221,965	1,541
Total Fixed Charges	384,166	391,985	400,398	411,479	410,683	2,852
Net Operating Income	$3,219,411	$2,731,476	$3,248,045	$3,397,196	$3,397,992	$23,597
FF&E(2)	0	0	0	0	295,953	2,055
Net Cash Flow	$3,219,411	$2,731,476	$3,248,045	$3,397,196	$3,102,039	$21,542

(1)	U/W Management Fee is 3.0% of gross revenues.
(2)	U/W FF&E represents 4.0% of gross revenues.

Property Management.    The Residence Inn San Diego Property is managed by Dimension Development Two, LLC. Dimension Development Two, LLC is a hospitality management company that currently operates 48 hotels in 11 states across the Hilton, Marriott and IHG brands.

Lockbox / Cash Management.    The Residence Inn San Diego Loan is structured with a hard lockbox and springing cash management. All credit card receipts are required to be deposited directly into a clearing account controlled by the lender and the borrower and property manager are required to deposit all other rent and payments into the clearing account within two days of receipt. Unless a Trigger Period (as defined herein) is ongoing, all amounts on deposit in the clearing account will be swept daily into the borrower’s account. During a Trigger Period, all amounts on deposit in the clearing account will be swept daily into an account controlled by the lender.

A “Trigger Period” will commence (i) upon an event of default, (ii) the commencement of a Low Debt Service Period (as defined below) or (iii) the commencement of a Franchise Expiration Sweep Period (as defined below).

A “Low Debt Service Period” will occur if the debt service coverage ratio for the trailing 12-month period is less than 1.15x on the last day of any calendar quarter and will end if the debt service coverage ratio is at least 1.20x for two consecutive quarters.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

B-86

5400 Kearny Mesa Road San Diego, CA 92111	Collateral Asset Summary – Loan No. 10 Residence Inn San Diego	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,710,824 68.3% 1.71x 11.4%

A “Franchise Expiration Sweep Period” will occur upon the earlier of (a) 18 months prior to the earliest stated expiration date of the franchise agreement and (b) upon borrower’s notification to the lender of the borrower’s intention or desire to enter into a replacement franchise agreement pursuant to the loan documents. During a Franchise Expiration Sweep Period, all excess funds will be swept into a lender controlled reserve until the lender has swept an amount equal to the greater of (a) $10,000 per room or (b) 120% of the amount outstanding for the property improvement plan (“PIP”). Upon the determination of the cost of the PIP, funds in excess of 120% of the cost of the PIP that are held in the reserve (if any) will be returned to the borrower, provided no event of default exists. All funds held by lender as a result of a Franchise Expiration Sweep Period will be released to the borrower provided (a) no event of default has occurred and is continuing, (b) the borrower has renewed the franchise agreement or entered into a new franchise agreement, in each case, for a term of no less than ten years and (c) the outstanding PIP requirements have been completed.

Initial Reserves. At closing, the borrower deposited (i) $83,659 into a tax reserve account and (ii) $2,500 into a comfort letter transfer reserve account.

Ongoing Reserves. On a monthly basis, the borrower is required to deposit monthly reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $27,886, into a tax reserve account, (ii) the greater of (a) 4.0% of the property’s prior month’s rent, (b) the then-current amount required under the management agreement and (c) the then-current amount required under the franchise agreement for FF&E work and (iii) 1/12 of the annual parking rent required under the parking lease as described in the loan documents, provided that payments to this reserve are waived as long as (i) no event of default or Low Debt Service Period (as described above) exists, (ii) the borrower is paying rent under the parking lease as and when required and (iii) no event of default exists under the parking lease. On each monthly date during a Franchise Expiration Sweep Period, the borrower is required to deposit all excess cash into a franchise expiration sweep account. In addition, the borrower is required to deposit 1/12 of the estimated annual insurance premiums into an insurance reserve account if an acceptable blanket policy is no longer in place.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.    None.

Ground Lease. The leasehold portion of the Residence Inn San Diego Property (adjacent property leased by the borrower for parking) is subject to a long term ground lease that has an initial lease expiration date of April 19, 2023 with three, ten-year extension options. The current ground lease has fixed annual payments of $12,000 and escalates to $14,000, $16,000 and $18,000 upon exercising the first, second and third extension option, respectively. The current ground lease has no termination options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

B-87

5400 Kearny Mesa Road San Diego, CA 92111	Collateral Asset Summary – Loan No. 10 Residence Inn San Diego	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,710,824 68.3% 1.71x 11.4%

Residence Inn San Diego
5400 Kearny Mesa Road
San Diego, CA 92111
San Diego
Del Mar
Del Mar Racetrack
Fairbanks Ranch
Torrey Highlands
North City
Carmel Valley
Sorrento Valley
Mira Mesa
Torrey Pines
Torrey Pines Golf Course
Pacific Ocean
University of CA -San Diego (UCSD)
Scripps Memorial Hospital
Thornton Hospital
Westfield UTC
Miramar Marine Station
University City
La Jolla Village
La Jolla
Kearny Mesa
Montgomery Field
Clairemont Mesa
Bay Park
Serra Mesa
Tierrasanta
Mission Trails Regional Park
Pacific Beach
Mission Beach
Mission Bay
Seaworld
University Of San Diego
Mission Valley
Qualcomm Stadium
San Diego State University
Del Cerro
Old Town
San Diego International Airport
Point Loma Nazarene University
San Diego Bay
Downtown San Diego
Petco Park
North Island Air Station
Coronado
San Diego Zoo
North Park
Normal Heights
University Heights
City Heights
Mid-City
Rolando
El Cerritos
Webster
Encanto
Darnall
San Clemente Canyon Fwy
Jacob Dekema Fwy
Ted Williams Fwy
Oceanside
Vista
Carlsbad
Escondido
Encinitas
Solana Beach
Poway
Santee
El Cajon
La Mesa
Coronado
National City
Chula Vista
CARTIFACT

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

B-88

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B-89

100 Pearl Street Hartford, CT 06103	Collateral Asset Summary – Loan No. 11 100 Pearl Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,125,000 75.0% 1.51x 10.0%

Mortgage Loan Information
Loan Seller:	Natixis
Loan Purpose:	Acquisition
Sponsor:	Barry Friedman; Bernard S. Bertram
Borrower:	SGS Pearl LLC; Shelbourne Pearl, LLC
Original Balance:	$28,125,000
Cut-off Date Balance:	$28,125,000
% by Initial UPB:	1.9%
Interest Rate:	4.2600%
Payment Date:	5th of each month
First Payment Date:	May 5, 2015
Maturity Date:	April 5, 2025
Amortization:	Interest only for first 24 months; 360 months thereafter
Additional Debt:	None
Call Protection:	L(27), D(90), O(3)
Lockbox / Cash Management(1):	Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$309,886	$77,471
Insurance:	$6,259	$6,259
Replacement:	$0	$4,891
TI/LC(2):	$1,400,000	Springing
First Niagara Tenant Improvements:	$260,509	NAP
Special Rollover Reserve(3):	$0	Springing
Required Repairs:	$120,000	NAP

Financial Information
Cut-off Date Balance / Sq. Ft.:	$103
Balloon Balance / Sq. Ft.:	$87
Cut-off Date LTV:	75.0%
Balloon LTV:	63.6%
Underwritten NOI DSCR(4):	1.69x
Underwritten NCF DSCR(4):	1.51x
Underwritten NOI Debt Yield:	10.0%
Underwritten NCF Debt Yield:	8.9%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	CBD Office
Collateral:	Fee Simple
Location:	Hartford, CT
Year Built / Renovated:	1989 / 2003-2006, 2008-2012
Total Sq. Ft.:	273,089
Property Management:	Shelbourne CT Management, LLC
Underwritten NOI:	$2,814,958
Underwritten NCF:	$2,511,473
Appraised Value:	$37,500,000
Appraisal Date:	January 7, 2015

Historical NOI
Most Recent NOI:	$2,767,276 (December 31, 2014)
2013 NOI:	$2,244,704 (December 31, 2013)
2012 NOI:	$1,456,295 (December 31, 2012)

Historical Occupancy
Most Recent Occupancy:	99.5% (April 30, 2015)
2014 Occupancy:	99.6% (December 31, 2014)
2013 Occupancy:	99.5% (December 31, 2013)
2012 Occupancy:	93.7% (December 31, 2012)

(1)       Cash management will be triggered upon (i) an event of default, (ii) the failure by the borrower, after the end of a calendar quarter, to maintain a DSCR of at least 1.15x or (iii) the commencement of a Lease Sweep Period. A “Lease Sweep Period” will commence following the occurrence of any of the following: (i) March 14, 2018, being the date that is approximately nine months prior to the Phoenix Investment/Virtus lease expiration date, (ii) the date required under any lease by which a Major Tenant thereunder is required to give notice of its exercise of a renewal option, (iii) any lease, to which a Major Tenant is subject, is surrendered, canceled or terminated prior to its then current expiration date, (iv) any Major Tenant discontinues its business (i.e. “goes dark”) at its premises at the property or gives notice that it intends to discontinue its business at its premises at the property, (v) a default under a lease by any Major Tenant or (vi) the occurrence of certain bankruptcy-related events by a Major Tenant. A “Major Tenant” means: (i) Phoenix Investment/Virtus and any replacement tenant under the Phoenix Investment/Virtus lease, (ii) any other tenant leasing more than 20.0% of the NRA or (iii) any tenant whose lease generates at least 15.0% of the underwritten base rents.

(2)      Monthly payments in the amount of $27,789 in the TI/LC reserve will commence on March 5, 2018. If the lender determines in its reasonable judgment that the funds in the TI/LC reserve will be insufficient to pay (or in excess of) the amounts due or to become due for approved leasing expenses, the lender may increase (or decrease) the monthly deposit required to be made by the borrower. Notwithstanding the foregoing, in no event will the borrower be required to make deposits (other than any lease termination payments) until the balance of the TI/LC reserve falls below $500,000. If the balance falls below $500,000, then the monthly deposits will recommence for the remainder of the loan term to be used for the payment of lender-approved TI/LCs.

(3)       Upon the occurrence of a Lease Sweep Period and provided no other trigger event described in footnote 1 above has occurred, the borrower is required to deposit all excess cash flow into the special rollover reserve.

(4)	Based on amortizing debt service payments. Based on the current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 2.32x and 2.07x, respectively.

TRANSACTION HIGHLIGHTS
▪	Tenancy. The 100 Pearl Street property is 99.5% occupied by a diverse mix of 32 tenants, as of April 30, 2015. Approximately 18.9% of the NRA is leased to credit worthy tenants including Guilford Specialty Group, Inc., Trust Company of CT/First Niagara, First American Title Ins. Co. and IKON Office Solutions, Inc. The major tenant, Phoenix Investment/Virtus (“Phoenix”) (22.7% of the NRA), is a diversified asset management firm with roots dating to 1851. In 2008, Phoenix spun off its asset management subsidiary to shareholders as an independent publicly traded company renamed Virtus Investment Partners listed on NASDAQ Global Market (“VRTS”). As of March 31, 2015, Virtus Investment Partners had $54.8 billion in assets under management. The property serves as the VRTS corporate headquarters. The second major tenant, Guilford Specialty Group, Inc. (“GSG”) (10.1% of the NRA), was founded in 1985 and is affiliated with a group of privately-owned insurance companies specializing in the excess and surplus lines and specialty marketplace. GSG is a subsidiary of the International Financial Group, Inc., one of the largest privately held insurer groups in the USA and whose parent company is Assurant (Baa2/BBB+ by Moody’s/S&P). GSG has been at the property since 1999 and recently renewed its lease through 2019.
▪	Property & Location. The 100 Pearl Street property is a 273,089 sq. ft. Class A office building located in Hartford’s central business district and is considered one of the top four office buildings in Hartford. The property is comprised of two towers: a low-rise 6-story tower and a high-rise 17-story multi-tenant office building, which are interconnected by a three story atrium located on floors four through six. Amenities include a fitness center with locker rooms and showers, new state-of-the-art conferencing facilities, an updated cafeteria and lounge/seating area, a professionally curated art gallery, building concierge, 24 hour security, on-site professional property management and 274 parking spaces (1.0 space per 1,000 sq. ft.).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

B-90

1800 41st Street Everett, WA 98203	Collateral Asset Summary – Loan No. 12 1800 41 Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,000,000 68.0% 1.31x 10.2%

Mortgage Loan Information
Loan Seller:	UBSRES
Loan Purpose:	Refinance
Sponsor:	Pinchos D. Shemano a/k/a, David Shemano
Borrower:	1800 41st Street, LLC
Original Balance:	$28,000,000
Cut-off Date Balance:	$28,000,000
% by Initial UPB:	1.9%
Interest Rate:	4.8095%
Payment Date:	6th of each month
First Payment Date:	July 6, 2015
Maturity Date:	June 6, 2025
Amortization:	Interest only for first 24 months; 360 months thereafter
Additional Debt:	None
Call Protection:	L(25), D (91), O(4)
Lockbox / Cash Management(1):	Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$133,911	$37,197
Insurance:	$47,392	$5,511
Replacement:	$0	$4,866
TI/LC:	$0	$24,331
Required Repairs:	$67,724	NAP
Achievement(2):	$1,750,000	NAP
Everett:	$1,238,398	NAP
Frontier:	$265,110	NAP
Major Tenant Rollover(3):	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$96
Balloon Balance / Sq. Ft.:	$83
Cut-off Date LTV(4):	68.0%
Balloon LTV:	62.5%
Underwritten NOI DSCR(5):	1.52x
Underwritten NCF DSCR(5):	1.31x
Underwritten NOI Debt Yield(4):	10.2%
Underwritten NCF Debt Yield(4):	8.8%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Suburban Office
Collateral:	Fee Simple
Location:	Everett, WA
Year Built / Renovated:	1962 / 1987
Total Sq. Ft.:	291,973
Property Management:	Jones Lang LaSalle Americas, Inc.
Underwritten NOI:	$2,675,397
Underwritten NCF:	$2,313,042
Appraised Value:	$38,600,000
Appraisal Date:	March 8, 2015

Historical NOI
Most Recent NOI:	$2,445,957 (T-12 January 31, 2015)
2014 NOI:	$2,390,449 (December 31, 2014)
2013 NOI:	$1,978,893 (December 31, 2013)

Historical Occupancy
Most Recent Occupancy:	77.7% (March 10, 2015)
2014 Occupancy:	69.0% (December 31, 2014)
(1)	Cash management will be triggered upon (i) an event of default, (ii) any bankruptcy action of the borrower, guarantor or property manager, (iii) if the DSCR is less than 1.20x until such time the DSCR is at least 1.25x for two consecutive calendar quarters, (iv) the occurrence of a Major Tenant Trigger Event or (v) a felony or fraud indictment of the borrower, guarantor or property manager. A “Major Tenant Trigger Event” will commence if one or more of the following occurs (i) a major tenant goes bankrupt, (ii) a major tenant provides notice to not extend or renew lease, (iii) a major tenant goes dark, (iv) a major tenant defaults on its lease or (v) a major tenant fails to provide timely notice to extend or renew its lease. A “Major Tenant” means Frontier Communications or The Everett Clinic tenants. A “Cash Sweep Event Period” will commence upon the occurrence of (i) an event of default, (ii) any bankruptcy action of the borrower, guarantor or property manager, (iii) the DSCR for the trailing 12 month period falling below 1.15x, (iv) a Major Tenant Trigger Event or (v) a felony or fraud indictment of the borrower, guarantor or property manager.
(2)	All of the funds in the Achievement reserve are subject to a one-time release to the borrower subject to certain terms and conditions, including without limitation, (i) no event of default or Cash Sweep Event Period has occurred and is continuing, (ii) the 1800 41 Street property achieves a NOI debt yield inclusive of the Achievement reserve, of at least 8.8% for two consecutive quarters, as determined by lender and (iii) all new leases at the 1800 41 Street property have been entered into in accordance with the loan documents.
(3)	During a Major Tenant Trigger Event, all excess cash flow will be deposited into the Major Tenant Rollover reserve.
(4)	The Cut-off Date LTV, Underwritten NOI Debt Yield and Underwritten NCF Debt Yield were calculated net of the $1,750,000 Achievement reserve.
(5)	Based on amortizing debt service payments. Based on the current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 1.96x and 1.69x, respectively.

TRANSACTION HIGHLIGHTS

▪	Property and Amenities. The 1800 41 Street property consists of a 291,973 sq. ft. office complex on 22.76 acres of land located in Everett, Washington, approximately 25 miles north of Seattle, Washington. The 1800 41 Street property is comprised of a 178,406 sq. ft., five-story building (“North Tower”) and a 113,567 sq. ft., four-story building (“South Tower”) connected by a four-story glass atrium lobby. Amenities include a full-service kitchen, fitness center with showers, lockers, bike storage, a basketball court, and outdoor seating areas. The 1800 41 Street property is located approximately one mile from Everett Station, which provides Sounder and Amtrak rail lines, is on Community Transit’s Swift Express bus line, and is also adjacent to Interstate 5 which provides direct access south to downtown Seattle.
▪	Tenancy. The 1800 41 Street property is 77.7% occupied by Frontier Communications (“Frontier”) (61.1% NRA; 79.2% UW Base Rent), The Everett Clinic (10.7% NRA; 14.1% UW Base Rent) and Sound Publishing (5.5% NRA; 6.1% UW Base Rent). The 1800 41 Street property was originally built and occupied by Frontier as its regional headquarters, and was later sold to the sponsor as part of a sale-leaseback transaction in 2012. Frontier is a provider of telephone, internet and television service in Snohomish County, and currently occupies the entire North Tower on a 12-year lease expiring in November 2024. Since the sales-leaseback transaction, the borrower has invested approximately $934,600 in capital and tenant improvements, and leased-up the remaining space with The Everett Clinic and Sound Publishing. The second largest tenant, The Everett Clinic is subject to a 10-year lease expiring in December 2025 and includes one five-year renewal option.
▪	Market. According to a market research report, the 1800 41 Street property is located in the Everett submarket in the Snohomish County office market. As of 4Q 2014, the Snohomish County office market contained approximately 16.2 million sq. ft. of office space with an average vacancy rate of 8.6% and an average rental rate of $22.21 PSF. As of 4Q 2014, the Everett submarket contained approximately 6.0 million sq. ft. of office space with an average vacancy rate of 8.4% and an average rental rate of $21.57 PSF.
▪	Sponsorship. The sponsor of the borrower and nonrecourse carve-out guarantor is Pinchos D. Shemano a/k/a, David Shemano. Mr. Shemano has bought and sold over $800 million in real estate assets and controls approximately 3 million sq. ft. of commercial space and approximately 2,500 residential apartments nationwide.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

B-91

8500-8504 Tyco Road Vienna, VA 22182	Collateral Asset Summary – Loan No. 13 8500 Tyco Road	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$27,965,286 73.2% 1.25x 8.3%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Sponsor:	Aaron Georgelas
Borrower:	Tysons West Assemblage, LLC
Original Balance:	$28,000,000
Cut-off Date Balance:	$27,965,286
% by Initial UPB:	1.9%
Interest Rate:	4.8300%
Payment Date:	6th of each month
First Payment Date:	July 6, 2015
Maturity Date:	June 6, 2025
Amortization:	360 months
Additional Debt:	None
Call Protection:	L(25), D(91), O(4)
Lockbox / Cash Management:	Hard / In Place

Reserves
	Initial	Monthly
Taxes:	$173,092	$24,727
Insurance:	$3,060	$1,530
Replacement:	$0	$3,045
TI/LC(1):	$0	$4,912
Outstanding TI/LC:	$1,471,384	NAP
Required Repairs:	$14,063	NAP
Free Rent:	$520,046	NAP
Major Tenant(2)(3):	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$237
Balloon Balance / Sq. Ft.:	$194
Cut-off Date LTV:	73.2%
Balloon LTV:	59.9%
Underwritten NOI DSCR:	1.31x
Underwritten NCF DSCR:	1.25x
Underwritten NOI Debt Yield:	8.3%
Underwritten NCF Debt Yield:	7.9%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Flex Industrial
Collateral:	Fee Simple
Location:	Vienna, VA
Year Built / Renovated:	1974 / 2014
Total Sq. Ft.:	117,804
Property Management:	Trimark Corporation
Underwritten NOI:	$2,311,567
Underwritten NCF:	$2,216,085
Appraised Value:	$38,200,000
Appraisal Date:	April 10, 2015

Historical NOI(4)
Most Recent NOI:	$921,514 (T-9 March 31, 2015 Ann.)
2014 NOI:	NAV
2013 NOI:	NAV
2012 NOI:	NAV

Historical Occupancy(4)
Most Recent Occupancy:	95.3% (May 31, 2015)
2014 Occupancy:	NAV
2013 Occupancy:	NAV
2012 Occupancy:	NAV
(1)	Ongoing TI/LC reserves are capped at $400,000.
(2)	A “Major Tenant Sweep Event” will commence (i) twelve months prior to the expiration of the TESLA’s lease or upon the date TESLA is required to give notice of its exercise of a renewal option, (ii) on the date TESLA’s lease is surrendered, cancelled, or terminated prior to its then current expiration date, (iii) on the date TESLA discontinues its business at the property, (iv) upon a default under TESLA’s lease or (v) the occurrence of a TESLA insolvency proceeding.
(3)	Major Tenant reserves are capped at $1,650,000.
(4)	The property was acquired in June 2014; therefore, Historical NOI and Historical Occupancy are not available.

TRANSACTION HIGHLIGHTS

▪	Property. 8500 Tyco Road is a 117,804 sq. ft. flex/industrial building located in the Tysons Corner submarket of Vienna, Virginia. The property is subject to a condominium agreement in which Verizon (not part of the collateral) occupies 24,852 sq. ft. (17.4% of GBA) of the condominium. The 8500 Tyco Road property is 95.3% occupied by TESLA, NOVA Fitness, Washington Post, Equinix and Silver Line. The property’s anchor, TESLA, is the first and only Tesla dealership in Virginia. TESLA recently leased an additional 12,288 sq. ft. bringing it to 49,152 NRA, or 41.7% of the total NRA at the property. The expansion space is currently under construction and TESLA is in a free rent period for that portion of the space.
▪	Location. The Tysons Corner submarket is the largest office submarket in Northern Virginia, representing nearly 20.0% of its overall inventory, with approximately 25.9 million sq. ft. of office space across 178 buildings. The area also features a large retail and residential component with over 2.7 million sq. ft. of retail space in two regional malls, Tyson’s Corner Center and Tyson’s Galleria, and several garden-style and mid-rise apartment and condominium projects. The area is served by four recently completed Metrorail stations that are accessible from the entire Washington Metro system. Roadways serving the area include the Dulles Toll Road, Interstate 495, Interstate 66, Route 7 and Route 123. The area is also in close proximity to three major airports serving the metropolitan Washington DC area; Washington Dulles International Airport, Ronald Reagan National Airport and Baltimore Washington International.
▪	Sponsorship. The sponsor, Aaron Georgelas, is a managing partner of the Georgelas Group, a real estate development and management company headquartered in Tysons Corner. Founded in 1964, the Georgelas Group focuses on acquiring, developing and managing properties both domestically and internationally. The Georgelas Group has developed a wide array of mixed use, transit oriented developments, government, commercial, residential and industrial properties, including shopping malls, retail centers, office buildings, custom homes, military installations and international projects. Within Tysons Corner, the Georgelas Group has developed or managed over 3 million sq. ft. of office and retail space and has indicated it intends to develop or manage an additional approximately 5.0 million sq. ft. of commercial space in the area.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

B-92

8439 West Sunset Boulevard West Hollywood, CA 90069	Collateral Asset Summary – Loan No. 14 Piazza Del Sol	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$26,000,000 67.5% 1.98x 8.2%

Mortgage Loan Information
Loan Seller:	JLC
Loan Purpose:	Refinance
Sponsor:	Simon Mani; Daniel Mani
Borrower(1):	Mani Brothers Piazza del Sol (DE), LLC
Original Balance:	$26,000,000
Cut-off Date Balance:	$26,000,000
% by Initial UPB:	1.8%
Interest Rate:	3.9990%
Payment Date:	6th of each month
First Payment Date:	July 6, 2015
Maturity Date:	April 6, 2025
Amortization:	Interest Only
Additional Debt:	None
Call Protection:	L(25), D(89), O(4)
Lockbox / Cash Management(2):	Soft Springing Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$30,000	$9,080
Insurance:	$11,000	$2,100
Replacement:	$0	$506
TI/LC(3):	$0	$3,543
Required Repairs:	$166,625	NAP
Red Light Rollover Reserve(4)(5):	NAP	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$611
Balloon Balance / Sq. Ft.:	$611
Cut-off Date LTV:	67.5%
Balloon LTV:	67.5%
Underwritten NOI DSCR:	2.03x
Underwritten NCF DSCR:	1.98x
Underwritten NOI Debt Yield:	8.2%
Underwritten NCF Debt Yield:	8.0%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	CBD Office
Collateral:	Fee Simple
Location:	West Hollywood, CA
Year Built / Renovated:	1927 / 1985, 1998, 2005, 2006
Total Sq. Ft.:	42,519
Property Management:	Mani Brothers, LLC
Underwritten NOI:	$2,135,761
Underwritten NCF:	$2,087,166
Appraised Value:	$38,500,000
Appraisal Date:	April 14, 2015

Historical NOI
2014 NOI:	$2,018,071 (December 31, 2014)
2013 NOI:	$1,901,837 (December 31, 2013)
2012 NOI:	$1,735,253 (December 31, 2012)

Historical Occupancy
Most Recent Occupancy:	100.0% (July 1, 2015)
2014 Occupancy	100.0% (December 31, 2014)
2013 Occupancy:	98.5% (December 31, 2013)
2012 Occupancy:	94.4% (December 31, 2012)
(1)	The borrower is an affiliate of the borrower under the mortgage loan identified on Annex A-1 to this prospectus supplement as 9000 Sunset, which has a Cut-off Date Balance of $125,000,000.
(2)	A hard lockbox and in place cash management will be triggered (i) upon an event of default or (ii) if the debt yield falls below 6.25% until such time that the debt yield is at least 6.25% for two consecutive quarters.
(3)	The TI/LC reserve is subject to a cap of (i) $300,000 if less than 92% of the property is occupied and (ii) $150,000 if 92% or more of the property is occupied.
(4)	On each payment date during the continuance of a Red Light Rollover Reserve Period, the borrower is required to deposit $22,500 into the related reserve account, subject to a cap of $270,000. A “Red Light Rollover Reserve Period” will commence upon (i) the date 12 months prior to the expiration of the Red Light Management lease (“Red Light”), (ii) the date notice of renewal is required under the Red Light lease (if such notice is not provided), (iii) the early termination or cancellation of the Red Light lease, (iv) if Red Light goes dark or gives notice it intends to cease operations, (v) the occurrence of a default under the Red Light lease by the Red Light tenant, or (vi) the occurrence of a Red Light tenant insolvency proceedings.
(5)	From and after the occurrence of a Red Light Rollover Reserve Period, the sponsor is required to provide a guaranty in the amount equal to $365,000 for payment of approved Red Light Lease leasing expenses and/or approved leasing expenses.

TRANSACTION HIGHLIGHTS

▪	The Property. The property is a historic, class A, four-story office and retail building located at the northeast corner of Sunset Boulevard and Queens Road in West Hollywood, California. The property provides sweeping views of the Los Angeles basin and is visible from the heart of the sunset strip due to its location on a hillside. The property offers 102 parking spaces, yielding a parking ratio of 2.40 spaces per 1,000 sq. ft. of rentable area.
▪	High Land Value. According to the appraisal, the property’s land value is equal to $20.0 million or approximately 76.9% of the loan balance, providing downside protection at the loan’s basis of $26.0 million.
▪	Historical Occupancy. The property exhibited an average occupancy equal to 96.0% over the last 15 years.
▪	Experienced Sponsorship. Simon and Daniel Mani own Mani Brothers Real Estate Group, a full service real estate investment company focused in the greater Los Angeles area. The sponsors’ portfolio of class A southern California office buildings totals approximately 813,000 sq. ft. Additionally, the sponsors contributed approximately $1.5 million of new cash equity at closing, further demonstrating their long term commitment to the property.
▪	Tenancy. The property is 100.0% occupied as of July 1, 2015. The office portion is 76.8% occupied by Red Light Management, an artist management company founded in 1991 with an artist roster including Dave Matthews Band, Interpol, Phish, Ben Harper and Alabama Shakes, among others. The retail portion of the property is 100.0% occupied by Katana Robata & Sushi Bar, which is owned and operated by Innovative Dining Group. The tenant utilizes a large outdoor patio overlooking the sunset strip and the sponsor has indicated sales to be approximately $8.0 million or $1,103 per sq. ft.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

B-93

731, 735, 740 North Water Street Milwaukee, WI 53202	Collateral Asset Summary – Loan No. 15 City Center at 735 Water Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,500,000 71.3% 1.42x 9.4%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Sponsor:	John Noel
Borrowers:	Compass Properties North Water Street, LLC; Compass Properties 731 North Water Street, LLC
Original Balance:	$25,500,000
Cut-off Date Balance:	$25,500,000
% by Initial UPB:	1.7%
Interest Rate:	4.2500%
Payment Date:	6th of each month
First Payment Date:	May 6, 2015
Maturity Date:	April 6, 2025
Amortization:	Interest only for first 24 months; 360 months thereafter
Additional Debt:	None
Call Protection:	L(27), D(89), O(4)
Lockbox / Cash Management(1):	Springing Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$0	$95,799
Insurance(2):	$72,141	Springing
Replacement(3):	$0	$5,885
TI/LC(4):	$0	$17,949
Lease Sweep(5):	$0	Springing
Free Rent:	$41,318	NAP
Condominium Assessment Funds(6):	$0	Springing
MTM Rent Holdback(7):	$61,111	NAP

Financial Information
Cut-off Date Balance / Sq. Ft.:	$72
Balloon Balance / Sq. Ft.:	$61
Cut-off Date LTV:	71.3%
Balloon LTV:	60.5%
Underwritten NOI DSCR(8):	1.60x
Underwritten NCF DSCR(8):	1.42x
Underwritten NOI Debt Yield:	9.4%
Underwritten NCF Debt Yield:	8.4%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	CBD Office
Collateral:	Fee Simple
Location:	Milwaukee, WI
Year Built / Renovated:	1912, 1928, 1952 / 2010
Total Sq. Ft.:	353,100
Property Management:	Compass Property Management, LLC
Underwritten NOI:	$2,401,783
Underwritten NCF:	$2,142,703
Appraised Value:	$35,750,000
Appraisal Date:	December 16, 2014

Historical NOI
Most Recent NOI:	$1,938,059 (December 31, 2014)
2013 NOI:	$1,994,005 (December 31, 2013)
2012 NOI:	$604,587 (December 31, 2012)

Historical Occupancy
Most Recent Occupancy:	88.4% (April 1, 2015)
2014 Occupancy:	87.0% (December 31, 2014)
2013 Occupancy:	83.0% (December 31, 2013)
2012 Occupancy:	86.0% (December 31, 2012)
(1)	A hard lockbox and cash management will be triggered (i) upon an event of default, (ii) if the DSCR falls below 1.20x until such time that the DSCR is at least 1.25x for two consecutive calendar quarters or the borrower delivers cash sufficient to satisfy such DSCR or (iii) the commencement of a Lease Sweep Period (as defined below).
(2)	The borrower will be required to deposit 1/12 of the annual insurance premiums into the insurance reserve if an acceptable blanket policy is no longer in place.
(3)	Replacement reserve account is subject to a $290,000 cap.
(4)	TI/LC reserve account is subject to a $850,000 cap.
(5)	On each monthly payment date during a Lease Sweep Period, the borrower is required to deposit all excess cash into the Lease Sweep reserve. A “Lease Sweep Period” will commence on the first monthly payment date following (i) the giving of notice from any tenant under a Lease Sweep Lease (as defined below) to borrower or manager exercising its right to terminate its lease or (ii) the tenant under the Lease Sweep Lease failing to renew its lease, “going dark,” or defaulting under its lease or becoming subject to bankruptcy proceedings. A “Lease Sweep Lease” includes (i) Gold’s Gym or (ii) any replacement (or leases) with a tenant that leases 35,000 or more rentable sq. ft. of the applicable Lease Sweep Space.
(6)	In the event collection of the condominium assessment is required, the borrower is required to reserve monthly payments in an amount equal to 1/12 of the condominium assessment that lender estimates will be payable during the next 12 months.
(7)	MTM Rent Holdback funds will be used to cover rent under month-to-month leases at the property.
(8)	Based on amortizing debt service payments. Based on the current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 2.19x and 1.95x, respectively.

TRANSACTION HIGHLIGHTS

▪	Property. The City Center at 735 Water Street property consists of two, Class B, multi-tenant office buildings with a retail component (53,172 sq. ft.) totaling 353,100 sq. ft. and a 298 stall parking garage in Milwaukee, Wisconsin. The property features approximately 187 feet of frontage along the Milwaukee River and is also part of the Milwaukee Riverwalk project, a revitalization of historic/vintage properties fronting the Milwaukee River. Since acquisition in 2002, the sponsor has invested approximately $23.3 million in improvements, which include replacement of the roof systems, elevator upgrades, HVAC upgrades, renovation of the entrance lobby, façade refurbishment and installation of new windows along with other projects. Approximately $18.0 million has been invested since 2009. In 2010, the property was awarded the LEED Certified – Silver designation.

▪	Tenancy. The City Center at 735 Water Street property is currently 88.4% occupied as of April 1, 2015 to a diverse rent roll of approximately 70 tenants with only one tenant (Gold’s Gym, 13.0% of NRA, 16.9% of UW Base Rent) occupying more than 6.2% of NRA. The average tenant occupies 4,425 sq. ft. (1.3% of the NRA). The top five tenants at the property accounts for 34.4% of the NRA and 40.3% of the UW Base Rent.

▪	Market. The property is located in Milwaukee’s East Town neighborhood on North Water Street, one-half block north of Wisconsin Avenue. Both Water Street and Wisconsin Avenue are major thoroughfares in downtown Milwaukee and Milwaukee’s East Town neighborhood is the area that is predominately considered Milwaukee’s financial district. The property is in close proximity to highways 94, 794 and 43 which provides access to the entire metro area. The Milwaukee metro area is home to a diverse base of businesses in the manufacturing, trade, transportation, education, healthcare and financial services sectors. Per the US Bureau of Labor Statistics (February 2015), Wisconsin had an unemployment rate of 4.8%, below the national unemployment rate of 5.5%. Per an industry report, the 2015 median household income for the metropolitan area is projected to be approximately $56,000. As of Q4 2014, the Downtown East submarket consisted of 85 office buildings generally considered to be Class B totaling approximately 6.4 million NRA. According to an industry report, as of Q4 2014, vacancy within the Downtown East submarket across Class B properties was 10.0% with gross rents estimated to be $17.12 PSF. The appraiser concluded an overall (gross+BY) market rent of $18.50 PSF. The current weighted average in-place gross rent at the City Center at 735 Water Street property is $15.19 PSF. The appraiser also concluded market rent for the retail space to be $20.00 PSF (NNN).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

B-94

3501 North Sepulveda Boulevard Manhattan Beach, CA 90266	Collateral Asset Summary – Loan No. 16 Belamar Hotel	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,500,000 67.3% 1.88x 12.6%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Acquisition
Sponsor(1):	Invest West Financial Corporation
Borrower:	Ponderosa Belamar, LLC
Original Balance:	$24,500,000
Cut-off Date Balance:	$24,500,000
% by Initial UPB:	1.7%
Interest Rate:	4.3100%
Payment Date:	6th of each month
First Payment Date:	July 6, 2015
Maturity Date:	June 6, 2025
Amortization:	Interest only for first 36 months, 360 months thereafter
Additional Debt(2):	Future Mezzanine Debt Permitted
Call Protection:	L(24), YM1(91), O(5)
Lockbox / Cash Management(3):	Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$45,279	$15,093
Insurance(4):	$0	Springing
FF&E:	$0	4.0% of prior month’s rents

Financial Information
Cut-off Date Balance / Room:	$192,913
Balloon Balance / Room:	$168,129
Cut-off Date LTV:	67.3%
Balloon LTV:	58.7%
Underwritten NOI DSCR(5):	2.11x
Underwritten NCF DSCR(5):	1.88x
Underwritten NOI Debt Yield:	12.6%
Underwritten NCF Debt Yield:	11.2%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Full Service Hospitality
Collateral:	Fee Simple
Location:	Manhattan Beach, CA
Year Built / Renovated:	1962 / 2003-2005, 2008, 2012
Total Rooms:	127
Property Management:	Pacifica Hotel Management, LLC
Underwritten NOI:	$3,077,522
Underwritten NCF:	$2,739,131
Appraised Value:	$36,400,000
Appraisal Date:	April 14, 2015

Historical NOI
Most Recent NOI:	$3,284,123 (T-12 March 31, 2015)
2014 NOI:	$3,302,179 (December 31, 2014)
2013 NOI:	$2,734,778 (December 31, 2013)
2012 NOI:	$2,303,783 (December 31, 2012)

Historical Occupancy
Most Recent Occupancy:	88.5% (March 31, 2015)
2014 Occupancy:	89.5% (December 31, 2014)
2013 Occupancy:	86.0% (December 31, 2013)
2012 Occupancy:	84.4% (December 31, 2012)
(1)	The sponsor is also the sponsor under the mortgage loans identified on Annex A-1 to the Free Writing Prospectus as Sandcastle Inn Pacifica, Inn at Marina Del Rey Pacifica and Inn at Venice Beach Pacifica which have a Cut-off Date Balance of $18,600,000, $13,300,000 and $12,625,000, respectively.
(2)	The sponsor has a one-time right to obtain future mezzanine debt subject to, among other things, a combined LTV of no more than 67.3%, a combined DSCR of no less than 1.60x and a combined debt yield of no less than 10.0%.
(3)	Cash management and an excess cash sweep will be triggered upon (i) an event of default, (ii) if the DSCR falls below 1.25x as of any calendar quarter or (iii) a mezzanine loan is outstanding and will end if (a) with respect to clause (i), the event of default is cured, (b) with respect to clause (ii) the DSCR is at least 1.30x for two consecutive calendar quarters and (c) with respect to clause (iii) a mezzanine loan is no longer outstanding.
(4)	If an acceptable blanket insurance policy is no longer in place, borrower is required to deposit 1/12th of the annual insurance premiums into the insurance reserve account.
(5)	Based on amortizing debt service payments. Based on the current interest only debt service payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 2.87x and 2.56x, respectively.

TRANSACTION HIGHLIGHTS

▪	Property. The Belamar Hotel is a 127-room full service hotel located along the Pacific Coast Highway in Manhattan Beach, California. The hotel features 120 standard rooms, 7 luxury suites, the Second Story Restaurant & Lounge and 4,291 sq. ft. of function space, which includes recently renovated indoor meeting space and the outdoor Sunset Garden Courtyard. The hotel’s restaurant, Second Story Restaurant & Lounge, offers innovative California cuisine as well as a full service bar and is open for breakfast, lunch and dinner. The hotel contains 108 on-site parking spots, as well as 17 spaces on an adjacent lot which equates to a ratio of approximately 0.98 spaces per room. Since acquiring a minority interest in the property in 2012, the sponsor has spent approximately $1.4 million ($11,024 per room) on various capital improvements. As of March 31, 2015 the property had an occupancy of 88.5%, ADR of $153.42 and RevPAR of $135.72.

▪	Market. Manhattan Beach is a beachfront city located in southwestern Los Angeles County, south of El Segundo and north of Hermosa Beach. Given its beach access and temperate climate year-round, Manhattan Beach’s economy significantly benefits from the tourism industry. The area is also home to a wide array of major aerospace and defense companies. The city of El Segundo, which begins one block north of the hotel, is home to Los Angeles Air Force Base and a Space and Missile Systems Center that is responsible for creating much of the nation’s preeminent global space platform. Some of the companies that have a large presence in this area include Boeing Inc., Raytheon Company, Lockheed Martin and Chevron. In addition to aerospace and defense companies, Mattel Inc., the world’s largest toy manufacturer, and DIRECTV, the country’s largest satellite television operator, are headquartered in El Segundo.

▪	Experienced Management. Pacifica Hotel Management, LLC (“Pacifica”) is the largest owner and operator of boutique hotels on the Pacific coast with 27 independent and flag properties. Pacifica has consistently been listed as one of the top 10 Hotel Management Companies in the United States by Hotel Business magazine. In addition, six Pacifica hotels were listed in the Top Performers List by Lodging Hospitality magazine.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

B-95

2804-2900 West Loop 250 North Midland, TX 79705	Collateral Asset Summary – Loan No. 17 North Park Commons	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,500,000 69.1% 1.36x 8.7%

Mortgage Loan Information
Loan Seller:	UBSRES
Loan Purpose:	Refinance
Sponsor:	G. Randall Andrews
Borrower(1):	MCE 2015, LLC; NPC 2015, LLC
Original Balance:	$24,500,000
Cut-off Date Balance:	$24,500,000
% by Initial UPB:	1.7%
Interest Rate:	3.9400%
Payment Date:	6th of each month
First Payment Date:	June 6, 2015
Maturity Date:	May 6, 2025
Amortization:	Interest only for the first 60 months; 360 months thereafter
Additional Debt:	None
Call Protection:	L(26), D(90), O(4)
Lockbox / Cash Management(2):	Springing Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$179,850	$32,116
Insurance:	$14,522	$2,200
Replacement(3):	$0	$1,313
TI/LC(4):	$725,718	$7,005
Five Guys Construction Reserve(5):	$1,500,000	NAP

Financial Information
Cut-off Date Balance / Sq. Ft.:	$233
Balloon Balance / Sq. Ft.:	$211
Cut-off Date LTV(6):	69.1%
Balloon LTV:	66.7%
Underwritten NOI DSCR(7):	1.43x
Underwritten NCF DSCR(7):	1.36x
Underwritten NOI Debt Yield(6):	8.7%
Underwritten NCF Debt Yield(6):	8.2%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Unanchored Retail
Collateral:	Fee Simple
Location:	Midland, TX
Year Built / Renovated:	2012 / NAP
Total Sq. Ft.(8):	105,069
Property Management:	Graco Real Estate Development, Inc.
Underwritten NOI:	$1,995,371
Underwritten NCF:	$1,889,901
Appraised Value:	$33,300,000
Appraisal Date:	February 16, 2015

Historical NOI(8)
Most Recent NOI:	$1,212,094 (T-12 January 31, 2015)
2014 NOI:	$1,190,383 (December 31, 2014)
2013 NOI:	$522,720 (December 31, 2013)

Historical Occupancy(8)
Most Recent Occupancy(9):	95.3% (April 17, 2015)
2014 Occupancy:	83.1% (December 31, 2014)
2013 Occupancy:	81.4% (December 31, 2013)
(1)	The borrower is an affiliate of the borrower under the mortgage loan identified on Annex A-1 to this free writing prospectus as The Row, with a cut-off date balance of $11.1 million.
(2)	A hard lockbox with cash management will be triggered upon (i) an event of default, (ii) a bankruptcy action of the borrower, guarantor or property manager, (iii) the DSCR for the trailing 12 month period falling below 1.15x or (iv) a felony or fraud indictment of the borrower, guarantor or property manager.
(3)	Replacement reserves are subject to a cap of $31,521.
(4)	TI/LC reserves are subject to a cap of $375,000 exclusive of the initial deposit taken at closing of $725,718.
(5)	Proceeds from the Five Guys Construction Funds will be released once the construction of the two-tenant outparcel building has been completed and Five Guys is in occupancy and paying full, unabated rent.
(6)	The Cut-off Date LTV, Underwritten NOI Debt Yield and Underwritten NCF Debt Yield are based on the mortgage loan balance net of the $1.5 million Five Guys Construction Funds.
(7)	Based on amortizing debt service payments. Based on the current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 2.04x and 1.93x, respectively.
(8)	The North Park Commons property was developed by the borrower in two separate phases. Phase I (68,539 sq. ft.) was completed in 2012 and phase II (32,035 sq. ft.) was substantially completed in 2014 with a two-tenant outparcel building (4,495 sq. ft.) scheduled to be completed in November 2015.
(9)	Most Recent Occupancy includes Five Guys (2,800 sq. ft.), which has executed a 10-year NNN lease but has not yet taken occupancy. The tenant is expected to take occupancy on December 1, 2015.

TRANSACTION HIGHLIGHTS

▪	Location/Property. The North Park Commons property is a 105,069 sq. ft. shopping center that was built in two phases. Phase 1 (68,539 sq. ft.) was completed in 2012 and phase II (32,035 sq. ft.) was substantially completed in 2014. The property is located on West Loop 250 across from Midland Park Mall, a 617,000 sq. ft. mall owned by Simon Property Group (NYSE: SPG). Anchor tenants at Midland Park Mall include Sears, Dillard’s, JC Penney, Ross Dress For Less and Beall’s. Access to the North Park Commons property is provided by Loop 250, which has reported traffic counts of 65,415 vehicles per day on West Loop 250 east and 69,244 vehicles per day on West Loop 250 west. The 2015 one-, three-, and five-mile population estimates for the North Park Commons property are 11,127, 71,017 and 123,741, respectively. The 2015 average household income estimate for the one-, three-, and five-mile radius is $104,867, $103,431 and $91,499, respectively, all of which compare favorably to the average household income for the State of Texas of $73,725.
▪	Tenancy. The North Park Commons property is 95.3% occupied as of April 17, 2015 by 22 tenants. Eight of the tenants, representing 45.6% of the NRA, opened in 2014 and 2015, all with 10-year lease terms or longer. The largest tenant, Food Concepts International (“FCI”) (11.6% NRA; 6.4% UW Base Rent), owns and operates Abuelo’s, which is a Mexican restaurant chain. FCI has been in business for over 26 years with 40 restaurants across 15 states, and has been at the North Park Commons property since May 2014. This location generated $4.3 million ($354 PSF) in sales for year-end 2014. Other than FCI, no tenant occupies greater than 7.2% of the NRA. The second largest tenant, The Gap, Inc. (7.2% NRA; 7.0% UW Base Rent; S&P/Moody’s/Fitch: BBB-/Baa3/BBB-), has been at the property since November 2014. As of January 31, 2015, Gap has a total of 960 stores in North America, 189 stores in Europe, and 266 stores in Asia. The third largest tenant, Banana Republic Factory (7.1% NRA; 7.0% UW Base Rent; S&P/Moody’s/Fitch: BBB-/Baa3/BBB-) is also operated by The Gap, Inc. As of January 31, 2015, Banana Republic has a total of 610 stores in North America, 44 stores in Asia, and 11 stores in Europe. Other notable tenants at the North Park Commons property include Sketchers, LOFT, Carter’s, Chico’s, White House Black Market, Gymboree, New Balance, Vitamin Shoppe, Five Guys and Chipotle Mexican Grill.
▪	Sponsorship and Property Manager. G. Randall Andrews founded Graco Real Estate Development, Inc. (“Graco”) in 1979 and has over 35 years of commercial real estate experience. Since its establishment, Graco has developed over three million sq. ft. of retail and office space throughout Texas and Colorado. Graco has developed facilities for numerous companies with a national presence, including United Supermarkets, Wal-Mart Stores, Home Depot, Barnes & Noble, Ross Stores, Dollar Tree, PetSmart, OfficeMax, Pier 1 Imports, St. Mary’s Hospital and Cinemark Theatres. They currently manage a portfolio of properties consisting of approximately 1.1 million sq. ft. of retail space and more than 80,000 sq. ft. of office space throughout Texas and Colorado.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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NC, SC and CO	Collateral Asset Summary – Loan No. 18 Gateway Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$23,754,088 68.1% 1.58x 10.5%

Mortgage Loan Information
Loan Seller:	Natixis
Loan Purpose:	Refinance
Sponsor:	David H. Jacobs, Peggy Jacobs, Kay Burner
Borrower:	Gateway Properties, LLC; Gateway Colorado, LLC
Original Balance(1):	$24,000,000
Cut-off Date Balance(1):	$23,754,088
% by Initial UPB:	1.6%
Interest Rate:	4.5900%
Payment Date:	5th of each month
First Payment Date:	December 5, 2014
Maturity Date:	November 5, 2024
Amortization:	360 months
Additional Debt(1):	$14,420,000 Pari Passu Debt
Call Protection:	L(12),YM1(105),O(3)
Lockbox / Cash Management(2)(3):	Hard / Springing

Reserves
	Initial	Monthly
Taxes(4):	$260,328	Springing
Insurance:	$78,689	$26,230
Replacement:	$0	$2,850
TI/LC(5):	$0	Springing
Lease Sweep Lease Reserve(6):	$0	Springing
Required Repairs:	$272,202	NAP

Financial Information(7)
Cut-off Date Balance / Sq. Ft.:	$167
Balloon Balance / Sq. Ft.:	$148
Cut-off Date LTV:	68.1%
Balloon LTV:	55.8%
Underwritten NOI DSCR:	1.70x
Underwritten NCF DSCR:	1.58x
Underwritten NOI Debt Yield:	10.5%
Underwritten NCF Debt Yield:	9.8%
Property Information
Single Asset / Portfolio:	Portfolio of 21 properties
Property Type:	Single Tenant Retail
Collateral:	Fee Simple
Location:	NC, SC and CO
Year Built / Renovated:	Various
Total Sq. Ft.:	228,002
Property Management:	Atrium Development, Inc.
Underwritten NOI:	$4,003,497
Underwritten NCF:	$3,741,295
Appraised Value:	$55,850,000
Appraisal Date:	August 2014

Historical NOI
Most Recent NOI:	$4,267,143 (December 31, 2013)
2013 NOI:	$4,183,467 (December 31, 2012)
2012 NOI:	$4,101,442 (December 31, 2011)

Historical Occupancy
Most Recent Occupancy:	100.0% (July 5, 2015)
2014 Occupancy:	100.0% (December 31, 2014)
2013 Occupancy:	100.0% (December 31, 2013)
2012 Occupancy:	100.0% (December 31, 2012)
(1)	The original balance of $24.0 million represents the controlling Note A-1 of the $38.42 million Gateway Portfolio loan combination, which is evidenced by two pari passu notes. The non-controlling Note A-2 with an original principal balance of $14.42 million was contributed to the WFCM 2015-NXS1 Trust.
(2)	Cash management will be triggered upon the occurrence of, among other things, (i) the DSCR falling below 1.20x, (ii) the date that is 12 months prior to the maturity date or (iii) the commencement of a “Lease Sweep Period”, which will commence on the first payment date following the occurrence of any of the following: (i) with respect to each Gateway lease: (a) 12 months prior to the earliest stated expiration date or (b) if any Gateway tenant fails to exercise its renewal option, upon the date that such Gateway tenant is required to give notice of its exercise of a renewal option; (ii) any Gateway lease is surrendered, cancelled or terminated prior to its then current expiration date; (iii) Gateway goes dark at any property or gives notice that it intends to discontinue its business at any property; (iv) a default under any Gateway lease or (v) the occurrence of certain bankruptcy-related events of a Gateway tenant. “Gateway” means Phoenix Children’s Academy together with its permitted successors and assigns under the Gateway lease.
(3)	After the expiration of the lockout period, the borrower may obtain the release of an individual property upon a bona fide third-party sale provided, among other things, (i) the loan is prepaid by 125% of the allocated loan amount for that property, (ii) the LTV for the remaining properties is no greater than the lesser of the LTV immediately preceding such release and 68.8%, (iii) the DSCR for the remaining properties is at least equal to the greater of the DSCR immediately preceding the release and 1.58x, (iv) the debt yield for the remaining properties is not less than the greater of the of the debt yield immediately preceding the partial release and 9.74% and (v) the applicable yield maintenance premium is paid.
(4)	Monthly escrows for real estate taxes are not required provided (i) no event of default has occurred and is continuing; (ii) each Gateway lease is in full force and effect and Gateway remains liable for the payment of taxes for the property under such lease; (iii) Gateway is not in default in any of its obligations to pay taxes under any Gateway lease; (iv) the borrower delivers to the lender evidence of the payments of such taxes and (v) Gateway is not a debtor in any bankruptcy or similar proceeding.
(5)	The borrower will be required to deposit $19,000 on a monthly basis in the TI/LC reserve account beginning on December 5, 2019.
(6)	Upon the occurrence of a Lease Sweep Period, all excess cash flow will be deposited into the lease sweep reserve subaccount.
(7)	DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the aggregate Gateway Portfolio loan combination.

TRANSACTION HIGHLIGHTS

▪	Properties & Tenancy. The Gateway Portfolio is comprised of 21 single tenant buildings totaling 228,002 sq. ft. The Gateway Portfolio properties range in size from 10,100 sq. ft. to 12,964 sq. ft. The properties are fully leased to the Phoenix Children’s Academy (“Gateway Academy”). The Phoenix Children’s Academy is one of the largest private providers of private first class child care in the U.S. for children from six weeks old to middle school age. The Phoenix Children’s Academy, which is owned by Audax Group, acquired the Gateway Academy schools and its parent, Mini-Skool Early Learning Centers Inc., in November 2007. Upon acquisition, all Mini-Skool Early Learning Centers Inc. leases were assigned to and assumed by Phoenix Children’s Academy. Phoenix Children’s Academy now owns a portfolio of 112 schools within 31 private school brands located across 16 states. All 21 properties are fully leased under leases for 20-year terms. Eighteen of the 21 properties have leases that expire in December 2025 and the remaining 3 properties have leases expiring throughout 2029. All leases have 2% annual rent escalations. All but one property is branded as Gateway Academy. One property located in Aurora, Colorado has been subleased by an independent school operator since 2010 but remains leased to, with rent paid from, Phoenix Children’s Academy.
▪	Location. Across the Gateway Portfolio, the individual buildings are typically situated in suburbs, upper middle class areas, surrounded by neighborhoods and set back from major roadways. Ten of the 21 Gateway Portfolio properties are located throughout South Carolina in and around the cities of Columbia (3), Charleston (3), Greenville (2) and Myrtle Beach (2). Six of the properties are located in North Carolina and are predominantly located in and around Charlotte (5) and Wilmington (1). The remaining five Gateway Academy properties are located in the greater Denver, Colorado area.
▪	Sponsorship. The sponsors are David H. Jacobs, Peggy Jacobs, and Kay Burner. Mr. Jacobs has over 25 years of experience in real estate financing and project management. He was the original developer of the Gateway Portfolio properties. David H. Jacobs, and by extension, Gateway Academy, is considered to be a forefather of the modern preschool childcare education industry.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Various	Collateral Asset Summary – Loan No. 19 7 Eleven & Walgreens Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,500,000 50.8% 1.30x 11.0%

Mortgage Loan Information
Loan Seller:	JLC
Loan Purpose:	Acquisition
Sponsor:	Angelo M. Mazzone, III
Borrower:	In Manus Dei LLC
Original Balance:	$22,500,000
Cut-off Date Balance:	$22,500,000
% by Initial UPB:	1.5%
Interest Rate:	4.0400%
Payment Date:	6th of each month
First Payment Date:	July 6, 2015
Maturity Date:	June 6, 2025
Amortization:	Interest only for 101 months, 195 months thereafter
Additional Debt:	None
Call Protection:	L(25), D(91), O(4)
Lockbox / Cash Management(1):	Hard / Springing

Reserves
	Initial	Monthly
Taxes(2):	$0	Springing
Insurance(2):	$705	Springing
Special Rollover Reserve(3):	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$487
Balloon Balance / Sq. Ft.:	$452
Cut-off Date LTV:	50.8%
Balloon LTV:	47.2%
Underwritten NOI DSCR(4):	1.30x
Underwritten NCF DSCR(4):	1.30x
Underwritten NOI Debt Yield:	11.0%
Underwritten NCF Debt Yield:	11.0%

Property Information
Single Asset / Portfolio:	Portfolio of 13 properties
Property Type:	Retail
Collateral:	Fee Simple
Location:	Various
Year Built / Renovated:	Various
Total Sq. Ft.:	46,247
Property Management:	Self-Managed
Underwritten NOI:	$2,470,347
Underwritten NCF:	$2,470,347
Appraised Value:	$44,270,000
Appraisal Date:	Various

Historical NOI
Most Recent NOI:	$2,247,223 (T-12 April 30, 2015)
2014 NOI:	$2,235,622 (December 31, 2014)
2013 NOI:	$2,201,099 (December 31, 2013)
2012 NOI:	$2,166,609 (December 31, 2012)

Historical Occupancy
Most Recent Occupancy:	100.0% (June-July 2015)
2014 Occupancy	100.0% (December 31, 2014)
2013 Occupancy:	100.0% (December 31, 2013)
2012 Occupancy:	100.0% (December 31, 2012)
(1)	Cash management will be triggered (i) upon an event of default, (ii) if the debt yield falls below 9.50% until such time that the debt yield is at least 10.0% for two consecutive quarters, (iii) the commencement of a Lease Sweep Period (defined herein), (iv) the commencement of a Cash Flow Sweep Event (defined herein). A “Cash Flow Sweep Event” will commence (i) upon the occurrence of a monetary default under any “Material Lease” (which means each of the 7-Eleven leases and the Walgreens lease), (ii) upon the occurrence of a non-monetary default under any two Material Leases, (iii) if the credit rating of Walgreens is downgraded below BBB-by S&P or Baa3 by Moody’s or (iv) if the credit rating of 7-Eleven is downgraded below BBB- by S&P or Baa3 by Moody’s. During the continuance of a Cash Flow Sweep Event, all excess cash will be deposited into the cash collateral account until the earlier of (i) such time as the applicable Cash Flow Sweep Event trigger has been cured or (ii) lender has swept a defined multiple of the subject tenant(s)’ annual rent into the cash collateral account.
(2)	Borrower is not required to make monthly deposits so long as (i) no event of default has occurred and (ii) borrower delivers evidence that all taxes and insurance premiums have been paid timely.
(3)	During the continuance of a Lease Sweep Period, all excess cash will be deposited into the Special Rollover Reserve account. A “Lease Sweep Period” will commence upon (i) the date 12 months prior to any Material Lease expiration date (including any renewal terms), (ii) the date notice of renewal is required under any Material Lease (if such notice is not provided), (iii) the early termination or cancellation of any Material Lease, (iv) tenants under four or more Material Leases “going dark” or giving notice they intend to cease operations, (v) the occurrence of a default under any three Material Leases, (vi) the occurrence of a Material Lease tenant bankruptcy proceedings, (vii) the credit rating of 7-Eleven being downgraded below BB- by S&P or Ba2 by Moody’s or (viii) the occurrence of any two or more Cash Flow Sweep Events.
(4)	Based on non-standard amortization schedule provided in this prospectus supplement. Based on the current interest only debt service payments, the Underwritten NOI and NCF DSCR are 2.68x.

TRANSACTION HIGHLIGHTS

▪	The Portfolio. The portfolio consists of 13, 100.0% occupied properties leased to investment grade tenants, 7-Eleven (Baa1/NR/AA-; Moody’s/Fitch/S&P) (12 properties) and Walgreens (Baa2/NR/BBB; Moody’s/Fitch/S&P) (one property) on long term leases. The Walgreens property also has an approximately 1,000 sq. ft. beauty store on the premises. The 7-Eleven leases (65.8% of NRA) are due to expire in May 2029 and the Walgreens lease (32.0% of NRA) is due to expire in July 2081. The 7-Eleven leases include 2.0% annual rent increases and four, five-year extension options which increase 2.0% annually.
▪	Acquisition. The sponsor contributed approximately $22.1 million of new cash equity to acquire the 7 Eleven & Walgreens Portfolio, representing 49.6% of the total capitalization.
▪	Location. The properties benefit from compelling locations along busy thoroughfares with strong traffic counts. Eight of the properties are located on corners with lighted intersections. All properties are located within close proximity of major thoroughfares with easy accessibility.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

B-98

9000 Overlook Boulevard Brentwood, TN 37027	Collateral Asset Summary – Loan No. 20 Hilton Brentwood	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,500,000 69.0% 1.65x 11.2%

Mortgage Loan Information
Loan Seller:	Natixis
Loan Purpose:	Refinance
Sponsor:	Hotel Group Opportunity Fund II, LLC; The Hotel Group Holdings, LLC
Borrower:	Tuckers Hotel Investments, LLC
Original Balance:	$22,500,000
Cut-off Date Balance:	$22,500,000
% by Initial UPB:	1.5%
Interest Rate:	4.2450%
Payment Date:	5th of each month
First Payment Date:	February 5, 2015
Maturity Date:	January 5, 2025
Amortization:	Interest only for first 36 months; 360 months thereafter
Additional Debt(1):	Future Mezzanine Debt Permitted
Call Protection:	L(30), DorYM1(86), O(4)
Lockbox / Cash Management(2):	Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$184,957	$15,413
Insurance:	$26,495	$5,299
FF&E(3):	$777,021	1/12 of greater of i) 4% of annual gross revenues and ii) annual amounts required under franchise agreement
Debt Service(4):	$159,188	NAP
Seasonality(5):	$0	$7,236

Financial Information
Cut-off Date Balance / Room:	$110,837
Balloon Balance / Room:	$96,441
Cut-off Date LTV:	69.0%
Balloon LTV:	60.1%
Underwritten NOI DSCR(6):	1.90x
Underwritten NCF DSCR(6):	1.65x
Underwritten NOI Debt Yield:	11.2%
Underwritten NCF Debt Yield:	9.7%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Full Service Hospitality
Collateral:	Fee Simple
Location:	Brentwood, TN
Year Built / Renovated:	1989 / 2014-2015
Total Rooms:	203
Property Management:	THG Management NV, LLC
Underwritten NOI:	$2,521,142
Underwritten NCF:	$2,192,770
“As Is” Appraised Value:	$32,600,000
“As Is” Appraisal Date:	April 30, 2015

Historical NOI
Most Recent NOI:	$2,373,522 (T-12 March 31, 2015)
2014 NOI	$2,521,305 (December 31, 2014)
2013 NOI:	$2,304,886 (December 31, 2013)
2012 NOI:	$2,105,414 (December 31, 2012)

Historical Occupancy
Most Recent Occupancy:	77.2% (March 31, 2015)
2014 Occupancy	79.1% (December 31, 2014)
2013 Occupancy:	80.0% (December 31, 2013)
2012 Occupancy:	78.4% (December 31, 2012)

(1)   Future mezzanine debt permitted subject to a maximum LTV of 75% and a minimum DSCR of 1.65x.

(2)   Cash management will be triggered upon the occurrence of (i) an event of default, (ii) a mezzanine loan has been obtained or (iii) the occurrence of a Debt Service Trigger Event (as defined herein). A “Debt Service Trigger Event” will commence upon the failure of the borrower to replenish the Debt Service reserve in the amount required to be on deposit pursuant to the loan documents.

(3)   A $1.6 million capital expenditure plan is currently being deployed at the property, which has been initiated and required approximately $777,021 to complete renovations post-closing, deposited at closing in the FF&E reserve account. Upgrades scheduled for 2014/15 include various guestroom upgrades (bathroom upgrades, new mattresses, box springs and desk lamps), numerous upgrades to the lobby/atrium with new FF&E, improved restaurant layout and seating, and renovation of the corridors. As of June 2015, the plan is 95.0% completed.

(4)   The borrower deposited at closing $159,188 to cover shortfalls in debt service; provided that after the interest-only period the borrower will deposit an additional amount so that the amount on deposit in the Debt Service reserve account is equal to $221,241. Upon the occurrence of a Debt Service Trigger Event, all excess cash flow will be deposited into the Debt Service reserve account.

(5)   Commencing the first (1st) payment date and on each payment date occurring in February through December inclusive, the borrower is required to deposit $7,236 which monthly amount shall increase to $10,056 after the interest-only period.

(6)   Based on amortizing debt service payments. Based on the current interest-only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 2.60x and 2.26x, respectively.

TRANSACTION HIGHLIGHTS

▪     Property. The Hilton Brentwood is an upscale full-service hotel comprised of 203 rooms over a four-story property. The hotel includes 2,917 sq. ft. of meeting/banquet space (including a 1,152 sq. ft. ballroom), as well as a café and bar. The hotel’s restaurant, The Porch Café, is located within the atrium courtyard, and offers a breakfast buffet, breakfast à la carte, lunch, dinner, and in-room dining. The hotel also offers a bar, a library/lounge, and a billiards room located on the northern side of the atrium, adjacent the lobby area. Amenities include indoor swimming pool/whirlpool, fitness room, business center, market pantry, and a guest laundry room. The property is located on a 6.4 acre parcel and includes 231 parking spaces (1.13 spaces per room). The property was extensively renovated at a cost of approximately $5.5 million in 2006. A $1.6 million capital expenditure plan is currently being deployed at the property and is 95.0% completed as of June 2015. The guestrooms received new mattresses, box springs and desk lamps and the lobby received new carpeting and furniture while the restaurant and the bar were redesigned. At closing the borrower deposited $777,021 into the FF&E reserve for ongoing renovation.

▪    Performance. The property has stable cash flow and increasing performance in its competitive set. Per the STR report it has outperformed the competitive set for the last three years, with a T-12 April 30, 2015 RevPAR Penetration Index of 111.9%.

▪    Sponsorship and Property Management. The Hotel Group Holdings, LLC (“THG”) has owned and served as property manager at the property since its acquisition in 2005. THG has experience in owning and operating hotel brands including among others: Hilton, Crowne Plaza, Courtyard by Marriott and Holiday Inn Express. The sponsor currently owns and manages a portfolio of 30 hotels and motels in ten states throughout the U.S. Midwest and West. The property has received 14 “Outstanding” Hilton Quality Assurance Inspection ratings since THG’s acquisition.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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ANNEX C

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

Except in limited circumstances, the globally offered COMM 2015-PC1 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class X-A, Class A-M, Class B, Class C and Class D will be available only in book-entry form.

The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds. Secondary market trading between investors holding book-entry certificates through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days’ settlement. Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between member organizations of Clearstream or Euroclear and Participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, as Participants.

As described under “Certain U.S. Federal Income Tax Documentation Requirements” below, non-U.S. holders of book-entry certificates will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

Initial Settlement

All Certificates of each Class of Offered Certificates will be held in registered form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect Participants. As a result, Clearstream and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as Participants. Investors’ securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their book-entry certificates through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no “lock up” or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between Participants. Secondary market trading between Participants will be settled in same-day funds.

Trading between Clearstream and/or Euroclear Participants. Secondary market trading between member organizations of Clearstream or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

Trading between DTC Seller and Clearstream or Euroclear Purchaser. When book-entry certificates are to be transferred from the account of a Participant to the account of a member organization of Clearstream or Euroclear, the purchaser will send instructions to Clearstream or Euroclear through that member organization at least one business day prior to settlement. Clearstream or Euroclear, as the

C-1

case may be, will instruct the respective depositary to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the interest accrual period coinciding with or commencing in, as applicable, the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including the first day of the initial interest accrual period) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. Payment will then be made by the respective depositary to the Participant’s account against delivery of the book-entry certificates. After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream or Euroclear, as the case may be. The securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

Member organizations of Clearstream and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the book-entry certificates are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, member organizations of Clearstream or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts. However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream or Euroclear.

Since the settlement is taking place during New York business hours, Participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the Participant a cross-market transaction will settle no differently than a trade between two Participants.

Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, member organizations of Clearstream or Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a Participant. The seller will send instructions to Clearstream or Euroclear through a member organization of Clearstream or Euroclear at least one business day prior to settlement. In these cases, Clearstream or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the Participant’s account against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the interest accrual period coinciding with or commencing in, as applicable, the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including the first day of the initial interest accrual period) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. The payment will then be reflected in the account of the member organization of Clearstream or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream or Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the member organization of Clearstream or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the

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intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream or Euroclear would be valued instead as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase book-entry certificates from Participants for delivery to member organizations of Clearstream or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

•	borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts, in accordance with the clearing system’s customary procedures;

•	borrowing the book-entry certificates in the United States from a Participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

•	staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the Participant is at least one day prior to the value date for the sale to the member organization of Clearstream or Euroclear.

Certain U.S. Federal Income Tax Documentation Requirements

A holder that is not a “United States person” (a “U.S. person”) within the meaning of Section 7701(a)(30) of the Code (a “non-U.S. holder”) holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder’s book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a “U.S. withholding agent”) establishing an exemption from withholding. A non-U.S. holder may be subject to withholding unless each U.S. withholding agent receives:

(a)      from a non-U.S. holder that is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor form);

(b)      from a non-U.S. holder that is an entity for U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN-E (or any successor form);

(c)      from a non-U.S. holder that is eligible for an exemption on the basis that the holder’s income from the Certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

(d)      from a non-U.S. holder that is classified as a partnership for U.S. federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the Internal Revenue Service providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

(e)      from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Certificate):

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(i) if the intermediary is a “qualified intermediary” within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury Regulations (a “qualified intermediary”), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)—

(A)    stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the qualified intermediary is created, incorporated or governed,

(B)    certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under section 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations,

(1)      certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and

(2)      providing any other information, certifications, or statements that may be required by the Internal Revenue Service Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations; or

(C)    if the intermediary is not a qualified intermediary (a “nonqualified intermediary”), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)—

(1)      stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed,

(2)      certifying that the nonqualified intermediary is not acting for its own account,

(3)      certifying that the nonqualified intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such nonqualified intermediary’s beneficial owners, and

(4)      providing any other information, certifications or statements that may be required by the Internal Revenue Service Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury Regulations; or

(f)       from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the Certificate, either an IRS Form W-8BEN. W-8BEN-E or W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN or W-8-BEN-E, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder—

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•	provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S. holder;

•	provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

•	can be treated as an “exempt recipient” within the meaning of section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a corporation or a financial institution such as a bank).

This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

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ANNEX D

DECREMENT TABLES

Percentages of the Initial Certificate Balance
of the Class A-1 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100%	100%	100%	100%	100%
July 2016	88%	88%	88%	88%	88%
July 2017	71%	71%	71%	71%	71%
July 2018	44%	41%	37%	33%	18%
July 2019	11%	3%	0%	0%	0%
July 2020 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	2.65	2.57	2.51	2.45	2.31

Percentages of the Initial Certificate Balance
of the Class A-2 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100%	100%	100%	100%	100%
July 2016	100%	100%	100%	100%	100%
July 2017	100%	100%	100%	100%	100%
July 2018	100%	100%	100%	100%	100%
July 2019	100%	100%	98%	95%	93%
July 2020 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	4.68	4.65	4.60	4.55	4.35

Percentages of the Initial Certificate Balance
of the Class A-SB Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100%	100%	100%	100%	100%
July 2016	100%	100%	100%	100%	100%
July 2017	100%	100%	100%	100%	100%
July 2018	100%	100%	100%	100%	100%
July 2019	100%	100%	100%	100%	100%
July 2020	95%	95%	95%	95%	95%
July 2021	75%	75%	75%	75%	75%
July 2022	54%	54%	54%	54%	54%
July 2023	31%	31%	31%	31%	31%
July 2024	8%	8%	8%	8%	8%
July 2025 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	7.16	7.16	7.16	7.16	7.16

D-1

Percentages of the Initial Certificate Balance
of the Class A-3 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100%	100%	100%	100%	100%
July 2016	100%	100%	100%	100%	100%
July 2017	100%	100%	100%	100%	100%
July 2018	100%	100%	100%	100%	100%
July 2019	100%	100%	100%	100%	100%
July 2020	100%	100%	100%	100%	100%
July 2021	100%	100%	100%	100%	100%
July 2022	100%	100%	100%	100%	100%
July 2023 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	7.91	7.89	7.86	7.83	7.57

Percentages of the Initial Certificate Balance
of the Class A-4 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100%	100%	100%	100%	100%
July 2016	100%	100%	100%	100%	100%
July 2017	100%	100%	100%	100%	100%
July 2018	100%	100%	100%	100%	100%
July 2019	100%	100%	100%	100%	100%
July 2020	100%	100%	100%	100%	100%
July 2021	100%	100%	100%	100%	100%
July 2022	100%	100%	100%	100%	100%
July 2023	100%	100%	100%	100%	100%
July 2024	100%	100%	100%	100%	100%
July 2025 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.44	9.42	9.40	9.38	9.22

Percentages of the Initial Certificate Balance
of the Class A-5 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100%	100%	100%	100%	100%
July 2016	100%	100%	100%	100%	100%
July 2017	100%	100%	100%	100%	100%
July 2018	100%	100%	100%	100%	100%
July 2019	100%	100%	100%	100%	100%
July 2020	100%	100%	100%	100%	100%
July 2021	100%	100%	100%	100%	100%
July 2022	100%	100%	100%	100%	100%
July 2023	100%	100%	100%	100%	100%
July 2024	100%	100%	100%	100%	100%
July 2025 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.76	9.74	9.72	9.68	9.50

D-2

Percentages of the Initial Certificate Balance
of the Class A-M Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100%	100%	100%	100%	100%
July 2016	100%	100%	100%	100%	100%
July 2017	100%	100%	100%	100%	100%
July 2018	100%	100%	100%	100%	100%
July 2019	100%	100%	100%	100%	100%
July 2020	100%	100%	100%	100%	100%
July 2021	100%	100%	100%	100%	100%
July 2022	100%	100%	100%	100%	100%
July 2023	100%	100%	100%	100%	100%
July 2024	100%	100%	100%	100%	100%
July 2025 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.91	9.91	9.86	9.82	9.57

Percentages of the Initial Certificate Balance
of the Class B Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100%	100%	100%	100%	100%
July 2016	100%	100%	100%	100%	100%
July 2017	100%	100%	100%	100%	100%
July 2018	100%	100%	100%	100%	100%
July 2019	100%	100%	100%	100%	100%
July 2020	100%	100%	100%	100%	100%
July 2021	100%	100%	100%	100%	100%
July 2022	100%	100%	100%	100%	100%
July 2023	100%	100%	100%	100%	100%
July 2024	100%	100%	100%	100%	100%
July 2025 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.91	9.91	9.91	9.89	9.65

Percentages of the Initial Certificate Balance
of the Class C Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100%	100%	100%	100%	100%
July 2016	100%	100%	100%	100%	100%
July 2017	100%	100%	100%	100%	100%
July 2018	100%	100%	100%	100%	100%
July 2019	100%	100%	100%	100%	100%
July 2020	100%	100%	100%	100%	100%
July 2021	100%	100%	100%	100%	100%
July 2022	100%	100%	100%	100%	100%
July 2023	100%	100%	100%	100%	100%
July 2024	100%	100%	100%	100%	100%
July 2025 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.91	9.91	9.91	9.91	9.66

D-3

Percentages of the Initial Certificate Balance
of the Class D Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100%	100%	100%	100%	100%
July 2016	100%	100%	100%	100%	100%
July 2017	100%	100%	100%	100%	100%
July 2018	100%	100%	100%	100%	100%
July 2019	100%	100%	100%	100%	100%
July 2020	100%	100%	100%	100%	100%
July 2021	100%	100%	100%	100%	100%
July 2022	100%	100%	100%	100%	100%
July 2023	100%	100%	100%	100%	100%
July 2024	100%	100%	100%	100%	100%
July 2025 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.91	9.91	9.91	9.91	9.66

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ANNEX E

PRICE/YIELD TABLES

Pre-Tax Yield to Maturity (CBE) and Weighted Average Life
for the Class A-1 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR

Assumed Price	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
Weighted Average Life (years)

Pre-Tax Yield to Maturity (CBE) and Weighted Average Life
for the Class A-2 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR

Assumed Price	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
Weighted Average Life (years)

Pre-Tax Yield to Maturity (CBE) and Weighted Average Life
for the Class A-SB Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR

Assumed Price	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
Weighted Average Life (years)

Pre-Tax Yield to Maturity (CBE) and Weighted Average Life
for the Class A-3 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR

Assumed Price	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
Weighted Average Life (years)

E-1

Pre-Tax Yield to Maturity (CBE) and Weighted Average Life
for the Class A-4 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR

Assumed Price	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
Weighted Average Life (years)

Pre-Tax Yield to Maturity (CBE) and Weighted Average Life
for the Class A-5 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR

Assumed Price	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
Weighted Average Life (years)

Pre-Tax Yield to Maturity (CBE) for the Class X-A Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR

Assumed Price	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%

Pre-Tax Yield to Maturity (CBE) and Weighted Average Life
for the Class A-M Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR

Assumed Price	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
Weighted Average Life (years)

Pre-Tax Yield to Maturity (CBE) and Weighted Average Life
for the Class B Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR

Assumed Price	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
Weighted Average Life (years)

E-2

Pre-Tax Yield to Maturity (CBE) and Weighted Average Life
for the Class C Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR

Assumed Price	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
Weighted Average Life (years)

Pre-Tax Yield to Maturity (CBE) and Weighted Average Life
for the Class D Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR

Assumed Price	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
Weighted Average Life (years)

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ANNEX F

MORTGAGE LOAN SELLER REPRESENTATIONS AND WARRANTIES

Each Mortgage Loan Seller will in its respective Mortgage Loan Purchase Agreement make, with respect to each Mortgage Loan sold by it that is included in the Issuing Entity, representations and warranties generally to the effect set forth below, as of the Closing Date, or as of such other date specifically provided in the applicable representation and warranty, subject to exceptions set forth in Annex G to this free writing prospectus. Capitalized terms used but not otherwise defined in this Annex F will have the meanings set forth in this free writing prospectus or, if not defined in this free writing prospectus, in the related Mortgage Loan Purchase Agreement.

Each Mortgage Loan Purchase Agreement, together with the related representations and warranties, serves to contractually allocate risk between the related Mortgage Loan Seller, on the one hand, and the Issuing Entity, on the other. We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the Mortgaged Properties or other matters. We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below.

(1)	Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Loan Combination, each Mortgage Loan is a whole loan and not a participation interest in a Mortgage Loan. At the time of the sale, transfer and assignment to Purchaser, no Note or Mortgage was subject to any assignment (other than assignments to the Seller), participation or pledge, and the Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests on, in or to such Mortgage Loan other than any servicing rights appointment or similar agreement. Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to Purchaser constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

(2)	Loan Document Status. Each related Note, Mortgage, Assignment of Leases, Rents and Profits (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Borrower, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Borrower, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except (i) as such enforcement may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (ii) that certain provisions in such Loan Documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance fees, charges and/or premiums) are, or may be, further limited or rendered unenforceable by or under applicable law, but (subject to the limitations set forth in clause (i) above) such limitations or unenforceability will not render such Loan Documents invalid as a whole or materially interfere with the mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentences, there is no valid offset, defense, counterclaim or right of rescission available to the related Borrower with respect to any of the related Notes, Mortgages or other Loan Documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Seller in connection with the origination of the Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the Note, Mortgage or other Loan Documents.

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(3)	Mortgage Provisions. The Loan Documents for each Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.

(4)	Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan documents (a) the material terms of such Mortgage, Note, Mortgage Loan guaranty, and related Loan Documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the related Borrower nor the related guarantor has been released from its material obligations under the Mortgage Loan. With respect to each Mortgage Loan, except as contained in a written document included in the Mortgage File, there have been no modifications, amendments or waivers, that could be reasonably expected to have a material adverse effect on such Mortgage Loan consented to by Mortgage Loan Seller on or after June 15, 2015.

(5)	Lien; Valid Assignment. Subject to the Standard Qualifications, each assignment of Mortgage and assignment of Assignment of Leases, Rents and Profits to the Trust constitutes a legal, valid and binding assignment to the Trust. Each related Mortgage and Assignment of Leases, Rents and Profits is freely assignable without the consent of the related Borrower. Each related Mortgage is a legal, valid and enforceable first lien on the related Borrower’s fee or leasehold interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph (6) set forth in Annex G (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to and excepting Permitted Encumbrances and the Title Exceptions) as of origination was, and as of the Cut-off Date, to the Seller’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances which are prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below), and, to the Seller’s knowledge and subject to the rights of tenants (as tenants only) (subject to and excepting Permitted Encumbrances and the Title Exceptions), no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below). Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code (“UCC”) financing statements is required in order to effect such perfection.

(6)	Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public

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record; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property and condominium declarations; and (f) if the related Mortgage Loan is cross-collateralized and cross-defaulted with another Mortgage Loan (each a “Crossed Mortgage Loan”), the lien of the Mortgage for another Mortgage Loan that is cross-collateralized and cross-defaulted with such Crossed Mortgage Loan, provided that none of which items (a) through (f), individually or in the aggregate, materially and adversely interferes with the value or current use of the Mortgaged Property or the security intended to be provided by such Mortgage or the Borrower’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). Except as contemplated by clause (f) of the preceding sentence, none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Seller thereunder and no claims have been paid thereunder. Neither the Seller, nor to the Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.

(7)	Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Crossed Mortgage Loan, there are, as of origination, and to the Seller’s knowledge, as of the Cut-off Date, no subordinate mortgages or junior liens securing the payment of money encumbering the related Mortgaged Property (other than Permitted Encumbrances and the Title Exceptions, taxes and assessments, mechanics and materialmen’s liens (which are the subject of the representation in paragraph (5) above), and equipment and other personal property financing). Except as set forth in Schedule G-1 to Annex G, the Seller has no knowledge of any mezzanine debt secured directly by interests in the related Borrower.

(8)	Assignment of Leases, Rents and Profits. There exists as part of the related Mortgage File an Assignment of Leases, Rents and Profits (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and the Title Exceptions, each related Assignment of Leases, Rents and Profits creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Borrower to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, Rents and Profits, subject to applicable law, provides that, upon an event of default under the Mortgage Loan, a receiver is permitted to be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

(9)	UCC Filings. If the related Mortgaged Property is operated as a hospitality property, the Seller has filed and/or recorded or caused to be filed and/or recorded (or, if not filed and/or recorded, have been submitted in proper form for filing and/or recording), UCC financing statements in the appropriate public filing and/or recording offices necessary at the time of the origination of the Mortgage Loan to perfect a valid security interest in all items of physical personal property reasonably necessary to operate such Mortgaged Property owned by such Borrower and located on the related Mortgaged Property (other than any non-material personal property, any personal property subject to a purchase money security interest, a sale and leaseback financing arrangement as permitted under the terms of the related Mortgage Loan documents or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, as the case may be. Subject to the Standard Qualifications, each related Mortgage (or equivalent document) creates a valid and enforceable lien and security interest on the items of personalty described above. No representation is made as to the perfection of any security interest in rents or other personal

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property to the extent that possession or control of such items or actions other than the filing of UCC financing statements are required in order to effect such perfection.

(10)	Condition of Property. Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date. To the Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) any damage or deficiency that is estimated to cost less than $50,000 to repair, (ii) any deferred maintenance for which escrows were established at origination and (iii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

(11)	Taxes and Assessments. All taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges), or installments thereof, that could be a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that prior to the Cut-off Date have become delinquent in respect of each related Mortgaged Property have been paid, or an escrow of funds has been established in an amount sufficient to cover such payments and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real estate taxes and governmental assessments and other outstanding governmental charges and installments thereof shall not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

(12)	Condemnation. As of the date of origination and to the Seller’s knowledge as of the Cut-off Date, there is no proceeding pending, and, to the Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened, for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

(13)	Actions Concerning Mortgage Loan. As of the date of origination and to the Seller’s knowledge as of the Cut-off Date, there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Borrower, guarantor, or Borrower’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Borrower’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Borrower’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan documents or (f) the current principal use of the Mortgaged Property.

(14)	Escrow Deposits. All escrow deposits and payments required to be escrowed with lender pursuant to each Mortgage Loan are in the possession, or under the control, of the Seller or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required to be escrowed with lender under the related Loan Documents are being conveyed by the Seller to Purchaser or its servicer.

(15)	No Holdbacks. The Stated Principal Balance as of the Cut-off Date of the Mortgage Loan set forth on the mortgage loan schedules attached as Exhibit A to the Mortgage Loan Purchase Agreement has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the

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satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property, the Borrower or other considerations determined by Seller to merit such holdback).

(16)	Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Loan Documents and having a claims-paying or financial strength rating of any one of the following: (i) at least “A-:VIII” from A.M. Best Company, (ii) at least “A3” (or the equivalent) from Moody’s Investors Service, Inc. or (iii) at least “A-” from Standard & Poor’s Ratings Services (collectively the “Insurance Rating Requirements”), in an amount (subject to a customary deductible) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the borrower and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Loan Documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Borrower is required to maintain insurance in the maximum amount available under the National Flood Insurance Program.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Borrower is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms.

The Mortgaged Property is covered, and required to be covered pursuant to the related Loan Documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Seller for loans originated for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing either the scenario expected limit (“SEL”) or the probable maximum loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the SEL or PML, as applicable, was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the SEL or PML, as applicable, would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by Standard & Poor’s Ratings Services in an amount not less than 100% of the SEL or PML, as applicable.

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The Loan Documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then outstanding principal amount of the related Mortgage Loan (or Loan Combination, if applicable), the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan (or Loan Combination, if applicable) together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the lender under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the Trustee (or, in the case of a Mortgage Loan that is a Non-Serviced Mortgage Loan, the applicable Other Trustee). Each related Mortgage Loan obligates the related Borrower to maintain all such insurance and, at such Borrower’s failure to do so, authorizes the lender to maintain such insurance at the Borrower’s cost and expense and to charge such Borrower for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least 30 days’ prior notice to the lender of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by Seller.

(17)	Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been, or will be, made to the applicable governing authority for creation of separate tax lots, in which case the Mortgage Loan requires the Borrower to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.

(18)	No Encroachments. To Seller’s knowledge based solely on surveys obtained in connection with origination and the lender’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each Mortgage Loan, all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements obtained with respect to the Title Policy.

(19)	No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an

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ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by Seller.

(20)	REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Code Section 860G(a)(3) (but determined without regard to the rule in the U.S. Department of Treasury Regulations (the “Treasury Regulations”) Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Borrower at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including buildings and structural components thereof, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (or Loan Combination, as applicable) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (or Loan Combination, as applicable) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Section 1.860G-2(a)(1)(ii) of the Treasury Regulations). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Section 1.860G-1(b)(2) of the Treasury Regulations. All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

(21)	Compliance with Usury Laws. The Mortgage Rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

(22)	Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Note, each holder of the Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

(23)	Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related mortgagee.

(24)	Local Law Compliance. To the Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Seller for similar commercial, multifamily or, if applicable, manufactured housing community mortgage loans intended for securitization, with respect to the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan as of the date of origination of such Mortgage Loan and as of the Cut-off Date, there are no material violations of applicable zoning ordinances, building codes and land laws (collectively “Zoning Regulations”) other than those which (i) constitute a legal non-conforming use or structure, as to which as the Mortgaged Property may be restored or repaired to the full

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extent necessary to maintain the use of the structure immediately prior to a casualty or the inability to restore or repair to the full extent necessary to maintain the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of the Mortgaged Property, (ii) are insured by the Title Policy or other insurance policy, (iii) are insured by law and ordinance insurance coverage in amounts customarily required by the Seller for loans originated for securitization that provides coverage for additional costs to rebuild and/or repair the property to current Zoning Regulations or (iv) would not have a material adverse effect on the Mortgage Loan. The terms of the Loan Documents require the Borrower to comply in all material respects with all applicable governmental regulations, zoning and building laws.

(25)	Licenses and Permits. Each Borrower covenants in the Loan Documents that it shall keep all material licenses, permits and applicable governmental authorizations necessary for its operation of the Mortgaged Property in full force and effect, and to the Seller’s knowledge based upon a letter from any government authorities or other affirmative investigation of local law compliance consistent with the investigation conducted by the Seller for similar commercial, multifamily or, if applicable, manufactured housing community mortgage loans intended for securitization, all such material licenses, permits and applicable governmental authorizations are in effect. The Mortgage Loan requires the related Borrower to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

(26)	Recourse Obligations. The Loan Documents for each Mortgage Loan provide that (a) the related Borrower and at least one individual or entity shall be fully liable for actual losses, liabilities, costs and damages arising from certain acts of the related Borrower and/or its principals specified in the related Loan Documents, which acts generally include the following: (i) acts of fraud or intentional material misrepresentation, (ii) misapplication or misappropriation of rents, insurance proceeds or condemnation awards, (iii) intentional material physical waste of the Mortgaged Property, and (iv) any breach of the environmental covenants contained in the related Loan Documents, and (b) the Mortgage Loan shall become full recourse to the related Borrower and at least one individual or entity, if the related Borrower files a voluntary petition under federal or state bankruptcy or insolvency law.

(27)	Mortgage Releases. The terms of the related Mortgage or related Loan Documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial Defeasance (as defined in paragraph (32)), of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the Mortgage Loan, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (as defined in paragraph (32)), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Section 1.860G-2(b)(2) of the Treasury Regulations and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3)(A); or (y) the mortgagee or servicer can, in accordance with the related Loan Documents, condition such release of collateral on the related Borrower’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (or Loan Combination, as applicable) outstanding after the release, the Borrower is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

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In the case of any Mortgage Loan, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Borrower can be required to pay down the principal balance of the Mortgage Loan in an amount not less than the amount required by the REMIC Provisions and, to such extent, condemnation proceeds may not be required to be applied to the restoration of the Mortgaged Property or released to the Borrower, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (or Loan Combination, as applicable).

No Mortgage Loan that is secured by more than one Mortgaged Property or that is a Crossed Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the loan-to-value ratio and other requirements of the REMIC Provisions.

(28)	Financial Reporting and Rent Rolls. Each Mortgage requires the Borrower to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements, which annual financial statements with respect to each Mortgage Loan with more than one Borrower are in the form of an annual combined balance sheet of the Borrower entities (and no other entities), together with the related combined statements of operations, members’ capital and cash flows, including a combining balance sheet and statement of income for the Mortgaged Properties on a combined basis.

(29)	Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other Mortgage Loan, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the Mortgage Loan, and, to Seller’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Loan Documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms, or as otherwise indicated in Annex G; provided, however, that if TRIA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Borrower under each Mortgage Loan is required to carry terrorism insurance, but in such event the Borrower shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Loan Documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at such time, and if the cost of terrorism insurance exceeds such amount, the Borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

(30)	Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying

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with the requirements of the related Loan Documents (which provide for transfers without the consent of the lender which are customarily acceptable to the Seller lending on the security of property comparable to the related Mortgaged Property, including, without limitation, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Loan Documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Borrower, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Loan Documents, (iii) transfers of less than, or other than, a controlling interest in the related Borrower, (iv) transfers to another holder of direct or indirect equity in the Borrower, a specific Person designated in the related Loan Documents or a Person satisfying specific criteria identified in the related Loan Documents, such as a qualified equityholder, (v) transfers of stock or similar equity units in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs (27) and (32) herein or the exceptions thereto set forth in Annex G, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan as set forth on Schedule G-1 to Annex G, or future permitted mezzanine debt in each case as set forth on Schedule G-2 to Annex G or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan or any subordinate debt that existed at origination and is permitted under the related Loan Documents, (ii) purchase money security interests, (iii) any Crossed Mortgage Loan as set forth on Schedule G-3 or (iv) Permitted Encumbrances. The Mortgage or other Loan Documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Borrower is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

(31)	Single-Purpose Entity. Each Mortgage Loan requires the Borrower to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Both the Loan Documents and the organizational documents of the Borrower with respect to each Mortgage Loan with a Cut-off Date Stated Principal Balance in excess of $5 million provide that the Borrower is a Single-Purpose Entity, and each Mortgage Loan with a Cut-off Date Stated Principal Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the Borrower. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the Mortgage Loan has a Cut-off Date Stated Principal Balance equal to $5 million or less, its organizational documents or the related Loan Documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Loan Documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Loan Documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Borrower for a Crossed Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

(32)	Defeasance. With respect to any Mortgage Loan that, pursuant to the Loan Documents, can be defeased (a “Defeasance”), (i) the Loan Documents provide for Defeasance as a unilateral right of the Borrower, subject to satisfaction of conditions specified in the Loan Documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Borrower is permitted to pledge only United States “government securities” within the meaning of Section 1.860G-2(a)(8)(ii) of the Treasury Regulations, the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty) or, if the Mortgage Loan is an ARD Loan, the entire principal balance

F-10

outstanding on the Anticipated Repayment Date, and if the Mortgage Loan permits partial releases of real property in connection with partial Defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (a) 110% of the allocated loan amount for the real property to be released and (b) the outstanding principal balance of the Mortgage Loan; (iv) the Borrower is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Note as set forth in clause (iii) above; (v) if the Borrower would continue to own assets in addition to the Defeasance collateral, the portion of the Mortgage Loan secured by defeasance collateral is required to be assumed (or the mortgagee may require such assumption) by a Single-Purpose Entity; (vi) the Borrower is required to provide an opinion of counsel that the mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (vii) the Borrower is required to pay all rating agency fees associated with Defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with Defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

(33)	Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of ARD Loans and situations where default interest is imposed.

(34)	Ground Leases. For purposes of the Mortgage Loan Purchase Agreement, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land, or with respect to air rights leases, the air, and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency (IDA) or similar leases for purposes of conferring a tax abatement or other benefit.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a leasehold estate under a Ground Lease in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Seller, its successors and assigns, Seller represents and warrants that:

(a)	The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage;

(b)	The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease) that the Ground Lease may not be amended or modified, or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the lender, and no such consent has been granted by the Seller since the origination of the Mortgage Loan except as reflected in any written instruments which are included in the related Mortgage File;

(c)	The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either Borrower or the mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated

F-11

maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)	The Ground Lease either (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances, or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the mortgagee on the lessor’s fee interest in the Mortgaged Property is subject;

(e)	The Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder, and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor;

(f)	The Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To the Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)	The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the lender written notice of any default, and provides that no notice of default or termination is effective against the lender unless such notice is given to the lender;

(h)	A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)	The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Seller in connection with loans originated for securitization;

(j)	Under the terms of the Ground Lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than (i) de minimis amounts for minor casualties or (ii) in respect of a total or substantially total loss or taking as addressed in clause (k) below) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Loan Documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k)	In the case of a total or substantially total taking or loss, under the terms of the Ground Lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

F-12

(l)	Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

(35)	Servicing. The servicing and collection practices used by the Seller with respect to the Mortgage Loan have been, in all respects, legal and have met customary industry standards for servicing of commercial loans for conduit loan programs.

(36)	Origination and Underwriting. The origination practices of the Seller (or the related originator if the Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex F.

(37)	No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments since origination, and as of the date hereof, no Mortgage Loan is more than 30 days delinquent (beyond any applicable grace or cure period) in making required payments as of the Closing Date. To the Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Seller in this Annex F. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Loan Documents.

(38)	Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Seller’s knowledge as of the Cut-off Date, no Borrower, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

(39)	Organization of Borrower. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Borrower delivered by the Borrower in connection with the origination of such Mortgage Loan, the Borrower is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Crossed Mortgage Loan, no Mortgage Loan has a Borrower that is an Affiliate of another Borrower under another Mortgage Loan. (An “Affiliate” for purposes of this paragraph (39) means, a Borrower that is under direct or indirect common ownership and control with another Borrower.)

(40)	Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA either (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation with respect to any Environmental Condition that was identified, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements

F-13

is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable environmental laws or the Environmental Condition has been escrowed by the related Borrower and is held or controlled by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, and the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Borrower that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the date hereof, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the Environmental Condition affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) a secured creditor environmental policy or a pollution legal liability insurance policy that covers liability for the Environmental Condition was obtained from an insurer rated no less than A- (or the equivalent) by Moody’s, S&P and/or Fitch; (E) a party not related to the Borrower was identified as the responsible party for such Environmental Condition and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Borrower having financial resources reasonably estimated to be adequate to address the situation is required to take action. To Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-05 or its successor) at the related Mortgaged Property.

(41)	Appraisal. The Servicing File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Closing Date. The appraisal is signed by an appraiser who is either a Member of the Appraisal Institute (“MAI”) and/or has been licensed and certified to prepare appraisals in the state where the Mortgaged Property is located. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation and has certified that such appraiser had no interest, direct or indirect, in the Mortgaged Property or the Borrower or in any loan made on the security thereof, and its compensation is not affected by the approval or disapproval of the Mortgage Loan.

(42)	Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the mortgage loan schedule attached as Exhibit A to the Mortgage Loan Purchase Agreement is true and correct in all material respects as of the Cut-off Date and contains all information required by the Mortgage Loan Purchase Agreement to be contained therein.

(43)	Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any mortgage loan that is outside the Trust, except as set forth in Annex G.

(44)	Advance of Funds by the Seller. After origination, no advance of funds has been made by Seller to the related Borrower other than in accordance with the Loan Documents, and, to Seller’s knowledge, no funds have been received from any person other than the related Borrower or an affiliate for, or on account of, payments due on the Mortgage Loan (other than as contemplated by the Loan Documents, such as, by way of example and not in limitation of the foregoing, amounts paid by the tenant(s) into a lender-controlled lockbox if required or contemplated under the related lease or Loan Documents). Neither Seller nor any affiliate thereof has any obligation to make any capital contribution to any Borrower under a Mortgage Loan, other than contributions made on or prior to the date hereof.

(45)	Compliance with Anti-Money Laundering Laws. Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan, the failure to comply with which would have a material adverse effect on the Mortgage Loan.

F-14

For purposes of these representations and warranties, the phrases “the Seller’s knowledge” or “the Seller’s belief” and other words and phrases of like import shall mean, except where otherwise expressly set forth herein, the actual state of knowledge or belief of the Seller, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth herein.

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ANNEX G

EXCEPTIONS TO MORTGAGE LOAN SELLER REPRESENTATIONS AND WARRANTIES

Capitalized terms used but not otherwise defined in this Annex G will have the meanings set forth in the related Mortgage Loan Purchase Agreement or, if not defined in related Mortgage Loan Purchase Agreement, in the Pooling and Servicing Agreement.

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ANNEX G-1

EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES FOR
JEFFERIES LOANCORE LLC MORTGAGE LOANS

Annex A-1 ID#	Mortgage Loan	Representation	Exception
19	7 Eleven & Walgreens Portfolio	(6) Permitted Liens; Title Insurance	Walgreens – Milwaukee Property – Walgreens, the largest tenant at the Mortgaged Property, has a continuing right of first refusal to purchase its leased premises in the event that the Borrower receives a bona fide offer to purchase the leased premises. Walgreens’ election not to exercise this right will not eliminate its right with respect to any subsequent bona fide purchase offers. However, the tenant’s right of first refusal will not apply to a successor landlord through a foreclosure, deed-in-lieu of foreclosure or any other enforcement action under the Mortgage Loan.
33	Resort at Paws Up	(6) Permitted Liens; Title Insurance	In addition to the portion of the Mortgaged Property owned by the Borrower in fee simple, the Borrower has a leasehold interest in ten separate parcels pursuant to ten ground leases (the “Leasehold Parcels”). Prior to the Mortgage Loan closing date, the related ground lessor entered into three loans each secured by the fee interest in all of the Leasehold Parcels. Each related lender has entered into an SNDA with the Borrower, each of which SNDA recognizes the Borrower’s leasehold interest in the Leasehold Parcels and related rights.
61	Mount Vernon Shopping Center	(6) Permitted Liens; Title Insurance	The fourth largest tenant at the Mortgaged Property, Chase Bank, which occupies approximately 5.4% of the net rentable area under a Ground Lease, has a right of first refusal to purchase its parcel if its parcel is sold separately from the rest of the Mortgaged Property.

Annex G-1-1

Annex A-1 ID#	Mortgage Loan	Representation	Exception
2	Princeton GSA Portfolio	(13) Actions Concerning Mortgage Loan	In 2013, JCMC Flatiron (the “Plaintiff”) commenced an action against Joseph Tabak, one of the non-recourse carveout guarantors, and Princeton Holdings, LLC (“Princeton”) (a company controlled by Tabak), alleging, among other things, that Princeton breached a joint venture agreement and committed fraud related to an agreement to acquire a 50 percent interest in certain property (which property is not collateral for the Mortgage Loan). The Plaintiff alleged that Princeton secretly sold the joint venture’s acquisition rights for less than they were worth and seek actual and consequential damages. In September 2014, a court dismissed all claims except for the breach of contract and fraud claims, which remain pending.
21	Saunders Industrial Portfolio	(13) Actions Concerning Mortgage Loan	In 2006, John Saunders, the non-recourse carveout guarantor, and others, led a consortium of tenant-in-common investors in the purchase of an office complex located in Santa Rosa, California. On September 8, 2014, certain of the tenant-in-common members of the consortium filed a complaint alleging that Saunders (and others) knew of water intrusion and mold growth at the property at the time of acquisition and that the failure to remediate those issues directly led the largest tenant to vacate the property, which the plaintiffs allege is the primary cause of the subsequent foreclosure of the property. The Plaintiffs are seeking the return of their $15,800,000 investment along with punitive and exemplary damages.

Annex G-1-2

Annex A-1 ID#	Mortgage Loan	Representation	Exception
19	7 Eleven & Walgreens Portfolio	(16) Insurance	7-Eleven Properties – Under the 7-Eleven leases, 7-Eleven is required to maintain insurance or self-insure. No business interruption or rental loss insurance is required under the 7-Eleven leases. In connection with a casualty, the lease requires that the tenant repair or restore the premises in full but proceeds are not payable to the lender. If the tenant satisfies the insurance requirements under its lease, the insurance requirements under the Mortgage Loan are deemed satisfied. Under the Loan Documents, the Borrower is required to provide flood insurance with respect to any 7-Eleven Mortgaged Property located in a Special Flood Hazard Area.
19	7 Eleven & Walgreens Portfolio	(16) Insurance	Walgreens – Milwaukee Property – Under its lease, Walgreens is required to maintain insurance or self-insure. Walgreens currently self-insures. No business interruption or rental loss insurance is required under the Walgreens lease. In connection with a casualty, the lease requires that the tenant repair or restore the premises in full but proceeds are not payable to the lender. If the tenant satisfies the insurance requirements under the lease, the insurance requirements under the Mortgage Loan are deemed satisfied. Under the Loan Documents, the Borrower is required to maintain insurance with respect to the portion of the Walgreens premises that is leased to Terresa Shkoukani, except that the Borrower is not required to maintain umbrella liability insurance.
19	7 Eleven & Walgreens Portfolio	(26) Recourse Obligations	To the extent a Mortgaged Property is covered by a current and effective environmental liability insurance policy in form and substance reasonably acceptable to Lender for the mutual benefit of the Borrower and Lender (expressly including the environmental insurance required to be maintained under any 7-Eleven lease), there is no recourse to the Guarantor for breach of the environmental covenants in the Loan Documents.

Annex G-1-3

Annex A-1 ID#	Mortgage Loan	Representation	Exception
33	Resort at Paws Up	(34) Ground Leases	The Borrower has a leasehold interest in a portion of the Mortgaged Property pursuant to three Ground Leases, each of which expires on December 31, 2034, which is less than 20 years beyond the stated maturity of the related Mortgage Loan.
1, 14	9000 Sunset Piazza Del Sol	(39) Organization of Borrower	The borrowers under the related Mortgage Loans are affiliated entities.
56, 76	Plaza Del Lago Harmony Grove Industrial Park	(39) Organization of Borrower	The borrowers under the related Mortgage Loans are affiliated entities.

Annex G-1-4

SCHEDULE G-1
JEFFERIES LOANCORE LLC MORTGAGE LOANS WITH EXISTING MEZZANINE DEBT

Annex A-1 ID#	Mortgage Loan	Original Principal Amount of Existing Mezzanine Debt

21	Saunders Industrial Portfolio	$2,000,000

Annex G-1-5

SCHEDULE G-2

JEFFERIES LOANCORE LLC MORTGAGE LOANS WITH RESPECT
TO WHICH MEZZANINE DEBT IS PERMITTED IN THE FUTURE

Annex A-1 ID#	Mortgage Loan

45	Townhomes With A View

Annex G-1-6

SCHEDULE G-3

JEFFERIES LOANCORE LLC MORTGAGE LOANS

None.

Annex G-1-7

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ANNEX G-2

EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES FOR
GERMAN AMERICAN CAPITAL CORPORATION MORTGAGE LOANS

Annex A-1 ID#	Mortgage Loan	Representation	Exception
10	Residence Inn San Diego	(6) Permitted Liens; Title Insurance	Pursuant to a franchise agreement (the “Franchise Agreement”) with Marriott International, Inc. (“Marriott”), Marriott has a right to purchase or lease the hotel at the same price or rent and upon the same terms and conditions in the event the owner of the hotel intends to sell or lease the hotel to a “Competitor” (as defined in the Franchise Agreement) or an affiliate of a Competitor. In addition, if the transfer to a Competitor is by foreclosure, judicial or legal process, Marriott will have the right to purchase the hotel upon notice to the new owner. If the parties are unable to agree to a purchase price and terms within 30 days of Marriott’s notice, the fair market value of the hotel will be determined by arbitration pursuant to the procedures set forth in the Franchise Agreement.
15	City Center at 735 Water Street	(6) Permitted Liens; Title Insurance	The largest tenant, Gold’s Gym, has the right to purchase any portion or all of the sixth floor of the 731 building in the event the Borrower intends to sell all or any portion of the Mortgaged Property. The tenant entered into a Subordination Non-Disturbance and Attornment agreement with the related lender that expressly waives any right to purchase the sixth floor in the event of a foreclosure or deed-in-lieu of foreclosure and subsequent sale.
15	City Center at 735 Water Street	(24) Local Law Compliance	The parking garage at the Mortgaged Property is legal nonconforming as to use and the Borrower currently has a variance for the current use. In the event of a casualty or deterioration that has restoration costs that exceed 50% or more of the cost to duplicate the entire pre-existing legal nonconforming structure, the Borrower will not be permitted to rebuild the parking garage without first obtaining a variance.
35	Gas Light Building	(26) Recourse Obligations.	The guarantor is not liable for losses related to any breach of the environmental covenants in the Loan Documents. In lieu of signing an environmental indemnity agreement, the guarantor provided an environmental insurance policy.

Annex G-2-1

Annex A-1 ID#	Mortgage Loan	Representation	Exception
13	8500 Tyco Road	(31) Single-Purpose Entity	The Borrower was formed in December 2009. Prior to acquiring the Mortgaged Property in June 2014, the Borrower performed certain administrative functions (including the processing of payments to vendors) on behalf of the owners of various parcels of property (including the Mortgaged Property) in connection with a rezoning project which was completed in January 2013.
10	Residence Inn San Diego	34(b) Ground Leases	The lessor under the Ground Lease has not agreed in writing that the Parking Lease may not be amended or modified, or canceled or terminated, without the prior written consent of lender and the Ground Lease is silent in this regard.
10	Residence Inn San Diego	34(e) Ground Leases	Pursuant to the terms of the Ground Lease the borrower’s interest under the Ground Lease is assignable with the prior written consent of the lessor, which consent will not be unreasonably withheld, provided that if the assignee (or any of the principals thereof) have a net worth of at least $300,000.00, lessor will consent to such assignment.
10	Residence Inn San Diego	34(g) Ground Leases	The Ground Lease requires the lessor to give to the lender written notice of any default under the Ground Lease, but the Ground Lease is silent as to whether the failure to give such notice to the lender will make such notice ineffective against the lender.
10	Residence Inn San Diego	34(j) Ground Leases	The Ground Lease and estoppel are silent in regard to application of insurance proceeds; the Ground Lease provides that in regard to condemnation awards (i) the entire compensation award shall be divided between the lessor and borrower in accordance with the losses suffered by each and (ii) if the borrower is obligated to restore following a condemnation, lessor will make available to borrower, without charge, any award received by lessor for the purpose of paying for the cost of such restoration.
10	Residence Inn San Diego	34(k) Ground Leases	The Ground Lease and estoppel are silent in regard to application of insurance proceeds; the Ground Lease provides that in regard to condemnation awards (i) the entire compensation award shall be divided between the lessor and borrower in accordance with the losses suffered by each and (ii) if the borrower is obligated to restore following a condemnation, lessor will make available to borrower, without charge, any award received by lessor for the purpose of paying for the cost of such restoration.

Annex G-2-2

Annex A-1 ID#	Mortgage Loan	Representation	Exception
10	Residence Inn San Diego	34(l) Ground Leases	The Ground Lease and estoppel are silent in regard to lessor’s obligation to enter into a new lease.
32, 42, 54	Bridgecreek Business Park Valley View Commerce Center Fountain Valley Business Center	(39) Organization of Borrower	The Borrowers are affiliated entities.
16, 27 40, 43	Belamar Hotel Sandcastle Inn Pacifica Inn at Marina del Rey Pacifica Inn at Venice Beach Pacifica	(39) Organization of Borrower	The borrowers are affiliated entities.

Annex G-2-3

SCHEDULE G-1
GERMAN AMERICAN CAPITAL CORPORATION MORTGAGE
LOANS WITH EXISTING MEZZANINE DEBT

None.

Annex G-2-4

SCHEDULE G-2

GERMAN AMERICAN CAPITAL CORPORATION MORTGAGE LOANS WITH RESPECT
TO WHICH MEZZANINE DEBT IS PERMITTED IN THE FUTURE

Annex A-1 ID#	Mortgage Loan

9	270 Munoz Rivera
16	Belamar Hotel
27	Sandcastle Inn Pacifica
32	Bridgecreek Business Park
40	Inn at Marina Del Rey Pacifica
42	Valley View Commerce Center
43	Inn at Venice Beach Pacifica
54	Fountain Valley Business Center

Annex G-2-5

SCHEDULE G-3

GERMAN AMERICAN CAPITAL CORPORATION CROSSED MORTGAGE LOANS

None.

Schedule G-2-6

ANNEX G-3

EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES FOR
UBS Real Estate Securities Inc. MORTGAGE LOANS

Annex A-1 ID#	Mortgage Loan	Representation	Exception
12, 66	1800 41 Street Morgan Stanley Tucson	(16) Insurance	The Mortgage Loan documents provide that the lender has the right to hold and disburse insurance proceeds with respect to property losses in excess of 5% of the original principal amount of the Mortgage Loan (or a specified amount less than 5% of the applicable original principal amount).
48	The Row	(16) Insurance	With respect to any portion of the mortgaged property on which any improvements are situated, the borrower is not obligated to obtain and maintain (or cause to be obtained and maintained) insurance coverage for (i) comprehensive all risk insurance, (ii) business interruption insurance or (iii) claims related to construction, repair and alteration of the mortgaged property; provided that (a) such portion of the mortgaged property is leased to a tenant pursuant to a lease, (b) such tenant owns the improvements, and (c) with respect to the insurance referenced in clause (iii) above, the borrower is not obligated to perform, and is not otherwise responsible for the performance of, any construction, repair or alteration to such improvements.
66	Morgan Stanley Tucson	(17) Access; Utilities; Separate Tax Lots	The Mortgaged Property shares a tax lot with property that is not part of the collateral for the Mortgage Loan. If the borrower fails to deliver to the lender evidence that the Mortgaged Property is its own tax lot(s) by April 1, 2016, a reserve for 2016 taxes will be established with the lender. On the origination date of the Mortgage Loan, a reserve was established with the title company in an amount necessary to pay 2015 taxes on the entire tax parcel.
66	Morgan Stanley Tucson	(25) Licenses and Permits	A certificate of occupancy for the sole tenant at the Mortgaged Property has not yet been issued. The Mortgage Loan documents provide a non-recourse carveout for losses resulting from the borrower’s failure to deliver a permanent certificate of occupancy, which is to be delivered promptly upon completion of the tenant’s space.

Annex G-3-1

Annex A-1 ID#	Mortgage Loan	Representation	Exception
24, 31, 53, 79	Mariposa Shopping Center Hilton Garden Inn Fairfield Homewood Suites - Port Richey Castle Dome Self Storage	(26) Recourse Obligations	The obligations and liabilities of the environmental indemnitor with respect to environmental issues shall not apply to the introduction and initial release of Hazardous Substances on the Mortgaged Property from and after the date that the lender acquires title and has assumed possession and control of the Mortgaged Property through power of sale, foreclosure or a deed in lieu of foreclosure (the “Transfer Date”) and environmental indemnitor shall bear the burden of proof that the introduction and initial release of such Hazardous Substances (i) occurred subsequent to the Transfer Date, (ii) did not occur as a result of any action or omission of the indemnitor, its agents or affiliates in, on, under or near the Mortgaged Property, and (iii) did not occur as a result of a breach of any environmental laws which occurred prior to the Transfer Date.
66	Morgan Stanley Tucson	(26) Recourse Obligations

The obligations and liabilities of the environmental indemnitor with respect to environmental issues will terminate and be of no further force and effect after the date that is three (3) years after payment in full of the related Mortgage Loan, provided that such indemnitor shall deliver to the indemnified parties, following the full repayment of the obligations, a Phase I environmental assessment which does not indicate any environmental conditions relating to hazardous substances on the Mortgaged Property.

66	Morgan Stanley Tucson	(26) Recourse Obligations	The non-recourse carve-out for misapplication of rents is limited to misapplication of rents during the continuance of an event of default.
Various	Various	(28) Financial Reporting and Rent Rolls	Hospitality properties generally do not require delivery of rent rolls.
79	Castle Dome Self Storage	(29) Acts of Terrorism Exclusion	The Mortgage Loan Documents provide that the premium for terrorism coverage shall be capped at 150% of the annual insurance premium as of the origination date of the Mortgage Loan subject to adjustment as set forth in the Mortgage Loan documents.

Annex G-3-2

Annex A-1 ID#	Mortgage Loan	Representation	Exception
3	Ocean Key Resort and Spa	(30) Due on Sale or Encumbrance	Noble Ocean Edge LLC holds a preferred equity interest in the direct parent company of the borrower in the amount of $4.6 million. In addition, RECP III Noble Investors, LLC and RECP III Noble Co-Investors A, LLC (the “RECP Investors”, and together with Noble Ocean Edge LLC, the “Preferred Investors”) hold a preferred equity interest in the indirect parent company of the borrower in the amount of $45.5 million, which is secured by the equity interests in three properties, one of which is the Ocean Key Resort and Spa Property. The Preferred Investors are entitled to an 8.0% return, subject to increase following certain events of default. The borrower’s direct parent company is required to redeem the interests of the RECP Investors by no later than August 1, 2016. Subject to the satisfaction of certain conditions set forth in the loan agreement, the lender’s consent is not required in connection with (a) the indirect equity holder of borrower redeeming the interests of its preferred equity holders as noted above, (b) the indirect equity holder of borrower purchasing the interests of the Preferred Investors (c) a change of control of the ownership structure of the borrower in connection with the exercise of remedies by the Preferred Investors, (d) a transfer of 100% of the direct interest of Seaboard Edgewater Mezzanine, LLC in the borrower and in Seaboard GP, LLC, and (e) the continuing pledge by Noble House Properties, LLC and Noble House Associates, LLC to U.S. Bank in connection with a credit facility made pursuant to a loan agreement entered into on May 16, 2002.
3	Ocean Key Resort and Spa	(31) Single-Purpose Entity	The borrower is a single purpose entity that previously owned other property.

Annex G-3-3

Annex A-1 ID#	Mortgage Loan	Representation	Exception
3	Ocean Key Resort and Spa	(34) Ground Leases	The borrower entered into a sovereignty submerged lands lease (“Submerged Land Lease”) with the State of Florida, as lessor (the “State”). In connection with the Submerged Land Lease, the State issued an estoppel certificate for the benefit of lender, its successors and assigns (the “Estoppel”). While the Submerged Land Lease provides that the same may not be assigned or otherwise transferred without the prior written consent of the State, the Estoppel expressly provides that the mortgage of the borrower’s interest under the Submerged Land Lease does not constitute a transfer or assignment. Moreover, the Estoppel provides that in the event lender acquires title to the “riprarian upland property” adjacent to the mortgaged property demised pursuant to the Submerged Land Lease, the lender, its successors or assigns, may maintain the Submerged Land Lease for the unexpired term by assuming the duties and responsibilities of the Submerged Land Lease, provided the Submerged Land Lease is not in default. The Submerged Land Lease expires by its terms on September 14, 2024 with no extension options. The Submerged Land Lease, as supplemented by the Estoppel, does not otherwise provide for any other “standard” mortgagee protections.
28	River Corporate Center	(34)(b) Ground Leases	The Ground Lease provides that any amendment or modification is not binding
28	River Corporate Center	(34)(g) Ground Leases	The Ground Lease requires the lessor to give notice of default or termination to the lender, but does not state that no notice of default or termination is effective against the lender unless such notice is given to the lender
28	River Corporate Center	(34)(l) Ground Leases	The Ground Lease provides the lender with the right to enter into a new lease upon rejection of the lease in bankruptcy but not for any other termination of the Ground Lease.
17, 48	North Park Commons The Row	(39) Organization of Borrower	The borrowers under the related Mortgage Loans are affiliated entities.

Annex G-3-4

SCHEDULE G-1

UBS Real Estate Securities Inc. MORTGAGE
LOANS WITH EXISTING MEZZANINE DEBT

None.

Annex G-3-5

SCHEDULE G-2

UBS Real Estate Securities Inc. MORTGAGE LOANS WITH RESPECT
TO WHICH MEZZANINE DEBT IS PERMITTED IN THE FUTURE

None.

Annex G-3-6

SCHEDULE G-3

UBS Real Estate Securities Inc. CROSSED MORTGAGE LOANS

None.

Annex G-3-7

[THIS PAGE IS INTENTIONALLY LEFT BLANK]

ANNEX G-4

EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES FOR
NATIXIS REAL ESTATE CAPITAL LLC MORTGAGE LOANS

Annex A-1 ID#	Mortgage Loan	Representation	Exception
7	760 & 800 Westchester Avenue	(1) Whole Loan; Ownership of Mortgage Loans

The Mortgage Loan is evidenced by a $33,000,000 A-2 Note. The Mortgaged Property is also security for the pari passu A-1 and A-3 Notes, which have an aggregate original principal balance of $67,000,000.

18	Gateway Portfolio	(1) Whole Loan; Ownership of Mortgage Loans	The Mortgage Loan is evidenced by a $24,000,000 A-1 Note. The Mortgaged Property is also security for the pari passu A-2 Note, which has an original principal balance of $14,420,000.
7	760 & 800 Westchester Avenue	(7) Junior Liens	A $10,000,000 mezzanine loan is held by RMEZZ Westchester Ave, LLC, which is secured by a pledge of 100% of the membership interests in the related borrower.
18	Gateway Portfolio	(13) Actions Concerning Mortgage Loan

There is pending litigation against one of the related guarantors, David H. Jacobs (the “Defendant”), as follows:

1. TD Bank, NA successor by merger with Carolina First Bank (the “Plaintiff”) filed an action on September 7, 2012 against the Defendant, to recover a sum of $6,071,945.01 pursuant to a guaranty made by the Defendant in favor of the Plaintiff in connection with construction financing of a medical office building in Newberry, South Carolina.

2. The Plaintiff filed an action against the Defendant on November 7, 2012 to recover an original amount of $1,321,992.57 pursuant to a guaranty made by the Defendant and James McFarland in favor of the Plaintiff in connection with the purchase and development of a commercial parcel of land in Wilmington, North Carolina.

7, 11, 57	760 & 800 Westchester Avenue 100 Pearl Street Chicago Retail	(16) Insurance

The Loan Documents require business interruption insurance that covers the period of restoration and an extended period that covers continued loss of income until the earlier of (a) the income returns to the same level as prior to the loss or (b) the expiration of eighteen months from the date the Mortgaged Property was damaged.

Annex G-4-1

Annex A-1 ID#	Mortgage Loan	Representation	Exception
22	80 Arkay Drive	(16) Insurance

The Loan Documents require business interruption insurance that covers the period of restoration and an extended period that covers continued loss of income until the earlier of (a) the income returns to the same level as prior to the loss or (b) the expiration of six months from the date the Mortgaged Property was damaged.

7	760 & 800 Westchester Avenue	(19) No Contingent Interest or Equity Participation

From and after December 5, 2019, the Mortgage Loan accrues interest based on a specific interest rate schedule provided in this free writing prospectus at Annex H-1 (pursuant to which the interest rate increases over time).

18	Gateway Portfolio	(24) Local Law Compliance

The related Mortgaged Property identified as Mauldin, South Carolina is legally nonconforming as to use. Restoration is permitted if, among other requirements, casualty is less than a specified threshold and is legally commenced within six months of the date of destruction.

57	Chicago Retail	(25) Licenses and Permits	Illinois does not have a separate qualification process for Delaware statutory trusts as a foreign entity. An opinion has been provided that the borrower does not have to be qualified in Illinois and that the failure of the borrower to be qualified in Illinois does not have any prejudicial effect on the lender’s ability to enforce the loan documents against the borrower in Illinois, including the foreclosure of the Mortgage Loan. The Mortgage Loan documents contain a covenant that the borrower will qualify in Illinois at any time that (i) Illinois law changes to require such qualification or (ii) the borrower converts to another type of entity.

Annex G-4-2

Annex A-1 ID#	Mortgage Loan	Representation	Exception
57	Chicago Retail	(26) Recourse Obligations

The following transfer violations result in recourse liability to the related guarantor to the extent of the lender’s losses only: transfer violations that occur as a result of a transfer of less than 20% of the direct or indirect interests in the borrower, which otherwise would have qualified as a permitted Delaware Statutory Trust (“DST”) interest transfer but for the failure to satisfy certain requirements including, among others: (i) that the DST transferee is an accredited investor; (ii) that the DST interest transfer complies with all applicable legal requirements; or (iii) that if the DST transferee is acquiring more than 10% direct or indirect interest in the borrower then the borrower is required to (a) give the lender at least 10 business days prior written notice, (b) obtain customary searches prior to such proposed transfer and (c) pay the lender’s reasonable costs and expenses to complete such further due diligence as the lender may require.  All other transfer violations result in the related guarantor having full recourse liability for the Mortgage Loan.

57	Chicago Retail	(32) Defeasance	The Loan Documents do not require the portion of the Mortgage Loan secured by Defeasance collateral to be assumed (or permit the mortgagee to require such assumption) by a Single-Purpose Entity.
7	760 & 800 Westchester Avenue	(33) Fixed Interest Rates

From and after December 5, 2019, the Mortgage Loan accrues interest based on a specific interest rate schedule provided in this free writing prospectus at Annex H-1 (pursuant to which the interest rate increases over time).

20, 25	Hilton Brentwood DoubleTree South Bend	(39) Organization of Mortgagor	The borrowers are under common ownership.
55, 62	Hampton Inn St. Charles Hampton Inn Rochester	(39) Organization of Mortgagor	The borrowers are under common ownership.
7	760 & 800 Westchester Avenue	(43) Cross-Collateralization	The Mortgage Loan is evidenced by a $33,000,000 A-2 Note. The Mortgaged Property is also security for the pari passu A-1 and A-3 Notes, which have an aggregate original principal balance of $67,000,000. The notes are cross-collateralized and cross defaulted with each other.

Annex G-4-3

Annex A-1 ID#	Mortgage Loan	Representation	Exception
18	Gateway Portfolio	(43) Cross-Collateralization	The Mortgage Loan is evidenced by an A-1 Note, which has an original principal balance of $24,000,000. The Mortgaged Property is also security for the pari passu A-2 Note, which has an original principal balance of $14,420,000. The notes are cross-collateralized and cross defaulted with each other.

Annex G-4-4

SCHEDULE G-1
NATIXIS REAL ESTATE CAPITAL LLC MORTGAGE
LOANS WITH EXISTING MEZZANINE DEBT

Annex A-1 ID#	Mortgage Loan	Original Principal Amount of Existing Mezzanine Debt

7	760 & 800 Westchester Avenue	$10,000,000

Annex G-4-5

SCHEDULE G-2

NATIXIS REAL ESTATE CAPITAL LLC MORTGAGE LOANS WITH RESPECT
TO WHICH MEZZANINE DEBT IS PERMITTED IN THE FUTURE

Annex A-1 ID#	Mortgage Loan

20	Hilton Brentwood

25	DoubleTree South Bend

Annex G-4-6

SCHEDULE G-3

NATIXIS REAL ESTATE CAPITAL LLC CROSSED MORTGAGE LOANS

None.

Annex G-4-7

[THIS PAGE IS INTENTIONALLY LEFT BLANK]

ANNEX G-5

EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES FOR
THE BANK OF NEW YORK MELLON MORTGAGE LOANS

Annex A-1 ID#	Mortgage Loan	Representation	Exception

4	The Plaza at Harmon Meadow	(26) Recourse Obligations	The related guarantor is not liable for environmental covenants in the related loan documents; however, the related borrower purchased (i) a Lender’s Environmental Pollution Legal Liability Policy, provided by Zurich (having a financial strength rating of “Aa3” from Moody’s and “AA-” from S&P) which policy provides coverage up to $5,000,000, with a $50,000 per claim self-insured retention, over the life of the mortgage loan plus two years after the mortgage loan term, and (ii) a Borrower Pollution Legal Liability Policy (“PLL”) that provides coverage for any existing contamination described in the environmental reports provided by the environmental consultant and that is required by environmental law to be remediated, as well as coverage for new conditions that are discovered during the policy period. The PLL term is for 5 years and provides $10,000,000 million in aggregate coverage, with a self-insured retention of $50,000 per claim, and a separate self-insured retention of $250,000 for claims arising from new conditions. The policy premiums were paid in full.

64, 72	Surfside Beach Commons Chapin Center	(39) Organization of Borrower	The related borrowers under such mortgage loans are affiliated entities.

Annex G-5-1

SCHEDULE G-1
THE BANK OF NEW YORK MELLON MORTGAGE
LOANS WITH EXISTING MEZZANINE DEBT

Annex A-1 ID#	Mortgage Loan	Original Principal Amount of Existing Mezzanine Debt

4	The Plaza at Harmon Meadow	$6,750,000

Annex G-5-2

SCHEDULE G-2

THE BANK OF NEW YORK MELLON MORTGAGE LOANS WITH RESPECT
TO WHICH MEZZANINE DEBT IS PERMITTED IN THE FUTURE

None.

Annex G-5-3

SCHEDULE G-3

THE BANK OF NEW YORK MELLON CROSSED MORTGAGE LOANS

None.

Annex G-5-4

ANNEX H-1

AMORTIZATION SCHEDULE FOR THE 760 & 800 WESTCHESTER AVENUE MORTGAGE LOAN

Payment Date	Interest	Principal	Total Monthly Payment	Ending Principal Balance	Mortgage Rate
8/5/2015	$133,410.57	-	$133,410.57	$33,000,000.00	4.69480%
9/5/2015	$133,410.57	-	$133,410.57	$33,000,000.00	4.69480%
10/5/2015	$129,107.00	-	$129,107.00	$33,000,000.00	4.69480%
11/5/2015	$133,410.57	-	$133,410.57	$33,000,000.00	4.69480%
12/5/2015	$129,107.00	-	$129,107.00	$33,000,000.00	4.69480%
1/5/2016	$133,410.57	-	$133,410.57	$33,000,000.00	4.69480%
2/5/2016	$133,410.57	-	$133,410.57	$33,000,000.00	4.69480%
3/5/2016	$124,803.43	-	$124,803.43	$33,000,000.00	4.69480%
4/5/2016	$133,410.57	-	$133,410.57	$33,000,000.00	4.69480%
5/5/2016	$129,107.00	-	$129,107.00	$33,000,000.00	4.69480%
6/5/2016	$133,410.57	-	$133,410.57	$33,000,000.00	4.69480%
7/5/2016	$129,107.00	-	$129,107.00	$33,000,000.00	4.69480%
8/5/2016	$133,410.57	-	$133,410.57	$33,000,000.00	4.69480%
9/5/2016	$133,410.57	-	$133,410.57	$33,000,000.00	4.69480%
10/5/2016	$129,107.00	-	$129,107.00	$33,000,000.00	4.69480%
11/5/2016	$133,410.57	-	$133,410.57	$33,000,000.00	4.69480%
12/5/2016	$129,107.00	-	$129,107.00	$33,000,000.00	4.69480%
1/5/2017	$133,410.57	-	$133,410.57	$33,000,000.00	4.69480%
2/5/2017	$133,410.57	-	$133,410.57	$33,000,000.00	4.69480%
3/5/2017	$120,499.87	-	$120,499.87	$33,000,000.00	4.69480%
4/5/2017	$133,410.57	-	$133,410.57	$33,000,000.00	4.69480%
5/5/2017	$129,107.00	-	$129,107.00	$33,000,000.00	4.69480%
6/5/2017	$133,410.57	-	$133,410.57	$33,000,000.00	4.69480%
7/5/2017	$129,107.00	-	$129,107.00	$33,000,000.00	4.69480%
8/5/2017	$133,410.57	-	$133,410.57	$33,000,000.00	4.69480%
9/5/2017	$133,410.57	-	$133,410.57	$33,000,000.00	4.69480%
10/5/2017	$129,107.00	-	$129,107.00	$33,000,000.00	4.69480%
11/5/2017	$133,410.57	-	$133,410.57	$33,000,000.00	4.69480%
12/5/2017	$129,107.00	-	$129,107.00	$33,000,000.00	4.69480%
1/5/2018	$133,410.57	-	$133,410.57	$33,000,000.00	4.69480%
2/5/2018	$133,410.57	-	$133,410.57	$33,000,000.00	4.69480%
3/5/2018	$120,499.87	-	$120,499.87	$33,000,000.00	4.69480%
4/5/2018	$133,410.57	-	$133,410.57	$33,000,000.00	4.69480%
5/5/2018	$129,107.00	-	$129,107.00	$33,000,000.00	4.69480%
6/5/2018	$133,410.57	-	$133,410.57	$33,000,000.00	4.69480%
7/5/2018	$129,107.00	-	$129,107.00	$33,000,000.00	4.69480%
8/5/2018	$133,410.57	-	$133,410.57	$33,000,000.00	4.69480%
9/5/2018	$133,410.57	-	$133,410.57	$33,000,000.00	4.69480%
10/5/2018	$129,107.00	-	$129,107.00	$33,000,000.00	4.69480%
11/5/2018	$133,410.57	-	$133,410.57	$33,000,000.00	4.69480%
12/5/2018	$129,107.00	-	$129,107.00	$33,000,000.00	4.69480%
1/5/2019	$133,410.57	-	$133,410.57	$33,000,000.00	4.69480%
2/5/2019	$133,410.57	-	$133,410.57	$33,000,000.00	4.69480%
3/5/2019	$120,499.87	-	$120,499.87	$33,000,000.00	4.69480%
4/5/2019	$133,410.57	-	$133,410.57	$33,000,000.00	4.69480%
5/5/2019	$129,107.00	-	$129,107.00	$33,000,000.00	4.69480%
6/5/2019	$133,410.57	-	$133,410.57	$33,000,000.00	4.69480%
7/5/2019	$129,107.00	-	$129,107.00	$33,000,000.00	4.69480%
8/5/2019	$133,410.57	-	$133,410.57	$33,000,000.00	4.69480%
9/5/2019	$133,410.57	-	$133,410.57	$33,000,000.00	4.69480%
10/5/2019	$129,107.00	-	$129,107.00	$33,000,000.00	4.69480%
11/5/2019	$133,410.57	-	$133,410.57	$33,000,000.00	4.69480%
12/5/2019	$129,107.00	$41,721.64	$170,828.64	$32,958,278.36	4.69480%
1/5/2020	$133,273.55	$37,039.41	$170,312.95	$32,921,238.95	4.69592%
2/5/2020	$133,163.76	$37,165.76	$170,329.52	$32,884,073.19	4.69733%
3/5/2020	$124,469.58	$46,942.41	$171,412.00	$32,837,130.77	4.69875%
4/5/2020	$132,887.89	$37,479.83	$170,367.72	$32,799,650.94	4.69960%
5/5/2020	$128,493.63	$42,422.58	$170,916.22	$32,757,228.36	4.70104%
6/5/2020	$132,637.64	$37,766.20	$170,403.85	$32,719,462.16	4.70219%
7/5/2020	$128,250.66	$42,700.67	$170,951.34	$32,676,761.48	4.70365%

Annex H-1-1

Payment Date	Interest	Principal	Total Monthly Payment	Ending Principal Balance	Mortgage Rate
8/5/2020	$132,385.78	$38,054.52	$170,440.29	$32,638,706.97	4.70482%
9/5/2020	$132,273.00	$38,184.44	$170,457.44	$32,600,522.52	4.70629%
10/5/2020	$127,896.71	$43,106.73	$171,003.44	$32,557,415.79	4.70778%
11/5/2020	$132,018.95	$38,475.42	$170,494.37	$32,518,940.38	4.70898%
12/5/2020	$127,650.05	$43,389.28	$171,039.33	$32,475,551.10	4.71049%
1/5/2021	$131,763.27	$38,768.36	$170,531.63	$32,436,782.74	4.71171%
2/5/2021	$131,648.55	$38,900.64	$170,549.19	$32,397,882.10	4.71324%
3/5/2021	$118,804.48	$53,339.75	$172,144.23	$32,344,542.35	4.71477%
4/5/2021	$131,335.52	$39,256.20	$170,591.72	$32,305,286.16	4.71544%
5/5/2021	$126,986.27	$44,147.70	$171,133.97	$32,261,138.46	4.71698%
6/5/2021	$131,074.96	$39,554.89	$170,629.85	$32,221,583.57	4.71825%
7/5/2021	$126,733.29	$44,437.75	$171,171.04	$32,177,145.82	4.71982%
8/5/2021	$130,812.71	$39,855.61	$170,668.32	$32,137,290.21	4.72110%
9/5/2021	$130,694.64	$39,991.87	$170,686.50	$32,097,298.35	4.72269%
10/5/2021	$126,364.12	$44,862.00	$171,226.12	$32,052,436.35	4.72429%
11/5/2021	$130,430.12	$40,295.36	$170,725.48	$32,012,140.99	4.72561%
12/5/2021	$126,107.31	$45,156.70	$171,264.01	$31,966,984.29	4.72723%
1/5/2022	$130,163.91	$40,600.90	$170,764.81	$31,926,383.39	4.72857%
2/5/2022	$130,043.81	$40,739.62	$170,783.43	$31,885,643.76	4.73021%
3/5/2022	$117,350.18	$55,006.59	$172,356.77	$31,830,637.18	4.73187%
4/5/2022	$129,720.52	$41,107.48	$170,827.99	$31,789,529.70	4.73265%
5/5/2022	$125,418.12	$45,945.55	$171,363.67	$31,743,584.15	4.73432%
6/5/2022	$129,449.27	$41,418.97	$170,868.24	$31,702,165.18	4.73570%
7/5/2022	$125,154.77	$46,248.02	$171,402.80	$31,655,917.15	4.73740%
8/5/2022	$129,176.29	$41,732.57	$170,908.85	$31,614,184.59	4.73880%
9/5/2022	$129,052.73	$41,875.40	$170,928.13	$31,572,309.18	4.74052%
10/5/2022	$124,769.85	$46,691.16	$171,461.01	$31,525,618.02	4.74225%
11/5/2022	$128,777.37	$42,191.90	$170,969.28	$31,483,426.12	4.74370%
12/5/2022	$124,502.52	$46,998.49	$171,501.01	$31,436,427.63	4.74545%
1/5/2023	$128,500.27	$42,510.52	$171,010.79	$31,393,917.11	4.74692%
2/5/2023	$128,374.61	$42,655.92	$171,030.53	$31,351,261.18	4.74870%
3/5/2023	$115,837.47	$56,743.50	$172,580.97	$31,294,517.69	4.75049%
4/5/2023	$128,040.68	$43,036.55	$171,077.23	$31,251,481.13	4.75139%
5/5/2023	$123,787.04	$47,818.92	$171,605.96	$31,203,662.21	4.75320%
6/5/2023	$127,758.38	$43,361.34	$171,119.72	$31,160,300.88	4.75472%
7/5/2023	$123,512.96	$48,134.30	$171,647.26	$31,112,166.58	4.75655%
8/5/2023	$127,474.28	$43,688.30	$171,162.58	$31,068,478.28	4.75810%
9/5/2023	$127,345.04	$43,837.96	$171,183.01	$31,024,640.31	4.75996%
10/5/2023	$123,111.75	$48,597.04	$171,708.79	$30,976,043.28	4.76183%
11/5/2023	$127,058.48	$44,167.96	$171,226.44	$30,931,875.32	4.76342%
12/5/2023	$122,833.54	$48,917.47	$171,751.01	$30,882,957.86	4.76532%
1/5/2024	$126,770.10	$44,500.15	$171,270.26	$30,838,457.70	4.76693%
2/5/2024	$126,638.69	$44,652.49	$171,291.18	$30,793,805.22	4.76886%
3/5/2024	$118,345.20	$53,970.50	$172,315.70	$30,739,834.72	4.77081%
4/5/2024	$126,320.80	$45,017.06	$171,337.86	$30,694,817.66	4.77215%
5/5/2024	$122,117.28	$49,742.04	$171,859.33	$30,645,075.61	4.77412%
6/5/2024	$126,027.59	$45,355.09	$171,382.68	$30,599,720.52	4.77580%
7/5/2024	$121,832.62	$50,070.28	$171,902.90	$30,549,650.24	4.77779%
8/5/2024	$125,732.52	$45,695.38	$171,427.90	$30,503,954.87	4.77950%
9/5/2024	$125,597.70	$45,851.83	$171,449.53	$30,458,103.03	4.78152%
10/5/2024	$121,415.35	$50,552.54	$171,967.89	$30,407,550.50	4.78357%
11/5/2024	$125,300.10	$30,407,550.50	$30,532,850.59	$0	4.78532%

Annex H-1-2

ANNEX H-2

AMORTIZATION SCHEDULE FOR THE 7 ELEVEN & WALGREENS PORTFOLIO MORTGAGE LOAN

Payment Date	Interest	Principal	Total Monthly Payment	Ending Principal Balance
8/6/2015	$78,275.00		$$78,275.00	$22,500,000.00
9/6/2015	$78,275.00		$$78,275.00	$22,500,000.00
10/6/2015	$75,750.00		$$75,750.00	$22,500,000.00
11/6/2015	$78,275.00		$$78,275.00	$22,500,000.00
12/6/2015	$75,750.00		$$75,750.00	$22,500,000.00
1/6/2016	$78,275.00		$$78,275.00	$22,500,000.00
2/6/2016	$78,275.00		$$78,275.00	$22,500,000.00
3/6/2016	$73,225.00		$$73,225.00	$22,500,000.00
4/6/2016	$78,275.00		$$78,275.00	$22,500,000.00
5/6/2016	$75,750.00		$$75,750.00	$22,500,000.00
6/6/2016	$78,275.00		$$78,275.00	$22,500,000.00
7/6/2016	$75,750.00		$$75,750.00	$22,500,000.00
8/6/2016	$78,275.00		$$78,275.00	$22,500,000.00
9/6/2016	$78,275.00		$$78,275.00	$22,500,000.00
10/6/2016	$75,750.00		$$75,750.00	$22,500,000.00
11/6/2016	$78,275.00		$$78,275.00	$22,500,000.00
12/6/2016	$75,750.00		$$75,750.00	$22,500,000.00
1/6/2017	$78,275.00		$$78,275.00	$22,500,000.00
2/6/2017	$78,275.00		$$78,275.00	$22,500,000.00
3/6/2017	$70,700.00		$$70,700.00	$22,500,000.00
4/6/2017	$78,275.00		$$78,275.00	$22,500,000.00
5/6/2017	$75,750.00		$$75,750.00	$22,500,000.00
6/6/2017	$78,275.00		$$78,275.00	$22,500,000.00
7/6/2017	$75,750.00		$$75,750.00	$22,500,000.00
8/6/2017	$78,275.00		$$78,275.00	$22,500,000.00
9/6/2017	$78,275.00		$$78,275.00	$22,500,000.00
10/6/2017	$75,750.00		$$75,750.00	$22,500,000.00
11/6/2017	$78,275.00		$$78,275.00	$22,500,000.00
12/6/2017	$75,750.00		$$75,750.00	$22,500,000.00
1/6/2018	$78,275.00		$$78,275.00	$22,500,000.00
2/6/2018	$78,275.00		$$78,275.00	$22,500,000.00
3/6/2018	$70,700.00		$$70,700.00	$22,500,000.00
4/6/2018	$78,275.00		$$78,275.00	$22,500,000.00
5/6/2018	$75,750.00		$$75,750.00	$22,500,000.00
6/6/2018	$78,275.00		$$78,275.00	$22,500,000.00
7/6/2018	$75,750.00		$$75,750.00	$22,500,000.00
8/6/2018	$78,275.00		$$78,275.00	$22,500,000.00
9/6/2018	$78,275.00		$$78,275.00	$22,500,000.00
10/6/2018	$75,750.00		$$75,750.00	$22,500,000.00
11/6/2018	$78,275.00		$$78,275.00	$22,500,000.00
12/6/2018	$75,750.00		$$75,750.00	$22,500,000.00
1/6/2019	$78,275.00		$$78,275.00	$22,500,000.00
2/6/2019	$78,275.00		$$78,275.00	$22,500,000.00
3/6/2019	$70,700.00		$$70,700.00	$22,500,000.00
4/6/2019	$78,275.00		$$78,275.00	$22,500,000.00
5/6/2019	$75,750.00		$$75,750.00	$22,500,000.00
6/6/2019	$78,275.00		$$78,275.00	$22,500,000.00
7/6/2019	$75,750.00		$$75,750.00	$22,500,000.00
8/6/2019	$78,275.00		$$78,275.00	$22,500,000.00
9/6/2019	$78,275.00		$$78,275.00	$22,500,000.00
10/6/2019	$75,750.00		$$75,750.00	$22,500,000.00
11/6/2019	$78,275.00		$$78,275.00	$22,500,000.00
12/6/2019	$75,750.00		$$75,750.00	$22,500,000.00
1/6/2020	$78,275.00		$$78,275.00	$22,500,000.00
2/6/2020	$78,275.00		$$78,275.00	$22,500,000.00
3/6/2020	$73,225.00		$$73,225.00	$22,500,000.00
4/6/2020	$78,275.00		$$78,275.00	$22,500,000.00
5/6/2020	$75,750.00		$$75,750.00	$22,500,000.00
6/6/2020	$78,275.00		$$78,275.00	$22,500,000.00
7/6/2020	$75,750.00		$$75,750.00	$22,500,000.00
8/6/2020	$78,275.00		$$78,275.00	$22,500,000.00

Annex H-2-1

Payment Date	Interest	Principal	Total Monthly Payment	Ending Principal Balance
9/6/2020	$78,275.00		$$78,275.00	$22,500,000.00
10/6/2020	$75,750.00		$$75,750.00	$22,500,000.00
11/6/2020	$78,275.00		$$78,275.00	$22,500,000.00
12/6/2020	$75,750.00		$$75,750.00	$22,500,000.00
1/6/2021	$78,275.00		$$78,275.00	$22,500,000.00
2/6/2021	$78,275.00		$$78,275.00	$22,500,000.00
3/6/2021	$70,700.00		$$70,700.00	$22,500,000.00
4/6/2021	$78,275.00		$$78,275.00	$22,500,000.00
5/6/2021	$75,750.00		$$75,750.00	$22,500,000.00
6/6/2021	$78,275.00		$$78,275.00	$22,500,000.00
7/6/2021	$75,750.00		$$75,750.00	$22,500,000.00
8/6/2021	$78,275.00		$$78,275.00	$22,500,000.00
9/6/2021	$78,275.00		$$78,275.00	$22,500,000.00
10/6/2021	$75,750.00		$$75,750.00	$22,500,000.00
11/6/2021	$78,275.00		$$78,275.00	$22,500,000.00
12/6/2021	$75,750.00		$$75,750.00	$22,500,000.00
1/6/2022	$78,275.00		$$78,275.00	$22,500,000.00
2/6/2022	$78,275.00		$$78,275.00	$22,500,000.00
3/6/2022	$70,700.00		$$70,700.00	$22,500,000.00
4/6/2022	$78,275.00		$$78,275.00	$22,500,000.00
5/6/2022	$75,750.00		$$75,750.00	$22,500,000.00
6/6/2022	$78,275.00		$$78,275.00	$22,500,000.00
7/6/2022	$75,750.00		$$75,750.00	$22,500,000.00
8/6/2022	$78,275.00		$$78,275.00	$22,500,000.00
9/6/2022	$78,275.00		$$78,275.00	$22,500,000.00
10/6/2022	$75,750.00		$$75,750.00	$22,500,000.00
11/6/2022	$78,275.00		$$78,275.00	$22,500,000.00
12/6/2022	$75,750.00		$$75,750.00	$22,500,000.00
1/6/2023	$78,275.00		$$78,275.00	$22,500,000.00
2/6/2023	$78,275.00		$$78,275.00	$22,500,000.00
3/6/2023	$70,700.00		$$70,700.00	$22,500,000.00
4/6/2023	$78,275.00		$$78,275.00	$22,500,000.00
5/6/2023	$75,750.00		$$75,750.00	$22,500,000.00
6/6/2023	$78,275.00		$$78,275.00	$22,500,000.00
7/6/2023	$75,750.00		$$75,750.00	$22,500,000.00
8/6/2023	$78,275.00		$$78,275.00	$22,500,000.00
9/6/2023	$78,275.00		$$78,275.00	$22,500,000.00
10/6/2023	$75,750.00		$$75,750.00	$22,500,000.00
11/6/2023	$78,275.00		$$78,275.00	$22,500,000.00
12/6/2023	$75,750.00	$83,333.33	$159,083.33	$22,416,666.67
1/6/2024	$77,985.09	$83,333.33	$161,318.42	$22,333,333.34
2/6/2024	$77,695.19	$83,333.33	$161,028.52	$22,250,000.01
3/6/2024	$72,411.39	$83,333.33	$155,744.72	$22,166,666.68
4/6/2024	$77,115.37	$83,333.33	$160,448.70	$22,083,333.35
5/6/2024	$74,347.22	$83,333.33	$157,680.55	$22,000,000.02
6/6/2024	$76,535.56	$83,333.33	$159,868.89	$21,916,666.69
7/6/2024	$73,786.11	$83,333.33	$157,119.44	$21,833,333.36
8/6/2024	$75,955.74	$83,333.33	$159,289.07	$21,750,000.03
9/6/2024	$75,665.83	$83,333.33	$158,999.16	$21,666,666.70
10/6/2024	$72,944.44	$83,333.33	$156,277.77	$21,583,333.37
11/6/2024	$75,086.02	$83,333.33	$158,419.35	$21,500,000.04
12/6/2024	$72,383.33	$83,333.33	$155,716.66	$21,416,666.71
1/6/2025	$74,506.20	$83,333.33	$157,839.53	$21,333,333.38
2/6/2025	$74,216.30	$83,333.33	$157,549.63	$21,250,000.05
3/6/2025	$66,772.22	$83,333.33	$150,105.55	$21,166,666.72
4/6/2025	$73,636.48	$83,333.33	$156,969.81	$21,083,333.39
5/6/2025	$70,980.56	$83,333.33	$154,313.89	$21,000,000.06
6/6/2025	$73,056.67	$21,000,000.06	$21,073,056.73	$

Annex H-2-2

Deutsche Mortgage & Asset Receiving Corporation,

Depositor

Commercial Mortgage Pass-Through Certificates,

(Issuable in Series By Separate Issuing Entities)

Deutsche Mortgage & Asset Receiving Corporation will periodically offer commercial mortgage pass-through certificates in separate series. We will offer the certificates through this prospectus and a separate prospectus supplement for each series. Each series of certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund that we will form. The primary assets of each trust fund will consist of:

●	one or more multifamily or commercial mortgage loans of various types,

●	mortgage participations, pass-through certificates or other mortgage-backed securities that evidence interests in one or more of various types of multifamily or commercial mortgage loans, or

●	combination of the assets described above.

The offered certificates will not represent an interest in or an obligation of us, any of our affiliates, Deutsche Bank AG or any of its affiliates. If so specified in the related prospectus supplement, the offered certificates or the assets of the related trust fund may be insured or guaranteed by an entity specified therein. Otherwise, neither the offered certificates nor the assets of the related trust fund will be guaranteed or insured by us or any of our affiliates or by any governmental agency of instrumentality, or any other person.

If specified in the related prospectus supplement, the trust fund for a series of certificates may include credit support effected through subordination of one or more classes of certificates to other classes, cross-support provisions, overcollateralization, letters of credit, loan insurance policies, certificate insurance policies, guarantees, surety bonds, reserve funds or a combination of the foregoing, and may also include guaranteed investment contracts, interest rate exchange agreements, interest rate cap or floor agreements or currency exchange agreements as described in this prospectus.

The certificates of a series will evidence beneficial ownership interests in the trust fund. We may divide the certificates of a series into two or more classes which may have different interest rates and which may receive principal payments in differing proportions and at different times. Structural credit enhancement will generally be provided for the respective classes of offered certificates through the subordination of more junior classes of offered and/or non-offered certificates. Accordingly, your rights as holders of certain classes may be subordinate to the rights of holders of other classes to receive principal and interest.

Neither the Securities and Exchange Commission nor any state securities regulators have approved or disapproved of the offered certificates or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

You should review the information appearing on page 10 in this prospectus under the caption “Risk Factors” and under the caption “risk factors” in the related prospectus supplement before purchasing any offered certificate.

We may offer the offered certificates of any series through one or more different methods, including offerings through underwriters, as described under “Method of Distribution” in this prospectus and in the related prospectus supplement. There will be no secondary market for the offered certificates of any series prior to the offering thereof. We cannot assure you that a secondary market for any offered certificates will develop or, if it does develop, that it will continue. Unless the related prospectus supplement provides otherwise, the certificates will not be listed on any securities exchange.

The date of this prospectus is September 3, 2014

Important Notice About Information In This Prospectus
And The Accompanying Prospectus Supplement

Information about the certificates being offered to you is contained in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to the series of certificates offered to you; and (b) the accompanying prospectus supplement, which describes the specific terms of the series of certificates offered to you. Investors reviewing this prospectus should also carefully review the information in the related prospectus supplement in order to determine the specific terms of each offering.

In this prospectus, the terms “Depositor”, “we”, “us” and “our” refer to Deutsche Mortgage & Asset Receiving Corporation. You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different. In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state where the offer and sale is not permitted.

Incorporation of Certain Information By Reference and Available Information

With respect to any series of certificates offered by this prospectus, there are incorporated herein by reference all documents and reports (other than Annual Reports on Form 10-K) filed by or on behalf of Deutsche Mortgage & Asset Corporation with respect to the related trust fund prior to the termination of the related offering pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, that relate specifically to such series of certificates. Deutsche Mortgage & Asset Receiving Corporation will provide without charge to any beneficial owner to whom this prospectus is delivered in connection with the offering of one or more classes of offered certificates, upon written or oral request of such person, a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such classes of such offered certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for this information should be directed in writing to the Deutsche Mortgage & Asset Receiving Corporation at 60 Wall Street, New York, New York 10005, Attention: Secretary, or by telephone at (212) 250-2500.

Deutsche Mortgage & Asset Receiving Corporation has filed with the Securities and Exchange Commission a registration statement (of which this prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus and the prospectus supplement relating to each series of offered certificates contain summaries of the material terms of the documents referred to in this prospectus and such prospectus supplement, but do not contain all of the information set forth in the registration statement pursuant to the rules and regulations of the Securities and Exchange Commission. In addition, Deutsche Mortgage & Asset Receiving Corporation will file or cause to be filed with the Securities and Exchange Commission such periodic reports with respect to each trust fund as are required under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder.

You can read and copy any document filed by Deutsche Mortgage Asset & Receiving Corporation at prescribed rates at the Securities and Exchange Commission’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. You can obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. Copies of such material can also be obtained electronically through the Securities and Exchange Commission’s Electronic Data Gathering, Analysis and Retrieval system at the Securities and Exchange Commission’s Web site (http://www.sec.gov).

SUMMARY OF PROSPECTUS	1
RISK FACTORS	10
The Lack of Liquidity May Make it Difficult for You to Resell Your Offered Certificates and May Have an Adverse Effect on the Market Value of Your Offered Certificates	10
The Trust Fund’s Assets May Be Insufficient To Allow For Payment In Full On Your Certificates	11
Any Credit Support for Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses	11
Performance of Your Offered Certificates Will Depend on Payments, Defaults and Losses on the Underlying Mortgage Loans which May Be Highly Unpredictable	12
Prepayments May Reduce The Average Life or the Yield of Your Certificates	13
Taxes on Foreclosure Property Will Reduce Amounts Available to Make Payments on the Offered Certificates	14
Ratings Do Not Guaranty Payment	15
The Prospective Performance of the Commercial and Multifamily Mortgage Loans Included in Each Trust Should Be Evaluated Separately from the Performance of the Mortgage Loans in any of our Other Trusts	15
Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates	16
The Borrower’s Form of Entity May Not Prevent the Borrower’s Bankruptcy	25
Risks Related to Terrorist Attacks and Military Conflict	26
Some Certificates May Not Be Appropriate for ERISA Plans	27
Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates	27
Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences	27
Certain Federal Tax Considerations Regarding Original Issue Discount	28
Bankruptcy Proceedings Entail Certain Risks	28
Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment	29
Inclusion of Delinquent Mortgage Loans in a Mortgage Asset Pool	29
Termination of the Trust Fund Could Affect the Yield on Your Offered Certificates	30
Underwritten Net Cash Flow and Stabilized Values May Be Based on Flawed Assumptions	30
THE SPONSOR	30
OTHER SPONSORS, MORTGAGE LOAN SELLERS AND ORIGINATORS	31
THE DEPOSITOR	31
DESCRIPTION OF THE TRUST FUNDS	31
General	31
Mortgage Loans	33
MBS	38
Certificate Accounts	39
Credit Support	39
Cash Flow Agreements	40
YIELD AND MATURITY CONSIDERATIONS	40
General	40
Pass-Through Rate	41
Payment Delays	41
Certain Shortfalls in Collections of Interest	41
Yield and Prepayment Considerations	41
Weighted Average Life and Maturity	43
Controlled Amortization Classes and Companion Classes	44
Other Factors Affecting Yield, Weighted Average Life and Maturity	44
DESCRIPTION OF THE CERTIFICATES	46
General	46
Distributions	47
Distributions of Interest on the Certificates	47
Distributions of Principal of the Certificates	49

Distributions on the Certificates in Respect of Prepayment Premiums or in Respect of Equity Participations	50
Allocation of Losses and Shortfalls	50
Advances	50
Reports to Certificateholders	51
Voting Rights	52
Termination	52
Book-Entry Registration and Definitive Certificates	53
Depositable and Exchangeable Certificates	54
DESCRIPTION OF THE POOLING AGREEMENTS	57
General	57
Assignment of Mortgage Loans; Repurchases	57
Representations and Warranties; Repurchases	59
Collection and Other Servicing Procedures	60
Primary Servicers and Sub-Servicers	61
Certificate Account	62
Modifications, Waivers and Amendments of Mortgage Loans	64
Realization upon Defaulted Mortgage Loans	65
Hazard Insurance Policies	66
Due-on-Sale and Due-on-Encumbrance Provisions	67
Servicing Compensation and Payment of Expenses	67
Evidence as to Compliance	68
Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor	68
Termination Events	70
Rights upon Termination Event	70
Amendment	71
List of Certificateholders	72
The Trustee	72
Duties of the Trustee	72
Certain Matters Regarding the Trustee	73
Resignation and Removal of the Trustee	73
Additional Parties to the Agreements	73
DESCRIPTION OF CREDIT SUPPORT	74
General	74
Subordinate Certificates	74
Cross-Support Provisions	75
Overcollateralization	75
Letter of Credit	75
Insurance or Guarantees with Respect to Mortgage Loans	75
Certificate Insurance and Surety Bonds	75
Reserve Funds	76
Credit Support with Respect to MBS	76
CASH FLOW AND DERIVATIVES AGREEMENTS	76
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS	76
General	77
Types of Mortgage Instruments	77
Leases and Rents	77
Personalty	78
Foreclosure	78
Bankruptcy Laws	81
Environmental Considerations	86
Due-on-Sale and Due-on-Encumbrance Provisions	88
Junior Liens; Rights of Holders of Senior Liens	88
Subordinate Financing	88
Default Interest and Limitations on Prepayments	88

Applicability of Usury Laws	88
Certain Laws and Regulations	89
Americans with Disabilities Act	89
Servicemembers Civil Relief Act	89
Anti-Money Laundering, Economic Sanctions and Bribery	90
Potential Forfeiture of Assets	90
CERTAIN FEDERAL INCOME TAX CONSEQUENCES	90
FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES	91
General	91
Status of REMIC Certificates	92
Qualification as a REMIC	92
Taxation of Regular Certificates	94
Taxation of Residual Certificates	101
Taxes that May Be Imposed on the REMIC Pool	109
Liquidation of the REMIC Pool	110
Administrative Matters	110
Limitations on Deduction of Certain Expenses	110
Taxation of Certain Foreign Investors	111
3.8% Medicare Tax on “Net Investment Income”	112
Backup Withholding	112
Reporting Requirements	113
FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS TO WHICH NO REMIC ELECTION IS MADE	113
Standard Certificates	113
Stripped Certificates	116
Reporting Requirements and Backup Withholding	119
Taxation of Certain Foreign Investors	120
3.8% Medicare Tax on “Net Investment Income”	120
Taxation of Classes of Exchangeable Certificates	120
STATE, LOCAL AND OTHER TAX CONSEQUENCES	121
CERTAIN ERISA CONSIDERATIONS	122
General	122
Plan Asset Regulations	122
Prohibited Transaction Exemptions	123
Tax Exempt Investors	126
LEGAL INVESTMENT	126
USE OF PROCEEDS	127
METHOD OF DISTRIBUTION	127
LEGAL MATTERS	128
FINANCIAL INFORMATION	129
RATING	129
INDEX OF DEFINED TERMS	130

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SUMMARY OF PROSPECTUS

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of an offering of certificates, read this entire document and the accompanying prospectus supplement carefully.

Securities Offered
Mortgage pass-through certificates, issuable in series. Each series of certificates will represent beneficial ownership in a trust fund. Each trust fund will own a segregated pool of certain mortgage assets, described below under “—The Mortgage Assets.”

Relevant Parties

Who We Are
Deutsche Mortgage & Asset Receiving Corporation, a Delaware corporation. See “The Depositor.” Our principal offices are located at 60 Wall Street, New York, New York 10005. Our telephone number is (212) 250-2500.

Issuing Entity
The issuing entity with respect to each series will be a New York common law trust formed by the depositor and containing the assets described in this prospectus and specified in the related prospectus supplement.

Trustee	The trustee for each series of certificates will be named in the related prospectus supplement. See “Description of the Pooling Agreements—The Trustee.”

Master Servicer
If a trust fund includes mortgage loans, then each master servicer, for the corresponding series of certificates will be named in the related prospectus supplement. Certain of the duties of the master servicer may be performed by one or more primary servicers or sub-servicers. See “Description of the Pooling Agreements—Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor.”

Special Servicer
If a trust fund includes mortgage loans, then each special servicer for the corresponding series of certificates will be named, or the circumstances under which a special servicer may be appointed will be described, in the related prospectus supplement. See “Description of the Pooling Agreements—Collection and Other Servicing Procedures.”

MBS Administrator	If a trust fund includes mortgage-backed securities, then the entity responsible for administering such mortgage-backed securities will be named in the related prospectus supplement.

REMIC Administrator
The person responsible for the various tax-related administration duties for a series of certificates as to which one or more REMIC elections have been made, will be named in the related prospectus supplement. See “Description of the Pooling Agreements—Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor.”

Other Parties
If so specified in the prospectus supplement for a series, there may be one or more additional parties to the related pooling and servicing agreement, including but not limited to (i) a paying agent, which will make payments and perform other specified duties with respect to the certificates, (ii) a certificate registrar, which will maintain the register of certificates and perform certain duties with respect to certificate transfer, (iii) an authenticating agent, which will countersign the certificates on behalf of the trustee and/or (iv) a fiscal agent, which will be required to make advances if the trustee fails to do so when required.

Sponsors
The sponsor or sponsors for each series of certificates will be named in the related prospectus supplement. The sponsor or sponsors will initiate the issuance of a series of certificates and will sell mortgage loans to the depositor. If specified in the related prospectus supplement, the sponsor or co-sponsor may be German American Capital Corporation, an affiliate of the depositor.

Sellers
The seller or sellers of the mortgage loans or other assets will be named in the related prospectus supplement. A seller may be an affiliate of Deutsch Mortgage & Asset Receiving Corporation, the depositor. The depositor will purchase the mortgage loans or other assets from the seller or sellers, on or before the issuance of the related series of certificates.

Originators
If the mortgage loans or other assets have been originated by an entity other than the related sponsor or loan seller, the prospectus supplement will identify the related originator and set forth certain information with respect thereto.

Information About The Mortgage Pool

The Mortgage Assets	The mortgage assets will be the primary assets of any trust fund. The mortgage assets with respect to each series of certificates will, in general, consist:

● one or more multifamily (which include manufactured housing community) or commercial mortgage loans of various types,

● mortgage participations, pass-through certificates or other mortgage-backed securities that evidence interests in one or more of various types of multifamily or commercial mortgage loans, or

● a combination of the assets described above.

If so specified in the related prospectus supplement, a trust fund may include one or more mortgage loans secured by liens on real estate projects under construction.  The mortgage loans will not be guaranteed or insured by us or any of our affiliates or, unless the related prospectus supplement specifies otherwise, by any governmental agency or instrumentality or by any other person. If the related prospectus supplement so provides, some mortgage loans may be delinquent as of the date the related trust fund is formed.

If the related prospectus supplement so provides, a mortgage loan:

●     may provide for no accrual of interest or for accrual of interest at an interest rate that is fixed over its term, that adjusts from time to time, or that may be converted at the borrower’s election from an adjustable to a fixed interest rate, or from a fixed to an adjustable rate,

●     may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events, and may permit negative amortization,

● may be fully amortizing or may be partially amortizing or nonamortizing, with a balloon payment due on its stated maturity date,

● may prohibit prepayments over its term or for a certain period and/or require payment of a premium or a yield maintenance payment in connection with certain prepayments,

● may provide for defeasance of the mortgage loan, and

● may provide for payments of principal, interest or both, on regular due dates or at such other interval as is specified in the related prospectus supplement.

Each mortgage loan will have had an original term to maturity of not more than 40 years. We will not originate any mortgage loans. Some or all of the mortgage loans in any trust fund may have been originated by an affiliate of the depositor. See “Description of the Trust Funds—Mortgage Loans.”

If any mortgage loan, or group of related mortgage loans, constitutes a 10% or greater concentration of credit risk, financial statements or other financial information with respect to the related mortgaged property or mortgaged properties will be included in the related Prospectus Supplement. See “Description of the Trust Funds—Mortgage Loans—Mortgage Loan Information in Prospectus Supplements.”

If the related prospectus supplement so specifies, the mortgage assets with respect to a series of certificates may also include, or consist of, mortgage participations, mortgage pass-through certificates and/or other mortgage-backed securities, that evidence an interest in, or are secured by a pledge of, one or more mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus and which may or may not be issued, insured or guaranteed by the United States or an agency or instrumentality thereof. See “Description of the Trust Funds—MBS.”

Information About The Certificates

The Certificates
Each series of certificates will be issued in one or more classes pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement and will represent in the aggregate the entire beneficial ownership interest in the related trust fund.

The certificates of each series may consist of one or more classes of certificates that, among other things:

● are senior or subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates;

● are entitled to distributions of principal with disproportionate, nominal or no distributions of interest;

● are entitled to distributions of interest, with disproportionate nominal or no distributions of principal;

● provide for distributions of interest or principal that commence only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of such series;

●     provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

● provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology;

● provide for distributions based solely or primarily on specified mortgage assets or a specified group of mortgage assets; or

● provide for distribution based on collections on the mortgage assets in the related trust fund attributable to prepayment premiums, yield maintenance payments or equity participations.

If so specified in the related prospectus supplement, a series of certificates may include one or more “controlled amortization classes,” which will entitle the holders thereof to receive principal distributions according to a specified principal payment schedule. See “Risk Factors—Prepayments May Reduce the Average Life of Your Certificates” and “—Prepayments May Reduce the Yield on Your Certificates.”

If the related prospectus supplement so provides, a class of certificates may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct classes.

The certificates will not be guaranteed or insured by us or any of our affiliates, by any governmental agency or instrumentality or by any other person or entity, unless the related prospectus supplement specifies otherwise. See “Risk Factors—Limited Assets.”

Distributions of Interest on the Certificates

Each class of certificates, other than certain classes of principal-only certificates and certain classes of residual certificates, will accrue interest on its certificate balance or, in the case of certain classes of interest-only certificates, on a notional amount, based on a fixed, floating, variable or adjustable interest rate.  Common indices used for determining floating interest rates include one-month, three-month, six-month and one-year “LIBOR” (an average of the interest rate on one-month, three-month, six-month or one-year dollar-denominated deposits traded between banks in London), “CMT” (weekly or monthly average yields of U.S. treasury short and long-term securities, adjusted to a constant maturity), “COFI” (an index of the weighted average interest rate paid by savings institutions in Nevada, Arizona and California), “MTA” (a one-year average of the monthly average yields of U.S. treasury securities) and the “Prime Rate” (an interest rate charged by banks for short-term loans to their most creditworthy customers).

The related prospectus supplement will specify the certificate balance, notional amount and/or pass-through rate (or, in the case of a variable or adjustable pass-through rate, the method for determining such rate), as applicable, for each class of offered certificates.

Distributions of interest with respect to one or more classes of certificates may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates, and interest accrued with respect to a class of such certificates prior to the occurrence of such an event will either be added to the certificate balance thereof or otherwise deferred as described in the related prospectus supplement. Distributions of interest with respect to one or more classes of certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described in this prospectus and in the related prospectus supplement. See “Risk Factors—Prepayments May Reduce the Average Life of Your Certificates” and “—Prepayments May Reduce the Yield on Your Certificates,” “Yield and Maturity Considerations—Certain Shortfalls in Collections of Interest” and “Description of the Certificates—Distributions of Interest on the Certificates.”

Distributions of Principal of the Certificates

Each class of certificates of each series (other than certain classes of interest-only certificates and certain classes of residual certificates) will have a certificate balance. The certificate balance of a class of certificates outstanding from time to time will represent the maximum amount that you are then entitled to receive in respect of principal from future cash flow on the assets in the related trust fund. As described in each prospectus supplement, distributions of principal with respect to the related series of certificates will be made on each distribution date to the holders of the class or classes of certificates of such series until the certificate balances of such certificates have been reduced to zero.

As described in each prospectus supplement, distributions of principal with respect to one or more classes of certificates:

●     may be made at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

● may not commence until the occurrence of certain events, such as the retirement of one or more other classes or certificates of the same series; or

● may be made, subject to certain limitations, based on a specified principal payment schedule.

Unless the related prospectus supplement provides otherwise, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of such class. See

“Description of the Certificates—Distributions of Principal of the Certificates.”

Credit Support and Cash Flow Agreements

Partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of the related series in the form of subordination of one or more other classes of certificates of such series or by one or more other types of credit support, which may include:

● a letter of credit,

● a loan insurance policy,

● a certificate insurance policy,

● a guarantee,

● cross-support provisions,

● a surety bond,

● a reserve fund, or

● a combination of the items described above.

In addition, a trust fund may include:

● guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate; or

●     interest rate exchange agreements, interest rate cap or floor agreements to reduce the effects of interest rate fluctuations on the mortgage assets or on one or more classes of certificates or to alter the payment characteristics of the cash flows from a trust fund.

The related prospectus supplement for a series of offered certificates will provide certain relevant information regarding any applicable credit support or cash flow agreement. See “Risk Factors—Any Credit Support For Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses,” “Description of the Trust Funds—Credit Support” and “—Cash Flow Agreements” and “Description of Credit Support.”

Advances
If the related prospectus supplement so provides, the master servicer, the special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to make, or have the option of making, certain advances with respect to delinquent scheduled payments of principal and/or interest on mortgage loans included in the related trust fund or for property protection expenses. Any such advances made with respect to a particular mortgage loan will be reimbursable from subsequent recoveries in respect of such mortgage loan and otherwise to the extent described in this prospectus and in the related prospectus supplement. See “Description of the Certificates—Advances.” Any entity making advances may be entitled to receive interest on such advances, which will be payable from amounts in the related trust fund. See “Description of the Certificates—Advances.”

If a trust fund includes mortgage participations, pass-through certificates or mortgage-backed securities, the related prospectus supplement will describe any comparable advancing obligation of a party to the related pooling and servicing agreement, or of a party to the related indenture or similar agreement.

Optional Termination
If the related prospectus supplement so provides, a series of certificates may be subject to optional early termination through the purchase of the mortgage assets in the related trust fund by the party or parties specified in the related prospectus supplement, under the circumstances and in the manner set forth in the related prospectus supplement. If the related prospectus supplement so provides, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount or upon a specified date, a party specified in such prospectus supplement may be authorized or required to solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of such mortgage assets to retire such class or classes, under the circumstances and in the manner set forth in the prospectus supplement. If any class of certificates has an optional termination feature that may be exercised when 25% or more of the original principal balance of the mortgage assets in the related trust fund is still outstanding, the title of such class of certificates will include the word “callable.” See “Description of the Certificates—Termination” in this prospectus.

Repurchases and Substitutions of Mortgage Assets; Acquisition of Additional Mortgage Assets

If and to the extent described in the related prospectus supplement, Deutsch Mortgage & Asset Receiving Corporation, a mortgage asset seller or another specified person or entity may make or assign to or for the benefit of one of our trusts various representations and warranties, or may be obligated to deliver to one of our trusts various documents, in either case relating to some or all of the mortgage assets transferred to that trust. A material breach of one of those representations and warranties or a failure to deliver a material document may, under the circumstances described in the related prospectus supplement, give rise to an obligation to repurchase the affected mortgage asset(s) out of the subject trust or to replace the affected mortgage asset(s) with other mortgage asset(s) that satisfy the criteria specified in the related prospectus supplement or to reimburse the related trust fund for any related losses. See “Description of the Pooling Agreements—Assignment of Mortgage Loans—Repurchases” and “—Representations and Warranties—Repurchases” herein.

In addition, if so specified in the related prospectus supplement, if a mortgage loan backing a series of certificates defaults, it may be subject to a fair value purchase option or other purchase option under the related pooling and servicing agreement or another agreement, or may be subject to a purchase option on the part of another lender whose loan is secured by the related real estate collateral or by a security interest in the equity in the related borrower. Further, if so specified in the related prospectus supplement, a special servicer or other specified party for a trust fund may be obligated to sell a mortgage asset that is in default.

See “Description of the Pooling Agreements—Realization Upon Defaulted Mortgage Loans” herein.

In general, the initial total principal balance of the mortgage assets in a trust will equal or exceed the initial total principal balance of the related certificates. If the initial total principal balance of the related mortgage assets is less than the initial total principal balance of any series, we may arrange an interim deposit of cash or liquid investments with the trustee to cover the shortfall. For the period specified in the related prospectus supplement, following the initial issuance of that series, we will be entitled to obtain a release of the deposited cash or investments in exchange for the deposit of a corresponding amount of mortgage assets. If we fail to deliver mortgage assets sufficient to make up the entire shortfall within that specified period, any of the cash or investments remaining on deposit with the related trustee will be used to pay down the principal balance of the related certificates, as described in the related prospectus supplement.

If so specified in the related prospectus supplement, the related trustee may be authorized or required to apply collections on the mortgage assets underlying a series of offered certificates to acquire new mortgage assets that conform to the description of mortgage assets in this prospectus, and satisfy the criteria set forth in the related prospectus supplement.

If the subject securitization transaction involves a prefunding or revolving period, then we will indicate in the related prospectus supplement, certain characteristics of such prefunding or revolving period.  No prefunding period will extend for more than one year from the date of issuance of any related class or series of certificates and the portion of the proceeds of the offering of such certificates deposited in the prefunding account will not exceed 50% of the proceeds of such offering.  No revolving period will extend for more than three years from the date of issuance of any related class or series of certificates and the additional pool assets acquired during the revolving period will be of the same general character as the original pool assets.  See “Description of the Trust Funds—General” herein.

Registration of Book-Entry Certificates

If the related prospectus supplement so provides, one or more classes of the offered certificates will be offered in book-entry form through the facilities of the Depository Trust Company. Each class of book-entry certificates will be initially represented by one or more global certificates registered in the name of a nominee of the Depository Trust Company. No person acquiring an interest in a class of book-entry certificates will be entitled to receive definitive certificates of that class in fully registered form, except under the limited circumstances described in this prospectus. See “Risk Factors—Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment” and “Description of the Certificates—Book-Entry Registration and Definitive Certificates.”

Certain Federal Income Tax Consequences	The Certificates of each series will constitute or evidence ownership of either:

●     “regular interests” and “residual interests” in a trust fund, or a designated portion thereof, treated as “real estate mortgage investment conduit” under Sections 860A through 860G of the Internal Revenue Code of 1986, or

● interests in a trust fund treated as a grantor trust under applicable provisions of the Internal Revenue Code of 1986.

You should consult your tax advisor concerning the specific tax consequences to you of the purchase, ownership and disposition of the offered certificates and you should review “Certain Federal Income Tax Consequences” in this prospectus and in the related prospectus supplement.

ERISA Considerations
If you are a fiduciary of any employee benefit plan or certain other retirement plans and arrangements, including individual retirement accounts, annuities, Keogh plans, and collective investment funds and separate accounts in which such plans, accounts, annuities or arrangements are invested, that is subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, you should review with your legal advisor whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permissible under the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986. See “Certain ERISA Considerations” in this prospectus and “ERISA Considerations” in the related prospectus supplement.

Legal Investment
Your offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, only if the related prospectus supplement so provides. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, you may be subject to restrictions on investment in the Offered Certificates.  You should consult your own legal advisor(s) to determine the suitability of and consequences to you of the purchase, ownership, and sale of the offered certificates. See “Legal Investment” in this prospectus and in the related prospectus supplement.

Rating
At their respective dates of issuance, each class of offered certificates will be rated not lower than investment grade by one or more nationally recognized statistical rating organizations. See “Rating” in this prospectus and in the related prospectus supplement.

RISK FACTORS

In considering an investment in the offered certificates of any series, you should consider, among other things, the following risk factors and any other risk factors set forth under the heading “Risk Factors” in the related prospectus supplement. In general, to the extent that the factors discussed below pertain to or are influenced by the characteristics or behavior of mortgage loans included in a particular trust fund, they would similarly pertain to and be influenced by the characteristics or behavior of the mortgage loans underlying any mortgage-backed securities included in such trust fund.

The Lack of Liquidity May Make it Difficult for You to Resell Your Offered Certificates and May Have an Adverse Effect on the Market Value of Your Offered Certificates

Your offered certificates may have limited or no liquidity. Accordingly, you may be forced to bear the risk of your investment in your offered certificates for an indefinite period of time. Lack of liquidity could result in a substantial decrease in the market value of your offered certificates. Furthermore, except to the extent described in this prospectus and in the related prospectus supplement, you will have no redemption rights, and your offered certificates are subject to early retirement only under certain specified circumstances described in this prospectus and in the related prospectus supplement. See “Description of the Certificates—Termination.”

The Lack of a Secondary Market May Make it Difficult for You to Resell Your Offered Certificates. We cannot assure you that a secondary market for your offered certificates will develop. Even if a secondary market does develop, it may not provide you with liquidity of investment and it may not continue for as long as your certificates remain outstanding. The prospectus supplement may indicate that an underwriter intends to establish a secondary market in your offered certificates. However, no underwriter will be obligated to do so. Unless the related prospectus supplement provides otherwise, the certificates will not be listed on any national securities exchange or traded on any automated quotation system of any registered national securities association.

The Limited Nature of Ongoing Information May Make it Difficult for You to Resell Your Offered Certificates. The primary source of ongoing information regarding your offered certificates, including information regarding the status of the related assets of the trust fund, will be the periodic reports delivered to you as described in this prospectus under the heading “Description of the Certificates—Reports to Certificateholders.” We cannot assure you that any additional ongoing information regarding your offered certificates will be available through any other source. The limited nature of this information may adversely affect the liquidity of your offered certificates.

The Market Value of Your Offered Certificates May Be Adversely Affected by Factors Unrelated to the Offered Certificates or the Underlying Assets. Even if a secondary market does develop for your offered certificates, the market value of your certificates will be affected by several factors, including:

●
the perceived liquidity of your offered certificates, anticipated cash flow of your offered certificates (which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying mortgage loans) and

●	prevailing interest rates.

The price payable at any given time in respect of your offered certificates may be extremely sensitive to small fluctuations in prevailing interest rates. However, an upward or downward movement in current interest rates may not result in an equal but opposite movement in the market value of the offered certificates.  Accordingly, if you decide to sell your offered certificates in any secondary market that may develop, you may have to sell them at a discount from the price you paid. We are not aware of any source through which price information about your offered certificates will be generally available on an ongoing basis.

The market value of your offered certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally. The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization. A number of factors will affect investors’ demand for commercial mortgage-backed securities, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid,

●
legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire,

●
investors’ perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income-producing properties, and

●
investors’ perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events that may be completely unrelated to the commercial and multifamily real estate markets.

If you decide to sell your offered certificates, you may have to sell at discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

The Trust Fund’s Assets May Be Insufficient To Allow For Payment In Full On Your Certificates

Unless the related prospectus supplement specifies otherwise, neither your offered certificates nor the mortgage assets will be guaranteed or insured by us or any of our affiliates, by any governmental agency or instrumentality or by any other person or entity. In addition, your offered certificate will not represent a claim against or security interest in the trust fund for any other series. Furthermore, any advances made by a master servicer or other party with respect to the mortgage loans underlying your offered certificates are intended solely to provide liquidity and not credit support. The party making those advances will have a right to reimbursement, probably with interest, which is senior to your right to receive payment on your offered certificates. Accordingly, if the related trust fund has insufficient assets to make payments on your offered certificates, no other assets will be available for payment of the deficiency, and you will be required to bear the consequent loss. Furthermore, certain amounts on deposit from time to time in certain funds or accounts constituting part of a trust fund, including the certificate account and any accounts maintained as credit support, may be withdrawn under certain conditions for purposes other than the payment of principal of or interest on your certificates. If the related series of certificates includes one or more classes of subordinate certificates, on any distribution date in respect of which losses or shortfalls in collections on the mortgage assets have been incurred, all or a portion of the amount of such losses or shortfalls will be borne first by one or more classes of the subordinate certificates, and, thereafter, by the remaining classes of certificates in the priority and manner and subject to the limitations specified in such prospectus supplement.

Any Credit Support for Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses

Certain Classes of the Offered Certificates Are Subordinate to, and Are Therefore Riskier than, One or More Other Classes of Certificates of the Same Series. If you purchase any offered certificates that are subordinate to one or more other classes of offered certificates of the same series, then your offered certificates will provide credit support to such other classes of certificates of the same series that are senior to your offered certificates. As a result, you will receive payments after, and must bear the effects of losses on the trust assets before, the holders of those other classes of  certificates of the same series that are senior to your offered certificates.

When making an investment decision, you should consider, among other things:

●	the payment priorities of the respective classes of the certificates of the same series,

●	the order in which the principal balances of the respective classes of the certificates of the same series with balances will be reduced in connection with losses and default-related shortfalls, and

●	the characteristics and quality of the mortgage loans in the related trust.

Credit Support May Not Cover All Types of Losses. Use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement. Moreover, such credit support may not cover all potential losses or risks. For example, credit support may or may not cover loss by reason of fraud or negligence by a mortgage loan originator or other parties. Any losses not covered by credit support may, at least in part, be allocated to one or more classes of your offered certificates.

Disproportionate Benefits May Be Given to Certain Classes and Series. A series of certificates may include one or more classes of senior and subordinate certificates. Although subordination is intended to reduce the likelihood of temporary shortfalls and ultimate losses to holders of senior certificates, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of offered certificates of a series are made in a specified order of priority, any related credit support may be exhausted before the principal of the later-paid classes of offered certificates of such series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon such later-paid classes of subordinate certificates.

The Amount of Credit Support Will Be Limited. The amount of any applicable credit support supporting one or more classes of offered certificates, including the subordination of one or more other classes of certificates, will be determined on the basis of criteria established by each rating agency rating such classes of certificates based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we cannot assure you that the loss experienced on the related mortgage assets will not exceed such assumed levels. See “Description of the Certificates—Allocation of Losses and Shortfalls” and “Description of Credit Support.” If the losses on the related mortgage assets do exceed such assumed levels, you may be required to bear such additional losses.

Performance of Your Offered Certificates Will Depend on Payments, Defaults and Losses  on the Underlying Mortgage Loans which May Be Highly Unpredictable

The Terms of the Underlying Mortgage Loans Will Affect Payments on Your Offered Certificates. Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

Changes in Pool Composition Will Change the Nature of Your Investment. The mortgage loans underlying any series of offered certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the related mortgage asset pool will change over time. If you purchase certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes. In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your offered certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

The Terms of the Underlying Mortgage Loans Do Not Provide Absolute Certainty as Regards the Rate, Timing and Amount of Payments on Your Offered Certificates. Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

The investment performance of your offered certificates will depend on payments, defaults and losses on the underlying mortgage loans and may vary materially and adversely from your expectations due to:

●	the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated, or

●	the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used. If the trust assets underlying your offered certificates include mortgage-backed securities, the terms of those securities may soften or enhance the effects to you that may result from prepayments, defaults and losses on the mortgage loans that ultimately back those securities.

Prepayments May Reduce The Average Life or the Yield of Your Certificates

Prepayments May Reduce The Average Life of Your Certificates. As a result of prepayments on the mortgage loans, the amount and timing of distributions of principal and/or interest on your offered certificates may be highly unpredictable. Prepayments on the mortgage loans will result in a faster rate of principal payments on one or more classes of certificates than if payments on such mortgage loans were made as scheduled. Thus, the prepayment experience on the mortgage loans may affect the average life of one or more classes of your offered certificates. The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. For example, if prevailing interest rates fall significantly below the interest rates borne by the mortgage loans, then principal prepayments on such mortgage loans are likely to be higher than if prevailing interest rates remain at or above the rates borne by those mortgage loans. Conversely, if prevailing interest rates rise significantly above the mortgage rates borne by the mortgage loans, then principal prepayments on such mortgage loans are likely to be lower than if prevailing interest rates remain at or below the mortgage rates borne by those mortgage loans. We cannot assure you as to the actual rate of prepayment on the mortgage loans or that such rate of prepayment will conform to any model described in this prospectus or in any prospectus supplement. As a result, depending on the anticipated rate of prepayment for the mortgage loans, the retirement of any class of your certificates could occur significantly earlier or later, and the average life thereof could be significantly shorter or longer, than expected.

The extent to which prepayments on the mortgage loans ultimately affect the average life of any class of your offered certificates will depend on the terms and provisions of your offered certificates. Your offered certificates may provide that your offered certificates are entitled:

●	to a pro rata share of the prepayments on the mortgage loans that are distributable on such date,

●	to a disproportionately large share of such prepayments, or

●	to a disproportionately small share of such prepayments.

If your certificates entitle you to a disproportionately large share of the prepayments on the mortgage loans, then there is an increased likelihood that your certificates will be retired at an earlier date. If your certificates entitle you to a disproportionately small share of the prepayments on the mortgage loans, then there is an increased likelihood that the average life of your certificates will be extended. As described in the related prospectus supplement, your entitlement to receive payments (and, in particular, prepayments) of principal of the mortgage loans may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of certificates of such series) or may be subject to certain contingencies (e.g., prepayment and default rates with respect to such mortgage loans).

A series of certificates may include one or more controlled amortization classes, which will entitle the holders thereof to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for such certificates. Prepayment risk with respect to a given mortgage asset pool does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more specifically described in the related prospectus supplement, a companion class may entitle the holders thereof to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and/or may entitle the holders thereof to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. As and to the extent described in the related prospectus supplement, a companion class absorbs some (but not all) of the risk of early retirement and/or the risk of extension that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

Prepayments May Reduce the Yield on Your Certificates. Your offered certificates may be offered at a premium or discount. If you purchased your offered certificates at a premium or discount, the yield on your offered certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the mortgage loans and, where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, a holder might fail to recover its original investment. If you purchase your offered certificate at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than your anticipated yield. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates.

If you calculate your anticipated yield to maturity based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, then, to the extent that you are required to bear the additional losses, your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative. Furthermore, the timing of losses on the underlying mortgage loans can affect your yield. In general, the earlier you bear any loss on an underlying mortgage loan, the greater the negative effect on your yield.

Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so, because those losses lead to your certificates having a higher percentage ownership interest in the trust and related distributions of principal payments on the mortgage loans than would otherwise have been the case and the related prepayment may affect the pass through rate on your certificates. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

If losses on the mortgage loan exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class). See “Yield and Maturity Considerations.”

Taxes on Foreclosure Property Will Reduce Amounts Available to Make Payments on the Offered Certificates

One of our trusts may be designated, in whole or in part, as a real estate mortgage investment conduit for federal income tax purposes. If that trust acquires a real property through a foreclosure or deed in lieu of foreclosure, then the related special servicer may be required to retain an independent contractor to operate and manage the property. Receipt of the following types of income on that property will subject the trust to federal, and possibly state or local, tax on that income at the highest marginal corporate tax rate:

●	any net income from that operation and management that does not consist of qualifying rents from real property within the meaning of Section 856(d) of the Internal Revenue Code,

●	any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved, and

●
any rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year.

These taxes would reduce the net proceeds available for payment with respect to the related offered certificates.

Ratings Do Not Guaranty Payment

Any rating assigned by a rating agency to a class of your offered certificates will reflect only its assessment of the likelihood that you will receive payments to which you are entitled. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related mortgage loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the related trust fund. There can be no assurance that the methodologies applied by the rating agencies are accurate or that you will receive all payments to which you are entitled.

The amount, type and nature of credit support, if any, provided with respect to your certificates will be determined on the basis of criteria established by each rating agency rating your certificates. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans.

In other cases, such criteria may be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans. However, we cannot assure you that those values will not decline in the future. As a result, the credit support required in respect of your offered certificates may be insufficient to fully protect you from losses on the related mortgage asset pool. See “Description of Credit Support” and “Rating.”

If one or more of the rating agencies downgrade any class of certificates, such action will adversely impact the liquidity, market value and regulatory characteristics of the downgraded certificates. Because neither we nor the issuing entity, the trustee, the master servicer, the special servicer, any originator, any seller or any other party to the related pooling and servicing agreement have any obligation to maintain a rating on a class of certificates, you will have no recourse if your certificates decrease in value.  In addition, pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, an issuer, underwriter or sponsor that retains a rating agency is required to make all information provided to the retained rating agency available to non-retained rating agencies who can issue their own ratings of the certificates, which may be higher or lower than the ratings issued by the retained rating agencies.  If a non-retained rating agency issues a rating for one or more classes of certificates that is lower than the ratings issued by the retained rating agencies it may have an adverse effect on the liquidity, market value and regulatory characteristics of such certificates.

The Prospective Performance of the Commercial and Multifamily Mortgage Loans Included in Each Trust Should Be Evaluated Separately from the Performance of the Mortgage Loans in any of our Other Trusts

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related mortgage loan. Each income-producing real property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of the depositor’s trusts requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the mortgage loans underlying the offered certificates independently from the performance of mortgage loans underlying any other series of offered certificates.

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by the sponsor of assets of the type to be securitized (known as “static pool data”). Because of the highly heterogeneous nature of the assets in commercial mortgage backed securities transactions, static pool data for prior securitized pools, even those involving the same asset types (e.g., hotels or office buildings), may be misleading, since the economics of the properties and terms of the loans may be materially different. In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of the subject mortgage pool or any other pools of mortgage loans originated by the same sponsor. Therefore, investors should evaluate an offering of certificates on the basis of the information set forth in the related prospectus supplement with respect to the related mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates

Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance of the Related Mortgaged Property, of Which We Make No Assurance. Mortgage loans secured by multifamily or commercial properties may have a greater likelihood of delinquency and foreclosure, and a greater likelihood of loss in the event thereof, than loans secured by an owner-occupied single-family property. See “Description of the Trust Funds—Mortgage Loans—Default and Loss Considerations with Respect to the Mortgage Loans.” Commercial and multifamily lending typically involves larger loans to single borrowers or groups of related borrowers than single-family loans. In many cases, the borrowers under the mortgage loans will be entities that are restricted from owning property other than the related mortgaged property. In most cases, the borrowers will not have any significant assets other than the property and related leases, which will be pledged to the trustee. Therefore, payments on the mortgage loans and, in turn, payments of principal and interest on your certificates, will depend primarily or solely on rental payments by lessees and the successful operation of the property, rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced (for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower’s ability to repay the loan may be impaired.

Commercial and multifamily real estate can be affected significantly by the supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender that impact the cash flow of the property. For example, some laws, such as the Americans with Disabilities Act, may require modifications to properties, and rent control laws may limit rent collections in the case of multifamily properties.

A number of the mortgage loans may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant or a small number of significant tenants. Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net operating income from such mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

Risks Generally Incident to Interests in Real Property May Adversely Affect the Value of a Mortgaged Property.  The value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including:

●	changes in general or local economic conditions and/or specific industry segments;

●	declines in real estate values;

●	declines in rental or occupancy rates;

●	increases in interest rates, real estate tax rates and other operating expenses;

●	changes in governmental rules, regulations and fiscal policies, including environmental legislation;

●	natural disasters such as earthquakes, hurricanes, floods, eruptions or other acts of God;

●	Civil disturbances such as riots; and

●	other circumstances, conditions or events beyond the control of a master servicer or a special servicer.

Risks Associated with the Type and Use of a Mortgaged Property May Affect its Value.  Certain considerations may be presented by the type and use of a particular mortgaged property. For instance:

●	Mortgaged properties that operate as hospitals and nursing homes are subject to significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions;

●
Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator, and the transferability of a hotel’s operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements;

●
The demand for hotel and motel properties is generally seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses;

●
The demand for hotel and motel properties may also be affected by changes in travel patterns caused by changes in energy prices, strikes, relocation of highways, construction of additional highways and other factors;

●
The ability of a borrower to repay a mortgage loan secured by shares allocable to one or more cooperative dwelling units may depend on the ability of the dwelling units to generate sufficient rental income, which may be subject to rent control or stabilization laws, to cover both debt service on the loan as well as maintenance charges to the cooperative. Further, a mortgage loan secured by cooperative shares is subordinate to the mortgage, if any, on the cooperative apartment building;

●
Mortgaged properties that are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association and specific local laws that relate to condominiums;

●	Mortgaged properties that are multifamily properties may be subject to rent control or other tenant protective laws, which could impact the future cash flows of those properties;

●
Self-storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low and conversion to alternative uses would generally require substantial capital expenditures; and

●	Self-storage properties may have heightened environmental risk due to tenant privacy and inability of the borrower to readily access each unit.

Competition May Adversely Affect the Performance of a Mortgaged Property.  The leasing of real estate is highly competitive. Other commercial or multifamily properties of the same type located in the area in which a mortgaged property is located will compete with the mortgaged property to attract residents and/or customers. The principal means of competition are price, location and the nature and condition of the facility to be leased. A borrower under a mortgage loan competes with all owners and developers of comparable types of real estate in the area in which the mortgaged property is located. Those owners or developers could have lower rentals rates, lower operating costs, more favorable locations or better facilities. While a borrower under a mortgage loan may renovate, refurbish or expand the mortgaged property to maintain it and remain competitive, that renovation, refurbishment or expansion may itself entail significant risk. During such renovation, refurbishment or expansion, the related borrower may need to keep space unoccupied, thereby decreasing cashflow or, such renovation or expansion may impair or impede access to the mortgaged property. There can be no assurance that such renovation, refurbishment or expansion will be adequate to maintain the property’s competitiveness. Increased competition could adversely affect income from and market value of the mortgaged properties. In addition, the business conducted by tenants at each mortgaged property may face competition from other industries and industry segments. Moreover, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require significant capital expenditures to effect any conversion to an alternative use.

The Operation of Commercial Properties is Dependent upon Successful Management. The successful operation of a commercial property depends upon the property manager’s performance and viability. The property manager is responsible for:

●	responding to changes in the local market;

●	planning and implementing the rental structure;

●	operating the property and providing building services;

●	managing operating expenses; and

●	assuring that maintenance and capital improvements are carried out in a timely fashion.

A good property manager, by controlling costs, providing appropriate service to tenants and seeing to the maintenance of the improvements, can improve cash flow, reduce vacancy, leasing and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair short-term cash flow and the long term viability of an income producing property. Properties deriving revenues primarily from short-term sources are generally more management intensive than properties leased to tenants under long-term leases. We make no representation as to the skills of any present or future property managers. Nor can we assure you that the property managers will be in a financial condition to fulfill their management responsibilities.

Maintaining a Property in Good Condition is Expensive. The failure to maintain a property may materially impair the property’s ability to generate cash flow. In addition to general maintenance, over time, a property may require renovation and capital improvements to remain competitive. The cost of necessary maintenance, renovation and/or capital improvements may be substantial. There can be no assurance that an income-producing property will generate sufficient cash flow to cover these increased costs along while still satisfying debt service requirements.

The Mortgage Loans May Be Nonrecourse Loans Or Loans With Limited Recourse. Some or all of the mortgage loans will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to any such mortgage loan, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets generally, we cannot assure you that enforcement of such recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property. See “Certain Legal Aspects of Mortgage Loans—Foreclosure—Anti-Deficiency Legislation.”

Tenant Bankruptcy May Adversely Affect Payment On Your Certificates. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants may adversely affect the income produced by a mortgaged property. Under the Bankruptcy Code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant assumes its lease, the tenant must cure all defaults under the lease and provide the landlord with adequate assurance of its future performance under the lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would be treated as a general unsecured claim against the tenant (absent collateral securing the claim). In addition, a lessor’s damages for lease rejection are limited to the amount owed for the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or the earlier repossession or surrender of the leased premises), which are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining rent reserved under the lease (but not to exceed three years’ rent). If the tenant assigns its lease, the tenant must cure all defaults under the lease and the proposed assignee must demonstrate adequate assurance of future performance under the lease. Certain of the tenants may be, and may at any time during the term of the related mortgage loan become, a debtor in a bankruptcy proceeding.

We cannot assure you that tenants of mortgaged properties will continue making payments under their leases or that tenants will not file for (or involuntarily be subjected to) bankruptcy protection in the future or, if any tenants so become debtors under the Bankruptcy Code, that they will continue to make rental payments in a timely manner or that they will not reject their leases.

If the leased premises are located in a “shopping center” as such term has been interpreted under Section 365 of the Bankruptcy Code, the assignee may be required to agree to certain conditions that are protective of the property owner, such as compliance with specific lease terms relating to, among other things, exclusivity and the terms of reciprocal easement agreements. However, we cannot assure you that any mortgaged property (even a mortgaged property identified as a “shopping center” in the related prospectus supplement) would be considered a “shopping center” by a court considering the question.

Cross-Collateralization Arrangements May Be Challenged as Unenforceable. The mortgage asset pool may include groups of mortgage loans that are cross-collateralized and cross-defaulted. These arrangements are designed primarily to ensure that all of the collateral pledged to secure the respective mortgage loans in a cross-collateralized group, and the cash flows generated by such mortgage loans, are available to support debt service on, and ultimate repayment of, the aggregate indebtedness evidenced by such mortgage loans. These arrangements thus seek to reduce the risk that the inability of one or more of the mortgaged properties securing any such group of mortgage loans to generate net operating income sufficient to pay debt service will result in defaults and ultimate losses.

There may not be complete identity of ownership of the mortgaged properties securing a group of cross-collateralized mortgage loans. In such an instance, creditors of one or more of the related borrowers could challenge the cross-collateralization arrangement as a fraudulent conveyance. Generally, under federal and most state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and

●	was insolvent or was rendered insolvent by such obligation or transfer,

●	was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person was an unreasonably small capital or

●	intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured.

Accordingly, a lien granted by a borrower to secure repayment of another borrower’s mortgage loan could be avoided if a court were to determine that

●
such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, or was left with inadequate capital, or was not able to pay its debts as they matured and

●
the borrower did not, when it allowed its mortgaged property to be encumbered by a lien securing the entire indebtedness represented by the other mortgage loan, receive fair consideration or reasonably equivalent value for pledging such mortgaged property for the equal benefit of the other borrower.

If the lien is avoided, the lender would lose the benefits afforded by such lien.

The cross-collateralized mortgage loans constituting any group thereof may be secured by mortgage liens on mortgaged properties located in different states. Because of various state laws governing foreclosure or the exercise of a power of sale and because, in general, foreclosure actions are brought in state court, and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under any such mortgage loan to foreclose on the related mortgaged properties in a particular order rather than simultaneously in order to ensure that the lien of the related mortgages is not impaired or released.

Mortgage Loans With Balloon Payments Have a Greater Risk of Default. Certain of the mortgage loans may be non-amortizing or only partially amortizing.  In addition, certain of the mortgage loans may have amortization schedules that are significantly longer than their respective terms, and certain of the mortgage loans may require only payments of interest for part or all of their respective terms.  A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date or anticipated repayment date of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all.  That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon or anticipated repayment date payment at maturity or on the related anticipated repayment date and (ii) lead to increased losses for the related issuing entity either during the loan term or at maturity or such anticipated repayment date if the mortgage loan becomes a defaulted mortgage loan.

Mortgage loans of this type involve a greater likelihood of default than self-amortizing loans because the ability of a borrower to make a balloon payment depends upon the borrower’s ability to refinance the loan or sell the mortgaged property. The ability of the borrower to refinance the loan or sell the property will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial or multifamily real estate projects;

●	the fair market value and condition of the related mortgaged property;

●	prevailing interest rates;

●	the borrower’s equity in the related mortgaged property;

●	the borrower’s financial condition;

●	the operating history and occupancy level of the related mortgaged property;

●	changes in zoning or tax laws;

●	with respect to multifamily mortgage loans, reductions in government assistance/rent subsidy programs or changes in rent control laws;

●	with respect to hospitals, nursing homes and other healthcare facilities, changes in Medicaid and Medicare reimbursement rates;

●	changes in competition in the relevant area;

●	changes in rental rates in the relevant area;

●	changes in governmental regulation and fiscal policy;

●	prevailing general and regional economic conditions;

●	the state of the fixed income and mortgage markets; and

●	the availability of credit for multifamily rental or commercial properties.

Neither we nor any of our affiliates or any other seller or its affiliates will be obligated to refinance any mortgage loan underlying your offered certificates. We cannot assure you that each borrower will have the ability to repay the remaining principal balances on the related maturity date.

The related master servicer or special servicer may, subject to limits set forth in the related pooling agreement, extend and modify mortgage loans that are in default or as to which a payment default is imminent in order to maximize recoveries on such mortgage loans. See “Description of the Pooling Agreements—Realization Upon Defaulted Mortgage Loans.” The related master servicer or special servicer is only required to determine that any such extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing such mortgage loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery on your certificates.

The Master Servicer or the Special Servicer May Experience Difficulty in Collecting Rents Upon the Default and/or Bankruptcy of a Borrower. Some or all of the mortgage loans may be secured by an assignment of leases and rents pursuant to which the related borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived from such leases as further security for the related mortgage loan while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. These assignments are typically not perfected as security interests prior to actual possession of the cash flows. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents.”

Due-on-Sale and Debt-Acceleration Clauses May Be Challenged as Unenforceable. Some or all of the mortgage loans may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the related mortgaged loan if the borrower sells, transfers or conveys the related mortgaged property or its interest in the mortgaged property.

Mortgages also may include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or non-monetary default by the related borrower. The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust, or other security instrument or to permit the acceleration of the indebtedness if —

●	the exercise of those remedies would be inequitable or unjust; or

●	the circumstances would render the acceleration unconscionable.

Assignment of Leases and Rents May Be Limited by State Law. Each mortgage loan included in any trust fund secured by mortgaged property that is subject to leases typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” in this prospectus.

One Action Jurisdiction May Limit the Ability of the Servicer to Foreclose on a Mortgaged Property. The ability to realize upon the mortgage loans may be limited by the application of state and federal laws. Several states (including California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. Accordingly, the special servicer may need to obtain advice of counsel prior to enforcing any of the trust fund’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable.

In the case of a multi-property mortgage loan secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. The application of other state and federal laws may delay or otherwise limit the ability to realize on defaulted mortgage loans. See “Certain Legal Aspects of Mortgage Loans—Foreclosure” in this prospectus.

Rights Against Tenants May Be Limited if Leases Are Not Subordinate to Mortgage or Do Not Contain Attornment Provisions. Some of the tenant leases contain provisions that require the tenant to attorn to (that is, recognize as landlord under the lease) a successor owner of the property following foreclosure. Some of the leases may be either subordinate to the liens created by the mortgage loans or else contain a provision that requires the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement. In some states, if tenant leases are subordinate to the liens created by the mortgage loans and such leases do not contain attornment provisions, such leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, in the case of the foreclosure of a mortgaged property located in such a state and leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced.

If a mortgage is subordinate to a lease, the trust will not (unless it has otherwise agreed with the tenant) have the right to dispossess the tenant upon foreclosure of the mortgaged property.  If the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or that could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.

If Mortgaged Properties Are Not in Compliance With Current Zoning Laws, Restoration Following a Casualty Loss May Be Limited. Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws are otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures.”  This means that the borrower is not required to alter its use or structure to comply with the existing or new law; however, the borrower may not be able to continue the non-conforming use or rebuild the non-conforming premises “as is” in the event of a substantial casualty loss. Such limitations may adversely affect the ability of the mortgagor to meet its mortgage loan obligations from cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the mortgaged property were repaired or restored in conformity with the current law, the value of the property or the revenue producing potential of the property may not be equal to that before the casualty.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures.”  The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non conformities.

Restrictive Covenants in a Deed or Lease May Reduce the Value of the Mortgaged Property.   Certain of the mortgaged properties may be subject to certain restrictions imposed pursuant to restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.

Inspections of the Mortgaged Properties Will Be Limited. The mortgaged properties will generally be inspected by licensed engineers at the time the mortgage loans will be originated to assess the structure, exterior walls, roofing interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located on the mortgaged properties. There can be no assurance that all conditions requiring repair or replacement will be identified in such inspections.

Mortgage Loans Secured by Leasehold Interests May Expose Investors to Greater Risks of Default and Loss. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to Section 365(h) of the federal bankruptcy code to treat such lease as terminated by the rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.  See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws.”

Some of the ground leases relating to the mortgaged properties may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

Environmental Issues at the Mortgaged Properties May Adversely Affect Payments on Your Certificates. Under federal law and the laws of certain states, contamination of real property may give rise to a lien on the property to assure or reimburse the costs of cleanup. In several states, that lien has priority over an existing mortgage lien on that property. In addition, under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of hazardous substances or toxic substances on, in or beneath the property. This liability may be imposed without regard to whether the owner or operator knew of, or was responsible for, the presence of those hazardous or toxic substances. The costs of any required remediation and the owner’s or operator’s liability for them as to any property are generally not limited under these laws, ordinances and regulations and could exceed the value of the mortgaged property and the aggregate assets of the owner or operator. In addition, as to the owners or operators of mortgaged properties that generate hazardous substances that are disposed of at “offsite” locations, the owners or operators may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the off-site locations where that person’s hazardous substances were disposed.

The trust may attempt to reduce its potential exposure to cleanup costs by —

●	establishing reserves for cleanup costs when they can be anticipated and estimated; or

●	designating the trust as the named insured in specialized environmental insurance that is designed for secured lenders.

However, we cannot assure you that reserves or environmental insurance will in fact be applicable or adequate to cover all costs and any other liabilities that may eventually be incurred.

Under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, as well as other federal and state laws, a secured lender (such as the trust) may be liable as an “owner” or “operator” for the costs of dealing with hazardous substances affecting a borrower’s property, if agents or employees of the lender have participated in the management or operations of the borrower’s property. This liability could exist even if a previous owner caused the environmental damage. The trust’s potential exposure to liability for cleanup costs may increase if the trust actually takes possession of a borrower’s property, or control of its day-to-day operations, as for example through the appointment of a receiver.

See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations.”

Lack of Insurance Coverage Exposes You to the Risk of Certain Special Hazard Losses. Unless the related prospectus supplement otherwise provides, the master servicer and special servicer for the related trust fund will be required to cause the borrower on each mortgage loan to maintain such insurance coverage in respect of the related mortgaged property as is required under the related mortgage (unless each of the master servicer and the special servicer maintain a blanket policy). In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy (windstorm is a common exclusion for properties located in certain locations). Most policies typically do not cover any physical damage resulting from, among other things —

●	war;

●	revolution;

●	terrorism;

●	nuclear, biological or chemical materials;

●	governmental actions;

●	floods and other water-related causes;

●	earth movement, including earthquakes, landslides and mudflows;

●	wet or dry rot;

●	vermin; and

●	domestic animals.

Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from such causes, then, the resulting losses may be borne by you as a holder of offered certificates. See “Description of the Pooling Agreements—Hazard Insurance Policies.”

Even if the type of loss is covered, the mortgaged properties may suffer losses for which the insurance coverage is inadequate. For example:

●
in a case where terrorism coverage is included under a policy, if the terrorist attack is, for example, nuclear, biological or chemical in nature, the policy may include an exclusion that precludes coverage for such terrorist attack;

●
in certain cases, particularly where land values are high, the insurable value (at the time of loan origination) of the mortgaged property may be significantly lower than the principal balance of the mortgage loan;

●
with respect to mortgaged properties located in flood prone areas where flood insurance is required, the related mortgaged property may only have federal flood insurance (which only covers up to $500,000), not private flood insurance, and the related mortgaged property may suffer losses that exceed the amounts covered by the federal flood insurance;

●	the mortgage loan documents may limit the requirement to obtain related insurance to where the premium amounts are “commercially reasonable” or a similar limitation; and

●
if reconstruction or major repairs are required, changes in laws may materially affect the borrower’s ability to effect any reconstruction or major repairs and/or may materially increase the costs of the reconstruction or repairs and insurance may not cover or sufficiently compensate the insured.

Geographic Concentration Within a Trust Fund Exposes Investors to Greater Risk of Default and Loss. Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and real estate markets, and, consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally. For example, a region’s economic condition and real estate market may be directly, or indirectly, adversely affected by natural disasters or civil disturbances such as earthquakes, wildfires, hurricanes, floods, eruptions or riots. The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. The mortgage loans securing certain series of certificates may be concentrated in these regions, and such concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without such concentration.

Litigation Arising Out Of Ordinary Business May Adversely Affect Payment On Your Certificates. There may be pending or threatened legal proceedings against the borrowers and managers of the mortgaged properties and their respective affiliates arising out of the ordinary business of the borrowers, managers and affiliates. This litigation could cause a delay in the payment on your certificates. Therefore, we cannot assure you that this type of litigation would not have a material adverse effect on your certificates.

Compliance With The Americans With Disabilities Act Of 1990 May Be Expensive And May Adversely Affect Payment On Your Certificates. Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet federal requirements related to access and use by disabled persons. Borrowers may incur costs complying with the Americans with Disabilities Act of 1990. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants. These costs of complying with the Americans with Disabilities Act of 1990 and the possible imposition of fines for noncompliance would result in additional expenses on the mortgaged properties, which could have an adverse effect on your certificates.

The Borrower’s Form of Entity May Not Prevent the Borrower’s Bankruptcy

Most of the borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most of the entities generally, but not in all cases, do not have personal assets and creditworthiness at stake. The terms of the mortgage loans generally, but not in all cases, require that the borrowers covenant to be single-purpose entities, although in many cases the borrowers are not required to observe all covenants and conditions that typically are required in order for them to be viewed under standard rating agency criteria as “special purpose entities.” In general, but not in all cases, borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers’ ability to incur additional indebtedness and create or allow any encumbrance on the mortgaged properties to secure additional indebtedness or obligations of other entities. These provisions are designed to mitigate the possibility that the borrowers’ financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that the related borrowers will comply with these requirements. Also, although a borrower may currently be a single purpose entity, that borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single purpose entity.” The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage. Borrowers that are not special purpose entities structured to limit the possibility of becoming insolvent or bankrupt, may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because the borrowers may be:

●	operating entities with a business distinct from the operation of the mortgaged property with the associated liabilities and risks of operating an ongoing business; or

●	entities or individuals that have liabilities unrelated to the mortgaged property.

However, any borrower, even a special purpose entity structured to be bankruptcy-remote, as an owner of real estate, will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or creditors of a general partner or managing member of a borrower (whether an individual or corporate entity) will not initiate a bankruptcy or similar proceeding against the borrower or against such general partner or managing member (whether an individual or corporate entity) of the borrower.

The organizational documents of a borrower may (usually in the case of larger mortgage loans) also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced by certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, the independent directors, managers or trustees may determine in the exercise of their fiduciary duties to the applicable borrower that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower, such that the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower. In any event, we cannot assure you that a borrower will not file for bankruptcy protection, that creditors of a borrower will not initiate a bankruptcy or similar proceeding against such borrower, or that, if initiated, a bankruptcy case of the borrower could be dismissed. For example, in the recent bankruptcy case of In re General Growth Properties, Inc., notwithstanding that the subsidiaries were special purpose entities with independent directors, numerous property-level, special purpose subsidiaries were filed for bankruptcy protection by their parent entity. Nonetheless, the United States Bankruptcy Court for the Southern District of New York denied various lenders’ motions to dismiss the special purpose entity subsidiaries’ cases as bad faith filings. In denying the motions, the bankruptcy court stated that the fundamental and bargained-for creditor protections embedded in the special purpose entity structures at the property level would remain in place during the pendency of the chapter 11 cases. Those protections included adequate protection of the lenders’ interest in their collateral and protection against the substantive consolidation of the property-level debtors with any other entities. The moving lenders had argued that the 20 property-level bankruptcy filings were premature and improperly sought to restructure the debt of solvent entities for the benefit of equity holders. However, the United States Bankruptcy Code does not require that a voluntary debtor be insolvent or unable to pay its debts currently in order to be eligible for relief and generally a bankruptcy petition will not be dismissed for bad faith if the debtor has a legitimate rehabilitation objective. Accordingly, after finding that the relevant debtors were experiencing varying degrees of financial distress due to factors such as cross-defaults, a need to refinance in the near term (i.e., within 1 to 4 years), and other considerations, the bankruptcy court noted that it was not required to analyze in isolation each debtor’s basis for filing. In the court’s view, the critical issue was whether a parent company that had filed its bankruptcy case in good faith could include in the filing subsidiaries that were crucial to the parent’s reorganization. As demonstrated in the General Growth Properties bankruptcy case, although special purpose entities are designed to mitigate the bankruptcy risk of a borrower, special purpose entities can become debtors in bankruptcy under various circumstances.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of those borrowers with those of the parent. Consolidation of the assets of the borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws” in this prospectus.

Risks Related to Terrorist Attacks and Military Conflict

Risks to the Financial Markets Relating to Terrorist Attacks. On September 11, 2001, the United States was subjected to multiple terrorist attacks, resulting in the loss of many lives and massive property damage and destruction in New York City, the Washington, D.C. area and Pennsylvania. It is impossible to predict whether, or the extent to which, future terrorist activities may occur in the United States.

It is uncertain what effects any future terrorist activities in the United States or abroad and/or any consequent actions on the part of the United States government and others, including military action, could have on general economic conditions, real estate markets, particular business segments (including those that are important to the performance of commercial and multifamily mortgage loans) and/or insurance costs and the availability of insurance coverage for terrorist acts. Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments. In addition, reduced consumer confidence, as well as a heightened concern for personal safety, could result in a material decline in personal spending and travel.

Risks to the Mortgaged Properties Relating to Terrorist Attacks and Foreign Conflicts. The terrorist attacks in 2001 on the World Trade Center and the Pentagon, as well as a number of reported thwarted planned attacks, suggest the possibility that large public areas such as shopping centers or large office buildings could become the target of terrorist attacks in the future. The occurrence or the possibility of such attacks could (i) lead to damage to one or more of the mortgaged properties if any such attacks occur, (ii) result in higher costs for insurance premiums, particularly for large properties which could adversely affect the cash flow at such mortgaged properties, or (iii) impact leasing patterns or shopping patterns which could adversely impact leasing revenue, retail property traffic and percentage rent. As a result, the ability of the mortgaged properties to generate cash flow may be adversely affected.

Attacks in the United States, incidents of terrorism occurring outside the United States and the military conflicts in Iraq and Afghanistan may continue to significantly reduce air travel throughout the United States, and, therefore, continue to have a negative effect on revenues in areas heavily dependent on tourism. The decrease in air travel may have a negative effect on certain of the mortgaged properties located in areas heavily dependent on tourism, which could reduce the ability of the affected mortgaged properties to generate cash flow.

The United States continues to maintain a military presence in Iraq and Afghanistan. It is uncertain what effect the activities of the United States in Iraq, Afghanistan or any future conflict with any other country or group will have on domestic and world financial markets, economies, real estate markets, insurance costs or business segments. Foreign or domestic conflict of any kind could have an adverse effect on the performance of the mortgaged properties.

Some Certificates May Not Be Appropriate for ERISA Plans

Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of those plans. Even if ERISA does not apply, similar prohibited transaction rules may apply under Section 4975 of the Internal Revenue Code or materially similar federal, state or local laws. Due to the complexity of regulations that govern those plans, if you are subject to ERISA or Section 4975 of the Internal Revenue Code or to any materially similar federal, state or local law, you should consult your own counsel regarding consequences under ERISA, the Internal Revenue Code or such other similar law of acquisition, ownership and disposition of your offered certificates. See “Certain ERISA Considerations.”

Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates

On September 15, 2009, the IRS issued Revenue Procedure 2009-45 easing the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC or grantor trust by interpreting the circumstances when default is “reasonably foreseeable” to include those where the servicer reasonably believes that there is a “significant risk of default” with respect to the mortgage loan upon maturity of the loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. Accordingly, if the servicer or the special servicer determined that the mortgage loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the related pooling and servicing agreement, any such modification may impact the timing of payments and ultimate recovery on the mortgage loan, and likewise on one or more classes of certificates in the related series, and the tax status of the REMIC.

In addition, final regulations and related guidance were issued under the REMIC provisions of the Code that modify the tax restrictions imposed on a servicer’s ability to modify the terms of mortgage loans held by a REMIC relating to changes in the collateral, credit enhancement and recourse features.  The final regulations and related guidance permit those modifications so long as the mortgage loan remains “principally secured” by real property (within the meaning of the final regulations and related guidance). These regulations and related guidance could impact the timing of payments and ultimate recovery on the mortgage loans, and likewise on one or more classes of certificates in the related series.

Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences

If you hold certain classes of certificates that constitute a residual interest in a “real estate mortgage investment conduit,” for federal income tax purposes, you will be required to report on your federal income tax returns as ordinary income your pro rata share of the taxable income of the REMIC, regardless of the amount or timing of your receipt of cash payments, as described in “Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates.” Accordingly, under certain circumstances, if you hold residual certificates you may have taxable income and tax liabilities arising from your investment during a taxable year in excess of the cash received during that period. The requirement to report your pro rata share of the taxable income and net loss of the REMIC may continue until the principal balances of all classes of certificates of the related series have been reduced to zero, even though you have received full payment of your stated interest and principal, if any. A portion or, in certain circumstances, all, of your share of the REMIC taxable income may be treated as “excess inclusion”

income to you, which generally, will not be subject to offset by losses from other activities, if you are a tax-exempt holder, will be treated as unrelated business taxable income, and if you are a foreign holder, will not qualify for exemption from withholding tax.

If you are an individual and you hold a class of residual certificates, you may be limited in your ability to deduct servicing fees and other expenses of the REMIC. In addition, classes of residual certificates are subject to certain restrictions on transfer. Because of the special tax treatment of classes of residual certificates, the taxable income arising in a given year on a class of residual certificates will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. As a result, the after-tax yield on the classes of residual certificates may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics or may be negative.

Certain Federal Tax Considerations Regarding Original Issue Discount

Certain classes of certificates of a series may be issued with “original issue discount” for federal income tax purposes, which generally will result in recognition of some taxable income in advance of the receipt of cash attributable to that income. Accordingly, investors must have sufficient sources of cash to pay any federal, state or local taxes with respect to original issue discount. See “Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates.”

Bankruptcy Proceedings Entail Certain Risks

Under the federal bankruptcy code, the filing of a petition in bankruptcy by or against a borrower will stay the pending sale of the related mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action and deficiency judgment proceedings.

In addition, even if a court determines that the value of a mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on such mortgaged property, subject to certain protections available to the lender. As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of such mortgaged property. This action would make the lender a general unsecured creditor for the difference between the then-current value of the property and the amount of its outstanding mortgage indebtedness.

A bankruptcy court may also —

●	grant a debtor a reasonable time to cure a payment default on a mortgage loan;

●	reduce monthly payments due under a mortgage loan;

●	change the rate of interest due on a mortgage loan; or

●	otherwise alter a mortgage loan’s repayment schedule.

Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the senior lien where that has the effect of foreclosing out the junior lien. Additionally, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee, on behalf of the certificateholders, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

Under the federal bankruptcy code, the lender will be stayed from enforcing a borrower’s assignment of rents and leases. The federal bankruptcy code also may interfere with the ability of the trustee, on behalf of the certificateholders, to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions.  There can be no assurance that in the event of the borrower’s bankruptcy, a court will enforce such restrictions against a subordinated lender.

In its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee’s claim with respect to a Chapter 11 reorganization plan on the grounds that pre bankruptcy contracts cannot override rights expressly provided by the federal bankruptcy code. This holding, which at least one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender’s objections.

As a result of the foregoing, the trust’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “Certain Legal Aspects of the Mortgage Loans—Foreclosure.”

Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment

If the related prospectus supplement so provides, one or more classes of your offered certificates will be issued as book-entry certificates. Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee for The Depository Trust Company, or DTC. Transactions in book-entry certificates of any series generally can be effected only through The Depository Trust Company and its participating organizations. You are therefore subject to the following risks:

●
The liquidity of book-entry certificates in any secondary trading market that may develop may be limited because investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

●
Your ability to pledge certificates to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of the certificates, may be limited due to lack of a physical security representing the certificates.

●
Your access to information regarding the certificates may be limited since conveyance of notices and other communications by The Depository Trust Company to its participating organizations, and directly and indirectly through those participating organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect at that time.

●
You may experience some delay in receiving distributions of interest and principal on your certificates because distributions will be made by the trustee to DTC and DTC will then be required to credit those distributions to the accounts of its participating organizations and only then will they be credited to your account either directly or indirectly through DTC’s participating organizations.

See “Description of the Certificates—Book-Entry Registration and Definitive Certificates.”

Inclusion of Delinquent Mortgage Loans in a Mortgage Asset Pool

The trust fund may include mortgage loans that are past due. However, mortgage loans which are seriously delinquent loans (that is, loans more than 60 days delinquent or as to which foreclosure has been commenced) will not constitute a material concentration of the mortgage loans, based on principal balance at the time the trust fund is formed. The related prospectus supplement may provide that the servicing of such mortgage loans will be performed by the special servicer. However, the same entity may act as both master servicer and special servicer. Credit support provided with respect to your certificates may not cover all losses related to such delinquent mortgage loans, and you should consider the risk that their inclusion in a mortgage pool may result in a greater rate of defaults and prepayments and, consequently, reduce yield on your certificates. See “Description of the Trust Funds—Mortgage Loans—General.”

Termination of the Trust Fund Could Affect the Yield on Your Offered Certificates

The related prospectus supplement may provide that, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount or upon a specified date, a party designated therein may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of such mortgage assets to retire such class or classes. The solicitation of bids will be conducted in a commercially reasonable manner and, generally, assets will be sold at their fair market value. In addition, the related prospectus supplement may provide that, upon the reduction of the aggregate principal balance of some or all of the mortgage assets by a specified percentage, a party or parties designated in the prospectus supplement may be authorized to purchase such mortgage assets, generally at a price equal to, in the case of any mortgage asset, the unpaid principal balance of such mortgage asset plus accrued interest (or, in some cases, at fair market value). However, circumstances may arise in which such fair market value may be less than the unpaid balance of the related mortgage assets sold together with interest thereon, and you may therefore receive an amount less than the certificate balance of, and accrued unpaid interest on, your offered certificates. See “Description of the Certificates—Termination” in this prospectus. See “Description of the Certificates—Termination.”

Underwritten Net Cash Flow and Stabilized Values May Be Based on Flawed Assumptions

The underwritten net cash flow used in determining the debt service coverage ratio for a particular mortgage loan reflects assumptions and subjective judgments made by the mortgage loan sellers or originators. For instance, in determining underwritten net cash flow, vacant space may be assumed to be occupied and space due to expire may be assumed to have been re-let, in each case at market rates that exceed current rent collected at the property. In addition, underwritten net cash flow may be based on anticipated cash flow from assumed future rents on a future date.

The underwritten net cash flow for any particular mortgaged property shown in the related prospectus supplement may be higher (and sometimes materially higher) than the annual net cash flow for the property based on historical operating statements. No representation is made that the underwritten net cash flow for any particular mortgaged property set forth in the related prospectus supplement is predictive of future net cash flows. In addition, net cash flow reflects calculations and assumptions used by the mortgage loan sellers or originators and should not be used as a substitute for, and may vary substantially from, cash flow as determined in accordance with GAAP as a measure of the results of a mortgaged real property’s operation or for cash flow from operating activities determined in accordance with GAAP as a measure of liquidity. The debt service coverage ratios set forth in the related prospectus supplement for the mortgage loans and the mortgaged properties may also vary substantially from the debt service coverage ratios for the mortgage loans and the mortgaged properties as calculated pursuant to the definition of such ratios as set forth in the related mortgage loan documents.

Similarly, the appraised value used in determining the loan-to-value ratio for a particular mortgage loan may be based on a future stabilized value, which value is based on future performance at a particular property. For instance, in determining a stabilized value, the appraiser or originator may assume increased value due to anticipated completion of construction at the property. No representation is made that the assumptions made by the appraiser or originator are accurate or that the conditions to stabilization will be completed.

Each originator of commercial and multifamily mortgage loans has its own underwriting criteria, and no assurance can be given that adjustments or calculations made by one originator would be made by other originators. Each investor should review the assumptions discussed in the related prospectus supplement and make its own determination of the appropriate assumptions to be used in determining underwritten net cash flow and debt service coverage and in making other calculations with respect to the underlying mortgage loans. See “Description of the Trust Funds—Default and Loss Considerations with Respect to the Mortgage Loans.”

THE SPONSOR

The prospectus supplement for each series of securities will identify the sponsor or sponsors for the related series. It is anticipated that German American Capital Corporation (“GACC”), a Maryland corporation formed in 1971, will be a sponsor or co-sponsor for each series. Any other co-sponsor will be set forth in the related prospectus supplement.

GACC is a wholly-owned subsidiary of Deutsche Bank Americas Holding Corp., which in turn is a wholly-owned subsidiary of Deutsche Bank AG, a German corporation. GACC is an affiliate of Deutsche Bank Securities Inc., one of the Underwriters and an affiliate of the Depositor. The principal offices of GACC are located at 60 Wall Street, New York, New York 10005.

GACC is engaged in the origination of commercial mortgage loans with the primary intent to sell the loans within a short period of time subsequent to origination into a commercial mortgage backed securities primary issuance securitization or through a sale of whole loan interests to third party investors. GACC originates loans primarily for securitization; however GACC also originates subordinate mortgage loans or subordinate participation interests in mortgage loans, and mezzanine loans (loans secured by equity interests in entities that own commercial real estate), for sale to third party investors.

GACC originates large loans (both fixed rate and floating rate loans in amounts greater than $50 million), on a direct origination basis.  Conduit loans, primarily fixed rate loans in amounts less than $50 million, are originated by GACC’s wholly-owned subsidiary.  Deutsche Bank Mortgage Capital, LLC (“DBMC”).  Just subsequent to origination conduit loans are sold by DBMC to GACC which aggregates and warehouses the loans pending sale via a commercial mortgage-backed securities (“CMBS”) securitization.

GACC, through another wholly owned subsidiary, Deutsche Bank Berkshire Mortgage, Inc. (“DBBM”) is one of the leading originators and seller-servicers of agency (Fannie Mae, Federal Home Loan Mortgage Corporation, Federal Housing Administration) commercial mortgage loans. DBBM is one of the largest originators and servicers in Fannie Mae’s DUS (Delegated Underwriting and Servicing) program.  DBBM sells its loan originations in the form of certificates directly to third party investors at the time of loan origination.

OTHER SPONSORS, MORTGAGE LOAN SELLERS AND ORIGINATORS

Any additional sponsors, loan sellers and originators for a given series will be identified in the related prospectus supplement, which will provide additional information regarding such additional sponsors, loan sellers and originators, including with respect to any entity that originated 20% or more of the principal balance of the mortgage loans in the related trust fund, information regarding such entity’s origination program and underwriting or credit-granting criteria.

THE DEPOSITOR

The depositor is a special purpose corporation incorporated in the State of Delaware on March 22, 1996, for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage assets in trust in exchange for certificates evidencing interest in such trusts and selling or otherwise distributing such certificates. The principal executive offices of the depositor are located at 60 Wall Street, New York, New York 10005. The telephone number is (212) 250-2500. The depositor’s capitalization is nominal. All of the shares of capital stock of the depositor are held by DB U.S. Financial Markets Holding Corporation. See “The Depositor” in the prospectus supplement.

None of the depositor or any of its respective affiliates will insure or guarantee distributions on the certificates of any series.

DESCRIPTION OF THE TRUST FUNDS

General

The primary assets of each trust fund will consist of:

●	various types of multifamily (which include manufactured housing community) or commercial mortgage loans,

●	mortgage participations, pass-through certificates or other mortgage-backed securities (“MBS”) that evidence interests in one or more of various types of multifamily or commercial mortgage loans, or

●	a combination of mortgage loans and MBS.

Each trust fund will be established by the depositor. Each mortgage asset will be selected by the depositor for inclusion in a trust fund from among those purchased, either directly or indirectly, from a mortgage asset seller, which mortgage asset seller may or may not be the originator of such mortgage loan or the issuer of such MBS. If so specified in the related prospectus supplement, the mortgage assets may be insured or guaranteed by an entity specified therein. Otherwise, the mortgage assets will not be guaranteed or insured by the depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person. The discussion below under the heading “—Mortgage Loans,” unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.

Generally, the initial total principal balance of the mortgage assets in a trust will equal or exceed the initial total principal balance of the related certificates. If the initial total principal balance of the related mortgage assets is less than the initial total principal balance of any series, we may arrange an interim deposit of cash or liquid investments with the trustee to cover the shortfall. For the period specified in the related prospectus supplement, following the initial issuance of that series, we will be entitled to obtain a release of the deposited cash or investments in exchange for the deposit of a corresponding amount of mortgage assets. If we fail to deliver mortgage assets sufficient to make up the entire shortfall within that specified period, any of the cash or investments remaining on deposit with the related trustee will be used to pay down the principal balance of the related certificates, as described in the related prospectus supplement.

If so specified in the related prospectus supplement, the related trustee may be authorized or required to apply collections on the mortgage assets underlying a series of offered certificates to acquire new mortgage assets that conform to the description of mortgage assets in this prospectus, and satisfy the criteria set forth in the related prospectus supplement.

If the subject securitization transaction involves a prefunding or revolving period, then we will indicate in the related prospectus supplement, among other things:

●	the term or duration of the prefunding period or revolving period;

●	for prefunding periods, the amount of proceeds to be deposited in the prefunding account;

●	for revolving periods, the maximum amount or additional assets that may be acquired during the revolving period, if applicable;

●	the percentage of the asset pool and any class or series of securities represented by the prefunding account or the revolving account, if applicable;

●
any triggers or events that will trigger limits on or terminate the prefunding or revolving period and the effects of such triggers, including, for revolving periods, the operation of the revolving period and amortization period;

●
when and how new pool assets may be acquired during the prefunding or revolving period, and if, or when and how pool assets can be removed or substituted and any limits on the amount, type or speed with which pool assets may be acquired, substituted or removed;

●
the acquisition or underwriting criteria for additional pool assets to be acquired during the prefunding or revolving period, including a description of any differences from the criteria used to select the current asset pool;

●
which party has the authority to add, remove or substitute assets from the asset pool or determine if such pool assets meet the acquisition or underwriting criteria for additional pool assets and whether there will be any independent verification of such exercise of authority or determinations;

●	any requirements to add or remove minimum amounts of pool assets and any effects of not meeting those requirements;

●
if applicable, the procedures or standards for the temporary investment of funds in a prefunding or revolving account pending use (including the disposition of gains and losses on pending funds) and a description of the financial products or instruments eligible for such accounts;

●	the circumstances under which funds in a prefunding account or revolving account will be returned to investors or otherwise disposed of; and

●	whether, and if so, how investors will be notified of changes in the asset pool.

No prefunding period will extend for more than one year from the date of issuance of any related class or series of certificates and the portion of the proceeds of the offering of such certificates deposited in the prefunding account will not exceed 50% of the proceeds of such offering.  No revolving period will extend for more than three years from the date of issuance of any related class or series of certificates and the additional pool assets acquired during the revolving period will be of the same general character as the original pool assets.

Mortgage Loans

General. The mortgage loans will be evidenced by promissory notes secured by mortgages, deeds of trust or similar security instruments that create first or junior liens on fee or leasehold estates in properties consisting of one or more of the following types of real property:

●
residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures, and manufactured housing communities; and

●
commercial properties consisting of office buildings, retail shopping facilities, such as shopping centers, malls and individual stores, hotels or motels, health care-related facilities (such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and senior housing), recreational vehicle parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial facilities, parking lots, restaurants, mixed use properties (that is, any combination of the foregoing), unimproved land and other income-generating commercial properties.

The multifamily properties may include mixed commercial, residential structures and apartment buildings owned by private cooperative housing corporations and manufactured housing communities. Each mortgage will create a first priority mortgage lien on a fee estate or leasehold estate in a mortgaged property; provided that if the related prospectus supplement so specifies, the mortgage may create a junior lien. If a mortgage creates a lien on a borrower’s leasehold estate in a property, then the term of any such leasehold will exceed the term of the mortgage note by at least ten years or such other period as may be specified in the related prospectus supplement. The mortgaged properties will be located in any one of the fifty states of the United States or the District of Columbia, or in any territories or possessions of the United States, including Puerto Rico or Guam; provided, that if so specified in the related prospectus supplement, the mortgaged properties may be located in other locations or countries, provided that not more than 10% of the aggregate principal balance of the related mortgage loans will be secured by mortgaged properties located in such other locations or countries. Each mortgage loan will have been originated by a person other than the depositor. In some cases, that originator or assignee will be an affiliate of the depositor.  Each such unaffiliated originator that originated 10% or more of the mortgage loans of any series will be identified in the related prospectus supplement.

If so provided in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans secured by junior liens, and the loans secured by the related senior liens may not be included in the mortgage pool. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior liens and the mortgage loan. In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens. The claims of the holders of the senior liens will be satisfied in full out of proceeds of the liquidation of the related mortgage property, if such proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan. If the master servicer were to foreclose on any mortgage loan, it would do so subject to any related senior liens. In order for the debt related to such mortgage loan to be paid in full at such sale, a bidder at the foreclosure sale of such mortgage loan would have to bid an amount sufficient to pay off all sums due under the mortgage loan and any senior liens or purchase the mortgaged property subject to such senior liens. In the event that such proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the mortgage loan in the aggregate, the trust fund, as the holder of the junior lien, (and, accordingly, holders of one or more classes of the certificates of the related series) bear

●	the risk of delay in distributions while a deficiency judgment against the borrower is obtained, and

●
the risk of loss if the deficiency judgment is not obtained and satisfied. Moreover, deficiency judgments may not be available in certain jurisdictions, or the particular mortgage loan may be a nonrecourse loan, which means that, absent special facts, recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure repayment of the mortgage loan.

If so specified in the related prospectus supplement, the mortgage assets for a particular series of certificates may include mortgage loans that are delinquent as of the date such certificates are issued; provided, however that delinquent mortgage loans will constitute less than 20% by dollar volume of the related mortgage pool as of the date of issuance of the related series. In that case, the related prospectus supplement will set forth, as to each such mortgage loan, available information as to the period of such delinquency, any forbearance arrangement then in effect, the condition of the related mortgaged property and the ability of the mortgaged property to generate income to service the mortgage debt. However, mortgage loans which are seriously delinquent loans (that is, loans more than 60 days delinquent or as to which foreclosure has been commenced) will not constitute a material concentration of the mortgage loans in any trust fund, based on principal balance at the time such trust fund is formed.

Default and Loss Considerations with Respect to the Mortgage Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income). Moreover, as noted above, some or all of the mortgage loans included in a particular trust fund may be nonrecourse loans.

Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the likelihood of default on such a loan. Unless otherwise defined in the related prospectus supplement, the “Debt Service Coverage Ratio” of a mortgage loan at any given time is the ratio of

●	the Net Operating Income derived from the related mortgaged property for a twelve-month period to

●	the annualized scheduled payments of principal and/or interest on the mortgage loan and any other loans senior thereto that are secured by the related mortgaged property.

Unless otherwise defined in the related prospectus supplement, “Net Operating Income” means, for any given period, the total operating revenues derived from a mortgaged property during such period, minus the total operating expenses incurred in respect of such mortgaged property during such period other than

●	non-cash items such as depreciation and amortization,

●	capital expenditures, and

●	debt service on the related mortgage loan or on any other loans that are secured by such mortgaged property.

The Net Operating Income of a mortgaged property will generally fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income (and, with respect to a mortgage loan secured by a cooperative apartment building, maintenance payments from tenant-stockholders of a cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial facilities. Commercial properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of such a mortgaged property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on such properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the likelihood of default on a mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses (“Net Leases”). However, the existence of such “net of expense” provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property must be liquidated following a default. Unless otherwise defined in the related prospectus supplement, the “Loan-to-Value Ratio” of a mortgage loan at any given time is the ratio (expressed as a percentage) of

●	the then outstanding principal balance of the mortgage loan and any other loans senior thereto that are secured by the related mortgaged property to

●	the Value of the related mortgaged property.

The “Value” of a mortgaged property will be its fair market value as determined by either (i) an appraisal of such property conducted by or on behalf of the originator in connection with the origination of such loan or (ii) another method specified in the related prospectus supplement. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower’s equity in a mortgaged property, and thus

●	the greater the incentive of the borrower to perform under the terms of the related mortgage loan (in order to protect such equity) and

●	the greater the cushion provided to the lender against loss on liquidation following a default.

Loan-to-Value Ratios will not necessarily constitute an accurate measure of the likelihood of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon certain factors including changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on

●	the market comparison method (recent resale value of comparable properties at the date of the appraisal),

●	the cost replacement method (the cost of replacing the property at such date),

●	the income capitalization method (a projection of value based upon the property’s projected net cash flow), or

●	upon a selection from or interpolation of the values derived from such methods.

Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

Although there may be multiple methods for determining the value of a mortgaged property, value will in all cases be affected by property performance. As a result, if a mortgage loan defaults because the income generated by the related mortgaged property is insufficient to cover operating costs and expenses and pay debt service, then the value of the mortgaged property will reflect such and a liquidation loss may occur.

While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, we cannot assure you that all of such factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See “Risk Factors—Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates—Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance of the Related Mortgaged Property, of Which We Make No Assurance,” “—Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates—Mortgage Loans With Balloon Payments Have a Greater Risk of Default” and “—Underwritten Net Cash Flow and Stabilized Values May Be Based on Flawed Assumptions.”

Payment Provisions of the Mortgage Loans. All of the mortgage loans will

●	have had original terms to maturity of not more than 40 years and

●	provide for scheduled payments of principal, interest or both, to be made on due dates that occur monthly, quarterly, semiannually or annually.

A mortgage loan

●
may provide for no accrual of interest or for accrual of interest thereon at an interest rate, that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower’s election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate,

●
may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events, and may permit negative amortization,

●	may be fully amortizing or may be partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date, and

●
may prohibit over its term or for a certain period prepayments (the period of such prohibition, a “Lock-out Period” and its date of expiration, a “Lock-out Date”) and/or require payment of a premium or a yield maintenance payment (a “Prepayment Premium”) in connection with certain prepayments, or permit defeasance, in each case as described in the related prospectus supplement.

A mortgage loan may also contain a provision that entitles the lender to a share of appreciation of the related mortgaged property, or profits realized from the operation or disposition of such mortgaged property or the benefit, if any, resulting from the refinancing of the mortgage loan (any such provision, an “Equity Participation”), as described in the related prospectus supplement.

Loan Combinations. Certain of the mortgage loans included in one of our trust funds may be part of a loan combination. A loan combination will generally consist of the particular mortgage loan or loans that we will include in the subject trust fund and one or more other mortgage loans that we will not include in the trust fund. Each mortgage loan comprising a particular loan combination is evidenced by a separate promissory note. The aggregate debt represented by the entire loan combination, however, is secured by the same mortgage(s) or deed(s) of trust on the related mortgaged property or properties. The mortgage loans constituting a particular loan combination are obligations of the same borrower and are cross-defaulted. The allocation of payments to the respective mortgage loans comprising a loan combination, whether on a senior/subordinated or a pari passu basis (or some combination thereof), is either effected through a co-lender agreement or other intercreditor arrangement to which the respective holders of the subject promissory notes are parties and/or may be reflected in the subject promissory notes and/or a common loan agreement. Such co-lender agreement or other intercreditor arrangement will, in general, govern the respective rights of the noteholders, including in connection with the servicing of the respective mortgage loans comprising a loan combination. Further, each such co-lender agreement or other intercreditor arrangement may impose restrictions of the transferability of the ownership of any mortgage loan that is part of a loan combination.

Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain certain information pertaining to the mortgage loans, which, to the extent then applicable, will generally include the following:

●	the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans,

●	the type or types of property that provide security for repayment of the mortgage loans,

●	the earliest and latest origination date and maturity date (or other “anticipated repayment date”) of the mortgage loans,

●
the original and remaining terms to maturity (or other “anticipated repayment date”) of the mortgage loans, or the respective ranges thereof, and the weighted average original and remaining terms to maturity (or other “anticipated repayment date”) of the mortgage loans,

●	the Loan-to-Value Ratios of the mortgage loans (either at origination or as of a more recent date), or the range thereof, and the weighted average of such Loan-to-Value Ratios,

●	the interest rates borne by the mortgage loans, or the range thereof, and the weighted average interest rate borne by the mortgage loans,

●
with respect to mortgage loans with adjustable interest rates (“ARM Loans”), the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on interest rate adjustments at the time of any adjustment and over the life of the ARM Loan. The interest rate of any mortgage loan that bears interest at an adjustable interest rate will be based on an index (which may be increased or decreased by a specified margin, and/or subject to a cap or floor), which may be the London interbank offered rate for one month, three month, six month, or one-year, U.S. dollar deposits or may be another index, which in each case will be specified in the related prospectus supplement and will be an index reflecting interest paid on a debt, and will not be a commodities or securities index.

●	information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums,

●	the Debt Service Coverage Ratios of the mortgage loans (either at origination or as of a more recent date), or the range thereof, and the weighted average of such Debt Service Coverage Ratios, and

●	the geographic distribution of the mortgaged properties on a state-by-state (or other jurisdiction) basis.

In appropriate cases, the related prospectus supplement will also contain certain information available to the depositor that pertains to the provisions of leases and the nature of tenants of the mortgaged properties.

If any mortgage loan, or group of related mortgage loans, constitutes a 10% or greater concentration of credit risk, financial statements or other financial information with respect to the related mortgaged property or mortgaged properties will be included in the related prospectus supplement.

If and to the extent available and relevant to an investment decision in the offered certificates of the related series, information regarding the prepayment experience of a master servicer’s multifamily and/or commercial mortgage loan servicing portfolio will be included in the related prospectus supplement. However, many servicers do not maintain records regarding such matters or, at least, not in a format that can be readily aggregated. In addition, the relevant characteristics of a master servicer’s servicing portfolio may be so materially different from those of the related mortgage asset pool that such prepayment experience would not be meaningful to an investor. For example, differences in geographic dispersion, property type and/or loan terms (e.g., mortgage rates, terms to maturity and/or prepayment restrictions) between the two pools of loans could render the master servicer’s prepayment experience irrelevant. Because of the nature of the assets to be serviced and administered by a special servicer, no comparable prepayment information will be presented with respect to the special servicer’s multifamily and/or commercial mortgage loan servicing portfolio.

MBS

MBS may include

●
private-label (that is, not issued, insured or guaranteed by the United States or any agency or instrumentality thereof) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities or

●
certificates issued and/or insured or guaranteed by the Federal Home Loan Mortgage Corporation (“FHLMC”), the Federal National Mortgage Association (“FNMA”), the Governmental National Mortgage Association (“GNMA”) or the Federal Agricultural Mortgage Corporation (“FAMC”),

provided that each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained herein or have such other characteristics specified in the related prospectus supplement.

Each MBS included in a mortgage asset pool either will have been previously registered under the Securities Act of 1933, as amended (the “Securities Act”), or each of the following will have been satisfied with respect to the MBS: (1) neither the issuer of the MBS nor any of its affiliates has a direct or indirect agreement, arrangement, relationship or understanding relating to the MBS and the related series of securities to be issued; (2) neither the issuer of the MBS nor any of its affiliates is an affiliate of the sponsor, depositor, issuing entity or underwriter of the related series of securities to be issued and (3) the depositor would be free to publicly resell the MBS without registration under the Securities Act.

Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement (an “MBS Agreement”). The issuer of the MBS (the “MBS Issuer”) and/or the servicer of the underlying mortgage loans (the “MBS Servicer”) will be parties to the MBS Agreement, generally together with a trustee (the “MBS Trustee”) or, in the alternative, with the original purchaser or purchasers of the MBS.

The MBS may have been issued in one or more classes with characteristics similar to the classes of certificates described herein. Distributions in respect of the MBS will be made by the MBS Issuer, the MBS Servicer or the MBS Trustee on the dates specified in the related prospectus supplement. The MBS Issuer or the MBS Servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

Reserve funds, subordination or other credit support similar to that described for the certificates under “Description of Credit Support” may have been provided with respect to the MBS. The type, characteristics and amount of such credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

The prospectus supplement for a series of certificates that evidence interests in MBS will specify:

●	the aggregate approximate initial and outstanding principal amount(s) and type of the MBS to be included in the trust fund,

●	the original and remaining term(s) to stated maturity of the MBS, if applicable,

●	the pass-through or bond rate(s) of the MBS or the formula for determining such rate(s),

●	the payment characteristics of the MBS,

●	the MBS Issuer, MBS Servicer and MBS Trustee, as applicable, of each of the MBS,

●	a description of the related credit support, if any,

●	the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity,

●	the terms on which mortgage loans may be substituted for those originally underlying the MBS,

●	if the MBS Issuer is required to file reports under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), how to locate such reports of the MBS Issuer;

●	the market price of the MBS and the basis on which the market price was determined;

●
the type of mortgage loans underlying the MBS and, to the extent appropriate under the circumstances, such other information in respect of the underlying mortgage loans described under “—Mortgage Loans—Mortgage Loan Information in Prospectus Supplements,” and

●	the characteristics of any cash flow agreements that relate to the MBS.

If specified in the prospectus supplement for a series of certificates, a trust fund may contain one or more MBS issued by the depositor that each represent an interest in one or more mortgage loans. The prospectus supplement for a series will contain the disclosure concerning the MBS described in the preceding paragraph and, in particular, will disclose such mortgage loans appropriately in light of the percentage of the aggregate principal balance of all assets represented by the principal balance of the MBS.

The depositor will provide the same information regarding the MBS in any trust fund in its reports filed under the Securities Exchange Act of 1934 with respect to such trust fund as was provided by the related MBS Issuer in its own such reports if such MBS was publicly offered or the reports the related MBS Issuer provides the related MBS Trustee if such MBS was privately issued.

Certificate Accounts

Each trust fund will include one or more accounts (collectively, the “Certificate Account”) established and maintained on behalf of the certificateholders into which all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund will be deposited to the extent described herein and in the related prospectus supplement. See “Description of the Pooling Agreements—Certificate Account.”

Credit Support

If so provided in the prospectus supplement for a series of certificates, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of such series in the form of subordination of one or more other classes of certificates of such series or by one or more other types of credit support, which may include

●	a letter of credit,

●	a loan insurance policy,

●	a certificate insurance policy,

●	a guarantee,

●	a surety bond,

●	cross-support provisions,

●	a reserve fund,

●	or any combination thereof (any such coverage with respect to the certificate of any series, “Credit Support”).

The amount and types of such credit support, the identity of the entity providing it (if applicable) and related information with respect to each type of Credit Support, if any, will be set forth in the prospectus supplement for a series of certificates. See “Risk Factors—Any Credit Support For Your Offered Certificates May Be Insufficient” and “Description of Credit Support.”

Cash Flow Agreements

If so provided in the prospectus supplement for a series of certificates, the related trust fund may include

●	guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for such series will be invested at a specified rate,

●	interest rate exchange agreements, or

●	interest rate cap or floor agreements,

each of which is designed to reduce the effects of interest rate fluctuations on the mortgage assets on one or more classes of certificates or alter the payment characteristics of the cash flows from the trust fund (any such agreement, a “Cash Flow Agreement”).

The principal terms of any such Cash Flow Agreement, including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the related prospectus supplement. The related prospectus supplement will also identify the obligor under the Cash Flow Agreement.

YIELD AND MATURITY CONSIDERATIONS

General

The yield on any offered certificate will depend on the price paid by the certificateholder, the pass-through rate of the certificate and the amount and timing of distributions on the certificate. See “Risk Factors—Prepayments May Reduce the Average Life of Your Certificates.” The following discussion contemplates a trust fund that consists solely of mortgage loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect, if any, that the payment characteristics of the MBS may have on the yield to maturity and weighted average lives of the offered certificates of the related series.

Pass-Through Rate

The certificates of any class within a series may have a fixed, variable or adjustable pass-through rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The prospectus supplement with respect to any series of certificates will specify

●
the pass-through rate for each class of offered certificates of such series or, in the case of a class of offered certificates with a variable or adjustable pass-through rate, the method of determining the pass-through rate,

●	the effect, if any, of the prepayment of any mortgage loan on the pass-through rate of one or more classes of offered certificates,

●	and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

Payment Delays

With respect to any series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related Trust Fund are due and the distribution date on which such payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such mortgage loans were distributed to certificateholders on the date they were due.

Certain Shortfalls in Collections of Interest

When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of such prepayment only through the date of such prepayment, instead of through the due date for the next succeeding scheduled payment. However, interest accrued on any series of certificates and distributable thereon on any distribution date will generally correspond to interest accrued on the mortgage loans to their respective due dates during the related Due Period. A “Due Period” will be a specified time period (generally corresponding in length to the period between distribution dates) and all scheduled payments on the mortgage loans in the related trust fund that are due during a given Due Period will, to the extent received by a specified date (the “Determination Date”) or otherwise advanced by the related master servicer, special servicer or other specified person, be distributed to the holders of the certificates of such series on the next succeeding distribution date. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but such prepayment is not accompanied by interest thereon to the due date for such mortgage loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less (such shortfall, a “Prepayment Interest Shortfall”) than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If and to the extent that any such shortfall is allocated to a class of offered certificates, the yield thereon will be adversely affected. The prospectus supplement for each series of certificates will describe the manner in which any such shortfalls will be allocated among the classes of such certificates. The related prospectus supplement will also describe any amounts available to offset such shortfalls.

Yield and Prepayment Considerations

A certificate’s yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation thereof to reduce the principal balance (or notional amount, if applicable) of such certificate. The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by the amortization schedules thereof (which, in the case of ARM Loans, may change periodically to accommodate adjustments to the interest rates with respect to such mortgage loans), the dates on which any balloon payments are due, and the rate of principal prepayments thereon (including for this purpose, voluntary prepayments by borrowers and also prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the related mortgaged properties, or purchases of mortgage loans out of the related trust fund). Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as described below), we cannot assure you as to such rate.

The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on such certificates (or, in the case of a class of interest-only certificates, result in the reduction of the Notional Amount thereof). If you purchase any offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to you that is lower than the yield you anticipated. If you purchase any offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on such mortgage loans could result in an actual yield to you that is lower than the yield you anticipated. In addition, if you purchase an offered certificate at a discount (or premium), and principal payments are made in reduction of the principal balance or notional amount of your offered certificates at a rate slower (or faster) than the rate anticipated by you during any particular period, any consequent adverse effects on your yield would not be fully offset by a subsequent like increase (or decrease) in the rate of principal payments.

In general, the Notional Amount of a class of interest-only certificates will either (i) be based on the principal balances of some or all of the mortgage assets or (ii) equal the Certificate Balances of one or more of the other classes of certificates of the same series. Accordingly, the yield on such interest-only certificates will be inversely related to the rate at which payments and other collections of principal are received on such mortgage assets or distributions are made in reduction of the Certificate Balances of such classes of certificates, as the case may be.

Consistent with the foregoing, if a class of certificates of any series consists of interest-only certificates or principal-only certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in principal-only certificates, and a higher than anticipated rate of principal prepayments on such mortgage loans will negatively affect the yield to investors in interest-only certificates. If the offered certificates of a series include any such certificates, the related prospectus supplement will include a table showing the effect of various constant assumed levels of prepayment on yields on such certificates. Such tables will be intended to illustrate the sensitivity of yields to various constant assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

The extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a number of factors, including, without limitation,

●	the availability of mortgage credit,

●	the relative economic vitality of the area in which the mortgaged properties are located,

●	the quality of management of the mortgaged properties,

●	the servicing of the mortgage loans,

●	possible changes in tax laws and other opportunities for investment.

In general, those factors which increase the attractiveness of selling a mortgaged property or refinancing a mortgage loan or which enhance a borrower’s ability to do so, as well as those factors which increase the likelihood of default under a mortgage loan, would be expected to cause the rate of prepayment in respect of any mortgage asset pool to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment of any mortgage asset pool to slow.

The rate of principal payments on the mortgage loans in any trust fund may also be affected by the existence of Lock-out Periods and requirements that principal prepayments be accompanied by Prepayment Premiums, and by the extent to which such provisions may be practicably enforced. To the extent enforceable, such provisions could constitute either an absolute prohibition (in the case of a Lock-out Period) or a disincentive (in the case of a Prepayment Premium) to a borrower’s voluntarily prepaying its Mortgage Loan, thereby slowing the rate of prepayments.

The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of

ARM Loans, as prevailing market interest rates decline, and without regard to whether the interest rates on such ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either

●	converting to a fixed rate loan and thereby “locking in” such rate or

●	taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

Therefore, as prevailing market interest rates decline, prepayment speeds would be expected to accelerate.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell mortgaged properties prior to the exhaustion of tax depreciation benefits. The depositor makes no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of such factors, as to the percentage of the principal balance of such mortgage loans that will be paid as of any date or as to the overall rate of prepayment on such mortgage loans.

Weighted Average Life and Maturity

The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of such series. Weighted average life generally refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of such instrument is repaid to the investor. The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term “prepayment” includes voluntary prepayments by borrowers and also prepayments resulting from liquidations of mortgage loans due to default, casualties or condemnations affecting the related mortgaged properties and purchases of mortgage loans out of the related trust fund), is paid to such class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate (“CPR”) prepayment model or the Standard Prepayment Assumption (“SPA”) prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans for the life of such loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of such series with a Certificate Balance, and the percentage of the initial Certificate Balance of each such class that would be outstanding on specified Distribution Dates, based on the assumptions stated in such prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at such other rates specified in such prospectus supplement. Such tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

Controlled Amortization Classes and Companion Classes

A series of certificates may include one or more controlled amortization classes, which will entitle the holders of those certificates to receive principal distributions according to a specified principal payment schedule, which schedule is supported by creating priorities, as described in the related prospectus supplement, to receive principal payments from the mortgage loans in the related trust fund.  If so specified in the related prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class.  In general, a planned amortization class has a “prepayment collar,” that is, a range of prepayment rates that can be sustained without disruption, that determines the principal cash flow of those certificates.  That prepayment collar is not static, and may expand or contract after the issuance of the planned amortization class depending on the actual prepayment experience for the underlying mortgage loans.  Distributions of principal on a planned amortization class would be made in accordance with the specified schedule so long as prepayments on the underlying mortgage loans remain at a relatively constant rate within the prepayment collar and, as described below, companion classes exist to absorb “excesses” or “shortfalls” in principal payments on the underlying mortgage loans.  If the rate of prepayment on the underlying mortgage loans from time to time falls outside the prepayment collar, or fluctuates significantly within the prepayment collar, especially for any extended period of time, that event may have material consequences in respect of the anticipated weighted average life and maturity for a planned amortization class.  A targeted amortization class is structured so that principal distributions generally will be payable on it in accordance with its specified principal payments schedule so long as the rate of prepayments on the related mortgage assets remains relatively constant at the particular rate used in establishing that schedule.  A targeted amortization class will generally afford the holders of those certificates some protection against early retirement or some protection against an extended average life, but not both.

Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates.  Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates.  In general, and as more particularly described in the related prospectus supplement, a companion class will entitle the holders of those certificates to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and will entitle the holders of those certificates to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow.  A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund enhances the risk of early retirement of that class, or call risk, if the rate of prepayment is relatively fast; while a class of certificates that entitles the holders of those certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund enhances the risk of an extended average life of that class, or extension risk, if the rate of prepayment is relatively slow.  Thus, as described in the related prospectus supplement, a companion class absorbs some (but not all) of the “call risk” and/or “extension risk” that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

Other Factors Affecting Yield, Weighted Average Life and Maturity

Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a possibility that mortgage loans that require balloon payments may default at maturity, or that the maturity of such a mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or the special servicer, to the extent and under the circumstances set forth herein and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of such certificates and, if such certificates were purchased at a discount, reduce the yield thereon.

Negative Amortization. The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur (that is, mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues thereon, with the unpaid portion of such interest being added to the related principal balance). Negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the offered certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series. The portion of any mortgage loan negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable thereon, which deferred interest may be added to the Certificate Balance thereof. In addition, an ARM Loan that permits negative amortization would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. Such slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. Accordingly, the weighted average lives of mortgage loans that permit negative amortization (and that of the classes of certificates to which any such negative amortization would be allocated or that would bear the effects of a slower rate of amortization on such mortgage loans) may increase as a result of such feature.

Negative amortization may occur in respect of an ARM Loan that

●	limits the amount by which its scheduled payment may adjust in response to a change in its interest rate,

●	provides that its scheduled payment will adjust less frequently than its interest rate or

●	provides for constant scheduled payments notwithstanding adjustments to its interest rate.

Accordingly, during a period of declining interest rates, the scheduled payment on such a mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable interest rate, thereby resulting in the accelerated amortization of such mortgage loan. Any such acceleration in amortization of its principal balance will shorten the weighted average life of such mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on such mortgage loan.

The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon

●	whether such offered certificate was purchased at a premium or a discount and

●
the extent to which the payment characteristics of such mortgage loans delay or accelerate the distributions of principal on such certificate (or, in the case of a interest-only certificate, delay or accelerate the reduction of the notional amount thereof). See “—Yield and Prepayment Considerations” above.

Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

Losses and Shortfalls on the Mortgage Assets. The yield to holders of the offered certificates of any series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of such losses and shortfalls. In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects thereof.

The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, such allocations may be effected by

●	a reduction in the entitlements to interest and/or the Certificate Balances of one or more such classes of certificates and/or

●	establishing a priority of payments among such classes of certificates.

The yield to maturity on a class of subordinate certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

Additional Certificate Amortization. One or more classes of certificates of any series may provide for distributions of principal thereof from

●	amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates,

●	Excess Funds, or

●	any other amounts described in the related prospectus supplement.

Unless otherwise defined in the related prospectus supplement, “Excess Funds” will, in general, represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent

●	interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently accrued on the certificates of such series, or

●	prepayment premiums, payments from Equity Participations or any other amounts received on the mortgage assets in the related trust fund that do not constitute interest thereon or principal thereof.

The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of such certificates and, if such certificates were purchased at a premium, reduce the yield thereon. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of such sources is likely to have any material effect on the rate at which such certificates are amortized and the consequent yield with respect thereto.

DESCRIPTION OF THE CERTIFICATES

General

Each series of certificates will represent the entire beneficial ownership interest in the trust fund created pursuant to the related Pooling Agreement.

If the related prospectus supplement so provides, a class of certificates may have two or more component parts, each having characteristics that are otherwise described herein as being attributable to separate and distinct classes. For example, a class of certificates may have a Certificate Balance on which it accrues interest at a fixed, floating (which may be based on “LIBOR”, “CMT”, “COFI”, “MTA” or “Prime Rate”, as described under “—Distributions of Interest on the Certificates” below), variable or adjustable rate. Such class of Certificates may also have certain characteristics attributable to interest-only certificates insofar as it may also entitle the holders thereof to distributions of interest accrued on a Notional Amount at a different fixed, floating, variable or adjustable rate. In addition, a class of certificates may accrue interest on one portion of its Certificate Balance at one fixed, floating, variable or adjustable rate and on another portion of its Certificate Balance at a different fixed, floating, variable or adjustable rate.

Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of certain classes of interest-only certificates or Residual Certificates, notional amounts or percentage interests, specified in the related prospectus supplement. If the related prospectus supplement so provides, one or more classes of offered certificates may be issued in fully registered, definitive form (such Certificates, “Definitive Certificates”) or may be offered in book-entry format (such Certificates, “Book-Entry Certificates”) through the facilities of DTC. The offered certificates of each series (if issued as Definitive Certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. Interests in a class of Book-Entry Certificates will be transferred on the book-entry records of DTC and its participating organizations. If so specified in the related prospectus supplement, arrangements may be made for clearance and settlement through Clearstream Banking, société anonyme or the Euroclear System, if they are participants in DTC.

Distributions

Distributions on the certificates of each series will be made on each distribution date from the Available Distribution Amount for such series and such Distribution Date. The “Available Distribution Amount” for any series of certificates and any distribution date generally will refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the holders of certificates of such series on such date. The particular components of the Available Distribution Amount for any series or class and distribution date will be more specifically described in the related prospectus supplement. If so specified in the related prospectus supplement, distributions for one or more classes of certificates may be based solely or primarily on specified mortgage assets or a specified group of mortgage assets in the trust fund.

Distributions on the certificates of each series (other than the final distribution in retirement of any such certificate) will be made to the persons in whose names such certificates are registered (which in the case of a series of Book-Entry Certificates may be the related depository) at the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs (or such other record date as may be specified in the related prospectus supplement) (the “Record Date”), and the amount of each distribution will be determined as of the close of business on the date (the “Determination Date”) specified in the related prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in such class in proportion to the respective Percentage Interests evidenced thereby or in such other distribution priority as may be specified in the related prospectus supplement. Payments will be made either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities therefor, if such certificateholder has provided the person required to make such payments with wiring instructions no later than the related Record Date or such other date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, such certificateholder holds certificates in the requisite amount or denomination specified therein), or by check mailed to the address of such certificateholder as it appears on the Certificate Register; provided, however, that the final distribution in retirement of any class of certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of such certificates at the location specified in the notice to Certificateholders of such final distribution. The undivided percentage interest (the “Percentage Interest”) represented by an offered certificate of a particular class will be equal to the percentage obtained by dividing the initial principal balance or notional amount of such certificate by the initial Certificate Balance or Notional Amount of such class.

Distributions of Interest on the Certificates

Each class of certificates of each series (other than certain classes of principal-only certificates and certain classes of Residual Certificates that have no pass-through rate) may have a different pass-through rate, which in each case may be fixed, floating, variable or adjustable. The related prospectus supplement will specify the pass-through rate or, in the case of a floating, variable or adjustable pass-through rate, the method for determining the pass-through rate, for each class of offered certificates. Such interest rates may include, without limitation, a rate based on a specified portion of the interest on some or all of the related mortgage assets, a rate based on the weighted average of the interest rates for some or all of the related mortgage assets or a rate based on a differential between the rates on some or all of the related mortgage assets and the rates of some or all of the other certificates of the related series, or a rate based on a percentage or combination of any one or more of the foregoing rates.  Such interest rates may also be based on indices, including one-month, three-month, six-month and one-year “LIBOR” (an average of the interest rate on one-month, three-month, six-month or one-year dollar-denominated deposits traded between banks in London), “CMT” (weekly or monthly average yields of U.S. treasury short and long-term securities, adjusted to a constant maturity), “COFI” (an index of the weighted average interest rate paid by savings institutions in Nevada, Arizona and California), “MTA” (a one-year average of the monthly average yields of U.S. treasury securities) and the “Prime Rate” (an interest rate charged by banks for short-term loans to their most creditworthy customers).  Any interest rate may be subject to a maximum rate, including without limitation a maximum rate based on the weighted average interest rate of the mortgage assets or a portion thereof or a maximum rate based on funds available for payment, or may be subject to a minimum rate.

If so specified in the related prospectus supplement, an interest rate exchange agreement may be used to permit issuance of a series or class of certificates that accrues interest on a different basis than the underlying assets; for example, one or more classes of floating rate certificates may be issued from a trust fund that contains fixed rate assets, or one or more classes of fixed rate certificates may be issued from a trust fund that contains floating rate assets, by using an interest rate exchange agreement to alter the payment characteristics of such assets.

The related prospectus supplement will specify whether interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months, on an actual/360 basis or on another basis.

Distributions of interest with respect to one or more classes of certificates (collectively, “Accrual Certificates”) may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates, and interest accrued with respect to a class of Accrual Certificates prior to the occurrence of such an event will either be added to the Certificate Balance thereof or otherwise deferred as described in the related prospectus supplement.

Distributions of interest in respect of any class of certificates (other than a class of Accrual Certificates, and other than any class of principal-only certificates or Residual Certificates that is not entitled to any distributions of interest) will be made on each distribution date based on the Accrued Certificate Interest for such class and such distribution date, subject to the sufficiency of that portion, if any, of the Available Distribution Amount allocable to such class on such distribution date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on such class will be added to the Certificate Balance thereof on each distribution date or otherwise deferred as described in the related prospectus supplement.

With respect to each class of certificates (other than certain classes of interest-only certificates and certain classes of Residual Certificates), the “Accrued Certificate Interest” for each distribution date will be equal to interest at the applicable pass-through rate accrued for a specified period (generally the most recently ended calendar month) on the outstanding Certificate Balance of such class of certificates immediately prior to such distribution date.

The Accrued Certificate Interest for each distribution date on a class of interest-only certificates generally will be similarly calculated except that it will accrue on a Notional Amount that is either

●	based on the principal balances of some or all of the mortgage assets (or portions thereof) in the related trust fund or

●
equal to the Certificate Balances (or one or more portions thereof) of one or more other classes of certificates of the same series. Reference to a Notional Amount with respect to a class of interest-only certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal or

●	such other formula as may be specified in the related prospectus supplement.

If so specified in the related prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) one or more classes of the certificates of a series may be reduced to the extent that any Prepayment Interest Shortfalls, as described under “Yield and Maturity Considerations—Certain Shortfalls in Collections of Interest,”

exceed the amount of any sums that are applied to offset the amount of such shortfalls, or may be applied to cover interest shortfalls on other Classes of Certificates. The particular manner in which such shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement.

The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. If so specified in the related prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to such class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the Certificate Balance of such class. See “Risk Factors—Prepayments May Reduce the Average Life of Your Certificates” and “—Prepayments May Reduce the Yield on Your Certificates” and “Yield and Maturity Considerations—Certain Shortfalls in Collections of Interest.”

Distributions of Principal of the Certificates

Each class of certificates of each series (other than certain classes of interest-only certificates and certain classes of Residual Certificates) will have an initial stated principal amount (a “Certificate Balance”), which, at any time, will equal the then maximum amount that the holders of certificates of such class will be entitled to receive as principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding Certificate Balance of a class of certificates will be reduced by distributions of principal made thereon from time to time and, if and to the extent so provided in the related prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated thereto from time to time. In turn, the outstanding Certificate Balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated thereto from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the distribution date on which distributions of interest thereon are required to commence, by the amount of any Accrued Certificate Interest in respect thereof (reduced as described above). The initial aggregate Certificate Balance of all classes of a series of certificates will not be greater than the aggregate outstanding principal balance of the related mortgage assets as of a specified date (the “Cut-off Date”), after application of scheduled payments due on or before such date, whether or not received. The initial Certificate Balance of each class of a series of certificates will be specified in the related prospectus supplement. As and to the extent described in the related prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of such series entitled thereto until the Certificate Balances of such certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. In addition, distributions of principal on one or more classes of Certificates may be made solely or primarily from distributions of principal on specified mortgage assets or a specified group of mortgage assets in the trust fund.

Distributions of principal with respect to one or more classes of certificates (each such class, a “Controlled Amortization Class”) may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more other classes of certificates (each such class, a “Companion Class”) may be contingent on the specified principal payment schedule for a Controlled Amortization Class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of such class, or in such other distribution priority as may be specified in the related prospectus supplement.

Distributions on the Certificates in Respect of Prepayment Premiums or in Respect of Equity Participations

If so provided in the related prospectus supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in such prospectus supplement. Alternatively, such items may be retained by the depositor or any of its affiliates or by any other specified person and/or may be excluded as trust assets.

Allocation of Losses and Shortfalls

The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, such allocations may be effected by

●	a reduction in the entitlements to interest and/or the Certificate Balances of one or more such classes of certificates and/or

●	establishing a priority of payments among such classes of certificates. See “Description of Credit Support.”

Advances

If and to the extent provided in the related prospectus supplement, if a trust fund includes mortgage loans, the master servicer, the special servicer, the trustee, any provider of Credit Support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each distribution date, from its or their own funds or from excess funds held in the related Certificate Account that are not part of the Available Distribution Amount for the related series of certificates for such distribution date, an amount up to the aggregate of any payments of principal (other than the principal portion of any balloon payments) and interest that were due on or in respect of such mortgage loans during the related Due Period and were delinquent on the related determination date.

In addition, if so specified in the related prospectus supplement, advances may also be made to cover property protection expenses, such as, for example, taxes, insurance payments and ground rent, and other servicing expenses, such as, for example, the costs of realizing on a defaulted mortgage loan, or any other items specified in the related prospectus supplement.

Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity’s own funds will be reimbursable out of related recoveries on the mortgage loans (including amounts drawn under any fund or instrument constituting Credit Support) respecting which such advances were made (as to any mortgage loan, “Related Proceeds”) and such other specific sources as may be identified in the related prospectus supplement, including, in the case of a series that includes one or more classes of subordinate certificates, if so identified, collections on other mortgage assets in the related trust fund that would otherwise be distributable to the holders of one or more classes of such subordinate certificates. No advance will be required to be made by a master servicer, special servicer or trustee if, in the judgment of the master servicer, special servicer or trustee, as the case may be, such advance would not be recoverable from Related Proceeds or another specifically identified source (any such advance, a “Nonrecoverable Advance”); and, if previously made by a master servicer, special servicer or trustee, a Nonrecoverable Advance will be reimbursable thereto from any amounts in the related Certificate Account prior to any distributions being made to the related series of certificateholders.

If advances have been made by a master servicer, special servicer, trustee or other entity from excess funds in a Certificate Account, such master servicer, special servicer, trustee or other entity, as the case may be, will be required to replace such funds in such Certificate Account on or prior to any future distribution date to the extent that funds in such Certificate Account on such distribution date are less than payments required to be made to the related series of certificateholders on such date. If so specified in the related prospectus supplement, the obligation of a master servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related prospectus supplement.

If and to the extent so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on certain or all of such advances for a specified period during which such advances are outstanding at the rate specified in such prospectus supplement, and such entity will be entitled to payment of such interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of certificateholders or as otherwise provided in the related Pooling Agreement and described in such prospectus supplement. The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation of a party to the related Pooling Agreement or of a party to the related MBS Agreement.

Reports to Certificateholders

On each distribution date, together with the distribution to the holders of each class of the offered certificates of a series, a master servicer, Manager or Trustee, as provided in the related prospectus supplement, will forward to each such holder, a statement (a “Distribution Date Statement”) that, generally, will set forth, among other things, in each case to the extent applicable:

(i)        the amount of such distribution to holders of such class of offered certificates that was applied to reduce the Certificate Balance thereof;

(ii)       the amount of such distribution to holders of such class of offered certificates that was applied to pay Accrued Certificate Interest;

(iii)      the amount, if any, of such distribution to holders of such class of offered certificates that was allocable to (A) Prepayment Premiums and (B) payments on account of Equity Participations;

(iv)      the amount, if any, by which such distribution is less than the amounts to which holders of such class of offered certificates are entitled;

(v)       if the related trust fund includes mortgage loans, the aggregate amount of advances included in such distribution;

(vi)      if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related master servicer (and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer) and, if the related trust fund includes MBS, the amount of administrative compensation received by the MBS Administrator;

(vii)     information regarding the aggregate principal balance of the related mortgage assets on or about such distribution date;

(viii)    if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of such mortgage loans that are delinquent;

(ix)      if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to such mortgage loans during the related Due Period;

(x)       the Certificate Balance or Notional Amount, as the case may be, of such class of certificates at the close of business on such distribution date, separately identifying any reduction in such Certificate Balance or Notional Amount due to the allocation of any losses in respect of the related mortgage assets, any increase in such Certificate Balance or Notional Amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the Certificate Balance of a class of Accrual Certificates, if any, in the event that Accrued Certificate Interest has been added to such balance;

(xi)      if such class of offered certificates has a floating, variable or adjustable pass-through rate, the pass-through rate applicable thereto for such distribution date and, if determinable, for the next succeeding distribution date;

(xii)     the amount deposited in or withdrawn from any reserve fund on such distribution date, and the amount remaining on deposit in such reserve fund as of the close of business on such distribution date;

(xiii)    if the related trust fund includes one or more instruments of Credit Support, the amount of coverage under each such instrument as of the close of business on such distribution date; and

(xiv)    the amount of Credit Support being afforded by any classes of subordinate certificates.

In the case of information furnished pursuant to subclauses (i)-(iii) above, the amounts will be expressed as a dollar amount per specified denomination of the relevant class of offered certificates or as a percentage. The prospectus supplement for each series of certificates may describe additional information to be included in reports to the holders of the offered certificates of such series.

Within a reasonable period of time after the end of each calendar year, the master servicer, MBS Administrator or trustee for a series of certificates, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate of such series a statement containing the information set forth in subclauses (i)-(iii) above, aggregated for such calendar year or the applicable portion thereof during which such person was a certificateholder. Such obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Code as are from time to time in force. See, however, “—Book-Entry Registration and Definitive Certificates” below.

If the trust fund for a series of certificates includes MBS, the ability of the related master servicer, MBS Administrator or trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying such MBS will depend on the reports received with respect to such MBS. In such cases, the related prospectus supplement will describe the loan-specific information to be included in the Distribution Date Statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them. The depositor will provide the same information with respect to any MBS in its own reports that were publicly offered and the reports the related MBS Issuer provides to the Trustee if privately issued.

Voting Rights

The voting rights evidenced by each series of certificates (as to such series, the “Voting Rights”) will be allocated among the respective classes of such series in the manner described in the related prospectus supplement.

Certificateholders will generally not have a right to vote, except with respect to required consents to certain amendments to the related Pooling Agreement and as otherwise specified in the related prospectus supplement. See “Description of the Pooling Agreements—Amendment.” The holders of specified amounts of certificates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of certain events which if continuing would constitute a Termination Event on the part of the related master servicer, special servicer or REMIC Administrator. See “Description of the Pooling Agreements—Termination Event,” “—Rights Upon Termination Events” and “—Resignation and Removal of the Trustee.”

Termination

The obligations created by the Pooling Agreement for each series of certificates will terminate following

●	the final payment or other liquidation of the last mortgage asset subject thereto or the disposition of all property acquired upon foreclosure of any mortgage loan subject thereto and

●	the payment (or provision for payment) to the certificateholders of that series of all amounts required to be paid to them pursuant to such Pooling Agreement.

Written notice of termination of a Pooling Agreement will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of such series at the location to be specified in the notice of termination.

If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the purchase of the mortgage assets in the related trust fund by the party or parties specified therein, under the circumstances and in the manner set forth therein, including without limitation by acquisition of the mortgage loans for cash or in exchange for the certificates.

In addition, if so provided in the related prospectus supplement upon the reduction of the Certificate Balance of a specified class or classes of certificates by a specified percentage or amount or upon a specified date, a party designated therein may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of such mortgage assets to retire such class or classes, under the circumstances and in the manner set forth therein. The solicitation of bids will be conducted in a commercially reasonable manner and, generally, assets will be sold at their fair market value. Circumstances may arise in which such fair market value may be less than the unpaid balance of the mortgage loans sold and therefore, as a result of such a sale, the Certificateholders of one or more classes of certificates may receive an amount less than the Certificate Balance of, and accrued unpaid interest on, their certificates.

If any class of certificates has an optional termination feature that may be exercised when 25% or more of the original principal balance of the mortgage assets in the related trust fund is still outstanding, the title of such class of certificates will include the word “callable.”

Book-Entry Registration and Definitive Certificates

If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of such series will be offered in book-entry format through the facilities of DTC, and each such class will be represented by one or more global certificates registered in the name of The Depository Trust Company (“DTC”) or its nominee. If so provided in the prospectus supplement, arrangements may be made for clearance and settlement through the Euroclear System or Clearstream Banking, société anonyme, if they are participants in DTC.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking corporation” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations (“DTC Participants”) and facilitate the clearance and settlement of securities transactions between DTC Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. DTC Participants that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of DTC Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with a DTC Participant that maintains as account with DTC. The rules applicable to DTC and DTC Participants are on file with the Securities and Exchange Commission (the “SEC”).

Purchases of Book-Entry Certificates under the DTC system must be made by or through, and will be recorded on the records of, the brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial Intermediary”) that maintains the beneficial owner’s account for such purpose. In turn, the Financial Intermediary’s ownership of such certificates will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s Financial Intermediary is not a DTC Participant). Therefore, the beneficial owner must rely on the foregoing procedures to evidence its beneficial ownership of such certificates. The beneficial ownership interest of the owner of a Book-Entry Certificate (a “Certificate Owner”) may only be transferred by compliance with the rules, regulations and procedures of such Financial Intermediaries and DTC Participants.

DTC has no knowledge of the actual Certificate Owners; DTC’s records reflect only the identity of the DTC Participants to whose accounts such certificates are credited, which may or may not be the Certificate Owners. The DTC Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to DTC Participants and by DTC Participants to Financial Intermediaries and Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Distributions on the Book-Entry Certificates will be made to DTC. DTC’s practice is to credit DTC Participants’ accounts on the related distribution date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on such date. Disbursement of such distributions by DTC Participants to Financial Intermediaries and Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of each such DTC Participant (and not of DTC, the depositor or any trustee, master servicer, special servicer or MBS Administrator), subject to any statutory or regulatory requirements as may be in effect from time to time. Accordingly, under a book-entry system, Certificate Owners may receive payments after the related Distribution Date.

The only “certificateholder” (as such term is used in the related Pooling Agreement) of Book-Entry Certificates will be the nominee of DTC (or another depository specified in the related prospectus supplement), and the Certificate Owners will not be recognized as certificateholders under the Pooling Agreement. Certificate Owners will be permitted to exercise the rights of certificateholders under the related Pooling Agreement only indirectly through the DTC Participants who in turn will exercise their rights through DTC. The depositor has been informed that DTC will take action permitted to be taken by a certificateholder under a Pooling Agreement only at the direction of one or more DTC Participants to whose account with DTC interests in the Book-Entry Certificates are credited. DTC may take conflicting actions with respect to the Book-Entry Certificates to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such certificates.

Because DTC can act only on behalf of DTC Participants, who in turn act on behalf of Financial Intermediaries and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing such interest.

Generally, Certificates initially issued in book-entry form will be issued as Definitive Certificates to Certificate Owners or their nominees, rather than to DTC or its nominee, only if

●
the depositor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such certificates and the depositor is unable to locate a qualified successor or

●
the depositor, at its option, elects to terminate the book-entry system through DTC with respect to such certificates. Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all DTC Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the certificate or certificates representing a class of Book-Entry Certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the Certificate Owners identified in such instructions the Definitive Certificates to which they are entitled, and thereafter the holders of such Definitive Certificates will be recognized as “Certificateholders” under and within the meaning of the related Pooling Agreement.

Depositable and Exchangeable Certificates

General

If specified in the related prospectus supplement, a series of certificates may include one or more classes of certificates that are depositable certificates and one or more classes or certificates that are exchangeable certificates.  In any of the these series, the holders of one or more of the classes of depositable certificates will be entitled, after notice and payment to the trustee, the paying agent or another person performing similar functions of an administrative fee, to exchange all or a portion of their depositable certificates for proportionate interests in one or more of the specified classes of related exchangeable certificates. Similarly, in any of these series, the holders of one or more classes of exchangeable certificates will be entitled, after notice and payment to the trustee, the paying agent or another person performing similar function of an administrative fee, to exchange all or a portion of their exchangeable certificates for proportionate interests in one or more specified other classes of exchangeable certificates or for proportionate interests in the related depositable certificates.

If a series includes classes of depositable and exchangeable certificates, all of those classes of depositable and exchangeable certificates will be listed and described in the related prospectus supplement.  The classes of depositable and exchangeable certificates that are exchangeable for one another may be referred to in the related prospectus supplement as being “related” to each other, and each related grouping of depositable certificates may be referred to as a “combination.”  The class or classes of certificates that are “depositable certificates” will be identified as such in the related prospectus supplement and the class or classes of certificates that are “exchangeable certificates” will be identified as such in the related prospectus supplement.  Each exchangeable certificate will represent both (i) the right to receive some or all of the cashflow otherwise payable to the related combination of depositable certificates and (ii) the right to exercise all rights of the class or classes of related combination of depositable certificates.  At any time after their initial issuance, the class or classes of depositable certificates may be exchanged for a proportionate interest in the related class or classes of exchangeable certificates.  In some cases, as and to the extent specified in the related prospectus supplement, multiple classes of depositable certificates may be exchanged for one or more classes of related exchangeable certificates.  Exchangeable certificates received in an exchange or obtained in the initial issuance may subsequently be exchanged for proportionate interests in other exchangeable certificates as set forth in the related prospectus supplement or for proportionate interests in the related depositable certificates.  This process may be repeated from time to time.

The descriptions in the related prospectus supplement of the certificates of a series that apply to depositable certificates, including descriptions of principal and interest distributions, registration and denomination of certificates, credit enhancement, yield and prepayment considerations and tax, ERISA and legal investment considerations, will also apply to each related class of exchangeable certificates.  The related prospectus supplement will separately describe the yield and prepayment considerations applicable to, and the risks of investment in, each class of exchangeable certificates.  For example, separate decrement tables and yield tables, if applicable, will be included for each class of exchangeable certificates.

Exchanges

If a holder elects to exchange its depositable certificates for related exchangeable certificates, the following three conditions must be satisfied:

●
the aggregate principal balance of the exchangeable certificates received in the exchange, immediately after the exchange, must equal the aggregate principal balance, immediately prior to the exchange, of the related depositable certificates (for purposes of this condition, an interest-only class will have a principal balance of zero);

●
the aggregate amount of interest payable on any distribution date with respect to the exchangeable certificates received in the exchange must equal the aggregate amount of interest payable on such distribution date with respect to the related depositable certificates; and

●	the class or classes of depositable certificates must be exchanged in the proportions, if any, described in the related prospectus supplement.

There are different types of combinations of depositable certificates and of exchangeable certificates that can exist.  Any individual series of certificates may have multiple types of combinations.  Some examples of combinations of depositable and exchangeable certificates that differ in their interest characteristics include:

●
A class of depositable certificates with a floating interest rate and a class of depositable certificates with an inverse floating interest rate may be exchangeable, together, for a class of exchangeable certificates with a fixed interest rate.  In this case, the classes of depositable certificates with interest rates that vary with an index would produce, in the aggregate, an annual interest amount equal to that generated by the exchangeable class with a fixed interest rate.  In addition, the aggregate principal balance of the two depositable classes with interest rates that vary with an index would equal the principal balance of the exchangeable class with the fixed interest rate.

●
An interest-only class and a principal-only class of depositable certificates may be exchangeable, together, for a class of exchangeable certificates that is entitled to both principal and interest payments.  The principal balance of the principal and interest class of exchangeable certificates would be equal to the principal balance of the depositable principal-only class, and the interest rate on the exchangeable principal and interest class would be a fixed rate that, when applied to the principal balance of this class, would generate an annual interest amount equal to the annual interest amount of the depositable interest-only class in distributions that have identical amounts and identical timing.

●
Two or more classes of depositable principal and interest classes with different fixed interest rates may be exchangeable, together, for an exchangeable class that is entitled to both principal and interest payments, with a principal balance equal to the aggregate principal balance of the two or more depositable classes, and a fixed interest rate that, when applied to the principal balance of the exchangeable class, would generate an annual interest amount equal to the aggregate amount of annual interest of the two or more depositable classes.

In some series, a securityholder may be able to exchange depositable certificates for exchangeable certificates that have different principal payment characteristics.  Examples of these types of combinations include:

●
A class of depositable certificates that accretes all of its interest for a specified period, with the accreted amount added to the principal balance of the accreting class, and a class of depositable certificates that receives principal payments from these accretions may be exchangeable, together, for a single class of exchangeable certificates that receives payments of interest continuously from the first distribution date on which is receives interest until it is retired.

●
A class of depositable certificates that is a planned principal class or targeted principal class, and a class of depositable certificates that only received principal payments on a distribution date if scheduled payments have been made on the planned principal class or targeted principal class, as applicable, may be exchangeable, together, for a class of exchangeable certificates that receives principal payments without regard to the schedule from the first distribution date on which it receives principal until it is retired.

These combinations are only examples.  Additional combinations are possible and the related prospectus supplement will describe all of the depositable certificates and the exchangeable certificates for that series.

Procedures

The related prospectus supplement will describe the procedures that must be followed to make an exchange.  A securityholder will be required to provide notice to the trustee, the paying agent or another person performing similar functions in advance of the proposed exchange date.  The notice must include the outstanding principal or notional amount of the certificates to be exchanged and to be received, and the proposed exchange date.  When the trustee, the paying agent or another person performing similar functions receives this notice, it will provide instructions to the securityholder regarding delivery of the certificates and payment of the administrative fee.  A securityholder’s notice to the trustee, the paying agent or another person performing similar functions will become irrevocable on the second business day prior to the proposed exchange date.  Any exchangeable certificates in book-entry form will be subject to the rules, regulations and procedures applicable to DTC’s book-entry certificates.

If the related prospectus supplement describes exchange proportions for a combination of classes of exchangeable certificates, these proportions will be based on the original, rather than the outstanding, principal or notional amounts of these classes.

The first payment on an exchangeable certificate received in an exchange will be made on the distribution date in the month following the month of the exchange or as otherwise described in the related prospectus supplement.  This payment will be made to the securityholder of record as of the applicable record date.

DESCRIPTION OF THE POOLING AGREEMENTS

General

The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement (in any case, a “Pooling Agreement”). In general, the parties to a Pooling Agreement will include the depositor, the trustee, the master servicer, the special servicer and, if one or more REMIC elections have been made with respect to the trust fund, a REMIC administrator. However, a Pooling Agreement that relates to a trust fund that includes MBS may include an MBS Administrator as a party, but may not include a master servicer, special servicer or other servicer as a party. All parties to each Pooling Agreement under which certificates of a series are issued will be identified in the related prospectus supplement. If so specified in the related prospectus supplement, the mortgage asset seller or an affiliate thereof may perform the functions of master servicer, special servicer, MBS Administrator or REMIC administrator. If so specified in the related prospectus supplement, the master servicer may also perform the duties of special servicer, and the master servicer, the special servicer or the trustee may also perform the duties of REMIC administrator. Any party to a Pooling Agreement or any affiliate thereof may own certificates issued thereunder; however, except in limited circumstances (including with respect to required consents to certain amendments to a Pooling Agreement), certificates issued thereunder that are held by the master servicer or special servicer for the related series will not be allocated Voting Rights.

A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of each Pooling Agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. The following summaries describe certain provisions that may appear in a Pooling Agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will summarize all of the material provisions of the related Pooling Agreement. The summaries herein do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling Agreement for each series of certificates and the description of such provisions in the related prospectus supplement. The depositor will provide a copy of the Pooling Agreement (without exhibits) that relates to any series of certificates without charge upon written request of a holder of a certificate of such series addressed to it at its principal executive offices specified herein under “The Depositor.”

Assignment of Mortgage Loans; Repurchases

At the time of issuance of any series of certificates, the Depositor will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund, together with, except to the extent otherwise described in the related prospectus supplement, all principal and interest to be received on or with respect to such mortgage loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date. The trustee will, concurrently with such assignment, deliver the certificates to or at the direction of the depositor in exchange for the mortgage loans and the other assets to be included in the trust fund for such series. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related Pooling Agreement. Such schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include

●	the address of the related mortgaged property and type of such property;

●	the mortgage rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information;

●	the original and remaining term to maturity;

●	the amortization term; and

●	the original and outstanding principal balance.

In addition, except as may be otherwise specified in the related prospectus supplement (which may provide for other arrangements, including electronic registration of transfer of such documents), the depositor will, as to each mortgage loan to be included in a trust fund, deliver, or cause to be delivered, to the related trustee (or to a custodian appointed by the trustee as described below)

●	the mortgage note endorsed, without recourse, either in blank or to the order of such trustee (or its nominee),

●	the mortgage with evidence of recording indicated thereon (except for any mortgage not returned from the public recording office),

●
an assignment of the mortgage in blank or to the trustee (or its nominee) in recordable form, together with any intervening assignments of the mortgage with evidence of recording thereon (except for any such assignment not returned from the public recording office), and,

●	if applicable, any riders or modifications to such mortgage note and mortgage, together with certain other documents at such times as set forth in the related Pooling Agreement.

Such assignments may be blanket assignments covering mortgages on mortgaged properties located in the same county, if permitted by law. Notwithstanding the foregoing, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if the depositor delivers, or causes to be delivered, to the related trustee (or such custodian) a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original thereof has been lost or destroyed. In addition, if the depositor cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related Pooling Agreement because of a delay caused by the public recording office, the depositor will deliver, or cause to be delivered, to the related trustee (or such custodian) a true and correct photocopy of such mortgage or assignment as submitted for recording. The depositor will deliver, or cause to be delivered, to the related trustee (or such custodian) such mortgage or assignment with evidence of recording indicated thereon after receipt thereof from the public recording office. If the depositor cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related Pooling Agreement because such mortgage or assignment has been lost, the depositor will deliver, or cause to be delivered, to the related trustee (or such custodian) a true and correct photocopy of such mortgage or assignment with evidence of recording thereon. Except as may be otherwise specified in the related prospectus supplement (which may provide for other arrangements, including electronic registration of transfer of such documents), assignments of mortgage to the trustee (or its nominee) will be recorded in the appropriate public recording office, except in states where, in the opinion of counsel acceptable to the trustee, such recording is not required to protect the trustee’s interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of such mortgage loan.

The trustee (or a custodian appointed by the trustee) for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt thereof, and the trustee (or such custodian) will hold such documents in trust for the benefit of the certificateholders of such series. Unless otherwise specified in the related prospectus supplement, if any such document is found to be missing or defective, and such omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee (or such custodian) will be required to notify the master servicer, the special servicer and the depositor, and one of such persons will be required to notify the relevant mortgage asset seller. In that case, and if the mortgage asset seller cannot deliver the document or cure the defect within a specified number of days after receipt of such notice, then, except as otherwise specified below or in the related prospectus supplement, the mortgage asset seller will be obligated to repurchase the related mortgage loan from the trustee at a price generally equal to the unpaid principal balance thereof, together with accrued but unpaid interest through a date on or about the date of purchase, or at such other price as will be specified in the related prospectus supplement (in any event, the “Purchase Price”). If so provided in the prospectus supplement for a series of certificates, a mortgage asset seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of certificates, to replace such mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement, to pay an amount equal to the loss in value of the mortgage loan, or to provide another remedy specified in the related prospectus supplement. This repurchase or substitution obligation or other specified remedy will constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective mortgage loan documentation, and neither the depositor nor, unless it is the mortgage asset seller, the master servicer or the special servicer will be obligated to purchase or replace a mortgage loan if a mortgage asset seller defaults on its obligation to do so.

The trustee will be authorized at any time to appoint one or more custodians pursuant to a custodial agreement to hold title to the mortgage loans in any trust fund and to maintain possession of and, if applicable, to review the documents relating to such mortgage loans, in any case as the agent of the trustee. The identity of any such custodian to be appointed on the date of initial issuance of the certificates will be set forth in the related prospectus supplement.

Representations and Warranties; Repurchases

Generally, the depositor will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, certain representations and warranties (the person making such representations and warranties, the “Warranting Party”) covering, by way of example:

●	the accuracy of the information set forth for such mortgage loan on the schedule of mortgage loans appearing as an exhibit to the related Pooling Agreement;

●	the enforceability of the related mortgage note and mortgage and the existence of title insurance insuring the lien priority of the related mortgage;

●	the Warranting Party’s title to the mortgage loan and the authority of the Warranting Party to sell the mortgage loan; and

●	the payment status of the mortgage loan.

It is expected that in most cases the Warranting Party will be the mortgage asset seller. However, the Warranting Party may also be an affiliate of the mortgage asset seller, the depositor or an affiliate of the depositor, the master servicer, the special servicer or another person acceptable to the depositor. The Warranting Party, if other than the mortgage asset seller, will be identified in the related prospectus supplement.

Generally the Pooling Agreements will provide that the master servicer and/or trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the certificateholders of the related series. If such Warranting Party cannot cure such breach within a specified period following the date on which it was notified of such breach, then, unless otherwise provided in the related prospectus supplement, it will be obligated to repurchase such mortgage loan from the trustee at the applicable Purchase Price. If so provided in the prospectus supplement for a series of certificates, a Warranting Party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of certificates, to replace such mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement, to pay an amount equal to the loss in value of the mortgage loan, or to provide another remedy specified in the related prospectus supplement. This repurchase or substitution obligation or other specified remedy will constitute the sole remedy available to holders of the certificates of any series or to the related trustee on their behalf for a breach of representation and warranty by a Warranting Party, and neither the Depositor nor the master servicer, in either case unless it is the Warranting Party, will be obligated to purchase or replace a mortgage loan if a Warranting Party defaults on its obligation to do so.

In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, the depositor will not include any mortgage loan in the trust fund for any series of certificates if anything has come to the depositor’s attention that would cause it to believe that the representations and warranties made in respect of such mortgage loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be specified in the related prospectus supplement.

Collection and Other Servicing Procedures

The master servicer and the special servicer for any mortgage pool, directly or through sub-servicers, will each be obligated under the related pooling agreement to service and administer the mortgage loans in such mortgage pool for the benefit of the related certificateholders, in accordance with applicable law and further in accordance with the terms of such pooling agreement, such mortgage loans and any instrument of Credit Support included in the related trust fund and in accordance with such other requirements as may be specified in the related prospectus supplement. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with such servicing and administration that it may deem necessary and desirable.

As part of its servicing duties, each of the master servicer and the special servicer will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the mortgage loans that it services and will be obligated to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such mortgage loans and held for its own account, provided (i) such procedures are consistent with the terms of the related pooling agreement and (ii) do not impair recovery under any instrument of Credit Support included in the related trust fund. Consistent with the foregoing, generally the master servicer and the special servicer will each be permitted, in its discretion, to waive any prepayment premium, late payment charge or other charge in connection with any mortgage loan; provided that, if so specified in the related prospectus supplement such right may be given to another party, including a class of certificateholders.

The master servicer and the special servicer for any trust fund, either separately or jointly, directly or through sub-servicers, will also be required to perform as to the mortgage loans in such trust fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis; managing (or overseeing the management of) mortgaged properties acquired on behalf of such trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise (each, an “REO Property”); and maintaining servicing records relating to such mortgage loans. The related prospectus supplement will specify when and the extent to which servicing of a mortgage loan is to be transferred from the master servicer to the special servicer. In general, and subject to the discussion in the related prospectus supplement, a special servicer will be responsible for the servicing and administration of:

●	mortgage loans that are delinquent in respect of a specified number of scheduled payments;

●
mortgage loans as to which the related borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or the related borrower has become the subject of a decree or order for such a proceeding which shall have remained in force undischarged or unstayed for a specified number of days; and

●	REO Properties.

If so specified in the related prospectus supplement, a pooling agreement also may provide that if a default on a mortgage loan has occurred or, in the judgment of the related master servicer, a payment default is reasonably foreseeable, the related master servicer may elect to transfer the servicing thereof, in whole or in part, to the related special servicer. Generally when the circumstances (as set forth in the related prospectus supplement) no longer warrant a special servicer’s continuing to service a particular mortgage loan (e.g., the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and such borrower), the master servicer will resume the servicing duties with respect thereto. If and to the extent provided in the related Pooling Agreement and described in the related prospectus supplement, a special servicer may perform certain limited duties in respect of mortgage loans for which the master servicer is primarily responsible (including, if so specified, performing property inspections and evaluating financial statements); and a master servicer may perform certain limited duties in respect of any mortgage loan for which the special servicer is primarily responsible (including, if so specified, continuing to receive payments on such mortgage loan (including amounts collected by the special servicer), making certain calculations with respect to such mortgage loan and making remittances and preparing certain reports to the trustee and/or certificateholders with respect to such mortgage loan. Generally the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of Credit Support. See “Description of Credit Support.”

A mortgagor’s failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a mortgagor that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related mortgaged property. In general, the related special servicer will be required to

●	monitor any mortgage loan that is in default,

●	evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property,

●	initiate corrective action in cooperation with the Mortgagor if cure is likely,

●	inspect the related mortgaged property and

●	take such other actions as it deems necessary and appropriate.

A significant period of time may elapse before the special servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the special servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a mortgaged property in lieu of foreclosure) on behalf of the certificateholders of the related series may vary considerably depending on the particular mortgage loan, the mortgaged property, the mortgagor, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. If a mortgagor files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the mortgage loan or to foreclose on the related mortgaged property for a considerable period of time. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws.”

Mortgagors may, from time to time, request partial releases of the mortgaged properties, easements, consents to alteration or demolition and other similar matters. In general, the master servicer may approve such a request if it has determined, exercising its business judgment in accordance with the applicable servicing standard, that such approval will not adversely affect the security for, or the timely and full collectability of, the related mortgage loan. Any fee collected by the master servicer for processing such request will be retained by the master servicer as additional servicing compensation.

Primary Servicers and Sub-Servicers

A master servicer or special servicer may delegate its servicing obligations in respect of the mortgage loans serviced thereby to one or more third-party servicers; provided that, generally such master servicer or special servicer will remain obligated under the related Pooling Agreement. Generally each primary servicing agreement or sub-servicing agreement between a master servicer and a primary servicer or sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Pooling Agreement. The master servicer and special servicer in respect of any mortgage asset pool will each be required to monitor the performance of primary servicers or sub-servicers retained by it and will have the right to remove a primary servicer or sub-servicer retained by it upon specified termination events consistent with those of the master servicer or special servicer under the related Pooling Agreement. Generally, a master servicer or special servicer will be solely liable for all fees owed by it to any primary servicer or sub-servicer, irrespective of whether the master servicer’s or special servicer’s compensation pursuant to the related Pooling Agreement is sufficient to pay such fees; however, if so provided in the related prospectus supplement such fees may be payable directly from the trust fund. Each primary servicer and sub-servicer will be reimbursed by the master servicer or special servicer, as the case may be, that retained it for certain expenditures which it makes, generally to the same extent such master servicer or special servicer would be reimbursed under a Pooling Agreement. See “—Certificate Account” and “—Servicing Compensation and Payment of Expenses.”

Certificate Account

General. The master servicer, the trustee and/or the special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained the corresponding Certificate Account, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A Certificate Account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held therein may be invested pending each succeeding distribution date in United States government securities and other investment grade obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series (“Permitted Investments”). Such Permitted Investments include

●	federal funds,

●	uncertificated certificates of deposit,

●	time deposits,

●	bankers’ acceptances and repurchase agreements,

●	certain United States dollar-denominated commercial paper,

●	units of money market funds that maintain a constant net asset value and any other obligations or security acceptable to each rating agency.

Any interest or other income earned on funds in a Certificate Account will be paid to the related master servicer, Trustee or special servicer as additional compensation or to such other party specified in the prospectus supplement for the related trust. A Certificate Account may be maintained with the related master servicer, special servicer, trustee or mortgage asset seller or with a depository institution that is an affiliate of any of the foregoing or of the depositor, provided that it complies with applicable rating agency standards. If permitted by the applicable rating agency or agencies, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or special servicer or serviced by either on behalf of others.

Deposits. Generally, the following payments and collections received or made by the master servicer, the trustee or the special servicer subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date) are to be deposited in the Certificate Account (or such sub-account thereof or other account as may be specified in the related prospectus supplement) for each trust fund that includes mortgage loans, within a certain period following receipt (in the case of collections on or in respect of the mortgage loans) or otherwise as provided in the related Pooling Agreement:

(1)     all payments on account of principal, including principal prepayments, on the mortgage loans;

(2)     all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion thereof retained by the master servicer or the special servicer as its servicing compensation or as compensation to the trustee;

(3)     all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a mortgaged property or the related mortgage loan or in connection with the full or partial condemnation of a mortgaged property (other than proceeds applied to the restoration of the property or released to the related borrower) (“Insurance Proceeds” and “Condemnation Proceeds,” respectively) and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect thereof, by foreclosure or otherwise (such amounts, together with those amounts listed in clause (7) below, “Liquidation Proceeds”), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise;

(4)     any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of certificates;

(5)     any advances made with respect to delinquent scheduled payments of principal and interest on the mortgage loans;

(6)     any amounts paid under any Cash Flow Agreement;

(7)     all proceeds of the purchase of any mortgage loan, or property acquired in respect thereof, by the Depositor, any mortgage asset seller or any other specified person as described under “—Assignment of mortgage loans; Repurchases” and “—Representations and Warranties; Repurchases,” all proceeds of the purchase of any defaulted mortgage loan as described under “—Realization Upon Defaulted Mortgage Loans,” and all proceeds of any mortgage asset purchased as described under “Description of the Certificates—Termination; Retirement of Certificates”;

(8)     to the extent that any such item does not constitute additional servicing compensation to the master servicer or the special servicer and is not otherwise retained by the depositor or another specified person, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or Equity Participations with respect to the mortgage loans;

(9)     all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy as described under “—Hazard Insurance Policies”;

(10)   any amount required to be deposited by the master servicer, the special servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer, the special servicer or the trustee, as the case may be, of funds held in the Certificate Account; and

(11)   any other amounts received on or in respect of the mortgage loans required to be deposited in the Certificate Account as provided in the related Pooling Agreement and described in the related prospectus supplement.

Withdrawals. A master servicer, trustee or special servicer generally may make withdrawals from the Certificate Account for each trust fund that includes mortgage loans for any of the following purposes:

(1)     to make distributions to the certificateholders on each distribution date;

(2)     to pay the master servicer or the special servicer any servicing fees not previously retained thereby, such payment to be made out of payments and other collections of interest on the particular mortgage loans as to which such fees were earned;

(3)     to reimburse the master servicer, the special servicer or any other specified person for unreimbursed advances of delinquent scheduled payments of principal and interest made by it, and certain unreimbursed servicing expenses incurred by it, with respect to mortgage loans in the trust fund and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent late payments collected on the particular mortgage loans, Liquidation Proceeds, Insurance Proceeds and Condemnation Proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which such advances were made or such expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such mortgage loans and properties, or if in the judgment of the master servicer, the special servicer or such other person, as applicable, such advances and/or expenses will not be recoverable from such amounts, such reimbursement to be made from amounts collected on other mortgage loans in the same trust fund or, if and to the extent so provided by the related Pooling Agreement and described in the related prospectus supplement, only from that portion of amounts collected on such other mortgage loans that is otherwise distributable on one or more classes of subordinate certificates of the related series;

(4)     if and to the extent described in the related prospectus supplement, to pay the master servicer, the special servicer or any other specified person interest accrued on the advances and servicing expenses described in clause (3) above incurred by it while such remain outstanding and unreimbursed;

(5)     to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such mortgaged properties, as described under “—Realization Upon Defaulted Mortgage Loans”;

(6)     to reimburse the master servicer, the special servicer, the REMIC administrator, the depositor, the trustee, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under “—Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor” and “—Certain Matters Regarding the Trustee”;

(7)     if and to the extent described in the related prospectus supplement, to pay the fees of the trustee, the REMIC administrator and any provider of Credit Support;

(8)     if and to the extent described in the related prospectus supplement, to reimburse prior draws on any form of Credit Support;

(9)     to pay the master servicer, the special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the Certificate Account as additional compensation;

(10)   to pay any servicing expenses not otherwise required to be advanced by the master servicer, the special servicer or any other specified person;

(11)   if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under “Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxes that May Be Imposed on the REMIC Pool;”

(12)   to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling Agreement for the benefit of certificateholders;

(13)   to make any other withdrawals permitted by the related Pooling Agreement and described in the related prospectus supplement; and

(14)   to clear and terminate the Certificate Account upon the termination of the trust fund.

Modifications, Waivers and Amendments of Mortgage Loans

The master servicer and the special servicer may each agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable servicing standard and the REMIC Provisions or grantor trust provisions, as applicable; provided that, unless otherwise set forth in the related prospectus supplement, the modification, waiver or amendment

●	will not affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan,

●
will not, in the judgment of the master servicer or the special servicer, as the case may be, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due thereon, and

●	will not adversely affect the coverage under any applicable instrument of Credit Support.

Except to the extent another standard is specified in the prospectus supplement, the special servicer also may agree to any other modification, waiver or amendment if, in its judgment,

●	a material default on the mortgage loan has occurred or a payment default is imminent,

●	such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan, taking into account the time value of money, than would liquidation and

●	such modification, waiver or amendment will not adversely affect the coverage under any applicable instrument of Credit Support.

Realization upon Defaulted Mortgage Loans

If a default on a mortgage loan has occurred or, in the special servicer’s judgment, a payment default is imminent, the special servicer, on behalf of the trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related mortgaged property, by operation of law or otherwise. Generally, the special servicer may not, however, acquire title to any mortgaged property, have a receiver of rents appointed with respect to any mortgaged property or take any other action with respect to any mortgaged property that would cause the trustee, for the benefit of the related series of certificateholders, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such mortgaged property within the meaning of certain federal environmental laws, unless the special servicer has previously received a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund) and either:

(i)       such report indicates that (a) the mortgaged property is in compliance with applicable environmental laws and regulations and (b) there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

(ii)       the special servicer, based solely (as to environmental matters and related costs) on the information set forth in such report, determines that taking such actions as are necessary to bring the mortgaged property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (i)(b) above, is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking such actions. See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations.”

A Pooling Agreement may grant to the master servicer, the special servicer, a provider of Credit Support and/or the holder or holders of certain classes of the related series of certificates an option to purchase from the trust fund, at fair market value (which, if less than the Purchase Price, will be specified in the related prospectus supplement), any mortgage loan as to which a specified number of scheduled payments are delinquent or the balloon payment is delinquent, or if so specified in the related prospectus supplement, as to which certain other defaults exist. In addition, a mortgage loan that is in default may be subject to a purchase option on the part of another lender whose loan is secured by the related real estate collateral or by a security interest in the equity in the related borrower. Further, if so specified in the related prospectus supplement, a special servicer or other specified party for a trust fund may be obligated to sell a mortgage asset that is in default. Any such option granted to the holder of an offered certificate will be described in the related prospectus supplement. Any such option may be assignable to any person or entity. If so specified in the related prospectus supplement, additional or alternative procedures may be used to sell a defaulted mortgage loan.

If title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the special servicer, on behalf of the trust fund, will be required to sell the mortgaged property prior to the close of the third calendar year beginning after the year of acquisition, unless (i) the Internal Revenue Service (the “IRS”) grants an extension of time to sell such property or (ii) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund beyond such period will not result in the imposition of a tax on the trust fund or cause the trust fund (or any designated portion thereof) to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding or (iii) another period is permitted pursuant to applicable law. Subject to the foregoing and any other tax-related limitations, the special servicer will generally be required to attempt to sell any mortgaged property so acquired on the same terms and conditions it would if it were the owner. Generally, if title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the special servicer will also be required to ensure that the mortgaged property is administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, that the sale of such property does not result in the receipt by the trust fund of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B), and that the trust fund does not derive any “net income from foreclosure property” within the meaning of Code

Section 860G(c)(2), with respect to such property; provided that the related prospectus supplement may specify circumstances in which these requirements may be waived. If the trust fund acquires title to any mortgaged property, the special servicer, on behalf of the trust fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage such mortgaged property as required under the related Pooling Agreement.

If Liquidation Proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the special servicer and/or the master servicer in connection with such mortgage loan, then, to the extent that such shortfall is not covered by any instrument or fund constituting Credit Support, the trust fund will realize a loss in the amount of such shortfall. The special servicer and/or the master servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the distribution of such Liquidation Proceeds to certificateholders, any and all amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan. In addition, if and to the extent set forth in the related prospectus supplement, amounts otherwise distributable on the certificates may be further reduced by interest payable to the master servicer and/or special servicer on such servicing expenses and advances.

If any mortgaged property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, neither the special servicer nor the master servicer will be required to expend its own funds to effect such restoration unless (and to the extent not otherwise provided in the related prospectus supplement) it determines

●
that such restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the special servicer or the master servicer, as the case may be, for its expenses and

●	that such expenses will be recoverable by it from related Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and/or amounts drawn on any instrument or fund constituting Credit Support.

Hazard Insurance Policies

Except to the extent specified in the related prospectus supplement, each Pooling Agreement will require the master servicer (or the special servicer with respect to mortgage loans serviced thereby) to use reasonable efforts to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related mortgage or, if the mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, such coverage as is consistent with the master servicer’s (or special servicer’s) normal servicing procedures. Such coverage generally will be required to be in an amount equal to the lesser of the principal balance owing on such mortgage loan and the replacement cost of the related mortgaged property. The ability of a master servicer (or special servicer) to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a master servicer (or special servicer) under any such policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer’s (or special servicer’s) normal servicing procedures and/or to the terms and conditions of the related mortgage and mortgage note) will be deposited in the related Certificate Account. The Pooling Agreement may provide that the master servicer (or special servicer) may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on the mortgage loans in a trust fund. If such blanket policy contains a deductible clause, the master servicer (or special servicer) will be required, in the event of a casualty covered by such blanket policy, to deposit in the related Certificate Account all additional sums that would have been deposited therein under an individual policy but were not because of such deductible clause.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the mortgaged properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, terrorism, nuclear, biological or chemical materials, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin and domestic animals. Accordingly, a mortgaged property may not be insured for losses arising from any such cause unless the related mortgage specifically requires, or permits the holder thereof to require, such coverage.

The hazard insurance policies covering the mortgaged properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, such clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of

●	the replacement cost of the improvements less physical depreciation and

●	such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender’s consent. Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property. The master servicer (or special servicer) will generally determine whether to exercise any right the trustee may have under any such provision in a manner consistent with the master servicer’s (or special servicer’s) normal servicing procedures, subject to any additional procedures that may be set forth in the related prospectus supplement, which may include obtaining the consent of one or more classes of subordinate certificates thereto. Generally, the master servicer or special servicer, as applicable, will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property. See “Certain Legal Aspects of mortgage loans—Due-on-Sale and Due-on-Encumbrance.”

Servicing Compensation and Payment of Expenses

A portion of the master servicer’s primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust fund, including mortgage loans serviced by the related special servicer. A master servicer’s compensation may also come from investment income on certain accounts maintained by it on behalf of the trust fund or from certain fees paid by the borrowers. If and to the extent described in the related prospectus supplement, a special servicer’s primary compensation with respect to a series of certificates may consist of any or all of the following components:

●
a specified portion of the interest payments on each mortgage loan serviced by it, or if so specified in the related prospectus supplement, on each mortgage loan in the related trust fund, whether or not serviced by it;

●	an additional specified portion of the interest payments on each mortgage loan then currently serviced by it; and

●
subject to any specified limitations, a fixed percentage of some or all of the collections and proceeds received with respect to each mortgage loan which was at any time serviced by it, including mortgage loans for which servicing was returned to the master servicer.

Insofar as any portion of the master servicer’s or special servicer’s compensation consists of a specified portion of the interest payments on a mortgage loan, such compensation will generally be based on a percentage of the principal balance of such mortgage loan outstanding from time to time and, accordingly, will decrease with the amortization of the mortgage loan. As additional compensation, a master servicer or special servicer may be entitled to retain all or a portion of late payment charges, prepayment premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the related Certificate Account. A more detailed description of each master servicer’s and special servicer’s compensation will be provided in the related prospectus supplement. Any sub-servicer will receive as its sub-servicing compensation a portion of the servicing compensation to be paid to the master servicer or special servicer that retained such sub-servicer. In addition to amounts payable to any sub-servicer, a master servicer or special servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants, payment of fees and disbursements of the trustee and any custodians appointed thereby and payment of expenses incurred in connection with distributions and reports to certificateholders. Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on such expenses at the rate specified therein, may be required to be borne by the trust fund.

Evidence as to Compliance

The related prospectus supplement will identify each party that will be required to deliver annually to the trustee, master servicer or us, as applicable, on or before the date specified in the applicable pooling and servicing agreement, an officer’s certificate stating that (i) a review of that party’s servicing activities during the preceding calendar year and of performance under the pooling and servicing agreement has been made under the officer’s supervision, and (ii) to the best of the officer’s knowledge, based on the review, such party has fulfilled all its obligations under the pooling and servicing agreement throughout the year, or, if there has been a failure to fulfill any obligation in any material respect, specifying the failure known to the officer and the nature and status of the failure.

In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust for any series will be required to deliver annually to us and/or the trustee, a report (an “Assessment of Compliance”) that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 C.F.R. 229.1122) that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to it;

●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

●
the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month, setting forth any material instance of noncompliance identified by the party; and

●
a statement that a registered public accounting firm has issued an attestation report on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an “Attestation Report”) of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party’s assessment of compliance with the applicable servicing criteria.

Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor

Generally, the related Pooling Agreement will permit the master servicer, the special servicer and any REMIC administrator to resign from its obligations thereunder only upon

●
the appointment of, and the acceptance of such appointment by, a successor thereto and receipt by the trustee of written confirmation from each applicable rating agency that such resignation and appointment will not have an adverse effect on the rating assigned by such rating agency to any class of certificates of such series or

●
a determination that such obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. No such resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or REMIC administrator, as the case may be, under the Pooling Agreement.

The master servicer and special servicer for each trust fund will be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the related Pooling Agreement.

Generally, the Pooling Agreements will further provide that none of the master servicer, the special servicer, the REMIC administrator, the depositor or any director, officer, employee or agent of any of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling Agreement or for errors in judgment. However, that none of the master servicer, the special servicer, the REMIC administrator, the depositor or any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of such obligations and duties. Generally, the Pooling Agreements will further provide that the master servicer, the special servicer, the REMIC administrator, the depositor and any director, officer, employee or agent of any of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to such Pooling Agreement or the related series of certificates.

However, such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under such Pooling Agreement, or by reason of reckless disregard of such obligations or duties. In addition, each Pooling Agreement will provide that none of the master servicer, the special servicer, the REMIC administrator or the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling Agreement and that in its opinion may involve it in any expense or liability. However, each of the master servicer, the special servicer, the REMIC administrator and the depositor will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling Agreement and the interests of the related series of certificateholders thereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the related series of certificateholders, and the master servicer, the special servicer, the REMIC administrator or the depositor, as the case may be, will be entitled to charge the related Certificate Account therefor.

Any person into which the master servicer, the special servicer, the REMIC administrator or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer, the REMIC administrator or the depositor is a party, or any person succeeding to the business of the master servicer, the special servicer, the REMIC administrator or the depositor, will be the successor of the master servicer, the special servicer, the REMIC administrator or the depositor, as the case may be, under the related Pooling Agreement.

Generally, the Pooling Agreements will provide that a REMIC administrator will be entitled to perform any of its duties under the related Pooling Agreement either directly or by or through agents or attorneys, and the REMIC administrator will not be responsible for any willful misconduct or gross negligence on the part of any such agent or attorney appointed by it with due care.

Termination Events

“Termination Events” under the related Pooling Agreement generally will include, without limitation,

●
any failure by the master servicer to distribute or cause to be distributed to the certificateholders of such series, or to remit to the trustee for distribution to such certificateholders, any amount required to be so distributed or remitted, which failure continues unremedied for five days (or such other period specified in the related prospectus supplement) after written notice thereof has been given to the master servicer by any other party to the related Pooling Agreement, or to the master servicer, with a copy to each other party to the related Pooling Agreement, by certificateholders entitled to not less than 25% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series;

●
any failure by the special servicer to remit to the master servicer or the trustee, as applicable, any amount required to be so remitted, which failure continues unremedied for five days (or such other period specified in the related prospectus supplement) after written notice thereof has been given to the special servicer by any other party to the related Pooling Agreement, or to the special servicer, with a copy to each other party to the related Pooling Agreement, by the certificateholders entitled to not less than 25% (or such other percentage specified in the related prospectus supplement) of the Voting Rights of such series;

●
any failure by the master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the related Pooling Agreement, which failure continues unremedied for sixty days (or such other period specified in the related prospectus supplement) after written notice thereof has been given to the master servicer or the special servicer, as the case may be, by any other party to the related Pooling Agreement, or to the master servicer or the special servicer, as the case may be, with a copy to each other party to the related Pooling Agreement, by certificateholders entitled to not less than 25% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series;

●
any failure by a REMIC administrator (if other than the trustee) duly to observe or perform in any material respect any of its covenants or obligations under the related Pooling Agreement, which failure continues unremedied for sixty days after written notice thereof has been given to the REMIC administrator by any other party to the related Pooling Agreement, or to the REMIC administrator, with a copy to each other party to the related Pooling Agreement, by certificateholders entitled to not less than 25% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series; and

●
certain events of insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings in respect of or relating to the master servicer, the special servicer or the REMIC administrator (if other than the trustee), and certain actions by or on behalf of the master servicer, the special servicer or the REMIC administrator (if other than the trustee) indicating its insolvency or inability to pay its obligations. Material variations to the foregoing Termination Event (other than to add thereto or shorten cure periods or eliminate notice requirements) will be specified in the related prospectus supplement. When a single entity acts as master servicer, special servicer and REMIC administrator, or in any two of the foregoing capacities, for any trust fund, a Termination Events in one capacity generally will constitute a Termination Event in each capacity; however, the related prospectus supplement may provide that a Termination Event will only constitute a Termination Event of such entity in the capacity in which the related event occurred.

Rights upon Termination Event

If a Termination Event occurs with respect to the master servicer, the special servicer or a REMIC administrator under a Pooling Agreement, then, in each and every such case, so long as the Termination Event remains unremedied, the depositor or the trustee will be authorized, and at the direction of certificateholders of the related series entitled to not less than 51% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series, the trustee will be required, to terminate all of the rights and obligations of the defaulting party as master servicer, special servicer or REMIC administrator, as applicable, under the Pooling Agreement, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer, special servicer or REMIC administrator, as applicable, under the Pooling Agreement (except that if the defaulting party is required to make advances thereunder regarding delinquent mortgage loans, but the trustee is prohibited by law from obligating itself to make such advances, or if the related prospectus supplement so specifies, the trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. Generally, if the trustee is unwilling or unable so to act, it may (or, at the written request of certificateholders of the related series entitled to not less than 51% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity that is acceptable to each applicable Rating Agency to act as successor to the master servicer, special servicer or REMIC administrator, as the case may be, under the Pooling Agreement (or meets such other standards as may be specified in the related prospectus supplement). Pending such appointment, the trustee will be obligated to act in such capacity. Generally the Pooling Agreements will require the terminated master servicer or special servicer to pay the costs of transferring the mortgage files and appointing a successor.

If the same entity is acting as both trustee and REMIC administrator, it may be removed in both such capacities as described under “—Resignation and Removal of the Trustee” below.

No certificateholder will have any right under a Pooling Agreement to institute any proceeding with respect to such Pooling Agreement unless such holder previously has given to the trustee written notice of the occurrence of a Termination Event and the continuance thereof and unless the holders of certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting such class have made written request upon the trustee to institute such proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity and the trustee for sixty days after receipt of such request and indemnity has neglected or refused to institute any such proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of certificates covered by such Pooling Agreement, unless such certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Amendment

Generally, each pooling agreement may be amended by the parties thereto, without the consent of any of the holders of certificates covered by such pooling agreement,

●	to cure any ambiguity,

●	to correct or supplement any provision therein which may be inconsistent with any other provision therein or to correct any error,

●
to change the timing and/or nature of deposits in the Certificate Account, provided that (A) such change would not adversely affect in any material respect the interests of any certificateholder, as evidenced by an opinion of counsel, and (B) such change would not adversely affect the then-current rating of any rated classes of certificates, as evidenced by a letter from each applicable rating agency,

●
if a REMIC election has been made with respect to the related trust fund, to modify, eliminate or add to any of its provisions (A) to such extent as shall be necessary to maintain the qualification of the trust fund (or any designated portion thereof) as a REMIC or to avoid or minimize the risk of imposition of any tax on the related trust fund, provided that the trustee has received an opinion of counsel to the effect that (1) such action is necessary or desirable to maintain such qualification or to avoid or minimize such risk, and (2) such action will not adversely affect in any material respect the interests of any holder of certificates covered by the pooling agreement, or (B) to restrict the transfer of the Residual certificates, provided that the depositor has determined that the then-current ratings of the classes of the certificates that have been rated will not be adversely affected, as evidenced by a letter from each applicable rating agency, and that any such amendment will not give rise to any tax with respect to the transfer of the Residual certificates to a non-permitted transferee (See “Certain Federal Income Tax Consequences—Federal Income Tax

Consequences for REMIC Certificates—Taxation of Residual Certificates—Tax Related Restrictions on Transfer of Residual Certificates” herein),

●
to make any other provisions with respect to matters or questions arising under such pooling agreement or any other change, provided that such action will not adversely affect in any material respect the interests of any certificateholder,

●	to amend specified provisions that are not material to holders of any class of certificates offered hereunder,

●	for such other purposes as may be specified in the related prospectus supplement.

The pooling agreement may also be amended by the parties thereto with the consent of the holders of certificates of each class affected thereby evidencing, in each case, not less than 662⁄3% (or such other percentage specified in the related prospectus supplement) of the aggregate Percentage Interests constituting such class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such pooling agreement or of modifying in any manner the rights of the holders of certificates covered by such pooling agreement, except that no such amendment may

●
reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed on a certificate of any class without the consent of the holder of such certificate or

●
reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to any such amendment without the consent of the holders of all certificates of such class covered by such pooling agreement then outstanding.

Notwithstanding the foregoing, if a REMIC election has been made with respect to the related trust fund, the trustee will not be required to consent to any amendment to a pooling agreement without having first received an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Master Servicer, the special servicer, the Depositor, the trustee or any other specified person in accordance with such amendment will not result in the imposition of a tax on the related trust fund or cause such trust fund (or any designated portion thereof) to fail to qualify as a REMIC.

List of Certificateholders

Unless otherwise specified in the related prospectus supplement, upon written request of three or more certificateholders of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Pooling Agreement, the trustee or other specified person will afford such certificateholders access during normal business hours to the most recent list of certificateholders of that series held by such person. If such list is as of a date more than 90 days prior to the date of receipt of such certificateholders’ request, then such person, if not the registrar for such series of certificates, will be required to request from such registrar a current list and to afford such requesting certificateholders access thereto promptly upon receipt.

The Trustee

The trustee under each Pooling Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the depositor and its affiliates and with any master servicer, special servicer or REMIC administrator and its affiliates.

Duties of the Trustee

The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related Pooling Agreement (other than as to its being a valid obligation of such trustee), such certificates or any underlying mortgage asset or related document and will not be accountable for the use or application by or on behalf of any master servicer or special servicer of any funds paid to the master servicer or special servicer in respect of the certificates or the underlying mortgage assets. If no Termination Event has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related Pooling Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling Agreement, a trustee will be required to examine such documents and to determine whether they conform to the requirements of such agreement.  As and to the extent described in the related prospectus supplement and as set forth in the related Pooling Agreement, certain duties of the trustee described in this prospectus will be performed by the related certificate administrator.

Certain Matters Regarding the Trustee

As and to the extent described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

Generally, the trustee for each series of certificates will be entitled to indemnification, from amounts held in the Certificate Account for such series, for any loss, liability or expense incurred by the trustee in connection with the trustee’s acceptance or administration of its trusts under the related Pooling Agreement; provided, however, that such indemnification will not extend to any loss liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties.

Generally, the trustee for each series of certificates will be entitled to execute any of its trusts or powers under the related Pooling Agreement or perform any of this duties thereunder either directly or by or through agents or attorneys, and the trustee will not be responsible for any willful misconduct or gross negligence on the part of any such agent or attorney appointed by it with due care.

Resignation and Removal of the Trustee

The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue as such under the Pooling Agreement or if the trustee becomes insolvent. Upon becoming aware of such circumstances, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of certificates of the applicable series evidencing not less than 51% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee. Notwithstanding anything herein to the contrary, if any entity is acting as both trustee and REMIC administrator, then any resignation or removal of such entity as the trustee will also constitute the resignation or removal of such entity as REMIC administrator, and the successor trustee will serve as successor to the REMIC administrator as well.

Additional Parties to the Agreements

If so specified in the prospectus supplement for a series, there may be one or more additional parties to the related pooling and servicing agreement, including but not limited to (i) a paying agent, which will make payments and perform other specified duties with respect to the certificates, (ii) a certificate registrar, which will maintain the register of certificates and perform certain duties with respect to certificate transfer, (iii) an authenticating agent, which will countersign the certificates on behalf of the trustee and/or (iv) a fiscal agent, which will be required to make advances if the trustee fails to do so when required.

DESCRIPTION OF CREDIT SUPPORT

General

Credit Support may be provided with respect to one or more classes of the certificates of any series or with respect to the related mortgage assets. Credit Support may be in the form of

●	the subordination of one or more classes of certificates,

●	cross-support provisions,

●	overcollateralization,

●	a letter of credit,

●	a loan insurance policy,

●	a certificate insurance policy,

●	a guarantee,

●	a surety bond,

●	a reserve fund,

●	or any combination thereof (any such coverage with respect to the certificate of any series, “Credit Support”).

The Credit Support may not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related Pooling Agreement. If losses or shortfalls occur that exceed the amount covered by the related Credit Support or that are of a type not covered by such Credit Support, certificateholders will bear their allocable share of deficiencies.

If Credit Support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage assets, the related prospectus supplement will include a description of

●	the nature and amount of coverage under such Credit Support,

●	any conditions to payment thereunder not otherwise described herein,

●	the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced and

●
the material provisions relating to such Credit Support. Additionally, the related prospectus supplement will set forth certain information with respect to the obligor, if any, under any instrument of Credit Support. See “Risk Factors—Credit Support Limitations.”

Subordinate Certificates

If so specified in the related prospectus supplement, one or more classes of certificates of a series may be subordinate certificates. To the extent specified in the related prospectus supplement, the rights of the holders of subordinate certificates to receive distributions from the Certificate Account on any distribution date will be subordinated to the corresponding rights of the holders of senior certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which such subordination will be available.

Cross-Support Provisions

If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of the related series, Credit Support may be provided by cross-support provisions requiring that distributions be made on senior certificates evidencing interests in one group of mortgage assets prior to distributions on subordinate certificates evidencing interests in a different group of mortgage assets within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

Overcollateralization

If specified in the related prospectus supplement, the principal balance of loans in a trust fund at the cut-off date may exceed the initial principal balance of the certificates of the related series, thus providing an additional measure of protection against losses and delinquencies on the loans.

Alternatively, if specified in the related prospectus supplement, a series may provide that excess cash flow received on the mortgage loans (generally interest in excess of that required to make interest payments on the certificates) will not be released.  Instead, the excess cash will be available to offset principal losses and delinquencies on any class of certificates of the related series.  To the extent such excess cash is not used to offset such principal losses and delinquencies, after the principal balances of one or more senior classes of certificates have been paid in full, such excess cash will be paid to one or more classes of certificates as specified in the prospectus supplement.

Letter of Credit

If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered by one or more letters of credit, issued by a bank or other financial institution specified in such prospectus supplement (the “Letter of Credit Bank”). Under a letter of credit, the Letter of Credit Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of some or all of the related mortgage assets on the related Cut-off Date or of the initial aggregate certificate balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the Letter of Credit Bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund.

Insurance or Guarantees with Respect to Mortgage Loans

If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees. The related prospectus supplement will describe the nature of such default risks and the extent of such coverage.

Certificate Insurance and Surety Bonds

If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest or distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under any such instrument.

Reserve Funds

If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts specified in such prospectus supplement. If so specified in the related prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of certain collections received on the related mortgage assets.

Amounts on deposit in any reserve fund for a series will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement if so specified in the related prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

If so specified in the related prospectus supplement, amounts deposited in any reserve fund will be invested in Permitted Investments. Generally, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to such reserve fund. However, such income may be payable to any related master servicer or another service provider as additional compensation for its services.

Credit Support with Respect to MBS

If so provided in the prospectus supplement for a series of certificates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of Credit Support described herein. The related prospectus supplement will specify, as to each such form of Credit Support, the information indicated above with respect thereto.

CASH FLOW AND DERIVATIVES AGREEMENTS

If so specified in the prospectus supplement for a series of certificates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for such series will be invested at a specified rate. If so specified in the prospectus supplement for a series of certificates, the related trust fund may include interest rate exchange agreements or interest rate cap or floor agreements. These types of agreements may be used to limit the exposure of the trust fund or investors in the certificates to fluctuations in interest rates and to situations where interest rates become higher or lower than specified thresholds, and may also be used to alter the payment characteristics of the cash flows from a trust fund. Generally, an interest rate exchange agreement is a contract between two parties to pay and receive, with a set frequency, interest payments determined by applying the differential between two interest rates to an agreed-upon notional principal. Generally, an interest rate cap agreement is a contract pursuant to which one party agrees to reimburse another party for a floating rate interest payment obligation, to the extent that the rate payable at any time exceeds a specified cap. Generally, an interest rate floor agreement is a contract pursuant to which one party agrees to reimburse another party in the event that amounts owing to the latter party under a floating rate interest payment obligation are payable at a rate which is less than a specified floor. The specific provisions of these types of agreements will be described in the related prospectus supplement.

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the Mortgage Loans (or mortgage loans underlying any MBS) is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those jurisdictions. See “Description of the Trust Funds—Mortgage Loans.” If a significant percentage of mortgage loans (or mortgage loans underlying MBS), by balance, are secured by properties in a particular jurisdiction, relevant local laws, to the extent they vary materially from this discussion, will be discussed in the prospectus supplement.

General

Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as “mortgages.” A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code (“UCC”); in cases where hotels or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room revenues and must file continuation statements, generally every five years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hotels or motels may be included in a trust fund even if the security interest in the room revenues was not perfected or the requisite UCC filings were allowed to lapse. Even if the lender’s security interest in room revenues is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room revenues following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room revenues, but those room revenues constitute “cash collateral” and therefore generally cannot be used by the bankruptcy debtor without a hearing or lender’s consent or unless the lender’s interest in the room revenues is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case in value equivalent to the amount of room revenues that the debtor proposes to use, or other similar relief). See “—Bankruptcy Laws.”

Personalty

In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection. In certain cases, mortgage loans secured in part by personal property may be included in a trust fund even if the security interest in such personal property was not perfected or the requisite UCC filings were allowed to lapse.

Foreclosure

General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary From State to State. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable and Other Limitations on Enforceability of Certain Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate mortgage loans after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. Potential buyers may be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal bankruptcy code, as amended from time to time (11 U.S.C. §§ 101-1532) (the “Bankruptcy Code”) and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration,” which is “reasonably equivalent value” under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the mortgage loan documents. (The mortgage loans, however, may be nonrecourse. See “Risk Factors—Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates—The Mortgage Loans May Be Nonrecourse Loans or Loans With Limited Recourse.”) Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to certain of the property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption.” The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust.

A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations. Mortgage Loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Cooperative Shares. Mortgage loans may be secured by a security interest on the borrower’s ownership interest in shares, and the proprietary leases appurtenant thereto, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative’s building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

Bankruptcy Laws

Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to obtain payment of a loan, realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by such automatic stay can be significant. For example, the filing of a petition in bankruptcy by or on behalf of a junior mortgage lien holder may stay the senior lender from taking action to foreclose out such junior lien. At a minimum, the senior lender would suffer delay due to its need to seek bankruptcy court approval before taking any foreclosure or other action that could be deemed in violation of the automatic stay of section 362(a) of the Bankruptcy Code.

Under sections 363(b) and (f) of the Bankruptcy Code, a bankruptcy trustee, or a borrower as debtor-in-possession, may under certain circumstances, despite the provisions of the related mortgage or other security agreement to the contrary, sell the related mortgaged property or other collateral free and clear of all liens, claims, encumbrances and interests, which liens would then attach to the proceeds of such sale. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for a lender are met, the amount and terms of a mortgage or other security agreement secured by property of a debtor may be modified under certain circumstances. Pursuant to a confirmed plan of reorganization, lien avoidance or claim objection proceeding, the secured claim arising from a loan secured by real property or other collateral may be reduced to the then current value of the property (with a corresponding partial reduction of the amount of lender’s security interest), thus leaving the lender a secured creditor to the extent of the then current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances. Other modifications may include the reduction in the amount of each monthly payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case,  that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan of reorganization to decelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor’s petition. This may be done even if the plan of reorganization does not provide for payment of the full amount due under the original loan. Thus, the full amount due under the original loan may never be repaid.  Other types of significant modifications to the terms of mortgage loan may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage, or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

Federal bankruptcy law may also interfere with or otherwise adversely affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases (which “rents” may include revenues from hotels and other lodging facilities specified in the Bankruptcy Code) related to a mortgaged property if the related borrower is in a bankruptcy proceeding. Under section 362 of the Bankruptcy Code, a mortgagee may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents. Rents (including applicable hotel and other lodging revenues) and leases may also escape such an assignment, among other things, (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected, or (v) to the extent the court determines based on the equities of the case that the post-petition rents are not subject to the lender’s pre-petition securities interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable  rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.

The Bankruptcy Code has been amended to mitigate this problem with respect to fees, charges, accounts or other payments for the use or occupancy of rooms and other public facilities in hotels, motels or other lodging facilities. A lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case.” The equities of a particular case may permit the discontinuance of security interests in pre-petition leases and rents.  Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in the mortgaged hotel, motel or other lodging property and the cash collateral is “adequately protected” as the term is defined and interpreted under the Bankruptcy Code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally would also constitute “cash collateral” under the Bankruptcy Code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personality necessary for a security interest to attach to such revenues.

Section 365(e) of the Bankruptcy Code provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so called “ipso facto” clauses could limit the ability of the Trustee to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay an Trustee’s exercise of those remedies, including foreclosure, in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. Thus, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee’s petition. While relief from the automatic stay to enforce remedies may be requested, it can be denied for a number of reasons, including where the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole. In addition, the Bankruptcy Code generally provides that a trustee in bankruptcy or debtor-in-possession may, with respect to an unexpired lease of non-residential real property, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant (if the lease was assigned), and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease as of the date immediately preceding the filing date of the bankruptcy petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor, as lessee, for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to section 502(b)(6) of the Bankruptcy Code, such lease rejection damages claim is limited to the “(a) rent reserved by the lease, without acceleration, for the greater of one year, or 15 percent, not to exceed three years, of the remaining term of such lease, following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the real property, (b) plus any unpaid rent due under such lease, without acceleration, on the earlier of such dates.”

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Similarly, bankruptcy risk is associated with an insolvency proceeding under the Bankruptcy Code of either a Borrower ground lessee or a ground lessor. In general, upon the bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that section 365(e) of the Bankruptcy Code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease. The Bankruptcy Code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. The bankruptcy court may extend the time to perform for up to 60 days for cause shown. Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under the Bankruptcy Code. Under the Bankruptcy Code, subject to certain exceptions set forth therein, once a lease is rejected by a debtor lessee, it is deemed breached, and the non-debtor lessor will have a claim for lease rejection damages calculated under section 502(b)(6) of the Bankruptcy Code, as described above.

If the ground lessor files for bankruptcy, it may determine until the confirmation of its plan of reorganization whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, pursuant to section 365(h) of the Bankruptcy Code, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable nonbankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). Under section 365(h)(1)(D), the term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the borrower/lessee debtor would be subject to the automatic stay, and the Trustee may be unable to enforce both the bankrupt lessee’s/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A mortgagee could lose its security unless the mortgagee holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the 1994 amendments to the Bankruptcy Code, such a result would be consistent with the purpose of such amendments to the Bankruptcy Code granting leasehold mortgagees the right to succeed to the position of a leasehold mortgagor (the 1994 amendments added section 365(h)(1)(D) to the Code). Although consistent with the Bankruptcy Code, such position may not be adopted by the bankruptcy court.

Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir, 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of leased property occurs under section 363(f) of the Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to section 363(e) of the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to section 363(f) of the Bankruptcy Code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain other defenses in the Bankruptcy Code are applicable. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

In addition, in a bankruptcy or similar proceeding involving any borrower or an affiliate, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on the related mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law. Any payment by a borrower in excess of its allocated share of the loan could be challenged as a fraudulent conveyance by creditors of that borrower in an action outside a bankruptcy case or by the representative of the borrower’s bankruptcy estate in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person transferred such property with the intent to hinder, delay or defraud its creditors or the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, a lien granted by a borrower to secure repayment of the loan in excess of its allocated share could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property for the equal benefit of each other borrower.

Pursuant to Section 364 of the Bankruptcy Code, a bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of General Growth Properties filed on April 16, 2009, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level special purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees and second liens, there can be no assurance that, in the event of a bankruptcy of the sponsor of the borrower, the sponsor of the borrower would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Certain of the Borrowers May Be Partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described herein with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the notes in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder.  Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property.  However, such an occurrence should not affect the Trustee’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a special purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are special purpose entities.  A borrower that is a limited liability company may be required by the loan documents to have a special purpose member or a springing member.  All borrower that are tenants-in-common may be required by the loan documents to be special purpose entities.  These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common.  However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

Environmental Considerations

General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a “superlien.”

CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s definition of “owner” or “operator, “ however, is a person “who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest.” This is the so called “secured creditor exemption.”

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Act offers protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the mortgaged property. The Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Federal, state and local environmental laws and regulatory requirements change often. It is possible that compliance with a new requirement could impose significant compliance costs on a borrower. Such costs may jeopardize the borrower’s ability to meet its loan obligations or decrease the re-sale value of the collateral.

Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the trust fund and occasion a loss to the certificateholders.

To reduce the likelihood of such a loss, except to the extent otherwise specified in the related prospectus supplement, the Pooling Agreement will provide that neither the master servicer nor the special servicer, acting on behalf of the trustee, may acquire title to a mortgaged property or take over its operation unless the special servicer, based solely (as to environmental matters) on a report prepared by a person who regularly conducts environmental audits, has made the determination that it is appropriate to do so, as described under “Description of the Pooling Agreements—Realization Upon Defaulted Mortgage Loans.”

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

Environmental Site Assessments. In most cases, an environmental site assessment of each mortgaged property will have been performed in connection with the origination of the related mortgage loan or at some time prior to the issuance of the related certificates. Environmental site assessments, however, vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related Mortgaged Property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and the regulations promulgated thereunder. Accordingly, a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, without regard to the master servicer’s ability to demonstrate that a sale threatens its legitimate security interest.

Junior Liens; Rights of Holders of Senior Liens

If so provided in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans secured by junior liens, and the loans secured by the related senior liens may not be included in the mortgage pool. See “Description of the Trust Funds—Mortgage Loans—General.”

Subordinate Financing

The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

No mortgage loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, will (if originated after that rejection or adoption) be eligible for inclusion in a trust fund unless (i) such mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such mortgage loan provides that the terms thereof are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower’s counsel has rendered an opinion that such choice of law provision would be given effect.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Certain Laws and Regulations

The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a mortgaged property which could, together with the possibility of limited alternative uses for a particular mortgaged property (i.e., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related mortgage loan.

The lender may be subject to additional risk depending upon the type and use of the mortgaged property in question. See “Risk Factors—Commercial and Multifamily Mortgage Loans are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates.”

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable.” In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act (formerly the Soldiers’ and Sailors’ Civil Relief Act of 1940), as amended (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, will not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or any form of Credit Support provided in connection with such certificates. In addition, the Relief Act imposes limitations that would impair the ability of the master servicer or special servicer to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three month period thereafter.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”).  Any of the depositor, the issuing entity, the underwriters, the master servicer, the special servicer, the trustee or the certificate administrator could be requested or required to obtain certain assurances from prospective investors intending to purchase Certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future.  It is the policy of the depositor, the issuing entity, the underwriters, the master servicer, the special servicer, the trustee and the certificate administrator to comply with Requirements to which they are or may become subject and to interpret such Requirements broadly in favor of disclosure.  Failure to honor any request by the depositor, the issuing entity, the underwriters, the master servicer, the special servicer, the trustee or the certificate administrator to provide requested information or take such other actions as may be necessary or advisable for the depositor, the issuing entity, the underwriters, the master servicer, the special servicer, the trustee or the certificate administrator to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s certificates.  In addition, each of the depositor, the issuing entity, the underwriters, the master servicer, the special servicer, the trustee and the certificate administrator intends to comply with the U.S. Bank Secrecy Act, U.S. Bank Secrecy Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (also known as the “Patriot Act”) and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection therewith.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, is subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the Patriot Act and the regulations issued pursuant to that act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (a) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (b) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture.” However, there is no assurance that such a defense will be successful.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. Further, the authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. No rulings have been or will be sought from the Internal Revenue Service (the “IRS”) with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of Treasury (the “Treasury”). Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates.

For purposes of this discussion:

●	references to the mortgage loans include references to the mortgage loans underlying any MBS included in the mortgage assets; and

●
where the applicable prospectus supplement provides for a fixed retained yield with respect to the mortgage loans underlying a series of certificates, references to the mortgage loans will be deemed to refer to that portion of the mortgage loans held by the trust fund which does not include the portion, if any, of the payments on the mortgage loan that is retained by the related mortgage asset seller. References to a “holder” or “certificateholder” in this discussion generally mean the beneficial owner of a certificate.

FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

General

With respect to a particular series of certificates, one or more elections may be made to treat the trust fund or one or more segregated pools of assets therein as one or more real estate mortgage investment conduits (each, a “REMIC”) within the meaning of Code Section 860D. A trust fund or a portion thereof as to which a REMIC election will be made will be referred to as a “REMIC Pool.” For purposes of this discussion, certificates of a series as to which one or more REMIC elections are made are referred to as “REMIC Certificates” and will consist of one or more classes of “Regular Certificates” and one class of “Residual Certificates” in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each series of REMIC Certificates, Cadwalader, Wickersham & Taft LLP, counsel to the depositor, has advised the depositor that in the firm’s opinion, assuming:

●	the making of proper elections;

●	compliance with the Pooling Agreement and other related documents and no amendments thereof;

●	the accuracy of all representations made with respect to the mortgage loans; and

●	compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, each REMIC Pool will qualify as a REMIC.

In such case, the Regular Certificates will be considered to be “regular interests” in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificates will be considered to be “residual interests” in the REMIC Pool. The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections with respect to the related trust fund will be made, in which event references to “REMIC” or “REMIC Pool” below shall be deemed to refer to each such REMIC Pool. If so specified in the applicable prospectus supplement, the portion of a trust fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes. See “—Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made.”

Status of REMIC Certificates

REMIC Certificates held by a domestic building and loan association will constitute a “regular or residual interest in a REMIC within the meaning of Code Section 7701(a)(19)(C)(xi), but only in the same proportion that the assets of the REMIC Pool would be treated as “loans . . . secured by an interest in real property which is . . . residential real property” (such as single family or multifamily properties, but not commercial properties) within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C), and otherwise will not qualify for such treatment. REMIC Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest, including original issue discount, on the Regular Certificates and income with respect to Residual Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) if received by a real estate investment trust in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing respective treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the mortgage loans that are reinvested pending distribution to holders of REMIC Certificates qualify for such treatment. Where two or more REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. Mortgage loans that have been defeased with U.S. Treasury obligations or other government securities will not qualify for the foregoing treatments. Except as provided in the related prospectus supplement, Regular Certificates will be “qualified mortgages” for another REMIC for purposes of Code Section 860G(a)(3).  REMIC Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Qualification as a REMIC

In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the “Startup Day” (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments.” The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool’s assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” and must furnish applicable tax information to transferors or agents that violate this requirement. The Pooling Agreement for each Series will contain a provision designed to meet this requirement. See “Taxation of Residual Certificates—Tax-Related Restrictions on Transfer of Residual Certificates—Disqualified Organizations.”

A qualified mortgage is any obligation that is principally secured by an interest in real property and that (i) is transferred to the REMIC Pool on the Startup Day in exchange for regular or residual interests, (ii) is purchased by the REMIC Pool within a three-month period thereafter, or (iii) represents an increase in the loan advanced to the obligor under its original terms, in either of the last two cases pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans, such as the mortgage loans, (ii) certificates of beneficial interest in a grantor trust that holds mortgage loans, including certain of the MBS, (iii) regular interests in another REMIC, such as MBS in a trust as to which a REMIC election has been made, (iv) loans secured by timeshare interests and (v) loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general:

●
the fair market value of the real property security (including buildings and structural components thereof) is at least 80% of the principal balance of the related mortgage loan or mortgage loan underlying the MBS either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security); or

●
substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

If the mortgage loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in the first bullet point of the preceding sentence as of the date of the last such modification or at closing. A qualified mortgage includes a qualified replacement mortgage, which is any obligation that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either:

●	in exchange for any qualified mortgage within a three-month period thereafter; or

●	in exchange for a “defective obligation” within a two-year period thereafter.

A “defective obligation” includes:

●	a mortgage in default or as to which default is reasonably foreseeable;

●	a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached;

●	a mortgage that was fraudulently procured by the mortgagor; and

●	a mortgage that was not in fact principally secured by real property (but only if such mortgage is disposed of within 90 days of discovery).

A mortgage loan that is “defective” as described in the fourth bullet point in the immediately preceding sentence that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after such 90-day period.

Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. In addition, a reserve fund (limited to not more than 50% of the REMIC Pool’s initial assets) may be used to provide a source of funds for the purchase of increases in the balances of qualified mortgages pursuant to their terms. The reserve fund will be disqualified if more than 30% of the gross income from the assets in such fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced “promptly and appropriately” to the extent no longer required. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage; provided the depositor had no knowledge that the mortgage loan would go into default at the time it was transferred to the REMIC Pool. Foreclosure property generally must be disposed of prior to the close of the third calendar year following the acquisition of the property by the REMIC Pool, with an extension that may be granted by the IRS.

In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following:

●	one or more classes of regular interests; or

●	a single class of residual interests on which distributions, if any, are made pro rata.

A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. Such a specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Certificates of a series will constitute one or more classes of regular interests, and the Residual Certificates for each REMIC Pool of that series will constitute a single class of residual interests on which distributions are made pro rata.

If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests therein. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool’s income for the period of time in which the requirements for REMIC status are not satisfied.

Taxation of Regular Certificates

General

A regular interest will be treated as a newly originated debt instrument for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the “Regular Certificateholder”) as they accrue, and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder’s basis in the Regular Certificate allocable thereto (other than accrued market discount not yet reported as ordinary income). Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by such Regular Certificateholders.

Original Issue Discount

Accrual Certificates, interest only certificates and principal-only certificates will be, and other Classes of Regular Certificates may be, issued with “original issue discount” within the meaning of Code Section 1273(a). Holders of any class of Regular Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates. To the extent such issues are not addressed in such regulations, the depositor intends to apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion herein and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

Each Regular Certificate will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder’s income. The total amount of original issue discount on a Regular Certificate is the excess of the “stated redemption price at maturity” of the Regular Certificate over its “issue price.” The issue price of a class of Regular Certificates offered pursuant to this Prospectus generally is the first price at which a substantial amount of Regular Certificates of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the depositor intends to treat the issue price of a class as to which there is no substantial sale as of the issue date or that is retained by the depositor as the fair market value of that class as of the issue date. The issue price of a Regular Certificate also includes the amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude such amount from the issue price and to recover it on the first distribution date. The stated redemption price at maturity of a Regular Certificate always includes the original principal amount of the Regular Certificate, but generally will not include distributions of stated interest if such interest distributions constitute “qualified stated interest.” Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below), provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certificate, it is possible that no interest on any class of Regular Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, the depositor intends to treat interest with respect to the Regular Certificates as qualified stated interest. Distributions of interest on an Accrual Certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of such Regular Certificates includes all distributions of interest as well as principal thereon. Likewise, the depositor intends to treat an “interest only” class, or a class on which interest is substantially disproportionate to its principal amount (a so-called “super-premium” class) as having no qualified stated interest. Where the interval between the issue date and the first distribution date on a Regular Certificate is shorter than the interval between subsequent distribution dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the “Prepayment Assumption”) and the anticipated reinvestment rate, if any, relating to the Regular Certificates. The Prepayment Assumption with respect to a series of Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Certificate is held as a capital asset. However, under the OID Regulations, Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method. See “Election to Treat All Interest Under the Constant Yield Method.”

A Regular Certificateholder generally must include in gross income for any taxable year the sum of the “daily portions,” as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. The depositor will treat the monthly period ending on the day before each distribution date as the accrual period. With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related distribution date on the Regular Certificate. The Conference Committee Report to the 1986

Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. The original issue discount accruing in a full accrual period would be the excess, if any, of:

●
the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period that are included in the Regular Certificate’s stated redemption price at maturity and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate’s stated redemption price at maturity; over

●	the adjusted issue price of the Regular Certificate at the beginning of the accrual period.

The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

●	the yield to maturity of the Regular Certificate at the issue date;

●	events (including actual prepayments) that have occurred prior to the end of the accrual period; and

●	the Prepayment Assumption.

For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate’s stated redemption price at maturity that were made on the Regular Certificate in such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular Certificates as a result of prepayments on the mortgage loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the mortgage loans with respect to a series of Regular Certificates can result in both a change in the priority of principal payments with respect to certain classes of Regular Certificates and either an increase or decrease in the daily portions of original issue discount with respect to such Regular Certificates.

The IRS proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on Regular Certificates providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the right of Regular Certificateholders to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, Regular Certificateholders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to Regular Certificates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any Regular Certificate issued after the date the final regulations are published in the Federal Register.

Acquisition Premium

A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a subsequent purchaser may elect to treat all such acquisition premium under the constant yield method, as described below under the heading “Election to Treat All Interest Under the Constant Yield Method.”

Variable Rate Regular Certificates

Regular Certificates may provide for interest based on a variable rate.  Under the OID Regulations, interest is treated as payable at a variable rate if, generally:

●	the issue price does not exceed the original principal balance by more than a specified amount; and

●	the interest compounds or is payable at least annually at current values of

(a)      one or more “qualified floating rates,”

(b)      a single fixed rate and one or more qualified floating rates,

(c)      a single “objective rate,” or

(d)      a single fixed rate and a single objective rate that is a “qualified inverse floating rate.”

A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater than 0.65, but not more than 1.35.  The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly.  An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (1) within the control of the depositor or a related party or (2) unique to the circumstances of the depositor or a related party.  A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate.  A class of Regular Certificates may be issued under this prospectus that does not have a variable rate under the OID Regulations, for example, a class that bears different rates at different times during the period it is outstanding so that it is considered significantly “front-loaded” or “back-loaded” within the meaning of the OID Regulations.  It is possible that a class of this type may be considered to bear “contingent interest” within the meaning of the OID Regulations.  The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates.  However, if final regulations dealing with contingent interest with respect to Regular Certificates apply the same principles as the current regulations, those regulations may lead to different timing of income inclusion than would be the case under the variable interest regulations.  Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income.  Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

Under the REMIC Regulations, a Regular Certificate (1) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including a rate that is subject to one or more caps or floors, or (2) bearing one or more of these variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods qualifies as a regular interest in a REMIC.

Unless otherwise indicated in the applicable prospectus supplement, the depositor intends to treat Regular Certificates that provide for variable rates in the same manner as obligations bearing a variable rate for original issue discount reporting purposes. The amount of original issue discount with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under “Original Issue Discount” with the yield to maturity and future payments on such Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. Unless otherwise specified in the applicable prospectus supplement, the depositor intends to treat such variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, the depositor intends to treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans or MBS having fixed or adjustable rates, as having qualified stated interest, except to the extent that initial “teaser” rates cause sufficiently “back-loaded” interest to create more than de minimis original issue discount. The yield on such Regular Certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial “teaser rates” followed by fully indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans will be the index in effect on the pricing date (or possibly the issue date), and in the case of teaser rates, will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual Pass-Through Rate on the Regular Certificates.

Deferred Interest

Under the OID Regulations, all interest on a Regular Certificate as to which there may be deferred interest is includible in the stated redemption price at maturity thereof. Accordingly, any deferred interest that accrues with respect to a class of Regular Certificates may constitute income to the holders of such Regular Certificates prior to the time distributions of cash with respect to such Deferred Interest are made.

Market Discount

A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Section 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Certificate (exclusive of accrued qualified stated interest):

●	is exceeded by the then-current principal amount of the Regular Certificate; or

●	in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of such Regular Certificate at the time of purchase.

Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Certificate as distributions includible in the stated redemption price at maturity thereof are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue either:

●	on the basis of a constant interest rate; or

●
in the ratio of stated interest allocable to the relevant period to the sum of the interest for such period plus the remaining interest as of the end of such period, or in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount as of the end of such period.

Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest distributable thereon. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Certificateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Certificateholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See “Election to Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Certificate will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under “Original Issue Discount”) remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See “Original Issue Discount” above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Certificateholder holds such Regular Certificate as a “capital asset” within the meaning of Code Section 1221, the Regular Certificateholder may elect under Code Section 171 to amortize such premium under the constant yield method. Treasury Regulations issued under Code Section 171 do not, by their terms, apply to Regular Certificates, which are prepayable based on prepayments on the underlying mortgage loans. However, the Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant yield method described above under “Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate rather than as a separate deduction item. See “Election to Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

Election to Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election:

●
“interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium; and

●	the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition.

It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if a holder makes the election with respect to a premium bond,  then the holder is deemed to make the election to amortize premium for all the premium bonds it holds at the beginning of the taxable year and all premium bonds it acquires thereafter.  If a holder makes the election with respect to a market discount bond,  then it is deemed to make the election to accrue market discount for all the market discount bonds it acquires at the beginning of the taxable year and all market discount bonds it acquires thereafter. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors should consult their own tax advisors regarding the advisability of making such an election.

Sale or Exchange of Regular Certificates

If a Regular Certificateholder sells or exchanges a Regular Certificate, the Regular Certificateholder will recognize gain or loss equal to the difference, if any, between the amount received (other than amounts allocable to accrued interest) and its adjusted basis in the Regular Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller’s gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by previously recognized losses.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certificate has been held for the long-term capital gain holding period (currently more than one year). Such gain will be treated as ordinary income as follows:

●
if a Regular Certificate is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction;

●	in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates; or

●
to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on such Regular Certificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such holder with respect to the Regular Certificate.

In addition, gain or loss recognized from the sale of a Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).  Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income or short-term capital gains of such taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Treatment of Losses

Holders of Regular Certificates will be required to report income with respect to Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of Regular Certificates, except to the extent it can be established that such losses are uncollectible. Accordingly, the holder of a Regular Certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. To the extent the rules of Code Section 166 regarding bad debts are applicable, it appears that holders of Regular Certificates that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained during the taxable year on account of any such Regular Certificates becoming wholly or partially worthless, and that, in general, holders of Regular Certificates that are not corporations and do not hold the Regular Certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of such Regular Certificates becoming wholly worthless. Although the matter is not free from doubt, noncorporate holders of Regular Certificates should be allowed a bad debt deduction at that time as the principal balance of any class or subclass of those Regular Certificates is reduced to reflect losses resulting from any liquidated mortgage loans below a holder’s basis in the Regular Certificates.  The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect those losses only after all mortgage loans remaining in the trust fund have been liquidated or that class of Regular Certificates has been otherwise retired.  The IRS could also assert that losses on the Regular Certificates are deductible based on some other method that may defer those deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount.  This may have the effect of creating “negative” original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the class.  Notwithstanding the foregoing, it is not clear whether holders of interest-only certificates are entitled to any deduction under Code Section 166 for bad debt losses.  Holders of Regular Certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the IRS may take the position that losses attributable to accrued original issue discount may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.

Taxation of Residual Certificates

Taxation of REMIC Income

Generally, the “daily portions” of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certificates (“Residual Certificateholders”), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certificateholder are determined by allocating the REMIC Pool’s taxable income or net loss for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Certificateholders in proportion to their respective holdings of Residual Certificates in the REMIC Pool on such day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

●	the limitations on deductibility of investment interest expense and expenses for the production of income do not apply;

●	all bad loans will be deductible as business bad debts; and

●	the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

The REMIC Pool’s gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Certificates. The REMIC Pool’s deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no certificates of any class of the related series outstanding.

The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Certificates or income from amortization of issue premium on the Regular Certificates, on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of such mortgage loans is prepaid, the Residual Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because:

●	the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates; and

●
the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon such distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular Certificates.

When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of Regular Certificates to the extent that such classes are not issued with substantial discount. If taxable income attributable to such a mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of such a series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certificates, whereas to the extent that the REMIC Pool includes fixed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of such mismatching or unrelated deductions against which to offset such income, subject to the discussion of “excess inclusions” below under “Limitations on Offset or Exemption of REMIC Income” The timing of such mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the Residual Certificateholder’s after-tax rate of return.

Basis and Losses

The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Certificateholder is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for such Residual Certificate. Such adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Certificateholder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Certificateholder as to whom such loss was disallowed and may be used by such Residual Certificateholder only to offset any income generated by the same REMIC Pool.

A Residual Certificateholder will not be permitted to amortize directly the cost of its Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool’s basis in its assets.  That recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life.  However, in view of the possible acceleration of the income of Residual Certificateholders described under “—Taxation of REMIC Income” above, the period of time over which the issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of such a residual interest as zero rather than such negative amount for purposes of determining the REMIC Pool’s basis in its assets. Regulations have been issued addressing the federal income tax treatment of “inducement fees” received by transferees of noneconomic residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related residual interest is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees may be included in income:

●
in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income; or

●
ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the Prepayment Assumption.

If the holder of a noneconomic residual interest sells or otherwise disposes of the noneconomic residual interest, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. Prospective purchasers of the Residual Certificates should consult with their tax advisors regarding the effect of these regulations.

Further, to the extent that the initial adjusted basis of a Residual Certificateholder (other than an original holder) in the Residual Certificate is greater that the corresponding portion of the REMIC Pool’s basis in the mortgage loans, the Residual Certificateholder will not recover a portion of such basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by such holder. The REMIC Regulations currently in effect do not so provide. See “Treatment of Certain Items of REMIC Income and Expense—Market Discount” below regarding the basis of mortgage loans to the REMIC Pool and “Sale or Exchange of a Residual Certificate” below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

Treatment of Certain Items of REMIC Income and Expense

Although the depositor intends to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The depositor makes no representation as to the specific method that it will use for reporting income with respect to the mortgage loans and expenses with respect to the Regular Certificates, and different methods could result in different timing of reporting of taxable income or net loss to Residual Certificateholders or differences in capital gain versus ordinary income.

Original Issue Discount and Premium. Generally, the REMIC Pool’s deductions for original issue discount and income from amortization of issue premium will be determined in the same manner as original issue discount income on Regular Certificates as described above under “Taxation of Regular Certificates—Original Issue Discount” and “—Variable Rate Regular Certificates,” without regard to the de minimis rule described therein, and “—Premium.”

Deferred Interest. Any deferred interest that accrues with respect to any adjustable rate mortgage loans held by the REMIC Pool will constitute income to the REMIC Pool and will be treated in a manner similar to the deferred interest that accrues with respect to Regular Certificates as described above under “Taxation of Regular Certificates—Deferred Interest.”

Market Discount. The REMIC Pool will have market discount income in respect of mortgage loans if, in general, the basis of the REMIC Pool allocable to such mortgage loans is exceeded by their unpaid principal balances. The REMIC Pool’s basis in such mortgage loans is generally the fair market value of the mortgage loans immediately after the transfer thereof to the REMIC Pool. The REMIC Regulations provide that such basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool (or the fair market value thereof at the Startup Day, in the case of a retained class).  In respect of mortgage loans that have market discount to which Code Section 1276 applies, the accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount.  Market discount income generally should accrue in the manner described above under “Taxation of Regular Certificates—Market Discount.”

Premium. Generally, if the basis of the REMIC Pool in the mortgage loans exceeds the unpaid principal balances thereof, the REMIC Pool will be considered to have acquired such mortgage loans at a premium equal to the amount of such excess. As stated above, the REMIC Pool’s basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices (or the fair market value of retained classes) of the regular and residual interests in the REMIC Pool immediately after the transfer thereof to the REMIC Pool. In a manner analogous to the discussion above under “Taxation of Regular Certificates—Premium,” a REMIC Pool that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS that were originated after September 27, 1985 or MBS that are REMIC regular interests under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the mortgage loans are individuals, Code Section 171 will not be available for premium on mortgage loans (including underlying mortgage loans) originated on or prior to September 27, 1985. Premium with respect to such mortgage loans may be deductible in accordance with a reasonable method regularly employed by the holder thereof. The allocation of such premium pro rata among principal payments should be considered a reasonable method; however, the IRS may argue that such premium should be allocated in a different manner, such as allocating such premium entirely to the final payment of principal.

Limitations on Offset or Exemption of REMIC Income

A portion or all of the REMIC taxable income includible in determining the federal income tax liability of a Residual Certificateholder will be subject to special treatment. That portion, referred to as the “excess inclusion,” is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for such quarterly period of:

●	120% of the long-term applicable Federal rate that would have applied to the Residual Certificate (if it were a debt instrument) on the Startup Day under Code Section 1274(d), multiplied by;

●	the adjusted issue price of such Residual Certificate at the beginning of such quarterly period.

For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of such daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to such Residual Certificate prior to the beginning of such quarterly period. Accordingly, the portion of the REMIC Pool’s taxable income that will be treated as excess inclusions will be a larger portion of such income as the adjusted issue price of the Residual Certificates diminishes and all such taxable income will be so treated if the adjusted issue price of the Residual Certificate is zero.

The portion of a Residual Certificateholder’s REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on such Residual Certificateholder’s return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Certificateholder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Certificateholder’s excess inclusions will be treated as unrelated business taxable income of such Residual Certificateholder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons (as defined below under “Tax-Related Restrictions on Transfer of Residual Certificates—Foreign Investors”), and the portion thereof attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise). See “Taxation of Certain Foreign Investors—Residual Certificates” below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

In addition, the Code provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual Certificateholder. First, alternative minimum taxable income for a Residual Certificateholder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a Residual Certificateholder’s alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

Tax-Related Restrictions on Transfer of Residual Certificates

Disqualified Organizations. If any legal or beneficial interest in a Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of:

●	the present value of the total anticipated excess inclusions with respect to such Residual Certificate for periods after the transfer; and

●	the highest marginal federal income tax rate applicable to corporations.

The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. Such a tax generally would be imposed on the transferor of the Residual Certificate, except that where such transfer is through an agent (including a broker, nominee or other middleman) for a Disqualified Organization, the tax would instead be imposed on such agent. However, a transferor of a Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false.  The tax may also be waived by the Treasury Department if the Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the Residual Certificate is actually held by the Disqualified Organization.

In addition, if a Pass-Through Entity (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of:

●	the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during the period such interest is held by such Disqualified Organization; and

●	the highest marginal federal corporate income tax rate.

Such tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that it is not a Disqualified Organization or stating such holder’s taxpayer identification number and, during the period such person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that such affidavit is false.

If an “electing large partnership” holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by Code Section 860E(c). An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

For these purposes:

●
“Disqualified Organization” means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that such term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by any such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers’ cooperative described in Code Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511;

●
“Pass-Through Entity” means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis (except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to such interest, be treated as a Pass-Through Entity); and

●
an “electing large partnership” means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code.

The Pooling Agreement with respect to a series of certificates will provide that no legal or beneficial interest in a Residual Certificate may be transferred unless:

●
the proposed transferee provides to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that such transferee is the beneficial owner of the Residual Certificate, is not a Disqualified Organization and is not purchasing such Residual Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman thereof); and

●	the transferor provides a statement in writing to the depositor and the trustee that it has no actual knowledge that such affidavit is false.

Moreover, the Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certificate with respect to a series will bear a legend referring to such restrictions on transfer, and each Residual Certificateholder will be deemed to have agreed, as a condition of ownership thereof, to any amendments to the related Pooling Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request, and the depositor or the trustee may charge a fee for computing and providing such information.

Noneconomic Residual Interests. The REMIC Regulations disregard certain transfers of Residual Certificates, in which case the transferor continues to be treated as the owner of the Residual Certificates and thus continues to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a “noneconomic residual interest” (as defined below) to a Residual Certificateholder (other than a Residual Certificateholder who is not a U.S. Person, as defined below under “—Foreign Investors”) is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a “noneconomic residual interest” unless, at the time of the transfer:

●
the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs; and

●
the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under “—Disqualified Organizations.” The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC.  Under the REMIC Regulations, a safe harbor is provided if:

●
the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future;

●
the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due; and

●
the transferee represents that it will not cause income from the Residual Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other U.S. Person (as defined below); and

●	either the “formula test” or the “assets test” (each described below) is satisfied.

The Pooling Agreement with respect to each series of certificates will require the transferee of a Residual Certificate to certify to the matters in the bullet points set forth above as part of the affidavit described above under the heading “Disqualified Organizations.” The transferor must have no actual knowledge or reason to know that such statements are false.

The formula test is satisfied if the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest must not exceed the sum of:

(i)       the present value of any consideration given to the transferee to acquire the interest;

(ii)      the present value of the expected future distributions on the interest; and

(iii)     the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

For purposes of these computations, the transferee is assumed to pay tax at the highest rate of tax specified in Code Section 11(b)(1) (currently 35%) or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Code Section 1274(d) for the month of such transfer and the compounding period used by the transferee.

The assets test is satisfied if:

(i)       the transferee must be a domestic “C” corporation (other than a corporation exempt from taxation of a regulated investment company or real estate investment trust) that meets certain gross and net assets tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

(ii)      the transferee must agree in writing that it will transfer the Residual Certificate only to a subsequent transferee that is an eligible corporation and meets the requirements for a safe harbor transfer; and

(iii)     the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the Residual Certificate will not be paid by the transferee.

Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Certificate that has “tax avoidance potential” to a “foreign person” will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a “U.S. Person” (a “Non-U.S. Person”), unless such transferee’s income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (i) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (ii) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the Residual Certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

Unless otherwise stated in the prospectus supplement relating to a series of certificates, a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) any interest in which is owned (or, may be owned pursuant to the applicable partnership agreement) directly or indirectly (other than through a U.S. corporation) by any person that is not a “U.S. Person”. The term “U.S. Person” means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including any entity treated as a corporation or partnership for U.S. tax purposes, an estate that is subject to United States federal income tax regardless of the source of its income or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more United States persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 have elected to be treated as U.S. Persons if such election has been made).

In addition, under temporary and final Treasury regulations, effective August 1, 2006, a U.S. partnership having a partner who is not a U.S. Person will be required to pay withholding tax in respect of excess inclusion income allocable to such non-U.S. partner, even if no cash distributions are made to such partner. Accordingly, the Pooling Agreement will prohibit transfer of a Residual Certificate to a U.S. Person treated as a partnership for federal income tax purposes, any beneficial owner of which (other than through a U.S. corporation) is (or is permitted to be under the related partnership agreement) not a U.S. Person.

Sale or Exchange of a Residual Certificate

Upon the sale or exchange of a Residual Certificate, the Residual Certificateholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under “Taxation of Residual Certificates—Basis and Losses”) of such Residual Certificateholder in such Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Certificateholder will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds such adjusted basis on that Distribution Date. Such income will be treated as gain from the sale or exchange of the Residual Certificate. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of a Residual Certificateholder’s Residual Certificate, in which case, if the Residual Certificateholder has an adjusted basis in such Residual Certificateholder’s Residual Certificate remaining when its interest in the REMIC Pool terminates, and if such Residual Certificateholder holds such Residual Certificate as a capital asset under Code Section 1221, then such Residual Certificateholder will recognize a capital loss at that time in the amount of such remaining adjusted basis.

Any gain on the sale of a Residual Certificate will be treated as ordinary income (i) if a Residual Certificate is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code Section 1091 will apply to dispositions of Residual Certificates where the seller of the Residual Certificate, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a “taxable mortgage pool” (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

Mark to Market Regulations

The IRS has issued regulations under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment.  These regulations provide that, for purposes of this mark-to-market requirement, a Residual Certificate is not treated as a security and thus may not be marked to market.

Taxes that May Be Imposed on the REMIC Pool

Prohibited Transactions

Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include:

●
the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool or (d) a qualified (complete) liquidation;

●	the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold;

●	the receipt of compensation for services; or

●	the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

Notwithstanding the first or fourth bullet points set forth above, it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the certificates is outstanding). The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

Contributions to the REMIC Pool After the Startup Day

In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool:

●	during the three months following the Startup Day;

●	made to a qualified reserve fund by a Residual Certificateholder;

●	in the nature of a guarantee;

●	made to facilitate a qualified liquidation or clean-up call; and

●	as otherwise permitted in Treasury regulations yet to be issued.

Net Income from Foreclosure Property

The REMIC Pool will be subject to federal income tax at the highest corporate rate on “net income from foreclosure property,” determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as “foreclosure property” for a period ending with the third calendar year following the year of acquisition of such property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the applicable prospectus supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a mortgage loan.

Liquidation of the REMIC Pool

If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool’s final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Certificates and Residual Certificateholders within the 90-day period.

Administrative Matters

The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for such income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The trustee will be required to sign the REMIC Pool’s returns. Treasury regulations provide that, except where there is a single Residual Certificateholder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The Residual Certificateholder owning the largest percentage interest in the Residual Certificates will be obligated to act as “tax matters person,” as defined in applicable Treasury regulations, with respect to the REMIC Pool. Each Residual Certificateholder will be deemed, by acceptance of such Residual Certificates, to have agreed:

●	to the appointment of the tax matters person as provided in the preceding sentence; and

●	to the irrevocable designation of the master servicer as agent for performing the functions of the tax matters person.

Limitations on Deduction of Certain Expenses

An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code Section 67, to the extent that such itemized deductions, in the aggregate, do not exceed 2% of the investor’s adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer with income above certain thresholds will be reduced by the lesser of:

●	3% of the excess, if any, of adjusted gross income over a threshold amount; or

●	80% of the amount of itemized deductions otherwise allowable for such year.

In the case of a REMIC Pool, such deductions may include deductions under Code Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Such investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of such expenses allocated to them as additional gross income, but may be subject to such limitation on deductions. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, such additional gross income and limitation on deductions will apply to the allocable portion of such expenses to holders of Regular Certificates, as well as holders of Residual Certificates, where such Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, such allocable portion will be determined based on the ratio that a REMIC Certificateholder’s income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates. Unless otherwise indicated in the applicable prospectus supplement, all such expenses will be allocable to the Residual Certificates.

Taxation of Certain Foreign Investors

Regular Certificates

Interest, including original issue discount, distributable to Regular Certificateholders who are nonresident aliens, foreign corporations, or other Non-U.S. Persons, will be considered “portfolio interest” and, therefore, generally will not be subject to 30% United States withholding tax, provided that such Non-U.S. Person:

●
is not a “10-percent shareholder” within the meaning of Code Section 871(h)(3)(B) or, or a controlled foreign corporation described in Code Section 881(c)(3)(C) related to, the REMIC (or possibly one or more mortgagors); and

●
provides the trustee, or the person who would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a Non-U.S. Person.

The appropriate documentation includes Form W-8BEN-E or W-8BEN, if the Non-U.S. Person is an entity (such as a corporation) or individual, respectively, eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Certificate being effectively connected to a United States trade or business; Form W-8BEN-E or Form W-8IMY if the non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Certificate; and Form W-8IMY, with supporting documentation as specified in the Treasury Regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership. Additional information may be required by holders that are “foreign financial institutions” under FATCA. See “—FATCA” below. An intermediary (other than a partnership) must provide Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A non-“qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Certificate. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply. If the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Prepayment Premiums distributable to Regular Certificateholders who are Non-U.S. Persons may be subject to 30% United States withholding tax. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate.

Residual Certificates

The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Certificateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Certificateholders may qualify as “portfolio interest,” subject to the conditions described in “Regular Certificates” above, but only to the extent that:

●	the mortgage loans (including mortgage loans underlying MBS) were issued after July 18, 1984; and

●
the trust fund or segregated pool of assets therein (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in “registered form” within the meaning of Code Section 163(f)(1).

Generally, whole mortgage loans will not be, but MBS and regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an “excess inclusion.” See “Taxation of Residual Certificates—Limitations on Offset or Exemption of REMIC Income.” If the amounts paid to Residual Certificateholders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, such amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See “Tax-Related Restrictions on Transfer of Residual Certificates—Foreign Investors” above concerning the disregard of certain transfers having “tax avoidance potential”, and the withholding tax obligations of U.S. partnerships having Non-U.S. Persons as partners. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”) provisions of the Hiring Incentives to Restore Employment Act, a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest on or after July 1, 2014, and gross proceeds from the disposition of debt obligations that give rise to U.S.-source interest on or after January 1, 2017,  to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA.  The certificate administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and who fail to provide the certificate administrator with proof that they have complied with such requirements.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. Persons will be subject to an additional 3.8% tax on all or a portion of their “net investment income,” which may include the interest payments and any gain realized with respect to the certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return.  The 3.8% Medicare tax is determined in a manner different than the regular income tax.  U.S. Persons should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Backup Withholding

Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 of 28% on “reportable payments” (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Certificateholder is a U.S. Person and provides Form W-9 with the correct taxpayer identification number; is a Non-U.S. Person and provides Form W-8BEN or Form W-8BEN-E, as applicable, identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury Regulations Section 1.6049-4(c)(1)(ii).  Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the IRS or allowed as a credit against the Regular Certificateholder’s federal income tax liability.  Final Treasury Regulations will change certain of the rules relating to certain presumptions currently available relating to information reporting and backup withholding.  Information reporting requirements may apply regardless of whether withholding is required.  Investors are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Reporting Requirements

Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the Regular Certificates will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to a particular series of Regular Certificates. Holders through nominees must request such information from the nominee.

IRS Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Certificateholders, furnished annually, if applicable, to holders of Regular Certificates, and filed annually with the IRS concerning Code Section 67 expenses (see “Limitations on Deduction of Certain Expenses” above) allocable to such holders. Furthermore, under such regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the IRS concerning the percentage of the REMIC Pool’s assets meeting the qualified asset tests described above under “Status of REMIC Certificates.”

FEDERAL INCOME TAX CONSEQUENCES
FOR CERTIFICATES AS TO WHICH NO
REMIC ELECTION IS MADE

Standard Certificates

General

In the event that no election is made to treat a trust fund (or a segregated pool of assets therein) with respect to a series of certificates that are not designated as “Stripped Certificates,” as described below, as a REMIC (Certificates of such a series hereinafter referred to as “Standard Certificates”), in the opinion of Cadwalader, Wickersham & Taft LLP, counsel to the depositor, the trust fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a “taxable mortgage pool” within the meaning of Code Section 7701(i). Where there is no fixed retained yield with respect to the mortgage loans underlying the Standard Certificates, the holder of each such Standard Certificate (a “Standard Certificateholder”) in such series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust fund represented by its Standard Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion below under “Recharacterization of Servicing Fees.” Accordingly, the holder of a Standard Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its Standard Certificate, including interest at the coupon rate on such mortgage loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the master servicer, in accordance with such Standard Certificateholder’s method of accounting. A Standard Certificateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that such amounts are reasonable compensation for services rendered to that trust fund. However, investors who are individuals, estates or trusts who own Standard Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for the servicing fee and all such administrative and other expenses of the trust fund, to the extent that such deductions, in the aggregate, do not exceed two percent of an investor’s adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer with income above certain thresholds will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over a threshold amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. As a result, such investors holding Standard Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on such Standard Certificates with respect to interest at the pass-through rate on such Standard Certificates. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the mortgage loans underlying a series of Standard Certificates or where the servicing fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the “stripped bond” and “stripped coupon” rules of the Code, as described below under “Stripped Certificates” and “Recharacterization of Servicing Fees,” respectively.

Tax Status

Standard Certificates will have the following status for federal income tax purposes:

1.      A Standard Certificate owned by a “domestic building and loan association” within the meaning of Code Section 7701(a)(19) will be considered to represent “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard Certificate is of the type described in such section of the Code.

2.      A Standard Certificate owned by a real estate investment trust will be considered to represent “real estate assets” within the meaning of Code Section 856(c)(5)(B) to the extent that the assets of the related trust fund consist of qualified assets, and interest income on such assets will be considered “interest on obligations secured by mortgages on real property” to such extent within the meaning of Code Section 856(c)(3)(B).

3.      A Standard Certificate owned by a REMIC will be considered to represent an “obligation . . . which is principally secured by an interest in real property” within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related trust fund consist of “qualified mortgages” within the meaning of Code Section 860G(a)(3).

Premium and Discount

Standard Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certificates or thereafter.

Premium. The treatment of premium incurred upon the purchase of a Standard Certificate will be determined generally as described above under “Certain Federal Income Tax Consequences for REMIC Certificates—Taxation of Residual Certificates—Treatment of Certain Items of REMIC Income and Expense—Premium.”

Original Issue Discount. The original issue discount rules will be applicable to a Standard Certificateholder’s interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of “teaser rates” on the mortgage loans.

Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to such income. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of such accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if such mortgage loans acquired by a Standard Certificateholder are purchased at a price equal to the then unpaid principal amount of such mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of such mortgage loans (i.e., points) will be includible by such holder.

Market Discount. Standard Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described above under “Certain Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Market Discount,” except that the ratable accrual methods described therein will not apply and it is unclear whether a Prepayment Assumption would apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of such accrual.

Recharacterization of Servicing Fees

If the servicing fee paid to the master servicer were deemed to exceed reasonable servicing compensation, the amount of such excess would represent neither income nor a deduction to certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Standard Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that such amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased.  IRS guidance indicates that a servicing fee in excess of reasonable compensation (“excess servicing”) will cause the mortgage loans to be treated under the “stripped bond” rules. Such guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of such amounts is not greater than the value of the services provided.

Accordingly, if the IRS’ approach is upheld, a servicer who receives a servicing fee in excess of such amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of such mortgage loans as “stripped coupons” and “stripped bonds.” Subject to the de minimis rule discussed below under “—Stripped Certificates,” each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Certificates, and the original issue discount rules of the Code would apply to the holder thereof. While Standard Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of such trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the master servicer, or as including such portion as a second class of equitable interest. Applicable Treasury regulations treat such an arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, such a recharacterization should not have any significant effect upon the timing or amount of income reported by a Standard Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See “Stripped Certificates” below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

Sale or Exchange of Standard Certificates

Upon sale or exchange of a Standard Certificate, a Standard Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale (other than amounts allocable to accrued interest) and its aggregate adjusted basis in the mortgage loans and the other assets represented by the Standard Certificate. In general, the aggregate adjusted basis will equal the Standard Certificateholder’s cost for the Standard Certificate, increased by the amount of any income previously reported with respect to the Standard Certificate and decreased by the amount of any losses previously reported with respect to the Standard Certificate and the amount of any distributions received thereon. Except as provided above with respect to market discount on any mortgage loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), any such gain or loss would be capital gain or loss if the Standard Certificate was held as a capital asset. However, gain on the sale of a Standard Certificate will be treated as ordinary income:

●
if a Standard Certificate is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Standard Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction; or

●	in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.

Long-term capital gains of certain noncorporate taxpayers generally are subject to a lower maximum tax rate than ordinary income or short-term gains of such taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Stripped Certificates

General

Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of “stripped bonds” with respect to principal payments and “stripped coupons” with respect to interest payments. For purposes of this discussion, certificates that are subject to those rules will be referred to as “Stripped Certificates.” Stripped Certificates include interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal and principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest as to which no REMIC election is made.

The certificates will be subject to those rules if:

●
the depositor or any of its affiliates retains (for its own account or for purposes of resale), in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans;

●
the master servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (see “Standard Certificates—Recharacterization of Servicing Fees” above); and

●	certificates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

In general, a holder of a Stripped Certificate will be considered to own “stripped bonds” with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or “stripped coupons” with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Certificate’s allocable share of the servicing fees paid to the master servicer, to the extent that such fees represent reasonable compensation for services rendered. See discussion above under “Standard Certificates—Recharacterization of Servicing Fees.” Although not free from doubt, for purposes of reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each class (or subclass) of Stripped Certificates for the related period or periods. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under “Standard Certificates—General,” subject to the limitation described therein. Code Section

1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that such stripped interest is purchased. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where such Stripped Certificates are issued with respect to a mortgage pool containing variable-rate mortgage loans:

●
the trust fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a “taxable mortgage pool” within the meaning of Code Section 7701(i); and

●
unless otherwise specified in the related prospectus supplement, each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition.

This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. While under Code Section 1286 computations with respect to Stripped Certificates arguably should be made in one of the ways described below under “Taxation of Stripped Certificates—Possible Alternative Characterizations,” the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The applicable Pooling Agreement requires that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

Furthermore, Treasury regulations issued December 28, 1992 provide for the treatment of a Stripped Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount (as described below), at a de minimis original issue discount, or, presumably, at a premium. This treatment suggests that the interest component of such a Stripped Certificate would be treated as qualified stated interest under the OID Regulations, other than in the case of an interest-only Stripped Certificate or a Stripped Certificate on which the interest is substantially disproportionate to the principal amount.  Further, these final regulations provide that the purchaser of such a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount if either:

●	the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule; or

●	no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans.

Any such market discount would be reportable as described under “Certain Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Market Discount,” without regard to the de minimis rule therein, assuming that a prepayment assumption is employed in such computation.

Status of Stripped Certificates

No specific legal authority exists as to whether the character of the Stripped Certificates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, Stripped Certificates owned by applicable holders should be considered to represent “real estate assets” within the meaning of Code Section 856(c)(5)(B), “obligation[s] principally secured by an interest in real property” within the meaning of Code Section 860G(a)(3)(A), and “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certificates should be considered to represent “interest on obligations secured by mortgages on real property” within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on such mortgage loans qualify for such treatment.

Taxation of Stripped Certificates

Original Issue Discount. Except as described above under “General,” each Stripped Certificate may be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to such income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the 1986 Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a “Stripped Certificateholder”) in any taxable year likely will be computed generally as described above under “Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” and “—Variable Rate Regular Certificates.” However, with the apparent exception of a Stripped Certificate qualifying as a market discount obligation, as described above under “General,” the issue price of a Stripped Certificate will be the purchase price paid by each holder thereof, and the stated redemption price at maturity will include the aggregate amount of the payments, other than qualified stated interest to be made on the Stripped Certificate to such Stripped Certificateholder, presumably under the Prepayment Assumption.

If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder’s recognition of original issue discount will be either accelerated or decelerated and the amount of such original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by such Stripped Certificateholder’s Stripped Certificate. It is unclear under what circumstances, if any, the prepayment of mortgage loans or MBS will give rise to a loss to the holder of a Stripped Certificate. If the certificate is treated as a single instrument rather than an interest in discrete mortgage loans and the effect of prepayments is taken into account in computing yield with respect to the grantor trust certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate sufficiently faster than the assumed prepayment rate so that the certificateholder will not recover its investment. However, if the certificate is treated as an interest in discrete mortgage loans or MBS, or if no prepayment assumption is used, then when a mortgage loan or MBS is prepaid, the holder of the certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the certificate that is allocable to the mortgage loan or MBS. Holders of Stripped Certificates are urged to consult with their own tax advisors regarding the proper treatment of these certificates for federal income tax purposes.

As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that such interest payments are “contingent” within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, such regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

In light of the application of Code Section 1286, a beneficial owner of a Stripped Certificate generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own Prepayment Assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to these Stripped Certificates, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these certificates. Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a Stripped Certificate generally will be different than that reported to holders and the IRS.  Prospective investors should consult your own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences for failure to do so.

Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Certificateholder’s adjusted basis in such Stripped Certificate, as described above under “Certain Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Sale or Exchange of Regular Certificates.” It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certificate-holder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

Purchase of More Than One Class of Stripped Certificates. Where an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes such classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

Possible Alternative Characterizations. The characterizations of the Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of:

●
one installment obligation consisting of such Stripped Certificate’s pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of such Stripped Certificate’s pro rata share of the payments attributable to interest on each mortgage loan;

●	as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan; or

●
a separate installment obligation for each mortgage loan, representing the Stripped Certificate’s pro rata share of payments of principal and/or interest to be made with respect thereto. Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that such Stripped Certificate, or classes of Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on each such mortgage loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations issued on December 28, 1992 regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

Because of these possible varying characterizations of Stripped Certificates and the resultant differing treatment of income recognition, Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

Reporting Requirements and Backup Withholding

The trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certificateholder or Stripped Certificateholder at any time during such year, such information (prepared on the basis described above) as the trustee deems to be necessary or desirable to enable such certificateholders to prepare their federal income tax returns. Such information will include the amount of original issue discount accrued on certificates held by persons other than certificateholders exempted from the reporting requirements. The amounts required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a certificateholder, other than an original certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates, unless provided otherwise in the applicable prospectus supplement, such reporting will be based upon a representative initial offering price of each class of Stripped Certificates. The trustee will also file such original issue discount information with the IRS. If a certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, 28% backup withholding may be required in respect of any reportable payments, as described above under “Certain Federal Income Tax Consequences for REMIC Certificates—Backup Withholding.”

Final Treasury Regulations establish a reporting framework for interests in “widely held fixed investment trusts” and place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an arrangement classified as an “investment trust” under Treasury Regulations Section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person’s account, (ii) a nominee and (iii) a broker holding an interest for a customer in street name.

Under these regulations, in connection with a grantor trust, the trustee will be required to file Form 1099 (or any successor form) with the IRS with respect to holders of the certificates who are not “exempt recipients” (a term that includes corporations, trusts, securities dealers, middlemen and certain other non-individuals) and do not hold such certificates through a middleman, to report, in accordance with the provisions of the pooling and servicing agreement, the grantor trust’s gross income and, in certain circumstances, unless the trustee reports under the safe harbor as described in the last sentence of this paragraph, if any trust assets were disposed of or certificates are sold in secondary-market sales, the portion of the gross proceeds relating to the trust assets that are attributable to such holder. The same requirements would be imposed on middlemen holding certificates on behalf of holders. Under certain circumstances, the trustee may report under the safe harbor for widely held mortgage trusts, as such term is defined under Treasury Regulations Section 1.671-5.

These regulations also require that the trustee make available information regarding interest income and information necessary to compute any original issue discount to (i) exempt recipients (including middlemen) and non-calendar year taxpayers, upon request, in accordance with the requirements of the regulations and (ii) holders who do not hold their certificates through a middleman. The information must be provided to parties specified in clause (i) on or before the later of the 30th day after the close of the calendar year to which the request relates and 14 days after the receipt of the request.  Notwithstanding the preceding sentence, if the trust fund holds an interest in one or more “widely-held fixed investment trusts” or one or more REMIC regular interests, or both, the information must be provided to parties specified in clause (i) on or before the later of the 44th day after the close of the calendar year to which the request relates and 28 days after the receipt of the request. The information must be provided to parties specified in clause (ii) on or before March 15th of the calendar year for which the statement is being furnished.

Taxation of Certain Foreign Investors

To the extent that a corticated evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or such lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Standard Certificateholder or Stripped Certificateholder on the sale or exchange of such a certificate also will be subject to federal income tax at the same rate.

Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be “portfolio interest” and will be treated in the manner, and such persons will be subject to the same certification requirements, described above under “Certain Federal Income Tax Consequences for REMIC Certificates—Taxation of Certain Foreign Investors—Regular Certificates.”

In addition, Standard Certificateholders or Stripped Certificateholders that are “foreign financial institutions” may be required to provide additional information under FATCA.  See “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Foreign Investors—FATCA”.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. Persons may be subject to an additional 3.8% Medicare Tax on “net investment income”.  See “—Federal Income Tax Consequences for REMIC Certificates—3.8% Medicare Tax on “Net Investment Income””.

Taxation of Classes of Exchangeable Certificates

General

Solely for United States federal income tax purposes, the arrangement established to hold the depositable certificates will be classified as a trust (the “EC Trust”) and the holders of the exchangeable certificates will be treated as owning under Section 671 of the Code the interests in the depositable certificates that underlie their exchangeable certificates.

If an exchangeable certificate is related to a pro rata portion of one or more underlying depositable certificates, then the interests in each depositable certificate underlying the exchangeable certificate will be accounted for separately and will have the same consequences to the holder of the exchangeable certificate as if such interests in the underlying, depositable certificate were held outside the EC Trust.  Except as discussed below under “—Alternative Tax Consequences,” the remaining discussion is based on the assumption that each exchangeable certificate is related to a pro rata portion of one or more underlying certificates.

Acquisition and Disposition

No gain or loss will be realized upon depositing in the EC Trust the depositable certificates underlying an exchangeable certificate.  Regardless of the value of the exchangeable certificate, at the time of deposit, each underlying depositable certificate will have the same basis as it did immediately before the deposit (that is, each depositable certificate will have a separate basis for federal income tax purposes, based on its acquisition costs, adjusted as necessary for accruals of discount and premium and payments on the depositable certificate). If more than one underlying depositable certificate is acquired at the same time (including by acquiring an exchangeable certificate), then the initial cost of the depositable certificates must be determined by apportioning the aggregate cost for the depositable certificates (or the cost of the exchangeable certificate) among the individual depositable certificates based on their relative fair market values on the acquisition date.

No gain or loss will be realized upon withdrawing the depositable certificates underlying an exchangeable certificate from the EC Trust.  Regardless of the value of the exchangeable certificate at the time of withdrawal, each depositable certificate will have the same separate basis as it did immediately before the withdrawal.  If more than one underlying depositable certificate is disposed of at the same time (including by disposing of any exchangeable certificate) such as through sale or exchange, then the amount realized from the sale or exchange of each depositable certificate will be determined by apportioning the aggregate sales proceeds from the depositable certificates (or the sales of proceeds from the exchangeable certificate)  among the individual depositable certificates based on their relative fair market values on the disposition date.

Alternative Tax Consequences

If an exchangeable certificate represents disproportionate ownership of the principal and interest payable on the underlying depositable certificate, then the exchangeable certificate may be subject to special income tax consequences. Specifically, if the depositor of an underlying depositable certificate separately disposes of such exchangeable certificate, then the depositor will be stripping the underlying “bond.” In that case, the sale of the exchangeable certificate and its treatment in the hands of the new holder will be governed by Section 1286 of the Code. In general, the exchangeable certificates will be treated as representing beneficial ownership of a newly issued discount bond. If an exchangeable certificate is subject to treatment as a “stripped bond” or “stripped coupon” under Section 1286 of the Code, then the consequences will also be discussed in the prospectus supplement.  Investors are encouraged to consult their tax advisors regarding the consequences of stripping a bond and owning a stripped bond or stripped coupon.

STATE, LOCAL AND OTHER TAX CONSEQUENCES

In addition to the federal income tax consequences described in “Certain Federal Income Tax Consequences,” potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certificates. State and local tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

CERTAIN ERISA CONSIDERATIONS

General

Sections 404 and 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), impose certain fiduciary requirements and prohibited transaction restrictions on employee pension and welfare benefit plans subject to ERISA (“ERISA Plans”) and on certain other arrangements, including bank collective investment funds and insurance company general and separate accounts in which such ERISA Plans are invested. Section 4975 of the Code imposes essentially the same prohibited transaction restrictions on tax-qualified retirement plans described in Section 401(a) of the Code and on Individual Retirement Accounts described in Section 408 of the Code (collectively with ERISA Plans, “Tax Favored Plans”).

Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) (collectively with Tax Favored Plans, “Plans”) are not subject to ERISA requirements. However, assets of such plans may be subject to the provisions of other applicable federal, state or local law materially similar to the foregoing provisions of ERISA or the Code (“Similar Law”). Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

ERISA generally imposes on fiduciaries of ERISA Plans certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that an ERISA Plan’s investments be made in accordance with the documents governing the ERISA Plan. In addition, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of a Tax Favored Plan and persons (“Parties in Interest” within the meaning of ERISA and “disqualified persons” within the meaning of the Code; collectively, “Parties in Interest”) who have certain specified relationships to the Tax Favored Plan, unless a statutory, regulatory or administrative exemption is available with respect to any such transaction. Pursuant to Section 4975 of the Code, certain Parties in Interest to a prohibited transaction may be subject to a nondeductible 15% per annum excise tax on the amount involved in such transaction, which excise tax increases to 100% if the Party in Interest involved in the transaction does not correct such transaction during the taxable period. In addition, such Party in Interest may be subject to a penalty imposed pursuant to Section 502(i) of ERISA. The United States Department of Labor (“DOL”) and participants, beneficiaries and fiduciaries of ERISA Plans may generally enforce violations of ERISA, including the prohibited transaction provisions. If the prohibited transaction amounts to a breach of fiduciary responsibility under ERISA, a 20% civil penalty may be imposed on the fiduciary or other person participating in the breach.

Plan Asset Regulations

Certain transactions involving the trust fund, including a Plan’s investment in offered certificates, might be deemed to constitute prohibited transactions under ERISA, the Code or Similar Law if the underlying Mortgage Assets and other assets included in a related trust fund are deemed to be assets of such Plan. Section 2510.3-101 of the DOL regulations (as modified by Section 3(42) of ERISA, the “Plan Asset Regulations”) defines the term “Plan Assets” for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code. Under the Plan Asset Regulations, generally, when a Tax Favored Plan acquires an equity interest in an entity, the Tax Favored Plan’s assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by “benefit plan investors” (i.e., Tax Favored Plans and entities which are deemed to hold plan assets by virtue of a Tax Favored Plan’s investment in such entities) is not “significant,” both as defined therein. For this purpose, in general, equity participation by benefit plan investors will be “significant” on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. Equity participation in a trust fund will be significant on any date if immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

The prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code may apply to a trust fund and cause the depositor, the master servicer, any special servicer, any sub-servicer, any manager, the trustee, the obligor under any credit enhancement mechanism or certain affiliates thereof to be considered or become Parties in Interest with respect to an investing Tax Favored Plan (or of a Tax Favored Plan holding an interest in an investing entity). If so, the acquisition or holding of certificates by or on behalf of the investing Tax Favored Plan could also give rise to a prohibited transaction under ERISA or the Code, unless some statutory, regulatory or administrative exemption is available. Certificates acquired by a Tax Favored Plan may be assets of that Tax Favored Plan. Under the Plan Asset Regulations, the trust fund, including the mortgage assets and the other assets held in the trust fund, may also be deemed to be Plan Assets of each Tax Favored Plan that acquires certificates. Special caution should be exercised before Plan Assets are used to acquire a certificate in such circumstances, especially if, with respect to such assets, the depositor, the master servicer, any special servicer, any sub-servicer, any manager, the trustee, the obligor under any credit enhancement mechanism or an affiliate thereof either:

●	has investment discretion with respect to the investment of Plan Assets; or

●
has authority or responsibility to give (or regularly gives) investment advice with respect to Plan Assets for a fee pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such Plan Assets.

Any person who has discretionary authority or control respecting the management or disposition of Plan Assets, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of the investing Tax Favored Plan. If the mortgage assets and other assets included in a trust fund constitute Plan Assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer, any special servicer, any sub-servicer, the trustee, the obligor under any credit enhancement mechanism, or certain affiliates thereof may be deemed to be a “fiduciary” of the Tax Favored Plan and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code with respect to the investing Tax Favored Plan. In addition, if the mortgage assets and other assets included in a trust fund constitute Plan Assets, the purchase of certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA or the Code or a violation of Similar Law.

The Plan Asset Regulations provide that where a Tax Favored Plan acquires a “guaranteed governmental mortgage pool certificate,” the Plan’s assets include such certificate but do not solely by reason of the Tax Favored Plan’s holdings of such certificate include any of the mortgages underlying such certificate. The Plan Asset Regulations include in the definition of a “guaranteed governmental mortgage pool certificate” FHLMC Certificates, GNMA Certificates, FNMA Certificates and FAMC Certificates. Accordingly, even if such MBS included in a trust fund were deemed to be assets of Plan investors, the mortgages underlying such MBS would not be treated as assets of such Tax Favored Plans. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not “guaranteed governmental mortgage pool certificates” within the meaning of the Plan Asset Regulations. Potential Plan investors should consult their counsel and review the ERISA discussion in the related prospectus supplement before purchasing any such certificates.

Prohibited Transaction Exemptions

The DOL granted an individual exemption, DOL Final Authorization Number 97-03E, as amended by Prohibited Transaction Exemption 2013-08 (the “Exemption”), to Deutsche Bank Securities, Inc. (“DBSI”) which generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Section 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools and the initial purchase, holding and subsequent resale of mortgage pass-through certificates underwritten by an Underwriter (as hereinafter defined), provided that certain conditions set forth in the Exemption are satisfied. For purposes of this Section “Certain ERISA Considerations,” the term “Underwriter” shall include (a) DBNY and DBSI, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with DBNY and DBSI and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager with respect to a class of certificates.

The Exemption sets forth five general conditions which must be satisfied for the Exemption to apply. The conditions are as follows:

first, the acquisition of certificates by a Tax Favored Plan or with Plan Assets must be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party;

second, the certificates at the time of acquisition by a Tax Favored Plan or with Plan Assets must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”);

third, the trustee cannot be an affiliate of any member of the Restricted Group, other than an Underwriter; the “Restricted Group” consists of any Underwriter, the depositor, the trustee, the master servicer, any special servicer, any sub-servicer, any party that is considered a “sponsor” within the meaning of the Exemption, any swap counterparty and any obligor with respect to assets included in the trust fund constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust fund as of the date of initial issuance of the certificates;

fourth, the sum of all payments made to and retained by the Underwriter(s) must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the related trust fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the master servicer and any sub-servicer must represent not more than reasonable compensation for such person’s services under the related Pooling Agreement and reimbursement of such person’s reasonable expenses in connection therewith; and

fifth, the Exemption states that the investing  Tax Favored Plan or Plan Asset investor must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

The Exemption also requires that the trust fund meet the following requirements:

●	the trust fund must consist solely of assets of the type that have been included in other investment pools;

●
certificates evidencing interests in such other investment pools must have been rated in one of the four highest categories by at least one Exemption Rating Agency for at least one year prior to the acquisition of certificates by or on behalf of a Tax Favored Plan or with Plan Assets; and

●
certificates evidencing interests in such other investment pools must have been purchased by investors other than Tax Favored Plans for at least one year prior to any acquisition of certificates by or on behalf of a Tax Favored Plan or with Plan Assets.

A fiduciary of a Tax Favored Plan or any person investing Plan Assets intending to purchase a certificate should make its own determination that the conditions set forth above will be satisfied with respect to such certificate.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of certificates by a Tax Favored Plan or with Plan Assets. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes of the certificates, an Excluded Plan is a Tax Favored Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with:

●
the direct or indirect sale, exchange or transfer of certificates in the initial issuance of certificates between the depositor or an Underwriter and a Tax Favored Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan Assets in the certificates is (a) a mortgagor with respect to 5% or less of the fair market value of the trust fund or (b) an affiliate of such a person;

●	the direct or indirect acquisition or disposition in the secondary market of certificates by a Tax Favored Plan; and

●	the holding of certificates by a Tax Favored Plan or with Plan Assets.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407 of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the trust fund. The depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied with respect to the Certificates so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code) for transactions in connection with the servicing, management and operation of the trust fund, provided that the general conditions of the Exemption are satisfied.

The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if such restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Tax Favored Plan by virtue of providing services to the Tax Favored Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Tax Favored Plan’s ownership of certificates.

Because the exemptive relief afforded by the Exemption (or any similar exemption under Similar Law) will not apply to the purchase, sale or holding of certain certificates, such as Residual Certificates or any certificates (“ERISA Restricted Certificates”) which are not rated in one of the four highest generic rating categories by at least one Exemption Rating Agency, transfers of such certificates to a Plan, to a trustee or other person acting on behalf of any Plan, or to any other person investing Plan Assets to effect such acquisition will not be registered by the trustee unless the transferee provides the depositor, the trustee and the master servicer with an opinion of counsel satisfactory to the depositor, the trustee and the master servicer, which opinion will not be at the expense of the depositor, the trustee or the master servicer, that the purchase of such certificates by or on behalf of such Plan is permissible under applicable law, will not constitute or result in any nonexempt prohibited transaction under ERISA or Section 4975 of the Code or Similar Law and will not subject the depositor, the trustee or the master servicer to any obligation in addition to those undertaken in the applicable Pooling Agreement.

In lieu of such opinion of counsel with respect to ERISA Restricted Certificates, the transferee may provide a certification substantially to the effect that the purchase of ERISA Restricted Certificates by or on behalf of such Plan is permissible under applicable law, will not constitute or result in any nonexempt prohibited transaction under ERISA or Section 4975 of the Code, will not subject the depositor, the trustee or the master servicer to any obligation in addition to those undertaken in the applicable Pooling Agreement and the following conditions are satisfied:

●
the transferee is an insurance company and the source of funds used to purchase such ERISA Restricted Certificates is an “insurance company general account” (as such term is defined in PTCE 95-60); and

●	the conditions set forth in Sections I and III of PTCE 95-60 (or the conditions of a similar exemption under Similar Law) have been satisfied; and

●
there is no Tax Favored Plan with respect to which the amount of such general account’s reserves and for contracts held by or on behalf of such Tax Favored Plan and all other Tax Favored Plans maintained by the same employer (or any “affiliate” thereof, as defined in PTCE 95-60) or by the same employee organization exceed 10% of the total of all reserves and liabilities of such general account (as determined under PTCE 95-60) as of the date of the acquisition of such ERISA Restricted Certificates.

The purchaser or any transferee of any interest in an ERISA Restricted Certificate or Residual Certificate that is not a definitive certificate, by the act of purchasing such certificate, shall be deemed to represent that it is not a Plan or directly or indirectly purchasing such certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan (other than, in the case of an ERISA Restricted Certificate, a purchaser providing the opinion of counsel described above or using the assets of an insurance company general account under the conditions described above). The ERISA Restricted Certificates and Residual Certificates will contain a legend describing such restrictions on transfer and the Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void.

There can be no assurance that any DOL exemption or similar exemption under Similar Law will apply with respect to any particular Plan that acquires the certificates or, even if all the conditions specified therein were satisfied, that any such exemption would apply to all transactions involving the trust fund. Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA, the Code and Similar Law and the potential consequences to their specific circumstances prior to making an investment in the certificates. Neither the depositor, the trustee, the master servicer nor any of their respective affiliates will make any representation to the effect that the certificates satisfy all legal requirements with respect to the investment therein by Plans generally or any particular Plan or to the effect that the certificates are an appropriate investment for Plans generally or any particular Plan.

Before purchasing a certificate (other than an ERISA Restricted Certificate or Residual Certificate), a fiduciary of a Tax Favored Plan should itself confirm that (a) all the specific and general conditions set forth in the Exemption would be satisfied and (b) the certificate constitutes a “security” for purposes of the Exemption. In addition, a fiduciary of a Tax Favored Plan should consider its general fiduciary obligations under ERISA in determining whether to purchase a certificate on behalf of a Tax Favored Plan. Finally, a fiduciary of a Tax Favored Plan should consider the fact that the DOL, in granting the Exemption, may not have had under its consideration interests in pools of the exact nature of some of the certificates described herein.  A fiduciary of a Plan subject to Similar Law should consult with its advisors regarding the need for and the availability of exemptive relief under Similar Law.

Tax Exempt Investors

A Plan that is exempt from federal income taxation pursuant to Section 501 of the Code (a “Tax Exempt Investor”) nonetheless will be subject to federal income taxation to the extent that its income is “unrelated business taxable income” (“UBTI”) within the meaning of Section 512 of the Code. All “excess inclusions” of a REMIC allocated to a Residual Certificate held by a Tax-Exempt Investor will be considered UBTI and thus will be subject to federal income tax. See “Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Residual Certificates—Limitations on Offset or Exemption of REMIC Income.”

LEGAL INVESTMENT

If so specified in the related prospectus supplement, certain classes of certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Generally, the only classes of certificates that qualify as “mortgage related securities” will be those that:

●
are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization (“NRSRO”), as such term is defined in Section 3(a)(62) of the Exchange Act; and

●	are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

While Section 939(e) of the Dodd-Frank Wall Street Reform and Consumer Protection Act amended SMMEA, effective July 21, 2012, so as to require the SEC to establish creditworthiness standards by that date in substitution for the foregoing ratings test, the SEC has neither proposed nor adopted a rule establishing new creditworthiness standards for purposes of SMMEA as of the date of this Prospectus.  However, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgaged related security” is a security that is rated in one of the two highest rating categories by at least one NRSRO.  Depending on the standards of creditworthiness that are ultimately established by the SEC, it is possible that certain classes of certificates specified to be “mortgage related securities” for purposes of SMMEA in the related prospectus supplement, may no longer qualify as such as of the time such new standards are effective.

The appropriate characterization of the certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the certificates, are subject to significant interpretive uncertainties.  Except as to the status of the certificates under SMMEA, no representations are made as to the proper characterization of the certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any certificates under applicable legal investment restrictions.  Further, any ratings downgrade of a class of certificates by an NRSRO to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class of certificates.  The uncertainties described above (an any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the certificates) may adversely affect the liquidity and market value of the certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the certificates constitute legal investments or are subject to investment, capital, or other regulatory restrictions.

USE OF PROCEEDS

The net proceeds to be received from the sale of the certificates of any series will be applied by the depositor to the purchase of the assets of the trust fund or will be used by the depositor to cover expenses related thereto. The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

METHOD OF DISTRIBUTION

The certificates offered by this prospectus and by the related prospectus supplements will be offered in series, each consisting of one or more classes of certificates, through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series, including the initial public offering or purchase price of each class or the method by which the price will be determined, and the net proceeds to the depositor from such sale.

The depositor intends that offered certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. Such methods are as follows:

1.      By negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

2.      By placements by the depositor with institutional investors through dealers; and

3.      By direct placements by the depositor with institutional investors.

In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the related mortgage assets that would comprise the trust fund for such certificates.

If underwriters are used in a sale of any offered certificates (other than in connection with an underwriting on a best efforts basis), such certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be set forth on the cover of the prospectus supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such prospectus supplement.

In connection with the sale of offered certificates, underwriters may receive compensation from the depositor or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the offered certificates may be deemed to be underwriters in connection with such certificates, and any discounts or commissions received by them from the depositor and any profit on the resale of offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act.  The related prospectus supplement will describe any discounts, concessions or commissions to be allowed or paid by the depositor to the underwriters, any other items constituting underwriting compensation, and any discounts and commissions to be allowed or paid to the dealers.

If so specified in the related prospectus supplement, the offered certificates may be underwritten by Deutsche Bank Securities Inc., acting as sole underwriter or together with such other underwriters as may be named in the prospectus supplement, or Deutsche Bank Securities Inc. may act as a dealer with regard to the offered certificates.  The depositor is an affiliate of Deutsche Bank Securities Inc. and, as such, Deutsche Bank Securities Inc. will have potential conflicts of interest in underwriting or acting as a dealer with regard to any offered certificates.  Any potential conflicts of interest pertaining to Deutsche Bank Securities Inc., any of the other underwriters of the offered certificates, and their respective affiliates will be described in the related prospectus supplement.

It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the depositor will indemnify the several underwriters and the underwriters will indemnify the depositor against certain civil liabilities, including liabilities under the Securities Act or will contribute to payments required to be made in respect thereof.

The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the depositor and purchasers of offered certificates of such series.

The depositor anticipates that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard prior to any such reoffer or sale.

All or part of any class of offered certificates may be acquired by the depositor or by an affiliate of the depositor in a secondary market transaction or from an affiliate. Such offered certificates may then be included in a trust fund, the beneficial ownership of which will be evidenced by one or more classes of mortgage-backed certificates, including subsequent series of certificates offered pursuant to this prospectus and a prospectus supplement.

As to any series of certificates, only those classes rated in an investment grade rating category by any NRSRO will be offered hereby. Any unrated class may be initially retained by the depositor, and may be sold by the depositor at any time to one or more institutional investors.

If and to the extent required by applicable law or regulation, this prospectus will be used by an underwriter in connection with offers and sales related to market-making transactions in the offered certificates with respect to which such underwriter acts as principal. An underwriter may also act as agent in such transactions. Sales may be made at negotiated prices determined at the time of sales.

LEGAL MATTERS

Certain legal matters in connection with the certificates of each series, including certain federal income tax consequences, will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP or such other firm as may be specified in the related prospectus supplement.

FINANCIAL INFORMATION

A new trust fund will be formed with respect to each series of certificates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this Prospectus or in the related prospectus supplement. The depositor has determined that its financial statements will not be material to the offering of any offered certificates.

RATING

It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one NRSRO.

Other NRSRO that have not been engaged to rate any class of offered certificates may issue unsolicited credit ratings on one or more classes of offered certificates.

Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of interest-only might, in extreme cases fail to recoup their initial investments. Furthermore, ratings on mortgage pass-through certificates do not address the price of such certificates or the suitability of such certificates to the investor.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning NRSRO. Each security rating should be evaluated independently of any other security rating.

INDEX OF DEFINED TERMS

		Equity Participation	36
1		ERISA	122
		ERISA Plans	122
1986 Act	94	ERISA Restricted Certificates	125
		Excess Funds	46
A		Excess Servicing	115
		Exchange Act	39
Accrual Certificates	48	Exemption	123
Accrued Certificate Interest	48	Exemption Rating Agency	124
Act	86
ADA	89	F
Affiliate	125
ARM Loans	37	FAMC	38
Available Distribution Amount	47	FHLMC	38
		Financial Intermediary	53
B		FNMA	38

Bankruptcy Code	79	G
Book-Entry Certificates	47
		GACC	30
C		Garn Act	88
		GNMA	38
Cash Flow Agreement	40
Certificate Account	39	I
Certificate Balance	49
Certificate Owner	53	Insurance Proceeds	62
CMBS	31	IRS	65, 91
Code	91
Companion Class	49	L
Controlled Amortization Class	49
CPR	43	Letter of Credit Bank	75
Credit Support	40, 74	Liquidation Proceeds	62
Cut-off Date	49	Loan-to-Value Ratio	35
		Lock-out Date	36
D		Lock-out Period	36

DBBM	31	M
DBMC	31
DBSI	123	MBS	32
Debt Service Coverage Ratio	34	MBS Agreement	38
Definitive Certificates	47	MBS Issuer	38
Determination Date	41, 47	MBS Servicer	38
Disqualified Organization	105	MBS Trustee	38
Distribution Date Statement	51
DOL	122	N
DTC	53
DTC Participants	53	Net Leases	35
Due Period	41	Net Operating Income	34
Due-on-Sale	80	Nonrecoverable Advance	50

E		O

EC Trust	120	OID Regulations	94
Electing Large Partnership	105

P		Securities Act	38
		Similar Law	122
Parties in Interest	122	SMMEA	126
Pass-Through Entity	105	SPA	43
Patriot Act	90	Standard Certificateholder	113
Percentage Interest	47	Standard Certificates	113
Permitted Investments	62	Stripped Certificateholder	118
Plan Asset Regulations	122	Stripped Certificates	113, 114
Plan Assets	122	Stripped Certificates	116
Plans	122
Pooling Agreement	57	T
Prepayment Assumption	95
Prepayment Interest Shortfall	41	Tax Exempt Investor	126
Prepayment Premium	36	Tax Favored Plans	122
Purchase Price	58	Termination Events	70
		Title V	88
R		Treasury	91

Record Date	47	U
Regular Certificateholder	94
Regular Certificates	91, 112	UBTI	126
Related Proceeds	50	UCC	77
Relief Act	89	Underwriter	123
REMIC	91
REMIC Certificates	91	V
REMIC Pool	91
REMIC Regulations	91	Value	35
REO Property	60	Voting Rights	52
Requirements	90
Residual Certificateholders	101	W

S		Warranting Party	59

SEC	53

[THIS PAGE IS INTENTIONALLY LEFT BLANK]

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this free writing prospectus. You must not rely on any unauthorized information or representations. This free writing prospectus and the attached prospectus is an offer to sell only the offered certificates, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this free writing prospectus is current only as of its date.

$1,354,402,000 (Approximate)

Deutsche Bank Securities

Jefferies

UBS Securities LLC

Natixis Securities Americas LLC

Drexel Hamilton

COMM 2015-PC1 Mortgage Trust

Commercial Mortgage
Pass-Through Certificates

FREE WRITING PROSPECTUS

EXECUTIVE SUMMARY	15
SUMMARY	18
RISK FACTORS	57
THE SPONSORS, MORTGAGE LOAN SELLERS AND ORIGINATORS	148
THE DEPOSITOR	179
THE ISSUING ENTITY	180
THE SERVICERS	181
THE TRUSTEE	190
THE CERTIFICATE ADMINISTRATOR AND CUSTODIAN	193
PAYING AGENT, CERTIFICATE REGISTRAR, CUSTODIAN AND
AUTHENTICATING AGENT	196
THE OPERATING ADVISOR	196
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	197
DESCRIPTION OF THE MORTGAGE POOL	199
DESCRIPTION OF THE OFFERED CERTIFICATES	233
YIELD AND MATURITY CONSIDERATIONS	265
THE POOLING AND SERVICING AGREEMENT	272
MATERIAL FEDERAL INCOME TAX CONSEQUENCES	337
CERTAIN STATE AND LOCAL TAX CONSIDERATIONS	340
ERISA CONSIDERATIONS	340
LEGAL INVESTMENT	343
LEGAL MATTERS	343
RATINGS	343
LEGAL ASPECTS OF MORTGAGE LOANS IN CALIFORNIA	345
INDEX OF DEFINED TERMS	347

ANNEX A-1 – CERTAIN CHARACTERISTICS OF THE MORTGAGE
LOAN	A-1-1
ANNEX A-2 – CERTAIN POOL CHARACTERISTICS OF THE
MORTGAGE LOANS AND MORTGAGED PROPERTIES	A-2-1
ANNEX A-3 – CLASS A-SB PLANNED PRINCIPAL BALANCE
SCHEDULE	A-3-1
ANNEX B – DESCRIPTION OF THE TOP 20 MORTGAGE LOANS	B-1
ANNEX C – GLOBAL CLEARANCE, SETTLEMENT AND TAX
DOCUMENTATION PROCEDURES	C-1
ANNEX D – DECREMENT TABLES	D-1
ANNEX E – PRICE/YIELD TABLES	E-1
ANNEX F – MORTGAGE LOAN SELLER REPRESENTATIONS AND
WARRANTIES	F-1
ANNEX G – EXCEPTIONS TO MORTGAGE LOAN SELLER
REPRESENTATIONS AND WARRANTIES	G-1
ANNEX H – AMORTIZATION SCHEDULE FOR THE H MORTGAGE
LOAN	H
ANNEX H-1 – AMORTIZATION SCHEDULE FOR THE 760 & 800
WESTCHESTER AVENUE MORTGAGE LOAN	H-1
ANNEX H-2 – AMORTIZATION SCHEDULE FOR THE 7 ELEVEN &
WALGREENS PORTFOLIO MORTGAGE LOAN	H-2
		FREE WRITING PROSPECTUS
PROSPECTUS
SUMMARY OF PROSPECTUS	1
RISK FACTORS	10
THE SPONSOR	30	July , 2015
OTHER SPONSORS, MORTGAGE LOAN SELLERS AND ORIGINATORS	31
THE DEPOSITOR	31
DESCRIPTION OF THE TRUST FUNDS	31
YIELD AND MATURITY CONSIDERATIONS	40
DESCRIPTION OF THE CERTIFICATES	46
DESCRIPTION OF THE POOLING AGREEMENTS	57
DESCRIPTION OF CREDIT SUPPORT	74
CASH FLOW AND DERIVATIVES AGREEMENTS	76
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS	76
CERTAIN FEDERAL INCOME TAX CONSEQUENCES	90
FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES	91
FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS TO
WHICH NO REMIC ELECTION IS MADE	113
STATE, LOCAL AND OTHER TAX CONSEQUENCES	121
CERTAIN ERISA CONSIDERATIONS	122
LEGAL INVESTMENT	126
USE OF PROCEEDS	127
METHOD OF DISTRIBUTION	127
LEGAL MATTERS	128
FINANCIAL INFORMATION	129
RATING	129
INDEX OF DEFINED TERMS	130